As filed with the Securities and Exchange Commission on April 21, 2020

Registration No. 333-236431

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

PRE-EFFECTIVE AMENDMENT NO. 1

TO

FORM S-3/A

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

AXA Equitable Life Insurance Company

(Exact name of registrant as specified in its charter)

New York

(State or other jurisdiction of incorporation or organization)

13-5570651

(I.R.S. Employer Identification No.)

1290 Avenue of the Americas, New York, New York 10104

(212)554-1234

(Address, including zip code, and telephone number, including area code,

of registrant’s principal executive offices)

SHANE DALY

VICE PRESIDENT AND ASSOCIATE GENERAL COUNSEL

AXA Equitable Life Insurance Company

1290 Avenue of the Americas, New York, New York 10104

(212)554-1234

(Name, address, including zip code, and telephone number,

including area code, of agent for service)

Approximate date of commencement of proposed sale to the public: As soon after the effective date of this Registration Statement as is practicable.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  [ ]

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  [X]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act Registration statement number of the earlier effective registration statement for the same offering.  [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  [ ]

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the commission pursuant to Rule 462(e) under the Securities Act, check the following box.  [ ]

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  [ ]

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer”, “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	[ ]	Accelerated filer	[ ]
Non-accelerated filer	☒	Smaller reporting company	[ ]
Emerging growth company	[ ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  [ ]

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be registered (1)	Proposed maximum offering price per unit	Proposed maximum aggregate offering price (1)	Amount of registration fee (2)
Market value Adjustment Interests under Flexible Premium Annuity Contracts	$539,243,639	NA	NA	$69,994

(1)

An indeterminate number or amount of interests in the Market Value Adjustment Interests under Flexible Premium Annuity Contracts that may from time to time be issued at indeterminate prices, in U.S. dollars. Units of interest are only sold in U.S. dollar amounts. In no event will the aggregate maximum offering price of all securities issued pursuant to this registration statement exceed $539,243,639.

(2)

Prior to the filing of this Registration Statement, $539,243,639 of securities of the registrant remained registered and unsold, pursuant to Registration Statement File No. 333-216769 on Form S-3, which was filed with the Commission on April 18, 2017 , and are being carried forward pursuant to Rule 415(a)(6).

Pursuant to Rule 429 under the Securities Act of 1933, the prospectus(es) contained herein also relate(s) to Registration Statement

No. 333-216769. Upon effectiveness, this Registration Statement, which is a new Registration Statement, will also act as a post-effective amendment to such earlier Registration Statement.

Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE

Registrant is filing this registration statement for the sole purpose of carrying forward the total dollar amount of unsold securities previously registered on Form S-3 to this Registration Statement. Market value adjustment interests under deferred variable annuity contracts previously described in the prospectuses contained in this registration statement and in certain other prospectuses that are contained in Registrant’s currently-effective Form S-3 registration statement (File No. 333-216769). Registrant includes herein the prospectuses and supplements thereto, that have been filed in that registration statement.

EQUI-VEST®

Employer-Sponsored Retirement Plans

Prospectus dated May 1, 2020

Please read and keep this prospectus for future reference. It contains important information that you should know before purchasing or taking any other action under your contract. This prospectus supersedes all prior prospectuses and supplements. You should read the prospectuses for each Trust which contain important information about the portfolios.

What is EQUI-VEST®?

EQUI-VEST® is a deferred annuity contract issued by Equitable Financial Life Insurance Company (the “Company”, “we”, “our” and “us”), formerly AXA Equitable Life Insurance Company. It provides for the accumulation of retirement savings and for income. The contract also offers death benefit protection and a number of payout options. You invest to accumulate value on a tax-deferred basis in one or more of our variable investment options and our guaranteed interest option or in our fixed maturity options (“investment options”).

This prospectus is a disclosure document and describes all of the contract’s material features, benefits, rights and obligations, as well as other information. The description of the contract’s material provisions in this prospectus is current as of the date of this prospectus. If certain material provisions under the contract are changed after the date of this prospectus in accordance with the contract, those changes will be described in a supplement to this prospectus. You should carefully read this prospectus in conjunction with any applicable supplements. The contract should also be read carefully.

Each of these contracts may not currently be available in all states.

Variable investment options

Fixed income

•	1290 VT High Yield Bond
•	American Funds Insurance Series® Bond Fund
•	EQ/Core Bond Index
•	EQ/Core Plus Bond(1)
•	EQ/Global Bond PLUS
•	EQ/Intermediate Government Bond
•	EQ/Money Market
•	EQ/PIMCO Global Real Return
•	EQ/PIMCO Ultra Short Bond
•	EQ/Quality Bond PLUS
•	Invesco V.I. High Yield
•	Ivy VIP High Income
•	Multimanager Core Bond

Domestic Equity

•	1290 VT Equity Income
•	1290 VT GAMCO Mergers & Acquisitions
•	1290 VT GAMCO Small Company Value
•	1290 VT Small Cap Value(2)
•	1290 VT Socially Responsible
•	EQ/400 Managed Volatility
•	EQ/500 Managed Volatility
•	EQ/2000 Managed Volatility
•	EQ/AB Small Cap Growth
•	EQ/American Century Mid Cap Value(2)(3)
•	EQ/BlackRock Basic Value Equity
•	EQ/Capital Group Research(1)(2)
•	EQ/ClearBridge Large Cap Growth
•	EQ/ClearBridge Select Equity Managed Volatility
•	EQ/Common Stock Index
•	EQ/Equity 500 Index
•	EQ/Fidelity® Institutional AM® Large Cap
•	EQ/Franklin Small Cap Value Managed Volatility
•	EQ/Goldman Sachs Mid Cap Value
•	EQ/Invesco Comstock
•	EQ/Janus Enterprise(2)
•	EQ/JPMorgan Value Opportunities
•	EQ/Large Cap Core Managed Volatility
•	EQ/Large Cap Growth Index
•	EQ/Large Cap Growth Managed Volatility
•	EQ/Large Cap Value Index
•	EQ/Large Cap Value Managed Volatility
•	EQ/Loomis Sayles Growth
•	EQ/MFS® Mid Cap Focused Growth
•	EQ/MFS® Technology
•	EQ/MFS® Utilities
•	EQ/Mid Cap Index
•	EQ/Mid Cap Value Managed Volatility
•	EQ/Morgan Stanley Small Cap Growth(2)
•	EQ/Small Company Index
•	EQ/T. Rowe Price Growth Stock
•	EQ/Wellington Energy
•	Invesco V.I. Mid Cap Core Equity
•	Invesco V.I. Small Cap Equity
•	Ivy VIP Small Cap Growth
•	MFS® Investors Trust
•	MFS® Massachusetts Investors Growth Stock
•	Multimanager Aggressive Equity
•	Multimanager Technology
•	VanEck VIP Global Hard Assets

International/Global

•	1290 VT SmartBeta Equity(2)
•	EQ/Emerging Markets Equity PLUS
•	EQ/Global Equity Managed Volatility
•	EQ/International Core Managed Volatility
•	EQ/International Equity Index
•	EQ/International Managed Volatility
•	EQ/International Value Managed Volatility
•	EQ/Invesco Global(1)
•	EQ/Invesco Global Real Estate
•	EQ/Invesco International Growth
•	EQ/Lazard Emerging Markets Equity
•	EQ/MFS® International Growth
•	EQ/MFS® International Intrinsic Value(1)

Asset Allocation

•	1290 VT DoubleLine Dynamic Allocation
•	EQ/AB Dynamic Moderate Growth
•	EQ/Aggressive Allocation
•	EQ/Aggressive Growth Strategy(2)
•	EQ/All Asset Growth Allocation(1)
•	EQ/Balanced Strategy
•	EQ/Conservative Allocation
•	EQ/Conservative Growth Strategy
•	EQ/Conservative-Plus Allocation
•	EQ/Conservative Strategy
•	EQ/Franklin Balanced Managed Volatility
•	EQ/Moderate Allocation
•	EQ/Moderate Growth Strategy
•	EQ/Moderate-Plus Allocation
•	Target 2015 Allocation
•	Target 2025 Allocation
•	Target 2035 Allocation
•	Target 2045 Allocation
•	Target 2055 Allocation

(1)

This is the variable investment option’s new name. Please see “Portfolios of the Trusts” later in this prospectus for the variable investment option’s former name which may continue to be used in certain documents for a period of time after the date of this prospectus.

(2)

This is the surviving variable investment option of a Portfolio merger. Please see “Portfolios of the Trust” later in this prospectus for the name of the acquired variable investment option which may continue to be used in certain documents for a period of time after the date of this prospectus.

You may allocate amounts to the variable investment options, under your choice of investment method subject to any restrictions. Each variable investment option is a subaccount of Separate Account A. Each variable investment option, in turn, invests in a corresponding securities portfolio (“portfolio”) that is part of one of the trusts (the “Trusts”). Your investment results in a variable investment option will depend on the investment performance of the related portfolio. You may also allocate amounts to the guaranteed interest option and the fixed maturity options, which are discussed later in this prospectus.

Types of contracts.  For existing and new contract owners, we offer different “series” of contracts for use as:

Employer-funded traditional individual retirement annuities (“IRAs”):

•	A simplified employee pension plan (“SEP”) sponsored by an employer.

The Securities and Exchange Commission (“SEC”) has not approved or disapproved these securities or determined if this prospectus is accurate or complete. Any representation to the contrary is a criminal offense. The contracts are not insured by the FDIC or any other agency. They are not deposits or other obligations of any bank and are not bank guaranteed. They are subject to investment risks and possible loss of principal.

EV-Employer Sponsored Retirement Plans (IF/NB)
#831143

•

SEPs funded by salary reduction arrangements (“SARSEPs”) for plans established by employers before January 1, 1997. Although we still issue these contracts to employees whose employer’s plans enrolled on this basis, plans of this type are no longer available under EQUI-VEST® to new employer groups without existing plans.

•	SIMPLE IRAs funded by employee salary reduction and employer contributions.

Other employer-sponsored contracts:

•

Trusteed contracts to fund defined contribution “HR-10” or “Keogh” plans of employers who are sole proprietorships, partnerships, or business trusts, or plans of corporations, including non-profit organizations and states or local governmental entities.

•	Annuitant-Owned contracts to fund defined contribution HR-10 or Keogh plans.

•	An Internal Revenue Code Section 403(b) Tax-Sheltered Annuity (basic “TSA”) for public schools and nonprofit entities under Internal Revenue Code Section 501(c)(3).

•	A TSA annuity issued to participants of TSA plans generally sponsored by universities (“University TSA”) that prohibits loans and has restrictions not included in a basic TSA.

•	To fund Internal Revenue Code Section 457 employee deferred compensation (“EDC”) plans of state and municipal governments and tax-exempt organizations.

Minimum contribution amounts of $20 may be made under the contract.

Registration statements relating to this offering have been filed with the SEC. The statement of additional information (“SAI”) dated May 1, 2020, is a part of one of the registration statements. The SAI is available free of charge. You may request one by writing to our processing office at P.O. Box 4956, Syracuse, NY 13221-4956 or calling (800) 628-6673. The SAI has been incorporated by this reference into this prospectus. This prospectus and the SAI can also be obtained from the SEC’s website at www.sec.gov. The table of contents for the SAI appears at the back of this prospectus.

Although this prospectus is primarily designed for potential purchasers of the contract, you may have previously purchased a contract and are receiving this prospectus as a current contract owner. If you are a current contract owner, you should note that the options, features and charges of the contract may have varied over time and may vary depending on your state. For more information about the particular options, features and charges applicable to you, please contact your financial professional and/or refer to your contract and/or see Appendix III.

Electronic delivery of shareholder reports (pursuant to Rule 30e-3).  Beginning on January 1, 2021, as permitted by regulations adopted by the SEC, paper copies of the shareholder reports for portfolio companies available under your contract will no longer be sent by mail, unless you specifically request paper copies of the reports from the Company or from your financial intermediary. Instead, the reports will be made available on a website, and you will be notified by mail each time a report is posted and provided with a website link to access the report.

If you already elected to receive shareholder reports electronically, you will not be affected by this change and you need not take any action. You may elect to receive shareholder reports and other communications electronically from the Company by calling (800) 628-6673 or by calling your financial intermediary.

You may elect to receive all future reports in paper free of charge. You can inform the Company or your financial intermediary that you wish to continue receiving paper copies of your shareholder reports by calling (877) 522-5035, by sending an email request to EquitableFunds@dfinsolutions.com or by calling your financial intermediary. Your election to receive reports in paper will apply to all portfolio companies available under your contract.

Contents of this Prospectus

Index of key words and phrases	5
The Company	7
How to reach us	8
EQUI-VEST® contracts for employer-sponsored retirement plans at a glance — key features	11

Fee table	13

Examples	14
EQUI-VEST® series 100 and 200 contracts — For TSA, University TSA, SEP, SARSEP, EDC and Annuitant-Owned HR-10 contracts:	15
EQUI-VEST® series 200 Trusteed contracts	15
EQUI-VEST® series 300 contracts	15
EQUI-VEST® series 400 contracts	15
Condensed financial information	15

1. Contract features and benefits	16
How you can purchase and contribute to your contract	16
Owner and annuitant requirements	18
How you can make your contributions	18
What are your investment options under the contract?	19
Portfolios of the Trusts	20
Selecting your investment method	33
ERISA considerations for employers	34
Allocating your contributions	34
Your right to cancel within a certain number of days	35

2. Determining your contract’s value	36
Your account value and cash value	36
Your contract’s value in the variable investment options	36
Your contract’s value in the guaranteed interest option	36
Your contract’s value in the fixed maturity options	36
Insufficient account value	36

3. Transferring your money among investment options	37
Transferring your account value	37
Disruptive transfer activity	37
Automatic transfer options	38
Investment simplifier	38
Rebalancing your account value	39
Optional Semester Strategies program (For Series 100 and Series 200 TSA and EDC contracts only)	40

When we address the reader of this prospectus with words such as “you” and “your,” we mean the person who has the right or responsibility that the prospectus is discussing at that point. This is usually the contract owner.

When we use the word “contract” it also includes certificates that are issued under group contracts in some states.

4. Accessing your money	42
Withdrawing your account value	42
How withdrawals are taken from your account value	43
Loans under TSA, governmental employer EDC and Corporate Trusteed contracts	44
Texas ORP participants	44
Termination	45
When to expect payments	45
Your annuity payout options	45

5. Charges and expenses	47
Charges that the Company deducts	47
Charges under the contracts	47
For all contract series	52
Charges that the Trusts deduct	52
Variations in charges	52

6. Payment of death benefit	54
Your beneficiary and payment of benefit	54
How death benefit payment is made	54
Beneficiary continuation option (For TSAs, SEPs, SARSEP and SIMPLE IRAs only) — May not be available in all states	55

7. Tax information	56
Cares Act	56
Tax information and ERISA matters	56
Buying a contract to fund a retirement arrangement	56
Special rules for tax-favored retirement plans	56
Additional “Saver’s Credit” for salary reduction contributions to certain plans or a traditional IRA or Roth IRA	57
Qualified plans	57
Tax-sheltered annuity contracts (TSAs)	57
Distributions from Qualified Plans and TSAs	60
Simplified Employee Pensions (SEPs)	64
SIMPLE IRAs (Savings Incentive Match Plan)	64
Public and tax-exempt organization employee deferred compensation plans (EDC Plans)	65
Traditional Individual Retirement Annuities (traditional IRAs)	67
Withdrawals, payments and transfers of funds out of traditional IRAs	69
ERISA matters	75
Certain rules applicable to plans designed to comply with Section 404(c) of ERISA	75
Tax withholding and information reporting	76
Federal income tax withholding on periodic annuity payments	76
Federal income tax withholding on non-periodic annuity payments (withdrawals) which are not eligible rollover distributions	76
Mandatory withholding from eligible rollover distributions	77

Impact of taxes to the Company	77

8. More information	78
About our Separate Account A	78
About the Trusts	78
About our fixed maturity options	78
About the general account	80
About other methods of payment	80
Dates and prices at which contract events occur	80
Contributions, transfers, withdrawals and surrenders	80
About your voting rights	81
COVID-19	81
Cybersecurity risks and catastrophic events	82
Statutory compliance	82
About legal proceedings	82
Financial statements	82
Transfers of ownership, collateral assignments, loans, and borrowing	82
Funding changes	82
Distribution of the contracts	82

9. Incorporation of certain documents by reference	86

Appendices

I	—	Condensed financial information	I-1

II	—	Market value adjustment example	II-1

III	—	State contract availability and/or variations of certain features and benefits	III-1

Statement of additional information Table of contents

Index of key words and phrases

This index should help you locate more information on the terms used in this prospectus.

Page

account value	36
annuitant	18
annuity payout options	45
Annuitant-Owned HR-10	18
Equitable Access Account	55
beneficiary	54
beneficiary continuation option	55
business day	19, 80
cash value	36
contract date	16
contract date anniversary	16
contract year	16
contributions	16
disruptive transfer activity	37
DOL	34
EDC	2
ERISA	34
elective deferral contributions	58
fixed maturity amount	32
fixed maturity option	32
guaranteed interest option	32
IRA	1
investment options	1,19
market adjusted amount	32

Page

market timing	9, 37
market value adjustment	33
maturity value	32
nonelective contribution	64
Online Account Access	9
partial withdrawals	42
portfolio	1
processing office	8
rate to maturity	32
Required Beginning Date	73
SAI	2
SEC	1
salary reduction contributions	58
SARSEP	2
SEP	1
SIMPLE IRA	64
TOPS	8
Trusteed contracts	2, 49
TSA	2, 57
Trusts	1, 78
unit	36
unit investment trust	78
variable investment options	1, 19

To make this prospectus easier to read, we sometimes use different words than in the contract or supplemental materials. This is illustrated below. Although we do use different words, they have the same meaning in this prospectus as in the contract or supplemental materials. Your financial professional can provide further explanation about your contract.

Prospectus	Contract or Supplemental Materials
fixed maturity options	Guarantee Periods or Fixed Maturity Accounts

variable investment options	Investment Funds or Investment Divisions

account value	Annuity Account Value

rate to maturity	Guaranteed Rates

guaranteed interest option	Guaranteed Interest Account

unit	Accumulation unit

unit value	Accumulation unit value

In this prospectus, we use a “series” number when necessary to identify a particular contract. We discuss four series of contracts. Once you have purchased a contract you can identify the EQUI-VEST® series you have by referring to your confirmation notice, or you may contact your financial professional, or you may call our toll-free number. The series designations are as follows:

TSA, SEP, EDC, Annuitant-Owned HR-10 and Trusteed contracts.	series 100 This series is no longer available for new purchasers except in NJ and NY for Trusteed.
TSA, EDC, Annuitant-Owned HR-10, Trusteed, SEP and SARSEP contracts.

series 200

This series is available for new purchasers of Trusteed and Annuitant-Owned HR-10 contracts in all states except in NY and NJ. Also available for SEP and SARSEP contracts in MD, OR and WA.

This series is available for TSA and EDC to issue contracts to new participants in existing units for certain plans in a limited number of states.

SEP and SARSEP contracts in all states except in MD, OR and WA.	series 300
SIMPLE IRA contract approved in all states except OR, PA and PR.	series 400

The Company

We are Equitable Financial Life Insurance Company, a New York stock life insurance corporation. We have been doing business since 1859. The Company is an indirect wholly owned subsidiary of Equitable Holdings, Inc. No other company has any legal responsibility to pay amounts that the Company owes under the contracts. The Company is solely responsible for paying all amounts owed to you under your contract.

Equitable Holdings, Inc. and its consolidated subsidiaries managed approximately $734.4 billion in assets as of December 31, 2019. For more than 160 years the Company has been among the largest insurance companies in the United States. We are licensed to sell life insurance and annuities in all fifty states, the District of Columbia, Puerto Rico, and the U.S. Virgin Islands. Our home office is located at 1290 Avenue of the Americas, New York, NY 10104.

How to reach us

Please communicate with us at the mailing addresses listed below for the purposes described. You can also use our Online Account Access system to access information about your account and to complete certain requests through the Internet. Certain methods of contacting us, such as by telephone or electronically, may be unavailable or delayed. For example, our facsimile service may not be available at all times and/or we may be unavailable due to emergency closing. In addition, the level and type of service available may be restricted based on criteria established by us. In order to avoid delays in processing, please send your correspondence and check to the appropriate location, as follows:

For correspondence with checks:

For contributions sent by regular mail:

Equitable

EQUI-VEST®

Unit Annuity Lockbox

P.O. Box 13463

Newark, NJ 07188-0463

For TSA, governmental employer EDC and Corporate Trusteed loan repayments sent by regular mail:

Equitable

EQUI-VEST® Loan Repayments Lockbox

P.O. Box 13496

Newark, NJ 07188-0496

For contributions sent by express delivery:

Equitable

JPMorganChase

EQUI-VEST® Lockbox #13463

4 Chase Metrotech Center (7th Floor)

Brooklyn, NY 11245-0001

Telephone number to be listed on express mail packages

Attn: Extraction Supervisor, (718) 242-0716

For correspondence without checks:

For all other communications (e.g., requests for transfers, withdrawals, or required notices) sent by regular mail:

Equitable

EQUI-VEST® Processing Office

P.O. Box 4956

Syracuse, NY 13221-4956

For all other communications (e.g., requests for transfers, withdrawals, or required notices) sent by express delivery:

Equitable

EQUI-VEST® Processing Office

100 Madison Street, Suite 1000

Syracuse, NY 13202

Your correspondence will be picked up at the mailing address noted above and delivered to our processing office. Your correspondence, however, is not considered received by us until it is received at our processing office. Where this prospectus refers to the day when we receive a contribution, request, election, notice, transfer or any other transaction request from you, we mean the day on which that item (or the last thing necessary for us to process that item) arrives in complete and proper form at our processing office or via the appropriate telephone or fax number if the item is a type we accept by those means. There are two main exceptions: if the item arrives (1) on a day that is not a business day or (2) after the close of a business day, then, in each case, we are deemed to have received that item on the next business day. Our processing office is: 100 Madison Street, Suite 1000, Syracuse, New York 13202.

Reports we provide:

•	confirmation notices of financial transactions; and

•	quarterly statements of your contract values as of the close of each calendar quarter.

As required, notices and statements will be sent by mail under certain circumstances. They are also available on Online Account Access.

Telephone operated program support (“TOPS”) and Online Account Access systems

TOPS is designed to provide you with up-to-date information via touch-tone telephone. Online Account Access is designed to provide this information through the Internet. You can obtain information on:

•	your current account value;

•	your current allocation percentages;

•	the number of units you have in the variable investment options;

•	rates to maturity for fixed maturity options; and

•	the daily unit values for the variable investment options.

You can also:

•	change your allocation percentages and/or transfer among the variable investment options and the guaranteed interest option (not available for transfers to fixed maturity options); and

•	change your TOPS personal identification number (“PIN”) (through TOPS only) and your Online Account Access password (through Online Account Access only).

Under TOPS only you can:

•	elect the investment simplifier.

Under Online Account Access only you can:

•	make a loan payment (for TSA and EDC only);

•	elect to receive certain contract statements electronically;

•	change your address;

•	access “Frequently Asked Questions” and certain service forms; and

•	obtain performance information regarding the variable investment options.

TOPS and Online Account Access are normally available seven days a week, 24 hours a day. You can use TOPS by calling toll free (800)755-7777. You may use Online Account Access by visiting our website at www.equitable.com and logging in to access your account. Of course, for reasons beyond our control, these services may sometimes be unavailable.

We have established procedures to reasonably confirm that the instructions communicated by telephone or the Internet are genuine. For example, we will require certain personal identification information before we will act on telephone or Internet instructions and we will provide written confirmation of your transfers. If we do not employ reasonable procedures to confirm the genuineness of telephone or Internet instructions, we may be liable for any losses arising out of any act or omission that constitutes negligence, lack of good faith or willful misconduct. In light of our procedures, we will not be liable for following telephone or Internet instructions we reasonably believe to be genuine.

We reserve the right to limit access to these services if we determine that you engaged in disruptive transfer activity, such as “market timing” (see “Disruptive transfer activity” in “Transferring your money among investment options” later in this prospectus).

We reserve the right to discontinue offering TOPS at any time in the future.

Customer service representative:

You may also use our toll-free number (800) 628-6673 to speak with one of our customer service representatives. Our customer service representatives are available on each business day Monday through Thursday from 8:00 a.m. to 7:00 p.m., and on Friday until 5:00 p.m., Eastern Time.

Hearing or speech-impaired clients may call the AT&T National Relay Number at (800) 855-2880 for information about your account. If you have a Telecommunications Device for the Deaf (TDD), you may relay messages or questions to our Customer Service Department at (800) 628-6673, Monday through Thursday from 8:00 a.m. to 7:00 p.m., and on Friday until 5:00 p.m. Eastern Time. AT&T personnel will communicate our reply back to you, via the TDD.

Toll-free telephone service:

You may reach us toll-free by calling (800) 841-0801 for a recording of daily unit values for the variable investment options.

We require that the following types of communications be on specific forms we provide for that purpose:

(1)	election of the automatic investment program (not applicable to all contracts);

(2)	election of the investment simplifier;

(3)	election of the automatic deposit service;

(4)	election of the rebalancing program;
(5)	election of required minimum distribution (“RMD”) automatic withdrawal option;

(6)	election of beneficiary continuation option (TSA, SEP, SARSEP, and SIMPLE IRA contracts only);

(7)	election of the optional Semester Strategies program (Series 100 and Series 200 TSA and EDC contracts only);

(8)	transfer/rollover of assets to another carrier;

(9)	request for a loan (ERISA and non-ERISA TSA if permitted by plan, governmental employer EDC (subject to state availability) and Corporate Trusteed contracts);

(10)	automatic transfer of the principal portion of loan repayments to your investment options according to your investment allocation instructions currently on file;

(11)	tax withholding election;

(12)	contract surrender and withdrawal requests; and

(13)	death claims.

We also have specific forms that we recommend you use for the following types of requests:

(1)	beneficiary changes;

(2)	transfers among investment options;

(3)	change of ownership (when applicable); and

(4)	changes to the optional Semester Strategies program (Series 100 and Series 200 TSA and EDC contracts only).

We anticipate requiring status documentation in the case of certain changes of ownership or address changes where Foreign Account Tax Compliance Act (“FATCA”) withholding could be required. See “Tax Information” later in this Prospectus.

To change or cancel any of the following we require written notification generally at least seven calendar days before the next scheduled transaction:

(1)	automatic investment program;

(2)	investment simplifier;

(3)	rebalancing program;

(4)	systematic withdrawals;

(5)	the date annuity payments are to begin; and

(6)	termination of the optional Semester Strategies program (Series 100 and Series 200 TSA and EDC contracts only).

You must sign and date all these requests. Any written request that is not on one of our forms must include your name and your contract number along with adequate details about the notice you wish to give or the action you wish us to take. Some requests may be completed online; you can use our Online Account Access system to contact us and to complete such requests through the Internet. In the future, we may require that certain requests be completed online.

Signatures:

The proper person to sign forms, notices and requests would normally be the owner. For TSA, SEP, and SIMPLE IRA contracts we need the annuitant’s signature and in some cases the Plan Administrator’s signature if the Plan requires it.

eDelivery:

You can register to receive statements and other documents electronically. You can do so by visiting our website at www.equitable.com.

EQUI-VEST® contracts for employer-sponsored retirement plans at a glance — key features

Professional investment management	EQUI-VEST®’s variable investment options invest in different portfolios sub-advised by professional investment advisers.
Guaranteed interest option	• Principal and interest guarantees • Interest rates set periodically

Fixed maturity options

•   10 (7 in Oregon) fixed maturity options with maturities ranging from approximately 1 to 10 years (1 to 7 in Oregon).

•   Each fixed maturity option offers a guarantee of principal and interest rate if you hold it to maturity.

If you make any withdrawals (including transfers, surrender or termination of your contract or when we make deductions for charges) from a fixed maturity option before it matures, we will make a market value adjustment, which will increase or decrease any fixed maturity amount you have in that fixed maturity option.
Only available for contracts in states where approved.

Tax advantages	• On earnings inside the contract • On transfers inside the contract	No tax until you make withdrawals from your contract or receive annuity payments. No tax on transfers among investment options.

Because you are purchasing or contributing to an annuity contract to fund a tax-favored employer sponsored retirement arrangement, you should be aware that such contracts do not provide tax deferral benefits beyond those already provided by the Internal Revenue Code. Before purchasing one of these contracts, you should consider whether its features and benefits beyond tax deferral meet your needs and goals. You may also want to consider the relative features, benefits and costs of these annuities with any other investment that you may use in connection with your retirement plan or arrangement. (For more information, see “Tax information” later in this prospectus.)
Contribution amounts	• $20 (minimum) each contribution • Maximum contribution limitations apply to all contracts.
In general, contributions are limited to $1.5 million ($500,000 for owners or annuitants who are age 81 and older at contract issue) under all EQUI-VEST® series contracts with the same owner or annuitant. Currently, we refuse to accept any contribution if the sum of all contributions under all of our annuity accumulation contracts of which you are the owner or under which you are the annuitant would total $2.5 million. Upon advance notice to you, we may exercise certain rights we have under the contract regarding contributions, including our rights to (i) change minimum and maximum contribution requirements and limitations, and (ii) discontinue acceptance of contributions. Further, we may at any time exercise our rights to limit or terminate your contributions and transfers to any of the variable investment options and to limit the number of variable investment options which you may elect. For more information, see “How you can purchase and contribute to your contract” in “Contract features and benefits” later in this prospectus.
Access to your money

•   Partial withdrawals

•   Several periodic withdrawal options

•   Contract surrender

Withdrawals are subject to the terms of the plan and may be limited. You may incur a withdrawal charge for certain withdrawals or if you surrender your contract. You may also incur income tax and a penalty tax.

Payout options	• Fixed annuity payout options • Variable Immediate Annuity payout options (described in a separate prospectus for that option)

Additional features

•   Dollar cost averaging by automatic transfers

— Interest sweep option

— Fixed dollar option

•   Automatic investment program (not applicable to all contracts)

•   Account value rebalancing (quarterly, semiannually, and annually)

•   No charge on transfers among investment options

•   Waiver of withdrawal charge under certain circumstances

•   Minimum death benefit

•   Access to the optional Semester Strategies program (Series 100 and Series 200 TSA and EDC contracts only)

Fees and charges	• Please see “Fee Table” later in this prospectus for complete details.

The table above summarizes only certain current key features and benefits of the contract. The table also summarizes certain current limitations, restrictions and exceptions to those features and benefits that we have the right to impose under the contract and that are subject to change in the future. In some cases, other limitations, restrictions and exceptions may apply. The contract may not currently be available in all states. Certain features and benefits described in this prospectus, including the availability of all investment options, may vary in your state or at certain ages or under your investment method; all features and benefits may not be available in all contracts or in all states. Please see Appendix III later in this prospectus for more information on state availability and/or variations of certain features and benefits.

For more detailed information, we urge you to read the contents of this prospectus, as well as your contract. This prospectus is a disclosure document and describes all of the contract’s material features, benefits, rights and obligations, as well as other information. The prospectus should be read carefully before investing. Please feel free to speak with your financial professional or call us, if you have any questions. If for any reason you are not satisfied with your contract, you may return it to us for a refund within a certain number of days. Please see “Your right to cancel within a certain number of days” in “Contract features and benefits” later in this prospectus for additional information.

Other contracts

We offer a variety of fixed and variable annuity contracts. They may offer features, including investment options, credits, fees and/or charges that are different from those in the contracts offered by this prospectus. Not every contract is offered through the same Selling broker-dealer. Some Selling broker-dealers may not offer and/or limit the offering of certain features or options, as well as limit the availability of the contracts, based on issue age or other criteria established by the Selling broker-dealer. Upon request, your financial professional can show you information regarding other of our annuity contracts that he or she distributes. You can also contact us to find out more about the availability of any of our annuity contracts.

You should work with your financial professional to decide whether an optional benefit is appropriate for you based on a thorough analysis of your particular insurance needs, financial objectives, investment goals, time horizons and risk tolerance. Some Selling broker-dealers may limit their clients from purchasing some optional benefits based upon the client’s age.

Fee table

The following tables describe the fees and expenses that you will pay when buying, owning, and surrendering the contract. Each of the charges and expenses is more fully described in “Charges and expenses” later in this prospectus.

The first table describes fees and expenses that you will pay at the time that you surrender the contract, make certain withdrawals or make certain transfers and exchanges. Charges designed to approximate certain taxes that may be imposed on us, such as premium taxes in your state, may also apply. Charges for certain features shown in the fee table are mutually exclusive.

Charges we deduct from your account value at the time you request certain transactions
Maximum withdrawal charge as a percentage of contributions, or amounts withdrawn, depending on the contract and series (deducted if you surrender your contract or make certain withdrawals)(1)	6.00%

Charge for third-party transfer or exchange (for each occurrence)(2)	series 100 and 200: none
series 300 and 400: $65 (current and maximum)
(except for — series 400 SIMPLE IRA: which is $25)

Special services charges
• Wire transfer charge(3)	$90 (current and maximum)

• Express mail charge(3)	$35 (current and maximum)

The next table describes the fees and expenses that you will pay periodically during the time that you own the contract, not including underlying Trust portfolio fees and expenses.

Charges we deduct from your account value on each contract date anniversary(4)
Annual administrative charge(5)

For series 100 and 200:	The lesser of $30 or 2% of your account value, plus any prior withdrawals during the contract year.

For series 300 and 400:	$65 maximum ($30 current)

Net Loan interest charge(6) — TSA, governmental employer EDC and Corporate Trusted contracts (calculated as a percentage of the outstanding loan amount and deducted at the time the loan repayment is received).	2.00%.

Charges we deduct from your variable investment options expressed as an annual percentage of daily net assets
Separate account annual expenses:	EQ/Common Stock Index EQ/Money Market Options		All Other Variable Investment Options
	Series 100	Series 200	Series 100	Series 200	Series 300	Series 400

Maximum mortality and expense risk(7)	0.65%	1.24%	0.50%	1.09%	1.10%	1.75%

	(currently	(currently				(currently

	0.56%)	1.15%)				1.10%)

Maximum other expenses(8)	0.84%	0.25%	0.84%	0.25%	0.25%	0.25%

					(currently	(currently

					0.24%)	0.24%)

Maximum total Separate Account A annual expenses	1.49%	1.49%	1.34%	1.34%	1.35%	2.00%

	(currently	(currently			(currently	(currently

	1.40%)	1.40%)			1.34%)	1.34%)

You also bear your proportionate share of all fees and expenses paid by a “portfolio” that corresponds to any variable investment option you are using. This table shows the lowest and highest total operating expenses charged by any of the portfolios that you will pay periodically during the time that you own the contract. These fees and expenses are reflected in the portfolio’s net asset value each day. Therefore, they reduce the investment return of the portfolio and the related variable investment option. Actual fees and expenses are likely to fluctuate from year to year. More detail concerning each portfolio’s fees and expenses is contained in the Trust prospectus for the portfolio.

Portfolio operating expenses expressed as an annual percentage of daily net assets
Total Annual Portfolio Operating Expenses (expenses that are deducted from portfolio assets including management fees, 12b-1 fees, service fees, and/or other expenses)(9)	Lowest 0.58%	Highest 1.93%

Notes:

(1)

Important exceptions and limitations may eliminate or reduce this charge. For a complete description of withdrawal charges, please see “Withdrawal charge” in “Charges and expenses” later in this prospectus.

(2)	This charge will never exceed 2% of the amount disbursed or transferred.

(3)	Unless you specify otherwise, this charge will be deducted from the amount you request.

(4)

Depending on your Employer’s plan, we may be instructed to withdraw a plan operating expense charge from your account value for administrative and record-keeping services related to the contract. The charge is determined through an arrangement between your Employer and a third party. We will remit the amount withdrawn to either your Employer or your Employer’s designee. Please refer to your contract for more information.

(5)

For series 300 and 400 contracts, during the first two contract years, this charge, if it applies, is equal to the lesser of $30 or 2% of your account value plus any amount previously withdrawn during the contract year. Thereafter, the charge is $30 for each contract year.

(6)

We charge interest on loans under your contract but also credit you interest on your loan reserve account. Our net loan interest charge is determined by the excess between the interest rate we charge over the interest rate we credit. See “Loans under TSA, governmental employer EDC and Corporate Trusteed contracts” under “Accessing your money” later in this prospectus for more information on how the loan interest is calculated and for restrictions that may apply.

(7)	A portion of this charge is for providing the death benefit.

(8)	For series 100 and 200 contracts, this charge is for financial accounting and other administrative services relating to the contract.

(9)	“Total Annual Portfolio Operating Expenses” may be based, in part, on estimated amounts of such expenses.

Examples

These examples are intended to help you compare the cost of investing in each type of EQUI-VEST® series contract with the cost of investing in other variable annuity contracts. These costs include contract owner transaction expenses, contract fees, separate account annual expenses, and underlying Trust fees and expenses (including underlying portfolio fees and expenses). For a complete description of portfolio charges and expenses, please see the prospectus for each Trust.

The examples below show the expenses that a hypothetical contract owner would pay in the situations illustrated. The examples use an average annual administrative charge based on charges paid in 2019, which results in an estimated annual charge of 0.0538% of contract value.

The fixed maturity options and the guaranteed interest option are not covered by the fee table and examples. However, the annual administrative charge, the withdrawal charge, the third-party transfer or exchange charge, and the charge if you elect a Variable Immediate Annuity payout option do apply to the fixed maturity options and the guaranteed interest option. A market value adjustment (up or down) will apply as a result of a withdrawal, transfer, or surrender of amounts from a fixed maturity option.

These examples should not be considered a representation of past or future expenses for any option. Actual expenses may be greater or less than those shown. Similarly, the annual rate of return assumed in the examples is not an estimate or guarantee of future investment performance.

The examples assume that you invest $10,000 in the contract for the time periods indicated and that your investment has a 5% return each year. The examples also assume (i) maximum contract charges rather than the lower current expenses discussed in “Charges and expenses” later in this prospectus (except the annual administrative charge which is described above); (ii) the total annual expenses of the portfolios (before expense limitations) set forth in the previous tables; and (iii) there is no waiver of the withdrawal charge. Although your actual costs may be higher or lower, based on these assumptions, your costs would be:

EQUI-VEST® series 100 and 200 contracts —

For TSA, University TSA, SEP, SARSEP, EDC and Annuitant-Owned HR-10 contracts:

	If you surrender your contract at the end of the applicable time period				If you do not surrender your contract at the end of the applicable time period
	1 year	3 years	5 years	10 years	1 year	3 years	5 years	10 years
(a) assuming maximum fees and expenses of any of the Portfolios	$897	$1,627	$2,379	$4,048	$349	$1,062	$1,797	$3,734
(b) assuming minimum fees and expenses of any of the Portfolios	$763	$1,228	$1,722	$2,726	$207	$639	$1,098	$2,366

EQUI-VEST® series 200 Trusteed contracts

	If you surrender your contract at the end of the applicable time period				If you do not surrender your contract at the end of the applicable time period
	1 year	3 years	5 years	10 years	1 year	3 years	5 years	10 years
(a) assuming maximum fees and expenses of any of the Portfolios	$897	$1,627	$2,379	$3,734	$349	$1,062	$1,797	$3,734
(b) assuming minimum fees and expenses of any of the Portfolios	$763	$1,228	$1,698	$2,366	$207	$639	$1,098	$2,366

EQUI-VEST® series 300 contracts

	If you surrender your contract at the end of the applicable time period				If you do not surrender your contract at the end of the applicable time period
	1 year	3 years	5 years	10 years	1 year	3 years	5 years	10 years
(a) assuming maximum fees and expenses of any of the Portfolios	$898	$1,630	$2,384	$3,744	$350	$1,065	$1,802	$3,744
(b) assuming minimum fees and expenses of any of the Portfolios	$764	$1,231	$1,703	$2,377	$208	$643	$1,103	$2,377

EQUI-VEST® series 400 contracts

	If you surrender your contract at the end of the applicable time period				If you do not surrender your contract at the end of the applicable time period
	1 year	3 years	5 years	10 years	1 year	3 years	5 years	10 years
(a) assuming maximum fees and expenses of any of the Portfolios	$962	$1,818	$2,687	$4,337	$418	$1,264	$2,124	$4,337
(b) assuming minimum fees and expenses of any of the Portfolios	$828	$1,425	$2,045	$3,058	$276	$848	$1,445	$3,058

Condensed financial information

Please see Appendix I at the end of this prospectus, for the unit values and number of units outstanding as of the periods shown for each of the variable investment options, available as of December 31, 2019.

1. Contract features and benefits

How you can purchase and contribute to your contract

The employer sponsoring the plan makes payments to us that we call “contributions.” These contributions purchase an annuity contract for your benefit. We can refuse to accept any application or contribution from your employer at any time, including after you purchase the contract. We require a minimum contribution amount of $20 for each type of contract purchased. If the total annual contributions to a TSA will be at least $200 annually, we may accept contributions of less than $20. Maximum contribution limitations also apply. The following table summarizes our current rules regarding contributions to your contract, which rules are subject to change.

Upon advance notice to you, we may exercise certain rights we have under the contract regarding contributions, including our right to (i) change minimum and maximum contribution requirements and limitations, and (ii) discontinue acceptance of contributions. Further, we may at any time exercise our rights to limit the number of variable investment options which you may elect.

We reserve the right to change our current limitations on your contributions and to discontinue acceptance of contributions.

See “Tax information” later in this prospectus for a more detailed discussion of sources of contributions and certain contribution limitations. We currently do not accept any contribution if (i) the aggregate contributions under one or more EQUI-VEST® series contracts with the same owner or annuitant would then total more than $1,500,000 ($500,000 for the same owner or annuitant who is age 81 and older at contract issue) or (ii) the aggregate contributions under all of our annuity accumulation contracts with the same owner or annuitant would then total more than $2,500,000. We may waive these and other contribution limitations based on criteria we determine.

The “contract date” is the effective date of a contract. This usually is the business day we receive the properly completed and signed application, along with any other required documents, and your initial contribution. Your contract date will be shown in your contract. The 12-month period beginning on your contract date and each 12-month period after that date is a “contract year.” The end of each 12-month period is your “contract date anniversary.” For example, if your contract date is May 1, your contract date anniversary is April 30.

Contract type	Source of contributions	Limitations on contributions
SEP	• Employer. • Eligible rollover distributions from other traditional IRAs, 403(b) plans, qualified plans and governmental employer EDC plans.	• For 2020, annual employer contributions up to the lesser of $57,000 or 25% of employee compensation.
SARSEP

•   Employer-remitted employee salary reduction and/or nonelective employer contributions (pre-1997 plans only).

•   Additional “catch-up” contributions.

•   Eligible rollover distributions from other traditional IRAs, 403(b) plans, qualified plans and governmental employer EDC plans.

•   For 2020, annual employer contributions up to the lesser of $57,000 or 25% of employee compensation.

•   Maximum salary reduction contribution is $19,500 for 2020.

•   If plan permits, an individual at least age 50 at any time during 2020 can make up to $6,500 additional salary reduction “catch-up” contributions.

SIMPLE IRA	• Employee salary reduction; employer match. • Additional “catch-up” contributions. • Rollover distributions or direct transfer distributions from other SIMPLE IRAs.

•   Salary reduction contributions up to $13,500 for 2020; employer matching contributions up to 3% of employee compensation.

•   If plan permits, an individual at least age 50 at any time during 2020 can make up to $3,000 additional salary reduction “catch-up” contributions.

Contract type	Source of contributions	Limitations on contributions
Unincorporated and Corporate Trusteed

•   Employer, including for self-employed.

•   Salary reduction 401(k) if plan permits.

•   Additional “catch-up” contributions.

•   Eligible rollover distributions from other qualified plans, 403(b) plans, governmental employer EDC plans and traditional IRAs, if permitted by the plan.

•   For 2020, maximum amount of employer and employee contributions is generally the lesser of $57,000 or 100% of compensation, with maximum salary reduction contribution of $19,500.

•   If employer’s plan permits, an individual at least age 50 at any time during 2020 can make up to $6,500 additional salary reduction “catch-up” contributions.

TSA and University TSA

•   Employer-remitted employee salary reduction and/or various types of employer contributions.

•   Additional “catch-up” contributions.

•   Only if plan permits, “designated Roth” contributions under Section 402A of the Code.

•   Only if plan permits, direct plan-to-plan transfers from another 403(b) plan, or contract exchanges from another 403(b) contract under the same plan.

•   Only if plan permits, eligible rollover distributions from other 403(b) plans, qualified plans, governmental employer 457(b) plans and traditional IRAs.

•   For 2020, maximum amount of employer and employee contributions is generally the lesser of $57,000 or 100% of compensation, with maximum salary reduction contribution of $19,500.

•   If employer’s plan permits, an individual at least age 50 at any time during 2020 can make up to $6,500 additional salary reduction “catch-up” contributions.

•   All salary reduction contributions (whether pre-tax or designated Roth) may not exceed the total maximum for the year. (For 2020, $19,500 and age 50 catch-up of $6,500.)

•   After lifetime required minimum distributions must start, rollover or direct transfer contributions must be net of any required minimum distributions.

•   Different sources of contributions and earnings may be subject to withdrawal restrictions.

EDC

•   Employer-remitted employee salary reduction and/or employer contributions.

•   For governmental employer EDC plans only, additional “age 50 catch-up” contributions.

•   For governmental employer EDC plans only and only if plan permits, “designated Roth” contributions under Sections 457 and 402A of the Code.

•   For governmental employer EDC plans only and only if plan permits, eligible rollover distributions from other governmental employer 457(b) plans, 403(b) plans, qualified plans and traditional IRAs.

•   Contributions subject to plan limits. Maximum contribution for 2020 is lesser of $19,500 or 100% of includible compensation.

•   If plan permits, an individual may make catch-up contributions for 3 years of service preceding plan retirement age; 2020 maximum is $39,000.

•   If governmental employer 457(b) plan permits, an individual at least age 50 at any time during 2020 can make up to $6,500 additional salary reduction “catch-up” contributions. This must be coordinated with the “catch-up” contributions for 3 years of service preceding plan retirement age.

IRA funding.  The contracts we issue to fund SEP, SARSEP and SIMPLE IRA programs are individual retirement annuities, or “IRAs.” Internal Revenue Service (“IRS”) rules for traditional IRA also generally apply to those programs.

See “Tax information” later in this prospectus for a more detailed discussion of sources of contributions and certain contribution limitations. For information on when contributions are credited under your contract, see “Dates and prices at which contract events occur” in “More information” later in this prospectus. Please review your contract for information on contribution limitations.

Contributions to SARSEP, Corporate Trusteed, Certain HR-10, TSA and EDC contracts

We no longer offer the EQUI-VEST® contracts under SARSEP, Corporate Trusteed, Annuitant-Owned HR-10, TSA and EDC plans, except as noted below:

•

If you established a SARSEP before 1997, you may continue to make contributions for existing and new employees under salary reduction arrangements. We will issue a contract to each participating employee for whom a contract has not previously been issued.

•

If you are an incorporated employer and already have a retirement plan funded by the EQUI-VEST® contracts, we will enroll new employees under your contract and accept contributions for existing employees.

•

If you established an HR-10 plan where EQUI-VEST® contracts are owned by the annuitant, rather than by a trustee, we will offer Annuitant-Owned HR-10 contracts to new employees and continue to accept contributions for all participating employees.

•	If your retirement plan is qualified under section 401(a) of the Internal Revenue Code and is sponsored by a state or local governmental entity.

•	If your TSA or EDC unit was established as a specially-priced unit, we will issue a contract to new participants under such units and continue to accept contributions for existing contracts.

•	The TSA contract is no longer available for establishing new units for Texas ORP plans or for new participants in existing plans.

Owner and annuitant requirements

For the following employer-funded programs, the employee must be the owner and the annuitant on the contract: SEP-IRA, SARSEP-IRA, SIMPLE IRA, TSA, University TSA and Annuitant-Owned HR-10.

The trustee under Trusteed HR-10 corporate retirement and governmental plans is the owner of the contract. In each case, the employee is the annuitant. We do not act as trustee for these plans. Only Trusteed contracts may be sold in Puerto Rico and the tax aspects that apply to such contracts may differ from those described in this prospectus. We require owners of annuity contracts in Puerto Rico which are not individuals to document their status to avoid 30% FATCA withholding from U.S.–source income.

For governmental employer EDC contracts, the employer or a trust must be the owner and the employee must be the annuitant. For tax-exempt employer EDC contracts, the employer must be the owner and the employee must be the annuitant.

Annuitant is the measuring life for determining annuity benefits.

How you can make your contributions

Except as noted below, contributions must be made by check drawn on a U.S. bank, in U.S. dollars and made payable to “Equitable.” We do not accept third-party checks endorsed to us except for rollover contributions, contract exchanges or trustee checks that involve no refund. Also, we do not accept starter checks or traveler’s checks. All checks are subject to our ability to collect the funds. We reserve the right to reject a payment if it is received in an unacceptable form.

For certain SEP and KEOGH plans, additional contributions may be made by our automatic investment program. The methods of payment are discussed in detail in “About other methods of payment” in “More information” later in this prospectus.

For certain employer-remitted salary reduction contracts, it is possible that we may receive your initial contribution prior to Equitable Advisors, LLC (Equitable Financial Advisors in Michigan and Tennessee), (“Equitable Advisors”) receiving your application. In this case, we will hold the contribution, whether received via check or wire, in a non-interest bearing “Special Bank Account for the Exclusive Benefit of Customers.” If Equitable Advisors does not receive your application within 20 business days, we will return your contribution to your employer or its designee.

If Equitable Advisors receives your application within this timeframe, Equitable Advisors will direct us to continue to hold your contribution in the special bank account noted immediately above while Equitable Advisors ensures that your application is complete and suitability standards are met. Equitable Advisors will either complete this process or instruct us to return your contribution to your employer or its designee within the applicable Financial Industry Regulatory Authority (“FINRA”) time requirements. Upon timely and successful completion of this review, Equitable Advisors will instruct us to transfer your contribution into our non-interest bearing suspense account and transmit your application to us, so that we can consider your application for processing.

If your application is in good order when we receive it for application processing purposes, your contribution will be applied within two business days. If any information we require to issue your contract is missing or unclear, we will hold your contribution while we try to obtain this information. If we are unable to obtain all of the information we require within five business days after we receive an incomplete application or form, we will inform the financial professional submitting the application on your behalf. We will then return the contribution to your employer or its designee, unless you or your financial professional acting on your behalf, specifically direct us to keep your contribution until we receive the required information. The contribution will be applied as of the date we receive the missing information.

If additional contributions are permitted under the plan or contract, you may generally make additional contributions at any time. You may do so in single sum amounts, on a regular basis, or as your financial situation permits.

Our “business day” is generally any day the New York Stock Exchange is open for regular trading and generally ends at 4:00 p.m. Eastern Time (or as of an earlier close of regular trading). A business day does not include a day on which we are not open due to emergency conditions determined by the Securities and Exchange Commission. We may also close early due to such emergency conditions. For more information about our business day and our pricing of transactions, please see “Dates and prices at which contract events occur in “More information” later in this prospectus.

What are your investment options under the contract?

Your investment options, subject to any employer plan limitations, are the variable investment options, the guaranteed interest option, and the fixed maturity options available under the investment method you select. See “Selecting your investment method” later in this prospectus.

Variable Investment Options

Your investment results in any one of the variable investment options will depend on the investment performance of the underlying portfolios. You can lose your principal when investing in the variable investment options. In periods of poor market performance, the net return, after charges and expenses, may result in negative yields, including for the EQ/Money Market variable investment option. Listed below are the currently available portfolios, their investment objectives and their advisers. We may, at any time, exercise our rights to limit or terminate your contributions and to limit the number of variable investment options you may elect.

You can choose from among the variable investment options, the guaranteed interest option and fixed maturity options, subject to certain restrictions.

Portfolios of the Trusts

We offer both affiliated and unaffiliated Trusts, which in turn offer one or more Portfolios. Equitable Investment Management Group, LLC (“Equitable IMG”), formerly AXA Equitable Funds Management Group, LLC, a wholly owned subsidiary of the Company, serves as the investment adviser of the Portfolios of EQ Premier VIP Trust and EQ Advisors Trust. For some affiliated Portfolios, Equitable IMG has entered into sub-advisory agreements with one or more other investment advisers (the “sub-advisers”) to carry out investment decisions for the Portfolios. As such, among other responsibilities, Equitable IMG oversees the activities of the sub-advisers with respect to the affiliated Trusts and is responsible for retaining or discontinuing the services of those sub-advisers. The chart below indicates the sub-adviser(s) for each Portfolio, if any. The chart below also shows the currently available Portfolios and their investment objectives.

You should be aware that Equitable Advisors and Equitable Distributors, LLC (“Equitable Distributors”) (together, the “Distributors”) directly or indirectly receive 12b-1 fees from affiliated Portfolios for providing certain distribution and/or shareholder support services. These fees will not exceed 0.25% of the Portfolios’ average daily net assets. The affiliated Portfolios’ sub-advisers and/or their affiliates may also contribute to the cost of expenses for sales meetings or seminar sponsorships that may relate to the contracts and/or the sub-advisers’ respective Portfolios. In addition, Equitable IMG receives management fees and administrative fees in connection with the services it provides to the affiliated Portfolios. It may be more profitable for us to offer affiliated Portfolios than to offer unaffiliated Portfolios.

The Company or the Distributors may directly or indirectly receive 12b-1 fees and additional payments from certain unaffiliated Portfolios, their advisers, sub-advisers, distributors or affiliates, for providing certain administrative, marketing, distribution and/or shareholder support services. These fees and payments range from 0% to 0.60% of the unaffiliated Portfolios’ average daily net assets. The Distributors may also receive payments from the advisers or sub-advisers of the unaffiliated Portfolios or their affiliates for certain distribution services, including expenses for sales meetings or seminar sponsorships that may relate to the contracts and/or the advisers’ respective Portfolios.

As a certificate owner, you may bear the costs of some or all of these fees and payments through your indirect investment in the Portfolios. (See the Portfolios’ prospectuses for more information.) These fees and payments, as well as the Portfolios’ investment management fees and administrative expenses, will reduce the underlying Portfolios’ investment returns. The Company and/or its affiliates may profit from these fees and payments. The Company considers the availability of these fees and payment arrangements during the selection process for the underlying Portfolios. These fees and payment arrangements may create an incentive for us to select Portfolios (and classes of shares of Portfolios) that pay us higher amounts.

Some affiliated Portfolios invest in other affiliated Portfolios (the “EQ Fund of Fund Portfolios”). The EQ Fund of Fund Portfolios offer certificate owners a convenient opportunity to invest in other Portfolios that are managed and have been selected for inclusion in the EQ Fund of Fund Portfolios by Equitable IMG. Equitable Advisors, an affiliated broker-dealer of the Company, may promote the benefits of such Portfolios to certificate owners and/or suggest that certificate owners consider whether allocating some or all of their account value to such Portfolios is consistent with their desired investment objectives. In doing so, the Company, and/or its affiliates, may be subject to conflicts of interest insofar as the Company may derive greater revenues from the EQ Fund of Fund Portfolios than certain other Portfolios available to you under your certificate. Please see “Allocating your contributions” later in this section for more information about your role in managing your allocations.

As described in more detail in the Portfolio prospectuses, the EQ Managed Volatility Portfolios may utilize a proprietary volatility management strategy developed by Equitable IMG (the “EQ volatility management strategy”) and, in addition, certain EQ Fund of Fund Portfolios may invest in affiliated Portfolios that utilize this strategy. The EQ volatility management strategy employs various volatility management techniques, such as the use of ETFs or futures and options, to reduce the Portfolio’s equity exposure during periods when certain market indicators indicate that market volatility is above specific thresholds set for the Portfolio. When market volatility is increasing above the specific thresholds set for a Portfolio utilizing the EQ volatility management strategy, the adviser of the Portfolio may reduce equity exposure. Although this strategy is intended to reduce the overall risk of investing in the Portfolio, it may not effectively protect the Portfolio from market declines and may increase its losses. Further, during such times, the Portfolio’s exposure to equity securities may be less than that of a traditional equity portfolio. This may limit the Portfolio’s participation in market gains and result in periods of underperformance, including those periods when the specified benchmark index is appreciating, but market volatility is high.

The EQ Managed Volatility Portfolios that include the EQ volatility management strategy as part of their investment objective and/or principal investment strategy, and the EQ Fund of Fund Portfolios that invest in Portfolios that use the EQ volatility management strategy, are identified below in the chart by a “✓“ under the column entitled “Volatility Management.”

Portfolios that utilize the EQ volatility management strategy (or, in the case of certain EQ Fund of Fund Portfolios, invest in other Portfolios that use the EQ volatility management strategy) are designed to reduce the overall volatility of your account value and provide you with risk-adjusted returns over time. During rising markets, the EQ volatility management strategy, however, could result in your account value rising less than would have been the case had you been invested in a Portfolio that does not utilize the EQ volatility management strategy (or, in the case of the EQ Fund of Fund Portfolios, invest exclusively in other Portfolios that do not use the EQ volatility management strategy). Conversely, investing in investment options that feature a managed-volatility strategy may be helpful in a declining market when high market volatility triggers a reduction in the investment option’s equity exposure because during these periods of high volatility, the risk of losses from investing in equity securities may increase. In these instances, your account value may decline less than would have been the case had you not been invested in investment options that feature a volatility management strategy.

Please see the underlying Portfolio prospectuses for more information in general, as well as more information about the EQ volatility management strategy. Please further note that certain other affiliated Portfolios, as well as unaffiliated Portfolios, may utilize volatility management techniques that differ from the EQ volatility management strategy. Any such Portfolio is not identified under “Volatility Management” below in the chart. Such techniques could also impact your account value in the same manner described above. Please see the Portfolio prospectuses for more information about the Portfolios’ objective and strategies.

Asset Transfer Program.  Portfolio allocations in certain of our variable annuity contracts with guaranteed benefits are subject to our Asset Transfer Program (ATP) feature. The ATP helps us manage our financial exposure in connection with providing certain guaranteed benefits, by using predetermined mathematical formulas to move account value between the EQ/Ultra Conservative Strategy Portfolio (an investment option utilized solely by the ATP) and the other Portfolios offered under those contracts. You should be aware that operation of the predetermined mathematical formulas underpinning the ATP has the potential to adversely impact the Portfolios, including their performance, risk profile and expenses. This means that Portfolio investments in certificates with no ATP feature, such as yours, could still be adversely impacted. Particularly during times of high market volatility, if the ATP triggers substantial asset flows into and out of a Portfolio, it could have the following effects on all contract and certificate and cert owners invested in that Portfolio:

(a)

By requiring a Portfolio sub-adviser to buy and sell large amounts of securities at inopportune times, a Portfolio’s investment performance and the ability of the sub-adviser to fully implement the Portfolio’s investment strategy could be negatively affected; and

(b)

By generating higher turnover in its securities or other assets than it would have experienced without being impacted by the ATP, a Portfolio could incur higher operating expense ratios and transaction costs than comparable funds. In addition, even Portfolios structured as funds-of-funds that are not available for investment by contract owners who are subject to the ATP could also be impacted by the ATP if those Portfolios invest in underlying funds that are themselves subject to significant asset turnover caused by the ATP. Because the ATP formulas generate unique results for each contract, not all contract owners who are subject to the ATP will be affected by operation of the ATP in the same way. On any particular day on which the ATP is activated, some contract owners may have a portion of their account value transferred to the EQ/Ultra Conservative Strategy Portfolio investment option and others may not. If the ATP causes significant transfers of total account value out of one or more Portfolios, any resulting negative effect on the performance of those Portfolios will be experienced to a greater extent by a contract owner (with or without the ATP) invested in those Portfolios whose account value was not subject to the transfers.

EQ Premier VIP Trust(++) – Portfolio Name	Share Class	Objective	Investment Adviser (and Sub-Adviser(s), as applicable)	Volatility Management
EQ/AGGRESSIVE ALLOCATION	Class B	Seeks to achieve long-term capital appreciation.	• Equitable Investment Management Group, LLC	✓
EQ/CONSERVATIVE ALLOCATION	Class B	Seeks to achieve a high level of current income.	• Equitable Investment Management Group, LLC	✓
EQ/CONSERVATIVE-PLUS ALLOCATION	Class B	Seeks to achieve current income and growth of capital, with a greater emphasis on current income.	• Equitable Investment Management Group, LLC	✓
EQ/CORE PLUS BOND(*)(1)	Class A	Seeks to achieve high total return through a combination of current income and capital appreciation.	• Equitable Investment Management Group, LLC • Brandywine Global Investment Management, LLC • Loomis, Sayles & Company, L.P. • AXA Investment Managers, Inc.
EQ/MODERATE ALLOCATION	Class A	Seeks to achieve long-term capital appreciation and current income.	• Equitable Investment Management Group, LLC	✓
EQ/MODERATE-PLUS ALLOCATION	Class B	Seeks to achieve long-term capital appreciation and current income, with a greater emphasis on capital appreciation.	• Equitable Investment Management Group, LLC	✓

EQ Premier VIP Trust(++) – Portfolio Name	Share Class	Objective	Investment Adviser (and Sub-Adviser(s), as applicable)	Volatility Management
TARGET 2015 ALLOCATION	Class B	Seeks the highest total return over time consistent with its asset mix. Total return includes capital growth and income.	• Equitable Investment Management Group, LLC
TARGET 2025 ALLOCATION	Class B	Seeks the highest total return over time consistent with its asset mix. Total return includes capital growth and income.	• Equitable Investment Management Group, LLC
TARGET 2035 ALLOCATION	Class B	Seeks the highest total return over time consistent with its asset mix. Total return includes capital growth and income.	• Equitable Investment Management Group, LLC
TARGET 2045 ALLOCATION	Class B	Seeks the highest total return over time consistent with its asset mix. Total return includes capital growth and income.	• Equitable Investment Management Group, LLC
TARGET 2055 ALLOCATION	Class B	Seeks the highest total return over time consistent with its asset mix. Total return includes capital growth and income.	• Equitable Investment Management Group, LLC

EQ Advisors Trust – Portfolio Name	Share Class	Objective	Investment Adviser (and Sub-Adviser(s), as applicable)	Volatility Management
1290 VT DOUBLELINE DYNAMIC ALLOCATION	Class IB	Seeks to achieve total return from long-term capital appreciation and income.	• Equitable Investment Management Group, LLC • DoubleLine Capital LP
1290 VT EQUITY INCOME	Class IB	Seeks a combination of growth and income to achieve an above-average and consistent total return.	• Equitable Investment Management Group, LLC • Barrow, Hanley, Mewhinney & Strauss LLC
1290 VT GAMCO MERGERS & ACQUISITIONS	Class IB	Seeks to achieve capital appreciation.	• Equitable Investment Management Group, LLC • GAMCO Asset Management, Inc.
1290 VT GAMCO SMALL COMPANY VALUE	Class IB	Seeks to maximize capital appreciation.	• Equitable Investment Management Group, LLC • GAMCO Asset Management, Inc.
1290 VT HIGH YIELD BOND	Class IB	Seeks to maximize current income.	• Equitable Investment Management Group, LLC • AXA Investment Managers, Inc. • Post Advisory Group, LLP
1290 VT SMALL CAP VALUE(*)(2)	Class IB	Seeks to achieve long-term growth of capital.	• Equitable Investment Management Group, LLC • BlackRock Investment Management, LLC • Horizon Kinetics Asset Management LLC

EQ Advisors Trust – Portfolio Name	Share Class	Objective	Investment Adviser (and Sub-Adviser(s), as applicable)	Volatility Management
1290 VT SMARTBETA EQUITY(*)(3)	Class IB	Seeks to achieve long-term capital appreciation.	• Equitable Investment Management Group, LLC • AXA Rosenberg Investment Management, LLC
1290 VT SOCIALLY RESPONSIBLE	Class IB	Seeks to achieve long-term capital appreciation.	• Equitable Investment Management Group, LLC • BlackRock Investment Management, LLC
EQ/400 MANAGED VOLATILITY	Class IB	Seeks to achieve long-term growth of capital with an emphasis on risk-adjusted returns and managing volatility in the Portfolio.	• AllianceBernstein L.P. • Equitable Investment Management Group, LLC • BlackRock Investment Management, LLC	✓
EQ/500 MANAGED VOLATILITY	Class IB	Seeks to achieve long-term growth of capital with an emphasis on risk-adjusted returns and managing volatility in the Portfolio.	• AllianceBernstein L.P. • Equitable Investment Management Group, LLC • BlackRock Investment Management, LLC	✓
EQ/2000 MANAGED VOLATILITY	Class IB	Seeks to achieve long-term growth of capital with an emphasis on risk-adjusted returns and managing volatility in the Portfolio.	• AllianceBernstein L.P. • Equitable Investment Management Group, LLC • BlackRock Investment Management, LLC	✓
EQ/AB DYNAMIC MODERATE GROWTH	Class IB	Seeks to achieve total return from long-term growth of capital and income.	• AllianceBernstein L.P. • Equitable Investment Management Group, LLC	Δ
EQ/AB SMALL CAP GROWTH	Class IA	Seeks to achieve long-term growth of capital.	• AllianceBernstein L.P. • Equitable Investment Management Group, LLC
EQ/AGGRESSIVE GROWTH STRATEGY(*)(4)	Class IB	Seeks long-term capital appreciation and current income, with a greater emphasis on capital appreciation.	• Equitable Investment Management Group, LLC	✓
EQ/ALL ASSET GROWTH ALLOCATION(*) (5)	Class IB	Seeks long-term capital appreciation and current income.	• Equitable Investment Management Group, LLC
EQ/AMERICAN CENTURY MID CAP VALUE(*)(6)	Class IB	Seeks to achieve long-term capital growth. Income is a secondary objective.	• American Century Investment Management, Inc. • Equitable Investment Management Group, LLC
EQ/BALANCED STRATEGY	Class IB	Seeks long-term capital appreciation and current income.	• Equitable Investment Management Group, LLC	✓
EQ/BLACKROCK BASIC VALUE EQUITY	Class IB	Seeks to achieve capital appreciation and secondarily, income.	• Equitable Investment Management Group, LLC • BlackRock Investment Management, LLC
EQ/CAPITAL GROUP RESEARCH(*)(7)	Class IB	Seeks to achieve long-term growth of capital.	• Equitable Investment Management Group, LLC • Capital International, Inc.

EQ Advisors Trust – Portfolio Name	Share Class	Objective	Investment Adviser (and Sub-Adviser(s), as applicable)	Volatility Management
EQ/CLEARBRIDGE LARGE CAP GROWTH	Class IB	Seeks to achieve long-term capital growth.	• Equitable Investment Management Group, LLC • ClearBridge Investments, LLC
EQ/CLEARBRIDGE SELECT EQUITY MANAGED VOLATILITY	Class IB	Seeks to achieve capital appreciation, which may occasionally be short-term, with an emphasis on risk adjusted returns and managing volatility in the Portfolio.	• Equitable Investment Management Group, LLC • BlackRock Investment Management, LLC • ClearBridge Investments, LLC	✓
EQ/COMMON STOCK INDEX	Class IA	Seeks to achieve a total return before expenses that approximates the total return performance of the Russell 3000® Index, including reinvestment of dividends, at a risk level consistent with that of the Russell 3000® Index.	• AllianceBernstein L.P. • Equitable Investment Management Group, LLC
EQ/CONSERVATIVE GROWTH STRATEGY	Class IB	Seeks current income and growth of capital, with a greater emphasis on current income.	• Equitable Investment Management Group, LLC	✓
EQ/CONSERVATIVE STRATEGY	Class IB	Seeks a high level of current income.	• Equitable Investment Management Group, LLC	✓
EQ/CORE BOND INDEX	Class IB	Seeks to achieve a total return before expenses that approximates the total return performance of the Bloomberg Barclays U.S. Intermediate Government/Credit Bond Index, including reinvestment of dividends, at a risk level consistent with that of the Bloomberg Barclays U.S. Intermediate Government/Credit Bond Index.	• Equitable Investment Management Group, LLC • SSgA Funds Management, Inc.
EQ/EMERGING MARKETS EQUITY PLUS	Class IB	Seeks to achieve long-term growth of capital.	• AllianceBernstein L.P. • Equitable Investment Management Group, LLC • EARNEST Partners, LLC
EQ/EQUITY 500 INDEX	Class IA	Seeks to achieve a total return before expenses that approximates the total return performance of the Standard & Poor’s 500 Composite Stock Index, including reinvestment of dividends, at a risk level consistent with that of the Standard & Poor’s 500 Composite Stock Index.	• AllianceBernstein L.P. • Equitable Investment Management Group, LLC
EQ/FIDELITY INSTITUTIONAL AM® LARGE CAP	Class IB	Seeks to achieve long-term capital appreciation.	• Equitable Investment Management Group, LLC • FIAM LLC

EQ Advisors Trust – Portfolio Name	Share Class	Objective	Investment Adviser (and Sub-Adviser(s), as applicable)	Volatility Management
EQ/FRANKLIN BALANCED MANAGED VOLATILITY	Class IB	Seeks to maximize income while maintaining prospects for capital appreciation with an emphasis on risk-adjusted returns and managing volatility in the Portfolio.	• Equitable Investment Management Group, LLC • BlackRock Investment Management, LLC • Franklin Advisers, Inc.	✓
EQ/FRANKLIN SMALL CAP VALUE MANAGED VOLATILITY	Class IB	Seeks to achieve long-term total return with an emphasis on risk-adjusted returns and managing volatility in the Portfolio.	• Equitable Investment Management Group, LLC • BlackRock Investment Management, LLC • Franklin Mutual Advisers, LLC	✓
EQ/GLOBAL BOND PLUS	Class IB	Seeks to achieve capital growth and current income.	• Equitable Investment Management Group, LLC • BlackRock Investment Management, LLC • Wells Fargo Asset Management (International), Limited and Wells Capital Management, Inc.
EQ/GLOBAL EQUITY MANAGED VOLATILITY	Class IB	Seeks to achieve long-term capital appreciation with an emphasis on risk-adjusted returns and managing volatility in the Portfolio.	• Equitable Investment Management Group, LLC • BlackRock Investment Management, LLC • Morgan Stanley Investment Management Inc. • Invesco Advisers, Inc.	✓
EQ/GOLDMAN SACHS MID CAP VALUE	Class IB	Seeks to achieve long-term capital appreciation.	• Equitable Investment Management Group, LLC • Goldman Sachs Asset Management, L.P.
EQ/INTERMEDIATE GOVERNMENT BOND	Class IA

Seeks to achieve a total return before expenses that approximates the total return performance of the Bloomberg Barclays U.S. Intermediate Government Bond Index, including reinvestment of dividends, at a risk level consistent with that of the Bloomberg Barclays U.S. Intermediate Government Bond

Index.

• Equitable Investment Management Group, LLC • SSgA Funds Management, Inc.

EQ Advisors Trust – Portfolio Name	Share Class	Objective	Investment Adviser (and Sub-Adviser(s), as applicable)	Volatility Management
EQ/INTERNATIONAL CORE MANAGED VOLATILITY	Class IB	Seeks to achieve long-term growth of capital with an emphasis on risk-adjusted returns and managing volatility in the Portfolio.

•   Equitable Investment Management Group, LLC

•   BlackRock Investment Management, LLC

•   EARNEST Partners, LLC

•   Federated Global Investment Management Corp.

•   Massachusetts Financial Services Company d/b/a MFS Investment Management

✓
EQ/INTERNATIONAL EQUITY INDEX	Class IA	Seeks to achieve a total return (before expenses) that approximates the total return performance of a composite index comprised of 40% DJ Euro STOXX 50 Index, 25% FTSE 100 Index, 25% TOPIX Index, and 10% S&P/ASX 200 Index, including reinvestment of dividends, at a risk level consistent with that of the composite index.	• AllianceBernstein L.P. • Equitable Investment Management Group, LLC
EQ/INTERNATIONAL MANAGED VOLATILITY	Class IB	Seeks to achieve long-term growth of capital with an emphasis on risk-adjusted returns and managing volatility in the Portfolio.	• AllianceBernstein L.P. • Equitable Investment Management Group, LLC • BlackRock Investment Management, LLC	✓
EQ/INTERNATIONAL VALUE MANAGED VOLATILITY	Class IB	Seeks to provide current income and long-term growth of income, accompanied by growth of capital with an emphasis on risk-adjusted returns and managing volatility in the Portfolio.	• Equitable Investment Management Group, LLC • BlackRock Investment Management, LLC • Harris Associates L.P.	✓
EQ/INVESCO COMSTOCK	Class IB	Seeks to achieve capital growth and income.	• Equitable Investment Management Group, LLC • Invesco Advisers, Inc.
EQ/INVESCO GLOBAL(*)(8)	Class IB	Seeks to achieve capital appreciation.	• Equitable Investment Management Group, LLC • Invesco Advisers, Inc.
EQ/INVESCO GLOBAL REAL ESTATE	Class IB	Seeks to achieve total return through growth of capital and current income.	• Equitable Investment Management Group, LLC • Invesco Advisers, Inc. • Invesco Asset Management Ltd.
EQ/INVESCO INTERNATIONAL GROWTH	Class IB	Seeks to achieve long-term growth of capital.	• Equitable Investment Management Group, LLC • Invesco Advisers, Inc.

EQ Advisors Trust – Portfolio Name	Share Class	Objective	Investment Adviser (and Sub-Adviser(s), as applicable)	Volatility Management
EQ/JANUS ENTERPRISE(*)(9)	Class IB	Seeks to achieve capital growth.	• Equitable Investment Management Group, LLC • Janus Capital Management LLC
EQ/JPMORGAN VALUE OPPORTUNITIES	Class IB	Seeks to achieve long-term capital appreciation.	• Equitable Investment Management Group, LLC • J.P. Morgan Investment Management Inc.
EQ/LARGE CAP CORE MANAGED VOLATILITY	Class IB	Seeks to achieve long-term growth of capital with an emphasis on risk-adjusted returns and managing volatility in the Portfolio.	• Equitable Investment Management Group, LLC • BlackRock Investment Management, LLC • Capital International, Inc. • Thornburg Investment Management, Inc. • Vaughan Nelson Investment Management	✓
EQ/LARGE CAP GROWTH INDEX	Class IB	Seeks to achieve a total return before expenses that approximates the total return performance of the Russell 1000® Growth Index, including reinvestment of dividends at a risk level consistent with the Russell 1000® Growth Index.	• AllianceBernstein L.P. • Equitable Investment Management Group, LLC
EQ/LARGE CAP GROWTH MANAGED VOLATILITY	Class IB	Seeks to provide long-term capital growth with an emphasis on risk-adjusted returns and managing volatility in the Portfolio.

•   Equitable Investment Management Group, LLC

•   BlackRock Investment Management, LLC

•   HS Management Partners, LLC

•   Loomis, Sayles & Company, L.P.

•   Polen Capital Management, LLC

•   T. Rowe Price Associates, Inc.

✓
EQ/LARGE CAP VALUE INDEX	Class IB	Seeks to achieve a total return before expenses that approximates the total return performance of the Russell 1000® Value Index, including reinvestment of dividends, at a risk level consistent with that of the Russell 1000® Value Index.	• AllianceBernstein L.P. • Equitable Investment Management Group, LLC

EQ Advisors Trust – Portfolio Name	Share Class	Objective	Investment Adviser (and Sub-Adviser(s), as applicable)	Volatility Management
EQ/LARGE CAP VALUE MANAGED VOLATILITY	Class IA	Seeks to achieve long-term growth of capital with an emphasis on risk-adjusted returns and managing volatility in the Portfolio.	• AllianceBernstein L.P. • Equitable Investment Management Group, LLC • BlackRock Investment Management, LLC • Massachusetts Financial Services Company d/b/a MFS Investment Management	✓
EQ/LAZARD EMERGING MARKETS EQUITY	Class IB	Seeks to achieve long-term capital appreciation.	• Equitable Investment Management Group, LLC • Lazard Asset Management LLC
EQ/LOOMIS SAYLES GROWTH	Class IB	Seeks to achieve capital appreciation.	• Equitable Investment Management Group, LLC • Loomis, Sayles & Company, L.P.
EQ/MFS INTERNATIONAL GROWTH	Class IB	Seeks to achieve capital appreciation.	• Massachusetts Financial Services Company d/b/a MFS Investment Management
EQ/MFS INTERNATIONAL INTRINSIC VALUE(*)(10)	Class IB	Seeks to achieve capital appreciation.	• Equitable Investment Management Group, LLC • Massachusetts Financial Services Company d/b/a MFS Investment Management (“MFS”)
EQ/MFS MID CAP FOCUSED GROWTH	Class IB	Seeks to provide growth of capital.	• Equitable Investment Management Group, LLC • Massachusetts Financial Services Company d/b/a MFS Investment Management
EQ/MFS TECHNOLOGY	Class IB	Seeks to achieve capital appreciation.	• Equitable Investment Management Group, LLC • Massachusetts Financial Services Company d/b/a MFS Investment Management (“MFS”)
EQ/MFS UTILITIES SERIES	Class IB	Seeks to achieve total return.	• Equitable Investment Management Group, LLC • Massachusetts Financial Services Company d/b/a MFS Investment Management (“MFS”)

EQ Advisors Trust – Portfolio Name	Share Class	Objective	Investment Adviser (and Sub-Adviser(s), as applicable)	Volatility Management
EQ/MID CAP INDEX	Class IB	Seeks to achieve a total return before expenses that approximates the total return performance of the Standard & Poor’s MidCap 400® Index, including reinvestment of dividends, at a risk level consistent with that of the Standard & Poor’s MidCap 400® Index.	• AllianceBernstein L.P. • Equitable Investment Management Group, LLC
EQ/MID CAP VALUE MANAGED VOLATILITY	Class IB	Seeks to achieve long-term capital appreciation with an emphasis on risk adjusted returns and managing volatility in the Portfolio.	• Equitable Investment Management Group, LLC • BlackRock Investment Management, LLC • Diamond Hill Capital Management, Inc. • Wellington Management Company, LLP	✓
EQ/MODERATE GROWTH STRATEGY	Class IB	Seeks long-term capital appreciation and current income, with a greater emphasis on current income.	• Equitable Investment Management Group, LLC	✓
EQ/MONEY MARKET(†)	Class IA	Seeks to obtain a high level of current income, preserve its assets and maintain liquidity.	• Equitable Investment Management Group, LLC
EQ/MORGAN STANLEY SMALL CAP GROWTH(*)(11)	Class IB	Seeks to achieve long-term growth of capital.	• Equitable Investment Management Group, LLC • BlackRock Investment Management, LLC • Morgan Stanley Investment Management Inc.
EQ/PIMCO GLOBAL REAL RETURN	Class IB	Seeks to achieve maximum real return, consistent with preservation of capital and prudent investment management.	• Equitable Investment Management Group, LLC • Pacific Investment Management Company LLC
EQ/PIMCO ULTRA SHORT BOND	Class IB	Seeks to generate a return in excess of traditional money market products while maintaining an emphasis on preservation of capital and liquidity.	• Equitable Investment Management Group, LLC • Pacific Investment Management Company LLC
EQ/QUALITY BOND PLUS	Class IA	Seeks to achieve high current income consistent with moderate risk to capital.	• AllianceBernstein L.P. • Equitable Investment Management Group, LLC • Pacific Investment Management Company, LLC

EQ Advisors Trust – Portfolio Name	Share Class	Objective	Investment Adviser (and Sub-Adviser(s), as applicable)	Volatility Management
EQ/SMALL COMPANY INDEX	Class IB	Seeks to replicate as closely as possible (before expenses) the total return of the Russell 2000® Index.	• AllianceBernstein L.P. • Equitable Investment Management Group, LLC
EQ/T. ROWE PRICE GROWTH STOCK	Class IB	Seeks to achieve long-term capital appreciation and secondarily, income.	• Equitable Investment Management Group, LLC • T. Rowe Price Associates, Inc.
EQ/WELLINGTON ENERGY	Class IB	Seeks to provide capital growth and appreciation.	• Equitable Investment Management Group, LLC • Wellington Management Company, LLP
MULTIMANAGER AGGRESSIVE EQUITY	Class IA	Seeks to achieve long-term growth of capital.

•   AllianceBernstein L.P.

•   Equitable Investment Management Group, LLC

•   ClearBridge Investments, LLC

•   1832 Asset Management U.S., Inc.

•   T. Rowe Price Associates, Inc.

•   Westfield Capital Management Company, L.P.

MULTIMANAGER CORE BOND	Class IB	Seeks to achieve a balance of high current income and capital appreciation, consistent with a prudent level of risk.	• Equitable Investment Management Group, LLC • BlackRock Financial Management, Inc. • DoubleLine Capital L.P. • Pacific Investment Management Company LLC • SSgA Funds Management, Inc.
MULTIMANAGER TECHNOLOGY	Class IB	Seeks to achieve long-term growth of capital.	• AllianceBernstein L.P. • Allianz Global Investors U.S. LLC • Equitable Investment Management Group, LLC • Wellington Management Company, LLP

AIM Variable Insurance Funds (Invesco Variable Insurance Funds) – Series II Portfolio Name	Objective	Investment Adviser (and Sub-Adviser(s), as applicable)
INVESCO V.I. HIGH YIELD FUND	The fund’s investment objective is total return, comprised of current income and capital appreciation.	• Invesco Advisers, Inc. • Sub-Adviser: Invesco Canada Ltd.
INVESCO V.I. MID CAP CORE EQUITY FUND	The fund’s investment objective is long-term growth of capital.	• Invesco Advisers, Inc.
INVESCO V.I. SMALL CAP EQUITY FUND	The fund’s investment objective is long-term growth of capital.	• Invesco Advisers, Inc.

American Funds Insurance Series® – Class 4 Shares Portfolio Name	Objective	Investment Adviser (and Sub-Adviser(s), as applicable)
BOND FUND	The fund’s investment objective is to provide as high a level of current income as is consistent with the preservation of capital.	• Capital Research and Management Company

Ivy Variable Insurance Portfolios Portfolio Name	Objective	Investment Adviser (and Sub-Adviser(s), as applicable)
IVY VIP HIGH INCOME	To seek to provide total return through a combination of high current income and capital appreciation.	• Ivy Investment Management Company (IICO)
IVY VIP SMALL CAP GROWTH	To seek to provide growth of capital.	• Ivy Investment Management Company (IICO)

MFS® Variable Insurance Trusts – Service Class Portfolio Name	Objective	Investment Adviser (and Sub-Adviser(s), as applicable)
MFS® INVESTORS TRUST SERIES	The fund’s investment objective is to seek capital appreciation.	• Massachusetts Financial Services Company d/b/a MFS Investment Management
MFS® MASSACHUSETTS INVESTORS GROWTH STOCK PORTFOLIO	The fund’s investment objective is to seek capital appreciation.	• Massachusetts Financial Services Company d/b/a MFS Investment Management

VanEck VIP Trust – S Class Portfolio Name	Objective	Investment Adviser (and Sub-Adviser(s), as applicable)
VANECK VIP GLOBAL HARD ASSETS FUND	Seeks long-term capital appreciation by investing primarily in hard asset securities. Income is a secondary consideration.	• Van Eck Associates Corporation
(†)

The Portfolio operates as a “government money market fund.” The Portfolio will invest at least 99.5% of its total assets in U.S. government securities, cash, and/or repurchase agreements that are fully collateralized by U.S. government securities or cash.

(++)	Formerly known as AXA Premier VIP Trust.
(*)

The chart below reflects the variable investment option’s former name which may continue to be used in certain documents for a period of time after the date of this prospectus. The number in the “FN” column corresponds with the number contained in the table above.

FN	Variable Investment Option’s Former Name

(1)	Charter Multi-Sector Bond

(5)	All Asset Growth-Alt 20

(7)	EQ/Capital Guardian Research

(8)	EQ/Oppenheimer Global

(10)	EQ/MFS International Value
(*)

This information reflects the merger of variable investment options. The chart below reflects the acquired variable investment which may continue to be used in certain documents for a period of time after the date of this prospectus, and the acquiring variable investment option. The number in the “FN” column corresponds with the number contained in the table above.

FN	Acquired Variable Investment Option	Acquiring Variable Investment Option

(2)	Charter Small Cap Value	1290 VT Small Cap Value

(3)	EQ/Templeton Global Equity Managed Volatility	1290 VT SmartBeta Equity

(4)	EQ/Franklin Templeton Allocation Managed Volatility	EQ/Aggressive Growth Strategy

(6)	Multimanager Mid Cap Value	EQ/American Century Mid Cap Value

(7)	EQ/UBS Growth and Income	EQ/Capital Guardian Research

(9)	Multimanager Mid Cap Growth	EQ/Janus Enterprise

(11)	Charter Small Cap Growth	EQ/Morgan Stanley Small Cap Growth

You should consider the investment objectives, risks and charges and expenses of the portfolios carefully before investing. The prospectuses for the Trusts contain this and other important information about the portfolios. The prospectuses should be read carefully before investing. In order to obtain copies of the Trust prospectuses that do not accompany this prospectus, you may call one of our customer service representatives at (800) 628-6673.

Guaranteed interest option

The guaranteed interest option is part of our general account and pays interest at guaranteed rates. We discuss our general account in “More information” later in this prospectus.

We credit interest daily to amounts in the guaranteed interest option. There are three levels of interest in effect at the same time in the guaranteed interest option:

(1)	the minimum interest rate guaranteed over the life of the contract,

(2)	the annual minimum guaranteed interest rate for the calendar year, and

(3)	the current interest rate.

We set current interest rates periodically, according to our procedures that we have in effect at the time. All interest rates are effective annual rates, but before deduction of annual administrative charges or any withdrawal charges.

We assign an interest rate to each amount allocated to the guaranteed interest option. This rate is guaranteed for a specified period. The rate may be different depending on certain factors, including the type and series of your contract and when the allocation is made. An exception to this approach applies to Corporate Trusteed contracts and EDC contracts issued to government employees in New York whose EQUI-VEST® funding arrangements became effective on and after July 1, 1989. Generally, we assign an interest rate to the total amounts invested in Corporate Trusteed and EDC contracts issued to government employees in New York regardless of when allocations were made to the guaranteed interest option.

The annual minimum guaranteed interest rate for 2020 ranges from 1.00% to 4.00% depending on the lifetime guaranteed minimum rate of your contract. Depending on your contract type, contract series, and the state where your contract is issued, the lifetime minimum guaranteed interest rate ranges from 1.00% to 3.00% (may be 4.00% for Corporate Trusteed contracts and Keogh Trusteed contracts). The lifetime minimum guaranteed interest rate is shown in your contract. The annual minimum guaranteed interest rate will never be less than the lifetime minimum guaranteed interest rate. Current interest rates will never be less than the annual minimum guaranteed interest rate. Check with your financial professional as to which rate applies in your state and to your contract series.

Fixed maturity options

We offer fixed maturity options with maturity dates generally ranging from one to ten years (one to seven in Oregon). We will not accept allocations to a fixed maturity option if on the date the contribution or transfer is to be applied the rate to maturity is 3%. This means that at points in time there may be no fixed maturity options available. You can allocate your contributions to one or more of these fixed maturity options. However, you may not allocate more than one contribution to any one fixed maturity option.

These amounts become part of a non-unitized separate account. They will accumulate interest at the “rate to maturity” for each fixed maturity option. The total amount you allocate to and accumulate in each fixed maturity option is called the “fixed maturity amount.” Your financial professional can provide your state’s approval status. For contracts issued in New York, see “Charges and expenses” for information on withdrawal charges when amounts are allocated to the fixed maturity options.

Fixed maturity options generally range from one to ten years to maturity.

The rate to maturity you will receive for each fixed maturity option is the rate to maturity in effect for new contributions allocated to that fixed maturity option on the date we apply your contribution.

On the maturity date of a fixed maturity option, your fixed maturity amount, assuming you have not made any withdrawals or transfers, will equal your contribution to that fixed maturity option plus interest, at the rate to maturity for that contribution. This is the fixed maturity option’s “maturity value.” Before maturity, the current value we will report for your fixed maturity amount will reflect a market value adjustment. Your current value will reflect the market value adjustment that we would make if you were to withdraw all of your fixed maturity amounts on the date of the report. We call this your “market adjusted amount.”

Fixed maturity options and maturity dates.  We currently offer fixed maturity options ending on June 14th for maturity years ranging from one through ten (seven in Oregon). Not all of these fixed maturity options will be available for annuitants ages 76 and older. See “Allocating your contributions.” As fixed maturity options expire, we expect to add maturity years so that generally ten (seven in Oregon) fixed maturity options are available at any time.

We will not accept allocations to a fixed maturity option if on the date the contribution is to be applied:

•	you previously allocated a contribution or made a transfer to the same fixed maturity option; or

•	the rate to maturity is 3%; or

•	the fixed maturity option’s maturity date is within 45 days; or

•	the fixed maturity option’s maturity date is later than the date annuity payments are to begin.

Your choices at the maturity date.  We will notify you at least 45 days before each of your fixed maturity options is scheduled to mature. At that time, you may choose to have one of the following take place on the maturity date, as long as none of the conditions listed above or in “Allocating your contributions” would apply:

(a)	transfer the maturity value into another available fixed maturity option, or into any of the variable investment options; or

(b)	subject to plan restrictions, withdraw the maturity value (there may be a withdrawal charge).

If we do not receive your choice on or before the fixed maturity option’s maturity date, we will automatically transfer your maturity value into the next available fixed maturity option (or another investment option if we are required to do so by any state regulation). For more information see “About our fixed maturity options” in “More information” later in this prospectus. We may change our procedures in the future.

Market value adjustment.  If you make any withdrawals (including transfers, surrender or termination of your contract or when we make deductions for charges) from a fixed maturity option before it matures, we will make a market value adjustment, which will increase or decrease any fixed maturity amount you have in that fixed maturity option. The amount of the adjustment will depend on two factors:

(a)	the difference between the rate to maturity that applies to the amount being withdrawn and the rate to maturity in effect at that time for new allocations to that same fixed maturity option, and

(b)	the length of time remaining until the maturity date.

In general, if interest rates rise from the time that you originally allocate an amount to a fixed maturity option to the time that you take a withdrawal, the market value adjustment will be negative. Likewise, if interest rates drop at the end of that time, the market value adjustment will be positive. Also, the amount of the market value adjustment, either up or down, will be greater the longer the time remaining until the fixed maturity option’s maturity date. Therefore, it is possible that the market value adjustment could greatly reduce your value in the fixed maturity options, particularly in the fixed maturity options with later maturity dates.

We provide an illustration of the market adjusted amount of specified maturity values, an explanation of how we calculate the market value adjustment, and information concerning our general account and investments purchased with amounts allocated to the fixed maturity options, in “More information” later in this prospectus. Appendix II at the end of this prospectus provides an example of how the market value adjustment is calculated.

Selecting your investment method

Subject to any employer plan limitations, you must choose one of the following two methods for selecting your investment options:

•

Maximum investment options choice.  Under this method, you may allocate contributions or transfer funds to any of the available investment options listed in A and B in the investment options chart. You can make transfers whenever you choose. However, there will be restrictions on the amount you can transfer out of the guaranteed interest option listed in A.

•	Maximum transfer flexibility. Under this method, you may allocate contributions or transfer funds to any of the available investment options listed in A in the investment options chart and no transfer restrictions will apply.

Temporary removal of transfer restrictions that apply to the investment methods.  From time to time, we may remove certain restrictions that apply to your investment method. If we do so, we will tell you. For example, if you elect the “Maximum investment options choice” method, for a limited time there will be no restrictions on the amount you could transfer out of the guaranteed interest option listed in group “A.” If you elect the “Maximum transfer flexibility” method, for a limited time you will be able to use the fixed income variable investment options listed in group “B” as well as the fixed maturity options.

We will also tell you at least 45 days in advance of the day that we intend to reimpose the transfer restrictions. When we reimpose the transfer restrictions, if you elect the “Maximum investment options choice” method, limits on transfers out of the guaranteed interest option will again apply. If you elect the “Maximum transfer flexibility” method, you will no longer be permitted to allocate new contributions to, or transfer amounts into, the variable investment options in group B (including through our rebalancing program) or the fixed maturity options. However, amounts that are in any investment options that are not available under “Maximum transfer flexibility” can remain in these options.

Variable investment options

A

•	Guaranteed Interest Option

Domestic Equity

•	1290 VT Equity Income
•	1290 VT GAMCO Mergers & Acquisitions
•	1290 VT GAMCO Small Company Value
•	1290 VT Small Cap Value(2)
•	1290 VT Socially Responsible
•	EQ/400 Managed Volatility
•	EQ/500 Managed Volatility
•	EQ/2000 Managed Volatility
•	EQ/AB Small Cap Growth
•	EQ/American Century Mid Cap Value(2)
•	EQ/BlackRock Basic Value Equity
•	EQ/Capital Group Research(1)(2)
•	EQ/ClearBridge Large Cap Growth
•	EQ/ClearBridge Select Equity Managed Volatility
•	EQ/Common Stock Index
•	EQ/Equity 500 Index
•	EQ/Fidelity® Institutional AM® Large Cap
•	EQ/Franklin Small Cap Value Managed Volatility
•	EQ/Goldman Sachs Mid Cap Value
•	EQ/Invesco Comstock
•	EQ/Janus Enterprise(2)
•	EQ/JPMorgan Value Opportunities
•	EQ/Large Cap Core Managed Volatility
•	EQ/Large Cap Growth Index
•	EQ/Large Cap Growth Managed Volatility
•	EQ/Large Cap Value Index
•	EQ/Large Cap Value Managed Volatility
•	EQ/Loomis Sayles Growth
•	EQ/MFS® Mid Cap Focused Growth(1)
•	EQ/MFS® Technology
•	EQ/MFS® Utilities
•	EQ/Mid Cap Index
•	EQ/Mid Cap Value Managed Volatility
•	EQ/Morgan Stanley Small Cap Growth(2)
•	EQ/Small Company Index
•	EQ/T. Rowe Price Growth Stock
•	EQ/Wellington Energy
•	Invesco V.I. Mid Cap Core Equity
•	Invesco V.I. Small Cap Equity
•	Ivy VIP Small Cap Growth
•	MFS® Investors Trust
•	MFS® Massachusetts Investors Growth Stock
•	Multimanager Aggressive Equity
•	Multimanager Technology
•	VanEck VIP Global Hard Assets

International/Global

•	1290 VT SmartBeta Equity(2)
•	EQ/Emerging Markets Equity PLUS
•	EQ/Global Equity Managed Volatility
•	EQ/International Core Managed Volatility
•	EQ/International Equity Index
•	EQ/International Managed Volatility
•	EQ/International Value Managed Volatility
•	EQ/Invesco Global(1)
•	EQ/Invesco Global Real Estate
•	EQ/Invesco International Growth
•	EQ/Lazard Emerging Markets Equity
•	EQ/MFS® International Growth
•	EQ/MFS® International Intrinsic Value(1)

Asset Allocation

•	1290 VT DoubleLine Dynamic Allocation
•	EQ/AB Dynamic Moderate Growth
•	EQ/Aggressive Allocation
•	EQ/Aggressive Growth Strategy(2)
•	EQ/All Asset Growth Allocation(1)
•	EQ/Balanced Strategy
•	EQ/Conservative Allocation
•	EQ/Conservative Growth Strategy
•	EQ/Conservative Strategy
•	EQ/Conservative-Plus Allocation
•	EQ/Franklin Balanced Managed Volatility
•	EQ/Moderate Allocation
•	EQ/Moderate Growth Strategy
•	EQ/Moderate-Plus Allocation
•	Target 2015 Allocation
•	Target 2025 Allocation
•	Target 2035 Allocation
•	Target 2045 Allocation
•	Target 2055 Allocation

B

Fixed income

•	1290 VT High Yield Bond
•	American Funds Insurance Series® Bond Fund
•	EQ/Core Bond Index
•	EQ/Core Plus Bond(1)
•	EQ/Global Bond PLUS
•	EQ/Intermediate Government Bond
•	EQ/Money Market
•	EQ/PIMCO Global Real Return
•	EQ/PIMCO Ultra Short Bond
•	EQ/Quality Bond PLUS
•	Invesco V.I. High Yield
•	Ivy VIP High Income
•	Multimanager Core Bond

(1)

This is the variable investment option’s new name. Please see “Portfolios of the Trusts” earlier in this prospectus for the variable investment option’s former name which may continue to be used in certain documents for a period of time after the date of this prospectus.

(2)

This is the surviving variable investment option of a Portfolio merger. Please see “Portfolios of the Trust” earlier in this prospectus for the name of the acquired variable investment option which may continue to be used in certain documents for a period of time after the date of this prospectus.

Fixed maturity options

The fixed maturity options are only available in states where approved. Transfer restrictions apply as indicated above under “Fixed maturity options and maturity dates.”

The Target Allocation investment options are expected to invest more heavily in fixed income securities as they approach their respective target dates, and thereafter. As each Target Allocation investment option reaches its respective target date, we reserve the right to make it a group “B” investment option. Please note that if you select the “Maximum transfer flexibility” method, and you allocate any contributions or account value to any of the Target Allocation investment options, you will be deemed to have changed to the “Maximum investment options choice” method. This change to your investment method will occur when you change your allocation instruction to include a Target Allocation investment option or when you make a transfer to a Target Allocation investment option that has been reassigned. We will notify you of this change in writing. Please note that if this occurs, the number of variable investment options available to you will increase. In other words, the “B” investment options will be available to you. However, your ability to transfer out of the guaranteed interest option will be limited.

If you select the “Maximum transfer flexibility” method but have not included any of the Target Allocation investment options among your allocations, you will not be changed to the alternate method but those options will no longer be available to you.

You may choose from any of the investment options available under your investment method. In all cases, if any of the options listed in B in the chart referenced above are selected, you will be subject to the restrictions on transfers out of the guaranteed interest option that apply under the “Maximum investment options choice” investment method.

Please note that under Trusteed contracts your employer or the plan trustee will select the investment method available to the participant. Under all other contracts, you may choose from any of the investment options available under your investment method. In all cases, if any of the options listed in B in the chart referenced above are selected, you will be subject to the restrictions on transfers out of the guaranteed interest option that apply under the “Maximum investment options choice” investment method.

A participant is an individual who participates in an employer’s plan funded by an EQUI-VEST® contract. The participant is also the annuitant.

ERISA considerations for employers

If you are an employer and your plan is intended to comply with the requirements of the Employee Retirement Income Security Act of 1974 (“ERISA”) Section 404(c), you or your plan trustee must make sure that the investment options chosen for your plan constitute a broad range of investment choices as required by the Department of Labor’s (“DOL”) regulation under ERISA Section 404(c). See “Tax information” later in this prospectus.

Allocating your contributions

Once you have made your investment method choice, you may allocate your contributions to one or more or all of the investment options that you have chosen, subject to any restrictions under the investment method you chose. However, you may not allocate more than one contribution to any one fixed maturity option. If the annuitant is age 76 or older, you may only allocate contributions to fixed maturity options with maturities of five years or less. Allocations must be in whole percentages and you may change your allocation percentages at any time. However, the total of your allocations must equal 100%. Once your contributions are allocated to the investment options, they become a part of your account value. We discuss account value in “Determining your contract’s value” later in this prospectus.

The contract is between you and the Company. The contract is not an investment advisory account, and the Company is not providing any investment advice or managing the allocation under your contract. In the absence of a specific written arrangement to the contrary, you, as the owner of the contract, have the sole authority to make investment allocations and other decisions under the contract. Your Equitable Advisors’ financial professional is acting as a broker-dealer registered representative, and is not authorized to act as an investment advisor or to manage the allocations under your contract. If your financial professional is a registered representative with a broker-dealer other than Equitable Advisors, your should speak with him/her regarding any different arrangements that may apply.

Your right to cancel within a certain number of days

If for any reason you are not satisfied with your contract, you may return it to us for a refund. To exercise this cancellation right you must mail the contract directly to our processing office within 10 days after you receive it. In some states, this “free look” period may be longer.

For contributions allocated to the variable investment options, your refund will equal your contributions, reflecting any investment gain or loss that also reflects the daily charges we deduct. For contributions allocated to the fixed maturity options, your refund will equal the amount of the contribution allocated to fixed maturity options reflecting any positive or negative market value adjustments. Some states require that we refund the full amount of your contribution (not including any investment gain or loss, or interest or market value adjustment). For contributions allocated to the guaranteed interest option, your refund will equal the amount of the contributions, without interest. For contracts issued to fund SEPs, SARSEPs or SIMPLE IRAs that are returned to us within seven days after you receive it, we are required to refund the full amount of your contribution. When required by applicable law to return the full amount of your contribution, we will return the greater of your contribution or your contract’s cash value.

We may require that you wait six months before you apply for a contract with us again if:

•	you cancel your contract during the free look period; or

•	you change your mind before you receive your contract whether we have received your contribution or not.

See Appendix III for any state variations.

In addition to the cancellation right described above, you have the right to surrender your contract, rather than cancel it. Surrendering your contract may yield results different than canceling your contract, including a greater potential for taxable income. In some cases, your cash value upon surrender may be greater than your contributions to the contract. Please see “Tax information” later in this prospectus for possible consequences of cancelling your contract.

2. Determining your contract’s value

Your account value and cash value

Your “account value” is the total of the: (i) values you have allocated to the variable investment options; (ii) the guaranteed interest option; (iii) the market adjusted amounts you have in the fixed maturity options; and (iv) if you have taken a loan under a TSA, governmental employer EDC or Corporate Trusteed contract, amounts held in your loan reserve account. These amounts are subject to certain fees and charges discussed in “Charges and expenses” later in this prospectus.

Your contract also has a “cash value.” At any time before annuity payments begin, your contract’s cash value is equal to the account value, less: (i) any applicable withdrawal charges and (ii) the total amount or a pro rata portion of the annual administrative charge, and (iii) under a TSA, governmental employer EDC or Corporate Trusteed contract, any outstanding loan plus accrued interest.

Your contract’s value in the variable investment options

Each variable investment option invests in shares of a corresponding portfolio. Your value in each variable investment option is measured by “units.” The value of your units will increase or decrease as though you had invested it in the corresponding portfolio’s shares directly. Your value, however, will be reduced by the amount of the fees and charges that we deduct under the contract.

Units measure your value in each variable investment option.

The unit value for each variable investment option depends on the investment performance of that option minus daily charges for mortality and expense risks and other expenses. On any day, your value in any variable investment option equals the number of units credited to that option, adjusted for any units purchased for or deducted from your contract under that option, multiplied by that day’s value for one unit. The number of your contract units in any variable investment option does not change unless they are increased or decreased to reflect additional contributions, withdrawals, withdrawal charges, transfers and loans.

In addition, the annual administrative charge or third-party transfer or exchange charge and plan operating expense charge for TSAs will reduce the number of units credited to your contract. A description of how unit values are calculated is found in the SAI.

Your contract’s value in the guaranteed interest option

Your value in the guaranteed interest option at any time will equal: your contributions and transfers to that option, plus interest, minus withdrawals and transfers out of the option, and charges we deduct.

Your contract’s value in the fixed maturity options

Your value in each fixed maturity option at any time before the maturity date is the market adjusted amount in each option, which reflects withdrawals out of the option and charges we deduct. This is equivalent to your fixed maturity amount increased or decreased by the market value adjustment. Your value, therefore, may be higher or lower than your contributions (less withdrawals) accumulated at the rate to maturity. At the maturity date, your value in a fixed maturity option will equal its maturity value, provided there have been no withdrawals or transfers.

Insufficient account value

Your contract will terminate without value if your account value is insufficient to pay any applicable charges when due. Your account value could become insufficient due to withdrawals and/or poor market performance. Upon such termination, you will lose all your rights under your contract.

3. Transferring your money among investment options

Transferring your account value

At any time before the date annuity payments are to begin, you can transfer some or all of your account value among the investment options, subject to the following:

•	You must transfer at least $300 of account value or, if less, the entire amount in the investment option. We may waive the $300 requirement.

•	You may not transfer to a fixed maturity option in which you already have value.

•	You may not transfer to a fixed maturity option that has a rate to maturity of 3%.

•	You may not transfer to a fixed maturity option if its maturity date is later than the date annuity payments are to begin.

•	If you make transfers out of a fixed maturity option other than at its maturity date the transfer will cause a market value adjustment.

•

If you choose the “Maximum investment options choice” method for selecting investment options (including if you have been deemed to have selected that method as a result of a Target Allocation investment option in which you are invested becoming a group “B” option as described under “Selecting your investment method” in “Contract features and benefits” earlier in this prospectus) the maximum amount you may transfer in any contract year from the guaranteed interest option to any other investment option is (a) 25% of the amount you had in the guaranteed interest option on the last day of the prior contract year or, if greater, (b) the total of all amounts you transferred from the guaranteed interest option to any other investment option in the prior contract year.

•

If you transfer money from another financial institution into the guaranteed interest option during your first contract year, and if you have selected the “Maximum investment options choice” method (including if you have been deemed to have selected that method as a result of a Target Allocation investment option in which you are invested becoming a group “B” option as described under “Selecting your investment method” in “Contract features and benefits” earlier in this prospectus) you may, during the balance of that contract year, transfer up to 25% of such initial guaranteed interest option balance to any other investment option.

Upon advance notice to you, we may change or establish additional restrictions on transfers among the investment options, including limitations on the number, frequency, or dollar amount of transfers. A transfer request does not change your percentages for allocating current or future contributions among the investment options. Our current transfer restrictions are set forth in the “Disruptive transfer activity” section below.

You may request a transfer in writing or by telephone using TOPS or online using Online Account Access. You must send all signed written requests directly to our processing office. Transfer requests should specify:

(1)	the contract number,

(2)	the dollar amounts to be transferred, and

(3)	the investment options to and from which you are transferring.

Under Trusteed and EDC contracts, you or the trustee or employer owner, whichever applies, can direct us to transfer among the investment options.

Please see “Allocating your contributions” in “Contract features and benefits” for more information about your role in managing your allocations.

We will confirm all transfers in writing.

Disruptive transfer activity

You should note that the contract is not designed for professional “market timing” organizations, or other organizations or individuals engaging in a market timing strategy. The contract is not designed to accommodate programmed transfers, frequent transfers or transfers that are large in relation to the total assets of the underlying portfolio.

Frequent transfers, including market timing and other program trading or short-term trading strategies, may be disruptive to the underlying portfolios in which the variable investment options invest. Disruptive transfer activity may adversely affect performance and the interests of long-term investors by requiring a portfolio to maintain larger amounts of cash or to liquidate portfolio holdings at a disadvantageous time or price. For example, when market timing occurs, a portfolio may have to sell its holdings to have the cash necessary to redeem the market timer’s investment. This can happen when it is not advantageous to sell any securities, so the portfolio’s performance may be hurt. When large dollar amounts are involved, market timing can also make it difficult to use long-term investment strategies because a portfolio cannot predict how much cash it will have to invest. In addition, disruptive transfers or purchases and redemptions of portfolio investments may impede efficient portfolio management and impose increased transaction costs, such as brokerage costs, by requiring the portfolio manager to effect more frequent purchases and sales of portfolio securities. Similarly, a portfolio may bear increased administrative costs as a result of the asset level and investment volatility that accompanies patterns of excessive or short-term trading. Portfolios that invest a significant portion of their assets in foreign securities or the securities of small- and mid-capitalization companies tend to be subject to the risks associated with market timing and short-term trading strategies to a greater extent than portfolios that do not. Securities trading in overseas markets present time zone arbitrage opportunities when events affecting portfolio securities values occur after the close of the overseas market but prior to the close of the U.S. markets. Securities of small- and mid-capitalization companies present arbitrage opportunities because the market for such securities may be less liquid than the market for securities of larger companies, which could result in pricing inefficiencies. Please see the prospectuses for the underlying portfolios for more information on how portfolio shares are priced.

We currently use the procedures described below to discourage disruptive transfer activity. You should understand, however, that these procedures are subject to the following limitations: (1) they primarily rely on the policies and procedures implemented by the underlying portfolios; (2) they do not eliminate the possibility that disruptive transfer activity, including market timing, will occur or that portfolio performance will be affected by such activity; and (3) the design of market timing procedures involves inherently subjective judgments, which we seek to make in a fair and reasonable manner consistent with the interests of all contract owners.

We offer investment options with underlying portfolios that are part of EQ Premier VIP Trust and EQ Advisors Trust (together, the “affiliated trusts”), as well as investment options with underlying portfolios of outside trusts with which the Company has entered participation agreements (the “unaffiliated trusts” and, collectively with the affiliated trusts, the “trusts”). The affiliated trusts have adopted policies and procedures regarding disruptive transfer activity. They discourage frequent purchases and redemptions of portfolio shares and will not make special arrangements to accommodate such transactions. They aggregate inflows and outflows for each portfolio on a daily basis. On any day when a portfolio’s net inflows or outflows exceed an established monitoring threshold, the affiliated trust obtains from us contract owner trading activity. The affiliated trusts currently consider transfers into and out of (or vice versa) the same variable investment option within a five business day period as potentially disruptive transfer activity.

When a contract owner is identified in connection with potentially disruptive transfer activity for the first time, a letter is sent to the contract owner explaining that there is a policy against disruptive transfer activity and that if such activity continues certain transfer privileges may be eliminated. If and when the contract owner is identified a second time as engaged in potentially disruptive transfer activity under the contract, we currently prohibit the use of voice, fax and automated transaction services. We currently apply such action for the remaining life of each affected contract. We or a trust may change the definition of potentially disruptive transfer activity, the monitoring procedures and thresholds, any notification procedures, and the procedures to restrict this activity. Any new or revised policies and procedures will apply to all contract owners uniformly. We do not permit exceptions to our policies restricting disruptive transfer activity.

Each unaffiliated trust may have its own policies and procedures regarding disruptive transfer activity. If an unaffiliated trust advises us that there may be disruptive activity from one of our contract owners, we will work with the unaffiliated trust to review contract owner trading activity. Each trust reserves the right to reject a transfer that it believes, in its sole discretion, is disruptive (or potentially disruptive) to the management of one of its portfolios. Please see the prospectuses for the trusts for more information.

It is possible that a trust may impose a redemption fee designed to discourage frequent or disruptive trading by contract owners. As of the date of this prospectus, the trusts had not implemented such a fee. If a redemption fee is implemented by a trust, that fee, like any other trust fee, will be borne by the contract owner.

Contract owners should note that it is not always possible for us and the underlying trusts to identify and prevent disruptive transfer activity. In addition, because we do not monitor for all frequent trading at the separate account level, contract owners may engage in frequent trading which may not be detected, for example, due to low net inflows or outflows on the particular day(s). Therefore, no assurance can be given that we or the trusts will successfully impose restrictions on all potentially disruptive transfers. Because there is no guarantee that disruptive trading will be stopped, some contract owners may be treated differently than others, resulting in the risk that some contract owners may be able to engage in frequent transfer activity while others will bear the effect of that frequent transfer activity. The potential effects of frequent transfer activity are discussed above.

Automatic transfer options

Investment simplifier

Our Investment simplifier program allows you to choose from two automatic options for transferring amounts from the guaranteed interest option to the variable investment options. The transfer options are the “fixed-dollar option” and the “interest sweep.” You may select one or the other, but not both. If you elect to use rebalancing option II (discussed below), you may not choose either of the investment simplifier options.

Fixed-dollar option.  Under this option you may elect to have a fixed-dollar amount transferred out of the guaranteed interest option and into the variable investment options of your choice on a monthly basis. You can specify the number of monthly transfers or instruct us to continue to make monthly transfers until all available amounts in the guaranteed interest option have been transferred out.

In order to elect the fixed-dollar option, you must have a minimum of $5,000 in the guaranteed interest option on the date we receive your election form at our processing office. You also must elect to transfer at least $50 per month. The fixed-dollar option is subject to the guaranteed interest option transfer limitation described above under “Transferring your account value.”

Interest sweep.  Under the interest sweep, we will make transfers on a monthly basis from amounts in the guaranteed interest option. The amount we will transfer will be the interest credited to amounts you have in the guaranteed interest option from the last business day of the prior month to the last business day of the current month. You must have at least $7,500 in the guaranteed interest option on the date we receive your election and on the last business day of each month thereafter to participate in the interest sweep option.

The fixed-dollar and interest sweep options are forms of dollar-cost averaging. Dollar-cost averaging allows you to gradually allocate amounts to the variable investment options by periodically transferring approximately the same dollar amount to the variable investment options you select. This will cause you to purchase more units if the unit’s value is low and fewer units if the unit’s value is high. Therefore, you may get a lower average cost per unit over the long term. This plan of investing, however, does not guarantee that you will earn a profit or be protected against losses.

When your participation in the investment simplifier will end.  Your participation in the investment simplifier will end:

•	Under the fixed-dollar option, when either the number of designated monthly transfers have been completed or the amount you have available in the guaranteed interest option has been transferred out.

•	Under the interest sweep option, when the amount you have in the guaranteed interest option falls below $7,500 (determined on the last business day of the month) for two months in a row.

•	Under either option, on the date we receive at our processing office, your written request to cancel automatic transfers, or on the date your contract terminates.

Rebalancing your account value

Our rebalancing program offers two options that you can use to automatically reallocate your account value. Option I permits reallocation among the variable investment options only and option II permits reallocation among the variable investment options and the guaranteed interest option. To enroll in the asset rebalancing program, you must notify us in writing by completing our asset rebalancing form, instructing us:

(a)	in whole percentages only, the percentage you want invested in each variable investment option (and the guaranteed interest option, if applicable), and

(b)	how often you want the rebalancing to occur (quarterly, semiannually, or annually).

While your rebalancing program is in effect, we will transfer amounts among each variable investment option (and the guaranteed interest option, if applicable), so that the percentage of your account value that you specify is invested in each option at the end of each rebalancing date. Your entire account value in the variable investment options (and guaranteed interest option, if applicable) must be included in the rebalancing program. Currently, we permit rebalancing of up to 20 investment options. Transfer restrictions out of the guaranteed interest option may apply in accordance with the last two bullets under “Transferring your account value” above in this section. The initial transfer under the rebalancing program (based on your account value as of the day before the program is established) is not permitted to cause the transfer restrictions to be violated, and any rebalancing election that would be a violation of the transfer restrictions will not be put into effect. However, if the program can be established, once it is in effect, the transfer restrictions will be waived for the rebalancing transfers.

Rebalancing does not assure a profit or protect against loss. You should periodically review your allocation percentages as your needs change. You may want to discuss the rebalancing program with your financial professional before electing the program.

To be eligible, you must have (i) at least $5,000 of account value in the variable investment options for option I, or (ii) at least $5,000 of account value in the variable investment options and the guaranteed interest option, combined for option II. We may waive this $5,000 requirement. Rebalancing is not available for amounts you have allocated in the fixed maturity options.

If you elect to use option II, you may not choose either of the investment simplifier automatic options.

You may elect or terminate the rebalancing program at any time. You may also change your allocations under the program at any time. Once enrolled in the rebalancing program, it will remain in effect until you instruct us in writing to terminate the program. Requesting an investment option transfer while enrolled in our rebalancing program will not automatically change your allocation instructions for rebalancing your account value. This means that upon the next scheduled rebalancing, we will transfer amounts among your investment options pursuant to the allocation instructions previously on file for your program. Changes to your allocation instructions for the rebalancing program (or termination of your enrollment in the program) must be in writing and sent to our processing office.

For TSA, Corporate Trusteed and certain governmental employer EDC contracts with outstanding loans only, on any rebalancing date where the amount to be transferred from the guaranteed interest option would cause a transfer from the Loan Reserve Account (which is part of the guaranteed interest option), the rebalancing program will be automatically cancelled. (See “Loans under TSA, governmental employer EDC and Corporate Trusteed contracts” in “Accessing your money” later in this prospectus.)

Optional Semester Strategies program (For Series 100 and Series 200 TSA and EDC contracts only)

Subject to regulatory approval, the Company will offer access to account services through SWBC Investment Advisory Services LLC (“SWBC”), an unaffiliated third party. SWBC is an independent registered investment advisory firm that assists retirement plan participants with investment advisory services, including model portfolio services. If available under your employer’s plan, you may generally enroll in SWBC’s model portfolio and investment advisory services program (the “Program”) to manage your account value. The Program will allocate your account value among the variable investment options, guaranteed interest option and Segments in the Structured Investment Option based on your set time horizon, risk tolerance and investment return objectives derived by SWBC from information you provide to SWBC. For more information about the Structured Investment Option, please see the Structured Investment Option prospectus. To see if the Program is available in your state, please contact your financial professional.

Under the Program, SWBC will assign you to a specific Program model portfolio (“Model Portfolio”) based, in part, on the age you plan to retire (the “Planned Retirement Age”) which cannot be later than the maturity date under the contract and the Model Portfolio strategy you select. There are currently two Model Portfolio strategies available: Semester Strategies and Semester Strategies Plus. You can generally change from Semester Strategies to Semester Strategies Plus at any time. You cannot, however, move from Semester Strategies Plus to Semester Strategies. You can also generally change your Planned Retirement Age at any time by providing the new retirement age to SWBC.

When you enroll in the Program, your allocation instructions for future contributions will be changed to the Model Portfolio you are assigned to by SWBC as of the date we process your enrollment request. In addition, your entire account value will be rebalanced or reallocated periodically according to the Model Portfolio’s allocations. Amounts in variable investment options, including the Segment Type Holding Accounts, and guaranteed interest options will be rebalanced according to the Model Portfolio’s allocations monthly, generally on the first Friday of every month (each a “Semester Strategies Rebalance Date”) and amounts in a Segment will be reallocated according to the Model Portfolio’s allocations when that Segment matures (each a “Semester Strategies Reallocation Date”). Amounts rebalanced or reallocated into new Segments will be placed in the applicable Segment Type Holding Accounts. Because of the difference in timing between Semester Strategies Rebalance Dates, Semester Strategies Reallocation Dates and amounts directed into Segments first being placed in Segment Type Holding Accounts, your actual allocations may vary from the Model Portfolio’s allocations at certain points in time if you have account value in Segments.

On an annual basis, the Program will determine if you will transition or “glide” from one Model Portfolio to the next

Model Portfolio based on your birthdate and the number of years remaining until your Planned Retirement Age currently on file. If a glide is scheduled to occur, your allocation instructions for future contributions will be changed to the new Model Portfolio allocations. Your account value will be rebalanced and reallocated as applicable into the investment options according that new Model Portfolio’s allocations on the next Semester Strategies Rebalance Date and applicable Semester Strategies Reallocation Dates. You will receive notice of an upcoming glide. The automatic glide feature is part of the Program and cannot be modified. If you do not want to glide from the current Model Portfolio to the next Model Portfolio, you will have to change your Planned Retirement Age prior to your birthdate. Once you reach your Planned Retirement Age, you will glide to the post-retirement Model Portfolio for purposes of the Program and thereafter you will no longer glide to a different Model Portfolio as you continue to age.

SWBC will generally review the Model Portfolios on an annual basis and may review them more frequently based on market conditions. You will receive notice of any changes in the Model Portfolio allocations. You may decide to opt out of the changes by terminating your participation in the Program and becoming self-directed prior to your account value being rebalanced and reallocated as applicable according to the new Model Portfolio allocations. If you do not opt out, on the date of the proposed change your allocation instructions for future contributions will be changed to the Model Portfolio’s new allocations. Your account value will be rebalanced and reallocated as applicable into the investment options according to that Model Portfolio’s new allocations on the next Semester Strategies Rebalance Date and applicable Semester Strategies Reallocation Dates.

To participate in the Program, you are required to use the Maximum investment options choice method. If you elected the Maximum transfer flexibility method before enrolling in the Program, you will be switched to the Maximum investment options choice method when you enroll in the Program. In addition, when you enroll in the Program, any current automated transfer programs, including dollar cost averaging, special dollar cost averaging and asset rebalancing, will be unavailable and/or terminate and you will not be able to establish any new program(s) while you participate. In addition, if you invested in the Structured Investment Option and specified a Performance Cap Threshold and/or provided Segment maturity instructions, those elections will be changed when you enroll in the Program. For more information about the Structured Investment Option, please see the Structured Investment Option prospectus.

When you enroll in the Program, we will pay SWBC’s advisory services fee on your behalf.

You may terminate the Program and become self-directed at any time by completing the necessary termination form or by contacting your financial professional. You can also terminate your participation in the Program by logging into your account at www.equitable.com or contacting one of our customer service representatives at (800) 628-6673. If you request to change your future allocation instructions or make a transfer from one investment option to another, your participation in the Program will terminate and you will become self-directed. Once terminated, we reserve the right to not permit you to re-enroll in the Program. If the Program terminates for any reason, you will be self-directed and, therefore, you will no longer receive model portfolio or investment advisory services from SWBC. We can also terminate the Program at any time and for any reason. If we terminate the Program you will become self-directed. We do not provide investment advice. Please note that if you were switched from the Maximum transfer flexibility method to the Maximum investment options choice method when you enrolled in the Program you will not be automatically switched back to the Maximum transfer flexibility method if your participation in the Program terminates. Likewise, if any automated programs, a Performance Cap Threshold or Segment maturity instructions were terminated when you enrolled in the Program, those automated programs, Performance Cap Thresholds or special maturity instructions will not automatically resume; you will need to provide us with new instructions regarding which automated programs that you wish to re-enroll in, any Performance Cap Threshold you wish to set and any new Segment maturity instructions you want to use.

Please note:

•	Your Planned Retirement Age cannot be later than the maturity date under your contract.

•

If you have current investments in the Structured Investment Option, you may not be eligible to participate in the Program if your current Structured Investment Option allocations are higher than the Model Portfolio allocations to the Structured Investment Option would be based on the information you provided SWBC.

•	You cannot move from Semester Strategies Plus to Semester Strategies.

•	If you change your future allocations or transfer account value from one investment option to another, your participation in the Program will terminate and you will become self-directed.

•	When you enroll in the Program, you will not be able to establish a new automated rebalancing program and any current automated rebalancing program will terminate.

•

The Program will rebalance and reallocate your account value generally according to the Model Portfolio allocations; however, because of the difference in timing between Semester Strategies Rebalance Dates, Semester Strategies Reallocation Dates and amounts directed into Segments first being placed in Segment Type Holding Accounts, your actual allocations may vary from the Model Portfolio allocations at certain points in time if you have account value in Segments.

For additional information or to enroll in the Program, contact your financial professional or one of our customer service representatives. The Program may not be available to all plans, all contracts, all certificates, in all states or through all financial intermediaries.

4. Accessing your money

Withdrawing your account value

You have several ways to withdraw your account value before annuity payments begin. The table below shows the methods available under each type of contract. More information follows the table. For the tax consequences of taking withdrawals, see “Tax information” later in this prospectus.

Method of Withdrawal

Contract	Partial withdrawal	Systematic	Minimum distribution
SEP/SARSEP	yes	yes	yes
SIMPLE IRA	yes	yes	yes
Corporate and KEOGH Trusteed	yes(2)(3)	no	yes(3)
TSA	yes(1)(2)(3)	yes(1)(2)(3)	yes(2)
University TSA	yes(1)(3)	yes(1)(3)	yes
EDC	yes(1)(2)(3)	yes(1)(2)(3)	yes(2)(3)
Annuitant-Owned HR-10	yes(3)	yes(3)	yes
(1)	Only if the contract is not subject to withdrawal restrictions.
(2)	Only if there are no outstanding loans.
(3)	Requires or may require Plan Administrator’s approval. See “Tax information” later in this prospectus.

Partial withdrawals and terminations

Subject to the terms of the Plan, your contract and any restrictions in federal income tax rules, you may take partial withdrawals from your account value or terminate your contract at any time while the annuitant is living and before annuity payments begin. The minimum amount you may withdraw at any time is $300. If your account value is less than $500 after a withdrawal, we may terminate your contract and pay you its cash value.

Partial withdrawals, or payments of remaining account value in excess of the 10% free withdrawal amount, may be subject to a withdrawal charge. See “10% free withdrawal amount” in “Charges and expenses” later in this prospectus. Depending on your contract, amounts withdrawn may be subject to applicable tax charges.

Systematic withdrawals

You may take systematic withdrawals on a monthly or quarterly basis. The minimum amount you may take for each withdrawal is $250. We will make the withdrawal on any day of the month that you select as long as it is not later than the 28th day of the month. However, you must elect a date that is more than three calendar days prior to your contract date anniversary. If you do not select a date, your withdrawals will be made on the first business day of the month. A check for the amount of the withdrawal will be mailed to you or, if you prefer, we will electronically transfer the money to your checking or savings account.

You may withdraw either the amount of interest earned in the guaranteed interest option or a fixed-dollar amount from either the variable investment options or the guaranteed interest option. If you elect the interest option, a minimum of $20,000 must be maintained in the guaranteed interest option. If you elect the fixed-dollar option, you do not have to maintain a minimum amount.

If you choose to have a fixed dollar amount taken from the variable investment options and/or the guaranteed interest option, you may elect to have the amount of the withdrawal subtracted from your account value in one of three ways:

(1)

Pro rata from all of your variable investment options and the guaranteed interest option, in which you have value (without exhausting your values in those options). Once the requested amount is greater than your account value, the systematic withdrawal program will terminate.

(2)

Pro rata from all of your variable investment options and the guaranteed interest option, in which you have value (until your account value is exhausted). Once the requested amount leaves you with an account value of less than $500, we will treat it as a request to surrender your contract.

(3)

You may specify a dollar amount from one variable investment option or the guaranteed interest option. If you choose this option and the value in the investment option drops below the requested withdrawal amount, the requested withdrawal amount will be taken on a pro rata basis from all remaining investment options in which you have value. Once the requested amount leaves you with an account value of less than $500, we will treat it as a request to surrender your contract.

If you are invested in fixed maturity options, you may not elect option (1) or (2).

You may elect systematic withdrawals under TSA and governmental employer EDC contracts if:

•	your plan or program permits it;

•	the contract is not subject to withdrawal restrictions; and

•	the contract does not have a loan outstanding.

You can cancel the systematic withdrawal option at any time.

Amounts withdrawn in excess of the 10% free withdrawal amount may be subject to a withdrawal charge.

Lifetime minimum distribution withdrawals

(See “Tax information” later in this prospectus)

We offer our “required minimum distribution automatic withdrawal option” to help you meet lifetime required minimum distributions under federal income tax rules. This is not the exclusive way for you to meet these rules. After consultation with your tax adviser, you may decide to compute required minimum distributions yourself and request partial withdrawals. In such a case, a withdrawal charge may apply if your withdrawal exceeds the free withdrawal amount. You may choose instead an annuity payout option. Before electing an account-based withdrawal option, please refer to “Required minimum distributions” under “Tax information” later in this prospectus for your specific type of retirement arrangement.

The actuarial present value of additional contract benefits must be added to the account value in calculating required minimum distribution withdrawals, which could increase the amount required to be withdrawn. For this purpose additional annuity contract benefits may include enhanced death benefits.

Under legislation enacted at the end of 2019:

•	If your birthdate is June 30, 1949 or earlier, you may elect our required minimum distribution automatic withdrawal option in the year in which you reach age 70½, or in any later year.

•	If your birthdate is July 1, 1949 or later, you may elect our RMD automatic withdrawal option in the year in which you reach age 72, or in any later year.

In all cases, your election will be subject to the terms of the plan, if applicable. You should consider whether you must begin taking lifetime required minimum distributions based on your birthdate and whether you have retired from service with the employer sponsoring the plan. See the discussion of lifetime required minimum distributions under “Tax Information” later in this prospectus.

To elect this option, you must have account value in the variable investment options and the guaranteed interest option of at least $2,000. The minimum amount we will pay out is $300, or if less, your account value. If your account value is less than $500 after the withdrawal, we may terminate your contract and pay you its cash value. Currently, minimum distribution withdrawal payments will be made annually.

Currently, we do not impose a withdrawal charge on minimum distribution withdrawals if you are enrolled in our RMD automatic withdrawal option. The minimum distribution withdrawal will be taken into account in determining if any subsequent withdrawal taken in the same contract year exceeds the 10% free withdrawal amount.

The RMD automatic withdrawal option does not generate required minimum distribution payments during the first year. Therefore, if you are making a rollover or transfer contribution to the contract after age 72 (or age 70 1/2 if applicable), you must make any required minimum distributions before the rollover or transfer. If you do not, any withdrawals that you make during the first contract year to satisfy your required minimum distributions may be subject to withdrawal charges, if they exceed the free withdrawal amount.

For tax-exempt employer EDC contracts, this election may not be revoked. For TSA and governmental employer EDC contracts, you may not elect the minimum distribution option if you have an outstanding loan under a contract.

If you purchased your EQUI-VEST® TSA via a direct transfer of funds from another 403(b) plan or arrangement and we were informed at the time of your purchase of the amount of your December 31, 1986 account balance (if any) you may postpone beginning lifetime required minimum distributions on these pre-1987 funds. This rule also applies if you purchased your EQUI-VEST® TSA before December 31, 1986. Lifetime required minimum distributions on the pre-1987 account balance may be postponed to age 75 rather than having to start following the later of your reaching age 72 (or age 70 1/2 if applicable) or retiring.

Distributions from a qualified plan, including our prototype plans through which Annuitant-Owned HR-10 contracts are issued, are subject to the provisions of the plan document. Similar rules apply in the case of a 403(b) plan.

For contracts subject to minimum distribution requirements, we will send a form outlining the distribution options available in the year you reach age 72 (or age 70 1/2 if applicable) (if you have not begun your annuity payments before that time).

Hardship withdrawals from qualified plans and TSAs

Generally, in order to receive a hardship withdrawal or, for EDC plans, an “unforseeable emergency” withdrawal (special federal income tax definitions), you must meet certain criteria and have your request approved by your plan. For more information, see “Withdrawal restrictions” under “Tax information” later in this prospectus.

How withdrawals are taken from your account value

Unless you specify otherwise, we will subtract your withdrawals on a pro rata basis from your values in the investment options. A market value adjustment will apply if withdrawals are taken from the fixed maturity options.

Automatic deposit service

If you are receiving required minimum distribution payments from a TSA, SEP, SARSEP or SIMPLE IRA contract you may use our automatic deposit service.

Under this service we will automatically deposit the required minimum distribution payment from your TSA, SEP, SARSEP or SIMPLE IRA contract directly into an existing EQUI-VEST® NQ or ROTH IRA or an existing EQUI-VEST® ExpressSM NQ or ROTH IRA contract according to your allocation instructions. Please note that you must have compensation or earned income for the year of the contribution to make regular contributions to Roth IRAs.

Loans under TSA, governmental employer EDC and Corporate Trusteed contracts

If the plan permits, loans are available under a qualified plan, 403(b) plan or governmental employer 457(b) EDC plan. Loans are subject to federal income tax limits and are also subject to the limits of the plan. The loan rules under ERISA may apply to plans not sponsored by a governmental employer. Federal income tax rules apply to all plans, even if the plan is not subject to ERISA. You may borrow against your account value only under a TSA contract, a contract issued under a governmental employer 457(b) EDC plan or Corporate Trusteed contract. Loans under governmental employer 457(b) EDC plans may not be available in all states. Loans are not available under University TSA contracts. We do not permit loans under any contract or certificate when the required minimum distribution automatic withdrawal option has been elected. Also, we reserve the right to change loan terms as long as any such change is made to maintain compliance with any applicable laws or regulations that may apply.

Before we make a loan, you must properly complete and sign a loan request form. Generally, the approval of the employer, its delegate or the plan administrator must also be demonstrated. Loan processing may not be completed until we receive all information and approvals required to process the loan at our processing office. Please note that if we receive a properly completed and signed loan request form (and any other information necessary to complete the loan transaction) at our processing office on a business day prior to the 27th of the month, your loan transaction will be effective on that business day. If we receive a properly completed and signed loan request form (and any other information necessary to complete the loan transaction) at our processing office on a business day that is on the 27th of the month or later, your loan will be processed on the first business day of the month following the date it was received. In the case of certain Corporate Trusteed and certain TSA contracts subject to ERISA, the written consent of your spouse will be required to obtain a loan and the Plan Administrator needs to sign the loan form. In the case of governmental employer EDC contracts, the loan must be approved by the contract owner; generally, your employer, plan trustee, or the plan administrator as authorized under the governmental employer plan. Please see the loan provisions stated in the contract and read the terms and conditions in the loan request form carefully and consult with a tax advisor before taking a loan. Also, see Appendix III later in this prospectus for any state rules that may affect loans from a TSA, governmental employer EDC or Corporate Trusteed contract.

We permit only one loan to be outstanding at any time.

A loan will not be treated as a taxable distribution unless:

•	it exceeds limits of federal income tax rules; or

•	interest and principal are not paid when due; or

•	in some instances, service with the employer terminates.

Taking a loan in excess of the Internal Revenue Code limits may result in adverse tax consequences.

The tax consequences of failure to repay a loan when due are substantial, and may result in severe restrictions on your ability to borrow amounts under any plans of your employer in the future. Loans are discussed further in “Tax Information” later in this prospectus.

Loan reserve account.  On the date your loan is processed, we will transfer to a “loan reserve account” an amount equal to the sum of (a) and (b), where (a) is the loan amount (which will earn interest at the “loan reserve account rate” while your loan is outstanding), and (b) is 10% of the loan amount (which will earn interest at the guaranteed interest rate while your loan is outstanding). You may not make any partial withdrawals or transfers among investment options or other transaction from the loan reserve account until after repayment of the principal amount then due. You may specify on the loan request form from which investment option(s) the loan reserve account will be funded.

The “loan reserve account rate” will equal the loan interest rate minus a maximum rate of 2%. This excess of the interest rate that we charge is also referred to as the “net loan interest charge.” See the “Fee table” for more information.

Repaying a loan. When you take a loan, we use the principal amount of the loan, the loan interest rate and the term of the loan to determine the loan repayment amount. You can repay a loan through payroll deduction, Online Account Access or by personal check. Loan repayments must be made quarterly, unless you enroll through Online Account Access for monthly systematic repayments (not available for contracts owned by a corporate trustee). You can elect to have the principal portion of your loan repayments automatically distributed among your investment options in accordance with your investment allocation instructions currently on file. If you elect this option, the transfer to your investment options will take place on the next business day after we receive your loan repayment. You can repay your loan in full, including interest due, at any time (by bank check or money order only). In very limited specified circumstances concerning leaves of absence, and upon our receipt of the documentation we require, loan repayment can be suspended. Otherwise, loans must be repaid according to the repayment schedule to avoid default. See “Tax information” later in this prospectus.

Texas ORP participants

(The contract is no longer available for new plans or for new participants to existing plans)

For participants in a Texas Optional Retirement Program, Texas law permits withdrawals only after one of the following distributable events occur:

•	turning age 70 1/2; or

•	death; or

•	retirement; or

•	termination of employment in all Texas public institutions of higher education.

To make a withdrawal, a properly completed written acknowledgment must be received from the employer. If a distributable event occurs prior to your being vested, any amounts provided by an employer’s first-year matching contribution will be refunded to the employer. We may change these provisions without your consent, but only to the extent necessary to maintain compliance with any law that applies.

Termination

We may terminate your contract and pay you the account value if:

(1)	your account value is less than $500 and you have not made contributions to your contract for a period of three years; or

(2)	you request a partial withdrawal that reduces your account value to an amount less than $500; or

(3)	you have not made any contributions within 120 days from your contract date; or

(4)	we pay the death benefit under your contract.

We will deduct the amount of any outstanding loan balance (including any unpaid interest) and any withdrawal charge that applies to the loan balance from the account value when we terminate your contract.

When to expect payments

Generally, we will fulfill requests for payments out of the variable investment options within seven calendar days after the date of the transaction to which the request relates. These transactions may include applying proceeds to a variable annuity payout option, payment of a death benefit, payment of any amount you withdraw (less any withdrawal charge) and, upon contract termination, payment of the cash value. We may postpone such payments or applying proceeds for any period during which:

(1)	the New York Stock Exchange is closed or restricts trading,

(2)	the SEC determines that an emergency exists as a result of which sales of securities or determination of fair value of a variable investment option’s assets is not reasonably practicable, or

(3)	the SEC, by order, permits us to defer payment to protect people remaining in the variable investment options.

We can defer payment of any portion of your values in the guaranteed interest option and the fixed maturity options (other than for death benefits) for up to six months while you are living.

All payments are made by check and are mailed to you (or the payee named in a tax-free exchange) by U.S. mail, unless you request that we use an express delivery or wire transfer service at your expense.

Your annuity payout options

Deferred annuity contracts such as EQUI-VEST® provide for conversion to payout status at or before the contract’s

“maturity date.” This is called annuitization. When your contract is annuitized, your EQUI-VEST® contract and all its benefits terminate and will be converted to a supplemental payout annuity contract (“payout option”) that provides for periodic payments for life or for a specified period of time. In general, the periodic payment amount is determined by the account value or cash value of your EQUI-VEST® contract at the time of annuitization and the annuity purchase factor to which that value is applied, as described below. We have the right to require you to provide any information we deem necessary to provide an annuity payout option. If an annuity payout is later found to be based on incorrect information, it will be adjusted on the basis of the correct information.

EQUI-VEST® offers you several choices of annuity payout options. Some enable you to receive fixed annuity payments and others enable you to receive variable annuity payments.

You can choose from among the different forms of annuity payout options listed below. Also, you may elect the frequency in which you will receive payments. Restrictions may apply, depending on the type of contract you own or the annuitant’s age at contract issue. Other than life annuity with period certain, we reserve the right to add, remove or change any of these annuity payout options at any time.

Annuity payout options

Fixed annuity payout options	• Life annuity(1) • Life annuity with period certain(1) • Life annuity with refund certain(1) • Period certain annuity
Variable Immediate Annuity payout options (as described in a separate prospectus for this option)	• Life annuity (not available in New York) • Life annuity with period certain(1)
(1)	not available for governmental employer EDC Plans in New York

•

Life annuity:  An annuity that guarantees payments for the rest of the annuitant’s life. Payments end with the last monthly payment before the annuitant’s death. Because there is no continuation of benefits following the annuitant’s death with this payout option, it provides the highest monthly payment of any of the life annuity options, so long as the annuitant is living. If you choose this payout option and you die before the due date of the second (third, fourth, etc.) annuity payment, then you will only receive one (two, three, etc.) annuity payment.

•

Life annuity with period certain:  An annuity that guarantees payments for the rest of the annuitant’s life. If the annuitant dies before the end of a selected period of time (“period certain”), payments continue to the beneficiary for the balance of the period certain. The period certain cannot extend beyond the annuitant’s life expectancy or the joint life expectancy of the annuitant and the joint annuitant.

•

Life annuity with refund certain:  An annuity that guarantees payments for the rest of the annuitant’s life. If the annuitant dies before the amount applied to purchase the annuity option has been recovered, payments to the beneficiary will continue until that amount has been recovered. This payout option is available only as a fixed annuity.

•

Period certain annuity:  An annuity that guarantees payments for a specific period of time, usually 5, 10, 15, or 20 years. The guarantee period may not exceed the annuitant’s life expectancy. This option does not guarantee payments for the rest of the annuitant’s life. It does not permit any repayment of the unpaid principal, so you cannot elect to receive part of the payments as a single sum payment with the rest paid in monthly annuity payments. Currently, this payout option is available only as a fixed annuity. This is the only form of annuity for annuitants in governmental employer EDC plans in New York. Life annuity payout options are not available for governmental employer EDC plans in New York.

The life annuity, life annuity with period certain, and life annuity with refund certain payout options are available on a single life or joint and survivor life basis. The joint and survivor life annuity guarantees payments for the rest of the annuitant’s life and, after the annuitant’s death, payments continue to the survivor. Generally, unless the annuitant elects otherwise with the written consent of the spouse, this will be the form of annuity payment provided for married annuitants under qualified plans and certain TSAs. We may offer other payout options not outlined here. Your financial professional can provide details.

Fixed annuity payout options

With fixed annuities, we guarantee fixed annuity payments that will be based either on the tables of guaranteed annuity purchase factors in your contract or on our then current annuity purchase factors, whichever is more favorable for you.

Variable Immediate Annuity payout options

Variable Immediate Annuities are described in a separate prospectus that is available from your financial professional. Before you select a Variable Immediate Annuity payout option, you should read the prospectus which contains important information that you should know.

Variable Immediate Annuities may be funded through your choice of available variable investment options investing in portfolios of EQ Premier VIP Trust and EQ Advisors Trust. The contract also offers a fixed income annuity payout option that can be elected in combination with the variable income annuity payout option. The amount of each variable income annuity payment will fluctuate, depending upon the performance of the variable investment options, and whether the actual rate of investment return is higher or lower than an assumed base rate.

Selecting an annuity payout option

When you select a payout option, we will issue you a separate written agreement confirming your right to receive annuity payments. We require you to return your contract before annuity payments begin. Unless you choose a different payout option, we will pay annuity payments under a life annuity with a period certain of 10 years. You choose whether these payments will be either fixed or variable. The contract owner and annuitant must meet the issue age and payment requirements.

You can choose the date annuity payments are to begin, but generally it may not be earlier than thirteen months from the EQUI-VEST® contract date. You can change the date your annuity payments are to begin anytime before that date as long as you do not choose a date later than the 28th day of any month or later than your contract’s maturity date. Your contract’s maturity date is the date by which you must either take a lump sum withdrawal or select an annuity payout option. The maturity date is generally the contract date anniversary that follows the annuitant’s 85th birthday. This may be different in some markets.

We will send you a notice with your contract statement one year prior to your maturity date. Once you have selected an annuity payout option and payments have begun, no change can be made other than transfers among the variable investment options if a variable immediate annuity is selected. If you do not respond to the notice within the 30 days following your maturity date, your contract will be annuitized automatically.

We currently offer different payment frequencies on certain annuity payout options. In general, the total annual payout will be lower for more frequent payouts such (as monthly) because of the increased administrative expenses associated with more frequent payouts. Also, in general, the longer the period over which we expect to make payment, the lower will be your payment each year.

The amount of the annuity payments will depend on:

(1)	the amount applied to purchase the annuity;

(2)	the type of annuity chosen, and whether it is fixed or variable;

(3)	in the case of a life annuity, the annuitant’s age (or the annuitant’s and joint annuitant’s ages); and

(4)	in certain instances, the sex of the annuitant(s).

In no event will you ever receive payments under a fixed option or an initial payment under a variable option of less than the minimum amounts guaranteed by the contract.

If, at the time you elect a payout option, the amount to be applied is less than $2,000 or the initial payment under the form elected is less than $20 monthly, we reserve the right to pay the account value in a single sum rather than as payments under the payout option chosen.

Please see Appendix III later in this prospectus for state variations.

5. Charges and expenses

Charges that the Company deducts

We deduct the following charges each day from the net assets of each variable investment option. These charges are reflected in the unit values of each variable investment option:

•	A mortality and expense risk charge.

•	A charge for other expenses.

We deduct the following charges from your account value. When we deduct these charges from your variable investment options, we reduce the number of units credited to your contract:

•	On the last day of the contract year an annual administrative charge, if applicable.

•	Charge for third-party transfer or exchange (for series 300 and 400 only).

•	Charges for certain optional special services.

•	At the time you make certain withdrawals or surrender your contract, or your contract is terminated — a withdrawal charge.

•	At the time annuity payments are to begin — charges designed to approximate certain taxes that may be imposed on us, such as premium taxes in your state. An annuity administrative fee may also apply.

More information about these charges appears below. The charges differ depending on which contract series you purchase.

We will not increase these charges for the life of your contract, except as noted below. We may reduce certain charges under group or sponsored arrangements. See “Variations in charges” below.

To help with your retirement planning, we may offer other annuities with different charges, benefits and features. Please contact your financial professional for more information.

Charges under the contracts

Mortality and expense risks charge

We deduct a daily charge from the net assets in each variable investment option to compensate us for mortality and expense risks, including the death benefit. The daily charge is currently equivalent to an annual rate of the net assets in each variable investment options as follows:

	EQ/Common Stock Index, EQ/Money Market Options		All Other Variable Investment Options
	series 100	series 200	series 100	series 200	series 300	series 400
current	0.56%	1.15%	0.50%	1.09%	1.10%	1.10%
maximum	0.65%	1.24%	0.50%	1.09%	1.10%	1.75%

The mortality risk we assume is the risk that annuitants as a group will live for a longer time than our actuarial tables predict. If that happens, we would be paying more in annuity benefits than we planned. We also assume a risk that the mortality assumptions reflected in our guaranteed annuity payment tables, shown in each contract, will differ from actual mortality experience. We may change the actuarial basis for our guaranteed annuity payment tables, but only for new contributions and only at five year intervals from the contract date. Lastly, we assume a mortality risk to the extent that at the time of death, the guaranteed death benefit exceeds the cash value of the contract.

The expense risk we assume is the risk that our expenses in providing the benefits and administering the contracts will be greater than we expect.

To the extent that the mortality and expense risk charges are not needed to cover the actual expenses incurred, they may be considered an indirect reimbursement for certain sales and promotional expenses relating to the contracts.

Charge for other expenses

We deduct this daily charge from the net assets in each variable investment option. This charge, together with the annual administrative charge described below, is for providing administrative and financial accounting services under the contracts. The daily charge is equivalent to a maximum annual percentage of the net assets in each variable investment option as follows:

Series 100 — 0.84%

•	0.60% reimburses us for research and development costs plus administrative expenses not covered by the annual administrative charge.

•	0.24% reimburses us for the cost of financial accounting services we provide under the contracts.

Series 200, 300 and 400 — 0.25%

•

0.25% reimburses us for expenses and financial accounting services we provide under the contracts; however, for series 300 and 400, we currently charge 0.24% for all the variable investment options except EQ/Moderate Allocation, Multimanager Aggressive Equity, EQ/Common Stock Index and EQ/Money Market. We may, upon advance notice to you, increase the charge to 0.25% of the net assets for these variable investment options.

Maximum total charges:  Under series 100 and 200 contracts for the EQ/Moderate Allocation, Multimanager Aggressive Equity, EQ/Common Stock Index and EQ/Money Market options, the combined amount of the Separate Account A charges to these variable investment options and Trust charges for investment advisory fees and direct operating expenses may not exceed a total annual rate of 1.75% of the value of the assets held in each of those variable investment options.

Total Separate Account A annual expenses (not including the Trusts fees and other expenses) are guaranteed not to exceed a total annual rate of: (i) 2.00% for series 400 contracts; (ii) 1.35% for series 300 contracts; and (iii) 1.49% for series 100 and 200 contracts for the EQ/Common Stock Index, and EQ/Money Market options; and (iv) for series 100 and 200 contracts an annual rate of 1.34% for all the other options except for those in (iii).

Annual administrative charge

We deduct an administrative charge from your account value on the last business day of each contract year. We will deduct a pro rata portion of the charge if you surrender your contract, elect an annuity payout option or the annuitant dies during the contract year.

Under series 300 and 400 contracts, during the first two contract years the charge is equal to $30 or, if less, 2% of your current account value plus any amount previously withdrawn during the contract year. The charge is $30 for contract years three and later. We may increase this charge if our administrative costs rise, but the charge will never exceed $65 annually. We also may waive the administrative charge for contracts having an account value of a specified amount on the last business day of each contract year — currently $20,000 for SEP, SARSEP, and SIMPLE IRA contracts. We reserve the right to deduct this charge on a quarterly, rather than annual basis.

Under series 100 and 200 contracts, the charge is equal to $30 or if less, 2% of the current account value plus any amount previously withdrawn during that contract year.

For SEP, SARSEP, Unincorporated Trusteed and Annuitant-Owned HR-10 contracts, if at the end of any contract year your account value is at least $10,000, we will waive the annual administrative charge.

For TSA, University TSA, EDC and Corporate Trusteed contracts the annual administrative charge is waived if the account value is at least $25,000 at the end of the contract year.

The charge is deducted pro rata from the variable investment options and the guaranteed interest option. If those amounts are insufficient, we will make up the required amounts from the fixed maturity options to the extent you have value in those options. Charges deducted from the fixed maturity options are considered withdrawals and, as such, will result in a market value adjustment.

We currently waive the annual administrative charge that would otherwise be deducted in the next contract year under any individually owned EQUI-VEST® contract/certificate having an account value that, when combined with the account value of other EQUI-VEST® contracts/certificates owned by the same person, exceeds $100,000 in the aggregate (as determined in January of each year). This does not apply to EQUI-VEST® contracts/certificates owned by different members of the same household. We may change or discontinue this practice at any time without prior notice.

Charge for third-party transfer

Under series 300 and 400 contracts, we impose a charge for making a direct transfer of amounts from your contract to a third party. A third-party transfer is where you ask us to directly transfer or roll over funds from your contract to a permissible funding vehicle offered by another provider, or to another eligible plan. In either case, we will deduct from your account value any withdrawal charge that applies and a charge of $65 for each direct transfer or rollover, except for series 400 SIMPLE IRA. For series 400 SIMPLE IRA, a charge of $25 applies for each direct transfer or rollover. This charge will never exceed 2% of the amount disbursed or transferred. We will deduct this charge and any withdrawal charge that applies from your account value.

Withdrawal charge

A withdrawal charge may apply in three circumstances: (1) you make one or more withdrawals during a contract year; or (2) you surrender your contract; or (3) we terminate your contract. The amount of the charge will depend on whether the free withdrawal amount applies and the availability of one or more exceptions.

In order to give you the exact dollar amount of the withdrawal you request, we deduct the amount of the withdrawal and the amount of the withdrawal charge from your account value. Any amount deducted to pay withdrawal charges is also subject to a withdrawal charge.

We deduct the withdrawal amount and the withdrawal charge pro rata from the variable investment options and from the guaranteed interest option. If those amounts are insufficient, we will make up the required amounts from the fixed maturity options. If we deduct all or a portion of the withdrawal charge from the fixed maturity options, a market value adjustment will apply. See “About our fixed maturity options” in “More information” later in this prospectus.

We may also reduce the withdrawal charge in order to comply with any state law requirement. See “Contracts issued in New York —fixed maturity options” below.

Withdrawal charge for series 300 and 400 contracts

The amount of the withdrawal charge we deduct is equal to 6% of any contribution withdrawn attributable to contributions made during the current and five prior contract years measured from the date of the withdrawal.

In the case of terminations, we will pay you the greater of the following up to a maximum of the account value:

•	the account value after any withdrawal charge has been imposed, or

•

the 10% free withdrawal amount plus the contributions made before the current and five prior contract years that have not been previously withdrawn plus 94% of (a) the remaining account value, minus (b) any administrative fees.

For purposes of calculating the withdrawal charge, amounts withdrawn up to the free withdrawal amount are not considered a withdrawal of any contribution. We also treat contributions that have been invested the longest as being withdrawn first. We treat contributions as withdrawn before earnings for purposes of calculating the withdrawal charge.

The withdrawal charge does not apply in the circumstances described below.

10% free withdrawal amount.  Each contract year you can withdraw up to 10% of your account value without paying a withdrawal charge. The 10% free withdrawal amount is determined using your account value at the time you request a withdrawal, minus any other withdrawals made during the contract year.

Death or purchase of annuity.  The withdrawal charge does not apply if:

•	the annuitant dies and a death benefit is payable to the beneficiary.

•

we receive a properly completed election form providing for the account value to be used to buy a life contingent annuity payout option or a non-life annuity with a period certain for a term of at least ten years.

Disability, terminal illness, or confinement to nursing home.  The withdrawal charge also does not apply if:

(i)	the annuitant has qualified to receive Social Security disability benefits as certified by the Social Security Administration; or

(ii)	we receive proof satisfactory to us (including certification by a licensed physician) that the annuitant’s life expectancy is six months or less; or

(iii)

the annuitant has been confined to a nursing home for more than 90 days (or such other period, as required in your state) as verified by a licensed physician. A nursing home for this purpose means one that is (a) approved by Medicare as a provider of skilled nursing care service, or (b) licensed as a skilled nursing home by the state or territory in which it is located (it must be within the United States, Puerto Rico, U.S. Virgin Islands, or Guam) and meets all of the following:

—	its main function is to provide skilled, intermediate, or custodial nursing care;

—	it provides continuous room and board to three or more persons;

—	it is supervised by a registered nurse or licensed practical nurse;

—	it keeps daily medical records of each patient;

—	it controls and records all medications dispensed; and

—	its primary service is other than to provide housing for residents.

We reserve the right to impose a withdrawal charge, in accordance with your contract and applicable state law, with respect to a contribution if the condition as described in (i), (ii) or (iii) above existed at the time the contribution was remitted or if the condition began within the 12 month period following remittance.

Some states may not permit us to waive the withdrawal charge in the above circumstances or may limit the circumstances for which the withdrawal charge may be waived. Your financial professional can provide more information or you may contact our processing office.

For SEP, SARSEP and SIMPLE IRA contracts the withdrawal charge also does not apply:

•	after six contract years if the annuitant is at least age 59 1/2; or

•	if you request a refund of a contribution in excess of amounts allowed to be contributed under the federal income tax rules within one month of the date on which you made the contribution.

Withdrawal charge for series 100 and 200 contracts

When withdrawal charges do not apply

•

10% free withdrawal amount.  No withdrawal charge will be applied during any contract year in which the amount withdrawn is less than or equal to 10% of the account value at the time the withdrawal is requested, minus any amount previously withdrawn during that contract year. This 10% portion is called the free withdrawal amount. For Trusteed, EDC (subject to state availability) and TSA contracts, this free withdrawal amount is available starting in the first contract year. For EDC (in certain states), SEP and SARSEP contracts, the free withdrawal amount is available only after three contract years have been completed or the annuitant has reached age 59 1/2. (Currently, we are waiving this restriction.)

For Trusteed contracts.  The amount of the withdrawal charge we deduct is equal to 6% of any contribution withdrawn attributable to contributions made during the current and five prior contract years measured from the date of the withdrawal.

In the case of terminations, we will pay you the greater of the following up to a maximum of the account value:

•	the account value after any withdrawal charge has been imposed and after deducting the amount of any loan balance and accrued interest, or

•

the 10% free withdrawal amount plus the contributions made before the current and five prior participation years that have not been previously withdrawn plus 94% of (a) the remaining account value, minus (b) any administrative fees. For series 200 contracts issued for annuitants age 60 or older on the contract date this percentage will be 95% in the fifth contract year.

For purposes of calculating the withdrawal charge, amounts withdrawn up to the free withdrawal amount are not considered a withdrawal of any contribution. We also treat contributions that have been invested the longest as being withdrawn first. We treat contributions as withdrawn before earnings for purposes of calculating the withdrawal charge.

The withdrawal charge does not apply in the circumstances described below.

For Trusteed contracts the withdrawal charge does not apply if:

•	The annuitant dies and a death benefit is made available to the beneficiary.

•	We receive a properly completed election form providing for the account value to be used to buy a life annuity payout option.

•	The contract owner has completed at least five contract years and the annuitant has reached age 59 1/2.

•	We receive a request for the refund of an excess contribution within one month of the date the contribution is made.

•

In addition, for Corporate Trusteed contracts, the withdrawal charge does not apply if the annuitant has reached age 59 1/2 and has retired or employment has been terminated, no matter how many contract years have been completed.

For SEP, SARSEP, TSA, EDC and Annuitant-Owned HR-10 contracts.  The withdrawal charge equals a percentage of the amount withdrawn and may apply to any TSA and governmental employer EDC defaulted loans. The withdrawal charge equals a percentage of the amount of any such defaulted loans. Whether a withdrawal charge applies, and the percentage that applies, is determined using the same conditions that apply to withdrawals from your contract. The percentage that applies depends on the contract year in which the withdrawal is made, according to the following table:

Contract Year(s)	Charge
1 through 5	6%(1)
6 through 8	5
9	4
10	3
11	2
12	1
13 and later	0
(1)	This percentage may be reduced at older ages for certain contract series. Your financial professional can provide further details about the contract series you own.

The total of all withdrawal charges assessed will not exceed 8% of all contributions made during the current contract year and the nine contract years before the withdrawal is made.

The withdrawal charge does not apply in the circumstances described below.

No withdrawal charge applies under SEP, SARSEP, TSA, EDC or Annuitant-Owned HR-10 contracts if:

•	after five contract years the annuitant is at least age 59 1/2; or

•	you request a refund of an excess contribution within one month of the date on which the contribution is made; or

•	the annuitant dies and the death benefit is made available to the beneficiary; or

•

after five contract years the annuitant is at least age 55 and the amount withdrawn is used to purchase from us a period certain annuity that extends beyond the annuitant’s age 59 1/2 and allows no prepayment; or

•	after three contract years the amount withdrawn is used to purchase from us a period certain annuity for a term of at least 10 years, and allows no prepayment; or

•	the amount withdrawn is applied to the election of a life contingent annuity payout option. (This form of payment is not available for annuitants in governmental employer EDC Plans in New York); or

•

the amount withdrawn is applied to the election of a period certain annuity of at least 15 years, but not in excess of the annuitant’s life expectancy, that allows no prepayment. (This is the only form of payment available for annuitants in governmental employer EDC plans in New York.)

No withdrawal charge applies under a TSA or EDC (subject to state availability) contract if:

•	the annuitant has completed at least five contract years, has reached age 55 and has separated from service.

No withdrawal charge applies under a SEP contract funding SARSEP arrangements if:

•

the amount withdrawn is a distribution of deferrals disallowed (plus or minus any gain or loss) by reason of the employer’s failure to meet the Internal Revenue Code’s requirement that 50% of eligible employees elect SARSEP within the plan year and the request for withdrawal is made by the April 15th of the calendar year following the calendar year in which you were notified of such disallowance; or

•

the amount withdrawn is an “excess contribution” (as such term is defined in Section 408(k)(6)(C)(iii) of the Internal Revenue Code), plus or minus any gain or loss and the request for withdrawal is made by April 15th of the calendar year following the calendar year in which the excess contributions were made; or

•

the amount withdrawn is an “excess deferral” (as such term is defined in Section 402(g)(2) of the Internal Revenue Code), plus or minus any gain or loss and the request for withdrawal is made by April 15th of the calendar year following the calendar year in which such excess deferrals were made.

The tax consequences of withdrawals are discussed under “Tax information.”

NY EDC plans.  (No longer available for new plans or for new participants to existing plans) As a result of regulations which apply to EDC plans of governmental employers in New York (“NY EDC plans”), EQUI-VEST® contracts funding NY EDC plans contain special provisions that apply to all NY EDC plans whose EQUI-VEST® funding arrangements became effective or were renewed on or after July 1, 1989.

These provisions permit the automatic termination of all contracts issued in connection with a NY EDC plan five years after the effective date (or any renewal date) of its EQUI-VEST® funding arrangement without the deduction of any contingent withdrawal charges. If agreed to by the employer or plan trustee and us, the period may be shorter than five years. A decision to permit the automatic termination of all contracts would result in the transfer of each contract’s account value to a successor funding vehicle designated by the employer.

The employer sponsoring a NY EDC plan or plan trustee can renew the EQUI-VEST® funding arrangement in a written notice to us which includes a certification of compliance with procedures under the applicable regulations. We are not responsible for the validity of any certification by the employer. A written notice to transfer must be received by our processing office and accepted by us not later than seven days before the date on which a transfer is to occur. If an employer fails to notify us in writing as to a transfer of the NY EDC arrangement or as to its intention not to renew, we will continue the arrangement and associated contracts will not be automatically terminated.

No further investment experience, whether positive or negative, will be credited under a NY EDC plan contract once the contract terminates. As with other tax-favored retirement plans in which the funding is affected by actions of a sponsoring employer, we are not required to provide annuitants with information relating to an employer’s decision to exercise any termination right.

For all series contracts issued in New York — fixed maturity options(1)

For contracts issued in New York, the withdrawal charge that applies to withdrawals taken from amounts in the fixed maturity options will never exceed 6% and will be determined by applying the New York Declining Scale (“declining scale”). If you withdraw amounts that have been transferred from one fixed maturity option to another, we use the New York Alternative Scale (“alternative scale”) if it produces a higher charge than the declining scale.

(1)	currently not available for TSA, EDC, Keogh and Corporate Trusteed contracts in New York

Declining scale		Alternative scale
Year of investment in fixed maturity option(1)		Year of transfer within fixed maturity option(1)
Within year 1	6%	Within year 1	5%
2	6%	2	4%
3	5%	3	3%
4	4%	4	2%
5	3%	5	1%
6	2%	After year 5	0%

After year 6	0%	Not to exceed 1% times the number of years remaining in the fixed maturity option, rounded to the higher number of years. In other words, if 4.3 years remain, it would be a 5% charge.
(1)	Measured from the contract date anniversary prior to the date of the contribution or transfer.

In the following example we compare the withdrawal charge that would apply to a withdrawal from a series 400 contract that has an account value of $10,000; $8,000 from a contribution made three years ago and $2,000 from positive investment performance.

•

If you were to withdraw the total amount of the contribution within the first six years after it was made the series 400 withdrawal charge that generally applies would be $480 (6% of $8,000). However, if when you made your contribution you allocated it to a fixed maturity option, the withdrawal charge would be lower. According to the declining scale method described above, the withdrawal charge would be limited to 5% of the $8,000, or $400 in the third year.

•

The withdrawal charge may be different if when you made your contribution three years ago, you allocated it to a fixed maturity option and then in the third year, you transfer the amounts that apply to such contribution to a new fixed maturity option. In this example we assume that there is one year remaining in the new fixed maturity option. Because you made a transfer among the fixed maturity options, the alternative scale may now apply. Based on this alternative scale, a contribution that is transferred will be subject to a 5% withdrawal charge if you withdraw that contribution in the same year that you make the transfer. However, the withdrawal charge may not exceed 1% for each year remaining in the new fixed maturity option. Since, in this example, the time remaining in the new fixed maturity option is one year, the withdrawal charge under the alternative scale would be limited to 1%. Because New York regulations permit us to use the greater of the declining scale or the alternative scale, the withdrawal charge would be 5%, or $400, based on the declining scale.

•	The withdrawal charge may not exceed the charge that would normally apply under the contract. Use of a

New York scale can only result in a lower charge. If your contribution has been in the contract for more than six years and therefore would not have a withdrawal charge associated with it, no withdrawal charge would apply.

•

If you take a withdrawal from an investment option other than the fixed maturity options, the amount available for withdrawal without a withdrawal charge is reduced. It will be reduced by the amount of the contribution in the fixed maturity options to which no withdrawal charge applies.

•	As of any date on which 50% or more of your account value is held in fixed maturity options, the free withdrawal amount is zero.

For contracts issued in New York, you should consider that on the maturity date of a fixed maturity option if we have not received your instructions for allocation of your maturity value, we will transfer your maturity value to the fixed maturity option scheduled to mature next. If we are not offering other fixed maturity options, we will transfer your maturity value to the EQ/Money Market option.

The potential for lower withdrawal charges for withdrawals from the fixed maturity options and the potential for a lower free withdrawal amount than those that would normally apply, should be taken into account when deciding whether to allocate amounts to or transfer amounts to or from, the fixed maturity options.

Plan operating expense charge (Applicable to TSA contracts only)

Depending on your Employer’s plan, we may be instructed to withdraw a plan operating expense from your account value and to remit the amount withdrawn to either your Employer or your Employer’s designee. The amount to be withdrawn is determined by your Employer; we will have no responsibility for determining that such amount is necessary and proper under the terms of your Employer’s plan. We do not apply a withdrawal charge to the amounts withdrawn pursuant to these instructions.

For all contract series

Charges for state premium and other applicable taxes

We deduct a charge designed to approximate certain taxes that may be imposed on us, such as premium taxes in your state. Generally, we deduct the charge from the amount applied to provide an annuity pay-out option. The current tax charge that might be imposed varies by jurisdiction and ranges from 0% to 1%.

Special services charges

We deduct a charge for providing the special services described below. These charges compensate us for the expense of processing each special service. For certain services, we will deduct from your account value any withdrawal charge that applies and the charge for the special service. Please note that we may discontinue some or all of these services without notice.

Wire transfer charge.  We charge $90 for outgoing wire transfers. Unless you specify otherwise, this charge will be deducted from the amount you request.

Express mail charge.  We charge $35 for sending you a check by express mail delivery. This charge will be deducted from the amount you request.

Charges that the Trusts deduct

The Trusts deduct charges for the following types of fees and expenses:

•	Management fees.

•	12b-1 fees.

•	Operating expenses, such as trustees’ fees, independent auditors’ fees, legal counsel fees, administrative service fees, custodian fees, and liability insurance.

•	Investment-related expenses, such as brokerage commissions.

These charges are reflected in the daily share price of each portfolio. Since shares of each Trust are purchased at their net asset value, these fees and expenses are, in effect, passed on to the variable investment options and are reflected in their unit values. Certain portfolios available under the contract in turn invest in shares of other portfolios of EQ Premier VIP Trust and EQ Advisors Trust and/or shares of unaffiliated portfolios (collectively, the “underlying portfolios”). The underlying portfolios each have their own fees and expenses, including management fees, operating expenses, and investment related expenses such as brokerage commissions. For more information about these charges, please refer to the prospectuses for the Trusts.

Variations in charges

For certain groups offered the EQUI-VEST® contract, we may reduce the withdrawal charges and/or separate account charges. We may also reduce or waive the annual administrative charge. We may make other changes to the contract, including a change in the minimum death benefit or the minimum initial contribution requirements; permitting additional circumstances under which the withdrawal charge is waived; and/or establishing different rates to maturity for the fixed maturity options.

Our costs for sales, administration and mortality may vary based on a number of factors, including the size and type of group or sponsoring organization; the level of services provided by us or your financial professional; if the Company will be the sole contract provider; and the compensation we expect to pay the financial professional in connection with the sale of the contract(s). We take all these factors into account when reducing charges.

In order for a group to be considered for reduced charges, it generally must meet certain requirements relative to existing and projected plan assets. We determine the applicable charge reductions and benefit adjustments according to our procedures in effect at the time we approve a group. We may change our pricing procedures from time to time or the required level of assets a group must have to be eligible for reduced charges.

From time to time, an employer group has an existing arrangement with us, under which plan participants have individual contracts, and subsequently the employer purchases a group contract from us for new contributions and new participants only. Under these circumstances, we may make charge reductions or benefit adjustments under the existing individual contracts in order to reflect the same features, benefits and reduced costs as the group contract. We may also make charge reductions or benefit adjustments under existing individual contracts when an employer qualifies for a group contract but is unable to hold a group contract. Our pricing procedures for new groups may vary from the procedures we use for existing groups.

For both new and established groups or sponsored arrangements that have formally requested a contract proposal from us, our prices may be negotiable. Price variations may impact the financial professional’s compensation. An employer or plan administrator should ask about possible fee reductions or contract adjustments based on its situation. It would be in your best interest for your employer to formally request a contract proposal from us.

Any variation in charges, pricing or benefits will reflect differences in our costs of selling the contracts and/or the contract services we or your financial professional provide and will not be unfairly discriminatory.

Groups may be governed by federal income tax rules, ERISA or both. We make no representations with regard to the impact of these and other applicable laws on such programs. We recommend that employers, trustees and others purchasing or making contracts available for purchase under such programs seek the advice of their own legal and benefits advisers.

6. Payment of death benefit

Your beneficiary and payment of benefit

Beneficiary designations are subject to the terms of your plan. You designate your beneficiary when you apply for your contract. You may change your beneficiary at any time while you are alive and while the contract is in force. The change will be effective as of the date the written request is executed, whether or not you are living on the date the change is received at our processing office. We are not responsible for any beneficiary change request that we do not receive. We will send you a written confirmation when we receive your request. Generally, the owner must be the beneficiary under tax exempt employer EDC plan contracts and the trustee must be the beneficiary under most Trusteed contracts. Such owner may substitute as the beneficiary under the contract the beneficiary under the employer’s plan after your death.

Death benefit

Your contract provides a death benefit. The death benefit is equal to the greater of (i) your account value (without adjustment for any otherwise applicable negative market value adjustment) and less any outstanding loan balance plus accrued interest as of the date we receive satisfactory proof of death, any required instructions, information and forms necessary to effect payment and (ii) the “minimum death benefit.” The minimum death benefit is equal to your total contributions, adjusted for withdrawals and any withdrawal charges and any taxes that apply, less any outstanding loan balance plus accrued interest.

If your surviving spouse rolls the death benefit proceeds over into a contract issued by us, the death proceeds will remain invested in this contract until your spouse’s contract is issued and the amount of the death benefit will be calculated as of the date we receive all requirements necessary to issue your spouse’s new contract. The amount of the death benefit will be calculated to equal the greater of (i) your account value (without adjustment for any otherwise applicable negative market value adjustment), less any outstanding loan balance plus accrued interest, as of the date that your spouse’s contract is issued, and (ii) the “minimum death benefit” as of the date of your death. This means that the death benefit proceeds could vary up or down, based on investment performance, until your spouse’s new contract is issued.

How withdrawals affect the minimum death benefit

Depending upon the contract series, the contract date, and the state where your contract is issued, each withdrawal you make will reduce the amount of your current minimum death benefit on a pro rata basis. Reduction on a pro rata basis means that we calculate the percentage of your current account value that is being withdrawn and we reduce your current minimum death benefit by that same percentage. For example, if your account value is $30,000, and you withdraw $12,000 you have withdrawn 40% of your account value. If your minimum death benefit was $40,000 before the withdrawal, it would be reduced by $16,000 ($40,000 x .40) and your new minimum death benefit after the withdrawal would be $24,000 ($40,000-$16,000). Check with your financial professional.

Effect of the annuitant’s death

If the annuitant dies before the annuity payments begin, we will pay the death benefit to your beneficiary.

Generally, the death of the annuitant terminates the contract. However, if you are the owner and annuitant and your spouse is the sole primary beneficiary the contract can be continued as follows:

Successor owner and annuitant for SEP, SARSEP and SIMPLE IRAs (may not be available in all states).  If you are the owner and annuitant and your spouse is the sole primary beneficiary, your spouse may elect upon your death to continue the contract as the owner/annuitant and no death benefit is payable until the surviving spouse’s death. If your surviving spouse decides to continue the contract, as of the date we receive satisfactory proof of death, any required instructions, information and forms necessary to effect the successor owner/annuitant feature, we will increase the account value to equal your minimum death benefit, if such death benefit is greater than such account value. The increase in the account value will be allocated to the investment options according to the allocation percentages we have on file for your contract. Thereafter, for series 300 and 400 withdrawal charges will no longer apply to contributions made before your death. Withdrawal charges will apply if additional contributions are made. These additional contributions will be withdrawn only after all other amounts have been withdrawn. For series 100 and 200 contracts, withdrawal charges will no longer apply and additional contributions may no longer be made.

The determination of spousal status is made under applicable state law; however, in the event of a conflict between federal and state law, we follow federal rules.

How death benefit payment is made

This description of “How death benefit payment is made” describes the contract, and more particularly, the “Beneficiary continuation option” as in effect prior to legislation enacted at the end of 2019. Legislation enacted at the end of 2019 has changed key aspects of post-death distributions from tax qualified and tax favored contracts such as TSAs, SEP IRAs, SARSEP IRAs and SIMPLE IRAs. After regulatory guidance is issued on this legislation, we anticipate making changes beginning in 2020 to our contracts to reflect these legislative changes. We may be required in certain cases to pay benefits faster under existing contracts.

We will pay the death benefit to the beneficiary in the form of the annuity payout option you have chosen, if the option is permitted under federal tax rules in effect after your death. If you have not chosen an annuity payout option as of the time of the annuitant’s death, the beneficiary will receive the death benefit in a single sum. However, subject to any exceptions in the contract, our rules and applicable federal income tax rules, the beneficiary may elect to apply the death benefit to one or more annuity payout options we offer at the time. See “Your annuity payout options” under

“Accessing your money” earlier in this prospectus. Please note that if you are both the contract owner and the annuitant, you may elect only a life annuity or an annuity that does not extend beyond the life expectancy of the beneficiary. In some cases a beneficiary may be able to do a nonspousal direct rollover to a new inherited IRA of a death benefit from a qualified plan, 403(b) plan or governmental employer 457(b) plan.

If the beneficiary is a natural person (i.e., not an entity such as a corporation or a trust) and so elects, death benefit proceeds can be paid through the “Equitable Access Account,” which is a draft account that works in certain respects like an interest-bearing checking account. In that case, we will send the beneficiary a draftbook, and the beneficiary will have immediate access to the proceeds by writing a draft for all or part of the amount of the death benefit proceeds. The Company will retain the funds until a draft is presented for payment. Interest on the Equitable Access Account is earned from the date we establish the account until the account is closed by your beneficiary or by us if the account balance falls below the minimum balance requirement, which is currently $1,000. The Equitable Access Account is part of the Company’s general account and is subject to the claims of our creditors. We will receive any investment earnings during the period such amounts remain in the general account. The Equitable Access Account is not a bank account or a checking account and it is not insured by the FDIC. Funds held by insurance companies in the general account are guaranteed by the respective state guaranty association.

Beneficiary continuation option (For TSAs, SEPs, SARSEP and SIMPLE IRAs only) — May not be available in all states

Depending on the beneficiary, this option may be restricted or may no longer be available for deaths after December 31, 2019, due to legislation enacted at the end of 2019. Upon your death under a TSA, SEP, SARSEP or SIMPLE IRA contract, your beneficiary may generally elect to keep the contract with your name on it and receive distributions under the contract instead of receiving the death benefit in a single sum. This feature must be elected by September 30th of the year following the calendar year of your death and before any other inconsistent election is made. Beneficiaries who do not make a timely election will not be eligible for this option. If the election is made, then as of the date we receive satisfactory proof of death, any required instructions, information and forms necessary to effect the beneficiary continuation option feature, we will increase the account value to equal the applicable death benefit if such death benefit is greater than such account value. The increase in account value will be allocated to the investment options according to the allocation percentages we have on file for your contract.

Generally, payments will be made once a year to the beneficiary over the beneficiary’s life expectancy (determined in the calendar year after your death and determined on a term certain basis). These payments must begin no later than December 31st of the calendar year after the year of your death. For sole spousal beneficiaries, payments may begin by December 31st of the calendar year in which you would have reached age 72, if such time is later. After legislation enacted at the end of 2019, for deaths after December 31, 2019, only specified individuals who are

“eligible designated beneficiaries” or “EDBs” may stretch post-death payments over the beneficiary’s life expectancy. See required minimum distributions after your death later in this prospectus under Tax Information. Individual beneficiaries who do not have EDB status (including beneficiaries named by the original beneficiary to receive any remaining interest after the death of the original beneficiary) must take out any remaining interest in the IRA or plan within 10 years of the applicable death. Trusts for individuals which would be considered as see-through trusts under the rules prior to January 1, 2020 presumably no longer qualify to elect the beneficiary continuation option, except under narrowly defined circumstances.

Under the beneficiary continuation option:

•	The contract continues with your name on it for the benefit of your beneficiary.

•	This feature is only available if the beneficiary is an individual. Certain trusts with only individual beneficiaries will be treated as individuals for this purpose.

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If there is more than one beneficiary, each beneficiary’s share will be separately accounted for. It will be distributed over the beneficiary’s own life expectancy, if payments over life expectancy are chosen.

•	The minimum amount that is required in order to elect the beneficiary continuation option is $5,000 for each beneficiary.

•	The beneficiary may make transfers among the investment options, but no additional contributions will be permitted.

•	Loans will no longer be available for TSA contracts.

•	Any death benefit provision (including the minimum death benefit provision) will no longer be in effect.

•	The beneficiary may choose at any time to withdraw all or a portion of the account value and no withdrawal charges will apply.

•	Any partial withdrawal must be at least $300.

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Your beneficiary will have the right to name a beneficiary to receive any remaining interest in the contract. Even in the case of IRA or TSA owners who died before December 31, 2019, if the beneficiary dies January 1, 2020 or later, legislation enacted at the end of 2019 imposes a 10-year limit on the distribution of the remaining interest.

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Upon the death of your beneficiary, the beneficiary he or she has named has the option to either continue taking required minimum distributions based on the remaining life expectancy of the deceased beneficiary or to receive any remaining interest in the contract in a lump sum.

The option elected will be processed when we receive satisfactory proof of death, any required instructions for the method of payment and any required information and forms necessary to effect payment.

The beneficiary continuation option may not be available in your state. Check with your financial professional or our processing office regarding availability in your state.

7. Tax information

CARES Act

Congress enacted the Coronavirus Aid, Relief, and Economic Security Act (“CARES Act”) on March 27, 2020, with certain provisions immediately effective or retroactively effective to January 1, 2020. If you own a tax-qualified contract or intend to purchase a tax-qualified contract, you should consult with your tax adviser regarding how the CARES Act impacts your unique situation. The CARES Act suspends required minimum distributions during the 2020 calendar year for many tax-qualified and tax-favored plans and contracts (such as defined contribution plans, 403(b) plans, government sponsored employer 457(b) plans, and IRAs). Please read all disclosure in this Prospectus accordingly. The CARES Act permits penalty-free withdrawals during 2020 from such plans and contracts by individuals affected by coronavirus or the economic aftermath. Coronavirus-related distributions from all such plans and contracts would be limited to an aggregate of $100,000 for any individual. The individual would be able to repay the amount of the distribution to the plan or contract within a 3-year period. The CARES Act also increases availability of specified qualified plan loans and flexibility of repayment. Please consult your tax adviser about your individual circumstances.

Tax information and ERISA matters

Overview

This section of the prospectus discusses the current federal income tax rules that generally apply to annuity contracts which may be used to fund certain employer-sponsored retirement plans.

Federal income tax rules include the United States laws in the Internal Revenue Code, and Treasury Department Regulations and Internal Revenue Service (“IRS”) interpretations of the Internal Revenue Code. These tax rules may change without notice. We cannot predict whether, when, or how these rules could change. Any change could affect contracts purchased before the change. Congress may also consider further proposals to comprehensively reform or overhaul the United States tax and retirement systems, which if enacted, could affect the tax benefits of a contract. We cannot predict what, if any, legislation will actually be proposed or enacted.

We cannot provide detailed information on all tax aspects of the plans or contracts. Moreover, the tax aspects that apply to a particular person’s plan or contract may vary depending on the facts applicable to that person. We do not discuss state income and other state taxes, federal income tax and withholding rules for non-U.S. taxpayers, or federal gift and estate taxes. Rights or values under plans or contracts or payments under the contracts, for example, amounts due to beneficiaries, may be subject to federal or state gift, estate or inheritance taxes. You should not rely only on this document, but should consult your tax adviser before your purchase.

Buying a contract to fund a retirement arrangement

Generally, there are two types of funding vehicles that are available for Section 403(b) plans: a 403(b) TSA annuity contract such as an EQUI-VEST® TSA or a 403(b)(7) custodial account. Similarly, an employer-sponsored individual retirement arrangement such as a SEP-IRA, SARSEP IRA or SIMPLE IRA can be purchased in annuity or custodial account form. An EDC plan may be funded by specified annuity contracts, custodial accounts or trustee arrangements. Annuity contracts can also be purchased in connection with employer plans qualified under Section 401 of the Code (“qualified plans”). How these arrangements work, including special rules applicable to each, are described in the specific sections for each type of arrangement, below. You should be aware that the funding vehicle for a tax-qualified arrangement does not provide any tax deferral benefit beyond that already provided by the Code for all permissible funding vehicles. Before choosing an annuity contract, therefore, you should consider the annuity’s features and benefits, such as EQUI-VEST®’s guaranteed minimum death benefit, selection of variable investment options, provision of a guaranteed interest option and fixed maturity options and choices of payout options, as well as the features and benefits of other permissible funding vehicles and the relative costs of annuities and other such arrangements. You should be aware that cost may vary depending on the features and benefits made available and the charges and expenses of the portfolios.

Certain provisions of the Treasury Regulations on required minimum distributions concerning the actuarial present value of additional contract benefits could increase the amount required to be distributed from individual retirement annuity contracts and annuity contracts funding 401(a) qualified plans, 403(b) plans and 457(b) plans. For this purpose, additional annuity contract benefits may include enhanced death benefits. You should consider the potential implication of these Regulations before you purchase or make additional contributions to this annuity contract.

Special rules for tax-favored retirement plans

Employer-sponsored retirement plans can use annuity contracts to fund the plan unless the plan specifically prohibits annuity contracts as a funding vehicle.

Federal income tax rules prescribe how a retirement plan qualifies for tax-favored status and set requirements for plan features, including:

•	participation and coverage;

•	nondiscrimination;

•	vesting and funding;

•	limits on contributions, distributions, and benefits;

•	withholding;

•	reporting and disclosure; and

•	penalties.

State income tax rules covering contributions to and distributions from employer-sponsored retirement plans may differ from federal income tax rules. It is the responsibility of the employer, plan trustee and plan administrator to satisfy federal income tax, state income tax and other state rules and ERISA rules, if applicable.

Additional “Saver’s Credit” for salary reduction contributions to certain plans or a traditional IRA or Roth IRA

You may be eligible for a nonrefundable income tax credit for salary reduction contributions you make to a 401(k) plan, 403(b) plan, governmental employer 457(b) EDC plan, SIMPLE IRA, or SARSEP IRA, as well as contributions you make to a traditional IRA or Roth IRA. If you qualify, you may take this credit even though your salary reduction contribution is already excluded from tax or your traditional IRA contribution is already fully or partially deductible. For details on this credit, please see the Internal Revenue Service Publication for your type of plan (for example, IRS Publication 571, Tax-Sheltered Annuity Plans (403(b) Plans) For Employees of Public Schools and Certain Tax-Exempt Organizations).

Qualified plans

General; contributions

Any type of employer — corporation, partnership, self-employed individual, governmental entity, non-profit organization — is eligible to establish a qualified retirement plan under Section 401(a) of the Internal Revenue Code for participating employees. Because there are numerous technical federal income tax and Department of Labor “DOL” or “ERISA” rules covering establishment and operation of a qualified plan, we do not cover them in this prospectus. We also do not cover specific state law or other rules which may govern plans. Employers should consult their tax advisers for information. It is the employer’s responsibility to figure out whether it is eligible to establish a plan, what kinds of plan it may establish, and whether an annuity contract may be used as a funding vehicle.

There are limits on employer and employee contributions to qualified plans. Violation of contribution limits can result in plan disqualification and penalties. The annual limits on contributions do not apply to rollover contributions or trustee-to-trustee transfer contributions which may be permitted under the plan.

The annual limit on contributions on behalf of an employee to all of the defined contribution plans of an employer for 2020 is the lesser of $57,000 (after adjustment for cost-of-living changes) or 100% of compensation or earned income. This amount may be further adjusted for cost-of-living changes in future years. When figuring out the contribution limit you have to:

•	include reallocated forfeitures and voluntary nondeductible employee contributions;
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include compensation from the employer in the form of elective deferrals and excludible contributions under Section 457(b) EDC plans and “cafeteria” plans. These are plans giving employees a choice between cash and deferred benefits or specified excludible health and welfare benefits; and

•	disregard compensation or earned income of more than a specified amount. This amount is $285,000 for 2020. This amount may be further adjusted for cost-of-living changes in future years.

“Salary reduction” or “elective deferral” contributions made under a 401(k) plan or other cash or deferred arrangement are limited to $19,500 for 2020 and may be further adjusted for cost-of-living changes in future years. This limit applies to the total of all elective deferrals under all tax-favored plans in which the individual participates, from all employers, for example, also including salary reduction contributions under 403(b) plans. If the plan permits, an individual who is at least age 50 at any time during 2020 can make up to $6,500 additional salary reduction contributions for 2020.

Except for governmental employer plans that do not elect to be subject to ERISA, qualified plans must not discriminate in favor of highly compensated employees. Special “top heavy” rules apply to plans where more than 60% of the contributions or benefits are allocated to defined highly compensated employees known as “key employees.” Plan administrators must test compliance with both nondiscrimination and top heavy rules. 401(k) plans can adopt a “SIMPLE 401(k)” feature which enables the plan to meet nondiscrimination requirements without testing. The SIMPLE 401(k) feature requires the 401(k) plan to meet specified contribution, vesting, and exclusive plan requirements, similar to those discussed in this section of the prospectus under “SIMPLE IRAs.”

Tax-sheltered annuity contracts (TSAs)

General

This section of the prospectus reflects our current understanding of some of the special federal income tax rules applicable to annuity contracts used to fund employer plans under Section 403(b) of the Internal Revenue Code. We refer to these contracts as “403(b) annuity contracts” or “Tax Sheltered Annuity contracts (TSAs)”.

The disclosure generally assumes that the TSA has 403(b) contract status or qualifies as a 403(b) contract. Due to Internal Revenue Service and Treasury regulatory changes in 2007 which became fully effective on January 1, 2009, contracts issued prior to 2009 which qualified as 403(b) contracts under the rules at the time of issue may lose their status as 403(b) contracts or have the availability of transactions under the contract restricted as of January 1, 2009 unless the individual’s employer or the individual takes certain actions. Please consult your tax adviser regarding the effect of these rules (which may vary depending on the owner’s employment status, plan participation status, and when and how the contract was acquired) on your personal situation.

Final Regulations under Section 403(b)

In 2007, the IRS and the Treasury Department published final Treasury Regulations under Section 403(b) of the Code (2007 Regulations). As a result, there were significant revisions to the establishment and operation of plans and arrangements under Section 403(b) of the Code, and the contracts issued to fund such plans. These rules became fully effective on January 1, 2009, but various transition rules applied beginning in 2007. There are still a number of uncertainties regarding the application of these rules. The 2007 Regulations raise a number of questions as to the effect of the 2007 Regulations on 403(b) TSA contracts issued prior to the effective date of the 2007 Regulations. The IRS has issued guidance intended to clarify some of these questions, and may issue further guidance in future years.

Employer plan requirement.  The 2007 Regulations require employers sponsoring 403(b) plans as of January 1, 2009, to have a written plan designating administrative responsibilities for various functions under the plan, and the plan in operation must conform to the plan terms.

As part of this process, the sponsoring employer designates the insurance companies or mutual fund companies to which it will make contributions to purchase 403(b) annuity contracts or 403(b)(7) custodial accounts under its 403(b) plan. These companies are typically referred to as “approved providers” or “approved vendors” under the employer’s 403(b) plan, although such terms are not used in the 2007 Regulations. If the Company is not an approved provider under an employer’s 403(b) plan, active participants in that employer’s plan may have to transfer funds from their EQUI-VEST® TSA contracts to another 403(b) plan funding vehicle in a contract exchange under the same plan in order to avoid significant limitations under the 403(b) plan for transactions on the contract.

General; special employer rules

An employer eligible to maintain a 403(b) plan for its employees may make contributions to purchase a 403(b) funding vehicle for the benefit of the employee. These contributions, if properly made, will not be currently taxable compensation to the employee. Moreover, the employee will not be taxed on the earnings in the 403(b) funding vehicle until he/she takes distributions.

Generally, there are two types of funding vehicles available to fund 403(b) plans: an annuity contract under Section 403(b)(1) of the Internal Revenue Code or a custodial account that invests only in mutual funds and which is treated as an annuity contract under section 403(b)(7) of the Code. Both types of 403(b) arrangements qualify for tax deferral.

Two different types of employers are eligible to maintain 403(b) plans: public schools and specified tax-exempt organizations under Section 501(c)(3) of the Code.

Contributions to TSAs

There are three ways you can make contributions to this EQUI-VEST® TSA contract:

•	annual contributions made through the employer’s payroll; or

•	with employer or plan approval, a rollover from another eligible retirement plan; or
•	with employer or plan approval, a plan-to-plan direct transfer of assets or a contract exchange under the same 403(b) plan.

Annual contributions made through the employer’s payroll. Annual contributions to 403(b) TSA contracts made through the employer’s payroll are limited. (Tax-free plan-to-plan direct transfer contributions from another 403(b) plan, contract exchanges under the same plan, and rollover contributions from another eligible retirement plan are not subject to these annual contribution limits.) Commonly, some or all of the contributions made to a TSA are made under a salary reduction agreement between the employee and the employer. These contributions are called “salary reduction contributions” or “elective deferral contributions” and are generally made on a pre-tax basis. However, a TSA can also be wholly or partially funded through non-elective pre-tax employer contributions or contributions treated as after-tax employee contributions. If the employer’s plan permits, and as reported to us by the employer, an employee may designate some or all of salary reduction contributions as “designated Roth contributions” under Section 402A of the Code which are made on an after-tax basis.

The permissible annual contributions to the participant’s TSA is calculated the same way as contributions to a 401(k) plan:

•	The annual limit on employer and employee contributions to defined contribution plans for 2020 is the lesser of $57,000 (after adjustment for cost-of-living changes) or 100% of compensation,

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The annual limit on all salary reduction or elective deferral contributions under all employer plans you participate in is generally limited to $19,500 for 2020 (after adjustment for cost-of-living changes).

These limits may be further adjusted for cost-of-living changes in future years.

Special provisions may allow certain participants with at least 15 years of service to make “catch-up” contributions to compensate for smaller contributions made in previous years. In addition, if the plan permits, an individual who is at least age 50 at any time during 2020 can make up to $6,500 additional salary reduction contributions for 2020.

If contributions to a 403(b) TSA contract exceed the applicable limit in any year, the excess will be taxable to the employee as ordinary income. In certain situations, we may distribute excess contributions to avoid tax penalties.

Any excess deferral contributions which are not withdrawn by April 15th after the year of the deferral may cause the contract to fail 403(b) rules.

Rollover contributions.  After a TSA contract has been established with 403(b) plan source funds, federal tax law permits rollover contributions to be made to a TSA contract from these sources: qualified plans, governmental employer 457(b) plans and traditional IRAs, as well as other 403(b) plan funding vehicles. The recipient 403(b) plan must allow such contributions to be made.

Generally, funds may be rolled over when a plan participant has a distributable event from an eligible retirement plan as a result of:

•	termination of employment with the employer who provided the funds for the plan; or

•	reaching age 59 1/2 even if still employed; or

•	disability (special federal income tax definition).

If the source of the rollover contribution is pre-tax funds from a traditional IRA, no specific event is required.

You should discuss with your tax adviser whether you should consider rolling over funds from one type of tax-qualified retirement plan to another because the funds will generally be subject to the rules of the recipient plan. For example, funds in a governmental employer 457(b) plan are not subject to the additional 10% federal income tax penalty for premature distributions, but they may become subject to this penalty if you roll the funds to a different type of eligible retirement plan and subsequently take a premature distribution. Further, in light of the restrictions on the ability to take distributions or loans from a 403(b) contract without plan or employer approval under the 2007 Regulations, a plan participant should consider carefully whether to roll an eligible rollover distribution (which is no longer subject to distribution restrictions) to a 403(b) plan funding vehicle, or to traditional IRA instead.

If the recipient plan separately accounts for funds rolled over from another eligible retirement plan, the IRS has ruled that an exception is available in certain situations to withdrawal restrictions that would otherwise apply to the rollover contribution funds in the recipient plan.

Under legislation enacted at the end of 2019, distributions made in connection with the birth or adoption of a child as specified in the Internal Revenue Code can be made free of income tax withholding and penalty-free. Repayments of these distributions to an eligible retirement plan are treated as deemed rollover contributions. IRS guidance will be required to implement this provision.

Rollovers of after-tax contributions from certain eligible retirement plans.

Non-Roth after-tax contributions.  Any non-Roth after-tax contributions you have made to a qualified plan or TSA (but not a governmental employer 457(b) EDC plan) may be directly rolled over to another qualified plan or TSA which agrees to do required separate accounting. This can only be done in a direct rollover, not a rollover you do yourself. Non-Roth after-tax contributions in a traditional IRA cannot be rolled over from the traditional IRA into a qualified plan or TSA. See “IRS guidance on allocation between pre-tax and after-tax amounts on distributions; the effect of direct rollovers” under “Distributions from Qualified Plans and TSAs”.

Designated Roth contributions.  If the after-tax contributions are in a “designated Roth account” under a 403(b) plan, a 401(k) plan or a governmental employer EDC plan which permits designated Roth elective deferral contributions to be made, they can be rolled into another “designated Roth account” under another such plan. They cannot be rolled over to a non-Roth after-tax contribution account. You may not roll over Roth IRA funds into a designated Roth account under a 403(b) plan (or a 401(k) plan or a governmental employer EDC plan).

Limitations on individual-initiated direct transfers.  The 2007 Regulations revoked Revenue Ruling 90-24 (Rev. Rul. 90-24), effective January 1, 2009. Prior to the 2007 Regulations, Rev. Rul. 90-24 had permitted individual-initiated, tax-free direct transfers of funds from one 403(b) contract to another, without reportable taxable income to the individual. Under the 2007 Regulations and other IRS published guidance, direct transfers made after September 24, 2007 may still be permitted with plan or employer approval as described below.

Direct transfer contributions.  A tax-free direct transfer occurs when changing the 403(b) plan funding vehicle, even if there is no distributable event. Under a direct transfer a plan participant does not receive a distribution.

The 2007 Regulations provide for two types of direct transfers between 403(b) funding vehicles: “plan-to-plan transfers” and “contract exchanges within the same 403(b) plan”. 403(b) plans do not have to offer these options. A “plan-to-plan transfer” must meet the following conditions: (i) both the source 403(b) plan and the recipient 403(b) plan permit plan-to-plan transfers; (ii) the transfer from one 403(b) plan to another 403(b) plan is made for a participant (or beneficiary of a deceased participant) who is an employee or former employee of the employer sponsoring the recipient 403(b) plan; (iii) immediately after the transfer the accumulated benefit of the participant (or beneficiary) whose assets are being transferred is at least equal to the participant’s (or beneficiary’s) accumulated benefit immediately before the transfer; (iv) the recipient 403(b) plan imposes distribution restrictions on transferred amounts at least as stringent as those imposed under the source 403(b) plan; and (v) if the plan-to-plan transfer is not a complete transfer of the participant’s (or beneficiary’s) interest in the source 403(b) plan, the recipient 403(b) plan treats the amount transferred as a continuation of a pro rata portion of the participant’s (or beneficiary’s) interest in the source 403(b) plan (for example with respect to the participant’s interest in any after-tax employee contributions).

A “contract exchange within the same 403(b) plan” must meet the following conditions: (i) the 403(b) plan under which the contract is issued must permit contract exchanges; (ii) immediately after the exchange the accumulated benefit of the participant (or beneficiary of a deceased participant) is at least equal to the participant’s (or beneficiary’s) accumulated benefit immediately before the exchange (taking into account the accumulated benefit of that participant (or beneficiary) under both section 403(b) contracts immediately before the exchange); (iii) the contract issued in the exchange is subject to distribution restrictions with respect to the participant that are not less stringent than those imposed on the contract being exchanged; and (iv) the employer sponsoring the 403(b) plan and the issuer of the contract issued in the exchange agree to provide each other with specified information from time to time in the future (“an information sharing agreement”). The shared information is designed to preserve the requirements of Section 403(b), primarily to comply with loan requirements, hardship withdrawal rules, and distribution restrictions.

We currently do not offer a 403(b) contract for a beneficiary of a deceased participant as described above.

TSA contracts issued by the Company pursuant to a Rev. Rul. 90-24 direct transfer where applications and all transfer paperwork were received by our processing office in good order prior to September 25, 2007 are generally “grandfathered” as to 403(b) status. However, future transactions such as loans and distributions under such “grandfathered” contracts may result in adverse tax consequences to the owner unless the contracts are or become part of the employer’s 403(b) plan, or the employer enters into an information sharing agreement with us.

Special rule for rollover or direct transfer contributions after lifetime required minimum distributions must start.  The amount of any rollover or direct transfer contributions made to a 403(b) annuity contract must be net of the required minimum distribution for the tax year in which the contract is issued if the owner is at least age 72 (or age 70 1/2, as applicable) in the calendar year the contribution is made, and has retired from service with the employer who sponsored the plan or provided the funds to purchase the 403(b) annuity contract which is the source of the contribution.

Distributions from Qualified Plans and TSAs

General

Generally, after the 2007 Regulations, employer or plan administrator consent is required for loan, withdrawal or distribution transactions under a 403(b) annuity contract. Processing of a requested transaction will not be completed pending receipt of information required to process the transaction under an information sharing agreement between the Company and the employer sponsoring the plan. Similar rules apply to loan and withdrawal requests for qualified plans.

Withdrawal Restrictions — Salary reduction contributions

You generally are not able to withdraw or take payment from your TSA contract or 401(k) qualified plan unless you reach age 59 1/2, die, become disabled (special federal income tax definition), sever employment with the employer which provided the funds for the TSA contract or qualified plan, or suffer financial hardship (special federal income tax definition.) Hardship withdrawals are limited to the amount of your salary reduction contributions without earnings and must be approved by the employer or the plan for TSAs. For qualified plans, earnings may be withdrawn. Under the 2007 regulations, an employee is not treated as severing employment if the first employer and the subsequent employer are treated as the same employer (for example, an employee transfers from one public school to another public school of the same state employer).

These restrictions do not apply to your account balance attributable to salary reduction contributions to the TSA contract and earnings on December 31, 1988 or to your account balance attributable to employer contributions. To take advantage of this grandfathering you must properly notify us in writing at our processing office of your

December 31, 1988 account balance if you had qualifying amounts directly transferred to your EQUI-VEST® TSA contract from another TSA in a contract exchange under the same plan or a direct transfer from another 403(b) plan. If any portion of the funds directly transferred to your TSA contract is attributable to amounts that you invested in a 403(b)(7) custodial account, such amounts, including earnings, are subject to withdrawal restrictions.

Withdrawals from designated Roth accounts in a qualified plan or TSA contract are subject to these withdrawal restrictions.

Withdrawal restrictions on other types of contributions.  The plan may also impose withdrawal restrictions on employer contributions and related earnings. Amounts attributable to employer contributions are subject to withdrawal restrictions under the 2007 Regulations. These rules apply only to 403(b) plan contracts issued January 1, 2009 and later. These restrictions vary by individual plan and must be reported to us by the plan, the employer or the employer’s designee, as applicable.

Exceptions to withdrawal restrictions.  If the recipient plan separately accounts for funds rolled over from another eligible retirement plan, the IRS has ruled that an exception is available in certain situations to withdrawal restrictions that would otherwise apply to the rollover contribution funds in the recipient plan.

A tax law change permits a plan to allow an internal direct transfer from a pre-tax or non-Roth after-tax account to a designated Roth account under the plan, even though the transferred amounts are not eligible for withdrawal by the individual electing the transaction. The transfer would be taxable, and withdrawals would not be permitted from the designated Roth account under the plan. Additional separate accounting will be required to implement this provision. See “ ‘In-plan’ Roth conversions” below.

Distributions may also be made on termination of the plan.

Tax treatment of distributions from qualified plans and TSAs.  Amounts held under qualified plans and TSAs are generally not subject to federal income tax until benefits are distributed.

Distributions include withdrawals and annuity payments. Death benefits paid to a beneficiary are also taxable distributions unless an exception applies. (For example, there is a limited exclusion from gross income for distributions used to pay qualified health insurance premiums of an eligible retired public safety officer from eligible governmental employer qualified plans, 403(b) plans and 457(b) plans.) Amounts distributed from qualified plans and TSAs are includable in gross income as ordinary income, not capital gain. (Under limited circumstances specified in federal income tax rules, qualified plan participants, not TSA participants, are eligible for capital gains or income averaging treatment on distributions.) Distributions from qualified plans and TSAs may be subject to 20% federal income tax withholding. See “Tax withholding and information reporting” below. In addition, qualified plan and TSA distributions may be subject to additional tax penalties.

If you have made after-tax contributions, both non-Roth and designated Roth, you will have a tax basis in your qualified plan or TSA contract, which will be recovered tax-free. Unless we have been provided acceptable documentation for the amounts of any after-tax contributions to your TSA or qualified plan contract, we assume that all amounts distributed from your TSA or qualified plan contract are pre-tax, and we withhold tax and report accordingly.

Designated Roth contribution account.  Section 402A of the Code provides that a qualified distribution from a designated Roth contribution account is not includible in income. A qualified distribution can only be made on specified events such as attaining age 59 1/2 or death. Also, there can be no qualified distribution until after the expiration of a 5-year aging period beginning with the date an individual first makes a designated Roth contribution to a designated Roth account under the applicable retirement plan. If both the aging and event tests are not met, earnings attributable to a designated Roth account may be includible in income.

Distributions before annuity payments begin.  On a total surrender, the amount received in excess of the investment in the contract is taxable. We will report the total amount of the distribution. The amount of any partial distribution from a qualified plan or TSA prior to the annuity starting date is generally taxable, except to the extent that the distribution is treated as a withdrawal of after-tax contributions. Distributions are normally treated as pro rata withdrawals of after-tax contributions and earnings on those contributions. This treatment is the same for non-qualified distributions from a designated Roth account under a 401(k) or 403(b) plan. For the special tax treatment applied to direct conversion rollovers, including “in-plan” Roth conversions, see “Tax-deferred rollovers and direct transfers” and “In-plan Roth conversions” below.

IRS guidance on allocation between pre-tax and after-tax amounts on distributions; the effect of direct rollovers.

The following applies where there are after-tax amounts and pre-tax amounts under the plan, and a distribution is made from the plan before annuity payments start. The IRS has issued ordering rules and related guidance on allocation between pre-tax and after-tax amounts.

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All disbursements from the plan that are “scheduled to be made at the same time” are treated as a single distribution even if the recipient has directed that the disbursement be divided among multiple destinations. Multiple destinations include payment to the recipient and direct rollovers to one or more eligible retirement plans. (Separate information reports on Form 1099-R are generally required if a disbursement is divided among multiple destinations, however.)

•

If the pre-tax amount for the aggregated distribution is directly rolled over to one or more eligible retirement plans, the entire pre-tax amount is assigned to the amount of the distribution that is directly rolled over (and is not currently taxable).

•

If the recipient wants to divide the direct rollover among two or more eligible retirement plans, before the distribution is made, the recipient can choose how the pre-tax amount is to be allocated among the plans. We expect to have forms for this choice.

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If the pre-tax amount for the aggregated distribution is more than the amount directly rolled over, the pre-tax amount is assigned to the portion of the distribution that is directly rolled over, up to the amount of the direct rollover (so that each direct rollover consists entirely of pre-tax amounts).

•

The guidance indicates that any remaining pre-tax amount is next assigned to any 60-day rollovers up to the amount of the 60-day rollovers. (Please note that the recipient is responsible for the tax treatment of 60-day rollovers and that our information report on Form 1099-R will reflect distribution to the recipient and any required 20% withholding.)

•	The guidance indicates that any remaining pre-tax amount after assignment of the pre-tax amount to direct rollovers and 60-day rollovers is includible in gross income.

•	Finally, if the amount rolled over to an eligible retirement plan exceeds the portion of the pre-tax amount assigned or allocated to the plan, the excess is an after-tax amount.

For example, if a plan participant takes a distribution of $100,000 from a plan, $80,000 of which is pre-tax and $20,000 of which is attributable to non-Roth after-tax contributions, the participant could choose to allocate the distribution so that the entire pre-tax amount of $80,000 could be directly rolled over to a traditional IRA and the $20,000 non-Roth after-tax contributions could be rolled over to a Roth IRA.

Annuity payments.  If you elect an annuity payout option, the non-taxable portion of each payment is calculated by dividing your investment in the contract by an expected return determined under an IRS table prescribed for qualified annuities. The balance of each payment is fully taxable. The full amount of the payments received after your investment in the contract is recovered is fully taxable. If you (and your beneficiary under a joint and survivor annuity) die before recovering the full investment in the contract, a deduction is allowed on your (or your beneficiary’s) final tax return.

Payments to a beneficiary after your death.  Death benefit distributions from a qualified plan or TSA generally receive the same tax treatment as distributions during your lifetime. In some instances, distributions from a qualified plan or TSA made to your surviving spouse may be rolled over to a traditional IRA or other eligible retirement plan. A surviving spouse might also be eligible to roll over a death benefit to a Roth IRA in a taxable conversion rollover. A non-spousal death beneficiary may be able to directly roll over death benefits to a new inherited IRA under certain circumstances. Legislation enacted at the end of 2019 may restrict the availability of payment options under such IRAs.

Loans.  The following discussion applies to loans under qualified plans, TSA contracts, and governmental employer 457(b) EDC plans. See “Public and tax-exempt organization employee deferred compensation plans (EDC Plans)” later in this prospectus.

If the plan permits, loans are available from a qualified plan 403(b) TSA, or governmental employer 457(b) EDC contract. Loans are subject to federal income tax limits and may also be subject to the limits of the plan from which the funds came. Federal income tax rule requirements apply even if the plan is not subject to ERISA. Please see Appendix III later in this prospectus for any state rules that may affect loans.

Effect of 2007 Regulations on loans from TSAs.  As a result of the 2007 Regulations loans are not available without employer or plan administrator approval. Loan processing may be delayed pending receipt of information required to process the loan under an information sharing agreement. Processing of a loan request will not be completed pending receipt of information required to process the transaction under an information sharing agreement between the Company and the employer sponsoring the plan.

If loans are available:

Loans are generally not treated as a taxable distribution. If the amount of the loan exceeds permissible limits under federal income tax rules when made, the amount of the excess is treated (solely for tax purposes) as a taxable distribution. Additionally, if the loan is not repaid at least quarterly, amortizing (paying down) interest and principal, the amount not repaid when due will be treated as a taxable distribution. Finally, unpaid loans may become taxable when the individual severs from employment with the employer which provided the funds for the contract. In addition, the 10% early distribution penalty tax may apply.

We report the entire unpaid balance of the loan (including unpaid interest) as includable in income in the year of the default. The amount of the unpaid loan balance is reported to the IRS on Form 1099-R as a distribution.

•

The amount of a loan to a participant, when combined with all other loans to the participant from all qualified plans of the employer, cannot exceed the lesser of (1) the greater of $10,000 or 50% of the participant’s nonforfeitable accrued benefits and (2) $50,000 reduced by the excess (if any) of the highest outstanding loan balance over the previous twelve months over the outstanding loan balance of plan loans on the date the loan was made. Governmental employer 457(b) EDC plans and 403(b) plans are included in “all qualified plans of the employer” for this purpose. Also, for the purposes of calculating any subsequent loans which may be made under any plan of the same employer, a defaulted loan is treated as still outstanding even after the default is reported to the IRS. The amount treated as outstanding (which limits any subsequent loan) includes interest on the unpaid balance.

•

In general, the term of the loan cannot exceed five years unless the loan is used to acquire the participant’s primary residence. EQUI-VEST® contracts have a term limit of 10 years for loans used to acquire the participant’s primary residence.

•

All principal and interest must be amortized in substantially level payments over the term of the loan, with payments being made at least quarterly. In very limited circumstances, the repayment obligation may be temporarily suspended during a leave of absence.

Tax-deferred rollovers and direct transfers.  If withdrawal restrictions discussed earlier do not apply, you may roll over any “eligible rollover distribution” from a qualified plan or TSA into another eligible retirement plan which agrees to accept the rollover. The rollover may be a direct rollover or a rollover you do yourself within 60 days after you receive the distribution. To the extent rolled over, it remains tax-deferred.

You may roll over a distribution of pre-tax funds from a qualified plan to any of the following: another qualified plan, a governmental employer 457(b) plan, a traditional IRA or a 403(b) plan. You may roll over a distribution from a 403(b) annuity contract to any of the following: another 403(b) plan funding vehicle, a qualified plan, a governmental employer 457(b) plan or a traditional IRA. A spousal beneficiary may also roll over death benefits as above. A non-spousal death beneficiary may be able to directly roll over death benefits to a new inherited IRA under certain circumstances. Legislation enacted at the end of 2019 may restrict the availability of payment options under such IRAs.

Eligible rollover distributions from qualified plans, 403(b) plans and governmental employer Section 457(b) plans may be rolled over to a SIMPLE IRA that the participant has participated in for at least two years. See “SIMPLE IRAs (Savings Incentive Match Plan)”, below.

Distributions from a qualified plan or 403(b) plan can be rolled over to a Roth IRA. Conversion rollover transactions from pre-tax or non-Roth after-tax accounts are taxable. Any taxable portion of the amount rolled over will be taxed at the time of the rollover.

The recipient plan must agree to take the distribution. If you are rolling over from a qualified plan or 403(b) plan to a governmental employer 457(b) EDC plan, the recipient governmental employer 457(b) EDC plan must agree to separately account for the rolled-over funds.

The taxable portion of most distributions will be eligible for rollover. However, federal income tax rules exclude certain distributions from rollover treatment including (1) periodic payments for life or for a period of 10 years or more, (2) hardship withdrawals and (3) any required minimum distributions under federal income tax rules.

“In-plan” Roth conversions.  If permitted by the plan, participants who are eligible to withdraw amounts may make an “in-plan” direct conversion rollover from a pre-tax account or a non-Roth after-tax account under the plan to a designated Roth account under the plan. The designated Roth account must be established through salary reduction or elective deferral contributions; it cannot be established by rollover. An “in-plan” direct conversion rollover is not subject to withholding but is a taxable transaction, so a participant considering an “in-plan” direct conversion rollover should consider the payment of estimated tax. No tax applies to the basis portion of a non-Roth after-tax amount so converted.

As indicated above under “Exceptions to withdrawal restrictions,” a tax law change effective in 2013 permits a plan to allow an internal direct transfer from a pre-tax or non-Roth after-tax account to a designated Roth account under the plan, even though the transferred amounts are not eligible for withdrawal by the individual electing the transaction. The transfer would be taxable and withdrawals would not be permitted from the designated Roth account under the plan. Additional separate accounting will be required to implement this provision.

Non-Roth after-tax contributions.  Any non-Roth after-tax contributions you have made to a qualified plan or TSA only may be directly rolled over to another qualified plan or TSA which agrees to do required separate accounting. This can only be done in a direct rollover, not a rollover you do yourself. You may roll over any non-Roth after-tax contributions you have made to a qualified plan or TSA to a traditional IRA (either in a direct rollover or a rollover you do yourself). When the recipient plan is a traditional IRA, you are responsible for recordkeeping and calculating the taxable amount of any distributions you take from that traditional IRA. Non-Roth after-tax contributions from a qualified plan or TSA which are rolled into a traditional IRA cannot be rolled back into a qualified plan or TSA. After-tax contributions may not be rolled into a governmental employer EDC plan. As described above under “In-plan Roth conversions”, if the plan permits, you may also roll over non-Roth after-tax contributions to a designated Roth account under the plan.

Roth after-tax contributions.  Amounts attributable to “designated Roth contributions” under a 403(b) plan may be rolled over to any of the following:

•	another designated Roth contribution separate account under (i) another 403(b) plan; (ii) a 401(k) plan; or (iii) a governmental employer EDC plan; or

•	a Roth IRA.

They cannot be rolled over to a non-Roth after-tax contribution account under any of the above plans. Similar rules apply to rollovers of “designated Roth contributions” under a 401(k) plan or a governmental employer EDC plan.

See “IRS guidance on allocation between pre-tax and after-tax amounts on distributions; the effect of direct rollovers” above.

Before you decide to roll over a distribution to another employer plan, you should check with the administrator of that plan about whether the plan accepts rollovers and, if so, the types of distributions it accepts. You should also check with the administrator of the receiving plan about any documents required to be completed before it will accept a rollover. You should discuss with your tax adviser the rules which may apply to the rolled over funds. For example, distributions from a governmental employer 457(b) EDC plan are generally not subject to the additional 10% federal income tax penalty for pre-age 59 1/2 distributions, which applies to other types of retirement plans. If you roll over funds from an eligible retirement plan which is not a governmental employer 457(b) EDC plan (qualified plan, 403(b) or traditional IRA) into a governmental employer 457(b) EDC plan, and you later take a distribution from the recipient government employer 457(b) EDC plan, those amounts generally remain subject to the penalty.

You should check if the recipient plan separately accounts for funds rolled over from another eligible retirement plan, as the IRS has ruled that an exception is available in certain situations to withdrawal restrictions that would otherwise apply to the rollover contribution funds in the recipient plan.

Direct transfers that are: (1) contract exchanges under the same 403(b) plan, (2) direct 403(b) plan-to-403(b) plan transfers, or (3) used to purchase permissive service credits under a retirement plan are not distributions.

If there is a mandatory distribution provision in your employer’s plan for certain small amounts and you do not designate an eligible retirement plan to receive such a mandatory distribution, Treasury Regulations require a traditional IRA to be established on your behalf.

Distribution Requirements

Qualified plans and TSAs are subject to required minimum distribution rules. See “Required minimum distributions” later in this prospectus.

Spousal consent rules

If ERISA rules apply to your qualified plan or TSA you will need to get spousal consent for loans, withdrawals or other distributions if you are married when you request one of these transactions under the contract. In addition, unless you elect otherwise with the written consent of your spouse, the retirement benefits payable under the plan must be paid in the form of a qualified joint and survivor annuity. A qualified joint and survivor annuity is payable for the life of the annuitant with a survivor annuity for the life of the spouse in an amount not less than one-half of the amount payable to the annuitant during his or her lifetime. In addition, if you are married, the beneficiary must be your spouse, unless your spouse consents in writing to the designation of another beneficiary.

If you are married and you die before annuity payments have begun, payments will be made to your surviving spouse in the form of a life annuity unless at the time of your death a contrary election was in effect. However, your surviving spouse may elect, before payments begin, to receive payments in any form permitted under the terms of the employer’s plan and the contract.

Early distribution penalty tax

A penalty tax of 10% of the taxable portion of a distribution applies to distributions from a qualified plan or TSA before you reach age 59 1/2. This is in addition to any income tax. There are exceptions to the extra penalty tax. Some of the available exceptions to the pre-age 59 1/2 penalty tax include distributions made:

•	on or after your death; or

•	because you are disabled (special federal income tax definition); or

•	to pay for certain extraordinary medical expenses (special federal income tax definition); or

•	in any form of payout after you have separated from service (only if the separation occurs during or after the calendar year you reach age 55); or

•	under legislation enacted at the end of 2019, distributions made in connection with the birth or adoption of a child as specified in the Code; or

•

in a payout in the form of substantially equal periodic payments made at least annually over your life (or your life expectancy), or over the joint lives of you and your beneficiary (or your joint life expectancies) using an IRS-approved distribution method (only after you have separated from service at any age).

Please note that it is your responsibility to claim the penalty exception on your own income tax return and to document eligibility for the exception to the IRS.

Simplified Employee Pensions (SEPs)

An employer can establish a SEP plan for its employees and can make contributions to a contract for each eligible employee. A SEP-IRA contract is a form of traditional IRA contract, owned by the employee-annuitant and most of the rules which apply to traditional IRAs apply. See “Traditional Individual Retirement Annuities (traditional IRAs)” later in this prospectus. A major difference is the amount of permissible contributions. Rules similar to those discussed above under “Qualified plans — General; contributions” apply. In 2020 an employer can annually contribute an amount for an employee up to the lesser of $57,000 or 25% of compensation. This amount may be further adjusted for cost-of-living change in future years. In figuring out compensation you exclude the employer’s contribution to the SEP. Under our current practice, regular traditional IRA contributions by the employee may not be made under a SEP-IRA contract and are put into a separate traditional IRA contract.

Salary reduction SEP (SARSEP) plans may no longer be established for years beginning after December 31, 1996. However, employers who had established SARSEP plans prior to 1997 can continue to make contributions on behalf of participating employees. Please consult your tax adviser.

SIMPLE IRAs (Savings Incentive Match Plan)

An eligible employer may establish a “SIMPLE IRA” plan to make contributions to special individual retirement accounts or individual retirement annuities for its employees (“SIMPLE IRAs”). The IRS has issued various forms which may be used by employers to set up a SIMPLE IRA plan. Currently, we are accepting only those SIMPLE IRA plans using IRS Form 5304-SIMPLE. Use of Form 5304-SIMPLE requires that the employer permit the employee to select a SIMPLE IRA provider.

The employer cannot maintain any other qualified plan, SEP plan or TSA arrangement if it makes contributions under a SIMPLE IRA plan. (Eligible tax-exempt entity employers may maintain EDC plans.)

Any type of employer — corporation, partnership, self-employed person, government or tax-exempt entity — is eligible to establish a SIMPLE IRA plan if it meets the requirements about number of employees and compensation of those employees.

It is the responsibility of the employer to determine whether it is eligible to establish a SIMPLE IRA plan and whether such plan is appropriate.

The employer must have no more than 100 employees who earned at least $5,000 in compensation from the employer in the prior calendar year.

An employer establishing a SIMPLE IRA plan should consult its tax adviser concerning the various technical rules applicable to establishing and maintaining SIMPLE IRA plans. For example, the definition of employee’s “compensation” may vary depending on whether it is used in the context of employer eligibility, employee participation and employee or employer contributions.

Participation must be open to all employees who received at least $5,000 in compensation from the employer in any two preceding years (they do not have to be consecutive years) and who are reasonably expected to receive at least $5,000 in compensation during the year. (Certain collective bargaining unit and alien employees may be excluded.)

The only kinds of contributions which may be made to a SIMPLE IRA are (i) contributions under a salary reduction agreement entered into between the employer and the participating employee and (ii) required employer contributions (employer matching contributions or employer nonelective contributions). Salary reduction contributions can be any percentage of compensation (or a specific dollar amount, if the employer’s plan permits) but are limited to $13,500 in 2020. This limit may be further adjusted for cost-of-living changes in future years.

If the plan permits, an individual at least age 50 at any time during 2020 can make up to $3,000 additional salary reduction contributions for 2020.

Generally, the employer is required to make matching contributions on behalf of each eligible employee in an amount equal to the salary reduction contributions, up to 3% of the employee’s compensation. In certain circumstances, an employer may elect to make required employer contributions on an alternate basis. Employer matching contributions to a SIMPLE IRA for self-employed individuals are treated the same as matching contributions for employees. (They are not subject to the elective deferral limits.)

Direct transfer contributions from other SIMPLE IRAs, but not traditional IRAs or Roth IRAs, may also be made.

Rollover contributions from other SIMPLE IRAs may also be made. Rollover contributions from qualified plans, 403(b) plans, governmental employer Section 457(b) plans and traditional IRAs which are not SIMPLE IRAs may be rolled over to a SIMPLE IRA under certain circumstances.

Tax treatment of SIMPLE IRAs

Unless specifically otherwise mentioned, for example, regarding differences in permissible contributions and potential penalty tax on distributions, the rules which apply to traditional IRAs also apply to SIMPLE IRAs. See “Traditional Individual Retirement Annuities (traditional IRAs)” later in this prospectus.

Amounts contributed to SIMPLE IRAs are not currently taxable to employees. Only the employer can deduct SIMPLE IRA contributions, not the employee. An employee eligible to participate in a SIMPLE IRA is treated as an active participant in an employer plan and thus may not be able to deduct (fully) regular contributions to his/her own traditional IRA.

As with traditional IRAs in general, contributions and earnings accumulate tax deferred until withdrawn and are then fully taxable. There are no withdrawal restrictions applicable to SIMPLE IRAs. However, because of the level of employer involvement, SIMPLE IRA plans are subject to ERISA. See the rules under “ERISA Matters” below.

Amounts withdrawn from a SIMPLE IRA can always be rolled over to another SIMPLE IRA. No rollovers from a SIMPLE IRA to a non-SIMPLE IRA are permitted for individuals under age 59 1/2 who have not participated in the employer’s SIMPLE IRA plan for two full years. Also, for such individuals, any amounts withdrawn from a SIMPLE IRA are not only fully taxable but are also subject to a 25% (not 10%) additional federal income tax penalty. (The exceptions for death, disability, etc. apply.)

Public and tax-exempt organization employee deferred compensation plans (EDC Plans)

Special employer and ownership rules.  Employers eligible to maintain EDC plans under Section 457(b) of the Code are governmental entities such as states, municipalities and state agencies (governmental employers) or tax-exempt entities (tax-exempt employers). Participation in an EDC plan of a tax-exempt employer is limited to a select group of management or highly compensated employees because of ERISA rules that do not apply to governmental employer plans.

The rules that apply to tax-exempt employer EDC plans and governmental employer EDC plans may differ.

An employer can fund its EDC plan in whole or in part with annuity contracts purchased for participating employees and their beneficiaries. These employees do not have to include in income the employer’s contributions to purchase the EDC contracts or any earnings until they actually receive funds from a governmental employer EDC plan. The participants in a tax-exempt employer EDC plan may have to include in income the employer contributions and any earnings when they are entitled to receive funds from the EDC plan. The EDC plan funds are subject to the claims of the employer’s general creditors in an EDC plan maintained by a tax-exempt employer. In an EDC plan maintained by a governmental employer, the plan’s assets must be held in trust for the exclusive benefit of employees. An annuity contract can be a trust equivalent if the contract includes the trust rules. Regardless of contract ownership, the EDC plan may permit the employee to choose among various investment options.

Contribution Limits.  For both governmental and tax-exempt employer EDC plans, the maximum contribution for 2020 is the lesser of $19,500 or 100% of includible compensation. This limit may be further adjusted for cost-of-living changes in future years.

Special rules may permit “catch-up” contributions during the three years preceding normal retirement age under the EDC plan. If the plan provides for catch-up contributions for any of the 3 years of service preceding the plan retirement age, the maximum contribution for an individual eligible to make such catch-up contributions is twice the otherwise applicable dollar limit, or $39,000 for 2020.

For governmental employer EDC plans only, if the plan permits, an individual at least age 50 at any time during 2020 may be able to make up to $6,500 additional salary reduction contributions. An individual must coordinate this “age 50” catch-up with the other “last 3 years of service” catch up.

For governmental employer EDC plans only, the plan may permit some or all of elective deferral contributions to be made as “designated Roth contributions” under Section 402A of the Code which are made on an after-tax basis. Unless otherwise indicated, the tax treatment of designated Roth contributions is described under “Tax-sheltered annuity contracts (TSAs)” previously in this Section.

Governmental employer EDC plans — rollover contributions.  Eligible rollover distributions of pre-tax funds from 403(b) plans, 401(a) qualified plans, other governmental employer EDC plans and traditional IRAs may be rolled over into other such plans. The recipient plan must agree to take the distribution. If the source of the eligible rollover distribution is not a governmental employer EDC plan and the recipient plan is a governmental employer EDC plan, the recipient governmental employer EDC plan must agree to separately account for the rolled-over funds.

A governmental employer EDC plan which permits designated Roth elective deferral contributions to be made may also permit rollover contributions from another “designated Roth account” under another governmental employer EDC plan (or a 403(b) plan, or a 401(k) plan) to such a designated Roth account. Roth IRA funds may not be rolled over to such a designated Roth account.

Before you decide to roll over a distribution to another employer plan, you should check with the administrator of that plan about whether the plan accepts rollovers and, if so, the types of distributions it accepts. You should also check with the administrator of the receiving plan about any documents required to be completed before it will accept a rollover.

You should discuss with your tax adviser whether you should consider rolling over funds from one type of tax qualified retirement plan to another, because the funds will generally be subject to the rules of the recipient plan. For example, funds in a governmental employer EDC plan are not subject to the additional 10% federal income tax penalty for premature distributions, but they may become subject to this penalty if you roll the funds to a different type of eligible retirement plan and subsequently take a premature distribution.

Under legislation enacted at the end of 2019, distributions made in connection with the birth or adoption of a child as specified in the Internal Revenue Code can be made free of income tax withholding and penalty-free. Repayments of these distributions to an eligible retirement plan are treated as deemed rollover contributions. IRS guidance will be required to implement this provision.

Withdrawal Limits.  In general, no amounts may be withdrawn from an EDC plan prior to the calendar year in which the employee attains age 70 1/2, severs from employment with the employer or is faced with an unforeseeable emergency. Under legislation enacted at the end of 2019, withdrawals from a governmental employer 457(b) plan are permitted when the participant attains age 59 ½; the limit remains at age 70 ½ for tax exempt employer 457(b) plans. Under Treasury Regulations, amounts may also be distributed on plan termination. Small amounts (up to $5000) may be taken out by the plan participant or forced out by the plan under certain circumstances, even though the plan participant may still be working and amounts would not otherwise be made available. Such a mandatory forced-out distribution is an eligible rollover distribution (governmental employer 457(b) plans only). Treasury Regulations require a direct roll-over to a traditional IRA established for a plan participant who does not affirmatively designate an eligible retirement plan to receive such a mandatory distribution. For funds rolled over from another eligible retirement plan, because the funds are separately accounted for, the IRS has ruled that an exception is available in certain situations to withdrawal restrictions that would otherwise apply to the rollover contribution funds in the recipient plan.

See the discussion under “Distributions from Qualified Plans and TSAs” previously in this Section about the availability of certain internal direct transfers of amounts subject to withdrawal restrictions into a designated Roth account under a 401(k) or 403(b) plan. Similar rules generally will apply to these transactions under a governmental employer EDC plan.

Distribution Requirements.  Both types of EDC plans are subject to minimum distribution rules similar to those that apply to qualified plans. See “Required minimum distributions” later in this prospectus. That is, distributions from EDC plans generally must start no later than April 1st of the calendar year following the calendar year in which the employee attains age 72 (or age 70 1/2 if applicable) or retires from service with the employer maintaining the EDC plan, whichever is later. Failure to make required distributions may cause the disqualification of the EDC plan. Disqualification may result in current taxation of EDC plan benefits. In addition, a 50% penalty tax is imposed on the difference between the required distribution amount and the amount actually distributed, if any. It is the plan administrator’s responsibility to see that minimum distributions from an EDC plan are made.

If the EDC plan provides, a deceased employee’s beneficiary may be able to elect to receive death benefits in installments instead of a lump sum, and the payments will be taxed as they are received.

Tax Treatment of Distributions — Tax-exempt employer EDC plans.  Amounts are taxable under a tax-exempt employer EDC plan when they are made available to a participant or beneficiary even if not actually received. Distributions to a tax-exempt employer EDC plan participant are characterized as “wages” for income tax reporting and withholding purposes. No election out of withholding is possible. See “Tax withholding and information reporting” later in this prospectus. Withholding on wages is the employer’s responsibility. Distributions from an EDC plan are not subject to FICA tax, if FICA tax was withheld by the employer when wages were deferred.

Distributions from a tax-exempt employer EDC plan may not be rolled over to any other eligible retirement plan.

Tax Treatment of Distributions — Governmental employer EDC plans.  The taxation of distributions from a governmental employer EDC plan is generally the same as the tax treatment of distributions from qualified plans and TSAs discussed earlier in this prospectus. That is, amounts are generally not subject to tax until actually distributed and amounts may be subject to 20% federal income tax withholding. See “Tax withholding and information reporting” later in this prospectus. However, distributions from a governmental employer EDC plan are generally not subject to the additional 10% federal income tax penalty for pre-age 59 1/2 distributions.

If the governmental employer EDC plan permits designated Roth contributions, Section 402A of the Code provides that a qualified distribution from a designated Roth contribution account is not includible in income. A qualified distribution can only be made on specified events such as attaining age 59 1/2 or death. Also, there can be no qualified distribution until after the expiration of a 5-year aging period beginning with the date an individual first makes a designated Roth contribution to a designated Roth account under the applicable retirement plan. If both the aging and event tests are not met, earnings attributable to a designated Roth account may be includible in income.

Tax-deferred rollovers — Governmental employer EDC plans.  A participant in a governmental employer EDC plan or in certain cases, a beneficiary, may be able to roll over an eligible rollover distribution from the plan to a traditional IRA, qualified plan or 403(b) plan, as well as to another governmental employer EDC plan. See the discussion above under the “Distribution from Qualified Plans and TSAs — Tax-deferred rollovers and direct transfers” for rollovers from governmental employer EDC plans to SIMPLE IRAs. The recipient plan must agree to take the distribution.

If you roll over funds from a governmental employer EDC plan into a different type of eligible retirement plan (qualified plan, 403(b), or traditional IRA), any subsequent distributions may be subject to the 10% federal income tax penalty noted above. Before you decide to roll over your payment to another employer plan, you should check with the administrator of that plan about whether the plan accepts rollovers and, if so, the types of distributions it accepts. You should also check with the administrator of the receiving plan about any documents required to be completed before it will accept a rollover.

Distributions from governmental employer 457(b) plans can be rolled over to a Roth IRA. Such conversion rollover transactions are taxable. Any taxable portion of the amount rolled over will be taxed at the time of the rollover.

If the governmental employer EDC plan permits designated Roth contributions, amounts attributable to designated Roth contributions may be rolled over to any of the following:

•	another designated Roth contribution separate account under (i) another governmental employer EDC plan; (ii) a 403(b) plan; or (iii) a 401(k) plan; or

•	a Roth IRA.

They cannot be rolled over to a non-Roth after-tax contribution account under any of the above plans. Similar rules apply to rollovers of “designated Roth contributions” under a 403(b) plan or a 401(k) plan.

If the governmental employer EDC plan permits designated Roth contributions and also if permitted by the plan, participants who are eligible to withdraw amounts may make an “in-plan” direct conversion rollover from a non-Roth account under the plan to a designated Roth account under the plan. The designated Roth account must be established through salary reduction or elective deferral contributions; it cannot be established by rollover. An “in-plan” direct conversion rollover is not subject to withholding but typically produces taxable income. See the discussion under “Distributions from Qualified Plans and TSAs” previously in this Section about the availability of certain internal direct transfers of amounts subject to withdrawal restrictions into a designated Roth account under a 401(k) or 403(b) plan. Similar rules generally will apply to these transactions under a governmental employer EDC plan.

Loans from governmental employer EDC plans.  Same as for qualified plans and TSAs. (See “Loans” under “Distributions from qualified plans and TSAs” earlier in this prospectus.)

Traditional Individual Retirement Annuities (traditional IRAs)

This part of the prospectus contains the information that the IRS requires you to have before you purchase an IRA and covers some of the special tax rules that apply to IRAs.

General

“IRA” stands for individual retirement arrangement. There are two basic types of such arrangements, individual retirement accounts and individual retirement annuities. In an individual retirement account, a trustee or custodian holds the assets funding the account for the benefit of the IRA owner. The assets typically include mutual funds and/or individual stocks and securities in a custodial account and bank certificates of deposit in a trusteed account. In an individual retirement annuity, an insurance company issues an annuity contract that serves as the IRA.

There are two basic types of IRAs, as follows:

•	traditional IRAs, typically funded on a pre-tax basis, including SEP IRAs and SIMPLE IRAs issued and funded in connection with employer-sponsored retirement plans; and

•	Roth IRAs, funded on an after-tax basis. Roth IRAs are not available under this prospectus and are not discussed here.

Regardless of the type of IRA, your ownership interest in the IRA cannot be forfeited. You or your beneficiaries who survive you are the only ones who can receive the IRA’s benefits or payments. All types of IRAs qualify for tax deferral regardless of the funding vehicle selected.

You can hold your IRA assets in as many different accounts and annuities as you would like, as long as you meet the rules for setting up and making contributions to IRAs. However, if you own multiple IRAs, including IRAs funded by or through your employer, you may be required to combine IRA values or contributions for tax purposes. For further information about individual retirement arrangements, you can read Internal Revenue Service Publications 590-A (“Contributions to Individual Retirement Arrangements (IRAs)”) and 590-B (“Distributions from Individual Retirement Arrangements (IRAs)”) These publications are usually updated annually, and can be obtained by contacting the IRS or from the IRS website (www.irs.gov).

The Company designs its traditional IRA contracts to qualify as individual retirement annuities under Section 408(b) of the Internal Revenue Code.

We have received an opinion letter from the IRS approving the form of the EQUI-VEST® SIMPLE IRA contract for use as a SIMPLE IRA. We have not applied for a formal opinion letter for certain EQUI-VEST® SEP and SARSEP contracts which had been previously approved by the IRS as to form for use as a traditional IRA. This IRS approval is a determination only as to the form of the annuity. It does not represent a determination of the merits of the annuity as an investment. The IRS approval does not address every feature possibly available under the EQUI-VEST® SEP, SARSEP and SIMPLE IRA contracts.

Cancellation

You can cancel an EQUI-VEST® IRA contract by following the directions under “Your right to cancel within a certain number of days” earlier in this prospectus. If you cancel a contract, we may have to withhold tax and we must report the transaction to the IRS. A contract cancellation could have an unfavorable tax impact.

Contributions

As SEP-IRA, SARSEP IRA and SIMPLE IRA contracts are employer-funded traditional IRAs, the employee does not make regular contributions to the contract other than through the employer. However, an employee can make rollover or transfer contributions to SEP-IRA, SARSEP IRA and in specified circumstances, to SIMPLE IRA contracts. We reserve the right to approve the circumstances under which we will take rollover contributions to EQUI-VEST® SEP-IRA, SARSEP IRA and SIMPLE IRA contracts.

Recharacterization

Amounts that have been contributed as traditional IRA funds may, in some circumstances, subsequently be treated as Roth IRA funds. Special federal income tax rules allow you to change your mind again and have amounts that are subsequently treated as Roth IRA funds, once again treated as traditional IRA funds. You do this by using the forms we prescribe. This is referred to as having “recharacterized” your contribution.

Rollover and direct transfer contributions to traditional IRAs

Rollover contributions may be made to a traditional IRA from these “eligible retirement plans”:

•	qualified plans;

•	governmental employer 457(b) plans;

•	403(b) plans; and

•	other traditional IRAs.

Direct transfer contributions may only be made directly from one traditional IRA to another.

After lifetime required minimum distributions must start, any amount contributed to a traditional IRA must be net of your required minimum distribution for the year in which the rollover or direct transfer contribution is made.

Rollovers from eligible retirement plans other than traditional IRAs

Your plan administrator will tell you whether or not your distribution is eligible to be rolled over. Spousal beneficiaries and spousal alternate payees under qualified domestic relations orders may roll over funds on the same basis as the plan participant. A non-spousal death beneficiary may also be able to make a direct rollover to an inherited IRA under certain circumstances. Legislation enacted at the end of 2019 may restrict the availability of payment options under such IRAs.

There are two ways to do rollovers:

•	Do it yourself:

You actually receive a distribution that can be rolled over with special rules and restrictions and you roll it over to a traditional IRA within 60 days after the date you receive the funds. The distribution from your eligible retirement plan will be net of 20% mandatory federal income tax withholding. If you want, you can replace the withheld funds yourself and roll over the full amount.

•	Direct rollover:

You tell the trustee or custodian of the eligible retirement plan to send the eligible rollover distribution directly to your traditional IRA issuer. Direct rollovers are not subject to mandatory federal income tax withholding.

All distributions from a 403(b) plan, qualified plan or governmental employer 457(b) plan are eligible rollover distributions, unless the distribution is:

•	a “required minimum distribution” after lifetime required minimum distributions must start; or

•

one of a series of substantially equal periodic payments made at least annually for your life (or life expectancy) or the joint lives (or joint life expectancies) of you and your designated beneficiary; or

•	one of a series of substantially equal periodic payments made for a specified period of 10 years or more; or

•	a hardship withdrawal; or

•	a corrective distribution which fits specified technical tax rules; or

•	a loan that is treated as a distribution; or

•	in some instances a death benefit payment to a beneficiary who is not your surviving spouse; or

•	a qualified domestic relations order distribution to a beneficiary who is not your current or former spouse.

You should discuss with your tax adviser whether you should consider rolling over funds from one type of tax-qualified retirement plan to another, because the funds will generally be subject to the rules of the recipient plan. For example, funds in a governmental employer 457(b) plan are not subject to the additional 10% federal income tax penalty for premature distributions, but they may become subject to this penalty if you roll the funds to a different type of eligible retirement plan, such as a traditional IRA, and subsequently take a premature distribution. Rollovers from an eligible retirement plan to a traditional IRA are not subject to the “one-per-year limit” noted later in this section.

Rollovers of after-tax contributions from eligible retirement plans other than traditional IRAs

Any non-Roth after-tax contributions you have made to a qualified plan or 403(b) plan (but not a governmental employer 457(b) plan) may be rolled over to a traditional IRA (either in a direct rollover or a rollover you do yourself).

When the recipient plan is a traditional IRA, you are responsible for recordkeeping and calculating the taxable amount of any distributions you take from that traditional IRA. After-tax contributions in a traditional IRA cannot be rolled over from your traditional IRA into, or back into, a qualified plan, 403(b) plan or governmental employer EDC plan.

Rollovers from traditional IRAs to traditional IRAs

You may roll over amounts from one traditional IRA to one or more of your other traditional IRAs if you complete the transaction within 60 days after you receive the funds. You may make such a rollover only once in every 12-month period for the same funds. We call this the “one-per-year limit.” It is the IRA owner’s responsibility to determine if this rule is met. Trustee-to-trustee or custodian-to-custodian direct transfers are not rollover transactions. You can make these more frequently than once in every 12-month period.

Spousal rollovers and divorce-related direct transfers

The surviving spousal beneficiary of a deceased individual can roll over funds from, or directly transfer funds from, the deceased spouse’s traditional IRA to one or more other traditional IRAs. Also, in some cases, traditional IRAs can be transferred on a tax-free basis between spouses or former spouses as a result of a court-ordered divorce or separation decree.

Excess contributions

Excess contributions to IRAs are subject to a 6% excise tax for the year in which made and for each year after until withdrawn. An example of an excess contribution is a rollover contribution which is not eligible to be rolled over, for example to the extent an amount distributed is a lifetime required minimum distribution after age 72 (or after age 70½ if applicable). You can avoid or limit the excise tax by withdrawing an excess contribution. See IRS Publications 590-A and 590-B for further details.

You can avoid or limit the excise tax by withdrawing an excess contribution. See IRS Publications 590-A and 590-B for further details.

Withdrawals, payments and transfers of funds out of traditional IRAs

No federal income tax law restrictions on withdrawals

You can withdraw any or all of your funds from a traditional IRA at any time. You do not need to wait for a special event like retirement.

Taxation of payments

Amounts distributed from traditional IRAs are not subject to federal income tax until you or your beneficiary receive them. Taxable payments or distributions include withdrawals from your contract, surrender of your contract and annuity payments from your contract. Death benefits are also taxable. The conversion of amounts from a SEP-IRA, SARSEP IRA or SIMPLE IRA (after two plan participant years) to a Roth IRA is taxable. Generally, the total amount of any distribution from a traditional IRA must be included in your gross income as ordinary income.

In addition, a distribution from a traditional IRA is not taxable if:

•	the amount received is a withdrawal of certain excess contributions, as described in IRS Publications 590-A and 590-B; or

•	the entire amount received is rolled over to another traditional IRA or other eligible retirement plan. (See “Rollovers from eligible retirement plans other than traditional IRAs” above.)

The following are eligible to receive rollovers of distributions from a traditional IRA: a qualified plan, a 403(b) plan or a governmental employer 457(b) plan. After-tax contributions in a traditional IRA cannot be rolled from your traditional IRA into, or back into, a qualified plan, 403(b) plan or governmental employer 457(b) plan. Before you decide to roll over a distribution from a traditional IRA to another eligible retirement plan, you should check with the administrator of that plan about whether the plan accepts rollovers and, if so, the types it accepts. You should also check with the administrator of the receiving plan about any documents required to be completed before it will accept a rollover.

Distributions from a traditional IRA are not eligible for favorable ten-year averaging and long-term capital gain treatment available to certain distributions from qualified plans under very limited circumstances.

IRA distributions directly transferred to charity

Specified distributions from IRAs directly transferred to charitable organizations may be tax-free to IRA owners age 70 1/2 or older. You can direct the Company to make a distribution directly to a charitable organization you request whether or not such distribution might be eligible for favorable tax treatment. Since an IRA owner is responsible for determining the tax consequences of any distribution from an IRA, we report the distribution to you on Form 1099-R. After discussing with your own tax advisor, it is your responsibility to report any distribution qualifying as a tax-free charitable direct transfer from your IRA on your own tax return.

Required minimum distributions

Traditional IRAs are subject to required minimum distribution rules described in “Required minimum distributions” later in this prospectus.

Payments to a beneficiary after your death

IRA death benefits are taxed the same as IRA distributions.

Successor annuitant and owner

If your spouse is the sole primary beneficiary and elects to become the successor annuitant and owner, no death benefit is payable until your surviving spouse’s death.

Borrowing and loans are prohibited transactions

You cannot get loans from a traditional IRA. You cannot use a traditional IRA as collateral for a loan or other obligation. If you borrow against your IRA or use it as collateral, its tax-favored status will be lost as of the first day of the tax year in which this prohibited event occurs. If this happens, you must include the value of the traditional IRA in your federal gross income. Also, the early distribution penalty tax of 10% may apply if you have not reached age 59 1/2 before the first day of that tax year.

Early distribution penalty tax

A penalty tax of 10% of the taxable portion of a distribution applies to distributions from a traditional IRA made before you reach age 59 1/2. Some of the available exceptions to the pre-age 59 1/2 penalty tax include distributions made:

•	on or after your death; or

•	because you are disabled (special federal income tax definition); or

•	to pay for certain extraordinary medical expenses (special federal income tax definition); or

•	to pay medical insurance premiums for unemployed individuals (special federal income tax definition); or

•	to pay certain first-time home buyer expenses (special federal income tax definition); or

•	to pay certain higher education expenses (special federal income tax definition); or

•	under legislation enacted at the end of 2019, distributions made in connection with the birth or adoption of a child as specified in the Code; or

•

in the form of substantially equal periodic payments made at least annually over your life (or your life expectancy), or over the joint lives of you and your beneficiary (or your joint life expectancy) using an IRS-approved distribution method.

Please note that it is your responsibility to claim the penalty exception on your own income tax return and to document eligibility for the exception to the IRS.

Illustration of guaranteed interest rates

In the following two tables, we provide information that the IRS requires us to furnish to prospective IRA contract owners. In the tables we illustrate the 1.00% minimum guaranteed interest rate for contributions we assume are allocated entirely to the guaranteed interest option. (The rate may be higher in your state.) In Table I we assume a $1,000 contribution made annually on the contract date and on each anniversary after that. We assume no withdrawals or transfers were made under the contract. In Table II we assume a single initial contribution of $1,000, and no additional contributions. We also assume no withdrawals or transfers. The guaranteed interest rate, which can range from 1.00% to 4.00%, is in the contract.

The values shown assume the withdrawal charge applies. These values reflect the effect of the annual administrative charge deducted at the end of each contract year in which the account value is less than $20,000.

To find the appropriate value for the end of the contract year at any particular age, you subtract the age (nearest birthday) at issue of the contract from the current age and find the corresponding year in the table.

You should consider the information shown in the tables in light of your present age. Also, with respect to Table I, you should consider your ability to contribute $1,000 annually. Any change in the amounts contributed annually in Table I, or in the amount of the single contribution in Table II would, of course, change the results shown.

Table I guaranteed minimum interest rate of 1.00% (the rate may be higher in your state)

Table I

Account Values And Cash Values

(assuming $1,000 contributions made annually at the beginning of the contract year)

	1.00% Minimum Guarantee			1.00% Minimum Guarantee

Contract Year End	Account Value	Cash Value	Contract Year End	Account Value	Cash Value
1	$ 989.80	$ 936.35	26	$29,196.26	$28,836.26
2	$ 1,979.70	$ 1,872.79	27	$30,498.22	$30,138.22
3	$ 2,979.49	$ 2,818.60	28	$31,813.20	$31,453.20
4	$ 3,989.29	$ 3,773.87	29	$33,141.33	$32,781.33
5	$ 5,009.18	$ 4,738.69	30	$34,482.75	$34,122.75
6	$ 6,039.27	$ 5,713.15	31	$35,837.57	$35,477.57
7	$ 7,079.67	$ 6,719.67	32	$37,205.95	$36,845.95
8	$ 8,130.46	$ 7,770.46	33	$38,588.01	$38,228.01
9	$ 9,191.77	$ 8,831.77	34	$39,983.89	$39,623.89
10	$10,263.69	$ 9,903.69	35	$41,393.73	$41,033.73
11	$11,346.32	$10,986.32	36	$42,817.67	$42,457.67
12	$12,439.79	$12,079.79	37	$44,255.84	$43,895.84
13	$13,544.18	$13,184.18	38	$45,708.40	$45,348.40
14	$14,659.63	$14,299.63	39	$47,175.49	$46,815.49
15	$15,786.22	$15,426.22	40	$48,657.24	$48,297.24
16	$16,924.08	$16,564.08	41	$50,153.81	$49,793.81
17	$18,073.33	$17,713.33	42	$51,665.35	$51,305.35
18	$19,234.06	$18,874.06	43	$53,192.00	$52,832.00
19	$20,436.40	$20,076.40	44	$54,733.92	$54,373.92
20	$21,650.76	$21,290.76	45	$56,291.26	$55,931.26
21	$22,877.27	$22,517.27	46	$57,864.18	$57,504.18
22	$24,116.04	$23,756.04	47	$59,452.82	$59,092.82
23	$25,367.20	$25,007.20	48	$61,057.35	$60,697.35
24	$26,630.88	$26,270.88	49	$62,677.92	$62,317.92
25	$27,907.18	$27,547.18	50	$64,314.70	$63,954.70

Table II guaranteed minimum interest rate of 1.00% (the rate may be higher in your state)

Table II

Account Values And Cash Values

(assuming a single contribution of $1,000 and no further contribution)

	1.00% Minimum Guarantee			1.00% Minimum Guarantee

Contract Year End	Account Value	Cash Value	Contract Year End	Account Value	Cash Value
1	$989.80	$936.35	26	$434.76	$434.76
2	$979.70	$926.80	27	$409.11	$409.11
3	$959.50	$907.69	28	$383.20	$383.20
4	$939.10	$888.38	29	$357.03	$357.03
5	$918.49	$868.89	30	$330.60	$330.60
6	$897.67	$849.20	31	$303.91	$303.91
7	$876.65	$876.65	32	$276.95	$276.95
8	$855.42	$855.42	33	$249.72	$249.72
9	$833.97	$833.97	34	$222.21	$222.21
10	$812.31	$812.31	35	$194.44	$194.44
11	$790.43	$790.43	36	$166.38	$166.38
12	$768.34	$768.34	37	$138.04	$138.04
13	$746.02	$746.02	38	$109.42	$109.42
14	$723.48	$723.48	39	$ 80.52	$ 80.52
15	$700.71	$700.71	40	$ 51.32	$ 51.32
16	$677.72	$677.72	41	$ 21.84	$ 21.84
17	$654.50	$654.50	42	$ 0.00	$ 0.00
18	$631.04	$631.04	43	$ 0.00	$ 0.00
19	$607.35	$607.35	44	$ 0.00	$ 0.00
20	$583.43	$583.43	45	$ 0.00	$ 0.00
21	$559.26	$559.26	46	$ 0.00	$ 0.00
22	$534.85	$534.85	47	$ 0.00	$ 0.00
23	$510.20	$510.20	48	$ 0.00	$ 0.00
24	$485.31	$485.31	49	$ 0.00	$ 0.00
25	$460.16	$460.16	50	$ 0.00	$ 0.00

Required minimum distributions

Legislation enacted at the end of 2019, which is generally effective January 1, 2020, significantly amends the required minimum distribution rules. Because these rules are statutory and regulatory, in many cases IRS guidance will be required to implement these changes.

Background on regulations — required minimum distributions

If you are a participant in a qualified retirement plan, a 457(b) plan (both employer types), or own a 403(b) TSA annuity contract or traditional IRA, including SEP, SARSEP or SIMPLE IRA, the required minimum distribution rules force you to start calculating and taking annual distributions from these tax-favored retirement plans and contracts by a specified date. The beginning date depends on the type of plan or contract, and your birthdate and retirement status. The distribution requirements are designed to use up your interest in the plan over your life expectancy. Whether the correct amount has been distributed is calculated on a year-by-year basis; there are no provisions to allow amounts taken in excess of the required amount to be carried back to other years.

Distributions must be made according to rules in the Code and Treasury Regulations and the terms of the plan. Certain provisions of the Treasury Regulations require that the actuarial present value of additional annuity contract benefits be added to the dollar amount credited for purposes of calculating certain types of required minimum distributions from individual retirement annuity contracts and annuity contracts funding tax qualified retirement plans, including 401(a) qualified plans, 403(b) plans, and 457(b) plans. For this purpose, additional annuity contract benefits may include enhanced death benefits. If you take annual withdrawals instead of receiving annuity payments, this could increase the amount required to be distributed from these contracts.

Lifetime required minimum distributions — When you have to take the first required minimum distribution

When you must start lifetime required minimum distributions from your traditional IRAs depends on your birthdate. Under legislation enacted at the end of 2019, lifetime required minimum distributions from your traditional IRAs must start for the year in which you attain age 72 (if you were born July 1, 1949 or later). For individuals born June 30, 1949 or earlier, lifetime required minimum distributions from your traditional IRAs must start for the year in which you attain age 70 1/2. That is, individuals who had already attained age 70 1/2 by December 31, 2019 had no change from prior law in the start or continuation of their lifetime required minimum distributions.

Generally, qualified plan, 403(b) plan and 457(b) plan participants must also take the first required minimum distribution for the calendar year in which the participant turns age 72 (or age 70 if applicable). However, qualified plan, 403(b) plan and 457(b) plan participants may be able to delay the start of required minimum distributions for all or part of the account balance until after age 72 (or age 70 1/2 if applicable), as follows:

•	For qualified plan, 403(b) plan and 457(b) plan participants who have not retired from service with the employer who provided the funds for this qualified plan, 403(b) TSA, or EDC contract by the calendar year the participant turns age 72 (or age 70 1/2 if applicable), the required beginning date for minimum distributions is extended to April 1st following the calendar year of retirement. Note that this rule does not apply to qualified plan participants who are 5% owners.

•

403(b) plan participants may also delay the start of required minimum distributions to age 75 of the portion of their account value attributable to their December 31, 1986 403(b) TSA account balance, even if retired at age 72 (or age 70 1/2 if applicable).

The first required minimum distribution is for the calendar year in which you turn age 72 (or age 70 1/2 if applicable), or the year you retire, if you are eligible for the delayed start rule. You have the choice to take this first required minimum distribution during the calendar year you turn 72 (or age 70 1/2 if applicable) or retire or to delay taking it until the first three-month period in the next calendar year (January 1 — April 1). Distributions must start no later than your “Required Beginning Date,” which is April 1st of the calendar year after the calendar year in which you turn age 72 (or age 70 1/2 if applicable) or retire if you are eligible for the delayed start rule. If you choose to delay taking the first annual minimum distribution, then you will have to take two minimum distributions in that year — the delayed one for the first year and the one actually for that year. Once minimum distributions begin, they must be made at some time each year.

How you calculate required minimum distributions

There are two approaches to taking required minimum distributions — “account-based” or “annuity-based.”

Account-based method.  If you choose an “account-based” method, you divide the value of your qualified plan, 403(b) TSA account, 457(b) plan account, or traditional IRA as of December 31st of the past calendar year by a number corresponding to your age from an IRS table to give you the required minimum distribution amount for that particular plan or arrangement for that year. If your spouse is your sole beneficiary and more than 10 years younger than you, the dividing number you use may be from another IRS table and may produce a smaller lifetime required minimum distribution amount. Regardless of the table used, the required minimum distribution amount will vary each year as the account value, the actuarial present value of additional annuity contract benefits, if applicable, and the divisor change. If you initially choose an account-based method, you may be able to later apply your funds to a life annuity-based payout with any certain period not exceeding remaining life expectancy, determined in accordance with IRS tables.

Annuity-based method.  If you choose an annuity-based method you do not have to do annual calculations. You apply the account value to an annuity payout for your life or the joint lives of you and a designated beneficiary, or for a period certain not extending beyond applicable life expectancies, determined in accordance with IRS tables.

Do you have to pick the same method to calculate your required minimum distributions for all of your traditional IRAs and other retirement plans?

No, if you want, you can choose a different method for each of your traditional IRAs and other retirement plans. For example, you can choose an annuity payout from one IRA, a different annuity payout from a qualified plan, and an account-based annual withdrawal from another IRA.

Will we pay you the annual amount every year from your traditional IRA based on the method you choose?

We will only pay you automatically if you affirmatively select an annuity payout option or an account-based withdrawal option such as our automatic minimum distribution withdrawal option. If you do not elect one of these options and you have any kind of traditional IRA (SEP, SARSEP or SIMPLE IRA), we will calculate the amount of the required minimum distribution withdrawal for you, if you so request in writing. However, in that case you will be responsible for asking us to pay the required minimum distribution withdrawal to you.

Also, if you are taking account-based withdrawals from all of your traditional IRAs (or 403(b) TSA contracts as applicable), the IRS will let you calculate the required minimum distribution for each traditional IRA or 403(b) TSA contract that you maintain, using the method that you picked for that particular IRA or TSA. You can add these required minimum distribution amount calculations together. As long as the total amount you take out every year satisfies your overall traditional IRA (or TSA) required minimum distribution amount, you may choose to take your annual required minimum distribution from any one or more traditional IRAs (or TSAs) that you own.

What if you take more than you need to for any year?

The required minimum distribution amount for each of your plans and arrangements is calculated on a year-by-year basis. There are no carry-back or carry-forward provisions. Also, you cannot apply required minimum distribution amounts you take from your qualified plans to the amounts you have to take from your traditional IRAs and vice-versa.

What if you take less than you need to for any year?

Your plan or arrangement could be disqualified, and you could have to pay tax on the entire value. Even if your plan or arrangement is not disqualified, you could have to pay a 50% penalty tax on the shortfall (required amount less amount actually taken). It is your responsibility to meet the required minimum distribution rules. We will remind you when our records show that you are within the age group which must take lifetime required minimum distributions. If this is an IRA or TSA and you do not select a method with us, we will assume you are taking your required minimum distribution from another traditional IRA or TSA that you own. Note that in the case of a qualified plan or EDC the distribution must be taken annually from the qualified plan or EDC contract.

What are the required minimum distribution payments after you die?

These vary, depending on the status of your beneficiary (individual or entity) and when you die. Legislation enacted at the end of 2019 significantly amends the post-death required minimum distribution rules for distributions made beginning January 1, 2020, and in some cases may affect payouts for pre-December 31, 2019 deaths. IRS guidance will be needed to implement these changes.

Individual beneficiary

Unless the individual beneficiary has a special status as an “eligible designated beneficiary” or “EDB” described below, distributions of the remaining amount in the defined contribution plan or IRA contract following your death must be distributed within 10 years. IRS guidance will be needed regarding the mechanics of implementation of this “10-year rule.

Individual beneficiary who has “eligible designated beneficiary’ or “EDB” status

An individual beneficiary who is an “eligible designated beneficiary” or “EDB” can take annual post-death required minimum distribution payments over the life of the EDB or over a period not extending beyond the life expectancy of the EDB, as long as the distributions start no later than one year after your death (to be prescribed in Treasury Regulations).

The following individuals are EDBs:

•	Your surviving spouse (see spousal beneficiary, below);

•	Your minor children (only while they are minors);

•	A disabled individual (Internal Revenue Code definition applies);

•	A chronically ill individual (Internal Revenue Code definition applies); and

•	Any individual who is not more than 10 years younger than you.

In certain cases, a trust for a disabled individual or a chronically ill individual may be treated as an individual and not as an entity beneficiary.

When minor children reach the age of majority, they stop EDB status and the remainder of the portion of their interest not yet distributed must be distributed within 10 years. IRS guidance will be needed to implement the mechanics of this EDB status shift provision. It appears to discourage life contingent annuity payouts to minor children.

Spousal beneficiary

If your death beneficiary is your surviving spouse, your spouse has a number of choices. As noted above, post-death distributions may be made over your spouse’s life or period of life expectancy. Your spouse may delay starting payments over his/her life expectancy period until the year in which you would have attained age 72. In some circumstances, for traditional IRA contracts only, your surviving spouse may elect to become the owner of the traditional IRA and halt distributions until he or she reaches age 72, or roll over amounts from your traditional IRA into his/her own traditional IRA or other eligible retirement plan.

Non-individual beneficiary

Pre-January 1, 2020 rules continue to apply. If you die before your Required Beginning Date for lifetime required minimum distributions, and your death beneficiary is a non-individual such as your estate, the 5-year rule applies. Under this rule, the entire interest must be distributed by the end of the calendar year which contains the fifth year anniversary of the owner’s death. No distribution is required for a year before that fifth year. Please note that we need an individual annuitant to keep an annuity contract in force. If the beneficiary is not an individual, we must distribute amounts remaining in the annuity contract after the death of the annuitant.

If you die after your Required Beginning Date for lifetime required minimum distributions, and your death beneficiary is a non-individual such as your estate, the rules permit the beneficiary to calculate the postdeath required minimum distribution amounts based on the owner’s life expectancy in the year of death. However, note that we need an individual annuitant to keep an annuity contract in force. If the beneficiary is not an individual, we must distribute amounts remaining in the annuity contract after the death of the annuitant.

Please note that under legislation enacted in 2019, for owner or participant deaths on ort after January 1, 2020, it appears that trusts which would have qualified under pre-January 2020 rules as see-through trusts will not be treated as entity beneficiaries.

Additional changes to post-death distributions after the 2019 legislation

The legislation enacted at the end of 2019 applies to deaths after December 31, 2019, so that the postdeath required minimum distribution rules in effect before January 1, 2020 continue to apply initially. As long as payments start no later than December 31 following the calendar year of the owner’s or participant’s death, individuals who are non-spouse beneficiaries may continue to stretch post-death payments over their life. It is also permissible to stretch post-death payments over a period not longer than their life expectancy based on IRS tables as of the calendar year after the owner’s or participant’s death on a term certain method. In certain cases, a see-through trust which is the death beneficiary will be treated as an individual for measuring the distribution period.

However, the legislation enacted at the end of 2019 views the death of the original individual beneficiary as an event that triggers the 10-year distribution period. Prior to 2019, for example, if an individual beneficiary who had a 20-year life expectancy period in the year after the owner’s or participant’s death died in the 7th year of post-death payments, the beneficiary named by the original beneficiary could continue the payments over the remaining 13 years of the original beneficiary’s life expectancy period. Even if the owner or participant in this example died before December 31, 2019, the legislation caps the length of any post-death period after the death of the original beneficiary at 10 years. As noted above, a rule similar to this applies when an EDB dies, or a minor child reaches the age of majority—the remaining interest must be distributed within 10 years. IRS guidance will be needed to implement the mechanics of these beneficiary status shift provisions.

ERISA matters

ERISA rules are designed to save and protect qualified retirement plan assets to be paid to plan participants when they retire.

Qualified plans under Section 401 of the Internal Revenue Code are generally subject to ERISA. Some TSAs may be subject to Title I of ERISA, generally dependent on the level of employer involvement, for example, if the employer makes matching contributions.

In addition, certain loan rules apply only to loans under ERISA plans:

•

For contracts which are subject to ERISA, the trustee or sponsoring employer is responsible for ensuring that any loan meets applicable DOL requirements. It is the responsibility of the plan administrator, the trustee of the qualified plan and/or the employer, and not the Company, to properly administer any loan made to plan participants.

•

With respect to specific loans made by the plan to a plan participant, the plan administrator determines the interest rate, the maximum term consistent with EQUI-VEST® processing and all other terms and conditions of the loan.

•

Only 50% of the participant’s vested account balance may serve as security for a loan. To the extent that a participant borrows an amount which should be secured by more than 50% of the participant’s vested account balance, it is the responsibility of the trustee or plan administrator to obtain the additional security.

•

Each new or renewed loan must bear a reasonable rate of interest commensurate with the interest rates charged by persons in the business of lending money for loans that would be made under similar circumstances.

•

Loans must be available to all plan participants, former participants (or death beneficiaries of participants) who still have account balances under the plan, and alternate payees on a reasonably equivalent basis.

•	Plans subject to ERISA provide that the participant’s spouse must consent in writing to the loan.

Certain rules applicable to plans designed to comply with Section 404(c) of ERISA

Section 404(c) of ERISA, and the related DOL regulation, provide that if a plan participant or beneficiary exercises control over the assets in his or her plan account, plan fiduciaries will not be liable for any loss that is the direct and necessary result of the plan participant’s or beneficiary’s exercise of control. As a result, if the plan complies with Section 404(c) and the DOL regulation thereunder, the plan participant can make and is responsible for the results of his or her own investment decisions.

Section 404(c) plans must provide, among other things, that a broad range of investment choices are available to plan participants and beneficiaries and must provide such plan participants and beneficiaries with enough information to make informed investment decisions. Compliance with the Section 404(c) regulation is completely voluntary by the plan sponsor and the plan sponsor may choose not to comply with Section 404(c).

The EQUI-VEST® Trusteed, HR-10 Annuitant-Owned, SIMPLE IRA and TSA contracts provide the broad range of investment choices and information needed in order to meet the requirements of the Section 404(c) regulation. If the plan is intended to be a Section 404(c) plan, it is, however, the plan sponsor’s responsibility to see that the requirements of the DOL regulation are met. The Company and its financial professionals shall not be responsible if a plan fails to meet the requirements of Section 404(c).

Tax withholding and information reporting

Status for income tax purposes; FATCA.  In order for us to comply with income tax withholding and information reporting rules which may apply to annuity contracts and tax-qualified or tax-favored plan participation, we request documentation of “status” for tax purposes. “Status” for tax purposes generally means whether a person is a “U.S. person” or a foreign person with respect to the United States; whether a person is an individual or an entity, and if an entity, the type of entity. Status for tax purposes is best documented on the appropriate IRS Form or substitute certification form (IRS Form W-9 for a U.S. person or the appropriate type of IRS Form W-8 for a foreign person). If we do not have appropriate certification or documentation of a person’s status for tax purposes on file, it could affect the rate at which we are required to withhold income tax, and penalties could apply. Information reporting rules could apply not only to specified transactions, but also to contract ownership. For example, under the Foreign Account Tax Compliance Act (“FATCA”), which applies to certain U.S.-source payments, and similar or related withholding and information reporting rules, we may be required to report contract values and other information for certain contractholders. For this reason, we and our affiliates intend to require appropriate status documentation at purchase, change of ownership, and affected payment transactions, including death benefit payments. FATCA and its related guidance is extraordinarily complex and its effect varies considerably by type of payor, type of payee and type of recipient.

Tax Withholding.  We must withhold federal income tax from distributions from annuity contracts. Distributions from employer-sponsored retirement plans are also subject to income tax withholding. You may be able to elect out of this income tax withholding in some cases. Generally, we do not have to withhold if your distributions are not taxable. The rate of withholding will depend on the type of distribution and, in certain cases, the amount of your distribution. Any income tax withheld is a credit against your income tax liability. If you do not have sufficient income tax withheld or do not make sufficient estimated income tax payments, you may incur penalties under the estimated income tax rules.

You must file your request not to withhold in writing before the payment or distribution is made. Our processing office will provide forms for this purpose. You cannot elect out of withholding unless you provide us with your correct Taxpayer Identification Number and a United States residence address. You cannot elect out of withholding if we are sending the payment out of the United States.

You should note that we might have to withhold and/or report on amounts we pay under a free look or cancellation.

Special withholding rules apply to United States citizens residing outside of the United States, foreign recipients, and certain U. S. entity recipients that are treated as foreign because they fail to document their U.S. status before payment is made. We do not discuss these rules here in detail. However, we may require additional documentation in the case of payments made to United States persons living abroad and non-United States persons (including U.S. entities treated as foreign) prior to processing any requested transaction.

Certain states have indicated that state income tax withholding will also apply to payments from the contracts made to residents. Generally, an election out of federal withholding will also be considered an election out of state withholding. In some states, you may elect out of state withholding, even if federal withholding applies. In some states, the state income tax withholding is completely independent of federal income tax withholding. If you need more information concerning a particular state or any required forms, call our processing office at the toll-free number.

Federal income tax withholding on periodic annuity payments

We withhold differently on “periodic” and “non-periodic payments. For a periodic annuity payment, for example, your withholding depends on what you specify on an IRS Form W-4P, and we withhold according to the IRS Form W-4P. If you do not give us your correct Taxpayer Identification Number, we withhold at the highest rate.

Your withholding election remains effective unless and until you revoke it. You may revoke or change your withholding election at any time.

Federal income tax withholding on non-periodic annuity payments (withdrawals) which are not eligible rollover distributions

For a non-periodic distribution (total surrender or partial withdrawal) which is not an eligible rollover distribution, we generally withhold at a flat 10% rate.

You cannot elect out of withholding if the payment is an “eligible rollover distribution.”

Mandatory withholding from eligible rollover distributions

Unless the distribution is directly rolled over to another eligible retirement plan, eligible rollover distributions from qualified plans, governmental employer 457(b) EDC plans, and TSAs are subject to mandatory 20% withholding. See “Distributions from Qualified Plans and TSAs” and “Tax Treatment of Distributions - Governmental employer EDC plans” earlier in this prospectus. The plan administrator is responsible for withholding from qualified plan and governmental employer EDC plan distributions.

All distributions from a TSA, governmental employer EDC plan or qualified plan are eligible rollover distributions unless they are on the following list of exceptions:

•	any distributions which are “required minimum distributions” after lifetime required minimum distributions must start; or

•	substantially equal periodic payments made at least annually for the life (or life expectancy) or the joint lives (or joint life expectancies) of the plan participant (and designated beneficiary); or

•	substantially equal periodic payments made for a specified period of 10 years or more; or

•	hardship withdrawals; or

•	corrective distributions which fit specified technical tax rules; or

•	loans that are treated as distributions; or

•	to the extent that it is a post-death required minimum distribution not eligible to be rolled over, a death benefit payment to a beneficiary who is not the plan participant’s surviving spouse; or

•	a qualified domestic relations order distribution to a beneficiary who is not the plan participant’s current spouse or former spouse.

A death benefit payment to the plan participant’s surviving spouse (and in some instances to a non-spouse beneficiary), or a qualified domestic relations order distribution to the plan participant’s current or former spouse, may be a distribution subject to mandatory 20% withholding.

Impact of taxes to the Company

The contracts provide that we may charge Separate Account A for taxes. We do not now, but may in the future set up reserves for such taxes.

We are entitled to certain tax benefits related to the investment of company assets, including assets of the separate accounts. These tax benefits, which may include the foreign tax credit and the corporate dividends received deduction, are not passed back to you, since we are the owner of the assets from which tax benefits may be derived.

8. More information

About our Separate Account A

Each variable investment option is a subaccount of our Separate Account A. We established Separate Account A in 1968 under special provisions of the New York Insurance Law. These provisions prevent creditors from any other business we conduct from reaching the assets we hold in our variable investment options for owners of our variable annuity contracts. We are the legal owner of all of the assets in Separate Account A and may withdraw any amounts that exceed our reserves and other liabilities with respect to variable investment options under our contracts. For example, we may withdraw amounts from Separate Account A that represent our investments in Separate Account A or that represent fees and charges under the contracts that we have earned. The results of Separate Account A’s operations are accounted for without regard to the Company’s other operations. The amount of some of our obligations under the contracts is based on the assets in Separate Account A. However, the obligations themselves are obligations of the Company.

Separate Account A is registered under the Investment Company Act of 1940 and is registered and classified under that act as a”unit investment trust.” The SEC, however, does not manage or supervise the Company or Separate Account A. Although Separate Account A is registered, the SEC does not monitor the activity of Separate Account A on a daily basis. The Company is not required to register, and is not registered, as an investment company under the Investment Company Act of 1940.

Each subaccount (variable investment option) within Separate Account A invests in shares issued by the corresponding portfolio of its Trust.

We reserve the right subject to compliance with laws that apply:

(1)	to add variable investment options to, or to remove variable investment options from, Separate Account A, or to add other separate accounts;

(2)	to combine any two or more variable investment options;

(3)	to transfer the assets we determine to be the shares of the class of contracts to which the contracts belong from any variable investment option to another variable investment option;

(4)

to operate Separate Account A or any variable investment option as a management investment company under the Investment Company Act of 1940 (in which case, charges and expenses that otherwise would be assessed against an underlying mutual fund would be assessed against Separate Account A or a variable investment option directly);

(5)	to deregister Separate Account A under the Investment Company Act of 1940;

(6)	to restrict or eliminate any voting rights as to Separate Account A; and

(7)	to cause one or more variable investment options to invest some or all of their assets in one or more other trusts or investment companies.

If the exercise of these rights results in a material change in the underlying investment of the Separate Account, you will be notified of such exercise, as required by law.

About the Trusts

The Trusts are registered under the Investment Company Act of 1940. They are classified as “open-end management investment companies,” more commonly called mutual funds. Each Trust issues different shares relating to each portfolio.

The Board of Trustees of each Trust serves for the benefit of each Trust’s shareholders. The Board of Trustees may take many actions regarding the portfolios (for example, the Board of Trustees can establish additional portfolios or eliminate existing portfolios; change portfolio investment objectives; and change portfolio investment policies and strategies). In accordance with applicable law, certain of these changes may be implemented without a shareholder vote and, in certain instances, without advanced notice. More detailed information about certain actions subject to notice and shareholder vote for each Trust, and other information about the portfolios, including portfolio investment objectives, policies, restrictions, risks, expenses, its Rule 12b-1 plan and other aspects of its operations, appears in the prospectuses for each Trust, which generally accompany this prospectus, or in their respective SAIs, which are available upon request.

About our fixed maturity options

Rates to maturity and price per $100 of maturity value

We can determine the amount required to be allocated to one or more fixed maturity options in order to produce specified maturity values. For example, we can tell you how much you need to allocate per $100 of maturity value.

The rates to maturity are determined weekly. The rates in the table are illustrative only and will most likely differ from the rates applicable at time of purchase. Current rates to maturity can be obtained through TOPS or Online Account Access or from your financial professional.

The rates to maturity for new allocations and the related price per $100 of maturity value are as shown below:

Fixed Maturity Options with June 15th Maturity Date of Maturity Year	Rate to Maturity as of February 18, 2020	Price Per $100 of Maturity Value
2020	3.00%(2)	$99.05
2021	3.00%(2)	$96.16
2022	3.00%(2)	$93.36
2023	3.00%(2)	$90.64
2024	3.00%(2)	$88.00
2025	3.00%(2)	$85.43
2026	3.00%(2)	$82.95
2027(1)	3.00%(2)	$80.53
2028(1)	3.00%(2)	$78.18
2029(1)	3.05%	$75.56
(1)	Not available in Oregon.
(2)	Since these rates to maturity are 3%, no amounts could have been allocated to these options.

How we determine the market value adjustment

We use the following procedure to calculate the market value adjustment (up or down) we make if you withdraw all of your value from a fixed maturity option before its maturity date.

(1)	We determine the market adjusted amount on the date of the withdrawal as follows:

(a)	We determine the fixed maturity amount that would be payable on the maturity date, using the rate to maturity for the fixed maturity option.

(b)

We determine the period remaining in your fixed maturity option (based on the withdrawal date) and convert it to fractional years based on a 365-day year. For example, three years and 12 days becomes 3.0329.

(c)	We determine the current rate to maturity that applies on the withdrawal date to new allocations to the same fixed maturity option.

(d)	We determine the present value of the fixed maturity amount payable at the maturity date, using the period determined in (b) and the rate determined in (c).

(2)	We determine the fixed maturity amount as of the current date.

(3)	We subtract (2) from the result in (1)(d). The result is the market value adjustment applicable to such fixed maturity option, which may be positive or negative.

Your market adjusted amount is the present value of the maturity value discounted at the rate to maturity in effect for new contributions to that same fixed maturity option on the date of the calculation.

If you withdraw only a portion of the amount in a fixed maturity option, the market value adjustment will be a percentage of the market value adjustment that would have applied if you had withdrawn the entire value in that fixed maturity option. This percentage is equal to the percentage of the value in the fixed maturity option that you are withdrawing. Any withdrawal charges that are deducted from a fixed maturity option will result in a market value adjustment calculated in the same way. See Appendix II later in this prospectus for an example.

For purposes of calculating the rate to maturity for new allocations to a fixed maturity option (see (1)(c) above), we use the rate we have in effect for new allocations to that fixed maturity option. We use this rate even if new allocations to that option would not be accepted at that time. This rate will not be less than 3%. If we do not have a rate to maturity in effect for a fixed maturity option to which the “current rate to maturity” in (1)(c) above would apply, we will use the rate at the next closest maturity date. If we are no longer offering new fixed maturity options, the “current rate to maturity” will be determined in accordance with our procedures then in effect. We reserve the right to add up to 0.50% to the current rate in (1)(c) above for purposes of calculating the market value adjustment only.

Investments under the fixed maturity options

Amounts allocated to the fixed maturity options are held in a “non-unitized” separate account we have established under the New York Insurance Law. This separate account provides an additional measure of assurance that we will make full payment of amounts due under the fixed maturity options. Under New York Insurance Law, the portion of the separate account’s assets equal to the reserves and other contract liabilities relating to the contracts are not chargeable with liabilities from any other business we may conduct. We own the assets of the separate account, as well as any favorable investment performance on those assets. You do not participate in the performance of the assets held in this separate account. We may, subject to state law that applies, transfer all assets allocated to the separate account to our general account. We guarantee all benefits relating to your value in the fixed maturity options, regardless of whether assets supporting fixed maturity options are held in a separate account or our general account.

We have no specific formula for establishing the rates to maturity for the fixed maturity options. We expect the rates to be influenced by, but not necessarily correspond to, among other things, the yields that we can expect to realize on the separate account’s investments from time to time. Our current plans are to invest in fixed-income obligations, including corporate bonds, mortgage-backed and asset-backed securities and government and agency issues having durations in the aggregate consistent with those of the fixed maturity options.

Although the above generally describes our plans for investing the assets supporting our obligations under the fixed maturity options under the contracts, we are not obligated to invest those assets according to any particular plan except as we may be required to by state insurance laws. We will not determine the rates to maturity we establish by the performance of the nonunitized separate account.

About the general account

This contract is offered to customers through various financial institutions, brokerage firms and their affiliate insurance agencies. No financial institution, brokerage firm or insurance agency has any liability with respect to a contract’s account value or any guaranteed benefits with which the contract was issued. The Company is solely responsible to the contract owner for the contract’s account value and such guaranteed benefits. The general obligations and any guaranteed benefits under the contract are supported by the Company’s general account and are subject to the Company’s claims paying ability. An owner should look to the financial strength of the Company for its claims paying ability. Assets in the general account are not segregated for the exclusive benefit of any particular contract or obligation. General account assets are also available to the insurer’s general creditors and the conduct of its routine business activities, such as the payment of salaries, rent and other ordinary business expenses. For more information about the Company’s financial strength, you may review its financial statements and/or check its current rating with one or more of the independent sources that rate insurance companies for their financial strength and stability. Such ratings are subject to change and have no bearing on the performance of the variable investment options. You may also speak with your financial representative.

The general account is subject to regulation and supervision by the New York State Department of Financial Services and to the insurance laws and regulations of all jurisdictions where we are authorized to do business. Interests under the contracts in the general account have not been registered and are not required to be registered under the Securities Act of 1933 because of exemptions and exclusionary provisions that apply. The general account is not required to register as an investment company under the Investment Company Act of 1940 and it is not registered as an investment company under the Investment Company Act of 1940. The contract is a “covered security” under the federal securities laws.

We have been advised that the staff of the SEC has not reviewed the portions of this prospectus that relate to the general account. The disclosure with regard to the general account, however, may be subject to certain provisions of the federal securities laws relating to the accuracy and completeness of statements made in prospectuses.

About other methods of payment

Automatic investment program — for certain SEP and Keogh plan contracts only

You may use our automatic investment program, or “AIP,” to have a specified amount automatically deducted from a bank checking or savings account, money market checking or savings account, or credit union checking or savings account and contributed as an additional contribution into your contracts on a monthly basis. AIP is available for single life SEP and Keogh units provided that the single life is the employer who provided the funds.

AIP additional contributions may be allocated to any of the variable investment options and the guaranteed interest option but not the fixed maturity options. Our minimum contribution amount requirement is $20. You choose the day of the month you wish to have your account debited. However, you may not choose a date later than the 28th day of the month.

You may cancel AIP at any time by notifying our processing office. We are not responsible for any debits made to your account before the time written notice of cancellation is received at our processing office.

Wire transfers.  Employers may also send contributions by wire transfer from a bank.

Dates and prices at which contract events occur

We describe below the general rules for when, and at what prices, events under your contract will occur. Other portions of this prospectus describe circumstances that may cause exceptions. We generally do not repeat those exceptions below.

Business day

Our “business day” is generally any day the New York Stock Exchange is open for regular trading and generally ends at 4:00 p.m. Eastern Time (or as of an earlier close of regular trading). A business day does not include a day on which we are not open due to emergency conditions determined by the Securities and Exchange Commission. We may also close early due to such emergency conditions. Contributions will be applied and any other transaction requests will be processed when they are received along with all the required information unless another date applies as indicated below.

•	If your contribution, transfer or any other transaction request containing all the required information reaches us on any of the following, we will use the next business day:

—	on a non-business day;

—	after 4:00 p.m. Eastern Time on a business day; or

—	after an early close of regular trading on the NYSE on a business day.

•	When a charge is to be deducted on a contract date anniversary that is a non-business day, we will deduct the charge on the next business day.

Contributions, transfers, withdrawals and surrenders

•	Contributions allocated to the variable investment options are invested at the unit value next determined after the receipt of the contribution.

•	Contributions allocated to a fixed maturity option will receive the rate to maturity in effect for that fixed maturity option on that business day.

•	Contributions allocated to the guaranteed interest option will receive the guaranteed interest rate in effect on that business day.

•	If a fixed maturity option is scheduled to mature on June 15th and June 15th is a non-business day, that fixed maturity option will mature on the prior business day.

•	Transfers to or from variable investment options will be made at the unit value next determined after the receipt of the transfer request.

•	Transfers to the guaranteed interest option will receive the guaranteed interest rate in effect on that business day.

•	Transfers to a fixed maturity option will receive the rate to maturity in effect for that fixed maturity option on that business day.

•	Transfers out of a fixed maturity option will be at the market adjusted amount on that business day.

•	For the fixed-dollar option, the first monthly transfer will occur on the last business day of the month in which we receive your election form at our processing office.

•	For the interest sweep, the first monthly transfer will occur on the last business day of the month following the month that we receive your election form at our processing office.

•	Quarterly rebalancing will be processed on a calendar year basis. Semiannual or annual rebalancing will be processed on the first business day of the month. Rebalancing will not be done retroactively.

•	Requests for withdrawals or surrenders will occur on the business day that we receive the information that we require.

About your voting rights

As the owner of the shares of the Trusts we have the right to vote on certain matters involving the portfolios, such as:

•	the election of trustees;

•	the formal approval of independent auditors selected for each Trust; or

•	any other matters described in each prospectus for the Trusts or requiring a shareholders’ vote under the Investment Company Act of 1940.

We will give contract owners the opportunity to instruct us how to vote the number of shares attributable to their contracts if a shareholder vote is taken. If we do not receive instructions in time from all contract owners, we will vote the shares of a portfolio for which no instructions have been received in the same proportion as we vote shares of that portfolio for which we have received instructions. We will also vote any shares that we are entitled to vote directly because of amounts we have in a portfolio in the same proportions that contract owners vote. One effect of proportional voting is that a small number of contract owners may determine the outcome of a vote.

The Trusts sell their shares to the Company separate accounts in connection with the Company’s variable annuity and/or life insurance products, and to separate accounts of insurance companies, both affiliated and unaffiliated with the Company. EQ Premier VIP Trust and EQ Advisors Trust also sell their shares to the trustee of a qualified plan for the Company. We currently do not foresee any disadvantages to our contract owners arising out of these arrangements. However, the Board of Trustees or Directors of each Trust intend to monitor events to identify any material irreconcilable conflicts that may arise and to determine what action, if any, should be taken in response. If we believe that a Board’s response insufficiently protects our contract owners, we will see to it that appropriate action is taken to do so.

Separate Account A voting rights

If actions relating to Separate Account A require contract owner approval, contract owners will be entitled to one vote for each unit they have in the variable investment options. Each contract owner who has elected a variable annuity payout option may cast the number of votes equal to the dollar amount of reserves we are holding for that annuity in a variable investment option divided by the annuity unit value for that option. We will cast votes attributable to any amounts we have in the variable investment options in the same proportion as votes cast by contract owners.

Changes in applicable law

The voting rights we describe in this prospectus are created under applicable federal securities laws. To the extent that those laws or the regulations published under those laws eliminate the necessity to submit matters for approval by persons having voting rights in separate accounts of insurance companies, we reserve the right to proceed in accordance with those laws or regulations.

COVID-19

The outbreak of the novel coronavirus known as COVID-19 was declared a pandemic by the World Health Organization in March 2020. Equity and financial markets have experienced increased volatility and negative returns, and interest rates have declined due to the COVID-19 pandemic and other market factors. Such events can adversely impact us and our operations. Management believes the Company is taking appropriate actions to mitigate the negative impact to our business and operations. However, the full impact of COVID-19 is unknown and cannot be reasonably estimated or predicted at this time as these events are still developing.

Moreover, these market conditions have impacted the performance of the funds underlying the variable investment options. If these market conditions continue, and depending on your individual circumstances (e.g., your selected investment options and the timing of any contributions, transfers, or withdrawals), you may experience (perhaps significant) negative returns under the contract. The duration of the COVID-19 pandemic, and the future impact that the pandemic may have on the financial markets and global economy, cannot be foreseen, however. You should consult with a financial professional about how the COVID-19 pandemic and the recent market conditions may impact your future investment decisions related to the contract, such as purchasing the contract or making contributions, transfers, or withdrawals, based on your individual circumstances.

Cybersecurity Risks and Catastrophic Events

We rely heavily on interconnected computer systems and digital data to conduct our variable product business. Because our variable product business is highly dependent upon the effective operation of our computer systems and those of our business partners, our business is vulnerable to disruptions from utility outages, and susceptible to operational and information security risks resulting from information systems failure (e.g., hardware and software malfunctions), and cyber-attacks. These risks include, among other things, the theft, misuse, corruption and destruction of data maintained online or digitally, interference with or denial of service, attacks on websites and other operational disruption and unauthorized use or abuse of confidential customer information. Systems failures and cyberattacks, as well as, any other catastrophic event, including natural and manmade disasters, public health emergencies, pandemic diseases, terrorist attacks, floods or severe storms affecting us, any third-party administrator, the underlying funds, intermediaries and other affiliated or third-party service providers may adversely affect us, our business operations and your account value. Systems failures and cyber-attacks may also interfere with our processing of contract transactions, including the processing of orders from our website or with the underlying funds, impact our ability to calculate account values, cause the release and possible destruction of confidential customer or business information, impede order processing, subject us and/or our service providers and intermediaries to regulatory fines and financial losses and/or cause reputational damage. In addition, the occurrence of any pandemic disease (like COVID-19), natural disaster, terrorist attack or any other event that results in our workforce, and/or employees of service providers and/or third party administrators, being compromised and unable or unwilling to fully perform their responsibilities, could likewise result in interruptions in our service, including our ability to issue contracts and process contract transactions. Even if our workforce and employees of our service providers and/or third party administrators were able to work remotely, those remote work arrangements could result in our business operations being less efficient than under normal circumstances and lead to delays in our issuing contracts and processing of other contract-related transactions. Cybersecurity risks and catastrophic events may also impact the issuers of securities in which the underlying funds invest, which may cause the funds underlying your contract to lose value. While there can be no assurance that we or the underlying funds or our service providers will avoid losses affecting your contract due to cyber-attacks, information security breaches or other catastrophic events in the future, we take reasonable steps to mitigate these risks and secure our systems and business operations from such failures, attacks and events.

Statutory compliance

We have the right to change your contract without the consent of any other person in order to comply with any laws and regulations that apply, including but not limited to changes in the Internal Revenue Code, in Treasury Regulations or in published rulings of the Internal Revenue Service and in Department of Labor regulations.

Any change in your contract must be in writing and made by an authorized officer of the Company. We will provide notice of any contract change.

The benefits under your contract will not be less than the minimum benefits required by any state law that applies.

About legal proceedings

The Company and its affiliates are parties to various legal proceedings. In our view, none of these proceedings would be considered material with respect to a contract owner’s interest in Separate Account A, nor would any of these proceedings be likely to have a material adverse effect upon Separate Account A, our ability to meet our obligations under the contracts, or the distribution of the contracts.

Financial statements

The financial statements of Separate Account A, as well as the consolidated financial statements of the Company, are in the SAI. The financial statements of the Company have relevance to the contracts only to the extent that they bear upon the ability of the Company to meet its obligations under the contracts. The SAI is available free of charge. You may request one by writing our processing office or calling (800) 628-6673.

Transfers of ownership, collateral assignments, loans, and borrowing

Generally, the owner may not assign a contract for any purpose. However, a trustee owner of a Trusteed contract can transfer ownership to the annuitant. We will not be bound by this assignment for transfer of ownership unless it is in writing and we have received it at our processing office. In some cases, an assignment or change of ownership may have adverse tax consequences. See “Tax information” earlier in this prospectus.

You cannot assign a contract as security for a loan or other obligation. Loans from account value, however, are permitted under TSA (but not University TSA), governmental employer EDC (subject to state availability) and Corporate Trusteed contracts only, unless restricted by the employer.

Funding changes

The employer or trustee can change the funding vehicle for an EDC or Trusteed contract. You can change the funding vehicle for a TSA, SEP or SIMPLE IRA contract.

Distribution of the contracts

The contracts are distributed by both Equitable Advisors and Equitable Distributors. The Distributors serve as principal underwriters of Separate Account A. The offering of the contracts is intended to be continuous.

Equitable Advisors is an affiliate of the Company, and Equitable Distributors is an indirect wholly owned subsidiary of the Company. The Distributors are under the common control of Equitable Holdings, Inc. Their principal business address is 1290 Avenue of the Americas, New York, NY 10104. The Distributors are registered with the SEC as broker-dealers and are members of the Financial Industry Regulatory Authority, Inc. (“FINRA”). Both broker-dealers also act as distributors for other life and annuity products we issue.

The contracts are sold by financial professionals of Equitable Advisors and its affiliates. The contracts are also sold by financial professionals of unaffiliated broker-dealers that have entered into selling agreements with Equitable Distributors (“Selling broker-dealers”).

The Company pays compensation to both Distributors based on contracts sold. The Company may also make additional payments to the Distributors, and the Distributors may, in turn, make additional payments to certain Selling broker-dealers. All payments will be in compliance with all applicable FINRA rules and other laws and regulations.

Although the Company takes into account all of its distribution and other costs in establishing the level of fees and charges under its contracts, none of the compensation paid to the Distributors or the Selling broker-dealers discussed in this section of the prospectus are imposed as separate fees or charges under your contract. The Company, however, intends to recoup amounts it pays for distribution and other services through the fees and charges of the contract and payments it receives for providing administrative, distribution and other services to the portfolios. For information about the fees and charges under the contract, see “Fee table” and “Charges and expenses” earlier in this prospectus.

Equitable Advisors Compensation.  The Company pays compensation to Equitable Advisors based on contributions made on the contracts sold through Equitable Advisors (“contribution-based compensation”). The contribution-based compensation will generally not exceed 16.0% of total contributions. Equitable Advisors, in turn, may pay a portion of the contribution-based compensation received from the Company to the Equitable Advisors financial professional and/or the Selling broker-dealer making the sale. In some instances, a financial professional or a Selling broker-dealer may elect to receive reduced contribution-based compensation on a contract in combination with ongoing annual compensation of up to 0.70% of the account value of the contract sold (“asset-based compensation”). Total compensation paid to a financial professional or a Selling broker-dealer electing to receive both contribution-based and asset-based compensation could, over time, exceed the total compensation that would otherwise be paid on the basis of contributions alone. The compensation paid by Equitable Advisors varies among financial professionals and among Selling broker-dealers. Equitable Advisors also pays a portion of the compensation it receives to its managerial personnel. When a contract is sold by a Selling broker-dealer, the Selling broker-dealer, not Equitable Advisors, determines the amount and type of compensation paid to the Selling broker-dealer’s financial professional for the sale of the contract. Therefore, you should contact your financial professional for information about the compensation he or she receives and any related incentives, as described below.

Equitable Advisors may receive compensation, and, in turn, pay its financial professionals a portion of such fee, from third party investment advisors to whom its financial professionals refer customers for professional management of the assets within their contract.

Equitable Advisors also pays its financial professionals and managerial personnel other types of compensation including service fees, expense allowance payments and health and retirement benefits.

Equitable Advisors also pays its financial professionals, managerial personnel and Selling broker-dealers sales bonuses (based on selling certain products during specified periods) and persistency bonuses. Equitable Advisors may offer sales incentive programs to financial professionals and Selling broker-dealers who meet specified production levels for the sales of both the Company contracts and contracts offered by other companies. These incentives provide non-cash compensation such as stock options awards and/or stock appreciation rights, expense-paid trips, expense-paid education seminars and merchandise.

Differential compensation.  In an effort to promote the sale of the Company products, Equitable Advisors may pay its financial professionals and managerial personnel a greater percentage of contribution-based compensation and/or asset-based compensation for the sale of our contract than it pays for the sale of a contract or other financial product issued by a company other than us. Equitable Advisors may pay different compensation on the sale of the same product, based on such factors as distribution, group or sponsored arrangements, or based on older or newer versions, or series, of the same contract. Equitable Advisors also pay different levels of compensation based on different contract types. This practice is known as providing “differential compensation.” Differential compensation may involve other forms of compensation to Equitable Advisors personnel. Certain components of the compensation paid to managerial personnel are based on whether the sales involve the Company contracts. Managers earn higher compensation (and credits toward awards and bonuses) if the financial professionals they manage sell a higher percentage of the Company contracts than products issued by other companies. Other forms of compensation provided to its financial professionals and/or managerial personnel include health and retirement benefits, expense reimbursements, marketing allowances and contribution-based payments, known as “overrides.” For tax reasons, Equitable Advisors financial professionals qualify for health and retirement benefits based solely on their sales of the Company contracts and products sponsored by affiliates.

The fact that Equitable Advisors financial professionals receive differential compensation and additional payments may provide an incentive for those financial professionals to recommend a Company contract over a contract or other financial product issued by a company not affiliated with the Company. However, under applicable rules of FINRA and other federal and state regulatory authorities, Equitable Advisors financial professionals may only recommend to you products that they reasonably believe are suitable for you and, for certain accounts depending on applicable rules, that are in your best interest, based on the facts that you have disclosed as to your other security holdings, financial situation and needs. In making any recommendation, financial professionals of Equitable Advisors may nonetheless face conflicts of interest because of the differences in compensation from one product category to another, and because of differences in compensation among products in the same category. For more information, contact your financial professional.

Equitable Distributors Compensation.  The Company pays contribution-based and asset-based compensation (together “compensation”) to Equitable Distributors. Contribution-based compensation is paid based on the Company contracts sold through Equitable Selling broker-dealers. Asset-based compensation is paid based on the aggregate account value of contracts sold through certain of Equitable Distributors’ Selling broker-dealers. Contribution-based compensation will generally not exceed 12.0% of the total contributions made under the contracts. Equitable Distributors, in turn, pays the contribution-based compensation it receives on the sale of a contract to the Selling broker-dealer making the sale. In some instances, the Selling broker-dealer may elect to receive reduced contribution-based compensation on the sale of the contract in combination with annual asset-based compensation of up to 0.35% of the account value of the contract sold. If a Selling broker-dealer elects to receive reduced contribution-based compensation on a contract, the contribution-based compensation which the Company pays to Equitable Distributors will be reduced by the same amount, and the Company will pay Equitable Distributors asset-based compensation on the contract equal to the asset-based compensation which Equitable Distributors pays to the Selling broker-dealer. Total compensation paid to a Selling broker-dealer electing to receive both contribution-based and asset-based compensation could over time exceed the total compensation that would otherwise be paid on the basis of contributions alone. The contribution-based and asset-based compensation paid by Equitable Distributors varies among Selling broker-dealers.

The Selling broker-dealer, not Equitable Distributors, determines the amount and type of compensation paid to the Selling broker-dealer’s financial professional for the sale of the contract. Therefore, you should contact your financial professional for information about the compensation he or she receives and any related incentives, such as differential compensation paid for various products.

The Company also pays Equitable Distributors compensation to cover its operating expenses and marketing services under the terms of the Company’s distribution agreements with Equitable Distributors.

Additional payments by Equitable Distributors to Selling broker-dealers.  Equitable Distributors may pay, out of its assets, certain Selling broker-dealers and other financial intermediaries additional compensation in recognition of services provided or expenses incurred. Equitable Distributors may also pay certain Selling broker-dealers or other financial intermediaries additional compensation for enhanced marketing opportunities and other services (commonly referred to as “marketing allowances”). Services for which such payments are made may include, but are not limited to, the preferred placement of the Company’s products on a company and/or product list; sales personnel training; product training; business reporting; technological support; due diligence and related costs; advertising, marketing and related services; conference; and/or other support services, including some that may benefit the contract owner. Payments may be based on ongoing sales, on the aggregate account value attributable to contracts sold through a Selling broker-dealer or such payments may be a fixed amount. For certain selling broker-dealers, Equitable Distributors increases the marketing allowance as certain sales thresholds are met. Equitable Distributors may also make fixed payments to Selling broker-dealers, for example in connection with the initiation of a new relationship or the introduction of a new product.

Additionally, as an incentive for the financial professionals of Selling broker-dealers to promote the sale of the Company’s products, Equitable Distributors may increase the sales compensation paid to the Selling broker-dealer for a period of time (commonly referred to as “compensation enhancements”). Equitable Distributors also has entered into agreements with certain selling broker-dealers in which the selling broker-dealer agrees to sell certain of our contracts exclusively.

These additional payments may serve as an incentive for Selling broker-dealers to promote the sale of the Company’s contracts over contracts and other products issued by other companies. Not all Selling broker-dealers receive additional payments, and the payments vary among Selling broker-dealers. The list below includes the names of Selling broker-dealers that we are aware (as of December 31, 2019) received additional payments. These additional payments ranged from $962.81 to $6,177,733.18. The Company and its affiliates may also have other business relationships with Selling broker-dealers, which may provide an incentive for the Selling broker-dealers to promote the sale of the Company’s contracts over contracts and other products issued by other companies. The list below includes any such Selling broker-dealer. For more information, ask your financial professional.

1st Global Capital Corp.

Allstate Financial Services, LLC

American Portfolios Financial Services

Ameriprise Financial Services

Avantax Investment Services, Inc.

BBVA Securities, Inc.

Cadaret, Grant & Co., Inc.

Cambridge Investment Research

Capital Investment Group

Centaurus Financial, Inc.

Cetera Financial Group

Citigroup Global Markets, Inc.

Citizens Investment Services

Commonwealth Financial Network

Community America Financial Solution

CUNA Brokerage Services

CUSO Financial Services, L.P.

DPL Financial Partners

Equity Services Inc.

Farmer’s Financial Solution

Galt Financial Group, Inc.

Geneos Wealth Management

Gradient Securities, LLC

H. Beck, Inc.

Independent Financial Group, LLC

Infinex Investments Inc.

Janney Montgomery Scott LLC

Kestra Investment Services, LLC

Key Investment Services LLC

Ladenburg Thalmann Advisor Network, LLC

Lincoln Financial Advisors Corp.

Lincoln Financial Securities Corp.

Lincoln Investment Planning

Lion Street Financial

LPL Financial Corporation

Lucia Securities, LLC

MML Investors Services, LLC

Morgan Stanley Smith Barney

Mutual of Omaha Investment Services, Inc.

Park Avenue Securities, LLC

PlanMember Securities Corp.

PNC Investments

Primerica Financial Services, Inc.

Prospera Financial Services

Pruco Securities, LLC

Raymond James

RBC Capital Markets Corporation

Robert W Baird & Company

Santander Securities Corp.

Sigma Financial Corporation

Stifel, Nicolaus & Company, Inc.

The Advisor Group (AIG)

The Huntington Investment Company

The Leaders Group, Inc.

TransAmerica Financial Advisors

U.S. Bank Center

UBS Financial Services Inc.

Valmark Securities, Inc.

Voya Financial Advisors, Inc.

Waddell & Reed, Inc.

Wells Fargo

9. Incorporation of certain documents by reference

The Company’s Annual Report on Form 10-K for the period ended December 31, 2019 (the “Annual Report”) is considered to be part of this prospectus because it is incorporated by reference.

The Company files reports and other information with the SEC, as required by law. You may read and copy this information at the SEC’s public reference facilities at Room 1580, 100 F Street, NE, Washington, DC 20549, or by accessing the SEC’s website at www.sec.gov. The public may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. Under the Securities Act of 1933, the Company has filed with the SEC a registration statement relating to the fixed maturity option (the “Registration Statement”). This prospectus has been filed as part of the Registration Statement and does not contain all of the information set forth in the Registration Statement.

After the date of this prospectus and before we terminate the offering of the securities under the Registration Statement, all documents or reports we file with the SEC under the Securities Exchange Act of 1934 (“Exchange Act”), will be considered to become part of this prospectus because they are incorporated by reference.

Any statement contained in a document that is or becomes part of this prospectus, will be considered changed or replaced for purposes of this prospectus if a statement contained in this prospectus changes or is replaced. Any statement that is considered to be a part of this prospectus because of its incorporation will be considered changed or replaced for the purpose of this prospectus if a statement contained in any other subsequently filed document that is considered to be part of this prospectus changes or replaces that statement. After that, only the statement that is changed or replaced will be considered to be part of this prospectus.

We file the Registration Statement and our Exchange Act documents and reports, including our Annual Report on Form 10-K and Quarterly Reports on Form 10-Q, electronically according to EDGAR under CIK No. 0000727920. The SEC maintains a website that contains reports, proxy and information statements, and other information regarding registrants that file electronically with the SEC. The address of the site is www.sec.gov.

Upon written or oral request, we will provide, free of charge, to each person to whom this prospectus is delivered, a copy of any or all of the documents considered to be part of this prospectus because they are incorporated herein. In accordance with SEC rules, we will provide copies of any exhibits specifically incorporated by reference into the text of the Exchange Act reports (but not any other exhibits). Requests for documents should be directed to:

Equitable Financial Life Insurance Company

1290 Avenue of the Americas

New York, New York 10104

Attention: Corporate Secretary

(telephone: (212) 554-1234)

You can access our website at www.equitable.com.

Appendix I: Condensed financial information

The following tables show the accumulation unit values and the number of outstanding units for each variable investment option under each contract series at the last business day of the periods shown. The unit values and number of units outstanding are for contracts offered under Separate Account A with the same daily asset charge. The information presented is shown for the past ten years, or from the first year the particular contracts were offered, if less than ten years ago.

Series 100 and 200 contracts

Unit values and number of units outstanding at year end for each variable investment option, except for those options offered for the first time on or after December 31, 2019 (Daily asset charge of 1.34% or 1.40%, depending upon investment option).

	2010	2011	2012	2013	2014	2015	2016	2017	2018	2019
1290 VT DoubleLine Dynamic Allocation
Unit value	—	—	—	$104.03	$105.12	$99.85	$107.00	$115.72	$109.46	$127.53
Number of units outstanding (000’s)	—	—	—	2	15	19	27	32	30	30
1290 VT Equity Income
Unit value	$110.04	$108.14	$125.60	$163.27	$175.05	$169.77	$189.24	$216.29	$188.43	$230.93
Number of units outstanding (000’s)	381	367	388	424	399	374	341	315	286	270
1290 VT GAMCO Mergers & Acquisitions
Unit value	$125.54	$125.53	$130.35	$142.73	$143.13	$144.91	$153.97	$161.30	$151.31	$162.16
Number of units outstanding (000’s)	93	100	95	97	93	83	76	72	71	66
1290 VT GAMCO Small Company Value
Unit value	$184.08	$175.27	$203.78	$279.70	$284.41	$264.61	$321.82	$368.64	$307.00	$373.62
Number of units outstanding (000’s)	1,363	1,484	1,517	1,556	1,523	1,490	1,470	1,434	1,386	1,346
1290 VT High Yield Bond
Unit value	—	—	—	$101.29	$101.84	$97.37	$107.33	$112.76	$108.77	$121.17
Number of units outstanding (000’s)	—	—	—	4	11	14	20	29	33	41
1290 VT Socially Responsible
Unit value	$77.50	$76.67	$88.31	$117.03	$131.18	$130.04	$141.08	$167.59	$158.11	$203.20
Number of units outstanding (000’s)	247	248	243	242	243	233	220	209	197	188
All Asset Growth-Alt 20
Unit value	$118.50	$112.83	$124.66	$140.36	$141.80	$134.36	$145.24	$166.07	$151.45	$177.95
Number of units outstanding (000’s)	68	133	164	165	160	156	151	171	157	147
American Funds Insurance Series®Bond FundSM
Unit value	—	—	—	$96.22	$99.82	$98.40	$99.81	$101.72	$99.46	$107.04
Number of units outstanding (000’s)	—	—	—	5	37	57	75	87	90	108

I-1

Series 100 and 200 contracts  (continued)

Unit values and number of units outstanding at year end for each variable investment option, except for those options offered for the first time on or after December 31, 2019 (Daily asset charge of 1.34% or 1.40%, depending upon investment option).

	2010	2011	2012	2013	2014	2015	2016	2017	2018	2019
CharterSM Multi-Sector Bond
Unit value	$157.53	$163.72	$170.12	$166.15	$167.83	$164.52	$167.08	$168.54	$165.43	$174.49
Number of units outstanding (000’s)	564	522	492	448	406	371	340	316	292	274
CharterSM Small Cap Growth
Unit value	$129.03	$107.34	$117.94	$171.95	$165.22	$153.16	$165.24	$202.75	$189.96	$249.35
Number of units outstanding (000’s)	309	276	249	261	222	206	194	183	175	170
CharterSM Small Cap Value
Unit value	$173.94	$156.14	$179.88	$253.28	$237.12	$203.22	$251.10	$275.73	$236.69	$291.07
Number of units outstanding (000’s)	622	559	511	480	441	417	390	360	337	319
EQ/400 Managed Volatility
Unit value	$119.72	$108.41	$124.57	$161.84	$173.71	$166.05	$196.09	$222.92	$192.93	$237.80
Number of units outstanding (000’s)	3	10	12	19	18	19	28	31	30	29
EQ/500 Managed Volatility
Unit value	$115.33	$109.53	$124.07	$160.27	$178.03	$176.28	$193.10	$230.07	$213.21	$273.26
Number of units outstanding (000’s)	3	12	17	20	29	31	37	42	43	43
EQ/2000 Managed Volatility
Unit value	$123.77	$109.23	$124.41	$168.64	$173.12	$162.09	$192.75	$216.53	$188.15	$231.01
Number of units outstanding (000’s)	1	4	5	10	10	10	11	13	14	14
EQ/AB Dynamic Moderate Growth
Unit value	—	—	$103.20	$118.28	$122.27	$119.89	$122.75	$136.73	$127.05	$145.15
Number of units outstanding (000’s)	—	—	4	13	22	27	26	28	25	24
EQ/AB Small Cap Growth
Unit value	$207.94	$204.35	$233.02	$317.66	$324.60	$310.94	$345.38	$418.01	$379.89	$479.01
Number of units outstanding (000’s)	1,291	1,180	1,071	992	918	852	787	729	675	631
EQ/Aggressive Allocation
Unit value	$131.43	$119.94	$135.10	$168.52	$174.11	$168.76	$181.14	$212.85	$191.68	$235.42
Number of units outstanding (000’s)	1,916	2,022	2,024	1,966	1,942	1,884	1,793	1,717	1,648	1,579
EQ/Balanced Strategy
Unit value	—	—	$103.26	$115.79	$119.26	$116.91	$122.24	$132.49	$125.24	$142.95
Number of units outstanding (000’s)	—	—	13	40	59	73	65	64	69	79

I-2

Series 100 and 200 contracts  (continued)

Unit values and number of units outstanding at year end for each variable investment option, except for those options offered for the first time on or after December 31, 2019 (Daily asset charge of 1.34% or 1.40%, depending upon investment option).

	2010	2011	2012	2013	2014	2015	2016	2017	2018	2019
EQ/BlackRock Basic Value Equity
Unit value	$215.34	$205.86	$230.79	$313.62	$339.44	$314.30	$365.81	$390.19	$354.08	$431.20
Number of units outstanding (000’s)	1,394	1,422	1,386	1,345	1,311	1,269	1,224	1,150	1,072	1,018
EQ/Capital Guardian Research
Unit value	$116.45	$119.49	$138.41	$179.93	$196.18	$197.26	$211.01	$261.15	$245.16	$321.42
Number of units outstanding (000’s)	1,072	963	884	825	744	690	638	589	532	496
EQ/ClearBridge Large Cap Growth
Unit value	$110.46	$102.58	$121.88	$167.23	$171.26	$171.11	$170.31	$211.04	$207.47	$270.20
Number of units outstanding (000’s)	470	665	775	850	808	739	648	565	499	450
EQ/Clearbridge Select Equity Managed Volatility
Unit value	$89.42	$84.29	$94.98	$121.14	$131.10	$126.26	$140.98	$158.84	$140.92	$185.66
Number of units outstanding (000’s)	252	231	208	189	168	153	140	130	119	113
EQ/Common Stock Index
Unit value	$311.66	$310.05	$354.66	$464.93	$515.55	$509.85	$563.49	$671.64	$626.04	$806.57
Number of units outstanding (000’s)	5,168	4,630	4,157	3,759	3,428	3,160	2,895	2,662	2,423	2,208
EQ/Conservative Allocation
Unit value	$119.11	$119.75	$123.55	$127.18	$128.76	$126.73	$128.69	$133.26	$129.41	$139.47
Number of units outstanding (000’s)	424	441	433	384	355	324	306	271	245	239
EQ/Conservative Growth Strategy
Unit value	—	—	$102.63	$111.91	$114.62	$112.56	$116.57	$124.19	$118.53	$132.60
Number of units outstanding (000’s)	—	—	7	14	25	26	27	33	36	41
EQ/Conservative Strategy
Unit value	—	—	$101.32	$104.34	$105.63	$104.03	$105.54	$108.58	$105.62	$113.53
Number of units outstanding (000’s)	—	—	5	11	14	16	13	12	11	15
EQ/Conservative-Plus Allocation
Unit value	$121.62	$119.14	$126.21	$137.27	$139.71	$136.94	$141.50	$151.92	$144.41	$161.69
Number of units outstanding (000’s)	753	769	760	725	677	619	578	552	502	466
EQ/Core Bond Index
Unit value	$112.15	$115.97	$118.03	$114.59	$115.78	$114.73	$114.76	$114.88	$113.61	$119.11
Number of units outstanding (000’s)	771	721	684	639	599	572	547	527	510	510

I-3

Series 100 and 200 contracts  (continued)

Unit values and number of units outstanding at year end for each variable investment option, except for those options offered for the first time on or after December 31, 2019 (Daily asset charge of 1.34% or 1.40%, depending upon investment option).

	2010	2011	2012	2013	2014	2015	2016	2017	2018	2019
EQ/Emerging Markets Equity PLUS
Unit value	—	—	—	$94.43	$90.22	$72.86	$78.86	$104.27	$87.18	$101.59
Number of units outstanding (000’s)	—	—	—	8	21	28	33	52	63	60
EQ/Equity 500 Index
Unit value	$281.41	$282.55	$321.22	$416.78	$464.56	$461.99	$507.04	$605.55	$567.91	$732.20
Number of units outstanding (000’s)	2,394	2,246	2,120	2,010	1,936	1,890	1,853	1,808	1,750	1,677
EQ/Fidelity Institutional AM® Large Cap Portfolio
Unit value	—	—	—	—	—	—	—	—	$209.48	$270.89
Number of units outstanding (000’s)	—	—	—	—	—	—	—	—	576	535
EQ/Franklin Balanced Managed Volatility
Unit value	$99.91	$98.65	$108.25	$122.37	$128.22	$122.66	$133.66	$145.08	$136.97	$157.52
Number of units outstanding (000’s)	565	527	489	467	505	471	427	396	358	335
EQ/Franklin Small Cap Value Managed Volatility
Unit value	$99.41	$88.68	$102.21	$137.84	$138.88	$128.07	$157.77	$173.93	$149.56	$185.17
Number of units outstanding (000’s)	120	121	111	104	98	90	87	83	79	73
EQ/Franklin Templeton Allocation Managed Volatility
Unit value	$81.79	$77.11	$87.28	$106.16	$110.47	$105.94	$114.45	$129.81	$116.97	$141.02
Number of units outstanding (000’s)	418	419	404	408	421	408	371	350	324	303
EQ/Global Bond PLUS
Unit value	$118.92	$122.49	$125.34	$120.55	$119.99	$113.88	$113.12	$116.80	$113.36	$118.78
Number of units outstanding (000’s)	355	382	383	340	310	281	253	242	224	205
EQ/Global Equity Managed Volatility
Unit value	$181.09	$156.66	$180.80	$214.70	$215.40	$208.84	$215.28	$267.80	$232.06	$286.81
Number of units outstanding (000’s)	1,848	1,671	1,522	1,404	1,303	1,226	1,137	1,058	990	933
EQ/Goldman Sachs Mid Cap Value
Unit value	—	—	—	—	—	—	—	—	$140.96	$181.89
Number of units outstanding (000’s)	—	—	—	—	—	—	—	—	133	130
EQ/Intermediate Government Bond
Unit value	$173.15	$180.33	$179.64	$174.33	$174.62	$173.02	$171.48	$169.77	$168.87	$173.56
Number of units outstanding (000’s)	402	369	336	299	272	253	240	225	213	205

I-4

Series 100 and 200 contracts  (continued)

Unit values and number of units outstanding at year end for each variable investment option, except for those options offered for the first time on or after December 31, 2019 (Daily asset charge of 1.34% or 1.40%, depending upon investment option).

	2010	2011	2012	2013	2014	2015	2016	2017	2018	2019
EQ/International Core Managed Volatility
Unit value	$120.02	$98.36	$112.87	$130.87	$121.06	$114.26	$112.97	$140.78	$118.21	$142.80
Number of units outstanding (000’s)	838	817	756	700	974	918	864	811	767	732
EQ/International Equity Index
Unit value	$126.00	$109.42	$125.52	$150.42	$138.16	$133.40	$134.50	$163.53	$136.85	$164.92
Number of units outstanding (000’s)	3,352	3,078	2,822	2,609	2,454	2,344	2,226	2,120	2,006	1,920
EQ/International Managed Volatility
Unit value	$111.50	$92.35	$106.23	$126.93	$117.16	$112.81	$111.17	$136.28	$115.02	$137.80
Number of units outstanding (000’s)	3	18	20	23	24	31	30	34	34	35
EQ/International Value Managed Volatility
Unit value	$127.65	$105.58	$122.36	$144.05	$131.92	$126.04	$125.28	$152.50	$125.63	$152.03
Number of units outstanding (000’s)	1,622	1,495	1,381	1,277	1,194	1,134	1,074	1,006	954	913
EQ/Invesco Comstock
Unit value	$102.76	$99.37	$116.10	$154.68	$166.21	$153.83	$178.14	$207.37	$179.21	$220.98
Number of units outstanding (000’s)	166	175	180	204	488	451	408	378	357	336
EQ/Invesco Global Real Estate
Unit value	—	—	—	—	—	—	—	—	$144.75	$174.96
Number of units outstanding (000’s)	—	—	—	—	—	—	—	—	212	199
EQ/Invesco International Growth
Unit value	—	—	—	—	—	—	—	—	$109.28	$138.23
Number of units outstanding (000’s)	—	—	—	—	—	—	—	—	204	193
EQ/Janus Enterprise
Unit value	$169.33	$154.20	$165.45	$226.15	$221.53	$206.56	$194.97	$246.04	$238.38	$320.93
Number of units outstanding (000’s)	688	807	807	746	714	692	640	601	571	543
EQ/JPMorgan Value Opportunities
Unit value	$134.73	$125.98	$144.24	$193.23	$218.05	$210.22	$252.06	$292.76	$244.33	$307.42
Number of units outstanding (000’s)	306	282	258	243	232	235	239	284	307	310
EQ/Large Cap Core Managed Volatility
Unit value	$91.78	$86.71	$98.37	$127.68	$140.60	$139.24	$150.88	$181.54	$167.59	$214.89
Number of units outstanding (000’s)	129	116	100	93	169	152	137	130	122	111

I-5

Series 100 and 200 contracts  (continued)

Unit values and number of units outstanding at year end for each variable investment option, except for those options offered for the first time on or after December 31, 2019 (Daily asset charge of 1.34% or 1.40%, depending upon investment option).

	2010	2011	2012	2013	2014	2015	2016	2017	2018	2019
EQ/Large Cap Growth Index
Unit value	$75.04	$75.78	$85.77	$112.12	$124.15	$128.44	$134.77	$171.83	$165.68	$221.22
Number of units outstanding (000’s)	1,314	1,246	1,199	1,132	1,094	1,064	1,032	1,018	963	921
EQ/Large Cap Growth Managed Volatility
Unit value	$157.73	$149.93	$168.24	$224.72	$246.29	$252.79	$263.16	$335.50	$321.14	$423.66
Number of units outstanding (000’s)	1,338	1,300	1,181	1,083	2,305	2,165	2,019	1,887	1,752	1,632
EQ/Large Cap Value Index
Unit value	$59.10	$58.12	$66.86	$86.79	$96.44	$90.93	$104.50	$116.51	$104.72	$129.80
Number of units outstanding (000’s)	207	448	436	419	425	411	414	398	385	385
EQ/Large Cap Value Managed Volatility
Unit value	$100.08	$94.00	$107.44	$140.42	$155.49	$147.24	$167.53	$188.20	$167.24	$206.97
Number of units outstanding (000’s)	6,915	6,275	5,681	5,207	5,055	4,721	4,376	4,060	3,755	3,519
EQ/Lazard Emerging Markets Equity
Unit value	—	—	—	—	—	—	—	—	$96.68	$113.29
Number of units outstanding (000’s)	—	—	—	—	—	—	—	—	811	803
EQ/Loomis Sayles Growth
Unit value	$125.01	$126.89	$140.93	$176.97	$188.25	$207.13	$218.28	$289.86	$277.43	$359.48
Number of units outstanding (000’s)	224	203	190	176	155	153	179	196	184	171
EQ/MFS International Growth
Unit value	$147.85	$130.24	$153.80	$172.45	$161.62	$159.77	$160.75	$209.45	$187.27	$235.10
Number of units outstanding (000’s)	314	328	343	348	335	328	320	330	329	329
EQ/MFS International Value
Unit value	—	—	—	—	—	—	—	—	$185.23	$230.05
Number of units outstanding (000’s)	—	—	—	—	—	—	—	—	895	888
EQ/MFS Mid Cap Focused Growth
Unit value	—	—	—	—	—	—	—	—	$164.59	$221.37
Number of units outstanding (000’s)	—	—	—	—	—	—	—	—	398	396
EQ/MFS Technology
Unit value	—	—	—	—	—	—	—	—	$309.93	$415.24
Number of units outstanding (000’s)	—	—	—	—	—	—	—	—	209	202

I-6

Series 100 and 200 contracts  (continued)

Unit values and number of units outstanding at year end for each variable investment option, except for those options offered for the first time on or after December 31, 2019 (Daily asset charge of 1.34% or 1.40%, depending upon investment option).

	2010	2011	2012	2013	2014	2015	2016	2017	2018	2019
EQ/MFS Utilities Series
Unit value	—	—	—	—	—	—	—	—	$177.32	$218.15
Number of units outstanding (000’s)	—	—	—	—	—	—	—	—	226	214
EQ/Mid Cap Index
Unit value	$114.44	$110.20	$127.28	$166.49	$179.03	$171.58	$203.00	$231.30	$201.50	$249.25
Number of units outstanding (000’s)	2,138	2,037	1,961	1,903	1,858	1,835	1,842	1,831	1,774	1,738
EQ/Mid Cap Value Managed Volatility
Unit value	$164.68	$147.16	$172.23	$226.13	$247.35	$235.40	$273.30	$302.87	$259.06	$323.55
Number of units outstanding (000’s)	2,473	2,260	2,072	1,919	1,780	1,667	1,555	1,449	1,341	1,261
EQ/Moderate Allocation
Unit value	$63.45	$61.54	$66.55	$74.81	$76.59	$75.39	$78.92	$87.06	$82.34	$94.49
Number of units outstanding (000’s)	16,700	15,660	14,597	13,487	12,511	11,567	10,700	9,882	9,111	8,420
EQ/Moderate Growth Strategy
Unit value	—	—	$103.87	$119.78	$124.09	$121.46	$128.29	$141.51	$132.43	$154.15
Number of units outstanding (000’s)	—	—	8	39	60	75	91	100	116	125
EQ/Moderate-Plus Allocation
Unit value	$132.32	$124.08	$136.52	$161.35	$165.19	$160.87	$170.26	$193.00	$177.39	$210.00
Number of units outstanding (000’s)	4,210	4,268	4,165	4,007	3,883	3,745	3,548	3,371	3,194	3,044
EQ/Money Market
Unit value	$36.15	$35.56	$35.06	$34.57	$34.08	$33.61	$33.14	$32.82	$32.84	$32.99
Number of units outstanding (000’s)	1,290	1,122	1,041	920	835	769	760	708	692	691
EQ/Oppenheimer Global
Unit value	$105.12	$94.78	$112.55	$140.28	$140.88	$143.41	$141.56	$189.41	$161.69	$209.11
Number of units outstanding (000’s)	240	346	360	390	410	453	432	445	449	447
EQ/PIMCO Global Real Return
Unit value	—	—	—	$90.73	$96.56	$93.01	$101.24	$102.79	$100.02	$106.74
Number of units outstanding (000’s)	—	—	—	8	33	60	77	98	99	100
EQ/PIMCO Ultra Short Bond
Unit value	$108.61	$106.95	$107.09	$105.75	$104.24	$102.56	$103.20	$103.74	$103.33	$104.54
Number of units outstanding (000’s)	776	662	608	559	513	466	426	401	387	364

I-7

Series 100 and 200 contracts  (continued)

Unit values and number of units outstanding at year end for each variable investment option, except for those options offered for the first time on or after December 31, 2019 (Daily asset charge of 1.34% or 1.40%, depending upon investment option).

	2010	2011	2012	2013	2014	2015	2016	2017	2018	2019
EQ/Quality Bond PLUS
Unit value	$180.35	$180.55	$182.86	$176.30	$178.98	$176.98	$176.67	$176.73	$174.56	$181.92
Number of units outstanding (000’s)	642	567	508	455	413	375	345	323	304	285
EQ/Small Company Index
Unit value	$158.20	$149.85	$170.81	$231.64	$239.62	$225.61	$268.29	$301.79	$264.05	$326.19
Number of units outstanding (000’s)	897	854	804	769	737	719	695	670	642	628
EQ/T. Rowe Price Growth Stock
Unit value	$105.33	$101.90	$119.57	$162.71	$174.40	$189.65	$189.62	$249.52	$242.18	$313.24
Number of units outstanding (000’s)	853	915	1,029	1,030	1,023	1,089	1,067	1,095	1,111	1,093
EQ/Templeton Global Equity Managed Volatility
Unit value	$86.47	$78.23	$92.10	$115.35	$115.06	$110.52	$114.80	$137.37	$118.97	$141.96
Number of units outstanding (000’s)	249	247	240	238	234	223	206	194	181	175
EQ/UBS Growth and Income
Unit value	$113.88	$109.19	$121.59	$162.58	$183.58	$178.53	$194.02	$232.16	$198.31	$267.65
Number of units outstanding (000’s)	121	109	103	103	111	112	99	100	88	83
EQ/Wellington Energy
Unit value	—	—	—	—	—	—	—	—	$73.19	$72.94
Number of units outstanding (000’s)	—	—	—	—	—	—	—	—	204	217
Invesco V.I. High Yield Fund
Unit value	—	$94.99	$109.61	$115.46	$115.71	$110.32	$120.63	$126.30	$120.11	$134.10
Number of units outstanding (000’s)	—	18	52	64	73	79	78	86	81	85
Invesco V.I. Mid Cap Core Equity Fund
Unit value	$114.65	$105.76	$115.42	$146.29	$150.34	$141.98	$158.52	$179.32	$156.38	$192.92
Number of units outstanding (000’s)	9	36	47	48	48	47	49	51	50	50
Invesco V.I. Small Cap Equity Fund
Unit value	$124.31	$121.44	$136.18	$184.17	$185.49	$172.50	$190.35	$213.58	$178.52	$222.49
Number of units outstanding (000’s)	2	18	18	21	20	23	21	19	18	17
Ivy VIP High Income
Unit value	$106.22	$110.31	$129.12	$140.77	$141.52	$130.54	$149.65	$157.51	$152.10	$166.86
Number of units outstanding (000’s)	26	156	349	427	469	445	427	435	411	399

I-8

Series 100 and 200 contracts  (continued)

Unit values and number of units outstanding at year end for each variable investment option, except for those options offered for the first time on or after December 31, 2019 (Daily asset charge of 1.34% or 1.40%, depending upon investment option).

	2010	2011	2012	2013	2014	2015	2016	2017	2018	2019
Ivy VIP Small Cap Growth
Unit value	—	$79.10	$82.07	$116.08	$116.35	$116.95	$118.75	$144.25	$136.45	$166.08
Number of units outstanding (000’s)	—	19	31	42	41	87	70	68	85	84
MFS® Investors Trust Series
Unit value	$114.87	$110.60	$129.66	$168.53	$184.08	$181.52	$193.99	$235.47	$219.04	$283.63
Number of units outstanding (000’s)	6	11	23	28	26	25	27	28	28	28
MFS® Massachusetts Investors Growth Stock Portfolio
Unit value	—	—	—	—	—	$187.35	$195.65	$247.28	$245.35	$337.88
Number of units outstanding (000’s)	—	—	—	—	—	21	27	24	24	38
Multimanager Aggressive Equity
Unit value	$75.22	$69.95	$79.27	$107.95	$118.60	$122.37	$125.61	$162.48	$160.86	$212.82
Number of units outstanding (000’s)	6,357	5,698	5,104	4,552	4,115	3,772	3,425	3,113	2,815	2,555
Multimanager Core Bond
Unit value	$136.56	$142.56	$148.34	$142.91	$146.28	$144.50	$146.34	$148.71	$146.13	$154.81
Number of units outstanding (000’s)	480	487	527	481	427	390	355	334	301	286
Multimanager Mid Cap Growth
Unit value	$117.67	$106.94	$121.80	$168.45	$174.27	$169.32	$178.38	$222.92	$207.21	$271.82
Number of units outstanding (000’s)	481	437	394	379	349	332	303	285	268	250
Multimanager Mid Cap Value
Unit value	$152.52	$130.42	$147.73	$197.63	$205.39	$191.39	$224.86	$242.42	$208.67	$257.28
Number of units outstanding (000’s)	344	316	278	256	226	203	187	170	155	143
Multimanager Technology
Unit value	$117.21	$110.07	$123.17	$164.77	$184.59	$193.58	$208.08	$285.62	$288.23	$392.07
Number of units outstanding (000’s)	829	750	698	627	598	562	498	471	451	422
Target 2015 Allocation
Unit value	$101.92	$97.73	$106.89	$120.29	$122.19	$118.25	$123.24	$135.34	$127.77	$144.96
Number of units outstanding (000’s)	154	156	141	141	128	113	100	84	60	58
Target 2025 Allocation
Unit value	$99.61	$94.44	$105.15	$123.55	$126.81	$122.56	$129.89	$147.91	$136.95	$161.30
Number of units outstanding (000’s)	190	202	211	227	242	247	253	265	249	256

I-9

Series 100 and 200 contracts  (continued)

Unit values and number of units outstanding at year end for each variable investment option, except for those options offered for the first time on or after December 31, 2019 (Daily asset charge of 1.34% or 1.40%, depending upon investment option).

	2010	2011	2012	2013	2014	2015	2016	2017	2018	2019
Target 2035 Allocation
Unit value	$98.29	$92.47	$104.11	$125.57	$129.45	$125.12	$133.35	$154.95	$141.90	$171.25
Number of units outstanding (000’s)	152	171	195	209	224	239	250	264	279	301
Target 2045 Allocation
Unit value	$96.22	$89.68	$102.13	$126.18	$130.43	$125.82	$134.93	$159.34	$144.64	$177.44
Number of units outstanding (000’s)	108	122	137	149	164	177	185	194	199	208
Target 2055 Allocation
Unit value	—	—	—	—	—	$91.46	$98.81	$118.74	$106.85	$133.66
Number of units outstanding (000’s)	—	—	—	—	—	1	8	13	23	36
VanEck VIP Global Hard Assets Fund
Unit value	—	$82.94	$84.37	$91.81	$73.06	$47.84	$67.69	$65.47	$46.23	$50.88
Number of units outstanding (000’s)	—	44	90	109	129	167	199	184	182	195

I-10

Series 300 and 400 contracts

Unit values and number of units outstanding for each variable investment option, except for those options offered for the first time on or after December 31, 2019 (Daily asset charge of 1.34% or 1.35% depending upon the investment option).

	2010	2011	2012	2013	2014	2015	2016	2017	2018	2019
1290 VT DoubleLine Dynamic Allocation
Unit value	—	—	—	$104.03	$105.12	$99.85	$107.00	$115.72	$109.46	$127.53
Number of units outstanding (000’s)	—	—	—	2	15	19	27	32	30	30
1290 VT Equity Income
Unit value	$110.04	$108.14	$125.60	$163.27	$175.05	$169.77	$189.24	$216.29	$188.43	$230.93
Number of units outstanding (000’s)	381	367	388	424	399	374	341	315	286	270
1290 VT GAMCO Mergers & Acquisitions
Unit value	$125.54	$125.53	$130.35	$142.73	$143.13	$144.91	$153.97	$161.30	$151.31	$162.16
Number of units outstanding (000’s)	93	100	95	97	93	83	76	72	71	66
1290 VT GAMCO Small Company Value
Unit value	$184.08	$175.27	$203.78	$279.70	$284.41	$264.61	$321.82	$368.64	$307.00	$373.62
Number of units outstanding (000’s)	1,363	1,484	1,517	1,556	1,523	1,490	1,470	1,434	1,386	1,346
1290 VT High Yield Bond
Unit value	—	—	—	$101.29	$101.84	$97.37	$107.33	$112.76	$108.77	$121.17
Number of units outstanding (000’s)	—	—	—	4	11	14	20	29	33	41
1290 VT Socially Responsible
Unit value	$77.50	$76.67	$88.31	$117.03	$131.18	$130.04	$141.08	$167.59	$158.11	$203.20
Number of units outstanding (000’s)	247	248	243	242	243	233	220	209	197	188
All Asset Growth-Alt 20
Unit value	$118.50	$112.83	$124.66	$140.36	$141.80	$134.36	$145.24	$166.07	$151.45	$177.95
Number of units outstanding (000’s)	68	133	164	165	160	156	151	171	157	147
American Funds Insurance Series®Bond FundSM
Unit value	—	—	—	$96.22	$99.82	$98.40	$99.81	$101.72	$99.46	$107.04
Number of units outstanding (000’s)	—	—	—	5	37	57	75	87	90	108
CharterSM Multi-Sector Bond
Unit value	$157.53	$163.72	$170.12	$166.15	$167.83	$164.52	$167.08	$168.54	$165.43	$174.49
Number of units outstanding (000’s)	564	522	492	448	406	371	340	316	292	274
CharterSM Small Cap Growth
Unit value	$129.03	$107.34	$117.94	$171.95	$165.22	$153.16	$165.24	$202.75	$189.96	$249.35
Number of units outstanding (000’s)	309	276	249	261	222	206	194	183	175	170

I-11

Series 300 and 400 contracts  (continued)

Unit values and number of units outstanding for each variable investment option, except for those options offered for the first time on or after December 31, 2019 (Daily asset charge of 1.34% or 1.35% depending upon the investment option).

	2010	2011	2012	2013	2014	2015	2016	2017	2018	2019
CharterSM Small Cap Value
Unit value	$173.94	$156.14	$179.88	$253.28	$237.12	$203.22	$251.10	$275.73	$236.69	$291.07
Number of units outstanding (000’s)	622	559	511	480	441	417	390	360	337	319
EQ/400 Managed Volatility
Unit value	$119.72	$108.41	$124.57	$161.84	$173.71	$166.05	$196.09	$222.92	$192.93	$237.80
Number of units outstanding (000’s)	3	10	12	19	18	19	28	31	30	29
EQ/500 Managed Volatility
Unit value	$115.33	$109.53	$124.07	$160.27	$178.03	$176.28	$193.10	$230.07	$213.21	$273.26
Number of units outstanding (000’s)	3	12	17	20	29	31	37	42	43	43
EQ/2000 Managed Volatility
Unit value	$123.77	$109.23	$124.41	$168.64	$173.12	$162.09	$192.75	$216.53	$188.15	$231.01
Number of units outstanding (000’s)	1	4	5	10	10	10	11	13	14	14
EQ/AB Dynamic Moderate Growth
Unit value	—	—	$103.20	$118.28	$122.27	$119.89	$122.75	$136.73	$127.05	$145.15
Number of units outstanding (000’s)	—	—	4	13	22	27	26	28	25	24
EQ/AB Small Cap Growth
Unit value	$207.94	$204.35	$233.02	$317.66	$324.60	$310.94	$345.38	$418.01	$379.89	$479.01
Number of units outstanding (000’s)	1,291	1,180	1,071	992	918	852	787	729	675	631
EQ/Aggressive Allocation
Unit value	$131.43	$119.94	$135.10	$168.52	$174.11	$168.76	$181.14	$212.85	$191.68	$235.42
Number of units outstanding (000’s)	1,916	2,022	2,024	1,966	1,942	1,884	1,793	1,717	1,648	1,579
EQ/Balanced Strategy
Unit value	—	—	$103.26	$115.79	$119.26	$116.91	$122.24	$132.49	$125.24	$142.95
Number of units outstanding (000’s)	—	—	13	40	59	73	65	64	69	79
EQ/BlackRock Basic Value Equity
Unit value	$215.34	$205.86	$230.79	$313.62	$339.44	$314.30	$365.81	$390.19	$354.08	$431.20
Number of units outstanding (000’s)	1,394	1,422	1,386	1,345	1,311	1,269	1,224	1,150	1,072	1,018
EQ/Capital Guardian Research
Unit value	$116.45	$119.49	$138.41	$179.93	$196.18	$197.26	$211.01	$261.15	$245.16	$321.42
Number of units outstanding (000’s)	1,072	963	884	825	744	690	638	589	532	496

I-12

Series 300 and 400 contracts  (continued)

Unit values and number of units outstanding for each variable investment option, except for those options offered for the first time on or after December 31, 2019 (Daily asset charge of 1.34% or 1.35% depending upon the investment option).

	2010	2011	2012	2013	2014	2015	2016	2017	2018	2019
EQ/ClearBridge Large Cap Growth
Unit value	$110.46	$102.58	$121.88	$167.23	$171.26	$171.11	$170.31	$211.04	$207.47	$270.20
Number of units outstanding (000’s)	470	665	775	850	808	739	648	565	499	450
EQ/Clearbridge Select Equity Managed Volatility
Unit value	$89.42	$84.29	$94.98	$121.14	$131.10	$126.26	$140.98	$158.84	$140.92	$185.66
Number of units outstanding (000’s)	252	231	208	189	168	153	140	130	119	113
EQ/Common Stock Index
Unit value	$240.35	$238.97	$272.50	$356.11	$393.65	$388.12	$427.66	$508.26	$472.28	$606.76
Number of units outstanding (000’s)	1,526	1,344	1,190	1,071	979	901	816	750	682	618
EQ/Conservative Allocation
Unit value	$119.11	$119.75	$123.55	$127.18	$128.76	$126.73	$128.69	$133.26	$129.41	$139.47
Number of units outstanding (000’s)	424	441	433	384	355	324	306	271	245	239
EQ/Conservative Growth Strategy
Unit value	—	—	$102.63	$111.91	$114.62	$112.56	$116.57	$124.19	$118.53	$132.60
Number of units outstanding (000’s)	—	—	7	14	25	26	27	33	36	41
EQ/Conservative Strategy
Unit value	—	—	$101.32	$104.34	$105.63	$104.03	$105.54	$108.58	$105.62	$113.53
Number of units outstanding (000’s)	—	—	5	11	14	16	13	12	11	15
EQ/Conservative-Plus Allocation
Unit value	$121.62	$119.14	$126.21	$137.27	$139.71	$136.94	$141.50	$151.92	$144.41	$161.69
Number of units outstanding (000’s)	753	769	760	725	677	619	578	552	502	466
EQ/Core Bond Index
Unit value	$112.15	$115.97	$118.03	$114.59	$115.78	$114.73	$114.76	$114.88	$113.61	$119.11
Number of units outstanding (000’s)	771	721	684	639	599	572	547	527	510	510
EQ/Emerging Markets Equity PLUS
Unit value	—	—	—	$94.43	$90.22	$72.86	$78.86	$104.27	$87.18	$101.59
Number of units outstanding (000’s)	—	—	—	8	21	28	33	52	63	60
EQ/Equity 500 Index
Unit value	$281.41	$282.55	$321.22	$416.78	$464.56	$461.99	$507.04	$605.55	$567.91	$732.20
Number of units outstanding (000’s)	2,394	2,246	2,120	2,010	1,936	1,890	1,853	1,808	1,750	1,677

I-13

Series 300 and 400 contracts  (continued)

Unit values and number of units outstanding for each variable investment option, except for those options offered for the first time on or after December 31, 2019 (Daily asset charge of 1.34% or 1.35% depending upon the investment option).

	2010	2011	2012	2013	2014	2015	2016	2017	2018	2019
EQ/Fidelity Institutional AM® Large Cap Portfolio
Unit value	—	—	—	—	—	—	—	—	$209.48	$270.89
Number of units outstanding (000’s)	—	—	—	—	—	—	—	—	576	535
EQ/Franklin Balanced Managed Volatility
Unit value	$99.91	$98.65	$108.25	$122.37	$128.22	$122.66	$133.66	$145.08	$136.97	$157.52
Number of units outstanding (000’s)	565	527	489	467	505	471	427	396	358	335
EQ/Franklin Small Cap Value Managed Volatility
Unit value	$99.41	$88.68	$102.21	$137.84	$138.88	$128.07	$157.77	$173.93	$149.56	$185.17
Number of units outstanding (000’s)	120	121	111	104	98	90	87	83	79	73
EQ/Franklin Templeton Allocation Managed Volatility
Unit value	$81.79	$77.11	$87.28	$106.16	$110.47	$105.94	$114.45	$129.81	$116.97	$141.02
Number of units outstanding (000’s)	418	419	405	408	421	408	371	350	324	303
EQ/Global Bond PLUS
Unit value	$118.92	$122.49	$125.34	$120.55	$119.99	$113.88	$113.12	$116.80	$113.36	$118.78
Number of units outstanding (000’s)	355	382	383	340	310	281	253	242	224	205
EQ/Global Equity Managed Volatility
Unit value	$181.09	$156.66	$180.80	$214.70	$215.40	$208.84	$215.28	$267.80	$232.06	$286.81
Number of units outstanding (000’s)	1,848	1,671	1,522	1,404	1,303	1,226	1,137	1,058	990	933
EQ/Goldman Sachs Mid Cap Value
Unit value	—	—	—	—	—	—	—	—	$140.96	$181.89
Number of units outstanding (000’s)	—	—	—	—	—	—	—	—	133	130
EQ/Intermediate Government Bond
Unit value	$173.15	$180.33	$179.64	$174.33	$174.62	$173.02	$171.48	$169.77	$168.87	$173.56
Number of units outstanding (000’s)	402	369	336	299	272	253	240	225	213	205
EQ/International Core Managed Volatility
Unit value	$120.02	$98.36	$112.87	$130.87	$121.06	$114.26	$112.97	$140.78	$118.21	$142.80
Number of units outstanding (000’s)	838	817	756	700	974	918	864	811	767	732
EQ/International Equity Index
Unit value	$126.00	$109.42	$125.52	$150.42	$138.16	$133.40	$134.50	$163.53	$136.85	$164.92
Number of units outstanding (000’s)	3,352	3,078	2,822	2,609	2,454	2,344	2,226	2,120	2,006	1,920

I-14

Series 300 and 400 contracts  (continued)

Unit values and number of units outstanding for each variable investment option, except for those options offered for the first time on or after December 31, 2019 (Daily asset charge of 1.34% or 1.35% depending upon the investment option).

	2010	2011	2012	2013	2014	2015	2016	2017	2018	2019
EQ/International Managed Volatility
Unit value	$111.50	$92.35	$106.23	$126.93	$117.16	$112.81	$111.17	$136.28	$115.02	$137.80
Number of units outstanding (000’s)	3	18	20	23	24	31	30	34	34	35
EQ/International Value Managed Volatility
Unit value	$127.65	$105.58	$122.36	$144.05	$131.92	$126.04	$125.28	$152.50	$125.63	$152.03
Number of units outstanding (000’s)	1,622	1,495	1,381	1,277	1,194	1,134	1,074	1,006	954	913
EQ/Invesco Comstock
Unit value	$102.76	$99.37	$116.10	$154.68	$166.21	$153.83	$178.14	$207.37	$179.21	$220.98
Number of units outstanding (000’s)	166	175	180	204	488	451	408	378	357	336
EQ/Invesco Global Real Estate
Unit value	—	—	—	—	—	—	—	—	$144.75	$174.96
Number of units outstanding (000’s)	—	—	—	—	—	—	—	—	212	199
EQ/Invesco International Growth
Unit value	—	—	—	—	—	—	—	—	$109.28	$138.23
Number of units outstanding (000’s)	—	—	—	—	—	—	—	—	204	193
EQ/Janus Enterprise
Unit value	$169.33	$154.20	$165.45	$226.15	$221.53	$206.56	$194.97	$246.04	$238.38	$320.93
Number of units outstanding (000’s)	688	807	807	746	714	692	640	601	571	543
EQ/JPMorgan Value Opportunities
Unit value	$134.73	$125.98	$144.24	$193.23	$218.05	$210.22	$252.06	$292.76	$244.33	$307.42
Number of units outstanding (000’s)	306	282	258	243	232	235	239	284	307	310
EQ/Large Cap Core Managed Volatility
Unit value	$91.78	$86.71	$98.37	$127.68	$140.60	$139.24	$150.88	$181.54	$167.59	$214.89
Number of units outstanding (000’s)	129	116	100	93	169	152	137	130	122	111
EQ/Large Cap Growth Index
Unit value	$75.04	$75.78	$85.77	$112.12	$124.15	$128.44	$134.77	$171.83	$165.68	$221.22
Number of units outstanding (000’s)	1,314	1,246	1,199	1,132	1,094	1,064	1,032	1,018	963	921
EQ/Large Cap Growth Managed Volatility
Unit value	$157.73	$149.93	$168.24	$224.72	$246.29	$252.79	$263.16	$335.50	$321.14	$423.66
Number of units outstanding (000’s)	1,338	1,300	1,181	1,083	2,305	2,165	2,019	1,887	1,752	1,632

I-15

Series 300 and 400 contracts  (continued)

Unit values and number of units outstanding for each variable investment option, except for those options offered for the first time on or after December 31, 2019 (Daily asset charge of 1.34% or 1.35% depending upon the investment option).

	2010	2011	2012	2013	2014	2015	2016	2017	2018	2019
EQ/Large Cap Value Index
Unit value	$59.10	$58.12	$66.86	$86.79	$96.44	$90.93	$104.50	$116.51	$104.72	$129.80
Number of units outstanding (000’s)	207	448	436	419	425	411	414	398	385	385
EQ/Large Cap Value Managed Volatility
Unit value	$100.08	$94.00	$107.44	$140.42	$155.49	$147.24	$167.53	$188.20	$167.24	$206.97
Number of units outstanding (000’s)	6,915	6,275	5,681	5,207	5,055	4,721	4,376	4,060	3,755	3,519
EQ/Lazard Emerging Markets Equity
Unit value	—	—	—	—	—	—	—	—	$96.68	$113.29
Number of units outstanding (000’s)	—	—	—	—	—	—	—	—	811	803
EQ/Loomis Sayles Growth
Unit value	$125.01	$126.89	$140.93	$176.97	$188.25	$207.13	$218.28	$289.86	$277.43	$359.48
Number of units outstanding (000’s)	224	203	190	176	155	153	179	196	184	171
EQ/MFS International Growth
Unit value	$147.85	$130.24	$153.80	$172.45	$161.62	$159.77	$160.75	$209.45	$187.27	$235.10
Number of units outstanding (000’s)	314	328	343	348	335	328	320	330	329	329
EQ/MFS International Value
Unit value	—	—	—	—	—	—	—	—	$185.23	$230.05
Number of units outstanding (000’s)	—	—	—	—	—	—	—	—	895	888
EQ/MFS Mid Cap Focused Growth
Unit value	—	—	—	—	—	—	—	—	$164.59	$221.37
Number of units outstanding (000’s)	—	—	—	—	—	—	—	—	398	396
EQ/MFS Technology
Unit value	—	—	—	—	—	—	—	—	$309.93	$415.24
Number of units outstanding (000’s)	—	—	—	—	—	—	—	—	209	202
EQ/MFS Utilities Series
Unit value	—	—	—	—	—	—	—	—	$177.32	$218.15
Number of units outstanding (000’s)	—	—	—	—	—	—	—	—	226	214
EQ/Mid Cap Index
Unit value	$114.44	$110.20	$127.28	$166.49	$179.03	$171.58	$203.00	$231.30	$201.50	$249.25
Number of units outstanding (000’s)	2,138	2,037	1,961	1,903	1,858	1,835	1,842	1,831	1,774	1,738

I-16

Series 300 and 400 contracts  (continued)

Unit values and number of units outstanding for each variable investment option, except for those options offered for the first time on or after December 31, 2019 (Daily asset charge of 1.34% or 1.35% depending upon the investment option).

	2010	2011	2012	2013	2014	2015	2016	2017	2018	2019
EQ/Mid Cap Value Managed Volatility
Unit value	$164.68	$147.16	$172.23	$226.13	$247.35	$235.40	$273.30	$302.87	$259.06	$323.55
Number of units outstanding (000’s)	2,473	2,260	2,072	1,919	1,780	1,667	1,555	1,449	1,341	1,261
EQ/Moderate Allocation
Unit value	$210.76	$203.45	$218.36	$243.67	$247.66	$242.16	$251.70	$275.74	$259.03	$295.23
Number of units outstanding (000’s)	1,284	1,177	1,074	983	921	863	801	747	691	648
EQ/Moderate Growth Strategy
Unit value	—	—	$103.87	$119.78	$124.09	$121.46	$128.29	$141.51	$132.43	$154.15
Number of units outstanding (000’s)	—	—	8	39	60	75	91	100	116	125
EQ/Moderate-Plus Allocation
Unit value	$132.32	$124.08	$136.52	$161.35	$165.19	$160.87	$170.26	$193.00	$177.39	$210.00
Number of units outstanding (000’s)	4,210	4,268	4,165	4,007	3,883	3,745	3,548	3,371	3,194	3,044
EQ/Money Market
Unit value	$142.80	$140.87	$138.97	$137.09	$135.24	$133.41	$131.62	$130.36	$130.23	$130.42
Number of units outstanding (000’s)	26	22	18	18	20	13	13	12	15	11
EQ/Oppenheimer Global
Unit value	$105.12	$94.78	$112.55	$140.28	$140.88	$143.41	$141.56	$189.41	$161.69	$209.11
Number of units outstanding (000’s)	240	346	360	390	410	453	432	445	449	447
EQ/PIMCO Global Real Return
Unit value	—	—	—	$90.73	$96.56	$93.01	$101.24	$102.79	$100.02	$106.74
Number of units outstanding (000’s)	—	—	—	8	33	60	77	98	99	100
EQ/PIMCO Ultra Short Bond
Unit value	$108.61	$106.95	$107.09	$105.75	$104.24	$102.56	$103.20	$103.74	$103.33	$104.54
Number of units outstanding (000’s)	776	662	608	559	513	466	426	401	387	364
EQ/Quality Bond PLUS
Unit value	$180.35	$180.55	$182.86	$176.30	$178.98	$176.98	$176.67	$176.73	$174.56	$181.92
Number of units outstanding (000’s)	642	567	508	455	413	375	345	323	304	285
EQ/Small Company Index
Unit value	$158.20	$149.85	$170.81	$231.64	$239.62	$225.61	$268.29	$301.79	$264.05	$326.19
Number of units outstanding (000’s)	897	854	804	769	737	719	695	670	642	628

I-17

Series 300 and 400 contracts  (continued)

Unit values and number of units outstanding for each variable investment option, except for those options offered for the first time on or after December 31, 2019 (Daily asset charge of 1.34% or 1.35% depending upon the investment option).

	2010	2011	2012	2013	2014	2015	2016	2017	2018	2019
EQ/T. Rowe Price Growth Stock
Unit value	$105.33	$101.90	$119.57	$162.71	$174.40	$189.65	$189.62	$249.52	$242.18	$313.24
Number of units outstanding (000’s)	853	915	1,029	1,030	1,023	1,089	1,067	1,095	1,111	1,093
EQ/Templeton Global Equity Managed Volatility
Unit value	$86.47	$78.23	$92.10	$115.35	$115.06	$110.52	$114.80	$137.37	$118.97	$141.96
Number of units outstanding (000’s)	249	247	240	238	234	223	206	194	181	175
EQ/UBS Growth and Income
Unit value	$113.88	$109.19	$121.59	$162.58	$183.58	$178.53	$194.02	$232.16	$198.31	$267.65
Number of units outstanding (000’s)	121	109	103	103	111	112	99	100	88	83
EQ/Wellington Energy
Unit value	—	—	—	—	—	—	—	—	$73.19	$72.94
Number of units outstanding (000’s)	—	—	—	—	—	—	—	—	204	217
Invesco V.I. High Yield Fund
Unit value	—	$94.99	$109.61	$115.46	$115.71	$110.32	$120.63	$126.30	$120.11	$134.10
Number of units outstanding (000’s)	—	18	52	64	73	79	78	86	81	85
Invesco V.I. Mid Cap Core Equity Fund
Unit value	$114.65	$105.76	$115.42	$146.29	$150.34	$141.98	$158.52	$179.32	$156.38	$192.92
Number of units outstanding (000’s)	9	36	47	48	48	47	49	51	50	50
Invesco V.I. Small Cap Equity Fund
Unit value	$124.31	$121.44	$136.18	$184.17	$185.49	$172.50	$190.35	$213.58	$178.52	$222.49
Number of units outstanding (000’s)	2	18	18	21	20	23	21	19	18	17
Ivy VIP High Income
Unit value	$106.22	$110.31	$129.12	$140.77	$141.52	$130.54	$149.65	$157.51	$152.10	$166.86
Number of units outstanding (000’s)	26	156	349	427	469	445	427	435	411	399
Ivy VIP Small Cap Growth
Unit value	—	$79.10	$82.07	$116.08	$116.35	$116.95	$118.75	$144.25	$136.45	$166.08
Number of units outstanding (000’s)	—	19	31	42	41	87	70	68	85	84
MFS® Investors Trust Series
Unit value	$114.87	$110.60	$129.66	$168.53	$184.08	$181.52	$193.99	$235.47	$219.04	$283.63
Number of units outstanding (000’s)	6	11	23	28	26	25	27	28	28	28

I-18

Series 300 and 400 contracts  (continued)

Unit values and number of units outstanding for each variable investment option, except for those options offered for the first time on or after December 31, 2019 (Daily asset charge of 1.34% or 1.35% depending upon the investment option).

	2010	2011	2012	2013	2014	2015	2016	2017	2018	2019
MFS® Massachusetts Investors Growth Stock Portfolio
Unit value	—	—	—	—	—	$187.35	$195.65	$247.28	$245.35	$337.88
Number of units outstanding (000’s)	—	—	—	—	—	21	27	24	24	38
Multimanager Aggressive Equity
Unit value	$130.02	$120.51	$135.77	$183.75	$200.61	$205.80	$210.01	$270.07	$265.84	$349.71
Number of units outstanding (000’s)	811	729	649	585	528	486	441	403	367	336
Multimanager Core Bond
Unit value	$136.56	$142.56	$148.34	$142.91	$146.28	$144.50	$146.34	$148.71	$146.13	$154.81
Number of units outstanding (000’s)	480	487	527	481	427	390	355	334	301	286
Multimanager Mid Cap Growth
Unit value	$117.67	$106.94	$121.80	$168.45	$174.27	$169.32	$178.38	$222.92	$207.21	$271.82
Number of units outstanding (000’s)	481	437	394	379	349	332	303	285	268	250
Multimanager Mid Cap Value
Unit value	$152.52	$130.42	$147.73	$197.63	$205.39	$191.39	$224.86	$242.42	$208.67	$257.28
Number of units outstanding (000’s)	344	316	278	256	226	203	187	170	155	143
Multimanager Technology
Unit value	$117.21	$110.07	$123.17	$164.77	$184.59	$193.58	$208.08	$285.62	$288.23	$392.07
Number of units outstanding (000’s)	829	750	698	627	598	562	498	471	451	422
Target 2015 Allocation
Unit value	$101.92	$97.73	$106.89	$120.29	$122.19	$118.25	$123.24	$135.34	$127.77	$144.96
Number of units outstanding (000’s)	154	156	141	141	128	113	100	84	60	58
Target 2025 Allocation
Unit value	$99.61	$94.44	$105.15	$123.55	$126.81	$122.56	$129.89	$147.91	$136.95	$161.30
Number of units outstanding (000’s)	190	202	211	227	242	247	253	265	249	256
Target 2035 Allocation
Unit value	$98.29	$92.47	$104.11	$125.57	$129.45	$125.12	$133.35	$154.95	$141.90	$171.25
Number of units outstanding (000’s)	152	171	195	209	224	239	250	264	279	301
Target 2045 Allocation
Unit value	$96.22	$89.68	$102.13	$126.18	$130.43	$125.82	$134.93	$159.34	$144.64	$177.44
Number of units outstanding (000’s)	108	122	137	149	164	177	185	194	199	208

I-19

Series 300 and 400 contracts  (continued)

Unit values and number of units outstanding for each variable investment option, except for those options offered for the first time on or after December 31, 2019 (Daily asset charge of 1.34% or 1.35% depending upon the investment option).

	2010	2011	2012	2013	2014	2015	2016	2017	2018	2019
Target 2055 Allocation
Unit value	—	—	—	—	—	$91.46	$98.81	$118.74	$106.85	$133.66
Number of units outstanding (000’s)	—	—	—	—	—	1	8	13	23	36
VanEck VIP Global Hard Assets Fund
Unit value	—	$82.94	$84.37	$91.81	$73.06	$47.84	$67.69	$65.47	$46.23	$50.88
Number of units outstanding (000’s)	—	44	90	109	129	167	199	184	182	195

I-20

Appendix II: Market value adjustment example

The example below shows how the market value adjustment would be determined and how it would be applied to a withdrawal, assuming that $100,000 was allocated on June 14, 2020 to a fixed maturity option with a maturity date of June 15, 2028 (eight* years later) at a hypothetical rate to maturity of 4.00% (h), resulting in a maturity value of $136,886 on the maturity date. We further assume that a withdrawal of $50,000 is made four years later, on June 15, 2024.(a)

	Hypothetical assumed rate to maturity(j) On June 15, 2024
	2%	6%
As of June 15, 2024 before withdrawal
(1) market adjusted amount(b)	$126,455	$108,409
(2) fixed maturity amount(c)	$116,998	$116,998
(3) market value adjustment: (1) – (2)	$9,457	$(8,589)
On June 15, 2024 after $50,000 withdrawal
(4) portion of market value adjustment associated with the withdrawal: (3) x [$50,000/(1)]	$3,739	$(3,961)
(5) portion of fixed maturity associated with the withdrawal: $50,000 – (4)	$46,261	$53,961
(6) market adjusted amount (1) - $50,000	$76,455	$58,409
(7) fixed maturity amount: (2) – (5)	$70,738	$63,037
(8) maturity value(d)	$82,762	$73,752

You should note that in this example, if a withdrawal is made when rates have increased from 4.00% to 6.00% (right column), a portion of a negative market value adjustment is realized. On the other hand, if a withdrawal is made when rates have decreased from 4.00% to 2.00% (left column), a portion of a positive market value adjustment is realized.

*	In Oregon, seven is the maximum maturity year.

Notes:

(a)	Number of days from the withdrawal date to the maturity date = D = 1,461

(b)	Market adjusted amount is based on the following calculation:

Maturity value	=	$136,886	where j is either 2% or 6%
(1+j)(D/365)		(1+j)(1,461/365)

(c) Fixed maturity amount is based on the following calculation:

Maturity value	=	$136,886
(1+h)(D/365)		(1+0.04)(1,461/365)

(d) Maturity value is based on the following calculation:

Fixed maturity amount x (1+h)(D/365) = ($70,738 or $63,037) x (1+0.04)(1,461/365)

II-1

Appendix III: State contract availability and/or variations of certain features and benefits

States where certain EQUI-VEST® Employer-Sponsored Retirement Plans features and/or benefits are not available or vary:

State	Features and benefits	Contract type/Series/ Effective Date	Availability or variation
California	See “Your right to cancel within a certain number of days” in “Contract features and benefits.”		If you reside in the state of California and you are age 60 or older at the time the contract is issued, you may return your variable annuity contract within 30 days from the date that you receive it and receive a refund as described below.

If you allocate your entire initial contribution to the EQ/Money Market option (and/or guaranteed interest option), the amount of your refund will be equal to your contribution less interest, unless you make a transfer, in which case the amount of your refund will be equal to your account value on the date we receive your request to cancel at our processing office. This amount could be less than your initial contribution. If you allocate any portion of your initial contribution to the variable investment options (other than the EQ/Money Market option) and/or fixed maturity options, your refund will be equal to your account value on the date we receive your request to cancel at our processing office.

Connecticut	See “Withdrawal charge” in “Fees and charges” under “EQUI-VEST® at a glance — key features;” and in “Charges under the contract” under “Charges and expenses”	The changes apply to contracts issued on or after the dates indicated for the contract types indicated as follows:	The withdrawal charge percentage that applies depends on the contract year in which the withdrawal is made, according to the following table:

EDC — June 20, 2003 TSA, and Annuitant owned HR-10 contract series 200 — June 14, 2004	Contract Year(s)	Charge
	1 through 5	6%(1)
	6	5
	7	4
	8	3
	9	2
	10	1
	11 and later	0

(1) This percentage may be reduced at older ages for certain contract series. Your financial professional can provide further details about the contract series you own.

SIMPLE IRA contract series 400 — March 3, 2004 SEP and SARSEP contract series 300 and Trusteed contracts series 200 — June 14, 2004	The amount of the withdrawal charge we deduct is equal to 6% of contributions withdrawn that exceed the 10% free withdrawal amount, that were made in the current and four prior contract years and 5% of contributions with-drawn that were made in the contract year immediately preceding the four prior contract years.

III-1

State	Features and benefits	Contract type/Series/ Effective Date	Availability or variation
Florida	See “Your right to cancel within a certain number of days” in “Contract features and benefits”	Keogh Series 200, SEP and SARSEP IRA Contract Series 300 and SIMPLE IRA Series 400.

If you reside in the state of Florida, you may cancel your variable annuity contract and return it to us within 21 days from the date that you receive it. You will receive an unconditional refund equal to the greater of the cash surrender value provided in the annuity contract, plus any fees or charges deducted from the contributions or imposed under the contract, or a refund of all contributions paid.

	See “Withdrawal charge” in “Charges and expenses”		If you are age 65 or older at the time your contract is issued, the applicable withdrawal charge will not exceed 10% of the amount withdrawn. In addition, no charge will apply after the end of the 10th contract year or 10 years after a contribution is made, whichever is later.
Illinois	For SEP and SARSEP IRA Contract Series 300 and SIMPLE IRA Contract Series 400 issued on or after September 24, 2007:

	See “Withdrawal charge for series 300 and 400 contracts” under “Charges and expenses”	The change applies to SEP and SARSEP IRA contract series 300 and to SIMPLE IRA contract series 400.	The amount of the withdrawal charge we deduct is equal to 6% of contributions withdrawn that exceed the 10% free withdrawal amount, that were made in the current and four prior contract years and 5% of contributions withdrawn that were made in the contract year immediately preceding the four prior contract years.
Massachusetts	See “Disability, terminal illness or confinement to nursing home” in “Charges under the contracts” under “Charges and expenses”	The change applies to SEP, SARSEP IRA series 300, SIMPLE IRA series 400 contracts issued on or after November 27, 2006.	The disability, terminal illness or confinement to a nursing home withdrawal charge waiver is not available.
New York	See “Fixed maturity options” in “What are your investment options under the contract” under “Contract features and benefits”	Series 100 contracts	Fixed maturity options are not available.

	See “Selecting an annuity payout option” in “Your annuity payout option” under “Accessing your money”		In the second to last paragraph in this section, the second line in the paragraph “(1) the amount applied to purchase the annuity;” is deleted in its entirety and replaced with the following:
(1) The amount applied to provide the annuity will be: (a) the account value for any life annuity form or (b) the cash value for any period certain annuity form except that, if the period certain is more than five years, the amount applied will be no less than 95% of the account value.
Pennsylvania	See “Fixed maturity options” in “What are your investment options under the contract” under “Contract features and benefits”	Series 100, 200 and 300 contracts	Fixed maturity options are not available.

	See “Loans under TSA, governmental employer EDC and Corporate Trusteed contracts” in “Accessing your money”	EDC 457 Contracts	Taking a loan in excess of the Internal Revenue Code limits may result in adverse tax consequences. Please consult your tax adviser before taking a loan that exceeds the Internal Revenue Code limits.

III-2

State	Features and benefits	Contract type/Series/ Effective Date	Availability or variation
Texas	See “Withdrawal Charge” in “Charges under the contracts” under “Charges and expenses.”		6% of the amount withdrawn, generally declining for the first through 12th contract years;
			Contract year(s)	Charge
			1	6.00%
			2	5.75%
			3	5.50%
			4	5.25%
			5	5.00%
			6	4.75%
			7	4.50%
			8	4.25%
			9	4.00%
			10	3.00%
			11	1.00%
			12	1.00%
			13 and later	0.00%

			The total of all withdrawal charges may not exceed 8% of all contributions made during a specified period before the withdrawal is made.

	See “What are your investment options under the contract” in “Contract features and benefits”.	For all new and existing TSA contract owners (regardless of the contract issue date) who are employees of public school districts and open enrollment charter schools (grades K-12).	Unavailable variable investment options: The variable investment options that invest in portfolios of unaffiliated trusts are not available.

	See the SAI for condensed financial Information.

III-3

State	Features and benefits	Contract type/Series/ Effective Date	Availability or variation

Utah	See “Withdrawal charge for series 100 and 200 contracts” under “For SEP, SARSEP, TSA, EDC and Annuitant-Owned HR-10 contracts” in “Charges and expenses”	The change applies to participants in the modified version of the EQUI-VEST® Series 200 TSA, TSA University, HR-10 and EDC contracts (the “Modified TSA Agreement”) in qualifying retirement programs of certain nonprofit healthcare organizations.	Withdrawal charge. The withdrawal charge schedule for the Modified TSA Agreement is as follows:
			Contract Year(s)	Withdrawal Charge
			1 through 5	6%
			6	5%
			7	4%
			8	3%
			9	2%
			10	1%
			11 and later	0%
			The total of all withdrawal charges assessed will not exceed 6% of all contributions made during the current contract year and the nine contract years before the withdrawal is made.

	See “Withdrawal charge” in “Withdrawal charge for series 300 and 400 contracts” under “Charges and expenses”	The change applies to SIMPLE IRA contract series 400 issued on or after November 27, 2006. This change applies to SEP and SARSEP contract series 300 issued on or after August 25, 2008.	The amount of the withdrawal charge we deduct is equal to 6% of contributions withdrawn that exceed the 10% free withdrawal amount, that were made in the current and four prior contracts years and 5% of contributions withdrawn that were made in the contract year immediately preceding the four prior contract years.
Vermont	See “Loans under TSA, governmental employer EDC and Corporate Trusteed contracts” in “Accessing your money”		Taking a loan in excess of Internal Revenue Code limits may result in adverse tax consequences. Please consult your tax adviser before taking a loan that exceeds the Internal Revenue Code limits.
Washington		The changes apply to contracts issued on or after August 13, 2001

	Fixed Maturity Options	All contract types and series	Not available

	See “Annual administrative charge” in the Fee table under “Charges and expenses”	All contract types and series	This charge is deducted pro rata from the variable investment options. If your account value is allocated 100% to the guaranteed interest option, the charge will be waived.

	See “Index of key words and phrases”	Trusteed contracts	Not available

	See “Withdrawal charge” in “Charges under the contracts” under “Charges and expenses”	SIMPLE IRA contract series 400	In the case of terminations or surrenders, we will pay you the greater of (i) the cash value or (ii) the free withdrawal amount plus 94% of the remaining account value. For issue ages 60 and older, the percentage is 95% of the remaining account value in the 5th contract year and later; and for issue ages under 60, the percentage is 94.5% of the remaining account value in the 6th contract year and later.

	Withdrawal charge waiver		For SIMPLE IRA, the withdrawal charge is waived after five contract years and the annuitant is at least 59 1/2.

III-4

Statement of additional information

How to obtain an EQUI-VEST® Statement of Additional Information for Separate Account A

Call 1 (800) 628-6673 or send this request form to:

EQUI-VEST®

Employer Sponsored Retirement Plans

Equitable Processing Office

P.O. Box 4956

Syracuse, NY 13221-4956

Please send me an EQUI-VEST® Statement of Additional Information dated May 1, 2020 (Employer Sponsored Retirement Plans)

Name

Address
City	State	Zip

#831404

EQUI-VEST® (Series 100-500)

A combination variable and fixed deferred annuity contract

Prospectus dated May 1, 2020

Please read and keep this prospectus for future reference. It contains important information that you should know before purchasing or taking any other action under your contract. This prospectus supersedes all prior prospectuses and supplements. You should read the prospectuses for each Trust which contain important information about the portfolios.

What is EQUI-VEST®?

EQUI-VEST® is a deferred annuity contract issued by Equitable Financial Life Insurance Company (the “Company”, “we”, “our” and “us”), formerly AXA Equitable Life Insurance Company. It provides for the accumulation of retirement savings and for income. The contract also offers death benefit protection and a number of payout options. You invest to accumulate value on a tax-deferred basis in one or more of our variable investment options, our guaranteed interest option or in our fixed maturity options (“investment options”).

This prospectus is a disclosure document and describes all of the contract’s material features, benefits, rights and obligations, as well as other information. The description of the contract’s material provisions in this prospectus is current as of the date of this prospectus. If certain material provisions under the contract are changed after the date of this prospectus in accordance with the contract, those changes will be described in a supplement to this prospectus. You should carefully read this prospectus in conjunction with any applicable supplements. The contract should also be read carefully.

This contract is no longer being sold. This prospectus is for current contract owners only. All features and benefits described in this prospectus may not have been available at the time you purchased your contract. We have the right to restrict availability of any feature or benefit. We may have the right to refuse to accept any contribution from you at any time, including after the purchase of the contract. Effective June 18, 2012, for certain contract series and types, we no longer accept contributions. For other contract series and types, including contracts issued in certain states, we currently continue to accept subsequent contributions subject to limitations. References to contributions in this prospectus are for the benefit of contract owners currently eligible to continue making contributions to the contracts. For more information, see “How you can contribute to your contract” in “Contract features and benefits” and Appendix III later in this prospectus.

Variable investment options

Fixed income

•	1290 VT High Yield Bond
•	American Funds Insurance Series® Bond Fund
•	EQ/Core Bond Index
•	EQ/Core Plus Bond(1)
•	EQ/Global Bond PLUS
•	EQ/Intermediate Government Bond
•	EQ/Money Market
•	EQ/PIMCO Global Real Return
•	EQ/PIMCO Ultra Short Bond
•	EQ/Quality Bond PLUS
•	Invesco V.I. High Yield
•	Ivy VIP High Income
•	Multimanager Core Bond

Domestic Equity

•	1290 VT Equity Income
•	1290 VT GAMCO Mergers & Acquisitions
•	1290 VT GAMCO Small Company Value
•	1290 VT Small Cap Value(2)
•	1290 VT Socially Responsible
•	EQ/400 Managed Volatility
•	EQ/500 Managed Volatility
•	EQ/2000 Managed Volatility

•	EQ/AB Small Cap Growth
•	EQ/American Century Mid Cap Value(2)
•	EQ/BlackRock Basic Value Equity
•	EQ/Capital Group Research(1)(2)
•	EQ/ClearBridge Large Cap Growth
•	EQ/ClearBridge Select Equity Managed Volatility
•	EQ/Common Stock Index
•	EQ/Equity 500 Index
•	EQ/Fidelity® Institutional AM® Large Cap
•	EQ/Franklin Small Cap Value Managed Volatility
•	EQ/Goldman Sachs Mid Cap Value
•	EQ/Invesco Comstock
•	EQ/Janus Enterprise(2)
•	EQ/JPMorgan Value Opportunities
•	EQ/Large Cap Core Managed Volatility
•	EQ/Large Cap Growth Index
•	EQ/Large Cap Growth Managed Volatility
•	EQ/Large Cap Value Index
•	EQ/Large Cap Value Managed Volatility
•	EQ/Loomis Sayles Growth
•	EQ/MFS Mid Cap Focused Growth
•	EQ/MFS® Technology
•	EQ/MFS® Utilities
•	EQ/Mid Cap Index
•	EQ/Mid Cap Value Managed Volatility
•	EQ/Morgan Stanley Small Cap Growth(2)
•	EQ/Small Company Index
•	EQ/T. Rowe Price Growth Stock
•	EQ/Wellington Energy
•	Invesco V.I. Mid Cap Core Equity
•	Invesco V.I. Small Cap Equity
•	Ivy VIP Small Cap Growth
•	MFS® Investors Trust
•	MFS® Massachusetts Investors Growth Stock
•	Multimanager Aggressive Equity
•	Multimanager Technology
•	VanEck VIP Global Hard Assets

International/Global

•	1290 VT SmartBeta Equity(2)
•	EQ/Emerging Markets Equity PLUS
•	EQ/Global Equity Managed Volatility
•	EQ/International Core Managed Volatility
•	EQ/International Equity Index
•	EQ/International Managed Volatility
•	EQ/International Value Managed Volatility
•	EQ/Invesco Global(1)
•	EQ/Invesco Global Real Estate
•	EQ/Invesco International Growth
•	EQ/Lazard Emerging Markets Equity
•	EQ/MFS® International Growth
•	EQ/MFS® International Intrinsic Value(1)

Asset Allocation

•	1290 VT DoubleLine Dynamic Allocation
•	EQ/AB Dynamic Moderate Growth
•	EQ/Aggressive Allocation
•	EQ/Aggressive Growth Strategy(2)
•	EQ/All Asset Growth Allocation(1)
•	EQ/Balanced Strategy
•	EQ/Conservative Allocation
•	EQ/Conservative Growth Strategy
•	EQ/Conservative-Plus Allocation
•	EQ/Conservative Strategy
•	EQ/Franklin Balanced Managed Volatility
•	EQ/Moderate Allocation
•	EQ/Moderate Growth Strategy
•	EQ/Moderate-Plus Allocation
•	Target 2015 Allocation
•	Target 2025 Allocation
•	Target 2035 Allocation
•	Target 2045 Allocation
•	Target 2055 Allocation

(1)	This is the variable investment option’s new name. Please see “Portfolios of the Trusts” later in this prospectus for the variable investment option’s former name.
(2)

This is the surviving variable investment option of a Portfolio merger. Please see “Portfolios of the Trust” later in this prospectus for the name of the acquired variable investment option which may continue to be used in certain documents for a period of time after the date of this prospectus.

The Securities and Exchange Commission (“SEC”) has not approved or disapproved these securities or determined if this prospectus is accurate or complete. Any representation to the contrary is a criminal offense. The contracts are not insured by the FDIC or any other agency. They are not deposits or other obligations of any bank and are not bank guaranteed. They are subject to investment risks and possible loss of principal.

EV Series 100-500 (IF)

#819849

You may allocate amounts to the variable investment options under your choice of investment method subject to any restrictions. Each variable investment option is a subaccount of Separate Account A. Each variable investment option, in turn, invests in a corresponding securities portfolio of EQ Premier VIP Trust or EQ Advisors Trust (the “Trusts”). Your investment results in a variable investment option will depend on the investment performance of the related portfolio. You may also allocate amounts to the guaranteed interest option and the fixed maturity options, which are discussed later in this prospectus.

Types of contracts.  For existing contract holders we offer different “series” of contracts for use as (these contracts are not available for new purchasers):

•	A nonqualified annuity (“NQ”) for after-tax contributions only.

•	An individual retirement annuity (“IRA”), either traditional IRA or Roth IRA.

•	A traditional IRA as a conduit to hold rollover distributions (“QP IRA”) from a qualified plan or a Tax-Sheltered Annuity (“TSA”). QP IRA (series 100-400) and Roth Advantage Contracts (series 500).

Registration statements relating to this offering have been filed with the Securities and Exchange Commission (“SEC”). The statement of additional information (“SAI”) dated May 1, 2020 is a part of one of the registration statements. The SAI is available free of charge. You may request one by writing to our processing office at P.O. Box 4956, Syracuse, NY 13221-4956 or calling (800) 628-6673. The SAI has been incorporated by this reference into this prospectus. This prospectus and the SAI can also be obtained from the SEC’s website at www.sec.gov. The table of contents for the SAI appears at the back of this prospectus.

You have previously purchased an EQUI-VEST® contract and are receiving this prospectus as a current contract owner. As a current contract owner, you should note that the options, features and charges of the contract may have varied over time and may vary depending on your state. For more information about the particular options, features and charges applicable to you, please contact your financial professional and/or refer to your contract and/or see Appendix III.

Electronic delivery of shareholder reports (pursuant to Rule 30e-3). Beginning on January 1, 2021, as permitted by regulations adopted by the SEC, paper copies of the shareholder reports for portfolio companies available under your contract will no longer be sent by mail, unless you specifically request paper copies of the reports from the Company or from your financial intermediary. Instead, the reports will be made available on a website, and you will be notified by mail each time a report is posted and provided with a website link to access the report.

If you already elected to receive shareholder reports electronically, you will not be affected by this change and you need not take any action. You may elect to receive shareholder reports and other communications electronically from the Company by calling (800) 628-6673 or by calling your financial intermediary.

You may elect to receive all future reports in paper free of charge. You can inform the Company or your financial intermediary that you wish to continue receiving paper copies of your shareholder reports by calling (877) 522-5035, by sending an email request to EquitableFunds@dfinsolutions.com or by calling your financial intermediary. Your election to receive reports in paper will apply to all portfolio companies available under your contract.

Contents of this Prospectus

Index of key words and phrases	5
The Company	7
How to reach us	8
EQUI-VEST® at a glance — key features	10

Fee table	12

Examples	13
EQUI-VEST® series 100 and 200 contracts — For IRA contracts	13
EQUI-VEST® series 100 and 200 contracts — For NQ contracts	13
EQUI-VEST® series 300 contracts	14
EQUI-VEST® series 400 contracts	14
EQUI-VEST® series 500 contracts	14
Condensed financial information	14

1. Contract features and benefits	15
How you can contribute to your contract	15
Owner and annuitant requirements	18
How you can make your contributions	18
What are your investment options under the contract?	18
Portfolios of the Trusts	19
Selecting your investment method	34
Allocating your contributions	35
Your right to cancel within a certain number of days	35

2. Determining your contract’s value	37
Your account value and cash value	37
Your contract’s value in the variable investment options	37
Your contract’s value in the guaranteed interest option	37
Your contract’s value in the fixed maturity options	37

3. Transferring your money among investment options	38
Transferring your account value	38
Disruptive transfer activity	38
Automatic transfer options	39
Investment simplifier	39
Rebalancing your account value	40

When we address the reader of this prospectus with words such as “you” and “your,” we mean the person who has the right or responsibility that the prospectus is discussing at that point. This is usually the contract owner.

3

4. Accessing your money	41
Withdrawing your account value	41
How withdrawals are taken from your account value	42
Surrender of your contract to receive its cash value	42
Termination	42
When to expect payments	43
Your annuity payout options	43

5. Charges and expenses	45
Charges that the Company deducts	45
Charges under the contracts	45
Charges that the Trusts deduct	49
Group or sponsored arrangements	49
Other distribution arrangements	50

6. Payment of death benefit	51
Your beneficiary and payment of benefit	51
How death benefit payment is made	52
Beneficiary continuation option for traditional IRA, QP IRA, Roth IRA and Roth Advantage contracts	52
Beneficiary continuation option for series 400 NQ contracts only	53

7. Tax information	55
Cares Act	55
Overview	55
Buying a contract to fund a retirement arrangement	55
Transfers among investment options	55
Taxation of nonqualified annuities	55
Individual retirement arrangements (“IRAs”)	57
Traditional individual retirement annuities (traditional IRAs)	58
Roth individual retirement annuities (“Roth IRAs”)	64
Tax withholding and information reporting	69
Impact of taxes to the Company	69

8. More information	70
About our Separate Account A	70
About the Trusts	70
About our fixed maturity options	70
About the general account	72
About other methods of payment	72
Dates and prices at which contract events occur	72
About your voting rights	73
COVID-19	73
Cybersecurity risks and catastrophic events	74
Statutory compliance	74
About legal proceedings	74
Financial statements	74
Transfers of ownership, collateral assignments, loans, and borrowing	74
Distribution of the contracts	75

9. Incorporation of certain documents by reference	78

Appendices

I	—	Condensed financial information	I-1

II	—	Market value adjustment example	II-1

III	—	State contract availability and/or variations of certain features and benefits	III-1

Statement of additional information Table of contents

4

Index of key words and phrases

This index should help you locate more information on the terms used in this prospectus.

Page

account value	37
annuitant	15
annuity payout options	43
Equitable Access Account	52
beneficiary	51
beneficiary continuation option	51
business day	72
cash value	37
conduit IRA	61
contract date	15
contract date anniversary	15
contract year	15
contributions	15
contributions to Roth IRAs	64
regular contribution	58
rollovers and transfers	59
conversion contributions	65
contributions to traditional IRAs	58
regular contributions	58
rollovers and transfers	59
disruptive transfer activity	38
fixed maturity amount	33
fixed maturity options	33
guaranteed interest option	33
Inherited annuity	53

Page

IRA	2, 57
IRS	55
investment options	1
market adjusted amount	33
market timing	38
market value adjustment	34
maturity value	33
NQ	2, 42
Online Account Access	8
partial withdrawals	41
portfolio	12, 19
processing office	8
QP IRAs	2
rate to maturity	33
Required Beginning Date	61
Roth Advantage	52
Roth IRA	52
SAI	2
SEC	1
TOPS	8
traditional IRA	51
Trusts	2, 70
unit	37
unit investment trust	70
variable investment options	1, 18

To make this prospectus easier to read, we sometimes use different words than in the contract or supplemental materials. This is illustrated below. Although we do use different words, they have the same meaning in this prospectus as in the contract or supplemental materials. Your financial professional can provide further explanation about your contract.

Prospectus	Contract or Supplemental Materials
fixed maturity options	Guarantee Periods or Fixed Maturity Accounts

variable investment options	Investment Funds or Investment Divisions

account value	Annuity Account Value

rate to maturity	Guaranteed Rates

guaranteed interest option	Guaranteed Interest Account

unit	Accumulation unit

unit value	Accumulation unit value

5

In this prospectus, we use a “series” number when necessary to identify a particular contract. We discuss five series of contracts. These series are no longer available for new purchasers. Information in this prospectus on these series is provided for our existing contract owners only. You can identify the EQUI-VEST® series you have by referring to your quarterly statement, or you may contact your financial professional, or you may call our toll-free number. The series designations are as follows:

• NQ, traditional IRA, and QP IRA contracts issued before January 3, 1994; and • Roth IRA contracts converted from such IRA and QP IRA contracts.	series 100
• Certain NQ, traditional IRA and QP IRA contracts issued on or after August 17, 1995; and • Roth IRA contracts converted from such traditional IRA and QP IRA contracts.	series 200

•   NQ, traditional IRA, QP IRA, and Roth IRA contracts issued on or after January 3, 1994 and before the date series 400 contracts became available in a state; and

•   Roth IRA contracts converted from such traditional IRA and QP IRA contracts.

series 300
• NQ, traditional IRA, QP IRA, and Roth IRA contracts issued on or after July 10, 1995 in states where approved; and • Roth IRA contracts converted from such traditional IRA and QP IRA contracts.	series 400
• Roth Advantage contracts.	series 500

6

The Company

We are Equitable Financial Life Insurance Company, a New York stock life insurance corporation. We have been doing business since 1859. The Company is an indirect wholly owned subsidiary of Equitable Holdings, Inc. No other company has any legal responsibility to pay amounts that the Company owes under the contracts. The Company is solely responsible for paying all amounts owed to you under your contract.

Equitable Holdings, Inc. and its consolidated subsidiaries managed approximately $734.4 billion in assets as of December 31, 2019. For more than 160 years the Company has been among the largest insurance companies in the United States. We are licensed to sell life insurance and annuities in all fifty states, the District of Columbia, Puerto Rico, and the U.S. Virgin Islands. Our home office is located at 1290 Avenue of the Americas, New York, NY 10104.

7

How to reach us

Please communicate with us at the mailing addresses listed below for the purposes described. You can also use our Online Account Access system to access information about your account and to complete certain requests through the Internet. Certain methods of contacting us, such as by telephone or electronically, may be unavailable or delayed. For example, our facsimile service may not be available at all times and/or we may be unavailable due to emergency closing. In addition, the level and type of service available may be restricted based on criteria established by us. In order to avoid delays in processing, please send your correspondence and check to the appropriate location, as follows:

For correspondence with checks:

For NQ and IRA owners who send contributions individually by regular mail:

Equitable

EQUI-VEST®

Individual Annuity Lockbox

P.O. Box 13459

Newark, NJ 07188-0459

For NQ and IRA owners who send contributions individually by express delivery:

Equitable

JPMorganChase

EQUI-VEST® Lockbox #13459

4 Chase Metrotech Center (7th Floor)

Brooklyn, NY 11245-0001

Telephone number to be listed on express mail packages Attn: Extraction Supervisor, (718) 242-0716

For NQ and IRA contributions remitted by employers and sent by regular mail:

Equitable

EQUI-VEST®

Unit Annuity Lockbox

P.O. Box 13463

Newark, NJ 07188-0463

For NQ and IRA contributions remitted by employers and sent by express delivery:

JPMorganChase

EQUI-VEST® Lockbox #13463

4 Chase Metrotech Center (7th Floor)

Brooklyn, NY 11245-0001

Telephone number to be listed on express mail packages Attn: Extraction Supervisor, (718) 242-0716

For correspondence without checks:

For all other communications (e.g., requests for transfers, withdrawals, or required notices) sent by regular mail:

Equitable

EQUI-VEST® Processing Office

P.O. Box 4956

Syracuse, NY 13221-4956

Your correspondence will be picked up at the mailing address noted above and delivered to our processing office. Your correspondence, however, is not considered received by us until it is received at our processing office. Where this prospectus refers to the day when we receive a contribution, request, election, notice, transfer or any other transaction request from you, we mean the day on which that item (or the last thing necessary for us to process that item) arrives in complete and proper form at our processing office or via the appropriate telephone or fax number if the item is a type we accept by those means. There are two main exceptions: if the item arrives (1) on a day that is not a business day or (2) after the close of a business day, then, in each case, we are deemed to have received that item on the next business day. Our processing office is: 100 Madison Street, Suite 1000, Syracuse, New York 13202.

For all other communications (e.g., requests for transfers, withdrawals, or required notices) sent by express delivery:

Equitable

EQUI-VEST® Processing Office

100 Madison Street, Suite 1000

Syracuse, NY 13202

Reports we provide:

•	confirmation notices of financial transactions; and

•	quarterly statements of your contract values as of the close of each calendar quarter.

As required, notices and statements will be sent by mail under certain circumstances. They are also available on Online Account Access.

Telephone operated program support (“TOPS”) and Online Account Access systems:

TOPS is designed to provide you with up-to-date information via touch-tone telephone. Online Account Access is designed to provide this information through the Internet. You can obtain information on:

•	your current account value;

•	your current allocation percentages;

•	the number of units you have in the variable investment options;

•	rates to maturity for fixed maturity options; and

•	the daily unit values for the variable investment options.

You can also:

•	change your allocation percentages and/or transfer among the variable investment options and the guaranteed interest option (not available for transfers to fixed maturity options); and

•	change your TOPS personal identification number (“PIN”) (through TOPS only) and your Online Account Access password (through Online Account Access only).

Under TOPS only you can:

•	elect the investment simplifier.

8

Under Online Account Access only you can:

•	elect to receive certain contract statements electronically;

•	change your address;

•	access “Frequently Asked Questions” and certain service forms; and

•	obtain performance information regarding the variable investment options.

TOPS and Online Account Access are normally available seven days a week, 24 hours a day. You can use TOPS by calling toll free 1 (800) 755-7777. You may use Online Account Access by visiting our website at www.equitable.com and logging in to access your account. Of course, for reasons beyond our control, these services may sometimes be unavailable.

We have established procedures to reasonably confirm that the instructions communicated by telephone or the Internet are genuine. For example, we will require certain personal identification information before we will act on telephone or Internet instructions and we will provide written confirmation of your transfers. If we do not employ reasonable procedures to confirm the genuineness of telephone or Internet instructions, we may be liable for any losses arising out of any act or omission that constitutes negligence, lack of good faith, or willful misconduct. In light of our procedures, we will not be liable for following telephone or Internet instructions we reasonably believe to be genuine.

We reserve the right to limit access to these services if we determine that you engaged in a disruptive transfer activity, such as “market timing” (see “Disruptive transfer activity” in “Transferring your money among investment options” later in this prospectus).

We reserve the right to discontinue offering TOPS at any time in the future.

Customer service representative:

You may also use our toll-free number (800) 628-6673 to speak with one of our customer service representatives. Our customer service representatives are available on each business day Monday through Thursday from 8:00 a.m. to 7:00 p.m., and on Friday until 5:00 p.m., Eastern Time.

Hearing or speech-impaired clients may call the AT&T National Relay Number at (800) 855-2880 for information about your account. If you have a Telecommunications Device for the Deaf (TDD), you may relay messages or questions to our Customer Service Department at (800) 628-6673, Monday through Thursday from 8:00 a.m. to 7:00 p.m., and on Friday until 5:00 p.m. Eastern Time. AT&T personnel will communicate our reply back to you via the TDD.

Toll-free telephone service:

You may reach us toll-free by calling (800) 841-0801 for a recording of daily unit values for the variable investment options.

We require that the following types of communications be on specific forms we provide for that purpose:

(1)	conversion of your traditional IRA contract to a Roth IRA contract;
(2)	cancellation of your Roth IRA or Roth Advantage contract and return to a traditional IRA contract;

(3)	election of the automatic investment program;

(4)	election of the investment simplifier;

(5)	election of the automatic deposit service;

(6)	election of the rebalancing program;

(7)	election of the required minimum distribution (“RMD”) automatic withdrawal option;

(8)	election of the beneficiary continuation option;

(9)	election of the principal assurance allocation;

(10)	request for a transfer/rollover of assets or 1035 exchange to another carrier;

(11)	purchase by, or change of ownership to, a non-natural owner;

(12)	contract surrender and withdrawal requests;

(13)	death claims; and

(14)	partial annuitization of an NQ contract.

We also have specific forms that we recommend you use for the following types of requests:

(1)	beneficiary changes;

(2)	transfers among investment options; and

(3)	change of ownership.

To change or cancel any of the following we require written notification generally at least seven calendar days before the next scheduled transaction:

(1)	automatic investment program;

(2)	investment simplifier;

(3)	rebalancing program;

(4)	systematic withdrawals; and

(5)	the date annuity payments are to begin.

You must sign and date all these requests. Any written request that is not on one of our forms must include your name and your contract number along with adequate details about the notice you wish to give or the action you wish us to take. Some requests may be completed online; you can use our Online Account Access system to contact us and to complete such requests through the Internet. In the future, we may require that certain requests be completed online.

Signatures:

The proper person to sign forms, notices and requests would normally be the owner.

eDelivery:

You can register to receive statements and other documents electronically. You can do so by visiting our website at www.equitable.com.

9

EQUI-VEST® at a glance — key features

Professional investment management	EQUI-VEST® variable investment options invest in different portfolios sub-advised by professional investment advisers.
Guaranteed interest option	• Principal and interest guarantees • Interest rates set periodically
Fixed maturity options

•   10 (7 in Oregon) fixed maturity options with maturities ranging from approximately 1 to 10 (1 to 7 in Oregon) years.

•   Each fixed maturity option offers a guarantee of principal and interest rate if you hold it to maturity.

If you make any withdrawals (including transfers, surrender or termination of your contract or when we make deductions for charges) from a fixed maturity option before it matures, we will make a market value adjustment, which will increase or decrease any fixed maturity amount you have in that fixed maturity option.

Tax advantages	• On earnings inside the contract	No tax until you make withdrawals from your contract or receive annuity payments.
	• On transfers inside the contract	No tax on transfers among investment options.

You should be aware that annuity contracts that were purchased as an Individual Retirement Annuity (IRA) do not provide tax deferral benefits beyond those already provided by the Internal Revenue Code for individual retirement arrangements. Before contributing to one of these contracts, you should consider whether its features and benefits beyond tax deferral meet your needs and goals. You may also want to consider the relative features, benefits and costs of these contracts with any other investment that you may use in connection with your retirement plan or arrangement. (For more information, see “Tax information” later in this prospectus.)
Contribution amounts

For certain contract series and types, we no longer accept contributions. For other contract series and types, including contracts issued in certain states, we currently continue to accept subsequent contributions subject to limitations. Information regarding contributions in this section is for the benefit of contract owners currently eligible to continue making contributions to the contracts. For more information, see “How you can contribute to your contract” in “Contract features and benefits” and Appendix III later in this prospectus.

•   NQ:

$50 (additional minimum amount).

•   traditional IRA and Roth IRA:

$20 (additional minimum amount).

•   traditional IRA, Roth IRA and Roth Advantage:

—  series 100 and 200 — $20 (additional minimum amount);

—  series 300, 400 and 500 — $50 (additional minimum amount).

•   QP IRA:

—  series 100 and 200 — $1,000 minimum amount each additional rollover amount;

—  series 300 and 400 — $2,500 minimum amount each additional rollover amount.

•   Other contribution limitations apply to all contracts.

Upon advance notice to you, we may exercise certain rights we have under your contract regarding contributions (if applicable), including our rights to (i) change minimum and maximum contribution requirements and limitations, (ii) discontinue acceptance of contributions, and (iii) to limit contributions as required by law or if such contributions are in excess of the amounts as permitted by the Internal Revenue Code. For more information, see “How you can contribute to your contract” in “Contract features and benefits” later in this prospectus. Please see Appendix III for any state variations that may apply.

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Access to your money

•   Partial withdrawals

•   Several periodic withdrawal options

•   Contract surrender

You may incur a withdrawal charge for certain withdrawals or if you surrender your contract. You may also incur income tax and a penalty tax.

Payout options	• Fixed annuity payout options • Variable Immediate Annuity payout options (described in a separate prospectus for that option)
Additional features

•   Dollar-cost averaging by automatic transfers

— Interest sweep option

— Fixed-dollar option

•   Automatic investment program

•   Account value rebalancing (quarterly, semiannually, and annually)

•   No charge on transfers among investment options

•   Waiver of withdrawal charge under certain circumstances

•   Minimum death benefit

Fees and charges	• Please see “Fee table” later in this Prospectus for details.
Annuitant issue ages	0-83

The table above summarizes only certain current key features and benefits of the contract. The table also summarizes certain current limitations, restrictions and exceptions to those features and benefits that we have the right to impose under the contract and that are subject to change in the future. In some cases, other limitations, restrictions and exceptions may apply. The contract may not currently be available in all states. Certain features and benefits described in this prospectus, including the availability of all investment options, may vary in your state or at certain ages or under your investment method; all features and benefits may not be available in all contracts or in all states. Please see Appendix III later in this prospectus for more information on state availability and/or variations of certain features and benefits.

For more detailed information, we urge you to read the contents of this prospectus, as well as your contract. This prospectus is a disclosure document and describes all of the contract’s material features, benefits rights, and obligations, as well as other information. The prospectus should be read carefully before investing. Please feel free to speak with your financial professional or call us, if you have any questions.

Other contracts

We offer a variety of fixed and variable annuity contracts. They may offer features, including investment options, credits, fees and/or charges that are different from those in the contracts offered by this prospectus. Not every contract is offered through the same Selling broker-dealer. Some Selling broker-dealers may not offer and/or limit the offering of certain features or options, as well as limit the availability of the contracts, based on issue age or other criteria established by the Selling broker-dealer. Upon request, your financial professional can show you information regarding other of our annuity contracts that he or she distributes. You can also contact us to find out more about the availability of any of our annuity contracts.

You should work with your financial professional to decide whether an optional benefit is appropriate for you based on a thorough analysis of your particular insurance needs, financial objectives, investment goals, time horizons and risk tolerance. Some Selling broker-dealers may limit their clients from purchasing some optional benefits based upon the client’s age.

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Fee table

The following tables describe the fees and expenses that you will pay when buying, owning, and surrendering the contract. Each of the charges and expenses is more fully described in “Charges and expenses” later in this Prospectus.

The first table describes fees and expenses that you will pay at the time that you surrender the contract, make certain withdrawals or make certain transfers and exchanges. Charges designed to approximate certain taxes that may be imposed on us, such as premium taxes in your state, may also apply. Charges for certain features shown in the fee table are mutually exclusive.

Charges we deduct from your account value at the time you request certain transactions
Maximum withdrawal charge as a percentage of contributions withdrawn or amounts withdrawn depending on the contract and series (deducted if you surrender your contract or make certain withdrawals)(1)	6.00%
Charge for third-party transfer or exchange (for each occurrence)(2)	series 100 and 200: None series 300 and 400: $65 (current and maximum); series 500: $65 (maximum); $25 (current).
Special services charges

• Wire transfer charge(3)	$90 (current and maximum)

• Express mail charge(3)	$35 (current and maximum)

Charges we deduct from your account value on each contract date anniversary
Maximum annual administrative charge:	$65 ($30 current)(4)

The next table describes the fees and expenses that you will pay periodically during the time that you own the contract, not including underlying Trust portfolio fees and expenses.

Charges we deduct from your variable investment options expressed as an annual percentage of daily net assets
Separate account annual expenses:	EQ/Common Stock Index and EQ/Money Market Options		All other Variable Investment Options
	Series 100	Series 200	Series 100	Series 200	Series 300	Series 400	Series 500

Maximum mortality and expense risks(5)	0.65% (currently 0.56%)	1.24% (currently 1.15%)	0.50%	1.09%	1.10%	1.75% (currently 1.10%)	1.75% (currently 1.20%)

Maximum other expenses(6)	0.84%	0.25%	0.84%	0.25%	0.25% (currently 0.24%)	0.25% (currently 0.24%)	0.25%

Maximum total Separate	1.49%	1.49%	1.34%	1.34%	1.35%	2.00%	2.00%

Account A annual expenses	(currently 1.40%)	(currently 1.40%)			(currently 1.34%)	(currently 1.34%)	(currently 1.45%)

You also bear your proportionate share of all fees and expenses paid by a “portfolio” that corresponds to any variable investment option you are using. This table shows the lowest and highest total operating expenses charged by any of the portfolios that you will pay periodically during the time that you own the contract. These fees and expenses are reflected in the portfolio’s net asset value each day. Therefore, they reduce the investment return of the portfolio and the related variable investment option. Actual fees and expenses are likely to fluctuate from year to year. More detail concerning each portfolio’s fees and expenses is contained in the Trust prospectus for the portfolio.

Portfolio operating expenses expressed as an annual percentage of daily net assets
Total Annual Portfolio Operating Expenses (expenses that are deducted from portfolio assets including management fees, 12b-1 fees, service fees, and/or other expenses)(7)	Lowest 0.58%	Highest 1.93%

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Notes:

(1)

Important exceptions and limitations may eliminate or reduce this charge. For a complete description of withdrawal charges, please see “Withdrawal Charge” in “Charges and expenses” later in this Prospectus.

(2)	This charge will never exceed 2% of the amount disbursed or transferred.

(3)	Unless you specify otherwise, this charge will be deducted from the amount you request.

(4)

For series 300, 400 and 500 contracts, during the first two contract years this charge, if it applies, is equal to the lesser of $30 or 2% of your account value, plus any amounts previously withdrawn during the contract year. Thereafter, the charge is $30 for each contract year. For series 100 and 200 contracts, the charge is equal to the lesser of $30 or 2% of your account value, plus any amounts previously withdrawn during the contract year.

(5)	A portion of this charge is for providing the death benefit.

(6)

For the series 300 and 400 contracts, although the charge is 0.25%, we currently charge 0.24% for all the variable investment options except the EQ/Moderate Allocation, Multimanager Aggressive Equity, EQ/Common Stock Index and the EQ/Money Market options (we reserve the right to increase this charge to 0.25% for all the variable investment options at our discretion). For series 100 and 200 contracts, this charge is for financial accounting and other administrative services relating to the contracts.

(7)	“Total Annual Portfolio Operating Expenses” may be based, in part, on estimated amounts of such expenses.

Examples

These examples are intended to help you compare the cost of investing in each type of series contract with the cost of investing in other variable annuity contracts. These costs include contract owner transaction expenses, contract fees, separate account annual expenses, and underlying Trust fees and expenses (including underlying portfolio fees and expenses). For a complete description of portfolio charges and expenses, please see the prospectus for each Trust.

The examples below show the expenses that a hypothetical contract owner would pay in the situations illustrated. The examples use an average annual administrative charge based on charges paid in 2019, which results in an estimated annual charge of 0.0538% of contract value.

The fixed maturity options and the guaranteed interest option are not covered by the fee table and examples. However, the annual administrative charge, the withdrawal charge, the third party transfer or exchange charge, and the charge if you elect a Variable Immediate Annuity payout option do apply to the fixed maturity options and the guaranteed interest option. A market value adjustment (up or down) will apply as a result of a withdrawal, transfer, or surrender of amounts from a fixed maturity option.

These examples should not be considered a representation of past or future expenses for any option. Actual expenses may be greater or less than those shown. Similarly, the annual rate of return assumed in the examples is not an estimate or guarantee of future investment performance.

The examples assume that you invest $10,000 in the contract for the time periods indicated and that your investment has a 5% return each year. The examples also assume (i) maximum contract charges rather than the lower current expenses discussed in “Charges and expenses” later in this Prospectus (except the annual administrative charge which is described above); (ii) the total annual expenses of the portfolios (before expense limitations) set forth in the previous tables; and (iii) there is no waiver of the withdrawal charge. Although your actual costs may be higher or lower, based on these assumptions, your costs would be:

EQUI-VEST® series 100 and 200 contracts — For IRA contracts

	If you surrender your contract at the end of the applicable time period				If you do not surrender your contract at the end of the applicable time period
	1 year	3 years	5 years	10 years	1 year	3 years	5 years	10 years
(a) assuming maximum fees and expenses of any of the Portfolios	$897	$1,627	$2,379	$4,048	$349	$1,062	$1,797	$3,734
(b) assuming minimum fees and expenses of any of the Portfolios	$763	$1,228	$1,722	$2,726	$207	$639	$1,098	$2,366

EQUI-VEST® series 100 and 200 contracts — For NQ contracts

	If you surrender your contract at the end of the applicable time period				If you do not surrender your contract at the end of the applicable time period
	1 year	3 years	5 years	10 years	1 year	3 years	5 years	10 years
(a) assuming maximum fees and expenses of any of the Portfolios	$897	$1,627	$2,379	$3,734	$349	$1,062	$1,797	$3,734
(b) assuming minimum fees and expenses of any of the Portfolios	$763	$1,228	$1,698	$2,366	$207	$639	$1,098	$2,366

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EQUI-VEST® series 300 contracts

	If you surrender your contract at the end of the applicable time period				If you do not surrender your contract at the end of the applicable time period
	1 year	3 years	5 years	10 years	1 year	3 years	5 years	10 years
(a) assuming maximum fees and expenses of any of the Portfolios	$898	$1,630	$2,384	$3,744	$350	$1,065	$1,802	$3,744
(b) assuming minimum fees and expenses of any of the Portfolios	$764	$1,231	$1,703	$2,377	$208	$643	$1,103	$2,377

EQUI-VEST® series 400 contracts

	If you surrender your contract at the end of the applicable time period				If you do not surrender your contract at the end of the applicable time period
	1 year	3 years	5 years	10 years	1 year	3 years	5 years	10 years
(a) assuming maximum fees and expenses of any of the Portfolios	$962	$1,818	$2,687	$4,337	$418	$1,264	$2,124	$4,337
(b) assuming minimum fees and expenses of any of the Portfolios	$828	$1,425	$2,045	$3,058	$276	$848	$1,445	$3,058

EQUI-VEST® series 500 contracts

	If you surrender your contract at the end of the applicable time period				If you do not surrender your contract at the end of the applicable time period
	1 year	3 years	5 years	10 years	1 year	3 years	5 years	10 years
(a) assuming maximum fees and expenses of any of the Portfolios	$962	$1,818	$2,687	$4,337	$418	$1,264	$2,124	$4,337
(b) assuming minimum fees and expenses of any of the Portfolios	$828	$1,425	$2,045	$3,058	$276	$848	$1,445	$3,058

Condensed financial information

Please see Appendix I at the end of this prospectus, for the unit values and number of units outstanding as of the periods shown for each of the variable investment options, available as of December 31, 2019.

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1. Contract features and benefits

In this prospectus, we use a “series” number when necessary to identify a particular contract. These series are no longer available for new purchasers. Information in this prospectus on these series is provided for our existing contract owners only. You can identify the EQUI-VEST® series you have by referring to your quarterly statement, or you may contact your financial professional, or you may call our toll-free number.

How you can contribute to your contract

A “contribution” means a payment made to us, from any source, with respect to the contract. The following table summarizes our current rules regarding contributions to your contract, which are subject to change. Depending on your contract type, we may refuse to accept subsequent contributions. We require a minimum contribution amount for each type of contract purchased. Maximum contribution limitations also apply. Under our automatic investment program, the minimum contribution amount is $20 and the maximum contribution amount is $500 per month. The automatic investment program and the payroll deduction program are subject to the contribution limitations and restrictions set forth in the chart below. We will return any contribution made under these programs that exceeds your contribution limit, if applicable, and your program will be cancelled. We discuss the automatic investment program and the payroll deduction program under “About methods of payment” in “More information” later in this Prospectus. All ages in the table refer to the age of the annuitant named in the contract.

We have exercised our right to discontinue acceptance of contributions to certain series and types of contracts as set forth in the chart below, including contributions made through our automatic investment program or a payroll deduction program. Contributions received at our processing office will be returned to you. This change has no effect on amounts that are already invested in your contract.

For certain other series and types of contracts, we have exercised our right to limit contributions to the contracts subject to the effective dates and contribution amounts set forth in the chart below, including contributions made through our automatic investment program or a payroll deduction program. Contribution limitations are per calendar year. If you contribute less than the limitation provides, you may not carry the difference forward to a subsequent calendar year.

For certain series and types of contracts, we also have the right to: (i) limit total contributions to $500,000 if the annuitant’s current age is 75 or less; (ii) limit total contributions to $250,000 if the annuitant’s current age is 76-79; and (iii) discontinue acceptance of contributions if the annuitant’s current age is 80 or greater.

Upon notice to you, we may exercise certain additional rights we have under the contract regarding contributions, including our right to (i) change minimum and maximum contribution requirements and limitations, and (ii) discontinue acceptance of contributions. Further, for certain contract series, we may at any time exercise our rights to limit the number of variable investment options which you may elect. Other contribution limitations may be imposed by your contract or applicable state law. See “Tax information” later in this Prospectus for a more detailed discussion of sources of contributions and certain contribution limitations.

The “annuitant” is the person who is the measuring life for determining contract benefits. The annuitant is not necessarily the contract owner.

The “contract date” is the effective date of a contract. This usually is the business day we receive the properly completed and signed application, along with any other required documents, and your initial contribution. Your contract date will be shown in your contract. The 12-month period beginning on your contract date and each 12-month period after that date is a “contract year.” The end of each 12-month period is your “contract date anniversary.” For example, if your contract date is May 1, your contract date anniversary is April 30.

Contract Type	Minimum contribution	Source of contributions	Limitation on subsequent contributions
NQ	• $50

•   After-tax money.

•   Paid to us by check or transfer of contract value in a tax deferred exchange under Section 1035 of the internal revenue code.

•   Paid to us by an employer who establishes a payroll deduction program.

Series 100 & 400

•   Acceptance of contributions has been discontinued.(1)

Series 200

•   Maximum limit on contributions is $6,000 per calendar year.

Series 300

•   Maximum limit on contributions is $6,000 per calendar year.(2)

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Contract Type	Minimum contribution	Source of contributions	Limitation on subsequent contributions
Traditional IRA	Series 100 & 200 • $20 Series 300 & 400 • $50

•   “Regular” traditional IRA contributions either made by you or paid to us by an employer who establishes a payroll deduction program.

•   Additional catch-up contributions.

•   Eligible rollover distributions from 403(b) plans, qualified plans and governmental employer EDC plans.

•   Rollovers from another traditional individual retirement arrangement.

•   Direct custodian-to-custodian transfers from other traditional individual retirement arrangements.

Series 100 (individual)

•   Acceptance of contributions has been discontinued.

Series 100 (group)

•   Direct transfers are no longer permitted.

•   Maximum limit on contributions is $7,000 per calendar year(3)(4) (subject to the general tax limits below).

Series 200 & 400

•   Maximum limit on contributions is $7,000 per calendar year(3)(4) (subject to the general tax limits below).

Series 300

•   Maximum limit on contributions is $7,000 per calendar year(2)(4) (subject to the general tax limits below).

General tax limits

(all series, except Series 100 (individual))

•   Regular IRA contributions may not exceed $6,000.

•   Additional catch-up contributions of up to $1,000 per calendar year where the owner is at least age 50 at any time during the calendar year for which the contribution is made.

•   After lifetime required minimum distributions must start, rollover and direct transfer contributions must be net of required minimum income distributions.

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Contract Type	Minimum contribution	Source of contributions	Limitation on subsequent contributions
Roth IRA and Roth Advantage	Series 100 & 200 • $20 Series 300, 400 & 500 • $50

•   Regular Roth IRA contributions either made by you or paid to us by an employer who establishes a payroll deduction program.

•   Additional catch-up contributions.

•   Rollovers from another Roth IRA.

•   Rollovers from a “designated Roth contribution account” under specified retirement plans.

•   Conversion rollovers from a traditional IRA or other eligible retirement plan.

•   Direct transfers from another Roth IRA.

Series 100 (individual)

•   Acceptance of contributions has been discontinued.

Series 100 (group)

•   Direct transfers are no longer permitted.

•   Maximum limit on contributions is $6,500 per calendar year(3)(4) (subject to the general tax limits below).

Series 200, 400 & 500

•   Maximum limit on contributions is $7,000 per calendar year(3)(4) (subject to the general tax limits below).

Series 300

•   Maximum limit on contributions is $7,000 per calendar year(2)(4) (subject to the general tax limits below).

General tax limits

(all series, except Series 100 (individual))

•   Regular Roth IRA contributions may not exceed $6,000.

•   Additional catch-up contributions of up to $1,000 per calender year where the owner is at least age 50 at any time during the calendar year for which the contribution is made.

•   Contributions are subject to income limits and other tax rules. See “Contributions to Roth IRAs in “Tax information” later in this Prospectus.

QP IRA	Series 100 & 200 • $1,000 Series 300 & 400 • $2,500

•   Rollovers from a qualified plan.

•   Rollovers from a TSA.

•   The EQUI-VEST® QP IRA contract is intended to be a conduit IRA to be used primarily for rollover contributions from a qualified plan or TSA, although we accept regular IRA contributions (limits described above under “traditional IRA”).

Series 100

•   Acceptance of contributions has been discontinued.

Series 200 & 400

•   Maximum limit on contributions is $7,000 per calendar year(3)(4) (subject to the general tax guidelines below).

Series 300

•   Maximum limit on contributions is $6,000 per calendar year(2)(4) (subject to the general tax limits below).

General tax guidelines (all series)

•   Rollover contributions after lifetime required minimum distributions must start must be net of required minimum distributions.

•   “Regular” after-tax contributions are not permitted.

(1)	This discontinuance does not apply to series 400 contracts issued in Maryland. Please see Appendix III later in this Prospectus.
(2)	This limitation does not apply to series 300 contracts issued in Florida. Please see Appendix III later in this Prospectus.
(3)	This limitation does not apply to series 400 and series 500 contracts issued in Florida or Maryland. Please see Appendix III later in this Prospectus.
(4)

For regular contributions, the calendar year limitation includes (i) contributions made during a calendar year, and (ii) contributions made in the subsequent calendar year until the tax return filing deadline provided they are designated for the prior calendar year. For example, 2020 calendar year contributions will include regular contributions made at any time from January 1, 2020 through April 15, 2021, as long as you designate the contributions for 2020.

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See “Tax information” later in this Prospectus for a more detailed discussion of sources of contributions and certain contribution limitations. For information on when contributions are credited under your contract, see “Dates and prices at which contract events occur” in “More information” later in this Prospectus. Please review your contract for information on contribution limitations.

Owner and annuitant requirements

Under NQ contracts, the annuitant can be different than the owner. Under any type of IRA contract, the owner and annuitant must be the same person. Owners which are not individuals may be required to document their status to avoid 30% Foreign Account Tax Compliance Act (“FATCA”) withholding from U.S.–source income.

How you can make your contributions

Except as noted below, contributions must be made by check drawn on a U.S. bank, in U.S. dollars, and made payable to “Equitable.” We may also apply contributions made pursuant to an intended Section 1035 tax-free exchange or a direct transfer. We do not accept third-party checks endorsed to us except for rollover contributions, contract exchanges or trustee checks that involve no refund. All checks are subject to our ability to collect the funds. We reserve the right to reject a payment if it is received in an unacceptable form.

Additional contributions may also be made by wire transfer or our automatic investment program. The methods of payment are discussed in detail under “About other methods of payment” in “More information” later in this Prospectus.

Your initial contribution must generally be accompanied by an application and any other form we need to process the contribution. If any information is missing or unclear, we will hold the contribution, whether received via check or wire, in a non-interest bearing suspense account while we try to obtain that information. If we are unable to obtain all of the information we require within five business days after we receive an incomplete application or form, we will inform the financial professional submitting the application on your behalf. We will then return the contribution to you unless you specifically direct us to keep your contribution until we receive the required information.

If additional contributions are permitted under the contract, generally, you may make additional contributions at any time. You may do so in single sum amounts, on a regular basis, or as your financial situation permits.

Our “business day” is generally any day the New York Stock Exchange is open for regular trading and generally ends at 4:00 p.m. Eastern Time (or as of an earlier close of regular trading). A business day does not include a day on which we are not open due to emergency conditions determined by the Securities and Exchange Commission. We may also close early due to such emergency conditions. For more information about our business day and our pricing of transactions, please see “Dates and prices at which contract events occur” in “More information” later in this Prospectus.

What are your investment options under the contract?

Your investment options are the variable investment options, the guaranteed interest option and the fixed maturity options.

Variable investment options

Your investment results in any one of the variable investment options will depend on the investment performance of the underlying portfolios. You can lose your principal when investing in the variable investment options. In periods of poor market performance, the net return, after charges and expenses, may result in negative yields, including for the EQ/Money Market variable investment option. Listed below are the currently available portfolios, their investment objectives, and their advisers. Subject to the terms of your contract, we may exercise our rights to limit or terminate your contributions.

You can choose from among the variable investment options, the guaranteed interest option and the fixed maturity options.

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Portfolios of the Trusts

We offer both affiliated and unaffiliated Trusts, which in turn offer one or more Portfolios. Equitable Investment Management Group, LLC (“Equitable IMG”), formerly AXA Equitable Funds Management Group, LLC, a wholly owned subsidiary of the Company, serves as the investment adviser of the Portfolios of EQ Premier VIP Trust and EQ Advisors Trust. For some affiliated Portfolios, Equitable IMG has entered into sub-advisory agreements with one or more other investment advisers (the “sub-advisers”) to carry out investment decisions for the Portfolios. As such, among other responsibilities, Equitable IMG oversees the activities of the sub-advisers with respect to the affiliated Trusts and is responsible for retaining or discontinuing the services of those sub-advisers. The chart below indicates the sub-adviser(s) for each Portfolio, if any. The chart below also shows the currently available Portfolios and their investment objectives.

You should be aware that Equitable Advisors, LLC (Equitable Financial Advisors in Michigan and Tennessee), (“Equitable Advisors”) and Equitable Distributors, LLC (“Equitable Distributors”) (together, the “Distributors”) directly or indirectly receive 12b-1 fees from affiliated Portfolios for providing certain distribution and/or shareholder support services. These fees will not exceed 0.25% of the Portfolios’ average daily net assets. The affiliated Portfolios’ sub-advisers and/or their affiliates may also contribute to the cost of expenses for sales meetings or seminar sponsorships that may relate to the contracts and/or the sub-advisers’ respective Portfolios. In addition, Equitable IMG receives management fees and administrative fees in connection with the services it provides to the affiliated Portfolios. As such, it is generally more profitable for us to offer affiliated Portfolios than to offer unaffiliated Portfolios.

The Company or the Distributors may directly or indirectly receive 12b-1 fees and additional payments from certain unaffiliated Portfolios, their advisers, sub-advisers, distributors or affiliates, for providing certain administrative, marketing, distribution and/or shareholder support services. These fees and payments range from 0% to 0.60% of the unaffiliated Portfolios’ average daily net assets. The Distributors may also receive payments from the advisers or sub-advisers of the unaffiliated Portfolios or their affiliates for certain distribution services, including expenses for sales meetings or seminar sponsorships that may relate to the contracts and/or the advisers’ respective Portfolios.

As a contract owner, you may bear the costs of some or all of these fees and payments through your indirect investment in the Portfolios. (See the Portfolios’ prospectuses for more information.) These fees and payments, as well as the Portfolios’ investment management fees and administrative expenses, will reduce the underlying Portfolios’ investment returns. The Company and/or its affiliates may profit from these fees and payments. The Company considers the availability of these fees and payment arrangements during the selection process for the underlying Portfolios. These fees and payment arrangements may create an incentive for us to select Portfolios (and classes of shares of Portfolios) that pay us higher amounts.

Some affiliated Portfolios invest in other affiliated Portfolios (the “EQ Fund of Fund Portfolios”). The EQ Fund of Fund Portfolios offer contract owners a convenient opportunity to invest in other Portfolios that are managed and have been selected for inclusion in the EQ Fund of Fund Portfolios by Equitable IMG. Equitable Advisors, an affiliated broker-dealer of the Company, may promote the benefits of such Portfolios to contract owners and/or suggest that contract owners consider whether allocating some or all of their account value to such Portfolios is consistent with their desired investment objectives. In doing so, the Company, and/or its affiliates, may be subject to conflicts of interest insofar as the Company may derive greater revenues from the EQ Fund of Fund Portfolios than certain other Portfolios available to you under your contract. Please see “Allocating your contributions” later in this section for more information about your role in managing your allocations.

As described in more detail in the Portfolio prospectuses, the EQ Managed Volatility Portfolios may utilize a proprietary volatility management strategy developed by Equitable IMG (the “EQ volatility management strategy”) and, in addition, certain EQ Fund of Fund Portfolios may invest in affiliated Portfolios that utilize this strategy. The EQ volatility management strategy employs various volatility management techniques, such as the use of ETFs or futures and options, to reduce the Portfolio’s equity exposure during periods when certain market indicators indicate that market volatility is above specific thresholds set for the Portfolio. When market volatility is increasing above the specific thresholds set for a Portfolio utilizing the EQ volatility management strategy, the adviser of the Portfolio may reduce equity exposure. Although this strategy is intended to reduce the overall risk of investing in the Portfolio, it may not effectively protect the Portfolio from market declines and may increase its losses. Further, during such times, the Portfolio’s exposure to equity securities may be less than that of a traditional equity portfolio. This may limit the Portfolio’s participation in market gains and result in periods of underperformance, including those periods when the specified benchmark index is appreciating, but market volatility is high.

The EQ Managed Volatility Portfolios that include the EQ volatility management strategy as part of their investment objective and/or principal investment strategy, and the EQ Fund of Fund Portfolios that invest in Portfolios that use the EQ volatility management strategy, are identified below in the chart by a “✓“ under the column entitled “Volatility Management.”

Portfolios that utilize the EQ volatility management strategy (or, in the case of certain EQ Fund of Fund Portfolios, invest in other Portfolios that use the EQ volatility management strategy) are designed to reduce the overall volatility of your account value and provide you with risk-adjusted returns over time. During rising markets, the EQ volatility management strategy, however, could result in your account value rising less than would have been the case had you been invested in a Portfolio that does not utilize the EQ volatility management strategy (or, in the case of the EQ Fund of Fund Portfolios, invest exclusively in other Portfolios that do not use the EQ volatility management strategy). Conversely, investing in investment options that feature a managed-volatility strategy may be helpful in a declining market when high market volatility triggers a reduction in the investment option’s equity exposure because during these periods of high volatility, the risk of losses from investing in equity securities may increase. In these

19

instances, your account value may decline less than would have been the case had you not been invested in investment options that feature a volatility management strategy.

Please see the underlying Portfolio prospectuses for more information in general, as well as more information about the EQ volatility management strategy. Please further note that certain other affiliated Portfolios, as well as unaffiliated Portfolios, may utilize volatility management techniques that differ from the EQ volatility management strategy. Affiliated Portfolios that utilize these volatility management techniques are identified below in the chart by a “Δ” under the column entitled “Volatility Management.” Any such unaffiliated Portfolio is not identified under “Volatility Management” below in the chart. Such techniques could also impact your account value in the same manner described above. Please see the Portfolio prospectuses for more information about the Portfolios’ objective and strategies.

Asset Transfer Program. Portfolio allocations in certain of our variable annuity contracts with guaranteed benefits are subject to our Asset Transfer Program (ATP) feature. The ATP helps us manage our financial exposure in connection with providing certain guaranteed benefits, by using predetermined mathematical formulas to move account value between the EQ/Ultra Conservative Strategy Portfolio (an investment option utilized solely by the ATP) and the other Portfolios offered under those contracts. You should be aware that operation of the predetermined mathematical formulas underpinning the ATP has the potential to adversely impact the Portfolios, including their performance, risk profile and expenses. This means that Portfolio investments in contracts with no ATP feature, such as yours, could still be adversely impacted. Particularly during times of high market volatility, if the ATP triggers substantial asset flows into and out of a Portfolio, it could have the following effects on all contract owners invested in that Portfolio:

(a)

By requiring a Portfolio sub-adviser to buy and sell large amounts of securities at inopportune times, a Portfolio’s investment performance and the ability of the sub-adviser to fully implement the Portfolio’s investment strategy could be negatively affected; and

(b)

By generating higher turnover in its securities or other assets than it would have experienced without being impacted by the ATP, a Portfolio could incur higher operating expense ratios and transaction costs than comparable funds. In addition, even Portfolios structured as funds-of-funds that are not available for investment by contract owners who are subject to the ATP could also be impacted by the ATP if those Portfolios invest in underlying funds that are themselves subject to significant asset turnover caused by the ATP. Because the ATP formulas generate unique results for each contract, not all contract owners who are subject to the ATP will be affected by operation of the ATP in the same way. On any particular day on which the ATP is activated, some contract owners may have a portion of their account value transferred to the EQ/Ultra Conservative Strategy Portfolio investment option and others may not. If the ATP causes significant transfers of total account value out of one or more Portfolios, any resulting negative effect on the performance of those Portfolios will be experienced to a greater extent by a contract owner (with or without the ATP) invested in those Portfolios whose account value was not subject to the transfers.

EQ Premier VIP Trust(++)– Portfolio Name	Share Class	Objective	Investment Adviser (and Sub-Adviser(s), as applicable)	Volatility Management
EQ/AGGRESSIVE ALLOCATION	Class B	Seeks to achieve long-term capital appreciation.	• Equitable Investment Management Group, LLC	✓
EQ/CONSERVATIVE ALLOCATION	Class B	Seeks to achieve a high level of current income.	• Equitable Investment Management Group, LLC	✓
EQ/CONSERVATIVE-PLUS ALLOCATION	Class B	Seeks to achieve current income and growth of capital, with a greater emphasis on current income.	• Equitable Investment Management Group, LLC	✓
EQ/CORE PLUS BOND*(1)	Class A	Seeks to achieve high total return through a combination of current income and capital appreciation.	• Equitable Investment Management Group, LLC • Brandywine Global Investment Management, LLC • Loomis, Sayles & Company, L.P. • AXA Investment Managers, Inc.

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EQ Premier VIP Trust(++)– Portfolio Name	Share Class	Objective	Investment Adviser (and Sub-Adviser(s), as applicable)	Volatility Management
EQ/MODERATE ALLOCATION	Class A	Seeks to achieve long-term capital appreciation and current income.	• Equitable Investment Management Group, LLC	✓
EQ/MODERATE-PLUS ALLOCATION	Class B	Seeks to achieve long-term capital appreciation and current income, with a greater emphasis on capital appreciation.	• Equitable Investment Management Group, LLC	✓
TARGET 2015 ALLOCATION	Class B	Seeks the highest total return over time consistent with its asset mix. Total return includes capital growth and income.	• Equitable Investment Management Group, LLC
TARGET 2025 ALLOCATION	Class B	Seeks the highest total return over time consistent with its asset mix. Total return includes capital growth and income.	• Equitable Investment Management Group, LLC
TARGET 2035 ALLOCATION	Class B	Seeks the highest total return over time consistent with its asset mix. Total return includes capital growth and income.	• Equitable Investment Management Group, LLC
TARGET 2045 ALLOCATION	Class B	Seeks the highest total return over time consistent with its asset mix. Total return includes capital growth and income.	• Equitable Investment Management Group, LLC
TARGET 2055 ALLOCATION	Class B	Seeks the highest total return over time consistent with its asset mix. Total return includes capital growth and income.	• Equitable Investment Management Group, LLC

EQ Advisors Trust – Portfolio Name	Share Class	Objective	Investment Adviser (and Sub-Adviser(s), as applicable)	Volatility Management
1290 VT DOUBLELINE DYNAMIC ALLOCATION	Class IB	Seeks to achieve total return from long-term capital appreciation and income.	• Equitable Investment Management Group, LLC • DoubleLine Capital LP
1290 VT EQUITY INCOME	Class IB	Seeks a combination of growth and income to achieve an above-average and consistent total return.	• Equitable Investment Management Group, LLC • Barrow, Hanley, Mewhinney & Strauss LLC
1290 VT GAMCO MERGERS & ACQUISITIONS	Class IB	Seeks to achieve capital appreciation.	• Equitable Investment Management Group, LLC • GAMCO Asset Management, Inc.
1290 VT GAMCO SMALL COMPANY VALUE	Class IB	Seeks to maximize capital appreciation.	• Equitable Investment Management Group, LLC • GAMCO Asset Management, Inc.

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EQ Advisors Trust – Portfolio Name	Share Class	Objective	Investment Adviser (and Sub-Adviser(s), as applicable)	Volatility Management
1290 VT HIGH YIELD BOND	Class IB	Seeks to maximize current income.	• Equitable Investment Management Group, LLC • AXA Investment Managers, Inc. • Post Advisory Group, LLP
1290 VT SMALL CAP VALUE*(2)	Class IB	Seeks to achieve long-term growth of capital.	• Equitable Investment Management Group, LLC • BlackRock Investment Management, LLC • Horizon Kinetics Asset Management LLC
1290 VT SMARTBETA EQUITY*(3)	Class IB	Seeks to achieve long-term capital appreciation.	• Equitable Investment Management Group, LLC • AXA Rosenberg Investment Management, LLC
1290 VT SOCIALLY RESPONSIBLE	Class IB	Seeks to achieve long-term capital appreciation.	• Equitable Investment Management Group, LLC • BlackRock Investment Management, LLC
EQ/400 MANAGED VOLATILITY	Class IB	Seeks to achieve long-term growth of capital with an emphasis on risk-adjusted returns and managing volatility in the Portfolio.	• AllianceBernstein L.P. • Equitable Investment Management Group, LLC • BlackRock Investment Management, LLC	✓
EQ/500 MANAGED VOLATILITY	Class IB	Seeks to achieve long-term growth of capital with an emphasis on risk-adjusted returns and managing volatility in the Portfolio.	• AllianceBernstein L.P. • Equitable Investment Management Group, LLC • BlackRock Investment Management, LLC	✓

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EQ Advisors Trust – Portfolio Name	Share Class	Objective	Investment Adviser (and Sub-Adviser(s), as applicable)	Volatility Management
EQ/2000 MANAGED VOLATILITY	Class IB	Seeks to achieve long-term growth of capital with an emphasis on risk-adjusted returns and managing volatility in the Portfolio.	• AllianceBernstein L.P. • Equitable Investment Management Group, LLC • BlackRock Investment Management, LLC	✓
EQ/AB DYNAMIC MODERATE GROWTH	Class IB	Seeks to achieve total return from long-term growth of capital and income.	• AllianceBernstein L.P. • Equitable Investment Management Group, LLC	Δ
EQ/AB SMALL CAP GROWTH	Class IB	Seeks to achieve long-term growth of capital.	• AllianceBernstein L.P. • Equitable Investment Management Group, LLC
EQ/AGGRESSIVE GROWTH STRATEGY(*)(4)	Class IB	Seeks long-term capital appreciation and current income, with a greater emphasis on capital appreciation.	• Equitable Investment Management Group, LLC	✓
EQ/ALL ASSET GROWTH ALLOCATION*(5)	Class IB	Seeks long-term capital appreciation and current income.	• Equitable Investment Management Group, LLC
EQ/AMERICAN CENTURY MID CAP VALUE*(6)	Class IB	Seeks to achieve long-term capital growth. Income is a secondary objective.	• American Century Investment Management, Inc. • Equitable Investment Management Group, LLC
EQ/BALANCED STRATEGY	Class IB	Seeks long-term capital appreciation and current income.	• Equitable Investment Management Group, LLC	✓
EQ/BLACKROCK BASIC VALUE EQUITY	Class IB	Seeks to achieve capital appreciation and secondarily, income.	• Equitable Investment Management Group, LLC • BlackRock Investment Management, LLC
EQ/CAPITAL GROUP RESEARCH*(7)	Class IB	Seeks to achieve long-term growth of capital.	• Equitable Investment Management Group, LLC • Capital International, Inc.
EQ/CLEARBRIDGE LARGE CAP GROWTH	Class IB	Seeks to achieve long-term capital growth.	• Equitable Investment Management Group, LLC • ClearBridge Investments, LLC
EQ/CLEARBRIDGE SELECT EQUITY MANAGED VOLATILITY	Class IB	Seeks to achieve capital appreciation, which may occasionally be short-term, with an emphasis on risk adjusted returns and managing volatility in the Portfolio.	• Equitable Investment Management Group, LLC • BlackRock Investment Management, LLC • ClearBridge Investments, LLC	✓

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EQ Advisors Trust – Portfolio Name	Share Class	Objective	Investment Adviser (and Sub-Adviser(s), as applicable)	Volatility Management
EQ/COMMON STOCK INDEX	Class IA	Seeks to achieve a total return before expenses that approximates the total return performance of the Russell 3000® Index, including reinvestment of dividends, at a risk level consistent with that of the Russell 3000® Index.	• AllianceBernstein L.P. • Equitable Investment Management Group, LLC
EQ/CONSERVATIVE GROWTH STRATEGY	Class IB	Seeks current income and growth of capital, with a greater emphasis on current income.	• Equitable Investment Management Group, LLC	✓
EQ/CONSERVATIVE STRATEGY	Class IB	Seeks a high level of current income.	• Equitable Investment Management Group, LLC	✓
EQ/CORE BOND INDEX	Class IB	Seeks to achieve a total return before expenses that approximates the total return performance of the Bloomberg Barclays U.S. Intermediate Government/Credit Bond Index, including reinvestment of dividends, at a risk level consistent with that of the Bloomberg Barclays U.S. Intermediate Government/Credit Bond Index.	• Equitable Investment Management Group, LLC • SSgA Funds Management, Inc.
EQ/EMERGING MARKETS EQUITY PLUS	Class IB	Seeks to achieve long-term growth of capital.	• AllianceBernstein L.P. • Equitable Investment Management Group, LLC • EARNEST Partners, LLC
EQ/EQUITY 500 INDEX	Class IA	Seeks to achieve a total return before expenses that approximates the total return performance of the Standard & Poor’s 500 Composite Stock Index, including reinvestment of dividends, at a risk level consistent with that of the Standard & Poor’s 500 Composite Stock Index.	• AllianceBernstein L.P. • Equitable Investment Management Group, LLC
EQ/FIDELITY INSTITUTIONAL AM® LARGE CAP	Class IB	Seeks to achieve long-term capital appreciation.	• Equitable Investment Management Group, LLC • FIAM LLC
EQ/FRANKLIN BALANCED MANAGED VOLATILITY	Class IB	Seeks to maximize income while maintaining prospects for capital appreciation with an emphasis on risk-adjusted returns and managing volatility in the Portfolio.	• Equitable Investment Management Group, LLC • BlackRock Investment Management, LLC • Franklin Advisers, Inc.	✓
EQ/FRANKLIN SMALL CAP VALUE MANAGED VOLATILITY	Class IB	Seeks to achieve long-term total return with an emphasis on risk-adjusted returns and managing volatility in the Portfolio.	• Equitable Investment Management Group, LLC • BlackRock Investment Management, LLC • Franklin Mutual Advisers, LLC	✓

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EQ Advisors Trust – Portfolio Name	Share Class	Objective	Investment Adviser (and Sub-Adviser(s), as applicable)	Volatility Management
EQ/GLOBAL BOND PLUS	Class IB	Seeks to achieve capital growth and current income.	• Equitable Investment Management Group, LLC • BlackRock Investment Management, LLC • Wells Fargo Asset Management (International), Limited and Wells Capital Management, Inc.
EQ/GLOBAL EQUITY MANAGED VOLATILITY	Class IB	Seeks to achieve long-term capital appreciation with an emphasis on risk-adjusted returns and managing volatility in the Portfolio.	• Equitable Investment Management Group, LLC • BlackRock Investment Management, LLC • Morgan Stanley Investment Management Inc. • Invesco Advisors, Inc.	✓
EQ/GOLDMAN SACHS MID CAP VALUE	Class IB	Seeks to achieve long-term capital appreciation.	• Equitable Investment Management Group, LLC • Goldman Sachs Asset Management, L.P.
EQ/INTERMEDIATE GOVERNMENT BOND	Class IA	Seeks to achieve a total return before expenses that approximates the total return performance of the Bloomberg Barclays U.S. Intermediate Government Bond Index, including reinvestment of dividends, at a risk level consistent with that of the Bloomberg Barclays U.S. Intermediate Government Bond Index.	• Equitable Investment Management Group, LLC • SSgA Funds Management, Inc.
EQ/INTERNATIONAL CORE MANAGED VOLATILITY	Class IB	Seeks to achieve long-term growth of capital with an emphasis on risk-adjusted returns and managing volatility in the Portfolio.

•   Equitable Investment Management Group, LLC

•   BlackRock Investment Management, LLC

•   EARNEST Partners, LLC

•   Federated Global Investment Management Corp.

•   Massachusetts Financial Services Company d/b/a MFS Investment Management

✓

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EQ Advisors Trust – Portfolio Name	Share Class	Objective	Investment Adviser (and Sub-Adviser(s), as applicable)	Volatility Management
EQ/INTERNATIONAL EQUITY INDEX	Class IA	Seeks to achieve a total return (before expenses) that approximates the total return performance of a composite index comprised of 40% DJ Euro STOXX 50 Index, 25% FTSE 100 Index, 25% TOPIX Index, and 10% S&P/ASX 200 Index, including reinvestment of dividends, at a risk level consistent with that of the composite index.	• AllianceBernstein L.P. • Equitable Investment Management Group, LLC
EQ/INTERNATIONAL MANAGED VOLATILITY	Class IB	Seeks to achieve long-term growth of capital with an emphasis on risk-adjusted returns and managing volatility in the Portfolio.	• AllianceBernstein L.P. • Equitable Investment Management Group, LLC • BlackRock Investment Management, LLC	✓
EQ/INTERNATIONAL VALUE MANAGED VOLATILITY	Class IB	Seeks to provide current income and long-term growth of income, accompanied by growth of capital with an emphasis on risk-adjusted returns and managing volatility in the Portfolio.	• Equitable Investment Management Group, LLC • BlackRock Investment Management, LLC • Harris Associates L.P.	✓
EQ/INVESCO COMSTOCK	Class IB	Seeks to achieve capital growth and income.	• Equitable Investment Management Group, LLC • Invesco Advisers, Inc.
EQ/INVESCO GLOBAL*(8)	Class IB	Seeks to achieve capital appreciation.	• Equitable Investment Management Group, LLC • Invesco Advisors, Inc.
EQ/INVESCO GLOBAL REAL ESTATE	Class IB	Seeks to achieve total return through growth of capital and current income.	• Equitable Investment Management Group, LLC • Invesco Advisers, Inc. • Invesco Asset Management Ltd.
EQ/INVESCO INTERNATIONAL GROWTH	Class IB	Seeks to achieve long-term growth of capital.	• Equitable Investment Management Group, LLC • Invesco Advisers, Inc.
EQ/JANUS ENTERPRISE*(9)	Class IB	Seeks to achieve capital growth.	• Equitable Investment Management Group, LLC • Janus Capital Management LLC
EQ/JPMORGAN VALUE OPPORTUNITIES	Class IB	Seeks to achieve long-term capital appreciation.	• Equitable Investment Management Group, LLC • J.P. Morgan Investment Management Inc.

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EQ Advisors Trust – Portfolio Name	Share Class	Objective	Investment Adviser (and Sub-Adviser(s), as applicable)	Volatility Management
EQ/LARGE CAP CORE MANAGED VOLATILITY	Class IB	Seeks to achieve long-term growth of capital with an emphasis on risk-adjusted returns and managing volatility in the Portfolio.	• Equitable Investment Management Group, LLC • BlackRock Investment Management, LLC • Capital International, Inc. • Thornburg Investment Management, Inc. • Vaughan Nelson Investment Management	✓
EQ/LARGE CAP GROWTH INDEX	Class IB	Seeks to achieve a total return before expenses that approximates the total return performance of the Russell 1000® Growth Index, including reinvestment of dividends at a risk level consistent with the Russell 1000® Growth Index.	• AllianceBernstein L.P. • Equitable Investment Management Group, LLC
EQ/LARGE CAP GROWTH MANAGED VOLATILITY	Class IB	Seeks to provide long-term capital growth with an emphasis on risk-adjusted returns and managing volatility in the Portfolio.

•   Equitable Investment Management Group, LLC

•   BlackRock Investment Management, LLC

•   HS Management Partners, LLC

•   Loomis, Sayles & Company, L.P.

•   Polen Capital Management, LLC

•   T. Rowe Price Associates, Inc.

✓
EQ/LARGE CAP VALUE INDEX	Class IB	Seeks to achieve a total return before expenses that approximates the total return performance of the Russell 1000® Value Index, including reinvestment of dividends, at a risk level consistent with that of the Russell 1000® Value Index.	• AllianceBernstein L.P. • Equitable Investment Management Group, LLC
EQ/LARGE CAP VALUE MANAGED VOLATILITY	Class IA	Seeks to achieve long-term growth of capital with an emphasis on risk-adjusted returns and managing volatility in the Portfolio.	• AllianceBernstein L.P. • Equitable Investment Management Group, LLC • BlackRock Investment Management, LLC • Massachusetts Financial Services Company d/b/a MFS Investment Management	✓
EQ/LAZARD EMERGING MARKETS EQUITY	Class IB	Seeks to achieve long-term capital appreciation.	• Equitable Investment Management Group, LLC • Lazard Asset Management LLC

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EQ Advisors Trust – Portfolio Name	Share Class	Objective	Investment Adviser (and Sub-Adviser(s), as applicable)	Volatility Management
EQ/LOOMIS SAYLES GROWTH	Class IB	Seeks to achieve capital appreciation.	• Equitable Investment Management Group, LLC • Loomis, Sayles & Company, L.P.
EQ/MFS INTERNATIONAL GROWTH	Class IB	Seeks to achieve capital appreciation.	• Equitable Investment Management Group, LLC • Massachusetts Financial Services Company d/b/a MFS Investment Management
EQ/MFS INTERNATIONAL INTRINSIC VALUE*(10)	Class IB	Seeks to achieve capital appreciation.	• Equitable Investment Management Group, LLC • Massachusetts Financial Services Company d/b/a MFS Investment Management (“MFS”)
EQ/MFS MID CAP FOCUSED GROWTH	Class IB	Seeks to provide growth of capital.	• Equitable Investment Management Group, LLC • Massachusetts Financial Services Company d/b/a MFS Investment Management
EQ/MFS TECHNOLOGY	Class IB	Seeks to achieve capital appreciation.	• Equitable Investment Management Group, LLC • Massachusetts Financial Services Company d/b/a MFS Investment Management (“MFS”)
EQ/MFS UTILITIES SERIES	Class IB	Seeks to achieve total return.	• Equitable Investment Management Group, LLC • Massachusetts Financial Services Company d/b/a MFS Investment Management (“MFS”)
EQ/MID CAP INDEX	Class IB	Seeks to achieve a total return before expenses that approximates the total return performance of the Standard & Poor’s MidCap 400® Index, including reinvestment of dividends, at a risk level consistent with that of the Standard & Poor’s MidCap 400® Index.	• AllianceBernstein L.P. • Equitable Investment Management Group, LLC

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EQ Advisors Trust – Portfolio Name	Share Class	Objective	Investment Adviser (and Sub-Adviser(s), as applicable)	Volatility Management
EQ/MID CAP VALUE MANAGED VOLATILITY	Class IB	Seeks to achieve long-term capital appreciation with an emphasis on risk- adjusted returns and managing volatility in the Portfolio.	• Equitable Investment Management Group, LLC • BlackRock Investment Management, LLC • Diamond Hill Capital Management, Inc. • Wellington Management Company, LLP	✓
EQ/MODERATE GROWTH STRATEGY	Class IB	Seeks long-term capital appreciation and current income, with a greater emphasis on current income.	• Equitable Investment Management Group, LLC	✓
EQ/MONEY MARKET(†)	Class IA	Seeks to obtain a high level of current income, preserve its assets and maintain liquidity.	• Equitable Investment Management Group, LLC • BNY Mellon Investment Adviser, Inc.
EQ/MORGAN STANLEY SMALL CAP GROWTH*(11)	Class IB	Seeks to achieve long-term growth of capital.	• Equitable Investment Management Group, LLC • BlackRock Investment Management, LLC • Morgan Stanley Investment Management Inc.
EQ/PIMCO GLOBAL REAL RETURN	Class IB	Seeks to achieve maximum real return, consistent with preservation of capital and prudent investment management.	• Equitable Investment Management Group, LLC • Pacific Investment Management Company LLC
EQ/PIMCO ULTRA SHORT BOND	Class IB	Seeks to generate a return in excess of traditional money market products while maintaining an emphasis on preservation of capital and liquidity.	• Equitable Investment Management Group, LLC • Pacific Investment Management Company LLC
EQ/QUALITY BOND PLUS	Class IA	Seeks to achieve high current income consistent with moderate risk to capital.	• AllianceBernstein L.P. • Equitable Investment Management Group, LLC • Pacific Investment Management Company LLC
EQ/SMALL COMPANY INDEX	Class IB	Seeks to replicate as closely as possible (before expenses) the total return of the Russell 2000® Index.	• AllianceBernstein L.P. • Equitable Investment Management Group, LLC

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EQ Advisors Trust – Portfolio Name	Share Class	Objective	Investment Adviser (and Sub-Adviser(s), as applicable)	Volatility Management
EQ/T. ROWE PRICE GROWTH STOCK	Class IB	Seeks to achieve long-term capital appreciation and secondarily, income.	• Equitable Investment Management Group, LLC • T. Rowe Price Associates, Inc.
EQ/WELLINGTON ENERGY	Class IB	Seeks to provide capital growth and appreciation.	• Equitable Investment Management Group, LLC • Wellington Management Company, LLP
MULTIMANAGER AGGRESSIVE EQUITY	Class IA	Seeks to achieve long-term growth of capital.

•   AllianceBernstein L.P.

•   Equitable Investment Management Group, LLC

•   ClearBridge Investments, LLC

•   1832 Asset Management U.S., Inc.

•   T. Rowe Price Associates, Inc.

•   Westfield Capital Management Company, L.P.

MULTIMANAGER CORE BOND	Class IB	Seeks to achieve a balance of high current income and capital appreciation, consistent with a prudent level of risk.	• Equitable Investment Management Group, LLC • BlackRock Financial Management, Inc. • DoubleLine Capital L.P. • Pacific Investment Management Company LLC • SSgA Funds Management, Inc.
MULTIMANAGER TECHNOLOGY	Class IB	Seeks to achieve long-term growth of capital.	• AllianceBernstein L.P. • Allianz Global Investors U.S. LLC • Equitable Investment Management Group, LLC • Wellington Management Company, LLP

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AIM Variable Insurance Funds (Invesco Variable Insurance Funds) – Series II Portfolio Name	Objective	Investment Adviser (and Sub-Adviser(s), as applicable)
INVESCO V.I. HIGH YIELD FUND	The fund’s investment objective is total return, comprised of current income and capital appreciation.	• Invesco Advisers, Inc. • Sub-Adviser: Invesco Canada Ltd.
INVESCO V.I. MID CAP CORE EQUITY FUND	The fund’s investment objective is long-term growth of capital.	• Invesco Advisers, Inc.
INVESCO V.I. SMALL CAP EQUITY FUND	The fund’s investment objective is long-term growth of capital.	• Invesco Advisers, Inc.

American Funds Insurance Series® – Class 4 Shares Portfolio Name	Objective	Investment Adviser (and Sub-Adviser(s), as applicable)
BOND FUND	The fund’s investment objective is to provide as high a level of current income as is consistent with the preservation of capital.	• Capital Research and Management Company

Ivy Variable Insurance Portfolios Portfolio Name	Objective	Investment Adviser (and Sub-Adviser(s), as applicable)
IVY VIP HIGH INCOME	To seek to provide total return through a combination of high current income and capital appreciation.	• Ivy Investment Management Company (IICO)
IVY VIP SMALL CAP GROWTH	To seek to provide growth of capital.	• Ivy Investment Management Company (IICO)

MFS® Variable Insurance Trusts – Service Class Portfolio Name	Objective	Investment Adviser (and Sub-Adviser(s), as applicable)
MFS® INVESTORS TRUST SERIES	The fund’s investment objective is to seek capital appreciation.	• Massachusetts Financial Services Company d/b/a MFS Investment Management
MFS® MASSACHUSSETS INVESTORS GROWTH STOCK PORTFOLIO	The fund’s investment objective is to seek capital appreciation.	• Massachusetts Financial Services Company d/b/a MFS Investment Management

VanEck VIP Trust – S Class Portfolio Name	Objective	Investment Adviser (and Sub-Adviser(s), as applicable)
VANECK VIP GLOBAL HARD ASSETS FUND	Seeks long-term capital appreciation by investing primarily in hard asset securities. Income is a secondary consideration.	• Van Eck Associates Corporation

(†)

The Portfolio operates as a “government money market fund.” The Portfolio will invest at least 99.5% of its total assets in U.S. government securities, cash, and/or repurchase agreements that are fully collateralized by U.S. government securities or cash.

(++)	Formerly known as AXA Premier VIP Trust.
(*)

The chart below reflects the variable investment option’s former name which may continue to be used in certain documents for a period of time after the date of this prospectus. The number in the “FN” column corresponds with the number contained in the table above.

FN	Variable Investment Option’s Former Name

(1)	Charter Multi-Sector Bond

(5)	All Asset Growth-Alt 20

(7)	EQ/Capital Guardian Research

(8)	EQ/Oppenheimer Global

(10)	EQ/MFS International Value

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(*)

This information reflects the merger of variable investment options. The chart below reflects the acquired variable investment which may continue to be used in certain documents for a period of time after the date of this prospectus, and the acquiring variable investment option. The number in the “FN” column corresponds with the number contained in the table above.

FN	Acquired Variable Investment Option	Acquiring Variable Investment Option

(2)	Charter Small Cap Value	1290 VT Small Cap Value

(3)	EQ/Templeton Global Equity Managed Volatility	1290 VT SmartBeta Equity

(4)	EQ/Franklin Templeton Allocation Managed Volatility	EQ/Aggressive Growth Strategy

(6)	Multimanager Mid Cap Value	EQ/American Century Mid Cap Value

(7)	EQ/UBS Growth and Income	EQ/Capital Guardian Research

(9)	Multimanager Mid Cap Growth	EQ/Janus Enterprise

(11)	Charter Small Cap Growth	EQ/Morgan Stanley Small Cap Growth

You should consider the investment objectives, risks and charges and expenses of the portfolios carefully before investing. The prospectuses for the Trusts contain this and other important information about the portfolios. The prospectuses should be read carefully before investing. In order to obtain copies of the Trust prospectuses that do not accompany this prospectus, you may call one of our customer service representatives at (800) 628-6673.

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Guaranteed interest option

The guaranteed interest option is part of our general account and pays interest at guaranteed rates. We discuss our general account in “More information” later in this Prospectus.

We assign an interest rate to each amount allocated to the guaranteed interest option. This rate is guaranteed for a specified period. The rate may be different depending upon certain factors including the type and series of your contract and when the allocation is made. Therefore, different interest rates may apply to different amounts in the guaranteed interest option.

We credit interest daily to amounts in the guaranteed interest option. There are three levels of interest in effect at the same time in the guaranteed interest option:

(1)	the minimum interest rate guaranteed over the life of the contract,

(2)	the annual minimum guaranteed interest rate for the calendar year, and

(3)	the current interest rate.

We set current interest rates periodically, according to our procedures that we have in effect at the time. All interest rates are effective annual rates, but before deduction of annual administrative charges or any withdrawal charges.

The annual minimum guaranteed interest rate for 2020 ranges from 1.00% to 3.00% depending on the lifetime guaranteed minimum rate of your contract. Depending on your contract type, contract series, and the state where your contract is issued, the lifetime minimum guaranteed interest rate ranges from 1.00% to 3.00% (may be 4.00% for series 100 NQ contracts in certain states). The lifetime minimum guaranteed interest rate is shown in your contract. The annual minimum guaranteed interest rate will never be less than the lifetime minimum guaranteed interest rate. Current interest rates will never be less than the annual minimum guaranteed interest rate.

Fixed maturity options

We offer fixed maturity options with maturity dates generally ranging from one to ten years (one to seven in Oregon). We will not accept allocations to a fixed maturity option if on the date the contribution or transfer is to be applied the rate to maturity is 3%. This means that at points in time there may be no fixed maturity options available. You can allocate your contributions to one or more of these fixed maturity options. However, you may not allocate more than one contribution to any one fixed maturity option. These amounts become part of a non-unitized separate account. They will accumulate interest at the “rate to maturity” for each fixed maturity option. The total amount you allocate to and accumulate in each fixed maturity option is called the “fixed maturity amount.” Your financial professional can provide you with the approval status of the fixed maturity options in your state.

Fixed maturity options generally range from one to ten years to maturity.

The rate to maturity you will receive for each fixed maturity option is the rate to maturity in effect for new contributions allocated to that fixed maturity option on the date we apply your contribution.

On the maturity date of a fixed maturity option your fixed maturity amount, assuming you have not made any withdrawals or transfers, will equal your contribution to that fixed maturity option plus interest, at the rate to maturity for that contribution. This is the fixed maturity option’s “maturity value.” Before maturity, the current value we will report for your fixed maturity amount will reflect a market value adjustment. Your current value will reflect the market value adjustment that we would make if you were to withdraw all of your fixed maturity amounts on the date of the report. We call this your “market adjusted amount.”

Fixed maturity options and maturity dates.  We currently offer fixed maturity options ending on June 15th for maturity years ranging from one through ten (seven in Oregon). Not all fixed maturity options will be available for annuitant ages 76 and above. See “Allocating your contributions” below. As fixed maturity options expire, we expect to add maturity years so that generally ten fixed maturity options are available at any time.

We will not accept allocations to a fixed maturity option if on the date the contribution is to be applied:

•	you previously allocated a contribution or made a transfer to the same fixed maturity option; or

•	the rate to maturity is 3%; or

•	the fixed maturity option’s maturity date is within 45 days; or

•	the fixed maturity option’s maturity date is later than the date annuity payments are to begin.

Your choices at the maturity date.  We will notify you at least 45 days before each of your fixed maturity options is scheduled to mature. At that time, you may choose to have one of the following take place on the maturity date, as long as none of the conditions listed above or in “Allocating your contributions” below would apply:

(a)	transfer the maturity value into another available fixed maturity option, or into any of the variable investment options; or

(b)	withdraw the maturity value (there may be a withdrawal charge).

If we do not receive your choice on or before the fixed maturity option’s maturity date, we will automatically transfer your maturity value into the next available fixed maturity option (or another investment option if we are required to do so by any state regulation). For more information see “About our fixed maturity options” in “More information” later in this Prospectus. We may change our procedures in the future.

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Market value adjustment.  If you make any withdrawals (including transfers, surrender or termination of your contract, or when we make deductions for charges) from a fixed maturity option before it matures we will make a market value adjustment, which will increase or decrease any fixed maturity amount you have in that fixed maturity option. The amount of the adjustment will depend on two factors:

(a)	the difference between the rate to maturity that applies to the amount being withdrawn and the rate to maturity in effect at that time for new allocations to that same fixed maturity option, and

(b)	the length of time remaining until the maturity date.

In general, if interest rates rise from the time that you originally allocate an amount to a fixed maturity option to the time that you take a withdrawal, the market value adjustment will be negative. Likewise, if interest rates drop at the end of that time, the market value adjustment will be positive. Also, the amount of the market value adjustment, either up or down, will be greater the longer the time remaining until the fixed maturity option’s maturity date. Therefore, it is possible that the market value adjustment could greatly reduce your value in the fixed maturity options, particularly in the fixed maturity options with later maturity dates.

We provide an illustration of the market adjusted amount of specified maturity values, an explanation of how we calculate the market value adjustment, and information concerning our general account and investments purchased with amounts allocated to the fixed maturity options, in “More information” later in this Prospectus. Appendix II at the end of this prospectus provides an example of how the market value adjustment is calculated.

Selecting your investment method

You must choose one of the following methods for selecting your investment options:

•

Maximum investment options choice.  Under this method, you may allocate contributions or transfer funds to any of the available investment options listed in A and B in the investment options chart. You can make transfers whenever you choose. However, there will be restrictions on the amount you can transfer out of the guaranteed interest option listed in A.

•

Maximum transfer flexibility.  Under this method, you may allocate contributions or transfer funds to any of the available investment options listed in A in the investment options chart and no transfer restrictions will apply.

Temporary removal of transfer restrictions that apply to the investment methods.  From time to time, we may remove certain restrictions that apply to your investment method. If we do so, we will tell you. For example, if you elect the “Maximum investment options choice” method, for a limited time, there will be no restrictions on the amount you can transfer out of the guaranteed interest option listed in group

“A.” If you elect the “Maximum transfer flexibility” method, for a limited time, you will be able to use the fixed income variable investment options listed in group “B” as well as the fixed maturity options.

We will also tell you at least 45 days in advance of the day that we intend to reimpose the transfer restrictions. When we reimpose the transfer restrictions, if you elect the “Maximum investment options choice” method, limits on transfers out of the guaranteed interest option will again apply. If you elect the “Maximum transfer flexibility” method, you will no longer be permitted to allocate new contributions to, or transfer amounts into the variable investment options in group “B” (including through our rebalancing program) or the fixed maturity options. However, amounts that are in any investment options that are not available under “Maximum transfer flexibility” can remain in these options.

Variable investment options

A

•	Guaranteed Investment Option

Domestic Equity

•	1290 VT Equity Income
•	1290 VT GAMCO Mergers & Acquisitions
•	1290 VT GAMCO Small Company Value
•	1290 VT Small Cap Value(2)
•	1290 VT Socially Responsible
•	EQ/400 Managed Volatility
•	EQ/500 Managed Volatility
•	EQ/2000 Managed Volatility
•	EQ/AB Small Cap Growth
•	EQ/American Century Mid Cap Value(2)
•	EQ/BlackRock Basic Value Equity
•	EQ/Capital Group Research(1)(2)
•	EQ/ClearBridge Large Cap Growth
•	EQ/ClearBridge Select Equity Managed Volatility
•	EQ/Common Stock Index
•	EQ/Equity 500 Index
•	EQ/Fidelity® Institutional AM® Large Cap
•	EQ/Franklin Small Cap Value Managed Volatility
•	EQ/Goldman Sachs Mid Cap Value
•	EQ/Invesco Comstock
•	EQ/Janus/Enterprise(2)
•	EQ/JPMorgan Value Opportunities
•	EQ/Large Cap Core Managed Volatility
•	EQ/Large Cap Growth Index
•	EQ/Large Cap Growth Managed Volatility
•	EQ/Large Cap Value Index
•	EQ/Large Cap Value Managed Volatility
•	EQ/Loomis Sayles Growth
•	EQ/MFS Mid Cap Focused Growth
•	EQ/MFS® Technology
•	EQ/MFS® Utilities
•	EQ/Mid Cap Index
•	EQ/Mid Cap Value Managed Volatility
•	EQ/Morgan Stanley Small Cap Growth(2)
•	EQ/Small Company Index
•	EQ/T. Rowe Price Growth Stock
•	EQ/Wellington Energy
•	Invesco V.I. Mid Cap Core Equity
•	Invesco V.I. Small Cap Equity
•	Ivy VIP Small Cap Growth
•	MFS® Investors Trust
•	MFS® Massachusetts Investors Growth Stock
•	Multimanager Aggressive Equity
•	Multimanager Technology
•	VanEck VIP Global Hard Assets

International/Global

•	1290 VT SmartBeta Equity(2)
•	EQ/Emerging Markets Equity PLUS
•	EQ/Global Equity Managed Volatility
•	EQ/International Core Managed Volatility
•	EQ/International Equity Index
•	EQ/International Managed Volatility
•	EQ/International Value Managed Volatility
•	EQ/Invesco Global(1)
•	EQ/Invesco Global Real Estate
•	EQ/Invesco International Growth
•	EQ/Lazard Emerging Markets Equity
•	EQ/MFS® International Growth
•	EQ/MFS® International Intrinsic Value(1)

Asset Allocation

•	1290 VT DoubleLine Dynamic Allocation
•	EQ/AB Dynamic Moderate Growth
•	EQ/Aggressive Allocation
•	EQ/Aggressive Growth Strategy(2)
•	EQ/All Asset Growth Allocation(1)
•	EQ/Balanced Strategy
•	EQ/Conservative Allocation
•	EQ/Conservative Growth Strategy
•	EQ/Conservative-Plus Allocation
•	EQ/Conservative Strategy
•	EQ/Franklin Balanced Managed Volatility
•	EQ/Moderate Allocation
•	EQ/Moderate Growth Strategy
•	EQ/Moderate-Plus Allocation
•	Target 2015 Allocation
•	Target 2025 Allocation
•	Target 2035 Allocation
•	Target 2045 Allocation
•	Target 2055 Allocation

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Variable investment options

B

Fixed income

•	1290 VT High Yield Bond
•	American Funds Insurance Series® Bond Fund
•	EQ/Core Bond Index
•	EQ/Core Plus Bond(1)
•	EQ/Global Bond PLUS
•	EQ/Intermediate Government Bond
•	EQ/Money Market
•	EQ/PIMCO Global Real Return
•	EQ/PIMCO Ultra Short Bond
•	EQ/Quality Bond PLUS
•	Invesco V.I. High Yield
•	Ivy VIP High Income
•	Multimanager Core Bond

(1)

This is the variable investment option’s new name. Please see “Portfolios of the Trusts” earlier in this prospectus for the variable investment option’s former name which may continue to be used in certain documents for a period of time after the date of this prospectus.

(2)

This is the surviving variable investment option of a Portfolio merger. Please see “Portfolios of the Trust” earlier in this prospectus for the name of the acquired variable investment option which may continue to be used in certain documents for a period of time after the date of this prospectus.

Fixed maturity options

Transfer restrictions apply as indicated above under “Fixed maturity options and maturity dates.”

The Target Allocation investment options are expected to invest more heavily in fixed income securities as they approach their respective target dates, and thereafter. As each Target Allocation investment option reaches its respective target date, we reserve the right to make it a group “B” investment option. Please note that if you select the “Maximum transfer flexibility” method, and you allocate any contributions or account value to any of the Target Allocation investment options, you will be deemed to have changed to the “Maximum investment options choice” method. This change to your investment method will occur when you change your allocation instruction to include a Target Allocation investment option or when you make a transfer to a Target Allocation investment option that has been reassigned. We will notify you of this change in writing. Please note that if this occurs, the number of variable investment options available to you will increase. In other words, the “B” investment options will be available to you. However, your ability to transfer out of the guaranteed interest option will be limited.

If you select the “Maximum transfer flexibility” method but have not included any of the Target Allocation investment options among your allocations, you will not be changed to the alternate method but those options will no longer be available to you.

You may choose from any of the investment options available under your investment method. In all cases, if any of the options listed in B in the chart referenced above are selected, you will be subject to the restrictions on transfers out of the guaranteed interest option that apply under the “Maximum investment options choice” investment method.

Allocating your contributions

Once you have made your investment method choice, you may allocate your contributions to one or more, or all of the investment options that you have chosen, subject to any restrictions under the investment method you chose. However, you may not allocate more than one contribution to any one fixed maturity option. If the annuitant is age 76 or older, you may only allocate contributions to fixed maturity options with maturities of five years or less. Allocations must be in whole percentages and you may change your allocation percentages at any time. However, the total of your allocations must equal 100%. Once your contributions are allocated to the investment options, they become part of your account value. We discuss account value in “Determining your contract’s value” later in this Prospectus. After your contract is issued, you may request that we add or eliminate any variable investment options that result in transfer restrictions. We reserve the right to deny your request. See “Transferring your money among investment options” later in this Prospectus.

The contract is between you and the Company. The contract is not an investment advisory account, and the Company is not providing any investment advice or managing the allocations under your contract. In the absence of a specific written arrangement to the contrary, you, as the owner of the contract, have the sole authority to make investment allocations and other decisions under the contract. Your Equitable Advisors, LLC (“Equitable Advisors”) financial professional is acting as a broker-dealer registered representative, and is not authorized to act as an investment advisor or to manage the allocations under your contract. If your financial professional is a registered representative with a broker-dealer other than Equitable Advisors, you should speak with him/her regarding any different arrangements that may apply.

Your right to cancel within a certain number of days

This is provided for informational purposes only. Since the contracts are no longer available to new purchasers, this cancellation provision is no longer applicable.

If for any reason you are not satisfied with your contract, you may return it to us for a refund. To exercise this cancellation right you must mail the contract directly to our processing office within 10 days after you receive it. In some states, this “free look” period may be longer.

For contributions allocated to the variable investment options, your refund will equal your contributions, reflecting any investment gain or loss that also reflects the daily charges we deduct. For contributions allocated to the fixed maturity options, your refund will equal the amount of the contribution allocated to the fixed maturity options reflecting any positive or negative market value adjustments. Some states require that we refund the full amount of your contribution (not including any investment gain or loss, interest, or market value adjustment). For contributions allocated to the guaranteed interest option, your refund will equal the amount of the contribution. For an IRA contract returned to us within seven days after you receive it, we are required to refund the full amount of your contribution. When required by applicable law to return the full amount of your contribution, we will return the greater of your contribution or your contract’s cash value.

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We may require that you wait six months before you apply for a contract with us again if:

•	you cancel your contract during the free look period; or

•	you change your mind before you receive your contract whether we have received your contribution or not.

Please see “Tax information” later in this Prospectus for possible consequences of cancelling your contract.

Also, if you fully or partially convert an existing traditional IRA contract to a Roth IRA or Roth Advantage, you may cancel your Roth IRA or Roth Advantage contract and return to a traditional IRA contract. Our processing office, or your financial professional, can provide you with the cancellation instructions. Ask for the form entitled “EQUI-VEST® Roth IRA Re-Characterization Form.”

In addition to the cancellation right described above, you have the right to surrender your contract, rather than cancel it. Please see “Surrender of your contract to receive its cash value” later in this Prospectus. Surrendering your contract may yield results different than canceling your contract, including a greater potential for taxable income. In some cases, your cash value upon surrender may be greater than your contributions to the contract. Please see “Tax information” later in this Prospectus for possible consequences of cancelling your contract.

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2. Determining your contract’s value

Your account value and cash value

Your “account value” is the total of the: (i) values you have allocated to the variable investment options; (ii) the guaranteed interest option; and (iii) the market adjusted amounts you have in the fixed maturity options. These amounts are subject to certain fees and charges discussed under “Charges and expenses” later in this Prospectus.

Your contract also has a “cash value.” At any time before annuity payments begin, your contract’s cash value is equal to the account value, less: (i) any applicable withdrawal charges and (ii) the total amount or a pro rata portion of the annual administrative charge. Please see “Surrender of your contract to receive its cash value” in “Accessing your money” later in this Prospectus.

Your contract’s value in the variable investment options

Each variable investment option invests in shares of a corresponding portfolio. Your value in each variable investment option is measured by “units.” The value of your units will increase or decrease as though you had invested it in the corresponding portfolio’s shares directly. Your value, however, will be reduced by the amount of the fees and charges that we deduct under the contract.

Units measure your value in each variable investment option.

The unit value for each variable investment option depends on the investment performance of that option minus daily charges for mortality and expense risks and other expenses. On any day, your value in any variable investment option equals the number of units credited to that option, adjusted for any units purchased for or deducted from your contract under that option, multiplied by that day’s value for one unit. The number of your contract units in any variable investment option does not change unless they are:

(i)	increased to reflect additional contributions;

(ii)	decreased to reflect a withdrawal (plus applicable withdrawal charges); or

(iii)	increased to reflect a transfer into, or decreased to reflect a transfer out of a variable investment option.

In addition, the annual administrative charge or third-party transfer or exchange charge, will reduce the number of units credited to your contract. A description of how unit values are calculated is found in the SAI.

Your contract’s value in the guaranteed interest option

Your value in the guaranteed interest option at any time will equal: your contributions and transfers to that option, plus interest, minus withdrawals and transfers out of the option, and charges we deduct.

Your contract’s value in the fixed maturity options

Your value in each fixed maturity option at any time before the maturity date is the market adjusted amount in each option, which reflects withdrawals out of the option and charges we deduct. This is equivalent to your fixed maturity amount increased or decreased by the market value adjustment. Your value, therefore, may be higher or lower than your contributions (less withdrawals) accumulated at the rate to maturity. At the maturity date, your value in a fixed maturity option will equal its maturity value, provided there have been no withdrawals or transfers.

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3. Transferring your money among investment options

Transferring your account value

At any time before the date annuity payments are to begin, you can transfer some or all of your account value among the investment options, subject to the following:

•	You must transfer at least $300 of account value or, if less, the entire amount in the investment option. We may waive the $300 requirement.

•	You may not transfer to a fixed maturity option in which you already have value.

•	You may not transfer to a fixed maturity option that has a rate to maturity of 3%.

•

If the annuitant is age 76 or older, you must limit your transfers to fixed maturity options with maturities of five years or less. Not all maturities may be available. You may not transfer to a fixed maturity option if its maturity date is later than the date annuity payments are to begin.

•	If you make transfers out of a fixed maturity option other than at its maturity date the transfer will cause a market value adjustment.

•

If you choose the ”Maximum investment options choice” method for selecting investment options (including if you have been deemed to have selected that method as a result of a Target Allocation investment option in which you are invested becoming a group “B” option as described under “Selecting your investment method” in “Contract features and benefits” earlier in this Prospectus) the maximum amount you may transfer in any contract year from the guaranteed interest option to any other investment option is (a) 25% of the amount you had in the guaranteed interest option on the last day of the prior contract year or, if greater, (b) the total of all amounts you transferred from the guaranteed interest option to any other investment option in the prior contract year.

•

If you transfer money from another financial institution into the guaranteed interest option during your first contract year, and if you have selected the “Maximum investment options choice” method (including if you have been deemed to have selected that method as a result of a Target Allocation investment option in which you are invested becoming a group “B” option as described under “Selecting your investment method” in “Contract features and benefits” earlier in this Prospectus) you may, during the balance of that contract year, transfer up to 25% of such initial guaranteed interest option balance to any other investment option.

Upon advance notice to you, we may change or establish additional restrictions on transfers among the investment options, including limitations on the number, frequency, or dollar amount of transfers. A transfer request does not change your percentages for allocating current or future contributions among the investment options. Our current transfer restrictions are set forth in the “Disruptive transfer activity” section below.

You may request a transfer in writing or by telephone using TOPS or online using Online Account Access. You must send in all signed written requests directly to our processing office. Transfer requests should specify:

(1)	the contract number,

(2)	the dollar amounts to be transferred, and

(3)	the investment options to and from which you are transferring.

We will confirm all transfers in writing.

Please see “Allocating your contributions” in “Contract features and benefits” for more information about your role in managing your allocations.

Disruptive transfer activity

You should note that the contract is not designed for professional “market timing” organizations, or other organizations or individuals engaging in a market timing strategy. The contract is not designed to accommodate programmed transfers, frequent transfers or transfers that are large in relation to the total assets of the underlying portfolio.

Frequent transfers, including market timing and other program trading or short-term trading strategies, may be disruptive to the underlying portfolios in which the variable investment options invest. Disruptive transfer activity may adversely affect performance and the interests of long-term investors by requiring a portfolio to maintain larger amounts of cash or to liquidate portfolio holdings at a disadvantageous time or price. For example, when market timing occurs, a portfolio may have to sell its holdings to have the cash necessary to redeem the market timer’s investment. This can happen when it is not advantageous to sell any securities, so the portfolio’s performance may be hurt. When large dollar amounts are involved, market timing can also make it difficult to use long-term investment strategies because a portfolio cannot predict how much cash it will have to invest. In addition, disruptive transfers or purchases and redemptions of portfolio investments may impede efficient portfolio management and impose increased transaction costs, such as brokerage costs, by requiring the portfolio manager to effect more frequent purchases and sales of portfolio securities. Similarly, a portfolio may bear increased administrative costs as a result of the asset level and investment volatility that accompanies patterns of

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excessive or short-term trading. Portfolios that invest a significant portion of their assets in foreign securities or the securities of small- and mid-capitalization companies tend to be subject to the risks associated with market timing and short-term trading strategies to a greater extent than portfolios that do not. Securities trading in overseas markets present time zone arbitrage opportunities when events affecting portfolio securities values occur after the close of the overseas market but prior to the close of the U.S. markets. Securities of small- and mid-capitalization companies present arbitrage opportunities because the market for such securities may be less liquid than the market for securities of larger companies, which could result in pricing inefficiencies. Please see the prospectuses for the underlying portfolios for more information on how portfolio shares are priced.

We currently use the procedures described below to discourage disruptive transfer activity. You should understand, however, that these procedures are subject to the following limitations: (1) they primarily rely on the policies and procedures implemented by the underlying portfolios; (2) they do not eliminate the possibility that disruptive transfer activity, including market timing, will occur or that portfolio performance will be affected by such activity; and (3) the design of market timing procedures involves inherently subjective judgments, which we seek to make in a fair and reasonable manner consistent with the interests of all contract owners.

We offer investment options with underlying portfolios that are part of EQ Premier VIP Trust and EQ Advisors Trust (together, the “affiliated trusts”), as well as investment options with underlying portfolios of outside trusts with which the Company has entered participation agreements (the “unaffiliated trusts” and, collectively with the affiliated trusts, the “trusts”). The affiliated trusts have adopted policies and procedures regarding disruptive transfer activity. They discourage frequent purchases and redemptions of portfolio shares and will not make special arrangements to accommodate such transactions. They aggregate inflows and outflows for each portfolio on a daily basis. On any day when a portfolio’s net inflows or outflows exceed an established monitoring threshold, the affiliated trust obtains from us contract owner trading activity. The affiliated trusts currently consider transfers into and out of (or vice versa) the same variable investment option within a five business day period as potentially disruptive transfer activity.

When a contract owner is identified in connection with potentially disruptive transfer activity for the first time, a letter is sent to the contract owner explaining that there is a policy against disruptive transfer activity and that if such activity continues certain transfer privileges may be eliminated. If and when the contract owner is identified a second time as engaged in potentially disruptive transfer activity under the contract, we currently prohibit the use of voice, fax and automated transaction services. We currently apply such action for the remaining life of each affected contract. We or a trust may change the definition of potentially disruptive transfer activity, the monitoring procedures and thresholds, any notification procedures, and the procedures to restrict this activity. Any new or revised policies and procedures will apply to all contract owners uniformly. We do not permit exceptions to our policies restricting disruptive transfer activity.

Each unaffiliated trust may have its own policies and procedures regarding disruptive transfer activity. If an unaffiliated trust advises us that there may be disruptive activity from one of our contract owners, we will work with the unaffiliated trust to review contract owner trading activity. Each trust reserves the right to reject a transfer that it believes, in its sole discretion, is disruptive (or potentially disruptive) to the management of one of its portfolios. Please see the prospectuses for the trusts for more information.

It is possible that a trust may impose a redemption fee designed to discourage frequent or disruptive trading by contract owners. As of the date of this prospectus, the trusts had not implemented such a fee. If a redemption fee is implemented by a trust, that fee, like any other trust fee, will be borne by the contract owner.

Contract owners should note that it is not always possible for us and the underlying trusts to identify and prevent disruptive transfer activity. In addition, because we do not monitor for all frequent trading at the separate account level, contract owners may engage in frequent trading which may not be detected, for example, due to low net inflows or outflows on the particular day(s). Therefore, no assurance can be given that we or the trusts will successfully impose restrictions on all potentially disruptive transfers. Because there is no guarantee that disruptive trading will be stopped, some contract owners may be treated differently than others, resulting in the risk that some contract owners may be able to engage in frequent transfer activity while others will bear the effect of that frequent transfer activity. The potential effects of frequent transfer activity are discussed above.

Automatic transfer options

Investment simplifier

Our Investment simplifier program allows you to choose from two automatic options for transferring amounts from the guaranteed interest option to the variable investment options. The transfer options are the “fixed-dollar option” and the “interest sweep.” You may select one or the other but not both. If you elect to use rebalancing option II (discussed below), you may not choose either of the investment simplifier options.

Fixed-dollar option.  Under this option, you may elect to have a fixed-dollar amount transferred out of the guaranteed interest option and into the variable investment options of your choice on a monthly basis. You can specify the number of monthly transfers or instruct us to continue to make monthly transfers until all available amounts in the guaranteed interest option have been transferred out.

In order to elect the fixed-dollar option, you must have a minimum of $5,000 in the guaranteed interest option on the

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date we receive your election form at our processing office. You also must elect to transfer at least $50 per month. The fixed-dollar option is subject to the guaranteed interest option transfer limitation described above.

Interest sweep.  Under the interest sweep, we will make transfers on a monthly basis from amounts in the guaranteed interest option. The amount we will transfer will be the interest credited to amounts you have in the guaranteed interest option from the last business day of the prior month to the last business day of the current month. You must have at least $7,500 in the guaranteed interest option on the date we receive your election and on the last business day of each month thereafter to participate in the interest sweep option.

The fixed-dollar option and interest sweep feature are forms of dollar-cost averaging. Dollar-cost averaging allows you to gradually allocate amounts to the variable investment options by periodically transferring approximately the same dollar amount to the variable investment options you select. This will cause you to purchase more units if the unit’s value is low and fewer units if the unit’s value is high. Therefore, you may get a lower average cost per unit over the long term. This plan of investing, however, does not guarantee that you will earn a profit or be protected against losses.

When your participation in the investment simplifier will end.  Your participation in the investment simplifier option will end:

•	Under the fixed-dollar option, when either the number of designated monthly transfers have been completed or the amount you have available in the guaranteed interest option has been transferred out.

•	Under the interest sweep, when the amount you have in the guaranteed interest option falls below $7,500 (determined on the last business day of the month) for two months in a row.

•	Under either option, on the date we receive at our processing office, your written request to cancel automatic transfers, or on the date your contract terminates.

Rebalancing your account value

Our rebalancing program offers two options that you can use to automatically reallocate your account value. Option I permits reallocation among the variable investment options only and option II permits reallocation among the variable investment options and the guaranteed interest option. To enroll in the asset rebalancing program, you must notify us in writing by completing our asset rebalancing form, instructing us:

(a)	in whole percentages only, the percentage you want invested in each variable investment option (and the guaranteed interest option, if applicable), and

(b)	how often you want the rebalancing to occur (quarterly, semi-annually, or annually).

While your rebalancing program is in effect, we will transfer amounts among each variable investment option (and the guaranteed interest option, if applicable), so that the percentage of your account value that you specify is invested in each option at the end of each rebalancing date. Your entire account value in the variable investment options (and guaranteed interest option, if applicable) must be included in the rebalancing program. Currently, we permit rebalancing of up to 20 investment options. Transfer restrictions out of the guaranteed interest option may apply in accordance with the last two bullets under “Transferring your account value” above in this section. The initial transfer under the rebalancing program (based on your account value as of the day before the program is established) is not permitted to cause the transfer restrictions to be violated, and any rebalancing election that would be a violation of the transfer restrictions will not be put into effect. However, if the program can be established, once it is in effect, the transfer restrictions will be waived for the rebalancing transfers.

Rebalancing does not assure a profit or protect against loss. You should periodically review your allocation percentages as your needs change. You may want to discuss the rebalancing program with your financial professional and/or financial adviser before electing the program.

To be eligible, you must have (i) at least $5,000 of account value in the variable investment options for option I, or (ii) at least $5,000 of account value in the variable investment options and the guaranteed interest option, combined for option II. Rebalancing is not available for amounts you have allocated in the fixed maturity options. We may waive this $5,000 requirement.

If you elect to use option II, you may not choose either of the investment simplifier automatic options.

You may elect or terminate the rebalancing program at any time. You may also change your allocations under the program at any time. Once enrolled in the rebalancing program, it will remain in effect until you instruct us in writing to terminate the program. Requesting an investment option transfer while enrolled in our rebalancing program will not automatically change your allocation instructions for rebalancing your account value. This means that upon the next scheduled rebalancing, we will transfer amounts among your investment options pursuant to the allocation instructions previously on file for your program. Changes to your allocation instructions for the rebalancing program (or termination of your enrollment in the program) must be in writing and sent to our processing office.

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4. Accessing your money

Withdrawing your account value

You have several ways to withdraw your account value before annuity payments begin. The table below shows the methods available under each type of contract. More information follows the table. For the tax consequences of taking withdrawals, see “Tax information” later in this Prospectus.

Method of withdrawal

Contract	Partial	Systematic	Minimum distribution
NQ	Yes	Yes	No
Traditional IRA	Yes	Yes	Yes
QP IRA	Yes	Yes	Yes
Roth Advantage	Yes	Yes	No
Roth IRA	Yes	Yes	No

Partial withdrawals

(All contracts)

You may take partial withdrawals from your account value at any time while the annuitant is living and before annuity payments begin. The minimum amount you may withdraw at any time is $300. If you request a withdrawal that leaves you with an account value of less than $500, we may treat it as a request to surrender the contract for its cash value. See “Surrender of your contract to receive its cash value” below.

Partial withdrawals in excess of the 10% free withdrawal amount may be subject to a withdrawal charge. See “10% free withdrawal amount” in “Charges and expenses” later in this Prospectus.

Systematic withdrawals

(All contracts)

You may take systematic withdrawals on a monthly or quarterly basis. The minimum amount you may take for each withdrawal is $250. We will make the withdrawal on any day of the month that you select as long as it is not later than the 28th day of the month. However, you must elect a date that is more than three calendar days prior to your contract date anniversary. If you do not select a date, your withdrawals will be made on the first business day of the month. A check for the amount of the withdrawal will be mailed to you or, if you prefer, we will electronically transfer the money to your checking or savings account.

You may withdraw either the amount of interest earned in the guaranteed interest option or a fixed-dollar amount from either the variable investment options or the guaranteed interest option. If you elect the interest option, a minimum of $20,000 must be maintained in the guaranteed interest option. If you elect the fixed-dollar option, you do not have to maintain a minimum amount.

If you choose to have a fixed dollar amount taken from the variable investment options and/or the guaranteed interest option, you may elect to have the amount of the withdrawal subtracted from your account value in one of three ways:

(1)

Pro rata from all of your variable investment options and the guaranteed interest option, in which you have value (without exhausting your values in those options). Once the requested amount is greater than your account value, the systematic withdrawal program will terminate.

(2)

Pro rata from all of your variable investment options and the guaranteed interest option, in which you have value (until your account value is exhausted). Once the requested amount leaves you with an account value of less than $500, we will treat it as a request to surrender your contract.

(3)

You may specify a dollar amount from one variable investment option or the guaranteed interest option. If you choose this option and the value in the investment option drops below the requested withdrawal amount, the requested withdrawal amount will be taken on a pro rata basis from all remaining investment options in which you have value. Once the requested amount leaves you with an account value of less than $500, we will treat it as a request to surrender your contract.

If you are invested in fixed maturity options, you may not elect option (1) or (2).

You can cancel the systematic withdrawal option at any time.

Amounts withdrawn in excess of the 10% free withdrawal amount may be subject to a withdrawal charge.

Lifetime minimum distribution withdrawals

(Traditional IRA and QP IRA contracts — See “Tax information” later in this Prospectus)

We offer our “required minimum distribution automatic withdrawal option” to help you meet lifetime required minimum distributions under federal income tax rules. This is not the exclusive way for you to meet these rules. After consultation with your tax adviser, you may decide to compute required minimum distributions yourself and request partial withdrawals. In such a case, a withdrawal charge may apply if your withdrawal exceeds the free withdrawal amount. You may choose instead an annuity payout option. Before electing an account-based withdrawal option, please refer to “Required minimum distributions” under “Individual Retirement Arrangements (“IRAs”)” in “Tax information” later in this Prospectus. Also, the actuarial present value of additional contract benefits must be added to the account value in calculating required minimum distribution withdrawals,

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which could increase the amount required to be withdrawn. For this purpose additional annuity contract benefits may include enhanced death benefits.

Under legislation enacted at the end of 2019:

•	If your birthdate is June 30, 1949 or earlier, you may elect our required minimum distribution automatic withdrawal option in the year in which you reach age 70 1/2, or in any later year.

•	If your birthdate is July 1, 1949 or later, you may elect our RMD automatic withdrawal option in the year in which you reach age 72, or in any later year.

To elect this option, you must have account value in the variable investment options and the guaranteed interest option of at least $2,000. The minimum amount we will pay out is $300, or if less, your account value. If your account value is less than $500 after the withdrawal, we may terminate your contract and pay you its cash value. Currently, minimum distribution withdrawal payments will be made annually.

Currently, we do not impose a withdrawal charge on minimum distribution withdrawals if you are enrolled in our RMD automatic withdrawal option. The minimum distribution withdrawal will be taken into account in determining if any subsequent withdrawal taken in the same contract year exceeds the 10% free withdrawal amount.

We will send to traditional IRA and QP IRA owners a form outlining the minimum distribution options available in the year you reach age 72 (or age 70 1/2 if applicable) if you have not begun your annuity payments before that time.

How withdrawals are taken from your account value

Unless you specify otherwise, we will subtract your withdrawals on a pro rata basis from your values in the investment options. A market value adjustment will apply if withdrawals are taken from the fixed maturity options.

Automatic deposit service

If you are receiving required minimum distribution payments from a traditional IRA or QP IRA contract, you may use our automatic deposit service.

Under this service, we will automatically deposit the required minimum distribution payment from your traditional IRA or QP IRA contract directly into an EQUI-VEST® NQ or Roth IRA or an EQUI-VEST® ExpressSM (if available in your state) NQ or Roth IRA contract, according to your allocation instructions. Please note that you must have compensation or earned income for the year of the contribution to make regular contributions to Roth IRAs. See “Tax information — Roth IRAs” later in this Prospectus.

Deposit option for NQ contracts only

If available, you may elect the deposit option for your benefit while you are alive, or for the benefit of your beneficiary.

If this option is available, proceeds from your NQ contract can be deposited with us for a period you select, but no longer than five years. We will hold the amounts in our general account. We will credit interest on the amounts at a guaranteed rate for the specified period using our then current rate for this option. We will pay out the interest on the amount deposited at least once each year.

If you elect this option for your benefit, you deposit the amount with us that you would otherwise apply to an annuity payout option. If you elect this option for your beneficiary before the annuitant’s death, death benefit proceeds may be left on deposit with us subject to certain restrictions, instead of being paid out to the beneficiary.

Other restrictions apply to the deposit option. We may remove this payout option at any time. Your financial professional can provide more information about this option and whether it is available, or you may call our processing office.

Surrender of your contract to receive its cash value

You may surrender your contract to receive its cash value at any time while the annuitant is living and before you begin to receive annuity payments. For a surrender to be effective, we must receive your written request and your contract at our processing office. We will determine your cash value on the date we receive the required information. All benefits under the contract will terminate as of that date.

You may receive your cash value in a single sum payment or apply it to one or more of the annuity payout options. See “Your annuity payout options” below. We will usually pay the cash value within seven calendar days, but we may delay payment as described in “When to expect payments” below. For the tax consequences of surrenders, see “Tax information” later in this Prospectus.

Termination

We may terminate your contract and pay you the cash value if:

(1)	your account value is less than $500 and you have not made contributions to your contract for a period of three years; or

(2)	you request a partial withdrawal that reduces your account value to an amount less than $500; or

(3)	you have not made any contributions within 120 days from your contract date.

When to expect payments

Generally, we will fulfill requests for payments out of the variable investment options within seven calendar days after the date of the transaction to which the request relates. These transactions may include applying proceeds to a variable annuity payout option, payment of a death benefit, payment of any amount you withdraw (less any withdrawal charge) and, upon surrender or termination, payment of the

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cash value. We may postpone such payments or applying proceeds for any period during which:

(1)	the New York Stock Exchange is closed or restricts trading,

(2)	the SEC determines that an emergency exists as a result of which sales of securities or determination of fair value of a variable investment option’s assets is not reasonably practicable, or

(3)	the SEC, by order, permits us to defer payment to protect people remaining in the variable investment options.

We can defer payment of any portion of your values in the guaranteed interest option and the fixed maturity options (other than for death benefits) for up to six months while you are living.

All payments are made by check and are mailed to you (or the payee named in a tax-free exchange) by U.S. mail, unless you request that we use an express delivery or wire transfer service at your expense.

Your annuity payout options

The following description assumes annuitization of your entire contract. For partial annuitization, see “Partial annuitization” below.

Deferred annuity contracts such as EQUI-VEST® provide for conversion to payout status at or before the contract’s “maturity date.” This is called annuitization. When your contract is annuitized, your EQUI-VEST® contract and all its benefits terminate and will be converted to a supplemental payout annuity contract (“payout option”) that provides for periodic payments for life or for a specified period of time. In general, the periodic payment amount is determined by the account value or cash value of your EQUI-VEST® contract at the time of annuitization and the annuity purchase factor to which that value is applied, as described below. We have the right to require you to provide any information we deem necessary to provide an annuity payout option. If an annuity payout is later found to be based on incorrect information, it will be adjusted on the basis of the correct information.

Your EQUI-VEST® contract guarantees that upon annuitization, your annuity account value will be applied to a guaranteed annuity purchase factor for a life annuity payout option. We reserve the right, with advance notice to you, to change your annuity purchase factor any time after your fifth contract date anniversary and at not less than five year intervals after the first change. (Please see your contract and SAI for more information). In addition, you may apply your account value or cash value, whichever is applicable, to any other annuity payout option that we may offer at the time of annuitization.

You can choose from among the annuity payout options listed below. Restrictions may apply, depending on the type of contract you own and the annuitant’s age at contract issue. Other than life annuity with period certain, we reserve the right to add, remove or change any of these annuity payout options at any time.

Annuity payout options

Fixed annuity payout options	• Life annuity • Life annuity with period certain • Life annuity with refund certain • Period certain annuity
Variable Immediate Annuity payout options (described in a separate prospectus for this option)	• Life annuity (not available in NY) • Life annuity with period certain
•

Life annuity:  An annuity that guarantees payments for the rest of the annuitant’s life. Payments end with the last monthly payment before the annuitant’s death. Because there is no continuation of benefits following the annuitant’s death with this payout option, it provides the highest monthly payment of any of the life annuity options, so long as the annuitant is living. If you choose this payout option and you die before the due date of the second (third, fourth, etc.) annuity payment, then you will only receive one (two, three, etc.) annuity payment.

•

Life annuity with period certain:  An annuity that guarantees payments for the rest of the annuitant’s life. If the annuitant dies before the end of a selected period of time (“period certain”), payments continue to the beneficiary for the balance of the period certain. The period certain cannot extend beyond the annuitant’s life expectancy or the joint life expectancy of the annuitant and the joint annuitant. A life annuity with a period certain is the form of annuity under the contracts that you will receive if you do not elect a different payout option. In this case the period certain will be based on the annuitant’s age and will not exceed 10 years or the annuitant’s life expectancy.

•

Life annuity with refund certain:  An annuity that guarantees payments for the rest of the annuitant’s life. If the annuitant dies before the amount applied to purchase the annuity option has been recovered, payments to the beneficiary will continue until that amount has been recovered. This payout option is available only as a fixed annuity.

•

Period certain annuity:  An annuity that guarantees payments for a specific period of time, usually 5, 10, 15, or 20 years. This guarantee period may not exceed the annuitant’s life expectancy. This option does not guarantee payments for the rest of the annuitant’s life. It does not permit any repayment of the unpaid principal, so you cannot elect to receive part of the payments as a single sum payment with the rest paid in monthly annuity payments. This payout option is available only as a fixed annuity.

The life annuity, life annuity with period certain, and life annuity with refund certain payout options are available on a single life or joint and survivor life basis. The joint and survivor life annuity guarantees payments for the rest of the

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annuitant’s life and, after the annuitant’s death, to the survivor for life. We may offer other payout options not outlined here. Your financial professional can provide details.

Fixed annuity payout options

With fixed annuities, we guarantee fixed annuity payments that will be based either on the tables of guaranteed annuity purchase factors in your contract or on our then current annuity purchase factors, whichever is more favorable for you.

Variable Immediate Annuity payout options

Variable Immediate Annuities are described in a separate prospectus that is available from your financial professional. Before you select a Variable Immediate Annuity payout option, you should read the prospectus which contains important information that you should know.

Variable Immediate Annuities may be funded through your choice of available variable investment options investing in portfolios of EQ Premier VIP Trust and EQ Advisors Trust. The contract also offers a fixed income annuity payout option that can be elected in combination with the variable income annuity payout option. The amount of each variable income annuity payment will fluctuate, depending upon the performance of the variable investment options, and whether the actual rate of investment return is higher or lower than an assumed base rate.

Partial annuitization

Partial annuitization of nonqualified deferred annuity contracts is permitted under certain circumstances. You may choose from the annuity payout options described here, but if you choose a period certain annuity payout, the certain period must be for 10 years or more. We require you to elect partial annuitization on the form we specify. For purposes of this contract we will effect any partial annuitization as a withdrawal applied to a payout annuity. See “Withdrawing your account value” above. See also the discussion of “Partial annuitization” under “Taxation of nonqualified annuities” in “Tax information.”

Selecting an annuity payout option

When you select a payout option, we will issue you a separate written agreement confirming your right to receive annuity payments. We require you to return your contract before annuity payments begin. Unless you choose a different payout option, we will pay annuity payments under a life annuity with a period certain of 10 years. You choose whether these payments will be either fixed or variable. The contract owner and annuitant must meet the issue age and payment requirements.

You can choose the date annuity payments are to begin, but generally it may not be earlier than thirteen months from the EQUI-VEST® contract date. You can change the date your annuity payments are to begin anytime before that date as long as you do not choose a date later than the 28th day of any month or later than your EQUI-VEST® contract’s maturity date. Your EQUI-VEST® contract’s maturity date is the date by which you must either take a lump sum withdrawal or select an annuity payout option. The maturity date is generally the EQUI-VEST® contract date anniversary that follows the annuitant’s 90th birthday. This may be different in some states.

We will send you a notice with your contract statement one year prior to your maturity date. Once you have selected an annuity payout option and payments have begun, no change can be made other than transfers among the variable investment options if a variable immediate annuity is selected. If you do not respond to the notice within the 30 days following your maturity date, your contract will be annuitized automatically.

We currently offer different payment frequencies on certain annuity payout options. In general, the total annual payout will be lower for more frequent payouts (such as monthly) because of the increased administrative expenses associated with more frequent payouts. Also, in general, the longer the period over which we expect to make payments, the lower will be your payment each year.

The amount of the annuity payments will depend on:

(1)	the amount applied to purchase the annuity;

(2)	the type of annuity chosen, and whether it is fixed or variable;

(3)	in the case of a life annuity, the annuitant’s age (or the annuitant’s and joint annuitant’s ages); and

(4)	in certain instances, the sex of the annuitant(s).

The amount applied to provide the annuity payments will be (1) the account value for any life annuity form, or (2) the cash value for any annuity certain (an annuity form that does not guarantee payments for a person’s lifetime) except that if the period certain is more than five years, the amount applied will be no less than 95% of the account value.

If, at the time you elect a payout option, the amount to be applied is less than $2,000 or the initial payment under the form elected is less than $20 monthly, we reserve the right to pay the account value in a single sum rather than as payments under the payout option chosen.

Please see Appendix III later in this Prospectus for state variations.

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5. Charges and expenses

Charges that the Company deducts

We deduct the following charges each day from the net assets of each variable investment option. These charges are reflected in the unit values of each variable investment option:

•	A mortality and expense risks charge.

•	A charge for other expenses.

We deduct the following charges from your account value. When we deduct these charges from your variable investment options, we reduce the number of units credited to your contract:

•	On the last day of the contract year an annual administrative charge, if applicable.

•	Charge for third-party transfer or exchange (series 300, 400 and 500 only).

•	Charges for certain optional special services.

•	At the time you make certain withdrawals or surrender your contract, or your contract is terminated — a withdrawal charge, if applicable.

•	At the time annuity payments are to begin — charges designed to approximate certain taxes that may be imposed on us, such as premium taxes in your state. An annuity administrative fee may also apply.

More information about these charges appears below. The charges differ depending on which contract series you purchase.

We will not increase these charges for the life of your contract, except as noted below. We may reduce certain charges under group or sponsored arrangements. See “Group or sponsored arrangements” below.

To help with your retirement planning, we may offer other annuities with different charges, benefits and features. Please contact your financial professional for more information.

Charges under the contracts

Mortality and expense risks charge

We deduct a daily charge from the net assets in each variable investment option to compensate us for mortality and expense risks, including the death benefit.

The mortality risk we assume is the risk that annuitants as a group will live for a longer time than our actuarial tables predict. If that happens, we would be paying more in annuity benefits than we planned. For series 300, 400 and 500, we may change the actuarial basis for our guaranteed annuity payment tables, but only for new contributions and only at five year intervals from the contract date. Lastly, we assume a mortality risk to the extent that at the time of death, the guaranteed death benefit exceeds the cash value of the contract.

The expense risk we assume is the risk that our expenses in providing the benefits and administering the contracts will be greater than we expect.

To the extent that the mortality and expense risk charges are not needed to cover the actual expenses incurred, they may be considered an indirect reimbursement for certain sales and promotional expenses relating to the contracts.

For each series the daily charge is a percentage of net assets that is equivalent to an annual rate of:

•	1.10% current and maximum in each variable investment option under series 300 contracts.

•	1.10% current and 1.75% maximum in each variable investment option under series 400 contracts.

•	1.20% current and 1.75% maximum in each variable investment option under series 500 contracts.

•	0.56% current and 0.65% maximum under series 100 contracts, and 1.15% current and 1.24% maximum under series 200 contracts in the EQ/Common Stock Index and EQ/Money Market options.

•	0.50% current and maximum under series 100 contracts, and 1.09% current and maximum under series 200 contracts for all other variable investment options.

Charge for other expenses

We deduct this daily charge from the net assets in each variable investment option. This charge, together with the annual administrative charge described below, is for providing administrative and financial accounting services under the contracts.

The daily charge is equivalent to a maximum annual rate of:

(i)

under series 300, 400 and 500 contracts, 0.25% of the net assets in each variable investment option. For all variable investment options under series 300 and 400 other than the EQ/Moderate Allocation, Multimanager Aggressive Equity, EQ/Common Stock Index and EQ/Money Market options, we currently deduct 0.24% of the net assets. We may, upon advance notice to you, increase the charge to 0.25% of the net assets for these variable investment options;

(ii)

under series 100 contracts, 0.84% of the net assets in each variable investment option. 0.60% of this charge is designed to reimburse us for research and development costs and for administrative expenses that are not covered by the annual administrative charge described

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below. The remaining 0.24% is to reimburse us for the cost of financial accounting services we provide under the contracts; and

(iii)	under series 200 contracts, the charge for expenses and financial accounting is 0.25% of the net asset value in each variable investment option.

Maximum total charges

Under series 500 contracts, the total annual rate for the above charges is 1.45%. We may increase or decrease this total annual rate, but we may not increase it above a maximum rate of 2.00%. We will only make any increase after we have sent you advance notice. Any increase or decrease will apply only after the date of the change. Any changes we make will reflect differences in costs and anticipated expenses, and will not be unfairly discriminatory.

Total Separate Account A annual expenses of the variable investment options (not including the Trusts fees and other expenses) are guaranteed not to exceed a total annual rate of (i) 1.35% for series 300; (ii) 1.49% for series 100 and 200 for the EQ/Common Stock Index and EQ/Money Market options; (iii) 1.34% for all the other options not listed in (ii) for series 100 and 200; and (iv) 2.00% for series 400.

Under series 100 and 200 contracts for the EQ/Moderate Allocation, Multimanager Aggressive Equity, EQ/Common Stock Index and EQ/Money Market options, the combined amount of the Separate Account A charges to these variable investment options and Trust charges for investment advisory fees and direct operating expenses may not exceed a total annual rate of 1.75% of the value of the assets held in each of those variable investment options.

Annual administrative charge

We deduct an administrative charge from your account value on the last business day of each contract year. We will deduct a pro rata portion of the charge if you surrender your contract, elect an annuity payout option, or the annuitant dies during the contract year. The charge is deducted pro rata from the variable investment options and the guaranteed interest option. If those amounts are insufficient, we will make up the required amounts from the fixed maturity options to the extent you have value in those options. Charges deducted from the fixed maturity options are considered withdrawals and, as such, will result in a market value adjustment.

Under series 300, 400 and 500, during the first two contract years, the charge is equal to $30 or, if less, 2% of your current account value plus any amount previously withdrawn during the contract year. The charge is currently $30 for contract years three and later. We may increase this charge if our administrative costs rise, but the charge will never exceed $65 annually. We waive the charge if your account value is at least $25,000 for an NQ contract or $20,000 for an IRA contract. We reserve the right to deduct this charge on a quarterly, rather than annual basis.

Under series 100 and 200, the charge is equal to $30 or, if less, 2% of the current account value plus any amount previously withdrawn during that contract year. We waive this charge if your account value is at least $10,000.

We currently waive the annual administrative charge that would otherwise be deducted in the next contract year under any individually owned EQUI-VEST® contract/certificate having an account value that, when combined with the account value of other EQUI-VEST® contracts/certificates owned by the same person, exceeds $100,000 in the aggregate (as determined in January of each year). This does not apply to EQUI-VEST® contracts/certificates owned by different members of the same household. We may change or discontinue this practice at any time without prior notice.

Charge for third-party transfer or exchange

Under series 300 (except in FL), 400 and 500 contracts, we impose a charge for making a direct transfer of amounts from your contract to a third party, such as in the case of a trustee-to-trustee transfer for an IRA contract, or if you request that your contract be exchanged for a contract issued by another insurance company. In either case, we will deduct from your account value any withdrawal charge that applies and a charge of $65 for each direct transfer or exchange for series 300 and 400. For series 500, we will deduct a charge of $25 ($65 maximum) for each direct transfer or exchange. This charge will never exceed 2% of the amount disbursed or transferred. We will deduct this charge and any withdrawal charge that applies from your account value.

Withdrawal charge

A withdrawal charge may apply in three circumstances: (1) you make one or more withdrawals during a contract year; (2) you surrender your contract to receive its cash value; or (3) we terminate your contract. The amount of the charge will depend on whether the free withdrawal amount applies, and the availability of one or more exceptions.

In order to give you the exact dollar amount of the withdrawal you request, we deduct the amount of the withdrawal and the amount of the withdrawal charge from your account value. Any amount deducted to pay withdrawal charges is also subject to a withdrawal charge.

We deduct the withdrawal amount and the withdrawal charge pro rata from the variable investment options and the guaranteed interest option. If those amounts are insufficient, we will make up the required amounts from the fixed maturity options. If we deduct all or a portion of the withdrawal charge from the fixed maturity options, a market value adjustment will apply. See “About our fixed maturity options” in “More information” later in this Prospectus.

We may reduce the withdrawal charge in order to comply with any state law requirement. See “Contracts issued in New York — fixed maturity options for series 300-500” below.

For series 100 and 200 NQ contracts, all series 300, 400, and 500 contracts

The amount of the withdrawal charge we deduct is equal to 6% of contributions withdrawn that were made in the current and five prior contract years measured from the date of the withdrawal.

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In the case of surrenders, we will pay you the greater of the following up to a maximum of the account value:

•	the account value after any withdrawal charge has been imposed (cash value), or

•

the 10% free withdrawal amount plus the contributions made before the current and five prior participation years that have not been previously withdrawn plus 94% of (a) the remaining account value, minus (b) any administrative fees. Under series 100 and 200 NQ contracts, if the annuitant is age 59 or older when the contract is issued, this percentage will be 95% in the fifth contract year and 96% in the sixth contract year. There is a reduction in the withdrawal charge for older annuitants in the fifth and sixth contract years.

For purposes of calculating the withdrawal charge, amounts withdrawn up to the 10% free withdrawal amount are not considered a withdrawal of any contribution. We also treat contributions that have been invested the longest as being withdrawn first. We treat contributions as withdrawn before earnings for purposes of calculating the withdrawal charge. However, the federal income tax rules treat earnings under most NQ contracts as withdrawn first. See “Tax information” later in this Prospectus.

For series 100 and 200 traditional IRA, QP IRA and Roth IRA

The withdrawal charge equals a percentage of the amount withdrawn. The percentage that applies depends on the contract year in which the withdrawal is made, according to the following table:

Contract Year(s)	Charge

1 through 5	6%(1)

6 through 8	5

9	4

10	3

11	2

12	1

13 and later	0
(1)	This percentage may be reduced at older ages for certain contracts. Your financial professional can provide further details about the contract series you own.

The total of all withdrawal charges assessed will not exceed 8% of all contributions made during the current contract year and the nine contract years before the withdrawal is made.

We reserve the right to reduce or waive the withdrawal charge including transfers to a traditional IRA, QP IRA and Roth IRA from another EQUI-VEST® contract. Any such charge will not be unfairly discriminatory. The withdrawal charge may be reduced in order to comply with any state law requirement.

When withdrawal charges do not apply

•	10% free withdrawal amount. Each contract year you can withdraw up to 10% of your account value without paying a withdrawal charge. The 10% free withdrawal amount is determined using your account value at the time you request a withdrawal, minus any other withdrawals made during the contract year. For series 100 and 200 traditional IRA and Roth IRA contracts, the 10% free withdrawal amount described above will be available after the third contract year or you attain age 59 1/2. (Currently we are waiving this restriction.)

For existing contract owners, if you have QP IRA contract number 11933I (series 100), the 10% free withdrawal amount described above was available after the third contract year. If you have QP IRA contract number 92QPI (series 200), the free withdrawal amount was available in the first contract year.

For series 100 and 200 contracts

(i)	For NQ contracts, the withdrawal charge does not apply if:

•	the annuitant dies and a death benefit is payable to the beneficiary; or

•	we receive a properly completed election form providing for the entire account value to be used to buy a life annuity payout option.

(ii)	For a traditional IRA, QP IRA and Roth IRA the withdrawal charge does not apply:

•	after five contract years and the annuitant is at least age 59 1/2; or

•	if you request a refund of an excess contribution within one month of the date on which the contribution is made; or

•	the annuitant dies and the death benefit is made available to the beneficiary; or

•

after five contract years and the annuitant is at least age 55 and the amount withdrawn is used to purchase from us a period certain annuity that extends beyond the annuitant’s age 59 1/2 and allows no prepayment; or

•	after three contract years and the amount withdrawn is used to purchase from us a period certain annuity for a term of at least 10 years and allows no prepayment; or

•	if the amount withdrawn is applied to the election of a life contingent annuity payout option.

For series 300, 400 and 500 contracts

(i)	Death or purchase of annuity. The withdrawal charge does not apply if:

(a)	the annuitant dies and a death benefit is payable to the beneficiary; or

(b)

we receive a properly completed election form providing for the entire account value to be used to buy a life contingent annuity or a non-life annuity with a period certain for a term of at least ten years.

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(ii)	Disability, terminal illness, or confinement to nursing home.

The withdrawal charge also does not apply if:

(a)	The annuitant has qualified to receive Social Security disability benefits as certified by the Social Security Administration; or

(b)	We receive proof satisfactory to us (including certification by a licensed physician) that the annuitant’s life expectancy is six months or less; or

(c)

The annuitant has been confined to a nursing home for more than 90 days (or such other period, as required in your state) as verified by a licensed physician. A nursing home for this purpose means one that is (a) approved by Medicare as a provider of skilled nursing care service, or (b) licensed as a skilled nursing home by the state or territory in which it is located (it must be within the United States, Puerto Rico, U.S. Virgin Islands, or Guam) and meets all of the following:

—	its main function is to provide skilled, intermediate, or custodial nursing care;

—	it provides continuous room and board to three or more persons;

—	it is supervised by a registered nurse or licensed practical nurse;

—	it keeps daily medical records of each patient;

—	it controls and records all medications dispensed; and

—	its primary service is other than to provide housing for residents.

Some states may not permit us to waive the withdrawal charge in the above circumstances, or may limit the circumstances for which the withdrawal charge may be waived. Your financial professional can provide more information or you may contact our processing office.

(iii)	For traditional IRA, QP IRA and Roth IRA contracts the withdrawal charge also does not apply:

•	after six contract years if the annuitant is at least age 59 1/2; or

•	if you request a refund of a contribution in excess of amounts allowed to be contributed under the federal income tax rules within one month of the date on which you made the contribution.

(iv)	Under series 500 (Roth Advantage) contracts the withdrawal charge also does not apply:

•	after five contract years if the annuitant is at least age 59 1/2; or

•

if you withdraw an amount which is less than or equal to 25% of the account value at the time the withdrawal is requested, minus any amount previously withdrawn during that contract year, and you use the withdrawal to pay specified higher education expenses as defined in the federal income tax rules. We must receive evidence satisfactory to us that such withdrawal is in fact for such purpose; or

•

after five contract years if the withdrawal is a “qualified first-time homebuyer distribution” (special federal income tax definition; $10,000 lifetime total limit). We must receive evidence satisfactory to us that such withdrawal is in fact for such purpose; or

•	if you request a refund of a contribution in excess of amounts allowed to be contributed under federal income tax rules within one month of the date on which you made the contribution.

Contracts issued in New York — fixed maturity options (for series 300-500)

For contracts issued in New York, the withdrawal charge that applies to withdrawals taken from amounts in the fixed maturity options will never exceed 6% and will be determined by applying the New York Declining Scale (“declining scale”). If you withdraw amounts that have been transferred from one fixed maturity option to another, we use the New York Alternative Scale (“alternative scale”) if it produces a higher charge than the declining scale.

Declining scale		Alternative scale
Year of investment in fixed maturity option(1)		Year of transfer within fixed maturity option(1)
Within year 1	6%	Within year 1	5%
2	6%	2	4%
3	5%	3	3%
4	4%	4	2%
5	3%	5	1%
6	2%	After year 5	0%
After year 6	0%	Not to exceed 1% times the number of years remaining in the fixed maturity option, rounded to the higher number of years. In other words, if 4.3 years remain, it would be a 5% charge.
(1)	Measured from the contract date anniversary prior to the date of the contribution or transfer.

In the following example we compare the withdrawal charge that would apply to a withdrawal from a NQ or traditional IRA contract that has an account value of $10,000; $8,000 from a contribution made three years ago and $2,000 from positive investment performance.

•

If you were to withdraw the total amount of the contribution within the first six years after it was made, the withdrawal charge that generally applies would be $480 (6% of $8,000). However, if when you made your contribution you allocated it to a fixed maturity option, the

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withdrawal charge would be lower. According to the declining scale method described above, the withdrawal charge would be limited to 5% of the $8,000, or $400 in the third year.

•

The withdrawal charge may be different if when you made your contribution three years ago, you allocated it to a fixed maturity option and then in the third year, you transfer the amounts that apply to such contribution to a new fixed maturity option. In this example we assume that there is one year remaining in the new fixed maturity option. Because you made a transfer among the fixed maturity options, the alternative scale may now apply. Based on this alternative scale, a contribution that is transferred will be subject to a 5% withdrawal charge if you withdraw that contribution in the same year that you make the transfer. However, the withdrawal charge may not exceed 1% for each year remaining in the new fixed maturity option. Since, in this example, the time remaining in the new fixed maturity option is one year, the withdrawal charge under the alternative scale would be limited to 1%. Because New York regulations permit us to use the greater of the declining scale or the alternative scale, the withdrawal charge would be 5%, or $400, based on the declining scale.

•

The withdrawal charge may not exceed the charge that would normally apply under the contract. Use of a New York scale can only result in a lower charge. If your contribution has been in the contract for more than six years and therefore would not have a withdrawal charge associated with it, no withdrawal charge would apply.

•

If you take a withdrawal from an investment option other than the fixed maturity options, the amount available for withdrawal without a withdrawal charge is reduced. It will be reduced by the amount of the contribution in the fixed maturity options to which no withdrawal charge applies.

•	As of any date on which 50% or more of your account value is held in fixed maturity options, the free withdrawal amount is zero.

For contracts issued in New York, you should consider that on the maturity date of a fixed maturity option if we have not received your instructions for allocation of your maturity value, we will transfer your maturity value to the fixed maturity option scheduled to mature next. If we are not offering other fixed maturity options, we will transfer your maturity value to the EQ/Money Market option.

The potential for lower withdrawal charges for withdrawals from the fixed maturity options and the potential for a lower free withdrawal amount than those that would normally apply, should be taken into account when deciding whether to allocate amounts to, or transfer amounts to or from, the fixed maturity options.

Charges for state premium and other applicable taxes

We deduct a charge designed to approximate certain taxes that may be imposed on us, such as premium taxes in your state. Generally, we deduct the charge from the amount applied to provide an annuity payout option. The current tax charge that might be imposed varies by jurisdiction and ranges from 0% to 3.5%.

Special services charges

We deduct a charge for providing the special services described below. These charges compensate us for the expense of processing each special service. For certain services, we will deduct from your account value any withdrawal charge that applies and the charge for the special service. Please note that we may discontinue some or all of these services without notice.

Wire transfer charge.  We charge $90 for outgoing wire transfers. Unless you specify otherwise, this charge will be deducted from the amount you request.

Express mail charge.  We charge $35 for sending you a check by express mail delivery. This charge will be deducted from the amount you request.

Charges that the Trusts deduct

The Trusts deduct charges for the following types of fees and expenses:

•	Management fees.

•	12b-1 fees.

•	Operating expenses, such as trustees’ fees, independent auditors’ fees, legal counsel fees, administrative service fees, custodian fees, and liability insurance.

•	Investment-related expenses, such as brokerage commissions.

These charges are reflected in the daily share price of each portfolio. Since shares of each Trust are purchased at their net asset value, these fees and expenses are, in effect, passed on to the variable investment options and are reflected in their unit values. Certain portfolios available under the contract in turn invest in shares of other portfolios of EQ Premier VIP Trust and EQ Advisors Trust and/or shares of unaffiliated portfolios (collectively, the “underlying portfolios”). The underlying portfolios each have their own fees and expenses, including management fees, operating expenses, and investment related expenses such as brokerage commissions. For more information about these charges, please refer to the prospectuses for the Trusts.

Group or sponsored arrangements

For certain group or sponsored arrangements, we may reduce the withdrawal charge or the mortality and expense risks charge, or change the minimum initial contribution requirements. We also may change the minimum death benefit. Group arrangements include those in which a trustee or an employer, for example, purchases contracts covering a group of individuals on a group basis. Group arrangements are not available for traditional IRA, QP IRA and Roth IRA contracts. Sponsored arrangements include those in which an employer allows us to sell contracts to its employees or retirees on an individual basis.

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Our costs for sales, administration, and mortality generally vary with the size and stability of the group or sponsoring organization, among other factors. We take all these factors into account when reducing charges. To qualify for reduced charges, a group or sponsored arrangement must meet certain requirements, such as requirements for size and number of years in existence. Group or sponsored arrangements that have been set up solely to buy contracts or that have been in existence less than six months will not qualify for reduced charges.

We also may establish different rates to maturity for the fixed maturity options under different classes of contracts for group or sponsored arrangements.

We will make these and any similar reductions according to our rules in effect when we approve a contract for issue. We may change these rules from time to time. Any variation will reflect differences in costs or services and will not be unfairly discriminatory.

Group or sponsored arrangements may be governed by federal income tax rules, the Employee Retirement Income Security Act of 1974, or both. We make no representations with regard to the impact of these and other applicable laws on such programs. We recommend that employers, trustees, and others purchasing or making contracts available for purchase under such programs seek the advice of their own legal and benefits advisers.

Other distribution arrangements

We may reduce or eliminate charges when sales are made in a manner that results in savings of sales and administrative expenses, such as sales through persons who are compensated by clients for recommending investments and who receive no commission or reduced commissions in connection with the sale of the contracts. We will not permit a reduction or elimination of charges where it will be unfairly discriminatory.

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6. Payment of death benefit

Your beneficiary and payment of benefit

You designate your beneficiary when you apply for your contract. You may change your beneficiary at any time while the contract is in force and the owner and annuitant are alive. The change will be effective as of the date the written request is executed, whether or not you are living on the date the change is received at our processing office. We are not responsible for any beneficiary change request that we do not receive. We will send you a written confirmation when we receive your request.

Death benefit

The death benefit is equal to the greater of (i) your account value (without adjustment for any otherwise applicable negative market value adjustment) as of the date we receive satisfactory proof of the annuitant’s death, any required instructions for the method of payment, information and forms necessary to effect payment and (ii) the “minimum death benefit.” The minimum death benefit is equal to your total contributions, adjusted for withdrawals, withdrawal charges, and taxes that apply.

If your surviving spouse rolls the death benefit proceeds over into a contract issued by us, the death proceeds will remain invested in this contract until your spouse’s contract is issued and the amount of the death benefit will be calculated as of the date we receive all requirements necessary to issue your spouse’s new contract. The amount of the death benefit will be calculated to equal the greater of (i) your account value (without adjustment for any otherwise applicable negative market value adjustment) as of the date that your spouse’s contract is issued, and (ii) the “minimum death benefit” as of the date of your death. This means that the death benefit proceeds could vary up or down, based on investment performance, until your spouse’s new contract is issued.

How withdrawals affect the minimum death benefit

Depending upon contract series, contract date and the state where your contract is issued, each withdrawal you make will reduce the amount of your current minimum death benefit on a pro rata basis. Reduction on a pro rata basis means that we calculate the percentage of your current account value that is being withdrawn and we reduce your current minimum death benefit by that same percentage. For example, if your account value is $30,000, and you withdraw $12,000 you have withdrawn 40% of your account value. If your minimum death benefit was $40,000 before the withdrawal, it would be reduced by $16,000 ($40,000 x .40) and your new minimum death benefit after the withdrawal would be $24,000 ($40,000-$16,000). Check with your financial professional.

Effect of the annuitant’s death

If the annuitant dies before the annuity payments begin, we will pay the death benefit to your beneficiary.

Generally, the death of the annuitant terminates the contract. However, if you are both the owner and the annuitant and your spouse is the sole primary beneficiary, the contract can be continued as discussed below under “Successor owner and annuitant.” Only a spouse who is the sole primary beneficiary can be a successor owner/ annuitant. The determination of spousal status is made under applicable state law; however, in the event of a conflict between federal and state law, we follow federal rules. A beneficiary may be able to have limited ownership as discussed under “Beneficiary continuation option” below.

Successor Owner and Annuitant: traditional IRA, QP IRA, NQ and Roth IRA contracts (may not be available in all states for some series).  If you are the owner and annuitant and your spouse is the sole primary beneficiary, your spouse may elect upon your death to continue the contract as the owner/annuitant and no death benefit is payable until the surviving spouse’s death. If your surviving spouse decides to continue the contract, as of the date we receive satisfactory proof of death, any required instructions, information and forms necessary to effect the successor owner/annuitant feature, we will increase the account value to equal your minimum death benefit, if such death benefit is greater than such account value. The increase in the account value will be allocated to the investment options according to the allocation percentages we have on file for your contract. Thereafter, withdrawal charges will no longer apply to contributions made before your death. Withdrawal charges will apply if additional contributions are made. These additional contributions will be withdrawn only after all other amounts have been withdrawn. For series 100 and 200 IRA contracts, withdrawal charges will no longer apply and additional contributions may no longer be made. The minimum death benefit will continue to apply.

When an NQ contract owner dies before the annuitant

Under certain conditions after the original owner’s death, the owner changes for purposes of receiving federal tax law required distributions from your contract. When you are not the annuitant under an NQ contract and you die before annuity payments begin, unless you specify otherwise, we will automatically make the beneficiary your successor owner. If you do not want this beneficiary also to be the successor owner, you should name a specific successor owner. You may name a successor at any time while the contract is in force and the owner and annuitant are alive by sending satisfactory notice to our processing office.

Unless the surviving spouse of the owner who has died is the successor owner for this purpose, the entire interest in the contract must be distributed under the following rules:

•	The cash value of the contract must be fully paid to the successor owner (new owner) within five years after your death.

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•

The successor owner may instead elect to receive the cash value as a life annuity (or payments for a period certain of not longer than the new owner’s life expectancy). Payments must begin within one year after the non-annuitant owner’s death. Unless this alternative is elected, we will pay any cash value five years after your death.

If the surviving spouse is the successor owner, the spouse may elect to continue the contract. No distributions are required as long as the surviving spouse and annuitant are living. The account value must be distributed no later than 5 years after the spouse’s death.

How death benefit payment is made

We will pay the death benefit to the beneficiary in the form of the annuity payout option you have chosen, if the option is permitted under federal tax rules in effect after your death.

If you have not chosen an annuity payout option as of the time of the annuitant’s death, the beneficiary will receive the death benefit in a single sum. However, subject to any exceptions in the contract, our rules and any applicable requirements under federal income tax rules, the beneficiary may elect to apply the death benefit to one or more annuity payout options we offer at the time. See “Your annuity payout options” under “Accessing your money” earlier in this Prospectus. Please note that any annuity payout option chosen may not extend beyond the life expectancy of the beneficiary.

If the beneficiary is a natural person (i.e., not an entity such as a corporation or a trust) and so elects, death benefit proceeds can be paid through the “Equitable Access Account,” which is a draft account that works in certain respects like an interest-bearing checking account. In that case, we will send the beneficiary a draftbook, and the beneficiary will have immediate access to the proceeds by writing a draft for all or part of the amount of the death benefit proceeds. The Company will retain the funds until a draft is presented for payment. Interest on the Equitable Access Account is earned from the date we establish the account until the account is closed by your beneficiary or by us if the account balance falls below the minimum balance requirement, which is currently $1,000. The Equitable Access Account is part of the Company’s general account and is subject to the claims of our creditors. We will receive any investment earnings during the period such amounts remain in the general account. The Equitable Access Account is not a bank account or a checking account and it is not insured by the FDIC. Funds held by insurance companies in the general account are guaranteed by the respective state guaranty association.

Beneficiary continuation option for traditional IRA, QP IRA, Roth IRA and Roth Advantage contracts

The following describes the “Beneficiary continuation option for traditional IRA, QP IRA, Roth IRA and Roth Advantage IRA contracts” as in effect prior to legislation enacted at the end of 2019. Legislation enacted at the end of 2019 has changed key aspects of post-death distributions from tax qualified and tax favored contracts such as IRAs. After regulatory guidance is issued on this legislation, we anticipate making changes beginning in 2020 to our contracts to reflect these legislative changes. We may be required in certain cases to pay benefits faster under existing contracts.

Upon your death under a traditional IRA, QP IRA, Roth IRA, or Roth Advantage contract, your beneficiary may generally elect to keep the contract with your name on it and receive distributions under the contract instead of receiving the death benefit in a single sum. The beneficiary continuation option may not be available in all states for some series. Depending on the beneficiary, this option may be restricted or may no longer be available for deaths after December 31, 2019, due to legislation enacted at the end of 2019.

This feature must be elected by September 30th of the year following the calendar year of your death and before any other inconsistent election is made. Beneficiaries who do not make a timely election will not be eligible for this option. If the election is made, then as of the date we receive satisfactory proof of death, any required instructions, information and forms necessary to effect the beneficiary continuation option feature, we will increase the account value to equal the applicable death benefit if such death benefit is greater then such account value.

After legislation enacted at the end of 2019, for deaths after December 31, 2019, only specified individuals who are “eligible designated beneficiaries” or “EDBs” may stretch post-death payments over the beneficiary’s life expectancy. See “required minimum distributions after your death” later in this prospectus under “Tax Information.” Individual beneficiaries who do not have EDB status (including beneficiaries named by the original beneficiary to receive any remaining interest after the death of the original beneficiary) must take out any remaining interest in the IRA or plan within 10 years of the applicable death. Trusts for individuals which would be considered as “see-through” trusts under the rules prior to January 1, 2020 presumably no longer qualify to elect the beneficiary continuation option, except under narrowly defined circumstances.

Under the beneficiary continuation option:

•	The contract continues with your name on it for the benefit of your beneficiary.

•	This feature is only available if the beneficiary is an individual. Certain trusts with only individual beneficiaries will be treated as individuals for this purpose.

•

If there is more than one beneficiary, each beneficiary’s share will be separately accounted for. It will be distributed over the beneficiary’s own life expectancy, if payments over life expectancy are chosen.

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•	The minimum amount that is required in order to elect the beneficiary continuation option is $5,000 for each beneficiary.

•	The beneficiary may make transfers among the investment options, but no additional contributions will be permitted.

•	The minimum death benefit provision will no longer be in effect.

•	The beneficiary may choose at any time to withdraw all or a portion of the account value and no withdrawal charges will apply. Any partial withdrawal must be at least $300.

•	Your beneficiary will have the right to name a beneficiary to receive any remaining interest in the contract.

•

Upon the death of the beneficiary, the beneficiary he or she has named has the option to either continue taking required minimum distributions based on the remaining life expectancy of the deceased beneficiary or to receive any remaining interest in the contract in a lump sum. The option elected will be processed when we receive satisfactory proof of death, any required instructions for the method of payment and any required information and forms necessary to effect payment. Even in the case of IRA owners who died before December 31, 2019, if the beneficiary dies January 1, 2020 or later, legislation enacted at the end of 2019 imposes a 10-year limit on the distribution of the remaining interest.

Beneficiary continuation option for series 400 NQ contracts only

This feature (also known as inherited annuity), may only be elected when the NQ contract owner dies before the date annuity payments are to begin, whether or not the owner and the annuitant are the same person. If the owner and annuitant are different and the owner dies before the annuitant, for purposes of this discussion, “beneficiary” refers to the successor owner. For a discussion of successor owner, see “When an NQ contract owner dies before the annuitant” earlier in this section.

This feature must be elected within 9 months following the date of your death and before any other inconsistent election is made. Beneficiaries who do not make a timely election will not be eligible for this option.

Generally, payments will be made once a year to the beneficiary over the beneficiary’s life expectancy, determined on a term certain basis and in the year payments start. These payments must begin no later than one year after the date of your death and are referred to as “scheduled payments.” The beneficiary may choose the “5-year rule” instead of scheduled payments over life expectancy. If the beneficiary chooses the 5-year rule, there will be no scheduled payments. Under the 5-year rule, the beneficiary may take withdrawals as desired, but the entire account value must be fully withdrawn by the fifth anniversary of your death.

Under the beneficiary continuation option for NQ contracts (regardless of whether the owner and annuitant are the same person):

•	This feature is only available if the beneficiary is an individual. It is not available for any entity such as a trust, even if all of the beneficiaries of the trust are individuals.

•	The contract continues with your name on it for the benefit of your beneficiary.

•

If there is more than one beneficiary, each beneficiary’s share will be separately accounted for. It will be distributed over the respective beneficiary’s own life expectancy, if scheduled payments are chosen.

•	The minimum amount that is required in order to elect the beneficiary continuation option is $5,000 for each beneficiary.

•	The beneficiary may make transfers among the investment options but no additional contributions will be permitted.

•	The minimum death benefit will no longer be in effect.

•

If the beneficiary chooses the “5-year rule,” withdrawals may be made at any time. If the beneficiary instead chooses scheduled payments, the beneficiary may also take withdrawals, in addition to scheduled payments, at any time.

•	Any partial withdrawal must be at least $300.

•	Your beneficiary will have the right to name a beneficiary to receive any remaining interest in the contract on the beneficiary’s death.

•

Upon the death of your beneficiary, the beneficiary that he or she has named has the option to either continue taking scheduled payments based on the remaining life expectancy of the deceased beneficiary (if scheduled payments were chosen) or to receive any remaining interest in the contract in a lump sum. We will pay any remaining interest in the contract in a lump sum if your beneficiary elects the 5-year rule. The option elected will be processed when we receive satisfactory proof of death, any required instructions for the method of payment and any required information and forms necessary to effect payment.

If you are both the owner and annuitant:

•

As of the date we receive satisfactory proof of death, any required instructions, information and forms necessary to effect the beneficiary continuation option feature, we will increase the account value to equal the applicable death benefit if such death benefit is greater than such account value. The increase in account value will be allocated to the investment options according to the allocation percentages we have on file for your contract.

•	No withdrawal charges will apply to any withdrawals by the beneficiary.

If the owner and annuitant are not the same person:

•	If the beneficiary continuation option is elected, the beneficiary automatically becomes the new annuitant of the contract, replacing the existing annuitant.

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•	The account value will not be reset to the death benefit amount.

•	The withdrawal charge schedule and free withdrawal amount on the contract will continue to be applied to any withdrawal or surrender other than scheduled payments.

•

We do not impose a withdrawal charge on scheduled payments except if, when added to any withdrawals previously taken in the same contract year, including for this purpose a contract surrender, the total amount of withdrawals and scheduled payments exceeds the free withdrawal amount. See “Withdrawal charge” in “Charges and expenses” earlier in this Prospectus.

If a contract is jointly owned:

•	The surviving owner supersedes any other named beneficiary and may elect the beneficiary continuation option.

•	If the deceased joint owner was also the annuitant, see “If you are both the owner and annuitant” above.

•	If the deceased joint owner was not the annuitant, see “If the owner and annuitant are not the same person” above.

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7. Tax information

CARES Act

Congress enacted the Coronavirus Aid, Relief, and Economic Security Act (“CARES Act”) on March 27, 2020, with certain provisions immediately effective or retroactively effective to January 1, 2020. If you own a tax-qualified contract or intend to purchase a tax-qualified contract, you should consult with your tax adviser regarding how the CARES Act impacts your unique situation. The CARES Act suspends required minimum distributions during the 2020 calendar year for many tax-qualified and tax-favored plans and contracts (such as defined contribution plans, 403(b) plans, government sponsored employer 457(b) plans, and IRAs). Please read all disclosure in this Prospectus accordingly. The CARES Act permits penalty-free withdrawals during 2020 from such plans and contracts by individuals affected by coronavirus or the economic aftermath. Coronavirus-related distributions from all such plans and contracts would be limited to an aggregate of $100,000 for any individual. The individual would be able to repay the amount of the distribution to the plan or contract within a 3-year period. The CARES Act also increases availability of specified qualified plan loans and flexibility of repayment. Please consult your tax adviser about your individual circumstances.

Overview

In this part of the prospectus, we discuss the current federal income tax rules that generally apply to EQUI-VEST® contracts owned by United States individual taxpayers. The tax rules can differ, depending on the type of contract, whether NQ, traditional IRA, QP IRA, Roth IRA or Roth Advantage. Therefore, we discuss the tax aspects of each type of contract separately.

Federal income tax rules include the United States laws in the Internal Revenue Code, and Treasury Department Regulations and Internal Revenue Service (“IRS”) interpretations of the Internal Revenue Code. These tax rules may change without notice. We cannot predict whether, when, or how these rules could change. Any change could affect contracts purchased before the change. Congress may also consider further proposals to comprehensively reform or overhaul the United States tax and retirement systems, which if enacted, could affect the tax benefits of a contract. We cannot predict what, if any, legislation will actually be proposed or enacted.

We cannot provide detailed information on all tax aspects of the contracts. Moreover, the tax aspects that apply to a particular person’s contract may vary depending on the facts applicable to that person. We do not discuss state income and other state taxes, federal income tax and withholding rules for non-U.S. taxpayers, or federal gift and estate taxes. Transfers of the contract, rights or values under the contract, or payments under the contract, for example, amounts due to beneficiaries, may be subject to federal or state gift, estate or inheritance taxes. You should not rely only on this document, but should consult your tax adviser before your purchase.

Buying a contract to fund a retirement arrangement

Generally, there are two types of funding vehicles that are available for Individual Retirement Arrangements (“IRAs”): an individual retirement annuity contract such as the ones offered in this prospectus, or a custodial or trusteed individual retirement account. How these arrangements work, including special rules applicable to each, are described in the specific sections for each type of arrangement, below. You should be aware that the funding vehicle for a tax-qualified arrangement does not provide any tax deferral benefit beyond that already provided by the Code for all permissible funding vehicles. Before choosing an annuity contract, therefore, you should consider the annuity’s features and benefits, such as the EQUI-VEST® guaranteed minimum death benefit, selection of variable investment options, provision of a guaranteed interest option and choices of payout options, as well as the features and benefits of other permissible funding vehicles and the relative costs of annuities and other such arrangements. You should be aware that cost may vary depending on the features and benefits made available and the charges and expenses of the portfolios you select.

Certain provisions of the Treasury Regulations on required minimum distributions concerning the actuarial present value of additional contract benefits could increase the amount required to be distributed from individual retirement annuity contracts. For this purpose additional annuity contract benefits may include enhanced death benefits. You should consider the potential implication of these Regulations before you make additional contributions to this annuity contract.

Transfers among investment options

You can make transfers among investment options inside the contract without triggering taxable income.

Taxation of nonqualified annuities

Please note our restrictions on contributions. See “How you can contribute to your contract” in “Contract features and benefits” earlier in this Prospectus.

Contributions

You may not deduct the amount of your contributions to a nonqualified annuity contract.

Contract earnings

Generally, you are not taxed on contract earnings until you receive a distribution from your contract, whether as a withdrawal or as an annuity payment. However, earnings are taxable, even without a distribution:

•	if a contract fails investment diversification requirements as specified in federal income tax rules (these rules are

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based on or are similar to those specified for mutual funds under securities laws);

•	if you transfer a contract, for example, as a gift to someone other than your spouse (or former spouse);

•	if you use a contract as security for a loan (in this case, the amount pledged will be treated as a distribution); and

•

if the owner is other than an individual (such as a corporation, partnership, trust, or other non-natural person). This provision does not apply to a trust which is a mere agent or nominee for an individual, such as a typical grantor trust.

All nonqualified deferred annuity contracts that the Company and its affiliates issue to you during the same calendar year are linked together and treated as one contract for calculating the taxable amount of any distribution from any of those contracts.

Annuity payments

Once annuity payments begin, a portion of each payment is taxable as ordinary income. You get back the remaining portion without paying taxes on it. This is your “investment in the contract.” Generally, your investment in the contract equals the contributions you made, less any amounts you previously withdrew that were not taxable.

For fixed annuity payments, the tax-free portion of each payment is determined by (1) dividing your investment in the contract by the total amount you are expected to receive out of the contract, and (2) multiplying the result by the amount of the payment. For variable annuity payments, your tax-free portion of each payment is your investment in the contract divided by the number of expected payments.

Once you have received the amount of your investment in the contract, all payments after that are fully taxable. If payments under a life annuity stop because the annuitant dies, there is an income tax deduction for any unrecovered investment in the contract.

Partial annuitization

The consequences described above for annuitization of the entire contract apply to the portion of the contract which is partially annuitized. A nonqualified annuity contract is treated as being partially annuitized if a portion of the contract is applied to an annuity payout on a life-contingent basis or for a period certain of at least 10 years. In order to get annuity payment tax treatment for the portion of the contract applied to the annuity payout, payments must be made at least annually in substantially equal amounts, the payments must be designed to amortize the amount applied over life or the period certain, and the payments cannot be stopped, except by death or surrender (if permitted under the terms of the contract). The investment in the contract is split between the partially annuitized portion and the deferred amount remaining based on the relative values of the amount applied to the annuity payout and the deferred amount remaining at the time of the partial annuitization. Also, the partial annuitization has its own annuity starting date.

Withdrawals made before annuity payments begin

If you make withdrawals before annuity payments begin under your contract, they are taxable to you as ordinary income if there are earnings in the contract. Generally, earnings are your account value less your investment in the contract. If you withdraw an amount which is more than the earnings in the contract as of the date of the withdrawal, the balance of the distribution is treated as a reduction of your investment in the contract and is not taxable.

1035 Exchanges

You may purchase a nonqualified deferred annuity contract through an exchange of another contract. Normally, exchanges of contracts are taxable events. The exchange will not be taxable under Section 1035 of the Internal Revenue Code if:

•

the contract that is the source of the funds you are using to purchase the nonqualified deferred annuity contract is another nonqualified deferred annuity contract or life insurance or endowment contract.

•

the owner and the annuitant are the same under the source contract and the contract issued in exchange. If you are using a life insurance or endowment contract the owner and the insured must be the same on both sides of the exchange transaction.

In some cases you may make a tax-deferred 1035 exchange from a nonqualified deferred annuity contract to a “qualified long-term care contract” meeting all specified requirements under the Code or an annuity contract with a “qualified long-term care contract” feature (sometimes referred to as a “combination annuity” contract).

The tax basis, also referred to as your investment in the contract, of the source contract carries over to the contract issued in exchange.

An owner may direct the proceeds of a partial withdrawal from one nonqualified deferred annuity contract to purchase or contribute to another nonqualified deferred annuity contract on a tax-deferred basis. If requirements are met, the owner may also directly transfer amounts from a nonqualified deferred annuity contract to a “qualified long-term care contract” or “combination annuity” in such a partial 1035 exchange transaction. Special forms, agreement between the carriers, and provision of cost basis information may be required to process this type of an exchange.

If you are purchasing your contract through a Section 1035 exchange, you should be aware that the Company cannot guarantee that the exchange from the source contract to the contract you are applying for will be treated as a Section 1035 exchange; the insurance company issuing the source contract controls the tax information reporting of the transaction as a Section 1035 exchange. Because information reports are not provided and filed until the calendar year after the exchange transaction, the insurance company issuing the source contract shows its agreement that the transaction is a 1035 exchange by providing to us the cost basis of the exchanged source contract when it transfers the money to us on your behalf.

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Even if the contract owner and the insurance companies agree that a full or partial 1035 exchange is intended, the IRS has the ultimate authority to review the facts and determine that the transaction should be recharacterized as taxable in whole or in part.

Section 1035 exchanges are generally not available after the death of the owner. The destination contract must meet specific post-death payout requirements to prevent avoidance of the death of owner rules. See ”Payment of death benefit”.

Surrenders

If you surrender or cancel the contract, the distribution is taxable as ordinary income (not capital gain) to the extent it exceeds your investment in the contract.

Death benefit payments made to a beneficiary after your death

For the rules applicable to death benefits, see “Payment of death benefit” earlier in this Prospectus. The tax treatment of a death benefit taken as a single sum is generally the same as the tax treatment of a withdrawal from or surrender of your contract. The tax treatment of a death benefit taken as annuity payments is generally the same as the tax treatment of annuity payments under your contract.

Under the Beneficiary continuation option the tax treatment of a withdrawal after the death of the owner taken as a single sum or taken as withdrawals under the 5-year rule is generally the same as the tax treatment of a withdrawal from or surrender of your contract.

Early distribution penalty tax

If you take distributions before you are age 59 1/2 a penalty tax of 10% of the taxable portion of your distribution applies in addition to the income tax. Some of the available exceptions to the pre-age 59 1/2 penalty tax include distributions made:

•	on or after your death; or

•	because you are disabled (special federal income tax definition); or

•

in the form of substantially equal periodic annuity payments at least annually over your life (or life expectancy), or the joint lives of you and a beneficiary (or joint life expectancies) using an IRS-approved distribution method.

We will report a life-contingent partial annuitization made to an owner under age 59 1/2 as eligible for an exception to the early distribution penalty tax. We may be required to treat a partial annuitization for a period certain of at least 10 years as being subject to the penalty for an owner under age 59 1/2.

Please note that it is your responsibility to claim the penalty exception on your own income tax return and to document eligibility for the exception to the IRS.

Additional Tax on Net Investment Income

Taxpayers who have modified adjusted gross income (“MAGI”) over a specified amount and who also have specified net investment income in any year may have to pay an additional surtax of 3.8%. (This tax has been informally referred to as the “Net Investment Income Tax” or “NIIT”). For this purpose net investment income includes distributions from and payments under nonqualified annuity contracts. The threshold amount of MAGI varies by filing status: $200,000 for single filers; $250,000 for married taxpayers filing jointly, and $125,000 for married taxpayers filing separately. The tax applies to the lesser of a) the amount of MAGI over the applicable threshold amount or b) the net investment income. You should discuss with your tax adviser the potential effect of this tax.

Investor Control Issues

Under certain circumstances, the IRS has stated that you could be treated as the owner (for tax purposes) of the assets of Separate Account A. If you were treated as the owner, you would be taxed on income and gains attributable to the shares of the underlying portfolios.

The circumstances that would lead to this tax treatment would be that, in the opinion of the IRS, you could control the underlying investment of Separate Account A. The IRS has said that the owners of variable annuities will not be treated as owning the separate account assets provided the underlying portfolios are restricted to variable life and annuity assets. The variable annuity owners must have the right only to choose among the portfolios, and must have no right to direct the particular investment decisions within the portfolios.

Although we believe that, under current IRS guidance, you would not be treated as the owner of the assets of Separate Account A, there are some issues that remain unclear. For example, the IRS has not issued any guidance as to whether having a larger number of portfolios available, or an unlimited right to transfer among them, could cause you to be treated as the owner. We do not know whether the IRS will ever provide such guidance or whether such guidance, if unfavorable, would apply retroactively to your contract. Furthermore, the IRS could reverse its current guidance at any time. We reserve the right to modify your contract as necessary to prevent you from being treated as the owner of the assets of Separate Account A.

Individual retirement arrangements (“IRAs”)

General

“IRA” stands for individual retirement arrangement. There are two basic types of such arrangements, individual retirement accounts and individual retirement annuities. In an individual retirement account, a trustee or custodian holds the assets funding the account for the benefit of the IRA owner. The assets typically include mutual funds and/or individual stocks and securities in a custodial account, and certificates of deposit in a trusteed account. In an individual retirement annuity, an insurance company issues an annuity contract that serves as the IRA.

There are two basic types of IRAs, as follows:

•	“traditional IRAs,” typically funded on a pre-tax basis, including SEP-IRAs and SIMPLE IRAs issued and funded

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in connection with employer-sponsored retirement plans; and

•	Roth IRAs, funded on an after-tax basis.

Regardless of the type of IRA, your ownership interest in the IRA cannot be forfeited. You or your beneficiaries who survive you are the only ones who can receive the IRA’s benefits or payments. All types of IRAs qualify for tax deferral, regardless of the funding vehicle selected.

You can hold your IRA assets in as many different accounts and annuities as you would like, as long as you meet the rules for setting up and making contributions to IRAs. However, if you own multiple IRAs, you may be required to combine IRA values or contributions for tax purposes.

For further information about individual retirement arrangements, you can read Internal Revenue Service Publications 590-A (“Contributions to Individual Retirement Arrangements (IRAs)”) and 590-B (“Distributions from Individual Retirement Arrangements (IRAs)”). These publications are usually updated annually, and can be obtained by contacting the IRS or from the IRS website (www.irs.gov).

The Company designs its IRA contracts to qualify as “individual retirement annuities” under Section 408(b) of the Internal Revenue Code. We offer the EQUI-VEST® contract in both traditional IRA and Roth IRA versions.

This prospectus contains the information that the IRS requires you to have before you purchase an IRA. The first section covers some of the special tax rules that apply to traditional IRAs. The next section covers Roth IRAs. The disclosure generally assumes direct ownership of the individual retirement annuity contract.

We describe the amount and types of charges that may apply to your contributions under “Charges and expenses” earlier in this Prospectus. We describe the method of calculating payments under “Accessing your money” earlier in this prospectus. We do not guarantee or project growth in a variable income annuitization option payments (as opposed to payments from a fixed income annuitization option).

We have received an opinion letter from the IRS approving the respective forms of the series 400 EQUI-VEST® traditional and Roth IRA contracts for use as traditional and Roth IRA, respectively. We may no longer rely on the opinion letter for the Roth IRA. We have not submitted to the IRS requests for opinion letters to approve any other forms of series 100 – 500 EQUI-VEST® traditional IRA and Roth IRA for use as a traditional or Roth IRA, respectively. This IRS approval is a determination only as to the form of the annuity. It does not represent a determination of the merits of the annuity as an investment. The contracts submitted for IRS approval do not include every feature possibly available under the EQUI-VEST® traditional and Roth IRA contracts.

Your right to cancel within a certain number of days

This is provided for informational purposes only. Since the contracts are no longer available to new purchasers, this cancellation provision is no longer applicable.

You can cancel any version of the EQUI-VEST® IRA contract (traditional IRA or Roth IRA) by following the directions under “Your right to cancel within a certain number of days” in “Contract features and benefits” earlier in this Prospectus. You can cancel an EQUI-VEST® Roth IRA contract issued as a result of a full or partial conversion of an EQUI-VEST® traditional IRA contract by following the instructions in the “EQUI-VEST® Roth IRA Re-Characterization Form.” The form is available from our processing office or your financial professional. If you cancel a traditional IRA or Roth IRA contract, we may have to withhold tax, and we must report the transaction to the IRS. A contract cancellation could have an unfavorable tax impact.

Traditional individual retirement annuities (traditional IRAs)

Please note our restrictions on contributions. See “How you can contribute to your contract” in “Contract features and benefits” earlier in this Prospectus.

Contributions to traditional IRAs. Generally, individuals may make three different types of contributions to purchase a traditional IRA or as additional contributions to an existing IRA:

•	“regular” contributions out of earned income or compensation; or

•	tax-free “rollover” contributions; or

•	direct custodian-to-custodian transfers from other traditional IRAs (“direct transfers”).

When you make a contribution to your IRA, we require you to tell us whether it is a regular contribution, rollover contribution, or direct transfer contribution, and to supply supporting documentation in some cases.

Regular contributions to traditional IRAs

Limits on contributions. The “maximum regular contribution amount” for any taxable year is the most that can be contributed to all of your IRAs (traditional and Roth) as regular contributions for the particular taxable year. The maximum regular contribution amount depends on age, earnings, and year, among other things. Generally, $6,000 is the maximum amount that you may contribute to all IRAs (traditional IRAs and Roth IRAs) for 2020, after adjustment for cost-of-living changes. When your earnings are below $6,000, your earned income or compensation for the year is the most you can contribute. This limit does not apply to rollover contributions or direct custodian-to-custodian transfers into a traditional IRA.

If you are at least age 50 at any time during the taxable year for which you are making a regular contribution to your IRA, you may be eligible to make additional “catch up contributions” of up to $1,000 to your traditional IRA.

Special rules for spouses.  If you are married and file a joint federal income tax return, you and your spouse may combine your compensation to determine the amount of regular contributions you are permitted to make to traditional IRAs (and Roth IRAs discussed below). Even if one spouse has no compensation, or compensation under $6,000, married individuals filing jointly can contribute up to $12,000 per year to any combination of traditional IRAs and Roth IRAs. Any contributions to Roth IRAs reduce the ability to contribute to

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traditional IRAs and vice versa. The maximum amount may be less if earned income is less and the other spouse has made IRA contributions. No more than a combined total of $6,000 can be contributed annually to either spouse’s traditional and Roth IRAs. Each spouse owns his or her traditional IRAs and Roth IRAs even if the other spouse funded the contributions. Catch-up contributions may be made as described above for spouses who are at least age 50 at any time during the taxable year for which the contribution is being made.

Deductibility of contributions. The amount of traditional IRA contributions that you can deduct for a taxable year depends on whether you are covered by an employer-sponsored tax-favored retirement plan, as defined under special federal income tax rules. Your Form W-2 will indicate whether or not you are covered by such a retirement plan.

The federal tax rules governing contributions to IRAs made from current compensation are complex and are subject to numerous technical requirements and limitations which vary based on an individual’s personal situation (including his/her spouse). IRS Publication 590-A, “Contributions to Individual Retirement Arrangements (IRAs)” which is updated annually and is available at www.irs.gov, contains pertinent explanations of the rules applicable to the current year. The amount of permissible contributions to IRAs, the amount of IRA contributions which may be deductible, and the individual’s income limits for determining contributions and deductions all may be adjusted annually for cost of living.

Additional “Saver’s Credit” for contributions to a traditional IRA or Roth IRA

Certain lower income individuals may be eligible for a nonrefundable income tax credit for contributions made to a traditional IRA or Roth IRA. Please see the current version of IRS Publication 590-A for details.

Nondeductible regular contributions.  If you are not eligible to deduct part or all of the traditional IRA contribution, you may still make nondeductible contributions on which earnings will accumulate on a tax-deferred basis. The combined deductible and nondeductible contributions to your traditional IRA (or the nonworking spouse’s traditional IRA) may not, however, exceed the maximum $5,000 per person limit for the applicable taxable year ($6,000 for 2020 after adjustment). The dollar limit is $1,000 higher for people eligible to make age 50 plus catch-up contributions ($7,000 for 2020). See “Excess contributions” below. You must keep your own records of deductible and nondeductible contributions in order to prevent double taxation on the distribution of previously taxed amounts. See “Withdrawals, payments and transfers of funds out of traditional IRAs” below.

If you are making nondeductible contributions in any taxable year, or you have made nondeductible contributions to a traditional IRA in prior years and are receiving distributions from any traditional IRA, you must file the required information with the IRS. Moreover, if you are making nondeductible traditional IRA contributions, you must retain all income tax returns and records pertaining to such contributions until interests in all traditional IRAs are fully distributed.

When you can make regular contributions.  If you file your tax returns on a calendar year basis like most taxpayers, you have until the April 15 return filing deadline (without extensions) of the following calendar year to make your regular traditional IRA contributions for a taxable year. Make sure you designate the year for which you are making the contribution.

Rollover and direct transfer contributions to traditional IRAs

Rollover contributions may be made to a traditional IRA from these “eligible retirement plans”:

•	qualified plans;

•	governmental employer 457(b) plans, also referred to as “governmental employer EDC plans”;

•	403(b) plans; and

•	other traditional IRAs.

Direct transfer contributions may only be made directly from one traditional IRA to another.

After lifetime required minimum distributions must start, any amount contributed to a traditional IRA must be net of your required minimum distribution for the year in which the rollover or direct transfer contribution is made.

Rollovers from “eligible retirement plans” other than traditional IRAs

Your plan administrator will tell you whether or not your distribution is eligible to be rolled over. Spousal beneficiaries and spousal alternate payees under qualified domestic relations orders may roll over funds on the same basis as the plan participant.

There are two ways to do rollovers:

•	Do it yourself:

You actually receive a distribution that can be rolled over and you roll it over to a traditional IRA within 60 days after the date you receive the funds. The distribution from your eligible retirement plan will be net of 20% mandatory federal income tax withholding. If you want, you can replace the withheld funds yourself and roll over the full amount.

•	Direct rollover:

You tell the trustee or custodian of the eligible retirement plan to send the distribution directly to your traditional IRA issuer. Direct rollovers are not subject to mandatory federal income tax withholding.

All distributions from a qualified plan, 403(b) plan or governmental employer 457(b) plan are eligible rollover distributions, unless the distribution is:

•	a “required minimum distribution” after age 72 (or age 70 1/2 if applicable) or retirement; or

•

one of a series of substantially equal periodic payments made at least annually for your life (or life expectancy) or the joint lives (or joint life expectancies) of you and your designated beneficiary; or

•	one of a series of substantially equal periodic payments made for a specified period of 10 years or more; or

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•	a hardship withdrawal; or

•	a corrective distribution that fits specified technical tax rules; or

•	a loan that is treated as a distribution; or

•	in some instances, a death benefit payment to a beneficiary who is not your surviving spouse; or

•	a qualified domestic relations order distribution to a beneficiary who is not your current or former spouse.

Under legislation enacted at the end of 2019, distributions from an eligible retirement plan made in connection with the birth or adoption of a child as specified in the Code can be made free of income tax withholding and penalty-free. Repayments of these distributions to an eligible retirement plan are treated as deemed rollover contributions. IRS guidance will be required to implement this provision.

You should discuss with your tax adviser whether you should consider rolling over funds from one type of tax qualified retirement plan to another, because the funds will generally be subject to the rules of the recipient plan. For example, funds in a governmental employer 457(b) plan are not subject to the additional 10% federal income tax penalty for premature distributions, but they may become subject to this penalty if you roll the funds to a different type of eligible retirement plan, such as a traditional IRA, and subsequently take a premature distribution.

Rollovers from an eligible retirement plan to a traditional IRA are not subject to the “one-per-year limit” noted later in this section.

Rollovers of after-tax contributions from eligible retirement plans other than traditional IRAs

Any non-Roth after-tax contributions you have made to a qualified plan or 403(b) plan (but not a governmental employer 457(b) plan) may be rolled over to a traditional IRA (either in a direct rollover or a rollover you do yourself). When the recipient plan is a traditional IRA, you are responsible for recordkeeping and calculating the taxable amount of any distributions you take from that traditional IRA. See “Taxation of Payments” later in this Prospectus under “Withdrawals, payments and transfers of funds out of traditional IRAs.” After-tax contributions in a traditional IRA cannot be rolled over from your traditional IRA into, or back into, a qualified plan, 403(b) plan or governmental employer 457(b) plan.

Rollovers from traditional IRAs to traditional IRAs

You may roll over amounts from one traditional IRA to one or more of your other traditional IRAs if you complete the transaction within 60 days after you receive the funds. You may make such a rollover only once in every 12-month period for the same funds. We call this the “one-per-year limit.” It is the IRA owner’s responsibility to determine if this rule is met. Trustee-to-trustee or custodian-to-custodian direct transfers are not rollover transactions. You can make these more frequently than once in every 12-month period.

Spousal rollovers and divorce-related direct transfers

The surviving spousal beneficiary of a deceased individual can roll over funds from, or directly transfer funds from, the deceased spouse’s traditional IRA to one or more other traditional IRAs. Also, in some cases, traditional IRAs can be transferred on a tax-free basis between spouses or former spouses as a result of a court-ordered divorce or separation decree.

Excess contributions

Excess contributions to IRAs are subject to a 6% excise tax for the year in which made and for each year after until withdrawn. Examples of excess contributions are regular contributions of more than the maximum regular contribution amount for the applicable taxable year, and a rollover contribution which is not eligible to be rolled over, for example to the extent an amount distributed is a lifetime required minimum distribution after age 72 (or after age 70 1/2 if applicable). You can avoid or limit the excise tax by withdrawing an excess contribution. See IRS Publications 590-A and 590-B for further details.

Recharacterizations

Amounts that have been contributed as traditional IRA funds may subsequently be treated as Roth IRA funds. Special federal income tax rules allow you to change your mind again and have amounts that are subsequently treated as Roth IRA funds, once again treated as traditional IRA funds. You do this by using the forms we prescribe. This is referred to as having “recharacterized” your contribution.

Withdrawals, payments and transfers of funds out of traditional IRAs

No federal income tax law restrictions on withdrawals.  You can withdraw any or all of your funds from a traditional IRA at any time. You do not need to wait for a special event like retirement.

Taxation of payments.  Amounts distributed from traditional IRAs are not subject to federal income tax until you or your beneficiary receive them. Taxable payments or distributions include withdrawals from your contract, surrender of your contract, and annuity payments from your contract. Death benefits are also taxable.

We report all payments from traditional IRA contracts on IRS Form 1099-R. You are responsible for reporting these amounts correctly on your Individual income tax return and keeping supporting records. Except as discussed below, the total amount of any distribution from a traditional IRA must be included in your gross income as ordinary income.

If you have ever made nondeductible IRA contributions to any traditional IRA (it does not have to be to this particular traditional IRA contract), those contributions are recovered tax-free when you get distributions from any traditional IRA. It is your responsibility to keep permanent tax records of all of your nondeductible contributions to traditional IRAs so that you can correctly report the taxable amount of any distribution on your own tax return. At the end of any year in which you have received a distribution from any traditional IRA, you calculate the ratio of your total nondeductible traditional IRA contributions (less any amounts previously withdrawn tax-free) to the total account balances of all traditional IRAs you own at the end of the year plus all traditional IRA distributions made during the year. Multiply this by all distributions from the

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traditional IRA during the year to determine the nontaxable portion of each distribution.

A distribution from a traditional IRA is not taxable if:

•	the amount received is a withdrawal of certain excess contributions, as described in IRS Publications 590-A and 590-B; or

•

the entire amount received is rolled over to another traditional IRA or other eligible retirement plan which agrees to accept the funds. (See “Rollovers from eligible retirement plans other than traditional IRAs” under “Rollover and transfer contributions to traditional IRAs” above.)

The following are eligible to receive rollovers of distributions from a traditional IRA: a qualified plan, a 403(b) plan or a governmental employer EDC plan. After-tax contributions in a traditional IRA cannot be rolled from your traditional IRA into, or back into, a qualified plan, 403(b) plan or governmental employer EDC plan. Before you decide to roll over a distribution from a traditional IRA to another eligible retirement plan, you should check with the administrator of that plan about whether the plan accepts rollovers and, if so, the types its accepts. You should also check with the administrator of the receiving plan about any documents required to be completed before it will accept a roll-over.

Distributions from a traditional IRA are not eligible for favorable ten-year averaging and long-term capital gain treatment available under limited circumstances for certain distributions from qualified plans. If you might be eligible for such tax treatment from your qualified plan, you may be able to preserve such tax treatment even though an eligible rollover from a qualified plan is temporarily rolled into a “conduit IRA” before being rolled back into a qualified plan. See your tax adviser.

The EQUI-VEST® QP IRA is used as a conduit IRA if amounts are not commingled.

IRA distributions directly transferred to charity

Specified distributions from IRAs directly transferred to charitable organizations may be tax-free to IRA owners age 70 1/2 or older. You can direct the Company to make a distribution directly to a charitable organization you request whether or not such distribution might be eligible for favorable tax treatment. Since an IRA owner is responsible for determining the tax consequences of any distribution from an IRA, we report the distribution to you on Form 1099-R. After discussing with your own tax advisor, it is your responsibility to report any distribution qualifying as a tax-free charitable direct transfer from your IRA on your own tax return.

Required minimum distributions

Legislation enacted at the end of 2019, which is generally effective January 1, 2020, significantly amends the required minimum distribution rules. Because these rules are statutory and regulatory, in many cases IRS guidance will be required to implement these changes.

Background on regulations — required minimum distributions.  Distributions must be made from traditional IRAs according to rules contained in the Code and Treasury

Regulations. Certain provisions of the Treasury Regulations require that the actuarial present value of additional annuity contract benefits must be added to the dollar amount credited for purposes of calculating certain types of required minimum distributions from individual retirement annuity contracts. For this purpose additional annuity contract benefits may include, but are not limited to, enhanced death benefits. This could increase the amount required to be distributed from these contracts if you take annual withdrawals instead of receiving annuity payments.

Lifetime required minimum distributions.

When you have to take the first lifetime required minimum distribution.

When you must start lifetime required minimum distributions from your traditional IRAs depends on your birthdate. Under legislation enacted at the end of 2019, lifetime required minimum distributions from your traditional IRAs must start for the year in which you attain age 72 (if you were born July 1, 1949 or later). For individuals born June 30, 1949 or earlier, lifetime required minimum distributions from your traditional IRAs must start for the year in which you attain age 70 1/2. That is, individuals who had already attained age 70 1/2 by December 31, 2019 had no change from prior law in the start or continuation of their lifetime required minimum distributions.

The first required minimum distribution is for the calendar year in which you reach age 72 (or age 70 1/2 if applicable). You have the choice to take this first required minimum distribution during the calendar year you actually reach age 72 (or age 70 1/2 if applicable), or to delay taking it until the first three-month period in the next calendar year (January 1–April 1). Distributions must start no later than your “Required Beginning Date,” which is April 1st of the calendar year after the calendar year in which you turn age 72 (or age 70 1/2 if applicable). If you choose to delay taking the first annual minimum distribution, then you will have to take two minimum distributions in that year — the delayed one for the first year and the one actually for that year. Once minimum distributions begin, they must be made at some time each year.

How you can calculate required minimum distributions.   There are two approaches to taking required minimum distributions — “account-based” or “annuity-based.”

Account-based method.  If you choose an account-based method, you divide the value of your traditional IRA as of December 31st of the past calendar year by a number corresponding to your age from an IRS table. This gives you the required minimum distribution amount for that particular IRA for that year. If your spouse is your sole beneficiary and more than 10 years younger than you, the dividing number you use may be from another IRS table and may produce a smaller lifetime required minimum distribution amount. Regardless of the table used, the required minimum distribution amount will vary each year as the account value, the actuarial present value of additional annuity contract benefits, if applicable, and the divisor change. If you initially choose an account-based method, you may later apply your traditional IRA funds to a life annuity-based payout with any certain period not exceeding remaining life expectancy, determined in accordance with IRS tables.

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Annuity-based method.  If you choose an annuity-based method, you do not have to do annual calculations. You apply the account value to an annuity payout for your life or the joint lives of you and a designated beneficiary, or for a period certain not extending beyond applicable life expectancies, determined in accordance with IRS tables.

Do you have to pick the same method to calculate your required minimum distributions for all of your traditional IRAs and other retirement plans?  No. If you want, you can choose a different method for each of your traditional IRAs and other retirement plans. For example, you can choose an annuity payout from one IRA, a different annuity payout from a qualified plan, and an account-based annual withdrawal from another IRA.

Will we pay you the annual amount every year from your traditional IRA based on the method you choose?  We will only pay you automatically if you affirmatively select an annuity payout option or an account-based withdrawal option such as our minimum distribution withdrawal option. If you do elect one of these options, we will calculate the amount of the required minimum distribution withdrawal for you, if you so request in writing. However, in that case you will be responsible for asking us to pay the required minimum distribution withdrawal to you.

Also, if you are taking account-based withdrawals from all of your traditional IRAs, the IRS will let you calculate the required minimum distribution for each traditional IRA that you maintain, using the method that you picked for that particular IRA. You can add these required minimum distribution amount calculations together. As long as the total amount you take out every year satisfies your overall traditional IRA required minimum distribution amount, you may choose to take your annual required minimum distribution from any one or more traditional IRAs that you own.

What if you take more than you need to for any year?  The required minimum distribution amount for your traditional IRAs is calculated on a year-by-year basis. There are no carry-back or carry-forward provisions. Also, you cannot apply required minimum distribution amounts you take from your qualified plans to the amounts you have to take from your traditional IRAs and vice versa.

What if you take less than you need to for any year?  Your IRA could be disqualified, and you could have to pay tax on the entire value. Even if your IRA is not disqualified, you could have to pay a 50% penalty tax on the shortfall (required amount for traditional IRAs less amount actually taken). It is your responsibility to meet the required minimum distribution rules. We will remind you when our records show that you are within the age group which must take lifetime required minimum distributions. If you do not select a method with us, we will assume you are taking your required minimum distribution from another traditional IRA that you own.

What are the required minimum distribution payments after you die?  These vary, depending on the status of your beneficiary (individual or entity) and when you die. Legislation enacted at the end of 2019 significantly amends the post-death required minimum distribution rules for distributions made beginning January 1, 2020, and in some cases may affect payouts for pre-December 31, 2019 deaths. IRS guidance will be needed to implement these changes.

Individual beneficiary

Unless the individual beneficiary has a special status as an “eligible designated beneficiary” or “EDB” described below, distributions of the remaining amount in the defined contribution plan or IRA contract following your death must be distributed within 10 years. IRS guidance will be needed regarding the mechanics of implementation of this “10-year” rule.

Individual beneficiary who has “eligible designated beneficiary’ or “EDB” status

An individual beneficiary who is an “eligible designated beneficiary” or “EDB” can take annual post-death required minimum distribution payments over the life of the EDB or over a period not extending beyond the life expectancy of the EDB, as long as the distributions start no later than one year after your death (to be prescribed in Treasury Regulations).

The following individuals are EDBs:

•	Your surviving spouse (see spousal beneficiary, below);

•	Your minor children (only while they are minors);

•	A disabled individual (Internal Revenue Code definition applies);

•	A chronically ill individual (Internal Revenue Code definition applies); and

•	Any individual who is not more than 10 years younger than you.

In certain cases, a trust for a disabled individual or a chronically ill individual may be treated as an individual and not as an entity beneficiary.

When minor children reach the age of majority, they stop EDB status and the remainder of the portion of their interest not yet distributed must be distributed within 10 years. IRS guidance will be needed to implement the mechanics of this EDB status shift provision. It appears to discourage life contingent annuity payouts to minor children.

Spousal beneficiary

If your death beneficiary is your surviving spouse, your spouse has a number of choices. As noted above, post-death distributions may be made over your spouse’s life or period of life expectancy. Your spouse may delay starting payments over his/her life expectancy period until the year in which you would have attained age 72. In some circumstances, for traditional IRA contracts only, your surviving spouse may elect to become the owner of the traditional IRA and halt distributions until he or she reaches age 72, or roll over amounts from your traditional IRA into his/her own traditional IRA or other eligible retirement plan.

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Non-individual beneficiary

Pre-January 1, 2020 rules continue to apply. If you die before your Required Beginning Date for lifetime required minimum distributions, and your death beneficiary is a non-individual such as your estate, the “5-year rule” applies. Under this rule, the entire interest must be distributed by the end of the calendar year which contains the fifth year anniversary of the owner’s death. No distribution is required for a year before that fifth year. Please note that we need an individual annuitant to keep an annuity contract in force. If the beneficiary is not an individual, we must distribute amounts remaining in the annuity contract after the death of the annuitant.

If you die after your Required Beginning Date for lifetime required minimum distributions, and your death beneficiary is a non-individual such as your estate, the rules permit the beneficiary to calculate the post-death required minimum distribution amounts based on the owner’s life expectancy in the year of death. However, note that we need an individual annuitant to keep an annuity contract in force. If the beneficiary is not an individual, we must distribute amounts remaining in the annuity contract after the death of the annuitant.

Please note that under legislation enacted in 2019, for owner or participant deaths on ort after January 1, 2020, it appears that trusts which would have qualified under pre-January 2020 rules as “see-through trusts” will not be treated as entity beneficiaries.

Additional changes to post-death distributions after the 2019 legislation

The legislation enacted at the end of 2019 applies to deaths after December 31, 2019, so that the post-death required minimum distribution rules in effect before January 1, 2020 continue to apply initially. As long as payments start no later than December 31 following the calendar year of the owner’s or participant’s death, individuals who are non-spouse beneficiaries may continue to stretch post-death payments over their life. It is also permissible to stretch post-death payments over a period not longer than their life expectancy based on IRS tables as of the calendar year after the owner’s or participant’s death on a term certain method. In certain cases, a “see-through” trust which is the death beneficiary will be treated as an individual for measuring the distribution period.

However, the legislation enacted at the end of 2019 views the death of the original individual beneficiary as an event that triggers the “10-year” distribution period. Prior to 2019, for example, if an individual beneficiary who had a 20-year life expectancy period in the year after the owner’s or participant’s death died in the 7th year of post-death payments, the beneficiary named by the original beneficiary could continue the payments over the remaining 13 years of the original beneficiary’s life expectancy period. Even if the owner or participant in this example died before December 31, 2019, the legislation caps the length of any post-death period after the death of the original beneficiary at 10 years. As noted above, a rule similar to this applies when an EDB dies, or a minor child reaches the age of majority — the remaining interest must be distributed within 10 years. IRS guidance will be needed to implement the mechanics of these beneficiary status shift provisions.

Successor annuitant and owner

If your spouse is the sole primary beneficiary and elects to become the successor annuitant and owner, no death benefit is payable until your surviving spouse’s death. The required minimum distribution rules are applied as if your surviving spouse is the contract owner.

Payments to a beneficiary after your death

IRA death benefits are taxed the same as IRA distributions.

Borrowing and loans are prohibited transactions

You cannot get loans from a traditional IRA. You cannot use a traditional IRA as collateral for a loan or other obligation. If you borrow against your IRA or use it as collateral, its tax-favored status will be lost as of the first day of the tax year in which this prohibited event occurs. If this happens, you must include the value of the traditional IRA in your federal gross income. Also, the early distribution penalty tax of 10% may apply if you have not reached age 59 1/2 before the first day of that tax year.

Early distribution penalty tax

A penalty tax of 10% of the taxable portion of a distribution applies to distributions from a traditional IRA made before you reach age 59 1/2. Some of the available exceptions to the pre-age 59 1/2 penalty tax include distributions made:

•	on or after your death; or

•	because you are disabled (special federal income tax definition); or

•	used to pay certain extraordinary medical expenses (special federal income tax definition); or

•	used to pay medical insurance premiums for unemployed individuals (special federal income tax definition); or

•	used to pay certain first-time home buyer expenses (special federal income tax definition; $10,000 lifetime total limit for these distributions from all your traditional and Roth IRAs); or

•	used to pay certain higher education expenses (special federal income tax definition); or

•	under legislation enacted at the end of 2019, distributions made in connection with the birth or adoption of a child as specified in the Code; or

•

in the form of substantially equal periodic payments made at least annually over your life (or your life expectancy), or over the joint lives of you and your beneficiary (or your joint life expectancy) using an IRS-approved distribution method.

Please note that it is your responsibility to claim the penalty exception on your own income tax return and to document eligibility for the exception to the IRS

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Roth individual retirement annuities (“Roth IRAs”)

This section of the prospectus covers some of the special tax rules that apply to Roth IRAs. If the rules are the same as those that apply to the traditional IRA, we will refer you to the same topic under “traditional IRAs.”

The EQUI-VEST® Roth IRA and Roth Advantage contracts are designed to qualify as Roth individual retirement annuities under Sections 408A and 408(b) of the Internal Revenue Code.

Please note our restrictions on contributions. See “How you can contribute to your contract” in “Contract features and benefits” earlier in this Prospectus.

Contributions to Roth IRAs

Individuals may make four different types of contributions to a Roth IRA:

•	regular after-tax contributions out of earnings; or

•	taxable rollover contributions from traditional IRAs or other eligible retirement plans (“conversion” rollover contributions); or

•	tax-free rollover contributions from other Roth individual retirement arrangements (or designated Roth accounts under defined contribution plans); or

•	tax-free direct custodian-to-custodian transfers from other Roth IRAs (“direct transfers”).

If you use the forms we require, we will also accept traditional IRA funds which are subsequently recharacterized as Roth IRA funds following special federal income tax rules.

Regular contributions to Roth IRAs

Limits on regular contributions. The “maximum regular contribution amount” for any taxable year is the most that can be contributed to all of your IRAs (traditional and Roth) as regular contributions for the particular taxable year. The maximum regular contribution amount depends on age, earnings, and year, among other things. Generally, $6,000 is the maximum amount that you may contribute to all IRAs (traditional IRAs and Roth IRAs) for 2020 after adjustment for cost-of-living changes. This limit does not apply to rollover contributions or direct custodian-to-custodian transfers into a Roth IRA. Any contributions to Roth IRAs reduce your ability to contribute to traditional IRAs and vice versa. When your earnings are below $6,000, your earned income or compensation for the year is the most you can contribute. If you are married and file a joint income tax return, you and your spouse may combine your compensation to determine the amount of regular contributions you are permitted to make to Roth IRAs and traditional IRAs. See the discussion under “Special rules for spouses” earlier in this section under traditional IRAs.

If you or your spouse are at least age 50 at any time during the taxable year for which you are making a regular contribution, you may be eligible to make additional catch-up contributions of up to $1,000.

The amount of permissible contributions to Roth IRAs for any year depends on the individual’s income limits and marital status. For example, if you are married and filing separately for any year your ability to make regular Roth IRA contributions is greatly limited. The amount of permissible contributions and income limits may be adjusted annually for cost of living. Please consult IRS Publication 590-A, “Contributions to Individual Retirement Arrangements (IRAs)” for the rules applicable to the current year.

When you can make contributions?  Same as traditional IRAs.

Deductibility of contributions.  Roth IRA contributions are not tax deductible.

Rollovers and direct transfers

What is the difference between rollover and direct transfer transactions?  The difference between a rollover transaction and a direct transfer transaction is the following: In a rollover transaction you actually take possession of the funds rolled over, or are considered to have received them under tax law in the case of a change from one type of plan to another. In a direct transfer transaction, you never take possession of the funds, but direct the first Roth IRA custodian, trustee, or issuer to transfer the first Roth IRA funds directly to the recipient Roth IRA custodian, trustee or issuer. You can make direct transfer transactions only between identical plan types (for example, Roth IRA to Roth IRA). You can also make rollover transactions between identical plan types. However, you can only make rollovers between different plan types (for example, traditional IRA to Roth IRA).

You may make rollover contributions to a Roth IRA from these sources only:

•	another Roth IRA;

•	a traditional IRA, including a SEP-IRA or SIMPLE IRA (after a two-year rollover limitation period for SIMPLE IRA funds), in a taxable conversion rollover (“conversion rollover”);

•	a “designated Roth contribution account” under a 401(k) plan, a 403(b) plan, or a governmental employer EDC plan (direct or 60-day); or

•	from non-Roth accounts under another eligible retirement plan, as described below under “Conversion rollover contributions to Roth IRAs.”

You may make direct transfer contributions to a Roth IRA only from another Roth IRA.

You may make both Roth IRA to Roth IRA rollover transactions and Roth IRA to Roth IRA direct transfer transactions. This can be accomplished on a completely tax-free basis. However, you may make Roth IRA to Roth IRA rollover transactions only once in any 12-month period for the same funds. We call this the “one-per-year limit.” It is the Roth IRA owner’s responsibility to determine if this rule is met. Trustee-to-trustee or custodian-to-custodian direct transfers can be made more frequently than once a year. Also, if you send us the rollover contribution to apply it to a Roth IRA,

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you must do so within 60 days after you receive the proceeds from the original IRA to get rollover treatment.

The surviving spousal beneficiary of a deceased individual can roll over or directly transfer an inherited Roth IRA to one or more other Roth IRAs. In some cases, Roth IRAs can be transferred on a tax-free basis between spouses or former spouses as a result of a court-ordered divorce or separation decree.

Conversion rollover contributions to Roth IRAs

In a conversion rollover transaction, you withdraw (or are considered to have withdrawn) all or a portion of funds from a traditional IRA you maintain and convert it to a Roth IRA within 60 days after you receive (or are considered to have received) the traditional IRA proceeds. Amounts can also be rolled over from non-Roth accounts under another eligible retirement plan, including a Code Section 401(a) qualified plan, a 403(b) plan, and a governmental employer Section 457(b) plan.

Unlike a rollover from a traditional IRA to another traditional IRA, a conversion rollover transaction from a traditional IRA or other eligible retirement plan to a Roth IRA is not tax-free. Instead, the distribution from the traditional IRA or other eligible retirement plan is generally fully taxable. If you are converting all or part of a traditional IRA, and you have ever made nondeductible regular contributions to any traditional IRA — whether or not it is the traditional IRA you are converting — a pro rata portion of the distribution is tax free. Even if you are under age 59 1/2, the early distribution penalty tax does not apply to conversion rollover contributions to a Roth IRA. Conversion rollover contributions to Roth IRAs are not subject to the “one-per-year limit” noted earlier in this section.

You cannot make conversion contributions to a Roth IRA to the extent that the funds in your traditional IRA or other eligible retirement plan are subject to the lifetime annual required minimum distribution rules.

The IRS and Treasury have issued Treasury Regulations addressing the valuation of annuity contracts funding traditional IRAs in the conversion to Roth IRAs. Although these Regulations are not clear, they could require an individual’s gross income on the conversion of a traditional IRA to a Roth IRA to be measured using various actuarial methods and not as if the annuity contract funding the traditional IRA had been surrendered at the time of conversion. This could increase the amount of income reported in certain circumstances.

Recharacterizations

You may be able to treat a contribution made to one type of IRA as having been made to a different type of IRA. This is called recharacterizing the contribution.

How to recharacterize.  To recharacterize a contribution, you generally must have the contribution transferred from the first IRA (the one to which it was made) to the second IRA in a deemed trustee-to-trustee transfer. If the transfer is made by the due date (including extensions) for your tax return for the year during which the contribution was made, you can elect to treat the contribution as having been originally made to the second IRA instead of to the first IRA. It will be treated as having been made to the second IRA on the same date that it was actually made to the first IRA. You must report the recharacterization, and must treat the contribution as having been made to the second IRA, instead of the first IRA, on your tax return for the year during which the contribution was made.

The contribution will not be treated as having been made to the second IRA unless the transfer includes any net income allocable to the contribution. You can take into account any loss on the contribution while it was in the IRA when calculating the amount that must be transferred. If there was a loss, the net income you must transfer may be a negative amount.

No deduction is allowed for the contribution to the first IRA and any net income transferred with the recharacterized contribution is treated as earned in the second IRA. The contribution will not be treated as having been made to the second IRA to the extent any deduction was allowed with respect to the contribution to the first IRA.

Conversion rollover contributions to Roth IRAs cannot be recharacterized.

To recharacterize a contribution you must use our forms.

Withdrawals, payments and transfers of funds out of Roth IRAs

No federal income tax law restrictions on withdrawals.  You can withdraw any or all of your funds from a Roth IRA at any time; you do not need to wait for a special event like retirement.

Distributions from Roth IRAs

Distributions include withdrawals from your contract, surrender and termination of your contract, and annuity payments from your contract. Death benefits are also distributions.

You must keep your own records of regular and conversion contributions to all Roth IRAs to assure appropriate taxation. You may have to file information on your contributions to and distributions from any Roth IRA on your tax return. You may have to retain all income tax returns and records pertaining to such contributions and distributions until your interests in all Roth IRAs are distributed.

Like traditional IRAs, taxable distributions from a Roth IRA are not entitled to the special favorable ten-year averaging and long-term capital gain treatment available in limited cases to certain distributions from qualified plans.

The following distributions from Roth IRAs are free of income tax:

•	Rollovers from a Roth IRA to another Roth IRA;

•	Direct transfers from a Roth IRA to another Roth IRA;

•	Qualified distributions from Roth IRA; and

•	Return of excess contributions or amounts recharacterized to a traditional IRA.

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Qualified distributions from Roth IRAs.  Qualified distributions from Roth IRAs made because of one of the following four qualifying events or reasons are not includable in income:

•	you are age 59 1/2 or older; or

•	you die; or

•	you become disabled (special federal income tax definition); or

•

your distribution is a “qualified first-time homebuyer distribution” (special federal income tax definition; $10,000 lifetime total limit for these distributions from all of your traditional and Roth IRAs).

You also have to meet a five-year aging period. A qualified distribution is any distribution made after the five-taxable-year period beginning with the first taxable year for which you made any contribution to any Roth IRA (whether or not the one from which the distribution is being made).

Nonqualified distributions from Roth IRAs.  Nonqualified distributions from Roth IRAs are distributions that do not meet both the qualifying event and five-year aging period tests described above. If you receive such a distribution, part of it may be taxable. For purposes of determining the correct tax treatment of distributions (other than the withdrawal of excess contributions and the earnings on them), there is a set order in which contributions (including conversion contributions) and earnings are considered to be distributed from your Roth IRA. The order of distributions is as follows:

(1)	Regular contributions.

(2)	Conversion contributions, on a first-in-first-out basis (generally, total conversions from the earliest year first). These conversion contributions are taken into account as follows:

(a)	Taxable portion (the amount required to be included in gross income because of conversion) first, and then the

(b)	Nontaxable portion.

(3)	Earnings on contributions.

Rollover contributions from other Roth IRAs are disregarded for this purpose.

To determine the taxable amounts distributed, distributions and contributions are aggregated or grouped together as follows:

(1)	All distributions made during the year from all Roth IRAs you maintain — with any custodian or issuer — are added together.

(2)

All regular contributions made during and for the year (contributions made after the close of the year, but before the due date of your return) are added together. This total is added to the total undistributed regular contributions made in prior years.

(3)	All conversion contributions made during the year are added together.

Any recharacterized contributions that end up in a Roth IRA are added to the appropriate contribution group for the year that the original contribution would have been taken into account if it had been made directly to the Roth IRA.

Any recharacterized contribution that ends up in an IRA other than a Roth IRA is disregarded for the purpose of grouping both contributions and distributions. Any amount withdrawn to correct an excess contribution (including the earnings withdrawn) is also disregarded for this purpose.

Required minimum distributions during life

Lifetime required minimum distributions do not apply.

Required minimum distributions at death

Same as traditional IRA under “What are the required minimum distribution payments after you die?”

Payments to a beneficiary after your death

Distributions to a beneficiary generally receive the same tax treatment as if the distribution had been made to you.

Borrowing and loans are prohibited transactions

Same as traditional IRA.

Excess contributions

Generally, the same as traditional IRA.

Excess rollover contributions to Roth IRAs are contributions not eligible to be rolled over.

You can withdraw or recharacterize any contribution to a Roth IRA before the due date (including extensions) for filing your federal income tax return for the tax year. If you do this, you must also withdraw or recharacterize any earnings attributable to the contribution.

Early distribution penalty tax

Same as traditional IRA.

Illustration of guaranteed interest rates

In the following two tables, we provide information that the IRS requires us to furnish to prospective IRA contract owners. In the tables we illustrate the 1.00% minimum guaranteed interest rate for contributions we assume are allocated entirely to the guaranteed interest option under series 300 and 400. (The rate may be higher in your state.) We assume no withdrawals or transfers were made under the contract. In Table II we assume a single initial contribution of $1,000, and no additional contributions. We also assume no withdrawals or transfers. The guaranteed interest rate, which can range from 1.00% to 3.00% (4.00% for NQ in some states), is in the contract.

The values shown assume the withdrawal charge applies. These values reflect the effect of the annual administrative charge deducted at the end of each contract year in which the account value is less than $20,000.

To find the appropriate value for the end of the contract year at any particular age, you subtract the age (nearest birthday) at issue of the contract from the current age and find the corresponding year in the table.

You should consider the information shown in the tables in light of your present age. Also, with respect to Table I, you should consider your ability to contribute $1,000 annually. Any change in the amounts contributed annually in Table I, or in the amount of the single contribution in Table II would, of course, change the results shown.

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Table I guaranteed minimum interest rate of 1.00% (the rate may be higher in your state)

Table I

Account Values And Cash Values

(assuming $1,000 contributions made annually at the beginning of the contract year)

	1.00% Minimum Guarantee			1.00% Minimum Guarantee

Contract Year End	Account Value	Cash Value	Contract Year End	Account Value	Cash Value
1	$ 989.80	$ 936.35	26	$29,196.26	$28,836.26
2	$ 1,979.70	$ 1,872.79	27	$30,498.22	$30,138.22
3	$ 2,979.49	$ 2,818.60	28	$31,813.20	$31,453.20
4	$ 3,989.29	$ 3,773.87	29	$33,141.33	$32,781.33
5	$ 5,009.18	$ 4,738.69	30	$34,482.75	$34,122.75
6	$ 6,039.27	$ 5,713.15	31	$35,837.57	$35,477.57
7	$ 7,079.67	$ 6,719.67	32	$37,205.95	$36,845.95
8	$ 8,130.46	$ 7,770.46	33	$38,588.01	$38,228.01
9	$ 9,191.77	$ 8,831.77	34	$39,983.89	$39,623.89
10	$10,263.69	$ 9,903.69	35	$41,393.73	$41,033.73
11	$11,346.32	$10,986.32	36	$42,817.67	$42,457.67
12	$12,439.79	$12,079.79	37	$44,255.84	$43,895.84
13	$13,544.18	$13,184.18	38	$45,708.40	$45,348.40
14	$14,659.63	$14,299.63	39	$47,175.49	$46,815.49
15	$15,786.22	$15,426.22	40	$48,657.24	$48,297.24
16	$16,924.08	$16,564.08	41	$50,153.81	$49,793.81
17	$18,073.33	$17,713.33	42	$51,665.35	$51,305.35
18	$19,234.06	$18,874.06	43	$53,192.00	$52,832.00
19	$20,436.40	$20,076.40	44	$54,733.92	$54,373.92
20	$21,650.76	$21,290.76	45	$56,291.26	$55,931.26
21	$22,877.27	$22,517.27	46	$57,864.18	$57,504.18
22	$24,116.04	$23,756.04	47	$59,452.82	$59,092.82
23	$25,367.20	$25,007.20	48	$61,057.35	$60,697.35
24	$26,630.88	$26,270.88	49	$62,677.92	$62,317.92
25	$27,907.18	$27,547.18	50	$64,314.70	$63,954.70

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Table II guaranteed minimum interest rate of 1.00% (the rate may be higher in your state)

Table II

Account Values And Cash Values

(assuming a single contribution of $1,000 and no further contribution)

	1.00% Minimum Guarantee			1.00% Minimum Guarantee

Contract Year End	Account Value	Cash Value	Contract Year End	Account Value	Cash Value
1	$989.80	$936.35	26	$434.76	$434.76
2	$979.70	$926.80	27	$409.11	$409.11
3	$959.50	$907.69	28	$383.20	$383.20
4	$939.10	$888.38	29	$357.03	$357.03
5	$918.49	$868.89	30	$330.60	$330.60
6	$897.67	$849.20	31	$303.91	$303.91
7	$876.65	$876.65	32	$276.95	$276.95
8	$855.42	$855.42	33	$249.72	$249.72
9	$833.97	$833.97	34	$222.21	$222.21
10	$812.31	$812.31	35	$194.44	$194.44
11	$790.43	$790.43	36	$166.38	$166.38
12	$768.34	$768.34	37	$138.04	$138.04
13	$746.02	$746.02	38	$109.42	$109.42
14	$723.48	$723.48	39	$ 80.52	$ 80.52
15	$700.71	$700.71	40	$ 51.32	$ 51.32
16	$677.72	$677.72	41	$ 21.84	$ 21.84
17	$654.50	$654.50	42	$ 0.00	$ 0.00
18	$631.04	$631.04	43	$ 0.00	$ 0.00
19	$607.35	$607.35	44	$ 0.00	$ 0.00
20	$583.43	$583.43	45	$ 0.00	$ 0.00
21	$559.26	$559.26	46	$ 0.00	$ 0.00
22	$534.85	$534.85	47	$ 0.00	$ 0.00
23	$510.20	$510.20	48	$ 0.00	$ 0.00
24	$485.31	$485.31	49	$ 0.00	$ 0.00
25	$460.16	$460.16	50	$ 0.00	$ 0.00

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Tax withholding and information reporting

Status for income tax purposes; FATCA.  In order for us to comply with income tax withholding and information reporting rules which may apply to annuity contracts and tax-qualified or tax-favored plan participation, we request documentation of “status” for tax purposes. “Status” for tax purposes generally means whether a person is a “U.S. person” or a foreign person with respect to the United States; whether a person is an individual or an entity, and if an entity, the type of entity. Status for tax purposes is best documented on the appropriate IRS Form or substitute certification form (IRS Form W-9 for a U.S. person or the appropriate type of IRS Form W-8 for a foreign person). If we do not have appropriate certification or documentation of a person’s status for tax purposes on file, it could affect the rate at which we are required to withhold income tax, and penalties could apply. Information reporting rules could apply not only to specified transactions, but also to contract ownership. For example, under the Foreign Account Tax Compliance Act (“FATCA”), which applies to certain U.S.-source payments, and similar or related withholding and information reporting rules, we may be required to report contract values and other information for certain contractholders. For this reason, we and our affiliates intend to require appropriate status documentation at purchase, change of ownership, and affected payment transactions, including death benefit payments. FATCA and its related guidance is extraordinarily complex and its effect varies considerably by type of payor, type of payee and type of recipient.

Tax Withholding.  We must withhold federal income tax from distributions from annuity contracts and specified tax-favored savings or retirement plans or arrangements. You may be able to elect out of this income tax withholding in some cases. Generally, we do not have to withhold if your distributions are not taxable. The rate of withholding will depend on the type of distribution and, in certain cases, the amount of your distribution. Any income tax withheld is a credit against your income tax liability. If you do not have sufficient income tax withheld or do not make sufficient estimated income tax payments, you may incur penalties under the estimated income tax rules.

You must file your request not to withhold in writing before the payment or distribution is made. Our processing office will provide forms for this purpose. You cannot elect out of withholding unless you provide us with your correct Taxpayer Identification Number and a United States residence address. You cannot elect out of withholding if we are sending the payment out of the United States.

You should note the following special situations:

•	We might have to withhold and/or report on amounts we pay under a free look or cancellation.

•	We are required to withhold on the gross amount of a distribution from a Roth IRA to the extent it is reasonable for us to believe that a distribution is includable in your gross income. This may result in tax being withheld even though the Roth IRA distribution is ultimately not taxable.

Special withholding rules apply to United States citizens residing outside of the United States, foreign recipients, and certain U. S. entity recipients that are treated as foreign because they fail to document their U.S. status before payment is made. We do not discuss these rules here in detail. However, we may require additional documentation in the case of payments made to United States persons living abroad and non-United States persons (including U.S. entities treated as foreign) prior to processing any requested transaction.

Certain states have indicated that state income tax withholding will also apply to payments from the contracts made to residents. Generally, an election out of federal withholding will also be considered an election out of state withholding. In some states, you may elect out of state withholding, even if federal withholding applies. In some states, the state income tax withholding is completely independent of federal income tax withholding. If you need more information concerning a particular state or any required forms, call our processing office at the toll-free number.

Federal income tax withholding on periodic annuity payments

We withhold differently on “periodic” and “non-periodic” payments. For a periodic annuity payment, for example, your withholding depends on what you specify on a Form W-4P, and we withhold according to the Form W-4P. If you do not give us your correct Taxpayer Identification Number, we withhold at the highest rate.

Your withholding election remains effective unless and until you revoke it. You may revoke or change your withholding election at any time.

Federal income tax withholding on non-periodic annuity payments (withdrawals)

For a non-periodic distribution (total surrender, termination, or partial withdrawal), we generally withhold at a flat 10% rate. We apply that rate to the taxable amount in the case of nonqualified contracts, and to the payment amount in the case of traditional IRAs and Roth IRAs, where it is reasonable to assume an amount is includable in gross income.

Impact of taxes to the Company

The contracts provide that we may charge Separate Account A for taxes. We do not now, but may in the future set up reserves for such taxes.

We are entitled to certain tax benefits related to the investment of company assets, including assets of the separate accounts. These tax benefits, which may include the foreign tax credit and the corporate dividends received deduction, are not passed back to you, since we are the owner of the assets from which tax benefits may be derived.

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8. More information

About our Separate Account A

Each variable investment option is a subaccount of our Separate Account A. We established Separate Account A in 1968 under special provisions of the New York Insurance Law. These provisions prevent creditors from any other business we conduct from reaching the assets we hold in our variable investment options for owners of our variable annuity contracts. For example, we may withdraw amounts from Separate Account A that represent our investments in Separate Account A or that represent fees and charges under the contracts that we have earned. We are the legal owner of all of the assets in Separate Account A and may withdraw any amounts that exceed our reserves and other liabilities with respect to variable investment options under our contracts. The results of Separate Account A’s operations are accounted for without regard to the Company’s other operations. The amount of some of our obligations under the contracts is based on the assets in Separate Account A. However, the obligations themselves are obligations of the Company.

Separate Account A is registered under the Investment Company Act of 1940 and is registered and classified under that act as a “unit investment trust.” The SEC, however, does not manage or supervise the Company or Separate Account A. Although Separate Account A is registered, the SEC does not monitor the activity of Separate Account A on a daily basis. The Company is not required to register, and is not registered, as an investment company under the Investment Company Act of 1940.

Each subaccount (variable investment option) within Separate Account A invests in shares issued by the corresponding portfolio of its Trust.

We reserve the right subject to compliance with laws that apply:

(1)	to add variable investment options to, or to remove variable investment options from, Separate Account A, or to add other separate accounts;

(2)	to combine any two or more variable investment options;

(3)	to transfer the assets we determine to be the shares of the class of contracts to which the contracts belong from any variable investment option to another variable investment option;

(4)

to operate Separate Account A or any variable investment option as a management investment company under the Investment Company Act of 1940 (in which case, charges and expenses that otherwise would be assessed against an underlying mutual fund would be assessed against Separate Account A or a variable investment option directly);

(5)	to deregister Separate Account A under the Investment Company Act of 1940;

(6)	to restrict or eliminate any voting rights as to Separate Account A; and

(7)	to cause one or more variable investment options to invest some or all of their assets in one or more other trusts or investment companies.

If the exercise of these rights results in a material change in the underlying investment of Separate Account A, you will be notified of such exercise, as required by law.

About the Trusts

The Trusts are registered under the Investment Company Act of 1940. They are classified as “open-end management investment companies,” more commonly called mutual funds. Each Trust issues different shares relating to each portfolio.

The Board of Trustees of each Trust serves for the benefit of each Trust’s shareholders. The Board of Trustees may take many actions regarding the portfolios (for example, the Board of Trustees can establish additional portfolios or eliminate existing portfolios; change portfolio investment objectives; and change portfolio investment policies and strategies). In accordance with applicable law, certain of these changes may be implemented without a shareholder vote and, in certain instances, without advanced notice. More detailed information about certain actions subject to notice and shareholder vote for each Trust, and other information about the portfolios, including portfolio investment objectives, policies, restrictions, risks, expenses, its Rule 12b-1 plan and other aspects of its operations, appears in the prospectuses for each Trust, which generally accompany this prospectus, or in their respective SAIs, which are available upon request.

About our fixed maturity options

Rates to maturity and price per $100 of maturity value

We can determine the amount required to be allocated to one or more fixed maturity options in order to produce specified maturity values. For example, we can tell you how much you need to allocate per $100 of maturity value.

The rates to maturity are determined weekly. The rates in the table below are illustrative only and will most likely differ from the rates applicable at time of purchase. Current rates to maturity can be obtained through TOPS or Online Account Access or from your financial professional.

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The rates to maturity for new allocations and the related price per $100 of maturity value are as shown below:

Fixed Maturity Options with June 15th Maturity Date of Maturity Year	Rate to Maturity as of February 18, 2020	Price Per $100 of Maturity Value
2020	3.00%(2)	$99.05
2021	3.00%(2)	$96.16
2022	3.00%(2)	$93.36
2023	3.00%(2)	$90.64
2024	3.00%(2)	$88.00
2025	3.00%(2)	$85.43
2026	3.00%(2)	$82.95
2027(1)	3.00%(2)	$80.53
2028(1)	3.00%(2)	$78.18
2029(1)	3.05%	$75.56
(1)	Not available in Oregon
(2)	Since these rates to maturity are 3%, no amounts could have been allocated to these options.

How we determine the market value adjustment

We use the following procedure to calculate the market value adjustment (up or down) we make if you withdraw all of your value from a fixed maturity option before its maturity date.

(1)	We determine the market adjusted amount on the date of the withdrawal as follows:

(a)	We determine the fixed maturity amount that would be payable on the maturity date, using the rate to maturity for the fixed maturity option.

(b)

We determine the period remaining in your fixed maturity option (based on the withdrawal date) and convert it to fractional years based on a 365-day year. For example, three years and 12 days becomes 3.0329.

(c)	We determine the current rate to maturity that applies on the withdrawal date to new allocations to the same fixed maturity option.

(d)	We determine the present value of the fixed maturity amount payable at the maturity date, using the period determined in (b) and the rate determined in (c).

(2)	We determine the fixed maturity amount as of the current date.

(3)	We subtract (2) from the result in (1)(d). The result is the market value adjustment applicable to such fixed maturity option, which may be positive or negative.

Your market adjusted amount is the present value of the maturity value discounted at the rate to maturity in effect for new contributions to that same fixed maturity option on the date of the calculation.

If you withdraw only a portion of the amount in a fixed maturity option, the market value adjustment will be a percentage of the market value adjustment that would have applied if you had withdrawn the entire value in that fixed maturity option. This percentage is equal to the percentage of the value in the fixed maturity option that you are withdrawing. Any withdrawal charges that are deducted from a fixed maturity option will result in a market value adjustment calculated in the same way. See Appendix II at the end of this prospectus for an example.

For purposes of calculating the rate to maturity for new allocations to a fixed maturity option (see (1)(c) above), we use the rate we have in effect for new allocations to that fixed maturity option. We use this rate even if new allocations to that option would not be accepted at that time. This rate will not be less than 3%. If we do not have a rate to maturity in effect for a fixed maturity option to which the “current rate to maturity” in (1)(c) above would apply, we will use the rate at the next closest maturity date. If we are no longer offering new fixed maturity options, the “current rate to maturity” will be determined in accordance with our procedures then in effect. We reserve the right to add up to 0.50% to the current rate in (1)(c) above for purposes of calculating the market value adjustment only.

Investments under the fixed maturity options

Amounts allocated to the fixed maturity options are held in a “non-unitized” separate account we have established under the New York Insurance Law. This separate account provides an additional measure of assurance that we will make full payment of amounts due under the fixed maturity options. Under New York Insurance Law, the portion of the separate account’s assets equal to the reserves and other contract liabilities relating to the contracts are not chargeable with liabilities from any other business we may conduct. We own the assets of the separate account, as well as any favorable investment performance on those assets. You do not participate in the performance of the assets held in this separate account. We may, subject to state law that applies, transfer all assets allocated to the separate account to our general account. We guarantee all benefits relating to your value in the fixed maturity options, regardless of whether assets supporting fixed maturity options are held in a separate account or our general account.

We have no specific formula for establishing the rates to maturity for the fixed maturity options. We expect the rates to be influenced by, but not necessarily correspond to, among other things, the yields that we can expect to realize on the separate account’s investments from time to time. Our current plans are to invest in fixed-income obligations, including corporate bonds, mortgage-backed and asset-backed securities and government and agency issues having durations in the aggregate consistent with those of the fixed maturity options.

Although the above generally describes our plans for investing the assets supporting our obligations under the fixed maturity options under the contracts, we are not obligated

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to invest those assets according to any particular plan except as we may be required to by state insurance laws. We will not determine the rates to maturity we establish by the performance of the nonunitized separate account.

About the general account

This contract is offered to customers through various financial institutions, brokerage firms and their affiliate insurance agencies. No financial institution, brokerage firm or insurance agency has any liability with respect to a contract’s account value or any guaranteed benefits with which the contract was issued. The Company is solely responsible to the contract owner for the contract’s account value and such guaranteed benefits. The general obligations and any guaranteed benefits under the contract are supported by the Company’s general account and are subject to the Company’s claims paying ability. An owner should look to the financial strength of the Company for its claims paying ability. Assets in the general account are not segregated for the exclusive benefit of any particular contract or obligation. General account assets are also available to the insurer’s general creditors and the conduct of its routine business activities, such as the payment of salaries, rent and other ordinary business expenses. For more information about the Company’s financial strength, you may review its financial statements and/or check its current rating with one or more of the independent sources that rate insurance companies for their financial strength and stability. Such ratings are subject to change and have no bearing on the performance of the variable investment options. You may also speak with your financial representative.

The general account is subject to regulation and supervision by the New York State Department of Financial Services and to the insurance laws and regulations of all jurisdictions where we are authorized to do business. Interests under the contracts in the general account have not been registered and are not required to be registered under the Securities Act of 1933 because of exemptions and exclusionary provisions that apply. The general account is not required to register as an investment company under the Investment Company Act of 1940 and it is not registered as an investment company under the Investment Company Act of 1940. The contract is a “covered security” under the federal securities laws.

We have been advised that the staff of the SEC has not reviewed the portions of this prospectus that relate to the general account. The disclosure with regard to the general account, however, may be subject to certain provisions of the federal securities laws relating to the accuracy and completeness of statements made in prospectuses.

About other methods of payment

Automatic investment program — for NQ, traditional IRA, Roth IRA and Roth Advantage contracts

You may use our automatic investment program, or “AIP,” to have a specified amount automatically deducted from a bank checking or savings account, money market checking or savings account, or credit union checking or savings account and contributed as an additional contribution into an NQ, traditional IRA, Roth IRA and Roth Advantage contracts on a monthly basis. For all forms of IRAs, your contributions are subject to the limits and conditions on contributions described in “Tax information” earlier in this prospectus.

AIP additional contributions may be allocated to any of the variable investment options and the guaranteed interest option, but not the fixed maturity options. Our minimum contribution amount requirement is $20. The maximum contribution amount is $500 per month. We will return any contribution made under this program that exceeds your contribution limit, if applicable, and your program will be cancelled. The contribution limitations described in “How you can contribute to your contract” under “Contract features and benefits” apply to this program. You choose the day of the month you wish to have your account debited. However, you may not choose a date later than the 28th day of the month.

You may cancel AIP at any time by notifying our processing office. We are not responsible for any debits made to your account before the time written notice of cancellation is received at our processing office.

Payroll deduction program.  You can authorize your employer to remit your NQ, traditional or Roth IRA contributions to us if your employer has a payroll deduction program. Those contributions are still your contributions, not your employer’s. We will return any contribution made under this program that exceeds your contribution limit, if applicable, and your program will be cancelled. The contribution limitations described in “How you can contribute to your contract” under “Contract features and benefits” apply to this program.

Wire transfers.  You may also send your contributions by wire transfer from your bank.

Dates and prices at which contract events occur

We describe below the general rules for when, and at what prices, events under your contract will occur. Other portions of this prospectus describe circumstances that may cause exceptions. We generally do not repeat those exceptions below.

Business day

Our “business day” is generally any day the New York Stock Exchange (“NYSE”) is open for regular trading and generally ends at 4:00 p.m. Eastern Time (or as of an earlier close of regular trading). A business day does not include a day on which we are not open due to emergency conditions determined by the Securities and Exchange Commission. We may also close early due to such emergency conditions. Contributions will be applied and any other transaction requests will be processed when they are received along with all the required information unless another date applies as indicated below.

•	If your contribution, transfer or any other transaction request containing all the required information reaches us on any of the following, we will use the next business day:

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—	on a non-business day;

—	after 4:00 p.m. Eastern Time on a business day; or

—	after an early close of regular trading on the NYSE on a business day.

•	When a charge is to be deducted on a contract date anniversary that is a non-business day, we will deduct the charge on the next business day.

Contributions, transfers, withdrawals and surrenders

•	Contributions allocated to the variable investment options are invested at the unit value next determined after the receipt of the contribution.

•	Contributions allocated to a fixed maturity option will receive the rate to maturity in effect for that fixed maturity option on that business day.

•	Contributions allocated to the guaranteed interest option will receive the guaranteed interest rate in effect on that business day.

•	If a fixed maturity option is scheduled to mature on June 15th and June 15th is a non-business day, that fixed maturity option will mature on the prior business day.

•	Transfers to or from variable investment options will be made at the unit value next determined after the receipt of the transfer request.

•	Transfers to the guaranteed interest option will receive the guaranteed interest rate in effect on that business day.

•	Transfers to a fixed maturity option will receive the rate to maturity in effect for that fixed maturity option on that business day.

•	Transfers out of a fixed maturity option will be at the market adjusted amount on that business day.

•	For the fixed-dollar option, the first monthly transfer will occur on the last business day of the month in which we receive your election form at our processing office.

•	For the interest sweep, the first monthly transfer will occur on the last business day of the month following the month that we receive your election form at our processing office.

•	Quarterly rebalancing will be processed on a calendar year basis. Semiannual or annual rebalancing will be processed on the first business day of the month. Rebalancing will not be done retroactively.

•	Requests for withdrawals or surrenders will occur on the business day that we receive the information that we require.

About your voting rights

As the owner of shares of the Trusts we have the right to vote on certain matters involving the portfolios, such as:

•	the election of trustees;
•	the formal approval of independent auditors selected for each Trust; or

•	any other matters described in each prospectus for the Trusts or requiring a shareholders’ vote under the Investment Company Act of 1940.

We will give contract owners the opportunity to instruct us how to vote the number of shares attributable to their contracts if a shareholder vote is taken. If we do not receive instructions in time from all contract owners, we will vote the shares of a portfolio for which no instructions have been received in the same proportion as we vote shares of that portfolio for which we have received instructions. We will also vote any shares that we are entitled to vote directly because of amounts we have in a portfolio in the same proportions that contract owners vote. One effect of proportional voting is that a small number of contract owners may determine the outcome of a vote.

The Trusts sell their shares to the Company separate accounts in connection with the Company’s variable annuity and/or life insurance products, and to separate accounts of insurance companies, both affiliated and unaffiliated with the Company. EQ Premier VIP Trust and EQ Advisors Trust also sell their shares to the trustee of a qualified plan for the Company. We currently do not foresee any disadvantages to our contract owners arising out of these arrangements. However, the Board of Trustees or Directors of each Trust intends to monitor events to identify any material irreconcilable conflicts that may arise and to determine what action, if any, should be taken in response. If we believe that a Board’s response insufficiently protects our contract owners, we will see to it that appropriate action is taken to do so.

Separate Account A voting rights

If actions relating to Separate Account A require contract owner approval, contract owners will be entitled to one vote for each unit they have in the variable investment options. Each contract owner who has elected a variable annuity payout option may cast the number of votes equal to the dollar amount of reserves we are holding for that annuity in a variable investment option divided by the annuity unit value for that option. We will cast votes attributable to any amounts we have in the variable investment options in the same proportion as votes cast by contract owners.

Changes in applicable law

The voting rights we describe in this prospectus are created under applicable federal securities laws. To the extent that those laws or the regulations published under those laws eliminate the necessity to submit matters for approval by persons having voting rights in separate accounts of insurance companies, we reserve the right to proceed in accordance with those laws or regulations.

COVID-19

The outbreak of the novel coronavirus known as COVID-19 was declared a pandemic by the World Health Organization in March 2020. Equity and financial markets have experienced increased volatility and negative returns, and interest

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rates have declined due to the COVID-19 pandemic and other market factors. Such events can adversely impact us and our operations. Management believes the Company is taking appropriate actions to mitigate the negative impact to our business and operations. However, the full impact of COVID-19 is unknown and cannot be reasonably estimated or predicted at this time as these events are still developing.

Moreover, these market conditions have impacted the performance of the funds underlying the variable investment options. If these market conditions continue, and depending on your individual circumstances (e.g., your selected investment options and the timing of any contributions, transfers, or withdrawals), you may experience (perhaps significant) negative returns under the contract. The duration of the COVID-19 pandemic, and the future impact that the pandemic may have on the financial markets and global economy, cannot be foreseen, however. You should consult with a financial professional about how the COVID-19 pandemic and the recent market conditions may impact your future investment decisions related to the contract, such as purchasing the contract or making contributions, transfers, or withdrawals, based on your individual circumstances.

Cybersecurity Risks and Catastrophic Events

We rely heavily on interconnected computer systems and digital data to conduct our variable product business. Because our variable product business is highly dependent upon the effective operation of our computer systems and those of our business partners, our business is vulnerable to disruptions from utility outages, and susceptible to operational and information security risks resulting from information systems failure (e.g., hardware and software malfunctions), and cyber-attacks. These risks include, among other things, the theft, misuse, corruption and destruction of data maintained online or digitally, interference with or denial of service, attacks on websites and other operational disruption and unauthorized use or abuse of confidential customer information. Systems failures and cyberattacks, as well as, any other catastrophic event, including natural and manmade disasters, public health emergencies, pandemic diseases, terrorist attacks, floods or severe storms affecting us, any third-party administrator, the underlying funds, intermediaries and other affiliated or third-party service providers may adversely affect us, our business operations and your account value. Systems failures and cyber-attacks may also interfere with our processing of contract transactions, including the processing of orders from our website or with the underlying funds, impact our ability to calculate account values, cause the release and possible destruction of confidential customer or business information, impede order processing, subject us and/or our service providers and intermediaries to regulatory fines and financial losses and/or cause reputational damage. In addition, the occurrence of any pandemic disease (like COVID-19), natural disaster, terrorist attack or any other event that results in our workforce, and/or employees of service providers and/or third party administrators, being compromised and unable or unwilling to fully perform their responsibilities, could likewise result in interruptions in our service, including our ability to issue contracts and process contract transactions. Even if our workforce and employees of our service providers and/or third party administrators were able to work remotely, those remote work arrangements could result in our business operations being less efficient than under normal circumstances and lead to delays in our issuing contracts and processing of other contract-related transactions. Cybersecurity risks and catastrophic events may also impact the issuers of securities in which the underlying funds invest, which may cause the funds underlying your contract to lose value. While there can be no assurance that we or the underlying funds or our service providers will avoid losses affecting your contract due to cyber-attacks, information security breaches or other catastrophic events in the future, we take reasonable steps to mitigate these risks and secure our systems and business operations from such failures, attacks and events.

Statutory compliance

We have the right to change your contract without the consent of any other person in order to comply with any laws and regulations that apply, including but not limited to changes in the Internal Revenue Code, in Treasury Regulations or in published rulings of the Internal Revenue Service and in Department of Labor regulations.

Any change in your contract must be in writing and made by an authorized officer of the Company. We will provide notice of any contract change.

The benefits under your contract will not be less than the minimum benefits required by any state law that applies.

About legal proceedings

The Company and its affiliates are parties to various legal proceedings. In our view, none of these proceedings would be considered material with respect to a contract owner’s interest in Separate Account A, nor would any of these proceedings be likely to have a material adverse effect upon Separate Account A, our ability to meet our obligations under the contracts, or the distribution of the contracts.

Financial statements

The financial statements of Separate Account A, as well as the consolidated financial statements of the Company, are in the SAI. The financial statements of the Company have relevance to the contracts only to the extent that they bear upon the ability of the Company to meet its obligations under the contracts. The SAI is available free of charge. You may request one by writing our processing office or calling (800) 628-6673.

Transfers of ownership, collateral assignments, loans, and borrowing

You can transfer ownership of an NQ contract at any time before annuity payments begin. We will continue to treat you as the owner until we receive written notification of any

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change at our processing office. In some cases, an assignment or change of ownership may have adverse tax consequences. See “Tax information” earlier in this Prospectus. We may refuse to process a change of ownership of an NQ contract to an entity without appropriate documentation of status on IRS Form W-9 (or, if IRS Form W-9 cannot be provided because the entity is not a U.S. entity, on the appropriate type of Form W-8).

You cannot assign or transfer ownership of a traditional IRA, QP IRA or Roth IRA contract except by surrender to us.

You cannot assign your contract as collateral or security for a loan. Loans are also not available under your contract. For limited transfers of ownership after the owner’s death see “Beneficiary continuation option” in “Payment of death benefit” earlier in this Prospectus. You may direct the transfer of the values under your traditional IRA and Roth IRA contract to another similar arrangement.

Distribution of the contracts

The contracts are distributed by both Equitable Advisors and Equitable Distributors. The Distributors serve as principal underwriters of Separate Account A. The offering of the contracts is intended to be continuous.

Equitable Advisors is an affiliate of the Company, and Equitable Distributors is an indirect wholly owned subsidiary of the Company. The Distributors are under the common control of Equitable Holdings, Inc. Their principal business address is 1290 Avenue of the Americas, New York, NY 10104. The Distributors are registered with the SEC as broker-dealers and are members of the Financial Industry Regulatory Authority, Inc. (“FINRA”). Both broker-dealers also act as distributors for other life and annuity products we issue.

The contracts are sold by financial professionals of Equitable Advisors and its affiliates. The contracts are also sold by financial professionals of unaffiliated broker-dealers that have entered into selling agreements with Equitable Distributors (“Selling broker-dealers”).

The Company pays compensation to both Distributors based on contracts sold. The Company may also make additional payments to the Distributors, and the Distributors may, in turn, make additional payments to certain Selling broker-dealers. All payments will be in compliance with all applicable FINRA rules and other laws and regulations.

Although the Company takes into account all of its distribution and other costs in establishing the level of fees and charges under its contracts, none of the compensation paid to the Distributors or the Selling broker-dealers discussed in this section of the prospectus are imposed as separate fees or charges under your contract. The Company, however, intends to recoup amounts it pays for distribution and other services through the fees and charges of the contract and payments it receives for providing administrative, distribution and other services to the portfolios. For information about the fees and charges under the contract, see “Fee table” and “Charges and expenses” earlier in this prospectus.

Equitable Advisors Compensation.  The Company pays compensation to Equitable Advisors based on contributions made on the contracts sold through Equitable Advisors (“contribution-based compensation”). The contribution-based compensation will generally not exceed 8.5% of total contributions. Equitable Advisors, in turn, may pay a portion of the contribution-based compensation received from the Company to the Equitable Advisors financial professional and/or the Selling broker-dealer making the sale. In some instances, a financial professional or a Selling broker-dealer may elect to receive reduced contribution-based compensation on a contract in combination with ongoing annual compensation of up to 0.60% of the account value of the contract sold (“asset-based compensation”). Total compensation paid to a financial professional or a Selling broker-dealer electing to receive both contribution-based and asset-based compensation could, over time, exceed the total compensation that would otherwise be paid on the basis of contributions alone. The compensation paid by Equitable Advisors varies among financial professionals and among Selling broker-dealers. Equitable Advisors also pays a portion of the compensation it receives to its managerial personnel. When a contract is sold by a Selling broker-dealer, the Selling broker-dealer, not Equitable Advisors, determines the amount and type of compensation paid to the Selling broker-dealer’s financial professional for the sale of the contract. Therefore, you should contact your financial professional for information about the compensation he or she receives and any related incentives, as described below.

Equitable Advisors may receive compensation, and, in turn, pay its financial professionals a portion of such fee, from third party investment advisors to whom its financial professionals refer customers for professional management of the assets within their contract.

Equitable Advisors also pays its financial professionals and managerial personnel other types of compensation including service fees, expense allowance payments and health and retirement benefits. Equitable Advisors also pays its financial professionals, managerial personnel and Selling broker-dealers sales bonuses (based on selling certain products during specified periods) and persistency bonuses. Equitable Advisors may offer sales incentive programs to financial professionals and Selling broker-dealers who meet specified production levels for the sales of both the Company contracts and contracts offered by other companies. These incentives provide non-cash compensation such as stock options awards and/or stock appreciation rights, expense-paid trips, expense-paid education seminars and merchandise.

Differential compensation.  In an effort to promote the sale of the Company products, Equitable Advisors may pay its financial professionals and managerial personnel a greater percentage of contribution-based compensation and/or asset-based compensation for the sale of our contract than it pays for the sale of a contract or other financial product issued by a company other than us. Equitable Advisors may pay different compensation on the sale of the same product, based on such factors as distribution, group or sponsored arrangements, or

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based on older or newer versions, or series, of the same contract. Equitable Advisors also pay different levels of compensation based on different contract types. This practice is known as providing “differential compensation.” Differential compensation may involve other forms of compensation to Equitable Advisors personnel. Certain components of the compensation paid to managerial personnel are based on whether the sales involve the Company contracts. Managers earn higher compensation (and credits toward awards and bonuses) if the financial professionals they manage sell a higher percentage of the Company contracts than products issued by other companies. Other forms of compensation provided to its financial professionals and/or managerial personnel include health and retirement benefits, expense reimbursements, marketing allowances and contribution-based payments, known as “overrides.” For tax reasons, Equitable Advisors financial professionals qualify for health and retirement benefits based solely on their sales of the Company contracts and products sponsored by affiliates.

The fact that Equitable Advisors financial professionals receive differential compensation and additional payments may provide an incentive for those financial professionals to recommend our contract over a contract or other financial product issued by a company not affiliated with the Company. However, under applicable rules of FINRA and other federal and state regulatory authorities, Equitable Advisors financial professionals may only recommend to you products that they reasonably believe are suitable for you and, for certain accounts depending on applicable rules, that are in your best interest, based on the facts that you have disclosed as to your other security holdings, financial situation and needs. In making any recommendation, financial professionals of Equitable Advisors may nonetheless face conflicts of interest because of the differences in compensation from one product category to another, and because of differences in compensation among products in the same category. For more information, contact your financial professional.

Equitable Distributors Compensation. The Company pays contributionbased and asset-based compensation (together “compensation”) to Equitable Distributors. Contribution-based compensation is paid based on the Company contracts sold through Equitables’ Selling broker-dealers. Asset-based compensation is paid based on the aggregate account value of contracts sold through certain of Equitable Distributors’ Selling broker-dealers. Contribution-based compensation will generally not exceed 6.5% of the total contributions made under the contracts. Equitable, in turn, pays the contribution-based compensation it receives on the sale of a contract to the Selling broker-dealer making the sale. In some instances, the Selling broker-dealer may elect to receive reduced contribution-based compensation on the sale of the contract in combination with annual asset-based compensation of up to 0.60% of the account value of the contract sold. If a Selling broker-dealer elects to receive reduced contribution-based compensation on a contract, the contribution-based compensation which the Company pays to Equitable Distributors will be reduced by the same amount, and the Company will pay Equitable Distributors asset-based compensation on the contract equal to the asset-based compensation which Equitable Distributors pays to the Selling broker-dealer. Total compensation paid to a Selling broker-dealer electing to receive both contribution-based and asset-based compensation could over time exceed the total compensation that would otherwise be paid on the basis of contributions alone. The contribution-based and asset-based compensation paid by Equitable Distributors varies among Selling broker-dealers.

The Selling broker-dealer, not Equitable Distributors, determines the amount and type of compensation paid to the Selling broker-dealer’s financial professional for the sale of the contract. Therefore, you should contact your financial professional for information about the compensation he or she receives and any related incentives, such as differential compensation paid for various products.

The Company also pays Equitable Distributors compensation to cover its operating expenses and marketing services under the terms of the Company’s distribution agreements with Equitable Distributors.

Additional payments by Equitable Distributors to Selling broker-dealers.  Equitable Distributors may pay, out of its assets, certain Selling broker-dealers and other financial intermediaries additional compensation in recognition of services provided or expenses incurred. Equitable Distributors may also pay certain Selling broker-dealers or other financial intermediaries additional compensation for enhanced marketing opportunities and other services (commonly referred to as “marketing allowances”). Services for which such payments are made may include, but are not limited to, the preferred placement of the Company’s products on a company and/or product list; sales personnel training; product training; business reporting; technological support; due diligence and related costs; advertising, marketing and related services; conference; and/or other support services, including some that may benefit the contract owner. Payments may be based on ongoing sales, on the aggregate account value attributable to contracts sold through a Selling broker-dealer or such payments may be a fixed amount. For certain selling broker-dealers, Equitable Distributors increases the marketing allowance as certain sales thresholds are met. Equitable Distributors may also make fixed payments to Selling broker-dealers, for example in connection with the initiation of a new relationship or the introduction of a new product.

Additionally, as an incentive for the financial professionals of Selling broker-dealers to promote the sale of the Company’s products, Equitable Distributors may increase the sales compensation paid to the Selling broker-dealer for a period of time (commonly referred to as “compensation enhancements”). Equitable Distributors also has entered into agreements with certain selling broker-dealers in which the selling broker-dealer agrees to sell certain of our contracts exclusively.

These additional payments may serve as an incentive for Selling broker-dealers to promote the sale of the Company’s contracts over contracts and other products issued by other

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companies. Not all Selling broker-dealers receive additional payments, and the payments vary among Selling broker-dealers. The list below includes the names of Selling broker-dealers that we are aware (as of December 31, 2019) received additional payments. These additional payments ranged from $962.81 to $6,177,733.18. The Company and its affiliates may also have other business relationships with Selling broker-dealers, which may provide an incentive for the Selling broker-dealers to promote the sale of the Company’s contracts over contracts and other products issued by other companies. The list below includes any such Selling broker-dealer. For more information, ask your financial professional.

1st Global Capital Corp.

Allstate Financial Services, LLC

American Portfolios Financial Services

Ameriprise Financial Services

Avantax Investment Services, Inc.

BBVA Securities, Inc.

Cadaret, Grant & Co., Inc.

Cambridge Investment Research

Capital Investment Group

Centaurus Financial, Inc.

Cetera Financial Group

Citigroup Global Markets, Inc.

Citizens Investment Services

Commonwealth Financial Network

Community America Financial Solution

CUNA Brokerage Services

CUSO Financial Services, L.P.

DPL Financial Partners

Equity Services Inc.

Farmer’s Financial Solution

Galt Financial Group, Inc.

Geneos Wealth Management

Gradient Securities, LLC

H. Beck, Inc.

Independent Financial Group, LLC

Infinex Investments Inc.

Janney Montgomery Scott LLC

Kestra Investment Services, LLC

Key Investment Services LLC

Ladenburg Thalmann Advisor Network, LLC

Lincoln Financial Advisors Corp.

Lincoln Financial Securities Corp.

Lincoln Investment Planning

Lion Street Financial

LPL Financial Corporation

Lucia Securities, LLC

MML Investors Services, LLC

Morgan Stanley Smith Barney

Mutual of Omaha Investment Services, Inc.

Park Avenue Securities, LLC

PlanMember Securities Corp.

PNC Investments

Primerica Financial Services, Inc.

Prospera Financial Services

Pruco Securities, LLC

Raymond James

RBC Capital Markets Corporation

Robert W Baird & Company

Santander Securities Corp.

Sigma Financial Corporation

Stifel, Nicolaus & Company, Inc.

The Advisor Group (AIG)

The Huntington Investment Company

The Leaders Group, Inc.

TransAmerica Financial Advisors

U.S. Bank Center

UBS Financial Services Inc.

Valmark Securities, Inc.

Voya Financial Advisors, Inc.

Waddell & Reed, Inc.

Wells Fargo

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9. Incorporation of certain documents by reference

The Company’s Annual Report on Form 10-K for the period ended December 31, 2019 (the “Annual Report”) is considered to be part of this prospectus because it is incorporated by reference.

The Company files reports and other information with the SEC, as required by law. You may read and copy this information at the SEC’s public reference facilities at Room 1580, 100 F Street, NE, Washington, DC 20549, or by accessing the SEC’s website at www.sec.gov. The public may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. Under the Securities Act of 1933, the Company has filed with the SEC a registration statement relating to the fixed maturity option (the “Registration Statement”). This prospectus has been filed as part of the Registration Statement and does not contain all of the information set forth in the Registration Statement.

After the date of this prospectus and before we terminate the offering of the securities under the Registration Statement, all documents or reports we file with the SEC under the Securities Exchange Act of 1934 (“Exchange Act”), will be considered to become part of this prospectus because they are incorporated by reference.

Any statement contained in a document that is or becomes part of this prospectus, will be considered changed or replaced for purposes of this prospectus if a statement contained in this prospectus changes or is replaced. Any statement that is considered to be a part of this prospectus because of its incorporation will be considered changed or replaced for the purpose of this prospectus if a statement contained in any other subsequently filed document that is considered to be part of this prospectus changes or replaces that statement. After that, only the statement that is changed or replaced will be considered to be part of this prospectus.

We file the Registration Statement and our Exchange Act documents and reports, including our Annual Report on Form 10-K and Quarterly Reports on Form 10-Q, electronically according to EDGAR under CIK No. 0000727920. The SEC maintains a website that contains reports, proxy and information statements, and other information regarding registrants that file electronically with the SEC. The address of the site is www.sec.gov.

Upon written or oral request, we will provide, free of charge, to each person to whom this prospectus is delivered, a copy of any or all of the documents considered to be part of this prospectus because they are incorporated herein. In accordance with SEC rules, we will provide copies of any exhibits specifically incorporated by reference into the text of the Exchange Act reports (but not any other exhibits). Requests for documents should be directed to:

Equitable Life Financial Insurance Company

1290 Avenue of the Americas

New York, New York 10104

Attention: Corporate Secretary

(telephone:(212) 554-1234).

You can access our website at www.equitable.com.

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Appendix I: Condensed financial information

The following tables show the accumulation unit values and the number of outstanding units for each variable investment option under each contract series at the last business day of the periods shown. The unit values and number of units outstanding are for contracts offered under Separate Account A with the same daily asset charge. The information presented is shown for the past ten years, or from the first year the particular contracts were offered if less than ten years ago.

Series 100 and 200 contracts

Unit values and number of units outstanding for each variable investment option, except for those options offered for the first time on or after December 31, 2019 (Daily asset charge of 1.34% or 1.40%, depending upon investment option).

	For the years ending December 31,
	2010	2011	2012	2013	2014	2015	2016	2017	2018	2019
1290 VT DoubleLine Dynamic Allocation
Unit value	—	—	—	$104.03	$105.12	$99.85	$107.00	$115.72	$109.46	$127.53
Number of units outstanding (000’s)	—	—	—	2	15	19	27	32	30	30
1290 VT Equity Income
Unit value	$110.04	$108.14	$125.60	$163.27	$175.05	$169.77	$189.24	$216.29	$188.43	$230.93
Number of units outstanding (000’s)	381	367	388	424	399	374	341	315	286	270
1290 VT GAMCO Mergers & Acquisitions
Unit value	$125.54	$125.53	$130.35	$142.73	$143.13	$144.91	$153.97	$161.30	$151.31	$162.16
Number of units outstanding (000’s)	93	100	95	97	93	83	76	72	71	66
1290 VT GAMCO Small Company Value
Unit value	$184.08	$175.27	$203.78	$279.70	$284.41	$264.61	$321.82	$368.64	$307.00	$373.62
Number of units outstanding (000’s)	1,363	1,484	1,517	1,556	1,523	1,490	1,470	1,434	1,386	1,346
1290 VT High Yield Bond
Unit value	—	—	—	$101.29	$101.84	$97.37	$107.33	$112.76	$108.77	$121.17
Number of units outstanding (000’s)	—	—	—	4	11	14	20	29	33	41
1290 VT Socially Responsible
Unit value	$77.50	$76.67	$88.31	$117.03	$131.18	$130.04	$141.08	$167.59	$158.11	$203.20
Number of units outstanding (000’s)	247	248	243	242	243	233	220	209	197	188
All Asset Growth-Alt 20
Unit value	$118.50	$112.83	$124.66	$140.36	$141.80	$134.36	$145.24	$166.07	$151.45	$177.95
Number of units outstanding (000’s)	68	133	164	165	160	156	151	171	157	147
American Funds Insurance Series®Bond FundSM
Unit value	—	—	—	$96.22	$99.82	$98.40	$99.81	$101.72	$99.46	$107.04
Number of units outstanding (000’s)	—	—	—	5	37	57	75	87	90	108

Series 100 and 200 contracts  (continued)

Unit values and number of units outstanding for each variable investment option, except for those options offered for the first time on or after December 31, 2019 (Daily asset charge of 1.34% or 1.40%, depending upon investment option).

	For the years ending December 31,
	2010	2011	2012	2013	2014	2015	2016	2017	2018	2019
CharterSM Multi-Sector Bond
Unit value	$157.53	$163.72	$170.12	$166.15	$167.83	$164.52	$167.08	$168.54	$165.43	$174.49
Number of units outstanding (000’s)	564	522	492	448	406	371	340	316	292	274
CharterSM Small Cap Growth
Unit value	$129.03	$107.34	$117.94	$171.95	$165.22	$153.16	$165.24	$202.75	$189.96	$249.35
Number of units outstanding (000’s)	309	276	249	261	222	206	194	183	175	170
CharterSM Small Cap Value
Unit value	$173.94	$156.14	$179.88	$253.28	$237.12	$203.22	$251.10	$275.73	$236.69	$291.07
Number of units outstanding (000’s)	622	559	511	480	441	417	390	360	337	319
EQ/400 Managed Volatility
Unit value	—	$108.41	$124.57	$161.84	$173.71	$166.05	$196.09	$222.92	$192.93	$237.80
Number of units outstanding (000’s)	—	10	12	19	18	19	28	31	30	29
EQ/500 Managed Volatility
Unit value	—	$109.53	$124.07	$160.27	$178.03	$176.28	$193.10	$230.07	$213.21	$273.26
Number of units outstanding (000’s)	—	12	17	20	29	31	37	42	43	43
EQ/2000 Managed Volatility
Unit value	—	$109.23	$124.41	$168.64	$173.12	$162.09	$192.75	$216.53	$188.15	$231.01
Number of units outstanding (000’s)	—	4	5	10	10	10	11	13	14	14
EQ/AB Dynamic Moderate Growth
Unit value	—	—	$103.20	$118.28	$122.27	$119.89	$122.75	$136.73	$127.05	$145.15
Number of units outstanding (000’s)	—	—	4	13	22	27	26	28	25	24
EQ/AB Small Cap Growth
Unit value	$207.94	$204.35	$233.02	$317.66	$324.60	$310.94	$345.38	$418.01	$379.89	$479.01
Number of units outstanding (000’s)	1,291	1,180	1,071	992	918	852	787	729	675	631
EQ/Aggressive Allocation
Unit value	$131.43	$119.94	$135.10	$168.52	$174.11	$168.76	$181.14	$212.85	$191.68	$235.42
Number of units outstanding (000’s)	1,916	2,022	2,024	1,966	1,942	1,884	1,793	1,717	1,648	1,579
EQ/Balanced Strategy
Unit value	—	—	$103.26	$115.79	$119.26	$116.91	$122.24	$132.49	$125.24	$142.95
Number of units outstanding (000’s)	—	—	13	40	59	73	65	64	69	79

Series 100 and 200 contracts  (continued)

Unit values and number of units outstanding for each variable investment option, except for those options offered for the first time on or after December 31, 2019 (Daily asset charge of 1.34% or 1.40%, depending upon investment option).

	For the years ending December 31,
	2010	2011	2012	2013	2014	2015	2016	2017	2018	2019
EQ/BlackRock Basic Value Equity
Unit value	$215.34	$205.86	$230.79	$313.62	$339.44	$314.30	$365.81	$390.19	$354.08	$431.20
Number of units outstanding (000’s)	1,394	1,422	1,386	1,345	1,311	1,269	1,224	1,150	1,072	1,018
EQ/Capital Guardian Research
Unit value	$116.45	$119.49	$138.41	$179.93	$196.18	$197.26	$211.01	$261.15	$245.16	$321.42
Number of units outstanding (000’s)	1,072	963	884	825	744	690	638	589	532	496
EQ/ClearBridge Large Cap Growth
Unit value	$110.46	$102.58	$121.88	$167.23	$171.26	$171.11	$170.31	$211.04	$207.47	$270.20
Number of units outstanding (000’s)	470	665	775	850	808	739	648	565	499	450
EQ/Clearbridge Select Equity Managed Volatility
Unit value	$89.42	$84.29	$94.98	$121.14	$131.10	$126.26	$140.98	$158.84	$140.92	$185.66
Number of units outstanding (000’s)	252	231	208	189	168	153	140	130	119	113
EQ/Common Stock Index
Unit value	$311.66	$310.05	$354.66	$464.93	$515.55	$509.85	$563.49	$671.64	$626.04	$806.57
Number of units outstanding (000’s)	5,168	4,630	4,157	3,759	3,428	3,160	2,895	2,662	2,423	2,208
EQ/Conservative Allocation
Unit value	$119.11	$119.75	$123.55	$127.18	$128.76	$126.73	$128.69	$133.26	$129.41	$139.47
Number of units outstanding (000’s)	424	441	433	384	355	324	306	271	245	239
EQ/Conservative Growth Strategy
Unit value	—	—	$102.63	$111.91	$114.62	$112.56	$116.57	$124.19	$118.53	$132.60
Number of units outstanding (000’s)	—	—	7	14	25	26	27	33	36	41
EQ/Conservative Strategy
Unit value	—	—	$101.32	$104.34	$105.63	$104.03	$105.54	$108.58	$105.62	$113.53
Number of units outstanding (000’s)	—	—	5	11	14	16	13	12	11	15
EQ/Conservative-Plus Allocation
Unit value	$121.62	$119.14	$126.21	$137.27	$139.71	$136.94	$141.50	$151.92	$144.41	$161.69
Number of units outstanding (000’s)	753	769	760	725	677	619	578	552	502	466
EQ/Core Bond Index
Unit value	$112.15	$115.97	$118.03	$114.59	$115.78	$114.73	$114.76	$114.88	$113.61	$119.11
Number of units outstanding (000’s)	771	721	684	639	599	572	547	527	510	510

Series 100 and 200 contracts  (continued)

Unit values and number of units outstanding for each variable investment option, except for those options offered for the first time on or after December 31, 2019 (Daily asset charge of 1.34% or 1.40%, depending upon investment option).

	For the years ending December 31,
	2010	2011	2012	2013	2014	2015	2016	2017	2018	2019
EQ/Emerging Markets Equity PLUS
Unit value	—	—	—	$94.43	$90.22	$72.86	$78.86	$104.27	$87.18	$101.59
Number of units outstanding (000’s)	—	—	—	8	21	28	33	52	63	60
EQ/Equity 500 Index
Unit value	$281.41	$282.55	$321.22	$416.78	$464.56	$461.99	$507.04	$605.55	$567.91	$732.20
Number of units outstanding (000’s)	2,394	2,246	2,120	2,010	1,936	1,890	1,853	1,808	1,750	1,677
EQ/Fidelity Institutional AM® Large Cap Portfolio
Unit value	—	—	—	—	—	—	—	—	$209.48	$270.89
Number of units outstanding (000’s)	—	—	—	—	—	—	—	—	576	535
EQ/Franklin Balanced Managed Volatility
Unit value	$99.91	$98.65	$108.25	$122.37	$128.22	$122.66	$133.66	$145.08	$136.97	$157.52
Number of units outstanding (000’s)	565	527	489	467	505	471	427	396	358	335
EQ/Franklin Small Cap Value Managed Volatility
Unit value	$99.41	$88.68	$102.21	$137.84	$138.88	$128.07	$157.77	$173.93	$149.56	$185.17
Number of units outstanding (000’s)	120	121	111	104	98	90	87	83	79	73
EQ/Franklin Templeton Allocation Managed Volatility
Unit value	$81.79	$77.11	$87.28	$106.16	$110.47	$105.94	$114.45	$129.81	$116.97	$141.02
Number of units outstanding (000’s)	418	419	405	408	421	408	371	350	324	303
EQ/Global Bond PLUS
Unit value	$118.92	$122.49	$125.34	$120.55	$119.99	$113.88	$113.12	$116.80	$113.36	$118.78
Number of units outstanding (000’s)	355	382	383	340	310	281	253	242	224	205
EQ/Global Equity Managed Volatility
Unit value	$181.09	$156.66	$180.80	$214.70	$215.40	$208.84	$215.28	$267.80	$232.06	$286.81
Number of units outstanding (000’s)	1,848	1,671	1,522	1,404	1,303	1,226	1,137	1,058	990	933
EQ/Goldman Sachs Mid Cap Value
Unit value	—	—	—	—	—	—	—	—	$140.96	$181.89
Number of units outstanding (000’s)	—	—	—	—	—	—	—	—	133	130
EQ/Intermediate Government Bond
Unit value	$173.15	$180.33	$179.64	$174.33	$174.62	$173.02	$171.48	$169.77	$168.87	$173.56
Number of units outstanding (000’s)	402	369	336	299	272	253	240	225	213	205

Series 100 and 200 contracts  (continued)

Unit values and number of units outstanding for each variable investment option, except for those options offered for the first time on or after December 31, 2019 (Daily asset charge of 1.34% or 1.40%, depending upon investment option).

	For the years ending December 31,
	2010	2011	2012	2013	2014	2015	2016	2017	2018	2019
EQ/International Core Managed Volatility
Unit value	$120.02	$98.36	$112.87	$130.87	$121.06	$114.26	$112.97	$140.78	$118.21	$142.80
Number of units outstanding (000’s)	838	817	756	700	974	918	864	811	767	732
EQ/International Equity Index
Unit value	$126.36	$109.42	$125.52	$150.42	$138.16	$133.40	$134.50	$163.53	$136.85	$164.92
Number of units outstanding (000’s)	3,352	3,078	2,822	2,609	2,454	2,344	2,226	2,120	2,006	1,920
EQ/International Managed Volatility
Unit value	—	$92.35	$106.23	$126.93	$117.16	$112.81	$111.17	$136.28	$115.02	$137.80
Number of units outstanding (000’s)	—	18	20	23	24	31	30	34	34	35
EQ/International Value Managed Volatility
Unit value	$127.65	$105.58	$122.36	$144.05	$131.92	$126.04	$125.28	$152.50	$125.63	$152.03
Number of units outstanding (000’s)	1,622	1,495	1,381	1,277	1,194	1,134	1,074	1,006	954	913
EQ/Invesco Comstock
Unit value	$102.76	$99.37	$116.10	$154.68	$166.21	$153.83	$178.14	$207.37	$179.21	$220.98
Number of units outstanding (000’s)	166	175	180	204	488	451	408	378	357	336
EQ/Invesco Global Real Estate
Unit value	—	—	—	—	—	—	—	—	$144.75	$174.96
Number of units outstanding (000’s)	—	—	—	—	—	—	—	—	212	199
EQ/Invesco International Growth
Unit value	—	—	—	—	—	—	—	—	$109.28	$138.23
Number of units outstanding (000’s)	—	—	—	—	—	—	—	—	204	193
EQ/Janus Enterprise
Unit value	$169.33	$154.20	$165.45	$226.15	$221.53	$206.56	$194.97	$246.04	$238.38	$320.93
Number of units outstanding (000’s)	688	807	807	746	714	692	640	601	571	543
EQ/JPMorgan Value Opportunities
Unit value	$134.73	$125.98	$144.24	$193.23	$218.05	$210.22	$252.06	$292.76	$244.33	$307.42
Number of units outstanding (000’s)	306	282	258	243	232	235	239	284	307	310
EQ/Large Cap Core Managed Volatility
Unit value	$91.78	$86.71	$98.37	$127.68	$140.60	$139.24	$150.88	$181.54	$167.59	$214.89
Number of units outstanding (000’s)	129	116	100	93	169	152	137	130	122	111

Series 100 and 200 contracts  (continued)

Unit values and number of units outstanding for each variable investment option, except for those options offered for the first time on or after December 31, 2019 (Daily asset charge of 1.34% or 1.40%, depending upon investment option).

	For the years ending December 31,
	2010	2011	2012	2013	2014	2015	2016	2017	2018	2019
EQ/Large Cap Growth Index
Unit value	$75.04	$75.78	$85.77	$112.12	$124.15	$128.44	$134.77	$171.83	$165.68	$221.22
Number of units outstanding (000’s)	1,314	1,246	1,199	1,132	1,094	1,064	1,032	1,018	963	921
EQ/Large Cap Growth Managed Volatility
Unit value	$157.73	$149.93	$168.24	$224.72	$246.29	$252.79	$263.16	$335.50	$321.14	$423.66
Number of units outstanding (000’s)	1,338	1,300	1,181	1,083	2,305	2,165	2,019	1,887	1,752	1,632
EQ/Large Cap Value Index
Unit value	$59.10	$58.12	$66.86	$86.79	$96.44	$90.93	$104.50	$116.51	$104.72	$129.80
Number of units outstanding (000’s)	207	448	436	419	425	411	414	398	385	385
EQ/Large Cap Value Managed Volatility
Unit Value	$100.08	$94.00	$107.44	$140.42	$155.49	$147.24	$167.53	$188.20	$167.24	$206.97
Number of units outstanding (000’s)	6,915	6,275	5,681	5,207	5,055	4,721	4,376	4,060	3,755	3,519
EQ/Lazard Emerging Markets Equity
Unit value	—	—	—	—	—	—	—	—	$96.68	$113.29
Number of units outstanding (000’s)	—	—	—	—	—	—	—	—	811	803
EQ/Loomis Sayles Growth
Unit value	$125.01	$126.89	$140.93	$176.97	$188.25	$207.13	$218.28	$289.86	$277.43	$359.48
Number of units outstanding (000’s)	224	203	190	176	155	153	179	196	184	171
EQ/MFS International Growth
Unit value	$147.85	$130.24	$153.80	$172.45	$161.62	$159.77	$160.75	$209.45	$187.27	$235.10
Number of units outstanding (000’s)	314	328	343	348	335	328	320	330	329	329
EQ/MFS International Value
Unit value	—	—	—	—	—	—	—	—	$185.23	$230.05
Number of units outstanding (000’s)	—	—	—	—	—	—	—	—	895	888
EQ/MFS Mid Cap Focused Growth
Unit value	—	—	—	—	—	—	—	—	$164.59	$221.37
Number of units outstanding (000’s)	—	—	—	—	—	—	—	—	398	396
EQ/MFS Technology
Unit value	—	—	—	—	—	—	—	—	$309.93	$415.24
Number of units outstanding (000’s)	—	—	—	—	—	—	—	—	209	202

Series 100 and 200 contracts  (continued)

Unit values and number of units outstanding for each variable investment option, except for those options offered for the first time on or after December 31, 2019 (Daily asset charge of 1.34% or 1.40%, depending upon investment option).

	For the years ending December 31,
	2010	2011	2012	2013	2014	2015	2016	2017	2018	2019
EQ/MFS Utilities Series
Unit value	—	—	—	—	—	—	—	—	$177.32	$218.15
Number of units outstanding (000’s)	—	—	—	—	—	—	—	—	226	214
EQ/Mid Cap Index
Unit value	$114.44	$110.20	$127.28	$166.49	$179.03	$171.58	$203.00	$231.30	$201.50	$249.25
Number of units outstanding (000’s)	2,138	2,037	1,961	1,903	1,858	1,835	1,842	1,831	1,774	1,738
EQ/Mid Cap Value Managed Volatility
Unit value	$164.68	$147.16	$172.23	$226.13	$247.35	$235.40	$273.30	$302.87	$259.06	$323.55
Number of units outstanding (000’s)	2,473	2,260	2,072	1,919	1,780	1,667	1,555	1,449	1,341	1,261
EQ/Moderate Allocation
Unit value	$63.45	$61.54	$66.55	$74.81	$76.59	$75.39	$78.92	$87.06	$82.34	$94.49
Number of units outstanding (000’s)	16,700	15,660	14,597	13,487	12,511	11,567	10,700	9,882	9,111	8,420
EQ/Moderate Growth Strategy
Unit value	—	—	$103.87	$119.78	$124.09	$121.46	$128.29	$141.51	$132.43	$154.15
Number of units outstanding (000’s)	—	—	8	39	60	75	91	100	116	125
EQ/Moderate-Plus Allocation
Unit value	$132.32	$124.08	$136.52	$161.35	$165.19	$160.87	$170.26	$193.00	$177.39	$210.00
Number of units outstanding (000’s)	4,211	4,268	4,165	4,007	3,883	3,745	3,548	3,371	3,194	3,044
EQ/Money Market
Unit value	$36.15	$35.56	$35.06	$34.57	$34.08	$33.61	$33.14	$32.82	$32.84	$32.99
Number of units outstanding (000’s)	1,290	1,122	1,041	920	835	769	760	708	692	691
EQ/Oppenheimer Global
Unit value	$105.12	$94.78	$112.55	$140.28	$140.88	$143.41	$141.56	$189.41	$161.69	$209.11
Number of units outstanding (000’s)	240	346	360	390	410	453	432	445	449	447
EQ/PIMCO Global Real Return
Unit value	—	—	—	$90.73	$96.56	$93.01	$101.24	$102.79	$100.02	$106.74
Number of units outstanding (000’s)	—	—	—	8	33	60	77	98	99	100
EQ/PIMCO Ultra Short Bond
Unit value	$108.61	$106.95	$107.09	$105.75	$104.24	$102.56	$103.20	$103.74	$103.33	$104.54
Number of units outstanding (000’s)	776	662	608	559	513	466	426	401	387	364

Series 100 and 200 contracts  (continued)

Unit values and number of units outstanding for each variable investment option, except for those options offered for the first time on or after December 31, 2019 (Daily asset charge of 1.34% or 1.40%, depending upon investment option).

	For the years ending December 31,
	2010	2011	2012	2013	2014	2015	2016	2017	2018	2019
EQ/Quality Bond PLUS
Unit value	$180.35	$180.55	$182.86	$176.30	$178.98	$176.98	$176.67	$176.73	$174.56	$181.92
Number of units outstanding (000’s)	642	567	508	455	413	375	345	323	304	285
EQ/Small Company Index
Unit value	$158.20	$149.85	$170.81	$231.64	$239.62	$225.61	$268.29	$301.79	$264.05	$326.19
Number of units outstanding (000’s)	897	854	804	769	737	719	695	670	642	628
EQ/T. Rowe Price Growth Stock
Unit value	$105.33	$101.90	$119.57	$162.71	$174.40	$189.65	$189.62	$249.52	$242.18	$313.24
Number of units outstanding (000’s)	853	915	1,029	1,030	1,023	1,089	1,067	1,095	1,111	1,093
EQ/Templeton Global Equity Managed Volatility
Unit value	$86.47	$78.23	$92.10	$115.35	$115.06	$110.52	$114.80	$137.37	$118.97	$141.96
Number of units outstanding (000’s)	249	247	240	238	234	223	206	194	181	175
EQ/UBS Growth and Income
Unit value	$113.88	$109.19	$121.59	$162.58	$183.58	$178.53	$194.02	$232.16	$198.31	$267.65
Number of units outstanding (000’s)	121	109	104	103	111	112	99	100	88	83
EQ/Wellington Energy
Unit value	—	—	—	—	—	—	—	—	$73.19	$72.94
Number of units outstanding (000’s)	—	—	—	—	—	—	—	—	204	217
Invesco V.I. High Yield Fund
Unit value	—	$94.99	$109.61	$115.46	$115.71	$110.32	$120.63	$126.30	$120.11	$134.10
Number of units outstanding (000’s)	—	18	52	64	73	79	78	86	81	85
Invesco V.I. Mid Cap Core Equity Fund
Unit value	—	$105.76	$115.42	$146.29	$150.34	$141.98	$158.52	$179.32	$156.38	$192.92
Number of units outstanding (000’s)	—	36	47	48	48	47	49	51	50	50
Invesco V.I. Small Cap Equity Fund
Unit value	—	$121.44	$136.18	$184.17	$185.49	$172.50	$190.35	$213.58	$178.52	$222.49
Number of units outstanding (000’s)	—	18	18	21	20	23	21	19	18	17
Ivy VIP High Income
Unit value	—	$110.31	$129.12	$140.77	$141.52	$130.54	$149.65	$157.51	$152.10	$166.86
Number of units outstanding (000’s)	—	156	349	427	469	445	427	435	411	399

Series 100 and 200 contracts  (continued)

Unit values and number of units outstanding for each variable investment option, except for those options offered for the first time on or after December 31, 2019 (Daily asset charge of 1.34% or 1.40%, depending upon investment option).

	For the years ending December 31,
	2010	2011	2012	2013	2014	2015	2016	2017	2018	2019
Ivy VIP Small Cap Growth
Unit value	—	$79.10	$82.07	$116.08	$116.35	$116.95	$118.75	$144.25	$136.45	$166.08
Number of units outstanding (000’s)	—	19	31	42	41	87	70	68	85	84
MFS® Investors Trust Series
Unit value	—	$110.60	$129.66	$168.53	$184.08	$181.52	$193.99	$235.47	$219.04	$283.63
Number of units outstanding (000’s)	—	11	23	28	26	25	27	28	28	28
MFS® Massachusetts Investors Growth Stock Portfolio
Unit value	—	—	—	—	—	$187.35	$195.65	$247.28	$245.35	$337.88
Number of units outstanding (000’s)	—	—	—	—	—	21	27	24	24	38
Multimanager Aggressive Equity
Unit value	$75.22	$69.95	$79.27	$107.95	$118.60	$122.37	$125.61	$162.48	$160.86	$212.82
Number of units outstanding (000’s)	6,357	5,698	5,104	4,552	4,115	3,772	3,425	3,113	2,815	2,555
Multimanager Core Bond
Unit value	$136.56	$142.56	$148.34	$142.91	$146.28	$144.50	$146.34	$148.71	$146.13	$154.81
Number of units outstanding (000’s)	480	487	527	481	427	390	355	334	301	286
Multimanager Mid Cap Growth
Unit value	$117.67	$106.94	$121.80	$168.45	$174.27	$169.32	$178.38	$222.92	$207.21	$271.82
Number of units outstanding (000’s)	481	437	394	379	349	332	303	285	268	250
Multimanager Mid Cap Value
Unit value	$152.52	$130.42	$147.73	$197.63	$205.39	$191.39	$224.86	$242.42	$208.67	$257.28
Number of units outstanding (000’s)	344	316	278	256	226	203	187	170	155	143
Multimanager Technology
Unit value	$117.21	$110.07	$123.17	$164.77	$184.59	$193.58	$208.08	$285.62	$288.23	$392.07
Number of units outstanding (000’s)	829	750	698	627	598	562	498	471	451	422
Target 2015 Allocation
Unit value	$101.92	$97.73	$106.89	$120.29	$122.19	$118.25	$123.24	$135.34	$127.77	$144.96
Number of units outstanding (000’s)	154	156	141	141	128	113	100	84	60	58
Target 2025 Allocation
Unit value	$99.61	$94.44	$105.15	$123.55	$126.81	$122.56	$129.89	$147.91	$136.95	$161.30
Number of units outstanding (000’s)	190	202	211	227	242	247	253	265	249	256

Series 100 and 200 contracts  (continued)

Unit values and number of units outstanding for each variable investment option, except for those options offered for the first time on or after December 31, 2019 (Daily asset charge of 1.34% or 1.40%, depending upon investment option).

	For the years ending December 31,
	2010	2011	2012	2013	2014	2015	2016	2017	2018	2019
Target 2035 Allocation
Unit value	$98.29	$92.47	$104.11	$125.57	$129.45	$125.12	$133.35	$154.95	$141.90	$171.25
Number of units outstanding (000’s)	152	171	195	209	224	239	250	264	279	301
Target 2045 Allocation
Unit value	$96.22	$89.68	$102.13	$126.18	$130.43	$125.82	$134.93	$159.34	$144.64	$177.44
Number of units outstanding (000’s)	108	122	137	149	164	177	185	194	199	208
Target 2055 Allocation
Unit value	—	—	—	—	—	$91.46	$98.81	$118.74	$106.85	$133.66
Number of units outstanding (000’s)	—	—	—	—	—	1	8	13	23	36
VanEck VIP Global Hard Assets Fund
Unit value	—	$82.94	$84.37	$91.81	$73.06	$47.84	$67.69	$65.47	$46.23	$50.88
Number of units outstanding (000’s)	—	44	90	109	129	167	199	184	182	195

Unit values and number of units outstanding for each variable investment option, except for those options offered for the first time on or after December 31, 2019 (Daily asset charge of 1.34% or 1.35% depending upon the investment option).

	For the years ending December 31,
	2010	2011	2012	2013	2014	2015	2016	2017	2018	2019
1290 VT DoubleLine Dynamic Allocation
Unit value	—	—	—	$104.03	$105.12	$99.85	$107.00	$115.72	$109.46	$127.53
Number of units outstanding (000’s)	—	—	—	2	15	19	27	32	30	30
1290 VT Equity Income
Unit value	$110.04	$108.14	$125.60	$163.27	$175.05	$169.77	$189.24	$216.29	$188.43	$230.93
Number of units outstanding (000’s)	381	367	388	424	399	374	341	315	286	270
1290 VT GAMCO Mergers & Acquisitions
Unit value	$125.54	$125.53	$130.35	$142.73	$143.13	$144.91	$153.97	$161.30	$151.31	$162.16
Number of units outstanding (000’s)	93	100	95	97	93	83	76	72	71	66
1290 VT GAMCO Small Company Value
Unit value	$184.08	$175.27	$203.78	$279.70	$284.41	$264.61	$321.82	$368.64	$307.00	$373.62
Number of units outstanding (000’s)	1,363	1,484	1,517	1,556	1,523	1,490	1,470	1,434	1,386	1,346
1290 VT High Yield Bond
Unit value	—	—	—	$101.29	$101.84	$97.37	$107.33	$112.76	$108.77	$121.17
Number of units outstanding (000’s)	—	—	—	4	11	14	20	29	33	41
1290 VT Socially Responsible
Unit value	$77.50	$76.67	$88.31	$117.03	$131.18	$130.04	$141.08	$167.59	$158.11	$203.20
Number of units outstanding (000’s)	247	248	243	242	243	233	220	209	197	188
All Asset Growth-Alt 20
Unit value	$118.50	$112.83	$124.66	$140.36	$141.80	$134.36	$145.24	$166.07	$151.45	$177.95
Number of units outstanding (000’s)	68	133	164	165	160	156	151	171	157	147
American Funds Insurance Series®Bond FundSM
Unit value	—	—	—	$96.22	$99.82	$98.40	$99.81	$101.72	$99.46	$107.04
Number of units outstanding (000’s)	—	—	—	5	37	57	75	87	90	108
CharterSM Multi-Sector Bond
Unit value	$157.53	$163.72	$170.12	$166.15	$167.83	$164.52	$167.08	$168.54	$165.43	$174.49
Number of units outstanding (000’s)	564	522	492	448	406	371	340	316	292	274
CharterSM Small Cap Growth
Unit value	$129.03	$107.34	$117.94	$171.95	$165.22	$153.16	$165.24	$202.75	$189.96	$249.35
Number of units outstanding (000’s)	309	276	249	261	222	206	194	183	175	170

Unit values and number of units outstanding for each variable investment option, except for those options offered for the first time on or after December 31, 2019 (Daily asset charge of 1.34% or 1.35% depending upon the investment option).  (continued)

	For the years ending December 31,
	2010	2011	2012	2013	2014	2015	2016	2017	2018	2019
CharterSM Small Cap Value
Unit value	$173.94	$156.14	$179.88	$253.28	$237.12	$203.22	$251.10	$275.73	$236.69	$291.07
Number of units outstanding (000’s)	622	559	511	480	441	417	390	360	337	319
EQ/400 Managed Volatility
Unit value	—	$108.41	$124.57	$161.84	$173.71	$166.05	$196.09	$222.92	$192.93	$237.80
Number of units outstanding (000’s)	—	10	12	19	18	19	28	31	30	29
EQ/500 Managed Volatility
Unit value	—	$109.53	$124.07	$160.27	$178.03	$176.28	$193.10	$230.07	$213.21	$273.26
Number of units outstanding (000’s)	—	12	17	20	29	31	37	42	43	43
EQ/2000 Managed Volatility
Unit value	—	$109.23	$124.41	$168.64	$173.12	$162.09	$192.75	$216.53	$188.15	$231.01
Number of units outstanding (000’s)	—	4	5	10	10	10	11	13	14	14
EQ/AB Dynamic Moderate Growth
Unit value	—	—	$103.20	$118.28	$122.27	$119.89	$122.75	$136.73	$127.05	$145.15
Number of units outstanding (000’s)	—	—	4	13	22	27	26	28	25	24
EQ/AB Small Cap Growth
Unit value	$207.94	$204.35	$233.02	$317.66	$324.60	$310.94	$345.38	$418.01	$379.89	$479.01
Number of units outstanding (000’s)	1,291	1,180	1,071	992	918	852	787	729	675	631
EQ/Aggressive Allocation
Unit value	$131.43	$119.94	$135.10	$168.52	$174.11	$168.76	$181.14	$212.85	$191.68	$235.42
Number of units outstanding (000’s)	1,916	2,022	2,024	1,966	1,942	1,884	1,793	1,717	1,648	1,579
EQ/Balanced Strategy
Unit value	—	—	$103.26	$115.79	$119.26	$116.91	$122.24	$132.49	$125.24	$142.95
Number of units outstanding (000’s)	—	—	13	40	59	73	65	64	69	79
EQ/BlackRock Basic Value Equity
Unit value	$215.34	$205.86	$230.79	$313.62	$339.44	$314.30	$365.81	$390.19	$354.08	$431.20
Number of units outstanding (000’s)	1,394	1,422	1,386	1,345	1,311	1,269	1,224	1,150	1,072	1,018
EQ/Capital Guardian Research
Unit value	$116.45	$119.49	$138.41	$179.93	$196.18	$197.26	$211.01	$261.15	$245.16	$321.42
Number of units outstanding (000’s)	1,072	963	884	825	744	690	638	589	532	496

Unit values and number of units outstanding for each variable investment option, except for those options offered for the first time on or after December 31, 2019 (Daily asset charge of 1.34% or 1.35% depending upon the investment option).  (continued)

	For the years ending December 31,
	2010	2011	2012	2013	2014	2015	2016	2017	2018	2019
EQ/ClearBridge Large Cap Growth
Unit value	$110.46	$102.58	$121.88	$167.23	$171.26	$171.11	$170.31	$211.04	$207.47	$270.20
Number of units outstanding (000’s)	470	665	775	850	808	739	648	565	499	450
EQ/Clearbridge Select Equity Managed Volatility
Unit value	$89.42	$84.29	$94.98	$121.14	$131.10	$126.26	$140.98	$158.84	$140.92	$185.66
Number of units outstanding (000’s)	252	231	208	189	168	153	140	130	119	113
EQ/Common Stock Index
Unit value	$240.35	$238.97	$272.50	$356.11	$393.65	$388.12	$427.66	$508.26	$472.28	$606.76
Number of units outstanding (000’s)	1,526	1,344	1,190	1,071	979	901	816	750	682	618
EQ/Conservative Allocation
Unit value	$119.11	$119.75	$123.55	$127.18	$128.76	$126.73	$128.69	$133.26	$129.41	$139.47
Number of units outstanding (000’s)	424	441	433	384	355	324	306	271	245	239
EQ/Conservative Growth Strategy
Unit value	—	—	$102.63	$111.91	$114.62	$112.56	$116.57	$124.19	$118.53	$132.60
Number of units outstanding (000’s)	—	—	7	14	25	26	27	33	36	41
EQ/Conservative Strategy
Unit value	—	—	$101.32	$104.34	$105.63	$104.03	$105.54	$108.58	$105.62	$113.53
Number of units outstanding (000’s)	—	—	5	11	14	16	13	12	11	15
EQ/Conservative-Plus Allocation
Unit value	$121.62	$119.14	$126.21	$137.27	$139.71	$136.94	$141.50	$151.92	$144.41	$161.69
Number of units outstanding (000’s)	753	769	760	725	677	619	578	552	502	466
EQ/Core Bond Index
Unit value	$112.15	$115.97	$118.03	$114.59	$115.78	$114.73	$114.76	$114.88	$113.61	$119.11
Number of units outstanding (000’s)	771	721	684	639	599	572	547	527	510	510
EQ/Emerging Markets Equity PLUS
Unit value	—	—	—	$94.43	$90.22	$72.86	$78.86	$104.27	$87.18	$101.59
Number of units outstanding (000’s)	—	—	—	8	21	28	33	52	63	60
EQ/Equity 500 Index
Unit value	$281.41	$282.55	$321.22	$416.78	$464.56	$461.99	$507.04	$605.55	$567.91	$732.20
Number of units outstanding (000’s)	2,394	2,246	2,120	2,010	1,936	1,890	1,853	1,808	1,750	1,677

Unit values and number of units outstanding for each variable investment option, except for those options offered for the first time on or after December 31, 2019 (Daily asset charge of 1.34% or 1.35% depending upon the investment option).  (continued)

	For the years ending December 31,
	2010	2011	2012	2013	2014	2015	2016	2017	2018	2019
EQ/Fidelity Institutional AM® Large Cap Portfolio
Unit value	—	—	—	—	—	—	—	—	$209.48	$270.89
Number of units outstanding (000’s)	—	—	—	—	—	—	—	—	576	535
EQ/Franklin Balanced Managed Volatility
Unit value	$99.91	$98.65	$108.25	$122.37	$128.22	$122.66	$133.66	$145.08	$136.97	$157.52
Number of units outstanding (000’s)	565	527	489	467	505	471	427	396	358	335
EQ/Franklin Small Cap Value Managed Volatility
Unit value	$99.41	$88.68	$102.21	$137.84	$138.88	$128.07	$157.77	$173.93	$149.56	$185.17
Number of units outstanding (000’s)	120	121	111	104	98	90	87	83	79	73
EQ/Franklin Templeton Allocation Managed Volatility
Unit value	$81.79	$77.11	$87.28	$106.16	$110.47	$105.94	$114.45	$129.81	$116.97	$141.02
Number of units outstanding (000’s)	418	419	405	408	421	408	371	350	324	303
EQ/Global Bond PLUS
Unit value	$118.92	$122.49	$125.34	$120.55	$119.99	$113.88	$113.12	$116.80	$113.36	$118.78
Number of units outstanding (000’s)	355	382	383	340	310	281	253	242	224	205
EQ/Global Equity Managed Volatility
Unit value	$181.09	$156.66	$180.80	$214.70	$215.40	$208.84	$215.28	$267.80	$232.06	$286.81
Number of units outstanding (000’s)	1,848	1,671	1,522	1,404	1,303	1,226	1,137	1,058	990	933
EQ/Goldman Sachs Mid Cap Value
Unit value	—	—	—	—	—	—	—	—	$140.96	$181.89
Number of units outstanding (000’s)	—	—	—	—	—	—	—	—	133	130
EQ/Intermediate Government Bond
Unit value	$173.15	$180.33	$179.64	$174.33	$174.62	$173.02	$171.48	$169.77	$168.87	$173.56
Number of units outstanding (000’s)	402	369	336	299	272	253	240	225	213	205
EQ/International Core Managed Volatility
Unit value	$120.02	$98.36	$112.87	$130.87	$121.06	$114.26	$112.97	$140.78	$118.21	$142.80
Number of units outstanding (000’s)	838	817	756	700	974	918	864	811	767	732
EQ/International Equity Index
Unit value	$126.36	$109.42	$125.52	$150.42	$138.16	$133.40	$134.50	$163.53	$136.85	$164.92
Number of units outstanding (000’s)	3,352	3,078	2,822	2,609	2,454	2,344	2,226	2,120	2,006	1,920

Unit values and number of units outstanding for each variable investment option, except for those options offered for the first time on or after December 31, 2019 (Daily asset charge of 1.34% or 1.35% depending upon the investment option).  (continued)

	For the years ending December 31,
	2010	2011	2012	2013	2014	2015	2016	2017	2018	2019
EQ/International Managed Volatility
Unit value	—	$92.35	$106.23	$126.93	$117.16	$112.81	$111.17	$136.28	$115.02	$137.80
Number of units outstanding (000’s)	—	18	20	23	24	31	30	34	34	35
EQ/International Value Managed Volatility
Unit value	$127.65	$105.58	$122.36	$144.05	$131.92	$126.04	$125.28	$152.50	$125.63	$152.03
Number of units outstanding (000’s)	1,622	1,495	1,381	1,277	1,194	1,134	1,074	1,006	954	913
EQ/Invesco Comstock
Unit value	$102.76	$99.37	$116.10	$154.68	$166.21	$153.83	$178.14	$207.37	$179.21	$220.98
Number of units outstanding (000’s)	166	175	180	204	488	451	408	378	357	336
EQ/Invesco Global Real Estate
Unit value	—	—	—	—	—	—	—	—	$144.75	$174.96
Number of units outstanding (000’s)	—	—	—	—	—	—	—	—	212	199
EQ/Invesco International Growth
Unit value	—	—	—	—	—	—	—	—	$109.28	$138.23
Number of units outstanding (000’s)	—	—	—	—	—	—	—	—	204	193
EQ/Janus Enterprise
Unit value	$169.33	$154.20	$165.45	$226.15	$221.53	$206.56	$194.97	$246.04	$238.38	$320.93
Number of units outstanding (000’s)	688	807	807	746	714	692	640	601	571	543
EQ/JPMorgan Value Opportunities
Unit value	$134.73	$125.98	$144.24	$193.23	$218.05	$210.22	$252.06	$292.76	$244.33	$307.42
Number of units outstanding (000’s)	306	282	258	243	232	235	239	284	307	310
EQ/Large Cap Core Managed Volatility
Unit value	$91.78	$86.71	$98.37	$127.68	$140.60	$139.24	$150.88	$181.54	$167.59	$214.89
Number of units outstanding (000’s)	129	116	100	93	169	152	137	130	122	111
EQ/Large Cap Growth Index
Unit value	$75.04	$75.78	$85.77	$112.12	$124.15	$128.44	$134.77	$171.83	$165.68	$221.22
Number of units outstanding (000’s)	1,314	1,246	1,199	1,132	1,094	1,064	1,032	1,018	963	921
EQ/Large Cap Growth Managed Volatility
Unit value	$157.73	$149.93	$168.24	$224.72	$246.29	$252.79	$263.16	$335.50	$321.14	$423.66
Number of units outstanding (000’s)	1,338	1,300	1,181	1,083	2,305	2,165	2,019	1,887	1,752	1,632

Unit values and number of units outstanding for each variable investment option, except for those options offered for the first time on or after December 31, 2019 (Daily asset charge of 1.34% or 1.35% depending upon the investment option).  (continued)

	For the years ending December 31,
	2010	2011	2012	2013	2014	2015	2016	2017	2018	2019
EQ/Large Cap Value Index
Unit value	$59.10	$58.12	$66.86	$86.79	$96.44	$90.93	$104.50	$116.51	$104.72	$129.80
Number of units outstanding (000’s)	207	448	436	419	425	411	414	398	385	385
EQ/Large Cap Value Managed Volatility
Unit Value	$100.08	$94.00	$107.44	$140.42	$155.49	$147.24	$167.53	$188.20	$167.24	$206.97
Number of units outstanding (000’s)	6,915	6,275	5,681	5,207	5,055	4,721	4,376	4,060	3,755	3,519
EQ/Lazard Emerging Markets Equity
Unit value	—	—	—	—	—	—	—	—	$96.68	$113.29
Number of units outstanding (000’s)	—	—	—	—	—	—	—	—	811	803
EQ/Loomis Sayles Growth
Unit value	$125.01	$126.89	$140.93	$176.97	$188.25	$207.13	$218.28	$289.86	$277.43	$359.48
Number of units outstanding (000’s)	224	203	190	176	155	153	179	196	184	171
EQ/MFS International Growth
Unit value	$147.85	$130.24	$153.80	$172.45	$161.62	$159.77	$160.75	$209.45	$187.27	$235.10
Number of units outstanding (000’s)	314	328	343	348	335	328	320	330	329	329
EQ/MFS International Value
Unit value	—	—	—	—	—	—	—	—	$185.23	$230.05
Number of units outstanding (000’s)	—	—	—	—	—	—	—	—	895	888
EQ/MFS Mid Cap Focused Growth
Unit value	—	—	—	—	—	—	—	—	$164.59	$221.37
Number of units outstanding (000’s)	—	—	—	—	—	—	—	—	398	396
EQ/MFS Technology
Unit value	—	—	—	—	—	—	—	—	$309.93	$415.24
Number of units outstanding (000’s)	—	—	—	—	—	—	—	—	209	202
EQ/MFS Utilities Series
Unit value	—	—	—	—	—	—	—	—	$177.32	$218.15
Number of units outstanding (000’s)	—	—	—	—	—	—	—	—	226	214
EQ/Mid Cap Index
Unit value	$114.44	$110.20	$127.28	$166.49	$179.03	$171.58	$203.00	$231.30	$201.50	$249.25
Number of units outstanding (000’s)	2,138	2,037	1,961	1,903	1,858	1,835	1,842	1,831	1,774	1,738

Unit values and number of units outstanding for each variable investment option, except for those options offered for the first time on or after December 31, 2019 (Daily asset charge of 1.34% or 1.35% depending upon the investment option).  (continued)

	For the years ending December 31,
	2010	2011	2012	2013	2014	2015	2016	2017	2018	2019
EQ/Mid Cap Value Managed Volatility
Unit value	$164.68	$147.16	$172.23	$226.13	$247.35	$235.40	$273.30	$302.87	$259.06	$323.55
Number of units outstanding (000’s)	2,473	2,260	2,072	1,919	1,780	1,667	1,555	1,449	1,341	1,261
EQ/Moderate Allocation
Unit value	$210.76	$203.45	$218.36	$243.67	$247.66	$242.16	$251.70	$275.74	$259.03	$295.23
Number of units outstanding (000’s)	1,284	1,177	1,074	983	921	863	801	747	691	648
EQ/Moderate Growth Strategy
Unit value	—	—	$103.87	$119.78	$124.09	$121.46	$128.29	$141.51	$132.43	$154.15
Number of units outstanding (000’s)	—	—	8	39	60	75	91	100	116	125
EQ/Moderate-Plus Allocation
Unit value	$132.32	$124.08	$136.52	$161.35	$165.19	$160.87	$170.26	$193.00	$177.39	$210.00
Number of units outstanding (000’s)	4,211	4,268	4,165	4,007	3,883	3,745	3,548	3,371	3,194	3,044
EQ/Money Market
Unit value	$142.80	$140.87	$138.97	$136.44	$134.60	$132.78	$130.99	$129.74	$129.61	$129.80
Number of units outstanding (000’s)	26	22	18	103	78	76	79	67	72	63
EQ/Oppenheimer Global
Unit value	$105.12	$94.78	$112.55	$140.28	$140.88	$143.41	$141.56	$189.41	$161.69	$209.11
Number of units outstanding (000’s)	240	346	360	390	410	453	432	445	449	447
EQ/PIMCO Global Real Return
Unit value	—	—	—	$90.73	$96.56	$93.01	$101.24	$102.79	$100.02	$106.74
Number of units outstanding (000’s)	—	—	—	8	33	60	77	98	99	100
EQ/PIMCO Ultra Short Bond
Unit value	$108.61	$106.95	$107.09	$105.75	$104.24	$102.56	$103.20	$103.74	$103.33	$104.54
Number of units outstanding (000’s)	776	662	608	559	513	466	426	401	387	364
EQ/Quality Bond PLUS
Unit value	$180.35	$180.55	$182.86	$176.30	$178.98	$176.98	$176.67	$176.73	$174.56	$181.92
Number of units outstanding (000’s)	642	567	508	455	413	375	345	323	304	285
EQ/Small Company Index
Unit value	$158.20	$149.85	$170.81	$231.64	$239.62	$225.61	$268.29	$301.79	$264.05	$326.19
Number of units outstanding (000’s)	897	854	804	769	737	719	695	670	642	628

Unit values and number of units outstanding for each variable investment option, except for those options offered for the first time on or after December 31, 2019 (Daily asset charge of 1.34% or 1.35% depending upon the investment option).  (continued)

	For the years ending December 31,
	2010	2011	2012	2013	2014	2015	2016	2017	2018	2019
EQ/T. Rowe Price Growth Stock
Unit value	$105.33	$101.90	$119.57	$162.71	$174.40	$189.65	$189.62	$249.52	$242.18	$313.24
Number of units outstanding (000’s)	853	915	1,029	1,030	1,023	1,089	1,067	1,095	1,111	1,093
EQ/Templeton Global Equity Managed Volatility
Unit value	$86.47	$78.23	$92.10	$115.35	$115.06	$110.52	$114.80	$137.37	$118.97	$141.96
Number of units outstanding (000’s)	249	247	240	238	234	223	206	194	181	175
EQ/UBS Growth and Income
Unit value	$113.88	$109.19	$121.59	$162.58	$183.58	$178.53	$194.02	$232.16	$198.31	$267.65
Number of units outstanding (000’s)	121	109	103	103	111	112	99	100	88	83
EQ/Wellington Energy
Unit value	—	—	—	—	—	—	—	—	$73.19	$72.94
Number of units outstanding (000’s)	—	—	—	—	—	—	—	—	204	217
Invesco V.I. High Yield Fund
Unit value	—	$94.99	$109.61	$115.46	$115.71	$110.32	$120.63	$126.30	$120.11	$134.10
Number of units outstanding (000’s)	—	18	52	64	73	79	78	86	81	85
Invesco V.I. Mid Cap Core Equity Fund
Unit value	—	$105.76	$115.42	$146.29	$150.34	$141.98	$158.52	$179.32	$156.38	$192.92
Number of units outstanding (000’s)	—	36	47	48	48	47	49	51	50	50
Invesco V.I. Small Cap Equity Fund
Unit value	—	$121.44	$136.18	$184.17	$185.49	$172.50	$190.35	$213.58	$178.52	$222.49
Number of units outstanding (000’s)	—	18	18	21	20	23	21	19	18	17
Ivy VIP High Income
Unit value	—	$110.31	$129.12	$140.77	$141.52	$130.54	$149.65	$157.51	$152.10	$166.86
Number of units outstanding (000’s)	—	156	349	427	469	445	427	435	411	399
Ivy VIP Small Cap Growth
Unit value	—	$79.10	$82.07	$116.08	$116.35	$116.95	$118.75	$144.25	$136.45	$166.08
Number of units outstanding (000’s)	—	19	31	42	41	87	70	68	85	84
MFS® Investors Trust Series
Unit value	—	$110.60	$129.66	$168.53	$184.08	$181.52	$193.99	$235.47	$219.04	$283.63
Number of units outstanding (000’s)	—	11	23	28	26	25	27	28	28	28

Unit values and number of units outstanding for each variable investment option, except for those options offered for the first time on or after December 31, 2019 (Daily asset charge of 1.34% or 1.35% depending upon the investment option).  (continued)

	For the years ending December 31,
	2010	2011	2012	2013	2014	2015	2016	2017	2018	2019
MFS® Massachusetts Investors Growth Stock Portfolio
Unit value	—	—	—	—	—	$187.35	$195.65	$247.28	$245.35	$337.88
Number of units outstanding (000’s)	—	—	—	—	—	21	27	24	24	38
Multimanager Aggressive Equity
Unit value	$130.02	$120.51	$135.77	$183.75	$200.61	$205.80	$210.01	$270.07	$265.84	$349.71
Number of units outstanding (000’s)	811	729	649	585	528	486	441	403	367	336
Multimanager Core Bond
Unit value	$136.56	$142.56	$148.34	$142.91	$146.28	$144.50	$146.34	$148.71	$146.13	$154.81
Number of units outstanding (000’s)	480	487	527	481	427	390	355	334	301	286
Multimanager Mid Cap Growth
Unit value	$117.67	$106.94	$121.80	$168.45	$174.27	$169.32	$178.38	$222.92	$207.21	$271.82
Number of units outstanding (000’s)	481	437	394	379	349	332	303	285	268	250
Multimanager Mid Cap Value
Unit value	$152.52	$130.42	$147.73	$197.63	$205.39	$191.39	$224.86	$242.42	$208.67	$257.28
Number of units outstanding (000’s)	344	316	278	256	226	203	187	170	155	143
Multimanager Technology
Unit value	$117.21	$110.07	$123.17	$164.77	$184.59	$193.58	$208.08	$285.62	$288.23	$392.07
Number of units outstanding (000’s)	829	750	698	627	598	562	498	471	451	422
Target 2015 Allocation
Unit value	$101.92	$97.73	$106.89	$120.29	$122.19	$118.25	$123.24	$135.34	$127.77	$144.96
Number of units outstanding (000’s)	154	156	141	141	128	113	100	84	60	58
Target 2025 Allocation
Unit value	$99.61	$94.44	$105.15	$123.55	$126.81	$122.56	$129.89	$147.91	$136.95	$161.30
Number of units outstanding (000’s)	190	202	211	227	242	247	253	265	249	256
Target 2035 Allocation
Unit value	$98.29	$92.47	$104.11	$125.57	$129.45	$125.12	$133.35	$154.95	$141.90	$171.25
Number of units outstanding (000’s)	152	171	195	209	224	239	250	264	279	301
Target 2045 Allocation
Unit value	$96.22	$89.68	$102.13	$126.18	$130.43	$125.82	$134.93	$159.34	$144.64	$177.44
Number of units outstanding (000’s)	108	122	137	149	164	177	185	194	199	208

Unit values and number of units outstanding for each variable investment option, except for those options offered for the first time on or after December 31, 2019 (Daily asset charge of 1.34% or 1.35% depending upon the investment option).  (continued)

	For the years ending December 31,
	2010	2011	2012	2013	2014	2015	2016	2017	2018	2019
Target 2055 Allocation
Unit value	—	—	—	—	—	$91.46	$98.81	$118.74	$106.85	$133.66
Number of units outstanding (000’s)	—	—	—	—	—	1	8	13	23	36
VanEck VIP Global Hard Assets Fund
Unit value	—	$82.94	$84.37	$91.81	$73.06	$47.84	$67.69	$65.47	$46.23	$50.88
Number of units outstanding (000’s)	—	44	90	109	129	167	199	184	182	195

Unit values and number of units outstanding for each variable investment option, except for those options offered for the first time on or after December 31, 2019 (Daily asset charge of 1.45%).

	For the years ending December 31,
	2010	2011	2012	2013	2014	2015	2016	2017	2018	2019
1290 VT DoubleLine Dynamic Allocation
Unit value	—	—	—	$103.95	$104.93	$99.56	$106.56	$115.12	$108.77	$126.59
Number of units outstanding (000’s)	—	—	—	—	—	—	—	—	—	—
1290 VT Equity Income
Unit value	$109.28	$107.27	$124.45	$161.60	$173.06	$167.65	$186.68	$213.12	$185.46	$227.03
Number of units outstanding (000’s)	—	—	—	—	—	—	—	—	—	—
1290 VT GAMCO Mergers & Acquisitions
Unit value	$124.75	$124.60	$129.24	$141.35	$141.59	$143.19	$151.98	$159.04	$149.02	$159.53
Number of units outstanding (000’s)	—	—	—	—	—	—	—	—	—	—
1290 VT GAMCO Small Company Value
Unit value	$182.80	$173.86	$201.92	$276.83	$281.18	$261.31	$317.46	$363.24	$302.16	$367.32
Number of units outstanding (000’s)	1	1	1	1	1	1	1	1	1	1
1290 VT High Yield Bond
Unit value	—	—	—	$101.21	$101.65	$97.08	$106.90	$112.18	$108.09	$120.28
Number of units outstanding (000’s)	—	—	—	—	—	—	—	—	—	—
1290 VT Socially Responsible
Unit value	$99.18	$98.01	$112.76	$149.27	$167.13	$165.49	$179.33	$212.80	$200.53	$257.44
Number of units outstanding (000’s)	—	—	—	—	—	—	—	—	—	—
All Asset Growth-Alt 20
Unit value	$118.33	$112.54	$124.20	$139.69	$140.96	$133.41	$144.06	$164.54	$149.89	$175.92
Number of units outstanding (000’s)	—	—	—	—	—	—	—	—	—	—
American Funds Insurance Series®Bond FundSM
Unit value	—	—	—	$96.15	$99.63	$98.11	$99.40	$101.19	$98.83	$106.24
Number of units outstanding (000’s)	—	—	—	—	—	—	—	—	—	—
CharterSM Multi-Sector Bond
Unit value	$92.17	$95.68	$99.32	$96.89	$97.76	$95.73	$97.11	$97.84	$95.93	$101.07
Number of units outstanding (000’s)	1	1	1	1	1	1	1	—	—	—
CharterSM Small Cap Growth
Unit value	$128.13	$106.47	$116.86	$170.19	$163.35	$151.25	$163.00	$199.78	$186.96	$245.14
Number of units outstanding (000’s)	—	—	—	—	—	—	—	—	—	—
CharterSM Small Cap Value
Unit value	$134.66	$120.74	$138.95	$195.43	$182.76	$156.45	$193.10	$211.80	$181.61	$223.09
Number of units outstanding (000’s)	—	—	—	—	—	—	—	—	—	—

Unit values and number of units outstanding for each variable investment option, except for those options offered for the first time on or after December 31, 2019 (Daily asset charge of 1.45%).  (continued)

	For the years ending December 31,
	2010	2011	2012	2013	2014	2015	2016	2017	2018	2019
EQ/400 Managed Volatility
Unit value	—	$82.02	$94.14	$122.17	$130.99	$125.08	$147.53	$167.54	$144.84	$178.32
Number of units outstanding (000’s)	—	—	—	—	—	—	—	—	—	—
EQ/500 Managed Volatility
Unit value	—	$88.56	$100.21	$129.31	$143.48	$141.91	$155.28	$184.79	$171.07	$218.99
Number of units outstanding (000’s)	—	—	—	—	—	—	—	—	—	—
EQ/2000 Managed Volatility
Unit value	—	$81.89	$93.17	$126.15	$129.36	$120.98	$143.71	$161.26	$139.97	$171.66
Number of units outstanding (000’s)	—	—	—	—	—	—	—	—	—	—
EQ/AB Dynamic Moderate Growth
Unit value	—	—	$103.13	$118.06	$121.91	$119.41	$122.12	$135.88	$126.11	$143.91
Number of units outstanding (000’s)	—	—	—	—	—	—	—	—	—	—
EQ/AB Small Cap Growth
Unit value	$150.43	$147.66	$168.20	$229.03	$233.78	$223.69	$248.18	$300.04	$272.38	$343.05
Number of units outstanding (000’s)	2	2	2	2	1	1	1	1	1	1
EQ/Aggressive Allocation
Unit value	$130.37	$118.84	$133.71	$166.61	$171.94	$166.47	$178.48	$209.49	$188.44	$231.18
Number of units outstanding (000’s)	1	1	1	1	1	1	1	1	1	1
EQ/Balanced Strategy
Unit value	—	—	$103.18	$115.58	$118.91	$116.43	$121.61	$131.66	$124.32	$141.73
Number of units outstanding (000’s)	—	—	—	1	1	1	1	1	1	—
EQ/BlackRock Basic Value Equity
Unit value	$162.76	$155.42	$174.05	$236.25	$255.41	$236.23	$274.64	$292.62	$265.24	$322.66
Number of units outstanding (000’s)	1	1	1	1	1	1	1	1	1	1
EQ/Capital Guardian Research
Unit value	$114.98	$117.85	$136.36	$177.07	$192.85	$193.68	$206.96	$255.85	$239.92	$314.19
Number of units outstanding (000’s)	2	2	1	1	1	1	1	1	1	1
EQ/ClearBridge Large Cap Growth
Unit value	$109.06	$101.17	$120.07	$164.57	$168.35	$168.01	$167.04	$206.76	$203.03	$264.12
Number of units outstanding (000’s)	—	—	—	—	—	—	—	—	—	—
EQ/Clearbridge Select Equity Managed Volatility
Unit value	$88.99	$83.80	$94.31	$120.15	$129.89	$124.96	$139.36	$156.85	$139.00	$182.92
Number of units outstanding (000’s)	—	—	—	—	—	—	—	—	—	—

Unit values and number of units outstanding for each variable investment option, except for those options offered for the first time on or after December 31, 2019 (Daily asset charge of 1.45%).  (continued)

	For the years ending December 31,
	2010	2011	2012	2013	2014	2015	2016	2017	2018	2019
EQ/Common Stock Index
Unit value	$96.59	$95.93	$109.28	$142.67	$157.55	$155.18	$170.82	$202.81	$188.26	$241.62
Number of units outstanding (000’s)	22	20	18	16	16	14	13	12	11	9
EQ/Conservative Allocation
Unit value	$118.15	$118.65	$122.28	$125.74	$127.15	$125.00	$126.80	$131.15	$127.22	$136.96
Number of units outstanding (000’s)	—	—	—	—	—	—	—	—	—	—
EQ/Conservative Growth Strategy
Unit value	—	—	$102.56	$111.70	$114.28	$112.10	$115.97	$123.41	$117.66	$131.47
Number of units outstanding (000’s)	—	—	—	—	—	—	—	—	—	—
EQ/Conservative Strategy
Unit value	—	—	$101.25	$104.15	$105.31	$103.61	$105.00	$107.90	$104.84	$112.56
Number of units outstanding (000’s)	—	—	—	—	—	—	—	—	—	—
EQ/Conservative-Plus Allocation
Unit value	$120.64	$118.05	$124.91	$135.70	$137.96	$135.07	$139.42	$149.53	$141.98	$158.78
Number of units outstanding (000’s)	—	—	—	—	—	—	—	—	—	—
EQ/Core Bond Index
Unit value	$111.02	$114.67	$116.57	$113.05	$114.11	$112.94	$112.84	$112.84	$111.47	$116.73
Number of units outstanding (000’s)	—	1	—	—	—	—	—	—	—	—
EQ/Emerging Markets Equity PLUS
Unit value	—	—	—	$94.36	$90.05	$72.64	$78.54	$103.73	$86.63	$100.84
Number of units outstanding (000’s)	—	—	—	—	—	—	—	—	—	—
EQ/Equity 500 Index
Unit value	$106.14	$106.45	$120.89	$156.67	$174.44	$173.28	$189.97	$226.62	$212.30	$273.41
Number of units outstanding (000’s)	8	7	7	6	6	6	5	5	5	4
EQ/Fidelity Institutional AM® Large Cap Portfolio
Unit value	—	—	—	—	—	—	—	—	$165.48	$213.76
Number of units outstanding (000’s)	—	—	—	—	—	—	—	—	—	—
EQ/Franklin Balanced Managed Volatility
Unit value	$99.43	$98.07	$107.49	$121.38	$127.03	$121.39	$132.13	$143.26	$135.10	$155.19
Number of units outstanding (000’s)	—	—	—	—	1	—	—	1	1	—
EQ/Franklin Small Cap Value Managed Volatility
Unit value	$98.93	$88.16	$101.50	$136.72	$137.60	$126.74	$155.96	$171.74	$147.52	$182.44
Number of units outstanding (000’s)	—	—	—	—	—	—	—	—	—	—

Unit values and number of units outstanding for each variable investment option, except for those options offered for the first time on or after December 31, 2019 (Daily asset charge of 1.45%).  (continued)

	For the years ending December 31,
	2010	2011	2012	2013	2014	2015	2016	2017	2018	2019
EQ/Franklin Templeton Allocation Managed Volatility
Unit value	$81.46	$76.72	$86.73	$105.38	$109.54	$104.92	$113.23	$128.28	$115.46	$139.05
Number of units outstanding (000’s)	—	—	—	—	—	—	—	—	—	—
EQ/Global Bond PLUS
Unit value	$118.22	$121.64	$124.33	$119.45	$118.76	$112.59	$111.71	$115.22	$111.69	$116.90
Number of units outstanding (000’s)	—	—	—	—	—	—	—	—	—	—
EQ/Global Equity Managed Volatility
Unit value	$254.37	$219.81	$253.40	$300.57	$301.21	$291.72	$300.37	$373.24	$323.07	$398.85
Number of units outstanding (000’s)	1	1	1	1	1	1	1	1	1	—
EQ/Goldman Sachs Mid Cap Value
Unit value	—	—	—	—	—	—	—	—	$139.76	$180.14
Number of units outstanding (000’s)	—	—	—	—	—	—	—	—	—	—
EQ/Intermediate Government Bond
Unit value	$139.56	$145.18	$144.47	$140.04	$140.12	$138.68	$137.29	$135.77	$134.90	$138.49
Number of units outstanding (000’s)	—	—	—	—	—	—	—	—	—	—
EQ/International Core Managed Volatility
Unit value	$147.29	$120.58	$138.21	$160.07	$147.91	$139.43	$137.71	$171.43	$143.78	$173.50
Number of units outstanding (000’s)	—	1	—	—	—	—	—	—	—	—
EQ/International Equity Index
Unit value	$98.22	$85.20	$97.62	$116.86	$107.22	$103.41	$104.15	$126.48	$105.73	$127.27
Number of units outstanding (000’s)	3	3	3	3	3	2	2	2	2	2
EQ/International Managed Volatility
Unit value	—	$78.70	$90.42	$107.93	$99.51	$95.70	$94.21	$115.36	$97.26	$116.39
Number of units outstanding (000’s)	—	—	—	—	—	—	—	—	—	—
EQ/International Value Managed Volatility
Unit value	$138.00	$114.01	$131.98	$155.21	$141.98	$135.50	$134.53	$163.58	$134.61	$162.71
Number of units outstanding (000’s)	1	1	1	1	1	1	—	—	—	—
EQ/Invesco Comstock
Unit value	$102.11	$98.64	$115.11	$153.19	$164.43	$152.01	$175.84	$204.45	$176.50	$217.39
Number of units outstanding (000’s)	—	—	—	—	—	—	—	—	—	—
EQ/Invesco Global Real Estate
Unit value	—	—	—	—	—	—	—	—	$125.19	$151.15
Number of units outstanding (000’s)	—	—	—	—	—	—	—	—	—	—

Unit values and number of units outstanding for each variable investment option, except for those options offered for the first time on or after December 31, 2019 (Daily asset charge of 1.45%).  (continued)

	For the years ending December 31,
	2010	2011	2012	2013	2014	2015	2016	2017	2018	2019
EQ/Invesco International Growth
Unit value	—	—	—	—	—	—	—	—	$108.36	$136.90
Number of units outstanding (000’s)	—	—	—	—	—	—	—	—	—	—
EQ/Janus Enterprise
Unit value	$168.26	$153.06	$164.04	$223.97	$219.15	$204.11	$192.44	$242.58	$234.77	$315.72
Number of units outstanding (000’s)	1	1	—	—	—	—	—	—	—	—
EQ/JPMorgan Value Opportunities
Unit value	$104.20	$97.32	$111.30	$148.94	$167.88	$161.67	$193.64	$224.65	$187.28	$235.37
Number of units outstanding (000’s)	1	1	1	1	1	1	1	1	—	—
EQ/Large Cap Core Managed Volatility
Unit value	$90.62	$85.52	$96.91	$125.65	$138.21	$136.72	$147.98	$177.86	$164.01	$210.05
Number of units outstanding (000’s)	—	—	—	—	—	—	—	—	—	—
EQ/Large Cap Growth Index
Unit value	$74.09	$74.74	$84.50	$110.33	$122.04	$126.12	$132.18	$168.34	$162.14	$216.25
Number of units outstanding (000’s)	1	1	1	1	1	1	1	1	1	1
EQ/Large Cap Growth Managed Volatility
Unit value	$99.94	$94.89	$106.36	$141.91	$155.36	$159.28	$165.63	$210.93	$201.67	$265.75
Number of units outstanding (000’s)	6	5	5	5	5	5	4	4	4	3
EQ/Large Cap Value Index
Unit value	$58.76	$57.72	$66.32	$86.00	$95.45	$89.90	$103.20	$114.93	$103.18	$127.75
Number of units outstanding (000’s)	—	—	—	—	—	—	—	—	—	—
EQ/Large Cap Value Managed Volatility
Unit Value	$105.70	$99.17	$113.23	$147.82	$163.49	$154.65	$175.77	$197.23	$175.06	$216.42
Number of units outstanding (000’s)	6	6	6	5	5	5	5	4	4	4
EQ/Lazard Emerging Markets Equity
Unit value	—	—	—	—	—	—	—	—	$85.91	$100.55
Number of units outstanding (000’s)	—	—	—	—	—	—	—	—	—	—
EQ/Loomis Sayles Growth
Unit value	$124.15	$125.87	$139.64	$175.15	$186.11	$204.55	$215.32	$285.62	$273.06	$353.42
Number of units outstanding (000’s)	—	—	—	—	—	—	—	—	—	—
EQ/MFS International Growth
Unit value	$146.92	$129.28	$152.49	$170.79	$159.89	$157.88	$158.67	$206.51	$184.43	$231.28
Number of units outstanding (000’s)	—	—	—	—	—	—	—	—	—	—

Unit values and number of units outstanding for each variable investment option, except for those options offered for the first time on or after December 31, 2019 (Daily asset charge of 1.45%).  (continued)

	For the years ending December 31,
	2010	2011	2012	2013	2014	2015	2016	2017	2018	2019
EQ/MFS International Value
Unit value	—	—	—	—	—	—	—	—	$155.64	$193.09
Number of units outstanding (000’s)	—	—	—	—	—	—	—	—	—	—
EQ/MFS Mid Cap Focused Growth
Unit value	—	—	—	—	—	—	—	—	$163.19	$219.24
Number of units outstanding (000’s)	—	—	—	—	—	—	—	—	—	—
EQ/MFS Technology
Unit value	—	—	—	—	—	—	—	—	$239.62	$320.68
Number of units outstanding (000’s)	—	—	—	—	—	—	—	—	—	—
EQ/MFS Utilities Series
Unit value	—	—	—	—	—	—	—	—	$143.43	$176.25
Number of units outstanding (000’s)	—	—	—	—	—	—	—	—	—	—
EQ/Mid Cap Index
Unit value	$113.13	$108.81	$125.54	$164.03	$176.19	$168.67	$199.33	$226.86	$197.41	$243.93
Number of units outstanding (000’s)	—	—	—	—	—	—	—	—	—	—
EQ/Mid Cap Value Managed Volatility
Unit value	$128.33	$114.55	$133.91	$175.62	$191.89	$182.41	$211.55	$234.18	$200.08	$249.60
Number of units outstanding (000’s)	2	1	1	1	1	1	1	1	1	1
EQ/Moderate Allocation
Unit value	$135.24	$130.42	$139.83	$155.88	$158.27	$154.60	$160.53	$175.68	$164.87	$187.72
Number of units outstanding (000’s)	4	4	4	4	4	3	3	3	3	3
EQ/Moderate Growth Strategy
Unit value	—	—	$103.79	$119.56	$123.73	$120.97	$127.63	$140.62	$131.46	$152.84
Number of units outstanding (000’s)	—	—	—	—	—	—	—	—	—	—
EQ/Moderate-Plus Allocation
Unit value	$131.26	$122.94	$135.12	$159.51	$163.12	$158.68	$167.76	$189.96	$174.39	$206.22
Number of units outstanding (000’s)	2	1	1	1	1	1	1	1	1	1
EQ/Money Market
Unit value	$118.78	$117.06	$115.36	$113.69	$112.04	$110.42	$108.82	$107.68	$107.46	$107.51
Number of units outstanding (000’s)	1	—	—	—	—	—	—	—	—	—
EQ/Oppenheimer Global
Unit value	$104.61	$94.21	$111.76	$139.14	$139.58	$141.93	$139.93	$187.03	$159.48	$206.03
Number of units outstanding (000’s)	—	—	—	—	—	—	—	—	—	—

Unit values and number of units outstanding for each variable investment option, except for those options offered for the first time on or after December 31, 2019 (Daily asset charge of 1.45%).  (continued)

	For the years ending December 31,
	2010	2011	2012	2013	2014	2015	2016	2017	2018	2019
EQ/PIMCO Global Real Return
Unit value	—	—	—	$90.66	$96.38	$92.74	$100.83	$102.26	$99.39	$105.95
Number of units outstanding (000’s)	—	—	—	—	—	—	—	—	—	—
EQ/PIMCO Ultra Short Bond
Unit value	$107.93	$106.16	$106.18	$104.73	$103.12	$101.34	$101.86	$102.29	$101.76	$102.85
Number of units outstanding (000’s)	—	—	—	—	—	—	—	—	—	—
EQ/Quality Bond PLUS
Unit value	$141.77	$141.77	$143.42	$138.12	$140.06	$138.34	$137.94	$137.84	$135.99	$141.57
Number of units outstanding (000’s)	—	—	—	—	—	—	—	—	—	—
EQ/Small Company Index
Unit value	$156.61	$148.17	$168.71	$228.54	$236.15	$222.09	$263.81	$296.42	$259.06	$319.67
Number of units outstanding (000’s)	—	—	—	—	—	—	—	—	—	—
EQ/T. Rowe Price Growth Stock
Unit value	$104.60	$101.09	$118.48	$161.04	$172.42	$187.29	$187.05	$245.86	$238.36	$307.96
Number of units outstanding (000’s)	—	—	—	—	—	—	—	—	—	—
EQ/Templeton Global Equity Managed Volatility
Unit value	$86.06	$77.77	$91.46	$114.42	$114.00	$109.38	$113.48	$135.65	$117.35	$139.87
Number of units outstanding (000’s)	—	—	—	—	—	—	—	—	—	—
EQ/UBS Growth and Income
Unit value	$113.09	$108.31	$120.48	$160.92	$181.49	$176.31	$191.39	$228.76	$195.18	$263.14
Number of units outstanding (000’s)	—	—	—	—	—	—	—	—	—	—
EQ/Wellington Energy
Unit value	—	—	—	—	—	—	—	—	$54.70	$54.45
Number of units outstanding (000’s)	—	—	—	—	—	—	—	—	—	—
Invesco V.I. High Yield Fund
Unit value	—	$94.92	$109.41	$115.12	$115.24	$109.75	$119.87	$125.37	$119.09	$132.81
Number of units outstanding (000’s)	—	—	—	—	—	—	—	—	—	—
Invesco V.I. Mid Cap Core Equity Fund
Unit value	—	$85.14	$92.81	$117.51	$120.63	$113.79	$126.91	$143.40	$124.92	$153.93
Number of units outstanding (000’s)	—	—	—	—	—	—	—	—	—	—
Invesco V.I. Small Cap Equity Fund
Unit value	—	$88.33	$98.93	$133.65	$134.46	$124.90	$137.67	$154.30	$128.83	$160.38
Number of units outstanding (000’s)	—	—	—	—	—	—	—	—	—	—

Unit values and number of units outstanding for each variable investment option, except for those options offered for the first time on or after December 31, 2019 (Daily asset charge of 1.45%).  (continued)

	For the years ending December 31,
	2010	2011	2012	2013	2014	2015	2016	2017	2018	2019
Ivy VIP High Income
Unit value	—	$98.24	$114.86	$125.08	$125.61	$115.74	$132.53	$139.34	$134.40	$147.28
Number of units outstanding (000’s)	—	—	—	—	—	—	—	—	—	—
Ivy VIP Small Cap Growth
Unit value	—	$79.04	$81.92	$115.74	$115.88	$116.35	$118.01	$143.18	$135.29	$164.49
Number of units outstanding (000’s)	—	—	—	—	—	—	—	—	—	—
MFS® Investors Trust Series
Unit value	—	$90.30	$105.74	$137.28	$149.78	$147.54	$157.50	$190.97	$177.44	$229.51
Number of units outstanding (000’s)	—	—	—	—	—	—	—	—	—	—
MFS® Massachusetts Investors Growth Stock Portfolio
Unit value	—	—	—	—	—	$146.25	$152.55	$192.60	$190.88	$262.58
Number of units outstanding (000’s)	—	—	—	—	—	—	—	—	—	—
Multimanager Aggressive Equity
Unit value	$71.74	$66.42	$74.76	$101.08	$110.24	$112.97	$115.17	$147.96	$145.49	$191.20
Number of units outstanding (000’s)	5	5	4	4	3	3	3	3	3	3
Multimanager Core Bond
Unit value	$135.19	$140.97	$146.53	$141.01	$144.17	$142.26	$143.91	$146.08	$143.38	$151.73
Number of units outstanding (000’s)	—	—	—	—	—	—	—	—	—	—
Multimanager Mid Cap Growth
Unit value	$116.49	$105.75	$120.32	$166.20	$171.76	$166.69	$175.41	$218.97	$203.32	$266.41
Number of units outstanding (000’s)	—	—	—	—	—	—	—	—	—	—
Multimanager Mid Cap Value
Unit value	$150.99	$128.97	$145.92	$194.99	$202.43	$188.42	$221.12	$238.13	$204.74	$252.16
Number of units outstanding (000’s)	—	—	—	—	—	—	—	—	—	—
Multimanager Technology
Unit value	$116.04	$108.85	$121.67	$162.58	$181.93	$190.58	$204.62	$280.56	$282.81	$384.26
Number of units outstanding (000’s)	1	1	1	1	1	—	—	—	—	—
Target 2015 Allocation
Unit value	$101.43	$97.15	$106.14	$119.31	$121.06	$117.03	$121.83	$133.64	$126.02	$142.82
Number of units outstanding (000’s)	—	—	—	—	—	—	—	—	—	—
Target 2025 Allocation
Unit value	$99.13	$93.88	$104.41	$122.55	$125.64	$121.29	$128.41	$146.06	$135.08	$158.92
Number of units outstanding (000’s)	—	—	—	—	—	—	—	—	—	—

Unit values and number of units outstanding for each variable investment option, except for those options offered for the first time on or after December 31, 2019 (Daily asset charge of 1.45%).  (continued)

	For the years ending December 31,
	2010	2011	2012	2013	2014	2015	2016	2017	2018	2019
Target 2035 Allocation
Unit value	$97.82	$91.92	$103.37	$124.55	$128.25	$123.82	$131.83	$153.00	$139.96	$168.72
Number of units outstanding (000’s)	—	—	—	—	—	—	—	—	—	—
Target 2045 Allocation
Unit value	$95.76	$89.15	$101.41	$125.15	$129.23	$124.52	$133.38	$157.34	$142.67	$174.82
Number of units outstanding (000’s)	—	—	—	—	—	—	—	—	—	—
Target 2055 Allocation
Unit value	—	—	—	—	—	$91.39	$98.63	$118.39	$106.42	$132.97
Number of units outstanding (000’s)	—	—	—	—	—	—	—	—	—	—
VanEck VIP Global Hard Assets Fund
Unit value	—	$82.88	$84.22	$91.54	$72.76	$47.59	$67.27	$64.99	$45.84	$50.39
Number of units outstanding (000’s)	—	—	—	—	—	—	—	—	—	—

Appendix II: Market value adjustment example

The example below shows how the market value adjustment would be determined and how it would be applied to a withdrawal, assuming that $100,000 was allocated on June 15, 2020 to a fixed maturity option with a maturity date of June 15, 2028 (eight* years later) at a hypothetical rate to maturity of 4.00% (h), resulting in a maturity value of $136,886 on the maturity date. We further assume that a withdrawal of $50,000 is made four years later, on June 15, 2024.(a)

	Hypothetical assumed rate to maturity(j) on June 15, 2024
	2%	6%
As of June 15, 2024 before withdrawal
(1) market adjusted amount(b)	$126,455	$108,409
(2) fixed maturity amount(c)	$116,998	$116,998
(3) market value adjustment: (1) – (2)	$9,457	$(8,589)
On June 15, 2024 after $50,000 withdrawal
(4) portion of market value adjustment associated with the withdrawal: (3) x [$50,000/(1)]	$3,739	$(3,961)
(5) portion of fixed maturity associated with the withdrawal: $50,000 – (4)	$46,261	$53,961
(6) market adjusted amount (1) - $50,000	$76,455	$58,409
(7) fixed maturity amount: (2) – (5)	$70,738	$63,037
(8) maturity value(d)	$82,762	$73,752

You should note that in this example, if a withdrawal is made when rates have increased from 4.00% to 6.00% (right column), a portion of a negative market value adjustment is realized. On the other hand, if a withdrawal is made when rates have decreased from 4.00% to 2.00% (left column), a portion of a positive market value adjustment is realized.

Notes:

*	In Oregon, seven is the maximum maturity year.

(a)	Number of days from the withdrawal date to the maturity date = D = 1,461

(b)	Market adjusted amount is based on the following calculation:

Maturity value	=	$136,886	where j is either 2% or 6%
(1+j)(D/365)		(1+j)(1,461/365)

(c)	Fixed maturity amount is based on the following calculation:

Maturity value	=	$136,886
(1+h)(D/365)		(1+0.04)(1,461/365)

(d)	Maturity value is based on the following calculation:

Fixed maturity amount x (1+h)(D/365) = ($70,738 or $63,037) x (1+0.04)(1,461/365)

II-1

Appendix III: State contract availability and/or variations of certain features and benefits

Certain information is provided for historical purposes only. The contracts are no longer available to new purchasers. In addition, except as described below, we have exercised our right to either (i) limit or (ii) discontinue contributions to the contracts, including contributions made through our automatic investment program or a payroll deduction program.

We currently continue to accept contributions in the following:

•	All series 300 contracts issued in Florida.

•	Series 400 traditional IRA, Roth IRA and QP IRA contracts issued in Florida.

•	All series 400 contracts issued in Maryland.

States where certain EQUI-VEST® features and/or benefits are not available or vary:

State	Features and benefits	Availability or variation
California	See “Your right to cancel within a certain number of days” under “Contract features and benefits”	If you reside in the state of California and you are age 60 or older at the time the contract is issued, you may return your variable annuity contract within 30 days from the date that you receive it and receive a refund as described below.

If you allocate your entire initial contribution to the EQ/Money Market option (and/or the guaranteed interest option), the amount of your refund will be equal to your contribution less interest, unless you make a transfer, in which case the amount of your refund will be equal to your account value on the date we receive your request to cancel at our processing office. This amount could be less than your initial contribution. If you allocate any portion of your initial contribution to variable investment options other than the EQ/Money Market option and/or the fixed maturity options, your refund will be equal to your account value on the date we receive your request to cancel at our processing office.
Florida	See “How you can contribute to your contract” in “Contract features and benefits”	For all series 300 contracts, the $6,000 contribution limitation per calendar year does not apply. For all series 400 and series 500 contracts, acceptance of contributions has been discontinued.
Maryland	See “How you can contribute to your contract” in “Contract features and benefits”

For series 400 traditional IRA, Roth IRA and QP IRA contracts, the $6,000 contribution limitation per calendar year does not apply. For series 400 NQ contracts, acceptance of additional contributions has not been discontinued.

For series 500 contracts, the limitation on contributions does not apply.

New York	See “Selecting an annuity payout option” in “Your annuity payout option” under “Accessing your money”	In the second to last paragraph in this section, the second line in the paragraph “(1) the amount applied to purchase the annuity;” is deleted in its entirety and replaced with the following:

(1)  The amount applied to provide the annuity will be: (a) the account value for any life annuity form or (b) the cash value for any period certain annuity form except that, if the period certain is more than five years, the amount applied will be no less than 95% of the account value.

III-1

State	Features and benefits	Availability or variation
Puerto Rico	See “Taxation of nonqualified annuities” under “ Tax information”	There are special rules for nonqualified contracts issued in Puerto Rico.

Income from NQ contracts we issue is U.S. source. A Puerto Rico resident is subject to U.S. taxation on such U.S. source income. Only Puerto Rico source income of Puerto Rico residents is excludable from U.S. taxation. Income from NQ contracts is also subject to Puerto Rico tax. The calculation of the taxable portion of amounts distributed from a contract may differ in the two jurisdictions. Therefore, you might have to file both U.S. and Puerto Rico tax returns, showing different amounts of income from the contract for each tax return. Puerto Rico generally provides a credit against Puerto Rico tax for U.S. tax paid. Depending on your personal situation and the timing of the different tax liabilities, you may not be able to take full advantage of this credit. We require owners or beneficiaries of annuity contracts in Puerto Rico that are not individuals to document their status to avoid 30% FATCA withholding from U.S. – source income.
Washington	See “Fixed maturity options” in “What are your investment options under the contract?” under “Contract features and benefits”	The fixed maturity options are not available for contracts issued after August 13, 2001.

III-2

Statement of additional information

Page

The Company	2

Calculation of Annuity Payments	2

Custodian	2

Independent Registered Public Accounting Firm	2

Distribution of the Contracts	2

Calculating Unit Values	3

Financial Statements	3

How to obtain an EQUI-VEST® (Series 100–500) Statement of Additional Information for

Separate Account A

Call 1 (800) 628-6673 or send this request form to:

EQUI-VEST®

Processing Office

Equitable

P.O. Box 4956

Syracuse, NY 13221-4956

Please send me an EQUI-VEST® (Series 100–500) Statement of Additional Information dated May 1, 2020. (Combination variable and fixed deferred annuity)

Name

Address
City	State	Zip

#814037

EQUI-VEST® ExpressSM (Series 700)

A combination variable and fixed deferred annuity contract

Prospectus dated May 1, 2020

Please read and keep this prospectus for future reference. It contains important information that you should know before purchasing or taking any other action under your contract. This prospectus supersedes all prior prospectuses and supplements. You should read the prospectuses for each Trust which contain important information about the portfolios.

What is EQUI-VEST® ExpressSM?

EQUI-VEST® ExpressSM is a deferred annuity contract issued by Equitable Financial Life Insurance Company (the “Company”, “we”, “our” and “us”), formerly AXA Equitable Life Insurance Company. It provides for the accumulation of retirement savings and for income. The contract also offers death benefit protection and a number of payout options. You invest to accumulate value on a tax-deferred basis in one or more of our variable investment options or in our fixed maturity options (“investment options”).

This prospectus is a disclosure document and describes all of the contract’s material features, benefits, rights and obligations, as well as other information. The description of the contract’s material provisions in this prospectus is current as of the date of this prospectus. If certain material provisions under the contract are changed after the date of this prospectus in accordance with the contract, those changes will be described in a supplement to this prospectus. You should carefully read this prospectus in conjunction with any applicable supplements. The contract should also be read carefully.

This contract is no longer being sold. This prospectus is for current contract owners only. All features and benefits described in this prospectus may not have been available at the time you purchased your contract. We have the right to restrict availability of any feature or benefit. We can refuse to accept any application or contribution from you at any time, including after the purchase of the contract.

Variable investment options

Fixed income

•	1290 VT High Yield Bond
•	American Funds Insurance Series® Bond Fund
•	EQ/Core Bond Index
•	EQ/Core Plus Bond(1)
•	EQ/Global Bond PLUS
•	EQ/Intermediate Government Bond
•	EQ/Money Market
•	EQ/PIMCO Global Real Return
•	EQ/PIMCO Ultra Short Bond
•	EQ/Quality Bond PLUS
•	Invesco V.I. High Yield
•	Ivy VIP High Income
•	Multimanager Core Bond

Domestic Equity

•	1290 VT Equity Income
•	1290 VT GAMCO Mergers & Acquisitions
•	1290 VT GAMCO Small Company Value
•	1290 VT Small Cap Value(2)
•	1290 VT Socially Responsible
•	EQ/400 Managed Volatility
•	EQ/500 Managed Volatility
•	EQ/2000 Managed Volatility
•	EQ/AB Small Cap Growth
•	EQ/American Century Mid Cap Value(2)
•	EQ/BlackRock Basic Value Equity
•	EQ/Capital Group Research(1)(2)
•	EQ/ClearBridge Large Cap Growth
•	EQ/ClearBridge Select Equity Managed Volatility
•	EQ/Common Stock Index
•	EQ/Equity 500 Index
•	EQ/Fidelity® Institutional AM® Large Cap
•	EQ/Franklin Small Cap Value Managed Volatility
•	EQ/Goldman Sachs Mid Cap Value
•	EQ/Invesco Comstock
•	EQ/Janus Enterprise(2)
•	EQ/JPMorgan Value Opportunities
•	EQ/Large Cap Core Managed Volatility
•	EQ/Large Cap Growth Index
•	EQ/Large Cap Growth Managed Volatility
•	EQ/Large Cap Value Index
•	EQ/Large Cap Value Managed Volatility
•	EQ/Loomis Sayles Growth
•	EQ/MFS Mid Cap Focused Growth
•	EQ/MFS® Technology
•	EQ/MFS® Utilities
•	EQ/Mid Cap Index
•	EQ/Mid Cap Value Managed Volatility

•	EQ/Morgan Stanley Small Cap Growth(2)
•	EQ/Small Company Index
•	EQ/T. Rowe Price Growth Stock
•	EQ/Wellington Energy
•	Invesco V.I. Mid Cap Core Equity
•	Invesco V.I. Small Cap Equity
•	Ivy VIP Small Cap Growth
•	MFS® Investors Trust
•	MFS® Massachusetts Investors Growth Stock
•	Multimanager Aggressive Equity
•	Multimanager Technology
•	VanEck VIP Global Hard Assets

International/Global

•	1290 VT SmartBeta Equity(2)
•	EQ/Emerging Markets Equity PLUS
•	EQ/Global Equity Managed Volatility
•	EQ/International Core Managed Volatility
•	EQ/International Equity Index
•	EQ/International Managed Volatility
•	EQ/International Value Managed Volatility
•	EQ/Invesco Global(1)
•	EQ/Invesco Global Real Estate
•	EQ/Invesco International Growth
•	EQ/Lazard Emerging Markets Equity
•	EQ/MFS® International Growth
•	EQ/MFS® International Intrinsic Value(1)

Asset Allocation

•	1290 VT DoubleLine Dynamic Allocation
•	EQ/AB Dynamic Moderate Growth
•	EQ/Aggressive Growth Strategy(2)
•	EQ/Aggressive Allocation
•	EQ/All Asset Growth Allocation(1)
•	EQ/Balanced Strategy
•	EQ/Conservative Allocation
•	EQ/Conservative Growth Strategy
•	EQ/Conservative-Plus Allocation
•	EQ/Conservative Strategy
•	EQ/Franklin Balanced Managed Volatility
•	EQ/Moderate Allocation
•	EQ/Moderate Growth Strategy
•	EQ/Moderate-Plus Allocation
•	Target 2015 Allocation
•	Target 2025 Allocation
•	Target 2035 Allocation
•	Target 2045 Allocation
•	Target 2055 Allocation

(1)

This is the variable investment option’s new name. Please see “Portfolios of the Trusts” later in this prospectus for the variable investment option’s former name which may continue to be used in certain documents for a period of time after the date of this prospectus.

(2)

This is the surviving variable investment option of a Portfolio merger. Please see “Portfolios of the Trust” later in this prospectus for the name of the acquired variable investment option which may continue to be used in certain documents for a period of time after the date of this prospectus.

You may allocate amounts to any of the variable investment options. At anytime, we have the right to terminate your contributions. Each variable investment option is a subaccount of Separate Account A. Each variable investment option, in turn, invests in a corresponding securities portfolio that is part of one of the trusts (the “Trusts”). Your investment results in a variable investment option will depend on the investment

The Securities and Exchange Commission (“SEC”) has not approved or disapproved these securities or determined if this prospectus is accurate or complete. Any representation to the contrary is a criminal offense. The contracts are not insured by the FDIC or any other agency. They are not deposits or other obligations of any bank and are not bank guaranteed. They are subject to investment risks and possible loss of principal.

EV Express Series 700 (IF)

#835331

performance of the related portfolio. You may also allocate amounts to the fixed maturity options, which are discussed later in this prospectus.

Types of contracts.  For existing and new contract owners, we offer the contracts for use as:

•	A nonqualified annuity (“NQ”) for after-tax contributions only.

•	An individual retirement annuity (“IRA”), any of traditional IRA, Roth IRA or Inherited IRA beneficiary continuation contracts (“Inherited IRA”).

A minimum contribution of $50 ($5,000 for Inherited IRA) is required to purchase a contract.

For existing contract owners only:

•	QP IRA (Please see Appendix I for more information.) Unless otherwise indicated, information for QP IRA is the same as traditional IRA.

Registration statements relating to this offering have been filed with the SEC. The statement of additional information (“SAI”) dated May 1, 2020, is a part of one of the registration statements. The SAI is available free of charge. You may request one by writing to our processing office at P.O. Box 4956, Syracuse, NY 13221-4956 or calling (800) 628-6673. The SAI has been incorporated by this reference into this prospectus. This prospectus and the SAI can also be obtained from the SEC’s website at www.sec.gov. The table of contents for the SAI appears at the back of this prospectus.

You have previously purchased an EQUI-VEST® contract and are receiving this prospectus as a current contract owner. As a current contract owner, you should note that the options, features and charges of the contract may have varied over time and may vary depending on your state. For more information about the particular options, features and charges applicable to you, please contact your financial professional and/or refer to your contract and/or see Appendix IV.

Electronic delivery of shareholder reports (pursuant to Rule 30e-3). Beginning on January 1, 2021, as permitted by regulations adopted by the SEC, paper copies of the shareholder reports for portfolio companies available under your contract will no longer be sent by mail, unless you specifically request paper copies of the reports from the Company or from your financial intermediary. Instead, the reports will be made available on a website, and you will be notified by mail each time a report is posted and provided with a website link to access the report.

If you already elected to receive shareholder reports electronically, you will not be affected by this change and you need not take any action. You may elect to receive shareholder reports and other communications electronically from the Company by calling (800) 628-6673 or by calling your financial intermediary.

You may elect to receive all future reports in paper free of charge. You can inform the Company or your financial intermediary that you wish to continue receiving paper copies of your shareholder reports by calling (877) 522-5035, by sending an email request to EquitableFunds@dfinsolutions.com or by calling your financial intermediary. Your election to receive reports in paper will apply to all portfolio companies available under your contract.

Contents of this Prospectus

Index of key words and phrases	5
The Company	6
How to reach us	7
EQUI-VEST® ExpressSM at a glance — key features	9

Fee table	11

Examples	12
Condensed financial information	12

1. Contract features and benefits	13
How you can contribute to your contract	13
Owner and annuitant requirements	15
How you can make your contributions	15
What are your investment options under the contract?	15
Portfolios of the Trusts	16
Allocating your contributions	28
Your right to cancel within a certain number of days	29
Inherited IRA beneficiary continuation contract	29

2. Determining your contract’s value	31
Your account value and cash value	31
Your contract’s value in the variable investment options	31
Your contract’s value in the fixed maturity options	31

3. Transferring your money among investment options	32
Transferring your account value	32
Disruptive transfer activity	32
Automatic transfer options	33
Rebalancing your account value	33

4. Accessing your money	35
Withdrawing your account value	35
How withdrawals are taken from your account value	36
Surrender of your contract to receive its cash value	36
Termination	36
When to expect payments	36
Your annuity payout options	37

When we address the reader of this Prospectus with words such as “you“ and “your,“ we mean the person who has the right or responsibility that the Prospectus is discussing at that point. This is usually the contract owner.

When we use the word “contract“ it also includes certificates that are issued under group contracts in some states.

3

5. Charges and expenses	39
Charges that the Company deducts	39
Charges under the contracts	39
Charges that the Trusts deduct	40
Group or sponsored arrangements	41
Other distribution arrangements	41

6. Payment of death benefit	42
Your beneficiary and payment of benefit	42
How death benefit payment is made	43
Beneficiary continuation option	43

7. Tax information	46
CARES Act	46
Overview	46
Buying a contract to fund a retirement arrangement	46
Transfers among investment options	46
Taxation of nonqualified annuities	46
Individual retirement arrangements (“IRAs”)	48
Traditional individual retirement annuities (traditional IRAs)	49
Roth individual retirement annuities (“Roth IRAs”)	55
Tax withholding and information reporting	57
Impact of taxes to the Company	58

8. More information	59
About our Separate Account A	59
About the Trusts	59
About our fixed maturity options	59
About the general account	61
About other methods of payment	61
Dates and prices at which contract events occur	61
About your voting rights	62
COVID-19	62
Cybersecurity risks and catastrophic events	63
Statutory compliance	63
About legal proceedings	63
Financial statements	63
Transfers of ownership, collateral assignments, loans, and borrowing	63
Distribution of the contracts	64

9. Incorporation of certain documents by reference	67

Appendices

I	—	QP IRA contracts	I-1

II	—	Condensed financial information	II-1

III	—	Market value adjustment example	III-1

IV	—	State contract availability and/or variations of certain features and benefits	IV-1

Statement of additional information Table of contents

4

Index of key words and phrases

This index should help you locate more information on the terms used in this prospectus.

Page

account value	31
annuitant	13
annuity payout options	37
Equitable Access Account	43
beneficiary	42, 43
beneficiary continuation option	43
business day	15, 61
cash value	31
conduit IRA	52
contract date	13
contract date anniversary	13
contract year	13
contributions	13
contributions to Roth IRAs	55
regular contributions	55
rollovers and direct transfers	55
conversion contributions	56
contributions to traditional IRAs	49
regular contributions	49
rollovers and transfers	50
disruptive transfer activity	32
fixed maturity amount	28
fixed maturity options	28
IRA	2, 48
IRS	46

Page

Inherited IRA	2, 29
investment options	1, 15
market adjusted amount	28, 60
market timing	8, 32
market value adjustment	28
maturity value	28
NQ	2
Online Account Access	7
partial withdrawals	35
portfolio	11
principal assurance allocation	29
processing office	7
QP IRA	2, I-1
rate to maturity	28
regular contribution	49
Required Beginning Date	52
Roth IRA	54
SAI	2
SEC	1
TOPS	7
traditional IRA	49
Trusts	1, 59
unit	31
unit investment trust	59
variable investment options	1,15

To make this prospectus easier to read, we sometimes use different words than in the contract or supplemental materials. This is illustrated below. Although we do use different words, they have the same meaning in this prospectus as in the contract or supplemental materials. Your financial professional can provide further explanation about your contract.

Prospectus	Contract or Supplemental Materials
fixed maturity options	Guarantee Periods or Fixed Maturity Accounts

variable investment options	Investment Funds or Investment Divisions

account value	Annuity Account Value

rate to maturity	Guaranteed Rates

unit	Accumulation unit

unit value	Accumulation unit value

5

The Company

We are Equitable Financial Life Insurance Company, a New York stock life insurance corporation. We have been doing business since 1859. The Company is an indirect wholly owned subsidiary of Equitable Holdings, Inc. No other company has any legal responsibility to pay amounts that the Company owes under the contracts. The Company is solely responsible for paying all amounts owed to you under your contract.

Equitable Holdings, Inc. and its consolidated subsidiaries managed approximately $734.4 billion in assets as of December 31, 2019. For more than 160 years the Company has been among the largest insurance companies in the United States. We are licensed to sell life insurance and annuities in all fifty states, the District of Columbia, Puerto Rico, and the U.S. Virgin Islands. Our home office is located at 1290 Avenue of the Americas, New York, NY 10104.

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How to reach us

Please communicate with us at the mailing addresses listed below for the purposes described. You can also use our Online Account Access system to access information about your account and to complete certain requests through the Internet. Certain methods of contacting us, such as by telephone or electronically, may be unavailable or delayed. For example, our facsimile service may not be available at all times and/or we may be unavailable due to emergency closing. In addition, the level and type of service available may be restricted based on criteria established by us. In order to avoid delays in processing, please send your correspondence and check to the appropriate location, as follows:

For correspondence with checks:

For NQ and IRA owners who send contributions individually by regular mail:

Equitable

EQUI-VEST® ExpressSM

Individual Annuity Lockbox

P.O. Box 13459

Newark, NJ 07188-0459

For NQ and IRA owners who send contributions individually by express delivery:

Equitable

JPMorganChase

EQUI-VEST® Lockbox #13459

4 Chase Metrotech Center (7th Floor)

Brooklyn, NY 11245-0001

Telephone number to be listed on express mail package

Attn: Extraction Supervisor, (718) 242-0716

For NQ and IRA contributions remitted by employers and sent by regular mail:

Equitable

EQUI-VEST® ExpressSM

Unit Annuity Lockbox

P.O. Box 13463

Newark, NJ 07188-0463

For NQ and IRA contributions remitted by employers and sent by express delivery:

JPMorganChase

EQUI-VEST® Lockbox #13463

4 Chase Metrotech Center (7th Floor)

Brooklyn, NY 11245-0001

Telephone number to be listed on express mail package

Attn: Extraction Supervisor, (718) 242-0716

For correspondence without checks:

For all other communications (e.g., requests for transfers, withdrawals, or required notices) sent by regular mail:

Equitable

EQUI-VEST® Processing Office

P.O. Box 4956

Syracuse, NY 13221-4956

For all other communications (e.g., requests for transfers, withdrawals, or required notices) sent by express delivery:

Equitable

EQUI-VEST® Processing Office

100 Madison Street, Suite 1000

Syracuse, NY 13202

Your correspondence will be picked up at the mailing address noted above and delivered to our processing office. Your correspondence, however, is not considered received by us until it is received at our processing office. Where this prospectus refers to the day when we receive a contribution, request, election, notice, transfer or any other transaction request from you, we mean the day on which that item (or the last thing necessary for us to process that item) arrives in complete and proper form at our processing office or via the appropriate telephone or fax number if the item is a type we accept by those means. There are two main exceptions: if the item arrives (1) on a day that is not a business day or (2) after the close of a business day, then, in each case, we are deemed to have received that item on the next business day. Our processing office is: 100 Madison Street, Suite 1000, Syracuse, New York 13202.

Reports we provide:

•	confirmation notices of financial transactions; and

•	quarterly statements of your contract values as of the close of each calendar quarter.

As required, notices and statements will be sent by mail under certain circumstances. They are also available on Online Account Access.

Telephone operated program support (“TOPS”) and Online Account Access systems:

TOPS is designed to provide you with up-to-date information via touch-tone telephone. Online Account Access is designed to provide this information through the Internet. You can obtain information on:

•	your current account value;

•	your current allocation percentages;

•	the number of units you have in the variable investment options;

•	rates to maturity for fixed maturity options; and

•	the daily unit values for the variable investment options.

You can also:

•	change your allocation percentages and/or transfer among the variable investment options (not available for transfers to fixed maturity options); and

•	change your TOPS personal identification number (“PIN”) (through TOPS only) and your Online Account Access password (through Online Account Access only).

Under Online Account Access only you can:

•	make a contribution to your IRA or NQ annuity contract;

•	elect to receive certain contract statements electronically;

7

•	change your address;

•	access “Frequently Asked Questions” and certain service forms; and

•	obtain performance information regarding the variable investment options.

TOPS and Online Account Access are normally available seven days a week, 24 hours a day. You may use TOPS by calling toll-free (800) 755-7777. You may use Online Account Access by visiting our website at www.equitable.com and clicking on Online Account Access. Of course, for reasons beyond our control, these services may sometimes be unavailable.

We have established procedures to reasonably confirm that the instructions communicated by telephone or the Internet are genuine. For example, we will require certain personal identification information before we will act on telephone or Internet instructions and we will provide written confirmation of your transfers. If we do not employ reasonable procedures to confirm the genuineness of telephone or Internet instructions, we may be liable for any losses arising out of any act or omission that constitutes negligence, lack of good faith, or willful misconduct. In light of our procedures, we will not be liable for following telephone or Internet instructions we reasonably believe to be genuine.

We reserve the right to limit access to these services if we determine that you engaged in a disruptive transfer activity such as “market timing” (see “Disruptive transfer activity” in “Transferring your money among investment options” later in this prospectus).

We reserve the right to discontinue offering TOPS at any time in the future.

Customer service representative:

You may also use our toll-free number (800) 628-6673 to speak with one of our customer service representatives. Our customer service representatives are available on each business day Monday through Thursday from 8:00 a.m. to 7:00 p.m., and on Friday until 5:00 p.m., Eastern Time.

Hearing or speech-impaired clients may call the AT&T National Relay Number at (800) 855-2880 for information about your account. If you have a Telecommunications Device for the Deaf (TDD), you may relay messages or questions to our Customer Service Department at (800) 628-6673, Monday through Thursday from 8:00 a.m. to 7:00 p.m., and on Friday until 5:00 p.m. Eastern Time. AT&T personnel will communicate our reply back to you, via the TDD.

Toll-free telephone service:

You may reach us toll-free by calling (800) 841-0801 for a recording of daily unit values for the variable investment options.

We require that the following types of communications be on specific forms we provide for that purpose:

(1)	conversion of your traditional IRA contract to a Roth IRA contract;

(2)	cancellation of your Roth IRA contract and return to a traditional IRA contract;
(3)	election of the automatic investment program;

(4)	election of general dollar-cost averaging;

(5)	election of the rebalancing program;

(6)	election of the automatic deposit service;

(7)	election of the required minimum distribution (“RMD”) automatic withdrawal option;

(8)	election of the beneficiary continuation option;

(9)	election of the principal assurance allocation;

(10)	request for a transfer/rollover of assets or 1035 exchange to another carrier;

(11)	purchase by, or change of ownership to, a non-natural owner;

(12)	contract surrender and withdrawal requests;

(13)	death claims; and

(14)	partial annuitization of an NQ contract.

We also have specific forms that we recommend you use for the following types of requests:

(1)	beneficiary changes;

(2)	transfers among investment options; and

(3)	change of ownership.

To change or cancel any of the following we require written notification generally at least seven calendar days before the next scheduled transaction:

(1)	automatic investment program;

(2)	general dollar-cost averaging;

(3)	rebalancing program;

(4)	systematic withdrawals; and

(5)	the date annuity payments are to begin.

You must sign and date all these requests. Any written request that is not on one of our forms must include your name and your contract number along with adequate details about the notice you wish to give or the action you wish us to take. Some requests may be completed online; you can use our Online Account Access system to contact us and to complete such requests through the Internet. In the future, we may require that certain requests be completed online.

Signatures:

The proper person to sign forms, notices and requests would normally be the owner. If there are joint owners, all must sign.

eDelivery:

You can register to receive statements and other documents electronically. You can do so by visiting our website at www.equitable.com.

8

EQUI-VEST® ExpressSM at a glance — key features

Professional investment management	EQUI-VEST® ExpressSM variable investment options invest in different portfolios sub-advised by professional investment advisers.
Fixed maturity options	• 10 fixed maturity options with maturities ranging from approximately 1 to 10 years. • Each fixed maturity option offers a guarantee of principal and interest rate if you hold it to maturity.
If you make any withdrawals (including transfers, surrender or termination of your contract or when we make deductions for charges) from a fixed maturity option before it matures, we will make a market value adjustment, which will increase or decrease any fixed maturity amount you have in that fixed maturity option.

Tax advantages	• On earnings inside the contract • On transfers inside the contract	No tax until you make withdrawals from your contract or receive annuity payments. No tax on transfers among investment options.

You should be aware that annuity contracts that were purchased as an Individual Retirement Annuity (IRA) do not provide tax deferral benefits beyond those already provided by the Internal Revenue Code for individual retirement arrangements. Before contributing to one of these contracts, you should consider whether its features and benefits beyond tax deferral meet your needs and goals. You may also want to consider the relative features, benefits and costs of these contracts with any other investment that you may use in connection with your retirement plan or arrangement. (For more information, see “Tax information” later in this prospectus.)
Contribution amounts

•   NQ, traditional IRA and Roth IRA: Minimum: $50 initial and additional ($20 under our automatic investment program)

•   Inherited IRA
$5,000 (initial) (minimum)
$1,000 (additional) (minimum)

•   Maximum contribution limitations apply to all contracts.

In general, contributions are limited to $1.5 million ($500,000 for owners or annuitants who are age 81 and older at contract issue) under all EQUI-VEST® series contracts with the same owner or annuitant or $2.5 million under all of our annuity accumulation contracts with the same owner or annuitant. Upon advance notice to you, we may exercise certain rights we have under the contract regarding contributions, including our rights to (i) change minimum and maximum contribution requirements and limitations, and (ii) discontinue acceptance of contributions. For more information, see “How you can contribute to your contract” in “Contract features and benefits” later in this prospectus.
Access to your money

•   Partial withdrawals

•   Several periodic withdrawal options

•   Contract surrender

You may incur a withdrawal charge for certain withdrawals or if you surrender your contract. You may also incur income tax and a penalty tax.

Payout options	• Fixed annuity payout options • Variable Immediate Annuity payout options (as described in a separate prospectus for that option)
Additional features

•   General dollar-cost averaging

•   Automatic investment program

•   Account value rebalancing (quarterly, semiannually and annually)

•   Principal assurance allocation

•   No charge on transfers among investment options

•   Minimum death benefit

Fees and charges	Please see “Fee table” later in this prospectus for details.
Annuitant issue ages	0-83 (0-70 for Inherited IRA)

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The table above summarizes only certain current key features and benefits of the contract. The table also summarizes certain current limitations, restrictions and exceptions to those features and benefits that we have the right to impose under the contract and that are subject to change in the future. In some cases, other limitations, restrictions and exceptions may apply. The contract is no longer being sold. Certain features and benefits described in this prospectus may vary in your state; all features and benefits may not be available in all contracts, in all states or from all selling broker-dealers. Please see Appendix IV later in this prospectus for more information on state availability and/or variations of certain features and benefits.

For more detailed information, we urge you to read the contents of this prospectus, as well as your contract. This prospectus is a disclosure document and describes all of the contract’s material features, benefits, rights and obligations, as well as other information. The prospectus should be read carefully before investing. Please feel free to speak with your financial professional or call us, if you have any questions.

Other contracts

We offer a variety of fixed and variable annuity contracts. They may offer features, including investment options, credits, fees and/or charges that are different from those in the contracts offered by this prospectus. Not every contract is offered through the same Selling broker-dealer. Some Selling broker-dealers may not offer and/or limit the offering of certain features or options, as well as limit the availability of the contracts, based on issue age or other criteria established by the Selling broker-dealer. Upon request, your financial professional can show you information regarding other of our annuity contracts that he or she distributes. You can also contact us to find out more about the availability of any of the our annuity contracts.

You should work with your financial professional to decide whether an optional benefit is appropriate for you based on a thorough analysis of your particular insurance needs, financial objectives, investment goals, time horizons and risk tolerance. Some Selling broker-dealers may limit their clients from purchasing some optional benefits based upon the client’s age.

10

Fee table

The following tables describe the fees and expenses that you will pay when buying, owning, and surrendering the contract. Each of the charges and expenses is more fully described in “Charges and expenses” later in this prospectus.

The first table describes fees and expenses that you will pay at the time that you surrender the contract, make certain withdrawals or make certain transfers and exchanges. Charges designed to approximate certain taxes that may be imposed on us, such as premium taxes in your state, may also apply. Charges for certain features shown in the fee table are mutually exclusive.

Charges we deduct from your account value at the time you request certain transactions
Maximum withdrawal charge as a percentage of contributions withdrawn (deducted if you surrender your contract or make certain withdrawals)(1)	7.00%

Charge for third-party transfer or exchange (for each occurrence)(2)	$65 (current and maximum)

Special services charges

• Wire transfer charge(3)	$90 (current and maximum)

• Express mail charge(3)	$35 (current and maximum)

The next table describes the fees and expenses that you will pay periodically during the time that you own the contract, not including underlying Trust portfolio fees and expenses.

Charges we deduct from your account value on each contract date anniversary
Maximum annual administrative charge:
If your account value on the last day of your contract year is less than $25,000 for NQ contracts (or less than $20,000 for IRA contracts)	$65 ($30 current)(4)

If your account value on the last day of your contract year is $25,000 or more for NQ contracts (or $20,000 or more for IRA contracts)	$0

Charges we deduct from your variable investment options expressed as an annual percentage of daily net assets

Separate account annual expenses:

	Maximum	Current

Mortality and expense risks(5)	1.65%	0.70%

Other expenses	0.35%	0.25%

Total Separate Account A Annual Expenses	2.00%	0.95%

You also bear your proportionate share of all fees and expenses paid by a “portfolio” that corresponds to any variable investment option you are using. This table shows the lowest and highest total operating expenses charged by any of the portfolios that you will pay periodically during the time that you own the contract. These fees and expenses are reflected in the portfolio’s net asset value each day. Therefore, they reduce the investment return of the portfolio and the related variable investment option. Actual fees and expenses are likely to fluctuate from year to year. More detail concerning each portfolio’s fees and expenses is contained in the Trust prospectus for the portfolio.

Portfolio operating expenses expressed as an annual percentage of daily net assets
Total Annual Portfolio Operating Expenses (expenses that are deducted from portfolio assets including management fees, 12b-1 fees, service fees, and/or other expenses)(6)	Lowest 0.58%	Highest 1.93%

Notes:

(1)	Deducted upon a withdrawal of amounts in excess of the 10% free withdrawal amount. Important exceptions and limitations may eliminate or reduce this charge.

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The withdrawal charge percentage we use is determined by the contract year in which you make the withdrawal or surrender your contract. For each contribution, we consider the contract year in which we receive that contribution to be “contract year 1”.

Contract Year
1	7.00%
2	6.00%
3	5.00%
4	4.00%
5	3.00%
6	2.00%
7	1.00%
8+	0.00%

(2)	This charge will never exceed 2% of the amount disbursed or transferred.

(3)	Unless you specify otherwise, this charge will be deducted from the amount you request.

(4)	During the first two contract years, this charge is equal to the lesser of 2% of your account value plus any prior withdrawals during the Contract year or $30, if this charge applies.

(5)	A portion of this charge is for providing the death benefit.

(6)	“Total Annual Portfolio Operating Expenses” may be based, in part, on estimated amounts of such expenses.

Examples

These examples are intended to help you compare the cost of investing in the contract with the cost of investing in other variable annuity contracts. These costs include contract owner transaction expenses, contract fees, separate account annual expenses, and underlying Trust fees and expenses (including underlying portfolio fees and expenses). For a complete description of portfolio charges and expenses, please see the prospectus for each Trust.

The examples below show the expenses that a hypothetical contract owner would pay in the situations illustrated. The examples use an average annual administrative charge based on charges paid in 2019, which results in an estimated annual charge of 0.0403% of contract value.

The fixed maturity options are not covered by the fee table and examples. However, the annual administrative charge, the withdrawal charge, the third-party transfer or exchange charge, and the charge if you elect a Variable Immediate Annuity payout option do apply to the fixed maturity options. A market value adjustment (up or down) will apply as a result of a withdrawal, transfer, or surrender of amounts from a fixed maturity option.

These examples should not be considered a representation of past or future expenses for any option. Actual expenses may be greater or less than those shown. Similarly, the annual rate of return assumed in the examples is not an estimate or guarantee of future investment performance.

The examples assume that you invest $10,000 in the contract for the time periods indicated and that your investment has a 5% return each year. The examples also assume (i) maximum contract charges rather than the lower current expenses discussed in “Charges and expenses” later in this prospectus (except the annual administrative charge which is described above); (ii) the total annual expenses of the portfolios (before expense limitations) set forth in the previous tables; and (iii) there is no waiver of the withdrawal charge. Although your actual costs may be higher or lower, based on these assumptions, your costs would be:

	If you surrender your contract at the end of the applicable time period				If you do not surrender your contract at the end of the applicable time period
	1 year	3 years	5 years	10 years	1 year	3 years	5 years	10 years
(a) assuming maximum fees and expenses of any of the Portfolios	$1,052	$1,722	$2,400	$4,327	$417	$1,261	$2,119	$4,327
(b) assuming minimum fees and expenses of any of the Portfolios	$919	$1,325	$1,738	$3,046	$275	$844	$1,438	$3,046

Condensed financial information

Please see Appendix II at the end of this prospectus for the unit values and the number of units outstanding as of the end of the period shown for each of the variable investment options available as of December 31, 2019.

12

1. Contract features and benefits

How you can contribute to your contract

The following table summarizes our current rules regarding contributions to your contract, which are subject to change. We can refuse to accept any contribution from you at any time, including after you purchase the contract. We require a minimum contribution amount for each type of contract purchased. Maximum contribution limitations also apply. The minimum contribution amount under our automatic investment program is $20. We discuss the automatic investment program under “About methods of payment” in “More information” later in this prospectus. All ages in the table refer to the age of the annuitant named in the contract. The contract is no longer available to new purchasers.

Upon advance notice to you, we may exercise certain rights we have under the contract regarding contributions, including our right to (i) change minimum and maximum contribution requirements and limitations, and (ii) discontinue acceptance of contributions. Further, we may at any time exercise our rights to limit the number of variable investment options which you may elect.

We reserve the right to change our current limitations on your contributions and to discontinue acceptance of contributions.

See “Tax information” later in this prospectus for a more detailed discussion of sources of contributions and certain contribution limitations. We currently do not accept any contribution if (i) the aggregate contributions under one or more EQUI-VEST® series contracts with the same owner or annuitant would then total more than $1,500,000 ($500,000 for the same owner or annuitant who is age 81 and older at contract issue) or (ii) the aggregate contributions under all of our annuity accumulation contracts with the same owner or annuitant would then total more than $2,500,000. We may waive these and other contribution limitations based on criteria we determine.

The “annuitant” is the person who is the measuring life for determining contract benefits. The annuitant is not necessarily the contract owner.

The “contract date” is the effective date of a contract. This usually is the business day we receive the properly completed and signed application, along with any other required documents, and your initial contribution. Your contract date will be shown in your contract. The 12-month period beginning on your contract date and each 12-month period after that date is a “contract year.” The end of each 12-month period is your “contract date anniversary.” For example, if your contract date is May 1, your contract date anniversary is April 30.

Contract type	Available for annuitant issue ages	Minimum contributions	Source of contributions	Limitations on contributions
NQ	0 through 83	• $50 additional

•   After-tax money.

•   Paid to us by check or transfer of contract value in a tax deferred exchange under Section 1035 of the Internal Revenue Code.

•   Paid to us by an employer who establishes a payroll deduction program.

• Additional contributions can be made up to age 84.

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Contract type	Available for annuitant issue ages	Minimum contributions	Source of contributions	Limitations on contributions
Traditional IRA	0 through 83	• $50 additional

•   “Regular” traditional IRA contributions either made by you or paid to us by an employer who establishes a payroll deduction program.

•   Additional catch-up contributions.

•   Eligible rollover distributions from 403(b) plans, qualified plans and governmental employer EDC plans.

•   Rollovers from another traditional individual retirement arrangement.

•   Direct custodian-to-custodian transfers from other traditional individual retirement arrangements.

•   Additional rollover contributions can be made up to age 84.

•   Regular IRA contributions may not exceed $6,000.

•   After lifetime required minimum distributions must start, rollover and direct transfer contributions must be net of required minimum distributions.

•   Additional catch-up contributions of up to $1,000 per calendar year where the owner is at least age 50 at any time during the calendar year for which the contribution is made.

Roth IRA	0 through 83	• $50 additional

•   Regular Roth IRA contributions either made by you or paid to us by an employer who establishes a payroll deduction program.

•   Additional catch-up contributions.

•   Rollovers from another Roth IRA.

•   Rollovers from a “designated Roth contribution account” under specified retirement plans.

•   Conversion rollovers from a traditional IRA or other eligible retirement plan.

•   Direct transfers from another Roth IRA.

•   Additional contributions can be made up to age 84.

•   Regular Roth IRA contributions may not exceed $6,000.

•   Contributions are subject to income limits and other tax rules. See “Contributions to Roth IRAs” in “Tax information” later in this prospectus.

•   Additional catch-up contributions of up to $1,000 per calendar year where the owner is at least age 50 at any time during the calendar year for which the contribution is made.

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Contract type	Available for annuitant issue ages	Minimum contributions	Source of contributions	Limitations on contributions
Inherited IRA (traditional IRA or Roth IRA)*	0 through 72	• $1,000 additional	• Direct custodian-to- custodian transfers of your interest as death beneficiary of the deceased owner’s traditional individual retirement arrangement or Roth IRA to an IRA of the same type.

•   Any additional contributions must be from the same type of IRA of the same deceased owner.

•   If this Inherited IRA was purchased by a non-spousal beneficiary direct rollover from a qualified plan, 403(b) plan or governmental employer 457(b) plan, there are no additional contributions.

*

Legislation enacted at the end of 2019 has changed key aspects of Inherited IRA contracts. We anticipate making changes in 2020 to our Inherited IRA contracts to reflect these legislative changes. We also may consider limiting the availability of Inherited IRA contracts to new purchasers pending the issuance of further guidance.

See “Tax information” later in this prospectus for a more detailed discussion of sources of contributions and certain contribution limitations. For information on when contributions are credited under your contract, see “Dates and prices at which contract events occur” in “More information” later in this prospectus. Please review your contract for information on contribution limitations.

Owner and annuitant requirements

Under NQ contracts, the annuitant can be different than the owner. A joint owner may also be named. Only natural persons can be joint owners. This means that an entity such as a corporation cannot be a joint owner. Owners that are not individuals may be required to document their status to avoid 30% Foreign Account Tax Compliance Act (“FATCA”) withholding from U.S.-source income.

Under traditional and Roth IRA contracts, the owner and annuitant must be the same person. For owner and annuitant requirements for Inherited IRA, see “Inherited IRA beneficiary continuation contract” later in this prospectus.

How you can make your contributions

Except as noted below, contributions must be made by check drawn on a U.S. bank in U.S. dollars, and made payable to “Equitable”. We may also apply contributions made pursuant to an intended Section 1035 tax-free exchange or direct transfer. We do not accept third-party checks endorsed to us except for rollover contributions, contract exchanges or trustee checks that involve no refund. All checks are subject to our ability to collect the funds. We reserve the right to reject a payment if it is received in an unacceptable form.

Additional contributions may also be made by wire transfer or our automatic investment program. The methods of payment are discussed in detail under “About other methods of payment” in “More information” later in this prospectus.

Your initial contribution must generally be accompanied by an application and any other form we need to process the contributions. If any information is missing or unclear, we will hold the contribution, whether received via check or wire, in a non-interest bearing suspense account while we try to obtain that information. If we are unable to obtain all of the information we require within five business days after we receive an incomplete application or form, we will inform the financial professional submitting the application on your behalf. We will then return the contribution to you unless you specifically direct us to keep your contribution until we receive the required information.

If additional contributions are permitted under the contract, generally, you may make additional contributions at any time. You may do so in single sum amounts, on a regular basis, or as your financial situation permits.

Our “business day” is generally any day the New York Stock Exchange is open for regular trading and generally ends at 4:00 p.m. Eastern Time (or as of an earlier close of regular trading). A business day does not include a day on which we are not open due to emergency conditions determined by the Securities and Exchange Commission. We may also close early due to such emergency conditions. For more information about our business day and our pricing of transactions, please see “Dates and prices at which contract events occur” in “More information” later in this Prospectus.

What are your investment options under the contract?

Your investment options are the variable investment options and the fixed maturity options.

Variable investment options

Your investment results in any one of the variable investment options will depend on the investment performance of the underlying portfolios. You can lose your principal when investing in the variable investment options. In periods of poor market performance, the net return, after charges and expenses, may result in negative yields, including for the EQ/Money Market variable investment option. Listed below are the currently available portfolios, their investment objectives, and their advisers. We may, at any time, exercise our rights to limit or terminate your contributions and to limit the number of variable investment options you may elect.

You can choose from among the variable investment options and fixed maturity options.

15

Portfolios of the Trusts

We offer both affiliated and unaffiliated Trusts, which in turn offer one or more Portfolios. Equitable Investment Management Group, LLC (“Equitable IMG”), formerly AXA Equitable Funds Management Group, LLC, a wholly owned subsidiary of the Company, serves as the investment adviser of the Portfolios of EQ Premier VIP Trust and EQ Advisors Trust. For some affiliated Portfolios, Equitable IMG has entered into sub-advisory agreements with one or more other investment advisers (the “sub-advisers”) to carry out investment decisions for the Portfolios. As such, among other responsibilities, Equitable IMG oversees the activities of the sub-advisers with respect to the affiliated Trusts and is responsible for retaining or discontinuing the services of those sub-advisers. The chart below indicates the sub-adviser(s) for each Portfolio, if any. The chart below also shows the currently available Portfolios and their investment objectives.

You should be aware that Equitable Advisors, LLC (Equitable Financial Advisors in Michigan and Tennessee), (“Equitable Advisors”) and Equitable Distributors, LLC (“Equitable Distributors”) (together, the “Distributors”) directly or indirectly receive 12b-1 fees from affiliated Portfolios for providing certain distribution and/or shareholder support services. These fees will not exceed 0.25% of the Portfolios’ average daily net assets. The affiliated Portfolios’ sub-advisers and/or their affiliates may also contribute to the cost of expenses for sales meetings or seminar sponsorships that may relate to the contracts and/or the sub-advisers’ respective Portfolios. In addition, Equitable IMG receives management fees and administrative fees in connection with the services it provides to the affiliated Portfolios. It may be more profitable for us to offer affiliated Portfolios than to offer unaffiliated Portfolios.

The Company or the Distributors may directly or indirectly receive 12b-1 fees and additional payments from certain unaffiliated Portfolios, their advisers, sub-advisers, distributors or affiliates, for providing certain administrative, marketing, distribution and/or shareholder support services. These fees and payments range from 0% to 0.60% of the unaffiliated Portfolios’ average daily net assets. The Distributors may also receive payments from the advisers or sub-advisers of the unaffiliated Portfolios or their affiliates for certain distribution services, including expenses for sales meetings or seminar sponsorships that may relate to the contracts and/or the advisers’ respective Portfolios.

As a certificate owner, you may bear the costs of some or all of these fees and payments through your indirect investment in the Portfolios. (See the Portfolios’ prospectuses for more information.) These fees and payments, as well as the Portfolios’ investment management fees and administrative expenses, will reduce the underlying Portfolios’ investment returns. The Company and/or its affiliates may profit from these fees and payments. The Company considers the availability of these fees and payment arrangements during the selection process for the underlying Portfolios. These fees and payment arrangements may create an incentive for us to select Portfolios (and classes of shares of Portfolios) that pay us higher amounts.

Some affiliated Portfolios invest in other affiliated Portfolios (the “EQ Fund of Fund Portfolios”). The EQ Fund of Fund Portfolios offer certificate owners a convenient opportunity to invest in other Portfolios that are managed and have been selected for inclusion in the EQ Fund of Fund Portfolios by Equitable IMG. Equitable Advisors, an affiliated broker-dealer of the Company, may promote the benefits of such Portfolios to certificate owners and/or suggest that certificate owners consider whether allocating some or all of their account value to such Portfolios is consistent with their desired investment objectives. In doing so, the Company, and/or its affiliates, may be subject to conflicts of interest insofar as the Company may derive greater revenues from the EQ Fund of Fund Portfolios than certain other Portfolios available to you under your certificate. Please see “Allocating your contributions” later in this section for more information about your role in managing your allocations.

As described in more detail in the Portfolio prospectuses, the EQ Managed Volatility Portfolios may utilize a proprietary volatility management strategy developed by Equitable IMG (the “EQ volatility management strategy”) and, in addition, certain EQ Fund of Fund Portfolios may invest in affiliated Portfolios that utilize this strategy. The EQ volatility management strategy employs various volatility management techniques, such as the use of ETFs or futures and options, to reduce the Portfolio’s equity exposure during periods when certain market indicators indicate that market volatility is above specific thresholds set for the Portfolio. When market volatility is increasing above the specific thresholds set for a Portfolio utilizing the EQ volatility management strategy, the adviser of the Portfolio may reduce equity exposure. Although this strategy is intended to reduce the overall risk of investing in the Portfolio, it may not effectively protect the Portfolio from market declines and may increase its losses. Further, during such times, the Portfolio’s exposure to equity securities may be less than that of a traditional equity portfolio. This may limit the Portfolio’s participation in market gains and result in periods of underperformance, including those periods when the specified benchmark index is appreciating, but market volatility is high.

The EQ Managed Volatility Portfolios that include the EQ volatility management strategy as part of their investment objective and/or principal investment strategy, and the EQ Fund of Fund Portfolios that invest in Portfolios that use the EQ volatility management strategy, are identified below in the chart by a “✓“ under the column entitled “Volatility Management.”

Portfolios that utilize the EQ volatility management strategy (or, in the case of certain EQ Fund of Fund Portfolios, invest in other Portfolios that use the EQ volatility management strategy) are designed to reduce the overall volatility of your account value and provide you with risk-adjusted returns over time. During rising markets, the EQ volatility management strategy, however, could result in your account value rising less than would have been the case had you been invested in a Portfolio that does not utilize the EQ volatility management strategy (or, in the case of the EQ Fund of Fund Portfolios, invest exclusively in other Portfolios that do not use the EQ volatility management strategy). Conversely, investing in investment options that feature a managed-volatility

16

strategy may be helpful in a declining market when high market volatility triggers a reduction in the investment option’s equity exposure because during these periods of high volatility, the risk of losses from investing in equity securities may increase. In these instances, your account value may decline less than would have been the case had you not been invested in investment options that feature a volatility management strategy.

Please see the underlying Portfolio prospectuses for more information in general, as well as more information about the EQ volatility management strategy. Please further note that certain other affiliated Portfolios, as well as unaffiliated Portfolios, may utilize volatility management techniques that differ from the EQ volatility management strategy. Any such Portfolio is not identified under “Volatility Management” below in the chart. Such techniques could also impact your account value in the same manner described above. Please see the Portfolio prospectuses for more information about the Portfolios’ objective and strategies.

Asset Transfer Program.  Portfolio allocations in certain of our variable annuity contracts with guaranteed benefits are subject to our Asset Transfer Program (ATP) feature. The ATP helps us manage our financial exposure in connection with providing certain guaranteed benefits, by using predetermined mathematical formulas to move account value between the EQ/Ultra Conservative Strategy Portfolio (an investment option utilized solely by the ATP) and the other Portfolios offered under those contracts. You should be aware that operation of the predetermined mathematical formulas underpinning the ATP has the potential to adversely impact the Portfolios, including their performance, risk profile and expenses. This means that Portfolio investments in certificates with no ATP feature, such as yours, could still be adversely impacted. Particularly during times of high market volatility, if the ATP triggers substantial asset flows into and out of a Portfolio, it could have the following effects on all contract and certificate and cert owners invested in that Portfolio:

(a)

By requiring a Portfolio sub-adviser to buy and sell large amounts of securities at inopportune times, a Portfolio’s investment performance and the ability of the sub-adviser to fully implement the Portfolio’s investment strategy could be negatively affected; and

(b)

By generating higher turnover in its securities or other assets than it would have experienced without being impacted by the ATP, a Portfolio could incur higher operating expense ratios and transaction costs than comparable funds. In addition, even Portfolios structured as funds-of-funds that are not available for investment by contract owners who are subject to the ATP could also be impacted by the ATP if those Portfolios invest in underlying funds that are themselves subject to significant asset turnover caused by the ATP. Because the ATP formulas generate unique results for each contract, not all contract owners who are subject to the ATP will be affected by operation of the ATP in the same way. On any particular day on which the ATP is activated, some contract owners may have a portion of their account value transferred to the EQ/Ultra Conservative Strategy Portfolio investment option and others may not. If the ATP causes significant transfers of total account value out of one or more Portfolios, any resulting negative effect on the performance of those Portfolios will be experienced to a greater extent by a contract owner (with or without the ATP) invested in those Portfolios whose account value was not subject to the transfers.

EQ Premier VIP Trust(++) – Class B Shares Portfolio Name	Objective	Investment Adviser (and Sub-Adviser(s), as applicable)	Volatility Management
EQ/AGGRESSIVE ALLOCATION	Seeks to achieve long-term capital appreciation.	• Equitable Investment Management Group, LLC	✓
EQ/CONSERVATIVE ALLOCATION	Seeks to achieve a high level of current income.	• Equitable Investment Management Group, LLC	✓
EQ/CONSERVATIVE-PLUS ALLOCATION	Seeks to achieve current income and growth of capital, with a greater emphasis on current income.	• Equitable Investment Management Group, LLC	✓
EQ/CORE PLUS BOND*(1)	Seeks to achieve high total return through a combination of current income and capital appreciation.	• AXA Investment Managers, Inc. • Brandywine Global Investment Management, LLC • Equitable Investment Management Group, LLC • Loomis, Sayles & Company, L.P.
EQ/MODERATE ALLOCATION	Seeks to achieve long-term capital appreciation and current income.	• Equitable Investment Management Group, LLC	✓

17

EQ Premier VIP Trust(++) – Class B Shares Portfolio Name	Objective	Investment Adviser (and Sub-Adviser(s), as applicable)	Volatility Management
EQ/MODERATE-PLUS ALLOCATION	Seeks to achieve long-term capital appreciation and current income, with a greater emphasis on capital appreciation.	• Equitable Investment Management Group, LLC	✓
TARGET 2015 ALLOCATION	Seeks the highest total return over time consistent with its asset mix. Total return includes capital growth and income.	• Equitable Investment Management Group, LLC
TARGET 2025 ALLOCATION	Seeks the highest total return over time consistent with its asset mix. Total return includes capital growth and income.	• Equitable Investment Management Group, LLC
TARGET 2035 ALLOCATION	Seeks the highest total return over time consistent with its asset mix. Total return includes capital growth and income.	• Equitable Investment Management Group, LLC
TARGET 2045 ALLOCATION	Seeks the highest total return over time consistent with its asset mix. Total return includes capital growth and income.	• Equitable Investment Management Group, LLC
TARGET 2055 ALLOCATION	Seeks the highest total return over time consistent with its asset mix. Total return includes capital growth and income.	• Equitable Investment Management Group, LLC

EQ Advisors Trust – Class IB Shares Portfolio Name	Objective	Investment Adviser (and Sub-Adviser(s), as applicable)	Volatility Management
1290 VT DOUBLELINE DYNAMIC ALLOCATION	Seeks to achieve total return from long-term capital appreciation and income.	• DoubleLine Capital LP • Equitable Investment Management Group, LLC
1290 VT EQUITY INCOME	Seeks a combination of growth and income to achieve an above-average and consistent total return.	• Barrow, Hanley, Mewhinney & Strauss LLC • Equitable Investment Management Group, LLC
1290 VT GAMCO MERGERS & ACQUISITIONS	Seeks to achieve capital appreciation.	• Equitable Investment Management Group, LLC • GAMCO Asset Management, Inc.
1290 VT GAMCO SMALL COMPANY VALUE	Seeks to maximize capital appreciation.	• Equitable Investment Management Group, LLC • GAMCO Asset Management, Inc.
1290 VT HIGH YIELD BOND	Seeks to maximize current income.	• AXA Investment Managers, Inc. • Equitable Investment Management Group, LLC • Post Advisory Group, LLP
1290 VT SMALL CAP VALUE*(2)	Seeks to achieve long-term growth of capital.	• BlackRock Investment Management, LLC • Equitable Investment Management Group, LLC • Horizon Kinetics Asset Management LLC

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EQ Advisors Trust – Class IB Shares Portfolio Name	Objective	Investment Adviser (and Sub-Adviser(s), as applicable)	Volatility Management
1290 VT SMARTBETA EQUITY*(3)	Seeks to achieve long-term capital appreciation.	• AXA Rosenberg Investment Management, LLC • Equitable Investment Management Group, LLC
1290 VT SOCIALLY RESPONSIBLE	Seeks to achieve long-term capital appreciation.	• BlackRock Investment Management, LLC • Equitable Investment Management Group, LLC
EQ/400 MANAGED VOLATILITY	Seeks to achieve long-term growth of capital with an emphasis on risk-adjusted returns and managing volatility in the Portfolio.	• AllianceBernstein L.P. • BlackRock Investment Management, LLC • Equitable Investment Management Group, LLC	✓
EQ/500 MANAGED VOLATILITY	Seeks to achieve long-term growth of capital with an emphasis on risk-adjusted returns and managing volatility in the Portfolio.	• AllianceBernstein L.P. • BlackRock Investment Management, LLC • Equitable Investment Management Group, LLC	✓
EQ/2000 MANAGED VOLATILITY	Seeks to achieve long-term growth of capital with an emphasis on risk-adjusted returns and managing volatility in the Portfolio.	• AllianceBernstein L.P. • BlackRock Investment Management, LLC • Equitable Investment Management Group, LLC	✓
EQ/AB DYNAMIC MODERATE GROWTH	Seeks to achieve total return from long-term growth of capital and income.	• AllianceBernstein L.P. • Equitable Investment Management Group, LLC	Δ
EQ/AB SMALL CAP GROWTH	Seeks to achieve long-term growth of capital.	• AllianceBernstein L.P. • Equitable Investment Management Group, LLC
EQ/AGGRESSIVE GROWTH STRATEGY*(4)	Seeks long-term capital appreciation and current income, with a greater emphasis on capital appreciation.	• Equitable Investment Management Group, LLC	✓
EQ/ALL ASSET GROWTH ALLOCATION*(5)	Seeks long-term capital appreciation and current income.	• Equitable Investment Management Group, LLC
EQ/AMERICAN CENTURY MID CAP VALUE*(6)	Seeks to achieve long-term capital growth. Income is a secondary objective.	• American Century Investment Management, Inc. • Equitable Investment Management Group, LLC

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EQ Advisors Trust – Class IB Shares Portfolio Name	Objective	Investment Adviser (and Sub-Adviser(s), as applicable)	Volatility Management
EQ/BALANCED STRATEGY	Seeks long-term capital appreciation and current income.	• Equitable Investment Management Group, LLC	✓
EQ/BLACKROCK BASIC VALUE EQUITY	Seeks to achieve capital appreciation and secondarily, income.	• BlackRock Investment Management, LLC • Equitable Investment Management Group, LLC
EQ/CAPITAL GROUP RESEARCH*(7)	Seeks to achieve long-term growth of capital.	• Capital International, Inc. • Equitable Investment Management Group, LLC
EQ/CLEARBRIDGE LARGE CAP GROWTH	Seeks to achieve long-term capital growth	• ClearBridge Investments, LLC • Equitable Investment Management Group, LLC
EQ/CLEARBRIDGE SELECT EQUITY MANAGED VOLATILITY	Seeks to achieve capital appreciation, which may occasionally be short-term, with an emphasis on risk adjusted returns and managing volatility in the Portfolio.	• BlackRock Investment Management, LLC • ClearBridge Investments, LLC • Equitable Investment Management Group, LLC	✓
EQ/COMMON STOCK INDEX	Seeks to achieve a total return before expenses that approximates the total return performance of the Russell 3000® Index, including reinvestment of dividends, at a risk level consistent with that of the Russell 3000® Index.	• AllianceBernstein L.P. • Equitable Investment Management Group, LLC
EQ/CONSERVATIVE GROWTH STRATEGY	Seeks current income and growth of capital, with a greater emphasis on current income.	• Equitable Investment Management Group, LLC	✓
EQ/CONSERVATIVE STRATEGY	Seeks a high level of current income.	• Equitable Investment Management Group, LLC	✓
EQ/CORE BOND INDEX	Seeks to achieve a total return before expenses that approximates the total return performance of the Bloomberg Barclays U.S. Intermediate Government/Credit Bond Index, including reinvestment of dividends, at a risk level consistent with that of the Bloomberg Barclays U.S. Intermediate Government/Credit Bond Index.	• Equitable Investment Management Group, LLC • SSgA Funds Management, Inc.
EQ/EMERGING MARKETS EQUITY PLUS	Seeks to achieve long-term growth of capital.	• AllianceBernstein L.P. • EARNEST Partners, LLC • Equitable Investment Management Group, LLC

20

EQ Advisors Trust – Class IB Shares Portfolio Name	Objective	Investment Adviser (and Sub-Adviser(s), as applicable)	Volatility Management
EQ/EQUITY 500 INDEX	Seeks to achieve a total return before expenses that approximates the total return performance of the Standard & Poor’s 500 Composite Stock Index, including reinvestment of dividends, at a risk level consistent with that of the Standard & Poor’s 500 Composite Stock Index.	• AllianceBernstein L.P. • Equitable Investment Management Group, LLC
EQ/FIDELITY INSTITUTIONAL AM® LARGE CAP	Seeks to achieve long-term capital appreciation.	• Equitable Investment Management Group, LLC • FIAM LLC
EQ/FRANKLIN BALANCED MANAGED VOLATILITY	Seeks to maximize income while maintaining prospects for capital appreciation with an emphasis on risk-adjusted returns and managing volatility in the Portfolio.	• BlackRock Investment Management, LLC • Equitable Investment Management Group, LLC • Franklin Advisers, Inc.	✓
EQ/FRANKLIN SMALL CAP VALUE MANAGED VOLATILITY	Seeks to achieve long-term total return with an emphasis on risk-adjusted returns and managing volatility in the Portfolio.	• BlackRock Investment Management, LLC • Equitable Investment Management Group, LLC • Franklin Mutual Advisers, LLC	✓
EQ/GLOBAL BOND PLUS	Seeks to achieve capital growth and current income.	• BlackRock Investment Management, LLC • Equitable Investment Management Group, LLC • Wells Fargo Asset Management (International), Limited and Wells Capital Management, Inc.
EQ/GLOBAL EQUITY MANAGED VOLATILITY	Seeks to achieve long-term capital appreciation with an emphasis on risk-adjusted returns and managing volatility in the Portfolio.	• BlackRock Investment Management, LLC • Equitable Investment Management Group, LLC • Invesco Advisors, Inc. • Morgan Stanley Investment Management Inc.	✓
EQ/GOLDMAN SACHS MID CAP VALUE	Seeks to achieve long-term capital appreciation.	• Equitable Investment Management Group, LLC • Goldman Sachs Asset Management, L.P.
EQ/INTERMEDIATE GOVERNMENT BOND	Seeks to achieve a total return before expenses that approximates the total return performance of the Bloomberg Barclays U.S. Intermediate Government Bond Index, including reinvestment of dividends, at a risk level consistent with that of the Bloomberg Barclays U.S. Intermediate Government Bond Index.	• Equitable Investment Management Group, LLC • SSgA Funds Management, Inc.

21

EQ Advisors Trust – Class IB Shares Portfolio Name	Objective	Investment Adviser (and Sub-Adviser(s), as applicable)	Volatility Management
EQ/INTERNATIONAL CORE MANAGED VOLATILITY	Seeks to achieve long-term growth of capital with an emphasis on risk-adjusted returns and managing volatility in the Portfolio.

•   BlackRock Investment Management, LLC

•   EARNEST Partners, LLC

•   Equitable Investment Management Group, LLC

•   Federated Global Investment Management Corp.

•   Massachusetts Financial Services Company d/b/a MFS Investment Management

✓
EQ/INTERNATIONAL EQUITY INDEX	Seeks to achieve a total return (before expenses) that approximates the total return performance of a composite index comprised of 40% DJ Euro STOXX 50 Index, 25% FTSE 100 Index, 25% TOPIX Index, and 10% S&P/ASX 200 Index, including reinvestment of dividends, at a risk level consistent with that of the composite index.	• AllianceBernstein L.P. • Equitable Investment Management Group, LLC
EQ/INTERNATIONAL MANAGED VOLATILITY	Seeks to achieve long-term growth of capital with an emphasis on risk-adjusted returns and managing volatility in the Portfolio.	• AllianceBernstein L.P. • BlackRock Investment Management, LLC • Equitable Investment Management Group, LLC	✓
EQ/INTERNATIONAL VALUE MANAGED VOLATILITY	Seeks to provide current income and long-term growth of income, accompanied by growth of capital with an emphasis on risk-adjusted returns and managing volatility in the Portfolio.	• BlackRock Investment Management, LLC • Equitable Investment Management Group, LLC • Harris Associates L.P.	✓
EQ/INVESCO COMSTOCK	Seeks to achieve capital growth and income.	• Equitable Investment Management Group, LLC • Invesco Advisers, Inc.
EQ/INVESCO GLOBAL*(8)	Seeks to achieve capital appreciation.	• Equitable Investment Management Group, LLC • Invesco Advisors, Inc
EQ/INVESCO GLOBAL REAL ESTATE	Seeks to achieve total return through growth of capital and current income.	• Equitable Investment Management Group, LLC • Invesco Advisers, Inc. • Invesco Asset Management Ltd.
EQ/INVESCO INTERNATIONAL GROWTH	Seeks to achieve long-term growth of capital.	• Equitable Investment Management Group, LLC • Invesco Advisers, Inc.
EQ/JANUS ENTERPRISE*(9)	Seeks to achieve capital growth.	• Equitable Investment Management Group, LLC • Janus Capital Management LLC

22

EQ Advisors Trust – Class IB Shares Portfolio Name	Objective	Investment Adviser (and Sub-Adviser(s), as applicable)	Volatility Management
EQ/JPMORGAN VALUE OPPORTUNITIES	Seeks to achieve long-term capital appreciation.	• Equitable Investment Management Group, LLC • J.P. Morgan Investment Management Inc.
EQ/LARGE CAP CORE MANAGED VOLATILITY	Seeks to achieve long-term growth of capital with an emphasis on risk-adjusted returns and managing volatility in the Portfolio.	• BlackRock Investment Management, LLC • Capital International, Inc. • Equitable Investment Management Group, LLC • Thornburg Investment Management, Inc. • Vaughan Nelson Investment Management	✓
EQ/LARGE CAP GROWTH INDEX	Seeks to achieve a total return before expenses that approximates the total return performance of the Russell 1000® Growth Index, including reinvestment of dividends at a risk level consistent with the Russell 1000® Growth Index.	• AllianceBernstein L.P. • Equitable Investment Management Group, LLC
EQ/LARGE CAP GROWTH MANAGED VOLATILITY	Seeks to provide long-term capital growth with an emphasis on risk-adjusted returns and managing volatility in the Portfolio.

•   BlackRock Investment Management, LLC

•   Equitable Investment Management Group, LLC

•   HS Management Partners, LLC

•   Loomis, Sayles & Company, L.P.

•   Polen Capital Management, LLC

•   T. Rowe Price Associates, Inc.

✓
EQ/LARGE CAP VALUE INDEX	Seeks to achieve a total return before expenses that approximates the total return performance of the Russell 1000® Value Index, including reinvestment of dividends, at a risk level consistent with that of the Russell 1000® Value Index.	• AllianceBernstein L.P. • Equitable Investment Management Group, LLC
EQ/LARGE CAP VALUE MANAGED VOLATILITY	Seeks to achieve long-term growth of capital with an emphasis on risk-adjusted returns and managing volatility in the Portfolio.	• AllianceBernstein L.P. • BlackRock Investment Management, LLC • Equitable Investment Management Group, LLC • Massachusetts Financial Services Company d/b/a MFS Investment Management	✓

23

EQ Advisors Trust – Class IB Shares Portfolio Name	Objective	Investment Adviser (and Sub-Adviser(s), as applicable)	Volatility Management
EQ/LAZARD EMERGING MARKETS EQUITY	Seeks to achieve long-term capital appreciation.	• Equitable Investment Management Group, LLC • Lazard Asset Management LLC
EQ/LOOMIS SAYLES GROWTH	Seeks to achieve capital appreciation.	• Equitable Investment Management Group, LLC • Loomis, Sayles & Company, L.P.
EQ/MFS INTERNATIONAL GROWTH	Seeks to achieve capital appreciation.	• Equitable Investment Management Group, LLC • Massachusetts Financial Services Company d/b/a MFS Investment Management
EQ/MFS INTERNATIONAL INTRINSIC VALUE*(10)	Seeks to achieve capital appreciation.	• Equitable Investment Management Group, LLC • Massachusetts Financial Services Company d/b/a MFS Investment Management (“MFS”)
EQ/MFS MID CAP FOCUSED GROWTH	Seeks to provide growth of capital.	• Equitable Investment Management Group, LLC • Massachusetts Financial Services Company d/b/a MFS Investment Management
EQ/MFS TECHNOLOGY	Seeks to achieve capital appreciation.	• Equitable Investment Management Group, LLC • Massachusetts Financial Services Company d/b/a MFS Investment Management (“MFS”)
EQ/MFS UTILITIES SERIES	Seeks to achieve total return.	• Equitable Investment Management Group, LLC • Massachusetts Financial Services Company d/b/a MFS Investment Management (“MFS”)
EQ/MID CAP INDEX	Seeks to achieve a total return before expenses that approximates the total return performance of the Standard & Poor’s MidCap 400® Index, including reinvestment of dividends, at a risk level consistent with that of the Standard & Poor’s MidCap 400® Index.	• AllianceBernstein L.P. • Equitable Investment Management Group, LLC

24

EQ Advisors Trust – Class IB Shares Portfolio Name	Objective	Investment Adviser (and Sub-Adviser(s), as applicable)	Volatility Management
EQ/MID CAP VALUE MANAGED VOLATILITY	Seeks to achieve long-term capital appreciation with an emphasis on risk adjusted returns and managing volatility in the Portfolio.	• BlackRock Investment Management, LLC • Diamond Hill Capital Management, Inc. • Equitable Investment Management Group, LLC • Wellington Management Company, LLP	✓
EQ/MODERATE GROWTH STRATEGY	Seeks long-term capital appreciation and current income, with a greater emphasis on current income.	• Equitable Investment Management Group, LLC	✓
EQ/MONEY MARKET(†)	Seeks to obtain a high level of current income, preserve its assets and maintain liquidity.	• BNY Mellon Investment Adviser, Inc. • Equitable Investment Management Group, LLC
EQ/MORGAN STANLEY SMALL CAP GROWTH*(11)	Seeks to achieve long-term growth of capital.	• BlackRock Investment Management, LLC • Equitable Investment Management Group, LLC • Morgan Stanley Investment Management Inc.
EQ/PIMCO GLOBAL REAL RETURN	Seeks to achieve maximum real return, consistent with preservation of capital and prudent investment management.	• Equitable Investment Management Group, LLC • Pacific Investment Management Company LLC
EQ/PIMCO ULTRA SHORT BOND	Seeks to generate a return in excess of traditional money market products while maintaining an emphasis on preservation of capital and liquidity.	• Equitable Investment Management Group, LLC • Pacific Investment Management Company LLC
EQ/QUALITY BOND PLUS	Seeks to achieve high current income consistent with moderate risk to capital.	• AllianceBernstein L.P. • Equitable Investment Management Group, LLC • Pacific Investment Management Company, LLC
EQ/SMALL COMPANY INDEX	Seeks to replicate as closely as possible (before expenses) the total return of the Russell 2000® Index.	• AllianceBernstein L.P. • Equitable Investment Management Group, LLC
EQ/T. ROWE PRICE GROWTH STOCK	Seeks to achieve long-term capital appreciation and secondarily, income.	• Equitable Investment Management Group, LLC • T. Rowe Price Associates, Inc.

25

EQ Advisors Trust – Class IB Shares Portfolio Name	Objective	Investment Adviser (and Sub-Adviser(s), as applicable)	Volatility Management
EQ/WELLINGTON ENERGY	Seeks to provide capital growth and appreciation.	• Equitable Investment Management Group, LLC • Wellington Management Company, LLP
MULTIMANAGER AGGRESSIVE EQUITY	Seeks to achieve long-term growth of capital.

•   1832 Asset Management U.S., Inc.

•   AllianceBernstein L.P.

•   ClearBridge Investments, LLC

•   Equitable Investment Management Group, LLC

•   T. Rowe Price Associates, Inc.

•   Westfield Capital Management Company, L.P.

MULTIMANAGER CORE BOND	Seeks to achieve a balance of high current income and capital appreciation, consistent with a prudent level of risk.	• BlackRock Financial Management, Inc. • DoubleLine Capital L.P. • Equitable Investment Management Group, LLC • Pacific Investment Management Company LLC • SSgA Funds Management, Inc.
MULTIMANAGER TECHNOLOGY	Seeks to achieve long-term growth of capital.	• AllianceBernstein L.P. • Allianz Global Investors U.S. LLC • Equitable Investment Management Group, LLC • Wellington Management Company, LLP

AIM Variable Insurance Funds (Invesco Variable Insurance Funds) – Series II Portfolio Name	Objective	Investment Adviser (and Sub-Adviser(s), as applicable)
INVESCO V.I. HIGH YIELD FUND	The fund’s investment objective is total return, comprised of current income and capital appreciation.	• Invesco Advisers, Inc. • Sub-Adviser: Invesco Canada Ltd.
INVESCO V.I. MID CAP CORE EQUITY FUND	The fund’s investment objective is long-term growth of capital.	• Invesco Advisers, Inc.
INVESCO V.I. SMALL CAP EQUITY FUND	The fund’s investment objective is long-term growth of capital.	• Invesco Advisers, Inc.

American Funds Insurance Series® – Class 4 Shares Portfolio Name	Objective	Investment Adviser (and Sub-Adviser(s), as applicable)
BOND FUND	The fund’s investment objective is to provide as high a level of current income as is consistent with the preservation of capital.	• Capital Research and Management Company

26

Ivy Variable Insurance Portfolios Portfolio Name	Objective	Investment Adviser (and Sub-Adviser(s), as applicable)
IVY VIP HIGH INCOME	To seek to provide total return through a combination of high current income and capital appreciation.	• Ivy Investment Management Company (IICO)
IVY VIP SMALL CAP GROWTH	To seek to provide growth of capital.	• Ivy Investment Management Company (IICO)

MFS® Variable Insurance Trusts – Service Class Portfolio Name	Objective	Investment Adviser (and Sub-Adviser(s), as applicable)
MFS® INVESTORS TRUST SERIES	The fund’s investment objective is to seek capital appreciation.	• Massachusetts Financial Services Company d/b/a MFS Investment Management
MFS® MASSACHUSETTS INVESTORS GROWTH STOCK PORTFOLIO	The fund’s investment objective is to seek capital appreciation.	• Massachusetts Financial Services Company d/b/a MFS Investment Management

VanEck VIP Trust – S Class Portfolio Name	Objective	Investment Adviser (and Sub-Adviser(s), as applicable)
VANECK VIP GLOBAL HARD ASSETS FUND	Seeks long-term capital appreciation by investing primarily in hard asset securities. Income is a secondary consideration.	• Van Eck Associates Corporation
(†)

The Portfolio operates as a “government money market fund.” The Portfolio will invest at least 99.5% of its total assets in U.S. government securities, cash, and/or repurchase agreements that are fully collateralized by U.S. government securities or cash.

(++)	Formerly known as AXA Premier VIP Trust.
(*)

The chart below reflects the variable investment option’s former name which may continue to be used in certain documents for a period of time after the date of this prospectus. The number in the “FN” column corresponds with the number contained in the table above.

FN	Variable Investment Option’s Former Name

(1)	Charter Multi-Sector Bond

(5)	All Asset Growth-Alt 20

(7)	EQ/Capital Guardian Research

(8)	EQ/Oppenheimer Global

(10)	EQ/MFS International Value

(*)

This information reflects the merger of variable investment options. The chart below reflects the acquired variable investment which may continue to be used in certain documents for a period of time after the date of this prospectus, and the acquiring variable investment option. The number in the “FN” column corresponds with the number contained in the table above.

FN	Acquired Variable Investment Option	Acquiring Variable Investment Option

(2)	Charter Small Cap Value	1290 VT Small Cap Value

(3)	EQ/Templeton Global Equity Managed Volatility	1290 VT SmartBeta Equity

(4)	EQ/Franklin Templeton Allocation Managed Volatility	EQ/Aggressive Growth Strategy

(6)	Multimanager Mid Cap Value	EQ/American Century Mid Cap Value

(7)	EQ/UBS Growth and Income	EQ/Capital Guardian Research

(9)	Multimanager Mid Cap Growth	EQ/Janus Enterprise

(11)	Charter Small Cap Growth	EQ/Morgan Stanley Small Cap Growth

You should consider the investment objectives, risks and charges and expenses of the portfolios carefully before investing. The prospectuses for the Trusts contain this and other important information about the portfolios. The prospectuses should be read carefully before investing. In order to obtain copies of the Trust prospectuses that do not accompany this prospectus, you may call one of our customer service representatives at (800) 628-6673.

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Fixed maturity options

We offer fixed maturity options with maturity dates generally ranging from one to ten years. We will not accept allocations to a fixed maturity option if on the date the contribution or transfer is to be applied the rate to maturity is 3%. This means that at points in time there may be no fixed maturity options available. You can allocate your contributions to one or more of these fixed maturity options. However, you may not allocate more than one contribution to any one fixed maturity option. These amounts become part of a non-unitized separate account. They will accumulate interest at the “rate to maturity” for each fixed maturity option. The total amount you allocate to and accumulate in each fixed maturity option is called the “fixed maturity amount.”

Please see Appendix IV later in this prospectus for state variations.

Fixed maturity options generally range from one to ten years to maturity.

The rate to maturity you will receive for each fixed maturity option is the rate to maturity in effect for new contributions allocated to that fixed maturity option on the date we apply your contribution.

On the maturity date of a fixed maturity option, your fixed maturity amount, assuming you have not made any withdrawals or transfers, will equal your contribution to that fixed maturity option plus interest, at the rate to maturity for that contribution. This is the fixed maturity option’s “maturity value.” Before maturity, the current value we will report for your fixed maturity amount will reflect a market value adjustment. Your current value will reflect the market value adjustment that we would make if you were to withdraw all of your fixed maturity amounts on the date of the report. We call this your “market adjusted amount.”

Fixed maturity options and maturity dates.  As of May 1st, we currently offer fixed maturity options ending on June 15th for maturity years ranging from one through ten. Not all of the fixed maturity options will be available for annuitants ages 76 and above. See “Allocating your contributions” below. As fixed maturity options expire, we expect to add maturity years so that generally ten fixed maturity options are available at any time.

We will not accept allocations to a fixed maturity option if on the date the contribution is to be applied:

•	you previously allocated a contribution or made a transfer to the same fixed maturity option; or

•	the rate to maturity is 3%; or

•	the fixed maturity option’s maturity date is within 45 days; or

•	the fixed maturity option’s maturity date is later than the date annuity payments are to begin.

Your choices at the maturity date.  We will notify you at least 45 days before each of your fixed maturity options is scheduled to mature. At that time, you may choose to have one of the following take place on the maturity date, as long as none of the conditions listed above or in “Allocating your contributions” below would apply:

(a)	transfer the maturity value into another available fixed maturity option, or into any of the variable investment options; or

(b)	withdraw the maturity value (there may be a withdrawal charge).

If we do not receive your choice on or before the fixed maturity option’s maturity date, we will automatically transfer your maturity value into the next available fixed maturity option (or another investment option if we are required to do so by any state regulation). For more information see “About our fixed maturity options” in “More information” later in this prospectus. We may change our procedures in the future.

Market value adjustment.  If you make any withdrawals (including transfers, surrender or termination of your contract, or when we make deductions for charges) from a fixed maturity option before it matures, we will make a market value adjustment, which will increase or decrease any fixed maturity amount you have in that fixed maturity option. The amount of the adjustment will depend on two factors:

(a)	the difference between the rate to maturity that applies to the amount being withdrawn and the rate to maturity in effect at that time for new allocations to that same fixed maturity option, and

(b)	the length of time remaining until the maturity date.

In general, if interest rates rise from the time that you originally allocate an amount to a fixed maturity option to the time that you take a withdrawal, the market value adjustment will be negative. Likewise, if interest rates drop at the end of that time, the market value adjustment will be positive. Also, the amount of the market value adjustment, either up or down, will be greater the longer the time remaining until the fixed maturity option’s maturity date. Therefore, it is possible that the market value adjustment could greatly reduce your value in the fixed maturity options, particularly in the fixed maturity options with later maturity dates.

We provide an illustration of the market adjusted amount of specified maturity values, an explanation of how we calculate the market value adjustment, and information concerning our general account and investments purchased with amounts allocated to the fixed maturity options, in “More information” later in this prospectus. Appendix III at the end of this prospectus provides an example of how the market value adjustment is calculated.

Allocating your contributions

You may choose from among two ways to allocate your contributions: self-directed and principal assurance.

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Self-directed allocation

You may allocate your contributions to one or more, or all of the investment options. However, you may not allocate more than one contribution to any one fixed maturity option. If the annuitant is age 76 or older, you may only allocate contributions to fixed maturity options with maturities of five years or less. Allocations must be in whole percentages and you may change your allocation percentages at any time. However, the total of your allocations must equal 100%. Once your contributions are allocated to the investment options they become part of your account value. We discuss account value in “Determining your contract’s value” later in this prospectus.

Principal assurance allocation

Under this allocation program, you select a fixed maturity option and we specify the portion of your initial contribution to be allocated to that fixed maturity option in an amount that will cause the maturity value to equal the amount of your entire initial contribution on the fixed maturity option’s maturity date. The maturity date you select generally may not be later than 10 years, or earlier than 7 years from your contract date. You allocate the rest of your contribution to the variable investment options however you choose.

For example, if your initial contribution is $10,000, and on February 17, 2020 you chose the fixed maturity option with a maturity date of June 15, 2029, since the rate to maturity was 3.05% on February 17, 2020, we would have allocated $7,556 to that fixed maturity option and the balance to your choice of variable investment options. On the maturity date your value in the fixed maturity option would be $10,000.

The principal assurance allocation is only available for annuitant ages 75 or younger when the contract is issued. If you are purchasing an EQUI-VEST® ExpressSM traditional IRA contract, before you select a maturity year that would extend beyond the year in which you will reach age 70 1/2, you should consider whether your value in the variable investment options, or your other traditional IRA funds, are sufficient to meet your required minimum distributions. See “Tax information” later in this prospectus.

The contract is between you and the Company. The contract is not an investment advisory account, and the Company is not providing any investment advice or managing the allocations under your contract. In the absence of a specific written arrangement to the contrary, you, as the owner of the contract, have the sole authority to make investment allocations and other decisions under the contract. Your Equitable Advisors, LLC (“Equitable Advisors”) financial professional is acting as a broker-dealer registered representative, and is not authorized to act as an investment advisor or to manage the allocations under your contract. If your financial professional is a registered representative with a broker-dealer other than Equitable Advisors, you should speak with him/her regarding any different arrangements that may apply.

Your right to cancel within a certain number of days

This is provided for informational purposes only. Since the contracts are no longer available to new purchasers, this cancellation provision is no longer applicable.

If, for any reason, you are not satisfied with your contract, you may return it to us for a refund. To exercise this cancellation right, you must mail the contract directly to our processing office within 10 days after you receive it. If state law requires, this “free look” period may be longer.

For contributions allocated to the variable investment options, your refund will equal your contributions, reflecting any investment gain or loss that also reflects the daily charges we deduct. For contributions allocated to the fixed maturity options, your refund will equal the amount of the contribution allocated to the fixed maturity options reflecting any positive or negative market value adjustments. Some states require that we refund the full amount of your contribution (not including any investment gain or loss, or market value adjustment). For an IRA contract returned to us within seven days after you receive it, we are required to refund the full amount of your contribution. When required by applicable law to return the full amount of your contribution, we will return the greater of your contribution or your contract’s cash value.

We may require that you wait six months before you apply for a contract with us again if:

•	you cancel your contract during the free look period; or

•	you change your mind before you receive your contract whether we have received your contribution or not.

Also, if you fully or partially convert an existing traditional IRA contract to a Roth IRA contract, you may cancel your Roth IRA contract and return to a traditional IRA contract. Our processing office, or your financial professional, can provide you with the cancellation instructions. Ask for the form entitled “EQUI-VEST® Roth IRA Re-Characterization Form.”

In addition to the cancellation right described above, you have the right to surrender your contract, rather than cancel it. Please see “Surrender of your contract to receive its cash value” later in this prospectus. Surrendering your contract may yield results different than canceling your contract, including a greater potential for taxable income. In some cases, your cash value upon surrender may be greater than your contributions to the contract. Please see “Tax information” later in this prospectus for possible consequences of cancelling your contract.

Inherited IRA beneficiary continuation contract

This description of the Inherited IRA beneficiary continuation contract describes the contract as in effect prior to legislation enacted at the end of 2019. Legislation enacted at the end of 2019 has changed key aspects of Inherited IRA contracts. After regulatory guidance is issued on this legislation, we anticipate making changes beginning in 2020 to our Inherited IRA contracts to reflect these legislative changes. We may be

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required in certain cases to pay benefits faster under existing contracts. We may consider limiting the availability of Inherited IRA contracts to new purchasers pending the issuance of further guidance.

The Inherited IRA beneficiary continuation contract is intended to provide options to beneficiaries in complying with federal income tax rules. There are a number of limitations on who can purchase the contract, how the contract is purchased, and the features that are available under the contract. A prospective purchaser should seek tax advice before making a decision to purchase the contract.

This contract is available to an individual beneficiary of a traditional IRA or a Roth IRA where the deceased owner held the individual retirement account or annuity (or Roth individual retirement account or annuity) with an insurance company or financial institution other than the Company. The purpose of the inherited IRA beneficiary continuation contract is to permit the beneficiary to change the funding vehicle that the deceased owner selected (“original IRA”) while taking the required minimum distribution payments that must be made to the beneficiary after the deceased owner’s death. See the discussion of required minimum distributions under “Tax Information.” This contract is intended only for beneficiaries who want to take payments at least annually over their life expectancy. These payments generally must begin (or must have begun) no later than December 31st of the calendar year following the year the deceased owner died. This contract is not suitable for beneficiaries electing the “5-year rule.” See “Beneficiary continuation option for traditional IRA and Roth IRA contracts” in “Payment of the death benefit” later in this prospectus. You should discuss with your tax adviser your own personal situation.

The Inherited traditional IRA is also available to non-spousal beneficiaries of deceased plan participants in qualified plans, 403(b) plans and governmental employer 457(b) plans (“Applicable Plan(s)”). In this discussion, unless otherwise indicated, references to “deceased owner” include “deceased plan participant”; references to “original IRA” include “the deceased plan participant’s interest or benefit under the Applicable Plan”, and references to “individual beneficiary of a traditional IRA” include “individual non-spousal beneficiary under an Applicable Plan.”

The inherited IRA beneficiary continuation contract can only be purchased by a direct transfer of the beneficiary’s interest under the deceased owner’s original IRA. In the case of a non-spousal beneficiary under a deceased plan participant’s Applicable Plan, the Inherited traditional IRA can only be purchased by a direct rollover of the death benefit under the Applicable Plan. The owner of the inherited IRA beneficiary continuation contract is the individual who is the beneficiary of the original IRA. (Certain trusts with only individual beneficiaries will be treated as individuals for this purpose). The contract must also contain the name of the deceased owner. In this discussion, “you” refers to the owner of the inherited IRA beneficiary continuation contract.

The inherited IRA beneficiary continuation contract can be purchased whether or not the deceased owner had begun taking required minimum distribution payments during his or her life from the original IRA or whether you had already begun taking required minimum distribution payments of your interest as a beneficiary from the deceased owner’s original IRA. You should discuss with your own tax adviser when payments must begin or must be made.

Under the inherited IRA beneficiary continuation contract:

•

You must receive payments at least annually (but can elect to receive payments monthly or quarterly). Payments are generally made over your life expectancy determined in the calendar year after the deceased owner’s death and determined on a term certain basis.

•

The beneficiary of the original IRA will be the annuitant under the inherited IRA beneficiary continuation contract. In the case where the beneficiary is a “see-through trust,” the oldest beneficiary of the trust will be the annuitant.

•	An inherited IRA beneficiary continuation contract is not available for annuitants over age 70.

•	The initial contribution must be a direct transfer from the deceased owner’s original IRA and must be at least $5,000.

•

Additional contributions of at least $1,000 are permitted, but must be direct transfers of your interest as a beneficiary from another IRA with a financial institution other than the Company, where the deceased owner is the same as under the original IRA contract.

•	A non-spousal beneficiary under an Applicable Plan cannot make additional contributions to an Inherited traditional IRA contract.

•	You may make transfers among the investment options.

•

You may choose at any time to withdraw all or a portion of the account value. Any partial withdrawal must be at least $300. Withdrawal charges will apply as described under “Withdrawal charge” in “Charges and expenses” later in this prospectus.

•

The following features mentioned in the prospectus are not available under the inherited IRA beneficiary continuation contract: successor owner/annuitant, automatic investment program and systematic withdrawals.

•	If you die, we will pay to a beneficiary that you choose the greater of the account value or the minimum death benefit.

•

Upon your death, your beneficiary has the option to continue taking required minimum distributions based on your remaining life expectancy or to receive any remaining interest in the contract in a lump sum. The option elected will be processed when we receive satisfactory proof of death, any required instructions for the method of payment and any required information and forms necessary to effect payment. If your beneficiary elects to continue to take distributions, we will increase the account value to equal the minimum death benefit if such death benefit is greater than such account value as of the date we receive satisfactory proof of death and any required instructions, information and forms. The increase in account value will be allocated to the investment options according to the allocation percentages we have on file for your contract. Thereafter, withdrawal charges will no longer apply.

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2. Determining your contract’s value

Your account value and cash value

Your “account value” is the total of the: (i) values you have in the variable investment options and (ii) market adjusted amounts you have in the fixed maturity options. These amounts are subject to certain fees and charges discussed under “Charges and expenses” later in this prospectus.

Your contract also has a “cash value.” At any time before annuity payments begin, your contract’s cash value is equal to the account value less: (i) any applicable withdrawal charges and (ii) the total amount or a pro rata portion of the annual administrative charge. Please see “Surrender of your contract to receive its cash value” in “Accessing your money” later in this prospectus.

Your contract’s value in the variable investment options

Each variable investment option invests in shares of a corresponding portfolio. Your value in each variable investment option is measured by “units.” The value of your units will increase or decrease as though you had invested it in the corresponding portfolio’s shares directly. Your value, however, will be reduced by the amount of the fees and charges that we deduct under the contract.

Units measure your value in each variable investment option.

The unit value for each variable investment option depends on the investment performance of that option minus daily charges for mortality and expense risks and other expenses. On any day, your value in any variable investment option equals the number of units credited to that option, adjusted for any units purchased for or deducted from your contract under that option, multiplied by that day’s value for one unit. The number of your contract units in any variable investment option does not change unless they are:

(i)	increased to reflect additional contributions;

(ii)	decreased to reflect a withdrawal (plus applicable withdrawal charges); or

(iii)	increased to reflect a transfer into, or decreased to reflect a transfer out of a variable investment option.

In addition, when we deduct the annual administrative charge or third-party transfer or exchange charge, we will reduce the number of units credited to your contract. A description of how unit values are calculated is found in the SAI.

Your contract’s value in the fixed maturity options

Your value in each fixed maturity option at any time before the maturity date is the market adjusted amount in each option, which reflects withdrawals out of the option and charges we deduct. This is equivalent to your fixed maturity amount increased or decreased by the market value adjustment. Your value, therefore, may be higher or lower than your contributions (less withdrawals) accumulated at the rate to maturity. At the maturity date, your value in a fixed maturity option will equal its maturity value, provided there have been no withdrawals or transfers.

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3. Transferring your money among investment options

Transferring your account value

At any time before the date annuity payments are to begin, you can transfer some or all of your account value among the investment options, subject to the following:

•	You must transfer at least $300 of account value or, if less, the entire amount in the investment option. We may waive the $300 requirement.

•	You may not transfer to a fixed maturity option in which you already have value.

•	You may not transfer to a fixed maturity option that has a rate to maturity of 3%.

•	If the annuitant is age 76 or older, you must limit your transfers to fixed maturity options to those with maturities of five years or less. Not all maturities may be available.

•	You may not transfer to a fixed maturity option if its maturity date is later than the date annuity payments are to begin.

•	If you make transfers out of a fixed maturity option other than at its maturity date, the transfer will cause a market value adjustment.

Upon advance notice to you, we may change or establish additional restrictions on transfers among the investment options, including limitations on the number, frequency, or dollar amount of transfers. A transfer request does not change your percentages for allocating current or future contributions among the investment options. Our current transfer restrictions are set forth in the “Disruptive transfer activity” section below.

You may request a transfer in writing, or by telephone using TOPS or on line using Online Account Access. You must send in all signed written requests directly to our processing office. Transfer requests should specify:

(1)	the contract number,

(2)	the dollar amounts to be transferred, and

(3)	the investment options to and from which you are transferring.

We will confirm all transfers in writing.

Please see “Allocating your contributions” in “Contract features and benefits” for more information about your role in managing your allocations.

Disruptive transfer activity

You should note that the contract is not designed for professional “market timing” organizations or other organizations or individuals engaging in a market timing strategy. The contract is not designed to accommodate programmed transfers, frequent transfers or transfers that are large in relation to the total assets of the underlying portfolio.

Frequent transfers, including market timing and other program trading or short-term trading strategies, may be disruptive to the underlying portfolios in which the variable investment options invest. Disruptive transfer activity may adversely affect performance and the interests of long-term investors by requiring a portfolio to maintain larger amounts of cash or to liquidate portfolio holdings at a disadvantageous time or price. For example, when market timing occurs, a portfolio may have to sell its holdings to have the cash necessary to redeem the market timer’s investment. This can happen when it is not advantageous to sell any securities, so the portfolio’s performance may be hurt. When large dollar amounts are involved, market timing can also make it difficult to use long-term investment strategies because a portfolio cannot predict how much cash it will have to invest. In addition, disruptive transfers or purchases and redemptions of portfolio investments may impede efficient portfolio management and impose increased transaction costs, such as brokerage costs, by requiring the portfolio manager to effect more frequent purchases and sales of portfolio securities. Similarly, a portfolio may bear increased administrative costs as a result of the asset level and investment volatility that accompanies patterns of excessive or short-term trading. Portfolios that invest a significant portion of their assets in foreign securities or the securities of small- and mid-capitalization companies tend to be subject to the risks associated with market timing and short-term trading strategies to a greater extent than portfolios that do not. Securities trading in overseas markets present time zone arbitrage opportunities when events affecting portfolio securities values occur after the close of the overseas market but prior to the close of the U.S. markets. Securities of small- and mid-capitalization companies present arbitrage opportunities because the market for such securities may be less liquid than the market for securities of larger companies, which could result in pricing inefficiencies. Please see the prospectuses for the underlying portfolios for more information on how portfolio shares are priced.

We currently use the procedures described below to discourage disruptive transfer activity. You should understand, however, that these procedures are subject to the following limitations: (1) they primarily rely on the policies and procedures implemented by the underlying portfolios; (2) they do not eliminate the possibility that disruptive transfer activity, including market timing, will occur or that portfolio performance will be affected by such activity; and (3) the design of market timing procedures involves inherently subjective judgments, which we seek to make in a fair and reasonable manner consistent with the interests of all contract owners.

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We offer investment options with underlying portfolios that are part of EQ Premier VIP Trust and EQ Advisors Trust (together, the “affiliated trusts”), as well as investment options with underlying portfolios of outside trusts with which the Company has entered participation agreements (the “unaffiliated trusts” and, collectively with the affiliated trusts, the “trusts”). The affiliated trusts have adopted policies and procedures regarding disruptive transfer activity. They discourage frequent purchases and redemptions of portfolio shares and will not make special arrangements to accommodate such transactions. They aggregate inflows and outflows for each portfolio on a daily basis. On any day when a portfolio’s net inflows or outflows exceed an established monitoring threshold, the affiliated trust obtains from us contract owner trading activity. The affiliated trusts currently consider transfers into and out of (or vice versa) the same variable investment option within a five business day period as potentially disruptive transfer activity.

When a contract owner is identified in connection with potentially disruptive transfer activity for the first time, a letter is sent to the contract owner explaining that there is a policy against disruptive transfer activity and that if such activity continues certain transfer privileges may be eliminated. If and when the contract owner is identified a second time as engaged in potentially disruptive transfer activity under the contract, we currently prohibit the use of voice, fax and automated transaction services. We currently apply such action for the remaining life of each affected contract. We or a trust may change the definition of potentially disruptive transfer activity, the monitoring procedures and thresholds, any notification procedures, and the procedures to restrict this activity. Any new or revised policies and procedures will apply to all contract owners uniformly. We do not permit exceptions to our policies restricting disruptive transfer activity.

Each unaffiliated trust may have its own policies and procedures regarding disruptive transfer activity. If an unaffiliated trust advises us that there may be disruptive activity from one of our contract owners, we will work with the unaffiliated trust to review contract owner trading activity. Each trust reserves the right to reject a transfer that it believes, in its sole discretion, is disruptive (or potentially disruptive) to the management of one of its portfolios. Please see the prospectuses for the trusts for more information.

It is possible that a trust may impose a redemption fee designed to discourage frequent or disruptive trading by contract owners. As of the date of this prospectus, the trusts had not implemented such a fee. If a redemption fee is implemented by a trust, that fee, like any other trust fee, will be borne by the contract owner.

Contract owners should note that it is not always possible for us and the underlying trusts to identify and prevent disruptive transfer activity. In addition, because we do not monitor for all frequent trading at the separate account level, contract owners may engage in frequent trading which may not be detected, for example, due to low net inflows or outflows on the particular day(s). Therefore, no assurance can be given that we or the trusts will successfully impose restrictions on all potentially disruptive transfers. Because there is no guarantee that disruptive trading will be stopped, some contract owners may be treated differently than others, resulting in the risk that some contract owners may be able to engage in frequent transfer activity while others will bear the effect of that frequent transfer activity. The potential effects of frequent transfer activity are discussed above.

Automatic transfer options

General dollar-cost averaging

Dollar-cost averaging allows you to gradually allocate amounts to the variable investment options by periodically transferring approximately the same dollar amount to the variable investment options you select. This will cause you to purchase more units if the unit’s value is low and fewer units if the unit’s value is high. Therefore, you may get a lower average cost per unit over the long term. This plan of investing, however, does not guarantee that you will earn a profit or be protected against losses.

The general dollar-cost averaging feature allows you to have amounts automatically transferred from the EQ/Money Market option to the other variable investment options on a monthly basis. In order to elect the general dollar-cost averaging option you must have a minimum of $2,000 in the EQ/Money Market option on the date we receive your election form at our processing office. You can specify the number of monthly transfers or instruct us to continue to make monthly transfers until all available amounts in the EQ/Money Market option have been transferred out.

The minimum amount that we will transfer each month is $50. The maximum amount we will transfer is equal to your value in the EQ/Money Market option at the time the program is elected, divided by the number of transfers scheduled to be made.

If, on any transfer date, your value in the EQ/Money Market option is equal to or less than the amount you have elected to have transferred, the entire amount will be transferred. General dollar-cost averaging will then end. You may change the transfer amount once each contract year, or cancel this program at any time.

You may not elect dollar-cost averaging if you are participating in the rebalancing program.

Rebalancing your account value

We currently offer a rebalancing program that you can use to automatically reallocate your account value among the variable investment options. To enroll in the asset rebalancing program, you must notify us in writing by completing our asset rebalancing form, instructing us:

(a)	the percentage you want invested in each variable investment option (whole percentages only), and

(b)	how often you want the rebalancing to occur (quarterly, semiannually, or annually).

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While your rebalancing program is in effect, we will transfer amounts among each variable investment option so that the percentage of your account value that you specify is invested in each option at the end of each rebalancing date. Your entire account value in the variable investment options must be included in the rebalancing program. Currently, we permit rebalancing of up to 20 variable investment options.

Rebalancing does not assure a profit or protect against loss. You should periodically review your allocation percentages as your needs change. You may want to discuss the rebalancing program with your financial professional and/or financial adviser before electing the program.

To be eligible, you must have at least $5,000 of account value in the variable investment options. We may waive this $5,000 requirement. You may also change your allocation instructions or cancel the program at any time. If you request a transfer while the rebalancing program is in effect, we will process the transfer as requested; the rebalancing program will remain in effect unless you request that it be cancelled in writing.

You may elect or terminate the rebalancing program at any time. You may also change your allocations under the program at any time. Once enrolled in the rebalancing program, it will remain in effect until you instruct us in writing to terminate the program. Requesting an investment option transfer while enrolled in our rebalancing program will not automatically change your allocation instructions for rebalancing your account value. This means that upon the next scheduled rebalancing, we will transfer amounts among your variable investment options pursuant to the allocation instructions previously on file for your program. Changes to your allocation instructions for the rebalancing program (or termination of your enrollment in the program) must be in writing and sent to our processing office.

You may not elect the rebalancing program if you are participating in the dollar-cost averaging program. Rebalancing is not available for amounts you have allocated in the fixed maturity options.

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4. Accessing your money

Withdrawing your account value

You have several ways to withdraw your account value before annuity payments begin. The table below shows the methods available under each type of contract. More information follows the table. For the tax consequences of taking withdrawals, see “Tax information” later in this prospectus.

Method of withdrawal

Contract	Partial	Systematic	Minimum distribution
NQ	Yes	Yes	No
Traditional IRA	Yes	Yes	Yes
Roth IRA	Yes	Yes	No

Partial withdrawals

(All contracts)

You may take partial withdrawals from your account value at any time while the annuitant is living and before annuity payments begin. The minimum amount you may withdraw at any time is $300. If you request a withdrawal that leaves you with an account value of less than $500, we may treat it as a request to surrender the contract for its cash value. See “Surrender of your contract to receive its cash value” below.

Partial withdrawals in excess of the 10% free withdrawal amount may be subject to a withdrawal charge. See “10% free withdrawal amount” in “Charges and expenses” later in this prospectus.

Systematic withdrawals

(All contracts except inherited IRA)

You may take systematic withdrawals on a monthly or quarterly basis. The minimum amount you may take for each withdrawal is $250. We will make the withdrawals on any day of the month that you select as long as it is not later than the 28th day of the month. However, you must elect a date that is more than three calendar days prior to your contract date anniversary. If you do not select a date, your withdrawals will be made on the first business day of the month. A check for the amount of the withdrawal will be mailed to you or, if you prefer, we will electronically transfer the money to your checking or savings account.

You may elect to have the amount of the withdrawal subtracted from your account value in one of three ways:

(1)

Pro rata from all of your variable investment options in which you have value (without exhausting your values in those options). Once the requested amount is greater than your account value, the systematic withdrawal program will terminate.

(2)

Pro rata from all of your variable investment options in which you have value (until your account value is exhausted). Once the requested amount leaves you with an account value of less than $500, we will treat it as a request to surrender your contract.

(3)

You may specify a dollar amount from one variable investment option. If you choose this option and the value in the investment option drops below the requested withdrawal amount, the requested withdrawal amount will be taken on a pro rata basis from all remaining investment options in which you have value. Once the requested amount leaves you with an account value of less than $500, we will treat it as a request to surrender your contract.

If you are invested in fixed maturity options, you may not elect option (1) or (2).

You can cancel the systematic withdrawal option at any time.

Amounts withdrawn in excess of the 10% free withdrawal amount may be subject to a withdrawal charge.

Lifetime minimum distribution withdrawals

(Traditional IRA contracts — See “Tax information” later in this prospectus.)

We offer our “required minimum distribution automatic withdrawal option” to help you meet lifetime required minimum distributions under federal income tax rules. This is not the exclusive way for you to meet these rules. After consultation with your tax adviser, you may decide to compute required minimum distributions yourself and request partial withdrawals. In such a case, a withdrawal charge may apply if your withdrawal exceeds the free withdrawal amount. You may choose instead an annuity payout option. Before electing an account-based withdrawal option, please refer to “Required minimum distributions” under “Individual Retirement Arrangements (“IRAs”)” in “Tax information” later in this prospectus. Also, the actuarial present value of additional contract benefits must be added to the account value in calculating required minimum distribution withdrawals, which could increase the amount required to be withdrawn. For this purpose additional annuity contract benefits may include enhanced death benefits.

Under legislation enacted at the end of 2019:

•	If your birthdate is June 30, 1949 or earlier, you may elect our required minimum distribution automatic withdrawal option in the year in which you reach age 70 1/2, or in any later year.

•	If your birthdate is July 1, 1949 or later, you may elect our RMD automatic withdrawal option in the year in which you reach age 72, or in any later year.

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To elect this option, you must have account value in the variable investment options of at least $2,000. The minimum amount we will pay out is $300, or if less, your account value. If your account value is less than $500 after the withdrawal, we may terminate your contract and pay you its cash value. Currently, minimum distribution withdrawal payments will be made annually.

Currently, we do not impose a withdrawal charge on minimum distribution withdrawals if you are enrolled in our RMD automatic withdrawal option. The minimum distribution withdrawal will be taken into account in determining if any subsequent withdrawal taken in the same contract year exceeds the 10% free withdrawal amount.

We will send to traditional IRA owners a form outlining the minimum distribution — options available in the year you reach age 72 (or age 70 1/2 if applicable), if you have not begun your annuity payments before that time.

How withdrawals are taken from your account value

Unless you specify otherwise, we will subtract your withdrawals on a pro rata basis from your value in the investment options. A market value adjustment will apply if withdrawals are taken from the fixed maturity options.

Automatic deposit service

If you are receiving required minimum distribution payments from a traditional IRA contract, you may use our automatic deposit service.

Under this service we will automatically deposit the required minimum distribution payment from your traditional IRA contract directly into an existing EQUI-VEST® NQ or Roth IRA or an existing EQUI-VEST® ExpressSM NQ or Roth IRA contract according to your allocation instructions. Please note that you must have compensation or earned income for the year of the contribution to make regular contributions to Roth IRAs. See “Tax information” later in this prospectus.

Deposit option for NQ contracts only

If available, you may elect the deposit option for your benefit while you are alive, or for the benefit of your beneficiary.

If this option is available, proceeds from your NQ contract can be deposited with us for a period you select, but no longer than five years. We will hold the amounts in our general account. We will credit interest on the amounts at a guaranteed rate for the specified period using our then current rate for this option. We will pay out the interest on the amount deposited at least once each year.

If you elect this option for your benefit, you deposit the amount with us that you would otherwise apply to an annuity payout option. If you elect this option for your beneficiary before the annuitant’s death, death benefit proceeds may be left on deposit with us subject to certain restrictions, instead of being paid out to the beneficiary.

Other restrictions apply to the deposit option. We may remove this payout option at any time. Your financial professional can provide more information about this option and whether it is available, or you may call our processing office.

Surrender of your contract to receive its cash value

You may surrender your contract to receive its cash value at any time while the annuitant is living and before you begin to receive annuity payments. For a surrender to be effective, we must receive your written request and your contract at our processing office. We will determine your cash value on the date we receive the required information. All benefits under the contract will terminate as of that date.

You may receive your cash value in a single sum payment or apply it to one or more of the annuity payout options. See “Your annuity payout options” below. We will usually pay the cash value within seven calendar days, but we may delay payment as described in “When to expect payments” below. For the tax consequences of surrenders, see “Tax information” later in this prospectus.

Termination

We may terminate your contract and pay you the cash value if:

(1)	your account value is less than $500 and you have not made contributions to your contract for a period of three years; or

(2)	you request a partial withdrawal that reduces your account value to an amount less than $500; or

(3)	you have not made any contributions within 120 days from your contract date.

When to expect payments

Generally, we will fulfill requests for payments out of the variable investment options within seven calendar days after the date of the transaction to which the request relates. These transactions may include applying proceeds to a variable annuity payout option, payment of a death benefit, payment of any amount you withdraw (less any withdrawal charge) and, upon surrender or termination, payment of the cash value. We may postpone such payments or applying proceeds for any period during which:

(1)	the New York Stock Exchange is closed or restricts trading,

(2)	the SEC determines that an emergency exists as a result of which sales of securities or determination of fair value of a variable investment option’s assets is not reasonably practicable, or

(3)	the SEC, by order, permits us to defer payment to protect people remaining in the variable investment options.

We can defer payment of any portion of your values in the fixed maturity options (other than for death benefits) for up to six months while you are living.

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All payments are made by check and are mailed to you (or the payee named in a tax-free exchange) by U.S. mail, unless you request that we use an express delivery or wire transfer service at your expense.

Your annuity payout options

The following description assumes annuitization of your entire contract. For partial annuitization, see “Partial annuitization” below.

Deferred annuity contracts such as EQUI-VEST® ExpressSM provide for conversion to payout status at or before the contract’s “maturity date.” This is called annuitization. When your contract is annuitized, your EQUI-VEST® ExpressSM contract and all its benefits terminate and will be converted to a supplemental payout annuity contract (“payout option”) that provides for periodic payments for life or for a specified period of time. In general, the periodic payment amount is determined by the account value or cash value of your EQUI-VEST® ExpressSM contract at the time of annuitization and the annuity purchase factor to which that value is applied, as described below. We have the right to require you to provide any information we deem necessary to provide an annuity payout option. If an annuity payout is later found to be based on incorrect information, it will be adjusted on the basis of the correct information.

Your EQUI-VEST® ExpressSM contract guarantees that upon annuitization, your annuity account value will be applied to a guaranteed annuity purchase factor for a life annuity payout option. We reserve the right, with advance notice to you, to change your annuity purchase factor any time after your fifth contract date anniversary and at not less than five year intervals after the first change. (Please see your contract and SAI for more information). In addition, you may apply your account value or cash value, whichever is applicable, to any other annuity payout option that we may offer at the time of annuitization.

EQUI-VEST® ExpressSM offers you several choices of annuity payout options. Some enable you to receive fixed annuity payments and others enable you to receive variable annuity payments.

You can choose from among the annuity payout options listed below. Restrictions may apply, depending on the type of contract you own and the annuitant’s age at contract issue. Other than life annuity with period certain, we reserve the right to add, remove or change any of these annuity payout options at any time.

Annuity payout options

Fixed annuity payout options	• Life annuity • Life annuity with period certain • Life annuity with refund certain • Period certain annuity
Variable Immediate Annuity payout options (as described in a separate prospectus for this option)	• Life annuity (not available in New York) • Life annuity with period certain

•

Life annuity:  An annuity that guarantees payments for the rest of the annuitant’s life. Payments end with the last monthly payment before the annuitant’s death. Because there is no continuation of benefits following the annuitant’s death with this payout option, it provides the highest monthly payment of any of the life annuity options, so long as the annuitant is living. If you choose this payout option and you die before the due date of the second (third, fourth, etc.) annuity payment, then you will only receive one (two, three, etc.) annuity payment.

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Life annuity with period certain:  An annuity that guarantees payments for the rest of the annuitant’s life. If the annuitant dies before the end of a selected period of time (“period certain”), payments continue to the beneficiary for the balance of the period certain. The period certain cannot extend beyond the annuitant’s life expectancy or the joint life expectancy of the annuitant and the joint annuitant. A life annuity with period certain is the form of annuity under the contracts that you will receive if you do not elect a different payout option. In this case the period certain will be based on the annuitant’s age and will not exceed 10 years or the annuitant’s life expectancy.

•

Life annuity with refund certain:  An annuity that guarantees payments for the rest of the annuitant’s life. If the annuitant dies before the amount applied to purchase the annuity option has been recovered, payments to the beneficiary will continue until that amount has been recovered. This payout option is available only as a fixed annuity.

•

Period certain annuity:  An annuity that guarantees payments for a specific period of time, usually 5, 10, 15, or 20 years. This guarantee period may not exceed the annuitant’s life expectancy. This option does not guarantee payments for the rest of the annuitant’s life. It does not permit any repayment of the unpaid principal, so you cannot elect to receive part of the payments as a single sum payment with the rest paid in monthly annuity payments. This payout option is available only as a fixed annuity.

The life annuity, life annuity with period certain, and life annuity with refund certain payout options are available on a single life or joint and survivor life basis. The joint and survivor

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life annuity guarantees payments for the rest of the annuitant’s life and, after the annuitant’s death, payments continue to the survivor. We may offer other payout options not outlined here. Your financial professional can provide details.

Fixed annuity payout options

With fixed annuities, we guarantee fixed annuity payments that will be based either on the tables of guaranteed annuity purchase factors in your contract or on our then current annuity purchase factors, whichever is more favorable for you.

Variable immediate annuity payout options

Variable Immediate Annuities are described in a separate prospectus that is available from your financial professional. Before you select a Variable Immediate Annuity payout option, you should read the prospectus which contains important information that you should know.

Variable Immediate Annuities may be funded through your choice of available variable investment options investing in portfolios of EQ Premier VIP Trust and EQ Advisors Trust. The contract also offers a fixed income annuity payout option that can be elected in combination with the variable income annuity payout option. The amount of each variable income annuity payment will fluctuate, depending upon the performance of the variable investment options, and whether the actual rate of investment return is higher or lower than an assumed base rate.

Partial annuitization

Partial annuitization of nonqualified deferred annuity contracts is permited under certain circumstances. You may choose from the annuity payout options described here, but if you choose a period certain annuity payout, the certain period must be for 10 years or more. We require you to elect partial annuitization on the form we specify. For purposes of this contract we will effect any partial annuitization as a withdrawal applied to a payout annuity. See “Withdrawing your account value” above. See also the discussion of “Partial annuitization” under “Taxation of nonqualified annuities” in “Tax information.”

Selecting an annuity payout option

When you select a payout option, we will issue you a separate written agreement confirming your right to receive annuity payments. We require you to return your contract before annuity payments begin. Unless you choose a different payout option, we will pay annuity payments under a life annuity with a period certain of 10 years. You choose whether these payments will be fixed or variable. The contract owner and annuitant must meet the issue age and payment requirements.

You can choose the date annuity payments are to begin, but generally it may not be earlier than thirteen months from the EQUI-VEST® ExpressSM contract date. You can change the date your annuity payments are to begin anytime before that date as long as you do not choose a date later than the 28th day of any month or later than your contract’s maturity date. Your contract’s maturity date is the date by which you must either take a lump sum withdrawal or select an annuity payout option. The maturity date is generally the contract date anniversary that follows the annuitant’s 90th birthday.

We will send you a notice with your contract statement one year prior to your maturity date. Once you have selected an annuity payout option and payments have begun, no change can be made other than transfers among the variable investment options if a variable immediate annuity is selected. If you do not respond to the notice within 30 days following your maturity date, your contract will be annuitized automatically.

We currently offer different payment frequencies on certain annuity payout options. In general, the total annual payout will be lower for more frequent payouts (such as monthly) because of the increased administrative expenses associated with more frequent payouts. Also, in general, the longer the period over which we expect to make payments, the lower will be your payment each year.

The amount of the annuity payments will depend on:

(1)	the amount applied to purchase the annuity;

(2)	the type of annuity chosen, and whether it is fixed or variable;

(3)	in the case of a life annuity, the annuitant’s age (or the annuitant’s and joint annuitant’s ages); and

(4)	in certain instances, the sex of the annuitant(s).

The amount applied to provide the annuity payments will be (1) the account value for any life annuity form, or (2) the cash value for any annuity certain (an annuity form that does not guarantee payments for a person’s lifetime) except that if the period certain is more than five years, the amount applied will be no less than 95% of the account value.

If, at the time you elect a payout option, the amount to be applied is less than $2,000 or the initial payment under the form elected is less than $20 monthly, we reserve the right to pay the account value in a single sum rather than as payments under the payout option chosen.

Please see Appendix IV later in this prospectus for state variations.

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5. Charges and expenses

Charges that the Company deducts

We deduct the following charges each day from the net assets of each variable investment option. These charges are reflected in the unit values of each variable investment option:

•	A mortality and expense risks charge.

•	A charge for other expenses.

We deduct the following charges from your account value. When we deduct these charges from your variable investment options, we reduce the number of units credited to your contract:

•	on the last day of the contract year — an annual administrative charge, if applicable.

•	charge for third-party transfer or exchange.

•	charges for certain optional special services.

•	at the time you make certain withdrawals or surrender your contract, or your contract is terminated — a withdrawal charge.

•	at the time annuity payments are to begin — charges designed to approximate certain taxes that may be imposed on us, such as premium taxes in your state. An annuity administrative fee may also apply.

More information about these charges appears below. We will not increase these charges for the life of your contract, except as noted. We may reduce certain charges under group or sponsored arrangements. See “Group or sponsored arrangements” below.

To help with your retirement planning, we may offer other annuities with different charges, benefits and features. Please contact your financial professional for more information.

Charges under the contracts

Mortality and expense risks charge

We deduct a daily charge from the net assets in each variable investment option to compensate us for mortality and expense risks, including the death benefit. The daily charge is currently equivalent to an annual rate of 0.70% (1.65% maximum) of the net assets in each variable investment option.

The mortality risk we assume is the risk that annuitants as a group will live for a longer time than our actuarial tables predict. If that happens, we would be paying more in annuity benefits than we planned. We also assume a risk that the mortality assumptions reflected in our guaranteed annuity payment tables, shown in each contract, will differ from actual mortality experience. We may change the actuarial basis for our guaranteed annuity payment tables, but only for new contributions and only at five year intervals from the contract date. Lastly, we assume a mortality risk to the extent that at the time of death, the death benefit exceeds the cash value of the contract. The expense risk we assume is the risk that our expenses in providing the benefits and administering the contracts will be greater than we expect.

To the extent that the mortality and expense risk charges are not needed to cover the actual expenses incurred, they may be considered an indirect reimbursement for certain sales and promotional expenses relating to the contracts.

Charge for other expenses

We deduct this daily charge from the net assets in each variable investment option. This charge, together with the annual administrative charge described below, is for providing administrative and financial accounting services under the contracts. The daily charge is currently equivalent to an annual rate of 0.25% (0.35% maximum) of net assets in each variable investment option.

The combined charge for mortality and expense risks and for other expenses is guaranteed not to exceed a total annual rate of 2.00%.

Annual administrative charge

We deduct an administrative charge from your account value on the last business day of each contract year. We will deduct a pro rata portion of the charge if you surrender your contract, elect an annuity payout option, or the annuitant dies during the contract year. We deduct the charge if your account value on the last business day of the contract year is less than $25,000 under NQ contracts and $20,000 under IRA contracts. If your account value on such date is $25,000 or more for NQ ($20,000 or more for IRA) contracts, we do not deduct the charge. During the first two contract years, the charge is equal to $30 or, if less, 2% of your current account value plus any amount previously withdrawn during the contract year. The charge is currently $30 for contract years three and later. We may increase this charge if our administrative costs rise, but the charge will never exceed $65 annually.

The charge is deducted pro rata from the variable investment options. If those amounts are insufficient, we will make up the required amounts from the fixed maturity options to the extent you have value in those options. Charges deducted from the fixed maturity options are considered withdrawals, and as such, will result in a market value adjustment.

We currently waive the annual administrative charge that would otherwise be deducted in the next contract year

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under any individually owned EQUI-VEST® contract/certificate having an account value that, when combined with the account value of other EQUI-VEST® contracts/certificates owned by the same person, exceeds $100,000 in the aggregate (as determined in January of each year). This does not apply to EQUI-VEST® contracts/certificates owned by different members of the same household. We may change or discontinue this practice at any time without prior notice.

Charge for third-party transfer or exchange

We impose a charge for making a direct transfer of amounts from your contract to a third party, such as in the case of a trustee-to-trustee transfer for an IRA contract, or if you request that your contract be exchanged for a contract issued by another insurance company. In either case, we will deduct from your account value any withdrawal charge that applies and a charge of $65 for each direct transfer or exchange. This charge will never exceed 2% of the amount disbursed or transferred. We will deduct this charge and any withdrawal charge that applies from your account value.

Withdrawal charge

A withdrawal charge may apply in three circumstances: (1) you make one or more withdrawals during a contract year; (2) you surrender your contract to receive its cash value; or (3) we terminate your contract. The amount of the charge will depend on whether the free withdrawal amount applies, and the availability of one or more exceptions.

The withdrawal charge equals a percentage of the contributions withdrawn. The percentage that applies depends on how long each contribution has been invested in the contract. We determine the withdrawal charge separately for each contribution according to the following table:

	Contract year
	1	2	3	4	5	6	7	8+

Percentage of contribution	7%	6%	5%	4%	3%	2%	1%	0%

For purposes of calculating the withdrawal charge, we treat the contract year in which we receive a contribution as “contract year 1.” Amounts withdrawn up to the free withdrawal amount are not considered withdrawal of any contribution. We also treat contributions that have been invested the longest as being withdrawn first. We treat contributions as withdrawn before earnings for purposes of calculating the withdrawal charge. However, federal income tax rules treat earnings under most NQ contracts as withdrawn first. See “Tax information” later in this prospectus. In the case of contract surrender, the free withdrawal amount is taken into account when calculating the amount of the withdrawal.

In order to give you the exact dollar amount of the withdrawal you request, we deduct the amount of the withdrawal and the amount of the withdrawal charge from your account value. Any amount deducted to pay withdrawal charges is also subject to that same withdrawal charge percentage. We deduct the withdrawal amount and the withdrawal charge pro rata from the variable investment options. If those amounts are insufficient, we will make up the required amounts from the fixed maturity options. If we deduct all or a portion of the withdrawal charge from the fixed maturity options, a market value adjustment will apply. See “About our fixed maturity options” in “More information” later in this prospectus.

The withdrawal charge does not apply in the circumstances described below.

10% free withdrawal amount.  Each contract year you can withdraw up to 10% of your account value without paying a withdrawal charge. The 10% free withdrawal amount is determined using your account value at the time you request a withdrawal, minus any other withdrawals made during the contract year.

Death and purchase of annuity.  The withdrawal charge does not apply if:

•	the annuitant dies and a death benefit is payable to the beneficiary.

•

we receive a properly completed election form providing for the entire account value to be used to buy a life contingent annuity or a non-life annuity with a period certain for a term of at least ten years.

Applicable only to contracts sold to employees of Oce Business Services, Inc. who qualify for Oce Business Services, Inc. — Supplemental Incentive Plan (“SIP”)

No withdrawal charges will apply if the Annuitant has completed at least 6 contract years and has attained age 59 1/2.

Charges for state premium and other applicable taxes

We deduct a charge designed to approximate certain taxes that may be imposed on us, such as premium taxes in your state. Generally, we deduct the charge from the amount applied to provide an annuity payout option. The current tax charge that might be imposed varies by jurisdiction and ranges from 0% to 3.5%.

Special services charges

We deduct a charge for providing the special services described below. These charges compensate us for the expense of processing each special service. For certain services, we will deduct from your account value any withdrawal charge that applies and the charge for the special service. Please note that we may discontinue some or all of these services without notice.

Wire transfer charge.  We charge $90 for outgoing wire transfers. Unless you specify otherwise, this charge will be deducted from the amount you request.

Express mail charge.  We charge $35 for sending you a check by express mail delivery. This charge will be deducted from the amount you request.

Charges that the Trusts deduct

The Trusts deduct charges for the following types of fees and expenses:

•	Management fees.

•	12b-1 fees.

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•	Operating expenses, such as trustees’ fees, independent auditors’ fees, legal counsel fees, administrative service fees, custodian fees, and liability insurance.

•	Investment-related expenses, such as brokerage commissions.

These charges are reflected in the daily share price of each portfolio. Since shares of each Trust are purchased at their net asset value, these fees and expenses are, in effect, passed on to the variable investment options and are reflected in their unit values. Certain portfolios available under the contract in turn invest in shares of other portfolios of EQ Premier VIP Trust and EQ Advisors Trust and/or shares of unaffiliated portfolios (collectively, the “underlying portfolios”). The underlying portfolios each have their own fees and expenses, including management fees, operating expenses, and investment related expenses such as brokerage commissions. For more information about these charges, please refer to the prospectuses for the Trusts.

Group or sponsored arrangements

For certain group or sponsored arrangements, we may reduce the withdrawal charge or the mortality and expense risks charge, or change the minimum contribution requirements. We also may change the minimum death benefit or offer variable investment options that invest in shares of a Trust that are not subject to the 12b-1 fee. Group arrangements include those in which a trustee or an employer, for example, purchases contracts covering a group of individuals on a group basis. Group arrangements are not available for traditional IRA and Roth IRA contracts. Sponsored arrangements include those in which an employer allows us to sell contracts to its employees or retirees on an individual basis.

Our costs for sales, administration, and mortality generally vary with the size and stability of the group or sponsoring organization, among other factors. We take all these factors into account when reducing charges. To qualify for reduced charges, a group or sponsored arrangement must meet certain requirements, such as requirements for size and number of years in existence. Group or sponsored arrangements that have been set up solely to buy contracts or that have been in existence less than six months will not qualify for reduced charges.

We also may establish different rates to maturity for the fixed maturity options under different classes of contracts for group or sponsored arrangements.

We will make these and any similar reductions according to our rules in effect when we approve a contract for issue. We may change these rules from time to time. Any variation will reflect differences in costs or services and will not be unfairly discriminatory.

Group or sponsored arrangements may be governed by federal income tax rules, the Employee Retirement Income Security Act of 1974, or both. We make no representations with regard to the impact of these and other applicable laws on such programs. We recommend that employers, trustees, and others purchasing or making contracts available for purchase under such programs seek the advice of their own legal and benefits advisers.

Other distribution arrangements

We may reduce or eliminate charges when sales are made in a manner that results in savings of sales and administrative expenses, such as sales through persons who are compensated by clients for recommending investments and who receive no commission or reduced commissions in connection with the sale of the contracts. We will not permit a reduction or elimination of charges where it will be unfairly discriminatory.

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6. Payment of death benefit

Your beneficiary and payment of benefit

You designate your beneficiary when you apply for your contract. You may change your beneficiary at any time while the contract is in force and the owner and annuitant are alive. The change will be effective as of the date the written request is executed, whether or not you are living on the date the change is received at our processing office. We are not responsible for any beneficiary change request that we do not receive. We will send you a written confirmation when we receive your request. Under jointly owned contracts, the surviving owner is considered the beneficiary, and will take the place of any other beneficiary.

Death benefit

The death benefit is equal to the greater of (i) the account value (without adjustment for any otherwise applicable negative market value adjustment) as of the date we receive satisfactory proof of the annuitant’s death, any required instructions for the method of payment, information and forms necessary to effect payment and (ii) the “minimum death benefit.” The minimum death benefit is equal to your total contributions, adjusted for withdrawals and any withdrawal charges, and any taxes that apply.

If your surviving spouse rolls the death benefit proceeds over into a contract issued by us, the death proceeds will remain invested in this contract until your spouse’s contract is issued and the amount of the death benefit will be calculated as of the date we receive all requirements necessary to issue your spouse’s new contract. The amount of the death benefit will be calculated to equal the greater of (i) your account value (without adjustment for any otherwise applicable negative market value adjustment) as of the date that your spouse’s contract is issued, and (ii) the “minimum death benefit” as of the date of your death. This means that the death benefit proceeds could vary up or down, based on investment performance, until your spouse’s new contract is issued.

How withdrawals affect the minimum death benefit

Depending upon when and the state where your contract is issued, each withdrawal you make will reduce the amount of your current minimum death benefit on a pro rata basis. Reduction on a pro rata basis means that we calculate the percentage of your current account value that is being withdrawn and we reduce your current minimum death benefit by that same percentage. For example, if your account value is $30,000, and you withdraw $12,000 you have withdrawn 40% of your account value. If your minimum death benefit was $40,000 before the withdrawal, it would be reduced by $16,000 ($40,000 x .40) and your new minimum death benefit after the with- drawal would be $24,000 ($40,000-$16,000). Check with your financial professional.

Effect of the annuitant’s death

If the annuitant dies before the annuity payments begin, we will pay the death benefit to your beneficiary.

Generally, the death of the annuitant terminates the contract. However, if you are both the owner and the annuitant and your spouse is the sole primary beneficiary or the joint owner, the contract can be continued as discussed below under “Successor owner and annuitant.” Only a spouse who is the sole primary beneficiary can be successor owner/annuitant. The determination of spousal status is made under applicable state law; however, in the event of a conflict between federal and state law, we follow federal rules. A beneficiary may be able to have limited ownership as discussed under “Beneficiary continuation option” below.

Successor owner and annuitant.  For all contracts, your spouse can elect upon your death to continue the contract as the owner/annuitant and no death benefit is payable until the surviving spouse’s death.

If your surviving spouse decides to continue the contract, then as of the date we receive satisfactory proof of death, any required instructions, information and forms necessary to effect the successor owner and annuitant feature, we will increase the account value to equal your minimum death benefit if such death benefit is greater than such account value. The increase in the account value will be allocated to the investment options according to the allocation percentages we have on file for your contract. Thereafter, withdrawal charges will no longer apply to contributions made before your death. Withdrawal charges will apply if additional contributions are made. These additional contributions will be withdrawn only after all other amounts have been withdrawn. The minimum death benefit will continue to apply.

When an NQ contract owner dies before the annuitant

Under certain conditions, the owner changes after the original owner’s death for purposes of receiving federal tax law required distributions from the contract. When you are not the annuitant under an NQ contract and you die before annuity payments begin, unless you specify otherwise, we will automatically make the beneficiary you name to receive the death benefit upon the annuitant’s death your successor owner. If you do not want this beneficiary also to be the successor owner, you should name a specific successor owner. You may name a successor owner at any time while the contract is in force and the owner and annuitant are alive by sending satisfactory notice to our processing office. If the contract is jointly owned and the first owner to die is not the annuitant, the surviving owner becomes the sole contract owner. This person will be considered the successor owner for purposes of the distribution rules described in this section.

Unless the surviving spouse of the owner who has died (or in the case of a joint ownership situation, the surviving spouse

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of the first owner to die) is the successor owner for this purpose, the entire interest in the contract must be distributed under the following rules:

•	the cash value of the contract must be fully paid to the successor owner (new owner) within five years after your death (or in a joint ownership situation, the death of the first owner to die).

•

the successor owner may instead elect to receive the cash value as a life annuity (or payments for a period certain of not longer than the new owner’s life expectancy). Payments must begin within one year after the non-annuitant owner’s death. Unless this alternative is elected, we will pay any cash value five years after your death (or the death of the first owner to die).

If the surviving spouse is the successor owner or joint owner, the spouse may elect to continue the contract. No distributions are required as long as the surviving spouse and annuitant are living. An eligible successor owner, including a surviving joint owner after the first owner dies, may elect the beneficiary continuation option for NQ contracts discussed under “Beneficiary continuation option” below. The account value must be distributed no later than 5 years after the spouse’s death.

How death benefit payment is made

We will pay the death benefit to the beneficiary in the form of the annuity payout option you have chosen, if the option is permitted under federal tax rules in effect after your death.

If you have not chosen an annuity payout option as of the time of the annuitant’s death, the beneficiary will receive the death benefit in a single sum. However, subject to any exceptions in the contract, our rules and any applicable requirements under federal income tax rules, the beneficiary may elect to apply the death benefit to one or more annuity payout options we offer at the time. See “Your annuity payout options” in “Accessing your money” earlier in this prospectus. Please note that any annuity payout option chosen may not extend beyond the life expectancy of the beneficiary.

If the beneficiary is a natural person (i.e., not an entity such as a corporation or a trust) and so elects, death benefit proceeds can be paid through the “Equitable Access Account,” which is a draft account that works in certain respects like an interest-bearing checking account. In that case, we will send the beneficiary a draftbook, and the beneficiary will have immediate access to the proceeds by writing a draft for all or part of the amount of the death benefit proceeds. The Company will retain the funds until a draft is presented for payment. Interest on the Equitable Access Account is earned from the date we establish the account until the account is closed by your beneficiary or by us if the account balance falls below the minimum balance requirement, which is currently $1,000. The Equitable Access Account is part of the Company’s general account and is subject to the claims of our creditors. We will receive any investment earnings during the period such amounts remain in the general account. The Equitable Access Account is not a bank account or a checking account and it is not insured by the FDIC. Funds held by insurance companies in the general account are guaranteed by the respective state guaranty association.

Beneficiary continuation option

This feature permits a designated individual, on the contract owner’s death, to maintain a contract with the deceased contract owner’s name on it and receive distributions under the contract, instead of receiving the death benefit in a single sum. We make this option available to beneficiaries under traditional IRA, Roth IRA and NQ contracts. Depending on the beneficiary, this option may be restricted or may no longer be available for deaths after December 31, 2019, due to legislation enacted at the end of 2019.

The following describes the “Beneficiary continuation option for traditional IRA and Roth IRA contracts only” as in effect prior to legislation enacted at the end of 2019. Legislation enacted at the end of 2019 has changed key aspects of post-death distributions from tax qualified and tax favored contracts such as IRAs. After regulatory guidance is issued on this legislation, we anticipate making changes beginning in 2020 to our contracts to reflect these legislative changes. We may be required in certain cases to pay benefits faster under existing contracts.

Beneficiary continuation option for traditional IRA and Roth IRA contracts only.

The beneficiary must elect this feature by September 30th of the year following the calendar year of your death and before any other inconsistent election is made. Beneficiaries who do not make a timely election will not be eligible for this option. If the election is made, then, as of the date we receive satisfactory proof of death, any required instructions, information and forms necessary to effect the beneficiary continuation option feature, we will increase the account value to equal the applicable death benefit if such death benefit is greater than such account value. The increase in account value will be allocated to the investment options according to the allocation percentages we have on file for your contract.

After legislation enacted at the end of 2019, for deaths after December 31, 2019, only specified individuals who are “eligible designated beneficiaries” or “EDBs” may stretch post-death payments over the beneficiary’s life expectancy. See “required minimum distributions after your death” later in this prospectus under “Tax Information.” Individual beneficiaries who do not have EDB status (including beneficiaries named by the original beneficiary to receive any remaining interest after the death of the original beneficiary) must take out any remaining interest in the IRA or plan within 10 years of the applicable death. Trusts for individuals which would be considered as “see-through” trusts under

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the rules prior to January 1, 2020 presumably no longer qualify to elect the beneficiary continuation option, except under narrowly defined circumstances.

Under the beneficiary continuation option for traditional IRA and Roth IRA contracts:

•	The contract continues with your name on it for the benefit of your beneficiary.

•	This feature is only available if the beneficiary is an individual. Certain trusts with only individual beneficiaries will be treated as individuals for this purpose.

•

If there is more than one beneficiary, each beneficiary’s share will be separately accounted for. It will be distributed over the beneficiary’s own life expectancy, if payments over life expectancy are chosen.

•	The minimum amount that is required in order to elect the beneficiary continuation option is $5,000 for each beneficiary.

•	The beneficiary may make transfers among the investment options but no additional contributions will be permitted.

•	The minimum death benefit will no longer be in effect.

•	The beneficiary may choose at any time to withdraw all or a portion of the account value and no withdrawal charges will apply.

•	Any partial withdrawal must be at least $300.

•	Your beneficiary will have the right to name a beneficiary to receive any remaining interest in the contract.

•

Upon the death of your beneficiary, the beneficiary he or she has named has the option to either continue taking required minimum distributions based on the remaining life expectancy of the deceased beneficiary or to receive any remaining interest in the contract in a lump sum. The option elected will be processed when we receive satisfactory proof of death, any required instructions for the method of payment and any required information and forms necessary to effect payment. Even in the case of IRA owners who died before December 31, 2019, if the beneficiary dies January 1, 2020 or later, legislation enacted at the end of 2019 imposes a 10-year limit on the distribution of the remaining interest.

Beneficiary continuation option for NQ Contracts only.  This feature, also known as the “inherited annuity,” may only be elected when the NQ contract owner dies before the date annuity payments are to begin, whether or not the owner and the annuitant are the same person. If the owner and annuitant are different and the owner dies before the annuitant, for purposes of this discussion, “beneficiary” refers to the successor owner. For a discussion of successor owner, see “When an NQ contract owner dies before the annuitant” earlier in this section.

This feature must be elected within 9 months following the date of your death and before any other inconsistent election is made. Beneficiaries who do not make a timely election will not be eligible for this option.

Generally, payments will be made once a year to the beneficiary over the beneficiary’s life expectancy, determined on a term certain basis and in the year payments start. These payments must begin no later than one year after the date of your death and are referred to as “scheduled payments.” The beneficiary may choose the “5-year rule” instead of scheduled payments over life expectancy. If the beneficiary chooses the 5-year rule, there will be no scheduled payments. Under the 5-year rule, the beneficiary may take withdrawals as desired, but the entire account value must be fully withdrawn by the fifth anniversary of your death.

Under the beneficiary continuation option for NQ contracts (regardless of whether the owner and annuitant are the same person):

•	This feature is only available if the beneficiary is an individual. It is not available for any entity such as a trust, even if all of the beneficiaries of the trust are individuals.

•	The contract continues with your name on it for the benefit of your beneficiary.

•

If there is more than one beneficiary, each beneficiary’s share will be separately accounted for. It will be distributed over the respective beneficiary’s own life expectancy, if scheduled payments are chosen.

•	The minimum amount that is required in order to elect the beneficiary continuation option is $5,000 for each beneficiary.

•	The beneficiary may make transfers among the investment options but no additional contributions will be permitted.

•	The minimum death benefit will no longer be in effect.

•

If the beneficiary chooses the “5-year rule,” withdrawals may be made at any time. If the beneficiary instead chooses scheduled payments, the beneficiary may also take withdrawals, in addition to scheduled payments, at any time.

•	Any partial withdrawal must be at least $300.

•	Your beneficiary will have the right to name a beneficiary to receive any remaining interest in the contract on the beneficiary’s death.

•

Upon the death of your beneficiary, the beneficiary that he or she has named has the option to either continue taking scheduled payments based on the remaining life expectancy of the deceased beneficiary (if scheduled payments were chosen) or to receive any remaining interest in the contract in a lump sum. We will pay any remaining interest in the contract in a lump sum if your beneficiary elects the 5-year rule. The option elected will be processed when we receive satisfactory proof of

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death, any required instructions for the method of payment and any required information and forms necessary to effect payment.

If you are both the owner and annuitant:

•

As of the date we receive satisfactory proof of death, any required instructions, information and forms necessary to effect the beneficiary continuation option feature, we will increase the account value to equal the minimum death benefit if such death benefit is greater than such account value. The increase in account value will be allocated to the investment options according to the allocation percentages we have on file for your contract.

•	No withdrawal charges will apply to any withdrawals by the beneficiary.

If the owner and annuitant are not the same person:

•	If the beneficiary continuation option is elected, the beneficiary automatically becomes the new annuitant of the contract, replacing the existing annuitant.

•	The account value will not be reset to the death benefit amount.

•	The withdrawal charge schedule and free withdrawal amount on the contract will continue to be applied to any withdrawal or surrender other than scheduled payments.

•

We do not impose a withdrawal charge on scheduled payments except if, when added to any withdrawals previously taken in the same contract year, including for this purpose a contract surrender, the total amount of withdrawals and scheduled payments exceeds the free withdrawal amount. See “Withdrawal charge” in “Charges and expenses” earlier in this prospectus.

If a contract is jointly owned:

•	The surviving owner supersedes any other named beneficiary and may elect the beneficiary continuation option.

•	If the deceased joint owner was also the annuitant, see “If you are both the owner and annuitant” above.

•	If the deceased joint owner was not the annuitant, see “If the owner and annuitant are not the same person” above.

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7. Tax information

CARES Act

Congress enacted the Coronavirus Aid, Relief, and Economic Security Act (“CARES Act”) on March 27, 2020, with certain provisions immediately effective or retroactively effective to January 1, 2020. If you own a tax-qualified contract or intend to purchase a tax-qualified contract, you should consult with your tax adviser regarding how the CARES Act impacts your unique situation. The CARES Act suspends required minimum distributions during the 2020 calendar year for many tax-qualified and tax-favored plans and contracts (such as defined contribution plans, 403(b) plans, government sponsored employer 457(b) plans, and IRAs). Please read all disclosure in this Prospectus accordingly. The CARES Act permits penalty-free withdrawals during 2020 from such plans and contracts by individuals affected by coronavirus or the economic aftermath. Coronavirus-related distributions from all such plans and contracts would be limited to an aggregate of $100,000 for any individual. The individual would be able to repay the amount of the distribution to the plan or contract within a 3-year period. The CARES Act also increases availability of specified qualified plan loans and flexibility of repayment. Please consult your tax adviser about your individual circumstances.

Overview

In this part of the prospectus, we discuss the current federal income tax rules that generally apply to EQUI-VEST® ExpressSM contracts owned by United States individual taxpayers. The tax rules can differ, depending on the type of contract, whether NQ, traditional IRA or Roth IRA. Therefore, we discuss the tax aspects of each type of contract separately.

Federal income tax rules include the United States laws in the Internal Revenue Code, and Treasury Department Regulations and Internal Revenue Service (“IRS”) interpretations of the Internal Revenue Code. These tax rules may change without notice. We cannot predict whether, when, or how these rules could change. Any change could affect contracts purchased before the change. Congress may also consider further proposals to comprehensively reform or overhaul the United States tax and retirement systems, which if enacted, could affect the tax benefits of a contract. We cannot predict what, if any, legislation will actually be proposed or enacted.

We cannot provide detailed information on all tax aspects of the contracts. Moreover, the tax aspects that apply to a particular person’s contract may vary depending on the facts applicable to that person. We do not discuss state income and other state taxes, federal income tax and withholding rules for non-U.S. taxpayers, or federal gift and estate taxes. Transfers of the contract, rights or values under the contract, or payments under the contract, for example, amounts due to beneficiaries, may be subject to federal or state gift, estate or inheritance taxes. You should not rely only on this document, but should consult your tax adviser before your purchase.

Buying a contract to fund a retirement arrangement

Generally, there are two types of funding vehicles that are available for Individual Retirement Arrangements (“IRAs”): an individual retirement annuity contract such as the ones offered in this prospectus, or an individual retirement custodial or trusteed account. How these arrangements work, including special rules applicable to each, are described in the specific sections for each type of arrangement, below. You should be aware that the funding vehicle for a tax-qualified arrangement does not provide any tax deferral benefit beyond that already provided by the Code for all permissible funding vehicles. Before choosing an annuity contract, therefore, you should consider the annuity’s features and benefits, such as the guaranteed minimum death benefit, selection of variable investment options and fixed maturity options and choices of payout options of EQUI-VEST® ExpressSM, as well as the features and benefits of other permissible funding vehicles and the relative costs of annuities and other such arrangements. You should be aware that cost may vary depending on the features and benefits made available and the charges and expenses of the portfolios you elect.

Certain provisions of the Treasury Regulations on required minimum distributions concerning the actuarial present value of additional contract benefits could increase the amount required to be distributed from individual retirement annuity contracts. For this purpose additional annuity contract benefits may include enhanced death benefits. You should consider the potential implication of these Regulations before you make additional contributions to this annuity contract.

Transfers among investment options

You can make transfers among investment options inside the contract without triggering taxable income.

Taxation of nonqualified annuities

Contributions

You may not deduct the amount of your contributions to a nonqualified annuity contract.

Contract earnings

Generally, you are not taxed on contract earnings until you receive a distribution from your contract, whether as a withdrawal or as an annuity payment. However, earnings are taxable, even without a distribution:

•

if a contract fails investment diversification requirements as specified in federal income tax rules (these rules are based on or are similar to those specified for mutual funds under securities laws);

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•	if you transfer a contract, for example, as a gift to someone other than your spouse (or former spouse);

•	if you use a contract as security for a loan (in this case, the amount pledged will be treated as a distribution); and

•

if the owner is other than an individual (such as a corporation, partnership, trust, or other non-natural person). This provision does not apply to a trust which is a mere agent or nominee for an individual, such as a typical grantor trust.

All nonqualified deferred annuity contracts that the Company and its affiliates issue to you during the same calendar year are linked together and treated as one contract for calculating the taxable amount of any distribution from any of those contracts.

Annuity payments

Once annuity payments begin, a portion of each payment is taxable as ordinary income. You get back the remaining portion without paying taxes on it. This is your “investment in the contract.” Generally, your investment in the contract equals the contributions you made, less any amounts you previously withdrew that were not taxable.

For fixed annuity payments, the tax-free portion of each payment is determined by (1) dividing your investment in the contract by the total amount you are expected to receive out of the contract, and (2) multiplying the result by the amount of the payment. For variable annuity payments, your tax-free portion of each payment is your investment in the contract divided by the number of expected payments.

Once you have received the amount of your investment in the contract, all payments after that are fully taxable. If payments under a life annuity stop because the annuitant dies, there is an income tax deduction for any unrecovered investment in the contract.

Partial annuitization

The consequences described above for annuitization of the entire contract apply to the portion of the contract which is partially annuitized. A nonqualified deferred annuity contract is treated as being partially annuitized if a portion of the contract is applied to an annuity payout option on a life-contingent basis or for a period certain of at least 10 years. In order to get annuity payment tax treatment for the portion of the contract applied to the annuity payout, payments must be made at least annually in substantially equal amounts, the payments must be designed to amortize the amount applied over life or the period certain, and the payments cannot be stopped, except by death or surrender (if permitted under the terms of the contract). The investment in the contract is split between the partially annuitized portion and the deferred amount remaining based on the relative values of the amount applied to the annuity payout and the deferred amount remaining at the time of the partial annuitization. Also, the partial annuitization has its own annuity starting date.

Withdrawals made before annuity payments begin

If you make withdrawals before annuity payments begin under your contract, they are taxable to you as ordinary income if there are earnings in the contract. Generally, earnings are your account value less your investment in the contract. If you withdraw an amount which is more than the earnings in the contract as of the date of the withdrawal, the balance of the distribution is treated as a reduction of your investment in the contract and is not taxable.

1035 Exchanges

You may purchase a nonqualified deferred annuity contract through an exchange of another contract. Normally, exchanges of contracts are taxable events. The exchange will not be taxable under Section 1035 of the Internal Revenue Code if:

•

the contract that is the source of the funds you are using to purchase the nonqualified deferred annuity contract is another nonqualified deferred annuity contract or life insurance or endowment contract.

•

the owner and the annuitant are the same under the source contract and the contract issued in exchange. If you are using a life insurance or endowment contract the owner and the insured must be the same on both sides of the exchange transaction.

In some cases you may make a tax-deferred 1035 exchange from a nonqualified deferred annuity contract to a “qualified long-term care contract” meeting all specified requirements under the Code or an annuity contract with a “qualified long-term care contract” feature (sometimes referred to as a “combination annuity” contract).

The tax basis, also referred to as your investment in the contract, of the source contract carries over to the contract issued in exchange.

An owner may direct the proceeds of a partial withdrawal from one nonqualified deferred annuity contract to purchase or contribute to another nonqualified deferred annuity contract on a tax-deferred basis. If requirements are met, the owner may also directly transfer amounts from a nonqualified deferred annuity contract to a “qualified long-term care contract” or “combination annuity” in such a partial 1035 exchange transaction. Special forms, agreement between the carriers, and provision of cost basis information may be required to process this type of an exchange.

If you are purchasing your contract through a Section 1035 exchange, you should be aware that the Company cannot guarantee that the exchange from the source contract to the contract you are applying for will be treated as a Section 1035 exchange; the insurance company issuing the source contract controls the tax information reporting of the transaction as a Section 1035 exchange. Because information reports are not provided and filed until the calendar year after the exchange transaction, the insurance company issuing the source contract shows its agreement that the transaction is a 1035 exchange by providing to us the cost basis of the exchanged source contract when it transfers the money to us on your behalf.

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Even if the contract owner and the insurance companies agree that a full or partial 1035 exchange is intended, the IRS has the ultimate authority to review the facts and determine that the transaction should be recharacterized as taxable in whole or in part.

Section 1035 exchanges are generally not available after the death of the owner. The destination contract must meet specific post-death payout requirements to prevent avoidance of the death of owner rules. See “Payment of death benefit”.

Surrenders

If you surrender or cancel the contract, the distribution is taxable as ordinary income (not capital gain) to the extent it exceeds your investment in the contract.

Death benefit payments made to a beneficiary after your death

For the rules applicable to death benefits, see “Payment of death benefit” earlier in this prospectus. The tax treatment of a death benefit taken as a single sum is generally the same as the tax treatment of a withdrawal from or surrender of your contract. The tax treatment of a death benefit taken as annuity payments is generally the same as the tax treatment of annuity payments under your contract.

Under the beneficiary continuation option the tax treatment of a withdrawal after the death of the owner taken as a single sum or taken as withdrawals under the 5-year rule is generally the same as the tax treatment of a withdrawal from or surrender of your contract.

Early distribution penalty tax

If you take distributions before you are age 59 1/2 a penalty tax of 10% of the taxable portion of your distribution applies in addition to the income tax. Some of the available exceptions to the pre-age 59 1/2 penalty tax include distributions made:

•	on or after your death; or

•	because you are disabled (special federal income tax definition); or

•

in the form of substantially equal periodic annuity payments at least annually over your life (or life expectancy), or the joint lives of you and your beneficiary, (or joint life expectancies) using an IRS-approved distribution method.

We will report a life-contingent partial annuitization made to an owner under age 59 1/2 as eligible for an exception to the early distribution penalty tax. We may be required to treat a partial annuitization for a period certain of at least 10 years as being subject to the penalty for an owner under age 59 1/2.

Please note that it is your responsibility to claim the penalty exception on your own income tax return and to document eligibility for the exception to the IRS.

Additional Tax on Net Investment Income

Taxpayers who have modified adjusted gross income (“MAGI”) over a specified amount and who also have specified net investment income in any year may have to pay an additional surtax of 3.8%. (This tax has been informally referred to as the “Net Investment Income Tax” or “NIIT”). For this purpose net investment income includes distributions from and payments under nonqualified annuity contracts. The threshold amount of MAGI varies by filing status: $200,000 for single filers; $250,000 for married taxpayers filing jointly, and $125,000 for married taxpayers filing separately. The tax applies to the lesser of a) the amount of MAGI over the applicable threshold amount or b) the net investment income. You should discuss with your tax adviser the potential effect of this tax.

Investor control issues

Under certain circumstances, the IRS has stated that you could be treated as the owner (for tax purposes) of the assets of Separate Account A. If you were treated as the owner, you would be taxed on income and gains attributable to the shares of the underlying portfolios.

The circumstances that would lead to this tax treatment would be that, in the opinion of the IRS, you could control the underlying investment of Separate Account A. Recently, the IRS has said that the owners of variable annuities will not be treated as owning the separate account assets provided the underlying portfolios are restricted to variable life and annuity assets. The variable annuity owners must have the right only to choose among the portfolios, and must have no right to direct the particular investment decisions within the portfolios.

Although we believe that, under current IRS guidance, you would not be treated as the owner of the assets of Separate Account A, there are some issues that remain unclear. For example, the IRS has not issued any guidance as to whether having a larger number of portfolios available, or an unlimited right to transfer among them, could cause you to be treated as the owner. We do not know whether the IRS will ever provide such guidance or whether such guidance, if unfavorable, would apply retroactively to your contract. Furthermore, the IRS could reverse its current guidance at any time. We reserve the right to modify your contract as necessary to prevent you from being treated as the owner of the assets of Separate Account A.

Individual retirement arrangements (“IRAs”)

General

“IRA” stands for individual retirement arrangement. There are two basic types of such arrangements, individual retirement accounts and individual retirement annuities. In an individual retirement account, a trustee or custodian holds the assets funding the account for the benefit of the IRA owner. The assets typically include mutual funds and/or individual stocks and securities in a custodial account, and bank certificates of deposit in a trusteed account. In an individual retirement annuity, an insurance company issues an annuity contract that serves as the IRA.

There are two basic types of IRAs, as follows:

•	traditional IRAs, typically funded on a pre-tax basis, including SEP IRAs and SIMPLE IRAs issued and funded in connection with employer-sponsored retirement plans.

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•	Roth IRAs, funded on an after-tax basis.

Regardless of the type of IRA, your ownership interest in the IRA cannot be forfeited. You or your beneficiaries who survive you are the only ones who can receive the IRA’s benefits or payments. All types of IRAs qualify for tax deferral, regardless of the funding vehicle selected.

You can hold your IRA assets in as many different accounts and annuities as you would like, as long as you meet the rules for setting up and making contributions to IRAs. However, if you own multiple IRAs, you may be required to combine IRA values or contributions for tax purposes. For further information about individual retirement arrangements, you can read Internal Revenue Service Publications 590-A (“Contributions to Individual Retirement Arrangements (IRAs)”) and 590-B (“Distributions from Individual Retirement Arrangements (IRAs)”). These publications are usually updated annually, and can be obtained by contacting the IRS or from the IRS website (www.irs.gov).

The Company designs its IRA contracts to qualify as “individual retirement annuities” under Section 408(b) of the Internal Revenue Code. We offer the EQUI-VEST® ExpressSM contract in both traditional IRA and Roth IRA versions.

This prospectus contains the information that the IRS requires you to have before you purchase an IRA. The first section covers some of the special tax rules that apply to traditional IRAs. The next section covers Roth IRAs. The disclosure generally assumes direct ownership of the individual retirement annuity contracts.

We describe the amount and types of charges that may apply to your contributions under “Charges and expenses” earlier in this prospectus. We describe the method of calculating payments under “Accessing your money” earlier in this prospectus. We do not guarantee or project growth in variable income annuitization option payments (as opposed to payments from a fixed income annuitization option).

We have received an opinion letter from the IRS approving the respective forms of the EQUI-VEST® ExpressSM traditional and Roth IRA contracts for use as a traditional IRA and a Roth IRA, respectively. We may no longer rely on the opinion letter for the Roth IRA. This IRS approval is a determination only as to the form of the annuity. It does not represent a determination of the merits of the annuity as an investment. The contracts submitted for IRS approval do not include every feature possibly available under the EQUI-VEST® ExpressSM traditional and Roth IRA contracts.

The Company has received opinion letters from the IRS approving the respective forms of the EQUI-VEST® ExpressSM Inherited IRA beneficiary continuation contract for use as a traditional inherited IRA or inherited Roth IRA, respectively. This IRS approval is a determination only as to the form of the annuity. It does not represent a determination of the merits of the annuity as an investment. The contracts submitted for IRS approval do not include every feature possibly available under the EQUI-VEST® ExpressSM traditional Inherited IRA and Inherited Roth IRA contracts.

Your right to cancel within a certain number of days

This is provided for informational purposes only. Since the contract is no longer available to new purchasers, this cancellation provision is no longer applicable.

You can cancel any version of the EQUI-VEST® ExpressSM IRA contract (traditional IRA or Roth IRA) by following the directions under “Your right to cancel within a certain number of days” in “Contract features and benefits” earlier in this prospectus. You can cancel an EQUI-VEST® ExpressSM Roth IRA contract issued as a result of a full or partial conversion of any EQUI-VEST® ExpressSM traditional IRA contract by following the instructions in the “EQUI-VEST® Roth IRA Re-Characterization Form.” The form is available from our processing office or your financial professional. If you cancel a traditional IRA, or Roth IRA contract, we may have to withhold tax, and we must report the transaction to the IRS. A contract cancellation could have an unfavorable tax impact.

Traditional individual retirement annuities (traditional IRAs)

Contributions to traditional IRAs.  Generally, individuals may make three different types of contributions to purchase a traditional IRA or as additional contributions to an existing IRA:

•	“regular” contributions out of earned income or compensation; or

•	tax-free “rollover” contributions; or

•	direct custodian-to-custodian transfers from other traditional IRAs (“direct transfers”).

When you make a contribution to your IRA, we require you to tell us whether it is a regular contribution, rollover contribution, or direct transfer contribution, and to supply supporting documentation in some cases.

Regular contributions to traditional IRAs

Limits on contributions.  The “maximum regular contribution amount” for any taxable year is the most that can be contributed to all of your IRAs (traditional and Roth) as regular contributions for the particular taxable year. The maximum regular contribution amount depends on age, earnings, and year, among other things. Generally, $6,000 is the maximum amount that you may contribute to all IRAs (traditional IRAs and Roth IRAs) for 2020, after adjustment for cost-of-living changes. When your earnings are below $6,000, your earned income or compensation for the year is the most you can contribute. This limit does not apply to rollover contributions or direct custodian-to-custodian transfers into a traditional IRA.

If you are at least age 50 at any time during the taxable year for which you are making a regular contribution to your IRA, you may be eligible to make additional “catch up contributions” of up to $1,000 to your traditional IRA.

Special rules for spouses.  If you are married and file a joint federal income tax return, you and your spouse may combine your compensation to determine the amount of regular contributions you are permitted to make to

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traditional IRAs (and Roth IRAs discussed below). Even if one spouse has no compensation, or compensation under $6,000, married individuals filing jointly can contribute up to $12,000 per year to any combination of traditional IRAs and Roth IRAs. Any contributions to Roth IRAs reduce the ability to contribute to traditional IRAs and vice versa. The maximum amount may be less if earned income is less and the other spouse has made IRA contributions. No more than a combined total of $6,000 can be contributed annually to either spouse’s traditional and Roth IRAs. Each spouse owns his or her traditional IRAs and Roth IRAs even if the other spouse funded the contributions. Catch-up contributions may be made as described above for spouses who are at least age 50 at any time during the taxable year for which the contribution is being made.

Deductibility of contributions.  The amount of traditional IRA contributions that you can deduct for a taxable year depends on whether you are covered by an employer-sponsored tax-favored retirement plan, as defined under special federal income tax rules. Your Form W-2 will indicate whether or not you are covered by such a retirement plan.

The federal tax rules governing contributions to IRAs made from current compensation are complex and are subject to numerous technical requirements and limitations which vary based on an individual’s personal situation (including his/her spouse). IRS Publication 590-A, “Contributions to Individual Retirement Arrangements (IRAs)” which is updated annually and is available at www.irs.gov, contains pertinent explanations of the rules applicable to the current year. The amount of permissible contributions to IRAs, the amount of IRA contributions which may be deductible, and the individual’s income limits for determining contributions and deductions all may be adjusted annually for cost of living.

Additional “Saver’s Credit” for contributions to a traditional IRA or Roth IRA

Certain lower income individuals may be eligible for a nonrefundable income tax credit for contributions made to a traditional IRA or Roth IRA. Please see the current version of IRS Publication 590-A for details.

Nondeductible regular contributions.  If you are not eligible to deduct part or all of the traditional IRA contribution, you may still make nondeductible contributions on which earnings will accumulate on a tax-deferred basis. The combined deductible and nondeductible contributions to your traditional IRA (or the nonworking spouse’s traditional IRA) may not, however, exceed the maximum $5,000 per person limit for the applicable taxable year ($6,000 for 2020 after adjustment). The dollar limit is $1,000 higher for people eligible to make age 50 plus catch-up contributions ($7,000 for 2020). See “Excess contributions” below. You must keep your own records of deductible and nondeductible contributions in order to prevent double taxation on the distribution of previously taxed amounts. See “Withdrawals, payments and transfers of funds out of traditional IRAs” below.

If you are making nondeductible contributions in any taxable year, or you have made nondeductible contributions to a traditional IRA in prior years and are receiving distributions from any traditional IRA, you must file the required information with the IRS. Moreover, if you are making nondeductible traditional IRA contributions, you must retain all income tax returns and records pertaining to such contributions until interests in all traditional IRAs are fully distributed.

When you can make regular contributions.  If you file your tax returns on a calendar year basis like most taxpayers, you have until the April 15 return filing deadline (without extensions) of the following calendar year to make your regular traditional IRA contributions for a taxable year. Make sure you designate the year for which you are making the contribution.

Rollover and direct transfer contributions to traditional IRAs Rollover contributions may be made to a traditional IRA from these “eligible retirement plans”:

•	qualified plans;

•	governmental employer 457(b) plans, also referred to as “governmental employer EDC plans”;

•	403(b) plans; and

•	other traditional IRAs.

Direct transfer contributions may only be made directly from one traditional IRA to another.

After lifetime required minimum distributions must start, any amount contributed to a traditional IRA must be net of your required minimum distribution for the year in which the rollover or direct transfer contribution is made.

Rollovers from “eligible retirement plans” other than traditional IRAs

Your plan administrator will tell you whether or not your distribution is eligible to be rolled over. Spousal beneficiaries and spousal alternate payees under qualified domestic relations orders may roll over funds on the same basis as the plan participant.

There are two ways to do rollovers:

•	Do it yourself:

You actually receive a distribution that can be rolled over and you roll it over to a traditional IRA within 60 days after the date you receive the funds. The distribution from your eligible retirement plan will be net of 20% mandatory federal income tax with holding. If you want, you can replace the withheld funds yourself and roll over the full amount.

•	Direct rollover:

You tell the trustee or custodian of the eligible retirement plan to send the distribution directly to your traditional IRA issuer. Direct rollovers are not subject to mandatory federal income tax withholding.

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All distributions from a 403(b) plan, qualified plan or governmental employer 457(b) plan are eligible rollover distributions, unless the distribution is:

•	“a required minimum distribution” after age 72 (or age 70 1/2 if applicable) or retirement; or

•

one of a series of substantially equal periodic payments made at least annually for your life (or life expectancy) or the joint lives (or joint life expectancies) of you and your designated beneficiary; or

•	one of a series of substantially equal periodic payments made for a specified period of 10 years or more; or

•	a hardship withdrawal; or

•	a corrective distribution which fits specified technical tax rules; or

•	a loan that is treated as a distribution; or

•	in some instances, a death benefit payment to a beneficiary who is not your surviving spouse; or

•	a qualified domestic relations order distribution to a beneficiary who is not your current or former spouse.

Under legislation enacted at the end of 2019, distributions from an eligible retirement plan made in connection with the birth or adoption of a child as specified in the Code can be made free of income tax withholding and penalty-free. Repayments of these distributions to an eligible retirement plan are treated as deemed rollover contributions. IRS guidance will be required to implement this provision.

You should discuss with your tax adviser whether you should consider rolling over funds from one type of tax qualified retirement plan to another, because the funds will generally be subject to the rules of the recipient plan. For example, funds in a governmental employer 457(b) plan are not subject to the additional 10% federal income tax penalty for premature distributions, but they may become subject to this penalty if you roll the funds to a different type of eligible retirement plan, such as a traditional IRA, and subsequently take a premature distribution.

Rollovers from an eligible retirement plan to a traditional IRA are not subject to the “one-per-year limit” noted later in this section.

Rollovers of after-tax contributions from eligible retirement plans other than traditional IRAs

Any non-Roth after-tax contributions you have made to a qualified plan or 403(b) plan (but not a governmental employer 457(b) plan) may be rolled over to a traditional IRA (either in a direct rollover or a rollover you do yourself). When the recipient plan is a traditional IRA, you are responsible for recordkeeping and calculating the taxable amount of any distributions you take from that traditional IRA. See “Taxation of payments” later in this prospectus under “Withdrawals, payments and transfers of funds out of traditional IRAs.” After-tax contributions in a traditional IRA cannot be rolled over from your traditional IRA into, or back into, a qualified plan, 403(b) plan or governmental employer 457(b) plan.

Rollovers from traditional IRAs to traditional IRAs

You may roll over amounts from one traditional IRA to one or more of your other traditional IRAs if you complete the transaction within 60 days after you receive the funds. You may make such a rollover only once in every 12-month period for the same funds. We call this the “one-per-year limit.” It is the IRA owner’s responsibility to determine if this rule is met. Trustee-to-trustee or custodian-to-custodian direct transfers are not rollover transactions. You can make these more frequently than once in every 12-month period.

Spousal rollovers and divorce-related direct transfers

The surviving spousal beneficiary of a deceased individual can roll over funds from, or directly transfer funds from, the deceased spouse’s traditional IRA to one or more other traditional IRAs. Also, in some cases, traditional IRAs can be transferred on a tax-free basis between spouses or former spouses as a result of a court-ordered divorce or separation decree.

Excess contributions

Excess contributions to IRAs are subject to a 6% excise tax for the year in which made and for each year after until withdrawn. Examples of excess contributions are regular contributions of more than the maximum regular contribution amount for the applicable taxable year, and a rollover contribution which is not eligible to be rolled over, for example to the extent an amount distributed is a lifetime required minimum distribution after age 72 (or after age 70 1/2 if applicable). You can avoid or limit the excise tax by withdrawing an excess contribution. See IRS Publications 590-A and 590-B for further details.

Recharacterizations

Amounts that have been contributed as traditional IRA funds may subsequently be treated as Roth IRA funds. Special federal income tax rules allow you to change your mind again and have amounts that are subsequently treated as Roth IRA funds, once again treated as traditional IRA funds. You do this by using the forms we prescribe. This is referred to as having “recharacterized” your contribution.

Withdrawals, payments and transfers of funds out of traditional IRAs

No federal income tax law restrictions on withdrawals.  You can withdraw any or all of your funds from a traditional IRA at any time. You do not need to wait for a special event like retirement.

Taxation of payments.  Amounts distributed from traditional IRAs are not subject to federal income tax until you or your beneficiary receive them. Taxable payments or distributions include withdrawals from your contract, surrender of your contract, and annuity payments from your contract. Death benefits are also taxable.

We report all payments from traditional IRA contracts on IRS Form 1099-R. You are responsible for reporting these amounts correctly on your Individual income tax return and keeping supporting records. Except as discussed below, the total amount of any distribution from a traditional IRA must be included in your gross income as ordinary income.

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If you have ever made nondeductible IRA contributions to any traditional IRA (it does not have to be to this particular traditional IRA contract), those contributions are recovered tax-free when you get distributions from any traditional IRA. It is your responsibility to keep permanent tax records of all of your nondeductible contributions to traditional IRAs so that you can correctly report the taxable amount of any distribution on your own tax return. At the end of any year in which you have received a distribution from any traditional IRA, you calculate the ratio of your total nondeductible traditional IRA contributions (less any amounts previously withdrawn tax-free) to the total account balances of all traditional IRAs you own at the end of the year plus all traditional IRA distributions made during the year. Multiply this by all distributions from the traditional IRA during the year to determine the nontaxable portion of each distribution.

A distribution from a traditional IRA is not taxable if:

•	the amount received is a withdrawal of certain excess contributions, as described in IRS Publications 590-A and 590-B; or

•

the entire amount received is rolled over to another traditional IRA or other eligible retirement plan which agrees to accept the funds. (See “Rollovers from “eligible retirement plans” other than traditional IRAs” and “Rollover and direct transfer contributions to traditional IRAs” above.)

The following are eligible to receive rollovers of distributions from a traditional IRA: a qualified plan, a 403(b) plan or a governmental employer 457 plan. After-tax contributions in a traditional IRA cannot be rolled from your traditional IRA into, or back into, a qualified plan, 403(b) plan or governmental employer 457 plan. Before you decide to roll over a distribution from a traditional IRA to another eligible retirement plan, you should check with the administrator of that plan about whether the plan accepts rollovers and, if so, the types it accepts. You should also check with the administrator of the receiving plan about any documents required to be completed before it will accept a rollover.

Distributions from a traditional IRA are not eligible for favorable ten- year averaging and long-term capital gain treatment available under limited circumstances for certain distributions from qualified plans. If you might be eligible for such tax treatment from your qualified plan, you may be able to preserve such tax treatment even though an eligible rollover from a qualified plan is temporarily rolled into a “conduit IRA” before being rolled back into a qualified plan. See your tax adviser.

IRA distributions directly transferred to charity

Specified distributions from IRAs directly transferred to charitable organizations may be tax-free to IRA owners age 70 1/2 or older. You can direct the Company to make a distribution directly to a charitable organization you request whether or not such distribution might be eligible for favorable tax treatment. Since an IRA owner is responsible for determining the tax consequences of any distribution from an IRA, we report the distribution to you on Form 1099-R. After discussing with your own tax advisor, it is your responsibility to report any distribution qualifying as a tax-free charitable direct transfer from your IRA on your own tax return.

Required minimum distributions

Legislation enacted at the end of 2019, which is generally effective January 1, 2020, significantly amends the required minimum distribution rules. Because these rules are statutory and regulatory, in many cases IRS guidance will be required to implement these changes.

Background on Regulations — Required Minimum Distribution.  Distributions must be made from traditional IRAs according to rules contained in the Code and Treasury Regulations. Certain provisions of the Treasury Regulations require that the actuarial present value of additional annuity contract benefits must be added to the dollar amount credited for purposes of calculating certain types of required minimum distributions from individual retirement annuity contracts. For this purpose additional annuity contract benefits may include enhanced death benefits. This could increase the amount required to be distributed from these contracts if you take annual withdrawals instead of receiving annuity payments.

When you have to take the first lifetime required minimum distribution.  When you must start lifetime required minimum distributions from your traditional IRAs depends on your birthdate. Under legislation enacted at the end of 2019, lifetime required minimum distributions from your traditional IRAs must start for the year in which you attain age 72 (if you were born July 1, 1949 or later). For individuals born June 30, 1949 or earlier, lifetime required minimum distributions from your traditional IRAs must start for the year in which you attain age 70 1/2. That is, individuals who had already attained age 70 1/2 by December 31, 2019 had no change from prior law in the start or continuation of their lifetime required minimum distributions.

The first required minimum distribution is for the calendar year in which you reach age 72 (or age 70 1/2 if applicable). You have the choice to take this first required minimum distribution during the calendar year you actually reach age 72 (or age 70 1/2 if applicable), or to delay taking it until the first three-month period in the next calendar year (January 1 — April 1). Distributions must start no later than your “Required Beginning Date,” which is April 1st of the calendar year after the calendar year in which you turn age 72 (or age 70 1/2 if applicable). If you choose to delay taking the first annual minimum distribution, then you will have to take two minimum distributions in that year — the delayed one for the first year and the one actually for that year. Once minimum distributions begin, they must be made at some time each year.

How you can calculate required minimum distributions. There are two approaches to taking required minimum distributions — ”account-based” or “annuity-based.”

Account-based method.  If you choose an account-based method, you divide the value of your traditional IRA as of December 31st of the past calendar year by a number corresponding to your age from an IRS table. This gives you

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the required minimum distribution amount for that particular IRA for that year. If your spouse is your sole beneficiary and more than 10 years younger than you, the dividing number you use may be from another IRS table and may produce a smaller lifetime required minimum distribution amount. Regardless of the table used, the required minimum distribution amount will vary each year as the account value, the actuarial present value of additional annuity contract benefits, if applicable, and the divisor change. If you initially choose an account-based method, you may later apply your traditional IRA funds to a life annuity-based payout with any certain period not exceeding remaining life expectancy, determined in accordance with IRS tables.

Annuity-based method.  If you choose an annuity-based method, you do not have to do annual calculations. You apply the account value to an annuity payout for your life or the joint lives of you and a designated beneficiary, or for a period certain not extending beyond applicable life expectancies, determined in accordance with IRS tables.

Do you have to pick the same method to calculate your required minimum distributions for all of your traditional IRAs and other retirement plans?  No. If you want, you can choose a different method for each of your traditional IRAs and other retirement plans. For example, you can choose an annuity payout from one IRA, a different annuity payout from a qualified plan, and an account-based annual withdrawal from another IRA.

Will we pay you the annual amount every year from your traditional IRA based on the method you choose?  We will only pay you automatically if you affirmatively select an annuity payout option or an account-based withdrawal option such as our minimum distribution withdrawal option. If you do not elect one of these options, we will calculate the amount of the required minimum distribution withdrawal for you, if you so request in writing. However, in that case you will be responsible for asking us to pay the required minimum distribution withdrawal to you.

Also, if you are taking account-based withdrawals from all of your traditional IRAs, the IRS will let you calculate the required minimum distribution for each traditional IRA that you maintain, using the method that you picked for that particular IRA. You can add these required minimum distribution amount calculations together. As long as the total amount you take out every year satisfies your overall traditional IRA required minimum distribution amount, you may choose to take your annual required minimum distribution from any one or more traditional IRAs that you own.

What if you take more than you need to for any year?  The required minimum distribution amount for your traditional IRAs is calculated on a year-by-year basis. There are no carry-back or carry-forward provisions. Also, you cannot apply required minimum distribution amounts you take from your qualified plans to the amounts you have to take from your traditional IRAs and vice versa.

What if you take less than you need to for any year?  Your IRA could be disqualified, and you could have to pay tax on the entire value. Even if your IRA is not disqualified, you could have to pay a 50% penalty tax on the shortfall (required amount for traditional IRAs less amount actually taken). It is your responsibility to meet the required minimum distribution rules. We will remind you when our records show that you are within the age group which must take lifetime required minimum distributions. If you do not select a method with us, we will assume you are taking your required minimum distribution from another traditional IRA that you own.

What are the required minimum distribution payments after you die?  These vary, depending on the status of your beneficiary (individual or entity) and when you die. Legislation enacted at the end of 2019 significantly amends the post-death required minimum distribution rules for distributions made beginning January 1, 2020, and in some cases may affect payouts for pre-December 31, 2019 deaths. IRS guidance will be needed to implement these changes.

Individual beneficiary

Unless the individual beneficiary has a special status as an “eligible designated beneficiary” or “EDB” described below, distributions of the remaining amount in the defined contribution plan or IRA contract following your death must be distributed within 10 years. IRS guidance will be needed regarding the mechanics of implementation of this “10-year” rule.

Individual beneficiary who has “eligible designated beneficiary’ or “EDB” status

An individual beneficiary who is an “eligible designated beneficiary” or “EDB” can take annual post-death required minimum distribution payments over the life of the EDB or over a period not extending beyond the life expectancy of the EDB, as long as the distributions start no later than one year after your death (to be prescribed in Treasury Regulations).

The following individuals are EDBs:

•	Your surviving spouse (see spousal beneficiary, below);

•	Your minor children (only while they are minors);

•	A disabled individual (Internal Revenue Code definition applies);

•	A chronically ill individual (Internal Revenue Code definition applies); and

•	Any individual who is not more than 10 years younger than you.

In certain cases, a trust for a disabled individual or a chronically ill individual may be treated as an individual and not as an entity beneficiary.

When minor children reach the age of majority, they stop EDB status and the remainder of the portion of their interest not yet distributed must be distributed within 10 years. IRS guidance will be needed to implement the mechanics of this EDB status shift provision. It appears to discourage life contingent annuity payouts to minor children.

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Spousal beneficiary

If your death beneficiary is your surviving spouse, your spouse has a number of choices. As noted above, post-death distributions may be made over your spouse’s life or period of life expectancy. Your spouse may delay starting payments over his/her life expectancy period until the year in which you would have attained age 72. In some circumstances, for traditional IRA contracts only, your surviving spouse may elect to become the owner of the traditional IRA and halt distributions until he or she reaches age 72, or roll over amounts from your traditional IRA into his/her own traditional IRA or other eligible retirement plan.

Non-individual beneficiary

Pre-January 1, 2020 rules continue to apply. If you die before your Required Beginning Date for lifetime required minimum distributions, and your death beneficiary is a non-individual such as your estate, the “5-year rule” applies. Under this rule, the entire interest must be distributed by the end of the calendar year which contains the fifth year anniversary of the owner’s death. No distribution is required for a year before that fifth year. Please note that we need an individual annuitant to keep an annuity contract in force. If the beneficiary is not an individual, we must distribute amounts remaining in the annuity contract after the death of the annuitant.

If you die after your Required Beginning Date for lifetime required minimum distributions, and your death beneficiary is a non-individual such as your estate, the rules permit the beneficiary to calculate the post-death required minimum distribution amounts based on the owner’s life expectancy in the year of death. However, note that we need an individual annuitant to keep an annuity contract in force. If the beneficiary is not an individual, we must distribute amounts remaining in the annuity contract after the death of the annuitant.

Please note that under legislation enacted in 2019, for owner or participant deaths on ort after January 1, 2020, it appears that trusts which would have qualified under pre-January 2020 rules as “see-through trusts” will not be treated as entity beneficiaries.

Additional changes to post-death distributions after the 2019 legislation

The legislation enacted at the end of 2019 applies to deaths after December 31, 2019, so that the post-death required minimum distribution rules in effect before January 1, 2020 continue to apply initially. As long as payments start no later than December 31 following the calendar year of the owner’s or participant’s death, individuals who are non-spouse beneficiaries may continue to stretch post-death payments over their life. It is also permissible to stretch post-death payments over a period not longer than their life expectancy based on IRS tables as of the calendar year after the owner’s or participant’s death on a term certain method. In certain cases, a “see-through” trust which is the death beneficiary will be treated as an individual for measuring the distribution period.

However, the legislation enacted at the end of 2019 views the death of the original individual beneficiary as an event that triggers the “10-year” distribution period. Prior to 2019, for example, if an individual beneficiary who had a 20-year life expectancy period in the year after the owner’s or participant’s death died in the 7th year of post-death payments, the beneficiary named by the original beneficiary could continue the payments over the remaining 13 years of the original beneficiary’s life expectancy period. Even if the owner or participant in this example died before December 31, 2019, the legislation caps the length of any post-death period after the death of the original beneficiary at 10 years. As noted above, a rule similar to this applies when an EDB dies, or a minor child reaches the age of majority — the remaining interest must be distributed within 10 years. IRS guidance will be needed to implement the mechanics of these beneficiary status shift provisions.

Successor owner and annuitant

If your spouse is the sole primary beneficiary and elects to become the successor owner and annuitant, no death benefit is payable until your surviving spouse’s death. The required minimum distribution rules are applied as if your surviving spouse is the contract owner.

Payments to a beneficiary after your death

IRA death benefits are taxed the same as IRA distributions.

Borrowing and loans are prohibited transactions

You cannot get loans from a traditional IRA. You cannot use a traditional IRA as collateral for a loan or other obligation. If you borrow against your IRA or use it as collateral, its tax-favored status will be lost as of the first day of the tax year in which this prohibited event occurs. If this happens, you must include the value of the traditional IRA in your federal gross income. Also, the early distribution penalty tax of 10% may apply if you have not reached age 59 1/2 before the first day of that tax year.

Early distribution penalty tax

A penalty tax of 10% of the taxable portion of a distribution applies to distributions from a traditional IRA made before you reach age 59 1/2. Some of the available exceptions to the pre-age 59 1/2 penalty tax include distributions made:

•	on or after your death; or

•	because you are disabled (special federal income tax definition); or

•	to pay for certain extraordinary medical expenses (special federal income tax definition); or

•	to pay medical insurance premiums for unemployed individuals (special federal income tax definition); or

•	to pay certain first-time home buyer expenses (special federal income tax definition); or

•	to pay certain higher education expenses (special federal income tax definition — there is a $10,000 lifetime total limit for these distributions from all your traditional and Roth IRAs); or

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•	under legislation enacted at the end of 2019, distributions made in connection with the birth or adoption of a child as specified in the Code; or

•

in the form of substantially equal periodic payments made at least annually over your life (or your life expectancy), or over the joint lives of you and your beneficiary (or your joint life expectancy) using an IRS-approved distribution method.

Please note that it is your responsibility to claim the penalty exception on your own income tax return and to document eligibility for the exception to the IRS.

Roth individual retirement annuities (“Roth IRAs”)

This section of the prospectus covers some of the special tax rules that apply to Roth IRAs. If the rules are the same as those that apply to the traditional IRA, we will refer you to the same topic under “Traditional IRAs.”

The EQUI-VEST® ExpressSM Roth IRA contracts are designed to qualify as Roth individual retirement annuities under Sections 408A(b) and 408(b) of the Internal Revenue Code.

Contributions to Roth IRAs

Individuals may make four different types of contributions to a Roth IRA:

•	regular after-tax contributions out of earnings; or

•	taxable rollover contributions from traditional IRAs or other eligible retirement plans (“conversion” rollover contributions); or

•	tax-free rollover contributions from other Roth individual retirement arrangements (or designated Roth accounts under defined contribution plans); or

•	tax-free direct custodian-to-custodian transfers from other Roth IRAs (“direct transfers”).

If you use the forms we require, we will also accept traditional IRA funds which are subsequently recharacterized as Roth IRA funds following special federal income tax rules.

Regular contributions to Roth IRAs

Limits on regular contributions.  The “maximum regular contribution amount” for any taxable year is the most that can be contributed to all of your IRAs (traditional and Roth) as regular contributions for the particular taxable year. The maximum regular contribution amount depends on age, earnings, and year, among other things. Generally, $6,000 is the maximum amount that you may contribute to all IRAs (traditional IRAs and Roth IRAs) for 2020 after adjustment for cost-of-living changes. This limit does not apply to rollover contributions or direct custodian-to-custodian transfers into a Roth IRA. Any contributions to Roth IRAs reduce your ability to contribute to traditional IRAs and vice versa. When your earnings are below $6,000, your earned income or compensation for the year is the most you can contribute. If you are married and file a joint income tax return, you and your spouse may combine your compensation to determine the amount of regular contributions you are permitted to make to Roth IRAs and traditional IRAs. See the discussion under “Special rules for spouses” earlier in this section under traditional IRAs.

If you or your spouse are at least age 50 at any time during the taxable year for which you are making a regular contribution, you may be eligible to make additional catch-up contributions of up to $1,000.

The amount of permissible contributions to Roth IRAs for any year depends on the individual’s income limits and marital status. For example, if you are married and filing separately for any year your ability to make regular Roth IRA contributions is greatly limited. The amount of permissible contributions and income limits may be adjusted annually for cost of living. Please consult IRS Publication 590-A, “Contributions to Individual Retirement Arrangements (IRAs)” for the rules applicable to the current year.

When you can make contributions?  Same as traditional IRAs.

Deductibility of contributions.  Roth IRA contributions are not tax deductible.

Rollovers and direct transfers

What is the difference between rollover and direct transfer transactions?  The difference between a rollover transaction and a direct transfer transaction is the following: in a rollover transaction you actually take possession of the funds rolled over, or are considered to have received them under tax law in the case of a change from one type of plan to another. In a direct transfer transaction, you never take possession of the funds, but direct the first Roth IRA custodian, trustee, or issuer to transfer the first Roth IRA funds directly to the recipient Roth IRA custodian, trustee or issuer. You can make direct transfer transactions only between identical plan types (for example, Roth IRA to Roth IRA). You can also make rollover transactions between identical plan types. However, you can only make rollovers between different plan types (for example, traditional IRA to Roth IRA).

You may make rollover contributions to a Roth IRA from these sources only:

•	another Roth IRA;

•	a traditional IRA, including a SEP-IRA or SIMPLE IRA (after a two-year rollover limitation period for SIMPLE IRA funds), in a taxable conversion rollover (“conversion rollover”);

•	a “designated Roth contribution account” under a 401(k) plan, a 403(b) plan, or a governmental employer EDC plan (direct or 60-day); or

•	from non-Roth accounts under another eligible retirement plan as described below under “Conversion rollover contributions to Roth IRAs.”

You may make direct transfer contributions to a Roth IRA only from another Roth IRA.

You may make both Roth IRA to Roth IRA rollover transactions and Roth IRA to Roth IRA direct transfer transactions. This can be accomplished on a completely tax-free basis. However, you

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may make Roth IRA to Roth IRA rollover transactions only once in any 12-month period for the same funds. We call this the “one-per-year limit.” It is the Roth IRA owner’s responsibility to determine if this rule is met. Trustee-to-trustee or custodian-to-custodian direct transfers can be made more frequently than once a year. Also, if you send us the rollover contribution to apply it to a Roth IRA, you must do so within 60 days after you receive the proceeds from the original IRA to get rollover treatment.

The surviving spouse beneficiary of a deceased individual can roll over or directly transfer an inherited Roth IRA to one or more other Roth IRAs. In some cases, Roth IRAs can be transferred on a tax-free basis between spouses or former spouses as a result of a court ordered divorce or separation decree.

Conversion rollover contributions to Roth IRAs

In a conversion rollover transaction, you withdraw (or are considered to have withdrawn) all or a portion of funds from a traditional IRA you maintain and convert it to a Roth IRA within 60 days after you receive (or are considered to have received) the traditional IRA proceeds. Amounts can also be rolled over from non-Roth accounts under another eligible retirement plan, including a Code Section 401(a) qualified plan, a 403(b) plan, and a governmental employer Section 457(b) plan.

Unlike a rollover from a traditional IRA to another traditional IRA, a conversion rollover transaction from a traditional IRA or other eligible retirement plan to a Roth IRA is not tax-free. Instead, the distribution from the traditional IRA or other eligible retirement plan is generally fully taxable. If you are converting all or part of a traditional IRA, and you have ever made nondeductible regular contributions to any traditional IRA — whether or not it is the traditional IRA you are converting — a pro rata portion of the distribution is tax free. Even if you are under age 59 1/2, the early distribution penalty tax does not apply to conversion rollover contributions to a Roth IRA. Conversion rollover contributions to Roth IRAs are not subject to the “one-per-year limit” noted earlier in this section.

You cannot make conversion contributions to a Roth IRA to the extent that the funds in your traditional IRA or other eligible retirement plan are subject to the lifetime annual required minimum distribution rules.

The IRS and Treasury have issued Proposed and Temporary Treasury Regulations addressing the valuation of annuity contracts funding traditional IRAs in the conversion to Roth IRAs. Although these Regulations are not clear, they could require an individual’s gross income on the conversion of a traditional IRA to a Roth IRA to be measured using various actuarial methods and not as if the annuity contract funding the traditional IRA had been surrendered at the time of conversion. This could increase the amount of income reported in certain circumstances.

Recharacterizations

You may be able to treat a contribution made to one type of IRA as having been made to a different type of IRA. This is called recharacterizing the contribution.

How to recharacterize.  To recharacterize a contribution, you generally must have the contribution transferred from the first IRA (the one to which it was made) to the second IRA in a deemed trustee-to-trustee transfer. If the transfer is made by the due date (including extensions) for your tax return for the year during which the contribution was made, you can elect to treat the contribution as having been originally made to the second IRA instead of to the first IRA. It will be treated as having been made to the second IRA on the same date that it was actually made to the first IRA. You must report the recharacterization, and must treat the contribution as having been made to the second IRA, instead of the first IRA, on your tax return for the year during which the contribution was made.

The contribution will not be treated as having been made to the second IRA unless the transfer includes any net income allocable to the contribution. You can take into account any loss on the contribution while it was in the IRA when calculating the amount that must be transferred. If there was a loss, the net income you must transfer may be a negative amount.

No deduction is allowed for the contribution to the first IRA and any net income transferred with the recharacterized contribution is treated as earned in the second IRA. The contribution will not be treated as having been made to the second IRA to the extent any deduction was allowed with respect to the contribution to the first IRA.

Conversion rollover contributions to Roth IRAs cannot be recharacterized.

To recharacterize a contribution you must use our forms.

Withdrawals, payments and transfers of funds out of Roth IRAs

No federal income tax law restrictions on withdrawals.  You can withdraw any or all of your funds from a Roth IRA at any time; you do not need to wait for a special event like retirement.

Distributions from Roth IRAs

Distributions include withdrawals from your contract, surrender and termination of your contract and annuity payments from your contract. Death benefits are also distributions.

You must keep your own records of regular and conversion contributions to all Roth IRAs to assure appropriate taxation. You may have to file information on your contributions to and distributions from any Roth IRA on your tax return. You may have to retain all income tax returns and records pertaining to such contributions and distributions until your interests in all Roth IRAs are distributed.

Like traditional IRAs, taxable distributions from a Roth IRA are not entitled to the special favorable ten-year averaging and long-term capital gain treatment available in limited cases to certain distributions from qualified plans.

The following distributions from Roth IRAs are free of income tax:

•	Rollovers from a Roth IRA to another Roth IRA;

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•	Direct transfers from a Roth IRA to another Roth IRA;

•	“Qualified distributions” from Roth IRAs; and

•	return of excess contributions or amounts recharacterized to a traditional IRA.

Qualified distributions from Roth IRAs

Qualified distributions from Roth IRAs made because of one of the following four qualifying events or reasons are not includable in income:

•	you are age 59 1/2 or older; or

•	you die; or

•	you become disabled (special federal income tax definition); or

•

your distribution is a “qualified first-time homebuyer distribution” (special federal income tax definition; $10,000 lifetime total limit for these distributions from all of your traditional and Roth IRAs).

You also have to meet a five-year aging period. A qualified distribution is any distribution made after the five-taxable year period beginning with the first taxable year for which you made any contribution to any Roth IRA (whether or not the one from which the distribution is being made).

Nonqualified distributions from Roth IRAs.  Nonqualified distributions from Roth IRAs are distributions that do not meet both the qualifying event and five-year aging period tests described above. If you receive such a distribution, part of it may be taxable. For purposes of determining the correct tax treatment of distributions (other than the withdrawal of excess contributions and the earnings on them), there is a set order in which contributions (including conversion contributions) and earnings are considered to be distributed from your Roth IRA. The order of distributions is as follows:

(1)	Regular contributions.

(2)	Conversion contributions, on a first-in-first-out basis (generally, total conversions from the earliest year first). These conversion contributions are taken into account as follows:

(a)	Taxable portion (the amount required to be included in gross income because of conversion) first, and then the

(b)	Nontaxable portion.

(3)	Earnings on contributions.

Rollover contributions from other Roth IRAs are disregarded for this purpose.

To determine the taxable amounts distributed, distributions and contributions are aggregated or grouped and added together as follows:

(1)	All distributions made during the year from all Roth IRAs you maintain — within any custodian or issuer — are added together.
(2)

All regular contributions made during and for the year (contributions made after the close of the year, but before the due date of your return) are added together. This total is added to the total undistributed regular contributions made in prior years.

(3)	All conversion contributions made during the year are added together.

Any recharacterized contributions that end up in a Roth IRA are added to the appropriate contribution group for the year that the original contribution would have been taken into account if it had been made directly to the Roth IRA.

Any recharacterized contribution that ends up in an IRA other than a Roth IRA is disregarded for the purpose of grouping both contributions and distributions. Any amount withdrawn to correct an excess contribution (including the earnings withdrawn) is also disregarded for this purpose.

Required minimum distributions

Lifetime minimum distribution requirements do not apply.

Required minimum distributions at death

Same as traditional IRA under “What are the required minimum distribution payments after you die?”

Payments to a beneficiary after your death

Distributions to a beneficiary generally receive the same tax treatment as if the distribution had been made to you.

Borrowing and loans are prohibited transactions

Same as traditional IRA.

Excess contributions

Generally the same as traditional IRA.

Excess rollover contributions to Roth IRAs are contributions not eligible to be rolled over.

You can withdraw or recharacterize any contribution to a Roth IRA before the due date (including extensions) for filing your federal income tax return for the tax year. If you do this, you must also withdraw or recharacterize any earnings attributable to the contribution.

Early distribution penalty tax

Same as traditional IRA.

Tax withholding and information reporting

Status for income tax purposes; FATCA.  In order for us to comply with income tax withholding and information reporting rules which may apply to annuity contracts and tax-qualified or tax-favored plan participation, we request documentation of “status” for tax purposes. “Status” for tax purposes generally means whether a person is a “U.S. person” or a foreign person with respect to the United States; whether a person is an individual or an entity, and if an entity, the type of entity. Status for tax purposes is best documented on the appropriate IRS Form or substitute certification form (IRS Form W-9 for a U.S. person or the appropriate type of IRS Form W-8 for a foreign

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person). If we do not have appropriate certification or documentation of a person’s status for tax purposes on file, it could affect the rate at which we are required to withhold income tax, and penalties could apply. Information reporting rules could apply not only to specified transactions, but also to contract ownership. For example, under the Foreign Account Tax Compliance Act (“FATCA”), which applies to certain U.S.-source payments, and similar or related withholding and information reporting rules, we may be required to report contract values and other information for certain contractholders. For this reason, we and our affiliates intend to require appropriate status documentation at purchase, change of ownership, and affected payment transactions, including death benefit payments. FATCA and its related guidance is extraordinarily complex and its effect varies considerably by type of payor, type of payee and type of recipient.

Tax Withholding.  We must withhold federal income tax from distributions from annuity contracts and specified tax-favored savings or retirement plans or arrangements. You may be able to elect out of this income tax withholding in some cases. Generally, we do not have to withhold if your distributions are not taxable. The rate of withholding will depend on the type of distribution and, in certain cases, the amount of your distribution. Any income tax withheld is a credit against your income tax liability. If you do not have sufficient income tax withheld or do not make sufficient estimated income tax payments, you may incur penalties under the estimated income tax rules.

You must file your request not to withhold in writing before the payment or distribution is made. Our processing office will provide forms for this purpose. You cannot elect out of withholding unless you provide us with your correct Taxpayer Identification Number and a United States residence address. You cannot elect out of withholding if we are sending the payment out of the United States.

You should note the following special situations:

•	we might have to withhold and/or report on amounts we pay under a free look or cancellation.

•

we are required to withhold on the gross amount of a distribution from a Roth IRA to the extent it is reasonable for us to believe that a distribution is includable in your gross income. This may result in tax being withheld even though the Roth IRA distribution is ultimately not taxable.

Special withholding rules apply to United States citizens residing outside of the United States, foreign recipients, and certain U.S. entity recipients that are treated as foreign because they fail to document their U.S. status before payment is made. We do not discuss these rules here in detail. However, we may require additional documentation in the case of payments made to United States persons living abroad and non-United States persons (including U.S. entities treated as foreign) prior to processing any requested transaction.

Certain states have indicated that state income tax withholding will also apply to payments from the contracts made to residents. Generally, an election out of federal withholding will also be considered an election out of state withholding. In some states, you may elect out of state withholding, even if federal withholding applies. In some states, the state income tax withholding is completely independent of federal income tax withholding. If you need more information concerning a particular state or any required forms, call our processing office at the toll-free number.

Federal income tax withholding on periodic annuity payments

We withhold differently on “periodic” and “non-periodic” payments. For a periodic annuity payment, for example, your withholding depends on what you specify on a Form W-4P, and we withhold according to the Form W-4P. If you do not give us your correct Taxpayer Identification Number, we withhold at the highest rate.

Your withholding election remains effective unless and until you revoke it. You may revoke or change your withholding election at any time.

Federal income tax withholding on non-periodic annuity payments (withdrawals)

For a non-periodic distribution (total surrender, termination, or partial withdrawal), we generally withhold at a flat 10% rate. We apply that rate to the taxable amount in the case of nonqualified contracts, and to the payment amount in the case of traditional IRAs and Roth IRAs, where it is reasonable to assume an amount is includable in gross income.

Impact of taxes to the Company

The contracts provide that we may charge Separate Account A for taxes. We do not now, but may in the future set up reserves for such taxes.

We are entitled to certain tax benefits related to the investment of company assets, including assets of the separate accounts. These tax benefits, which may include the foreign tax credit and the corporate dividends received deduction, are not passed back to you, since we are the owner of the assets from which tax benefits may be derived.

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8. More information

About our Separate Account A

Each variable investment option is a subaccount of our Separate Account A. We established Separate Account A in 1968 under special provisions of the New York Insurance Law. These provisions prevent creditors from any other business we conduct from reaching the assets we hold in our variable investment options for owners of our variable annuity contracts. We are the legal owner of all of the assets in Separate Account A and may withdraw any amounts that exceed our reserves and other liabilities with respect to variable investment options under our contracts. For example, we may withdraw amounts from Separate Account A that represent our investments in Separate Account A or that represent fees and charges under the contracts that we have earned. Also, we may, at our sole discretion, invest Separate Account A assets in any investment permitted by applicable law. The results of Separate Account A’s operations are accounted for without regard to the Company’s other operations. The amount of some of our obligations under the contracts is based on the assets in Separate Account A. However, the obligations themselves are obligations of the Company.

Separate Account A is registered under the Investment Company Act of 1940 and is registered and classified under that act as a “unit investment trust.” The SEC, however, does not manage or supervise the Company or Separate Account A. Although Separate Account A is registered, the SEC does not monitor the activity of Separate Account A on a daily basis. The Company is not required to register, and is not registered, as an investment company under the Investment Company Act of 1940.

Each subaccount (variable investment option) within Separate Account A that is available under the contract invests in shares issued by the corresponding portfolio of its Trust.

We reserve the right subject to compliance with laws that apply:

(1)	to add variable investment options to, or to remove variable investment options from, Separate Account A, or to add other separate accounts;

(2)	to combine any two or more variable investment options;

(3)	to limit the number of variable investment options which you may elect;

(4)	to transfer the assets we determine to be the shares of the class of contracts to which the contracts belong from any variable investment option to another variable investment option;
(5)

to operate Separate Account A or any variable investment option as a management investment company under the Investment Company Act of 1940 (in which case, charges and expenses that otherwise would be assessed against an underlying mutual fund would be assessed against Separate Account A or a variable investment option directly);

(6)	to deregister Separate Account A under the Investment Company Act of 1940;

(7)	to restrict or eliminate any voting rights as to Separate Account A; and

(8)	to cause one or more variable investment options to invest some or all of their assets in one or more other trusts or investment companies.

If the exercise of these rights results in a material change in the underlying investment of Separate Account A, you will be notified of such exercise, as required by law.

About the Trusts

The Trusts are registered under the Investment Company Act of 1940. They are classified as “open-end management investment companies,” more commonly called mutual funds. Each Trust issues different shares relating to each portfolio.

The Board of Trustees of each Trust serves for the benefit of each Trust’s shareholders. The Board of Trustees may take many actions regarding the portfolios (for example, the Board of Trustees can establish additional portfolios or eliminate existing portfolios; change portfolio investment objectives; and change portfolio investment policies and strategies). In accordance with applicable law, certain of these changes may be implemented without a shareholder vote and, in certain instances, without advanced notice. More detailed information about certain actions subject to notice and shareholder vote for each Trust, and other information about the portfolios, including portfolio investment objectives, policies, restrictions, risks, expenses, its Rule 12b-1 plan and other aspects of its operations, appears in the prospectuses for each Trust, which generally accompany this prospectus, or in their respective SAIs, which are available upon request.

About our fixed maturity options

Rates to maturity and price per $100 of maturity value

We can determine the amount required to be allocated to one or more fixed maturity options in order to produce specified maturity values. For example, we can tell you how much you need to allocate per $100 of maturity value.

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The rates to maturity are determined weekly. The rates in the table below are illustrative only and will most likely differ from the rates applicable at time of purchase. Current rates to maturity can be obtained through TOPS or Online Account Access or from your financial professional.

The rates to maturity for new allocations and the related price per $100 of maturity value are as shown below:

Fixed Maturity Options with June 15th Maturity Date of Maturity Year	Rate to Maturity as of February 18, 2020	Price Per $100 of Maturity Value
2020	3.00%(1)	$99.05
2021	3.00%(1)	$96.16
2022	3.00%(1)	$93.36
2023	3.00%(1)	$90.64
2024	3.00%(1)	$88.00
2025	3.00%(1)	$85.43
2026	3.00%(1)	$82.95
2027(1)	3.00%(1)	$80.53
2028(1)	3.00%(1)	$78.18
2029(1)	3.05%	$75.56
(1)	Since these rates to maturity are 3%, no amounts could have been allocated to these options.

How we determine the market value adjustment

We use the following procedure to calculate the market value adjustment (up or down) we make if you withdraw all of your value from a fixed maturity option before its maturity date.

(1)	We determine the market adjusted amount on the date of the withdrawal as follows:

(a)	we determine the fixed maturity amount that would be payable on the maturity date, using the rate to maturity for the fixed maturity option.

(b)

we determine the period remaining in your fixed maturity option (based on the withdrawal date) and convert it to fractional years based on a 365-day year. For example, three years and 12 days becomes 3.0329.

(c)	we determine the current rate to maturity that applies on the withdrawal date to new allocations to the same fixed maturity option.

(d)	we determine the present value of the fixed maturity amount payable at the maturity date, using the period determined in (b) and the rate determined in (c).

(2)	We determine the fixed maturity amount as of the current date.

(3)	We subtract (2) from the result in (1)(d). The result is the market value adjustment applicable to such fixed maturity option, which may be positive or negative.

Your market adjusted amount is the present value of the maturity value discounted at the rate to maturity in effect for new contributions to that same fixed maturity option on the date of the calculation.

If you withdraw only a portion of the amount in a fixed maturity option, the market value adjustment will be a percentage of the market value adjustment that would have applied if you had withdrawn the entire value in that fixed maturity option. This percentage is equal to the percentage of the value in the fixed maturity option that you are withdrawing. Any withdrawal charges that are deducted from a fixed maturity option will result in a market value adjustment calculated in the same way. See Appendix III at the end of this prospectus for an example.

For purposes of calculating the rate to maturity for new allocations to a fixed maturity option (see (1)(c) above), we use the rate we have in effect for new allocations to that fixed maturity option. We use this rate even if new allocations to that option would not be accepted at that time. This rate will not be less than 3%. If we do not have a rate to maturity in effect for a fixed maturity option to which the “current rate to maturity” in (1)(c) above would apply, we will use the rate at the next closest maturity date. If we are no longer offering new fixed maturity options, the “current rate to maturity” will be determined in accordance with our procedures then in effect. We reserve the right to add up to 0.50% to the current rate in (1)(c) above for purposes of calculating the market value adjustment only.

Investments under the fixed maturity options

Amounts allocated to the fixed maturity options are held in a “non-unitized” separate account we have established under the New York Insurance Law. This separate account provides an additional measure of assurance that we will make full payment of amounts due under the fixed maturity options. Under New York Insurance Law, the portion of the separate account’s assets equal to the reserves and other contract liabilities relating to the contracts are not chargeable with liabilities from any other business we may conduct. We own the assets of the separate account, as well as any favorable investment performance on those assets. You do not participate in the performance of the assets held in this separate account. We may, subject to state law that applies, transfer all assets allocated to the separate account to our general account. We guarantee all benefits relating to your value in the fixed maturity options, regardless of whether assets supporting fixed maturity options are held in a separate account or our general account.

We have no specific formula for establishing the rates to maturity for the fixed maturity options. We expect the rates to be influenced by, but not necessarily correspond to, among other things, the yields that we can expect to realize on the separate account’s investments from time to time. Our current plans are to invest in fixed-income obligations, including corporate bonds, mortgage-backed and asset-backed securities and government and agency issues having durations in the aggregate consistent with those of the fixed maturity options.

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Although the above generally describes our plans for investing the assets supporting our obligations under the fixed maturity options under the contracts, we are not obligated to invest those assets according to any particular plan except as we may be required to by state insurance laws. We will not determine the rates to maturity we establish by the performance of the nonunitized separate account.

About the general account

This contract is offered to customers through various financial institutions, brokerage firms and their affiliate insurance agencies. No financial institution, brokerage firm or insurance agency has any liability with respect to a contract’s account value or any guaranteed benefits with which the contract was issued. The Company is solely responsible to the contract owner for the contract’s account value and such guaranteed benefits. The general obligations and any guaranteed benefits under the contract are supported by the Company’s general account and are subject to the Company’s claims paying ability. An owner should look to the financial strength of the Company for its claims paying ability. Assets in the general account are not segregated for the exclusive benefit of any particular contract or obligation. General account assets are also available to the insurer’s general creditors and the conduct of its routine business activities, such as the payment of salaries, rent and other ordinary business expenses. For more information about the Company’s financial strength, you may review its financial statements and/or check its current rating with one or more of the independent sources that rate insurance companies for their financial strength and stability. Such ratings are subject to change and have no bearing on the performance of the variable investment options. You may also speak with your financial representative.

The general account is subject to regulation and supervision by the New York State Department of Financial Services and to the insurance laws and regulations of all jurisdictions where we are authorized to do business. Interests under the contracts in the general account have not been registered and are not required to be registered under the Securities Act of 1933 because of exemptions and exclusionary provisions that apply. The general account is not required to register as an investment company under the Investment Company Act of 1940 and it is not registered as an investment company under the Investment Company Act of 1940. The contract is a “covered security” under the federal securities laws.

We have been advised that the staff of the SEC has not reviewed the portions of this prospectus that relate to the general account. The disclosure with regard to the general account, however, may be subject to certain provisions of the federal securities laws relating to the accuracy and completeness of statements made in prospectuses.

About other methods of payment

Automatic investment program — for NQ, traditional IRA, and Roth IRA contracts

You may use our automatic investment program, or “AIP,” to have a specified amount automatically deducted from a bank checking or savings account, money market checking or savings account, or credit union checking or savings account and contributed as an additional contribution into an NQ, traditional IRA, or Roth IRA contract on a monthly basis. Contributions to all forms of IRAs are subject to the limitations and requirements discussed in “Tax information” earlier in this prospectus.

AIP additional contributions may be allocated to any of the variable investment options but not the fixed maturity options. Our minimum contribution amount requirement is $20. You choose the day of the month you wish to have your account debited. However, you may not choose a date later than the 28th day of the month.

You may cancel AIP at any time by notifying our processing office. We are not responsible for any debits made to your account before the time written notice of cancellation is received at our processing office.

Payroll deduction program.  You can authorize your employer to remit your NQ, traditional IRA and Roth IRA contributions to us if your employer has a payroll deduction program. Those contributions are still your contributions, not your employer’s.

Wire transfers.  You may also send your contributions by wire transfer from your bank.

Dates and prices at which contract events occur

We describe below the general rules for when, and at what prices, events under your contract will occur. Other portions of this prospectus describe circumstances that may cause exceptions. We generally do not repeat those exceptions below.

Business day

Our “business day” is generally any day the New York Stock Exchange (“NYSE”) is open for regular trading and generally ends at 4:00 p.m. Eastern Time (or as of an earlier close of regular trading). A business day does not include a day on which we are not open due to emergency conditions determined by the Securities and Exchange Commission. We may also close early due to such emergency conditions. Contributions will be applied and any other transaction requests will be processed when they are received along with all the required information unless another date applies as indicated below.

•	If your contribution, transfer or any other transaction request containing all the required information reaches us on any of the following, we will use the next business day:

—	on a non-business day;

—	after 4:00 PM, Eastern Time on a business day; or

—	after an early close of regular trading on the NYSE on a business day.

•	When a charge is to be deducted on a contract date anniversary that is a non-business day, we will deduct the charge on the next business day.

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Contributions, transfers, withdrawals and surrenders

•	Contributions allocated to the variable investment options are invested at the unit value next determined after the receipt of the contribution.

•	Contributions allocated to a fixed maturity option will receive the rate to maturity in effect for that fixed maturity option on that business day.

•	If a fixed maturity option is scheduled to mature on June 15th and June 15th is a non-business day, that fixed maturity option will mature on the prior business day.

•	Transfers to or from variable investment options will be made at the unit value next determined after the receipt of the transfer request.

•	Transfers to a fixed maturity option will receive the rate to maturity in effect for that fixed maturity option on that business day.

•	Transfers out of a fixed maturity option will be at the market adjusted amount on that business day.

•	For general dollar-cost averaging, the first monthly transfer will occur on the last business day of the month in which we receive your election form at our processing office.

•	Quarterly rebalancing will be processed on a calendar year basis. Semiannual or annual rebalancing will be processed on the first business day of the month. Rebalancing will not be done retroactively.

•	Requests for withdrawals or surrenders will occur on the business day that we receive the information that we require.

About your voting rights

As the owner of shares of the Trusts we have the right to vote on certain matters involving the portfolios, such as:

•	the election of trustees;

•	the formal approval of independent auditors selected for each Trust; or

•	any other matters described in the prospectus for each Trust or requiring a shareholders’ vote under the Investment Company Act of 1940.

We will give contract owners the opportunity to instruct us how to vote the number of shares attributable to their contracts if a shareholder vote is taken. If we do not receive instructions in time from all contract owners, we will vote the shares of a portfolio for which no instructions have been received in the same proportion as we vote shares of that portfolio for which we have received instructions. We will also vote any shares that we are entitled to vote directly because of amounts we have in a portfolio in the same proportions that contract owners vote. One effect of proportional voting is that a small number of contract owners may determine the outcome of a vote.

The Trusts sell their shares to the Company separate accounts in connection with the Company’s variable annuity and/or life insurance products, and to separate accounts of insurance companies, both affiliated and unaffiliated with the Company. EQ Premier VIP Trust and EQ Advisors Trust also sell their shares to the trustee of a qualified plan for the Company. We currently do not foresee any disadvantages to our contract owners arising out of these arrangements. However, the Board of Trustees or Directors of each Trust intend to monitor events to identify any material irreconcilable conflicts that may arise and to determine what action, if any, should be taken in response. If we believe that a Board’s response insufficiently protects our contract owners, we will see to it that appropriate action is taken to do so.

Separate Account A voting rights

If actions relating to Separate Account A require contract owner approval, contract owners will be entitled to one vote for each unit they have in the variable investment options. Each contract owner who has elected a variable annuity payout option may cast the number of votes equal to the dollar amount of reserves we are holding for that annuity in a variable investment option divided by the annuity unit value for that option. We will cast votes attributable to any amounts we have in the variable investment options in the same proportion as votes cast by contract owners.

Changes in applicable law

The voting rights we describe in this prospectus are created under applicable federal securities laws. To the extent that those laws or the regulations published under those laws eliminate the necessity to submit matters for approval by persons having voting rights in separate accounts of insurance companies, we reserve the right to proceed in accordance with those laws or regulations.

COVID-19

The outbreak of the novel coronavirus known as COVID-19 was declared a pandemic by the World Health Organization in March 2020. Equity and financial markets have experienced increased volatility and negative returns, and interest rates have declined due to the COVID-19 pandemic and other market factors. Such events can adversely impact us and our operations. Management believes the Company is taking appropriate actions to mitigate the negative impact to our business and operations. However, the full impact of COVID-19 is unknown and cannot be reasonably estimated or predicted at this time as these events are still developing.

Moreover, these market conditions have impacted the performance of the funds underlying the variable investment options. If these market conditions continue, and depending on your individual circumstances (e.g., your selected investment options and the timing of any contributions, transfers, or withdrawals), you may experience (perhaps significant) negative returns under the contract. The duration of the COVID-19 pandemic, and the future impact that the pandemic may have on the financial markets and global

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economy, cannot be foreseen, however. You should consult with a financial professional about how the COVID-19 pandemic and the recent market conditions may impact your future investment decisions related to the contract, such as purchasing the contract or making contributions, transfers, or withdrawals, based on your individual circumstances.

Cybersecurity risks and catastrophic events

We rely heavily on interconnected computer systems and digital data to conduct our variable product business. Because our variable product business is highly dependent upon the effective operation of our computer systems and those of our business partners, our business is vulnerable to disruptions from utility outages, and susceptible to operational and information security risks resulting from information systems failure (e.g., hardware and software malfunctions), and cyber-attacks. These risks include, among other things, the theft, misuse, corruption and destruction of data maintained online or digitally, interference with or denial of service, attacks on websites and other operational disruption and unauthorized use or abuse of confidential customer information. Systems failures and cyberattacks, as well as, any other catastrophic event, including natural and manmade disasters, public health emergencies, pandemic diseases, terrorist attacks, floods or severe storms affecting us, any third-party administrator, the underlying funds, intermediaries and other affiliated or third-party service providers may adversely affect us, our business operations and your account value. Systems failures and cyber-attacks may also interfere with our processing of contract transactions, including the processing of orders from our website or with the underlying funds, impact our ability to calculate account values, cause the release and possible destruction of confidential customer or business information, impede order processing, subject us and/or our service providers and intermediaries to regulatory fines and financial losses and/or cause reputational damage. In addition, the occurrence of any pandemic disease (like COVID-19), natural disaster, terrorist attack or any other event that results in our workforce, and/or employees of service providers and/or third party administrators, being compromised and unable or unwilling to fully perform their responsibilities, could likewise result in interruptions in our service, including our ability to issue contracts and process contract transactions. Even if our workforce and employees of our service providers and/or third party administrators were able to work remotely, those remote work arrangements could result in our business operations being less efficient than under normal circumstances and lead to delays in our issuing contracts and processing of other contract-related transactions. Cybersecurity risks and catastrophic events may also impact the issuers of securities in which the underlying funds invest, which may cause the funds underlying your contract to lose value. While there can be no assurance that we or the underlying funds or our service providers will avoid losses affecting your contract due to cyber-attacks, information security breaches or other catastrophic events in the future, we take reasonable steps to mitigate these risks and secure our systems and business operations from such failures, attacks and events.

Statutory compliance

We have the right to change your contract without the consent of any other person in order to comply with any laws and regulations that apply, including but not limited to changes in the Internal Revenue Code, in Treasury Regulations or in published rulings of the Internal Revenue Service and in Department of Labor regulations.

Any change in your contract must be in writing and made by an authorized officer of the Company. We will provide notice of any contract change.

The benefits under your contract will not be less than the minimum benefits required by any state law that applies.

About legal proceedings

The Company and its affiliates are parties to various legal proceedings. In our view, none of these proceedings would be considered material with respect to a contract owner’s interest in Separate Account A, nor would any of these proceedings be likely to have a material adverse effect upon Separate Account A, our ability to meet our obligations under the contracts, or the distribution of the contracts.

Financial statements

The financial statements of Separate Account A, as well as the consolidated financial statements of the Company, are in the SAI. The financial statements of the Company have relevance to the contracts only to the extent that they bear upon the ability of the Company to meet its obligations under the contracts. The SAI is available free of charge. You may request one by writing to our processing office or calling (800) 628-6673.

Transfers of ownership, collateral assignments, loans, and borrowing

You can transfer ownership of an NQ contract at any time before annuity payments begin. We will continue to treat you as the owner until we receive written notification of any change at our processing office. In some cases, an assignment or change of ownership may have adverse tax consequences. See “Tax information” earlier in this prospectus. We may refuse to process a change of ownership of an NQ contract to an entity without appropriate documentation of status on IRS Form W-9 (or, if IRS Form W-9 cannot be provided because the entity is not a U.S. entity, on the appropriate type of Form W-8).

You cannot assign or transfer ownership of a traditional IRA or Roth IRA contract except by surrender to us.

You cannot assign your contract as collateral or security for a loan. Loans are also not available under your contract. For limited transfers of ownership after the owner’s death see “Beneficiary continuation option” in “Payment of death benefit” earlier in this prospectus. You may direct the transfer of the values under your traditional IRA or Roth IRA contract to another similar arrangement under federal income tax rules. In the case of such a transfer, which involves a surrender of your contract, we will impose a withdrawal charge if one applies.

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Distribution of the contracts

The contracts are distributed by both Equitable Advisors and Equitable Distributors. The Distributors serve as principal underwriters of Separate Account A. The offering of the contracts is intended to be continuous.

Equitable Advisors is an affiliate of the Company, and Equitable Distributors is an indirect wholly owned subsidiary of the Company. The Distributors are under the common control of Equitable Holdings, Inc. Their principal business address is 1290 Avenue of the Americas, New York, NY 10104. The Distributors are registered with the SEC as broker-dealers and are members of the Financial Industry Regulatory Authority, Inc. (“FINRA”). Both broker-dealers also act as distributors for other life and annuity products we issue.

The contracts are sold by financial professionals of Equitable Advisors and its affiliates. The contracts are also sold by financial professionals of unaffiliated broker-dealers that have entered into selling agreements with Equitable Distributors (“Selling broker-dealers”).

The Company pays compensation to both Distributors based on contracts sold. The Company may also make additional payments to the Distributors, and the Distributors may, in turn, make additional payments to certain Selling broker-dealers. All payments will be in compliance with all applicable FINRA rules and other laws and regulations.

Although the Company takes into account all of its distribution and other costs in establishing the level of fees and charges under its contracts, none of the compensation paid to the Distributors or the Selling broker-dealers discussed in this section of the prospectus are imposed as separate fees or charges under your contract. The Company, however, intends to recoup amounts it pays for distribution and other services through the fees and charges of the contract and payments it receives for providing administrative, distribution and other services to the portfolios. For information about the fees and charges under the contract, see “Fee table” and “Charges and expenses” earlier in this prospectus.

Equitable Advisors Compensation.  The Company pays compensation to Equitable Advisors based on contributions made on the contracts sold through Equitable Advisors (“contribution-based compensation”). The contribution-based compensation will generally not exceed 8.5% of total contributions. Equitable Advisors, in turn, may pay a portion of the contribution-based compensation received from the Company to the Equitable Advisors financial professional and/or the Selling broker-dealer making the sale. In some instances, a financial professional or a Selling broker-dealer may elect to receive reduced contribution-based compensation on a contract in combination with ongoing annual compensation of up to 0.60% of the account value of the contract sold (“asset-based compensation”). Total compensation paid to a financial professional or a Selling broker-dealer electing to receive both contribution-based and asset-based compensation could, over time, exceed the total compensation that would otherwise be paid on the basis of contributions alone. The compensation paid by Equitable Advisors varies among financial professionals and among Selling broker-dealers. Equitable Advisors also pays a portion of the compensation it receives to its managerial personnel. When a contract is sold by a Selling broker-dealer, the Selling broker-dealer, not Equitable Advisors, determines the amount and type of compensation paid to the Selling broker-dealer’s financial professional for the sale of the contract. Therefore, you should contact your financial professional for information about the compensation he or she receives and any related incentives, as described below.

Equitable Advisors may receive compensation, and, in turn, pay its financial professionals a portion of such fee, from third party investment advisors to whom its financial professionals refer customers for professional management of the assets within their contract.

Equitable Advisors also pays its financial professionals and managerial personnel other types of compensation including service fees, expense allowance payments and health and retirement benefits. Equitable Advisors also pays its financial professionals, managerial personnel and Selling broker-dealers sales bonuses (based on selling certain products during specified periods) and persistency bonuses. Equitable Advisors may offer sales incentive programs to financial professionals and Selling broker-dealers who meet specified production levels for the sales of both the Company contracts and contracts offered by other companies. These incentives provide non-cash compensation such as stock options awards and/or stock appreciation rights, expense-paid trips, expense-paid education seminars and merchandise.

Differential compensation.  In an effort to promote the sale of the Company products, Equitable Advisors may pay its financial professionals and managerial personnel a greater percentage of contribution-based compensation and/or asset-based compensation for the sale of our contract than it pays for the sale of a contract or other financial product issued by a company other than us. Equitable Advisors may pay different compensation on the sale of the same product, based on such factors as distribution, group or sponsored arrangements, or based on older or newer versions, or series, of the same contract. Equitable Advisors also pay different levels of compensation based on different contract types. This practice is known as providing “differential compensation.” Differential compensation may involve other forms of compensation to Equitable Advisors personnel. Certain components of the compensation paid to managerial personnel are based on whether the sales involve the Company contracts. Managers earn higher compensation (and credits toward awards and bonuses) if the financial professionals they manage sell a higher percentage of the Company contracts than products issued by other companies. Other forms of compensation provided to its financial professionals and/or managerial personnel include health and retirement benefits, expense reimbursements, marketing allowances and contribution-based payments, known as “overrides.” For tax reasons, Equitable Advisors financial professionals qualify for health and retirement benefits based solely on their sales of the Company contracts and products sponsored by affiliates.

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The fact that Equitable Advisors financial professionals receive differential compensation and additional payments may provide an incentive for those financial professionals to recommend our contract over a contract or other financial product issued by a company not affiliated with the Company. However, under applicable rules of FINRA and other federal and state regulatory authorities, Equitable Advisors financial professionals may only recommend to you products that they reasonably believe are suitable for you and, for certain accounts depending on applicable rules, that are in your best interest, based on the facts that you have disclosed as to your other security holdings, financial situation and needs. In making any recommendation, financial professionals of Equitable Advisors may nonetheless face conflicts of interest because of the differences in compensation from one product category to another, and because of differences in compensation among products in the same category. For more information, contact your financial professional.

Equitable Distributors Compensation.  The Company pays contribution-based and asset-based compensation (together “compensation”) to Equitable Distributors. Contribution-based compensation is paid based on the Company contracts sold through Equitable Distributors’ Selling broker-dealers. Asset-based compensation is paid based on the aggregate account value of contracts sold through certain of Equitable Distributors’ Selling broker-dealers. Contribution-based compensation will generally not exceed 6.5% of the total contributions made under the contracts. Equitable Distributors, in turn, pays the contribution-based compensation it receives on the sale of a contract to the Selling broker-dealer making the sale. In some instances, the Selling broker-dealer may elect to receive reduced contribution-based compensation on the sale of the contract in combination with annual asset-based compensation of up to 0.60% of the account value of the contract sold. If a Selling broker-dealer elects to receive reduced contribution-based compensation on a contract, the contribution-based compensation which the Company pays to Equitable Distributors will be reduced by the same amount, and the Company will pay Equitable Distributors asset-based compensation on the contract equal to the asset-based compensation which Equitable Distributors pays to the Selling broker-dealer. Total compensation paid to a Selling broker-dealer electing to receive both contribution-based and asset-based compensation could over time exceed the total compensation that would otherwise be paid on the basis of contributions alone. The contribution-based and asset-based compensation paid by Equitable Distributors varies among Selling broker-dealers.

The Selling broker-dealer, not Equitable Distributors, determines the amount and type of compensation paid to the Selling broker-dealer’s financial professional for the sale of the contract. Therefore, you should contact your financial professional for information about the compensation he or she receives and any related incentives, such as differential compensation paid for various products.

The Company also pays Equitable Distributors compensation to cover its operating expenses and marketing services under the terms of the Company’s distribution agreements with Equitable Distributors.

Additional payments by Equitable Distributors to Selling broker-dealers.  Equitable Distributors may pay, out of its assets, certain Selling broker-dealers and other financial intermediaries additional compensation in recognition of services provided or expenses incurred. Equitable Distributors may also pay certain Selling broker-dealers or other financial intermediaries additional compensation for enhanced marketing opportunities and other services (commonly referred to as “marketing allowances”). Services for which such payments are made may include, but are not limited to, the preferred placement of the Company’s products on a company and/or product list; sales personnel training; product training; business reporting; technological support; due diligence and related costs; advertising, marketing and related services; conference; and/or other support services, including some that may benefit the contract owner. Payments may be based on ongoing sales, on the aggregate account value attributable to contracts sold through a Selling broker-dealer or such payments may be a fixed amount. For certain selling broker-dealers, Equitable Distributors increases the marketing allowance as certain sales thresholds are met. Equitable Distributors may also make fixed payments to Selling broker-dealers, for example in connection with the initiation of a new relationship or the introduction of a new product.

Additionally, as an incentive for the financial professionals of Selling broker-dealers to promote the sale of the Company’s products, Equitable Distributors may increase the sales compensation paid to the Selling broker-dealer for a period of time (commonly referred to as “compensation enhancements”). Equitable Distributors also has entered into agreements with certain selling broker-dealers in which the selling broker-dealer agrees to sell certain of our contracts exclusively.

These additional payments may serve as an incentive for Selling broker-dealers to promote the sale of the Company’s contracts over contracts and other products issued by other companies. Not all Selling broker-dealers receive additional payments, and the payments vary among Selling broker-dealers. The list below includes the names of Selling broker-dealers that we are aware (as of December 31, 2019) received additional payments. These additional payments ranged from $962.81 to $6,177,733.18. The Company and its affiliates may also have other business relationships with Selling broker-dealers, which may provide an incentive for the Selling broker-dealers to promote the sale of the Company’s contracts over contracts and other products issued by other companies. The list below includes any such Selling broker-dealer. For more information, ask your financial professional.

1st Global Capital Corp.

Allstate Financial Services, LLC

American Portfolios Financial Services

Ameriprise Financial Services

Avantax Investment Services, Inc.

BBVA Securities, Inc.

Cadaret, Grant & Co., Inc.

65

Cambridge Investment Research

Capital Investment Group

Centaurus Financial, Inc.

Cetera Financial Group

Citigroup Global Markets, Inc.

Citizens Investment Services

Commonwealth Financial Network

Community America Financial Solution

CUNA Brokerage Services

CUSO Financial Services, L.P.

DPL Financial Partners

Equity Services Inc.

Farmer’s Financial Solution

Galt Financial Group, Inc.

Geneos Wealth Management

Gradient Securities, LLC

H. Beck, Inc.

Independent Financial Group, LLC

Infinex Investments Inc.

Janney Montgomery Scott LLC

Kestra Investment Services, LLC

Key Investment Services LLC

Ladenburg Thalmann Advisor Network, LLC

Lincoln Financial Advisors Corp.

Lincoln Financial Securities Corp.

Lincoln Investment Planning

Lion Street Financial

LPL Financial Corporation

Lucia Securities, LLC

MML Investors Services, LLC

Morgan Stanley Smith Barney

Mutual of Omaha Investment Services, Inc.

Park Avenue Securities, LLC

PlanMember Securities Corp.

PNC Investments

Primerica Financial Services, Inc.

Prospera Financial Services

Pruco Securities, LLC

Raymond James

RBC Capital Markets Corporation

Robert W Baird & Company

Santander Securities Corp.

Sigma Financial Corporation

Stifel, Nicolaus & Company, Inc.

The Advisor Group (AIG)

The Huntington Investment Company

The Leaders Group, Inc.

TransAmerica Financial Advisors

U.S. Bank Center

UBS Financial Services Inc.

Valmark Securities, Inc.

Voya Financial Advisors, Inc.

Waddell & Reed, Inc.

Wells Fargo

66

9. Incorporation of certain documents by reference

The Company’s Annual Report on Form 10-K for the period ended December 31, 2019 (the “Annual Report”) is considered to be part of this prospectus because it is incorporated by reference.

The Company files reports and other information with the SEC, as required by law. You may read and copy this information at the SEC’s public reference facilities at Room 1580, 100 F Street, NE, Washington, DC 20549, or by accessing the SEC’s website at www.sec.gov. The public may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. Under the Securities Act of 1933, the Company has filed with the SEC a registration statement relating to the fixed maturity option (the “Registration Statement”). This prospectus has been filed as part of the Registration Statement and does not contain all of the information set forth in the Registration Statement.

After the date of this prospectus and before we terminate the offering of the securities under the Registration Statement, all documents or reports we file with the SEC under the Securities Exchange Act of 1934 (“Exchange Act”), will be considered to become part of this prospectus because they are incorporated by reference.

Any statement contained in a document that is or becomes part of this prospectus, will be considered changed or replaced for purposes of this prospectus if a statement contained in this prospectus changes or is replaced. Any statement that is considered to be a part of this prospectus because of its incorporation will be considered changed or replaced for the purpose of this prospectus if a statement contained in any other subsequently filed document that is considered to be part of this prospectus changes or replaces that statement. After that, only the statement that is changed or replaced will be considered to be part of this prospectus.

We file the Registration Statement and our Exchange Act documents and reports, including our Annual Report on Form 10-K and Quarterly Reports on Form 10-Q, electronically according to EDGAR under CIK No. 0000727920. The SEC maintains a website that contains reports, proxy and information statements, and other information regarding registrants that file electronically with the SEC. The address of the site is www.sec.gov.

Upon written or oral request, we will provide, free of charge, to each person to whom this prospectus is delivered, a copy of any or all of the documents considered to be part of this prospectus because they are incorporated herein. In accordance with SEC rules, we will provide copies of any exhibits specifically incorporated by reference into the text of the Exchange Act reports (but not any other exhibits). Requests for documents should be directed to:

Equitable Financial Life Insurance Company

1290 Avenue of the Americas

New York, New York 10104

Attention: Corporate Secretary

(telephone: (212) 554-1234)

You can access our website at www.equitable.com.

67

Appendix I: QP IRA contracts

The following provides information on the features and benefits of QP IRA contracts that are different than the features and benefits described in the prospectus for traditional IRA contracts under EQUI-VEST® ExpressSM. QP IRA contracts are not available to new purchasers and this information is applicable to existing contract holders only.

Features and benefits	Availability or variation

Source of contributions	• Rollovers from an eligible retirement plan (a qualified plan, 403(b) plan or governmental employer Section 457(b) plan.

• Rollovers from a TSA.

•   The QP IRA contract is intended to be a conduit IRA to be used primarily for rollover contributions from a qualified plan or TSA, although we accept regular IRA contributions. Limits are described earlier in this prospectus under “Traditional individual retirement annuities (traditional IRAs)”.

Minimum contributions	$50 each rollover amount.

Limitations on contributions	Rollover contributions after age 72 (or age 70 1/2 if applicable) must be net of required minimum distributions.

Taxation of payments Federal income tax withholding	The QP IRA is used as a conduit IRA so that amounts are not commingled. If you are eligible for ten year averaging and long term capital gains treatment of distributions from a qualified plan, you may be able to preserve such treatment even though an eligible rollover from a qualified plan is temporarily rolled into a conduit IRA, such as a QP IRA, before rolling it back into a qualified plan. See your tax adviser.

I-1

Appendix II: Condensed financial information

The following table shows the unit values and the number of outstanding units for each variable investment option on the last business day of the periods shown. The information presented is shown for the past ten years, or from the first year the particular contracts were offered if less than ten years ago.

The unit values and numbers of units outstanding shown below are for contracts offered under Separate Account A with the same daily asset charge of 0.95%. Unit values and number of units outstanding at year end for each variable investment option, except for those options offered for the first time on or after December 31, 2019.

	For years ending December 31
	2010	2011	2012	2013	2014	2015	2016	2017	2018	2019
1290 VT DoubleLine Dynamic Allocation
Unit value	—	—	—	$104.29	$105.81	$100.90	$108.55	$117.85	$111.92	$130.92
Number of units outstanding (000’s)	—	—	—	—	1	1	2	2	3	3
1290 VT Equity Income
Unit value	$112.77	$111.26	$129.75	$169.32	$182.25	$177.45	$198.59	$227.87	$199.31	$245.22
Number of units outstanding (000’s)	32	28	29	29	23	19	16	14	12	11
1290 VT GAMCO Mergers & Acquisitions
Unit value	$128.38	$128.88	$134.35	$147.69	$148.69	$151.14	$161.22	$169.56	$159.70	$171.82
Number of units outstanding (000’s)	17	19	17	15	13	11	8	7	7	6
1290 VT GAMCO Small Company Value
Unit value	$188.65	$180.34	$210.50	$290.06	$296.11	$276.59	$337.72	$388.37	$324.72	$396.74
Number of units outstanding (000’s)	85	82	70	62	54	48	38	34	30	27
1290 VT High Yield Bond
Unit value	—	—	—	$101.55	$102.50	$98.39	$108.89	$114.84	$111.22	$124.39
Number of units outstanding (000’s)	—	—	—	—	1	3	2	2	2	3
1290 VT Socially Responsible
Unit value	$103.94	$103.23	$119.36	$158.82	$178.72	$177.87	$193.72	$231.04	$218.83	$282.35
Number of units outstanding (000’s)	4	4	4	4	4	4	3	3	3	2
All Asset Growth-Alt 20
Unit value	$119.11	$113.86	$126.30	$142.77	$144.80	$137.74	$149.48	$171.60	$157.12	$185.34
Number of units outstanding (000’s)	5	7	8	8	8	7	6	7	6	5
American Funds Insurance Series®Bond FundSM
Unit value	—	—	—	$96.47	$100.47	$99.44	$101.25	$103.60	$101.70	$109.88
Number of units outstanding (000’s)	—	—	—	—	13	14	25	22	21	28
CharterSM Multi-Sector Bond
Unit value	$110.82	$115.34	$120.33	$118.15	$119.82	$117.92	$120.23	$121.75	$119.98	$127.06
Number of units outstanding (000’s)	105	96	85	78	68	60	51	48	44	40

II-1

The unit values and numbers of units outstanding shown below are for contracts offered under Separate Account A with the same daily asset charge of 0.95%. Unit values and number of units outstanding at year end for each variable investment option, except for those options offered for the first time on or after December 31, 2019.  (continued)

	For years ending December 31
	2010	2011	2012	2013	2014	2015	2016	2017	2018	2019
CharterSM Small Cap Growth
Unit value	$132.24	$110.44	$121.83	$178.33	$172.03	$160.09	$173.41	$213.60	$200.92	$264.78
Number of units outstanding (000’s)	29	24	20	17	13	11	9	8	8	7
CharterSM Small Cap Value
Unit value	$143.55	$129.37	$149.63	$211.53	$198.82	$171.06	$212.20	$233.93	$201.61	$248.91
Number of units outstanding (000’s)	51	42	34	29	24	22	20	18	16	15
EQ/400 Managed Volatility
Unit value	$119.87	$108.98	$125.72	$163.97	$176.71	$169.58	$201.04	$229.46	$199.38	$246.72
Number of units outstanding (000’s)	—	2	2	2	1	—	—	1	1	1
EQ/500 Managed Volatility
Unit value	$115.48	$110.10	$125.21	$162.39	$181.10	$180.03	$197.98	$236.81	$220.34	$283.50
Number of units outstanding (000’s)	—	3	3	3	2	1	1	1	1	1
EQ/2000 Managed Volatility
Unit value	$123.93	$109.80	$125.56	$170.86	$176.10	$165.53	$197.62	$222.88	$194.44	$239.67
Number of units outstanding (000’s)	—	2	2	1	1	—	—	1	1	1
EQ/AB Dynamic Moderate Growth
Unit value	—	—	$103.46	$119.05	$123.56	$121.63	$125.02	$139.81	$130.42	$149.59
Number of units outstanding (000’s)	—	—	1	2	3	3	3	3	2	2
EQ/AB Small Cap Growth
Unit value	$184.64	$181.70	$208.02	$284.71	$292.09	$280.89	$313.23	$380.60	$347.26	$439.59
Number of units outstanding (000’s)	82	71	62	54	49	41	38	34	30	26
EQ/Aggressive Allocation
Unit value	$135.24	$123.91	$140.12	$175.48	$182.01	$177.12	$190.86	$225.15	$203.56	$251.01
Number of units outstanding (000’s)	138	125	113	102	94	86	77	73	67	63
EQ/Balanced Strategy
Unit value	—	—	$103.52	$116.54	$120.51	$118.60	$124.50	$135.47	$128.57	$147.32
Number of units outstanding (000’s)	—	—	1	2	1	2	2	2	1	2
EQ/BlackRock Basic Value Equity
Unit value	$145.94	$140.07	$157.65	$215.08	$233.71	$217.25	$253.85	$271.84	$247.67	$302.80
Number of units outstanding (000’s)	130	124	110	92	78	69	63	56	49	42

II-2

The unit values and numbers of units outstanding shown below are for contracts offered under Separate Account A with the same daily asset charge of 0.95%. Unit values and number of units outstanding at year end for each variable investment option, except for those options offered for the first time on or after December 31, 2019.  (continued)

	For years ending December 31
	2010	2011	2012	2013	2014	2015	2016	2017	2018	2019
EQ/Capital Guardian Research
Unit value	$121.79	$125.47	$145.90	$190.43	$208.45	$210.41	$225.97	$280.77	$264.63	$348.31
Number of units outstanding (000’s)	60	51	45	42	35	34	31	29	26	22
EQ/ClearBridge Large Cap Growth
Unit value	$115.52	$107.71	$128.48	$176.99	$181.96	$182.52	$182.39	$226.90	$223.95	$292.80
Number of units outstanding (000’s)	53	61	61	58	49	40	33	28	24	21
EQ/Clearbridge Select Equity Managed Volatility
Unit value	$90.96	$86.08	$97.37	$124.68	$135.47	$130.99	$146.83	$166.09	$147.94	$195.67
Number of units outstanding (000’s)	15	13	11	9	8	7	6	6	5	4
EQ/Common Stock Index
Unit value	$86.90	$86.54	$99.08	$130.01	$144.30	$142.85	$158.03	$188.58	$175.95	$226.96
Number of units outstanding (000’s)	275	238	211	190	167	150	139	130	117	104
EQ/Conservative Allocation
Unit value	$122.57	$123.71	$128.14	$132.43	$134.60	$133.00	$135.59	$140.96	$137.43	$148.70
Number of units outstanding (000’s)	85	88	75	68	63	49	48	36	38	36
EQ/Conservative Growth Strategy
Unit value	—	—	$102.89	$112.63	$115.82	$114.19	$118.72	$126.98	$121.68	$136.66
Number of units outstanding (000’s)	—	—	1	3	2	2	2	4	4	4
EQ/Conservative Strategy
Unit value	—	—	$101.58	$105.02	$106.73	$105.54	$107.49	$111.02	$108.43	$117.00
Number of units outstanding (000’s)	—	—	—	1	1	3	3	1	1	2
EQ/Conservative-Plus Allocation
Unit value	$125.14	$123.08	$130.90	$142.93	$146.05	$143.72	$149.09	$160.71	$153.37	$172.39
Number of units outstanding (000’s)	55	55	51	48	43	36	33	29	27	25
EQ/Core Bond Index
Unit value	$116.24	$120.67	$123.30	$120.18	$121.91	$121.28	$121.79	$122.40	$121.53	$127.92
Number of units outstanding (000’s)	155	132	114	103	88	80	77	68	64	61
EQ/Emerging Markets Equity Plus
Unit value	—	—	—	$94.67	$90.81	$73.62	$80.00	$106.20	$89.14	$104.29
Number of units outstanding (000’s)	—	—	—	—	—	—	1	1	1	1

II-3

The unit values and numbers of units outstanding shown below are for contracts offered under Separate Account A with the same daily asset charge of 0.95%. Unit values and number of units outstanding at year end for each variable investment option, except for those options offered for the first time on or after December 31, 2019.  (continued)

	For years ending December 31
	2010	2011	2012	2013	2014	2015	2016	2017	2018	2019
EQ/Equity 500 Index
Unit value	$94.23	$94.75	$108.14	$140.87	$157.64	$157.37	$173.38	$207.88	$195.73	$253.35
Number of units outstanding (000’s)	158	144	134	123	111	105	99	93	86	80
EQ/Fidelity Institutional AM® Large Cap Portfolio
Unit value	—	—	—	—	—	—	—	—	$216.48	$281.04
Number of units outstanding (000’s)	—	—	—	—	—	—	—	—	12	11
EQ/Franklin Balanced Managed Volatility
Unit value	$101.62	$100.74	$110.98	$125.95	$132.49	$127.25	$139.21	$151.70	$143.79	$166.01
Number of units outstanding (000’s)	51	48	43	41	36	36	31	29	23	20
EQ/Franklin Small Cap Value Managed Volatility
Unit value	$101.11	$90.56	$104.79	$141.88	$143.51	$132.86	$164.32	$181.86	$157.01	$195.16
Number of units outstanding (000’s)	7	8	7	6	5	4	4	3	3	3
EQ/Franklin Templeton Allocation Managed Volatility
Unit value	$82.97	$78.53	$89.24	$108.97	$113.85	$109.61	$118.88	$135.36	$122.46	$148.23
Number of units outstanding (000’s)	42	36	33	31	29	25	22	19	17	16
EQ/Global Bond PLUS
Unit value	$121.40	$125.54	$128.97	$124.53	$124.45	$118.58	$118.25	$122.58	$119.43	$125.64
Number of units outstanding (000’s)	71	68	69	56	48	41	33	32	27	23
EQ/Global Equity Managed Volatility
Unit value	$252.98	$219.72	$254.59	$303.51	$305.70	$297.56	$307.94	$384.58	$334.59	$415.16
Number of units outstanding (000’s)	95	79	66	55	46	40	36	32	29	25
EQ/Goldman Sachs Mid Cap Value
Unit value	—	—	—	—	—	—	—	—	$145.27	$188.20
Number of units outstanding (000’s)	—	—	—	—	—	—	—	—	5	3
EQ/Intermediate Government Bond
Unit value	$141.32	$147.40	$147.42	$143.62	$144.44	$143.68	$142.96	$142.09	$141.90	$146.41
Number of units outstanding (000’s)	63	61	48	41	36	32	33	28	23	20
EQ/International Core Managed Volatility
Unit value	$154.22	$126.89	$146.18	$170.16	$158.03	$149.73	$148.64	$185.96	$156.76	$190.12
Number of units outstanding (000’s)	54	44	36	29	49	43	37	33	31	27

II-4

The unit values and numbers of units outstanding shown below are for contracts offered under Separate Account A with the same daily asset charge of 0.95%. Unit values and number of units outstanding at year end for each variable investment option, except for those options offered for the first time on or after December 31, 2019.  (continued)

	For years ending December 31
	2010	2011	2012	2013	2014	2015	2016	2017	2018	2019
EQ/International Equity Index
Unit value	$101.23	$88.04	$101.39	$121.99	$112.50	$109.05	$110.38	$134.73	$113.20	$136.95
Number of units outstanding (000’s)	182	159	136	120	104	95	85	76	71	63
EQ/International Managed Volatility
Unit value	$111.65	$92.83	$107.21	$128.61	$119.17	$115.20	$113.98	$140.27	$118.86	$142.97
Number of units outstanding (000’s)	—	1	2	2	2	1	1	1	1	1
EQ/International Value Managed Volatility
Unit value	$133.50	$110.86	$128.98	$152.45	$140.17	$134.44	$134.16	$163.95	$135.61	$164.75
Number of units outstanding (000’s)	119	102	84	69	59	54	49	43	39	35
EQ/Invesco Comstock
Unit value	$105.09	$102.02	$119.67	$160.06	$172.67	$160.44	$186.53	$217.99	$189.14	$234.15
Number of units outstanding (000’s)	20	19	17	18	33	26	22	19	17	16
EQ/Invesco Global Real Estate
Unit value	—	—	—	—	—	—	—	—	$149.58	$181.52
Number of units outstanding (000’s)	—	—	—	—	—	—	—	—	8	7
EQ/Invesco International Growth
Unit value	—	—	—	—	—	—	—	—	$112.63	$143.02
Number of units outstanding (000’s)	—	—	—	—	—	—	—	—	6	5
EQ/Janus Enterprise
Unit value	$173.16	$158.31	$170.53	$234.01	$230.15	$215.44	$204.15	$258.64	$251.59	$340.05
Number of units outstanding (000’s)	48	44	36	29	24	20	18	16	14	12
EQ/JPMorgan Value Opportunities
Unit value	$104.26	$97.87	$112.50	$151.31	$171.42	$165.91	$199.72	$232.88	$195.13	$246.49
Number of units outstanding (000’s)	17	15	12	10	10	10	12	13	13	10
EQ/Large Cap Core Managed Volatility
Unit value	$95.99	$91.05	$103.70	$135.12	$149.39	$148.53	$161.58	$195.18	$180.90	$232.87
Number of units outstanding (000’s)	10	9	7	6	11	10	9	8	8	7
EQ/Large Cap Growth Index
Unit value	$78.48	$79.57	$90.42	$118.66	$131.91	$137.01	$144.33	$184.74	$178.84	$239.73
Number of units outstanding (000’s)	100	86	80	73	68	59	54	48	45	40

II-5

The unit values and numbers of units outstanding shown below are for contracts offered under Separate Account A with the same daily asset charge of 0.95%. Unit values and number of units outstanding at year end for each variable investment option, except for those options offered for the first time on or after December 31, 2019.  (continued)

	For years ending December 31
	2010	2011	2012	2013	2014	2015	2016	2017	2018	2019
EQ/Large Cap Growth Managed Volatility
Unit value	$94.14	$89.84	$101.21	$135.72	$149.34	$153.89	$160.83	$205.85	$197.81	$262.00
Number of units outstanding (000’s)	73	73	63	53	159	138	118	103	93	83
EQ/Large Cap Value Index
Unit value	$60.34	$59.57	$68.79	$89.66	$100.02	$94.68	$109.24	$122.27	$110.34	$137.30
Number of units outstanding (000’s)	17	32	27	25	26	27	27	25	22	21
EQ/Large Cap Value Managed Volatility
Unit value	$109.88	$103.32	$118.56	$155.57	$172.94	$164.42	$187.81	$211.81	$188.97	$234.79
Number of units outstanding (000’s)	280	242	202	173	178	155	136	122	111	100
EQ/Lazard Emerging Markets Equity
Unit value	—	—	—	—	—	—	—	—	$99.91	$117.54
Number of units outstanding (000’s)	—	—	—	—	—	—	—	—	25	22
EQ/Loomis Sayles Growth
Unit value	$128.12	$130.55	$145.58	$183.52	$196.00	$216.51	$229.06	$305.38	$293.44	$381.73
Number of units outstanding (000’s)	23	19	16	13	9	8	10	10	8	7
EQ/MFS International Growth
Unit value	$151.19	$133.71	$158.53	$178.45	$167.91	$166.64	$168.33	$220.18	$197.65	$249.11
Number of units outstanding (000’s)	29	29	24	21	17	14	12	11	10	9
EQ/MFS International Value
Unit value	—	—	—	—	—	—	—	—	$191.42	$238.67
Number of units outstanding (000’s)	—	—	—	—	—	—	—	—	24	19
EQ/MFS Mid Cap Focused Growth
Unit value	—	—	—	—	—	—	—	—	$169.62	$229.04
Number of units outstanding (000’s)	—	—	—	—	—	—	—	—	7	6
EQ/MFS Technology
Unit value	—	—	—	—	—	—	—	—	$320.28	$430.81
Number of units outstanding (000’s)	—	—	—	—	—	—	—	—	5	4
EQ/MFS Utilities Series
Unit value	—	—	—	—	—	—	—	—	$183.25	$226.33
Number of units outstanding (000’s)	—	—	—	—	—	—	—	—	7	5

II-6

The unit values and numbers of units outstanding shown below are for contracts offered under Separate Account A with the same daily asset charge of 0.95%. Unit values and number of units outstanding at year end for each variable investment option, except for those options offered for the first time on or after December 31, 2019.  (continued)

	For years ending December 31
	2010	2011	2012	2013	2014	2015	2016	2017	2018	2019
EQ/Mid Cap Index
Unit value	$119.21	$115.24	$133.63	$175.49	$189.45	$182.28	$216.51	$247.66	$216.61	$269.01
Number of units outstanding (000’s)	127	108	93	82	69	62	57	52	47	41
EQ/Mid Cap Value Managed Volatility
Unit value	$173.32	$155.49	$182.70	$240.82	$264.46	$252.68	$294.51	$327.67	$281.39	$352.82
Number of units outstanding (000’s)	142	121	100	85	72	64	57	52	46	43
EQ/Moderate Allocation
Unit value	$127.22	$123.00	$132.55	$148.51	$151.55	$148.79	$155.28	$170.79	$161.10	$184.36
Number of units outstanding (000’s)	302	265	215	192	176	161	142	126	108	97
EQ/Moderate Growth Strategy
Unit value	—	—	$104.13	$120.56	$125.39	$123.22	$130.66	$144.69	$135.95	$158.87
Number of units outstanding (000’s)	—	—	—	1	1	1	1	1	4	5
EQ/Moderate-Plus Allocation
Unit value	$136.16	$128.19	$141.60	$168.01	$172.68	$168.83	$179.39	$204.16	$188.39	$223.90
Number of units outstanding (000’s)	418	378	332	292	250	220	199	176	165	148
EQ/Money Market
Unit value	$117.99	$116.87	$115.76	$114.66	$113.57	$112.49	$111.43	$110.82	$111.16	$111.77
Number of units outstanding (000’s)	179	170	139	116	90	76	75	63	57	62
EQ/Oppenheimer Global
Unit value	$106.93	$96.78	$115.39	$144.39	$145.58	$148.78	$147.44	$198.05	$169.74	$220.39
Number of units outstanding (000’s)	27	26	23	21	19	17	16	14	13	9
EQ/PIMCO Global Real Return
Unit value	—	—	—	$90.96	$97.19	$93.99	$102.71	$104.69	$102.28	$109.58
Number of units outstanding (000’s)	—	—	—	2	5	6	6	8	9	10
EQ/PIMCO Ultra Short Bond
Unit value	$111.07	$109.80	$110.38	$109.42	$108.29	$106.96	$108.06	$109.06	$109.05	$110.77
Number of units outstanding (000’s)	189	152	130	112	92	74	62	57	52	46
EQ/Quality Bond PLUS
Unit value	$144.86	$145.24	$147.68	$142.93	$145.68	$144.63	$144.94	$145.56	$144.35	$151.03
Number of units outstanding (000’s)	93	83	71	60	53	46	41	37	34	30

II-7

The unit values and numbers of units outstanding shown below are for contracts offered under Separate Account A with the same daily asset charge of 0.95%. Unit values and number of units outstanding at year end for each variable investment option, except for those options offered for the first time on or after December 31, 2019.  (continued)

	For years ending December 31
	2010	2011	2012	2013	2014	2015	2016	2017	2018	2019
EQ/Small Company Index
Unit value	$163.97	$155.93	$178.44	$242.95	$252.31	$238.49	$284.73	$321.54	$282.45	$350.30
Number of units outstanding (000’s)	42	37	32	28	25	21	19	18	16	13
EQ/T. Rowe Price Growth Stock
Unit value	$107.95	$104.85	$123.51	$168.74	$181.57	$198.23	$198.99	$262.87	$256.15	$332.63
Number of units outstanding (000’s)	56	55	50	43	37	36	33	32	27	23
EQ/Templeton Global Equity Managed Volatility
Unit value	$87.95	$79.89	$94.43	$118.73	$118.90	$114.66	$119.56	$143.64	$124.89	$149.62
Number of units outstanding (000’s)	18	17	15	13	11	10	8	7	6	5
EQ/UBS Growth and Income
Unit value	$116.71	$112.34	$125.60	$168.61	$191.13	$186.62	$203.60	$244.59	$209.75	$284.22
Number of units outstanding (000’s)	8	7	9	8	8	8	6	5	4	4
EQ/Wellington Energy
Unit value	—	—	—	—	—	—	—	—	$75.64	$75.67
Number of units outstanding (000’s)	—	—	—	—	—	—	—	—	6	6
Invesco V.I. High Yield Fund
Unit value	—	$95.23	$110.32	$116.66	$117.39	$112.35	$123.34	$129.65	$123.79	$138.75
Number of units outstanding (000’s)	—	1	6	11	13	11	9	9	9	8
Invesco V.I. Mid Cap Core Equity Fund
Unit value	$114.80	$106.32	$116.49	$148.22	$152.93	$145.00	$162.53	$184.58	$161.61	$200.15
Number of units outstanding (000’s)	1	3	3	3	2	2	2	2	1	1
Invesco V.I. Small Cap Equity Fund
Unit value	$124.48	$122.08	$137.43	$186.61	$188.69	$176.17	$195.16	$219.84	$184.49	$230.83
Number of units outstanding (000’s)	1	2	1	1	1	1	1	1	1	—
Ivy VIP High Income
Unit value	$106.36	$110.89	$130.31	$142.63	$143.96	$133.32	$153.43	$162.13	$157.18	$173.11
Number of units outstanding (000’s)	7	28	47	52	51	41	37	35	32	24
Ivy VIP Small Cap Growth
Unit value	—	$79.30	$82.60	$117.29	$118.03	$119.11	$121.42	$148.07	$140.63	$171.84
Number of units outstanding (000’s)	—	1	2	2	2	3	3	3	2	2

II-8

The unit values and numbers of units outstanding shown below are for contracts offered under Separate Account A with the same daily asset charge of 0.95%. Unit values and number of units outstanding at year end for each variable investment option, except for those options offered for the first time on or after December 31, 2019.  (continued)

	For years ending December 31
	2010	2011	2012	2013	2014	2015	2016	2017	2018	2019
MFS® Investors Trust Series
Unit value	$115.02	$111.18	$130.86	$170.75	$187.25	$185.38	$198.89	$242.38	$226.36	$294.27
Number of units outstanding (000’s)	1	1	1	3	2	2	2	2	1	1
MFS® Massachusetts Investors Growth Stock Portfolio
Unit value	—	—	—	—	—	$191.33	$200.59	$254.52	$253.54	$350.55
Number of units outstanding (000’s)	—	—	—	—	—	—	—	—	—	1
Multimanager Aggressive Equity
Unit value	$78.41	$72.79	$82.34	$111.85	$122.61	$126.29	$129.39	$167.07	$165.13	$218.11
Number of units outstanding (000’s)	110	84	74	63	53	46	39	35	32	28
Multimanager Core Bond
Unit value	$141.49	$148.29	$154.92	$149.84	$153.98	$152.71	$155.26	$158.40	$156.27	$166.21
Number of units outstanding (000’s)	111	115	132	113	96	83	74	68	61	50
Multimanager Mid Cap Growth
Unit value	$121.92	$111.25	$127.21	$176.62	$183.44	$178.94	$189.25	$237.44	$221.59	$291.83
Number of units outstanding (000’s)	51	41	36	31	27	24	21	18	17	14
Multimanager Mid Cap Value
Unit value	$158.03	$135.66	$154.28	$207.21	$216.20	$202.26	$238.56	$258.21	$223.15	$276.22
Number of units outstanding (000’s)	46	39	33	26	21	19	16	14	13	11
Multimanager Technology
Unit value	$121.45	$114.50	$128.64	$172.77	$194.31	$204.58	$220.76	$304.22	$308.23	$420.92
Number of units outstanding (000’s)	56	45	39	34	31	28	24	22	21	18
Target 2015 Allocation
Unit value	$103.67	$99.80	$109.58	$123.81	$126.27	$122.68	$128.36	$141.52	$134.13	$152.78
Number of units outstanding (000’s)	4	8	8	5	4	3	3	4	3	5
Target 2025 Allocation
Unit value	$101.32	$96.44	$107.80	$127.17	$131.04	$127.15	$135.29	$154.66	$143.77	$170.00
Number of units outstanding (000’s)	8	10	11	10	9	9	8	10	9	8
Target 2035 Allocation
Unit value	$99.98	$94.43	$106.73	$129.25	$133.76	$129.80	$138.89	$162.02	$148.96	$180.49
Number of units outstanding (000’s)	7	7	6	6	5	5	4	4	5	5

II-9

The unit values and numbers of units outstanding shown below are for contracts offered under Separate Account A with the same daily asset charge of 0.95%. Unit values and number of units outstanding at year end for each variable investment option, except for those options offered for the first time on or after December 31, 2019.  (continued)

	For years ending December 31
	2010	2011	2012	2013	2014	2015	2016	2017	2018	2019
Target 2045 Allocation
Unit value	$97.87	$91.58	$104.71	$129.87	$134.78	$130.53	$140.53	$166.61	$151.84	$187.01
Number of units outstanding (000’s)	5	5	6	6	6	6	6	6	6	5
Target 2055 Allocation
Unit value	—	—	—	—	—	$91.69	$99.45	$119.97	$108.39	$136.13
Number of units outstanding (000’s)	—	—	—	—	—	—	—	—	—	—
VanEck VIP Global Hard Assets Fund
Unit value	—	$83.15	$84.92	$92.77	$74.11	$48.72	$69.21	$67.21	$47.65	$52.64
Number of units outstanding (000’s)	—	3	7	7	8	9	10	8	8	7

II-10

Appendix III: Market value adjustment example

The example below shows how the market value adjustment would be determined and how it would be applied to a withdrawal, assuming that $100,000 was allocated on June 15, 2020 to a fixed maturity option with a maturity date of June 15, 2028 (eight years later) at a hypothetical rate to maturity of 4.00% (h), resulting in a maturity value of $136,886 on the maturity date. We further assume that a withdrawal of $50,000 is made four years later, on June 15, 2024.(a)

	Hypothetical assumed rate to maturity(j) on June 15, 2024
	2%	6%
As of June 15, 2024 before withdrawal
(1) market adjusted amount(b)	$126,455	$108,409
(2) fixed maturity amount(c)	$116,998	$116,998
(3) market value adjustment: (1) – (2)	$9,457	$(8,589)
On June 15, 2024 after $50,000 withdrawal
(4) portion of market value adjustment associated with the withdrawal: (3) x [$50,000/(1)],	$3,739	$(3,961)
(5) portion of fixed maturity associated with the withdrawal: $50,000 – (4)	$46,261	$53,961
(6) market adjusted amount (1) – $50,000	$76,455	$58,409
(7) fixed maturity amount: (2) – (5)	$70,738	$63,037
(8) maturity value(d)	$82,762	$73,752

You should note that in this example, if a withdrawal is made when rates have increased from 4.00% to 6.00% (right column), a portion of a negative market value adjustment is realized. On the other hand, if a withdrawal is made when rates have decreased from 4.00% to 2.00% (left column), a portion of a positive market value adjustment is realized.

Notes:

(a)	Number of days from the withdrawal date to the maturity date = D = 1,461

(b)	Market adjusted amount is based on the following calculation:

Maturity value	=	$136,886	where j is either 2% or 6%
(1+j)(D/365)		(1+j)(1,461/365)

(c) Fixed maturity amount is based on the following calculation:

Maturity value	=	$136,886
(1+h)(D/365)		(1+0.04)(1,461/365)

(d) Maturity value is based on the following calculation:

Fixed maturity amount x (1+h)(D/365) = ($70,738 or $63,037) x (1+0.04)(1,461/365)

III-1

Appendix IV: State contract availability and/or variations of certain features and benefits

States where certain EQUI-VEST® ExpressSM features and/or benefits are not available or vary:

State	Features and benefits	Availability or variation
California	See “Contract features and benefits”—”Your right to cancel within a certain number of days”	If you reside in the state of California and you are age 60 or older at the time the contract is issued, you may return your variable annuity contract within 30 days from the date that you receive it and receive a refund as described below.

If you allocate your entire initial contribution to the EQ/Money Market option, the amount of your refund will be equal to your contribution less interest, unless you make a transfer, in which case the amount of your refund will be equal to your account value on the date we receive your request to cancel at our processing office. This amount could be less than your initial contribution. If you allocate any portion of your initial contribution to variable investment options (other than the EQ/Money Market option) and/or fixed maturity options, your refund will be equal to your account value on the date we receive your request to cancel at our processing office.
New York	See “Selecting an annuity payout option” in “Your annuity payout option” under “Accessing your money”	In the second to last paragraph in this section, the second line in the paragraph “(1) the amount applied to purchase the annuity;” is deleted in its entirety and replaced with the following:

(1)  The amount applied to provide the annuity will be: (a) the account value for any life annuity form or (b) the cash value for any period certain annuity form except that, if the period certain is more than five years, the amount applied will be no less than 95% of the account value.

Puerto Rico	See “Taxation of nonqualified annuities” in “Tax information”	There are special rules for nonqualified contracts issued in Puerto Rico.

Income from NQ contracts we issue is U.S. source. A Puerto Rico resident is subject to U.S. taxation on such U.S. source income. Only Puerto Rico source income of Puerto Rico residents is excludable from U.S. taxation. Income from NQ contracts is also subject to Puerto Rico tax. The calculation of the taxable portion of amounts distributed from a contract may differ in the two jurisdictions. Therefore, you might have to file both U.S. and Puerto Rico tax returns, showing different amounts of income from the contract for each tax return. Puerto Rico generally provides a credit against Puerto Rico tax for U.S. tax paid. Depending on your personal situation and the timing of the different tax liabilities, you may not be able to take full advantage of this credit.

We require owners or beneficiaries of annuity contracts in Puerto Rico which are not individuals to document their status to avoid 30% FATCA withholding from U.S.-source income.

Washington	See “Fixed maturity options” in “Contract features and benefits”	The fixed maturity options are not available in contracts issued on or after August 13, 2001 in Washington.

IV-1

Statement of additional information

Page

The Company	2

Calculation of annuity payments	2

Custodian	2

Independent registered public accounting firm	2

Distribution of the contracts	2

Calculating unit values	3

Financial Statements	3

How to obtain an EQUI-VEST® ExpressSM Statement of Additional Information for Separate Account A

Call (800) 628-6673 or send this request form to:

EQUI-VEST® ExpressSM

Processing Office

Equitable

P.O. Box 4956

Syracuse, NY 13221-4956

Please send me an EQUI-VEST® ExpressSM Statement of Additional Information dated May 1, 2020. (Combination variable and fixed deferred annuity)

Name

Address
City	State	Zip

#817716

EQUI-VEST® (Series 800)

A combination variable and fixed deferred annuity contract

Prospectus dated May 1, 2020

Please read and keep this prospectus for future reference. It contains important information that you should know before taking any other action under your contract. This prospectus supersedes all prior prospectuses and supplements. You should read the prospectuses for each Trust, which contain important information about the portfolios.

What is EQUI-VEST®?

EQUI-VEST® is a deferred annuity contract issued by Equitable Financial Life Insurance Company (the “Company”, “we”, “our” and “us”), formerly AXA Equitable Life Insurance Company. It provides for the accumulation of retirement savings and for income. The contract also offers death benefit protection and a number of payout options. You invest to accumulate value on a tax-deferred basis in one or more of our variable investment options, our guaranteed interest option or in our fixed maturity options (“investment options”).

This prospectus is a disclosure document and describes all of the contract’s material features, benefits, rights and obligations, as well as other information. The description of the contract’s material provisions in this prospectus is current as of the date of this prospectus. If certain material provisions under the contract are changed after the date of this prospectus in accordance with the contract, those changes will be described in a supplement to this prospectus. You should carefully read this prospectus in conjunction with any applicable supplements. The contract also should be read carefully.

This contract is no longer being sold. This prospectus is for current contract owners only. All features and benefits described in this prospectus may not have been available at the time you purchased your contract. We have the right to restrict availability of any feature or benefit. We may have the right to refuse to accept any contribution from you at any time, including after the purchase of the contract. Effective June 18, 2012: We no longer accept contributions to NQ contracts. For traditional IRA, Roth IRA and Inherited IRA contracts, we currently continue to accept subsequent contributions subject to a $6,000 limit per calendar year. References to contributions in this prospectus are for the benefit of contract owners currently eligible to continue making contributions to the contracts. For more information, see “How you can contribute to your contract” in “Contract features and benefits” later in this prospectus.

Variable investment options

Fixed income

•	1290 VT High Yield Bond
•	American Funds Insurance Series® Bond Fund
•	EQ/Core Bond Index
•	EQ/Core Plus Bond(1)
•	EQ/Global Bond PLUS
•	EQ/Intermediate Government Bond
•	EQ/Money Market
•	EQ/PIMCO Global Real Return
•	EQ/PIMCO Ultra Short Bond
•	EQ/Quality Bond PLUS
•	Invesco V.I. High Yield
•	Ivy VIP High Income
•	Multimanager Core Bond

Domestic Equity

•	1290 VT Equity Income
•	1290 VT GAMCO Mergers & Acquisitions
•	1290 VT GAMCO Small Company Value
•	1290 VT Micro Cap
•	1290 VT Small Cap Value(2)
•	1290 VT Socially Responsible
•	EQ/400 Managed Volatility
•	EQ/500 Managed Volatility
•	EQ/2000 Managed Volatility
•	EQ/AB Small Cap Growth
•	EQ/American Century Mid Cap Value(2)
•	EQ/BlackRock Basic Value Equity
•	EQ/Capital Group Research(1)(2)

•	EQ/ClearBridge Large Cap Growth
•	EQ/ClearBridge Select Equity Managed Volatility
•	EQ/Common Stock Index
•	EQ/Equity 500 Index
•	EQ/Fidelity® Institutional AM® Large Cap
•	EQ/Franklin Rising Dividends
•	EQ/Franklin Small Cap Value Managed Volatility
•	EQ/Goldman Sachs Mid Cap Value
•	EQ/Invesco Comstock
•	EQ/Janus Enterprise(2)
•	EQ/JPMorgan Value Opportunities
•	EQ/Large Cap Core Managed Volatility
•	EQ/Large Cap Growth Index
•	EQ/Large Cap Growth Managed Volatility
•	EQ/Large Cap Value Index
•	EQ/Large Cap Value Managed Volatility
•	EQ/Loomis Sayles Growth
•	EQ/MFS® Mid Cap Focused Growth
•	EQ/MFS® Technology
•	EQ/MFS® Utilities
•	EQ/Mid Cap Index
•	EQ/Mid Cap Value Managed Volatility
•	EQ/Morgan Stanley Small Cap Growth(2)
•	EQ/Small Company Index
•	EQ/T. Rowe Price Growth Stock
•	EQ/Wellington Energy
•	Invesco V.I. Mid Cap Core Equity
•	Invesco V.I. Small Cap Equity
•	Ivy VIP Small Cap Growth
•	MFS® Investors Trust
•	MFS® Massachusetts Investors Growth Stock
•	Multimanager Aggressive Equity
•	Multimanager Technology
•	VanEck VIP Global Hard Assets

International/Global

•	1290 VT Low Volatility Global Equity
•	1290 VT SmartBeta Equity(2)
•	EQ/Emerging Markets Equity PLUS
•	EQ/Global Equity Managed Volatility
•	EQ/International Core Managed Volatility
•	EQ/International Equity Index
•	EQ/International Managed Volatility
•	EQ/International Value Managed Volatility
•	EQ/Invesco Global(1)
•	EQ/Invesco Global Real Estate
•	EQ/Invesco International Growth
•	EQ/Lazard Emerging Markets Equity
•	EQ/MFS® International Growth
•	EQ/MFS® International Intrinsic Value(1)

Asset Allocation/hybrid

•	1290 VT Convertible Securities
•	1290 VT DoubleLine Dynamic Allocation
•	EQ/AB Dynamic Moderate Growth
•	EQ/Aggressive Allocation
•	EQ/Aggressive Growth Strategy(2)
•	EQ/All Asset Growth Allocation(1)
•	EQ/Balanced Strategy
•	EQ/Conservative Allocation
•	EQ/Conservative Growth Strategy
•	EQ/Conservative-Plus Allocation
•	EQ/Conservative Strategy
•	EQ/Franklin Balanced Managed Volatility
•	EQ/Moderate Allocation
•	EQ/Moderate Growth Strategy
•	EQ/Moderate-Plus Allocation
•	Target 2015 Allocation
•	Target 2025 Allocation
•	Target 2035 Allocation
•	Target 2045 Allocation
•	Target 2055 Allocation

(1)

This is the variable investment option’s new name. Please see “Portfolios of the Trusts” later in this prospectus for the variable investment option’s former name which may continue to be used in certain documents for a period of time after the date of this prospectus.

(2)

This is the surviving variable investment option of a Portfolio merger. Please see “Portfolios of the Trust” later in this prospectus for the name of the acquired variable investment option which may continue to be used in certain documents for a period of time after the date of this prospectus.

The Securities and Exchange Commission (“SEC”) has not approved or disapproved these securities or determined if this prospectus is accurate or complete. Any representation to the contrary is a criminal offense. The contracts are not insured by the FDIC or any other agency. They are not deposits or other obligations of any bank and are not bank guaranteed. They are subject to investment risks and possible loss of principal.

EV Series 800 (IF)

#841365

You may allocate amounts to the variable investment options under your choice of investment method subject to any restrictions. At any time, we have the right to terminate your contributions. Each variable investment option is a subaccount of Separate Account A. Each variable investment option, in turn, invests in a corresponding securities portfolio that is part of one of the trusts (the “Trusts”). Your investment results in a variable investment option will depend on the investment performance of the related portfolio. You may also allocate amounts to the guaranteed interest option and the fixed maturity options, which are discussed later in this prospectus.

Types of contracts.  For existing contract owners, the contracts are for use as:

•	A nonqualified annuity (“NQ”) for after-tax contributions only.

•	An individual retirement annuity (“IRA”), any of traditional IRA, Roth IRA or Inherited IRA beneficiary continuation contracts (“Inherited IRA”).

•	QP IRA (please see Appendix I). Unless otherwise indicated, information for QP IRA is the same as traditional IRA.

Registration statements relating to this offering have been filed with the SEC. The statement of additional information (“SAI”) dated May 1, 2020, is a part of one of the registration statements. The SAI is available free of charge. You may request one by writing to our processing office at P.O. Box 4956, Syracuse, NY 13221-4956 or calling (800) 628-6673. The SAI has been incorporated by this reference into this prospectus. This prospectus and the SAI can also be obtained from the SEC’s website at www.sec.gov. The table of contents for the SAI appears at the back of this prospectus.

You have previously purchased an EQUI-VEST® contract and are receiving this prospectus as a current contract owner. As a current contract owner, you should note that the options, features and charges of the contract may have varied over time and may vary depending on your state. For more information about the particular options, features and charges applicable to you, please contact your financial professional and/or refer to your contract and/or see Appendices I and V.

Electronic delivery of shareholder reports (pursuant to Rule 30e-3).  Beginning on January 1, 2021, as permitted by regulations adopted by the Securities and Exchange Commission ("SEC"), paper copies of the shareholder reports for portfolio companies available under your contract will no longer be sent by mail, unless you specifically request paper copies of the reports from the Company or from your financial intermediary. Instead, the reports will be made available on a website, and you will be notified by mail each time a report is posted and provided with a website link to access the report.

If you already elected to receive shareholder reports electronically, you will not be affected by this change and you need not take any action. You may elect to receive shareholder reports and other communications electronically from the Company by calling (800) 628-6673 or by calling your financial intermediary.

You may elect to receive all future reports in paper free of charge. You can inform the Company or your financial intermediary that you wish to continue receiving paper copies of your shareholder reports by calling (877) 522-5035, by sending an email request to EquitableFunds@dfinsolutions.com or by calling your financial intermediary. Your election to receive reports in paper will apply to all portfolio companies available under your contract.

Contents of this Prospectus

Index of key words and phrases	5
The Company	6
How to reach us	7
EQUI-VEST® at a glance — key features	9

Fee table	11

Examples	12
Condensed financial information	12

1. Contract features and benefits	13
How you can contribute to your contract	13
Owner and annuitant requirements	16
How you can make your contributions	16
What are your investment options under the contract?	16
Portfolios of the Trusts	17
Selecting your investment method	30
Allocating your contributions	31
Your right to cancel within a certain number of days	31
Death benefit	32
Inherited IRA beneficiary continuation contract	33

2. Determining your contract’s value	34
Your account value and cash value	34
Your contract’s value in the variable investment options	34
Your contract’s value in the guaranteed interest option	34
Your contract’s value in the fixed maturity options	34

3. Transferring your money among investment options	35
Transferring your account value	35
Disruptive transfer activity	35
Automatic transfer options	36
Investment simplifier	36
Rebalancing your account value	37

When we address the reader of this prospectus with words such as “you” and “your,” we mean the person who has the right or responsibility that the prospectus is discussing at that point. This is usually the contract owner.

When we use the word “contract” it also includes certificates that are issued under group contracts in some states.

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4. Accessing your money	38
Withdrawing your account value	38
How withdrawals are taken from your account value	39
Surrender of your contract to receive its cash value	39
Termination	39
When to expect payments	39
Your annuity payout options	40

5. Charges and expenses	42
Charges that the Company deducts	42
Charges under the contracts	42
Charges that the Trusts deduct	45
Group or sponsored arrangements	45
Other distribution arrangements	46

6. Payment of death benefit	47
Your beneficiary and payment of benefit	47
How death benefit payment is made	47
Beneficiary continuation option	48

7. Tax information	50
CARES Act	50
Overview	50
Buying a contract to fund a retirement arrangement	50
Transfers among investment options	50
Taxation of nonqualified annuities	50
Individual retirement arrangements (“IRAs”)	52
Traditional individual retirement annuities (traditional IRAs)	53
Roth individual retirement annuities (“Roth IRAs”)	59
Tax withholding and information reporting	64
Impact of taxes to the Company	64

8. More information	65
About our Separate Account A	65
About the Trusts	65
About our fixed maturity options	65
About the general account	67
About other methods of payment	67
Dates and prices at which contract events occur	67
About your voting rights	68
COVID-19	68
Cybersecurity risks and catastrophic events	69
Statutory compliance	69
About legal proceedings	69
Financial statements	69
Transfers of ownership, collateral assignments, loans, and borrowing	69
Distribution of the contracts	70

9. Incorporation of certain documents by reference	73

Appendices

I	—	QP IRA contracts	I-1

II	—	Condensed financial information	II-1

III	—	Market value adjustment example	III-1

IV	—	Death benefit example	IV-1

V	—	State contract availability and/or variations of certain features and benefits	V-1

Statement of additional information Table of contents

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Index of key words and phrases

This index should help you locate more information on the terms used in this prospectus.

Page

account value	34
annuitant	13
annuity payout options	40
automatic investment program (“AIP”)	67
Equitable Access Account	48
beneficiary	47
beneficiary continuation option	48
business day	16, 67
cash value	34
conduit IRA	56
contract date	13
contract date anniversary	13
contract year	13
contributions	13
Contributions to Roth IRAs	59
regular contribution	59
rollovers and direct transfers	59
conversion contributions	60
direct transfers	59
Contributions to traditional IRAs	53
regular contribution	53
rollovers and transfers	54
Disruptive transfer activity	35
fixed maturity amount	29
fixed maturity options	29
guaranteed interest option	29

Page

IRA	2, 52
IRS	50
Inherited IRA	2, 33
investment options	1
market adjusted amount	29
market timing	35
market value adjustment	29
maturity value	29
NQ	2
Online Account Access	7
partial withdrawals	38
portfolio	11
processing office	7
QP IRA	I-1
ratcheted death benefit	32
rate to maturity	29
Required Beginning Date	56
Roth IRA	58
SAI	2
SEC	1
TOPS	7
traditional IRA	1, 52
Trusts	2, 65
unit	34
unit investment trust	65
variable investment options	1, 16

To make this prospectus easier to read, we sometimes use different words than in the contract or supplemental materials. This is illustrated below. Although we do use different words, they have the same meaning in this prospectus as in the contract or supplemental materials. Your financial professional can provide further explanation about your contract.

Prospectus	Contract or Supplemental Materials
fixed maturity options	Guarantee Periods or Fixed Maturity Accounts

variable investment options	Investment Funds or Investment Divisions

account value	Annuity Account Value

rate to maturity	Guaranteed Rates

guaranteed interest option	Guaranteed Interest Account

unit	Accumulation unit

unit value	Accumulation unit value

5

The Company

We are Equitable Financial Life Insurance Company, a New York stock life insurance corporation. We have been doing business since 1859. The Company is an indirect wholly owned subsidiary of Equitable Holdings, Inc. No other company has any legal responsibility to pay amounts that the Company owes under the contracts. The Company is solely responsible for paying all amounts owed to you under your contract.

Equitable Holdings, Inc. and its consolidated subsidiaries managed approximately $734.4 billion in assets as of December 31, 2019. For more than 160 years the Company has been among the largest insurance companies in the United States. We are licensed to sell life insurance and annuities in all fifty states, the District of Columbia, Puerto Rico, and the U.S. Virgin Islands. Our home office is located at 1290 Avenue of the Americas, New York, NY 10104.

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How to reach us

Please communicate with us at the mailing addresses listed below for the purposes described. You can also use our Online Account Access system to access information about your account and to complete certain requests through the Internet. Certain methods of contacting us, such as by telephone or electronically, may be unavailable or delayed. For example, our facsimile service may not be available at all times and/or we may be unavailable due to emergency closing. In addition, the level and type of service available may be restricted based on criteria established by us. In order to avoid delays in processing, please send your correspondence and check to the appropriate location, as follows:

For correspondence with checks:

For IRA owners who send contributions individually by regular mail:

Equitable

EQUI-VEST®

Individual Annuity Lockbox

P.O. Box 13459

Newark, NJ 07188-0459

For IRA owners who send contributions individually by express delivery:

JPMorganChase

EQUI-VEST® Lockbox #13459

4 Chase Metrotech Center (7th Floor)

Brooklyn, NY 11245-0001

Telephone number to be used on express mail packages

Attn: Extraction Supervisor, (718) 242-0716

For IRA contributions remitted by employers and sent by regular mail:

Equitable

EQUI-VEST®

Unit Annuity Lockbox

P.O. Box 13463

Newark, NJ 07188-0463

For IRA contributions remitted by employers and sent by express delivery:

JPMorganChase

EQUI-VEST® Lockbox #13463

4 Chase Metrotech Center (7th Floor)

Brooklyn, NY 11245-0001

Telephone number to be used on express mail packages

Attn: Extraction Supervisor, (718) 242-0716

For correspondence without checks:

For all other communications (e.g., requests for transfers, withdrawals, or required notices) sent by regular mail:

Equitable

EQUI-VEST® Processing Office

P.O. Box 4956

Syracuse, NY 13221-4956

For all other communications (e.g., requests for transfers, withdrawals, or required notices) sent by express delivery:

Equitable

EQUI-VEST® Processing Office

100 Madison Street, Suite 1000

Syracuse, NY 13202

Your correspondence will be picked up at the mailing address noted above and delivered to our processing office. Your correspondence, however, is not considered received by us until it is received at our processing office. Where this prospectus refers to the day when we receive a contribution, request, election, notice, transfer or any other transaction request from you, we mean the day on which that item (or the last thing necessary for us to process that item) arrives in complete and proper form at our processing office or via the appropriate telephone or fax number if the item is a type we accept by those means. There are two main exceptions: if the item arrives (1) on a day that is not a business day or (2) after the close of a business day, then, in each case, we are deemed to have received that item on the next business day. Our processing office is: 100 Madison Street, Suite 1000, Syracuse, New York 13202.

Reports we provide:

•	confirmation notices of financial transactions; and

•	quarterly statements of your contract values as of the close of each calendar quarter.

As required, notices and statements will be sent by mail under certain circumstances. They are also available on Online Account Access.

Telephone operated program support (“TOPS”) and Online Account Access systems:

TOPS is designed to provide you with up-to-date information via touch-tone telephone. Online Account Access is designed to provide this information through the Internet. You can obtain information on:

•	your current account value;

•	your current allocation percentages;

•	the number of units you have in the variable investment options;

•	rates to maturity for the fixed maturity options; and

•	the daily unit values for the variable investment options.

You can also:

•	change your allocation percentages and/or transfer among the variable investment options (not available for transfers to fixed maturity options) and the guaranteed interest option; and

•	change your TOPS personal identification number (“PIN”) (through TOPS only) and your Online Account Access password (through Online Account Access only).

Under TOPS only you can:

•	elect the investment simplifier.

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Under Online Account Access only you can:

•	elect to receive certain contract statements electronically;

•	change your address;

•	access “Frequently Asked Questions” and certain service forms; and

•	obtain performance information regarding the variable investment options.

TOPS and Online Account Access are normally available seven days a week, 24 hours a day. You can use TOPS by calling toll-free (800) 755-7777. You may use Online Account Access by visiting our website at www.equitable.com and logging in to access your account. Of course, for reasons beyond our control, these services may sometimes be unavailable.

We have established procedures to reasonably confirm that the instructions communicated by telephone or the Internet are genuine. For example, we will require certain personal identification information before we will act on telephone or Internet instructions and we will provide written confirmation of your transfers. If we do not employ reasonable procedures to confirm the genuineness of telephone or Internet instructions, we may be liable for any losses arising out of any act or omission that constitutes negligence, lack of good faith, or willful misconduct. In light of our procedures, we will not be liable for following telephone or Internet instructions we reasonably believe to be genuine.

We reserve the right to limit access to these services if we determine that you engaged in a disruptive transfer activity such as “market timing.” (See “Disruptive transfer activity” in “Transferring your money among investment options” later in this prospectus.)

We reserve the right to discontinue offering TOPS at any time in the future.

Customer service representative:

You may also use our toll-free number (800) 628-6673 to speak with one of our customer service representatives. Our customer service representatives are available on each business day Monday through Thursday from 8:00 a.m. to 7:00 p.m., and on Friday until 5:00 p.m., Eastern Time.

Hearing or speech-impaired clients may call the AT&T National Relay Number at (800) 855-2880 for information about your account. If you have a Telecommunications Device for the Deaf (TDD), you may relay messages or questions to our Customer Service Department at (800) 628-6673, Monday through Thursday from 8:00 a.m. to 7:00 p.m., and on Friday until 5:00 p.m. Eastern Time. AT&T personnel will communicate our reply back to you, via the TDD.

Toll free telephone service:

You may reach us toll-free by calling (800) 841-0801 for a recording of daily unit values for the variable investment options.

We require that the following types of communications be on specific forms we provide for that purpose:

(1)	conversion of your traditional IRA contract to a Roth IRA contract;
(2)	cancellation of your Roth IRA contract and return to a traditional IRA contract;

(3)	election of the automatic investment program;

(4)	election of the investment simplifier;

(5)	election of the automatic deposit service;

(6)	election of the rebalancing program;

(7)	election of the required minimum distribution (“RMD”) automatic withdrawal option;

(8)	election of the beneficiary continuation option;

(9)	request for a transfer/rollover of assets or 1035 exchange to another carrier;

(10)	election of the principal assurance allocation (only available at time of purchase);

(11)	purchase by, or change of ownership to, a non-natural owner;

(12)	contract surrender and withdrawal requests;

(13)	death claims; and

(14)	partial annuitization of an NQ contract.

We also have specific forms that we recommend you use for the following types of requests:

(1)	beneficiary changes;

(2)	transfers among investment options; and

(3)	change of ownership.

To change or cancel any of the following we require written notification generally at least seven calendar days before the next scheduled transaction:

(1)	automatic investment program;

(2)	investment simplifier;

(3)	rebalancing program;

(4)	systematic withdrawals; and

(5)	the date annuity payments are to begin.

You must sign and date all these requests. Any written request that is not on one of our forms must include your name and your contract number along with adequate details about the notice you wish to give or the action you wish us to take. Some requests may be completed online; you can use our Online Account Access system to contact us and to complete such requests through the Internet. In the future, we may require that certain requests be completed online.

Signatures:

The proper person to sign forms, notices and requests would normally be the owner. If there are joint owners, all must sign.

eDelivery:

You can register to receive statements and other documents electronically. You can do so by visiting our website at www.equitable.com.

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EQUI-VEST® at a glance — key features

Professional Investment management	EQUI-VEST® variable investment options invest in different portfolios sub-advised by professional investment advisers.
Guaranteed Interest option	• Principal and interest guarantees • Interest rates set periodically
Fixed maturity options	• 10 fixed maturity options with maturities ranging from approximately 1 to 10 years. • Each fixed maturity option offers a guarantee of principal and interest rate if you hold it to maturity.
If you make any withdrawals (including transfers, surrender or termination of your contract or when we make deductions for charges) from a fixed maturity option before it matures, we will make a market value adjustment, which will increase or decrease any fixed maturity amount you have in that fixed maturity option.

Tax advantages	• On earnings inside the contract:	No tax until you make withdrawals from your contract or receive annuity payments.

	• On transfers inside the contract:	No tax on transfers among investment options.

You should be aware that annuity contracts that were purchased as an Individual Retirement Annuity (IRA) do not provide tax deferral benefits beyond those already provided by the Internal Revenue Code for individual retirement arrangements. Before contributing to one of these contracts, you should consider whether its features and benefits beyond tax deferral meet your needs and goals. You may also want to consider the relative features, benefits and costs of these contracts with any other investment that you may use in connection with your retirement plan or arrangement. (For more information, see “Tax information” later in this prospectus.)
Contribution amounts

Effective June 18, 2012: We no longer accept contributions to NQ contracts. For traditional IRA, Roth IRA and Inherited IRA contracts, we currently continue to accept subsequent contributions subject to a $6,000 limit per calendar year. Information regarding contributions in this section is for the benefit of contract owners currently eligible to continue making contributions to the contracts. For more information, see “How you can contribute to your contract” in “Contract features and benefits” later in this prospectus.

•   NQ:

—  $50 (minimum additional).

•   Traditional IRA and Roth IRA:

—  $50 (minimum additional).

•   For NQ, traditional IRA, and Roth IRA: $20 under our automatic investment program.

•   Inherited IRA

—  $1,000 (minimum additional).

•   Maximum contribution limitations apply to all contracts.

Upon advance notice to you, we may exercise certain rights we have under the contract regarding contributions, including our rights to (i) change minimum and maximum contribution requirements and limitations, and (ii) discontinue acceptance of contributions. For more information, see “How you can contribute to your contract” in “Contract features and benefits” later in this prospectus.
Death benefit protection	The contract provides a death benefit for the beneficiary should the annuitant die. The death benefit is equal to the account value or the standard death benefit, whichever is higher. However, if you elect the ratcheted death benefit, the death benefit is equal to the account value or the ratcheted death benefit, whichever is higher.

9

Access to your money

•   Partial withdrawals

•   Several periodic withdrawal options

•   Contract surrender

You may incur a withdrawal charge for certain withdrawals or if you surrender your contract. You may also incur income tax and a penalty tax.

Payout options	• Fixed annuity payout options • Variable Immediate Annuity payout options (described in a separate prospectus for that option)
Additional features

•   Dollar-cost averaging by automatic transfers

•   — Interest sweep option

—  Fixed-dollar option

•   Automatic investment program

•   Account value rebalancing (quarterly, semiannually, and annually)

•   Principal assurance allocation

•   No charge on transfers among investment options

•   Waiver of withdrawal charge under certain circumstances

Fees and charges	Please see “Fee table” later in this prospectus for complete details.
Annuitant issue ages	0 - 85 (0 - 70 for Inherited IRA)

The table above summarizes only certain current key features and benefits of the contract. The table also summarizes certain current limitations, restrictions and exceptions to those features and benefits that we have the right to impose under the contract and that are subject to change in the future. In some cases, other limitations, restrictions and exceptions may apply. The contract may not currently be available in all states. Certain features and benefits described in this prospectus, including the availability of all investment options, may vary in your state or at certain ages or under your investment method; all features and benefits may not be available in all contracts or in all states. Please see Appendices I and V later in this prospectus for more information on state availability and/or variations of certain features and benefits.

For more detailed information, we urge you to read the contents of this prospectus, as well as your contract. This prospectus is a disclosure document and describes all of the contract’s material features, benefits, rights and obligations, as well as other information. The prospectus should be read carefully before investing. Please feel free to speak with your financial professional or call us, if you have any questions.

Other contracts

We offer a variety of fixed and variable annuity contracts. They may offer features, including investment options, credits, fees and/or charges that are different from those in the contracts offered by this prospectus. Not every contract is offered through the same Selling broker-dealer. Some Selling broker-dealers may not offer and/or limit the offering of certain features or options, as well as limit the availability of the contracts, based on issue age or other criteria established by the Selling broker-dealer. Upon request, your financial professional can show you information regarding other of our annuity contracts that he or she distributes. You can also contact us to find out more about the availability of any of the Company annuity contracts.

You should work with your financial professional to decide whether an optional benefit is appropriate for you based on a thorough analysis of your particular insurance needs, financial objectives, investment goals, time horizons and risk tolerance. Some Selling broker-dealers may limit their clients from purchasing some optional benefits based upon the client’s age.

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Fee table

The following tables describe the fees and expenses that you will pay when buying, owning, and surrendering the contract. Each of the charges and expenses is more fully described in “Charges and expenses” later in this prospectus.

The first table describes fees and expenses that you will pay at the time that you surrender the contract, make certain withdrawals or make certain transfers and exchanges. Charges designed to approximate certain taxes that may be imposed on us, such as premium taxes in your state, may also apply. Charges for certain features shown in the fee table are mutually exclusive.

Charges we deduct from your account value at the time you request certain transactions
Maximum withdrawal charge as a percentage of contributions withdrawn (deducted if you surrender your contract or make certain withdrawals)(1)	6.00%

Charge for third-party transfer or exchange (for each occurrence)(2)	$65 (current and maximum)

Special services charges • Wire transfer charge(3)	$90 (current and maximum)

• Express mail charge(3)	$35 (current and maximum)

The next table describes the fees and expenses that you will pay periodically during the time that you own the contract, not including underlying Trust portfolio fees and expenses.

Charges we deduct from your account value on each contract date anniversary
Maximum annual administrative charge:
If your account value is less than $25,000 for NQ contracts (or less than $20,000 for IRA contracts) on the last day of your contract year	$65 ($30 current)(4)

If your account value is $25,000 or more for NQ contracts (or $20,000 or more for IRA contracts) on the last day of your contract year	$0

Charges we deduct from your variable investment options expressed as an annual percentage of daily net assets
Separate account annual expenses:

	Maximum	Current

Mortality and expense risks(5)	1.65%	0.95%

Other expenses	0.35%	0.25%

Total separate account annual expenses	2.00%	1.20%

Charges we deduct from your account value each year if you elect the optional benefit
Ratcheted death benefit charge (as a percentage of your account value) (This charge is deducted annually on each contract date anniversary.)	0.15%

You also bear your proportionate share of all fees and expenses paid by a “portfolio” that corresponds to any variable investment option you are using. This table shows the lowest and highest total operating expenses charged by any of the portfolios that you will pay periodically during the time that you own the contract. These fees and expenses are reflected in the portfolio’s net asset value each day. Therefore, they reduce the investment return of the portfolio and the related variable investment option. Actual fees and expenses are likely to fluctuate from year to year. More detail concerning each portfolio’s fees and expenses is contained in the Trust prospectus for the portfolio.

Portfolio operating expenses expressed as an annual percentage of daily net assets
Total Annual Portfolio Operating Expenses (expenses that are deducted from portfolio assets including management fees, 12b-1 fees, service fees, and/or other expenses)(6)	Lowest 0.58%	Highest 1.93%

Notes:

(1)

This charge applies to any contribution withdrawn attributable to the current and five prior contract years measured from the date of the withdrawal. This charge is deducted upon a withdrawal of amounts in excess of the 15% free withdrawal amount. Important exceptions and limitations may eliminate or reduce this charge.

11

(2)	This charge will never exceed 2% of the amount disbursed or transferred.

(3)	Unless you specify otherwise, this charge will be deducted from the amount you request.

(4)	During the first two contract years, this charge, if it applies, is equal to the lesser of $30 or 2% of your account value plus any amount previously withdrawn during the contract year.

(5)	A portion of this charge is for providing the standard death benefit.

(6)	“Total Annual Portfolio Operating Expenses” may be based, in part, on estimated amounts of such expenses.

Examples

These examples are intended to help you compare the cost of investing in the contract with the cost of investing in other variable annuity contracts. These costs include contract owner transaction expenses, contract fees, separate account annual expenses, and underlying Trust fees and expenses (including underlying portfolio fees and expenses). For a complete description of portfolio charges and expenses, please see the prospectus for each Trust.

The examples below show the expenses that a hypothetical contract owner would pay in the situations illustrated. The examples use an average annual administrative charge based on charges paid in 2019, which results in an estimated annual charge of 0.0411% of contract value.

The fixed maturity options and the guaranteed interest option are not covered by the fee table and examples. However, the annual administrative charge, the withdrawal charge, the third-party transfer or exchange charge, and the charge if you elect a Variable Immediate Annuity payout option do apply to the fixed maturity options and the guaranteed interest option. A market value adjustment (up or down) will apply as a result of a withdrawal, transfer, or surrender of amounts from a fixed maturity option.

These examples should not be considered a representation of past or future expenses for any option. Actual expenses may be greater or less than those shown. Similarly, the annual rate of return assumed in the examples is not an estimate or guarantee of future investment performance.

The examples assume that you invest $10,000 in the contract for the time periods indicated and that your investment has a 5% return each year. The examples also assume (i) maximum contract charges rather than the lower current expenses discussed in “Charges and expenses” later in this prospectus (except the annual administrative charge which is described above); (ii) the total annual expenses of the portfolios (before expense limitations) set forth in the previous tables; (iii) that the ratcheted death benefit has been elected; and (iv) there is no waiver of the withdrawal charge. Although your actual costs may be higher or lower, based on these assumptions, your costs would be:

	If you surrender your contract at the end of the applicable time period				If you do not surrender your contract at the end of the applicable time period
	1 year	3 years	5 years	10 years	1 year	3 years	5 years	10 years
(a) assuming maximum fees and expenses of any of the Portfolios	$946	$1,827	$2,720	$4,459	$433	$1,306	$2,192	$4,459
(b) assuming minimum fees and expenses of any of the Portfolios	$812	$1,434	$2,082	$3,198	$291	$891	$1,516	$3,198

Condensed financial information

Please see Appendix II at the end of this prospectus for the unit values and the number of units outstanding as of the end of the periods shown for each of the variable investment options available as of December 31, 2019.

12

1. Contract features and benefits

This contract is no longer available for new purchasers. Information in this prospectus is provided for our existing contract owners only.

How you can contribute to your contract

A “contribution” means a payment made to us, from any source, with respect to the contract. The following table summarizes our current rules regarding contributions to your contract, which are subject to change. Depending on your contract type, we may refuse to accept subsequent contributions. We require a minimum contribution amount for each type of contract purchased. Maximum contribution limitations also apply. Under our automatic investment program, the minimum contribution amount is $20 and the maximum contribution amount is $500 per month. The automatic investment program and the payroll deduction program are subject to the contribution limitations and restrictions set forth in the chart below. We will return any contribution made under these programs that exceeds your contribution limit, if applicable, and your program will be cancelled. We discuss the automatic investment program and the payroll deduction program under “About methods of payment” in “More information” later in this prospectus. All ages in the table refer to the age of the annuitant named in the contract.

We have exercised our right to discontinue acceptance of contributions to NQ contracts as set forth in the chart below, including contributions made through our automatic investment program or a payroll deduction program. Contributions received at our processing office will be returned to you. This change has no effect on amounts that are already invested in your contract.

We have also exercised our right to limit contributions to traditional IRA, Roth IRA and Inherited IRA contracts as set forth in the chart below, including contributions made through our automatic investment program or a payroll deduction program. See the chart below for further detail. Contribution limitations are per calendar year. If you contribute less than the limitation provides, you may not carry the difference forward to a subsequent calendar year.

We also have the right to: (i) limit total contributions to $500,000 if the annuitant’s current age is 75 or less; (ii) limit total contributions to $250,000 if the annuitant’s current age is 76-79; and (iii) discontinue acceptance of contributions if the annuitant’s current age is 80 or greater.

Upon notice to you, we may exercise certain additional rights we have under the contract regarding contributions, including our right to (i) change minimum and maximum contribution requirements and limitations, and (ii) discontinue acceptance of contributions. Further, we may at any time exercise our rights to limit the number of variable investment options which you may elect. Other contribution limitations may be imposed by your contract as applicable state law. See “Tax information” later in this prospectus for a more detailed discussion of sources of contributions and certain contribution limitations.

The “annuitant” is the person who is the measuring life for determining contract benefits. The annuitant is not necessarily the contract owner.

The “contract date” is the effective date of a contract. This usually is the business day we receive the properly completed and signed application, along with any other required documents, and your initial contribution. Your contract date will be shown in your contract. The 12-month period beginning on your contract date and each 12-month period after that date is a “contract year.” The end of each 12-month period is your “contract date anniversary.” For example, if your contract date is May 1, your contract date anniversary is April 30.

Contract type	Minimum contribution	Source of contributions	Limitation on subsequent contributions
NQ	• $50 additional

•   After-tax money.

•   Paid to us by check or transfer of contract value in a tax deferred exchange under Section 1035 of the Internal Revenue Code.

•   Paid to us by an employer who establishes a payroll deduction program.

• Effective June 18, 2012, acceptance of contributions has been discontinued.(1)

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Contract type	Minimum contribution	Source of contributions	Limitation on subsequent contributions
Traditional IRA	• $50 additional

•   “Regular” traditional IRA contributions either made by you or paid to us by an employer who establishes a payroll deduction program.

•   Additional catch-up contributions.

•   Eligible rollover distributions from 403(b) plans, qualified plans and governmental employer EDC plans.

•   Rollovers from another traditional individual retirement arrangement.

•   Direct custodian-to-custodian transfers from other traditional individual retirement arrangements.

•   Effective May 1, 2013, maximum limit on contributions is $6,000 per calendar year(1)(2)(3) (subject to the general tax limits below).

•   For annuitants up to age 83 at contract issue, additional contributions (rollover or direct transfer) may be made up to age 84.

•   For annuitants age 84 through 85 at contract issue, additional contribution (rollover or direct transfer) may be made up to one year beyond the annuitant’s issue age.

General tax limits

•   Regular IRA contributions may not exceed $6,000.

•   Additional catch-up contributions of up to $1,000 per calendar year if the owner is at least age 50 at any time during the calendar year for which the contribution is made.

•   After lifetime required minimum distributions start, rollover and direct transfer contributions must be net of required minimum distributions.

Roth IRA	• $50 additional

•   Regular Roth IRA contributions either made by you or paid to us by an employer who establishes a payroll deduction program.

•   Additional catch-up contributions.

•   Rollovers from another Roth IRA.

•   Rollovers from a “designated Roth contribution account” under specified retirement plans.

•   Conversion rollovers from a traditional IRA or other eligible retirement plan.

•   Direct transfers from another Roth IRA.

•   Effective May 1, 2013, maximum limit on contributions is $6,000 per calendar year(1)(2)(3) (subject to the general tax limits below).

•   For annuitants up to age 83 at contract issue, additional contributions may be made up to age 84.

•   For annuitants age 84 through 85 at contract issue, additional contributions may be made up to one year beyond the annuitant’s issue age.

General tax limits

•   Regular Roth IRA contributions may not exceed $6,000.

•   Additional catch-up contributions of up to $1,000 per calendar year if the owner is at least age 50 at any time during the calendar year for which the contribution is made.

•   Contributions are subject to income limits and other tax rules. See Contributions to Roth IRAs in ”Tax information” later in this prospectus.

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Contract type	Minimum contribution	Source of contributions	Limitation on subsequent contributions
Inherited IRA (traditional IRA or Roth IRA)(*)	• $1,000 additional	• Direct custodian-to-custodian transfers of your interest as death beneficiary of the deceased owner’s traditional individual retirement arrangement or Roth IRA to an IRA of the same type.

•   Effective June 18, 2012, maximum limit on contributions is $6,000 per calendar year.(1)(2)(3)

•   Any additional contributions must be from the same type of IRA of the same deceased owner.

•  If this Inherited IRA was purchased by a non-spousal beneficiary direct rollover from a qualified plan, 403(b) plan and governmental employer 457(b) plan, there are no additional contributions.

(*)

Legislation enacted at the end of 2019 has changed key aspects of Inherited IRA contracts. We anticipate making changes in 2020 to our Inherited IRA contracts to reflect these legislative changes. We also may consider limiting the availability of Inherited IRA contracts to new purchasers pending the issuance of further guidance.

(1)	This discontinuance or limitation does not apply to contracts issued in Maryland. Please see Appendix III later in this prospectus.
(2)	For contracts issued in Florida, acceptance of contributions has been discontinued. Please see Appendix III later in this prospectus.
(3)

For regular contributions, the calendar year limitation includes (i) contributions made during a calendar year, and (ii) contributions made in the subsequent calendar year until the tax return filing deadline provided they are designated for the prior calendar year. For example, 2020 calendar year contributions will include regular contributions made at any time from January 1, 2020 through April 15, 2021, as long as you designate the contributions for 2020.

See “Tax information” later in this prospectus for a more detailed discussion of sources of contributions and certain contribution limitations. For information on when contributions are credited under your contract, see “Dates and prices at which contract events occur” in “More information” later in this prospectus. Please review your contract for information on contribution limitations.

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Owner and annuitant requirements

Under NQ contracts, the annuitant can be different than the owner. A joint owner may also be named. Only natural persons can be joint owners. This means that an entity such as a corporation cannot be a joint owner. Owners which are not individuals may be required to document their status to avoid 30% Foreign Account Tax Compliance Act (“FATCA”) withholding from U.S.-source income.

Under traditional and Roth IRA contracts, the owner and annuitant must be the same person. For owner and annuitant requirements for Inherited IRA, see “Inherited IRA beneficiary continuation contract” later in this prospectus.

How you can make your contributions

Except as noted below, contributions must be made by check drawn on a U.S. bank, in U.S. dollars, and made payable to “Equitable.” We may also apply contributions made pursuant to an intended Section 1035 tax-free exchange or a direct transfer. We do not accept third-party checks endorsed to us except for rollover contributions, contract exchanges or trustee checks that involve no refund. All checks are subject to our ability to collect the funds. We reserve the right to reject a payment if it is received in an unacceptable form.

Additional contributions may also be made by wire transfer or our automatic investment program. The methods of payment are discussed in detail under “About other methods of payment” in “More information” later in this prospectus.

Your initial contribution must generally be accompanied by an application and any other form we need to process the contribution. If any information is missing or unclear, we will hold the contribution, whether received via check or wire, in a non-interest bearing suspense account while we try to obtain that information. If we are unable to obtain all of the information we require within five business days after we receive an incomplete application or form, we will inform the financial professional submitting the application on your behalf. We will then return the contribution to you unless you specifically direct us to keep your contribution until we receive the required information.

If additional contributions are permitted under the contract, generally, you may make additional contributions at any time. You may do so in single sum amounts, on a regular basis, or as your financial situation permits.

Our “business day” is generally any day the New York Stock Exchange is open for regular trading and generally ends at 4:00 p.m. Eastern Time (or as of an earlier close of regular trading). A business day does not include a day on which we are not open due to emergency conditions determined by the Securities and Exchange Commission. We may also close early due to such emergency conditions. For more information about our business day and our pricing of transactions, please see “Dates and prices at which contract events occur in “More information” later in this prospectus.”

What are your investment options under the contract?

Your investment options are the variable investment options, the guaranteed interest option and the fixed maturity options.

Variable investment options

Your investment results in any one of the variable investment options will depend on the investment performance of the underlying portfolios. You can lose your principal when investing in the variable investment options. In periods of poor market performance, the net return, after charges and expenses, may result in negative yields, including for the EQ/Money Market variable investment option. Listed below are the currently available portfolios, their investment objectives, and their advisers. We may, at any time, exercise our rights to limit or terminate your contributions and to limit the number of variable investment options you may elect.

You can choose from among the variable investment options, the guaranteed interest option and the fixed maturity options.

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Portfolios of the Trusts

We offer both affiliated and unaffiliated Trusts, which in turn offer one or more Portfolios. Equitable Investment Management Group, LLC (“Equitable IMG”), formerly AXA Equitable Funds Management Group, LLC, a wholly owned subsidiary of the Company, serves as the investment adviser of the Portfolios of EQ Premier VIP Trust and EQ Advisors Trust. For some affiliated Portfolios, Equitable IMG has entered into sub-advisory agreements with one or more other investment advisers (the “sub-advisers”) to carry out investment decisions for the Portfolios. As such, among other responsibilities, Equitable IMG oversees the activities of the sub-advisers with respect to the affiliated Trusts and is responsible for retaining or discontinuing the services of those sub-advisers. The chart below indicates the sub-adviser(s) for each Portfolio, if any. The chart below also shows the currently available Portfolios and their investment objectives.

You should be aware that Equitable Advisors, LLC (Equitable Financial Advisors in Michigan and Tennessee), (“Equitable Advisors”) and Equitable Distributors, LLC (“Equitable Distributors”) (together, the “Distributors”) directly or indirectly receive 12b-1 fees from affiliated Portfolios for providing certain distribution and/or shareholder support services. These fees will not exceed 0.25% of the Portfolios’ average daily net assets. The affiliated Portfolios’ sub-advisers and/or their affiliates may also contribute to the cost of expenses for sales meetings or seminar sponsorships that may relate to the contracts and/or the sub-advisers’ respective Portfolios. In addition, Equitable IMG receives management fees and administrative fees in connection with the services it provides to the affiliated Portfolios. As such, it is generally more profitable for us to offer affiliated Portfolios than to offer unaffiliated Portfolios.

The Company or the Distributors may directly or indirectly receive 12b-1 fees and additional payments from certain unaffiliated Portfolios, their advisers, sub-advisers, distributors or affiliates, for providing certain administrative, marketing, distribution and/or shareholder support services. These fees and payments range from 0% to 0.60% of the unaffiliated Portfolios’ average daily net assets. The Distributors may also receive payments from the advisers or sub-advisers of the unaffiliated Portfolios or their affiliates for certain distribution services, including expenses for sales meetings or seminar sponsorships that may relate to the contracts and/or the advisers’ respective Portfolios.

As a contract owner, you may bear the costs of some or all of these fees and payments through your indirect investment in the Portfolios. (See the Portfolios’ prospectuses for more information.) These fees and payments, as well as the Portfolios’ investment management fees and administrative expenses, will reduce the underlying Portfolios’ investment returns. The Company and/or its affiliates may profit from these fees and payments. The Company considers the availability of these fees and payment arrangements during the selection process for the underlying Portfolios. These fees and payment arrangements may create an incentive for us to select Portfolios (and classes of shares of Portfolios) that pay us higher amounts.

Some affiliated Portfolios invest in other affiliated Portfolios (the “EQ Fund of Fund Portfolios”). The EQ Fund of Fund Portfolios offer contract owners a convenient opportunity to invest in other Portfolios that are managed and have been selected for inclusion in the EQ Fund of Fund Portfolios by Equitable IMG. Equitable Advisors, an affiliated broker-dealer of the Company, may promote the benefits of such Portfolios to contract owners and/or suggest that contract owners consider whether allocating some or all of their account value to such Portfolios is consistent with their desired investment objectives. In doing so, the Company, and/or its affiliates, may be subject to conflicts of interest insofar as the Company may derive greater revenues from the EQ Fund of Fund Portfolios than certain other Portfolios available to you under your contract. Please see “Allocating your contributions” later in this section for more information about your role in managing your allocations.

As described in more detail in the Portfolio prospectuses, the EQ Managed Volatility Portfolios may utilize a proprietary volatility management strategy developed by Equitable IMG (the “EQ volatility management strategy”) and, in addition, certain EQ Fund of Fund Portfolios may invest in affiliated Portfolios that utilize this strategy. The EQ volatility management strategy employs various volatility management techniques, such as the use of ETFs or futures and options, to reduce the Portfolio’s equity exposure during periods when certain market indicators indicate that market volatility is above specific thresholds set for the Portfolio. When market volatility is increasing above the specific thresholds set for a Portfolio utilizing the EQ volatility management strategy, the adviser of the Portfolio may reduce equity exposure. Although this strategy is intended to reduce the overall risk of investing in the Portfolio, it may not effectively protect the Portfolio from market declines and may increase its losses. Further, during such times, the Portfolio’s exposure to equity securities may be less than that of a traditional equity portfolio. This may limit the Portfolio’s participation in market gains and result in periods of underperformance, including those periods when the specified benchmark index is appreciating, but market volatility is high. It may also impact the value of certain guaranteed benefits, as discussed below.

The EQ Managed Volatility Portfolios that include the EQ volatility management strategy as part of their investment objective and/or principal investment strategy, and the EQ Fund of Fund Portfolios that invest in Portfolios that use the EQ volatility management strategy, are identified below in the chart by a ”✓” under the column entitled “Volatility Management.”

Portfolios that utilize the EQ volatility management strategy (or, in the case of certain EQ Fund of Fund Portfolios, invest in other Portfolios that use the EQ volatility management strategy) are designed to reduce the overall volatility of your account value and provide you with risk-adjusted returns over time. The reduction in volatility helps us manage the risks associated with providing guaranteed benefits during times of high volatility in the equity market. During rising markets, the EQ volatility management strategy, however, could result in your account value rising less than would have been the case had you been

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invested in a Portfolio that does not utilize the EQ volatility management strategy (or, in the case of the EQ Fund of Fund Portfolios, invest exclusively in other Portfolios that do not use the EQ volatility management strategy). This may effectively suppress the value of guaranteed benefit(s) that are eligible for periodic benefit base resets because your benefit base is available for resets only when your account value is higher. Conversely, investing in investment options that feature a managed-volatility strategy may be helpful in a declining market when high market volatility triggers a reduction in the investment option’s equity exposure because during these periods of high volatility, the risk of losses from investing in equity securities may increase. In these instances, your account value may decline less than would have been the case had you not been invested in investment options that feature a volatility management strategy.

Please see the underlying Portfolio prospectuses for more information in general, as well as more information about the EQ volatility management strategy. Please further note that certain other affiliated Portfolios, as well as unaffiliated Portfolios, may utilize volatility management techniques that differ from the EQ volatility management strategy. Affiliated Portfolios that utilize these volatility management techniques are identified below in the chart by a “Δ” under the column entitled “Volatility Management.” Any such unaffiliated Portfolio is not identified under “Volatility Management” below in the chart. Such techniques could also impact your account value and guaranteed benefit(s), if any, in the same manner described above. Please see the Portfolio prospectuses for more information about the Portfolios’ objective and strategies.

Asset Transfer Program  Portfolio allocations in certain of our variable annuity contracts with guaranteed benefits are subject to our Asset Transfer Program (ATP) feature. The ATP helps us manage our financial exposure in connection with providing certain guaranteed benefits, by using predetermined mathematical formulas to move account value between the EQ/Ultra Conservative Strategy Portfolio (an investment option utilized solely by the ATP) and the other Portfolios offered under those contracts. You should be aware that operation of the predetermined mathematical formulas underpinning the ATP has the potential to adversely impact the Portfolios, including their performance, risk profile and expenses. This means that Portfolio investments in contracts with no ATP feature, such as yours, could still be adversely impacted. Particularly during times of high market volatility, if the ATP triggers substantial asset flows into and out of a Portfolio, it could have the following effects on all contract owners invested in that Portfolio:

(a)

By requiring a Portfolio sub-adviser to buy and sell large amounts of securities at inopportune times, a Portfolio’s investment performance and the ability of the sub-adviser to fully implement the Portfolio’s investment strategy could be negatively affected; and

(b)

By generating higher turnover in its securities or other assets than it would have experienced without being impacted by the ATP, a Portfolio could incur higher operating expense ratios and transaction costs than comparable funds. In addition, even Portfolios structured as funds-of-funds that are not available for investment by contract owners who are subject to the ATP could also be impacted by the ATP if those Portfolios invest in underlying funds that are themselves subject to significant asset turnover caused by the ATP. Because the ATP formulas generate unique results for each contract, not all contract owners who are subject to the ATP will be affected by operation of the ATP in the same way. On any particular day on which the ATP is activated, some contract owners may have a portion of their account value transferred to the EQ/Ultra Conservative Strategy Portfolio investment option and others may not. If the ATP causes significant transfers of total account value out of one or more Portfolios, any resulting negative effect on the performance of those Portfolios will be experienced to a greater extent by a contract owner (with or without the ATP) invested in those Portfolios whose account value was not subject to the transfers.

EQ Premier VIP Trust(++) – Class B Shares Portfolio Name	Objective	Investment Adviser (and Sub-Adviser(s), as applicable)	Volatility Management
EQ/AGGRESSIVE ALLOCATION	Seeks to achieve long-term capital appreciation.	• Equitable Investment Management Group, LLC	✓
EQ/CONSERVATIVE ALLOCATION	Seeks to achieve a high level of current income.	• Equitable Investment Management Group, LLC	✓
EQ/CONSERVATIVE-PLUS ALLOCATION	Seeks to achieve current income and growth of capital, with a greater emphasis on current income.	• Equitable Investment Management Group, LLC	✓
EQ/Core Plus Bond(*)(1)	Seeks to achieve high total return through a combination of current income and capital appreciation.	• AXA Investment Managers, Inc. • Brandywine Global Investment Management, LLC • Equitable Investment Management Group, LLC • Loomis, Sayles & Company, L.P.

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EQ Premier VIP Trust(++) – Class B Shares Portfolio Name	Objective	Investment Adviser (and Sub-Adviser(s), as applicable)	Volatility Management
EQ/MODERATE ALLOCATION	Seeks to achieve long-term capital appreciation and current income.	• Equitable Investment Management Group, LLC	✓
EQ/MODERATE-PLUS ALLOCATION	Seeks to achieve long-term capital appreciation and current income, with a greater emphasis on capital appreciation.	• Equitable Investment Management Group, LLC	✓
TARGET 2015 ALLOCATION	Seeks the highest total return over time consistent with its asset mix. Total return includes capital growth and income.	• Equitable Investment Management Group, LLC
TARGET 2025 ALLOCATION	Seeks the highest total return over time consistent with its asset mix. Total return includes capital growth and income.	• Equitable Investment Management Group, LLC
TARGET 2035 ALLOCATION	Seeks the highest total return over time consistent with its asset mix. Total return includes capital growth and income.	• Equitable Investment Management Group, LLC
TARGET 2045 ALLOCATION	Seeks the highest total return over time consistent with its asset mix. Total return includes capital growth and income.	• Equitable Investment Management Group, LLC
TARGET 2055 ALLOCATION	Seeks the highest total return over time consistent with its asset mix. Total return includes capital growth and income.	• Equitable Investment Management Group, LLC
EQ Advisors Trust – Class IB Shares Portfolio Name	Objective	Investment Adviser (and Sub-Adviser(s), as applicable)	Volatility Management
1290 VT CONVERTIBLE SECURITIES	Seeks a high level of total return.	• Equitable Investment Management Group, LLC • Palisade Capital Management, L.L.C.
1290 VT DOUBLELINE DYNAMIC ALLOCATION	Seeks to achieve total return from long-term capital appreciation and income.	• DoubleLine Capital LP • Equitable Investment Management Group, LLC
1290 VT EQUITY INCOME	Seeks a combination of growth and income to achieve an above-average and consistent total return.	• Barrow, Hanley, Mewhinney & Strauss LLC • Equitable Investment Management Group, LLC
1290 VT GAMCO MERGERS & ACQUISITIONS	Seeks to achieve capital appreciation.	• Equitable Investment Management Group, LLC • GAMCO Asset Management, Inc.
1290 VT GAMCO SMALL COMPANY VALUE	Seeks to maximize capital appreciation.	• Equitable Investment Management Group, LLC • GAMCO Asset Management, Inc.

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EQ Advisors Trust – Class IB Shares Portfolio Name	Objective	Investment Adviser (and Sub-Adviser(s), as applicable)	Volatility Management
1290 VT HIGH YIELD BOND	Seeks to maximize current income.	• AXA Investment Managers, Inc. • Equitable Investment Management Group, LLC • Post Advisory Group, LLP
1290 VT LOW VOLATILITY GLOBAL EQUITY	Seeks long-term capital appreciation with lower absolute volatility than the broad equity markets.	• Equitable Investment Management Group, LLC
1290 VT MICRO CAP	Seeks to achieve long-term growth of capital.	• BlackRock Investment Management, LLC • Equitable Investment Management Group, LLC • Lord, Abbett & Co. LLC
1290 VT SMALL CAP VALUE(*)(2)	Seeks to achieve long-term growth of capital.	• BlackRock Investment Management, LLC • Equitable Investment Management Group, LLC • Horizon Kinetics Asset Management LLC
1290 VT SMARTBETA EQUITY(*)(3)	Seeks to achieve long-term capital appreciation.	• AXA Rosenberg Investment Management, LLC • Equitable Investment Management Group, LLC
1290 VT SOCIALLY RESPONSIBLE	Seeks to achieve long-term capital appreciation.	• BlackRock Investment Management, LLC • Equitable Investment Management Group, LLC
EQ/400 MANAGED VOLATILITY	Seeks to achieve long-term growth of capital with an emphasis on risk-adjusted returns and managing volatility in the Portfolio.	• AllianceBernstein L.P. • BlackRock Investment Management, LLC • Equitable Investment Management Group, LLC	✓
EQ/500 MANAGED VOLATILITY	Seeks to achieve long-term growth of capital with an emphasis on risk-adjusted returns and managing volatility in the Portfolio.	• AllianceBernstein L.P. • BlackRock Investment Management, LLC • Equitable Investment Management Group, LLC	✓
EQ/2000 MANAGED VOLATILITY	Seeks to achieve long-term growth of capital with an emphasis on risk-adjusted returns and managing volatility in the Portfolio.	• AllianceBernstein L.P. • BlackRock Investment Management, LLC • Equitable Investment Management Group, LLC	✓

EQ Advisors Trust – Class B Shares Portfolio Name	Objective	Investment Adviser (and Sub-Adviser(s), as applicable)	Volatility Management
EQ/AB DYNAMIC MODERATE GROWTH	Seeks to achieve total return from long-term growth of capital and income.	• AllianceBernstein L.P. • Equitable Investment Management Group, LLC	Δ
EQ/AB SMALL CAP GROWTH	Seeks to achieve long-term growth of capital.	• AllianceBernstein L.P. • Equitable Investment Management Group, LLC

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EQ Advisors Trust – Class B Shares Portfolio Name	Objective	Investment Adviser (and Sub-Adviser(s), as applicable)	Volatility Management
EQ/AGGRESSIVE GROWTH STRATEGY(*)(4)	Seeks long-term capital appreciation and current income, with a greater emphasis on capital appreciation.	• Equitable Investment Management Group, LLC	✓
EQ/ALL ASSET GROWTH ALLOCATION(*)(5)	Seeks long-term capital appreciation and current income.	• Equitable Investment Management Group, LLC
EQ/AMERICAN CENTURY MID CAP VALUE(*)(6)	Seeks to achieve long-term capital growth. Income is a secondary objective.	• American Century Investment Management, Inc. • Equitable Investment Management Group, LLC
EQ/BALANCED STRATEGY	Seeks long-term capital appreciation and current income.	• Equitable Investment Management Group, LLC	✓
EQ/BLACKROCK BASIC VALUE EQUITY	Seeks to achieve capital appreciation and secondarily, income.	• BlackRock Investment Management, LLC • Equitable Investment Management Group, LLC
EQ/CAPITAL GROUP RESEARCH(*)(7)	Seeks to achieve long-term growth of capital.	• Capital International, Inc. • Equitable Investment Management Group, LLC
EQ/CLEARBRIDGE LARGE CAP GROWTH	Seeks to achieve long-term capital growth.	• ClearBridge Investments, LLC • Equitable Investment Management Group, LLC
EQ/CLEARBRIDGE SELECT EQUITY MANAGED VOLATILITY	Seeks to achieve capital appreciation, which may occasionally be short-term, with an emphasis on risk adjusted returns and managing volatility in the Portfolio.	• BlackRock Investment Management, LLC • ClearBridge Investments, LLC • Equitable Investment Management Group, LLC	✓
EQ/COMMON STOCK INDEX	Seeks to achieve a total return before expenses that approximates the total return performance of the Russell 3000® Index, including reinvestment of dividends, at a risk level consistent with that of the Russell 3000® Index.	• AllianceBernstein L.P. • Equitable Investment Management Group, LLC
EQ/CONSERVATIVE GROWTH STRATEGY	Seeks current income and growth of capital, with a greater emphasis on current income.	• Equitable Investment Management Group, LLC	✓
EQ/CONSERVATIVE STRATEGY	Seeks a high level of current income.	• Equitable Investment Management Group, LLC	✓
EQ/CORE BOND INDEX	Seeks to achieve a total return before expenses that approximates the total return performance of the Bloomberg Barclays U.S. Intermediate Government/Credit Bond Index, including reinvestment of dividends, at a risk level consistent with that of the Bloomberg Barclays U.S. Intermediate Government/Credit Bond Index.	• Equitable Investment Management Group, LLC • SSgA Funds Management, Inc.
EQ/EMERGING MARKETS EQUITY PLUS	Seeks to achieve long-term growth of capital.	• AllianceBernstein L.P. • EARNEST Partners, LLC • Equitable Investment Management Group, LLC

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EQ Advisors Trust – Class IB Shares Portfolio Name	Objective	Investment Adviser (and Sub-Adviser(s), as applicable)	Volatility Management
EQ/EQUITY 500 INDEX	Seeks to achieve a total return before expenses that approximates the total return performance of the Standard & Poor’s 500 Composite Stock Index, including reinvestment of dividends, at a risk level consistent with that of the Standard & Poor’s 500 Composite Stock Index.	• AllianceBernstein L.P. • Equitable Investment Management Group, LLC
EQ/FIDELITY INSTITUTIONAL AM® LARGE CAP	Seeks to achieve long-term capital appreciation.	• Equitable Investment Management Group, LLC • FIAM LLC
EQ/FRANKLIN BALANCED MANAGED VOLATILITY	Seeks to maximize income while maintaining prospects for capital appreciation with an emphasis on risk-adjusted returns and managing volatility in the Portfolio.	• BlackRock Investment Management, LLC • Equitable Investment Management Group, LLC • Franklin Advisers, Inc.	✓
EQ/FRANKLIN RISING DIVIDENDS	Seeks to achieve long-term capital appreciation. Preservation of capital, while not a goal, is also an important consideration.	• Equitable Investment Management Group, LLC • Franklin Advisers, Inc.
EQ/FRANKLIN SMALL CAP VALUE MANAGED VOLATILITY	Seeks to achieve long-term total return with an emphasis on risk-adjusted returns and managing volatility in the Portfolio.	• BlackRock Investment Management, LLC • Equitable Investment Management Group, LLC • Franklin Mutual Advisers, LLC	✓
EQ/GLOBAL BOND PLUS	Seeks to achieve capital growth and current income.	• BlackRock Investment Management, LLC • Equitable Investment Management Group, LLC • Wells Fargo Asset Management (International), Limited and Wells Capital Management, Inc.
EQ/GLOBAL EQUITY MANAGED VOLATILITY	Seeks to achieve long-term capital appreciation with an emphasis on risk-adjusted returns and managing volatility in the Portfolio.	• BlackRock Investment Management, LLC • Equitable Investment Management Group, LLC • Invesco Advisers, Inc. • Morgan Stanley Investment Management Inc.	✓
EQ/GOLDMAN SACHS MID CAP VALUE	Seeks to achieve long-term capital appreciation.	• Equitable Investment Management Group, LLC • Goldman Sachs Asset Management, L.P.
EQ/INTERMEDIATE GOVERNMENT BOND	Seeks to achieve a total return before expenses that approximates the total return performance of the Bloomberg Barclays U.S. Intermediate Government Bond Index, including reinvestment of dividends, at a risk level consistent with that of the Bloomberg Barclays U.S. Intermediate Government Bond Index.	• Equitable Investment Management Group, LLC • SSgA Funds Management, Inc.

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EQ Advisors Trust – Class IB Shares Portfolio Name	Objective	Investment Adviser (and Sub-Adviser(s), as applicable)	Volatility Management
EQ/INTERNATIONAL CORE MANAGED VOLATILITY	Seeks to achieve long-term growth of capital with an emphasis on risk-adjusted returns and managing volatility in the Portfolio.

•   BlackRock Investment Management, LLC

•   EARNEST Partners, LLC

•   Equitable Investment Management Group, LLC

•   Federated Global Investment Management Corp.

•   Massachusetts Financial Services Company d/b/a MFS Investment Management

✓
EQ/INTERNATIONAL EQUITY INDEX	Seeks to achieve a total return (before expenses) that approximates the total return performance of a composite index comprised of 40% DJ Euro STOXX 50 Index, 25% FTSE 100 Index, 25% TOPIX Index, and 10% S&P/ASX 200 Index, including reinvestment of dividends, at a risk level consistent with that of the composite index.	• AllianceBernstein L.P. • Equitable Investment Management Group, LLC
EQ/INTERNATIONAL MANAGED VOLATILITY	Seeks to achieve long-term growth of capital with an emphasis on risk-adjusted returns and managing volatility in the Portfolio.	• AllianceBernstein L.P. • BlackRock Investment Management, LLC • Equitable Investment Management Group, LLC	✓
EQ/INTERNATIONAL VALUE MANAGED VOLATILITY	Seeks to provide current income and long-term growth of income, accompanied by growth of capital with an emphasis on risk-adjusted returns and managing volatility in the Portfolio.	• BlackRock Investment Management, LLC • Equitable Investment Management Group, LLC • Harris Associates L.P.	✓
EQ/INVESCO COMSTOCK	Seeks to achieve capital growth and income.	• Equitable Investment Management Group, LLC • Invesco Advisers, Inc.
EQ/INVESCO GLOBAL(*) (8)	Seeks to achieve capital appreciation.	• Equitable Investment Management Group, LLC • Invesco Advisers, Inc.
EQ/INVESCO GLOBAL REAL ESTATE	Seeks to achieve total return through growth of capital and current income.	• Equitable Investment Management Group, LLC • Invesco Advisers, Inc. • Invesco Asset Management Ltd.
EQ/INVESCO INTERNATIONAL GROWTH	Seeks to achieve long-term growth of capital.	• Equitable Investment Management Group, LLC • Invesco Advisers, Inc.
EQ/JANUS ENTERPRISE(*)(9)	Seeks to achieve capital growth.	• Equitable Investment Management Group, LLC • Janus Capital Management LLC
EQ/JPMORGAN VALUE OPPORTUNITIES	Seeks to achieve long-term capital appreciation.	• Equitable Investment Management Group, LLC • J.P. Morgan Investment Management Inc.

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EQ Advisors Trust – Class IB Shares Portfolio Name	Objective	Investment Adviser (and Sub-Adviser(s), as applicable)	Volatility Management
EQ/LARGE CAP CORE MANAGED VOLATILITY	Seeks to achieve long-term growth of capital with an emphasis on risk-adjusted returns and managing volatility in the Portfolio.	• BlackRock Investment Management, LLC • Capital International, Inc. • Equitable Investment Management Group, LLC • Thornburg Investment Management, Inc. • Vaughan Nelson Investment Management	✓
EQ/LARGE CAP GROWTH INDEX	Seeks to achieve a total return before expenses that approximates the total return performance of the Russell 1000® Growth Index, including reinvestment of dividends at a risk level consistent with the Russell 1000® Growth Index.	• AllianceBernstein L.P. • Equitable Investment Management Group, LLC
EQ/LARGE CAP GROWTH MANAGED VOLATILITY	Seeks to provide long-term capital growth with an emphasis on risk-adjusted returns and managing volatility in the Portfolio.

•   BlackRock Investment Management, LLC

•   Equitable Investment Management Group, LLC

•   HS Management Partners, LLC

•   Loomis, Sayles & Company, L.P.

•   Polen Capital Management, LLC

•   T. Rowe Price Associates, Inc.

✓
EQ/LARGE CAP VALUE INDEX	Seeks to achieve a total return before expenses that approximates the total return performance of the Russell 1000® Value Index, including reinvestment of dividends, at a risk level consistent with that of the Russell 1000® Value Index.	• AllianceBernstein L.P. • Equitable Investment Management Group, LLC
EQ/LARGE CAP VALUE MANAGED VOLATILITY	Seeks to achieve long-term growth of capital with an emphasis on risk-adjusted returns and managing volatility in the Portfolio.	• AllianceBernstein L.P. • BlackRock Investment Management, LLC • Equitable Investment Management Group, LLC • Massachusetts Financial Services Company d/b/a MFS Investment Management	✓
EQ/LAZARD EMERGING MARKETS EQUITY	Seeks to achieve long-term capital appreciation.	• Equitable Investment Management Group, LLC • Lazard Asset Management LLC
EQ/LOOMIS SAYLES GROWTH	Seeks to achieve capital appreciation.	• Equitable Investment Management Group, LLC • Loomis, Sayles & Company, L.P.

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EQ Advisors Trust – Class IB Shares Portfolio Name	Objective	Investment Adviser (and Sub-Adviser(s), as applicable)	Volatility Management
EQ/MFS INTERNATIONAL GROWTH	Seeks to achieve capital appreciation.	• Equitable Investment Management Group, LLC • Massachusetts Financial Services Company d/b/a MFS Investment Management
EQ/MFS INTERNATIONAL INTRINSIC VALUE(*)(10)	Seeks to achieve capital appreciation.	• Equitable Investment Management Group, LLC • Massachusetts Financial Services Company d/b/a MFS Investment Management (“MFS”)
EQ/MFS MID CAP FOCUSED GROWTH	Seeks to provide growth of capital.	• Equitable Investment Management Group, LLC • Massachusetts Financial Services Company d/b/a MFS Investment Management
EQ/MFS TECHNOLOGY	Seeks to achieve capital appreciation.	• Equitable Investment Management Group, LLC • Massachusetts Financial Services Company d/b/a MFS Investment Management (“MFS”)
EQ/MFS UTILITIES SERIES	Seeks to achieve total return.	• Equitable Investment Management Group, LLC • Massachusetts Financial Services Company d/b/a MFS Investment Management (“MFS”)
EQ/MID CAP INDEX	Seeks to achieve a total return before expenses that approximates the total return performance of the Standard & Poor’s MidCap 400® Index, including reinvestment of dividends, at a risk level consistent with that of the Standard & Poor’s MidCap 400® Index.	• AllianceBernstein L.P. • Equitable Investment Management Group, LLC
EQ/MID CAP VALUE MANAGED VOLATILITY	Seeks to achieve long-term capital appreciation with an emphasis on risk adjusted returns and managing volatility in the Portfolio.	• BlackRock Investment Management, LLC • Diamond Hill Capital Management, Inc. • Equitable Investment Management Group, LLC • Wellington Management Company, LLP	✓
EQ/MODERATE GROWTH STRATEGY	Seeks long-term capital appreciation and current income, with a greater emphasis on current income.	• Equitable Investment Management Group, LLC	✓
EQ/MONEY MARKET(†)	Seeks to obtain a high level of current income, preserve its assets and maintain liquidity.	• BNY Mellon Investment Adviser, Inc. • Equitable Investment Management Group, LLC

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EQ Advisors Trust – Class IB Shares Portfolio Name	Objective	Investment Adviser (and Sub-Adviser(s), as applicable)	Volatility Management
EQ/MORGAN STANLEY SMALL CAP GROWTH(*)(11)	Seeks to achieve long-term growth of capital.	• BlackRock Investment Management, LLC • Equitable Investment Management Group, LLC • Morgan Stanley Investment Management Inc.
EQ/PIMCO GLOBAL REAL RETURN	Seeks to achieve maximum real return, consistent with preservation of capital and prudent investment management.	• Equitable Investment Management Group, LLC • Pacific Investment Management Company LLC
EQ/PIMCO ULTRA SHORT BOND	Seeks to generate a return in excess of traditional money market products while maintaining an emphasis on preservation of capital and liquidity.	• Equitable Investment Management Group, LLC • Pacific Investment Management Company LLC
EQ/QUALITY BOND PLUS	Seeks to achieve high current income consistent with moderate risk to capital.	• AllianceBernstein L.P. • Equitable Investment Management Group, LLC • Pacific Investment Management Company, LLC
EQ/SMALL COMPANY INDEX	Seeks to replicate as closely as possible (before expenses) the total return of the Russell 2000® Index.	• AllianceBernstein L.P. • Equitable Investment Management Group, LLC
EQ/T. ROWE PRICE GROWTH STOCK	Seeks to achieve long-term capital appreciation and secondarily, income.	• Equitable Investment Management Group, LLC • T. Rowe Price Associates, Inc.
EQ/WELLINGTON ENERGY	Seeks to provide capital growth and appreciation.	• Equitable Investment Management Group, LLC • Wellington Management Company, LLP
MULTIMANAGER AGGRESSIVE EQUITY	Seeks to achieve long-term growth of capital.

•   AllianceBernstein L.P.

•   ClearBridge Investments, LLC

•   Equitable Investment Management Group, LLC

•   Scotia Institutional Asset Management US, Ltd.

•   T. Rowe Price Associates, Inc.

•   Westfield Capital Management Company, L.P.

MULTIMANAGER CORE BOND	Seeks to achieve a balance of high current income and capital appreciation, consistent with a prudent level of risk.	• BlackRock Financial Management, Inc. • DoubleLine Capital L.P. • Equitable Investment Management Group, LLC • Pacific Investment Management Company LLC • SSgA Funds Management, Inc.
MULTIMANAGER TECHNOLOGY	Seeks to achieve long-term growth of capital.	• AllianceBernstein L.P. • Allianz Global Investors U.S. LLC • Equitable Investment Management Group, LLC • Wellington Management Company, LLP

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AIM Variable Insurance Funds (Invesco Variable Insurance Funds) – Series II Portfolio Name	Objective	Investment Adviser (and Sub-Adviser(s), as applicable)
INVESCO V.I. HIGH YIELD FUND	The fund’s investment objective is total return, comprised of current income and capital appreciation.	• Invesco Advisers, Inc. • Sub-Adviser: Invesco Canada Ltd.
INVESCO V.I. MID CAP CORE EQUITY FUND	The fund’s investment objective is long-term growth of capital.	• Invesco Advisers, Inc.
INVESCO V.I. SMALL CAP EQUITY FUND	The fund’s investment objective is long-term growth of capital.	• Invesco Advisers, Inc.

American Funds Insurance Series® – Class 4 Shares Portfolio Name	Objective	Investment Adviser (and Sub-Adviser(s), as applicable)
BOND FUND	The fund’s investment objective is to provide as high a level of current income as is consistent with the preservation of capital.	• Capital Research and Management Company

Ivy Variable Insurance Portfolios Portfolio Name	Objective	Investment Adviser (and Sub-Adviser(s), as applicable)
IVY VIP HIGH INCOME	To seek to provide total return through a combination of high current income and capital appreciation.	• Ivy Investment Management Company (IICO)
IVY VIP SMALL CAP GROWTH	To seek to provide growth of capital.	• Ivy Investment Management Company (IICO)

MFS® Variable Insurance Trusts – Service Class Portfolio Name	Objective	Investment Adviser (and Sub-Adviser(s), as applicable)
MFS® INVESTORS TRUST SERIES	The fund’s investment objective is to seek capital appreciation.	• Massachusetts Financial Services Company d/b/a MFS Investment Management
MFS® MASSACHUSETTS INVESTORS GROWTH STOCK PORTFOLIO	The fund’s investment objective is to seek capital appreciation.	• Massachusetts Financial Services Company d/b/a MFS Investment Management

VanEck VIP Trust – S Class Portfolio Name	Objective	Investment Adviser (and Sub-Adviser(s), as applicable)
VANECK VIP GLOBAL HARD ASSETS FUND	Seeks long-term capital appreciation by investing primarily in hard asset securities. Income is a secondary consideration.	• Van Eck Associates Corporation
(†)

The Portfolio operates as a “government money market fund.” The Portfolio will invest at least 99.5% of its total assets in U.S. government securities, cash, and/or repurchase agreements that are fully collateralized by U.S. government securities or cash.

(++)	Formerly known as AXA Premier VIP Trust.
(*)

The chart below reflects the variable investment option’s former name which may continue to be used in certain documents for a period of time after the date of this prospectus. The number in the “FN” column corresponds with the number contained in the table above.

FN	Variable Investment Option’s Former Name

(1)	Charter Multi-Sector Bond

(5)	All Asset Growth-Alt 20

(7)	EQ/Capital Guardian Research

(8)	EQ/Oppenheimer Global

(10)	EQ/MFS International Value

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(*)

This information reflects the merger of variable investment options. The chart below reflects the acquired variable investment which may continue to be used in certain documents for a period of time after the date of this prospectus, and the acquiring variable investment option. The number in the “FN” column corresponds with the number contained in the table above.

FN	Acquired Variable Investment Option	Acquiring Variable Investment Option

(2)	Charter Small Cap Value	1290 VT Small Cap Value

(3)	EQ/Templeton Global Equity Managed Volatility	1290 VT SmartBeta Equity

(4)	EQ/Franklin Templeton Allocation Managed Volatility	EQ/Aggressive Growth Strategy

(6)	Multimanager Mid Cap Value	EQ/American Century Mid Cap Value

(7)	EQ/UBS Growth and Income	EQ/Capital Guardian Research

(9)	Multimanager Mid Cap Growth	EQ/Janus Enterprise

(11)	Charter Small Cap Growth	EQ/Morgan Stanley Small Cap Growth

You should consider the investment objectives, risks and charges and expenses of the portfolios carefully before investing. The prospectuses for the Trusts contain this and other important information about the portfolios. The prospectuses should be read carefully before investing. In order to obtain copies of the Trust prospectuses that do not accompany this prospectus, you may call one of our customer service representatives at (800) 628-6673.

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Guaranteed interest option

The guaranteed interest option is part of our general account and pays interest at guaranteed rates. We discuss our general account under “More information” later in this prospectus.

We assign an interest rate to each amount allocated to the guaranteed interest option. This rate is guaranteed for a specified period. Therefore, different interest rates may apply to different amounts in the guaranteed interest option.

We credit interest daily to amounts in the guaranteed interest option. There are three levels of interest in effect at the same time in the guaranteed interest option:

(1)	the minimum interest rate guaranteed over the life of the contract,

(2)	the annual minimum guaranteed interest rate for the calendar year, and

(3)	the current interest rate.

We set current interest rates periodically, according to our procedures that we have in effect at the time. All interest rates are effective annual rates, but before deduction of annual administrative charges or any withdrawal charges.

The annual minimum guaranteed interest rate for 2020 ranges from 1.00% to 3.00%. Depending on the year and the state where your contract was issued, the lifetime minimum guaranteed interest rate ranges from 1.00% to 3.00%. The lifetime minimum guaranteed interest rate is shown in your contract. The annual minimum guaranteed interest rate will never be less than the lifetime minimum guaranteed interest rate. Current rates will never be less than the annual minimum guaranteed interest rate.

Fixed maturity options

We offer fixed maturity options with maturity dates generally ranging from one to ten years. We will not accept allocations to a fixed maturity option if on the date the contribution or transfer is to be applied the rate to maturity is 3%. This means that at points in time there may be no fixed maturity options available. You can allocate your contributions to one or more of these fixed maturity options. However, you may not allocate more than one contribution to any one fixed maturity option. These amounts become part of a non-unitized separate account. They will accumulate interest at the “rate to maturity” for each fixed maturity option. The total amount you allocate to and accumulate in each fixed maturity option is called the “fixed maturity amount.” The fixed maturity options are not available in contracts issued on or after August 13, 2001 in Washington. For contracts issued in New York, see “Charges and expenses” for information on withdrawal charges when amounts are allocated to the fixed maturity options.

Fixed maturity options generally range from one to ten years to maturity.

The rate to maturity you will receive for each fixed maturity option is the rate to maturity in effect for new contributions allocated to that fixed maturity option on the date we apply your contribution.

On the maturity date of a fixed maturity option, your fixed maturity amount, assuming you have not made any withdrawals or transfers, will equal your contribution to that fixed maturity option plus interest, at the rate to maturity for that contribution. This is the fixed maturity option’s “maturity value.” Before maturity, the current value we will report for your fixed maturity amount will reflect a market value adjustment. Your current value will reflect the market value adjustment that we would make if you were to withdraw all of your fixed maturity amounts on the date of the report. We call this your “market adjusted amount.”

Fixed maturity options and maturity dates.  We currently offer fixed maturity options ending on June 15th for maturity years ranging from one through ten. Not all of these fixed maturity options will be available for annuitant ages 76 and above. See “Allocating your contributions” below. As fixed maturity options expire, we expect to add maturity years so that generally ten fixed maturity options are available at any time.

We will not accept allocations to a fixed maturity option if on the date the contribution is to be applied:

•	you previously allocated a contribution or made a transfer to the same fixed maturity option; or

•	the rate to maturity is 3%; or

•	the fixed maturity option’s maturity date is within 45 days; or

•	the fixed maturity option’s maturity date is later than the date annuity payments are to begin.

Your choices at the maturity date.  We will notify you at least 45 days before each of your fixed maturity options is scheduled to mature. At that time, you may choose to have one of the following take place on the maturity date, as long as none of the conditions listed above or in “Allocating your contributions” below would apply:

(a)	transfer the maturity value into another available fixed maturity option, or into any of the variable investment options; or

(b)	withdraw the maturity value (there may be a withdrawal charge).

If we do not receive your choice on or before the fixed maturity option’s maturity date, we will automatically transfer your maturity value into the next available fixed maturity option (or another investment option if we are required to do so by any state regulation). For more information see “About our fixed maturity options” in “More Information” later in this prospectus. We may change our procedures in the future.

Market value adjustment.  If you make any withdrawals (including transfers, surrender or termination of your contract, or when we make deductions for charges) from a fixed maturity option before it matures we will make a market value adjustment, which will increase or decrease any fixed maturity amount you have in that fixed maturity option. The amount of the adjustment will depend on two factors:

(a)	the difference between the rate to maturity that applies to the amount being withdrawn and the rate to maturity in effect at that time for new allocations to that same fixed maturity option, and

(b)	the length of time remaining until the maturity date.

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In general, if interest rates rise from the time that you originally allocate an amount to a fixed maturity option to the time that you take a withdrawal, the market value adjustment will be negative. Likewise, if interest rates drop at the end of that time, the market value adjustment will be positive. Also, the amount of the market value adjustment, either up or down, will be greater the longer the time remaining until the fixed maturity option’s maturity date. Therefore, it is possible that the market value adjustment could greatly reduce your value in the fixed maturity options, particularly in the fixed maturity options with later maturity dates.

We provide an illustration of the market adjusted amount of specified maturity values, an explanation of how we calculate the market value adjustment, and information concerning our general account and investments purchased with amounts allocated to the fixed maturity options, in “More information” later in this prospectus. Appendix III at the end of this prospectus provides an example of how the market value adjustment is calculated.

Selecting your investment method

You must choose one of the following methods for selecting your investment options:

•

Maximum investment options choice.  Under this method, you may allocate contributions or transfer funds to any of the available investment options listed in A and B in the investment options chart. You can make transfers whenever you choose. However, there will be restrictions on the amount you can transfer out of the guaranteed interest option listed in A.

•

Maximum transfer flexibility.  Under this method, you may allocate contributions or transfer funds to any of the available investment options listed in A in the investment options chart and no transfer restrictions will apply.

Temporary removal of transfer restrictions that apply to the investment methods.  From time to time, we may remove certain restrictions that apply to your investment method. If we do so, we will tell you. For example, if you elect the “Maximum investment options choice” method, for a limited time there will be no restrictions on the amount you can transfer out of the guaranteed interest option listed in group “A.” If you elect the “Maximum transfer flexibility” method, for a limited time you will be able to use the fixed income variable investment options listed in group “B” as well as the fixed maturity options.

We will also tell you at least 45 days in advance of the day that we intend to reimpose the transfer restrictions. When we reimpose the transfer restrictions, if you elect the “Maximum investment options choice” method, limits on transfers out of the guaranteed interest option will again apply. If you elect the “Maximum transfer flexibility” method, you will no longer be permitted to allocate contributions to or transfer amounts into the variable investment options in group “B” (including through our rebalancing program) or the fixed maturity options. However, amounts that are in any investment options that are not available under “Maximum transfer flexibility” can remain in these options.

Variable investment options

A

•	Guaranteed Investment Option

Domestic Equity

•	1290 VT Equity Income
•	1290 VT GAMCO Mergers & Acquisitions
•	1290 VT GAMCO Small Company Value
•	1290 VT Micro Cap
•	1290 VT Small Cap Value(2)
•	1290 VT Socially Responsible
•	EQ/400 Managed Volatility
•	EQ/500 Managed Volatility
•	EQ/2000 Managed Volatility
•	EQ/AB Small Cap Growth
•	EQ/American Century Mid Cap Value(2)
•	EQ/BlackRock Basic Value Equity
•	EQ/Capital Group Research(1)(2)
•	EQ/ClearBridge Large Cap Growth
•	EQ/ClearBridge Select Equity Managed Volatility
•	EQ/Common Stock Index
•	EQ/Equity 500 Index
•	EQ/Fidelity® Institutional AM® Large Cap
•	EQ/Franklin Rising Dividends
•	EQ/Franklin Small Cap Value Managed Volatility
•	EQ/Goldman Sachs Mid Cap Value
•	EQ/Invesco Comstock
•	EQ/Janus Enterprise(2)
•	EQ/JPMorgan Value Opportunities
•	EQ/Large Cap Core Managed Volatility
•	EQ/Large Cap Growth Index
•	EQ/Large Cap Growth Managed Volatility
•	EQ/Large Cap Value Index
•	EQ/Large Cap Value Managed Volatility
•	EQ/Loomis Sayles Growth
•	EQ/MFS® Mid Cap Focused Growth
•	EQ/MFS® Technology
•	EQ/MFS® Utilities
•	EQ/Mid Cap Index
•	EQ/Mid Cap Value Managed Volatility
•	EQ/Morgan Stanley Small Cap Growth(2)
•	EQ/Small Company Index
•	EQ/T. Rowe Price Growth Stock
•	EQ/Wellington Energy
•	Invesco V.I. Mid Cap Core Equity
•	Invesco V.I. Small Cap Equity
•	Ivy VIP Small Cap Growth
•	MFS® Investors Trust
•	MFS® Massachusetts Investors Growth Stock
•	Multimanager Aggressive Equity
•	Multimanager Technology
•	VanEck VIP Global Hard Assets

International/Global

•	1290 VT Low Volatility Global Equity
•	1290 VT SmartBeta Equity(2)
•	EQ/Emerging Markets Equity PLUS
•	EQ/Global Equity Managed Volatility
•	EQ/International Core Managed Volatility
•	EQ/International Equity Index
•	EQ/International Managed Volatility
•	EQ/International Value Managed Volatility
•	EQ/Invesco Global(1)
•	EQ/Invesco Global Real Estate
•	EQ/Invesco International Growth
•	EQ/Lazard Emerging Markets Equity
•	EQ/MFS® International Growth
•	EQ/MFS® International Intrinsic Value(1)

Asset Allocation/hybrid

•	1290 VT Convertible Securities
•	1290 VT DoubleLine Dynamic Allocation
•	EQ/AB Dynamic Moderate Growth
•	EQ/Aggressive Allocation
•	EQ/Aggressive Growth Strategy(2)
•	EQ/All Asset Growth Allocation(1)
•	EQ/Balanced Strategy
•	EQ/Conservative Allocation
•	EQ/Conservative Growth Strategy
•	EQ/Conservative-Plus Allocation
•	EQ/Conservative Strategy
•	EQ/Franklin Balanced Managed Volatility
•	EQ/Moderate Allocation
•	EQ/Moderate Growth Strategy
•	EQ/Moderate-Plus Allocation
•	Target 2015 Allocation
•	Target 2025 Allocation
•	Target 2035 Allocation
•	Target 2045 Allocation
•	Target 2055 Allocation

B

Fixed income

•	1290 VT High Yield Bond
•	American Funds Insurance Series® Bond
•	EQ/Core Bond Index
•	EQ/Core Plus Bond(1)
•	EQ/Global Bond PLUS
•	EQ/Intermediate Government Bond
•	EQ/Money Market
•	EQ/PIMCO Global Real Return
•	EQ/PIMCO Ultra Short Bond
•	EQ/Quality Bond PLUS
•	Invesco V.I. High Yield
•	Ivy VIP High Income
•	Multimanager Core Bond

(1)

This is the variable investment option’s new name. Please see “Portfolios of the Trusts” earlier in this prospectus for the variable investment option’s former name which may continue to be used in certain documents for a period of time after the date of this prospectus.

(2)

This is the surviving variable investment option of a Portfolio merger. Please see “Portfolios of the Trust” earlier in this prospectus for the name of the acquired variable investment option which may continue to be used in certain documents for a period of time after the date of this prospectus.

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Fixed maturity options

Transfer restrictions apply as indicated above under “Fixed maturity options and maturity dates.” Fixed maturity options are only available in states where approved.

The Target Allocation investment options are expected to invest more heavily in fixed income securities as they approach their respective target dates, and thereafter. As each Target Allocation investment option reaches its respective target date, we reserve the right to make it a group “B” investment option. Please note that if you select the “Maximum transfer flexibility” method, and you allocate any contributions or account value to any of the Target Allocation investment options, you will be deemed to have changed to the “Maximum investment option choice” method. This change to your investment method will occur when you change your allocation instruction to include a Target Allocation investment option or when you make a transfer to a Target Allocation investment option that has been reassigned. We will notify you of this change in writing. Please note that if this occurs, the number of variable investment options available to you will increase. In other words, the “B” investment options will be available to you. However, your ability to transfer out of the guaranteed interest option will be limited.

If you select the “Maximum transfer flexibility” method but have not included any of the Target Allocation investment options among your allocations, you will not be changed to the alternate method but those options will no longer be available to you.

You may choose from any of the investment options available under your investment method. In all cases, if any of the options listed in B in the chart referenced above are selected, you will be subject to the restrictions on transfers out of the guaranteed interest option that apply under the “Maximum investment options choice” investment method.

Allocating your contributions

Once you have made your investment method choice, you may allocate your contributions to one or more, or all, of the investment options that you have chosen, subject to any restrictions under the investment method you chose. However, you may not allocate more than one contribution to any one fixed maturity option. If the annuitant is age 76 or older, you may only allocate contributions to fixed maturity options with maturities of five years or less. Allocations must be in whole percentages and you may change your allocation percentages at any time. However, the total of your allocations must equal 100%. Once your contributions are allocated to the investment options they become part of your account value. We discuss account value in “Determining your contract’s value” later in this prospectus.

The contract is between you and the Company. The contract is not an investment advisory account, and the Company is not providing any investment advice or managing the allocations under your contract. In the absence of a specific written arrangement to the contrary, you, as the owner of the contract, have the sole authority to make investment allocations and other decisions under the contract. Your Equitable Advisors financial professional is acting as a broker-dealer registered representative, and is not authorized to act as an investment advisor or to manage the allocations under your contract. If your financial professional is a registered representative with a broker-dealer other than Equitable Advisors, you should speak with him/her regarding any different arrangements that may apply.

•

Principal assurance allocation.  Under this allocation program, you select a fixed maturity option. We specify the portion of your initial contribution to be allocated to that fixed maturity option in an amount that will cause the maturity value to equal the amount of your entire initial contribution on the fixed maturity option’s maturity date. The maturity date you select generally may not be later than 10 years, or earlier than 6 years from your contract date. You allocate the rest of your contribution to the variable investment options however you choose.

For example, if your initial contribution is $10,000, and on February 18, 2020 you chose the fixed maturity option with a maturity date of June 15, 2027, since the rate to maturity was 3.05% on February 18, 2020, we would have allocated $7,554 to that fixed maturity option and the balance to your choice of variable investment options. On the maturity date your value in the fixed maturity option would be $10,000.

The principal assurance allocation is only available for annuitant ages 75 or younger when the contract is issued. If you are purchasing an EQUI-VEST® traditional IRA contract, before you select a maturity year that would extend beyond the year in which you will reach age 70 1/2, you should consider whether your value in the variable investment options, or your other traditional IRA funds are sufficient to meet your required minimum distributions. See “Tax information” later in this prospectus.

Your right to cancel within a certain number of days

This is provided for informational purposes only. Since the contracts are no longer available to new purchasers, this cancellation provision is no longer applicable.

If for any reason you are not satisfied with your contract, you may return it to us for a refund. To exercise this cancellation right you must mail the contract directly to our processing office within 10 days after you receive it. If state law requires, this “free look” period may be longer.

For contributions allocated to the variable investment options, your refund will equal your contributions, reflecting any investment gain or loss that also reflects the daily charges we deduct. For contributions allocated to the fixed maturity options, your refund will equal the amount of the contribution allocated to the fixed maturity options reflecting any positive or negative market value adjustments. Some states require that we refund the full amount of your contribution (not including any investment gain or loss, interest, or market value adjustment). For contributions allocated to the guaranteed interest option, your refund will equal the amount of the contributions, without interest. For an IRA contract returned to us within seven days after you receive it, we are required to refund the full amount of your contribution. When required by applicable law to return the full amount of your contribution, we will return the greater of your contribution or your contract’s cash value.

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We may require that you wait six months before you apply for a contract with us again if:

•	you cancel your contract during the free look period; or

•	you change your mind before you receive your contract whether we have received your contribution or not.

Also, if you fully or partially convert an existing traditional IRA contract to a Roth IRA contract, you may cancel your Roth IRA contract and return to a traditional IRA contract. Our processing office, or your financial professional, can provide you with the cancellation instructions. Ask for the form entitled “EQUI-VEST® Roth IRA Re-Characterization Form.”

In addition to the cancellation right described above, you have the right to surrender your contract, rather than cancel it. Please see “Surrender of your contract to receive its cash value” later in this prospectus. Surrendering your contract may yield results different than canceling your contract, including a greater potential for taxable income. In some cases, your cash value upon surrender may be greater than your contributions to the contract. Please see “Tax information” later in this prospectus for possible consequences of cancelling your contract.

Death benefit

Your contract provides a death benefit. If you do not elect the ratcheted death benefit described below, the death benefit is equal to the greater of (i) the account value (without adjustment for any otherwise applicable negative market value adjustment) as of the date we receive satisfactory proof of the annuitant’s death, any required instructions for the method of payment, information and forms necessary to effect payment and (ii) the “standard death benefit.” The standard death benefit is equal to your total contributions, adjusted for withdrawals and any withdrawal charges, and any taxes that apply. Depending upon the state where your contract is issued, each withdrawal you make will reduce the amount of your current standard death benefit on a pro rata basis, in the same manner as described under “Ratcheted death benefit” below.

If your surviving spouse rolls the death benefit proceeds over into a contract issued by us, the death proceeds will remain invested in this contract until your spouse’s contract is issued and the amount of the death benefit will be calculated as of the date we receive all requirements necessary to issue your spouse’s new contract. The amount of the death benefit will be calculated to equal the greater of (i) your account value (without adjustment for any otherwise applicable negative market value adjustment) as of the date that your spouse’s contract is issued, and (ii) the “standard death benefit” as of the date of your death. This means that the death benefit proceeds could vary up or down, based on investment performance, until your spouse’s new contract is issued.

If you elect the ratcheted death benefit, the death benefit is equal to the greater of:

(a)

your account value (without any negative market value adjustment that would otherwise apply) as of the date we receive satisfactory proof of the annuitant’s death, any required instructions for the method of payment, information and forms necessary to effect payments; and

(b)	the ratcheted death benefit on the date of the annuitant’s death, less any subsequent withdrawals, withdrawal charges and taxes that apply.

Ratcheted death benefit

For an additional fee, you may elect the ratcheted death benefit. On the contract date, your ratcheted death benefit equals your initial contribution. Then, on each third contract date anniversary, until the annuitant is age 85, we will determine your ratcheted death benefit by comparing your current ratcheted death benefit to your account value on that third contract date anniversary. If your account value is higher than your ratcheted death benefit, we will increase your ratcheted death benefit to equal your account value. On the other hand, if your account value on the third contract date anniversary is less than your ratcheted death benefit, we will not adjust your ratcheted death benefit either up or down.

If you make additional contributions, we will increase your current ratcheted death benefit by the dollar amount of the contribution on the date the contribution is allocated to your investment options. If you take a withdrawal from your contract, we will adjust your death benefit on the date you take the withdrawal.

Each withdrawal you make will reduce the amount of your current ratcheted death benefit on a pro rata basis. Reduction on a pro rata basis means that we calculate the percentage of your current account value that is being withdrawn and we reduce your current ratcheted death benefit by that same percentage. For example, if your account value is $30,000 and you withdraw $12,000, you have withdrawn 40% of your account value. If your ratcheted death benefit was $40,000 before the withdrawal, it would be reduced by $16,000 ($40,000 x .40) and your new ratcheted death benefit after the withdrawal would be $24,000 ($40,000 - $16,000). You may only elect the ratcheted death benefit at the time you apply for a contract if the annuitant is not older than age 75 when the contract is issued. Once you elect this benefit, you may not cancel it as long as the contract is in effect.

See Appendix IV at the end of this prospectus for an example of how we calculate the death benefit.

Before purchasing the ratcheted death benefit for your IRA contract, you and your tax adviser should carefully consider the following. If you intend to satisfy your lifetime required minimum distributions requirements which begin after age 70 1/2 for this contract taking account-based withdrawals (as opposed to receiving annuity payments), you should know that under the terms of the annuity contract such withdrawals will reduce your ratcheted death benefit and may have the effect of eliminating your ability to utilize the entire benefit. Also, purchasing the ratcheted death benefit may increase the amount of RMDs you are required to withdraw under the tax rules if you elect withdrawals and not annuity payments. For more information see “Lifetime minimum distribution withdrawals” under ”withdrawing your account value” in “Accessing your money” and “Tax information” later in this prospectus.

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Inherited IRA beneficiary continuation contract

This description of the Inherited IRA beneficiary continuation contract describes the contract as in effect prior to legislation enacted at the end of 2019. Legislation enacted at the end of 2019 has changed key aspects of Inherited IRA contracts. After regulatory guidance is issued on this legislation, we anticipate making changes beginning in 2020 to our Inherited IRA contracts to reflect these legislative changes. We may be required in certain cases to pay benefits faster under existing contracts. We may consider limiting the availability of Inherited IRA contracts to new purchasers pending the issuance of further guidance.

This contract is available to an individual beneficiary of a traditional IRA or a Roth IRA where the deceased owner held the individual retirement account or annuity (or Roth individual retirement account or annuity) with an insurance company or financial institution other than the Company. The purpose of the inherited IRA beneficiary continuation contract is to permit the beneficiary to change the funding vehicle that the deceased owner selected (“original IRA”) while taking the required minimum distribution payments that must be made to the beneficiary after the deceased owner’s death. See “Required Minimum Distributions” under “Tax Information.” This contract is intended only for beneficiaries who want to take payments at least annually over their life expectancy. These payments generally must begin (or must have begun) no later than December 31 of the calendar year following the year the deceased owner died. This contract is not suitable for beneficiaries electing the “5-year rule.” See “Beneficiary continuation option for traditional IRA and Roth IRA contracts only” in “Payment of the death benefit” later in this prospectus. You should discuss with your tax adviser your own personal situation.

The Inherited traditional IRA is also available to non-spousal beneficiaries of deceased plan participants in qualified plans, 403(b) plans and governmental employer 457(b) plans (“Applicable Plan(s)”). In this discussion, unless otherwise indicated, references to “deceased owner” include “deceased plan participant”; references to “original IRA” include “the deceased plan participant’s interest or benefit under the Applicable Plan”, and references to “individual beneficiary of a traditional IRA” include “individual non-spousal beneficiary under an Applicable Plan.”

The inherited IRA beneficiary continuation contract can only be purchased by a direct transfer of the beneficiary’s interest under the deceased owner’s original IRA. The owner of the inherited IRA beneficiary continuation contract is the individual who is the beneficiary of the original IRA. (Certain trusts with only individual beneficiaries will be treated as individuals for this purpose). The contract must also contain the name of the deceased owner. In this discussion, “you” refers to the owner of the inherited IRA beneficiary continuation contract.

The inherited IRA beneficiary continuation contract can be purchased whether or not the deceased owner had begun taking required minimum distribution payments during his or her life from the original IRA or whether you had already begun taking required minimum distribution payments of your interest as a beneficiary from the deceased owner’s original IRA. You should discuss with your own tax adviser when payments must begin or must be made.

Under the inherited IRA beneficiary continuation contract:

•

You must receive payments at least annually (but can elect to receive payments monthly or quarterly). Payments are generally made over your life expectancy determined in the calendar year after the deceased owner’s death and determined on a term certain basis.

•

The beneficiary of the original IRA will be the annuitant under the inherited IRA beneficiary continuation contract. In the case where the beneficiary is a “see-through trust,” the oldest beneficiary of the trust will be the annuitant.

•	An inherited IRA beneficiary continuation contract is not available for annuitants over age 70.

•	The initial contribution must be a direct transfer from the deceased owner’s original IRA and must be at least $5,000.

•

Additional contributions of at least $1,000 are permitted, but must be direct transfers of your interest as a beneficiary from another IRA with a financial institution other than the Company where the deceased owner is the same as under the original IRA contract.

•	A non-spousal beneficiary under an Applicable Plan cannot make additional contributions to an Inherited traditional IRA contract.

•	You may make transfers among the investment options.

•

You may choose at any time to withdraw all or a portion of the account value. Any partial withdrawal must be at least $300. Withdrawal charges will apply as described under “Withdrawal charge” in “Charges and expenses” later in this prospectus.

•

The following features mentioned in the prospectus are not available under the inherited IRA beneficiary continuation contract: successor owner/annuitant, automatic investment program and systematic withdrawals.

•	If you die, we will pay to a beneficiary that you choose the greater of the account value or the applicable death benefit.

•

Upon your death, your beneficiary has the option to continue taking required minimum distributions based on your remaining life expectancy or to receive any remaining interest in the contract in a lump sum. The option elected will be processed when we receive satisfactory proof of death, any required instructions for the method of payment and any required information and forms necessary to effect payment. If your beneficiary elects to continue to take distributions, we will increase the account value to equal the applicable death benefit if such death benefit is greater than such account value as of the date we receive satisfactory proof of death and any required instructions, information and forms. The increase in account value will be allocated to the investment options according to the allocation percentages we have on file for your contract. Thereafter, withdrawal charges will no longer apply. If you had elected the ratcheted death benefit, it will no longer be in effect and charges for such benefit will stop.

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2. Determining your contract’s value

Your account value and cash value

Your “account value” is the total of the: (i) values you have in the variable investment options; (ii) guaranteed interest option; and (iii) market adjusted amounts you have in the fixed maturity options. These amounts are subject to certain fees and charges discussed under “Charges and expenses” later in this prospectus.

Your contract also has a “cash value.” At any time before annuity payments begin, your contract’s cash value is equal to the account value less (i) any withdrawal charge that may apply and (ii) the total amount or a pro rata portion of the annual administrative charge. Please see “Surrender of your contract to receive its cash value” in “Accessing your money” later in this prospectus.

Your contract’s value in the variable investment options

Each variable investment option invests in shares of a corresponding portfolio. Your value in each variable investment option is measured by “units.” The value of your units will increase or decrease as though you had invested it in the corresponding portfolio’s shares directly. Your value, however, will be reduced by the amount of the fees and charges that we deduct under the contract.

Units measure your value in each variable investment option.

The unit value for each variable investment option depends on the investment performance of that option minus daily charges for mortality and expense risks and other expenses. On any day, your value in any variable investment option equals the number of units credited to that option, adjusted for any units purchased for or deducted from your contract under that option, multiplied by that day’s value for one unit. The number of your contract units in any variable investment option does not change unless they are:

(i)	increased to reflect additional contributions;

(ii)	decreased to reflect a withdrawal (plus applicable withdrawal charges); or

(iii)	increased to reflect a transfer into, or decreased to reflect a transfer out of a variable investment option.

In addition, when we deduct the annual administrative charge, third-party transfer or exchange charge, or the ratcheted death benefit charge, we will reduce the number of units credited to your contract. A description of how unit values are calculated is found in the SAI.

Your contract’s value in the guaranteed interest option

Your value in the guaranteed interest option at any time will equal: your contributions and transfers to that option, plus interest, minus withdrawals and transfers out of the option, and charges we deduct.

Your contract’s value in the fixed maturity options

Your value in each fixed maturity option at any time before the maturity date is the market adjusted amount in each option, which reflects withdrawals out of the option and charges we deduct. This is equivalent to your fixed maturity amount increased or decreased by the market value adjustment. Your value, therefore, may be higher or lower than your contributions (less withdrawals) accumulated at the rate to maturity. At the maturity date, your value in a fixed maturity option will equal its maturity value, provided there have been no withdrawals or transfers.

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3. Transferring your money among investment options

Transferring your account value

At any time before the date annuity payments are to begin, you can transfer some or all of your account value among the investment options, subject to the following:

•	You must transfer at least $300 of account value or, if less, the entire amount in the investment option. We may waive the $300 requirement.

•	You may not transfer to a fixed maturity option in which you already have value.

•	You may not transfer to a fixed maturity option that has a rate to maturity of 3%.

•

If the annuitant is age 76 or older, you must limit your transfers to fixed maturity options to those with maturities of five years or less. Not all maturities may be available. You may not transfer to a fixed maturity option if its maturity date is later than the date annuity payments are to begin.

•	If you make transfers out of a fixed maturity option other than at its maturity date the transfer will cause a market value adjustment.

•

If you choose the “Maximum investment options choice” method for selecting investment options (including if you have been deemed to have selected that method as a result of a Target Allocation investment option in which you are invested becoming a group “B” option as described under “Selecting your investment method” in “Contract features and benefits” earlier in this prospectus) the maximum amount you may transfer in any contract year from the guaranteed interest option to any other investment option is (a) 25% of the amount you had in the guaranteed interest option on the last day of the prior contract year or, if greater, (b) the total of all amounts you transferred from the guaranteed interest option to any other investment option in the prior contract year.

•

If you transfer money from another financial institution into the guaranteed interest option during your first contract year, and if you have selected the “Maximum investment options choice” method (including if you have been deemed to have selected that method as a result of a Target Allocation investment option in which you are invested becoming a group “B” option as described under “Selecting your investment method” in “Contract features and benefits” earlier in this prospectus) you may, during the balance of that contract year, transfer up to 25% of such initial guaranteed interest option balance to any other investment option.

Upon advance notice to you, we may change or establish additional restrictions on transfers into and among the investment options, including limitations on the number,

frequency, or dollar amount of transfers. A transfer request does not change your percentages for allocating current or future contributions among the investment options. Our current transfer restrictions are set forth in the “Disruptive transfer activity” section below.

You may request a transfer in writing or by telephone using TOPS or online using Online Account Access. You must send in all signed written requests directly to our processing office. Transfer requests should specify:

(1)	the contract number,

(2)	the dollar amounts to be transferred, and

(3)	the investment options to and from which you are transferring.

We will confirm all transfers in writing.

Please see “Allocating your contributions” in “Contract features and benefits” for more information about your role in managing your allocations.

Disruptive transfer activity

You should note that the contract is not designed for professional “market timing” organizations, or other organizations or individuals engaging in a market timing strategy. The contract is not designed to accommodate programmed transfers, frequent transfers or transfers that are large in relation to the total assets of the underlying portfolio.

Frequent transfers, including market timing and other program trading or short-term trading strategies, may be disruptive to the underlying portfolios in which the variable investment options invest. Disruptive transfer activity may adversely affect performance and the interests of long-term investors by requiring a portfolio to maintain larger amounts of cash or to liquidate portfolio holdings at a disadvantageous time or price. For example, when market timing occurs, a portfolio may have to sell its holdings to have the cash necessary to redeem the market timer’s investment. This can happen when it is not advantageous to sell any securities, so the portfolio’s performance may be hurt. When large dollar amounts are involved, market timing can also make it difficult to use long-term investment strategies because a portfolio cannot predict how much cash it will have to invest. In addition, disruptive transfers or purchases and redemptions of portfolio investments may impede efficient portfolio management and impose increased transaction costs, such as brokerage costs, by requiring the portfolio manager to effect more frequent purchases and sales of portfolio securities. Similarly, a portfolio may bear increased administrative costs as a result of the asset level and investment volatility that accompanies patterns of excessive or short-term trading. Portfolios that invest a significant portion of their assets in

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foreign securities or the securities of small- and mid-capitalization companies tend to be subject to the risks associated with market timing and short-term trading strategies to a greater extent than portfolios that do not. Securities trading in overseas markets present time zone arbitrage opportunities when events affecting portfolio securities values occur after the close of the overseas market but prior to the close of the U.S. markets. Securities of small- and mid-capitalization companies present arbitrage opportunities because the market for such securities may be less liquid than the market for securities of larger companies, which could result in pricing inefficiencies. Please see the prospectuses for the underlying portfolios for more information on how portfolio shares are priced.

We currently use the procedures described below to discourage disruptive transfer activity. You should understand, however, that these procedures are subject to the following limitations: (1) they primarily rely on the policies and procedures implemented by the underlying portfolios; (2) they do not eliminate the possibility that disruptive transfer activity, including market timing, will occur or that portfolio performance will be affected by such activity; and (3) the design of market timing procedures involves inherently subjective judgments, which we seek to make in a fair and reasonable manner consistent with the interests of all contract owners.

We offer investment options with underlying portfolios that are part of EQ Premier VIP Trust and EQ Advisors Trust (together, the “affiliated trusts”), as well as investment options with underlying portfolios of outside trusts with which the Company has entered participation agreements (the “unaffiliated trusts” and, collectively with the affiliated trusts, the “trusts”). The affiliated trusts have adopted policies and procedures regarding disruptive transfer activity. They discourage frequent purchases and redemptions of portfolio shares and will not make special arrangements to accommodate such transactions. They aggregate inflows and outflows for each portfolio on a daily basis. On any day when a portfolio’s net inflows or outflows exceed an established monitoring threshold, the affiliated trust obtains from us contract owner trading activity. The affiliated trusts currently consider transfers into and out of (or vice versa) the same variable investment option within a five business day period as potentially disruptive transfer activity.

When a contract owner is identified in connection with potentially disruptive transfer activity for the first time, a letter is sent to the contract owner explaining that there is a policy against disruptive transfer activity and that if such activity continues certain transfer privileges may be eliminated. If and when the contract owner is identified a second time as engaged in potentially disruptive transfer activity under the contract, we currently prohibit the use of voice, fax and automated transaction services. We currently apply such action for the remaining life of each affected contract. We or a trust may change the definition of potentially disruptive transfer activity, the monitoring procedures and thresholds, any notification procedures, and the procedures to restrict this activity. Any new or revised policies and procedures will apply to all contract owners uniformly. We do not permit exceptions to our policies restricting disruptive transfer activity.

Each unaffiliated trust may have its own policies and procedures regarding disruptive transfer activity. If an unaffiliated trust advises us that there may be disruptive activity from one of our contract owners, we will work with the unaffiliated trust to review contract owner trading activity. Each trust reserves the right to reject a transfer that it believes, in its sole discretion, is disruptive (or potentially disruptive) to the management of one of its portfolios. Please see the prospectuses for the trusts for more information.

It is possible that a trust may impose a redemption fee designed to discourage frequent or disruptive trading by contract owners. As of the date of this prospectus, the trusts had not implemented such a fee. If a redemption fee is implemented by a trust, that fee, like any other trust fee, will be borne by the contract owner.

Contract owners should note that it is not always possible for us and the underlying trusts to identify and prevent disruptive transfer activity. In addition, because we do not monitor for all frequent trading at the separate account level, contract owners may engage in frequent trading which may not be detected, for example, due to low net inflows or outflows on the particular day(s). Therefore, no assurance can be given that we or the trusts will successfully impose restrictions on all potentially disruptive transfers. Because there is no guarantee that disruptive trading will be stopped, some contract owners may be treated differently than others, resulting in the risk that some contract owners may be able to engage in frequent transfer activity while others will bear the effect of that frequent transfer activity. The potential effects of frequent transfer activity are discussed above.

Automatic transfer options

Investment simplifier

Our Investment simplifier program allows you to choose from two automatic options for transferring amounts from the guaranteed interest option to the variable investment options. The transfer options are the “fixed-dollar option” and the “interest sweep.” You may select one or the other, but not both. If you elect to use rebalancing option II (discussed below), you may not choose either of the investment simplifier options.

Fixed-dollar option.  Under this option you may elect to have a fixed-dollar amount transferred out of the guaranteed interest option and into the variable investment options of your choice on a monthly basis. You can specify the number of monthly transfers or instruct us to continue to make monthly transfers until all available amounts in the guaranteed interest option have been transferred out.

In order to elect the fixed-dollar option, you must have a minimum of $5,000 in the guaranteed interest option on the date we receive your election form at our processing office. You also must elect to transfer at least $50 per month. The fixed-dollar option is subject to the guaranteed interest option transfer limitation described above.

Interest sweep.  Under the interest sweep, we will make transfers on a monthly basis from amounts in the guaranteed

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interest option. The amount we will transfer will be the interest credited to amounts you have in the guaranteed interest option from the last business day of the prior month to the last business day of the current month. You must have at least $7,500 in the guaranteed interest option on the date we receive your election and on the last business day of each month thereafter to participate in the interest sweep option.

The fixed-dollar and the interest sweep options are forms of dollar-cost averaging. Dollar-cost averaging allows you to gradually allocate amounts to the variable investment options by periodically transferring approximately the same dollar amount to the variable investment options you select. This will cause you to purchase more units if the unit’s value is low and fewer units if the unit’s value is high. Therefore, you may get a lower average cost per unit over the long term. This plan of investing, however, does not guarantee that you will earn a profit or be protected against losses.

When your participation in the investment simplifier will end.  Your participation in the investment simplifier will end:

•	Under the fixed-dollar option, when either the number of designated monthly transfers have been completed or the amount you have available in the guaranteed interest option has been transferred out.

•	Under the interest sweep, when the amount you have in the guaranteed interest option falls below $7,500 (determined on the last business day of the month) for two months in a row.

•	Under either option, on the date we receive at our processing office, your written request to cancel automatic transfers, or on the date your contract terminates.

Rebalancing your account value

Our rebalancing program offers two options that you can use to automatically reallocate your account value. Option I permits reallocation among the variable investment options only and option II permits reallocation among the variable investment options and the guaranteed interest option. To enroll in the asset rebalancing program, you must notify us in writing by completing our asset rebalancing form, instructing us:

(a)	in whole percentages only, the percentage you want invested in each variable investment option (and the guaranteed interest option, if applicable), and

(b)	how often you want the rebalancing to occur (quarterly, semiannually, or annually).

While your rebalancing program is in effect, we will transfer amounts among the variable investment options (and the guaranteed interest option, if applicable), so that the percentage of your account value that you specify is invested in each option at the end of each rebalancing date. Your entire account value in the variable investment options (and guaranteed interest option, if applicable) must be included in the rebalancing program. Currently, we permit rebalancing of up to 20 investment options. Transfer restrictions out of the guaranteed interest option may apply in accordance with the last two bullets under “Transferring your account value” above in this section. The initial transfer under the rebalancing program (based on your account value as of the day before the program is established) is not permitted to cause the transfer restrictions to be violated, and any rebalancing election that would be a violation of the transfer restrictions will not be put into effect. However, if the program can be established, once it is in effect the transfer restrictions will be waived for the rebalancing transfers.

Rebalancing does not assure a profit or protect against loss. You should periodically review your allocation percentages as your needs change. You may want to discuss the rebalancing program with your financial professional and/or financial adviser before electing the program.

To be eligible, you must have (i) at least $5,000 of account value in the variable investment options for option I, or (ii) at least $5,000 of account value in the variable investment options and the guaranteed interest option, combined for option II. We may waive this $5,000 requirement. Rebalancing is not available for amounts you have allocated in the fixed maturity options.

If you elect to use option II, you may not choose either of the investment simplifier automatic options.

You may elect or terminate the rebalancing program at any time. You may also change your allocations under the program at any time. Once enrolled in the rebalancing program, it will remain in effect until you instruct us in writing to terminate the program. Requesting an investment option transfer while enrolled in our rebalancing program will not automatically change your allocation instructions for rebalancing your account value. This means that upon the next scheduled rebalancing, we will transfer amounts among your investment options pursuant to the allocation instructions previously on file for your program. Changes to your allocation instructions for the rebalancing program (or termination of your enrollment in the program) must be in writing and sent to our processing office.

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4. Accessing your money

Withdrawing your account value

You have several ways to withdraw your account value before annuity payments begin. The table below shows the methods available under each type of contract. More information follows the table. For the tax consequences of taking withdrawals, see “Tax information” later in this prospectus.

Method of withdrawal

Contract	Partial	Systematic	Minimum distribution
NQ	Yes	Yes	No
Traditional IRA	Yes	Yes	Yes
Roth IRA	Yes	Yes	No

Partial withdrawals

(All Contracts)

You may take partial withdrawals from your account value at any time while the annuitant is living and before annuity payments begin. The minimum amount you may withdraw at any time is $300. If you request a withdrawal that leaves you with an account value of less than $500, we may treat it as a request to surrender the contract for its cash value. See “Surrender of your contract to receive its cash value” below.

Partial withdrawals in excess of the 15% free withdrawal amount may be subject to a withdrawal charge. See “15% free withdrawal amount” in “Charges and expenses” later in this prospectus.

Systematic withdrawals

(All Contracts except inherited IRA)

You may take systematic withdrawals on a monthly or quarterly basis. The minimum amount you may take for each withdrawal is $250. We will make the withdrawals on any day of the month that you select as long as it is not later than the 28th day of the month. However, you must elect a date that is more than three calendar days prior to your contract date anniversary. If you do not select a date, your withdrawals will be made on the first business day of the month. A check for the amount of the withdrawal will be mailed to you or, if you prefer, we will electronically transfer the money to your checking or savings account.

You may withdraw either the amount of interest earned in the guaranteed interest option or a fixed-dollar amount from either the variable investment options or the guaranteed interest option. If you elect the interest option, a minimum of $20,000 must be maintained in the guaranteed interest option. If you elect the fixed-dollar option, you do not have to maintain a minimum amount.

If you choose to have a fixed dollar amount taken from the variable investment options and/or the guaranteed interest option, you may elect to have the amount of the withdrawal subtracted from your account value in one of three ways:

(1)

Pro rata from all of your variable investment options and the guaranteed interest option, in which you have value (without exhausting your values in those options). Once the requested amount is greater than your account value, the systematic withdrawal program will terminate.

(2)

Pro rata from all of your variable investment options and the guaranteed interest option, in which you have value (until your account value is exhausted). Once the requested amount leaves you with an account value of less than $500, we will treat it as a request to surrender your contract.

(3)

You may specify a dollar amount from one variable investment option or the guaranteed interest option. If you choose this option and the value in the investment option drops below the requested withdrawal amount, the requested withdrawal amount will be taken on a pro rata basis from all remaining investment options in which you have value. Once the requested amount leaves you with an account value of less than $500, we will treat it as a request to surrender your contract.

If you are invested in fixed maturity options, you may not elect option (1) or (2).

You can cancel the systematic withdrawal option at any time.

Amounts withdrawn in excess of the 15% free withdrawal amount may be subject to a withdrawal charge.

Lifetime minimum distribution withdrawals

(Traditional IRA contracts — See “Tax information” later in this prospectus)

We offer our “required minimum distribution automatic withdrawal option” to help you meet lifetime required minimum distributions under federal income tax rules. This is not the exclusive way for you to meet these rules. After consultation with your tax adviser, you may decide to compute required minimum distributions yourself and request partial withdrawals. In such a case, a withdrawal charge may apply if your withdrawal exceeds the free withdrawal amount. You may choose instead an annuity payout option. Before electing an account-based withdrawal option, please refer to “Required minimum distributions” under “Individual retirement arrangements (“IRAs”)” in “Tax information” later in this prospectus. Also, the actuarial present value of additional contract benefits must be added to the account value in calculating required minimum distribution withdrawals, which could increase the amount required to be withdrawn. For this purpose additional annuity contract benefits may include enhanced death benefits.

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Under legislation enacted at the end of 2019:

•	If your birthdate is June 30, 1949 or earlier, you may elect our “automatic required minimum distribution (RMD) service” in the year in which you reach age 70 1/2, or in any later year.

•	If your birthdate is July 1, 1949 or later, you may elect our “automatic required minimum distribution (RMD) service” in the year in which you reach age 72, or in any later year.

See the discussion of lifetime required minimum distributions under “Tax Information” later in this prospectus.

To elect this option, you must have account value in the variable investment options and the guaranteed interest option of at least $2,000. The minimum amount we will pay out is $300, or if less, your account value. If your account value is less than $500 after the withdrawal, we may terminate your contract and pay you its cash value. Currently, minimum distribution withdrawal payments will be made annually.

Currently, we do not impose a withdrawal charge on minimum distribution withdrawals if you are enrolled in our RMD automatic withdrawal option. The minimum distribution withdrawal will be taken into account in determining if any subsequent withdrawal taken in the same contract year exceeds the 15% free withdrawal amount.

We will send to traditional IRA owners a form outlining the minimum distribution options available in the year you reach age 72 (or age 70 1/2, if applicable), provided you have not begun your annuity payments before that time.

How withdrawals are taken from your account value

Unless you specify otherwise, we will subtract your withdrawals on a pro rata basis from your values in the variable investment options and the guaranteed interest option, if there is insufficient value or no value in the variable investment options and the guaranteed interest option, the additional withdrawal amount will be taken from the fixed maturity options on a pro rata basis. A market value adjustment will apply if withdrawals are taken from the fixed maturity options.

Automatic deposit service

If you are receiving required minimum distribution payments from a traditional IRA contract, you may use our automatic deposit service.

Under this service we will automatically deposit the required minimum distribution payment from your traditional IRA contract directly into an existing EQUI-VEST® NQ or Roth IRA or an existing EQUI-VEST® ExpressSM NQ or Roth IRA contract according to your allocation instructions. Please note that you must have compensation or earned income for the year of the contribution to make regular contributions to Roth IRAs. See “Tax information” later in this prospectus.

Deposit option for NQ contracts only

If available, you may elect the deposit option for your benefit while you are alive, or for the benefit of your beneficiary.

If this option is available, proceeds from your NQ contract can be deposited with us for a period you select, but no longer than five years. We will hold the amounts in our general account. We will credit interest on the amounts at a guaranteed rate for the specified period using our then current rate for this option. We will pay out the interest on the amount deposited at least once each year.

If you elect this option for your benefit, you deposit the amount with us that you would otherwise apply to an annuity payout option. If you elect this option for your beneficiary before the annuitant’s death, death benefit proceeds may be left on deposit with us subject to certain restrictions, instead of being paid out to the beneficiary.

Other restrictions apply to the deposit option. We may remove this payout option at any time. Your financial professional can provide more information about this option and whether it is available, or you may call our processing office.

Surrender of your contract to receive its cash value

You may surrender your contract to receive its cash value at any time while the annuitant is living and before you begin to receive annuity payments. For a surrender to be effective, we must receive your written request and your contract at our processing office. We will determine your cash value on the date we receive the required information. All benefits under the contract will terminate as of that date.

You may receive your cash value in a single sum payment or apply it to one or more of the annuity payout options. See “Your annuity payout options” below. We will usually pay the cash value within seven calendar days, but we may delay payment as described in “When to expect payments” below. For the tax consequences of surrenders, see “Tax information” later in this prospectus.

Termination

We may terminate your contract and pay you the cash value if:

(1)	your account value is less than $500 and you have not made contributions to your contract for a period of three years; or

(2)	you request a partial withdrawal that reduces your account value to an amount less than $500; or

(3)	you have not made any contributions within 120 days from your contract date.

When to expect payments

Generally, we will fulfill requests for payments out of the variable investment options within seven calendar days after the date of the transaction to which the request relates. These transactions may include applying proceeds to a variable annuity payout option, payment of a death benefit, payment of any amount you withdraw (less any withdrawal charge) and, upon surrender or termination, payment of the cash value. We may postpone such payments or applying proceeds for any period during which:

(1)	the New York Stock Exchange is closed or restricts trading,

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(2)	the SEC determines that an emergency exists as a result of which sales of securities or determination of fair value of a variable investment option’s assets is not reasonably practicable, or

(3)	the SEC, by order, permits us to defer payment to protect people remaining in the variable investment options.

We can defer payment of any portion of your values in the guaranteed interest option and the fixed maturity options (other than for death benefits) for up to six months while you are living. We also may defer payments for a reasonable amount of time (not to exceed 15 days) while we are waiting for a contribution check to clear.

All payments are made by check and are mailed to you (or the payee named in a tax-free exchange) by U.S. mail, unless you request that we use an express delivery or wire transfer service at your expense.

Your annuity payout options

The following description assumes annuitization of your entire contract. For partial annuitization, see “Partial annuitization” below.

Deferred annuity contracts such as EQUI-VEST® provide for conversion to payout status at or before the contract’s “maturity date.” This is called annuitization. When your contract is annuitized, your EQUI-VEST® contract and all its benefits terminate and will be converted to a supplemental payout annuity contract (“payout option”) that provides for periodic payments for life or for a specified period of time. In general, the periodic payment amount is determined by the account value or cash value of your EQUI-VEST® contract at the time of annuitization and the annuity purchase factor to which that value is applied, as described below. We have the right to require you to provide any information we deem necessary to provide an annuity payout option. If an annuity payout is later found to be based on incorrect information, it will be adjusted on the basis of the correct information.

Your EQUI-VEST® contract guarantees that upon annuitization, your annuity account value will be applied to a guaranteed annuity purchase factor for a life annuity payout option. We reserve the right, with advance notice to you, to change your annuity purchase factor any time after your fifth contract date anniversary and at not less than five year intervals after the first change. (Please see your contract and SAI for more information). In addition, you may apply your account value or cash value, whichever is applicable, to any other annuity payout option that we may offer at the time of annuitization.

EQUI-VEST® offers you several choices of annuity payout options. Some enable you to receive fixed annuity payments, and others enable you to receive variable annuity payments.

You can choose from among the annuity payout options listed below. Restrictions may apply, depending on the type of contract you own or the annuitant’s age at contract issue. Other than life annuity with period certain, we reserve the right to add, remove or change any of these annuity payout options at any time.

Annuity payout options

Fixed annuity payout options	• Life annuity • Life annuity with period certain • Life annuity with refund certain • Period certain annuity
Variable Immediate Annuity pay-out options (as described in a separate prospectus for this option)	• Life annuity (not available in New York) • Life annuity with period certain

•

Life annuity:  An annuity that guarantees payments for the rest of the annuitant’s life. Payments end with the last monthly payment before the annuitant’s death. Because there is no continuation of benefits following the annuitant’s death with this payout option, it provides the highest monthly payment of any of the life annuity options, so long as the annuitant is living. If you choose this payout option and you die before the due date of the second (third, fourth, etc.) annuity payment, then you will only receive one (two, three, etc.) annuity payment.

•

Life annuity with period certain:  An annuity that guarantees payments for the rest of the annuitant’s life. If the annuitant dies before the end of a selected period of time (“period certain”), payments continue to the beneficiary for the balance of the period certain. The period certain cannot extend beyond the annuitant’s life expectancy or the joint life expectancy of the annuitant and the joint annuitant. A life annuity with a period certain is the form of annuity under the contracts that you will receive if you do not elect a different payout option. In this case, the period certain will be based on the annuitant’s age and will not exceed 10 years or the annuitant’s life expectancy.

•

Life annuity with refund certain:  An annuity that guarantees payments for the rest of the annuitant’s life. If the annuitant dies before the amount applied to purchase the annuity option has been recovered, payments to the beneficiary will continue until that amount has been recovered. This payout option is available only as a fixed annuity.

•

Period certain annuity:  An annuity that guarantees payments for a specific period of time, usually 5, 10, 15, or 20 years. This guarantee period may not exceed the annuitant’s life expectancy. This option does not guarantee payments for the rest of the annuitant’s life. It does not permit any repayment of the unpaid principal, so you cannot elect to receive part of the payments as a single sum payment with the rest paid in monthly annuity payments. This payout option is available only as a fixed annuity.

The life annuity, life annuity with period certain, and life annuity with refund certain payout options are available on a

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single life or joint and survivor life basis. The joint and survivor life annuity guarantees payments for the rest of the annuitant’s life and, after the annuitant’s death, payments continue to the survivor. We may offer other payout options not outlined here. Your financial professional can provide details.

Fixed annuity payout options

With fixed annuities, we guarantee fixed annuity payments that will be based either on the tables of guaranteed annuity purchase factors in your contract or on our then current annuity purchase factors, whichever is more favorable for you.

Variable Immediate Annuity payout options

Variable Immediate Annuities are described in a separate prospectus that is available from your financial professional. Before you select a Variable Immediate Annuity payout option, you should read the prospectus which contains important information that you should know.

Variable Immediate Annuities may be funded through your choice of available variable investment options investing in portfolios of EQ Advisors Trust and EQ Premier VIP Trust. The contract also offers a fixed income annuity payout option that can be elected in combination with the variable income annuity payout option. The amount of each variable income annuity payment will fluctuate, depending upon the performance of the variable investment options, and whether the actual rate of investment return is higher or lower than an assumed base rate.

Partial annuitization

Partial annuitization of nonqualified deferred annuity contracts is permitted under certain circumstances. You may choose from the annuity payout options described here, but if you choose a period certain annuity payout, the certain period must be for 10 years or more. We require you to elect partial annuitization on the form we specify. For purposes of this contract we will effect any partial annuitization as a withdrawal applied to a payout annuity. See “Withdrawing your account value” above. See also the discussion of “Partial annuitization” in “Taxation of nonqualified annuities” under “Tax information”.

Selecting an annuity payout option

When you select a payout option, we will issue you a separate written agreement confirming your right to receive annuity payments. We require you to return your contract before annuity payments begin. Unless you choose a different payout option, we will pay annuity payments under a life annuity with a period certain of 10 years. You choose whether these payments will be fixed or variable. The contract owner and annuitant must meet the issue age and payment requirements.

You can choose the date annuity payments are to begin, but generally it may not be earlier than thirteen months from the EQUI-VEST® contract date. You can change the date your annuity payments are to begin any time before that date as long as you do not choose a date later than the 28th day of any month or later than your contract’s maturity date. Your contract’s maturity date is the date by which you must either take a lump sum withdrawal or select an annuity payout option.

The maturity date is generally the contract date anniversary that follows the annuitant’s 95th birthday and for contracts issued in New York is:

(i)	The contract date anniversary that follows the annuitant’s 90th birthday if the annuitant was not older than age 80 when the contract was issued; and

(ii)	The contract date anniversary that is 10 years after the date the contract was issued if the annuitant was ages 81 through 85 when the contract was issued.

We will send you a notice with your contract statement one year prior to your maturity date. Once you have selected an annuity payout option and payments have begun, no change can be made other than transfers among the variable investment options if a variable immediate annuity is selected. If you do not respond to the notice within the 30 days following your maturity date, your contract will be annuitized automatically.

We currently offer different payment frequencies on certain annuity payout options. In general, the total annual payout will be lower for more frequent payouts (such as monthly) because of the increased administrative expenses associated with more frequent payouts. Also, in general, the longer the period over which we expect to make payments, the lower will be your payment each year.

The amount of the annuity payments will depend on:

(1)	the amount applied to purchase the annuity;

(2)	the type of annuity chosen, and whether it is fixed or variable;

(3)	in the case of a life annuity, the annuitant’s age (or the annuitant’s and joint annuitant’s ages); and

(4)	in certain instances, the sex of the annuitant(s).

The amount applied to provide the annuity payments will be (1) the account value for any life annuity form, or (2) the cash value for any annuity certain (an annuity form that does not guarantee payments for a person’s lifetime) except that if the period certain is more than five years, the amount applied will be no less than 95% of the account value.

If, at the time you elect a payout option, the amount to be applied is less than $2,000 or the initial payment under the form elected is less than $20 monthly, we reserve the right to pay the account value in a single sum rather than as payments under the payout option chosen.

Please see Appendix V later in this prospectus for state variations.

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5. Charges and expenses

Charges that the Company deducts

We deduct the following charges each day from the net assets of each variable investment option. These charges are reflected in the unit values of each variable investment option:

•	A mortality and expense risks charge.

•	A charge for other expenses.

We deduct the following charges from your account value. When we deduct these charges from your variable investment options, we reduce the number of units credited to your contract:

•	On the last day of the contract year — an annual administrative charge, if applicable.

•	Charge for third-party transfer or exchange.

•	Charges for certain optional special services.

•	At the time you make certain withdrawals or surrender your contract, or your contract is terminated — a withdrawal charge, if applicable.

•	A ratcheted death benefit charge, if you elect the benefit.

•

At the time annuity payments are to begin — charges designed to approximate certain taxes that may be imposed on us, such as premium taxes in your state. A variable immediate annuity administrative fee may also apply.

More information about these charges appears below.

We will not increase these charges for the life of your contract, except as noted. We may reduce certain charges under group or sponsored arrangements. See “Group or sponsored arrangements” below.

To help with your retirement planning, we may offer other annuities with different charges, benefits and features. Please contact your financial professional for more information.

Charges under the contracts

Mortality and expense risks charge

We deduct a daily charge from the net assets in each variable investment option to compensate us for mortality and expense risks, including the standard death benefit. The daily charge is currently equivalent to an annual rate of 0.95% (1.65% maximum) of the net assets in each variable investment option.

The mortality risk we assume is that annuitants (as a group) will live for a longer time than our actuarial tables predict. If that happens, we would be paying more in annuity benefits than we planned. We also assume a risk that the mortality assumptions reflected in our guaranteed annuity payment tables, shown in each contract, will differ from actual mortality experience. We may change the actuarial basis for our guaranteed annuity payment tables, but only for new contributions and only at five year intervals from the contract date. Lastly, we assume a mortality risk to the extent that at the time of death, the guaranteed death benefit exceeds the cash value of the contract. The expense risk we assume is that our expenses in providing the benefits and administering the contracts will be greater than we expect.

To the extent that the mortality and expense risk charges are not needed to cover the actual expenses incurred, they may be considered an indirect reimbursement for certain sales and promotional expenses relating to the contracts.

Charge for other expenses

We deduct this daily charge from the net assets in each variable investment option. This charge, together with the annual administrative charge described below, is for providing administrative and financial accounting services under the contracts. The daily charge is currently equivalent to an annual rate of 0.25% (0.35% maximum) of net assets in each variable investment option.

Total maximum Separate Account A charges

The current total annual rate for Separate Account A charges is 1.20%. We may increase or decrease this total annual rate, but we may not increase it above a maximum rate of 2.00%. Any increase will apply only after the date of the change. Any changes we make will reflect differences in costs and anticipated expenses, and will not be unfair or discriminatory.

Annual administrative charge

We deduct an administrative charge from your account value on the last business day of each contract year. We will deduct a pro rata portion of the charge if you surrender your contract, elect an annuity payout option, or the annuitant dies during the contract year. We deduct the charge if your account value on the last business day of the contract year, is less than $25,000 under NQ contracts and $20,000 under IRA contracts. If your account value on such date is $25,000 or more for NQ ($20,000 or more for IRA) contracts, we do not deduct the charge. During the first two contract years, the charge is equal to $30 or, if less, 2% of your current account value plus any amount previously withdrawn during the contract year. The charge is currently $30 for contract years three or later. We may increase this charge if our administrative costs rise, but the charge will never exceed $65 annually. We reserve the right to deduct this charge on a quarterly, rather than annual, basis.

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The charge is deducted pro rata from the variable investment options and the guaranteed interest option. If those amounts are insufficient, we will make up the required amounts from the fixed maturity options to the extent you have value in those options. Charges deducted from the fixed maturity options are considered withdrawals and, as such, will result in a market value adjustment.

We currently waive the annual administrative charge that would otherwise be deducted in the next contract year under any individually owned EQUI-VEST® contract/certificate having an account value that, when combined with the account value of other EQUI-VEST® contracts/certificates owned by the same person, exceeds $100,000 in the aggregate (as determined in January of each year). This does not apply to EQUI-VEST® contracts/certificates owned by different members of the same household. We may change or discontinue this practice at any time without prior notice.

Charge for third-party transfer or exchange

We impose a charge for making a direct transfer of amounts from your contract to a third party, such as in the case of a trustee-to-trustee transfer for an IRA contract, or if you request that your contract be exchanged for a contract issued by another insurance company. In either case, we will deduct from your account value any withdrawal charge that applies and a charge of $65 for each direct transfer or exchange. This charge will never exceed 2% of the amount disbursed or transferred. We will deduct this charge and any withdrawal charge that applies from your account value.

Withdrawal charge

A withdrawal charge may apply in three circumstances: (1) you make one or more withdrawals during a contract year; (2) you surrender your contract to receive its cash value; or (3) we terminate your contract. The amount of the charge will depend on whether the free withdrawal amount applies, and the availability of one or more exceptions.

In order to give you the exact dollar amount of the withdrawal you request, we deduct the amount of the withdrawal and the amount of the withdrawal charge from your account value. Any amount deducted to pay withdrawal charges is also subject to a withdrawal charge. We deduct the withdrawal amount and the withdrawal charge pro rata from the variable investment options and the guaranteed interest option. If those amounts are insufficient, we will make up the required amounts from the fixed maturity options. If we deduct all or a portion of the withdrawal charge from the fixed maturity options, a market value adjustment will apply. See “About our fixed maturity options” in “More information” later in this prospectus.

The amount of the withdrawal charge we deduct is equal to 6% of any contribution withdrawn attributable to contributions made during the current and five prior contract years measured from the date of the withdrawal.

In the case of surrenders, we will pay you the greater of the following up to a maximum of the account value:

•	the account value after any withdrawal charge has been imposed (cash value), or

•

the 15% free withdrawal amount plus the contributions made before the current and five prior contract years that have not been previously withdrawn plus 94% of (a) the remaining account value, minus (b) any administrative fees.

For purposes of calculating the withdrawal charge, amounts withdrawn up to the free withdrawal amount are not considered a withdrawal of any contribution. We also treat contributions that have been invested the longest as being withdrawn first. We treat contributions as withdrawn before earnings for purposes of calculating the withdrawal charge. However, the federal income tax rules treat earnings under most NQ contracts as withdrawn first. See “Tax information” later in this prospectus.

We may reduce the withdrawal charge in order to comply with any state law requirement. See “Contracts issued in New York — fixed maturity options” below.

The withdrawal charge does not apply in the circumstances described below.

15% free withdrawal amount.  Each contract year you can withdraw up to 15% of your account value without paying a withdrawal charge. The 15% free withdrawal amount is determined using your account value at the time you request a withdrawal, minus any other withdrawals made during the contract year.

Death or purchase of annuity.  The withdrawal charge does not apply if:

•	the annuitant dies and a death benefit is payable to the beneficiary.

•

we receive a properly completed election form providing for the entire account value to be used to buy a life contingent annuity or a non-life annuity with a period certain for a term of at least ten years.

Disability, terminal illness, or confinement to nursing home.  The withdrawal charge also does not apply if:

(i)	The annuitant has qualified to receive Social Security disability benefits as certified by the Social Security Administration; or

(ii)	We receive proof satisfactory to us (including certification by a licensed physician) that the annuitant’s life expectancy is six months or less; or

(iii)

The annuitant has been confined to a nursing home for more than 90 days (or such other period, as required in your state) as verified by a licensed physician. A nursing home for this purpose means one that is (a) approved by Medicare as a provider of skilled nursing care service, or (b) licensed as a skilled nursing home by the state or

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territory in which it is located (it must be within the United States, Puerto Rico, U.S. Virgin Islands, or Guam) and meets all of the following:

—	its main function is to provide skilled, intermediate, or custodial nursing care;

—	it provides continuous room and board to three or more persons;

—	it is supervised by a registered nurse or licensed practical nurse;

—	it keeps daily medical records of each patient;

—	it controls and records all medications dispensed; and

—	its primary service is other than to provide housing for residents.

We reserve the right to impose a withdrawal charge, in accordance with your contract and applicable state law, with respect to a contribution if the condition as described in (i), (ii) or (iii) above existed at the time the contribution was remitted, or if the condition began within the 12 month period following remittance. Some states may not permit us to waive the withdrawal charge in the above circumstances, or may limit the circumstances for which the withdrawal charge may be waived. Your financial professional can provide more information or you may contact our processing office.

For traditional IRA and Roth IRA contracts, the withdrawal charge also does not apply:

•	after six contract years and the annuitant is at least age 59 1/2; or

•	if you request a refund of a contribution in excess of amounts allowed to be contributed under the federal income tax rules within one month of the date on which you made the contribution.

Contracts issued in New York — fixed maturity options

For contracts issued in New York, the withdrawal charge that applies to withdrawals taken from amounts in the fixed maturity options will never exceed 6% and will be determined by applying the New York Declining Scale (“declining scale”). If you withdraw amounts that have been transferred from one fixed maturity option to another, we use the New York Alternative Scale (“alternative scale”) if it produces a higher charge than the declining scale.

Declining scale		Alternative scale
Year of investment in fixed maturity option(1)		Year of transfer within fixed maturity option(1)
Within year 1	6%	Within year 1	5%
2	6%	2	4%
3	5%	3	3%
4	4%	4	2%
5	3%	5	1%
6	2%	After year 5	0%
After year 6	0%	Not to exceed 1% times the number of years remaining in the fixed maturity option, rounded to the higher number of years. In other words, if 4.3 years remain, it would be a 5% charge.
(1)	Measured from the contract date anniversary prior to the date of the contribution or transfer.

In the following example we compare the withdrawal charge that would apply to a withdrawal from a NQ or traditional IRA contract that has an account value of $10,000; $8,000 from a contribution made three years ago and $2,000 from positive investment performance.

•

If you were to withdraw the total amount of the contribution within the first six years after it was made, the withdrawal charge that generally applies would be $480 (6% of $8,000). However, if when you made your contribution you allocated it to a fixed maturity option, the withdrawal charge would be lower. According to the declining scale method described above, the withdrawal charge would be limited to 5% of the $8,000, or $400 in the third year.

•

The withdrawal charge may be different if when you made your contribution three years ago, you allocated it to a fixed maturity option and then in the third year, you transfer the amounts that apply to such contribution to a new fixed maturity option. In this example we assume that there is one year remaining in the new fixed maturity option. Because you made a transfer among the fixed maturity options, the alternative scale may now apply. Based on this alternative scale, a contribution that is transferred will be subject to a 5% withdrawal charge if you withdraw that contribution in the same year that you make the transfer. However, the withdrawal charge may not exceed 1% for each year remaining in the new fixed maturity option. Since, in this example, the time remaining in the new fixed maturity option is one year, the withdrawal charge under the alternative scale would be limited to 1%. Because New York regulations permit

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us to use the greater of the declining scale or the alternative scale, the withdrawal charge would be 5%, or $400, based on the declining scale.

•

The withdrawal charge may not exceed the charge that would normally apply under the contract. Use of a New York scale can only result in a lower charge. If your contribution has been in the contract for more than six years and therefore would not have a withdrawal charge associated with it, no withdrawal charge would apply.

•

If you take a withdrawal from an investment option other than the fixed maturity options, the amount available for withdrawal without a withdrawal charge is reduced. It will be reduced by the amount of the contribution in the fixed maturity options to which no withdrawal charge applies.

•	As of any date on which 50% or more of your account value is held in fixed maturity options, the free withdrawal amount is zero.

For contracts issued in New York, you should consider that on the maturity date of a fixed maturity option if we have not received your instructions for allocation of your maturity value, we will transfer your maturity value to the fixed maturity option scheduled to mature next. If we are not offering other fixed maturity options, we will transfer your maturity value to the EQ/Money Market option.

The potential for lower withdrawal charges for withdrawals from the fixed maturity options and the potential for a lower free withdrawal amount than those that would normally apply, should be taken into account when deciding whether to allocate amounts to, or transfer amounts to or from, the fixed maturity options.

Charges for state premium and other applicable taxes

We deduct a charge designed to approximate certain taxes that may be imposed on us, such as premium taxes in your state. Generally, we deduct the charge from the amount applied to provide an annuity payout option. The current tax charge that might be imposed varies by jurisdiction and ranges from 0% to 3.5%.

Special services charges

We deduct a charge for providing the special services described below. These charges compensate us for the expense of processing each special service. For certain services, we will deduct from your account value any withdrawal charge that applies and the charge for the special service. Please note that we may discontinue some or all of these services without notice.

Wire transfer charge.  We charge $90 for outgoing wire transfers. Unless you specify otherwise, this charge will be deducted from the amount you request.

Express mail charge.  We charge $35 for sending you a check by express mail delivery. This charge will be deducted from the amount you request.

Optional ratcheted death benefit charge

If you elect the optional ratcheted death benefit, we deduct a charge annually from your account value on each contract date anniversary. The charge is equal to 0.15% of your account value on the contract date anniversary.

The charge is deducted pro rata from the variable investment options and the guaranteed interest option. If those amounts are insufficient, we will make up the required amounts from the fixed maturity options to the extent you have value in those options. Charges deducted from the fixed maturity options are considered withdrawals and, as such, will result in a market value adjustment. See “About our fixed maturity options” in “More information” later in this prospectus.

Charges that the Trusts deduct

The Trusts deduct charges for the following types of fees and expenses:

•	Management fees.

•	12b-1 fees.

•	Operating expenses, such as trustees’ fees, independent auditors’ fees, legal counsel fees, administrative service fees, custodian fees, and liability insurance.

•	Investment-related expenses, such as brokerage commissions.

These charges are reflected in the daily share price of each portfolio. Since shares of each Trust are purchased at their net asset value, these fees and expenses are, in effect, passed on to the variable investment options and are reflected in their unit values. Certain portfolios available under the contract in turn invest in shares of other portfolios of EQ Premier VIP Trust and EQ Advisors Trust and/or shares of unaffiliated portfolios (collectively, the “underlying portfolios”). The underlying portfolios each have their own fees and expenses, including management fees, operating expenses, and investment related expenses such as brokerage commissions. For more information about these charges, please refer to the prospectuses for the Trusts.

Group or sponsored arrangements

For certain group or sponsored arrangements, we may reduce the withdrawal charge or the mortality and expense risks charge, or change the minimum contribution requirements. We also may change the minimum death benefit or offer variable investment options that invest in shares of a Trust that are not subject to the 12b-1 fee. Group arrangements include those in which a trustee or an employer, for example, purchases contracts covering a group of individuals on a group basis. Group arrangements are not available for traditional IRA and Roth IRA contracts. Sponsored arrangements include those in which an employer allows us to sell contracts to its employees or retirees on an individual basis.

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Our costs for sales, administration, and mortality generally vary with the size and stability of the group or sponsoring organization, among other factors. We take all these factors into account when reducing charges. To qualify for reduced charges, a group or sponsored arrangement must meet certain requirements, such as requirements for size and number of years in existence. Group or sponsored arrangements that have been set up solely to buy contracts or that have been in existence less than six months will not qualify for reduced charges.

We also may establish different rates to maturity for the fixed maturity options under different classes of contracts for group or sponsored arrangements.

We will make these and any similar reductions according to our rules in effect when we approve a contract for issue. We may change these rules from time to time. Any variation will reflect differences in costs or services and will not be unfairly discriminatory.

Group or sponsored arrangements may be governed by federal income tax rules, the Employee Retirement Income Security Act of 1974, or both. We make no representations with regard to the impact of these and other applicable laws on such programs. We recommend that employers, trustees, and others purchasing or making contracts available for purchase under such programs seek the advice of their own legal and benefits advisers.

Other distribution arrangements

We may reduce or eliminate charges when sales are made in a manner that results in savings of sales and administrative expenses, such as sales through persons who are compensated by clients for recommending investments and who receive no commission or reduced commissions in connection with the sale of the contracts. We will not permit a reduction or elimination of charges where it will be unfairly discriminatory.

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6. Payment of death benefit

Your beneficiary and payment of benefit

You designate your beneficiary when you apply for your contract. You may change your beneficiary at any time while the contract is in force and the owner and annuitant are alive. The change will be effective as of the date the written request is executed, whether or not you are living on the date the change is received at our processing office. We are not responsible for any beneficiary change request that we do not receive. We will send you a written confirmation when we receive your request. Under jointly owned contracts, the surviving owner is considered the beneficiary, and will take the place of any other beneficiary.

We determine the amount of the death benefit as of the date we receive satisfactory proof of the annuitant’s death, any required instructions for the method of payment, information and forms necessary to effect payment. We describe the death benefit in “Contract features and benefits” earlier in this prospectus.

Effect of the annuitant’s death

If the annuitant dies before the annuity payments begin, we will pay the death benefit to your beneficiary.

Generally, the death of the annuitant terminates the contract. However, if you are both the owner and the annuitant and your spouse is the sole primary beneficiary or the joint owner, the contract can be continued as discussed below under “Successor owner and annuitant.” Only a spouse who is the sole primary beneficiary can be a successor owner/annuitant. The determination of spousal status is made under applicable state law; however, in the event of a conflict between federal and state law, we follow federal rules. A beneficiary may be able to have limited ownership as discussed under “Beneficiary continuation option” below.

Successor owner and annuitant.  For all contracts, your spouse can elect upon your death to continue the contract as the owner/annuitant and no death benefit is payable until the surviving spouse’s death.

If your surviving spouse decides to continue the contract, then as of the date we receive satisfactory proof of death, any required instructions, information and forms necessary to effect the successor owner and annuitant feature, we will increase the account value to equal your ratcheted (or minimum) death benefit, if such death benefit is greater than such account value. The increase in the account value will be allocated to the investment options according to the allocation percentages we have on file for your contract. Thereafter, withdrawal charges will no longer apply to contributions made before your death. Withdrawal charges will apply if additional contributions are made. These additional contributions will be withdrawn only after all other amounts have been withdrawn.

The minimum death benefit will continue to apply. In determining whether the ratcheted death benefit, if elected, will continue to grow, and to determine if contributions are permitted we will use your surviving spouse’s age as of the date the successor owner and annuitant feature is effected.

When an NQ contract owner dies before the annuitant

Under certain conditions the owner changes after the original owner’s death for purposes of receiving federal tax law required distributions from the contract. When you are not the annuitant under an NQ contract and you die before annuity payments begin, unless you specify otherwise, we will automatically make the beneficiary you name to receive the death benefit upon the annuitant’s death your successor owner. If you do not want this beneficiary also to be the successor owner, you should name a specific successor owner. You may name a successor owner at any time while the contract is in force and the owner and annuitant are alive by sending satisfactory notice to our processing office. If the contract is jointly owned and the first owner to die is not the annuitant, the surviving owner becomes the sole contract owner. This person will be considered the successor owner for purposes of the distribution rules described in this section.

Unless the surviving spouse of the owner who has died (or in the case of a joint ownership situation, the surviving spouse of the first owner to die) is the successor owner for this purpose, the entire interest in the contract must be distributed under the following rules:

•	The cash value of the contract must be fully paid to the successor owner (new owner) within five years after your death (or in a joint ownership situation, the death of the first owner to die).

•

The successor owner may instead elect to receive the cash value as a life annuity (or payments for a period certain of not longer than the new owner’s life expectancy). Payments must begin within one year after the non-annuitant owner’s death. Unless this alternative is elected, we will pay any cash value five years after your death (or the death of the first owner to die).

If the surviving spouse is the successor owner, the spouse may elect to continue the contract. No distributions are required as long as the surviving spouse and annuitant are living. An eligible successor owner, including a surviving joint owner after the first owner dies, may elect the beneficiary continuation option for NQ contracts discussed under “Beneficiary continuation option” below. The account value must be distributed no later than 5 years after the spouse’s death.

How death benefit payment is made

We will pay the death benefit to the beneficiary in the form of the annuity payout option you have chosen, if the option is permitted under federal tax rules in effect after your death. If

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you have not chosen an annuity payout option as of the time of the annuitant’s death, the beneficiary will receive the death benefit in a single sum. However, subject to any exceptions in the contract, our rules and any applicable requirements under federal income tax rules, the beneficiary may elect to apply the death benefit to one or more annuity payout options we offer at the time. See “Your annuity payout options” in “Accessing your money” earlier in this prospectus. Please note that any annuity payout option chosen may not extend beyond the life expectancy of the beneficiary.

If the beneficiary is a natural person (i.e., not an entity such as a corporation or a trust) and so elects, death benefit proceeds can be paid through the “Equitable Access Account,” which is a draft account that works in certain respects like an interest-bearing checking account. In that case, we will send the beneficiary a draftbook, and the beneficiary will have immediate access to the proceeds by writing a draft for all or part of the amount of the death benefit proceeds. The Company will retain the funds until a draft is presented for payment. Interest on the Equitable Access Account is earned from the date we establish the account until the account is closed by your beneficiary or by us if the account balance falls below the minimum balance requirement, which is currently $1,000. The Equitable Access Account is part of the Company’s general account and is subject to the claims of our creditors. We will receive any investment earnings during the period such amounts remain in the general account. The Equitable Access Account is not a bank account or a checking account and it is not insured by the FDIC. Funds held by insurance companies in the general account are guaranteed by the respective state guaranty association.

Beneficiary continuation option

This feature permits a designated individual, on the contract owner’s death, to maintain a contract with the deceased contract owner’s name on it and receive distributions under the contract, instead of receiving the death benefit in a single sum. We make this option available to beneficiaries under traditional IRA, Roth IRA and NQ contracts. Depending on the beneficiary, this option may be restricted or may no longer be available for deaths after December 31, 2019, due to legislation enacted at the end of 2019.

The following describes the “Beneficiary continuation option for traditional IRA and Roth IRA contracts only” as in effect prior to legislation enacted at the end of 2019. Legislation enacted at the end of 2019 has changed key aspects of post-death distributions from tax qualified and tax favored contracts such as IRAs. After regulatory guidance is issued on this legislation, we anticipate making changes beginning in 2020 to our contracts to reflect these legislative changes. We may be required in certain cases to pay benefits faster under existing contracts.

Beneficiary continuation option for traditional IRA and Roth IRA contracts only.

The beneficiary must elect this feature by September 30th of the year following the calendar year of your death and before any other inconsistent election is made. Beneficiaries who do not make a timely election will not be eligible for this option. If the election is made, then, as of the date we receive satisfactory proof of death, any required instructions, information and forms necessary to effect the beneficiary continuation option feature, we will increase the account value to equal the applicable death benefit if such death benefit is greater than such account value. The increase in account value will be allocated to the investment options according to the allocation percentages we have on file for your contract.

After legislation enacted at the end of 2019, for deaths after December 31, 2019, only specified individuals who are “eligible designated beneficiaries” or “EDBs” may stretch post-death payments over the beneficiary’s life expectancy. See “required minimum distributions after your death” later in this prospectus under “Tax Information.” Individual beneficiaries who do not have EDB status (including beneficiaries named by the original beneficiary to receive any remaining interest after the death of the original beneficiary) must take out any remaining interest in the IRA or plan within 10 years of the applicable death. Trusts for individuals which would be considered as “see-through” trusts under the rules prior to January 1, 2020 presumably no longer qualify to elect the beneficiary continuation option, except under narrowly defined circumstances.

Under the beneficiary continuation option for IRA and Roth IRA contracts:

•	The contract continues with your name on it for the benefit of your beneficiary.

•	This feature is only available if the beneficiary is an individual. Certain trusts with only individual beneficiaries will be treated as individuals for this purpose.

•

If there is more than one beneficiary, each beneficiary’s share will be separately accounted for. It will be distributed over the beneficiary’s own life expectancy, if payments over life expectancy are chosen.

•	The minimum amount that is required in order to elect the beneficiary continuation option is $5,000 for each beneficiary.

•	The beneficiary may make transfers among the investment options but no additional contributions will be permitted.

•	The minimum death benefit or the ratcheted death benefit, if applicable under the contract, will no longer be in effect and the charge for the ratcheted death benefit will stop.

•	The beneficiary may choose at any time to withdraw all or a portion of the account value and no withdrawal charges will apply.

•	Any partial withdrawal must be at least $300.

•	Your beneficiary will have the right to name a beneficiary to receive any remaining interest in the contract.

•

Upon the death of your beneficiary, the beneficiary he or she has named has the option to either continue taking required minimum distributions based on the remaining life expectancy of the deceased beneficiary or to receive any remaining interest in the contract in a lump sum. The option elected will be processed when we receive satisfactory proof of death, any required instructions for the method of payment and any required information and

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forms necessary to effect payment. Even in the case of IRA owners who died before December 31, 2019, if the beneficiary dies January 1, 2020 or later, legislation enacted at the end of 2019 imposes a 10-year limit on the distribution of the remaining interest.

Beneficiary continuation option for NQ Contracts only.  This feature, also known as the inherited annuity, may only be elected when the NQ contract owner dies before the date annuity payments are to begin, whether or not the owner and the annuitant are the same person. If the owner and annuitant are different and the owner dies before the annuitant, for purposes of this discussion, “beneficiary” refers to the successor owner. For a discussion of successor owner, see “When an NQ contract owner dies before the annuitant” earlier in this section.

This feature must be elected within 9 months following the date of your death and before any other inconsistent election is made. Beneficiaries who do not make a timely election will not be eligible for this option.

Generally, payments will be made once a year to the beneficiary over the beneficiary’s life expectancy, determined on a term certain basis and in the year payments start. These payments must begin no later than one year after the date of your death and are referred to as “scheduled payments.” The beneficiary may choose the “5-year rule” instead of scheduled payments over life expectancy. If the beneficiary chooses the 5-year rule, there will be no scheduled payments. Under the 5-year rule, the beneficiary may take withdrawals as desired, but the entire account value must be fully withdrawn by the fifth anniversary of your death.

Under the beneficiary continuation option for NQ contracts (regardless of whether the owner and annuitant are the same person):

•	This feature is only available if the beneficiary is an individual. It is not available for any entity such as a trust, even if all of the beneficiaries of the trust are individuals.

•	The contract continues with your name on it for the benefit of your beneficiary.

•

If there is more than one beneficiary, each beneficiary’s share will be separately accounted for. It will be distributed over the respective beneficiary’s own life expectancy, if scheduled payments are chosen.

•	The minimum amount that is required in order to elect the beneficiary continuation option is $5,000 for each beneficiary.

•	The beneficiary may make transfers among the investment options but no additional contributions will be permitted.

•	The minimum death benefit or the ratcheted death benefit, if applicable under your contract, will no longer be in effect and the charge for the ratcheted death benefit will stop.

•	If the beneficiary chooses the “5-year rule,” withdrawals may be made at any time. If the beneficiary instead chooses scheduled payments, the beneficiary may also take withdrawals, in addition to scheduled payments, at any time.

•	Any partial withdrawal must be at least $300.

•	Your beneficiary will have the right to name a beneficiary to receive any remaining interest in the contract on the beneficiary’s death.

•

Upon the death of your beneficiary, the beneficiary that he or she has named has the option to either continue taking scheduled payments based on the remaining life expectancy of the deceased beneficiary (if scheduled payments were chosen) or to receive any remaining interest in the contract in a lump sum. We will pay any remaining interest in the contract in a lump sum if your beneficiary elects the 5-year rule. The option elected will be processed when we receive satisfactory proof of death, any required instructions for the method of payment and any required information and forms necessary to effect payment.

If you are both the owner and annuitant:

•

As of the date we receive satisfactory proof of death, any required instructions, information and forms necessary to effect the beneficiary continuation option feature, we will increase the account value to equal the applicable death benefit if such death benefit is greater than such account value. The increase in account value will be allocated to the investment options according to the allocation percentages we have on file for your contract.

•	No withdrawal charges will apply to any withdrawals by the beneficiary.

If the owner and annuitant are not the same person:

•	If the beneficiary continuation option is elected, the beneficiary automatically becomes the new annuitant of the contract, replacing the existing annuitant.

•	The account value will not be reset to the death benefit amount.

•	The withdrawal charge schedule and free corridor amount on the contract will continue to be applied to any withdrawal or surrender other than scheduled payments.

•

We do not impose a withdrawal charge on scheduled payments except if, when added to any withdrawals previously taken in the same contract year, including for this purpose a contract surrender, the total amount of withdrawals and scheduled payments exceeds the free corridor amount. See “Withdrawal charge” in “Charges and expenses” earlier in this prospectus.

If a contract is jointly owned:

•	The surviving owner supersedes any other named beneficiary and may elect the beneficiary continuation option.

•	If the deceased joint owner was also the annuitant, see “If you are both the owner and annuitant” above.

•	If the deceased joint owner was not the annuitant, see “If the owner and annuitant are not the same person” above.

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7. Tax information

CARES Act

Congress enacted the Coronavirus Aid, Relief, and Economic Security Act (“CARES Act”) on March 27, 2020, with certain provisions immediately effective or retroactively effective to January 1, 2020. If you own a tax-qualified contract or intend to purchase a tax-qualified contract, you should consult with your tax adviser regarding how the CARES Act impacts your unique situation. The CARES Act suspends required minimum distributions during the 2020 calendar year for many tax-qualified and tax-favored plans and contracts (such as defined contribution plans, 403(b) plans, government sponsored employer 457(b) plans, and IRAs). Please read all disclosure in this Prospectus accordingly. The CARES Act permits penalty-free withdrawals during 2020 from such plans and contracts by individuals affected by coronavirus or the economic aftermath. Coronavirus-related distributions from all such plans and contracts would be limited to an aggregate of $100,000 for any individual. The individual would be able to repay the amount of the distribution to the plan or contract within a 3-year period. The CARES Act also increases availability of specified qualified plan loans and flexibility of repayment. Please consult your tax adviser about your individual circumstances.

Overview

In this part of the prospectus, we discuss the current federal income tax rules that generally apply to EQUI-VEST® contracts owned by United States individual taxpayers. The tax rules can differ, depending on the type of contract, whether NQ, traditional IRA or Roth IRA. Therefore, we discuss the tax aspects of each type of contract separately.

Federal income tax rules include the United States laws in the Internal Revenue Code, and Treasury Department Regulations and Internal Revenue Service (“IRS”) interpretations of the Internal Revenue Code. These tax rules may change without notice. We cannot predict whether, when, or how these rules could change. Any change could affect contracts purchased before the change. Congress may also consider further proposals to comprehensively reform or overhaul the United States tax and retirement systems, which if enacted, could affect the tax benefits of a contract. We cannot predict what, if any legislation will actually be proposed or enacted.

We cannot provide detailed information on all tax aspects of the contracts. Moreover, the tax aspects that apply to a particular person’s contract may vary depending on the facts applicable to that person. We do not discuss state income and other state taxes, federal income tax and withholding rules for non-U.S. taxpayers, or federal gift and estate taxes. Transfers of the contract, rights or values under the contract, or payments under the contract, for example, amounts due to beneficiaries, may be subject to federal or state gift, estate or inheritance taxes. You should not rely only on this document, but should consult your tax adviser before your purchase.

Buying a contract to fund a retirement arrangement

Generally, there are two types of funding vehicles that are available for Individual Retirement Arrangements (“IRAs”): an individual retirement annuity contract such as the ones offered in this prospectus, or a custodial or trusteed individual retirement account. How these arrangements work, including special rules applicable to each, are described in the specific sections for each type of arrangement, below. You should be aware that the funding vehicle for a tax-qualified arrangement does not provide any tax deferral beyond that already provided by the Code for all permissible funding vehicles. Before choosing an annuity contract, therefore, you should consider the annuity’s features and benefits, such as the choice of death benefits, selection of variable investment options, provision of a guaranteed interest option and choices of payout options, as well as the features and benefits of other permissible funding vehicles and the relative costs of annuities and other such arrangements. You should be aware that cost may vary depending on the features and benefits made available and the charges and expenses of the portfolios you elect.

Certain provisions of the Treasury Regulations on required minimum distributions concerning the actuarial present value of additional contract benefits could increase the amount required to be distributed from individual retirement annuity contracts. For this purpose, additional annuity contract benefits may include enhanced death benefits. You should consider the potential implication of these Regulations before you make additional contributions to this annuity contract.

Transfers among investment options

You can make transfers among investment options inside the contract without triggering taxable income.

Taxation of nonqualified annuities

Please note our restrictions on contributions. See “How you can contribute to your contract” in “Contract features and benefits” earlier in this Prospectus.

Contributions

You may not deduct the amount of your contributions to a nonqualified annuity contract.

Contract earnings

Generally, you are not taxed on contract earnings until you receive a distribution from your contract, whether as a withdrawal or as an annuity payment. However, earnings are taxable, even without a distribution:

•

if a contract fails investment diversification requirements as specified in federal income tax rules (these rules are based on or are similar to those specified for mutual funds under securities laws);

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•	if you transfer a contract, for example, as a gift to someone other than your spouse (or former spouse);

•	if you use a contract as security for a loan (in this case, the amount pledged will be treated as a distribution); and

•

if the owner is other than an individual (such as a corporation, partnership, trust, or other non-natural person). This provision does not apply to a trust which is a mere agent or nominee for an individual, such as a typical grantor trust.

All nonqualified deferred annuity contracts that the Company and its affiliates issue to you during the same calendar year are linked together and treated as one contract for calculating the taxable amount of any distribution from any of those contracts.

Annuity payments

Once annuity payments begin, a portion of each payment is taxable as ordinary income. You get back the remaining portion without paying taxes on it. This is your “investment in the contract.” Generally, your investment in the contract equals the contributions you made, less any amounts you previously withdrew that were not taxable.

For fixed annuity payments, the tax-free portion of each payment is determined by (1) dividing your investment in the contract by the total amount you are expected to receive out of the contract, and (2) multiplying the result by the amount of the payment. For variable annuity payments, your tax-free portion of each payment is your investment in the contract divided by the number of expected payments.

Once you have received the amount of your investment in the contract, all payments after that are fully taxable. If payments under a life annuity stop because the annuitant dies, there is an income tax deduction for any unrecovered investment in the contract.

Partial annuitization

The consequences described above for annuitization of the entire contract apply to the portion of the contract which is partially annuitized. A nonqualified deferred annuity contract is treated as being partially annuitized if a portion of the contract is applied to an annuity payout option on a life-contingent basis or for a period certain of at least 10 years. In order to get annuity payment tax treatment for the portion of the contract applied to the annuity payout, payments must be made at least annually in substantially equal amounts, the payments must be designed to amortize the amount applied over life or the period certain, and the payments cannot be stopped, except by death or surrender (if permitted under the terms of the contract). The investment in the contract is split between the partially annuitized portion and the deferred amount remaining based on the relative values of the amount applied to the annuity payout and the deferred amount remaining at the time of the partial annuitization. Also, the partial annuitization has its own annuity starting date.

Withdrawals made before annuity payments begin

If you make withdrawals before annuity payments begin under your contract, they are taxable to you as ordinary income if there are earnings in the contract. Generally, earnings are your account value less your investment in the contract. If you withdraw an amount which is more than the earnings in the contract as of the date of the withdrawal, the balance of the distribution is treated as a reduction of your investment in the contract and is not taxable.

1035 Exchanges

You may purchase a nonqualified deferred annuity contract through an exchange of another contract. Normally, exchanges of contracts are taxable events. The exchange will not be taxable under Section 1035 of the Internal Revenue Code if:

•

the contract that is the source of the funds you are using to purchase the nonqualified deferred annuity contract is another nonqualified deferred annuity contract or life insurance or endowment contract.

•

the owner and the annuitant are the same under the source contract and the contract issued in exchange. If you are using a life insurance or endowment contract the owner and the insured must be the same on both sides of the exchange transaction.

In some cases you may make a tax-deferred 1035 exchange from a nonqualified deferred annuity contract to a “qualified long-term care contract” meeting all specified requirements under the Code or an annuity contract with a “qualified long-term care contract” feature (sometimes referred to as a “combination annuity” contract).

The tax basis, also referred to as your investment in the contract, of the source contract carries over to the contract issued in exchange.

An owner may direct the proceeds of a partial withdrawal from one nonqualified deferred annuity contract to purchase or contribute to another nonqualified deferred annuity contract on a tax-deferred basis. If requirements are met, the owner may also directly transfer amounts from a nonqualified deferred annuity contract to a “qualified long-term care contract” or “combination annuity” in such a partial 1035 exchange transaction. Special forms, agreement between the carriers, and provision of cost basis information may be required to process this type of an exchange.

If you are purchasing your contract through a Section 1035 exchange, you should be aware that the Company cannot guarantee that the exchange from the source contract to the contract you are applying for will be treated as a Section 1035 exchange; the insurance company issuing the source contract controls the tax information reporting of the transaction as a Section 1035 exchange. Because information reports are not provided and filed until the calendar year after the exchange transaction, the insurance company issuing the source contract shows its agreement that the transaction is a 1035 exchange by providing to us the cost basis of the exchanged source contract when it transfers the money to us on your behalf.

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Even if the contract owner and the insurance companies agree that a full or partial 1035 exchange is intended, the IRS has the ultimate authority to review the facts and determine that the transaction should be recharacterized as taxable in whole or in part.

Section 1035 exchanges are generally not available after the death of the owner. The destination contract must meet specific post-death payout requirements to prevent avoidance of the death of owner rules. See ‘‘Payment of death benefit”.

Surrenders

If you surrender or cancel the contract, the distribution is taxable as ordinary income (not capital gain) to the extent it exceeds your investment in the contract.

Death benefit payments made to a beneficiary after your death

For the rules applicable to death benefits, see “Payment of death benefit” earlier in this prospectus. The tax treatment of a death benefit taken as a single sum is generally the same as the tax treatment of a withdrawal from or surrender of your contract. The tax treatment of a death benefit taken as annuity payments is generally the same as the tax treatment of annuity payments under your contract.

Under the beneficiary continuation option the tax treatment of a withdrawal after the death of the owner taken as a single sum or taken as withdrawals under the 5-year rule is generally the same as the tax treatment of a withdrawal from or surrender of your contract.

Early distribution penalty tax

If you take distributions before you are age 59 1/2 a penalty tax of 10% of the taxable portion of your distribution applies in addition to the income tax. Some of the available exceptions to the pre-age 59 1/2 penalty tax include distributions made:

•	on or after your death; or

•	because you are disabled (special federal income tax definition); or

•

in the form of substantially equal periodic annuity payments at least annually over your life (or life expectancy), or the joint lives of you and your beneficiary (or joint life expectancies), using an IRS-approved distribution method.

We will report a life-contingent partial annuitization made to an owner under age 59 1/2 as eligible for an exception to the early distribution penalty tax. We may be required to treat a partial annuitization for a period certain of at least 10 years as being subject to the penalty for an owner under age 59 1/2.

Please note that it is your responsibility to claim the penalty exception on your own income tax return and to document eligibility for the exception to the IRS.

Additional Tax on Net Investment Income

Taxpayers who have modified adjusted gross income (“MAGI”) over a specified amount and who also have specified net investment income in any year may have to pay an additional surtax of 3.8%. (This tax has been informally referred to as the “Net Investment Income Tax” or “NIIT”). For this purpose net investment income includes distributions from and payments under nonqualified annuity contracts. The threshold amount of MAGI varies by filing status: $200,000 for single filers; $250,000 for married taxpayers filing jointly, and $125,000 for married taxpayers filing separately. The tax applies to the lesser of a) the amount of MAGI over the applicable threshold amount or b) the net investment income. You should discuss with your tax adviser the potential effect of this tax.

Investor Control Issues

Under certain circumstances, the IRS has stated that you could be treated as the owner (for tax purposes) of the assets of Separate Account A. If you were treated as the owner, you would be taxed on income and gains attributable to the shares of the underlying portfolios.

The circumstances that would lead to this tax treatment would be that, in the opinion of the IRS, you could control the underlying investment of Separate Account A. The IRS has said that the owners of variable annuities will not be treated as owning the separate account assets provided the underlying portfolios are restricted to variable life and annuity assets. The variable annuity owners must have the right only to choose among the portfolios, and must have no right to direct the particular investment decisions within the portfolios.

Although we believe that, under current IRS guidance, you would not be treated as the owner of the assets of Separate Account A, there are some issues that remain unclear. For example, the IRS has not issued any guidance as to whether having a large number of portfolios available, or an unlimited right to transfer among them, could cause you to be treated as the owner. We do not know whether the IRS will ever provide such guidance or whether such guidance, if unfavorable, would apply retroactively to your contract. Furthermore, the IRS could reverse its current guidance at any time. We reserve the right to modify your contract as necessary to prevent you from being treated as the owner of the assets of Separate Account A.

Individual retirement arrangements (“IRAs”)

General

“IRA” stands for individual retirement arrangement. There are two basic types of such arrangements, individual retirement accounts and individual retirement annuities. In an individual retirement account, a trustee or custodian holds the assets funding the account for the benefit of the IRA owner. The assets typically include mutual funds and/or individual stocks and securities in a custodial account, and bank certificates of deposit in a trusteed account. In an individual retirement annuity, an insurance company issues an annuity contract that serves as the IRA.

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There are two basic types of IRAs, as follows:

•	“traditional IRAs,” typically funded on a pre-tax basis, including SEP-IRAs and SIMPLE IRAs issued and funded in connection with employer-sponsored retirement plans.

•	Roth IRAs, funded on an after-tax basis.

Regardless of the type of IRA, your ownership interest in the IRA cannot be forfeited. You or your beneficiaries who survive you are the only ones who can receive the IRA’s benefits or payments. All types of IRAs qualify for tax deferral, regardless of the funding vehicle selected.

You can hold your IRA assets in as many different accounts and annuities as you would like, as long as you meet the rules for setting up and making contributions to IRAs. However, if you own multiple IRAs, you may be required to combine IRA values or contributions for tax purposes. For further information about individual retirement arrangements, you can read Internal Revenue Service Publications 590-A (“Contributions to Individual Retirement Arrangements (IRAs)”) and 590-B (“Distributions from Individual Retirement Arrangements (IRAs)”) These publications are usually updated annually, and can be obtained by contacting the IRS or from the IRS website (www.irs.gov).

The Company designs its IRA contracts to qualify as “individual retirement annuities” under Section 408(b) of the Internal Revenue Code. We offer the EQUI-VEST® contract in both traditional IRA and Roth IRA versions.

This prospectus contains the information that the IRS requires you to have before you purchase an IRA. The first section covers some of the special tax rules that apply to traditional IRAs. The next section covers Roth IRAs. The disclosure generally assumes direct ownership of the individual retirement annuity contracts.

We describe the amount and types of charges that may apply to your contributions under “Charges and expenses” earlier in this prospectus. We describe the method of calculating payments under “Accessing your money” earlier in this prospectus. We do not guarantee or project growth in variable income annuitization option payments (as opposed to payments from a fixed income annuitization option).

We have received an opinion letter from the IRS approving the respective forms of the EQUI-VEST® traditional and Roth IRA contracts for use as a traditional IRA and a Roth IRA, respectively. We may no longer rely on the opinion letter for the Roth IRA. This IRS approval is a determination only as to the form of the annuity. It does not represent a determination of the merits of the annuity as an investment. The contracts submitted for IRS approval do not include every feature possibly available under the EQUI-VEST® traditional and Roth IRA contracts.

The Company has received opinion letters from the IRS approving the respective forms of the EQUI-VEST® Inherited IRA beneficiary continuation contract for use as a traditional inherited IRA or inherited Roth IRA, respectively. This IRS approval is a determination only as to the form of the annuity. It does not represent a determination of the merits of the annuity as an investment. The contracts submitted for IRS approval do not include every feature possibly available under the EQUI-VEST® traditional Inherited IRA and Inherited Roth IRA contracts.

Your right to cancel within a certain number of days

This is provided for informational purposes only. Since the contract is no longer available to new purchasers, this cancellation provision is no longer applicable.

You can cancel any version of the EQUI-VEST® IRA contract (traditional IRA or Roth IRA) by following the directions under “Your right to cancel within a certain number of days” under “Contract features and benefits” earlier in this prospectus. You can cancel an EQUI-VEST® Roth IRA contract issued as a result of a full or partial conversion of any EQUI-VEST® traditional IRA contract by following the instructions in the “EQUI-VEST® Roth IRA Re-Characterization Form.” The form is available from our processing office or your financial professional. If you cancel a traditional IRA or Roth IRA contract, we may have to withhold tax, and we must report the transaction to the IRS. A contract cancellation could have an unfavorable tax impact.

Traditional individual retirement annuities (traditional IRAs)

Please note our restrictions on contributions. See “How you can contribute to your contract” in “Contract features and benefits” earlier in this prospectus.

Contributions to traditional IRAs.  Generally, individuals may make three different types of contributions to purchase a traditional IRA or as additional contributions to an existing IRA:

•	“regular” contributions out of earned income or compensation; or

•	tax-free “rollover” contributions; or

•	direct custodian-to-custodian transfers from other traditional IRAs (“direct transfers”).

When you make a contribution to your IRA, we require you to tell us whether it is a regular contribution, rollover contribution, or direct transfer contribution, and to supply supporting documentation in some cases.

Regular contributions to traditional IRAs.

Limits on contributions.  The “maximum regular contribution amount” for any taxable year is the most that can be contributed to all of your IRAs (traditional and Roth) as regular contributions for the particular taxable year. The maximum regular contribution amount depends on age, earnings, and year, among other things. Generally, $6,000 is the maximum amount that you may contribute to all IRAs (traditional IRAs and Roth IRAs) for 2020, after adjustment for cost-of-living changes. When your earnings are below $6,000, your earned income or compensation for the year is the most you can contribute. This limit does not apply to rollover contributions or direct custodian-to-custodian transfers into a traditional IRA.

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If you are at least age 50 at any time during the taxable year for which you are making a regular contribution to your IRA, you may be eligible to make additional “catch up contributions” of up to $1,000 to your traditional IRA for the taxable year.

Special rules for spouses.  If you are married and file a joint federal income tax return, you and your spouse may combine your compensation to determine the amount of regular contributions you are permitted to make to traditional IRAs (and Roth IRAs discussed below). Even if one spouse has no compensation, or compensation under $6,000, married individuals filing jointly can contribute up to $12,000 per year to any combination of traditional IRAs and Roth IRAs. Any contributions to Roth IRAs reduce the ability to contribute to traditional IRAs and vice versa. The maximum amount may be less if earned income is less and the other spouse has made IRA contributions. No more than a combined total of $6,000 can be contributed annually to either spouse’s traditional and Roth IRAs. Each spouse owns his or her traditional IRAs and Roth IRAs even if the other spouse funded the contributions. Catch-up contributions may be made as described above for spouses who are at least age 50 at any time during the taxable year for which the contribution is being made.

Deductibility of contributions.  The amount of traditional IRA contributions that you can deduct for a taxable year depends on whether you are covered by an employer-sponsored tax-favored retirement plan, as defined under special federal income tax rules. Your Form W-2 will indicate whether or not you are covered by such a retirement plan.

The federal tax rules governing contributions to IRAs made from current compensation are complex and are subject to numerous technical requirements and limitations which vary based on an individual’s personal situation (including his/her spouse). IRS Publication 590-A, “Contributions to Individual Retirement Arrangements (IRAs)” which is updated annually and is available at www.irs.gov, contains pertinent explanations of the rules applicable to the current year. The amount of permissible contributions to IRAs, the amount of IRA contributions which may be deductible, and the individual’s income limits for determining contributions and deductions all may be adjusted annually for cost of living.

Additional “Saver’s Credit” for contributions to a traditional IRA or Roth IRA

Certain lower income individuals may be eligible for a nonrefundable income tax credit for contributions made to a traditional IRA or Roth IRA. Please see the current version of IRS Publication 590-A for details.

Nondeductible regular contributions.  If you are not eligible to deduct part or all of the traditional IRA contribution, you may still make nondeductible contributions on which earnings will accumulate on a tax-deferred basis. The combined deductible and nondeductible contributions to your traditional IRA (or the nonworking spouse’s traditional IRA) may not, however, exceed the maximum $5,000 per person limit for the applicable taxable year ($6,000 for 2020 after adjustment). The dollar limit is $1,000 higher for people eligible to make age 50 plus catch-up contributions ($7,000 for 2020). See “Excess contributions” below. You must keep your own records of deductible and nondeductible contributions in order to prevent double taxation on the distribution of previously taxed amounts. See “Withdrawals, payments and transfers of funds out of traditional IRAs” below.

If you are making nondeductible contributions in any taxable year, or you have made nondeductible contributions to a traditional IRA in prior years and are receiving distributions from any traditional IRA, you must file the required information with the IRS. Moreover, if you are making nondeductible traditional IRA contributions, you must retain all income tax returns and records pertaining to such contributions until interests in all traditional IRAs are fully distributed.

When you can make regular contributions.  If you file your tax returns on a calendar year basis like most taxpayers, you have until the April 15 return filing deadline (without extensions) of the following calendar year to make your regular traditional IRA contributions for a taxable year. Make sure you designate the year for which you are making the contribution.

Rollover and direct transfer contributions to traditional IRAs

Rollover contributions may be made to a traditional IRA from these “eligible retirement plans”:

•	qualified plans;

•	governmental employer 457(b) plans, also referred to as “governmental employer EDC plans”;

•	403(b) plans; and

•	other traditional IRAs.

Direct transfer contributions may only be made directly from one traditional IRA to another.

After lifetime required minimum distributions start, any amount contributed to a traditional IRA must be net of your required minimum distribution for the year in which the rollover or direct transfer contribution is made.

Rollovers from “eligible retirement plans” other than traditional IRAs

Your plan administrator will tell you whether or not your distribution is eligible to be rolled over. Spousal beneficiaries and spousal alternate payees under qualified domestic relations orders may roll over funds on the same basis as the plan participant.

There are two ways to do rollovers:

•	Do it yourself:

You actually receive a distribution that can be rolled over and you roll it over to a traditional IRA within 60 days after the date you receive the funds. The distribution from your eligible retirement plan will be net of 20% mandatory federal income tax withholding. If you want, you can replace the withheld funds yourself and roll over the full amount.

•	Direct rollover:

You tell the trustee or custodian of the eligible retirement plan to send the distribution directly to your traditional IRA issuer. Direct rollovers are not subject to mandatory federal income tax withholding.

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All distributions from a qualified plan, 403(b) plan or governmental employer 457(b) plan are eligible rollover distributions, unless the distribution is:

•	“a required minimum distribution” after age 72 (or age 70 1/2 if applicable) or retirement; or

•

one of a series of substantially equal periodic payments made at least annually for your life (or life expectancy) or the joint lives (or joint life expectancies) of you and your designated beneficiary; or

•	one of a series of substantially equal periodic payments made for a specified period of 10 years or more; or

•	a hardship withdrawal; or

•	a corrective distribution which fits specified technical tax rules; or

•	a loan that is treated as a distribution; or

•	in some instances, a death benefit payment to a beneficiary who is not your surviving spouse; or

•	a qualified domestic relations order distribution to a beneficiary who is not your current or former spouse.

Under legislation enacted at the end of 2019, distributions from an eligible retirement plan made in connection with the birth or adoption of a child as specified in the Code can be made free of income tax withholding and penalty-free. Repayments of these distributions to an eligible retirement plan are treated as deemed rollover contributions. IRS guidance will be required to implement this provision.

You should discuss with your tax adviser whether you should consider rolling over funds from one type of tax qualified retirement plan to another, because the funds will generally be subject to the rules of the recipient plan. For example, funds in a governmental employer 457(b) plan are not subject to the additional 10% federal income tax penalty for premature distributions, but they may become subject to this penalty if you roll the funds to a different type of eligible retirement plan, such as a traditional IRA, and subsequently take a premature distribution.

Rollovers from an eligible retirement plan to a traditional IRA are not subject to the “one-per-year limit” noted later in this section.

Rollovers of after-tax contributions from eligible retirement plans other than traditional IRAs

Any non-Roth after-tax contributions you have made to a qualified plan or 403(b) plan (but not a governmental employer 457(b) plan) may be rolled over to a traditional IRA (either in a direct rollover or a rollover you do yourself). When the recipient plan is a traditional IRA, you are responsible for recordkeeping and calculating the taxable amount of any distributions you take from that traditional IRA. See “Taxation of payments” later in this prospectus under “Withdrawals, payments and transfers of funds out of traditional IRAs.” After-tax contributions in a traditional IRA cannot be rolled over from your traditional IRA into, or back into, a qualified plan, 403(b) plan or governmental employer 457(b) plan.

Rollovers from traditional IRAs to traditional IRAs

You may roll over amounts from one traditional IRA to one or more of your other traditional IRAs if you complete the transaction within 60 days after you receive the funds. You may make such a rollover only once in every 12-month period for the same funds. We call this the “one-per-year limit.” It is the IRA owner’s responsibility to determine if this rule is met. Trustee-to-trustee or custodian-to-custodian direct transfers are not rollover transactions. You can make these more frequently than once in every 12-month period.

Spousal rollover and divorce-related direct transfers

The surviving spousal beneficiary of a deceased individual can roll over funds from, or directly transfer funds from, the deceased spouse’s traditional IRA to one or more other traditional IRAs. Also, in some cases, traditional IRAs can be transferred on a tax-free basis between spouses or former spouses as a result of a court-ordered divorce or separation decree.

Excess contributions

Excess contributions to IRAs are subject to a 6% excise tax for the year in which made and for each year after until withdrawn. Examples of excess contributions are regular contributions of more than the maximum regular contribution amount for the applicable taxable year, and a rollover contribution which is not eligible to be rolled over, for example to the extent an amount distributed is a lifetime required minimum distribution after age 72 (or after age 70 1/2 if applicable). You can avoid or limit the excise tax by withdrawing an excess contribution. See IRS Publications 590-A and 590-B for further details.

Recharacterizations

Amounts that have been contributed as traditional IRA funds may subsequently be treated as Roth IRA funds. Special federal income tax rules allow you to change your mind again and have amounts that are subsequently treated as Roth IRA funds, once again treated as traditional IRA funds. You do this by using the forms we prescribe. This is referred to as having “recharacterized” your contribution.

Withdrawals, payments and transfers of funds out of traditional IRAs

No federal income tax law restrictions on withdrawals.  You can withdraw any or all of your funds from a traditional IRA at any time. You do not need to wait for a special event like retirement.

Taxation of payments.  Amounts distributed from traditional IRAs are not subject to federal income tax until you or your beneficiary receive them. Taxable payments or distributions include withdrawals from your contract, surrender of your contract, and annuity payments from your contract. Death benefits are also taxable.

We report all payments from traditional IRA contracts on IRS Form 1099-R. You are responsible for reporting these amounts correctly on your Individual income tax return and keeping supporting records. Except as discussed below, the total amount of any distribution from a traditional IRA must be included in your gross income as ordinary income.

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If you have ever made nondeductible IRA contributions to any traditional IRA (it does not have to be to this particular traditional IRA contract), those contributions are recovered tax-free when you get distributions from any traditional IRA. It is your responsibility to keep permanent tax records of all of your nondeductible contributions to traditional IRAs so that you can correctly report the taxable amount of any distribution on your own tax return. At the end of any year in which you have received a distribution from any traditional IRA, you calculate the ratio of your total nondeductible traditional IRA contributions (less any amounts previously withdrawn tax-free) to the total account balances of all traditional IRAs you own at the end of the year plus all traditional IRA distributions made during the year. Multiply this by all distributions from the traditional IRA during the year to determine the nontaxable portion of each distribution.

A distribution from a traditional IRA is not taxable if:

•	the amount received is a withdrawal of certain excess contributions, as described in IRS Publications 590-A and 590-B; or

•

the entire amount received is rolled over to another traditional IRA or other eligible retirement plan which agrees to accept the funds. (See “Rollovers from eligible retirement plans other than traditional IRAs” under “Rollover and transfer contributions to traditional IRAs” above.)

The following are eligible to receive rollovers of distributions from a traditional IRA: a qualified plan, a 403(b) plan or a governmental employer 457(b) plan. After-tax contributions in a traditional IRA cannot be rolled from your traditional IRA into, or back into, a qualified plan, 403(b) plan or governmental employer 457(b) plan. Before you decide to roll over a distribution from a traditional IRA to another eligible retirement plan, you should check with the administrator of that plan about whether the plan accepts rollovers and, if so, the types it accepts. You should also check with the administrator of the receiving plan about any documents required to be completed before it will accept a rollover.

Distributions from a traditional IRA are not eligible for favorable ten-year averaging and long-term capital gain treatment available under limited circumstances for certain distributions from qualified plans. If you might be eligible for such tax treatment from your qualified plan, you may be able to preserve such tax treatment even though an eligible rollover from a qualified plan is temporarily rolled into a “conduit IRA” before being rolled back into a qualified plan. See your tax adviser.

IRA distributions directly transferred to charity

Specified distributions from IRAs directly transferred to charitable organizations may be tax-free to IRA owners age 70 1/2 or older. You can direct the Company to make a distribution directly to a charitable organization you request whether or not such distribution might be eligible for favorable tax treatment. Since an IRA owner is responsible for determining the tax consequences of any distribution from an IRA, we report the distribution to you on Form 1099-R. After discussing with your own tax advisor, it is your responsibility to report any distribution qualifying as a tax-free charitable direct transfer from your IRA on your own tax return.

Required minimum distributions

Legislation enacted at the end of 2019 which is generally effective January 1, 2020 significantly amends the required minimum distribution rules. Because these rules are statutory and regulatory, in many cases IRS guidance will be required to implement these changes.

Background on regulations — required minimum distributions.  Distributions must be made from traditional IRAs according to rules contained in the Code and Treasury Regulations. Certain provisions of the Treasury Regulations require that the actuarial present value of additional annuity contract benefits must be added to the dollar amount credited for purposes of calculating certain types of required minimum distributions from individual retirement annuity contracts. For this purpose additional annuity contract benefits may include enhanced death benefits. This could increase the amount required to be distributed from these contracts.

Lifetime required minimum distributions.

When you have to take the first lifetime required minimum distribution.  When you have to start lifetime required minimum distributions from your traditional IRA depends on your birthdate. Under legislation enacted at the end of 2019, lifetime required minimum distributions from your traditional IRA must start for the year in which you attain age 72 (if you were born July 1, 1949 or later). For individuals born June 30, 1949 or earlier, lifetime required minimum distributions from your traditional IRA must start for the year in which you attain age 70 1/2. That is, individuals who had already attained age 70 1/2 by December 31, 2019 had no change from prior law in the start or continuation of their lifetime required minimum distributions.

The first required minimum distribution is for the calendar year in which you turn age 72 (or age 70 1/2 if applicable)>. You have the choice to take this first required minimum distribution during the calendar year you actually reach age 72 (or age 70 1/2 if applicable), or to delay taking it until the first three-month period in the next calendar year (January 1 – April 1). Distributions must start no later than your “Required Beginning Date,” which is April 1st of the calendar year after the calendar year in which you turn age 72 (or age 70 1/2 if applicable). If you choose to delay taking the first annual minimum distribution, then you will have to take two minimum distributions in that year — the delayed one for the first year and the one actually for that year. Once minimum distributions begin, they must be made at some time each year.

How you can calculate required minimum distributions. There are two approaches to taking required minimum distributions —”account-based” or “annuity-based.”

Account-based method.  If you choose an account-based method, you divide the value of your traditional IRA as of December 31st of the past calendar year by a number corresponding to your age from an IRS table. This gives you the required minimum distribution amount for that particular IRA for that year. If your spouse is your sole beneficiary and more than 10 years younger than you, the dividing number you use may be from another IRS table and may produce a smaller lifetime required minimum distribution amount. Regardless of the table used, the required minimum distribution amount will vary

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each year as the account value, the actuarial present value of additional annuity contract benefits, if applicable, and the divisor change. If you initially choose an account-based method, you may later apply your traditional IRA funds to a life annuity-based payout with any certain period not exceeding remaining life expectancy, determined in accordance with IRS tables.

Annuity-based method.  If you choose an annuity-based method, you do not have to do annual calculations. You apply the account value to an annuity payout for your life or the joint lives of you and a designated beneficiary, or for a period certain not extending beyond applicable life expectancies, determined in accordance with IRS tables.

Do you have to pick the same method to calculate your required minimum distributions for all of your traditional IRAs and other retirement plans?  No. If you want, you can choose a different method for each of your traditional IRAs and other retirement plans. For example, you can choose an annuity payout from one IRA, a different annuity payout from a qualified plan, and an account-based annual withdrawal from another IRA.

Will we pay you the annual amount every year from your traditional IRA based on the method you choose?  We will only pay you automatically if you affirmatively select an annuity payout option or an account-based withdrawal option such as our minimum distribution withdrawal option. If you do not elect one of these options, we will calculate the amount of the required minimum distribution withdrawal for you, if you so request in writing. However, in that case you will be responsible for asking us to pay the required minimum distribution withdrawal to you.

Also, if you are taking account-based withdrawals from all of your traditional IRAs, the IRS will let you calculate the required minimum distribution for each traditional IRA that you maintain, using the method that you picked for that particular IRA. You can add these required minimum distribution amount calculations together. As long as the total amount you take out every year satisfies your overall traditional IRA required minimum distribution amount, you may choose to take your annual required minimum distribution from any one or more traditional IRAs that you own.

What if you take more than you need to for any year?  The required minimum distribution amount for your traditional IRAs is calculated on a year-by-year basis. There are no carry-back or carry-forward provisions. Also, you cannot apply required minimum distribution amounts you take from your qualified plans to the amounts you have to take from your traditional IRAs and vice versa.

What if you take less than you need to for any year?  Your IRA could be disqualified, and you could have to pay tax on the entire value. Even if your IRA is not disqualified, you could have to pay a 50% penalty tax on the shortfall (required amount for traditional IRAs less amount actually taken). It is your responsibility to meet the required minimum distribution rules. We will remind you when our records show that you are within the age group which must take lifetime required minimum distributions. If you do not select a method with us, we will assume you are taking your required minimum distribution from another traditional IRA that you own.

What are the required minimum distribution payments after you die?  These vary, depending on the status of your beneficiary (individual or entity) and when you die. Legislation enacted at the end of 2019 significantly amends the post-death required minimum distribution rules for distributions made beginning January 1, 2020, and in some cases may affect payouts for pre-December 31, 2019 deaths. IRS guidance will be needed to implement these changes.

Individual beneficiary

Unless the individual beneficiary has a special status as an “eligible designated beneficiary” or “EDB” described below, distributions of the remaining amount in the defined contribution plan or IRA contract following your death must be distributed within 10 years. IRS guidance will be needed regarding the mechanics of implementation of this “10-year” rule.

Individual beneficiary who has “eligible designated beneficiary’ or “EDB” status

An individual beneficiary who is an “eligible designated beneficiary” or “EDB” can take annual post-death required minimum distribution payments over the life of the EDB or over a period not extending beyond the life expectancy of the EDB, as long as the distributions start no later than one year after your death (to be prescribed in Treasury Regulations).

The following individuals are EDBs:

•	Your surviving spouse (see spousal beneficiary, below);

•	Your minor children (only while they are minors);

•	A disabled individual (Internal Revenue Code definition applies);

•	A chronically ill individual (Internal Revenue Code definition applies); and

•	Any individual who is not more than 10 years younger than you.

In certain cases, a trust for a disabled individual or a chronically ill individual may be treated as an individual and not as an entity beneficiary.

When minor children reach the age of majority, they stop EDB status and the remainder of the portion of their interest not yet distributed must be distributed within 10 years. IRS guidance will be needed to implement the mechanics of this EDB status shift provision. It appears to discourage life contingent annuity payouts to minor children.

Spousal beneficiary

If your death beneficiary is your surviving spouse, your spouse has a number of choices. As noted above, post-death distributions may be made over your spouse’s life or period of life expectancy. Your spouse may delay starting payments over his/her life expectancy period until the year in which you would have attained age 72. In some circumstances, for traditional IRA contracts only, your surviving spouse may elect to become the owner of the traditional IRA and halt distributions until he or she reaches age 72, or roll over amounts from your traditional IRA into his/her own traditional IRA or other eligible retirement plan.

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Non-individual beneficiary

Pre-January 1, 2020 rules continue to apply. If you die before your Required Beginning Date for lifetime required minimum distributions, and your death beneficiary is a non-individual such as your estate, the “5-year rule” applies. Under this rule, the entire interest must be distributed by the end of the calendar year which contains the fifth year anniversary of the owner’s death. No distribution is required for a year before that fifth year. Please note that we need an individual annuitant to keep an annuity contract in force. If the beneficiary is not an individual, we must distribute amounts remaining in the annuity contract after the death of the annuitant.

If you die after your Required Beginning Date for lifetime required minimum distributions, and your death beneficiary is a non-individual such as your estate, the rules permit the beneficiary to calculate the post-death required minimum distribution amounts based on the owner’s life expectancy in the year of death. However, note that we need an individual annuitant to keep an annuity contract in force. If the beneficiary is not an individual, we must distribute amounts remaining in the annuity contract after the death of the annuitant.

Please note that under legislation enacted in 2019, for owner or participant deaths on ort after January 1, 2020, it appears that trusts which would have qualified under pre-January 2020 rules as “see-through trusts” will not be treated as entity beneficiaries.

Additional changes to post-death distributions after the 2019 legislation

The legislation enacted at the end of 2019 applies to deaths after December 31, 2019, so that the post-death required minimum distribution rules in effect before January 1, 2020 continue to apply initially. As long as payments start no later than December 31 following the calendar year of the owner’s or participant’s death, individuals who are non-spouse beneficiaries may continue to stretch post-death payments over their life. It is also permissible to stretch post-death payments over a period not longer than their life expectancy based on IRS tables as of the calendar year after the owner’s or participant’s death on a term certain method. In certain cases, a “see-through” trust which is the death beneficiary will be treated as an individual for measuring the distribution period.

However, the legislation enacted at the end of 2019 views the death of the original individual beneficiary as an event that triggers the “10-year” distribution period. Prior to 2019, for example, if an individual beneficiary who had a 20-year life expectancy period in the year after the owner’s or participant’s death died in the 7th year of post-death payments, the beneficiary named by the original beneficiary could continue the payments over the remaining 13 years of the original beneficiary’s life expectancy period. Even if the owner or participant in this example died before December 31, 2019, the legislation caps the length of any post-death period after the death of the original beneficiary at 10 years. As noted above, a rule similar to this applies when an EDB dies, or a minor child reaches the age of majority — the remaining interest must be distributed within 10 years. IRS guidance will be needed to implement the mechanics of these beneficiary status shift provisions.

Successor annuitant and owner

If your spouse is the sole primary beneficiary and elects to become the successor annuitant and owner, no death benefit is payable until your surviving spouse’s death. The required minimum distribution rules are applied as if your surviving spouse is the contract owner.

Payments to a beneficiary after your death

IRA death benefits are taxed the same as IRA distributions.

Borrowing and loans are prohibited transactions

You cannot get loans from a traditional IRA. You cannot use a traditional IRA as collateral for a loan or other obligation. If you borrow against your IRA or use it as collateral, its tax-favored status will be lost as of the first day of the tax year in which this prohibited event occurs. If this happens, you must include the value of the traditional IRA in your federal gross income. Also, the early distribution penalty tax of 10% may apply if you have not reached age 59 1/2 before the first day of that tax year.

Early distribution penalty tax

A penalty tax of 10% of the taxable portion of a distribution applies to distributions from a traditional IRA made before you reach age 59 1/2. Some of the available exceptions to the pre-age 59 1/2 penalty tax include distributions made:

•	on or after your death; or

•	because you are disabled (special federal income tax definition); or

•	used to pay certain extraordinary medical expenses (special federal income tax definition); or

•	used to pay medical insurance premiums for unemployed individuals (special federal income tax definition); or

•	used to pay certain first-time home buyer expenses (special federal income tax definition; $10,000 lifetime total limit for these distributions from all your traditional and Roth IRAs); or

•	used to pay certain higher education expenses (special federal income tax definition); or

•	under legislation enacted at the end of 2019, distributions made in connection with the birth or adoption of a child as specified in the Code; or

•

in the form of substantially equal periodic payments made at least annually over your life (or your life expectancy), or over the joint lives of you and your beneficiary (or your joint life expectancy) using an IRS-approved distribution method.

Please note that it is your responsibility to claim the penalty exception on your own income tax return and to document eligibility for the exception to the IRS.

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Roth individual retirement annuities (“Roth IRAs”)

This section of the prospectus covers some of the special tax rules that apply to Roth IRAs. If the rules are the same as those that apply to the traditional IRA, we will refer you to the same topic under “Traditional IRAs.”

The EQUI-VEST® Roth IRA contracts are designed to qualify as Roth individual retirement annuities under Sections 408A(b) and 408(b) of the Internal Revenue Code.

Please note our restrictions on contributions. See “How you can contribute to your contract” in “Contract features and benefits” earlier in this prospectus.

Contributions to Roth IRAs

Individuals may make four different types of contributions to a Roth IRA:

•	regular after-tax contributions out of earnings; or

•	taxable rollover contributions from traditional IRAs or other eligible retirement plans (“conversion” rollover contributions); or

•	tax-free rollover contributions from other Roth individual retirement arrangements or designated Roth accounts under defined contribution plans; or

•	tax-free direct custodian-to-custodian transfers from other Roth IRAs (“direct transfers”).

If you use the forms we require, we will also accept traditional IRA funds which are subsequently recharacterized as Roth IRA funds following special federal income tax rules.

Regular contributions to Roth IRAs

Limits on regular contributions.  The “maximum regular contribution amount” for any taxable year is the most that can be contributed to all of your IRAs (traditional and Roth) as regular contributions for the particular taxable year. The maximum regular contribution amount depends on age, earnings, and year, among other things. Generally, $6,000 is the maximum amount that you may contribute to all IRAs (traditional IRAs and Roth IRAs) for 2020 after adjustment for cost-of-living changes. This limit does not apply to rollover contributions or direct custodian-to-custodian transfers into a Roth IRA. Any contributions to Roth IRAs reduce your ability to contribute to traditional IRAs and vice versa. When your earnings are below $6,000, your earned income or compensation for the year is the most you can contribute. If you are married and file a joint income tax return, you and your spouse may combine your compensation to determine the amount of regular contributions you are permitted to make to Roth IRAs and traditional IRAs. See the discussion under “Special rules for spouses” earlier in this section under traditional IRAs.

If you or your spouse are at least age 50 at any time during the taxable year for which you are making a regular contribution, you may be eligible to make additional catch-up contributions of up to $1,000.

The amount of permissible contributions to Roth IRAs for any year depends on the individual’s income limits and marital status. For example, if you are married and filing separately for any year your ability to make regular Roth IRA contributions is greatly limited. The amount of permissible contributions and income limits may be adjusted annually for cost of living. Please consult IRS Publication 590-A, “Contributions to Individual Retirement Arrangements (IRAs)” for the rules applicable to the current year.

When can you make contributions?  Same as traditional IRAs.

Deductibility of contributions.  Roth IRA contributions are not tax deductible.

Rollovers and direct transfers

What is the difference between rollover and direct transfer transactions?  The difference between a rollover transaction and a direct transfer transaction is the following: in a rollover transaction you actually take possession of the funds rolled over, or are considered to have received them under tax law in the case of a change from one type of plan to another. In a direct transfer transaction, you never take possession of the funds, but direct the first Roth IRA custodian, trustee, or issuer to transfer the first Roth IRA funds directly to the recipient Roth IRA custodian, trustee or issuer. You can make direct transfer transactions only between identical plan types (for example, Roth IRA to Roth IRA). You can also make rollover transactions between identical plan types. However, you can only make rollovers between different plan types (for example, traditional IRA to Roth IRA).

You may make rollover contributions to a Roth IRA from these sources only:

•	another Roth IRA;

•	a traditional IRA, including a SEP-IRA or SIMPLE IRA (after a two-year rollover limitation period for SIMPLE IRA funds), in a taxable conversion rollover (“conversion rollover”);

•	a “designated Roth contribution account” under a 401(k) plan, a 403(b) plan, or a governmental employer EDC plan (direct or 60-day); or

•	from non-Roth accounts under another eligible retirement plan as described below under “Conversion rollover contributions to Roth IRAs.”

You may make direct transfer contributions to a Roth IRA only from another Roth IRA.

You may make both Roth IRA to Roth IRA rollover transactions and Roth IRA to Roth IRA direct transfer transactions. This can be accomplished on a completely tax-free basis. However, you may make Roth IRA to Roth IRA rollover transactions only once in any 12-month period for the same funds. We call this the “one-per-year limit.” It is the Roth IRA owner’s responsibility to determine if this rule is met. Trustee-to-trustee or custodian-to-custodian direct transfers can be made more frequently than once a year. Also, if you send us the rollover contribution to apply it to a Roth IRA, you must do so within 60 days after you receive the proceeds from the original IRA to get rollover treatment.

The surviving spousal beneficiary of a deceased individual can roll over or directly transfer an inherited Roth IRA to one or more other Roth IRAs. In some cases, Roth IRAs can be transferred on a tax-free basis between spouses or former spouses as a result of a court-ordered divorce or separation decree.

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Conversion rollover contributions to Roth IRAs

In a conversion rollover transaction, you withdraw (or are considered to have withdrawn) all or a portion of funds from a traditional IRA you maintain and convert it to a Roth IRA within 60 days after you receive (or are considered to have received) the traditional IRA proceeds. Amounts can also be rolled over from non-Roth accounts under another eligible retirement plan, including a Code Section 401(a) qualified plan, a 403(b) plan, and a governmental employer Section 457(b) plan.

Unlike a rollover from a traditional IRA to another traditional IRA, a conversion rollover transaction from a traditional IRA or other eligible retirement plan to a Roth IRA is not tax-free. Instead, the distribution from the traditional IRA or other eligible retirement plan is generally fully taxable. If you are converting all or part of a traditional IRA, and you have ever made nondeductible regular contributions to any traditional IRA — whether or not it is the traditional IRA you are converting — a pro rata portion of the distribution is tax free. Even if you are under age 59 1/2, the early distribution penalty tax does not apply to conversion rollover contributions to a Roth IRA. Conversion rollover contributions to Roth IRAs are not subject to the “one-per-year limit” noted earlier in this section.

You cannot make conversion contributions to a Roth IRA to the extent that the funds in your traditional IRA or other eligible retirement plan are subject to the lifetime annual required minimum distribution rules.

The IRS and Treasury have issued Treasury Regulations addressing the valuation of annuity contracts funding traditional IRAs in the conversion to Roth IRAs. Although these Regulations are not clear, they could require an individual’s gross income on the conversion of a traditional IRA to a Roth IRA to be measured using various actuarial methods and not as if the annuity contract funding the traditional IRA had been surrendered at the time of conversion. This could increase the amount of income reported in certain circumstances.

Recharacterizations

You may be able to treat a contribution made to one type of IRA as having been made to a different type of IRA. This is called recharacterizing the contribution.

How to recharacterize.  To recharacterize a contribution, you generally must have the contribution transferred from the first IRA (the one to which it was made) to the second IRA in a deemed trustee-to-trustee transfer. If the transfer is made by the due date (including extensions) for your tax return for the year during which the contribution was made, you can elect to treat the contribution as having been originally made to the second IRA instead of to the first IRA. It will be treated as having been made to the second IRA on the same date that it was actually made to the first IRA. You must report the recharacterization, and must treat the contribution as having been made to the second IRA, instead of the first IRA, on your tax return for the year during which the contribution was made.

The contribution will not be treated as having been made to the second IRA unless the transfer includes any net income allocable to the contribution. You can take into account any loss on the contribution while it was in the IRA when calculating the amount that must be transferred. If there was a loss, the net income you must transfer may be a negative amount.

No deduction is allowed for the contribution to the first IRA and any net income transferred with the recharacterized contribution is treated as earned in the second IRA. The contribution will not be treated as having been made to the second IRA to the extent any deduction was allowed with respect to the contribution to the first IRA.

Conversion rollover contributions to Roth IRAs cannot be recharacterized.

To recharacterize a contribution you must use our forms.

Withdrawals, payments and transfers of funds out of Roth IRAs

No federal income tax law restrictions on withdrawals.  You can withdraw any or all of your funds from a Roth IRA at any time; you do not need to wait for a special event like retirement.

Distributions from Roth IRAs

Distributions include withdrawals from your contract, surrender and termination of your contract and annuity payments from your contract. Death benefits are also distributions.

You must keep your own records of regular and conversion contributions to all Roth IRAs to assure appropriate taxation. You may have to file information on your contributions to and distributions from any Roth IRA on your tax return. You may have to retain all income tax returns and records pertaining to such contributions and distributions until your interests in all Roth IRAs are distributed.

Like traditional IRAs, taxable distributions from a Roth IRA are not entitled to the special favorable ten-year averaging and long-term capital gain treatment available in limited cases to certain distributions from qualified plans.

The following distributions from Roth IRAs are free of income tax:

•	Rollovers from a Roth IRA to another Roth IRA;

•	Direct transfers from a Roth IRA to another Roth IRA;

•	Qualified distributions from a Roth IRA; and

•	Return of excess contributions or amounts recharacterized to a traditional IRA.

Qualified distributions from Roth IRAs

Qualified distributions from Roth IRAs made because of one of the following four qualifying events or reasons are not includable in income:

•	you are age 59 1/2 or older; or

•	you die; or

•	you become disabled (special federal income tax definition); or

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•

your distribution is a “qualified first-time homebuyer distribution” (special federal income tax definition; $10,000 lifetime total limit for these distributions from all of your traditional and Roth IRAs).

You also have to meet a five-year aging period. A qualified distribution is any distribution made after the five-taxable-year period beginning with the first taxable year for which you made any contribution to any Roth IRA (whether or not the one from which the distribution is being made).

Nonqualified distributions from Roth IRAs

Nonqualified distributions from Roth IRAs are distributions that do not meet both the qualifying event and five-year aging period tests described above. If you receive such a distribution, part of it may be taxable. For purposes of determining the correct tax treatment of distributions (other than the withdrawal of excess contributions and the earnings on them), there is a set order in which contributions (including conversion contributions) and earnings are considered to be distributed from your Roth IRA. The order of distributions is as follows:

(1)	Regular contributions.

(2)	Conversion contributions, on a first-in-first-out basis (generally, total conversions from the earliest year first). These conversion contributions are taken into account as follows:

(a)	Taxable portion (the amount required to be included in gross income because of conversion) first, and then the

(b)	Nontaxable portion.

(3)	Earnings on contributions.

Rollover contributions from other Roth IRAs are disregarded for this purpose.

To determine the taxable amounts distributed, distributions and contributions are aggregated or grouped and added together as follows:

(1)	All distributions made during the year from all Roth IRAs you maintain — with any custodian or issuer — are added together.

(2)

All regular contributions made during and for the year (contributions made after the close of the year, but before the due date of your return) are added together. This total is added to the total undistributed regular contributions made in prior years.

(3)	All conversion contributions made during the year are added together.

Any recharacterized contributions that end up in a Roth IRA are added to the appropriate contribution group for the year that the original contribution would have been taken into account if it had been made directly to the Roth IRA.

Any recharacterized contribution that ends up in an IRA other than a Roth IRA is disregarded for the purpose of grouping both contributions and distributions. Any amount withdrawn to correct an excess contribution (including the earnings withdrawn) is also disregarded for this purpose.

Required minimum distributions

Lifetime required minimum distributions do not apply.

Required minimum distributions at death

Same as traditional IRA under “What are the required minimum distribution payments after you die?”.

Payments to a beneficiary after your death

Distributions to a beneficiary generally receive the same tax treatment as if the distribution had been made to you.

Borrowing and loans are prohibited transactions

Same as traditional IRA.

Excess contributions

Generally, the same as traditional IRA.

Excess rollover contributions to Roth IRAs are contributions not eligible to be rolled over.

You can withdraw or recharacterize any contribution to a Roth IRA before the due date (including extensions) for filing your federal income tax return for the tax year. If you do this, you must also withdraw or recharacterize any earnings attributable to the contribution.

Early distribution penalty tax

Same as traditional IRA.

Illustration of guaranteed interest rates

In the following two tables, we provide information that the IRS requires us to furnish to prospective IRA contract owners. In the tables we illustrate the 1.00% minimum guaranteed interest rate for contributions we assume are allocated entirely to the guaranteed interest option. (The rate may be higher in your state.) In Table I we assume a $1,000 contribution made annually on the contract date and on each anniversary after that. In Table II we assume a single initial contribution of $1,000, and no additional contributions. The guaranteed interest rate, which can range from 1.00% to 3.00%, is in the contract.

The account values shown reflect no withdrawal charges. The cash values shown reflect the withdrawal charge that applies if you surrender your contract for its cash value. In all cases we assume no transfers.

These values reflect the effect of the annual administrative charge deducted at the end of each contract year in which the account value is less than $20,000.

To find the appropriate value for the end of the contract year at any particular age, you subtract the age (nearest birthday) at issue of the contract from the current age and find the corresponding year in the table.

You should consider the information shown in the tables in light of your present age. Also, with respect to Table I, you should consider your ability to contribute $1,000 annually. Any change in the amounts contributed annually in Table I, or in the amount of the single contribution in Table II would, of course, change the results shown.

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Table I at the guaranteed minimum rate of 1.00% (the rate may be higher in your state)

Table I

Account Values And Cash Values

(assuming $1,000 contributions made annually at the beginning of the contract year)

	1.00% Minimum Guarantee			1.00% Minimum Guarantee

Contract Year End	Account Value	Cash Value	Contract Year End	Account Value	Cash Value
1	$ 989.80	$ 936.35	26	$29,196.26	$28,836.26
2	$1,979.70	$1,872.79	27	$30,498.22	$30,138.22
3	$2,979.49	$2,818.60	28	$31,813.20	$31,453.20
4	$3,989.29	$3,773.87	29	$33,141.33	$32,781.33
5	$5,009.18	$4,738.69	30	$34,482.75	$34,122.75
6	$6,039.27	$5,713.15	31	$35,837.57	$35,477.57
7	$7,079.67	$6,719.67	32	$37,205.95	$36,845.95
8	$8,130.46	$7,770.46	33	$38,588.01	$38,228.01
9	$9,191.77	$8,831.77	34	$39,983.89	$39,623.89
10	$10,263.69	$9,903.69	35	$41,393.73	$41,033.73
11	$11,346.32	$10,986.32	36	$42,817.67	$42,457.67
12	$12,439.79	$12,079.79	37	$44,255.84	$43,895.84
13	$13,544.18	$13,184.18	38	$45,708.40	$45,348.40
14	$14,659.63	$14,299.63	39	$47,175.49	$46,815.49
15	$15,786.22	$15,426.22	40	$48,657.24	$48,297.24
16	$16,924.08	$16,564.08	41	$50,153.81	$49,793.81
17	$18,073.33	$17,713.33	42	$51,665.35	$51,305.35
18	$19,234.06	$18,874.06	43	$53,192.00	$52,832.00
19	$20,436.40	$20,076.40	44	$54,733.92	$54,373.92
20	$21,650.76	$21,290.76	45	$56,291.26	$55,931.26
21	$22,877.27	$22,517.27	46	$57,864.18	$57,504.18
22	$24,116.04	$23,756.04	47	$59,452.82	$59,092.82
23	$25,367.20	$25,007.20	48	$61,057.35	$60,697.35
24	$26,630.88	$26,270.88	49	$62,677.92	$62,317.92
25	$27,907.18	$27,547.18	50	$64,314.70	$63,954.70

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Table II at the guaranteed minimum rate of 1.00% (the rate may be higher in your state)

Table II

Account Values And Cash Values

(assuming a single contribution of $1,000 and no further contribution)

	1.00% Minimum Guarantee			1.00% Minimum Guarantee

Contract Year End	Account Value	Cash Value	Contract Year End	Account Value	Cash Value
1	$989.80	$936.35	26	$434.76	$434.76
2	$979.70	$926.80	27	$409.11	$409.11
3	$959.50	$907.69	28	$383.20	$383.20
4	$939.10	$888.38	29	$357.03	$357.03
5	$918.49	$868.89	30	$330.60	$330.60
6	$897.67	$849.20	31	$303.91	$303.91
7	$876.65	$876.65	32	$276.95	$276.95
8	$855.42	$855.42	33	$249.72	$249.72
9	$833.97	$833.97	34	$222.21	$222.21
10	$812.31	$812.31	35	$194.44	$194.44
11	$790.43	$790.43	36	$166.38	$166.38
12	$768.34	$768.34	37	$138.04	$138.04
13	$746.02	$746.02	38	$109.42	$109.42
14	$723.48	$723.48	39	$ 80.52	$ 80.52
15	$700.71	$700.71	40	$ 51.32	$ 51.32
16	$677.72	$677.72	41	$ 21.84	$ 21.84
17	$654.50	$654.50	42	$ 0.00	$ 0.00
18	$631.04	$631.04	43	$ 0.00	$ 0.00
19	$607.35	$607.35	44	$ 0.00	$ 0.00
20	$583.43	$583.43	45	$ 0.00	$ 0.00
21	$559.26	$559.26	46	$ 0.00	$ 0.00
22	$534.85	$534.85	47	$ 0.00	$ 0.00
23	$510.20	$510.20	48	$ 0.00	$ 0.00
24	$485.31	$485.31	49	$ 0.00	$ 0.00
25	$460.16	$460.16	50	$ 0.00	$ 0.00

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Tax withholding and information reporting

Status for income tax purposes; FATCA.  In order for us to comply with income tax withholding and information reporting rules which may apply to annuity contracts and tax-qualified or tax-favored plan participation, we request documentation of “status” for tax purposes. “Status” for tax purposes generally means whether a person is a “U.S. person” or a foreign person with respect to the United States; whether a person is an individual or an entity, and if an entity, the type of entity. Status for tax purposes is best documented on the appropriate IRS Form or substitute certification form (IRS Form W-9 for a U.S. person or the appropriate type of IRS Form W-8 for a foreign person). If we do not have appropriate certification or documentation of a person’s status for tax purposes on file, it could affect the rate at which we are required to withhold income tax, and penalties could apply. Information reporting rules could apply not only to specified transactions, but also to contract ownership. For example, under the Foreign Account Tax Compliance Act (“FATCA”), which applies to certain U.S.-source payments, and similar or related withholding and information reporting rules, we may be required to report contract values and other information for certain contractholders. For this reason, we and our affiliates intend to require appropriate status documentation at purchase, change of ownership, and affected payment transactions, including death benefit payments. FATCA and its related guidance is extraordinarily complex and its effect varies considerably by type of payor, type of payee and type of recipient.

Tax Withholding.  We must withhold federal income tax from distributions from annuity contracts and specified tax-favored savings or retirement plans or arrangements. You may be able to elect out of this income tax withholding in some cases. Generally, we do not have to withhold if your distributions are not taxable. The rate of withholding will depend on the type of distribution and, in certain cases, the amount of your distribution. Any income tax withheld is a credit against your income tax liability. If you do not have sufficient income tax withheld or do not make sufficient estimated income tax payments, you may incur penalties under the estimated income tax rules.

You must file your request not to withhold in writing before the payment or distribution is made. Our processing office will provide forms for this purpose. You cannot elect out of withholding unless you provide us with your correct Taxpayer Identification Number and a United States residence address. You cannot elect out of withholding if we are sending the payment out of the United States.

You should note the following special situations:

•	We might have to withhold and/or report on amounts we pay under a free look or cancellation.

•	We are required to withhold on the gross amount of a distribution from a Roth IRA to the extent it is reasonable for us to believe that a distribution is includable in your gross income. This may result in tax being withheld even though the Roth IRA distribution is ultimately not taxable.

Special withholding rules apply to United States citizens residing outside of the United States, foreign recipients, and certain U.S. entity recipients that are treated as foreign because they fail to document their U.S. status before payment is made. We do not discuss these rules here in detail. However, we may require additional documentation in the case of payments made to United States persons living abroad and non-United States persons (including U.S. entities treated as foreign) prior to processing any requested transaction.

Certain states have indicated that state income tax withholding will also apply to payments from the contracts made to residents. Generally, an election out of federal withholding will also be considered an election out of state withholding. In some states, you may elect out of state withholding, even if federal withholding applies. In some states, the state income tax withholding is completely independent of federal income tax withholding. If you need more information concerning a particular state or any required forms, call our processing office at the toll-free number.

Federal income tax withholding on periodic annuity payments

We withhold differently on “periodic” and “non-periodic” payments. For a periodic annuity payment, for example, your withholding depends on what you specify on a Form W-4P, and we withhold according to the Form W-4P. If you do not give us your correct Taxpayer Identification Number, we withhold at the highest rate.

Your withholding election remains effective unless and until you revoke it. You may revoke or change your withholding election at any time.

Federal income tax withholding on non-periodic annuity payments (withdrawals)

For a non-periodic distribution (total surrender, termination, or partial withdrawal), we generally withhold at a flat 10% rate. We apply that rate to the taxable amount in the case of nonqualified contracts, and to the payment amount in the case of traditional IRAs and Roth IRAs, where it is reasonable to assume an amount is includable in gross income.

Impact of taxes to the Company

The contracts provide that we may charge Separate Account A for taxes. We do not now, but may in the future set up reserves for such taxes.

We are entitled to certain tax benefits related to the investment of company assets, including assets of the separate accounts. These tax benefits, which may include the foreign tax credit and the corporate dividends received deduction, are not passed back to you, since we are the owner of the assets from which tax benefits may be derived.

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8. More information

About our Separate Account A

Each variable investment option is a subaccount of our Separate Account A. We established Separate Account A in 1968 under special provisions of the New York Insurance Law. These provisions prevent creditors from any other business we conduct from reaching the assets we hold in our variable investment options for owners of our variable annuity contracts. We are the legal owner of all of the assets in Separate Account A and may withdraw any amounts that exceed our reserves and other liabilities with respect to variable investment options under our contracts. For example, we may withdraw amounts from Separate Account A that represent our investments in Separate Account A or that represent fees and charges under the contracts that we have earned. Also, we may, at our sole discretion, invest Separate Account A’s assets in any investment permitted by applicable law. The results of Separate Account A’s operations are accounted for without regard to the Company’s other operations. The amount of some of our obligations under the contracts is based on the assets in Separate Account A. However, the obligations themselves are obligations of the Company.

Separate Account A is registered under the Investment Company Act of 1940 and is registered and classified under that act as a “unit investment trust.” The SEC, however, does not manage or supervise the Company or Separate Account A. Although Separate Account A is registered, the SEC does not monitor the activity of Separate Account A on a daily basis. The Company is not required to register, and is not registered, as an investment company under the Investment Company Act of 1940.

Each subaccount (variable investment option) within Separate Account A that is available under the contract invests in shares issued by the corresponding portfolio of its Trust.

We reserve the right subject to compliance with laws that apply:

(1)	to add variable investment options to, or to remove variable investment options from, Separate Account A, or to add other separate accounts;

(2)	to combine any two or more variable investment options;

(3)	to limit the number of variable investment options which you may elect;

(4)	to transfer the assets we determine to be the shares of the class of contracts to which the contracts belong from any variable investment option to another variable investment option;

(5)	to operate Separate Account A or any variable investment option as a management investment company under the Investment Company Act of 1940 (in which case, charges and expenses that otherwise would be assessed against an underlying mutual fund would be assessed against Separate Account A or a variable investment option directly);

(6)	to deregister Separate Account A under the Investment Company Act of 1940;

(7)	to restrict or eliminate any voting rights as to Separate Account A; and

(8)	to cause one or more variable investment options to invest some or all of their assets in one or more other trusts or investment companies.

If the exercise of these rights results in a material change in the underlying investment of Separate Account A, you will be notified of such exercise, as required by law.

About the Trusts

The Trusts are registered under the Investment Company Act of 1940. They are classified as “open-end management investment companies,” more commonly called mutual funds. Each Trust issues different shares relating to each portfolio.

The Board of Trustees of each Trust serves for the benefit of each Trust’s shareholders. The Board of Trustees may take many actions regarding the portfolios (for example, the Board of Trustees can establish additional portfolios or eliminate existing portfolios; change portfolio investment objectives; and change portfolio investment policies and strategies). In accordance with applicable law, certain of these changes may be implemented without a shareholder vote and, in certain instances, without advanced notice. More detailed information about certain actions subject to notice and shareholder vote for each Trust, and other information about the portfolios, including portfolio investment objectives, policies, restrictions, risks, expenses, its Rule 12b-1 plan and other aspects of its operations, appears in the prospectuses for each Trust, which generally accompany this prospectus, or in their respective SAIs, which are available upon request.

About our fixed maturity options

Rates to maturity and price per $100 of maturity value

We can determine the amount required to be allocated to one or more fixed maturity options in order to produce specified maturity values. For example, we can tell you how much you need to allocate per $100 of maturity value.

The rates to maturity are determined weekly. The rates in the table below are illustrative only and will most likely differ from the rates applicable at time of purchase. Current rates

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to maturity can be obtained through TOPS or Online Account Access or from your financial professional.

The rates to maturity for new allocations and the related price per $100 of maturity value are as shown below:

Fixed Maturity Options with June 15th Maturity Date of Maturity Year	Rate to Maturity as of February 18, 2020	Price Per $100 of Maturity Value
2020	3.00%(1)	$99.05
2021	3.00%(1)	$96.16
2022	3.00%(1)	$93.36
2023	3.00%(1)	$90.64
2024	3.00%(1)	$88.00
2025	3.00%(1)	$85.43
2026	3.00%(1)	$82.95
2027(1)	3.00%(1)	$80.53
2028(1)	3.00%(1)	$78.18
2029(1)	3.05%	$75.56
(1)	Since these rates to maturity are 3%, no amounts could have been allocated to these options.

How we determine the market value adjustment

We use the following procedure to calculate the market value adjustment (up or down) we make if you withdraw all of your value from a fixed maturity option before its maturity date.

(1)	We determine the market adjusted amount on the date of the withdrawal as follows:

(a)	We determine the fixed maturity amount that would be payable on the maturity date, using the rate to maturity for the fixed maturity option.

(b)

We determine the period remaining in your fixed maturity option (based on the withdrawal date) and convert it to fractional years based on a 365-day year. For example, three years and 12 days becomes 3.0329.

(c)	We determine the current rate to maturity that applies on the withdrawal date to new allocations to the same fixed maturity option.

(d)	We determine the present value of the fixed maturity amount payable at the maturity date, using the period determined in (b) and the rate determined in (c).

(2)	We determine the fixed maturity amount as of the current date.

(3)	We subtract (2) from the result in (1)(d). The result is the market value adjustment applicable to such fixed maturity option, which may be positive or negative.

Your market adjusted amount is the present value of the maturity value discounted at the rate to maturity in effect for new contributions to that same fixed maturity option on the date of the calculation.

If you withdraw only a portion of the amount in a fixed maturity option, the market value adjustment will be a percentage of the market value adjustment that would have applied if you had withdrawn the entire value in that fixed maturity option. This percentage is equal to the percentage of the value in the fixed maturity option that you are withdrawing. Any withdrawal charges that are deducted from a fixed maturity option will result in a market value adjustment calculated in the same way. See Appendix III at the end of this prospectus for an example.

For purposes of calculating the rate to maturity for new allocations to a fixed maturity option (see (1)(c) above), we use the rate we have in effect for new allocations to that fixed maturity option. We use this rate even if new allocations to that option would not be accepted at that time. This rate will not be less than 3%. If we do not have a rate to maturity in effect for a fixed maturity option to which the “current rate to maturity” in (1)(c) above would apply, we will use the rate at the next closest maturity date. If we are no longer offering new fixed maturity options, the “current rate to maturity” will be determined in accordance with our procedures then in effect. We reserve the right to add up to 0.50% to the current rate in (1)(c) above for purposes of calculating the market value adjustment only.

Investments under the fixed maturity options

Amounts allocated to the fixed maturity options are held in a “non-unitized” separate account we have established under the New York Insurance Law. This separate account provides an additional measure of assurance that we will make full payment of amounts due under the fixed maturity options. Under New York Insurance Law, the portion of the separate account’s assets equal to the reserves and other contract liabilities relating to the contracts are not chargeable with liabilities from any other business we may conduct. We own the assets of the separate account, as well as any favorable investment performance on those assets. You do not participate in the performance of the assets held in this separate account. We may, subject to state law that applies, transfer all assets allocated to the separate account to our general account. We guarantee all benefits relating to your value in the fixed maturity options, regardless of whether assets supporting fixed maturity options are held in a separate account or our general account.

We have no specific formula for establishing the rates to maturity for the fixed maturity options. We expect the rates to be influenced by, but not necessarily correspond to, among other things, the yields that we can expect to realize on the separate account’s investments from time to time. Our current plans are to invest in fixed-income obligations, including corporate bonds, mortgage-backed and asset-backed securities and government and agency issues having durations in the aggregate consistent with those of the fixed maturity options.

Although the above generally describes our plans for investing the assets supporting our obligations under the fixed maturity options under the contracts, we are not obligated to invest those assets according to any particular plan except

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as we may be required to by state insurance laws. We will not determine the rates to maturity we establish by the performance of the nonunitized separate account.

About the general account

This contract is offered to customers through various financial institutions, brokerage firms and their affiliate insurance agencies. No financial institution, brokerage firm or insurance agency has any liability with respect to a contract’s account value or any guaranteed benefits with which the contract was issued. The Company is solely responsible to the contract owner for the contract’s account value and such guaranteed benefits. The general obligations and any guaranteed benefits under the contract are supported by the Company’s general account and are subject to the Company’s claims paying ability. An owner should look to the financial strength of the Company for its claims paying ability. Assets in the general account are not segregated for the exclusive benefit of any particular contract or obligation. General account assets are also available to the insurer’s general creditors and the conduct of its routine business activities, such as the payment of salaries, rent and other ordinary business expenses. For more information about the Company’s financial strength, you may review its financial statements and/or check its current rating with one or more of the independent sources that rate insurance companies for their financial strength and stability. Such ratings are subject to change and have no bearing on the performance of the variable investment options. You may also speak with your financial representative.

The general account is subject to regulation and supervision by the New York State Department of Financial Services and to the insurance laws and regulations of all jurisdictions where we are authorized to do business. Interests under the contracts in the general account have not been registered and are not required to be registered under the Securities Act of 1933 because of exemptions and exclusionary provisions that apply. The general account is not required to register as an investment company under the Investment Company Act of 1940 and it is not registered as an investment company under the Investment Company Act of 1940. The contract is a “covered security” under the federal securities laws.

We have been advised that the staff of the SEC has not reviewed the portions of this prospectus that relate to the general account. The disclosure with regard to the general account, however, may be subject to certain provisions of the federal securities laws relating to the accuracy and completeness of statements made in prospectuses.

About other methods of payment

Automatic investment program — for traditional IRA and Roth IRA contracts

You may use our automatic investment program, or “AIP,” to have a specified amount automatically deducted from a bank checking or savings account, money market checking or savings account, or credit union checking or savings account and contributed as an additional contribution into an NQ, traditional IRA, or Roth IRA contract on a monthly basis. For all forms of IRAs, your contributions are subject to the limits and conditions on contributions described in “Tax information” earlier in this prospectus.

AIP additional contributions may be allocated to any of the variable investment options and the guaranteed interest option, but not the fixed maturity options. Our minimum contribution amount requirement is $20. The maximum contribution amount is $500 per month. We will return any contribution made under this program that exceeds your contribution limit, if applicable, and your program will be cancelled. The contribution limitations described under “How you can contribute to your contract” in “Contract features and benefits” apply to this program. You choose the day of the month you wish to have your account debited. However, you may not choose a date later than the 28th day of the month.

You may cancel AIP at any time by notifying our processing office. We are not responsible for any debits made to your account before the time written notice of cancellation is received at our processing office.

Payroll deduction program. You can authorize your employer to remit your NQ, traditional IRA or Roth IRA contributions to us if your employer has a payroll deduction program. Those contributions are still your contributions, not your employer’s. We will return any contribution made under this program that exceeds your contribution limit, if applicable, and your program will be cancelled. The contribution limitations described under “How you can contribute to your contract” in “Contract features and benefits” apply to this program.

Wire transfers. You may also send your contributions by wire transfer from your bank.

Dates and prices at which contract events occur

We describe below the general rules for when, and at what prices, events under your contract will occur. Other portions of this prospectus describe circumstances that may cause exceptions. We generally do not repeat those exceptions below.

Business day

Our “business day” is generally any day the New York Stock Exchange (“NYSE”) is open for regular trading and generally ends at 4:00 p.m. Eastern Time (or as of an earlier close of regular trading). A business day does not include a day on which we are not open due to emergency conditions determined by the Securities and Exchange Commission. We may also close early due to such emergency conditions. Contributions will be applied and any other transaction requests will be processed when they are received along with all the required information unless another date applies as indicated below.

•	If your contribution, transfer or any other transaction request containing all the required information reaches us on any of the following, we will use the next business day:

—	on a non-business day;

—	after 4:00 p.m. Eastern Time on a business day; or

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—	after an early close of regular trading on the NYSE on a business day.

•	When a charge is to be deducted on a contract date anniversary that is a non-business day, we will deduct the charge on the next business day.

Contributions, transfers, withdrawals and surrenders

•	Contributions allocated to the variable investment options are invested at the unit value next determined after the receipt of the contribution.

•	Contributions allocated to a fixed maturity option will receive the rate to maturity in effect for that fixed maturity option on that business day.

•	Contributions allocated to the guaranteed interest option will receive the guaranteed interest rate in effect on that business day.

•	If a fixed maturity option is scheduled to mature on June 15th and June 15th is a non-business day, that fixed maturity option will mature on the prior business day.

•	Transfers to or from variable investment options will be made at the unit value next determined after the receipt of the transfer request.

•	Transfers to the guaranteed interest option will receive the guaranteed interest rate in effect on that business day.

•	Transfers to a fixed maturity option will receive the rate to maturity in effect for that fixed maturity option on that business day.

•	Transfers out of a fixed maturity option will be at the market adjusted amount on that business day.

•	For the fixed-dollar option, the first monthly transfer will occur on the last business day of the month in which we receive your election form at our processing office.

•	For the interest sweep, the first monthly transfer will occur on the last business day of the month following the month that we receive your election form at our processing office.

•	Quarterly rebalancing will be processed on a calendar year basis. Semiannual or annual rebalancing will be processed on the first business day of the month. Rebalancing will not be done retroactively.

•	Requests for withdrawals or surrenders will occur on the business day that we receive the information that we require.

About your voting rights

As the owner of shares of the Trusts we have the right to vote on certain matters involving the portfolios, such as:

•	the election of trustees;

•	the formal approval of independent auditors selected for each Trust; or
•	any other matters described in each prospectus for the Trusts or requiring a shareholders’ vote under the Investment Company Act of 1940.

We will give contract owners the opportunity to instruct us how to vote the number of shares attributable to their contracts if a shareholder vote is taken. If we do not receive instructions in time from all contract owners, we will vote the shares of a portfolio for which no instructions have been received in the same proportion as we vote shares of that portfolio for which we have received instructions. We will also vote any shares that we are entitled to vote directly because of amounts we have in a portfolio in the same proportions that contract owners vote. One effect of proportional voting is that a small number of contract owners may determine the outcome of a vote.

The Trusts sell their shares to the Company separate accounts in connection with the Company’s variable annuity and/or life insurance products, and to separate accounts of insurance companies, both affiliated and unaffiliated with the Company. EQ Premier VIP Trust and EQ Advisors Trust also sell their shares to the trustee of a qualified plan for the Company. We currently do not foresee any disadvantages to our contract owners arising out of these arrangements. However, the Board of Trustees or Directors of each Trust intend to monitor events to identify any material irreconcilable conflicts that may arise and to determine what action, if any, should be taken in response. If we believe that a Board’s response insufficiently protects our contract owners, we will see to it that appropriate action is taken to do so.

Separate Account A voting rights

If actions relating to Separate Account A require contract owner approval, contract owners will be entitled to one vote for each unit they have in the variable investment options. Each contract owner who has elected a variable annuity payout option may cast the number of votes equal to the dollar amount of reserves we are holding for that annuity in a variable investment option divided by the annuity unit value for that option. We will cast votes attributable to any amounts we have in the variable investment options in the same proportion as votes cast by contract owners.

Changes in applicable law

The voting rights we describe in this prospectus are created under applicable federal securities laws. To the extent that those laws or the regulations published under those laws eliminate the necessity to submit matters for approval by persons having voting rights in separate accounts of insurance companies, we reserve the right to proceed in accordance with those laws or regulations.

COVID-19

The outbreak of the novel coronavirus known as COVID-19 was declared a pandemic by the World Health Organization in March 2020. Equity and financial markets have experienced increased volatility and negative returns, and interest rates have declined due to the COVID-19 pandemic and other market factors. Such events can adversely impact us and our operations. Management believes the Company is

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taking appropriate actions to mitigate the negative impact to our business and operations. However, the full impact of COVID-19 is unknown and cannot be reasonably estimated or predicted at this time as these events are still developing.

Moreover, these market conditions have impacted the performance of the funds underlying the variable investment options. If these market conditions continue, and depending on your individual circumstances (e.g., your selected investment options and the timing of any contributions, transfers, or withdrawals), you may experience (perhaps significant) negative returns under the contract. The duration of the COVID-19 pandemic, and the future impact that the pandemic may have on the financial markets and global economy, cannot be foreseen, however. You should consult with a financial professional about how the COVID-19 pandemic and the recent market conditions may impact your future investment decisions related to the contract, such as purchasing the contract or making contributions, transfers, or withdrawals, based on your individual circumstances.

Cybersecurity Risks and Catastrophic Events

We rely heavily on interconnected computer systems and digital data to conduct our variable product business. Because our variable product business is highly dependent upon the effective operation of our computer systems and those of our business partners, our business is vulnerable to disruptions from utility outages, and susceptible to operational and information security risks resulting from information systems failure (e.g., hardware and software malfunctions), and cyber-attacks. These risks include, among other things, the theft, misuse, corruption and destruction of data maintained online or digitally, interference with or denial of service, attacks on websites and other operational disruption and unauthorized use or abuse of confidential customer information. Systems failures and cyberattacks, as well as, any other catastrophic event, including natural and manmade disasters, public health emergencies, pandemic diseases, terrorist attacks, floods or severe storms affecting us, any third-party administrator, the underlying funds, intermediaries and other affiliated or third-party service providers may adversely affect us, our business operations and your account value. Systems failures and cyber-attacks may also interfere with our processing of contract transactions, including the processing of orders from our website or with the underlying funds, impact our ability to calculate account values, cause the release and possible destruction of confidential customer or business information, impede order processing, subject us and/or our service providers and intermediaries to regulatory fines and financial losses and/or cause reputational damage. In addition, the occurrence of any pandemic disease (like COVID-19), natural disaster, terrorist attack or any other event that results in our workforce, and/or employees of service providers and/or third party administrators, being compromised and unable or unwilling to fully perform their responsibilities, could likewise result in interruptions in our service, including our ability to issue contracts and process contract transactions. Even if our workforce and employees of our service providers and/or third party administrators were able to work remotely, those remote work arrangements could result in our business operations being less efficient than under normal circumstances and lead to delays in our issuing contracts and processing of other contract-related transactions. Cybersecurity risks and catastrophic events may also impact the issuers of securities in which the underlying funds invest, which may cause the funds underlying your contract to lose value. While there can be no assurance that we or the underlying funds or our service providers will avoid losses affecting your contract due to cyber-attacks, information security breaches or other catastrophic events in the future, we take reasonable steps to mitigate these risks and secure our systems and business operations from such failures, attacks and events.

Statutory compliance

We have the right to change your contract without the consent of any other person in order to comply with any laws and regulations that apply, including but not limited to changes in the Internal Revenue Code, in Treasury Regulations or in published rulings of the Internal Revenue Service and in Department of Labor regulations.

Any change in your contract must be in writing and made by an authorized officer of the Company. We will provide notice of any contract change.

The benefits under your contract will not be less than the minimum benefits required by any state law that applies.

About legal proceedings

The Company and its affiliates are parties to various legal proceedings. In our view, none of these proceedings would be considered material with respect to a contract owner’s interest in Separate Account A, nor would any of these proceedings be likely to have a material adverse effect upon Separate Account A, our ability to meet our obligations under the contracts, or the distribution of the contracts.

Financial statements

The financial statements of Separate Account A, as well as the consolidated financial statements of the Company, are in the SAI. The financial statements of the Company have relevance to the contracts only to the extent that they bear upon the ability of the Company to meet its obligations under the contracts. The SAI is available free of charge. You may request one by writing to our processing office or calling (800) 628-6673.

Transfers of ownership, collateral assignments, loans, and borrowing

You can transfer ownership of an NQ contract at any time before annuity payments begin. We will continue to treat you as the owner until we receive written notification of any change at our processing office. In some cases, an assignment or change of ownership may have adverse tax consequences. See “Tax information” earlier in this prospectus. We may refuse to process a change of ownership of an NQ

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contract to an entity without appropriate documentation of status on IRS Form W-9 (or, if IRS Form W-9 cannot be provided because the entity is not a U.S. entity, on the appropriate type of Form W-8).

You cannot assign or transfer ownership of a traditional IRA or Roth IRA contract except by surrender to us.

You cannot assign your contract as collateral or security for a loan. Loans are also not available under your contract. For limited transfers of ownership after the owner’s death see “Beneficiary continuation option” in “Payment of death benefit” earlier in this prospectus. You may direct the transfer of the values under your traditional IRA or Roth IRA contract to another similar arrangement, under federal income tax rules. In the case of such a transfer, we will impose a withdrawal charge if one applies.

Distribution of the contracts

The contracts are distributed by both Equitable Advisors and Equitable Distributors (together, the “Distributors”). The Distributors serve as principal underwriters of Separate Account A. The offering of the contracts is intended to be continuous.

Equitable Advisors is an affiliate of the Company, and Equitable Distributors is an indirect wholly owned subsidiary of the Company. The Distributors are under the common control of Equitable Holdings, Inc. Their principal business address is 1290 Avenue of the Americas, New York, NY 10104. The Distributors are registered with the SEC as broker-dealers and are members of the Financial Industry Regulatory Authority, Inc. (“FINRA”). Both broker-dealers also act as distributors for other life and annuity products we issue.

The contracts are sold by financial professionals of Equitable Advisors and its affiliates. The contracts are also sold by financial professionals of unaffiliated broker-dealers that have entered into selling agreements with Equitable Distributors (“Selling broker-dealers”).

The Company pays compensation to both Distributors based on contracts sold. The Company may also make additional payments to the Distributors, and the Distributors may, in turn, make additional payments to certain Selling broker-dealers. All payments will be in compliance with all applicable FINRA rules and other laws and regulations.

Although the Company takes into account all of its distribution and other costs in establishing the level of fees and charges under its contracts, none of the compensation paid to the Distributors or the Selling broker-dealers discussed in this section of the prospectus are imposed as separate fees or charges under your contract. The Company, however, intends to recoup amounts it pays for distribution and other services through the fees and charges of the contract and payments it receives for providing administrative, distribution and other services to the portfolios. For information about the fees and charges under the contract, see “Fee table” and “Charges and expenses” earlier in this prospectus.

Equitable Advisors Compensation.  The Company pays compensation to Equitable Advisors based on contributions made on the contracts sold through Equitable Advisors (“contribution-based compensation”). The contribution-based compensation will generally not exceed 8.5% of total contributions. Equitable Advisors, in turn, may pay a portion of the contribution-based compensation received from the Company to the Equitable Advisors financial professional and/or the Selling broker-dealer making the sale. In some instances, a financial professional or a Selling broker-dealer may elect to receive reduced contribution-based compensation on a contract in combination with ongoing annual compensation of up to 0.60% of the account value of the contract sold (“asset-based compensation”). Total compensation paid to a financial professional or a Selling broker-dealer electing to receive both contribution-based and asset-based compensation could, over time, exceed the total compensation that would otherwise be paid on the basis of contributions alone. The compensation paid by Equitable Advisors varies among financial professionals and among Selling broker-dealers. Equitable Advisors also pays a portion of the compensation it receives to its managerial personnel. When a contract is sold by a Selling broker-dealer, the Selling broker-dealer, not Equitable Advisors, determines the amount and type of compensation paid to the Selling broker-dealer’s financial professional for the sale of the contract. Therefore, you should contact your financial professional for information about the compensation he or she receives and any related incentives, as described below.

Equitable Advisors may receive compensation, and, in turn, pay its financial professionals a portion of such fee, from third party investment advisors to whom its financial professionals refer customers for professional management of the assets within their contract.

Equitable Advisors also pays its financial professionals and managerial personnel other types of compensation including service fees, expense allowance payments and health and retirement benefits.

Equitable Advisors also pays its financial professionals, managerial personnel and Selling broker-dealers sales bonuses (based on selling certain products during specified periods) and persistency bonuses. Equitable Advisors may offer sales incentive programs to financial professionals and Selling broker-dealers who meet specified production levels for the sales of both the Company contracts and contracts offered by other companies. These incentives provide non-cash compensation such as stock options awards and/or stock appreciation rights, expense-paid trips, expense-paid education seminars and merchandise.

Differential compensation.  In an effort to promote the sale of the Company products, Equitable Advisors may pay its financial professionals and managerial personnel a greater percentage of contribution-based compensation and/or asset-based compensation for the sale of our contract than it pays for the sale of a contract or other financial product issued by a company other than us. Equitable Advisors may pay different compensation on the sale of the same product,

70

based on such factors as distribution, group or sponsored arrangements, or based on older or newer versions, or series, of the same contract. Equitable Advisors also pay different levels of compensation based on different contract types. This practice is known as providing “differential compensation.” Differential compensation may involve other forms of compensation to Equitable Advisors personnel. Certain components of the compensation paid to managerial personnel are based on whether the sales involve the Company contracts. Managers earn higher compensation (and credits toward awards and bonuses) if the financial professionals they manage sell a higher percentage of the Company contracts than products issued by other companies. Other forms of compensation provided to its financial professionals and/or managerial personnel include health and retirement benefits, expense reimbursements, marketing allowances and contribution-based payments, known as “overrides.” For tax reasons, Equitable Advisors financial professionals qualify for health and retirement benefits based solely on their sales of the Company contracts and products sponsored by affiliates.

The fact that Equitable Advisors financial professionals receive differential compensation and additional payments may provide an incentive for those financial professionals to recommend our contract over a contract or other financial product issued by a company not affiliated with the Company. However, under applicable rules of FINRA and other federal and state regulatory authorities, Equitable Advisors financial professionals may only recommend to you products that they reasonably believe are suitable for you and, for certain accounts depending on applicable rules, that are in your best interest, based on the facts that you have disclosed as to your other security holdings, financial situation and needs. In making any recommendation, financial professionals of Equitable Advisors may nonetheless face conflicts of interest because of the differences in compensation from one product category to another, and because of differences in compensation among products in the same category. For more information, contact your financial professional.

Equitable Distributors Compensation.  The Company pays contribution-based and asset-based compensation (together “compensation”) to Equitable Distributors. Contribution-based compensation is paid based on the Company contracts sold through Equitable Distributors’ Selling broker-dealers. Asset-based compensation is paid based on the aggregate account value of contracts sold through certain of Equitable Distributors’ Selling broker-dealers. Contribution-based compensation will generally not exceed 6.5% of the total contributions made under the contracts. Equitable Distributors, in turn, pays the contribution-based compensation it receives on the sale of a contract to the Selling broker-dealer making the sale. In some instances, the Selling broker-dealer may elect to receive reduced contribution-based compensation on the sale of the contract in combination with annual asset-based compensation of up to 0.60% of the account value of the contract sold. If a Selling broker-dealer elects to receive reduced contribution-based compensation on a contract, the contribution-based compensation which the Company pays to Equitable Distributors will be reduced by the same amount, and the Company will pay Equitable Distributors asset-based compensation on the contract equal to the asset-based compensation which Equitable Distributors pays to the Selling broker-dealer. Total compensation paid to a Selling broker-dealer electing to receive both contribution-based and asset-based compensation could over time exceed the total compensation that would otherwise be paid on the basis of contributions alone. The contribution-based and asset-based compensation paid by Equitable Distributors varies among Selling broker-dealers.

The Selling broker-dealer, not Equitable Distributors, determines the amount and type of compensation paid to the Selling broker-dealer’s financial professional for the sale of the contract. Therefore, you should contact your financial professional for information about the compensation he or she receives and any related incentives, such as differential compensation paid for various products.

The Company also pays Equitable Distributors compensation to cover its operating expenses and marketing services under the terms of the Company’s distribution agreements with Equitable Distributors.

Additional payments by Equitable Distributors to Selling broker-dealers.  Equitable Distributors may pay, out of its assets, certain Selling broker-dealers and other financial intermediaries additional compensation in recognition of services provided or expenses incurred. Equitable Distributors may also pay certain Selling broker-dealers or other financial intermediaries additional compensation for enhanced marketing opportunities and other services (commonly referred to as “marketing allowances”). Services for which such payments are made may include, but are not limited to, the preferred placement of the Company’s products on a company and/or product list; sales personnel training; product training; business reporting; technological support; due diligence and related costs; advertising, marketing and related services; conference; and/or other support services, including some that may benefit the contract owner. Payments may be based on ongoing sales, on the aggregate account value attributable to contracts sold through a Selling broker-dealer or such payments may be a fixed amount. For certain selling broker-dealers, Equitable Distributors increases the marketing allowance as certain sales thresholds are met. Equitable Distributors may also make fixed payments to Selling broker-dealers, for example in connection with the initiation of a new relationship or the introduction of a new product.

Additionally, as an incentive for the financial professionals of Selling broker-dealers to promote the sale of the Company’s products, Equitable Distributors may increase the sales compensation paid to the Selling broker-dealer for a period of time (commonly referred to as “compensation enhancements”). Equitable Distributors also has entered into agreements with certain selling broker-dealers in which the selling broker-dealer agrees to sell certain of our contracts exclusively.

71

These additional payments may serve as an incentive for Selling broker-dealers to promote the sale of the Company’s contracts over contracts and other products issued by other companies. Not all Selling broker-dealers receive additional payments, and the payments vary among Selling broker-dealers. The list below includes the names of Selling broker-dealers that we are aware (as of December 31, 2019) received additional payments. These additional payments ranged from $962.81 to $6,177,733.18. The Company and its affiliates may also have other business relationships with Selling broker-dealers, which may provide an incentive for the Selling broker-dealers to promote the sale of the Company’s contracts over contracts and other products issued by other companies. The list below includes any such Selling broker-dealer. For more information, ask your financial professional.

1st Global Capital Corp.

Allstate Financial Services, LLC

American Portfolios Financial Services

Ameriprise Financial Services

Avantax Investment Services, Inc.

BBVA Securities, Inc.

Cadaret, Grant & Co., Inc.

Cambridge Investment Research

Capital Investment Group

Centaurus Financial, Inc.

Cetera Financial Group

Citigroup Global Markets, Inc.

Citizens Investment Services

Commonwealth Financial Network

Community America Financial Solution

CUNA Brokerage Services

CUSO Financial Services, L.P.

DPL Financial Partners

Equity Services Inc.

Farmer’s Financial Solution

Galt Financial Group, Inc.

Geneos Wealth Management

Gradient Securities, LLC

H. Beck, Inc.

Independent Financial Group, LLC

Infinex Investments Inc.

Janney Montgomery Scott LLC

Kestra Investment Services, LLC

Key Investment Services LLC

Ladenburg Thalmann Advisor Network, LLC

Lincoln Financial Advisors Corp.

Lincoln Financial Securities Corp.

Lincoln Investment Planning

Lion Street Financial

LPL Financial Corporation

Lucia Securities, LLC

MML Investors Services, LLC

Morgan Stanley Smith Barney

Mutual of Omaha Investment Services, Inc.

Park Avenue Securities, LLC

PlanMember Securities Corp.

PNC Investments
Primerica Financial Services, Inc.

Prospera Financial Services

Pruco Securities, LLC

Raymond James

RBC Capital Markets Corporation

Robert W Baird & Company

Santander Securities Corp.

Sigma Financial Corporation

Stifel, Nicolaus & Company, Inc.

The Advisor Group (AIG)

The Huntington Investment Company

The Leaders Group, Inc.

TransAmerica Financial Advisors

U.S. Bank Center

UBS Financial Services Inc.

Valmark Securities, Inc.

Voya Financial Advisors, Inc.

Waddell & Reed, Inc.

Wells Fargo

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9. Incorporation of certain documents by reference

The Company’s Annual Report on Form 10-K for the period ended December 31, 2019 (the “Annual Report”) is considered to be part of this prospectus because it is incorporated by reference.

The Company files reports and other information with the SEC, as required by law. You may read and copy this information at the SEC’s public reference facilities at Room 1580, 100 F Street, NE, Washington, DC 20549, or by accessing the SEC’s website at www.sec.gov. The public may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. Under the Securities Act of 1933, the Company has filed with the SEC a registration statement relating to the fixed maturity option (the “Registration Statement”). This prospectus has been filed as part of the Registration Statement and does not contain all of the information set forth in the Registration Statement.

After the date of this prospectus and before we terminate the offering of the securities under the Registration Statement, all documents or reports we file with the SEC under the Securities Exchange Act of 1934 (“Exchange Act”), will be considered to become part of this prospectus because they are incorporated by reference.

Any statement contained in a document that is or becomes part of this prospectus, will be considered changed or replaced for purposes of this prospectus if a statement contained in this prospectus changes or is replaced. Any statement that is considered to be a part of this prospectus because of its incorporation will be considered changed or replaced for the purpose of this prospectus if a statement contained in any other subsequently filed document that is considered to be part of this prospectus changes or replaces that statement. After that, only the statement that is changed or replaced will be considered to be part of this prospectus.

We file the Registration Statement and our Exchange Act documents and reports, including our Annual Report on Form 10-K and Quarterly Reports on Form 10-Q, electronically according to EDGAR under CIK No. 0000727920. The SEC maintains a website that contains reports, proxy and information statements, and other information regarding registrants that file electronically with the SEC. The address of the site is www.sec.gov.

Upon written or oral request, we will provide, free of charge, to each person to whom this prospectus is delivered, a copy of any or all of the documents considered to be part of this prospectus because they are incorporated herein. In accordance with SEC rules, we will provide copies of any exhibits specifically incorporated by reference into the text of the Exchange Act reports (but not any other exhibits). Requests for documents should be directed to:

Equitable Financial Life Insurance Company

1290 Avenue of the Americas

New York, New York 10104

Attention: Corporate Secretary

(telephone: (212) 554-1234)

You can access our website at www.equitable.com.

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Appendix I: QP IRA contracts

The following provides information on the features and benefits of QP IRA contracts that are different than the features and benefits described in the prospectus for traditional IRA contracts under EQUI-VEST® QP IRA contracts are not available to new purchasers and this information is applicable to existing contract holders only.

Please note our restrictions on contributions. See “How you can contribute to your contract” in “Contract features and benefits” earlier in this prospectus.

Features and benefits	Availability or variation
Source of contributions	• Rollovers from a qualified plan.
• Rollovers from a TSA.

•   The QP IRA contract is intended to be a conduit IRA to be used primarily for rollover contributions from a qualified plan or TSA, although we accept regular IRA contributions (limits are described earlier in this prospectus under “Traditional individual retirement annuities (traditional IRAs)”).

Minimum contributions	$2,500 each rollover amount.

Limitations on contributions	After lifetime required minimum distributions must start, rollover contributions must be net of required minimum distributions.

Taxation of payments Federal income tax withholding	The QP IRA is used as a conduit IRA so that amounts are not commingled. If you are eligible for ten year averaging and long term capital gains treatment of distributions from a qualified plan, you may be able to preserve such treatment even though an eligible rollover from a qualified plan is temporarily rolled into a conduit IRA, such as a QP IRA, before rolling it back into a qualified plan. See your tax adviser.

I-1

Appendix II: Condensed financial information

The following table shows the unit values and the number of outstanding units for each variable investment option on the last business day of the periods shown. The information presented is shown for the past ten years, or from the first year the particular contracts were offered if less than ten years ago.

The unit values and numbers of units outstanding shown below are for contracts offered under Separate Account A with the same daily asset charge of 1.20%. Unit values and number of units outstanding at year end for each variable investment option, except for those options offered for the first time on or after December 31, 2019.

	2010	2011	2012	2013	2014	2015	2016	2017	2018	2019
1290 VT Convertible Securities
Unit Value	—	—	—	—	—	—	—	—	$94.53	$115.76
Number of units outstanding (000’s)	—	—	—	—	—	—	—	—	—	—
1290 VT DoubleLine Dynamic Allocation
Unit Value	—	—	—	$104.12	$105.37	$100.23	$107.55	$116.48	$110.34	$128.74
Number of units outstanding (000’s)	—	—	—	1	9	27	37	51	51	59
1290 VT Equity Income
Unit Value	$111.01	$109.25	$127.07	$165.42	$177.60	$172.48	$192.54	$220.38	$192.27	$235.96
Number of units outstanding (000’s)	74	80	97	120	127	130	128	128	127	118
1290 VT GAMCO Mergers & Acquisitions
Unit Value	$126.55	$126.72	$131.77	$144.49	$145.10	$147.11	$156.53	$164.22	$154.27	$165.56
Number of units outstanding (000’s)	19	17	15	11	9	8	7	6	5	5
1290 VT GAMCO Small Company Value
Unit Value	$185.71	$177.07	$206.17	$283.37	$288.56	$268.85	$327.44	$375.60	$313.25	$381.76
Number of units outstanding (000’s)	264	338	427	528	636	744	861	981	1,106	1,221
1290 VT High Yield Bond
Unit Value	—	—	—	$101.38	$102.08	$97.73	$107.89	$113.50	$109.64	$122.32
Number of units outstanding (000’s)	—	—	—	5	15	28	40	58	76	98
1290 VT Low Volatility Global Equity
Unit Value	—	—	—	—	—	—	—	—	$96.36	$114.24
Number of units outstanding (000’s)	—	—	—	—	—	—	—	—	—	—
1290 VT Micro Cap
Unit Value	—	—	—	—	—	—	—	—	$87.69	$112.20
Number of units outstanding (000’s)	—	—	—	—	—	—	—	—	—	—
1290 VT Socially Responsible
Unit Value	$78.76	$78.03	$90.00	$119.44	$134.07	$133.09	$144.59	$172.01	$162.51	$209.15
Number of units outstanding (000’s)	21	39	37	46	56	65	72	81	89	98

II-1

The unit values and numbers of units outstanding shown below are for contracts offered under Separate Account A with the same daily asset charge of 1.20%. Unit values and number of units outstanding at year end for each variable investment option, except for those options offered for the first time on or after December 31, 2019.  (continued)

	2010	2011	2012	2013	2014	2015	2016	2017	2018	2019
All Asset Growth-Alt 20
Unit Value	$118.72	$113.20	$125.25	$141.22	$142.87	$135.56	$146.75	$168.04	$153.46	$180.57
Number of units outstanding (000’s)	18	52	96	137	169	190	211	274	287	297
American Funds Insurance Series®Bond FundSM
Unit Value	—	—	—	$96.31	$100.05	$98.77	$100.33	$102.39	$100.26	$108.05
Number of units outstanding (000’s)	—	—	—	5	34	98	160	213	244	284
CharterSM Multi-Sector Bond
Unit Value	$92.20	$95.71	$99.60	$97.55	$98.68	$96.87	$98.51	$99.51	$97.82	$103.32
Number of units outstanding (000’s)	144	134	138	137	137	140	146	146	147	147
CharterSM Small Cap Growth
Unit Value	$130.17	$108.44	$119.32	$174.21	$167.63	$155.61	$168.13	$206.58	$193.82	$254.78
Number of units outstanding (000’s)	42	35	30	28	22	19	16	14	14	13
CharterSM Small Cap Value
Unit Value	$176.76	$158.90	$183.31	$258.49	$242.34	$207.98	$257.35	$282.99	$243.27	$299.59
Number of units outstanding (000’s)	70	57	48	42	35	31	28	26	23	21
EQ/400 Managed Volatility
Unit Value	$106.03	$96.15	$110.64	$143.94	$154.73	$148.11	$175.15	$199.40	$172.82	$213.31
Number of units outstanding (000’s)	5	11	12	15	17	20	27	34	37	41
EQ/500 Managed Volatility
Unit Value	$103.13	$98.08	$111.26	$143.93	$160.10	$158.75	$174.15	$207.78	$192.83	$247.48
Number of units outstanding (000’s)	7	16	21	27	34	41	47	53	57	62
EQ/2000 Managed Volatility
Unit Value	$104.88	$92.69	$105.72	$143.50	$147.53	$138.32	$164.72	$185.30	$161.25	$198.26
Number of units outstanding (000’s)	2	5	7	8	9	12	16	18	21	23
EQ/AB Dynamic Moderate Growth
Unit Value	—	—	$103.29	$118.56	$122.73	$120.51	$123.56	$137.83	$128.25	$146.73
Number of units outstanding (000’s)	—	—	5	18	48	67	75	76	71	70
EQ/AB Small Cap Growth
Unit Value	$150.51	$147.75	$168.72	$230.33	$235.70	$226.10	$251.49	$304.81	$277.41	$350.28
Number of units outstanding (000’s)	168	149	146	144	141	146	149	156	161	179

II-2

The unit values and numbers of units outstanding shown below are for contracts offered under Separate Account A with the same daily asset charge of 1.20%. Unit values and number of units outstanding at year end for each variable investment option, except for those options offered for the first time on or after December 31, 2019.  (continued)

	2010	2011	2012	2013	2014	2015	2016	2017	2018	2019
EQ/Aggressive Allocation
Unit Value	$132.78	$121.35	$136.88	$170.99	$176.91	$171.71	$184.57	$217.18	$195.86	$240.90
Number of units outstanding (000’s)	367	480	574	676	774	879	974	1,039	1,094	1,145
EQ/American Century Mid Cap Value Fund
Unit Value	—	—	—	—	—	—	—	—	$195.82	$249.22
Number of units outstanding (000’s)	—	—	—	—	—	—	—	—	368	422
EQ/Balanced Strategy
Unit Value	—	—	$103.35	$116.06	$119.71	$117.51	$123.05	$133.55	$126.43	$144.50
Number of units outstanding (000’s)	—	—	3	16	31	45	64	78	90	106
EQ/BlackRock Basic Value Equity
Unit Value	$167.98	$160.81	$180.54	$245.68	$266.28	$246.91	$287.78	$307.39	$279.35	$340.67
Number of units outstanding (000’s)	300	349	394	457	530	602	664	707	738	772
EQ/Capital Guardian Research
Unit Value	$118.34	$121.60	$141.05	$183.63	$200.50	$201.88	$216.26	$268.03	$251.98	$330.82
Number of units outstanding (000’s)	243	210	184	166	150	139	122	112	103	94
EQ/ClearBridge Large Cap Growth
Unit Value	$112.25	$104.39	$124.21	$170.67	$175.03	$175.12	$174.55	$216.60	$213.24	$278.10
Number of units outstanding (000’s)	85	117	120	120	107	93	76	59	51	43
EQ/Clearbridge Select Equity Managed Volatility
Unit Value	$89.97	$84.93	$95.83	$122.40	$132.66	$127.94	$143.05	$161.41	$143.40	$189.20
Number of units outstanding (000’s)	51	41	36	31	27	23	23	21	19	19
EQ/Common Stock Index
Unit Value	$96.63	$95.98	$109.61	$143.46	$158.83	$156.84	$173.08	$206.01	$191.72	$246.68
Number of units outstanding (000’s)	690	612	548	527	505	494	505	534	556	578
EQ/Conservative Allocation
Unit Value	$120.34	$121.15	$125.18	$129.04	$130.83	$128.94	$131.13	$135.97	$132.23	$142.71
Number of units outstanding (000’s)	165	181	205	211	215	223	230	227	222	228
EQ/Conservative Growth Strategy
Unit Value	—	—	$102.73	$112.17	$115.05	$113.14	$117.34	$125.18	$119.65	$134.04
Number of units outstanding (000’s)	—	—	1	9	19	29	35	43	50	54

II-3

The unit values and numbers of units outstanding shown below are for contracts offered under Separate Account A with the same daily asset charge of 1.20%. Unit values and number of units outstanding at year end for each variable investment option, except for those options offered for the first time on or after December 31, 2019.  (continued)

	2010	2011	2012	2013	2014	2015	2016	2017	2018	2019
EQ/Conservative Strategy
Unit Value	—	—	$101.41	$104.59	$106.02	$104.57	$106.24	$109.45	$106.62	$114.76
Number of units outstanding (000’s)	—	—	2	11	8	12	18	18	18	21
EQ/Conservative-Plus Allocation
Unit Value	$122.87	$120.54	$127.87	$139.27	$141.95	$139.33	$144.18	$155.02	$147.57	$165.45
Number of units outstanding (000’s)	238	290	364	422	465	492	514	525	523	526
EQ/Core Bond Index
Unit Value	$113.61	$117.63	$119.89	$116.56	$117.95	$117.04	$117.23	$117.52	$116.39	$122.20
Number of units outstanding (000’s)	130	120	121	134	158	187	223	256	280	310
EQ/Emerging Markets Equity PLUS
Unit Value	—	—	—	$94.51	$90.43	$73.13	$79.27	$104.96	$87.88	$102.55
Number of units outstanding (000’s)	—	—	—	3	10	21	31	49	67	86
EQ/Equity 500 Index
Unit Value	$106.19	$106.50	$121.24	$157.55	$175.85	$175.11	$192.44	$230.15	$216.15	$279.08
Number of units outstanding (000’s)	574	578	597	680	796	987	1,240	1,545	1,846	2,218
EQ/Fidelity Institutional AM® Large Cap Portfolio
Unit Value	—	—	—	—	—	—	—	—	$211.96	$274.49
Number of units outstanding (000’s)	—	—	—	—	—	—	—	—	37	22
EQ/Franklin Balanced Managed Volatility
Unit Value	$100.52	$99.40	$109.23	$123.64	$129.74	$124.29	$135.63	$147.42	$139.38	$160.51
Number of units outstanding (000’s)	113	87	78	80	89	103	109	114	113	115
EQ/Franklin Rising Dividends
Unit Value	—	—	—	—	—	—	—	—	$92.54	$118.64
Number of units outstanding (000’s)	—	—	—	—	—	—	—	—	3	14
EQ/Franklin Small Cap Value Managed Volatility
Unit Value	$100.02	$89.35	$103.13	$139.28	$140.53	$129.77	$160.09	$176.73	$152.19	$188.70
Number of units outstanding (000’s)	17	15	16	17	16	17	19	19	19	20
EQ/Franklin Templeton Allocation Managed Volatility
Unit Value	$82.21	$77.62	$87.98	$107.16	$111.67	$107.24	$116.02	$131.78	$118.91	$143.57
Number of units outstanding (000’s)	85	91	93	94	120	134	132	133	133	131

II-4

The unit values and numbers of units outstanding shown below are for contracts offered under Separate Account A with the same daily asset charge of 1.20%. Unit values and number of units outstanding at year end for each variable investment option, except for those options offered for the first time on or after December 31, 2019.  (continued)

	2010	2011	2012	2013	2014	2015	2016	2017	2018	2019
EQ/Global Bond PLUS
Unit Value	$119.80	$123.57	$126.63	$121.97	$121.57	$115.55	$114.94	$118.84	$115.50	$121.20
Number of units outstanding (000’s)	101	105	99	93	91	87	87	87	88	89
EQ/Global Equity Managed Volatility
Unit Value	$262.52	$227.43	$262.85	$312.57	$314.03	$304.90	$314.74	$392.09	$340.25	$421.12
Number of units outstanding (000’s)	176	165	165	162	158	152	145	140	136	132
EQ/Goldman Sachs Mid Cap Value
Unit Value	—	—	—	—	—	—	—	—	$164.28	$212.29
Number of units outstanding (000’s)	—	—	—	—	—	—	—	—	113	118
EQ/Intermediate Government Bond
Unit Value	$139.60	$145.23	$144.89	$140.80	$141.24	$140.14	$139.09	$137.89	$137.36	$141.37
Number of units outstanding (000’s)	76	66	55	45	38	32	28	26	23	20
EQ/International Core Managed Volatility
Unit Value	$121.97	$100.10	$115.03	$133.56	$123.73	$116.93	$115.78	$144.49	$121.50	$146.98
Number of units outstanding (000’s)	224	233	234	249	301	308	313	311	314	317
EQ/International Equity Index
Unit Value	$98.13	$85.13	$97.79	$117.36	$107.95	$104.38	$105.39	$128.31	$107.53	$129.77
Number of units outstanding (000’s)	331	273	216	182	159	143	125	111	102	156
EQ/International Managed Volatility
Unit Value	$104.17	$86.39	$99.52	$119.08	$110.07	$106.13	$104.74	$128.58	$108.68	$130.39
Number of units outstanding (000’s)	3	12	17	24	30	37	41	48	56	59
EQ/International Value Managed Volatility
Unit Value	$129.72	$107.44	$124.70	$147.01	$134.82	$128.99	$128.40	$156.51	$129.12	$156.47
Number of units outstanding (000’s)	164	143	127	117	111	108	106	104	101	98
EQ/Invesco Comstock
Unit Value	$103.59	$100.32	$117.37	$156.59	$168.50	$156.17	$181.11	$211.12	$182.71	$225.62
Number of units outstanding (000’s)	27	22	16	19	141	144	145	141	146	145
EQ/Invesco Global Real Estate
Unit Value	—	—	—	—	—	—	—	—	$148.27	$179.47
Number of units outstanding (000’s)	—	—	—	—	—	—	—	—	235	244

II-5

The unit values and numbers of units outstanding shown below are for contracts offered under Separate Account A with the same daily asset charge of 1.20%. Unit values and number of units outstanding at year end for each variable investment option, except for those options offered for the first time on or after December 31, 2019.  (continued)

	2010	2011	2012	2013	2014	2015	2016	2017	2018	2019
EQ/Invesco International Growth
Unit Value	—	—	—	—	—	—	—	—	$127.95	$162.06
Number of units outstanding (000’s)	—	—	—	—	—	—	—	—	326	344
EQ/Janus Enterprise
Unit Value	$170.69	$155.66	$167.26	$228.94	$224.59	$209.70	$198.22	$250.49	$243.04	$327.67
Number of units outstanding (000’s)	149	218	283	318	362	392	413	424	443	465
EQ/JPMorgan Value Opportunities
Unit Value	$107.54	$100.69	$115.45	$154.88	$175.03	$168.98	$202.90	$235.99	$197.24	$248.52
Number of units outstanding (000’s)	29	29	27	33	38	51	64	107	171	225
EQ/Large Cap Core Managed Volatility
Unit Value	$93.27	$88.25	$100.25	$130.30	$143.70	$142.50	$154.64	$186.32	$172.25	$221.17
Number of units outstanding (000’s)	25	23	21	19	33	34	33	32	33	32
EQ/Large Cap Growth Index
Unit Value	$76.26	$77.12	$87.41	$114.42	$126.88	$131.46	$138.13	$176.36	$170.29	$227.70
Number of units outstanding (000’s)	179	176	181	204	241	292	354	438	504	562
EQ/Large Cap Growth Managed Volatility
Unit Value	$103.14	$98.18	$110.32	$147.58	$161.97	$166.48	$173.55	$221.58	$212.39	$280.59
Number of units outstanding (000’s)	145	156	148	142	302	282	265	252	243	231
EQ/Large Cap Value Index
Unit Value	$59.54	$58.64	$67.55	$87.81	$97.71	$92.26	$106.18	$118.54	$106.70	$132.44
Number of units outstanding (000’s)	30	69	75	91	122	159	201	238	285	331
EQ/Large Cap Value Managed Volatility
Unit Value	$100.67	$94.42	$108.08	$141.46	$156.85	$148.74	$169.48	$190.65	$169.66	$210.27
Number of units outstanding (000’s)	639	532	449	386	394	357	321	295	273	254
EQ/Lazard Emerging Markets Equity
Unit Value	—	—	—	—	—	—	—	—	$97.83	$114.80
Number of units outstanding (000’s)	—	—	—	—	—	—	—	—	1,020	1,126
EQ/Loomis Sayles Growth
Unit Value	$126.12	$128.19	$142.58	$179.29	$190.99	$210.45	$222.09	$295.34	$283.07	$367.31
Number of units outstanding (000’s)	47	37	34	29	25	24	28	28	26	21

II-6

The unit values and numbers of units outstanding shown below are for contracts offered under Separate Account A with the same daily asset charge of 1.20%. Unit values and number of units outstanding at year end for each variable investment option, except for those options offered for the first time on or after December 31, 2019.  (continued)

	2010	2011	2012	2013	2014	2015	2016	2017	2018	2019
EQ/MFS International Growth
Unit Value	$149.04	$131.48	$155.48	$174.58	$163.85	$162.20	$163.43	$213.24	$190.93	$240.03
Number of units outstanding (000’s)	49	57	71	98	129	164	204	252	307	361
EQ/MFS International Value
Unit Value	—	—	—	—	—	—	—	—	$187.43	$233.11
Number of units outstanding (000’s)	—	—	—	—	—	—	—	—	16	14
EQ/MFS Mid Cap Focused Growth
Unit Value	—	—	—	—	—	—	—	—	$166.38	$224.09
Number of units outstanding (000’s)	—	—	—	—	—	—	—	—	369	425
EQ/MFS Technology
Unit Value	—	—	—	—	—	—	—	—	$313.61	$420.76
Number of units outstanding (000’s)	—	—	—	—	—	—	—	—	208	246
EQ/MFS Utilities Series
Unit Value	—	—	—	—	—	—	—	—	$179.43	$221.05
Number of units outstanding (000’s)	—	—	—	—	—	—	—	—	250	252
EQ/Mid Cap Index
Unit Value	$116.13	$111.98	$129.53	$169.67	$182.70	$175.35	$207.75	$237.04	$206.80	$256.17
Number of units outstanding (000’s)	434	389	364	369	392	445	519	616	703	809
EQ/Mid Cap Value Managed Volatility
Unit Value	$132.85	$118.89	$139.33	$183.19	$200.68	$191.25	$222.35	$246.76	$211.37	$264.36
Number of units outstanding (000’s)	28	26	25	23	22	22	21	23	25	25
EQ/Moderate Allocation
Unit Value	$135.28	$130.46	$140.23	$156.72	$159.53	$156.23	$162.63	$178.43	$167.87	$191.63
Number of units outstanding (000’s)	994	1,170	1,393	1,595	1,799	1,949	2,058	2,119	2,152	2,182
EQ/Moderate Growth Strategy
Unit Value	—	—	$103.96	$120.06	$124.56	$122.09	$129.13	$142.64	$133.69	$155.83
Number of units outstanding (000’s)	—	—	12	39	91	148	201	245	280	312
EQ/Moderate-Plus Allocation
Unit Value	$133.69	$125.54	$138.32	$163.71	$167.84	$163.68	$173.48	$196.93	$181.26	$214.89
Number of units outstanding (000’s)	867	1,047	1,184	1,339	1,476	1,602	1,719	1,805	1,843	1,884

II-7

The unit values and numbers of units outstanding shown below are for contracts offered under Separate Account A with the same daily asset charge of 1.20%. Unit values and number of units outstanding at year end for each variable investment option, except for those options offered for the first time on or after December 31, 2019.  (continued)

	2010	2011	2012	2013	2014	2015	2016	2017	2018	2019
EQ/Money Market
Unit Value	$118.97	$117.54	$116.13	$114.74	$113.36	$112.00	$110.66	$109.77	$109.83	$110.16
Number of units outstanding (000’s)	49	51	42	37	37	40	44	48	61	61
EQ/Oppenheimer Global
Unit Value	$105.76	$95.49	$113.56	$141.74	$142.55	$145.32	$143.64	$192.47	$164.54	$213.09
Number of units outstanding (000’s)	52	94	110	149	192	258	309	363	444	519
EQ/PIMCO Global Real Return
Unit Value	—	—	—	$90.81	$96.78	$93.36	$101.76	$103.47	$100.83	$107.75
Number of units outstanding (000’s)	—	—	—	6	23	57	82	122	155	182
EQ/PIMCO Ultra Short Bond
Unit Value	$109.49	$107.97	$108.26	$107.05	$105.67	$104.12	$104.92	$105.62	$105.35	$106.74
Number of units outstanding (000’s)	180	156	152	155	163	168	169	173	175	177
EQ/Quality Bond PLUS
Unit Value	$142.01	$142.03	$144.05	$139.07	$141.38	$140.00	$139.95	$140.20	$138.68	$144.73
Number of units outstanding (000’s)	108	95	88	80	77	77	78	74	72	72
EQ/Small Company Index
Unit Value	$160.25	$152.00	$173.52	$235.64	$244.10	$230.15	$274.08	$308.74	$270.51	$334.65
Number of units outstanding (000’s)	188	176	166	163	162	173	184	202	225	262
EQ/T.Rowe Price Growth Stock
Unit Value	$106.26	$102.95	$120.97	$164.85	$176.94	$192.69	$192.93	$254.23	$247.10	$320.07
Number of units outstanding (000’s)	266	324	402	492	590	703	811	916	1,063	1,200
EQ/Templeton Global Equity Managed Volatility
Unit Value	$87.00	$78.82	$92.93	$116.56	$116.42	$111.99	$116.48	$139.59	$121.06	$144.66
Number of units outstanding (000’s)	65	75	87	99	112	119	122	126	127	128
EQ/UBS Growth and Income
Unit Value	$114.89	$110.31	$123.01	$164.72	$186.25	$181.39	$197.41	$236.55	$202.34	$273.49
Number of units outstanding (000’s)	52	40	28	25	24	26	21	21	19	17
EQ/Wellington Energy
Unit Value	—	—	—	—	—	—	—	—	$74.06	$73.91
Number of units outstanding (000’s)	—	—	—	—	—	—	—	—	21	13

II-8

The unit values and numbers of units outstanding shown below are for contracts offered under Separate Account A with the same daily asset charge of 1.20%. Unit values and number of units outstanding at year end for each variable investment option, except for those options offered for the first time on or after December 31, 2019.  (continued)

	2010	2011	2012	2013	2014	2015	2016	2017	2018	2019
Invesco V.I. High Yield Fund
Unit Value	—	$95.08	$109.87	$115.89	$116.31	$111.04	$121.60	$127.49	$121.42	$135.75
Number of units outstanding (000’s)	—	5	28	51	71	101	127	156	174	193
Invesco V.I. Mid Cap Core Equity Fund
Unit Value	$104.26	$96.31	$105.26	$133.60	$137.50	$130.03	$145.39	$164.70	$143.83	$177.69
Number of units outstanding (000’s)	4	14	18	22	28	37	45	51	54	56
Invesco V.I. Small Cap Equity Fund
Unit Value	$108.58	$106.22	$119.27	$161.54	$162.93	$151.73	$167.67	$188.40	$157.70	$196.82
Number of units outstanding (000’s)	2	7	10	14	16	20	23	24	25	27
Ivy VIP High Income
Unit Value	$106.27	$110.52	$129.55	$141.43	$142.39	$131.53	$151.00	$159.15	$153.91	$169.08
Number of units outstanding (000’s)	10	62	152	252	350	439	500	604	693	768
Ivy VIP Small Cap Growth
Unit Value	—	$99.44	$103.32	$146.34	$146.89	$147.86	$150.34	$182.88	$173.24	$211.16
Number of units outstanding (000’s)	—	9	21	27	31	44	54	65	84	102
MFS® Investors Trust Series
Unit Value	$101.87	$98.22	$115.31	$150.09	$164.17	$162.12	$173.50	$210.90	$196.46	$254.76
Number of units outstanding (000’s)	8	15	19	27	30	31	31	34	35	38
MFS® Massachusetts Investors Growth Stock Portfolio
Unit Value	—	—	—	—	—	$188.77	$197.41	$249.85	$248.26	$342.37
Number of units outstanding (000’s)	—	—	—	—	—	28	33	36	38	44
Multimanager Aggressive Equity
Unit Value	$71.76	$66.45	$74.98	$101.59	$111.08	$114.13	$116.64	$150.22	$148.09	$195.11
Number of units outstanding (000’s)	203	170	147	130	116	107	97	93	96	97
Multimanager Core Bond
Unit Value	$138.31	$144.59	$150.67	$145.36	$149.00	$147.40	$149.48	$152.12	$149.69	$158.81
Number of units outstanding (000’s)	127	110	154	182	189	200	211	218	218	260
Multimanager Mid Cap Growth
Unit Value	$119.18	$108.47	$123.72	$171.33	$177.51	$172.71	$182.21	$228.03	$212.26	$278.84
Number of units outstanding (000’s)	79	64	52	44	38	36	30	28	25	22

II-9

The unit values and numbers of units outstanding shown below are for contracts offered under Separate Account A with the same daily asset charge of 1.20%. Unit values and number of units outstanding at year end for each variable investment option, except for those options offered for the first time on or after December 31, 2019.  (continued)

	2010	2011	2012	2013	2014	2015	2016	2017	2018	2019
Multimanager Mid Cap Value
Unit Value	$154.48	$132.28	$150.05	$201.01	$209.20	$195.22	$229.68	$247.97	$213.75	$263.92
Number of units outstanding (000’s)	62	49	42	37	30	26	23	20	18	17
Multimanager Technology
Unit Value	$118.71	$111.64	$125.11	$167.60	$188.02	$197.46	$212.55	$292.16	$295.26	$402.19
Number of units outstanding (000’s)	140	131	123	117	116	118	115	117	123	126
Target 2015 Allocation
Unit Value	$102.55	$98.46	$107.85	$121.54	$123.64	$119.82	$125.06	$137.53	$130.02	$147.72
Number of units outstanding (000’s)	18	22	24	25	30	33	30	26	25	27
Target 2025 Allocation
Unit Value	$100.22	$95.16	$106.09	$124.84	$128.32	$124.19	$131.80	$150.30	$139.36	$164.37
Number of units outstanding (000’s)	39	50	62	72	89	101	111	125	141	155
Target 2035 Allocation
Unit Value	$98.89	$93.17	$105.04	$126.88	$130.98	$126.78	$135.31	$157.45	$144.39	$174.51
Number of units outstanding (000’s)	32	45	58	75	94	116	138	171	198	232
Target 2045 Allocation
Unit Value	$96.81	$90.36	$103.05	$127.49	$131.98	$127.49	$136.91	$161.91	$147.19	$180.82
Number of units outstanding (000’s)	19	32	47	65	87	116	145	168	196	225
Target 2055 Allocation
Unit Value	—	—	—	—	—	$91.54	$99.04	$119.18	$107.40	$134.54
Number of units outstanding (000’s)	—	—	—	—	—	4	19	38	71	113
VanEck VIP Global Hard Assets Fund
Unit Value	—	$83.02	$84.57	$92.15	$73.43	$48.15	$68.23	$66.09	$46.73	$51.50
Number of units outstanding (000’s)	—	17	38	49	65	87	106	116	125	134

II-10

Appendix III: Market value adjustment example

The example below shows how the market value adjustment would be determined and how it would be applied to a withdrawal, assuming that $100,000 was allocated on June 15, 2020 to a fixed maturity option with a maturity date of June 15, 2028 (eight years later) at a hypothetical rate to maturity of 4.00% (h), resulting in a maturity value of $136,886 on the maturity date. We further assume that a withdrawal of $50,000 is made four years later, on June 15, 2024.(a)

	Hypothetical assumed rate to maturity(j) on June 15, 2024
	2%	6%
As of June 15, 2024 before withdrawal
(1) market adjusted amount(b)	$126,455	$108,409
(2) fixed maturity amount(c)	$116,998	$116,998
(3) market value adjustment: (1) – (2)	$9,457	$(8,589)
On June 15, 2024 after $50,000 withdrawal
(4) portion of market value adjustment associated with the withdrawal: (3) x [$50,000/(1)]	$3,739	$(3,961)
(5) portion of fixed maturity associated with the withdrawal: $50,000 – (4)	$46,261	$53,961
(6) market adjusted amount (1) – $50,000	$76,455	$58,409
(7) fixed maturity amount: (2) – (5)	$70,738	$63,037
(8) maturity value(d)	$82,762	$73,752

You should note that in this example, if a withdrawal is made when rates have increased from 4.00% to 6.00% (right column), a portion of a negative market value adjustment is realized. On the other hand, if a withdrawal is made when rates have decreased from 4.00% to 2.00% (left column), a portion of a positive market value adjustment is realized.

Notes:

(a)	Number of days from the withdrawal date to the maturity date = D = 1,461

(b)	Market adjusted amount is based on the following calculation:

Maturity value	=	$136,886	where j is either 2% or 6%
(1+j)(D/365)		(1+j)(1,461/365)

(c) Fixed maturity amount is based on the following calculation:
Maturity value	=	$136,886
(1+h)(D/365)		(1+0.04)(1,461/365)

(d) Maturity value is based on the following calculation:

Fixed maturity amount x (1+h)(D/365) = ($70,738 or $63,037) x (1+0.04)(1,461/365)

III-1

Appendix IV: Death benefit example

If you do not elect the ratcheted death benefit, the death benefit is equal to the account value or the standard death benefit (contributions, adjusted for withdrawals, and any withdrawal charges and taxes that may apply), whichever provides the highest amount. If you elect the ratcheted death benefit, the death benefit is equal to the account value or the ratcheted death benefit, whichever provides the highest amount.

The following illustrates the death benefit calculation. Assuming $100,000 is allocated to the variable investment options, no additional contributions, no transfers and no withdrawals, the death benefit for an annuitant age 45 would be calculated as follows:

End of contract year	Account value(1)	Contribution	Ratcheted death benefit
1	$105,000(2)	$100,000	$100,000
2	$115,500(2)		$100,000
3	$129,360(2)		$129,360(2)
4	$103,488		$129,360(3)
5	$113,837		$129,360(3)
6	$127,497		$129,360(3)
7	$127,497		$129,360(3)
8	$133,872(2)		$129,360
9	$147,259		$147,259(4)

The account values for contract years 1 through 9 are based on hypothetical rates of return of 5.00%, 10.00%, 12.00%, (20.00)%, 10.00%, 12.00%, 0.00%, 5.00% and 10.00%. We are using these rates solely to illustrate how the benefit is determined. The return rates bear no relationship to past or future investment results.

(1)	If the ratcheted death benefit was not elected, the death benefit on each contract date anniversary would be equal to the account value, since it is higher than the contribution.

(2)

If the ratcheted death benefit was elected, at the end of contract years 1, 2, 3 and 8, the death benefit will be equal to the account value. Also in year 3, the ratcheted death benefit is increased to equal the account value.

(3)

At the end of contract years 4, 5, 6 and 7, the death benefit would be equal to the ratcheted death benefit since it is higher than the account value. Also, at the end of contract year six, no adjustment would be made to the ratcheted death benefit, since the ratcheted death benefit is higher than the account value.

(4)

At the end of contract year 9, the ratcheted death benefit would be increased to the account value, since the account value on the contract date anniversary is higher than the current ratcheted death benefit.

IV-1

Appendix V: State contract availability and/or variations of certain features and benefits

States where certain EQUI-VEST® features and/or benefits are not available or vary:
State	Features / benefits / charges	Availability / variation
California	See “Contract features and benefits”—”Your right to cancel within a certain number of days”

If you reside in the state of California and you are age 60 or older at the time the contract is issued, you may return your variable annuity contract within 30 days from the date that you receive it and receive a refund as described below.

If you allocate your entire initial contribution to the EQ/Money Market option (and/or the guaranteed interest option), the amount of your refund will be equal to your contribution less interest, unless you make a transfer, in which case the amount of your refund will be equal to your account value on the date we receive your request to cancel at our processing office. This amount could be less than your initial contribution. If you allocate any portion of your initial contribution to variable investment options other than the EQ/Money Market option (and/or the fixed maturity options), your refund will be equal to your account value on the date we receive your request to cancel at our processing office.

Connecticut The following change applies to contracts issued on or after March 3, 2004.	Withdrawal charge See “Charges under the contracts — withdrawal charge” in “Charges and expenses.”

During the first six contract years following a contribution, a withdrawal charge will be deducted from amounts you withdraw that exceed 15% of your account value (the free withdrawal amount). The withdrawal charge is equal to a percentage of each contribution. The percentage that applies depends on how long each contribution has been invested in the contract. We determine the withdrawal charge separately for each contribution according to the following schedule:

Contract year
	1	2	3	4	5	6	7 and later
Percentage of contribution	6	6	6	6	6	5	0

Certain other exemptions apply.
Florida	See “How you can contribute to your contract” in “Contract features and benefits”	For all contracts, acceptance of contributions has been discontinued.
Illinois For IRA and NQ Contract Series 800 issued on or after September 24, 2007.	Withdrawal charge. See “Fees and charges” under “EQUI-VEST® at a glance — Key features;” and “Charges under the contracts — withdrawal charge” in “Charges and expenses.”

During the first six contract years following a contribution, a withdrawal charge will be deducted from amounts you withdraw that exceed 15% of your account value (the free withdrawal amount). The withdrawal charge is equal to a percentage of each contribution. The percentage that applies depends on how long each contribution has been invested in the contract. We determine the withdrawal charge separately for each contribution according to the following schedule.

Contract year
	1	2	3	4	5	6	7 and later
Percentage of contribution	6	6	6	6	6	5	0

State	Features / benefits / charges	Availability / variation
Maryland	See “How you can contribute to your contract” in “Contract features and benefits”	For all contracts, we continue to accept contributions. The discontinuance of acceptance of contributions and the $6,500 contribution limitation per calendar year do not apply.
Massachusetts The following change applies to Traditional IRA, Roth IRA and NQ contracts issued on or after November 27, 2006.	See “Disability, terminal illness or confinement to nursing home” under “Withdrawal charge” in “Charges and expenses.”	The disability, terminal illness or confinement to a nursing home withdrawal charge waiver is not available.
New York	See “Selecting an annuity payout option” in “Your annuity payout option” under “Accessing your money.”

In the second to last paragraph in this section, the second line in the paragraph “(1) the amount applied to purchase the annuity;” is deleted in its entirety and replaced with the following:

(1)  The amount applied to provide the annuity will be: (a) the account value for any life annuity form or (b) the cash value for any period certain annuity form except that, if the period certain is more than five years, the amount applied will be no less than 95% of the account value.

Puerto Rico	See “Taxation of nonqualified annuities” under “Tax information.”

Income from NQ contracts we issue is U.S. source. A Puerto Rico resident is subject to U.S. taxation on such U.S. source income. Only Puerto Rico source income of Puerto Rico residents is excludable from U.S. taxation. Income from NQ contracts is also subject to Puerto Rico tax. The calculation of the taxable portion of amounts distributed from a contract may differ in the two jurisdictions. Therefore, you might have to file both U.S. and Puerto Rico tax returns, showing different amounts of income from the contract for each tax return. Puerto Rico generally provides a credit against Puerto Rico tax for U.S. tax paid. Depending on your personal situation and the timing of the different tax liabilities, you may not be able to take full advantage of this credit.

We require owners or beneficiaries of annuity contracts in Puerto Rico that are not individuals to document their status to avoid 30% FATCA withholding from U.S.-source income.

Utah For non-qualified annuities, IRA, Roth IRA, Inherited IRA and Roth Inherited IRA contracts issued on or after November 27, 2006.	Withdrawal charge. See “Charges under the contracts — withdrawal charge” in “Charges and expenses.”

During the first six contract years following a contribution, a withdrawal charge will be deducted from amounts you withdraw that exceed 15% of your account value (the free withdrawal amount). The withdrawal charge is equal to a percentage of each contribution. The percentage that applies depends on how long each contribution has been invested in the contract. We determine the withdrawal charge separately for each contribution according to the following schedule.

Contract year
	1	2	3	4	5	6	7 and later
Percentage of contribution	6%	6%	6%	6%	6%	5%	0

State	Features / benefits / charges	Availability / variation
Washington The following changes apply to contracts issued on or after August 13, 2001.	Fixed Maturity Option Ratcheted Death Benefit See “Selecting an annuity payout option” in “Accessing your money”

Not available

Not available

In the third paragraph, “New York” is replaced with “Washington” and paragraph (ii) is deleted and replaced with: (ii) if the annuitant was age 81–85 when the contract was issued, the contract anniversary that follows the annuitant’s 95th birthday.

	See “Annual administrative charge” in “Charges and Expenses”	The second paragraph is deleted and replaced with: The charge is deducted pro rata from the variable investment options. If your account value is allocated 100% to the guaranteed interest option, the charge will be waived.
	See “Withdrawal charge” in “Charges and expenses”	The second sentence of the third paragraph is replaced with: In the case of surrenders, we will pay you the greater of (i) the cash value or (ii) the free withdrawal amount plus 94% (95% in the fifth contract year if the annuitant was age 60 or over when the contract was issued) of the remaining account value.
See “Disability, terminal illness, or confinement to nursing home” in “Charges and expenses”

The last paragraph and its first bullet are replaced with the following:

For NQ, traditional IRA and Roth IRA contracts, the with drawal charge also does not apply in the following circumstances:

•  After five contract years and the annuitant is at least age 59 1/2 ; or

Statement of additional information

Page

The Company	2

Calculation of Annuity Payments	2

Custodian	2

Independent Registered Public Accounting Firm	2

Distribution of the Contracts	2

Calculating Unit Values	3

Financial Statements	3

How to obtain an EQUI-VEST® (Series 800) Statement of Additional Information for Separate Account A

Call (800) 628-6673 or send this request form to:

EQUI-VEST®

Processing Office

Equitable

P.O. Box 4956

Syracuse, NY 13221-4956

Please send me an EQUI-VEST® (Series 800) Statement of Additional Information dated May 1, 2020. (Combination variable and fixed deferred annuity)

Name

Address
City	State	Zip

#842293

EQUI-VEST® Strategies (Series 900)

A group flexible premium deferred variable annuity contract

Prospectus dated May 1, 2020

Please read and keep this prospectus for future reference. It contains important information that you should know before purchasing or taking any other action under your contract. This prospectus supersedes all prior prospectuses and supplements. You should read the prospectuses for each Trust which contain important information about the portfolios.

What is EQUI-VEST® Strategies?

EQUI-VEST® Strategies is a group-deferred annuity contract (“contract”) issued by Equitable Financial Life Insurance Company (the “Company”, “we”, “our” and “us”), formerly AXA Equitable Life Insurance Company. Either the plan trustee or the employer will be the EQUI-VEST® Strategies contract holder. Certain rights may be exercised by employees covered under an employer’s plan (the “participants”). These rights will be summarized in a participation certificate (“certificate”) provided to each participant. EQUI-VEST® Strategies provides for the accumulation of retirement savings and for income. The contract also offers death benefit protection and a number of payout options. You invest to accumulate value on a tax-deferred basis in one or more of our variable investment options and our guaranteed interest option or in our fixed maturity options (“investment options”).

This prospectus is a disclosure document and describes all of the certificate’s material features, benefits, rights and obligations, as well as other information. The description of the certificate’s material provisions in this prospectus is current as of the date of this prospectus. If certain material provisions under the certificate are changed after the date of this prospectus in accordance with the certificate, those changes will be described in a supplement to this prospectus. You should carefully read this prospectus in conjunction with any applicable supplements. The certificate should also be read carefully. You have the right to cancel your certificate within a certain number of days after receipt of the certificate.

The contract may not currently be available in all states. All optional features and benefits described in this prospectus may not be available at the time you purchase the certificate. We have the right to restrict availability of any optional feature or benefit. We can refuse to accept any application or contribution from you at any time, including after you purchase the certificate.

We offer the EQUI-VEST® Strategies contract to fund two types of “plans”: Section 403(b) (also referred to as “TSA” plans or contracts) or governmental employer Section 457(b) plans (also referred to as “EDC” plans or contracts) (together “plans”). The EQUI-VEST® Strategies contract is available to plans that meet our requirements, which may include requirements regarding plan vesting provisions.

Variable investment options

Fixed income

•	1290 VT DoubleLine Opportunistic Bond
•	1290 VT High Yield Bond
•	American Funds Insurance Series® Bond Fund
•	EQ/Core Bond Index
•	EQ/Core Plus Bond(1)
•	EQ/Global Bond PLUS
•	EQ/Intermediate Government Bond
•	EQ/Money Market
•	EQ/PIMCO Global Real Return
•	EQ/PIMCO Ultra Short Bond
•	EQ/Quality Bond PLUS
•	Invesco V.I. High Yield
•	Ivy VIP High Income
•	Multimanager Core Bond

Domestic Equity

•	1290 VT Equity Income
•	1290 VT GAMCO Mergers & Acquisitions
•	1290 VT GAMCO Small Company Value
•	1290 VT Small Cap Value(2)
•	1290 VT Socially Responsible
•	EQ/400 Managed Volatility
•	EQ/500 Managed Volatility
•	EQ/2000 Managed Volatility
•	EQ/AB Small Cap Growth
•	EQ/American Century Mid Cap Value(2)
•	EQ/BlackRock Basic Value Equity
•	EQ/Capital Group Research(1)(2)
•	EQ/ClearBridge Large Cap Growth
•	EQ/ClearBridge Select Equity Managed Volatility
•	EQ/Common Stock Index
•	EQ/Equity 500 Index
•	EQ/Fidelity Institutional AM® Large Cap
•	EQ/Franklin Small Cap Value Managed Volatility
•	EQ/Goldman Sachs Mid Cap Value
•	EQ/Invesco Comstock
•	EQ/Janus Enterprise(2)
•	EQ/JPMorgan Value Opportunities
•	EQ/Large Cap Core Managed Volatility
•	EQ/Large Cap Growth Managed Volatility
•	EQ/Large Cap Growth Index
•	EQ/Large Cap Value Index
•	EQ/Large Cap Value Managed Volatility
•	EQ/Loomis Sayles Growth
•	EQ/MFS Mid Cap Focused Growth
•	EQ/MFS® Technology
•	EQ/MFS® Utilities
•	EQ/Mid Cap Index
•	EQ/Mid Cap Value Managed Volatility
•	EQ/Morgan Stanley Small Cap Growth(2)
•	EQ/Small Company Index
•	EQ/T. Rowe Price Growth Stock
•	EQ/Wellington Energy
•	Invesco V.I. Mid Cap Core Equity
•	Invesco V.I. Small Cap Equity
•	Ivy VIP Small Cap Growth
•	MFS® Investors Trust
•	MFS® Massachusetts Investors Growth Stock
•	Multimanager Aggressive Equity
•	Multimanager Technology
•	VanEck VIP Global Hard Assets

International/Global

•	1290 VT SmartBeta Equity(2)
•	EQ/Emerging Markets Equity PLUS
•	EQ/Global Equity Managed Volatility
•	EQ/International Core Managed Volatility
•	EQ/International Equity Index
•	EQ/International Managed Volatility
•	EQ/International Value Managed Volatility
•	EQ/Invesco Global(1)
•	EQ/Invesco Global Real Estate
•	EQ/Invesco International Growth
•	EQ/Lazard Emerging Markets Equity
•	EQ/MFS® International Growth
•	EQ/MFS® International Intrinsic Value(1)

Asset Allocation

•	1290 VT DoubleLine Dynamic Allocation
•	EQ/AB Dynamic Moderate Growth*
•	EQ/Aggressive Allocation
•	EQ/Aggressive Growth Strategy(2)
•	EQ/All Asset Growth Allocation(1)(2)
•	EQ/Balanced Strategy*
•	EQ/Conservative Allocation
•	EQ/Conservative Growth Strategy*
•	EQ/Conservative Strategy*
•	EQ/Conservative-Plus Allocation
•	EQ/Franklin Balanced Managed Volatility
•	EQ/Moderate Allocation
•	EQ/Moderate Growth Strategy*
•	EQ/Moderate-Plus Allocation
•	Target 2015 Allocation
•	Target 2025 Allocation
•	Target 2035 Allocation
•	Target 2045 Allocation
•	Target 2055 Allocation

*

These are the only variable investment options available in connection with the Personal Income Benefit and are collectively referred to as the “Personal Income Benefit variable investment options.” Please note that they are also available without the Personal

The Securities and Exchange Commission (“SEC”) has not approved or disapproved these securities or determined if this prospectus is accurate or complete. Any representation to the contrary is a criminal offense. The contracts are not insured by the FDIC or any other agency. They are not deposits or other obligations of any bank and are not bank guaranteed. They are subject to investment risks and possible loss of principal.

EV Series 900 (IF/NB)
#841350

Income Benefit. For more information, see “What are your investment options under the contract?” later in this prospectus.
(1)

This is the variable investment option’s new name. Please see “Portfolios of the Trusts” later in this prospectus for the variable investment option’s former name which may continue to be used in certain documents for a period of time after the date of this prospectus.

(2)

This is the surviving variable investment option of a Portfolio merger. Please see “Portfolios of the Trust” later in this prospectus for the name of the acquired variable investment option which may continue to be used in certain documents for a period of time after the date of this prospectus.

You may allocate amounts to the variable investment options selected by your employer. Each variable investment option is a subaccount of Separate Account A. Each variable investment option, in turn, invests in a corresponding securities portfolio (“portfolio”) that is part of one of the trusts (the “Trusts”). Your investment results in a variable investment option will depend on the investment performance of the related portfolio. You may also allocate amounts to the guaranteed interest option and the fixed maturity options if your employer elects to make them available under the contract. These investment options are discussed later in this prospectus. Amounts allocated in connection with the Personal Income Benefit are limited to the Personal Income Benefit variable investment options — the EQ/Balanced Strategy, the EQ/Conservative Growth Strategy, the EQ/Conservative Strategy, the EQ/Moderate Growth Strategy and the EQ/AB Dynamic Moderate Growth.

Minimum contribution amounts of $20 may be made under the contract.

Registration statements relating to this offering have been filed with the SEC. The statement of additional information (“SAI”) dated May 1, 2020, is a part of one of the registration statements. The SAI is available free of charge. You may request one by writing to our processing office at P.O. Box 4956, Syracuse, NY 13221-4956 or calling (800) 628-6673. The SAI has been incorporated by this reference into this prospectus. This prospectus and the SAI can also be obtained from the SEC’s website at www.sec.gov. The table of contents for the SAI appears at the back of this prospectus.

Electronic delivery of shareholder reports (pursuant to Rule 30e-3).  Beginning on January 1, 2021, as permitted by regulations adopted by the SEC, paper copies of the shareholder reports for portfolio companies available under your contract will no longer be sent by mail, unless you specifically request paper copies of the reports from the Company or from your financial intermediary. Instead, the reports will be made available on a website, and you will be notified by mail each time a report is posted and provided with a website link to access the report.

If you already elected to receive shareholder reports electronically, you will not be affected by this change and you need not take any action. You may elect to receive shareholder reports and other communications electronically from the Company intermediary by calling (800) 628-6673 or by calling your financial.

You may elect to receive all future reports in paper free of charge. You can inform the Company or your financial intermediary that you wish to continue receiving paper copies of your shareholder reports by calling (877) 522-5035, by sending an email request to EquitableFunds@dfinsolutions.com or by calling your financial intermediary. Your election to receive reports in paper will apply to all portfolio companies available under your contract.

Contents of this Prospectus

Index of key words and phrases	5
The Company	6
How to reach us	7
EQUI-VEST® Strategies (Series 900) group annuity contract at a glance — key features	9

Fee table	11

Examples: EQUI-VEST® Strategies contracts	12
Condensed financial information	13

1. Contract features and benefits	14
How you can contribute to your certificate	14
How EQUI-VEST® Strategies is available	15
How contributions can be made	15
What are your investment options under the contract?	15
Portfolios of the Trusts	17
Selecting your investment method	30
ERISA considerations for employers	31
Allocating your contributions	32
Unallocated account	32
Personal Income Benefit	33
Death benefit	39
Your right to cancel within a certain number of days	40

2. Determining your certificate’s value	42
Your account value and cash value	42
Your certificate’s value in the variable investment options	42
Your certificate’s value in the guaranteed interest option	42
Your certificate’s value in the fixed maturity options	42
Insufficient account value	42

3. Transferring your money among investment options	43
Transferring your account value	43
Disruptive transfer activity	44
Automatic transfer options	45
Investment simplifier	45
Rebalancing your account value	45
ProNvest Managed Account Service	46

When we address the reader of this prospectus with words such as “you” and “your,” we mean the person who has the right or responsibility that the prospectus is discussing at that point. This is the participant.

When we use the word “contract” we mean the group contract issued to the plan trustee or employer (“contract holder”). When we use the word “certificate,” we mean the participation certificate that summarizes the rights of each participant covered under the group contract.

3

4. Accessing your money	47
Withdrawing your account value	47
How withdrawals are taken from your account value	51
Loans	51
Termination of participation	53
Texas ORP participants	53
When to expect payments	53
Your annuity payout options	53

5. Charges and expenses	56
Charges under the contracts	56
Charges that the Trusts deduct	59
Variations in charges	59

6. Payment of death benefit	60
Your beneficiary and payment of benefit	60
How death benefit payment is made	60
Beneficiary continuation option	60

7. Tax information	63
Cares Act	63
Tax information and ERISA matters	63
Choosing a contract to fund a retirement arrangement	63
Special rules for tax-favored retirement plans	63
Additional “Saver’s Credit” for salary reduction contributions to certain plans	64
Tax-sheltered annuity contracts (TSAs)	64
Distributions from TSAs	66
Public employee deferred compensation plans (EDC Plans)	70
ERISA matters	74
Certain rules applicable to plans designed to comply with Section 404(c) of ERISA	75
Tax withholding and information reporting	75
Federal income tax withholding on periodic annuity payments	76
Federal income tax withholding on non-periodic annuity payments (withdrawals) which are not eligible rollover distributions	76
Mandatory withholding from eligible rollover distributions	76
Impact of taxes to the Company	76

8. More information	77
About our Separate Account A	77
About the Trusts	77
About our fixed maturity options	77
About the general account	79
Dates and prices at which certificate events occur	79
About your voting rights	80
COVID-19	80
Cybersecurity risks and catastrophic events	80
Statutory compliance	81
About legal proceedings	81
Financial statements	81

Transfers of ownership, collateral assignments, loans, and borrowing	81
Funding changes	81
Distribution of the contracts	81

9. Incorporation of certain documents by reference	85

Appendices

I	—	Condensed financial information	I-1

II	—	Market value adjustment example	II-1

III	—	Death benefit example	III-1

IV	—	State contract availability and/or variations of certain features and benefits	IV-1

Statement of additional information

4

Index of key words and phrases

This index should help you locate more information on the terms used in this prospectus.

Page

account value	42
annuity payout options	53
Equitable Access Account	60
beneficiary	60
beneficiary continuation option	60
business day	79
cash value	42
certificate	1
contract date	32
contract date anniversary	32
contract year	32
contributions	14
disruptive transfer activity	8
DOL	32
EDC	1
ERISA	32, 74
elective deferral contributions	64
fixed maturity amount	29
fixed maturity option	29
Guaranteed Annual Withdrawal Amount	33
guaranteed interest option	29
Guaranteed Transfer Withdrawal Rate	34
Guaranteed Withdrawal Rate	34
investment options	1, 15
market adjusted amount	29
market timing	44
market value adjustment	29

Page

maturity value	29
net loan interest charge	52
Non-Personal Income Benefit investment options	33, 43
Online Account Access	7
partial withdrawals	48
participant	1
participation date	14
participation date anniversary	14
participation year	14
Personal Income Benefit	33
Personal Income Benefit account value	33
Personal Income Benefit charge	58
Personal Income Benefit variable investment options	33
portfolio	2
processing office	7
rate to maturity	29
Required Beginning Date	73
SAI	2
SEC	1
salary reduction contributions	63, 64
TOPS	7
TSA	64
Trusts	2, 17, 77
unit	42
unit investment trust	77
variable investment options	1, 16

To make this prospectus easier to read, we sometimes use different words than in the contract or supplemental materials. This is illustrated below. Although we do use different words, they have the same meaning in this prospectus as in the contract or supplemental materials. Your financial professional can provide further explanation about your contract.

Prospectus	Contract or Supplemental Materials
account value	Annuity Account Value

unit	Accumulation unit

unit value	Accumulation unit value

5

The Company

We are Equitable Financial Life Insurance Company, a New York stock life insurance corporation. We have been doing business since 1859. The Company is an indirect wholly owned subsidiary of Equitable Holdings, Inc. No other company has any legal responsibility to pay amounts that the Company owes under the contracts. The Company is solely responsible for paying all amounts owed to you under your contract.

Equitable Holdings, Inc. and its consolidated subsidiaries managed approximately $734.4 billion in assets as of December 31, 2019. For more than 160 years the Company has been among the largest insurance companies in the United States. We are licensed to sell life insurance and annuities in all fifty states, the District of Columbia, Puerto Rico, and the U.S. Virgin Islands. Our home office is located at 1290 Avenue of the Americas, New York, NY 10104.

6

How to reach us

Please communicate with us at the mailing addresses listed below for the purposes described. You can also use our Online Account Access system to access information about your account and to complete certain requests through the Internet. Certain methods of contacting us, such as by telephone or electronically, may be unavailable or delayed. For example, our facsimile service may not be available at all times and/or we may be unavailable due to emergency closing. In addition, the level and type of service available may be restricted based on criteria established by us. In order to avoid delays in processing, please send your correspondence and check to the appropriate location, as follows:

For correspondence with checks:

For contributions sent by regular mail:

Equitable

EQUI-VEST®

Unit Annuity Lockbox

P.O. Box 13463

Newark, NJ 07188-0463

For TSA and governmental employer EDC loan repayments sent by regular mail:

Equitable

EQUI-VEST®

Loan Repayments Lockbox

P.O. Box 13496

Newark, NJ 07188-0496

For contributions sent by express delivery:

Equitable

JPMorganChase

EQUI-VEST® Lockbox #13463

4 Chase Metrotech Center (7th Floor)

Brooklyn, NY 11245-0001

Telephone number to be listed on express mail packages

Attn: Extraction Supervisor, (718) 242-0716

For correspondence without checks:

For all other communications (e.g., requests for transfers, withdrawals, or required notices) sentby regular mail:

Equitable

EQUI-VEST® Processing Office

P.O. Box 4956

Syracuse, NY 13221-4956

For all other communications (e.g., requests for transfers, withdrawals, or required notices) sent by express delivery:

Equitable

EQUI-VEST® Processing Office

100 Madison Street, Suite 1000

Syracuse, NY 13202

Your correspondence will be picked up at the mailing address noted above and delivered to our processing office. Your correspondence, however, is not considered received by us until it is received at our processing office. Where this prospectus refers to the day when we receive a contribution, request, election, notice, transfer or any other transaction request from you, we mean the day on which that item (or the last thing necessary for us to process that item) arrives in complete and proper form at our processing office or via the appropriate telephone or fax number if the item is a type we accept by those means. There are two main exceptions: if the item arrives (1) on a day that is not a business day or (2) after the close of a business day, then, in each case, we are deemed to have received that item on the next business day. Our processing office is: 100 Madison Street, Suite 1000, Syracuse, New York 13202.

Reports we provide:

•	confirmation notices of financial transactions; and

•

quarterly statements of your contract values as of the close of each calendar quarter including your Guaranteed Annual Withdrawal Amount, if applicable, as of the beginning and end of each calendar quarter.

As required, notices and statements will be sent by mail under certain circumstances. They are also available on Online Account Access.

Telephone operated program support (“TOPS”) and Online Account Access systems

TOPS is designed to provide you with up-to-date information via touch-tone telephone. Online Account Access is designed to provide this information through the Internet. You can obtain information on:

•	your current account value;

•	your current allocation percentages;

•	the number of units you have in the variable investment options;

•	rates to maturity for fixed maturity options;

•	the daily unit values for the variable investment options; and

•	the Guaranteed Withdrawal Rate and the Guaranteed Transfer Withdrawal Rate.

You can also:

•

change your allocation percentages and/or transfer among the Non-Personal Income Benefit variable investment options and the guaranteed interest option (not available for transfers to fixed maturity options); and

•	change your TOPS personal identification number (“PIN”) (through TOPS only) and your Online Account Access password (through Online Account Access only).

Under TOPS only you can:

•	elect the investment simplifier.

Under Online Account Access only you can:

•	elect to receive certain contract statements electronically;

•	change your address;

•	make loan repayments;

7

•	access “Frequently Asked Questions” and certain service forms; and

•	obtain performance information regarding the variable investment options.

TOPS and Online Account Access are normally available seven days a week, 24 hours a day. You can use TOPS by calling toll free (800) 755-7777. You may use Online Account Access by visiting our website at www.equitable.com and logging in to access your account. Of course, for reasons beyond our control, these services may sometimes be unavailable.

We have established procedures to reasonably confirm that the instructions communicated by telephone or the Internet are genuine. For example, we will require certain personal identification information before we will act on telephone or Internet instructions and we will provide written confirmation of your transfers. If we do not employ reasonable procedures to confirm the genuineness of telephone or Internet instructions, we may be liable for any losses arising out of any act or omission that constitutes negligence, lack of good faith or willful misconduct. In light of our procedures, we will not be liable for following telephone or Internet instructions we reasonably believe to be genuine.

We reserve the right to limit access to these services if we determine that you engaged in disruptive transfer activity, such as “market timing” (see “Disruptive transfer activity” in “Transferring your money among investment options” later in this prospectus).

We reserve the right to discontinue offering TOPS at any time in the future.

Customer service representative:

You may also use our toll-free number (800) 628-6673 to speak with one of our customer service representatives. Our customer service representatives are available on each business day Monday through Thursday from 8:00 a.m. to 7:00 p.m., and on Friday until 5:00 p.m., Eastern Time.

Hearing or speech-impaired clients may call the AT&T National Relay Number at (800) 855-2880 for information about your account. If you have a Telecommunications Device for the Deaf (TDD), you may relay messages or questions to our Customer Service Department at (800) 628-6673, Monday through Thursday from 8:00 a.m. to 7:00 p.m., and on Friday until 5:00 p.m. Eastern Time. AT&T personnel will communicate our reply back to you, via the TDD.

Toll-free telephone service:

You may reach us toll-free by calling (800) 841-0801 for a recording of daily unit values for the variable investment options.

We require that the following types of communications be on specific forms we provide for that purpose:

(1)	election of the investment simplifier;

(2)	election of the automatic deposit service (TSA certificates only);

(3)	election of the rebalancing program;
(4)	election of required minimum distribution (“RMD”) automatic withdrawal option;

(5)	election of beneficiary continuation option;

(6)	transfer/rollover of assets to another carrier;

(7)	request for a loan;

(8)	tax withholding election;

(9)	certificate surrender and withdrawal requests;

(10)	requests to make an initial allocation to the Personal Income Benefit variable investment options;

(11)	election to begin withdrawals under the Personal Income Benefit;

(12)	automatic transfer of the principal portion of loan repayments to your investment options according to your investment allocation instructions currently on file;

(13)	requests for enrollment in either our Maximum payment plan or Customized payment plan (for the Personal Income Benefit only); and

(14)	death claims.

We anticipate requiring status documentation in the case of certain changes of ownership or address changes where Foreign Account Tax Compliance Act (“FATCA”) withholding could be required. See “Tax Information” later in this Prospectus.

We also have specific forms that we recommend you use for the following types of requests:

(1)	beneficiary changes; and

(2)	transfers among investment options.

To change or cancel any of the following we require written notification generally at least seven calendar days before the next scheduled transaction:

(1)	investment simplifier;

(2)	rebalancing program;

(3)	systematic withdrawals; and

(4)	the date annuity payments are to begin.

You must sign and date all these requests. Any written request that is not on one of our forms must include your name and your certificate number along with adequate details about the notice you wish to give or the action you wish us to take. Some requests may be completed online; you can use our Online Account Access system to contact us and to complete such requests through the Internet. In the future, we may require that certain requests be completed online.

Signatures:

The proper person to sign forms, notices and requests is the participant and in some cases the employer, if the plan requires it.

eDelivery:

You can register to receive statements and other documents electronically. You can do so by visiting our website at www.equitable.com.

8

EQUI-VEST® Strategies (Series 900) group annuity contract at a glance — key features

Professional investment management	EQUI-VEST® Strategies’ variable investment options invest in different portfolios sub-advised by professional investment advisers.
Variable Investment Options	The Variable Investment Options for which information is provided in this prospectus are available under the contract, subject to state regulatory approval and availability under your employer’s plan.
Guaranteed interest option	• Principal and interest guarantees • Interest rates set periodically
Fixed maturity options	• 10 fixed maturity options with maturities ranging from approximately 1 to 10 years. • Each fixed maturity option offers a guarantee of principal and interest rate if you hold it to maturity.
If you make any withdrawals (including transfers, surrender or termination of your certificate or when we make deductions for charges) from a fixed maturity option before it matures, we will make a market value adjustment, which will increase or decrease any fixed maturity amount you have in that fixed maturity option.
Tax considerations	• No tax on earnings inside the contract until you make withdrawals from your certificate or receive annuity payments.
• No tax on transfers among investment options inside the contract.
Because you are purchasing or contributing to an annuity contract to fund a tax-qualified employer sponsored retirement arrangement you should be aware that such annuities do not provide tax deferral benefits beyond those already provided by the Internal Revenue Code. Before purchasing one of these contracts, employers should consider whether its features and benefits beyond tax deferral meet participant’s needs and goals. Employers may also want to consider the relative features, benefits and costs of these contracts with any other investment that participants may use in connection with their retirement plan or arrangement. Depending on the participant’s personal situation, the contract’s guaranteed benefits may have limited usefulness because of required minimum distributions. (For more information, see “Tax information” later in this prospectus.)
Personal Income Benefit	If available, the Personal Income Benefit guarantees that you can take withdrawals from your Personal Income Benefit account value up to your Guaranteed Annual Withdrawal Amount beginning at age 65 or later and subject to a distributable event. (For example, the plan terminates or when you are no longer employed by the employer sponsoring the plan. Some plans, however, may allow participants to begin taking Guaranteed Annual Withdrawal Amount payments while still employed by the employer sponsoring the plan.) Withdrawals of your Guaranteed Annual Withdrawal Amount between the ages of 59 1/2 and 65 are available but will result in a reduced Guaranteed Annual Withdrawal Amount. Withdrawals are taken from your Personal Income Benefit account value and continue during your lifetime even if your Personal Income Benefit account value falls to zero (unless the reduction to zero is caused by a withdrawal that exceeds your Guaranteed Annual Withdrawal Amount). Early withdrawals from your Personal Income Benefit account value or withdrawals from your Personal Income Benefit account value that exceed your Guaranteed Annual Withdrawal Amount may significantly reduce or eliminate the value of the Personal Income Benefit. Amounts allocated in connection with the Personal Income Benefit feature are limited to the Personal Income Benefit variable investment options. You generally may not transfer amounts out of the Personal Income Benefit variable investment options to the Non-Personal Income Benefit investment options. For more information, see “Personal Income Benefit” in “Contract features and benefits” later in this prospectus.
Contribution amounts	• $20 (minimum) each contribution • Maximum contribution limitations apply to all contracts.
In general, contributions are limited to $1.5 million ($500,000 for owners or annuitants who are age 81 and older at issue) under all EQUI-VEST® series contracts with the same participant or owner. Also, we may refuse to accept any contribution if the sum of all contributions under all of our annuity accumulation contracts/certificates of which you are owner or under which you are the participant would total $2,500,000. Upon advance notice to you, we may exercise certain rights we have under the contract/certificate regarding contributions. We may also, at any time, exercise our right to close a variable investment option to new contributions or transfers. For more information, see “How you can contribute to your certificate” in “Contract features and benefits” later in this prospectus.

9

Access to your money

•   Partial withdrawals

•   Loans (if permitted by your plan)

•   Withdrawals of your Guaranteed Annual Withdrawal Amount (if you funded the Personal Income Benefit feature)

•   Several periodic withdrawal options

•   Certificate surrender

Withdrawals are subject to the terms of the plan and may be limited. You may incur a withdrawal charge for certain withdrawals or if you surrender your certificate. You may also incur income tax and a penalty tax.

Death Benefit Protection	The contract provides a death benefit for the beneficiary. The death benefit is equal to the account value or the standard death benefit, whichever is higher. However, if you elect the enhanced death benefit, the death benefit is equal to your account value (less any outstanding loan and accrued loan interest) or the enhanced death benefit, whichever is higher.
Payout options	• Fixed annuity payout options • Variable Immediate Annuity payout options (described in a separate prospectus for that option)
Additional features

•   Dollar cost averaging by automatic transfers

—  Interest sweep option

—  Fixed dollar option

•   Rebalancing of your Non-Personal Income Benefit account value (quarterly, semiannually, and annually)

•   No charge on transfers among investment options

•   Waiver of withdrawal charge under certain circumstances

•   Beneficiary continuation option

•   Access to the ProNvest Managed Account Service

Fees and Charges	Please see “Fee table” later in this prospectus for complete details.
Participant issue ages	• 0-85

The table above summarizes only certain current key features and benefits of the contract. The table also summarizes certain current limitations, restrictions and exceptions to those features and benefits that we have the right to impose under the contract and that are subject to change in the future. In some cases, other limitations, restrictions and exceptions may apply, or may be imposed by employers under their plans. The contract may not currently be available in all states. Certain features and benefits described in this prospectus, including the availability of all investment options, may vary in your state or at certain ages or under your investment method; all features and benefits may not be available in all contracts or in all states. Your employer may elect not to offer all of the investment options under the contract as described in this prospectus. Please see Appendix IV later in this prospectus for more information on state availability and/or variations of certain features and benefits.

The general obligations and any guaranteed benefits under the contract, including the Personal Income Benefit, are supported by the Company’s general account and are subject to the Company’s claims paying ability. Owners and participants should look to the financial strength of the Company for its claims paying ability. Assets in the general account are not segregated for the exclusive benefit of any particular contract or obligation. General account assets are also available to the insurer’s general creditors and the conduct of its routine business activities, such as the payment of salaries, rent and other ordinary business expenses. For more information about the Company’s financial strength, you may review its financial statements and/or check its current rating with one or more of the independent sources that rate insurance companies for their financial strength and stability. Such ratings are subject to change and have no bearing on the performance of the variable investment options. You may also speak with your financial representative.

For more detailed information, we urge you to read the contents of this prospectus, as well as your certificate. This prospectus is a disclosure document and describes all of the contract’s material features, benefits, rights and obligations, as well as other information. The group deferred annuity contract, your participation certificate and any endorsements, riders and data pages are the entire contract between you and the Company. The prospectus and participation certificate should be read carefully before investing. Please feel free to speak with your financial professional or call us, if you have any questions. If for any reason you are not satisfied with your certificate, you may return it to us for a refund within a certain number of days. Please see “Your right to cancel within a certain number of days” in “Contract features and benefits” later in this prospectus for additional information.

The EQUI-VEST® contract and its riders are made available to either all plan participants or, in the case of the Personal Income Benefit, a group of plan participants. For retirement plans subject to nondiscrimination testing, we believe that a plan’s offering of the Personal Income Benefit does not discriminate in favor of highly compensated employees because it satisfies both the current availability and the effective availability tests of Treasury Regulation section 1.401(a)(4)-4. However, plan sponsors should consult with an independent tax or ERISA advisor to discuss use of the Personal Income Benefit in the specific context of a plan subject to such testing.

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Fee table

The first table describes fees and expenses that you will pay at the time that you make certain withdrawals, surrender your certificate or make certain transfers and rollovers. Charges designed to approximate certain taxes that may be imposed on us, such as premium taxes in your state, may also apply. Charges for certain features shown in the fee table are mutually exclusive.

Charges we deduct from your account value at the time you request certain transactions
Maximum withdrawal charge as a percentage of the amount withdrawn (deducted when you surrender your certificate or make certain withdrawals)	6.00%

Charge for third-party transfer or direct rollover(1)	$65 maximum per participant for each occurrence;
Special services charges	currently $25 per participant for each occurrence
• Wire transfer charge(2)	$90 (current and maximum)
• Express mail charge(2)	$35 (current and maximum)

The following tables describe the fees and expenses that you will pay periodically during the time that you participate in the contract, not including underlying Trust portfolio fees and expenses.

Charges we deduct from your account value on each participation date anniversary(3)
Maximum annual administrative charge	The lesser of a current charge of $30 (maximum $65) or 2% of your account value plus any prior withdrawals during the participation year.
Net loan interest charge — (calculated as a percentage of the outstanding loan amount and deducted at the time the loan repayment is received)	2.00%(4)

Charges we deduct from your variable investment options expressed as an annual percentage of daily net assets

Separate Account annual expenses	0.25% to 1.20% (maximum)

Charges we deduct from your account value each year if you elect the enhanced death benefit

Enhanced death benefit charge (as a percentage of your account value) is deducted annually on each participation date anniversary	0.15% (maximum)

Charges we deduct from your Personal Income Benefit account value each year if you elect the following benefit

Personal Income Benefit charge (calculated as a percentage of your Personal Income Benefit account value)(5)	1.00% (current and maximum)

Please see “Personal Income Benefit” in “Contract features and benefits” for more information about this feature, and “Personal Income Benefit charge” in “Charges and expenses” later in this prospectus.

You also bear your proportionate share of all fees and expenses paid by a “portfolio” that corresponds to any variable investment option you are using. This table shows the lowest and highest total operating expenses charged by any of the portfolios that you will pay periodically during the time that you own your certificate. These fees and expenses are reflected in the portfolio’s net asset value each day. Therefore, they reduce the investment return of the portfolio and the related variable investment option. Actual fees and expenses are likely to fluctuate from year to year. More detail concerning each portfolio’s fees and expenses is contained in the Trust prospectus for the portfolio.

Portfolio operating expenses expressed as an annual percentage of daily net assets
Total Annual Portfolio Operating Expenses (expenses that are deducted from portfolio assets including management fees, 12b-1 fees, service fees, and/or other expenses)(*)	Lowest 0.58%	Highest 1.93%

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Notes:

(*)

“Total Annual Portfolio Operating Expenses” may be based, in part, on estimated amounts of such expenses. Pursuant to a contract, Equitable Investment Management Group, LLC has agreed to make payments or waive its management, administrative and other fees to limit the expenses of certain affiliated Portfolios through April 30, 2021 (“Expense Limitation Arrangement”) (unless the Trust’s Board of Trustees consents to an earlier revision or termination of this agreement). The Expense Limitation Arrangement may be terminated by Equitable Investment Management Group, LLC at any time after April 30, 2021. The range of expenses in the table above does not include the effect of any Expense Limitation Arrangement. The Expense Limitation Arrangement does not apply to unaffiliated Portfolios. The range of expense in the table below includes the effect of the Expense Limitation Arrangements.

Portfolio operating expenses expressed as an annual percentage of daily net assets
Total Annual Portfolio Operating Expenses after the effect of Expense Limitation Arrangements(6)	Lowest 0.58%	Highest 1.75%

For complete information regarding the Expense Limitation Arrangements see the prospectuses for the underlying Portfolios.

(1)	This charge will never exceed 2% of the amount disbursed or transferred.

(2)	Unless you specify otherwise, this charge will be deducted from the amount you request.

(3)

Depending on your Employer’s plan, we may be instructed to withdraw a plan operating expense charge from your account value for administrative and record-keeping services related to the contract. The charge is determined through an arrangement between your Employer and a third-party. We will remit the amount withdrawn to either your Employer or your Employer’s designee. Please refer to your contract for more information.

(4)

We charge interest on loans under your certificate but also credit you interest on your loan reserve account. Our net loan interest charge is determined by the excess between the interest rate we charge over the interest rate we credit. See “Loans” under “Accessing your money” later in this prospectus for more information on how the loan interest is calculated and for restrictions that may apply.

(5)

If the certificate is surrendered or annuitized, or a death benefit is paid, or the benefit is dropped on any date other than your participant date anniversary, we will deduct a pro rata portion of the charge for that year.

(6)	“Total Annual Portfolio Operating Expenses” may be based, in part, on estimated amounts of such expenses.

Examples: EQUI-VEST® Strategies contracts

These examples are intended to help you compare the cost of investing in the EQUI-VEST® Strategies contract with the cost of investing in other variable annuity contracts. These costs include contract owner transaction expenses, contract fees, separate account annual expenses and the underlying Trust fees and expenses (including the underlying portfolio fees and expenses). For a complete description of portfolio charges and expenses, please see the prospectus for each Trust.

The guaranteed interest option and the fixed maturity options are not covered in these examples. However, the withdrawal charge, the enhanced death benefit charge, the third-party transfer or rollover charge, and the charge if you elect a Variable Immediate Annuity payout option do apply to amounts in the guaranteed interest option and the fixed maturity options. The examples assume the election of the enhanced death benefit. A market value adjustment (up or down) will apply as a result of a withdrawal, transfer, or surrender of amounts from a fixed maturity option.

Both examples below show the expenses a hypothetical contract owner would pay in the situations illustrated. The examples use an average annual administrative charge based on charges paid in 2019, which results in an estimated annual charge of 0.0538% of total account value.

These examples should not be considered a representation of past or future expenses for the options shown. Actual expenses may be greater or less than those shown. Similarly, the annual rate of return assumed in these examples is not an estimate or guarantee of future investment performance.

The first example assumes that you invest $10,000 in the Personal Income Benefit variable investment options for the time periods indicated, and that your investment has a 5% return each year. Other than the charge for the Personal Income Benefit, the example also assumes separate account annual expenses and that amounts are allocated to the Personal Income Benefit variable investment options that invest in portfolios with (a) maximum fees and expenses, and (b) minimum fees and expenses (before expense limitations).

	If you surrender your certificate at the end of the applicable time period				If you do not surrender your certificate at the end of the applicable time period
	1 year	3 years	5 years	10 years	1 year	3 years	5 years	10 years
(a) assuming maximum fees and expenses of any of the Personal Income Benefit investment options	$915	$1,679	$2,464	$4,006	$368	$1,117	$1,887	$3,903
(b) assuming minimum fees and expenses of any of the Personal Income Benefit investment options	$901	$1,639	$2,398	$3,876	$353	$1,074	$1,817	$3,772

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The second example assumes that you invest $10,000 in the Non-Personal Income Benefit variable investment options for the time periods indicated, with no allocations to the Personal Income Benefit variable investment options and that your investment has a 5% return each year. The example also assumes separate account annual expenses and that amounts are allocated to the Non-Personal Income Benefit variable investment options that invest in portfolios with (a) maximum fees and expenses, and (b) minimum fees and expenses (before expense limitations).

	If you surrender your certificate at the end of the applicable time period				If you do not surrender your certificate at the end of the applicable time period
	1 year	3 years	5 years	10 years	1 year	3 years	5 years	10 years
(a) assuming maximum fees and expenses of any of the Portfolios	$898	$1,630	$2,384	$3,848	$350	$1,065	$1,802	$3,744
(b) assuming minimum fees and expenses of any of the Portfolios	$764	$1,231	$1,727	$2,497	$208	$643	$1,103	$2,377

Condensed financial information

Please see Appendix I at the end of this prospectus for information about the unit values and number of units outstanding as of the period shown for each of the variable investment options available as of December 31, 2019.

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1. Contract features and benefits

How you can contribute to your certificate

Payments made to us are called “contributions.” We require a minimum contribution amount of $20. If the total annual contributions to a TSA contract will be at least $200 annually, we may accept contributions of less than $20. We may, at any time, exercise our right to close a variable investment option to new contributions or transfers. The following table summarizes our rules regarding contributions to your certificate.

The 12-month period beginning on the participant’s date and each 12-month period thereafter is a “participation year.” The “participation date” means the earlier of (a) the business day on which we issue a certificate to the Plan participant under the EQUI-VEST® Strategies contract and (b) the business day on which the first contribution for the Plan participant is received at our processing office. For example, if your participation date is May 1, your participation date anniversary is April 30.

We reserve the right, in our sole discretion, to discontinue the acceptance of, and/or place limitations on contributions and transfers into the certificate and/or certain investment options. If you activated the Personal Income Benefit feature and we exercise our right to discontinue the acceptance of, and/or place limitations on contributions and transfers into the Personal Income Benefit variable investment options, you may no longer be able to fund your Personal Income Benefit feature. This means that if you have not yet allocated amounts to the Personal Income Benefit variable investment options, you may not be able to fund the Personal Income Benefit feature at all. This also means that if you have already funded the Personal Income Benefit feature by allocating amounts to the Personal Income Benefit variable investment options, you may no longer be able to increase your Guaranteed Annual Withdrawal Amount through contributions and transfers.

Contract type	Source of contributions	Limitations on contributions
TSA

•   Employer-remitted employee salary reduction and/or various types of employer contributions.

•   Additional “catch-up” contributions.

•   Only if plan permits, “designated Roth” contributions under Section 402A of the Code.

•   Only if plan permits, direct plan-to-plan transfers from another 403(b) plan or contract exchanges from another 403(b) contract under the same plan.

•   Only if plan permits, eligible rollover distributions from other 403(b) plans, qualified plans, governmental employer 457(b) EDC plans and traditional IRAs.

•   For 2020, maximum amount of employer and employee contributions is generally the lesser of $57,000 or 100% of compensation, with maximum salary reduction contribution of $19,500

•   If employer’s plan permits, an individual at least age 50 at any time during 2020 can make up to $6,500 additional salary reduction “catch-up” contributions.

•   All salary reduction contributions (whether pre-tax or designated Roth) may not exceed the total maximum (For 2020, $19,500 and age 50 catch-up of $6,500).

•   After lifetime required minimum distributions must start, rollover or direct transfer contributions must be net of any required minimum distributions.

•   Different sources of contributions and earnings may be subject to withdrawal restrictions.

Governmental Employer EDC

•   Employer-remitted employee salary reduction and/or employer contributions.

•   Additional “age 50 catch-up” contributions.

•   Only if plan permits, “designated Roth” contributions under Sections 457 and 402A of the Code.

•   Only if the plan permits, eligible rollover distributions from other governmental employer 457(b) EDC plans, 403(b) plans, qualified plans and traditional IRAs.

•   Contributions subject to plan limits. Maximum contribution for 2020 is lesser of $19,500 or 100% of includible compensation.

•   If plan permits, an individual may make catch-up contributions for 3 years of service preceding plan retirement age; 2020 maximum is $39,000.

•   If governmental employer 457(b) EDC plan permits, an individual at least age 50 at any time during 2020 can make up to $6,500 additional salary reduction “catch-up” contributions. This must be coordinated with the “catch-up” contributions for 3 years of service preceding plan retirement age.

See “Tax information” later in this prospectus for a more detailed discussion of sources of contributions and certain contribution limitations. For information on when contributions are credited under your certificate, see “Dates and prices at which certificate events occur” in “More information” later in this prospectus. Please review your certificate for information on contribution limitations.

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How EQUI-VEST® Strategies is available

The contract is offered to fund certain TSA and governmental employer EDC plans. The plan trustee or the employer will be the EQUI-VEST® Strategies contract holder and participants under the plans will be covered by the contract. The maximum issue age for the participant is 85.

How contributions can be made

Except as noted below, contributions must be made by check drawn on a U.S. bank, in U.S. dollars and made payable to “Equitable.” We do not accept third-party checks endorsed to us except for rollover contributions, or trustee checks that involve no refund. All checks are subject to our ability to collect the funds. We reserve the right to reject a payment if it is received in an unacceptable form.

For certain employer-remitted salary reduction contracts, it is possible that we may receive your initial contribution prior to Equitable Advisors, LLC (Equitable Financial Advisors in Michigan and Tennessee), (“Equitable Advisors”) receiving your application. In this case, we will hold the contribution, whether received via check or wire, in a non-interest bearing “Special Bank Account for the Exclusive Benefit of Customers.” If Equitable Advisors does not receive your application within 20 business days, we will return your contribution to your employer or its designee.

If Equitable Advisors receives your application within this timeframe, Equitable Advisors will direct us to continue to hold your contribution in the special bank account noted immediately above while Equitable Advisors ensures that your application is complete and suitability standards are met. Equitable Advisors will either complete this process or instruct us to return your contribution to your employer or its designee within the applicable Financial Industry Regulatory Authority (“FINRA”) time requirements. Upon timely and successful completion of this review, Equitable Advisors will instruct us to transfer your contribution into our non-interest bearing suspense account and transmit your application to us, so that we can consider your application for processing.

If your application is in good order when we receive it for application processing purposes, your contribution will be applied within two business days. If any information we require to issue your contract is missing or unclear, we will hold your contribution while we try to obtain this information. If we are unable to obtain all of the information we require within five business days after we receive an incomplete enrollment form, we will inform the financial professional submitting the application on your behalf. We will then return the contribution to your employer or its designee, unless you or your financial professional acting on your behalf, specifically direct us to keep your contribution until we receive the required information. The contribution will be applied as of the date we receive the missing information.

Our “business day” is generally any day the New York Stock Exchange is open for regular trading and generally ends at 4:00 p.m. Eastern Time (or as of an earlier close of regular trading). A business day does not include a day on which we are not open due to emergency conditions determined by the Securities and Exchange Commission. We may also close early due to such emergency conditions. For more information about our business day and our pricing of transactions, please see “Dates and prices at which contract events occur” in “More information” later in this Prospectus.

Your employer can discontinue contributions at any time. We can discontinue contributions under the contract upon a material breach by your employer of the terms and conditions of the contract. If contributions are discontinued, all terms and conditions of the contract will still apply, however, no additional contributions will be accepted by us.

What are your investment options under the contract?

Your investment options, subject to any employer plan limitations, are the variable investment options, the guaranteed interest option, and the fixed maturity options available under the investment method you or your employer selects. See “Selecting your investment method” later in this prospectus. We may, at any time, exercise our rights to change, limit or amend the number of investment options an employer may elect or to close a variable investment option to new contributions or transfers.

Subject to availability in your plan, if you are between the ages of 45 and 85, you have the option of allocating amounts to the Personal Income Benefit variable investment options. Allocations may be made by salary deferral contributions (pre-tax and Roth), employer contributions, and lump sum transfers and rollover contributions from another provider. Your allocation to the Personal Income Benefit variable investment options may also be a transfer from your Non-Personal Income Benefit investment options. Your initial allocation to the Personal Income Benefit variable investment options must total at least $1,000.

The amounts that you allocate to the Personal Income Benefit variable investment options may represent all or just a portion of your contribution or transfer. In other words, you do not have to allocate the full amount of any contribution or transfer to the Personal Income Benefit variable investment options. Through your allocation instructions to us, you can select from among the Personal Income Benefit variable investment options and the Non-Personal Income Benefit investment options available to you. Also, if you allocate amounts to the Personal Income Benefit variable investment options, you may later decide to change your allocation instructions in order to increase, decrease or stop future allocations to these investment options. Once you begin receiving your Guaranteed Annual Withdrawal Amount payments, you will no longer be able to make contributions or transfers to the Personal Income Benefit variable investment options. Also, we reserve the right to limit or terminate contributions and transfers to the Personal Income Benefit variable investment options.

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By allocating at least $1,000 of your total contribution or transfer amount to the Personal Income Benefit variable investment options, you are activating the Personal Income Benefit feature. This is the only way in which you can activate this benefit. No other action is required of you. If you do not wish to activate the Personal Income Benefit feature, you should not allocate any amount to the Personal Income Benefit variable investment options. All amounts allocated to the Personal Income Benefit variable investment options are subject to the terms and conditions of the Personal Income Benefit feature. Also, please note that a separate charge for the Personal Income Benefit feature will be incurred as of the date you allocate amounts to the Personal Income Benefit variable investment options.

Once you allocate amounts to the Personal Income Benefit variable investment options, such amounts may be transferred among the Personal Income Benefit variable investment options, but generally may not be transferred to the Non-Personal Income Benefit investment options. The Personal Income Benefit feature is discussed in detail later in this section under “Personal Income Benefit.”

Currently, the Personal Income Benefit variable investment options are limited to those listed below. It is important to note that they are also available without the Personal Income Benefit feature. To show that these variable investment options are available both with and without the Personal Income Benefit feature, our administrative forms and website often show separate lists for the Personal Income Benefit variable investment options and the Non-Personal Income Benefit variable investment options, as shown in the table below. We do this so you can easily indicate those amounts you wish to have allocated in connection with the Personal Income Benefit feature and those amounts that you wish to have allocated to your Non-Personal Income Benefit variable investment options.

For allocations to your Personal Income Benefit account value	For allocations to your Non- Personal Income Benefit account value
• Personal Income Benefit EQ/Balanced Strategy	• EQ/Balanced Strategy
• Personal Income Benefit EQ/Conservative Growth Strategy	• EQ/Conservative Growth Strategy
• Personal Income Benefit EQ/Conservative Strategy	• EQ/Conservative Strategy
• Personal Income Benefit EQ/Moderate Growth Strategy	• EQ/Moderate Growth Strategy
• Personal Income Benefit EQ/AB Dynamic Moderate Growth	• EQ/AB Dynamic Moderate Growth

Variable Investment Options

Your investment results in any one of the variable investment options will depend on the investment performance of the underlying portfolios. You can lose your principal when investing in the variable investment options. In periods of poor market performance, the net return, after charges and expenses, may result in negative yields, including for the EQ/Money Market variable investment option. Listed below are the currently available portfolios, their investment objectives and their advisers.

You can choose from among the variable investment options, the guaranteed interest option and fixed maturity options, subject to certain restrictions and your employer’s plan limitations.

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Portfolios of the Trusts

We offer both affiliated and unaffiliated Trusts, which in turn offer one or more Portfolios. Equitable Investment Management Group, LLC (“Equitable IMG”), formerly AXA Equitable Funds Management Group, LLC, a wholly owned subsidiary of the Company, serves as the investment adviser of the Portfolios of EQ Premier VIP Trust and EQ Advisors Trust. For some affiliated Portfolios, Equitable IMG has entered into sub-advisory agreements with one or more other investment advisers (the “sub-advisers”) to carry out investment decisions for the Portfolios. As such, among other responsibilities, Equitable IMG oversees the activities of the sub-advisers with respect to the affiliated Trusts and is responsible for retaining or discontinuing the services of those sub-advisers. The chart below indicates the sub-adviser(s) for each Portfolio, if any. The chart below also shows the currently available Portfolios and their investment objectives.

You should be aware that Equitable Advisors and Equitable Distributors, LLC (“Equitable Distributors”) (together, the “Distributors”) directly or indirectly receive 12b-1 fees from affiliated Portfolios for providing certain distribution and/or shareholder support services. These fees will not exceed 0.25% of the Portfolios’ average daily net assets. The affiliated Portfolios’ sub-advisers and/or their affiliates may also contribute to the cost of expenses for sales meetings or seminar sponsorships that may relate to the contracts and/or the sub-advisers’ respective Portfolios. In addition, Equitable IMG receives management fees and administrative fees in connection with the services it provides to the affiliated Portfolios. As such, it is generally more profitable for us to offer affiliated Portfolios than to offer unaffiliated Portfolios.

The Company or the Distributors may directly or indirectly receive 12b-1 fees and additional payments from certain unaffiliated Portfolios, their advisers, sub-advisers, distributors or affiliates, for providing certain administrative, marketing, distribution and/or shareholder support services. These fees and payments range from 0% to 0.60% of the unaffiliated Portfolios’ average daily net assets. The Distributors may also receive payments from the advisers or sub-advisers of the unaffiliated Portfolios or their affiliates for certain distribution services, including expenses for sales meetings or seminar sponsorships that may relate to the contracts and/or the advisers’ respective Portfolios.

As a contract owner, you may bear the costs of some or all of these fees and payments through your indirect investment in the Portfolios. (See the Portfolios’ prospectuses for more information.) These fees and payments, as well as the Portfolios’ investment management fees and administrative expenses, will reduce the underlying Portfolios’ investment returns. The Company and/or its affiliates may profit from these fees and payments. The Company considers the availability of these fees and payment arrangements during the selection process for the underlying Portfolios. These fees and payment arrangements may create an incentive for us to select Portfolios (and classes of shares of Portfolios) that pay us higher amounts.

Some affiliated Portfolios invest in other affiliated Portfolios (the ”EQ Fund of Fund Portfolios”). The EQ Fund of Fund Portfolios offer contract owners a convenient opportunity to invest in other Portfolios that are managed and have been selected for inclusion in the EQ Fund of Fund Portfolios by Equitable IMG. Equitable Advisors, an affiliated broker-dealer of the Company, may promote the benefits of such Portfolios to contract owners and/or suggest that contract owners consider whether allocating some or all of their total account value to such Portfolios is consistent with their desired investment objectives. In doing so, the Company, and/or its affiliates, may be subject to conflicts of interest insofar as the Company may derive greater revenues from the EQ Fund of Fund Portfolios than certain other Portfolios available to you under your contract. Please see “Allocating your contributions” later in this section for more information about your role in managing your allocations.

As described in more detail in the Portfolio prospectuses, the EQ Managed Volatility Portfolios may utilize a proprietary volatility management strategy developed by Equitable IMG (the “EQ volatility management strategy”) and, in addition, certain EQ Fund of Fund Portfolios may invest in affiliated Portfolios that utilize this strategy. The EQ volatility management strategy employs various volatility management techniques, such as the use of ETFs or futures and options, to reduce the Portfolio’s equity exposure during periods when certain market indicators indicate that market volatility is above specific thresholds set for the Portfolio. When market volatility is increasing above the specific thresholds set for a Portfolio utilizing the EQ volatility management strategy, the adviser of the Portfolio may reduce equity exposure. Although this strategy is intended to reduce the overall risk of investing in the Portfolio, it may not effectively protect the Portfolio from market declines and may increase its losses. Further, during such times, the Portfolio’s exposure to equity securities may be less than that of a traditional equity portfolio. This may limit the Portfolio’s participation in market gains and result in periods of underperformance, including those periods when the specified benchmark index is appreciating, but market volatility is high. It may also impact the value of certain guaranteed benefits, as discussed below.

The EQ Managed Volatility Portfolios that include the EQ volatility management strategy as part of their investment objective and/or principal investment strategy, and the EQ Fund of Fund Portfolios that invest in Portfolios that use the EQ volatility management strategy, are identified below in the chart by a “✓” under the column entitled “Volatility Management.”

You should be aware that having the Personal Income Benefit and/or certain other guaranteed benefits, limits your ability to invest in some of the variable investment options that would otherwise be available to you under the contract. See “Allocating your contributions” under “Contract features and benefits” for more information about the investment restrictions under your contract.

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Portfolios that utilize the EQ volatility management strategy (or, in the case of certain EQ Fund of Fund Portfolios, invest in other Portfolios that use the EQ volatility management strategy), and investment option restrictions in connection with any guaranteed benefit that include these Portfolios are designed to reduce the overall volatility of your total account value and provide you with risk-adjusted returns over time. The reduction in volatility helps us manage the risks associated with providing guaranteed benefits during times of high volatility in the equity market. During rising markets, the EQ volatility management strategy, however, could result in your total account value rising less than would have been the case had you been invested in a Portfolio that does not utilize the EQ volatility management strategy (or, in the case of the EQ Fund of Fund Portfolios, invest exclusively in other Portfolios that do not use the EQ volatility management strategy). This may effectively suppress the value of guaranteed benefit(s) that are eligible for periodic Ratchet Base resets because your Ratchet Base is available for resets only when your Personal Income Benefit account value is higher. Conversely, investing in investment options that feature a managed-volatility strategy may be helpful in a declining market when high market volatility triggers a reduction in the investment option’s equity exposure because during these periods of high volatility, the risk of losses from investing in equity securities may increase. In these instances, your account value may decline less than would have been the case had you not been invested in investment options that feature a volatility management strategy.

Please see the underlying Portfolio prospectuses for more information in general, as well as more information about the EQ volatility management strategy. Please further note that certain other affiliated Portfolios, as well as unaffiliated Portfolios, may utilize volatility management techniques that differ from the EQ volatility management strategy. Affiliated Portfolios that utilize these volatility management techniques are identified below in the chart by a “Δ” under the column entitled “Volatility Management.” Any such unaffiliated Portfolio is not identified under “Volatility Management” below in the chart. Such techniques could also impact your total account value and guaranteed benefit(s), if any, in the same manner described above. Please see the Portfolio prospectuses for more information about the Portfolios’ objective and strategies.

Asset Transfer Program.  Portfolio allocations in certain of our variable annuity contracts with guaranteed benefits are subject to our Asset Transfer Program (ATP) feature. The ATP helps us manage our financial exposure in connection with providing certain guaranteed benefits, by using predetermined mathematical formulas to move account value between the EQ/Ultra Conservative Strategy Portfolio (an investment option utilized solely by the ATP) and the other Portfolios offered under those contracts. You should be aware that operation of the predetermined mathematical formulas underpinning the ATP has the potential to adversely impact the Portfolios, including their performance, risk profile and expenses. This means that Portfolio investments in contracts with no ATP feature, such as yours, could still be adversely impacted. Particularly during times of high market volatility, if the ATP triggers substantial asset flows into and out of a Portfolio, it could have the following effects on all contract owners invested in that Portfolio:

(a)

By requiring a Portfolio sub-adviser to buy and sell large amounts of securities at inopportune times, a Portfolio’s investment performance and the ability of the sub-adviser to fully implement the Portfolio’s investment strategy could be negatively affected; and

(b)

By generating higher turnover in its securities or other assets than it would have experienced without being impacted by the ATP, a Portfolio could incur higher operating expense ratios and transaction costs than comparable funds. In addition, even Portfolios structured as funds-of-funds that are not available for investment by contract owners who are subject to the ATP could also be impacted by the ATP if those Portfolios invest in underlying funds that are themselves subject to significant asset turnover caused by the ATP. Because the ATP formulas generate unique results for each contract, not all contract owners who are subject to the ATP will be affected by operation of the ATP in the same way. On any particular day on which the ATP is activated, some contract owners may have a portion of their account value transferred to the EQ/Ultra Conservative Strategy Portfolio investment option and others may not. If the ATP causes significant transfers of account value out of one or more Portfolios, any resulting negative effect on the performance of those Portfolios will be experienced to a greater extent by a contract owner (with or without the ATP) invested in those Portfolios whose account value was not subject to the transfers.

EQ Premier VIP Trust(++) Portfolio Name	Share Class	Objective	Investment Adviser (and Sub-Adviser(s), as applicable)	Volatility Management
EQ/AGGRESSIVE ALLOCATION	Class B	Seeks to achieve long-term capital appreciation.	• Equitable Investment Management Group, LLC	✓
EQ/CONSERVATIVE ALLOCATION	Class B	Seeks to achieve a high level of current income.	• Equitable Investment Management Group, LLC	✓
EQ/CONSERVATIVE-PLUS ALLOCATION	Class B	Seeks to achieve current income and growth of capital, with a greater emphasis on current income.	• Equitable Investment Management Group, LLC	✓

18

EQ Premier VIP Trust(++) Portfolio Name	Share Class	Objective	Investment Adviser (and Sub-Adviser(s), as applicable)	Volatility Management
EQ/CORE PLUS BOND*(1)	Class A	Seeks to achieve high total return through a combination of current income and capital appreciation.	• AXA Investment Managers, Inc. • Brandywine Global Investment Management, LLC • Equitable Investment Management Group, LLC • Loomis, Sayles & Company, L.P.
EQ/MODERATE ALLOCATION	Class A	Seeks to achieve long-term capital appreciation and current income.	• Equitable Investment Management Group, LLC	✓
EQ/MODERATE-PLUS ALLOCATION	Class B	Seeks to achieve long-term capital appreciation and current income, with a greater emphasis on capital appreciation.	• Equitable Investment Management Group, LLC	✓
TARGET 2015 ALLOCATION	Class B	Seeks the highest total return over time consistent with its asset mix. Total return includes capital growth and income.	• Equitable Investment Management Group, LLC
TARGET 2025 ALLOCATION	Class B	Seeks the highest total return over time consistent with its asset mix. Total return includes capital growth and income.	• Equitable Investment Management Group, LLC
TARGET 2035 ALLOCATION	Class B	Seeks the highest total return over time consistent with its asset mix. Total return includes capital growth and income.	• Equitable Investment Management Group, LLC
TARGET 2045 ALLOCATION	Class B	Seeks the highest total return over time consistent with its asset mix. Total return includes capital growth and income.	• Equitable Investment Management Group, LLC
TARGET 2055 ALLOCATION	Class B	Seeks the highest total return over time consistent with its asset mix. Total return includes capital growth and income.	• Equitable Investment Management Group, LLC

EQ Advisors Trust – Portfolio Name	Share Class	Objective	Investment Adviser (and Sub-Adviser(s), as applicable)	Volatility Management
1290 VT DOUBLELINE DYNAMIC ALLOCATION	Class IB	Seeks to achieve total return from long-term capital appreciation and income.	• DoubleLine Capital LP • Equitable Investment Management Group, LLC
1290 VT DOUBLELINE OPPORTUNISTIC BOND	Class IB	Seeks to maximize current income and total return.	• DoubleLine Capital LP • Equitable Investment Management Group, LLC
1290 VT EQUITY INCOME	Class IB	Seeks a combination of growth and income to achieve an above-average and consistent total return.	• Barrow, Hanley, Mewhinney & Strauss LLC • Equitable Investment Management Group, LLC
1290 VT GAMCO MERGERS & ACQUISITIONS	Class IB	Seeks to achieve capital appreciation.	• Equitable Investment Management Group, LLC • GAMCO Asset Management, Inc.

19

EQ Advisors Trust – Portfolio Name	Share Class	Objective	Investment Adviser (and Sub-Adviser(s), as applicable)	Volatility Management
1290 VT GAMCO SMALL COMPANY VALUE	Class IB	Seeks to maximize capital appreciation.	• Equitable Investment Management Group, LLC • GAMCO Asset Management, Inc.
1290 VT HIGH YIELD BOND	Class IB	Seeks to maximize current income.	• AXA Investment Managers, Inc. • Equitable Investment Management Group, LLC • Post Advisory Group, LLP
1290 VT SMALL CAP VALUE*(2)	Class IB	Seeks to achieve long-term growth of capital.	• BlackRock Investment Management, LLC • Equitable Investment Management Group, LLC • Horizon Kinetics Asset Management LLC
1290 VT SMARTBETA EQUITY*(3)	Class IB	Seeks to achieve long-term capital appreciation.	• AXA Rosenberg Investment Management, LLC • Equitable Investment Management Group, LLC
1290 VT SOCIALLY RESPONSIBLE	Class IB	Seeks to achieve long-term capital appreciation.	• BlackRock Investment Management, LLC • Equitable Investment Management Group, LLC
EQ/400 MANAGED VOLATILITY	Class IB	Seeks to achieve long-term growth of capital with an emphasis on risk-adjusted returns and managing volatility in the Portfolio.	• AllianceBernstein L.P. • BlackRock Investment Management, LLC • Equitable Investment Management Group, LLC	✓
EQ/500 MANAGED VOLATILITY	Class IB	Seeks to achieve long-term growth of capital with an emphasis on risk-adjusted returns and managing volatility in the Portfolio.	• AllianceBernstein L.P. • BlackRock Investment Management, LLC • Equitable Investment Management Group, LLC	✓
EQ/2000 MANAGED VOLATILITY	Class IB	Seeks to achieve long-term growth of capital with an emphasis on risk-adjusted returns and managing volatility in the Portfolio.	• AllianceBernstein L.P. • BlackRock Investment Management, LLC • Equitable Investment Management Group, LLC	✓
EQ/AB DYNAMIC MODERATE GROWTH	Class IB	Seeks to achieve total return from long-term growth of capital and income.	• AllianceBernstein L.P. • Equitable Investment Management Group, LLC	Δ
EQ/AB SMALL CAP GROWTH	Class IA	Seeks to achieve long-term growth of capital.	• AllianceBernstein L.P. • Equitable Investment Management Group, LLC
EQ/AGGRESSIVE GROWTH STRATEGY*(4)	Class IB	Seeks long-term capital appreciation and current income, with a greater emphasis on capital appreciation.	• Equitable Investment Management Group, LLC	✓

20

EQ Advisors Trust – Portfolio Name	Share Class	Objective	Investment Adviser (and Sub-Adviser(s), as applicable)	Volatility Management
EQ/ALL ASSET GROWTH ALLOCATION*(5)	Class IB	Seeks long-term capital appreciation and current income.	• Equitable Investment Management Group, LLC
EQ/AMERICAN CENTURY MID CAP VALUE*(6)		Seeks to achieve long-term capital growth. Income is a secondary objective.	• American Century Investment Management, Inc. • Equitable Investment Management Group, LLC
EQ/BALANCED STRATEGY	Class IB	Seeks long-term capital appreciation and current income.	• Equitable Investment Management Group, LLC	✓
EQ/BLACKROCK BASIC VALUE EQUITY	Class IB	Seeks to achieve capital appreciation and secondarily, income.	• BlackRock Investment Management, LLC • Equitable Investment Management Group, LLC
EQ/CAPITAL GROUP RESEARCH*(7)	Class IB	Seeks to achieve long-term growth of capital.	• Capital International, Inc. • Equitable Investment Management Group, LLC
EQ/CLEARBRIDGE LARGE CAP GROWTH	Class IB	Seeks to achieve long-term capital growth.	• ClearBridge Investments, LLC • Equitable Investment Management Group, LLC
EQ/CLEARBRIDGE SELECT EQUITY MANAGED VOLATILITY	Class IB	Seeks to achieve capital appreciation, which may occasionally be short-term, with an emphasis on risk adjusted returns and managing volatility in the Portfolio.	• BlackRock Investment Management, LLC • ClearBridge Investments, LLC • Equitable Investment Management Group, LLC	✓
EQ/COMMON STOCK INDEX	Class IA	Seeks to achieve a total return before expenses that approximates the total return performance of the Russell 3000® Index, including reinvestment of dividends, at a risk level consistent with that of the Russell 3000® Index.	• AllianceBernstein L.P. • Equitable Investment Management Group, LLC
EQ/CONSERVATIVE GROWTH STRATEGY	Class IB	Seeks current income and growth of capital, with a greater emphasis on current income.	• Equitable Investment Management Group, LLC	✓
EQ/CONSERVATIVE STRATEGY	Class IB	Seeks a high level of current income.	• Equitable Investment Management Group, LLC	✓
EQ/CORE BOND INDEX	Class IB	Seeks to achieve a total return before expenses that approximates the total return performance of the Bloomberg Barclays U.S. Intermediate Government/Credit Bond Index, including reinvestment of dividends, at a risk level consistent with that of the Bloomberg Barclays U.S. Intermediate Government/Credit Bond Index.	• Equitable Investment Management Group, LLC • SSgA Funds Management, Inc.

21

EQ Advisors Trust – Portfolio Name	Share Class	Objective	Investment Adviser (and Sub-Adviser(s), as applicable)	Volatility Management
EQ/EMERGING MARKETS EQUITY PLUS	Class IB	Seeks to achieve long-term growth of capital.	• AllianceBernstein • EARNEST Partners, LLC L.P. • Equitable Investment Management Group, LLC
EQ/EQUITY 500 INDEX	Class IA	Seeks to achieve a total return before expenses that approximates the total return performance of the Standard & Poor’s 500 Composite Stock Index, including reinvestment of dividends, at a risk level consistent with that of the Standard & Poor’s 500 Composite Stock Index.	• AllianceBernstein L.P. • Equitable Investment Management Group, LLC
EQ/FIDELITY INSTITUTIONAL AM® LARGE CAP	Class IB	Seeks to achieve long-term capital appreciation.	• Equitable Investment Management Group, LLC • FIAM LLC
EQ/FRANKLIN BALANCED MANAGED VOLATILITY	Class IB	Seeks to maximize income while maintaining prospects for capital appreciation with an emphasis on risk-adjusted returns and managing volatility in the Portfolio.	• BlackRock Investment Management, LLC • Equitable Investment Management Group, LLC • Franklin Advisers, Inc.	✓
EQ/FRANKLIN SMALL CAP VALUE MANAGED VOLATILITY	Class IB	Seeks to achieve long-term total return with an emphasis on risk-adjusted returns and managing volatility in the Portfolio.	• BlackRock Investment Management, LLC • Equitable Investment Management Group, LLC • Franklin Mutual Advisers, LLC	✓
EQ/GLOBAL BOND PLUS	Class IB	Seeks to achieve capital growth and current income.	• BlackRock Investment Management, LLC • Equitable Investment Management Group, LLC • Wells Fargo Asset Management (International), Limited and Wells Capital Management, Inc.
EQ/GLOBAL EQUITY MANAGED VOLATILITY	Class IB	Seeks to achieve long-term capital appreciation with an emphasis on risk-adjusted returns and managing volatility in the Portfolio.	• BlackRock Investment Management, LLC • Equitable Investment Management Group, LLC • Invesco Advisers, Inc. • Morgan Stanley Investment Management Inc.	✓
EQ/GOLDMAN SACHS MID CAP VALUE	Class IB	Seeks to achieve long-term capital appreciation.	• Equitable Investment Management Group, LLC • Goldman Sachs Asset Management, L.P.
EQ/INTERMEDIATE GOVERNMENT BOND	Class IA	Seeks to achieve a total return before expenses that approximates the total return performance of the Bloomberg Barclays U.S. Intermediate Government Bond Index, including reinvestment of dividends, at a risk level consistent with that of the Bloomberg Barclays U.S. Intermediate Government Bond Index.	• Equitable Investment Management Group, LLC • SSgA Funds Management, Inc.

22

EQ Advisors Trust – Portfolio Name	Share Class	Objective	Investment Adviser (and Sub-Adviser(s), as applicable)	Volatility Management
EQ/INTERNATIONAL CORE MANAGED VOLATILITY	Class IB	Seeks to achieve long-term growth of capital with an emphasis on risk-adjusted returns and managing volatility in the Portfolio.

•   BlackRock Investment Management, LLC

•   EARNEST Partners, LLC

•   Equitable Investment Management Group, LLC

•   Federated Global Investment Management Corp.

•   Massachusetts Financial Services Company d/b/a MFS Investment Management

✓
EQ/INTERNATIONAL EQUITY INDEX	Class IA	Seeks to achieve a total return (before expenses) that approximates the total return performance of a composite index comprised of 40% DJ Euro STOXX 50 Index, 25% FTSE 100 Index, 25% TOPIX Index, and 10% S&P/ASX 200 Index, including reinvestment of dividends, at a risk level consistent with that of the composite index.	• AllianceBernstein L.P. • Equitable Investment Management Group, LLC
EQ/INTERNATIONAL MANAGED VOLATILITY	Class IB	Seeks to achieve long-term growth of capital with an emphasis on risk-adjusted returns and managing volatility in the Portfolio.	• AllianceBernstein L.P. • BlackRock Investment Management, LLC • Equitable Investment Management Group, LLC	✓
EQ/INTERNATIONAL VALUE MANAGED VOLATILITY	Class IB	Seeks to provide current income and long-term growth of income, accompanied by growth of capital with an emphasis on risk-adjusted returns and managing volatility in the Portfolio.	• BlackRock Investment Management, LLC • Equitable Investment Management Group, LLC • Harris Associates LP	✓
EQ/INVESCO COMSTOCK	Class IB	Seeks to achieve capital growth and income.	• Equitable Investment Management Group, LLC • Invesco Advisers, Inc.
EQ/INVESCO GLOBAL*(8)	Class IB	Seeks to achieve capital appreciation.	• Equitable Investment Management Group, LLC • Invesco Advisers, Inc.
EQ/INVESCO GLOBAL REAL ESTATE	Class IB	Seeks to achieve total return through growth of capital and current income.	• Equitable Investment Management Group, LLC • Invesco Advisers, Inc. • Invesco Asset Management Ltd.
EQ/INVESCO INTERNATIONAL GROWTH	Class IB	Seeks to achieve long-term growth of capital.	• Equitable Investment Management Group, LLC • Invesco Advisers, Inc.
EQ/JANUS ENTERPRISE*(9)	Class IB	Seeks to achieve capital growth.	• Equitable Investment Management Group, LLC • Janus Capital Management LLC
EQ/JPMORGAN VALUE OPPORTUNITIES	Class IB	Seeks to achieve long-term capital appreciation.	• Equitable Investment Management Group, LLC • J.P. Morgan Investment Management Inc.

23

EQ Advisors Trust – Portfolio Name	Share Class	Objective	Investment Adviser (and Sub-Adviser(s), as applicable)	Volatility Management
EQ/LARGE CAP CORE MANAGED VOLATILITY	Class IB	Seeks to achieve long-term growth of capital with an emphasis on risk-adjusted returns and managing volatility in the Portfolio.	• BlackRock Investment Management, LLC • Capital International, Inc. • Equitable Investment Management Group, LLC • Thornburg Investment Management, Inc. • Vaughan Nelson Investment Management	✓
EQ/LARGE CAP GROWTH INDEX	Class IB	Seeks to achieve a total return before expenses that approximates the total return performance of the Russell 1000® Growth Index, including reinvestment of dividends at a risk level consistent with the Russell 1000® Growth Index.	• AllianceBernstein L.P. • Equitable Investment Management Group, LLC
EQ/LARGE CAP GROWTH MANAGED VOLATILITY	Class IB	Seeks to provide long-term capital growth with an emphasis on risk-adjusted returns and managing volatility in the Portfolio.

•   BlackRock Investment Management, LLC

•   Equitable Investment Management Group, LLC

•   HS Management Partners, LLC

•   Loomis, Sayles & Company, L.P.

•   Polen Capital Management, LLC

•   T. Rowe Price Associates, Inc.

✓
EQ/LARGE CAP VALUE INDEX	Class IB	Seeks to achieve a total return before expenses that approximates the total return performance of the Russell 1000® Value Index, including reinvestment of dividends, at a risk level consistent with that of the Russell 1000® Value Index.	• AllianceBernstein L.P. • Equitable Investment Management Group, LLC
EQ/LARGE CAP VALUE MANAGED VOLATILITY	Class IA	Seeks to achieve long-term growth of capital with an emphasis on risk-adjusted returns and managing volatility in the Portfolio.	• AllianceBernstein L.P. • BlackRock Investment Management, LLC • Equitable Investment Management Group, LLC • Massachusetts Financial Services Company d/b/a MFS Investment Management	✓
EQ/LAZARD EMERGING MARKETS EQUITY	Class IB	Seeks to achieve long-term capital appreciation.	• Equitable Investment Management Group, LLC • Lazard Asset Management LLC
EQ/LOOMIS SAYLES GROWTH	Class IB	Seeks to achieve capital appreciation.	• Equitable Investment Management Group, LLC • Loomis, Sayles & Company, L.P.

24

EQ Advisors Trust – Portfolio Name	Share Class	Objective	Investment Adviser (and Sub-Adviser(s), as applicable)	Volatility Management
EQ/MFS INTERNATIONAL GROWTH	Class IB	Seeks to achieve capital appreciation.	• Equitable Investment Management Group, LLC • Massachusetts Financial Services Company d/b/a MFS Investment Management
EQ/MFS INTERNATIONAL INTRINSIC VALUE*(10)	Class IB	Seeks to achieve capital appreciation.	• Equitable Investment Management Group, LLC • Massachusetts Financial Services Company d/b/a MFS Investment Management (“MFS”)
EQ/MFS MID CAP FOCUSED GROWTH	Class IB	Seeks to provide growth of capital.	• Equitable Investment Management Group, LLC • Massachusetts Financial Services Company d/b/a MFS Investment Management
EQ/MFS TECHNOLOGY	Class IB	Seeks to achieve capital appreciation.	• Equitable Investment Management Group, LLC • Massachusetts Financial Services Company d/b/a MFS Investment Management (“MFS”)
EQ/MFS UTILITIES SERIES	Class IB	Seeks to achieve total return.	• Equitable Investment Management Group, LLC • Massachusetts Financial Services Company d/b/a MFS Investment Management (“MFS”)
EQ/MID CAP INDEX	Class IB	Seeks to achieve a total return before expenses that approximates the total return performance of the Standard & Poor’s MidCap 400® Index, including reinvestment of dividends, at a risk level consistent with that of the Standard & Poor’s MidCap 400® Index.	• AllianceBernstein L.P. • Equitable Investment Management Group, LLC
EQ/MID CAP VALUE MANAGED VOLATILITY	Class IB	Seeks to achieve long-term capital appreciation with an emphasis on risk adjusted returns and managing volatility in the Portfolio.	• BlackRock Investment Management, LLC • Diamond Hill Capital Management, Inc. • Equitable Investment Management Group, LLC • Wellington Management Company, LLP	✓
EQ/MODERATE GROWTH STRATEGY	Class IB	Seeks long-term capital appreciation and current income, with a greater emphasis on current income.	• Equitable Investment Management Group, LLC	✓

25

EQ Advisors Trust – Portfolio Name	Share Class	Objective	Investment Adviser (and Sub-Adviser(s), as applicable)	Volatility Management
EQ/MORGAN STANLEY SMALL CAP GROWTH(*)(11)	Class IB	Seeks to achieve long-term growth of capital.	• Equitable Investment Management Group, LLC • BlackRock Investment Management, LLC • Morgan Stanley Investment Management Inc.
EQ/MONEY MARKET(†)	Class IA	Seeks to obtain a high level of current income, preserve its assets and maintain liquidity.	• BNY Mellon Investment Adviser, Inc. • Equitable Investment Management Group, LLC
EQ/PIMCO GLOBAL REAL RETURN	Class IB	Seeks to achieve maximum real return, consistent with preservation of capital and prudent investment management.	• Equitable Investment Management Group, LLC • Pacific Investment Management Company LLC
EQ/PIMCO ULTRA SHORT BOND	Class IB	Seeks to generate a return in excess of traditional money market products while maintaining an emphasis on preservation of capital and liquidity.	• Equitable Investment Management Group, LLC • Pacific Investment Management Company LLC
EQ/QUALITY BOND PLUS	Class IA	Seeks to achieve high current income consistent with moderate risk to capital.	• AllianceBernstein L.P. • Equitable Investment Management Group, LLC • Pacific Investment Management Company, LLC
EQ/SMALL COMPANY INDEX	Class IB	Seeks to replicate as closely as possible (before expenses) the total return of the Russell 2000® Index.	• AllianceBernstein L.P. • Equitable Investment Management Group, LLC
EQ/T. ROWE PRICE GROWTH STOCK	Class IB	Seeks to achieve long-term capital appreciation and secondarily, income.	• Equitable Investment Management Group, LLC • T. Rowe Price Associates, Inc.
EQ/WELLINGTON ENERGY	Class IB	Seeks to provide capital growth and appreciation.	• Equitable Investment Management Group, LLC • Wellington Management Company, LLP
MULTIMANAGER AGGRESSIVE EQUITY	Class IA	Seeks to achieve long-term growth of capital.

•   1832 Asset Management U.S., Inc.

•   AllianceBernstein L.P.

•   ClearBridge Investments, LLC

•   Equitable Investment Management Group, LLC

•   T. Rowe Price Associates, Inc.

•   Westfield Capital Management Company, L.P.

26

EQ Advisors Trust – Portfolio Name	Share Class	Objective	Investment Adviser (and Sub-Adviser(s), as applicable)	Volatility Management
MULTIMANAGER CORE BOND	Class IB	Seeks to achieve a balance of high current income and capital appreciation, consistent with a prudent level of risk.	• BlackRock Financial Management, Inc. • DoubleLine Capital L.P. • Equitable Investment Management Group, LLC • Pacific Investment Management Company LLC • SSgA Funds Management, Inc.
MULTIMANAGER TECHNOLOGY	Class IB	Seeks to achieve long-term growth of capital.	• AllianceBernstein L.P. • Allianz Global Investors U.S. LLC • Equitable Investment Management Group, LLC • Wellington Management Company, LLP

AIM Variable Insurance Funds (Invesco Variable Insurance Funds) – Series II Portfolio Name	Objective	Investment Adviser (and Sub-Adviser(s), as applicable)
INVESCO V.I. HIGH YIELD FUND	The fund’s investment objective is total return, comprised of current income and capital appreciation.	• Invesco Advisers, Inc. • Sub-Adviser: Invesco Canada Ltd.
INVESCO V.I. MID CAP CORE EQUITY FUND	The fund’s investment objective is long-term growth of capital.	• Invesco Advisers, Inc.
INVESCO V.I. SMALL CAP EQUITY FUND	The fund’s investment objective is long-term growth of capital.	• Invesco Advisers, Inc.

American Funds Insurance Series® – Class 4 Shares Portfolio Name	Objective	Investment Adviser (and Sub-Adviser(s), as applicable)
BOND FUND	The fund’s investment objective is to provide as high a level of current income as is consistent with the preservation of capital.	• Capital Research and Management Company

Ivy Variable Insurance Portfolios Portfolio Name	Objective	Investment Adviser (and Sub-Adviser(s), as applicable)
IVY VIP HIGH INCOME	To seek to provide total return through a combination of high current income and capital appreciation.	• Ivy Investment Management Company (IICO)
IVY VIP SMALL CAP GROWTH	To seek to provide growth of capital.	• Ivy Investment Management Company (IICO)

MFS® Variable Insurance Trusts – Service Class Portfolio Name	Objective	Investment Adviser (and Sub-Adviser(s), as applicable)
MFS® INVESTORS TRUST SERIES	The fund’s investment objective is to seek capital appreciation.	• Massachusetts Financial Services Company d/b/a MFS Investment Management
MFS® MASSACHUSETTS INVESTORS GROWTH STOCK PORTFOLIO	The fund’s investment objective is to seek capital appreciation.	• Massachusetts Financial Services Company d/b/a MFS Investment Management

VanEck VIP Trust – S Class Portfolio Name	Objective	Investment Adviser (and Sub-Adviser(s), as applicable)
VANECK VIP GLOBAL HARD ASSETS FUND	Seeks long-term capital appreciation by investing primarily in hard asset securities. Income is a secondary consideration.	• Van Eck Associates Corporation
(†)

The Portfolio operates as a “government money market fund.” The Portfolio will invest at least 99.5% of its total assets in U.S. government securities, cash, and/or repurchase agreements that are fully collateralized by U.S. government securities or cash.

27

(++)	Formerly known as AXA Premier VIP Trust.
(*)

The chart below reflects the variable investment option’s former name which may continue to be used in certain documents for a period of time after the date of this prospectus. The number in the “FN” column corresponds with the number contained in the table above.

FN	Variable Investment Option’s Former Name

(1)	Charter Multi-Sector Bond

(5)	All Asset Growth-Alt 20

(7)	EQ/Capital Guardian Research

(8)	EQ/Oppenheimer Global

(10)	EQ/MFS International Value

(*)

This information reflects the merger of variable investment options. The chart below reflects the acquired variable investment which may continue to be used in certain documents for a period of time after the date of this prospectus, and the acquiring variable investment option. The number in the “FN” column corresponds with the number contained in the table above.

FN	Acquired Variable Investment Option	Acquiring Variable Investment Option

(2)	Charter Small Cap Value	1290 VT Small Cap Value

(3)	EQ/Templeton Global Equity Managed Volatility	1290 VT SmartBeta Equity

(4)	EQ/Franklin Templeton Allocation Managed Volatility	EQ/Aggressive Growth Strategy

(5)	Charter Moderate	All Asset Growth-Alt 20

(6)	Multimanager Mid Cap Value	EQ/American Century Mid Cap Value

(7)	EQ/UBS Growth and Income	EQ/Capital Guardian Research

(9)	Multimanager Mid Cap Growth	EQ/Janus Enterprise

(11)	Charter Small Cap Growth	EQ/Morgan Stanley Small Cap Growth

You should consider the investment objectives, risks and charges and expenses of the portfolios carefully before investing. The prospectuses for the Trusts contain this and other important information about the portfolios. The prospectuses should be read carefully before investing. In order to obtain copies of the Trust prospectuses that do not accompany this prospectus, you may call one of our customer service representatives at (800) 628-6673.

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Guaranteed interest option

The guaranteed interest option is part of our general account and pays interest at guaranteed rates. We discuss our general account in “More information” later in this prospectus.

We credit interest daily to amounts in the guaranteed interest option. There are three levels of interest in effect at the same time in the guaranteed interest option:

(1)	the minimum interest rate guaranteed over the life of the certificate,

(2)	the annual minimum guaranteed interest rate for the calendar year, and

(3)	the current interest rate.

We set current interest rates periodically, according to our procedures that we have in effect at the time. All interest rates are effective annual rates, but before deduction of annual administrative charges or any withdrawal charges.

We assign an interest rate to each amount allocated to the guaranteed interest option. This rate is guaranteed for a specified period.

The annual minimum guaranteed interest rate for 2020 ranges from 1% to 3% depending on your lifetime minimum guaranteed interest rate. The lifetime minimum guaranteed interest rate can range from 1.00% to 3.00% depending on the calendar year in which your certificate is issued. For new certificates issued in 2020, the lifetime minimum guaranteed interest rate is 1.00%. The lifetime minimum guaranteed interest rate is shown in your certificate. The annual minimum guaranteed interest rate will never be less than the lifetime minimum guaranteed interest rate. Current interest rates will never be less than the annual minimum guaranteed interest rate.

Fixed maturity options

We offer fixed maturity options with maturity dates generally ranging from one to ten years. We will not accept allocations to a fixed maturity option if on the date the contribution or transfer is to be applied the rate to maturity is 3%. This means that at points in time there may be no fixed maturity options available. You can allocate your contributions to one or more of these fixed maturity options. However, you may not allocate more than one contribution to any one fixed maturity option. These amounts become part of a non-unitized separate account. They will accumulate interest at the “rate to maturity” for each fixed maturity option. The total amount you allocate to and accumulate in each fixed maturity option is called the “fixed maturity amount.”

Fixed maturity options generally range from one to ten years to maturity.

The rate to maturity you will receive for each fixed maturity option is the rate to maturity in effect for new contributions allocated to that fixed maturity option on the date we apply your contribution.

On the maturity date of a fixed maturity option, your fixed maturity amount, assuming you have not made any withdrawals or transfers, will equal your contribution to that fixed maturity option plus interest, at the rate to maturity for that contribution. This is the fixed maturity option’s “maturity value.” Before maturity, the current value we will report for your fixed maturity amount will reflect a market value adjustment. Your current value will reflect the market value adjustment that we would make if you were to withdraw all of your fixed maturity amounts on the date of the report. We call this your “market adjusted amount.”

Fixed maturity options and maturity dates.  As of May 1st, we currently offer fixed maturity options ending on June 15th for maturity years ranging from one through ten. Not all of these fixed maturity options will be available for participants ages 76 and older. See “Allocating your contributions.” As fixed maturity options expire, we expect to add maturity options so that generally ten fixed maturity options are available at any time.

We will not accept allocations to a fixed maturity option if on the date the contribution is to be applied:

•	you previously allocated a contribution or made a transfer to the same fixed maturity option; or

•	the rate to maturity is 3%; or

•	the fixed maturity option’s maturity date is within 45 days; or

•	the fixed maturity option’s maturity date is later than the date annuity payments are to begin.

Your choices at the maturity date.  We will notify you at least 45 days before each of your fixed maturity options is scheduled to mature. At that time, you may choose to have one of the following take place on the maturity date, as long as none of the conditions listed above or in “Allocating your contributions” would apply:

(a)	transfer the maturity value into another available fixed maturity option, or into any of the variable investment options; or

(b)	subject to plan restrictions, withdraw the maturity value (there may be a withdrawal charge).

If we do not receive your choice on or before the fixed maturity option’s maturity date, we will automatically transfer your maturity value into the next available fixed maturity option (or another investment option if we are required to do so by any state regulation). For more information see “About our fixed maturity options” in “More information” later in this prospectus. We may change our procedures in the future.

Market value adjustment.  If you make any withdrawals (including transfers, surrender or termination of your certificate or when we make deductions for charges) from a fixed maturity option before it matures, we will make a market value adjustment, which will increase or decrease any fixed maturity amount you have in that fixed maturity option. The market value adjustment, positive or negative, resulting from

29

a withdrawal or transfer of a portion of the amount in the fixed maturity option will be a percentage of the market value adjustment that would apply if you were to withdraw the entire amount in that fixed maturity option. The amount applied to an annuity payout option will reflect the application of any applicable market value adjustment (either positive or negative). We only apply a positive market value adjustment to the amount in the fixed maturity option when calculating any death benefit proceeds under your certificate. The amount of the adjustment will depend on two factors:

(a)	the difference between the rate to maturity that applies to the amount being withdrawn and the rate to maturity in effect at that time for new allocations to that same fixed maturity option, and

(b)	the length of time remaining until the maturity date.

In general, if interest rates rise from the time that you originally allocate an amount to a fixed maturity option to the time that you take a withdrawal, the market value adjustment will be negative. Likewise, if interest rates drop at the end of that time, the market value adjustment will be positive. Also, the amount of the market value adjustment, either up or down, will be greater the longer the time remaining until the fixed maturity option’s maturity date. Therefore, it is possible that the market value adjustment could greatly reduce your value in the fixed maturity options, particularly in the fixed maturity options with later maturity dates.

We provide an illustration of the market adjusted amount of specified maturity values, an explanation of how we calculate the market value adjustment, and information concerning our general account and investments purchased with amounts allocated to the fixed maturity options, in “More information” later in this prospectus. Appendix II at the end of this prospectus provides an example of how the market value adjustment is calculated.

Selecting your investment method

Your employer or you must choose one of the following two methods for selecting your investment options:

•

Maximum investment options choice. Under this method, you may allocate contributions or transfer funds to any of the available investment options listed in A and B in the investment options chart. You can make transfers whenever you choose. However, there will be restrictions on the amount you can transfer out of the guaranteed interest option listed in A.

•

Maximum transfer flexibility. Under this method, you may allocate contributions or transfer funds to any of the available investment options listed in A in the investment options chart and no transfer restrictions will apply.

You may prefer the “Maximum investment options choice” method if investing in more conservative variable investment options is important to you. On the other hand, you may prefer the “Maximum transfer flexibility” method if you are less interested in investing in conservative variable investment options and want to be able to freely transfer amounts out of the guaranteed interest option. Please consult with your financial professional to determine which investment method is appropriate for you.

These investment methods do not apply to the Personal Income Benefit variable investment options. Regardless of whether you allocate amounts to the Personal Income Benefit variable investment options, you may select either investment method for your Non-Personal Income Benefit account value allocations.

Under either method, we may, at any time, exercise our right to close a variable investment option to new contributions or transfers.

Temporary removal of transfer restrictions that apply to the investment methods.  From time to time, we may remove certain restrictions that apply to your investment method. If we do so, we will tell you. For example, if you elect the “Maximum investment options choice” method, for a limited time there will be no restrictions on the amount you could transfer out of the guaranteed interest option listed in group “A.” If you elect the “Maximum transfer flexibility” method, for a limited time you will be able to use the fixed income variable investment options listed in group “B” as well as the fixed maturity options.

We will also tell you at least 45 days in advance of the day that we intend to reimpose the transfer restrictions. When we reimpose the transfer restrictions, if you elect the “Maximum investment options choice” method, limits on transfers out of the guaranteed interest option will again apply. If you elect the “Maximum transfer flexibility” method, you will no longer be permitted to allocate new contributions to, or transfer amounts into, the variable investment options in group B (including through our rebalancing program) or the fixed maturity options. However, amounts that are in any investment options that are not available under “Maximum transfer flexibility” can remain in these options.

Investment Options

A

•	Guaranteed Interest Option

Domestic Equity

•	1290 VT Equity Income
•	1290 VT GAMCO Mergers & Acquisitions
•	1290 VT GAMCO Small Company Value
•	1290 VT Small Cap Value(2)
•	1290 VT Socially Responsible
•	EQ/400 Managed Volatility
•	EQ/500 Managed Volatility
•	EQ/2000 Managed Volatility
•	EQ/AB Small Cap Growth
•	EQ/American Century Mid Cap Value(2)
•	EQ/BlackRock Basic Value Equity
•	EQ/Capital Group Research(1)(2)
•	EQ/ClearBridge Large Cap Growth
•	EQ/ClearBridge Select Equity Managed Volatility
•	EQ/Common Stock Index
•	EQ/Equity 500 Index
•	EQ/Fidelity® Institutional AM® Large Cap
•	EQ/Franklin Small Cap Value Managed Volatility
•	EQ/Goldman Sachs Mid Cap Value
•	EQ/Invesco Comstock
•	EQ/Janus Enterprise(2)
•	EQ/JPMorgan Value Opportunities
•	EQ/Large Cap Core Managed Volatility
•	EQ/Large Cap Growth Index
•	EQ/Large Cap Growth Managed Volatility
•	EQ/Large Cap Value Index
•	EQ/Large Cap Value Managed Volatility
•	EQ/Loomis Sayles Growth
•	EQ/MFS Mid Cap Focused Growth
•	EQ/MFS® Technology
•	EQ/MFS® Utilities
•	EQ/Mid Cap Index
•	EQ/Mid Cap Value Managed Volatility
•	EQ/Morgan Stanley Small Cap Growth(2)
•	EQ/Small Company Index
•	EQ/T. Rowe Price Growth Stock
•	EQ/Wellington Energy
•	Invesco V.I. Mid Cap Core Equity
•	Invesco V.I. Small Cap Equity
•	Ivy VIP Small Cap Growth
•	MFS® Investors Trust
•	MFS® Massachusetts Investors Growth Stock
•	Multimanager Aggressive Equity
•	Multimanager Technology
•	VanEck VIP Global Hard Assets

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International/Global

•	1290 VT SmartBeta Equity(2)
•	EQ/Emerging Markets Equity PLUS
•	EQ Global Equity Managed Volatility
•	EQ/International Core Managed Volatility
•	EQ/International Equity Index
•	EQ/International Managed Volatility
•	EQ/International Value Managed Volatility
•	EQ/Invesco Global(1)
•	EQ/Invesco Global Real Estate
•	EQ/Invesco International Growth
•	EQ/Lazard Emerging Markets Equity
•	EQ/MFS® International Growth
•	EQ/MFS International Intrinsic Value(1)

Asset Allocation

•	1290 VT DoubleLine Dynamic Allocation
•	EQ/AB Dynamic Moderate Growth
•	EQ/Aggressive Allocation
•	EQ/Aggressive Growth Strategy(2)
•	EQ/All Asset Growth Allocation(1)(2)
•	EQ/Balanced Strategy
•	EQ/Conservative Allocation
•	EQ/Conservative Growth Strategy
•	EQ/Conservative Strategy
•	EQ/Conservative-Plus Allocation
•	EQ/Franklin Balanced Managed Volatility
•	EQ/Moderate Allocation
•	EQ/Moderate Growth Strategy
•	EQ/Moderate-Plus Allocation
•	Target 2015 Allocation
•	Target 2025 Allocation
•	Target 2035 Allocation
•	Target 2045 Allocation
•	Target 2055 Allocation

B

Fixed income

•	1290 VT DoubleLine Opportunistic Bond
•	1290 VT High Yield Bond
•	American Funds Insurance Series® Bond Fund
•	EQ/Core Bond Index
•	EQ/Core Plus Bond(1)
•	EQ/Global Bond PLUS
•	EQ/Intermediate Government Bond
•	EQ/Money Market
•	EQ/PIMCO Global Real Return
•	EQ/PIMCO Ultra Short Bond
•	EQ/Quality Bond PLUS
•	Invesco V.I. High Yield
•	Ivy VIP High Income
•	Multimanager Core Bond

(1)

This is the variable investment option’s new name. Please see “Portfolios of the Trusts” earlier in this prospectus for the variable investment option’s former name which may continue to be used in certain documents for a period of time after the date of this prospectus.

(2)

This is the surviving variable investment option of a Portfolio merger. Please see “Portfolios of the Trust” earlier in this prospectus for the name of the acquired variable investment option which may continue to be used in certain documents for a period of time after the date of this prospectus.

Fixed maturity options

Transfer restrictions apply as indicated above under “Fixed maturity options and maturity dates.”

The Target Allocation investment options are expected to invest more heavily in fixed income securities as they approach their respective target dates, and thereafter. As each Target Allocation investment option reaches its respective target date, we reserve the right to make it a group “B” investment option. Please note that if you select the “Maximum transfer flexibility” method, and you allocate any contributions or account value to any of the Target Allocation investment options, you will be deemed to have changed to the “Maximum investment options choice” method. This change to your investment method will occur when you change your allocation instruction to include a Target Allocation investment option or when you make a transfer to a Target Allocation investment option that has been reassigned. We will notify you of this change in writing. Please note that if this occurs, the number of variable investment options available to you will increase. In other words, the “B” investment options will be available to you. However, your ability to transfer out of the guaranteed interest option will be limited.

If you select the “Maximum transfer flexibility” method but have not included any of the Target Allocation investment options among your allocations, you will not be changed to the alternate method but those options will no longer be available to you.

You may currently choose from any of the investment options available under your investment method. In all cases, if any of the options listed in B in the chart referenced above are selected, you will be subject to the restrictions on transfers out of the guaranteed interest option that apply under the “Maximum investment options choice” investment method.

ERISA considerations for employers

If the employer’s plan is intended to comply with the requirements of the Employee Retirement Income Security Act of 1974 (“ERISA”) Section 404(c), the employer or the plan trustee must make sure that the investment options chosen for the plan constitute a broad range of investment choices as required by the Department of Labor’s (“DOL”) regulation under ERISA Section 404(c). See “Tax information” later in this prospectus.

Allocating your contributions

Once your employer or you, whichever applies, have made your investment method choice, you may allocate your contributions to one or more or all of the investment options that have been chosen, subject to any restrictions under the investment method. However, you may not allocate more than one contribution to any one fixed maturity option. If you are age 76 or older, you may only allocate contributions to fixed maturity options with maturities of five years or less. We may, at any time, exercise our right to close a variable investment option to new contributions or transfers. Allocations must be in whole percentages and you may change your allocation percentages at any time. However, the total of your allocations must equal 100%. Once your contributions are allocated to the investment options, they become a part of your account value. We discuss account value in “Determining your certificate’s value” later in this prospectus.

The group annuity contract that covers the qualified plan in which you participate is not an investment advisory account, and the Company is not providing any investment advice or managing the allocations under this contract. In the absence of a specific written arrangement to the contrary, you, as the participant under this contract, have the sole authority to make investment allocations and other decisions under the contract. Your Equitable Advisors financial professional is acting as a broker-dealer registered representative, and is not authorized to act as an investment advisor or to manage the allocations under your contract. If your financial professional is a registered representative with a broker-dealer other than Equitable Advisors, you should speak with him/her regarding any different arrangements that may apply.

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Unallocated account

When we receive cash transferred from a prior funding vehicle, the transferred amount will be credited as one lump sum to the plan’s unallocated account. Any amount held in the plan’s unallocated account becomes part of our guaranteed interest option and will be credited with interest at the rate applicable to amounts held in the guaranteed interest option. The transferred amount will remain in the plan’s unallocated account until we have received all the information we require, including properly completed forms, to effect a transfer from the plan’s unallocated account to a participant account. With respect to each participant, we will allocate amounts to each participant’s account only after the employer provides instructions that are acceptable and necessary in order to complete the allocation process. We reserve the right to limit the period during which such instructions may be received to no more than 10 days from the initial transfer into the plan’s unallocated account and to return funds to the employer for which transfer information has not been timely received in good order. In no event will we hold the transferred assets in the unallocated account for more than 105 days from the contract date. Under no circumstances will we be required to transfer to participant accounts an amount in aggregate greater than the amount deposited by the employer plus such interest as we credited to the unallocated account, unless otherwise expressly agreed upon between the employer and us.

The employer is solely responsible for effectuating the asset transfers in accordance with all applicable laws and regulations.

The “contract date” is the effective date of a contract. This usually is the business day we receive the properly completed and signed employer application, along with any other required documents. The contract date will be shown in the contract. The 12-month period beginning on the contract date and each 12-month period after that date is a “contract year.” The end of each 12-month period is the “contract date anniversary.” For example, if your contract date is May 1, your contract date anniversary is April 30.

Personal Income Benefit variable investment options

Subject to availability in your plan and state, if you are between the ages of 45 and 85, for an additional charge you may activate the Personal Income Benefit feature by allocating amounts to the Personal Income Benefit variable investment options. Your initial allocation to the Personal Income Benefit variable investment options must total at least $1,000. For amounts you decide to allocate in connection with this feature, your investment options will be limited to the Personal Income Benefit variable investment options discussed in detail below. In general, allocating contributions and transfers to the Personal Income Benefit variable investment options is the primary way of increasing your Guaranteed Annual Withdrawal Amount. All amounts allocated to the Personal Income Benefit variable investment options are subject to the terms and conditions of the

Personal Income Benefit feature, which include restrictions on your ability to make transfers to the Non-Personal Income Benefit investment options.

You must select one of the investment methods discussed above (the “Maximum Investment options choice” and “Maximum transfer flexibility”) for your Non-Personal Income Benefit account value allocations. If you allocate account value to the Personal Income Benefit variable investment options, you may select either investment method for your Non-Personal Income Benefit account value.

The amounts you allocate to the Personal Income Benefit variable investment options may represent all, or a portion of, your contribution. If you allocate amounts to the Personal Income Benefit variable investment options, you may later decide to change your allocation instructions in order to increase, decrease or stop allocations to these investment options.

Currently, the Personal Income Benefit variable investment options are limited to those listed below. It is important to note that they are also available without the Personal Income Benefit feature. To show that these variable investment options are available both with and without the Personal Income Benefit feature, our administrative forms and website often show separate lists for the Personal Income Benefit variable investment options and the Non-Personal Income Benefit variable investment options, as shown in the table below. We do this so you can easily indicate those amounts you wish to have allocated in connection with the Personal Income Benefit feature and those amounts that you wish to have allocated to your Non-Personal Income Benefit variable investment options.

For allocations to your Personal Income Benefit account value	For allocations to your Non- Personal Income Benefit account value
• Personal Income Benefit EQ/Balanced Strategy	• EQ/Balanced Strategy
• Personal Income Benefit EQ/Conservative Growth Strategy	• EQ/Conservative Growth Strategy
• Personal Income Benefit EQ/Conservative Strategy	• EQ/Conservative Strategy
• Personal Income Benefit EQ/Moderate Growth Strategy	• EQ/Moderate Growth Strategy
• Personal Income Benefit EQ/AB Dynamic Moderate Growth	• EQ/AB Dynamic Moderate Growth

Upon advance notice to you, we reserve the right to add or remove Personal Income Benefit variable investment options at our sole discretion.

Please see “Personal Income Benefit” immediately below for more information about this feature.

Once your contributions are allocated to the investment options, they become a part of your account value. Amounts allocated to the Personal Income Benefit variable investment options will become part of your “Personal Income Benefit account value.” Amounts allocated to the other available investment options, or "Non-Personal Income Benefit investment options," will become part of your "Non-Personal

Income Benefit account value." We discuss account value in “Determining your certificate’s value” later in this prospectus.

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Personal Income Benefit

This section describes the Personal Income Benefit. The Personal Income Benefit may not be available in all contracts or in all states. See Appendix IV later in this prospectus for more information on state availability and/or variations of certain features and benefits. For an additional charge, the Personal Income Benefit guarantees that you can take withdrawals from your Personal Income Benefit account value up to a maximum amount per contract year (your “Guaranteed Annual Withdrawal Amount”) during your lifetime (or your spouse’s lifetime if Joint life payments are elected) even if your Personal Income Benefit account value falls to zero unless it is caused by a withdrawal that exceeds your Guaranteed Annual Withdrawal Amount. In order to activate the Personal Income Benefit, you must meet the following two requirements:

(1)	You must be between the ages of 45 and 85.

-AND-

(2)	You must allocate a minimum of $1,000 to your Personal Income Benefit account value, either through a new contribution or a one-time transfer from your Non-Personal Income Benefit account value.

As discussed in more detail below, the maximum Guaranteed Annual Withdrawal Amount is calculated based on contributions and transfers to your Personal Income Benefit account value, each multiplied by an applicable rate, plus any additional amount that may result from a Ratchet increase, described in more detail below.

The charge for the Personal Income Benefit will be deducted from your Personal Income Benefit account value on each participant date anniversary. For a description of how the charge is deducted, see “Personal Income Benefit charge” later in “Charges and expenses.”

For amounts allocated in connection with the Personal Income Benefit, your investment options will be limited to the Personal Income Benefit variable investment options. Amounts allocated to the Personal Income Benefit variable investment options make up your Personal Income Benefit account value. See “Personal Income Benefit variable investment options” in “Allocating your contributions” earlier in this section.

Please note that you are not required to activate the Personal Income Benefit and should consider the cost and benefits before doing so. You should not activate this benefit if you plan to take withdrawals from your Personal Income Benefit account value in excess of your Guaranteed Annual Withdrawal Amount because those withdrawals may significantly reduce or eliminate the value of the benefit (see “Effect of Personal Income Benefit Early and Excess withdrawals” below in this section).

Prior to allocating amounts to the Personal Income Benefit variable investment options, you should check with your employer on the rules and limitations that may apply for taking withdrawals from your Personal Income Benefit account value.

Determining your Guaranteed Annual Withdrawal Amount

Your Guaranteed Annual Withdrawal Amount is calculated based on the following:

•	contributions to the Personal Income Benefit variable investment options, multiplied by the then current Guaranteed Withdrawal Rate; plus

•	transfers to the Personal Income Benefit variable investment options, multiplied by the then current Guaranteed Transfer Withdrawal Rate; plus

•

any Ratchet increase of your Ratchet Base on your participant date anniversary, multiplied by a weighted average of the Guaranteed Withdrawal Rates and Guaranteed Transfer Withdrawal Rates previously applied to your certificate.

These amounts will continue to be added together to arrive at your total Guaranteed Annual Withdrawal Amount. Your Guaranteed Annual Withdrawal Amount, as of the end of the quarter, will be shown on your Statement of Account. Once you begin to take Guaranteed Annual Withdrawal Amount payments:

•	contributions and transfers to the Personal Income Benefit variable investment options are not permitted;

•	your Guaranteed Annual Withdrawal Amount will never decrease as long as there are no Personal Income Benefit Excess withdrawals; and

•	your Guaranteed Annual Withdrawal Amount may increase as the result of a Ratchet increase of your Ratchet Base.

The Guaranteed Withdrawal Rate and Guaranteed Transfer Withdrawal Rate

With the Personal Income Benefit, there are two rates applicable at all times. We apply the Guaranteed Withdrawal Rate (“GWR”) to amounts you contribute to the Personal Income Benefit variable investment options, including salary deferral contributions and employer contributions. We apply the Guaranteed Transfer Withdrawal Rate (“GTWR”) to amounts you transfer to the Personal Income Benefit variable investment options from the other investment options in your EQUI-VEST® Strategies certificate, lump sum transfers from other providers and rollovers.

The GWR is tied to the Ten-Year Treasuries Formula Rate described below. The GWR is set at the beginning of each calendar quarter, however, we reserve the right to set the GWR at the beginning of each calendar month.

The GWR is calculated using the Ten-Year Treasuries in effect for that quarter, plus a percentage that ranges from 0.25% to 1.00% based on your age at the beginning of the calendar quarter. The percentage is 1.00% if you are between ages 45 and 50, and declines by 0.05% each year until it reaches 0.25% at age 65.

If, at the beginning of a calendar quarter, the GWR calculation results in a rate lower than 2.5%, we will set the rate to

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a minimum of 2.5%. On the other hand, if the GWR calculation results in a rate greater than 7%, we are under no obligation to set that higher rate. In our sole discretion, we may declare a GWR that is greater, but not less than the rate generated by the GWR calculation.

•

Ten-Year Treasuries Formula Rate.  For each calendar quarter, this rate is the average of the rates for the ten-year U.S. Treasury notes on each day for which such rates are reported during the 20 calendar days ending on the 15th of the last month of the preceding calendar quarter. U.S. Treasury rates will be determined from the Federal Reserve Constant Maturity Series or such comparable rates as may be published by the Federal Reserve Board or generally available reporting services if the Federal Reserve Board Constant Maturity Series is discontinued.

The GTWR is set at the beginning of each month and will never be less than 2.5%. In our sole discretion, we may declare a GTWR that is greater than 2.5%.

Please note that while the GWR and GTWR are subject to the same stated minimum of 2.5%, we reserve the right to declare a GTWR that is higher or lower than the GWR. During certain periods, the declared rates for the GWR and GTWR may be the same.

The following examples are designed to show the basics as to how your Guaranteed Annual Withdrawal Amount is calculated. The Personal Income Benefit account value used in these examples is after the deduction of all applicable fees and charges.

EXAMPLE 1: Activating the Personal Income Benefit feature

Assume you are eligible to activate the Personal Income Benefit feature and have $50,000 in your EQUI-VEST® Strategies certificate. You then make a one-time transfer of $1,000 from your Non-Personal Income Benefit account value to the Personal Income Benefit variable investment options. The GTWR at the time is 3%. Your amounts under the Personal Income Benefit are calculated as follows:

•	Your Personal Income Benefit account value is $1,000.

•	Your Ratchet Base is $1,000.

•	Your Guaranteed Annual Withdrawal Amount (“GAWA”) is $30. ($1,000 x 3%).

EXAMPLE 2: Building your Guaranteed Annual Withdrawal Amount with Contributions

Assume you activated the feature as described in EXAMPLE 1 on December 1st and decide to make on-going contributions that amount to $200 to the Personal Income Benefit variable investment options on the 15th of each month for a six-month period starting in January of the following year. Also, for the purposes of this example, assume a 0% hypothetical rate of return for the Personal Income Benefit account value. The table below shows the application of the GWR to six monthly contributions and the resulting values.

Date	Transfer	GTWR	New GAWA	Total GAWA	Ratchet Base(*)	Personal Income Benefit account value
Dec. 1	$1,000	3%	$30	$30	$1,000	$1,000

Date	Contribution	GWR	New GAWA	Total GAWA	Ratchet Base(*)	Personal Income Benefit account value
Jan. 15	$200	3%	$6	$36	$1,200	$1,200
Feb. 15	$200	3%	$6	$42	$1,400	$1,400
Mar. 15	$200	3%	$6	$48	$1,600	$1,600
Apr. 15	$200	4%	$8	$56	$1,800	$1,800
May 15	$200	4%	$8	$64	$2,000	$2,000
Jun. 15	$200	4%	$8	$72	$2,200	$2,200
(*)	The Ratchet Base is described in more detail below.

EXAMPLE 3: Building Your Guaranteed Annual Withdrawal Amount with Contributions and Transfers

Assume you activated the benefit as described in EXAMPLE 1 on December 1st and continue to make on-going contributions of $200 to the Personal Income Benefit variable investment options as described in EXAMPLE 2. For the purposes of this example, now assume that you make monthly transfers of $100 from your Non-Personal Income Benefit investment options to the Personal Income Benefit variable investment options on the 1st of each month beginning on January 1st. Also, for the purposes of this example, assume a 0% hypothetical rate of return for the Personal Income Benefit account value. The table below shows the application of both the GWR and the GTWR at the same time, building your Guaranteed Annual Withdrawal Amount and Personal Income Benefit account value through both contributions and transfers.

Date	Transfer	GTWR	New GAWA	Total GAWA	Ratchet Base(*)	Personal Income Benefit account value
Dec. 1	$1,000	3%	$30	$30	$1,000	$1,000

Date	Contribution or Transfer	GWR or GTWR(**)	New GAWA	Total GAWA	Ratchet Base(*)	Personal Income Benefit account value
Jan. 1	$100	3%	$3	$33	$1,100	$1,100
Jan. 15	$200	3%	$6	$39	$1,300	$1,300
Feb. 1	$100	3%	$3	$42	$1,400	$1,400
Feb. 15	$200	3%	$6	$48	$1,600	$1,600
Mar. 1	$100	3%	$3	$51	$1,700	$1,700
Mar. 15	$200	3%	$6	$57	$1,900	$1,900
Apr. 1	$100	3.50%	$3.50	$60.50	$2,000	$2,000
Apr. 15	$200	4%	$8	$68.50	$2,200	$2,200
May 1	$100	3.50%	$3.50	$72	$2,300	$2,300
May 15	$200	4%	$8	$80	$2,500	$2,500

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Date	Contribution or Transfer	GWR or GTWR(**)	New GAWA	Total GAWA	Ratchet Base(*)	Personal Income Benefit account value
Jun. 1	$100	3.50%	$3.50	$83.50	$2,600	$2,600
Jun. 15	$200	4%	$8	$91.50	$2,800	$2,800
(*)	The Ratchet Base is described in more detail below.
(**)	The GTWR is declared monthly and the GWR is declared quarterly. However, we reserve the right to declare the GWR monthly.

Ratchet Base and the Annual Ratchet

The Personal Income Benefit feature includes a Ratchet component that may increase your Guaranteed Annual Withdrawal Amount based on the performance of your Personal Income Benefit variable investment options. Your Ratchet Base initially equals contributions and transfers to the Personal Income Benefit variable investment options and is recalculated on each participation date anniversary to equal the greater of your Personal Income Benefit account value and the most recent Ratchet Base. If your Personal Income Benefit account value is greater, we will “ratchet,” or increase, your Ratchet Base to equal your Personal Income Benefit account value. You are eligible for annual ratchets on each participation date anniversary both before and after you begin receiving your Guaranteed Annual Withdrawal Amount payments. If the Ratchet Base is increased, the difference between the prior Ratchet Base and the increased Ratchet Base will be multiplied by a weighted average of the previous Guaranteed Withdrawal Rates and Guaranteed Transfer Withdrawal Rates to determine the additional amount that will be added to your Guaranteed Annual Withdrawal Amount (the “Ratchet increase”). This weighted average is determined by dividing the Guaranteed Annual Withdrawal Amount by the Ratchet Base.

If an annual ratchet is not applicable on your participation date anniversary, the Ratchet Base will not be eligible for a ratchet until the next participation date anniversary. The Ratchet Base is decreased on a pro rata basis due to Early and Excess withdrawals. The Ratchet Base is not reduced by Guaranteed Annual Withdrawal Amount payments once you begin receiving such payments. Please note that it is less likely you will receive a Ratchet increase after you begin receiving your Guaranteed Annual Withdrawal Amount payments. See “Accessing your money” later in this prospectus.

The following examples are designed to show how the Ratchet Base works. In these examples, assume the Personal Income Benefit was activated on your participation date anniversary — December 1st. Next, assume that you make monthly contributions to the Personal Income Benefit variable investment options for 11 consecutive months with no transfers to the Personal Income Benefit variable investment options from your Non-Personal Income Benefit investment options. In order to demonstrate the operation of the annual ratchet of the Ratchet Base, and the Ratchet increase, further assume that your Personal Income Benefit account value at the end of the contract year is $3,000.

Date	Transfer	GTWR(*)	New GAWA	Total GAWA	Ratchet Base	Personal Income Benefit account value
Dec. 1	$1,000	3%	$30	$30	$1,000	$1,000

Date	Contribution	GWR(*)	New GAWA	Total GAWA	Ratchet Base	Personal Income Benefit account value(**)
Jan. 1	$100	3%	$3	$33	$1,100	$1,100
Feb. 1	$200	3%	$6	$39	$1,300	$1,280
Mar. 1	$100	3%	$3	$42	$1,400	$1,100
Apr. 15	$200	3.5%	$7	$49	$1,600	$1,600
May 1	$100	3.5%	$3.50	$52.50	$1,700	$1,760
Jun. 15	$200	3.5%	$7	$59.50	$1,900	$1,650
Jul. 1	$100	3.5%	$3.50	$63	$2,000	$2,100
Aug. 15	$200	3.5%	$7	$70	$2,200	$2,380
Sep. 1	$100	3.5%	$3.50	$73.50	$2,300	$2,580
Oct. 15	$200	3%	$6	$79.50	$2,500	$2,860
Nov. 1	$100	3%	$3	$82.50	$2,600	$2,960
(*)	The GTWR is declared monthly and the GWR is declared quarterly. However, we reserve the right to declare the GWR monthly.
(**)

The changes to the Personal Income Benefit account value represent hypothetical investment gains and losses due to the performance of the Personal Income Benefit variable investment options. This example shows a Personal Income Benefit account value that is greater than the Ratchet Base at the end of the participation year. Please note that if the Personal Income Benefit account value was lower than the Ratchet Base at the end of the participation year, there would be no annual ratchet and no increase to the Guaranteed Annual Withdrawal Amount.

In this example, on Dec. 1 (the participation date anniversary), the most recent Ratchet Base ($2,600) is compared to the Personal Income Benefit account value ($3,000) on the participation date anniversary. Because the Personal Income Benefit account value is greater, the Ratchet Base is increased to $3,000. The Total Guaranteed Annual Withdrawal Amount is also increased due to the $400 increase in the Ratchet Base. The increase to the Guaranteed Annual Withdrawal Amount is calculated by multiplying the increase to the Ratchet Base ($400) by the weighted average of the prior GWRs and GTWRs applied to contributions and transfers, any prior Ratchet increases and any Personal Income Benefit Early or Excess withdrawals. The weighted average is determined by dividing the Guaranteed Annual Withdrawal Amount by the Ratchet Base. Here, the increase to the Guaranteed Annual Withdrawal Amount is calculated as follows:

$82.50 ÷ $2600 = 3.17%

3.17% x $400 = $12.69

$82.50 + $12.69 = $95.19

Electing to take your Guaranteed Annual Withdrawal Amount

You may elect to take your Guaranteed Annual Withdrawal Amount payments through one of our automatic payment plans or you may take unscheduled withdrawals. All

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withdrawals reduce your Personal Income Benefit account value on a dollar-for-dollar basis, but do not reduce your Ratchet Base. Withdrawals will reduce your minimum death benefit on a pro rata basis. See “Withdrawing your account value” under “Accessing your money” later in this prospectus for more information.

In order to start taking Guaranteed Annual Withdrawal Amount payments, you must be at least 59 1/2 and, in most cases, separated from employment with the employer that sponsored the plan. Certain employers’ plans may allow you to elect Guaranteed Annual Withdrawal Amount payments while still employed by the employer sponsoring the plan. You must also notify your plan in a form acceptable to the plan and the Company. The Guaranteed Annual Withdrawal Amount election date will be the business day we receive all information required to process your election at our processing office. After we receive your election, you will no longer be able to make contributions or transfers to the Personal Income Benefit variable investment options.

Your Guaranteed Annual Withdrawal Amount is calculated on a single life basis. However, when you elect to start receiving Guaranteed Annual Withdrawal Amount payments, you may elect payments on a joint life basis. Under a joint life basis, Guaranteed Annual Withdrawal Amount payments are guaranteed for the life of both you and your spouse. You may drop the joint life, but you will not be able to name a new joint life and payments will continue to be made in the same amount. The Guaranteed Annual Withdrawal Amount payments on a joint life basis will be less than those available under the single life basis. If you elect a joint life basis, your certificate will continue to be eligible for a Ratchet increase after your death.

Guaranteed Annual Withdrawal Amount payments are designed to begin at age 65. You may decide to elect to take your Guaranteed Annual Withdrawal Amount payments after age 59 1/2 and before age 65, but this will result in a decrease of all future Guaranteed Annual Withdrawal Amount payments, as indicated below.

Payments Begin at Age	Reduction to GAWA
59 ½	25%
60	25%
61	20%
62	15%
63	10%
64	5%

For example, if your Guaranteed Annual Withdrawal Amount based on receiving payments at age 65 is $5,000 and you elect to begin payments at age 63, your adjusted Guaranteed Annual Withdrawal Amount will be $4,500. ($5,000 reduced by 10%, or $500).

You may also elect to defer beginning your Guaranteed Annual Withdrawal Amount payments until after age 65, which will result in an increase of your Guaranteed Annual Withdrawal Amount, as indicated below.

Payments Begin at Age	Increase to GAWA
66	102%
67	104%
68	106%
69	108%
70 and older	110%

Using the same example as above, if your Guaranteed Annual Withdrawal Amount based on receiving payments at age 65 is $5,000 and you elect to begin payments at age 68, your adjusted Guaranteed Annual Withdrawal Amount will be $5,300 ($5,000 increased by 6%, or $300).

Your Guaranteed Annual Withdrawal Amounts are not cumulative from year to year. If you withdraw less than the Guaranteed Annual Withdrawal Amount in any participation year, you may not add the remainder to your Guaranteed Annual Withdrawal Amount in any subsequent year.

The withdrawal charge, if applicable under the EQUI-VEST® Strategies contract, is waived for withdrawals up to the Guaranteed Annual Withdrawal Amount. However, all withdrawals, including withdrawals from your Non-Personal Income Benefit account value, are counted toward your 10% free withdrawal amount. See “Withdrawal charge” in “Charges and expenses” later in this prospectus.

You may take your lifetime required minimum distributions without losing the value of the Personal Income Benefit, provided you comply with the conditions described under “Lifetime required minimum distribution withdrawals” in “Accessing your money” later in this prospectus, including utilizing our RMD automatic withdrawal option. If you do not expect to comply with these conditions, this benefit may have limited usefulness for you and you should consider whether it is appropriate. Please consult your tax adviser.

If you experience a financial hardship or unforeseeable emergency that causes you to take a withdrawal from your Personal Income Benefit account value, this withdrawal does not start your Guaranteed Annual Withdrawal Amount payments, but will result in a reduction of your Guaranteed Annual Withdrawal Amount. For more information about how a hardship or unforeseeable emergency withdrawal will impact the Guaranteed Annual Withdrawal Amount, see “Hardship and unforeseeable emergency withdrawals” in “Accessing your money” later in this prospectus.

Transferring your Personal Income Benefit account value

Amounts allocated to the Personal Income Benefit variable investment options can always be transferred to other Personal Income Benefit variable investment options, but cannot be transferred to the Non-Personal Income Benefit

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investment options. However, once you have had amounts allocated to the Personal Income Benefit variable investment options for at least one year from the date of the initial allocation, we will permit a one-time exception to this requirement. You may wish to transfer amounts out of the Personal Income Benefit variable investment options if you no longer want to pay the Personal Income Benefit charge, or if you determine that Guaranteed Annual Withdrawal Amount payments are not part of your overall retirement strategy, or if you want to allocate those amounts to Non-Personal Income Benefit variable investment options. Please note that if you utilize this exception, you will forfeit your Guaranteed Annual Withdrawal Amount and we will not refund the Personal Income Benefit charges you paid.

If you utilize this exception, you must transfer all amounts out of the Personal Income Benefit variable investment options into Non-Personal Income Benefit investment options. This will terminate the Personal Income Benefit feature and you will not be able to make transfers back into the Personal Income Benefit variable investment options. We will deduct a pro rata portion of the charge for the Personal Income Benefit feature from the Personal Income Benefit account value. You will have to make this request in a form acceptable to us, and provide allocation instructions for the amounts to be transferred. If your allocation instructions on file included allocations to the Personal Income Benefit variable investment options, you will also need to provide new allocation instructions.

For example, assume the following:

•	your Non-Personal Income Benefit account value is $5,000;

•	your Personal Income Benefit account value is $2,960; and

•	your Guaranteed Annual Withdrawal Amount is $95.19.

If you decide to discontinue the Personal Income Benefit feature by transferring amounts out of the Personal Income Benefit account value, your Non-Personal Income Benefit account value will be $7,960 (minus a pro rata portion of the Personal Income Benefit charge applied to your Personal Income Benefit account value), your Personal Income Benefit account value will be $0 and your Guaranteed Annual Withdrawal Amount will be $0.

Effect of Personal Income Benefit Early and Excess withdrawals

A Personal Income Benefit Early withdrawal is caused when you take a withdrawal from your Personal Income Benefit account value before you have elected to begin receiving your Guaranteed Annual Withdrawal Amount payments.

If you take a Personal Income Benefit Early withdrawal, you are still permitted to make contributions and transfers to, or take loans from, the Personal Income Benefit variable investment options.

A Personal Income Benefit Excess withdrawal is caused when you withdraw more than your Guaranteed Annual Withdrawal

Amount in any participation year from your Personal Income Benefit account value. Once a withdrawal (including a hardship or an unforeseeable emergency withdrawal) causes cumulative withdrawals from your Personal Income Benefit account value in a participation year to exceed your Guaranteed Annual Withdrawal Amount, only the dollar amount of the withdrawal that causes the cumulative withdrawals to exceed the Guaranteed Annual Withdrawal Amount is considered a Personal Income Benefit Excess withdrawal. In addition, each subsequent withdrawal in that participation year is considered a Personal Income Benefit Excess withdrawal. Withdrawals from your Non-Personal Income Benefit account value are not considered when calculating Personal Income Benefit Excess withdrawals. In other words, you may make withdrawals from your Non-Personal Income Benefit account value without triggering a Personal Income Benefit Excess withdrawal.

A Personal Income Benefit Early or Excess withdrawal can cause a significant reduction in both your Ratchet Base and your Guaranteed Annual Withdrawal Amount. If you make a Personal Income Benefit Early or Excess withdrawal, we will recalculate your Ratchet Base and your Guaranteed Annual Withdrawal Amount. The withdrawal will reduce your Ratchet Base and your Guaranteed Annual Withdrawal Amount on a pro rata basis. Reduction on a pro rata basis means we take the percentage of your Personal Income Benefit account value withdrawn and reduce your Ratchet Base and your Guaranteed Annual Withdrawal Amount by that same percentage. If, at the time you take a Personal Income Benefit Early or Excess withdrawal, your Personal Income Benefit account value is less than your Ratchet Base, the pro rata reduction in your Ratchet Base will be greater than the dollar amount of the withdrawal.

Please note that a Personal Income Benefit Early or Excess withdrawal may be subject to withdrawal charges if it exceeds the 10% free withdrawal amount. A Personal Income Benefit Early or Excess withdrawal that reduces your Personal Income Benefit account value to zero will terminate the Personal Income Benefit without value.

Any withdrawal, whether from the Personal Income Benefit account value or the Non-Personal Income Benefit account value, reduces your death benefit under the contract. See “Payment of death benefit” later in this prospectus.

The following examples are designed to show how Early and Excess withdrawals impact the values in your contract and the Personal Income Benefit feature. Please note that all withdrawals will reduce your death benefit on a pro rata basis.

EXAMPLE 1: A Personal Income Benefit Early withdrawal

Assume the following:

•	your Non-Personal Income Benefit account value is $1,000;

•	your Personal Income Benefit account value is $5,000;

•	your Ratchet Base is $6,000;

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•	your Guaranteed Annual Withdrawal Amount is $200;

•	you are still employed by the plan sponsor; and

•	you decide to take a withdrawal of $1,500.

Your withdrawal will be a Personal Income Benefit Early withdrawal. We will deduct $1,000 from your Non-Personal Income Benefit account value and $500 from your Personal Income Benefit account value. Your Ratchet Base and Guaranteed Annual Withdrawal Amount will be reduced by 10% (your Personal Income Benefit account value ($5,000) divided by the amount of the withdrawal taken from your Personal Income Benefit account value ($500)). After the withdrawal:

•	your Non-Personal Income Benefit account value will be $0;

•	your Personal Income Benefit account value will be $4,500;

•	your Ratchet Base will be $5,400 ($6,000 reduced by 10%); and

•	your Guaranteed Annual Withdrawal Amount will be $180 ($200 reduced by 10%).

EXAMPLE 2: A Personal Income Benefit Excess withdrawal with a withdrawal charge

For this example, assume you make an initial $20,000 rollover contribution and there has been no investment performance. Also assume the contract has a 5% withdrawal charge in your second participation year which does not apply to withdrawals up to 10% of your total account value each year (the “10% free withdrawal amount”). Two participation years later, you are no longer employed by the plan sponsor and are eligible to start taking GAWA withdrawals.

•	your Non-Personal Income Benefit account value is $5,000;

•	your Personal Income Benefit account value is $15,000;

•	your Ratchet Base is $15,000;

•	your Guaranteed Annual Withdrawal Amount is $450;

•	your 10% free withdrawal amount is $2,000; and

•	you decide to take a withdrawal of $7,500 from your certificate.

The withdrawal charge will not apply to the first 10% of account value withdrawn, here $2,000. In this case, the withdrawal charge will be $275 ($5,500 multiplied by 5%). Therefore, the total amount subtracted from the total account value will be $7,775 (the $7,500 withdrawal plus the $275 withdrawal charge). We will deduct $5,000 from your Non-Personal Income Benefit account value and $2,775 from your Personal Income Benefit account value. This will be a Personal Income Benefit Excess withdrawal of $2,325 because the amount withdrawn from your Personal Income Benefit account value exceeds your Guaranteed Annual Withdrawal Amount of $450. Your Ratchet Base and

Guaranteed Annual Withdrawal Amount will be reduced by 15.5% (your Personal Income Benefit account value ($15,000) divided by the amount of the withdrawal taken from your Personal Income Benefit account value ($2,325)). After the withdrawal:

•	your Non-Personal Income Benefit account value will be $0;

•	your Personal Income Benefit account value will be $12,225;

•	your Ratchet Base will be $12,675 ($15,000 reduced by 15.5%); and

•	your Guaranteed Annual Withdrawal Amount will be $380.25 ($450 reduced by 15.5%).

Effect of your Personal Income Benefit account value falling to zero

If your Personal Income Benefit account value falls to zero due to a Personal Income Benefit Early or Excess withdrawal, your Personal Income Benefit (including Guaranteed Annual Withdrawal Amount payments) will terminate. Once terminated, the Personal Income Benefit cannot be restored. If your Personal Income Benefit account value falls to zero, either due to a withdrawal that is not a Personal Income Benefit Early or Excess withdrawal or due to a deduction of a charge and you have Non-Personal Income Benefit account value remaining, the Personal Income Benefit feature under your certificate will continue as long as you have Non-Personal Income Benefit account value. In other words, you will continue to receive Guaranteed Annual Withdrawal Amount payments. These payments will never reduce your Non-Personal Income Benefit account value.

If your Personal Income Benefit account value is zero and your Non-Personal Income Benefit account value is zero, or later falls to zero, your certificate will terminate and you will receive a supplementary life annuity contract setting forth your continuing benefits. You will be the owner and annuitant. If the supplementary life annuity contract is issued in connection with a Joint life contract, you will be the annuitant and your spouse will be the joint annuitant, provided you are still married. The following will then occur:

•	If you were taking withdrawals through the “Maximum payment plan,” we will continue the scheduled withdrawal payments on the same basis.

•

If you were taking withdrawals through the “Customized payment plan” or unscheduled partial withdrawals, we will pay the balance of the Guaranteed Annual Withdrawal Amount for that participation year in a lump sum. Payment of the Guaranteed Annual Withdrawal Amount will begin on the next participation date anniversary.

•	Payments will continue at the same frequency for Single or Joint life contracts, as applicable, or annually under the “Maximum payment” if automatic payments were not being made.

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•

Any minimum death benefit remaining under the original certificate will be carried over to the supplementary life annuity contract. The death benefit will no longer grow and will be reduced on a dollar-for-dollar basis as payments are made. If there is any remaining death benefit upon your death, if applicable, we will pay it to the beneficiary.

•	The charge for the Personal Income Benefit will no longer apply.

•	If at the time of your death the Guaranteed Annual Withdrawal Amount was being paid to you as a supplementary life annuity contract, your beneficiary may not elect the Beneficiary continuation option.

Other Important considerations

•	The Personal Income Benefit feature is not appropriate if you do not intend to take withdrawals prior to annuitization.

•

In order to elect to start taking Guaranteed Annual Withdrawal Amount payments, you must first repay any outstanding loan (including interest accrued but not yet paid). If you cannot repay the loan, we will treat it as defaulted or offset. For more information, see “Loans” in “Accessing your money.”

•

Amounts withdrawn in excess of your Guaranteed Annual Withdrawal Amount may be subject to a withdrawal charge, if applicable, as described in “Charges and expenses” later in this prospectus. In addition, all withdrawals count toward your 10% free withdrawal amount for that participation year. Personal Income Benefit Early and Excess withdrawals can significantly reduce or completely eliminate the value of the Personal Income Benefit. See “Effect of Personal Income Benefit Early and Excess withdrawals” above in this section.

•

Withdrawals are not considered as annuity payments for tax purposes, and may be subject to an additional 10% Federal income tax penalty before age 59 1/2. See “Tax information” later in this prospectus.

•

All Personal Income Benefit withdrawals reduce your Personal Income Benefit account value and minimum death benefit. See “How withdrawals are taken from your account value” and “How withdrawals affect the standard death benefit and the enhanced death benefit” later in this prospectus.

•	If you withdraw less than the Guaranteed Annual Withdrawal Amount in any participation year, you may not add the remainder to your Guaranteed Annual Withdrawal Amount in any subsequent year.

•

If you surrender your certificate to receive its cash value and your Personal Income Benefit account value is greater than your Guaranteed Annual Withdrawal Amount, all benefits under the certificate will terminate, including the Personal Income Benefit feature.

•	Withdrawals are available under this contract and other annuity contracts we offer without purchasing a withdrawal benefit.
•

If you are not eligible to begin receiving your Guaranteed Annual Withdrawal Amount, and any amount is taken from your Personal Income Benefit account value to satisfy a withdrawal request (including a hardship or unforeseeable emergency withdrawal), this will be considered a Personal Income Benefit Early withdrawal. This amount will also be subject to withdrawal charges, if applicable.

•

If you have to take all or a portion of a required minimum distribution from your Personal Income Benefit account value and it is your first withdrawal under the certificate, the RMD will be considered your “first withdrawal” for the purposes of establishing your Guaranteed Annual Withdrawal Amount.

•

If you elect to take Guaranteed Annual Withdrawal Amount payments on a Joint life basis and subsequently get divorced, your divorce will not automatically terminate the certificate. For both Joint life and Single life certificates, it is possible that the terms of your divorce decree could significantly reduce or completely eliminate the value of this benefit. In addition, if you drop the Joint life, you will not be able to name a new Joint life and payments will continue to be made in the same amount.

•

We reserve the right, in our sole discretion, to discontinue the acceptance of, and/or place limitations on contributions and transfers into the certificate and/or certain investment options. If you activated the Personal Income Benefit feature and we exercise our right to discontinue the acceptance of, and/or place limitations on contributions and transfers into the Personal Income Benefit variable investment options, you may no longer be able to fund your Personal Income Benefit feature. This means that if you have not yet allocated amounts to the Personal Income Benefit variable investment options, you may not be able to fund the Personal Income Benefit feature at all. This also means that if you have already funded the Personal Income Benefit feature by allocating amounts to the Personal Income Benefit variable investment options, you may no longer be able to increase your Guaranteed Annual Withdrawal Amount through contributions and transfers.

Death benefit

Your certificate provides a death benefit. If you do not elect the enhanced death benefit described below, the death benefit is equal to the greater of (i) your account value (less any outstanding loan and accrued loan interest) as of the date we receive satisfactory proof of death, any required instructions for the method of payment, information and forms necessary to effect payment, and (ii) the standard death benefit. Your account value will include any positive market value adjustment but will not include any negative market value adjustment that would apply to a withdrawal. The standard death benefit is equal to your total contributions, adjusted for withdrawals and any withdrawal charges, any taxes that apply and less any outstanding loan balance (including any accrued, but unpaid, interest).

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If your surviving spouse rolls the death benefit proceeds over into a contract issued by us, the death proceeds will remain invested in this contract until your spouse’s contract is issued and the amount of the death benefit will be calculated as of the date we receive all requirements necessary to issue your spouse’s new contract. The amount of the death benefit will be calculated to equal the greater of (i) your account value (less any outstanding loan balance plus accrued interest) as of the date that your spouse’s contract is issued, and (ii) the “standard death benefit” as of the date of your death. This means that the death benefit proceeds could vary up or down, based on investment performance, until your spouse’s new contract is issued.

The death benefit is the same whether or not you have allocated amounts to the Personal Income Benefit variable investment options. If you activated the Personal Income Benefit feature, your total account value is your Personal Income Benefit account value plus your Non-Personal Income Benefit account value.

Enhanced Death Benefit

For an additional annual fee you may elect the enhanced death benefit.

You may elect the enhanced death benefit only at the time you apply to participate under the EQUI-VEST® Strategies contract. Additionally, to elect this benefit, you must be younger than age 76 when participation under the contract begins. Once you elect this benefit, you may not cancel it as long as you continue participation in the contract.

If you elect the enhanced death benefit, the death benefit is equal to the greater of:

(a)

your account value (without any negative market value adjustment that would otherwise apply) as of the date we receive satisfactory proof of your death, any required instructions for the method of payment, information and forms necessary to effect payment (less any outstanding loan and accrued loan interest); and

(b)	the enhanced death benefit as of the date of your death.

On the participation date, your enhanced death benefit equals your initial contribution. Then, on each third participation date anniversary until you are age 85, we will determine your enhanced death benefit by comparing your current enhanced death benefit to your account value. If your account value is higher than your enhanced death benefit, we will increase your enhanced death benefit to equal your account value. On the other hand, if your account value on any third participation date anniversary is less than your enhanced death benefit, we will not adjust your enhanced death benefit either up or down.

If you make additional contributions, we will increase your current enhanced death benefit by the dollar amount of the contribution on the date the contribution is allocated to your investment options. If you take a withdrawal from your account value, we will adjust your enhanced death benefit on the date you take the withdrawal. Appendix III at the end of this prospectus provides an example of how the enhanced death benefit is calculated.

How withdrawals affect the standard death benefit and the enhanced death benefit

Each withdrawal you make will reduce the amount of your current standard death benefit or enhanced death benefit on a pro rata basis. Reduction on a pro rata basis means that we calculate the percentage of your current account value that is being withdrawn and we reduce your current standard death benefit or enhanced death benefit by that same percentage. For example, if your account value is $30,000 and you withdraw $12,000, you have withdrawn 40% of your account value. If your enhanced death benefit was $40,000 before the withdrawal, it would be reduced by $16,000 ($40,000 x .40) and your new enhanced death benefit after the withdrawal would be $24,000 ($40,000 – $16,000).

Before purchasing certain optional benefits such as the enhanced death benefit for your certificate, you and your tax adviser should carefully consider the following. If you intend to satisfy your lifetime required minimum distribution requirements which begin after age 70 1/2 for this certificate by taking account-based withdrawals (as opposed to receiving annuity payments), you should know that under the terms of the annuity contract such withdrawals will reduce your optional benefits and may have the effect of eliminating your ability to utilize the entire benefit. Also, purchasing certain optional benefits may increase the amount of RMDs you are required to withdraw under the tax rules if you elect withdrawals and not annuity payments. For more information, see “Tax information” later in this prospectus.

Your right to cancel within a certain number of days

If for any reason you are not satisfied with your certificate, you may return it to us for a refund. To exercise this cancellation right you must mail the certificate directly to our processing office within 10 days after you receive it. In some states, this “free look” period may be longer. Other state variations may apply. Please contact your financial professional and/or see Appendix IV to find out what applies in your state.

For contributions allocated to the variable investment options, your refund will equal the contributions, reflecting any investment gain or loss that also reflects the daily charges we deduct. For contributions allocated to the fixed maturity options, the refund will equal the amount of the contribution allocated to fixed maturity options reflecting any positive or negative market value adjustments. For TSA and EDC contracts, your refund will also be less any amounts in the loan reserve account. Some states require that we refund the full amount of the contribution (not including any investment gain or loss, or interest or market value

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adjustment). For contributions allocated to the guaranteed interest option, the refund will equal the amount of the contributions, without interest. When required by applicable law to return the full amount of your contribution, we will return the greater of your contribution or your contract’s cash value.

We may require that you wait six months before you apply for a certificate with us again if:

•	you cancel your certificate during the free look period; or

•	you change your mind before you receive your certificate whether we have received your contribution or not.

In addition to the cancellation right described above, you have the right to surrender your certificate, rather than cancel it. Surrendering your certificate may yield results different than canceling your certificate, including a greater potential for taxable income. In some cases, your cash value upon surrender may be greater than your contributions to the certificate. Please see “Tax information” later in this prospectus for possible consequences of canceling your certificate.

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2. Determining your certificate’s value

Your account value and cash value

Your “ account value” is the total of the: (i) values you have allocated to the variable investment options; (ii) the guaranteed interest option; (iii) the market adjusted amounts you have in the fixed maturity options; and (iv) if you have taken a loan, amounts held in your loan reserve account. These amounts are subject to certain fees and charges discussed in “Charges and expenses” later in this prospectus.

Your certificate also has a “cash value.” At any time before annuity payments begin, your certificate’s cash value is equal to the account value, less: (i) any applicable withdrawal charges, (ii) the total amount or a pro rata portion of the annual administrative charge, (iii) the total amount or a pro rata portion of the Personal Income Benefit charge, if applicable, and (iv) any outstanding loan, plus accrued interest.

Personal Income Benefit feature

If you activated the Personal Income Benefit feature under your certificate, we refer to the account value associated with that feature as your “Personal Income Benefit account value.” Your account value that is not associated with that benefit is referred to as your “Non-Personal Income Benefit account value.” Your total account value under the certificate is the sum of these amounts.

Your Personal Income Benefit account value allocations are limited to certain variable investment options we refer to as the “Personal Income Benefit variable investment options.” Amounts in your Personal Income Benefit account value are also subject to certain transfer restrictions and a separate charge for providing the guarantees under the feature. See “Personal Income Benefit” in “Contract features and benefits” earlier in this prospectus for details.

Your certificate’s value in the variable investment options

Each variable investment option invests in shares of a corresponding portfolio. Your value in each variable investment option is measured by “units.” The value of your units will increase or decrease as though you had invested it in the corresponding portfolio’s shares directly. Your value, however, will be reduced by the amount of the fees and charges that we deduct under the certificate.

Units measure your value in each variable investment option.

The unit value for each variable investment option depends on the investment performance of that option minus daily charges for mortality and expense risks and other expenses. On any day, your value in any variable investment option equals the number of units credited to that option, adjusted for any units purchased for or deducted from your certificate under that option, multiplied by that day’s value for one unit. The number of your certificate units in any variable investment option does not change unless they are increased or decreased to reflect additional contributions, withdrawals, withdrawal charges, transfers and loans.

In addition, the annual administrative charge, enhanced death benefit charge, the Personal Income Benefit charge or third-party transfer or rollover charge, will reduce the number of units credited to your certificate. A description of how unit values are calculated is found in the SAI.

Your certificate’s value in the guaranteed interest option

Your value in the guaranteed interest option at any time will equal: your contributions and transfers to that option, plus interest, minus withdrawals and transfers out of the option, and charges we deduct.

Your certificate’s value in the fixed maturity options

Your value in each fixed maturity option at any time before the maturity date is the market adjusted amount in each option, which reflects withdrawals out of the option and charges we deduct. This is equivalent to your fixed maturity amount increased or decreased by the market value adjustment. Your value, therefore, may be higher or lower than your contributions (less withdrawals) accumulated at the rate to maturity. At the maturity date, your value in the fixed maturity option will equal its maturity value, provided there have been no withdrawals or transfers.

Insufficient account value

Your certificate will terminate without value if your account value is insufficient to pay any applicable charges when due unless you have activated the Personal Income Benefit feature under your certificate. Your account value could become insufficient due to withdrawals and/or poor market performance. Upon such termination, you will lose all your rights under your certificate. For information about what happens if your Personal Income Benefit account value falls to zero, see “Effect of your Personal Income Benefit account value falling to zero” in “Contract features and benefits” earlier in this prospectus.

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3. Transferring your money among investment options

Transferring your account value

At any time before the date annuity payments are to begin, you can transfer some or all of your account value among the investment options, subject to the following:

•	You must transfer at least $300 of account value or, if less, the entire amount in the investment option. We may waive the $300 requirement.

•	You may not transfer to a fixed maturity option in which you already have value.

•	You may not transfer to a fixed maturity option that has a rate to maturity of 3%.

•	You may not transfer to a fixed maturity option if its maturity date is later than the date annuity payments are to begin.

•	If you make transfers out of a fixed maturity option other than at its maturity date the transfer will cause a market value adjustment.

•

If you activated the Personal Income Benefit feature, you may transfer your Personal Income Benefit account value among Personal Income Benefit variable investment options. Also, you may transfer your account value from your Non-Personal Income Benefit investment options to the Personal Income Benefit variable investment options, subject to the limitations described in “How you can contribute to your certificate” and “What are your investment options under the contract?” under “Contract features and benefits” earlier in this prospectus.

•

Transfers from the Personal Income Benefit variable investment options to the Non-Personal Income Benefit variable investment options, the guaranteed interest option and the fixed maturity options are generally not permitted. However, once you have had amounts allocated to the Personal Income Benefit variable investment options for at least one year from the date of the initial allocation, we will permit a one-time exception to this requirement. If you utilize this exception, you must transfer all amounts out of the Personal Income Benefit variable investment options into Non-Personal Income Benefit investment options. This will permanently discontinue the Personal Income Benefit and you will not be able to make transfers back into the Personal Income Benefit variable investment options. We will deduct a pro rata portion of the charge for the Personal Income Benefit from the Personal Income Benefit account value. You will have to make this request in a form acceptable to us, and provide allocation instructions for the transferred funds. If your allocation instructions on file included allocations to the Personal Income Benefit variable investment options, you will also need to provide new allocation instructions.

•

If your employer or you choose the “Maximum investment options choice” method for selecting investment options (including if you have been deemed to have selected that method as a result of a Target Allocation investment option in which you are invested becoming a group “B” option as described under “Selecting your investment method” in “Contract features and benefits” earlier in this prospectus) the maximum amount you may transfer in any participation year from the guaranteed interest option to any other investment option is (a) 25% of the amount you had in the guaranteed interest option on the last day of the prior participation year or, if greater, (b) the total of all amounts you transferred from the guaranteed interest option to any other investment option in the prior participation year.

•

If you transfer money from another financial institution into the guaranteed interest option during your first participation year, and if your employer or you have selected the “Maximum investment options choice” method (including if you have been deemed to have selected that method as a result of a Target Allocation investment option in which you are invested becoming a group “B” option as described under “Selecting your investment method” in “Contract features and benefits” earlier in this prospectus) you may, during the balance of that participation year, transfer up to 25% of such initial guaranteed interest option balance to any other investment option.

Upon advance notice we may change or establish additional restrictions on transfers among the investment options, including limitations on the number, frequency, or dollar amount of transfers. We may also, at any time, exercise our right to close a variable investment option to transfers. A transfer request does not change your percentages for allocating current or future contributions among the investment options. In addition to the restrictions described above, all transfers are subject to our policies and procedures set forth in “Disruptive transfer activity” below.

You may request a transfer in writing or by telephone using TOPS or online using Online Account Access. You must send all signed written requests directly to our processing office. Transfer requests should specify:

(1)	the certificate number,

(2)	the dollar amounts to be transferred, and

(3)	the investment options to and from which you are transferring.

You or the trustee or employer owner, whichever applies, can direct us to transfer among the investment options.

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We will confirm all transfers in writing.

Please see “Allocating your contributions” in “Contract features and benefits” for more information about your role in managing your allocations.

Disruptive transfer activity

You should note that the contract is not designed for professional “market timing” organizations, or other organizations or individuals engaging in a market timing strategy. The contract is not designed to accommodate programmed transfers, frequent transfers or transfers that are large in relation to the total assets of the underlying portfolio.

Frequent transfers, including market timing and other program trading or short-term trading strategies, may be disruptive to the underlying portfolios in which the variable investment options invest. Disruptive transfer activity may adversely affect performance and the interests of long-term investors by requiring a portfolio to maintain larger amounts of cash or to liquidate portfolio holdings at a disadvantageous time or price. For example, when market timing occurs, a portfolio may have to sell its holdings to have the cash necessary to redeem the market timer’s investment. This can happen when it is not advantageous to sell any securities, so the portfolio’s performance may be hurt. When large dollar amounts are involved, market timing can also make it difficult to use long-term investment strategies because a portfolio cannot predict how much cash it will have to invest. In addition, disruptive transfers or purchases and redemptions of portfolio investments may impede efficient portfolio management and impose increased transaction costs, such as brokerage costs, by requiring the portfolio manager to effect more frequent purchases and sales of portfolio securities. Similarly, a portfolio may bear increased administrative costs as a result of the asset level and investment volatility that accompanies patterns of excessive or short-term trading. Portfolios that invest a significant portion of their assets in foreign securities or the securities of small- and mid-capitalization companies tend to be subject to the risks associated with market timing and short-term trading strategies to a greater extent than portfolios that do not. Securities trading in overseas markets present time zone arbitrage opportunities when events affecting portfolio securities values occur after the close of the overseas market but prior to the close of the U.S. markets. Securities of small- and mid-capitalization companies present arbitrage opportunities because the market for such securities may be less liquid than the market for securities of larger companies, which could result in pricing inefficiencies. Please see the prospectuses for the underlying portfolios for more information on how portfolio shares are priced.

We currently use the procedures described below to discourage disruptive transfer activity. You should understand, however, that these procedures are subject to the following limitations: (1) they primarily rely on the policies and procedures implemented by the underlying portfolios; (2) they do not eliminate the possibility that disruptive transfer activity, including market timing, will occur or that portfolio performance will be affected by such activity; and (3) the design of market timing procedures involves inherently subjective judgments, which we seek to make in a fair and reasonable manner consistent with the interests of all contract owners.

We offer investment options with underlying portfolios that are part of EQ Premier VIP Trust and EQ Advisors Trust (together, the “affiliated trusts”), as well as investment options with underlying portfolios of outside trusts with which the Company has entered participation agreements (the “unaffiliated trusts” and, collectively with the affiliated trusts, the “trusts”). The affiliated trusts have adopted policies and procedures regarding disruptive transfer activity. They discourage frequent purchases and redemptions of portfolio shares and will not make special arrangements to accommodate such transactions. They aggregate inflows and outflows for each portfolio on a daily basis. On any day when a portfolio’s net inflows or outflows exceed an established monitoring threshold, the affiliated trust obtains from us contract owner trading activity. The affiliated trusts currently consider transfers into and out of (or vice versa) the same variable investment option within a five business day period as potentially disruptive transfer activity.

When a contract owner is identified in connection with potentially disruptive transfer activity for the first time, a letter is sent to the contract owner explaining that there is a policy against disruptive transfer activity and that if such activity continues certain transfer privileges may be eliminated. If and when the contract owner is identified a second time as engaged in potentially disruptive transfer activity under the contract, we currently prohibit the use of voice, fax and automated transaction services. We currently apply such action for the remaining life of each affected contract. We or a trust may change the definition of potentially disruptive transfer activity, the monitoring procedures and thresholds, any notification procedures, and the procedures to restrict this activity. Any new or revised policies and procedures will apply to all contract owners uniformly. We do not permit exceptions to our policies restricting disruptive transfer activity.

Each unaffiliated trust may have its own policies and procedures regarding disruptive transfer activity. If an unaffiliated trust advises us that there may be disruptive activity from one of our contract owners, we will work with the unaffiliated trust to review contract owner trading activity. Each trust reserves the right to reject a transfer that it believes, in its sole discretion, is disruptive (or potentially disruptive) to the management of one of its portfolios. Please see the prospectuses for the trusts for more information.

It is possible that a trust may impose a redemption fee designed to discourage frequent or disruptive trading by contract owners. As of the date of this prospectus, the trusts had not implemented such a fee. If a redemption fee is implemented by a trust, that fee, like any other trust fee, will be borne by the contract owner.

Contract owners should note that it is not always possible for us and the underlying trusts to identify and prevent disruptive

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transfer activity. In addition, because we do not monitor for all frequent trading at the separate account level, contract owners may engage in frequent trading which may not be detected, for example, due to low net inflows or outflows on the particular day(s). Therefore, no assurance can be given that we or the trusts will successfully impose restrictions on all potentially disruptive transfers. Because there is no guarantee that disruptive trading will be stopped, some contract owners may be treated differently than others, resulting in the risk that some contract owners may be able to engage in frequent transfer activity while others will bear the effect of that frequent transfer activity. The potential effects of frequent transfer activity are discussed above.

Automatic transfer options

Investment simplifier

Our investment simplifier program allows you to choose from two automatic options for transferring amounts from the guaranteed interest option to the variable investment options. In order to choose investment simplifier with Personal Income Benefit variable investment options as destination investment options, you must have already activated the Personal Income Benefit feature. Please note that transfers to the Personal Income Benefit variable investment options are allowed only until you elect to begin receiving Guaranteed Annual Withdrawal Amount payments. The transfer options are the “fixed-dollar option” and the “interest sweep.” You may select one or the other, but not both. If you elect to use rebalancing option II (discussed below), you may not choose either of the investment simplifier options.

Fixed-dollar option.  Under this option you may elect to have a fixed-dollar amount transferred out of the guaranteed interest option and into the variable investment options of your choice, including the Personal Income Benefit variable investment options, on a monthly basis. You can specify the number of monthly transfers or instruct us to continue to make monthly transfers until all available amounts in the guaranteed interest option have been transferred out.

In order to elect the fixed-dollar option, you must have a minimum of $5,000 in the guaranteed interest option on the date we receive your election form at our processing office. You also must elect to transfer at least $50 per month. The fixed-dollar option is subject to the guaranteed interest option transfer limitation described above under “Transferring your account value.”

Interest sweep.  Under the interest sweep, we will make transfers on a monthly basis from amounts in the guaranteed interest option. The amount we will transfer will be the interest credited to amounts you have in the guaranteed interest option from the last business day of the prior month to the last business day of the current month. You must have at least $7,500 in the guaranteed interest option on the date we receive your election and on the last business day of each month thereafter to participate in the interest sweep option.

The fixed-dollar and interest sweep options are forms of dollar-cost averaging. Dollar-cost averaging allows you to gradually allocate amounts to the variable investment options by periodically transferring approximately the same dollar amount to the variable investment options you select. This will cause you to purchase more units if the unit’s value is low and fewer units if the unit’s value is high. Therefore, you may get a lower average cost per unit over the long term. This plan of investing, however, does not guarantee that you will earn a profit or be protected against losses.

When your participation in the investment simplifier will end.  Your participation in the investment simplifier will end:

•	Under the fixed-dollar option, when either the number of designated monthly transfers have been completed or the amount you have available in the guaranteed interest option has been transferred out.

•	Under the interest sweep, when the amount you have in the guaranteed interest option falls below $7,500 (determined on the last business day of the month) for two months in a row.

•	Under either option, on the date we receive at our processing office, your written request to cancel automatic transfers, or on the date your certificate terminates.

•

Under either option, on the date we receive at our processing office, your election to begin receiving Guaranteed Annual Withdrawal Amount payments, only if you are making monthly transfers to the Personal Income Benefit variable investment options.

Rebalancing your account value

Our rebalancing program offers two options that you can use to automatically reallocate your Non-Personal Income Benefit account value. Rebalancing is not available for amounts allocated to the Personal Income Benefit variable investment options.

Option I permits reallocation among the variable investment options only and option II permits reallocation among the variable investment options and the guaranteed interest option. To enroll in the asset rebalancing program, you must notify us in writing by completing our asset rebalancing form, instructing us:

(a)	in whole percentages only, the percentage you want invested in each variable investment option (and the guaranteed interest option, if applicable), and

(b)	how often you want the rebalancing to occur (quarterly, semian-nually, or annually).

While your rebalancing program is in effect, we will transfer amounts among each variable investment option (and the guaranteed interest option, if applicable), so that the percentage of your account value that you specify is invested in each option at the end of each rebalancing date. Your entire Non-Personal Income Benefit account value in the variable investment options (and guaranteed interest

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option, if applicable) must be included in the rebalancing program. Currently, we permit rebalancing of up to 20 investment options. Transfer restrictions out of the guaranteed interest option may apply in accordance with the last two bullets under “Transferring your account value” above in this section. The initial transfer under the rebalancing program (based on your Non-Personal Income Benefit account value as of the day before the program is established) is not permitted to cause the transfer restrictions to be violated, and any rebalancing election that would be a violation of the transfer restrictions will not be put into effect. However, if the program can be established, once it is in effect, the transfer restrictions will be waived for the rebalancing transfers.

Rebalancing does not assure a profit or protect against loss. You should periodically review your allocation percentages as your needs change. You may want to discuss the rebalancing program with your financial professional before electing the program.

If you elect to use option II, you may not choose either of the investment simplifier automatic options.

You may elect or terminate the rebalancing program at any time. You may also change your allocations under the program at any time. Once enrolled in the rebalancing program, it will remain in effect until you instruct us in writing to terminate the program. Requesting an investment option transfer while enrolled in our rebalancing program will not automatically change your allocation instructions for rebalancing your account value. This means that upon the next scheduled rebalancing, we will transfer amounts among your investment options pursuant to the allocation instructions previously on file for your program. Changes to your allocation instructions for the rebalancing program (or termination of your enrollment in the program) must be in writing and sent to our processing office.

For certificates with outstanding loans only, on any rebalancing date where the amount to be transferred from the guaranteed interest option would cause a transfer from the loan reserve account (which is part of the guaranteed interest option), the rebalancing program will be automatically cancelled. (See “Loans” in “Accessing your money” later in this prospectus.)

ProNvest Managed Account Service

The Company offers access to managed account services through ProNvest, Inc., an unaffiliated third party. ProNvest is an independent registered investment advisory firm that assists retirement plan participants with goal-based advice and money management services.

If available under your employer’s plan, you may enroll in ProNvest’s managed account service to manage your account value. ProNvest will allocate assets invested in your account among the Non-Personal Income Benefit and Personal Income Benefit variable investment options, the guaranteed interest option, and the Structured Investment Option based on a customized investment plan created for you from information you provide to ProNvest. (For more information about the Structured Investment Option, please see the Structured Investment Option prospectus). Generally, ProNvest will adjust your allocations every quarter or as the market changes. A minimum account value may be required to enroll in the ProNvest managed account service.

You should be aware that during your enrollment in the ProNvest managed account service, you will not have the ability to transfer or re-allocate your account value. If you wish to make a transfer or re-allocate your account value, you must terminate your enrollment in the ProNvest managed account service. Once terminated, we reserve the right to not permit you to re-elect the managed account service. In addition, if you enroll in the ProNvest managed account service, automated programs including dollar cost averaging and asset rebalancing will be terminated. However, the RMD automatic withdrawal and systematic withdrawal options will continue to be available.

If you invested in the Structured Investment Option and specified a Performance Cap Threshold or provided special maturity instructions, those elections will be terminated if you enroll in the ProNvest managed account service.

If you enroll in the ProNvest managed account service, ProNvest will charge a quarterly fee at an annual rate up to 0.75% from your Non-Personal Income Benefit account value. The amount of the fee may be lower and varies among broker-dealers. We will deduct this fee pro rata from your Non-Personal Income Benefit variable investment options and guaranteed interest option first, then from the account for special dollar cost averaging. If those amounts are insufficient, we will deduct this charge pro rata from your fixed maturity options, if any. We will not deduct this fee from amounts invested in the Personal Income Benefit variable investment options.

You may terminate the ProNvest managed account service at any time by contacting ProNvest. Visit www.ProNvest.com for information on contacting ProNvest and communicating your instructions.

For additional information or to enroll in the ProNvest managed account service, contact your financial professional. Minimum participant account balance requirements may apply. The ProNvest managed account service may not be available in all plans, all contracts, or in all states.

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4. Accessing your money

Withdrawing your account value

You have several ways to withdraw your account value before annuity payments begin. The table below shows the methods available. EQUI-VEST® Strategies TSA participants may only withdraw amounts from their account value that are 100% vested, subject to the employer’s approval, plan rules and applicable laws. (See “Forfeitures” below.) More information follows the table. For the tax consequences of taking withdrawals, see “Tax information” later in this prospectus.

Please see “Insufficient account value” in “Determining your certificate’s value” and “Effect of Personal Income Benefit Early and Excess withdrawals” in “Contract features and benefits” earlier in this prospectus for more information on how withdrawals affect your guaranteed benefits and could potentially cause your certificate to terminate.

Forfeitures

A 403(b) plan may have a vesting schedule applicable to some or all employer contributions. Forfeitures can arise when a 403(b) plan participant who is not fully vested under a plan separates from service. Plan participants should consult the plan administrator to learn more about the vesting schedule. When a forfeiture occurs, we will withdraw any unvested portion of a plan participant’s account value and deposit such amount in a forfeiture account in the contract. The plan administrator must tell us the unvested balance. We allocate amounts in the forfeiture account to the guaranteed interest option, unless otherwise agreed to by the employer/trustee and us.

Forfeited account values may be reallocated to active plan participants in accordance with the terms of the plan. Special rules apply to how the withdrawal charge, if any, will apply when forfeitures have occurred. See “Withdrawal charge” under “Charges and expenses” later in this prospectus.

Method of withdrawal
Contract	Partial withdrawal	Systematic	Minimum distribution
TSA	Yes(1)(2)(3)	Yes(1)(2)(3)	Yes(2)(3)
EDC	Yes(1)(2)(3)	Yes(1)(2)(3)	Yes(2)(3)
(1)	Only if the certificate is not subject to withdrawal restrictions.
(2)	Only if there are no outstanding loans.
(3)	Requires or may require Plan Administrator’s approval. See “Tax information” later in this prospectus.

Taking withdrawals under the Personal Income Benefit

This section describes the ways in which you can take Guaranteed Annual Withdrawal Amount payments. You may take unscheduled payments by submitting a request in a form acceptable to us, or you can take payments under one of our automated payment plans.

Under either the Maximum payment plan or the Customized payment plan, you may take withdrawals on a monthly, quarterly or annual basis, provided the scheduled payment is at least $250 for monthly and quarterly payments. If the scheduled payment falls below this amount, we will terminate the program, even if a required minimum distribution withdrawal causes the reduction. You may change the payment frequency of your withdrawals at any time, and the change will become effective on the next participation date anniversary.

You may elect either the Maximum payment plan or the Customized payment plan at any time after you are eligible to start taking Guaranteed Annual Withdrawal Amount payments. You must wait at least 28 days from contract issue before automatic payments begin. We will make the withdrawals on any day of the month that you select as long as it is not later than the 28th day of the month. However, you must elect a date that is more than three calendar days prior to your contract date anniversary. The first payment date cannot be more than one full payment mode from the date the enrollment form is received at our processing office.

Our automatic payment plans are available to you if you are taking withdrawals to help you meet lifetime required minimum distributions under federal income tax rules. To best meet your needs, you should consider using an automatic payment plan in conjunction with our RMD automatic withdrawal option. The RMD automatic withdrawal option is described later in this section.

Maximum payment plan.  Our Maximum payment plan provides for the withdrawal of the Guaranteed Annual Withdrawal Amount in scheduled payments. You select the payment frequency; annually, quarterly or monthly. The amount of the withdrawal will increase on participation date anniversaries with any Ratchet increase.

If you elect annual payments, you may choose the date on which you receive your Guaranteed Annual Withdrawal Amount, but that date cannot be more than one full payment mode from the date your enrollment form is received at our processing office. If you have taken a partial withdrawal from your Personal Income Benefit account value prior to enrollment in the Maximum payment plan, the payment you receive will be the difference between your Guaranteed Annual Withdrawal Amount and the previously received withdrawal.

If you elect the Maximum payment plan and start monthly or quarterly payments after the beginning of a participation year, your first payment will be made as soon as your request is processed and include any additional amount that would have been paid to you if you had elected the plan at the beginning of the participation year (the “catch-up payment”).

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If you take a partial withdrawal from your Personal Income Benefit account value in the same participation year, but prior to enrollment in the Maximum payment plan and the partial withdrawal was greater than any catch-up payment due, the partial withdrawal will be subtracted from the Guaranteed Annual Withdrawal Amount and the difference will be divided by the number of scheduled payments. If the partial withdrawal was less than any catch-up payment due, it will be subtracted from the catch-up payment and the difference will be included with your first payment. In subsequent years, you will receive the full amount of your Guaranteed Annual Withdrawal Amount.

If you take a partial withdrawal from the Personal Income Benefit account value after enrolling in the Maximum payment plan, we will terminate the plan. You may enroll in the plan again at any time, but the scheduled payments will not resume until the next participation date anniversary.

Customized payment plan. Our Customized payment plan provides you with the option of electing to take either: (1) a fixed dollar amount withdrawal not to exceed the Guaranteed Annual Withdrawal Amount, which will be subtracted from the Personal Income Benefit account value; or (2) a fixed dollar amount that may exceed the Guaranteed Annual Withdrawal Amount, which will be subtracted first from the Personal Income Benefit account value (up to the amount of the Guaranteed Annual Withdrawal Amount) and then from the Non-Personal Income Benefit account value. If the Non-Personal Income Benefit account value is not sufficient to satisfy the request, only the amount of the Guaranteed Annual Withdrawal Amount will be paid out as scheduled payments. The amount of the withdrawal will not be increased on participation date anniversaries with any Ratchet increase. You must elect to change the scheduled payment amount.

If you take a partial withdrawal from the Personal Income Benefit account value in the same participation year, but prior to your enrollment in the Customized payment plan, you will only be able to elect this plan if the partial withdrawal was less than the Guaranteed Annual Withdrawal Amount. In that case, you will receive the requested payments, up to the Guaranteed Annual Withdrawal Amount. Once the total of the scheduled payment made equals the Guaranteed Annual Withdrawal Amount, the plan will be suspended for the remainder of the participation year. If you take a partial withdrawal from the Personal Income Benefit account value while the Customized payment plan is in effect, and that withdrawal plus all other withdrawals from the Personal Income Benefit account value during that participation year exceed the Guaranteed Annual Withdrawal Amount, we will terminate the plan. You may enroll in the plan again at any time, but the scheduled payments will not resume until the next participation date anniversary.

Partial withdrawals and terminations

Subject to the terms of your employer’s plan, your certificate and any restrictions in federal income tax rules, you may take partial withdrawals from your account value (your Non-Personal

Income Benefit account value, your Personal Income Benefit account value or both) or terminate your certificate at any time while you are living and before annuity payments begin. If you take a withdrawal from your Personal Income Benefit account value, the withdrawal may affect your Guaranteed Annual Withdrawal Amount. See “Effect of Personal Income Benefit Early and Excess withdrawals” under “Personal Income Benefit” in “Contract features and benefits” earlier in this prospectus for more information. Also, if you are at least age 59 1/2 and have separated from service with the employer that sponsored the plan, any withdrawal request will be considered a request to begin receiving Guaranteed Annual Withdrawal Amount payments.

The minimum amount you may withdraw at any time is $300. If your account value is less than $500 after a withdrawal, we may terminate your certificate and pay you its cash value except if you have activated the Personal Income Benefit feature of your certificate.

Partial withdrawals, or payments of remaining account value in excess of the 10% free withdrawal amount, may be subject to a withdrawal charge. See “withdrawal charge” in “Charges and expenses” later in this prospectus.

Systematic withdrawals

(Available for Non-Personal Income Benefit account value only; not available if Guaranteed Annual Withdrawal Amount payments are being taken through the Maximum payment plan or the Customized payment plan)

You may take systematic withdrawals on a monthly or quarterly basis. The minimum amount you may take for each withdrawal is $250. We will make the withdrawal on any day of the month that you select as long as it is not later than the 28th day of the month. However, you must elect a date that is more than three calendar days prior to your contract date anniversary. If you do not select a date, your withdrawals will be made on the first business day of the month. A check for the amount of the withdrawal will be mailed to you or, if you prefer, we will electronically transfer the money to your checking account.

You may withdraw either the amount of interest earned in the guaranteed interest option or a fixed-dollar amount from either the Non-Personal Income Benefit variable investment options or the guaranteed interest option. If you elect the interest option, a minimum of $20,000 must be maintained in the guaranteed interest option. If you elect the fixed-dollar option, you do not have to maintain a minimum amount.

If you choose to have a fixed dollar amount taken from the Non-Personal Income Benefit variable investment options and/or the guaranteed interest option, you may elect to have the amount of the withdrawal subtracted from your account value in one of three ways:

(1)	Pro rata from all of your Non-Personal Income Benefit variable investment options and the guaranteed interest option, in which you have value (without exhausting your

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values in those options). Once the requested amount is greater than your account value, the systematic withdrawal program will terminate.

(2)

Pro rata from all of your Non-Personal Income Benefit variable investment options and the guaranteed interest option, in which you have value (until your account value is exhausted). Once the requested amount leaves you with an account value of less than $500, we will treat it as a request to surrender your certificate.

(3)

You may specify a dollar amount from one Non-Personal Income Benefit variable investment option or the guaranteed interest option. If you choose this option and the value in that investment option drops below the requested withdrawal amount, the requested withdrawal amount will be taken on a pro rata basis from all remaining Non-Personal Income Benefit investment options in which you have value. Once the requested amount leaves you with an account value of less than $500, we will treat it as a request to surrender your certificate.

If you are invested in fixed maturity options, you may not elect option (1) or (2).

You may elect systematic withdrawals if:

•	the plan permits it;

•	your certificate is not subject to withdrawal restrictions; and

•	your certificate does not have a loan outstanding.

You can cancel the systematic withdrawal option at any time.

Amounts withdrawn in excess of the 10% free withdrawal amount may be subject to a withdrawal charge.

Lifetime minimum distribution withdrawals

(See “Tax information” later in this prospectus)

We offer our “required minimum distribution automatic withdrawal option” to help you meet lifetime required minimum distributions under federal income tax rules. This is not the exclusive way for you to meet these rules. After consultation with your tax adviser, you may decide to compute required minimum distributions yourself and request partial withdrawals. In such a case, withdrawals may be subject to a withdrawal charge if your withdrawal exceeds the 10% free withdrawal amount. You may choose instead an annuity payout option. Before electing an account-based withdrawal option, please refer to “Required minimum distributions” under “Tax information” later in this prospectus.

The actuarial present value of additional contract benefits must be added to the account value in calculating required minimum distribution withdrawals from annuity contracts funding 403(b) plans and 457(b) EDC plans. For this purpose additional annuity contract benefits may include guaranteed benefits, such as the Personal Income Benefit and enhanced death benefits.

Under legislation enacted at the end of 2019:

•	If your birthdate is June 30, 1949 or earlier, you may elect our required minimum distribution automatic withdrawal option in the year in which you reach age 70 1/2 , or in any later year.

•	If your birthdate is July 1, 1949 or later, you may elect our RMD automatic withdrawal option in the year in which you reach age 72, or in any later year.

In all cases, your election will be subject to the terms of the plan, if applicable. You should consider whether you must begin taking lifetime required minimum distributions based on your birthdate and whether you have retired from service with the employer sponsoring the plan. See the discussion of lifetime required minimum distributions under “Tax Information” later in this prospectus.

To elect this option, you must have an account value in the variable investment options and the guaranteed interest option of at least $2,000. You must not have any outstanding loan. When electing this option, amounts from both your Personal Income Benefit account value and your Non-Personal Income Benefit account value are used to determine your lifetime required minimum distribution payment each year. The minimum amount we will pay out is $300, or if less, your account value. If your account value is less than $500 after the withdrawal, we may terminate your certificate and pay you its cash value unless you have activated the Personal Income Benefit feature of your certificate. Currently, minimum distribution withdrawal payments will be made annually. See the Required minimum distributions section in “Tax information” later in this prospectus for your specific type of retirement arrangement.

Currently, we do not impose a withdrawal charge on minimum distribution withdrawals if you are enrolled in our RMD automatic withdrawal option. The minimum distribution withdrawal will be taken into account in determining if any subsequent withdrawal taken in the same participation year exceeds the 10% free withdrawal amount.

The automatic withdrawal option does not generate required minimum distribution payments during the first participation year. Therefore, if you are making a rollover or transfer contribution to the certificate after age 72 (or age 70 1/2 if applicable) you must make any required minimum distributions before the rollover or transfer. If you do not, any withdrawals that you make during the first participation year to satisfy your required minimum distributions may be subject to withdrawal charges (if applicable) if they exceed the 10% free withdrawal amount.

If you purchased your EQUI-VEST® Strategies TSA certificate via a direct transfer of funds from another 403(b) plan or contract and we were informed at the time of your purchase the amount of your December 31, 1986 account balance (if any) you may postpone beginning lifetime required minimum distributions on these pre-1987 funds. Lifetime required minimum distributions on the pre-1987 account balance may be

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postponed to age 75 rather than having to start following the later of your reaching age 70 1/2 or retiring.

For certificates subject to minimum distribution requirements, we will send a form outlining the distribution options available in the year you reach 72 (or age 70 1/2 if applicable) if you have not begun your annuity payments before that time.

For certificates with Personal Income Benefit.  For certificates that have activated the Personal Income Benefit, withdrawals not taken through our RMD automatic withdrawal option may cause a Personal Income Benefit Early withdrawal if they are taken prior to your eligibility to take your Guaranteed Annual Withdrawal Amount. Also, those withdrawals may cause a Personal Income Benefit Excess withdrawal if they exceed your Guaranteed Annual Withdrawal Amount. If you have not already elected to begin receiving Guaranteed Annual Withdrawal Amount payments when you elect the RMD automatic withdrawal option, you will be required to select either the single or joint life option for Guaranteed Annual Withdrawal Amount payments. You may change this election any time before amounts from your Personal Income Benefit account value are accessed to make a payment. We will take RMD payments from your Non-Personal Income Benefit account value first. If there are insufficient funds in your Non-Personal Income Benefit account value, the amount will be taken from your Personal Income Benefit account value. Once amounts are taken from your Personal Income Benefit account value, your Guaranteed Annual Withdrawal Amount payments will be considered to have begun. At this point, you will no longer be able to contribute or transfer amounts to the Personal Income Benefit variable investment options.

Generally, if you elect our RMD automatic withdrawal option, any lifetime required minimum distribution payment we make to you under our RMD automatic withdrawal option will not be treated as a Personal Income Benefit Early or Excess withdrawal.

If you elect either the Maximum payment plan or the Customized payment plan AND our RMD automatic withdrawal option, we will make an extra payment, if necessary, in December that will equal your lifetime required minimum distribution less all payments made through November 30th and any scheduled December payment. If this extra payment is made, the amount will be taken from your Non-Personal Income Benefit account value first. If there are insufficient funds in your Non-Personal Income Benefit account value, the amount will be taken from your Personal Income Benefit account value. If this amount, plus any other withdrawals from the Personal Income Benefit account value, equals or exceeds your Guaranteed Annual Withdrawal Amount, your payment plan will be suspended for the remainder of the participation year. If this amount, plus any other withdrawals from the Personal Income Benefit account value has not equaled or exceeded the Guaranteed Annual Withdrawal Amount, scheduled payments will continue until the Guaranteed Annual Withdrawal Amount is paid. At that time, your payment plan will be suspended until the following participation year. The combined automatic plan payments and lifetime required minimum distribution payment will not be treated as Personal Income Benefit Excess withdrawals, if applicable. However, if you take any partial withdrawals in addition to your lifetime required minimum distribution and automatic payment plan payments, your applicable automatic payment plan will be terminated. The partial withdrawal may cause a Personal Income Benefit Excess withdrawal and may be subject to a withdrawal charge (if applicable). You may enroll in the plan again any time, but the scheduled payments will not resume until the next participation date anniversary. Further, your Personal Income Benefit account value and Guaranteed Annual Withdrawal Amount may be reduced. See “Effect of Personal Income Benefit Early and Excess withdrawals” under “Personal Income Benefit” in “Contract features and benefits” earlier in this prospectus.

If you elect our RMD automatic withdrawal option and elect to take your Guaranteed Annual Withdrawal Amount payments in partial withdrawals without electing one of our available automatic payment plans, we will make a payment, if necessary, in December that will equal your required minimum distribution less all withdrawals made through the payment date. If this extra payment is made, the amount will be taken from your Non-Personal Income Benefit account value first. If the sum of the Guaranteed Annual Withdrawal Amount and Non-Personal Income Benefit account value is insufficient to satisfy the required minimum distribution, we will make an additional payment from your Personal Income Benefit account value, if necessary, to satisfy the required minimum distribution amount. The RMD payment we make to you will not be treated as a Personal Income Benefit Excess withdrawal.

If prior to December you make a partial withdrawal that exceeds your Guaranteed Annual Withdrawal Amount, but not your RMD amount, that partial withdrawal will be treated as a Personal Income Benefit Excess withdrawal, as well as any subsequent partial withdrawals made during the same participation year. However, if by December your withdrawals have not exceeded your RMD amount, the RMD payment we make to you will not be treated as a Personal Income Benefit Excess withdrawal.

For the purpose of these examples, assume your Personal Income Benefit account value is $30,000 and there are no allocations to your Non-Personal Income Benefit account value. Also, assume the following:

•	Your annual RMD amount = $6,000;

•	Your Ratchet Base = $60,000; and

•	Your Guaranteed Annual Withdrawal Amount = $2,400.

EXAMPLE 1:

You take a partial withdrawal of $3,600 from your Personal Income Benefit account value on July 1st. By doing so, you have exceeded your Guaranteed Annual Withdrawal Amount by $1,200. This is a Personal Income Benefit Excess withdrawal that will reduce both your Ratchet Base and Guaranteed Annual Withdrawal Amount on a pro rata basis.

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Your Personal Income Benefit account value will be reduced dollar-for-dollar by the amount of the withdrawal. Here are the values after the withdrawal:

•	Personal Income Benefit account value = $26,400 (or $30,000 – $3,600).

•	Your Ratchet Base = $57,600 (or $60,000 – $2,400). This $2,400 reduction represents a pro rata reduction of 4%.

•	Guaranteed Annual Withdrawal Amount (for future participation years) = $2,304 (or $2,400 – $96). This $96 reduction represents a pro rata reduction of 4%.

In this example, if you do not take additional withdrawals between July 1st and December, we will pay you your remaining RMD amount of $2,400 and it will not be treated as a Personal Income Benefit Excess withdrawal.

EXAMPLE 2:

You take a partial withdrawal of $2,000 from your Personal Income Benefit account value on July 1st and make no other withdrawals for the remainder of the calendar year. In this case, your Personal Income Benefit account value will be reduced dollar-for-dollar by the amount of the withdrawal. However, your Ratchet Base will not be reduced and the Guaranteed Annual Withdrawal Amount remaining for the current participation year will be $400. Here are the values after the withdrawal:

•	Personal Income Benefit account value = $28,000 (or $30,000 – $2,000).

•	Your Ratchet Base = $60,000.

•	Remaining Guaranteed Annual Withdrawal Amount (for current participation year) = $400 (or $2,400 – $2,000).

•	Remaining Guaranteed Annual Withdrawal Amount (for future participation years) = $2,400.

In this example, if you do not take additional withdrawals between July 1st and December, we will pay you your remaining RMD amount of $4,000 and it will not be treated as a Personal Income Benefit Excess withdrawal.

If you do not elect our RMD automatic withdrawal option and your Guaranteed Annual Withdrawal Amount payments are insufficient to satisfy the required minimum distribution payment, any additional withdrawal taken from your Personal Income Benefit account value in the same participation year will be treated as a Personal Income Benefit Excess withdrawal. Also, if you elect our RMD automatic withdrawal option, but satisfy your RMD through ad-hoc withdrawals prior to the December payment date, any withdrawal that exceeds the Guaranteed Annual Withdrawal Amount will be treated as a Personal Income Benefit Excess withdrawal.

Hardship and unforeseeable emergency withdrawals

Generally, in order to receive a hardship or unforeseeable emergency withdrawal (special federal income tax definition), you must meet certain criteria and have your request approved by the Plan. For more information, see “Withdrawal restrictions” under “Tax Information” later in this prospectus.

For contracts that have activated the Personal Income Benefit feature

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The amounts withdrawn to satisfy the withdrawal request will be taken from your Non-Personal Income Benefit account value first, if you have any. If values from your Personal Income Benefit account value are used to satisfy the withdrawal request, the withdrawal will be treated as a Personal Income Benefit Early withdrawal. For more information, see “Effect of Personal Income Benefit Early and Excess withdrawals” under “Personal Income Benefit” in “Contract features and benefits” earlier in this prospectus.

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If you have an existing loan, the withdrawal will not cause a default of your loan. You can continue to repay the outstanding loan. As discussed below in “Loans,” failure to repay a loan can have substantial tax consequences.

How withdrawals are taken from your account value

Unless you specify otherwise, we will subtract your withdrawals on a pro rata basis from your values in the investment options. A market value adjustment will apply if withdrawals are taken from the fixed maturity options.

If you have made allocations to the Personal Income Benefit variable investment options, you should carefully consider how withdrawals are to be made from your total account value. In general, the specific form we require for withdrawal requests will ask you how your withdrawals should be made from your total account value. Depending on certain factors, including your age at the time, taking withdrawals from your Personal Income Benefit account value may have a significant impact on that benefit. For more information, see “Personal Income Benefit” in “Contract features and benefits” earlier in this prospectus.

Automatic deposit service

If you are receiving required minimum distribution payments from a TSA certificate you may use our automatic deposit service.

Under this service we will automatically deposit the required minimum distribution payment from your TSA certificate directly into an existing EQUI-VEST® NQ or ROTH IRA or an existing EQUI-VEST® Express NQ or ROTH IRA contract according to your allocation instructions. Please note that you must have compensation or earned income for the year of the contribution to make regular contributions to Roth IRAs.

Loans

If the plan permits, loans are available under a 403(b) plan or a governmental employer 457(b) EDC plan. Loans are available under the EQUI-VEST® Strategies contract only if requested by the employer. Loans are subject to federal

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income tax limits and are also subject to the limits of the plan. The loan rules under ERISA may apply to 403(b) plans not sponsored by a governmental employer. Federal income tax rules apply to all plans, even if the plan is not subject to ERISA. We do not permit loans under any TSA or governmental employer EDC certificate when the required minimum distribution automatic withdrawal option has been elected. Also, we reserve the right to change loan terms as long as any such change is made to maintain compliance with any applicable laws or regulations that may apply.

Before we make a loan, you must properly complete and sign a loan request form. Generally, the approval of the employer, its delegate, or plan administrator must also be demonstrated. Loan processing may not be completed until we receive all information and approvals required to process the loan at our processing office. Please note that if we receive a properly completed and signed loan request form (and any other information necessary to complete the loan transaction) at our processing office on a business day prior to the 27th of the month, your loan transaction will be effective on that business day. If we receive a properly completed and signed loan request form (and any other information necessary to complete the loan transaction) at our processing office on a business day that is on the 27th of the month or later, your loan will be processed on the first business day of the month following the date it was received. In the case of certain TSA certificates subject to ERISA, the written consent of your spouse will be required to obtain a loan and the Plan Administrator needs to sign the loan form. In the case of governmental employer EDC certificates, the loan must be approved by your employer, plan trustee, or the plan administrator as authorized under the governmental employer plan. Please see the loan provisions stated in the certificate, read the terms and conditions in the loan request form carefully and consult with a tax adviser before taking a loan. Also, see Appendix IV later in this prospectus for any state restrictions you may be subject to if you take a loan.

We permit only one loan to be outstanding at any time. Also, we reserve the right to deny a loan request if you have previously defaulted on a loan, and failed to repay the outstanding amount due.

Loan reserve account.  When you take a loan, we will transfer to a “loan reserve account”, an amount equal to the sum of (a) and (b), where (a) is the loan amount (which will earn interest at the “loan reserve account rate” while your loan is outstanding), and (b) is 10% of the loan amount (which will earn interest at the guaranteed interest rate while your loan is outstanding). We will credit interest to the amount in the loan reserve account at a rate that is 2% lower than the loan interest rate that applies for the time your loan is outstanding. This excess of the interest rate that we charge is also referred to as the “net loan interest charge.” See the “Fee Table” for more information.

A loan will not be treated as a taxable distribution unless:

•	it exceeds limits of federal income tax rules; or
•	interest and principal are not paid when due; or

•	in some instances, service with the employer terminates.

The tax consequences of failure to repay a loan when due are substantial, and may result in severe restrictions on your ability to borrow amounts under any plans of your employer in the future.

Loans are discussed further in “Tax information” later in this prospectus.

Repaying a loan.  When you take a loan, we use the principal amount of the loan, the loan interest rate and the term of the loan to determine the loan repayment amount. You can repay a loan through payroll deduction, Online Account Access or by personal check. Loan repayments must be made quarterly, unless you enroll through Online Account Access for monthly systematic repayments (not available for contracts owned by a corporate trustee). You can elect to have the principal portion of your loan repayments automatically distributed among your investment options in accordance with your investment allocation instructions currently on file. If you elect this option, the transfer to your investment options will take place on the next business day after we receive your loan repayment. You can repay your loan in full, including interest due, at any time (by bank check or money order only). In very limited specified circumstances concerning leaves of absence, and upon our receipt of the documentation we require, loan repayment can be suspended. Otherwise, loans must be repaid according to the repayment schedule to avoid default. See “Tax information” later in this prospectus.

Loans and the Personal Income Benefit.  If you activated the Personal Income Benefit benefit by allocating amounts to the Personal Income Benefit variable investment options and request a loan, you will be able to specify the investment options from which the loan will be taken. When taking a loan, you must deplete the Non-Personal Income Benefit investment options before utilizing the Personal Income Benefit variable investment options. If you do not specify investment options, the loan amount will be taken from your Non-Personal Income Benefit account value first. If there are insufficient values to complete your loan request, the remaining loan amount will be taken from the Personal Income Benefit account value. If a loan is taken from your Personal Income Benefit account value, this amount is allocated to the loan reserve account and your Guaranteed Annual Withdrawal Amount and Ratchet Base will be reduced on a pro rata basis.

All loan repayments will be applied to guaranteed interest option by default. However, you can elect to have the principal portion of your loan repayments automatically distributed among your investment options in accordance with your investment allocation instructions currently on file. If you elect this option, the transfer to your investment options will take place on the next business day after we receive your loan repayment. Loan amounts repaid into the guaranteed interest option and subsequently transferred into the Personal Income

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Benefit variable investment options will receive the GTWR. If you have an outstanding loan, it must be repaid before you can elect to receive Guaranteed Annual Withdrawal Amount payments.

If you have defaulted (failed to repay as required) a loan, we will treat the unpaid loan balance (plus any unpaid loan interest that is due) as a deemed distribution and withdrawal from the certificate. Loan defaults and withdrawals may have adverse tax consequences. See “Distributions from TSAs” in “Tax information” later in this prospectus.

If Guaranteed Annual Withdrawal Amount payments have begun and you had previously defaulted on a loan and would like to repay the loan, we will permit you to do so. Your loan repayments will be allocated to the guaranteed interest option.

Termination of participation

Your participation under the EQUI-VEST® Strategies contract may be terminated by us and your account value paid to your employer if:

(1)	your account value is less than $500 and we have not received contributions on your behalf for a period of three years (except if you have activated the Personal Income Benefit feature); or

(2)	you request a partial withdrawal that reduces your account value to an amount of less than $500 (except if you have activated the Personal Income Benefit feature); or

(3)	we have not received any contributions on your behalf within 120 days from your participation date; or

(4)	the plan is no longer qualified under the Code and the EQUI-VEST® Strategies contract is terminated by us.

We will deduct the amount of any outstanding loan balance and any applicable withdrawal charge from the account value when we terminate your certificate.

The employer and, under certain circumstances, we may discontinue contributions under the EQUI-VEST® Strategies contract. Such discontinuance means that the employer will not permit any further salary deferral or employer contributions to be made under the contract. All other provisions of the contract remain in effect.

The employer may terminate the contract by (i) transferring all the assets to another contract or (ii) withdrawing the forfeiture account and directing us to deal directly with the participants.

Texas ORP participants

For participants in a Texas Optional Retirement Program, Texas law permits withdrawals only after one of the following distributable events occur:

•	turning age 70 1/2; or

•	death; or

•	retirement; or
•	termination of employment in all Texas public institutions of higher education.

To make a withdrawal, a properly completed written acknowledgment must be received from the employer. If a distributable event occurs prior to your being vested, any amounts provided by an employer’s first-year matching contribution will be refunded to the employer. We may change these provisions without your consent, but only to the extent necessary to maintain compliance with any law that applies.

When to expect payments

Generally, we will fulfill requests for payments out of the variable investment options within seven calendar days after the date of the transaction to which the request relates. These transactions may include applying proceeds to a variable annuity payout option, payment of a death benefit, payment of any amount you withdraw (less any withdrawal charge) and, upon certificate termination, payment of the cash value. We may postpone such payments or applying proceeds for any period during which:

(1)	the New York Stock Exchange is closed or restricts trading,

(2)	the SEC determines that an emergency exists as a result of which sales of securities or determination of fair value of a variable investment option’s assets is not reasonably practicable, or

(3)	the SEC, by order, permits us to defer payment to protect people remaining in the variable investment options.

We can defer payment of any portion of your values in the guaranteed interest option and the fixed maturity options (other than for death benefits) for up to six months while you are living. We also may defer payments for a reasonable amount of time (not to exceed 15 days) while we are waiting for a contribution check to clear.

All payments are made by check and are mailed to you (or the payee named in a tax-free exchange) by U.S. mail, unless you request that we use an express delivery or wire transfer service at your expense.

Your annuity payout options

EQUI-VEST® Strategies offers you several choices of annuity payout options. Some enable you to receive fixed annuity payments and others enable you to receive variable annuity payments.

You can choose from among the different forms of annuity payout options listed below. Restrictions may apply, depending on the type of contract or your age at certificate issue. If you activated the Personal Income Benefit feature and choose to annuitize your certificate, the Personal Income Benefit feature will terminate without value even if your Personal Income Benefit account value is greater than zero. Payments you receive under the annuity payout option you select may be less than you would have received under the Personal Income Benefit feature. See “Personal Income Benefit” in “Contract features and benefits” earlier in this prospectus for further information. We have the right to

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require you to provide satisfactory evidence of the age of any person upon whose life an annuity form depends. Other than life annuity with period certain, we reserve the right to add, remove or change any of these annuity payout options at any time.

Annuity payout options

Fixed annuity payout options	• Life annuity • Life annuity with period certain • Life annuity with refund certain • Period certain annuity
Variable Immediate Annuity payout options (as described in a separate prospectus for this option)	• Life annuity (not available in New York) • Life annuity with period certain

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Life annuity:  An annuity that guarantees payments for the rest of your life. Payments end with the last monthly payment before your death. Because there is no continuation of benefits following your death with this payout option, it provides the highest monthly payment of any of the life annuity options, so long as you are living. If you choose this payout option and you die before the due date of the second (third, fourth, etc.) annuity payment, then you will only receive one (two, three, etc.) annuity payment.

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Life annuity with period certain:  An annuity that guarantees payments for the rest of your life. If you die before the end of a selected period of time (“period certain”), payments continue to the beneficiary for the balance of the period certain. The period certain cannot extend beyond your life expectancy or the joint life expectancy of you and the designated beneficiary.

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Life annuity with refund certain:  An annuity that guarantees payments for the rest of your life. If you die before the amount applied to purchase the annuity option has been recovered, payments to the beneficiary will continue until that amount has been recovered. This payout option is available only as a fixed annuity.

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Period certain annuity:  An annuity that guarantees payments for a specific period of time, usually 5, 10, 15, or 20 years. The guarantee period may not exceed your life expectancy. This option does not guarantee payments for the rest of your life. It does not permit any repayment of the unpaid principal, so you cannot elect to receive part of the payments as a single sum payment with the rest paid in monthly annuity payments. Currently, this payout option is available only as a fixed annuity.

The life annuity, life annuity with period certain, and life annuity with refund certain payout options are available on a single life or joint and survivor life basis. The joint and survivor life annuity guarantees payments for the rest of your life and, after your death, payments continue to the survivor.

Generally, unless you elect otherwise with the written consent of the spouse, this will be the form of annuity payment provided for married participants under certain TSAs. We may offer other payout options not outlined here. Your financial professional can provide details.

Fixed annuity payout option

With fixed annuities, we guarantee fixed annuity payments that will be based either on the tables of guaranteed annuity payments in your certificate or on our then current annuity rates, whichever is more favorable for you.

Variable Immediate Annuity payout options

Variable Immediate Annuities are described in a separate prospectus that is available from your financial professional. Before you select a Variable Immediate Annuity payout option, you should read the prospectus which contains important information that you should know.

Variable Immediate Annuities may be funded through your choice of available variable investment options investing in portfolios of EQ Premier VIP Trust and EQ Advisors Trust. The EQUI-VEST® Strategies contract also offers a fixed income annuity payout option that can be elected in combination with the variable income annuity payout option. The amount of each variable income annuity payment will fluctuate, depending upon the performance of the variable investment options and whether the actual rate of investment return is higher or lower than an assumed base rate.

The amount applied to purchase an annuity payout option

The amount applied to purchase an annuity payout option varies, depending on the annuity payout option that you choose, and the timing of your purchase as it relates to any withdrawal charges. The amount applied to provide an annuity payout option will reflect the application of a withdrawal charge (except in those limited circumstances set forth in “Withdrawal charge” under “Charges and Expenses” later in this prospectus. The amount applied to an annuity payout option will reflect the application of any applicable market value adjustment. See “Market value adjustment” under “Contract features and benefits” earlier in this prospectus.

Selecting an annuity payout option

When you select a payout option, we will issue you a separate written agreement confirming your right to receive annuity payments. We require you to return your certificate before annuity payments begin. Unless you choose a different payout option, we will pay annuity payments under a life annuity with a period certain of 10 years. You choose whether these payments will be either fixed or variable. You must meet the issue age and payment requirements.

You can choose the date annuity payments are to begin, but generally it may not be earlier than thirteen months from the participation date. You can change the date your annuity payments are to begin anytime before that date as long as you do not choose a date later than the 28th day of any month or later than your certificate’s annuity commencement

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date. Your certificate’s annuity commencement date is the date by which you must either take a lump sum withdrawal or select an annuity payout option. The annuity commencement date is generally the participation date anniversary that follows your 95th birthday. This may be different in some states.

We will send you a notice with your certificate statement one year prior to your annuity commencement date. Once you have selected an annuity payout option and payments have begun, no change can be made other than transfers among the variable investment options if a variable immediate annuity is selected. If you do not respond to the notice within the 30 days following your annuity commencement date, your certificate will be annuitized automatically.

We currently offer different payment frequencies on certain annuity payout options. In general, the total annual payout will be lower for more frequent payouts (such as monthly) because of the increased administrative expenses associated with more frequent payouts. In general, the longer the period over which we expect to make payments, the lower will be your payment for each year.

The amount of the annuity payments will depend on:

(1)	the amount applied to purchase the annuity;

(2)	the type of annuity chosen, and whether it is fixed or variable;

(3)	in the case of a life annuity, your age (or your and the designated beneficiary’s ages);

(4)	in the case of a period certain annuity, the period selected; and

(5)	the frequency of the payments.

If, at the time you elect a payout option, the amount to be applied is less than $2,000 or the initial payment under the form elected is less than $20 monthly, we reserve the right to pay the account value in a single sum rather than as payments under the payout option chosen.

Annuity commencement date

Your certificate has an annuity commencement date by which you must either take a lump sum payment or select an annuity payout option. The annuity commencement date is the later of the month after you reach the “maximum maturity age” specified in the contract or the tenth anniversary of the participation date. The annuity commencement date is generally the participation date anniversary that follows your 85th birthday. We will send a notice with the annual statement one year prior to the annuity commencement date.

Certificates with Personal Income Benefit

If you activated the Personal Income Benefit feature, on the certificate’s annuity commencement date you may elect:

•	an annuity payout option we are then offering (for both or either your Personal Income Benefit account value and your Non-Personal Income Benefit account value);
•	a lump sum distribution of your account value (for both or either your Personal Income Benefit account value and your Non-Personal Income Benefit account value); or

•	the Personal Income Benefit annuity commencement date annuity benefit (for your Personal Income Benefit account value only).

The Personal Income Benefit annuity commencement date annuity benefit compares: (i) your Guaranteed Annual Withdrawal Amount under the Personal Income Benefit benefit; and (ii) the amount you would receive by applying your Personal Income Benefit account value on the certificate’s annuity commencement date to the guaranteed annuity rates for a life only annuity. The Personal Income Benefit annuity commencement date benefit provides periodic payments of the higher resulting amount. This amount is fixed and does not change after annuity payments begin. Please note that if you elect the Personal Income Benefit annuity commencement date annuity benefit for your Personal Income Benefit account value and you do not elect either a lump sum distribution or any annuity payout option for your Non-Personal Income Benefit account value remaining at the annuity commencement date, we will apply your Non-Personal Income Benefit account value to the normal form of annuity payout option, which is a life annuity with a 10-year period certain.

Please see Appendix IV later in this prospectus for the state variations.

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5. Charges and expenses

Charges under the contracts

Charge against the Separate Account

We deduct this charge against the assets in the separate account to compensate us for mortality and expense risks, as well as administrative and financial accounting expenses under the contract. The charge is deducted daily at an annual rate that can vary by group and by variable investment option between 0.25% to 1.20% of daily net assets attributable to all certificates under the group contract. Contracts will generally have a charge of 1.20%, 0.90%, 0.70%, 0.50% or 0.25%.

Charges may be based on:

•	the factors on which the mortality and expense risks charge and administration charges are based, including the size and type of the group;

•	the plan provisions which may provide, among other things, the level of contributions including employer contributions and the frequency of benefit payments;

•	whether we will be the sole contract provider;

•	the level of services provided by your financial professional; and

•	our sales-related expenses.

The mortality risk we assume is the risk that participants as a group will live for a longer time than our actuarial tables predict. If that happens, we would be paying more in annuity benefits than we planned. We assume a mortality risk to the extent that at the time of death, the guaranteed death benefit exceeds the cash value of the certificate. The expense risk we assume is the risk that our expenses in providing the benefits and administering the contracts will be greater than we expect. To the extent that the mortality and expense risk charges are not needed to cover the actual expenses incurred, they may be considered an indirect reimbursement for certain sales and promotional expenses relating to the contracts. A participant’s certificate will set forth the applicable separate account charge.

We will determine the separate account charge pursuant to our established actuarial procedures, and will not discriminate unreasonably or unfairly against participants under any EQUI-VEST® Strategies contracts.

Annual administrative charge

We deduct an administrative charge from your account value on the last business day of each participation year. We deduct the charge if your account value on the last business day of the participation year is less than $25,000. If your account value on such date is $25,000 or more, we do not deduct the charge. The charge is equal to $30 or, if less, 2% of your account value plus any amounts previously withdrawn during the participation year. We reserve the right to increase this charge to a maximum of $65. For particular groups, the charge may be waived or reduced for account values of less than $25,000 or the charge may also be waived entirely.

We will deduct this charge pro rata from your Non-Personal Income Benefit variable investment options and guaranteed interest option first. If those amounts are insufficient, we will make up the required amounts from the fixed maturity options to the extent you have value in those options. Charges deducted from the fixed maturity options are considered withdrawals and, as such, will result in a market value adjustment. If there are still insufficient funds in your Non-Personal Income Benefit account value, we will deduct this charge pro rata from your Personal Income Benefit variable investment options. This deduction will not reduce your Guaranteed Annual Withdrawal Amount or Ratchet Base. Also, we will deduct a pro rata portion of the charge if you surrender your certificate, elect an annuity payout option or you die during the participation year.

Differences in this charge are due to variations in group characteristics including the total amount of plan assets. The charge is designed primarily to defray administrative expenses in connection with the issuing and daily administration of the contracts. We will determine the applicability of this charge pursuant to our established procedures, and will not discriminate unreasonably or unfairly against participants under any EQUI-VEST® Strategies contracts.

Charge for third-party transfer or rollover

We may deduct a charge for third-party transfers. A third party transfer is where you ask us to directly transfer or roll over funds from your certificate to a permissible funding vehicle offered by another provider, or to another eligible plan. The charge is currently $25 ($65 maximum) per occurrence per participant or, if less, this charge will never exceed 2% of the amount disbursed or transferred. We will deduct this charge and any withdrawal charge that applies from your account value. This charge will also be imposed on each third-party transfer out of the contract’s forfeiture account into another permissible funding vehicle. This charge does not apply to reallocations from the forfeiture account to participant certificates under the contract. Transfers are subject to any required employer approval.

Charge for enhanced death benefit

If you elect the enhanced death benefit we deduct a charge annually from your account value on each participation date anniversary. The charge is equal to 0.15% of your account value.

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We will deduct this charge pro rata from your Non-Personal Income Benefit variable investment options and guaranteed interest option first. If those amounts are insufficient, we will make up the required amounts from the fixed maturity options to the extent you have value in those options. Charges deducted from the fixed maturity options are considered withdrawals and, as such, will result in a market value adjustment. If there are still insufficient funds in your Non-Personal Income Benefit account value, we will deduct this charge pro rata from your Personal Income Benefit variable investment options. This deduction will not reduce your Guaranteed Annual Withdrawal Amount or Ratchet Base.

If your account value is insufficient to pay this charge, your certificate will terminate without value and you will lose any applicable guaranteed benefits.

Withdrawal charge

A withdrawal charge of up to 6% may apply for up to the first 10 participation years, as set forth in the contract and participation certificate. Differences in the period for which and circumstances under which this charge applies are due to the total amount of plan assets under the contract, the frequency of the possible benefit payments as provided by the terms of the plan, other charges and fees under the contract and the compensation paid in connection with the sale of the contract. The period of and circumstances under which the withdrawal charge applies will be determined pursuant to our established procedures, and will not discriminate unreasonably or unfairly against participants under any EQUI-VEST® Strategies contracts.

As noted above, the withdrawal charge may vary from group to group. In general, the withdrawal charge schedule is one of three options selected by the group. Under some group contracts, the withdrawal charge is equal to 6% of the amount withdrawn (or the defaulted loan amount, if applicable) from the participant’s account value during the first five participation years, 5% of the amount withdrawn during the 6th participation year, 4% of the amount withdrawn during the 7th participation year, 3% of the amount withdrawn during the 8th participation year, 2% of the amount withdrawn during the 9th participation year, and 1% of the amount withdrawn during the 10th participation year.

Under some group contracts, the withdrawal charge is equal to 6% of the amount withdrawn (or the defaulted loan amount, if applicable) from the participant’s account value during the first four participation years and 5% of the amount withdrawn during the 5th participation year. Under this schedule, there is no withdrawal charge in the 6th and later participation years.

Under some group contracts, there is no withdrawal charge.

The withdrawal charge percentages may be different for certain group contracts, including group contracts issued to certain schools in Texas and other states.

If your group contract is subject to a withdrawal charge, it will not apply under the circumstances described as follows:

•	each participation year you can withdraw up to 10% of your account value without paying a withdrawal charge

(10% free withdrawal amount). The 10% free withdrawal amount is determined using your account value at the time you request a withdrawal, minus any other withdrawals made during the participation year; or

•

If you have activated the Personal Income Benefit feature, we will waive any withdrawal charge for any Guaranteed Annual Withdrawal Amount payments during the participation year up to the greater of (a) the 10% free withdrawal amount, and (b) the Guaranteed Annual Withdrawal Amount. However, each withdrawal reduces the 10% free withdrawal amount for that participation year by the amount of the withdrawal. Also, a withdrawal charge does not apply to a Personal Income Benefit Excess or Early withdrawal as long as it does not exceed the 10% free withdrawal amount; or

•	after five participation years and you are at least age 59 1/2; or

•	you request a refund of an excess contribution within one month of the date on which the contribution is made; or

•	you die and the death benefit is made available to the beneficiary; or

•	after five participation years if you are at least age 55 and the amount withdrawn is used to purchase from us a period certain annuity that extends beyond your age 59 1/2 and allows no prepayment; or

•	after three participation years and the amount withdrawn is used to purchase from us a period certain annuity for a term of at least 10 years, and allows no prepayment; or

•	the amount withdrawn is applied to the election of a life contingent annuity payout option; or

•	the amount withdrawn is applied to the election of a period certain annuity of at least 15 years, but not in excess of your life expectancy, that allows no prepayment; or

•	you have reached age 55 and have separated from service; or

•

(subject to state approval), amounts withdrawn from the Personal Income Benefit investment options that are directly rolled over to an EQUI-VEST® GWBL Rollover IRA Annuity contract if the plan requires you to take a distribution due to a separation from service or plan termination.

In addition, particular groups may receive one or more of the following waivers:

(1)	You sever from employment with your employer.

(2)	The withdrawal is made to satisfy minimum distribution requirements.

(3)	You elect a withdrawal that qualifies as a hardship (or for EDC contracts, an unforeseeable emergency) withdrawal under the Code.

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(4)

You have qualified to receive Social Security disability benefits as certified by the Social Security Administration or you are totally disabled. Total disability is your incapacity, resulting from injury or disease, to engage in any occupation for remuneration or profit. Such total disability must be certified as having been continuous for a period of at least six months prior to notice of claim and you must continue to be deemed totally disabled.

Written notice of claim must be given to us during your lifetime and during the period of total disability prior to each withdrawal. Along with the Notice of Claim, you must submit acceptable proof of disability. Such proof of disability must be either (a) evidence of Social Security disability determination or (b) a statement from an independent U.S. licensed physician stating that you meet the definition of total disability as stated above. Such certification must be resubmitted every 12 months. Failure to furnish proof of disability within the required time will not reduce any claim if it was not reasonably possible to give proof within such time. Such proof must be furnished as soon as reasonably possible and in no event, except in the absence of legal capacity, later than one year from the time proof is otherwise required.

(5)	We receive proof satisfactory to us that your life expectancy is six months or less (such proof must include, but is not limited to, certification by a licensed physician).

(6)

You are confined to a nursing home for more than 90 days (or such other period, as required in your state) as verified by a licensed physician. A nursing home for this purpose means one that is (a) approved by Medicare as a provider of skilled nursing care service, or (b) licensed as a skilled nursing home by the state or territory in which it is located (it must be within the United States, Puerto Rico, U.S. Virgin Islands, or Guam) and meets all of the following:

—	its main function is to provide skilled, intermediate, or custodial nursing care;

—	it provides continuous room and board to three or more persons;

—	it is supervised by a registered nurse or licensed practical nurse;

—	it keeps daily medical records of each patient;

—	it controls and records all medications dispensed; and

—	its primary service is other than to provide housing for residents.

(7)	The employer elects to move the plan assets to a different funding vehicle after five contract years.

(8)	The withdrawal is made to provide any annuity benefits that we offer as requested by your employer.

The withdrawal charge will apply if the condition as described in items 4 through 6 above existed at the time participation under the contract began or if the condition began within the 12 month period following such participation.

See Appendix IV, later in this prospectus for information on state availability and variations with respect to this charge.

In instances where a withdrawal charge applies, other than where your participation under the contract is terminated, in order to give you the exact dollar amount of the withdrawal requested, we deduct the amount of the withdrawal and the amount of the withdrawal charges from your account value. Any amount deducted to pay withdrawal charges is also subject to a withdrawal charge. Unless you specify otherwise, we deduct the amount of the withdrawal and the withdrawal charge pro rata from the variable investment options and from the guaranteed interest option. If these amounts are insufficient we will make up the required amounts from the fixed maturity options to the extent you have values in those options. If we make up the required amounts from the fixed maturity options, a market value adjustment will apply. In the case where you terminate participation under the contract, we will pay your account value after the withdrawal charge has been imposed (cash value).

Personal Income Benefit charge

If you activate the Personal Income Benefit feature by allocating amounts to the Personal Income Benefit variable investment options, we deduct an annual charge equal to 1.00% of your Personal Income Benefit account value. This charge will be deducted from your value in the Personal Income Benefit variable investment options on a pro rata basis on each participation date anniversary. It is not pro-rated to account for a portion of the year. However, if the Personal Income Benefit feature is terminated, the certificate is surrendered or a death benefit is paid on a date other than a participation date anniversary, we will deduct a pro rata portion of the charge for that year.

In no event will the charge for the Personal Income Benefit be deducted from your Non-Personal Income Benefit account value.

Charges for state premium and other applicable taxes

We deduct a charge designed to approximate certain taxes that may be imposed on us, such as premium taxes in your state. Generally, we deduct the charge from the amount applied to provide an annuity pay-out option. The current tax charge that might be imposed varies by jurisdiction and ranges from 0% to 1%.

Plan operating expense charge

Depending on your Employer’s plan, we may be instructed to withdraw a plan operating expense from your account value and to remit the amount withdrawn to either your Employer or your Employer’s designee. The amount to be withdrawn is determined by your Employer; we will have no responsibility for determining that such amount is necessary and proper under the terms your Employer’s plan. We will deduct this charge pro rata from your Non-Personal Income Benefit variable investment options and guaranteed interest

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option first, then from amounts from the fixed maturity options, to the extent you have value in those options. If there are insufficient funds in your Non-Personal Income Benefit account value and fixed maturity options, we will deduct this charge pro rata from your Personal Income Benefit variable investment options. This deduction will not reduce your Guaranteed Annual Withdrawal Amount or Ratchet Base. We do not apply a withdrawal charge to these the amounts withdrawn pursuant to these instructions.

Special services charges

We deduct a charge for providing the special services described below. These charges compensate us for the expense of processing each special service. For certain services, we will deduct from your account value any withdrawal charge that applies and the charge for the special service. Please note that we may discontinue some or all of these services without notice.

Wire transfer charge.  We charge $90 for outgoing wire transfers. Unless you specify otherwise, this charge will be deducted from the amount you request.

Express mail charge. We charge $35 for sending you a check by express mail delivery. This charge will be deducted from the amount you request.

Charges that the Trusts deduct

The Trusts deduct charges for the following types of fees and expenses:

•	Management fees.

•	12b-1 fees.

•	Operating expenses, such as trustees’ fees, independent auditors’ fees, legal counsel fees, administrative service fees, custodian fees, and liability insurance.

•	Investment-related expenses, such as brokerage commissions.

These charges are reflected in the daily share price of each portfolio. Since shares of each Trust are purchased at their net asset value, these fees and expenses are, in effect, passed on to the variable investment options and are reflected in their unit values. Certain portfolios available under the contract in turn invest in shares of other portfolios of EQ Premier VIP Trust and EQ Advisors Trust and/or shares of unaffiliated portfolios (collectively, the “underlying portfolios”). The underlying portfolios each have their own fees and expenses, including management fees, operating expenses, and investment related expenses such as brokerage commissions. For more information about these charges, please refer to the prospectuses for the Trusts.

Variations in charges

For certain groups offered the EQUI-VEST® Strategies contract, we may reduce the withdrawal charges and/or separate account charges. We may also reduce or waive the annual administrative charge. We may make other changes to the EQUI-VEST® Strategies contract, including a change in the standard death benefit or the minimum initial contribution requirements; permitting additional circumstances under which the withdrawal charge is waived; and/or establishing different rates to maturity for the fixed maturity options.

Our costs for sales, administration and mortality may vary based on a number of factors, including the size and type of group or sponsoring organization; the level of services provided by us or your financial professional; if we will be the sole contract provider; and the compensation we expect to pay the financial professional in connection with the sale of the contract(s). We take all these factors into account when reducing charges.

In order for a group to be considered for reduced charges, it generally must meet certain requirements relative to existing and projected plan assets. We determine the applicable charge reductions and benefit adjustments according to our procedures in effect at the time we approve a group. We may change our pricing procedures from time to time or the required level of assets a group must have to be eligible for reduced charges.

From time to time, an employer group has an existing arrangement with us, under which plan participants have individual contracts, and subsequently the employer purchases a group contract from us for new contributions and new participants only. Under these circumstances, we may make charge reductions or benefit adjustments under the existing individual contracts in order to reflect the same features, benefits and reduced costs as the group contract. We may also make charge reductions or benefit adjustments under existing individual contracts when an employer qualifies for a group contract but is unable to hold a group contract. Our pricing procedures for new groups may vary from the procedures we use for existing groups.

For both new and established groups or sponsored arrangements that have formally requested a contract proposal from us, our prices may be negotiable. Price variations may impact the financial professional’s compensation. An employer or plan administrator should ask about possible fee reductions or contract adjustments based on its situation. It would be in your best interest for your employer to formally request a contract proposal from us.

Any variation in charges, pricing or benefits will reflect differences in our costs of selling the contracts and/or the contract services we or your financial services professional provide and will not be unfairly discriminatory.

Groups may be governed by federal income tax rules, ERISA or both. We make no representations with regard to the impact of these and other applicable laws on such programs. We recommend that employers, trustees and others purchasing or making contracts available for purchase under such programs seek the advice of their own legal and benefits advisers.

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6. Payment of death benefit

Your beneficiary and payment of benefit

Beneficiary designations are subject to the terms of your plan. You designate your beneficiary when you apply for your certificate. You may change your beneficiary at any time while the annuitant is alive and the contract is in force. The change will be effective as of the date the written request is executed, whether or not the participant is living on the date the change is received at our processing office. We are not responsible for any beneficiary change request that we do not receive. We will send you a written confirmation when we receive your request.

Effect of your death

If you die before the annuity payments begin, we will pay the death benefit to your beneficiary.

How death benefit payment is made

This description of “How death benefit payment is made” describes the contract, and more particularly, the “Beneficiary continuation option” as in effect prior to legislation enacted at the end of 2019. Legislation enacted at the end of 2019 has changed key aspects of post-death distributions from tax qualified and tax favored contracts such as TSAs and 457(b) plans. After regulatory guidance is issued on this legislation, we anticipate making changes beginning in 2020 to our contracts to reflect these legislative changes. We may be required in certain cases to pay benefits faster under existing contracts.

We will pay the death benefit to the beneficiary in the form of the annuity payout option you have chosen, if the option is permitted under federal tax rules in effect after your death. If you have not chosen an annuity payout option as of the time of your death, the beneficiary will receive the death benefit in a single sum. However, subject to any exceptions in the contract, our rules and applicable federal income tax rules, the beneficiary may elect to apply the death benefit to one or more annuity payout options we offer at the time. See “Your annuity payout options” under “Accessing your money” earlier in this prospectus. Please note that you may elect only a life annuity or an annuity that does not extend beyond the life expectancy of the beneficiary. In some cases a beneficiary may be able to do a nonspousal direct rollover to a new inherited IRA in the case of a death benefit from a qualified plan, 403(b) plan, or governmental employer 457(b) plan.

If the beneficiary is a natural person (i.e., not an entity such as a corporation or a trust) and so elects, death benefit proceeds can be paid through the “Equitable Access Account,” which is a draft account that works in certain respects like an interest-bearing checking account. In that case, we will send the beneficiary a draftbook, and the beneficiary will have immediate access to the proceeds by writing a draft for all or part of the amount of the death benefit proceeds. The Company will retain the funds until a draft is presented for payment. Interest on the Equitable Access Account is earned from the date we establish the account until the account is closed by your beneficiary or by us if the account balance falls below the minimum balance requirement, which is currently $1,000. The Equitable Access Account is part of the Company’s general account and is subject to the claims of our creditors. We will receive any investment earnings during the period such amounts remain in the general account. The Equitable Access Account is not a bank account or a checking account and it is not insured by the FDIC. Funds held by insurance companies in the general account are guaranteed by the respective state guaranty association.

Beneficiary continuation option

Depending on the beneficiary, this option may be restricted or may no longer be available for deaths after December 31, 2019, due to legislation enacted at the end of 2019. Upon your death, your beneficiary may generally elect to keep the certificate in your name and receive distributions under the certificate instead of receiving the death benefit in a single sum. This feature must be elected by September 30th of the year following the calendar year of your death and before any other inconsistent election is made. Beneficiaries who do not make a timely election will not be eligible for this option. If the election is made, then as of the date we receive satisfactory proof of death, any required instructions, information and forms necessary to effect the beneficiary continuation option feature, we will increase the account value to equal the applicable death benefit if such death benefit is greater than such account value. The increase in account value will be allocated to the investment options according to the allocation percentages we have on file for your certificate.

Generally, payments will be made once a year to the beneficiary over the beneficiary’s life expectancy (determined in the calendar year after your death and determined on a term certain basis). These payments must begin no later than December 31st of the calendar year after the year of your death. For sole spousal beneficiaries, payments may begin by December 31st of the calendar year in which you would have reached age 72, if such time is later. The determination of spousal status is made under applicable state law; however, in the event of a conflict between federal and state law, we follow federal rules. After legislation enacted at the end of 2019, for deaths after December 31, 2019, only specified individuals who are “eligible designated beneficiaries” or “EDBs” may stretch post-death payments over the beneficiary’s life expectancy. See “required minimum distributions after your death” later in this prospectus

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under “Tax Information.” Individual beneficiaries who do not have EDB status (including beneficiaries named by the original beneficiary to receive any remaining interest after the death of the original beneficiary) must take out any remaining interest in the IRA or plan within 10 years of the applicable death. Trusts for individuals which would be considered as “see-through” trusts under the rules prior to January 1, 2020 presumably no longer qualify to elect the beneficiary continuation option, except under narrowly defined circumstances.

Under the beneficiary continuation option:

•	The certificate continues with your name on it for the benefit of your beneficiary.

•	This feature is only available if the beneficiary is an individual. Certain trusts with only individual beneficiaries will be treated as individuals for this purpose.

•

If there is more than one beneficiary, each beneficiary’s share will be separately accounted for. It will be distributed over the beneficiary’s own life expectancy, if payments over life expectancy are chosen.

•	The minimum amount that is required in order to elect the beneficiary continuation option is $5,000 for each beneficiary.

•

The beneficiary may make transfers among the investment options, but no additional contributions will be permitted. In addition, we may, at any time, exercise our right to close a variable investment option to transfers.

•	Loans will no longer be available.

•	The standard death benefit and the enhanced death benefit provisions will no longer be in effect.

•	The beneficiary may choose at any time to withdraw all or a portion of the account value and no withdrawal charges will apply.

•	Any partial withdrawal must be at least $300.

•	Your beneficiary will have the right to name a beneficiary to receive any remaining interest in your certificate.

•

Upon the death of your beneficiary, the beneficiary he or she has named has the option to either continue taking required minimum distributions based on the remaining life expectancy of the deceased beneficiary or to receive any remaining interest in the certificate in a lump sum. Even in the case of TSA owners or plan participants who died before December 31, 2019, if the beneficiary dies January 1, 2020 or later, legislation enacted at the end of 2019 imposes a 10-year limit on the distribution of the remaining interest.

The option elected will be processed when we receive satisfactory proof of death, any required instructions for the method of payment and any required information and forms necessary to effect payment.

Personal Income Benefit on a Single life basis. If you elected to take Guaranteed Annual Withdrawal Amount payments on a Single life basis, your beneficiary may elect any death benefit option described earlier in this prospectus for which your beneficiary is eligible. Your beneficiary is not eligible to receive Guaranteed Annual Withdrawal Amount payments. If the beneficiary elects the Beneficiary continuation option, the Personal Income Benefit variable investment options will not be available for transfers.

Personal Income Benefit on a Joint life basis. If you elected to take Guaranteed Annual Withdrawal Amount payments on a Joint life basis, your beneficiary may either:

•	elect any death benefit option described earlier in this prospectus for which the beneficiary is eligible; or

•

elect to continue the certificate under the Personal Income Benefit Beneficiary continuation option, if your beneficiary is the same spouse you were married to when you elected to take Guaranteed Annual Withdrawal Amount payments on a Joint life basis and you were still married at the time of your death.

If your beneficiary elects any death benefit option other than the Personal Income Benefit Beneficiary continuation option, the Guaranteed Annual Withdrawal Amount payments will terminate.

Your spousal beneficiary may (1) choose the “10-year rule” (the Guaranteed Annual Withdrawal Amount payments will terminate when all amounts under the certificate have been distributed) or (2) continue the certificate and take withdrawals under the Personal Income Benefit Beneficiary continuation option. If you were younger than age 72 at the time of your death, your spousal beneficiary may defer Personal Income Benefit Beneficiary continuation option payments until you would have reached age 72. However, any Guaranteed Annual Withdrawal Amount payments skipped cannot be recovered.

Under the Personal Income Benefit Beneficiary continuation option:

•	The certificate continues with your name on it for the benefit of your beneficiary.

•

The account value will be increased to equal the death benefit if the death benefit is higher than the total account value. If the account value is increased, the money will be allocated pro rata among the investment options including the Personal Income Benefit variable investment options. If applicable, the Ratchet Base will ratchet to the Personal Income Benefit account value on the next participation date anniversary.

•	The charge for the Personal Income Benefit will continue to apply. Withdrawal charges will no longer apply.

•

Payments will be equal to the greater of the Guaranteed Annual Withdrawal Amount and the Beneficiary continuation option payment. For information about what happens when the Personal Income Benefit account value falls to zero, see “Effect of your Personal Income

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Benefit account value falling to zero” under “Personal Income Benefit” in “Contract features and benefits” earlier in this prospectus.

•

If you were enrolled in either the Maximum payment plan or the Customized payment plan (both described earlier in this prospectus in ‘‘Accessing your money’’ under ‘‘Withdrawing your account value’’), enrollment in a plan will continue unless your beneficiary submits a request to change the plan or to take ad hoc withdrawals.

•

If your spousal beneficiary receives payments under the Maximum payment plan, we will make an extra payment (if necessary) in December that will equal the RMD amount less payments made through November 30th and any scheduled December payment. If the extra payment is made the funds will be taken from the Non-Personal Income Benefit account value first. If there are insufficient funds in the Non-Personal Income Benefit account value then the funds will be taken from the Personal Income Benefit account value.

•

If your beneficiary receives payments under the Customized payment plan, we will make an extra payment (if necessary) in December that will equal the RMD amount less payments made through November 30th and any scheduled December payment. If the extra payment is made, it will be taken from the Non-Personal Income Benefit account value first. If there are insufficient values in the Non-Personal Income Benefit account value, any necessary amounts will be taken from the Personal Income Benefit account value. The scheduled payments will continue in the same amount and the combined Customized payment plan payments and the RMD payment will not be treated as an Personal Income Benefit Excess withdrawal.

•

If your beneficiary takes any partial withdrawals from the Personal Income Benefit account value in addition to the RMD and Customized payment plan payments, the Customized payment plan terminates for that participation year. The partial withdrawals may be treated as Personal Income Benefit Excess withdrawals if they exceed the Guaranteed Annual Withdrawal Amount. Your beneficiary may immediately sign up for a new program; however, the new payments will not begin until after the next participation date anniversary. We will require your beneficiary to use our form for this purpose.

•

If prior to your death, you did not elect an automatic payment plan and your beneficiary takes unscheduled Guaranteed Annual Withdrawal Amounts from the Personal Income Benefit account value, we will make a payment (if necessary) in December that will equal the RMD amount less any withdrawals made through the payment date. The December automatic payment will not be treated as a Personal Income Benefit Excess withdrawal. However, any future withdrawals from the Personal Income Benefit account value in the same participation year may be treated as Personal Income Benefit

Excess withdrawals. If your beneficiary satisfies the RMD amount through unscheduled withdrawals from the Personal Income Benefit account value prior to the December payment, any withdrawal from the Personal Income Benefit account value that exceeds the Guaranteed Annual Withdrawal Amount will be considered a Personal Income Benefit Excess withdrawal.

•

Upon the death of your spousal beneficiary, the Personal Income Benefit and Beneficiary continuation option payment comparison stops. The beneficiary designated by your spousal beneficiary to receive any interest in the contract after the spousal beneficiary dies can elect to continue to receive the standard Beneficiary continuation option payments or receive any remaining account value in a lump sum.

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7. Tax information

CARES Act

Congress enacted the Coronavirus Aid, Relief, and Economic Security Act (“CARES Act”) on March 27, 2020, with certain provisions immediately effective or retroactively effective to January 1, 2020. If you own a tax-qualified contract or intend to purchase a tax-qualified contract, you should consult with your tax adviser regarding how the CARES Act impacts your unique situation. The CARES Act suspends required minimum distributions during the 2020 calendar year for many tax-qualified and tax-favored plans and contracts (such as defined contribution plans, 403(b) plans, government sponsored employer 457(b) plans, and IRAs). Please read all disclosure in this Prospectus accordingly. The CARES Act permits penalty-free withdrawals during 2020 from such plans and contracts by individuals affected by coronavirus or the economic aftermath. Coronavirus-related distributions from all such plans and contracts would be limited to an aggregate of $100,000 for any individual. The individual would be able to repay the amount of the distribution to the plan or contract within a 3-year period. The CARES Act also increases availability of specified qualified plan loans and flexibility of repayment. Please consult your tax adviser about your individual circumstances.

Tax information and ERISA matters

Overview

This section of the prospectus discusses the current federal income tax rules that generally apply to annuity contracts which may be used to fund certain employer-sponsored retirement plans.

Federal income tax rules include the United States laws in the Internal Revenue Code, and Treasury Department Regulations and Internal Revenue Service (“IRS”) interpretations of the Internal Revenue Code. These tax rules may change without notice. We cannot predict whether, when, or how these rules could change. Any change could affect contracts purchased before the change. Congress may also consider further proposals to comprehensively reform or overhaul the United States tax and retirement systems, which if enacted, could affect the tax benefits of a contract. We cannot predict, what, if any, legislation will actually be proposed or enacted.

We cannot provide detailed information on all tax aspects of the plans or contracts. Moreover, the tax aspects that apply to a particular employer’s plan or contract may vary depending on the facts applicable to that employer. We do not discuss state income and other state taxes, federal income tax and withholding rules for non-U.S. taxpayers, or federal gift and estate taxes. Rights or values under plans or contracts or payments under the contracts, for example, amounts due to beneficiaries, may be subject to federal or state gift, estate or inheritance taxes. Employers should not rely only on this document, but should consult their tax adviser before choosing EQUI-VEST® Strategies.

Choosing a contract to fund a retirement arrangement

Generally, there are two types of funding vehicles that are available for 403(b) plans: a 403(b) TSA annuity contract such as an EQUI-VEST® Strategies TSA or a 403(b)(7) custodial account. An EDC plan may be funded by specified annuity contracts, custodial accounts or trustee arrangements. How these arrangements work, including special rules applicable to each, are described in the specific sections for each type of arrangement below. Employers should be aware that the funding vehicle for a tax-qualified arrangement does not provide any tax deferral benefit beyond that already provided by the Code for all permissible funding vehicles. Before choosing an annuity contract, therefore, employers should consider the annuity’s features and benefits, such as EQUI-VEST® Strategies standard death benefit, enhanced death benefit, selection of variable investment options, provision of a guaranteed interest option and fixed maturity options and choices of payout options, as well as the features and benefits of other permissible funding vehicles and the relative costs of annuities and other such arrangements. Employers should be aware that cost may vary depending on the features and benefits made available and the charges and expenses of the portfolios.

Certain provisions of the Treasury Regulations on required minimum distributions concerning the actuarial present value of additional contract benefits could increase the amount required to be distributed from annuity contracts funding 403(b) plans and 457(b) plans. For this purpose, additional annuity contract benefits may include certain guaranteed benefits such as the Personal Income Benefit and the enhanced death benefit. Employers should consider the potential implication of these Regulations before choosing this annuity contract.

Special rules for tax-favored retirement plans

Employer-sponsored retirement plans can use annuity contracts to fund the plan unless the plan specifically prohibits annuity contracts as a funding vehicle.

Federal income tax rules prescribe how a retirement plan qualifies for tax-favored status and set requirements for plan features, including:

•	participation and coverage;

•	nondiscrimination;

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•	vesting and funding;

•	limits on contributions, distributions, and benefits;

•	withholding;

•	reporting and disclosure; and

•	penalties.

State income tax rules covering contributions to and distributions from employer-sponsored retirement plans may differ from federal income tax rules. It is the responsibility of the employer, plan trustee and plan administrator to satisfy federal income tax, state income tax and other state rules and ERISA rules, if applicable.

Additional “Saver’s Credit” for salary reduction contributions to certain plans

You may be eligible for a nonrefundable income tax credit for salary reduction contributions you make to a 403(b) plan or governmental employer 457(b) EDC plan as well as contributions you make to other eligible retirement plans or to a traditional IRA or Roth IRA. If you qualify, you may take this credit even though your salary reduction contribution is already excluded from tax. For details on this credit, please see the Internal Revenue Service Publication for your type of plan (for example, IRS Publication 571, Tax-Sheltered Annuity Plans (403(b) Plans) For Employees of Public Schools and Certain Tax-Exempt Organizations).

Tax-sheltered annuity contracts (TSAs)

General

This section of the prospectus reflects our current understanding of some of the special federal income tax rules applicable to annuity contracts used to fund employer plans under Section 403(b) of the Internal Revenue Code. We refer to these contracts as “403(b) annuity contracts” or “Tax Sheltered Annuity contracts (TSAs)”.

The disclosure generally assumes that the TSA has 403(b) contract status or qualifies as a 403(b) contract. Due to Internal Revenue Service and Treasury regulatory changes in 2007 which became fully effective on January 1, 2009, contracts issued prior to 2009 which qualified as 403(b) contracts under the rules at the time of issue may lose their status as 403(b) contracts or have the availability of transactions under the contract restricted as of January 1, 2009 unless the individual’s employer or the individual takes certain actions. Please consult your tax adviser regarding the effect of these rules (which may vary depending on the owner’s employment status, plan participation status, and when and how the contract was acquired) on your personal situation.

Final Regulations under Section 403(b)

In 2007, the IRS and the Treasury Department published final Treasury Regulations under Section 403(b) of the Code (2007

Regulations). As a result, there were significant revisions to the establishment and operation of plans and arrangements under Section 403(b) of the Code, and the contracts issued to fund such plans. These rules became fully effective on January 1, 2009, but various transition rules applied beginning in 2007. There are still a number of uncertainties regarding the application of these rules. The 2007 Regulations raise a number of questions as to the effect of the 2007 Regulations on 403(b) TSA contracts issued prior to the effective date of the 2007 Regulations. The IRS has issued guidance intended to clarify some of these questions, and may issue further guidance in future years.

Employer plan requirement.  The thrust of the 2007 Regulations is to require a written plan document for Section 403(b) plans. The 2007 Regulations require employers sponsoring 403(b) plans as of January 1, 2009 to have a written plan designating administrative responsibilities for various functions under the plan, and the plan in operation must conform to the plan terms.

As part of this process, the sponsoring employer designates the insurance companies or mutual fund companies to which it will make contributions to purchase 403(b) annuity contracts or 403(b)(7) custodial accounts under its 403(b) plan. These companies are typically referred to as “approved providers” or “approved vendors” under the employer’s 403(b) plan, although such terms are not used in the 2007 Regulations. If the Company is not an approved provider under an employer’s 403(b) plan, active participants in that employer’s plan may have to transfer funds from their EQUI-VEST® TSA contracts to another 403(b) plan funding vehicle in a contract exchange under the same plan in order to avoid significant limitations under the 403(b) plan for transactions on the contract.

General; special employer rules

An employer eligible to maintain a 403(b) plan for its employees may make contributions to purchase a 403(b) funding vehicle for the benefit of the employee. These contributions, if properly made, will not be currently taxable compensation to the employee. Moreover, the employee will not be taxed on the earnings in the 403(b) funding vehicle until he/she takes distributions.

Generally, there are two types of funding vehicles available to fund 403(b) plans: an annuity contract under Section 403(b)(1) of the Internal Revenue Code or a custodial account that invests only in mutual funds and which is treated as an annuity contract under section 403(b)(7) of the Code. Both types of 403(b) arrangements qualify for tax deferral.

Two different types of employers are eligible to maintain 403(b) plans: public schools and specified tax-exempt organizations under Section 501(c)(3) of the Code.

Contributions to TSAs

There are three ways you can make contributions to this EQUI-VEST® Strategies TSA contract:

•	annual contributions made through the employer’s payroll; or

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•	with employer or plan approval, a rollover from another eligible retirement plan; or

•	with employer or plan approval, a plan-to-plan direct transfer of assets or a contract exchange under the same plan.

Annual contributions made through the employer’s payroll.   Annual contributions to 403(b) TSA contracts made through the employer’s payroll are limited. (Tax-free plan to plan direct transfer contributions from another 403(b) plan, contract exchanges under the same plan, and rollover contributions from another eligible retirement plan are not subject to these annual contribution limits.) Commonly, some or all of the contributions made to a TSA are made under a salary reduction agreement between the employee and the employer. These contributions are called “salary reduction contributions” or “elective deferral contributions” and are generally made on a pre-tax basis. However, a TSA can also be wholly or partially funded through non-elective employer contributions or contributions treated as after-tax employee contributions. If the employer’s plan permits, and as reported to us by the employer, an employee may designate some or all of salary reduction contributions as “designated Roth contributions” under Section 402A of the Code, which are made on an after-tax basis.

Some employer contributions may be subject to vesting under the employer’s plan.

The annual limit on employer and employee contributions on behalf of an employee to defined contribution plans of an employer for 2020 is the lesser of $57,000 (after adjustment for cost-of-living changes) or 100% of compensation. When figuring out the contribution limit you have to:

•	include reallocated forfeitures and voluntary nondeductible employee contributions;

•

include compensation from the employer in the form of elective deferrals and excludible contributions under Section 457(b) EDC plans and “cafeteria” plans. These are plans giving employees a choice between cash and deferred benefits or specified excludible health and welfare benefits; and

•	disregard compensation or earned income of more than a specified amount. This amount is $285,000 for 2020. This amount may be further adjusted for cost-of-living changes in future years.

“Salary reduction” or “elective deferral” contributions made under a 403(b) plan or other cash or deferred arrangement are limited to $19,500 for 2020, and may be further adjusted for cost-of-living changes in future years. This limit applies to the total of all elective deferrals under all tax-favored plans in which the individual participates, from all employers, for example, also including salary reduction contributions under 401(k) plans. If the plan permits, an individual who is at least age 50 at any time during 2020 can make up to $6,500 additional salary reduction contributions for 2020.

Special provisions may allow certain participants with at least 15 years of service to make “catch-up” contributions to compensate for smaller contributions made in previous years.

If contributions to a 403(b) TSA contract exceed the applicable limit in any year, the excess will be taxable to the employee as ordinary income. In certain situations, we may distribute excess contributions to avoid tax penalties.

Any excess deferral contributions which are not withdrawn by April 15th after the year of the deferral may cause the contract to fail 403(b) rules.

Rollover contributions.  After a TSA contract has been established with 403(b) plan source funds, federal tax law permits rollover contributions to be made to a TSA contract from these sources: qualified plans, governmental employer 457(b) plans and traditional IRAs, as well as other 403(b) plan funding vehicles. The recipient 403(b) plan must allow such contributions to be made.

Generally, funds may be rolled over when a plan participant has a distributable event from an eligible retirement plan as a result of:

•	termination of employment with the employer who provided the funds for the plan; or

•	reaching age 59 1/2 even if still employed; or

•	disability (special federal income tax definition).

If the source of the rollover contribution is pre-tax funds from a traditional IRA, no specific event is required.

You should discuss with your tax adviser whether you should consider rolling over funds from one type of tax-qualified retirement plan to another because the funds will generally be subject to the rules of the recipient plan. For example, funds in a governmental employer 457(b) plan are not subject to the additional 10% federal income tax penalty for premature distributions, but they may become subject to this penalty if you roll the funds to a different type of eligible retirement plan and subsequently take a premature distribution. Further, in light of the restrictions on the ability to take distributions or loans from a 403(b) contract without plan or employer approval under the 2007 Regulations, a plan participant should consider carefully whether to roll an eligible rollover distribution (which is no longer subject to distribution restrictions) to a 403(b) plan funding vehicle, or to traditional IRA instead.

If the recipient plan separately accounts for funds rolled over from another eligible retirement plan, the IRS has ruled that an exception is available in certain situations to withdrawal restrictions that would otherwise apply to the rollover contribution funds in the recipient plan.

Under legislation enacted at the end of 2019, distributions made in connection with the birth or adoption of a child as specified in the Code can be made free of income tax withholding and penalty-free. Repayments of these distributions to an eligible retirement plan are treated as deemed rollover contributions. IRS guidance will be required to implement this provision.

Rollovers of after-tax contributions from certain eligible retirement plans

Non-Roth after-tax contributions.  Any non-Roth after-tax contributions you have made to a qualified plan or 403(b) plan (but not a governmental employer 457(b) EDC plan) may

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be directly rolled over to a 403(b) TSA which agrees to do required separate accounting. This can only be done in a direct rollover, not a rollover you do yourself. Non-Roth after-tax contributions in a traditional IRA cannot be rolled over from the traditional IRA into a TSA. See “IRS guidance on allocation between pre-tax and after-tax amounts on distributions; the effect of direct rollovers” under “Distributions from TSAs—Tax treatment of distributions from TSAs”.

Designated Roth contributions.  If the after-tax contributions are in a “designated Roth account” under a 403(b) plan, a 401(k) plan or a governmental employer EDC plan which permits designated Roth elective deferral contributions to be made, they can be rolled into another “designated Roth account” under another such plan. They cannot be rolled over to a non-Roth after-tax contribution account. You may not roll over Roth IRA funds into a designated Roth account under a 403(b) plan (or a 401(k) plan or a governmental employer EDC plan).

Limitations on individual-initiated direct transfers.  The 2007 Regulations revoked Revenue Ruling 90-24 (Rev. Rul. 90-24), effective January 1, 2009. Prior to the 2007 Regulations, Rev. Rul. 90-24 had permitted individual-initiated, tax-free direct transfers of funds from one 403(b) contract to another, without reportable taxable income to the individual. Under transitional rules in the 2007 Regulations and other IRS published guidance, direct transfers made after September 24, 2007 may still be permitted with plan or employer approval as described below.

Direct transfer contributions.  A tax-free direct transfer occurs when changing the 403(b) plan funding vehicle, even if there is no distributable event. Under a direct transfer a plan participant does not receive a distribution.

The 2007 Regulations provide for two types of direct transfers between 403(b) funding vehicles: “plan-to-plan transfers” and “contract exchanges within the same 403(b) plan”. 403(b) plans do not have to offer these options. A “plan-to-plan transfer” must meet the following conditions: (i) both the source 403(b) plan and the recipient 403(b) plan permit plan-to-plan transfers; (ii) the transfer from one 403(b) plan to another 403(b) plan is made for a participant (or beneficiary of a deceased participant) who is an employee or former employee of the employer sponsoring the recipient 403(b) plan; (iii) immediately after the transfer the accumulated benefit of the participant (or beneficiary) whose assets are being transferred is at least equal to the participant’s (or beneficiary’s) accumulated benefit immediately before the transfer; (iv) the recipient 403(b) plan imposes distribution restrictions on transferred amounts at least as stringent as those imposed under the source 403(b) plan; and (v) if the plan-to-plan transfer is not a complete transfer of the participant’s (or beneficiary’s) interest in the source 403(b) plan, the recipient 403(b) plan treats the amount transferred as a continuation of a pro rata portion of the participant’s (or beneficiary’s) interest in the source 403(b) plan (for example with respect to the participant’s interest in any after-tax employee contributions).

A “contract exchange within the same 403(b) plan” must meet the following conditions: (i) the 403(b) plan under which the contract is issued must permit contract exchanges;

(ii) immediately after the exchange the accumulated benefit of the participant (or beneficiary of a deceased participant) is at least equal to the participant’s (or beneficiary’s) accumulated benefit immediately before the exchange (taking into account the accumulated benefit of that participant (or beneficiary) under both section 403(b) contracts immediately before the exchange); (iii) the contract issued in the exchange is subject to distribution restrictions with respect to the participant that are not less stringent than those imposed on the contract being exchanged; and (iv) the employer sponsoring the 403(b) plan and the issuer of the contract issued in the exchange agree to provide each other with specified information from time to time in the future (“an information sharing agreement”). The shared information is designed to preserve the requirements of Section 403(b), primarily to comply with loan requirements, hardship withdrawal rules, and distribution restrictions.

We currently do not offer a 403(b) contract for a beneficiary of a deceased participant as described above.

TSA contracts issued by the Company pursuant to a Rev. Rul. 90-24 direct transfer where applications and all transfer paperwork were received by our processing office in good order prior to September 25, 2007 are generally “grandfathered” as to 403(b) status. However, future transactions such as loans and distributions under such “grandfathered” contracts may result in adverse tax consequences to the owner unless the contracts are or become part of the employer’s 403(b) plan, or the employer enters into an information sharing agreement with us.

Special rule for rollover or direct transfer contributions after 72 (or age 70 1/2 if applicable).  The amount of any rollover or direct transfer contributions made to a 403(b) annuity contract must be net of the required minimum distribution for the tax year in which the contract is issued if the owner is at least age 72 (or age 70 1/2 if applicable) in the calendar year the contribution is made, and has retired from service with the employer who sponsored the plan or provided the funds to purchase the 403(b) annuity contract which is the source of the contribution.

Distributions from TSAs

General

Generally, after the 2007 Regulations, employer or plan administrator consent is required for loan, withdrawal or distribution transactions under a 403(b) annuity contract. Processing of a requested transaction will not be completed pending receipt of information required to process the transaction under an information sharing agreement between the Company and the employer sponsoring the plan.

Withdrawal Restrictions — Salary reduction contributions. You generally are not able to withdraw or take payment from your TSA contract unless you reach age 59 1/2, die, become disabled (special federal income tax definition), sever employment with the employer which provided the funds for the TSA contract, or suffer financial hardship (special federal income tax definition). Hardship withdrawals are limited to the amount of your salary reduction contributions without earnings and must be approved by the employer or the plan.

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Under the 2007 Regulations, an employee is not treated as severing employment if the first employer and the subsequent employer are treated as the same employer (for example, an employee transfers from one public school to another public school of the same state employer).

These restrictions do not apply to the amount directly transferred to your TSA certificate that represents your December 31, 1988, account balance attributable to a 403(b) annuity contract and earnings. To take advantage of this grandfathering you must properly notify us in writing at our processing office of your December 31, 1988, account balance if you have qualifying amounts directly transferred to your TSA certificate in a contract exchange under the same plan or a direct transfer from another 403(b) plan.

If any portion of the funds directly transferred to your TSA certificate is attributable to amounts that you invested in a 403(b)(7) custodial account, such amounts, including earnings, are subject to withdrawal restrictions. With respect to the portion of the funds that were never invested in a 403(b)(7) custodial account, these restrictions apply to the salary reduction (elective deferral) contributions to a TSA annuity contract you made and any earnings on them. Account values attributable to employer contributions properly reported to us at the time of transfer will not be subject to restriction, unless required by the employer’s plan.

Withdrawals from a designated Roth account in a TSA contract are subject to these withdrawal restrictions.

Withdrawal restrictions on other types of contributions.  The Plan may impose withdrawal restrictions on employer contributions and related earnings. Amounts attributable to employer contributions are subject to withdrawal restrictions under the 2007 Regulations. These rules apply only to 403(b) plan contracts issued January 1, 2009 and later. These restrictions vary by individual plan and must be reported to us by the plan, the employer or the employer’s designee, as applicable.

Exceptions to withdrawal reductions.  If the recipient plan separately accounts for funds rolled over from another eligible retirement plan, the IRS has ruled that an exception is available in certain situations to withdrawal restrictions that would otherwise apply to the rollover contribution funds in the recipient plan.

A tax law change permits a plan to allow an internal direct transfer from a pre-tax or non-Roth after-tax account to a designated Roth account under the plan, even though the transferred amounts are not eligible for withdrawal by the individual electing the transaction. The transfer would be taxable, and withdrawals would not be permitted from the designated Roth account under the plan. We are assessing implementation issues regarding this feature; as additional separate accounting is required. See “ ‘In-plan’ Roth conversions” below.

Distributions may also be made on termination of the plan.

Tax treatment of distributions from TSAs.  Amounts held under TSAs are generally not subject to federal income tax until benefits are distributed.

Distributions include withdrawals and annuity payments. Death benefits paid to a beneficiary are also taxable distributions unless an exception applies. (For example, there is a limited exclusion from gross income for distributions used to pay qualified health insurance premiums of an eligible retired public safety officer from eligible governmental employer qualified plans, 403(b) plans and 457(b) plans.) Amounts distributed from TSAs are includable in gross income as ordinary income, not capital gain. Distributions from TSAs may be subject to 20% federal income tax withholding. See “Tax withholding and information reporting” below. In addition, TSA distributions may be subject to additional tax penalties.

If you have made after-tax contributions, both non-Roth and designated Roth, you will have a tax basis in your TSA certificate, which will be recovered tax-free. Unless we have been provided acceptable documentation for the amounts of any after-tax contributions to your TSA certificate, we assume that all amounts distributed from your TSA certificate are pre-tax, and we withhold tax and report accordingly.

Designated Roth contribution account.  Section 402A of the Code provides that a qualified distribution from a designated Roth account is not includible in income. A qualified distribution can only be made on specified events such as attaining age 59 1/2 or death. Also, there can be no qualified distribution until after the expiration of a 5-year aging period beginning with the date an individual first makes a designated Roth contribution to a designated Roth account under the applicable retirement plan. If both the aging and event tests are not met, earnings attributable to a designated Roth account may be includible in income.

Distributions before annuity payments begin.  On a total surrender, the amount received in excess of the investment in the contract is taxable. We will report the total amount of the distribution. The amount of any partial distribution from a TSA prior to the annuity starting date is generally taxable, except to the extent that the distribution is treated as a withdrawal of after-tax contributions. Distributions are normally treated as pro rata withdrawals of after-tax contributions and earnings on those contributions. This treatment is the same for non-qualified distributions from a designated Roth account under a 403(b) plan. For the special tax treatment applied to direct conversion rollovers, including “in-plan” Roth conversions, see “Tax-deferred rollovers and direct transfers” and “In-plan Roth conversions” below.

IRS guidance on allocation between pre-tax and after-tax amounts on distributions; the effect of direct rollovers.

The following applies where there are after-tax amounts and pre-tax amounts under the plan, and a distribution is made from the plan before annuity payments start. The IRS has issued ordering rules and related guidance on allocation between pre-tax and after-tax amounts.

•

All disbursements from the plan that are “scheduled to be made at the same time” are treated as a single distribution even if the recipient has directed that the disbursement be divided among multiple destinations. Multiple destinations include payment to the recipient and direct rollovers to one or more eligible retirement

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plans. (Separate information reports on Form 1099-R are generally required if a disbursement is divided among multiple destinations, however.)

•

If the pre-tax amount for the aggregated distribution is directly rolled over to one or more eligible retirement plans, the entire pre-tax amount is assigned to the amount of the distribution that is directly rolled over (and is not currently taxable).

•

If the recipient wants to divide the direct rollover among two or more eligible retirement plans, before the distribution is made, the recipient can choose how the pre-tax amount is to be allocated among the plans. We expect to have forms for this choice.

•

If the pre-tax amount for the aggregated distribution is more than the amount directly rolled over, the pre-tax amount is assigned to the portion of the distribution that is directly rolled over, up to the amount of the direct rollover (so that each direct rollover consists entirely of pre-tax amounts).

•

The guidance indicates that any remaining pre-tax amount is next assigned to any 60-day rollovers up to the amount of the 60-day rollovers. (Please note that the recipient is responsible for the tax treatment of 60-day rollovers and that our information report on Form 1099-R will reflect distribution to the recipient and any required 20% withholding.)

•	The guidance indicates that any remaining pre-tax amount after assignment of the pre-tax amount to direct rollovers and 60-day rollovers is includible in gross income.

•	Finally, if the amount rolled over to an eligible retirement plan exceeds the portion of the pre-tax amount assigned or allocated to the plan, the excess is an after-tax amount.

For example, if a plan participant takes a distribution of $100,000 from a plan, $80,000 of which is pretax and $20,000 of which is attributable to non-Roth after-tax contributions, the participant could choose to allocate the distribution so that the entire pre-tax amount of $80,000 could be directly rolled over to a traditional IRA and the $20,000 non-Roth after-tax contributions could be rolled over to a Roth IRA.

Annuity payments.  If you elect an annuity payout option, the non-taxable portion of each payment is calculated by dividing your investment in the contract by an expected return determined under an IRS table prescribed for qualified annuities. The balance of each payment is fully taxable. The full amount of the payments received after your investment in the contract is recovered is fully taxable. If you (and your beneficiary under a joint and survivor annuity) die before recovering the full investment in the contract, a deduction is allowed on your (or your beneficiary’s) final tax return.

Payments to a beneficiary after your death.  Death benefit distributions from a TSA generally receive the same tax treatment as distributions during your lifetime. In some instances, distributions from a TSA made to your surviving spouse may be rolled over to a traditional IRA or other eligible retirement plan.

A surviving spouse may also be eligible to roll over a TSA death benefit to a Roth IRA in a taxable conversion rollover. A non-spousal death beneficiary may be able to directly roll over death benefits to a new inherited IRA under certain circumstances. Legislation enacted at the end of 2019 may restrict the availability of payment options under such IRAs.

Loans from TSAs.  The following discussion also applies to loans under governmental employer 457(b) EDC plans. See “Public employee deferred compensation plans (EDC Plans)” later in this prospectus.

If the plan permits, loans are available from a 403(b) plan. Loans are subject to federal income tax limits and may also be subject to the limits of the plan from which the funds came. Federal income tax requirements apply even if the plan is not subject to ERISA. Please see Appendix IV later in this prospectus for any state rules that may affect loans.

Effect of 2007 Regulations on loans from TSAs.  As a result of the 2007 Regulations loans are not available without employer or plan administrator approval. Loan processing may be delayed pending receipt of information required to process the loan under an information sharing agreement. Processing of a loan request will not be completed pending receipt of information required to process the transaction under an information sharing agreement between the Company and the employer sponsoring the plan.

If loans are available:

Loans are generally not treated as a taxable distribution. If the amount of the loan exceeds permissible limits under federal income tax rules when made, the amount of the excess is treated (solely for tax purposes) as a taxable distribution. Additionally, if the loan is not repaid at least quarterly, amortizing (paying down) interest and principal, the amount not repaid when due will be treated as a taxable distribution. Finally, unpaid loans may become taxable when the individual severs from employment with the employer which provided the funds for the contract. In addition, the 10% early distribution penalty tax may apply.

We report the entire unpaid balance of the loan (including unpaid interest) as includable in income in the year of the default. The amount of the unpaid loan balance is reported to the IRS on Form 1099-R as a distribution.

•

The amount of a loan to a participant, when combined with all other loans to the participant from all qualified plans of the employer, cannot exceed the lesser of (1) the greater of $10,000 or 50% of the participant’s nonforfeitable accrued benefits; and (2) $50,000 reduced by the excess (if any) of the highest outstanding loan balance over the previous twelve months over the outstanding loan balance of plan loans on the date the loan was made. Governmental employer 457(b) EDC plans and 403(b) plans are included in “all qualified plans of the employer” for this purpose. Also, for the purposes of calculating any subsequent loans which may be made under any plan of the same employer, a defaulted loan is treated as still outstanding even after the default is reported to the IRS. The amount treated as outstanding (which limits any subsequent loan) includes interest on the unpaid balance.

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•

In general, the term of the loan cannot exceed five years unless the loan is used to acquire the participant’s primary residence. EQUI-VEST® Strategies TSA contracts have a term limit of 10 years for loans used to acquire the participant’s primary residence.

•

All principal and interest must be amortized in substantially level payments over the term of the loan, with payments being made at least quarterly. In very limited circumstances, the repayment obligation may be temporarily suspended during a leave of absence.

Tax-deferred rollovers and direct transfers.  If withdrawal restrictions discussed earlier do not apply, you may roll over any “eligible rollover distribution” from a TSA into another eligible retirement plan which agrees to accept the rollover. The rollover may be a direct roll-over or a rollover you do yourself within 60 days after you receive the distribution. To the extent rolled over, it remains tax-deferred.

You may roll over a distribution of pre-tax funds from a TSA to any of the following: a qualified plan, a governmental employer 457(b) EDC plan, a traditional IRA or a TSA. A spousal beneficiary may also roll over death benefits to any of these. A non-spousal death beneficiary may be able to directly roll over death benefits to a new inherited IRA under certain circumstances. Legislation enacted at the end of 2019 may restrict the availability of payment options under such IRAs.

Eligible rollover distributions from qualified plans, 403(b) plans and governmental employer Section 457(b) plans may be rolled over to a SIMPLE IRA that the participant has participated in for at least two years.

Distributions from a 403(b) plan can also be rolled over to a Roth IRA. Conversion rollover transactions from pre-tax or non-Roth after-tax accounts are taxable. Any taxable portion of the amount rolled over will be taxed at the time of the rollover.

The recipient plan must agree to take the distribution. If you are rolling over from a 403(b) plan to a governmental employer 457(b) EDC plan, the recipient governmental employer 457(b) EDC plan must agree to separately account for the rolled-over funds.

The taxable portion of most distributions will be eligible for rollover. However, federal income tax rules exclude certain distributions from rollover treatment including (1) periodic payments for life or for a period of 10 years or more, (2) hardship withdrawals and (3) any required minimum distributions under federal income tax rules.

“In-plan” Roth conversions.  If permitted by the plan, participants who are eligible to withdraw amounts may make an “in-plan” direct conversion rollover from a pre-tax account or a non-Roth after-tax account under the plan to a designated Roth account under the plan. The designated Roth account must be established through salary reduction or elective deferral contributions; it cannot be established by rollover. An “in-plan” direct conversion rollover is not subject to withholding but is a taxable transaction, so a participant considering an “in-plan” direct conversion rollover should consider the payment of estimated tax. No tax applies to the basis portion of a non-Roth after-tax amount so converted.

As indicated above under “Exceptions to withdrawal restrictions,” a tax law change effective in 2013 permits a plan to allow an internal direct transfer from a pre-tax or non-Roth after-tax account to a designated Roth account under the plan, even though the transferred amounts are not eligible for withdrawal by the individual electing the transaction. The transfer would be taxable and withdrawals would not be permitted from the designated Roth account under the plan. Additional separate accounting will be required to implement this provision.

Non-Roth after-tax contributions.  Any non-Roth after-tax contributions you have made to a TSA only may be directly rolled over to another qualified plan or TSA which agrees to do required separate accounting. This can only be done in a direct rollover, not a rollover you do yourself. You may roll over any after-tax contributions you have made to a TSA to a traditional IRA (either in a direct rollover or a roll-over you do yourself). When the recipient plan is a traditional IRA, you are responsible for recordkeeping and calculating the taxable amount of any distributions you take from that traditional IRA. After-tax contributions from a TSA which are rolled into a traditional IRA cannot be rolled back into a qualified plan or TSA. After-tax contributions may not be rolled into a governmental employer EDC plan. As described above under “In-plan Roth conversions”, if the plan permits, you may also roll over non-Roth after-tax contributions to a designated Roth account under the plan.

Roth after-tax contributions. Amounts attributable to “designated Roth contributions” under a 403(b) plan may be rolled over to any of the following:

•	another designated Roth contribution separate account under (i) another 403(b) plan; (ii) a 401(k) plan; or (iii) a governmental employer EDC plan; or

•	a Roth IRA.

They cannot be rolled over to a non-Roth after-tax contribution account under any of the above plans. Similar rules apply to rollovers of “designated Roth contributions” under a 401(k) plan or a governmental employer EDC plan.

See “IRS guidance on allocation between pre-tax and after-tax amounts on distributions; the effect of direct rollovers” above.

Before you decide to roll over a distribution to another employer plan, you should check with the administrator of that plan about whether the plan accepts rollovers and, if so, the types of distributions it accepts. You should also check with the administrator of the receiving plan about any documents required to be completed before it will accept a rollover. You should discuss with your tax adviser the rules which may apply to the rolled over funds. For example, distributions from a governmental employer 457(b) EDC plan are generally not subject to the additional 10% federal income tax penalty for pre-age 59 1/2 distributions, which applies to other types of retirement plans. If you roll over funds from an eligible retirement plan which is not a governmental employer 457(b) EDC plan (qualified plan, 403(b) plan or traditional IRA) into a governmental employer 457(b) EDC plan, and you later take a distribution from the recipient government employer 457(b) EDC plan, those amounts generally remain subject to the penalty.

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You should check if the recipient plan separately accounts for funds rolled over from another eligible retirement plan, as the IRS has ruled that an exception is available in certain situations to withdrawal restrictions that would otherwise apply to the rollover contribution funds in the recipient plan.

Direct transfers that are: (1) contract exchanges under the same 403(b) plan, (2) direct 403(b) plan-to-403(b) plan transfers, or (3) used to purchase permissive service credits under a retirement plan are not distributions.

If there is a mandatory distribution provision in your employer’s plan for certain small amounts and you do not designate an eligible retirement plan to receive such a mandatory distribution, Treasury Regulations require a traditional IRA to be established on your behalf.

Distribution Requirements

TSAs are subject to required minimum distribution rules. See “Required minimum distributions” later in this prospectus.

Spousal consent rules

If ERISA rules apply to your TSA you will need to get spousal consent for loans, withdrawals or other distributions if you are married when you request one of these transactions under the contract. In addition, unless you elect otherwise with the written consent of your spouse, the retirement benefits payable under the plan must be paid in the form of a qualified joint and survivor annuity. A qualified joint and survivor annuity is payable for the life of the participant with a survivor annuity for the life of the spouse in an amount not less than one-half of the amount payable to the participant during his or her lifetime. In addition, if you are married, the beneficiary must be your spouse, unless your spouse consents in writing to the designation of another beneficiary.

If you are married and you die before annuity payments have begun, payments will be made to your surviving spouse in the form of a life annuity unless at the time of your death a contrary election was in effect. However, your surviving spouse may elect, before payments begin, to receive payments in any form permitted under the terms of the employer’s plan and the contract.

Early distribution penalty tax

A penalty tax of 10% of the taxable portion of a distribution applies to distributions from a TSA before you reach age 59 1/2. This is in addition to any income tax. There are exceptions to the extra penalty tax. Some of the available exceptions to the pre-age 59 1/2 penalty tax include distributions made:

•	on or after your death; or

•	because you are disabled (special federal income tax definition); or

•	to pay for certain extraordinary medical expenses (special federal income tax definition); or

•	in any form of payout after you have separated from service (only if the separation occurs during or after the calendar year you reach age 55); or
•	under legislation enacted at the end of 2019, distributions made in connection with the birth or adoption of a child as specified in the Code; or

•

in a payout in the form of substantially equal periodic payments made at least annually over your life (or your life expectancy), or over the joint lives of you and your beneficiary (or your joint life expectancies) using an IRS-approved distribution method (only after you have separated from service at any age).

Please note that it is your responsibility to claim the penalty exception on your own income tax return and to document eligibility for the exception to the IRS.

Public employee deferred compensation plans (EDC Plans)

Special employer and ownership rules.  Employers eligible to maintain EDC plans under Section 457(b) of the Code include governmental entities such as states, municipalities and state agencies (governmental employers). Since EQUI-VEST® Strategies is open only to governmental employer EDC plans; no rules applicable to tax-exempt employees are discussed.

An employer can fund its EDC plan in whole or in part with annuity contracts purchased for participating employees and their beneficiaries. These employees do not have to include in income the employer’s contributions to purchase the EDC contracts or any earnings until they actually receive funds from a governmental employer EDC plan. The plan’s assets must be held in trust for the exclusive benefit of employees. An annuity contract can be a trust equivalent if the contract includes the trust rules. Regardless of contract ownership, the EDC plan may permit the employee to choose among various investment options.

Contribution Limits.  The maximum contribution for 2020 is the lesser of $19,500 or 100% of includible compensation.

Special rules may permit “catch-up” contributions during the three years preceding normal retirement age under the EDC plan. If the plan provides for catch-up contributions for any of the 3 years of service preceding the plan retirement age, the maximum contribution for an individual eligible to make such catch-up contributions is twice the otherwise applicable dollar limit, or $39,000 for 2020.

If the plan permits, an individual at least age 50 at any time during 2020 may be able to make up to $6,500 additional salary reduction contributions. An individual must coordinate this “age 50” catch-up with the other “last 3 years of service” catch up.

A governmental employer EDC plan may permit some or all of elective deferral contributions to be made as “designated Roth contributions” under Section 402A of the Code which are made on an after-tax basis. Unless otherwise indicated, the tax treatment of designated Roth contributions is described under “Tax-sheltered annuity contracts (TSAs)” previously in this Section.

Rollover contributions.  Eligible rollover distributions of pre-tax funds from 403(b) plans, 401(a) qualified plans, other

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governmental employer EDC plans and traditional IRAs may be rolled over into other such plans. The recipient plan must agree to take the distribution. If the source of the eligible rollover distribution is not a governmental employer EDC plan and the recipient plan is a governmental employer EDC plan, the recipient governmental employer EDC plan must agree to separately account for the rolled-over funds.

A governmental employer EDC plan which permits designated Roth elective deferral contributions to be made may also permit rollover contributions from another “designated Roth account” under another governmental employer EDC plan (or a 403(b) plan, or a 401(k) plan) to such a designated Roth account. Roth IRA funds may not be rolled over to such a designated Roth account.

Before you decide to roll over a distribution to another employer plan, you should check with the administrator of that plan about whether the plan accepts rollovers and, if so, the types of distributions it accepts. You should also check with the administrator of the receiving plan about any documents required to be completed before it will accept a rollover.

You should discuss with your tax adviser whether you should consider rolling over funds from one type of tax qualified retirement plan to another, because the funds will generally be subject to the rules of the recipient plan. For example, funds in a governmental employer EDC plan are not subject to the additional 10% federal income tax penalty for premature distributions, but they may become subject to this penalty if you roll the funds to a different type of eligible retirement plan and subsequently take a premature distribution.

Under legislation enacted at the end of 2019, distributions made in connection with the birth or adoption of a child as specified in the Code can be made free of income tax withholding and penalty-free. Repayments of these distributions to an eligible retirement plan are treated as deemed rollover contributions. IRS guidance will be required to implement this provision.

Withdrawal Limits.  In general, no amounts may be withdrawn from an EDC plan prior to the calendar year in which the employee attains age 70 1/2, severs from employment with the employer or is faced with an unforeseeable emergency. Under legislation enacted at the end of 2019, withdrawals from a governmental employer 457(b) plan are permitted when the participant attains age 59 1/2; the limit remains at age 70 1/2 for tax exempt employer 457(b) plans. Under Treasury Regulations, amounts may also be distributed on plan termination. Small amounts (up to $5,000) may be taken out by the plan participant or forced out by the plan under certain circumstances, even though the plan participant may still be working and amounts would not otherwise be made available. Such a mandatory forced-out distribution is an eligible rollover distribution. Treasury Regulations require a direct rollover to a traditional IRA established for a plan participant who does not affirmatively designate an eligible retirement plan to receive such a mandatory distribution. For funds rolled over from another eligible retirement plan, the IRS has ruled that an exception is available in certain situations to withdrawal restrictions that would otherwise apply to the rollover contribution funds in the recipient plan, because the funds are accounted for separately.

See the discussion under “Tax-sheltered annuity contracts (TSAs)” previously in this Section about the availability of certain internal direct transfers of amounts subject to withdrawal restrictions into a designated Roth account under a 403(b) plan. Similar rules generally will apply to these transactions under a governmental employer EDC plan.

Distribution Requirements.  EDC plans are subject to minimum distribution rules similar to those that apply to TSAs. See “Required minimum distributions” later in this prospectus. That is, distributions from EDC plans generally must start no later than April 1st of the calendar year following the calendar year in which the employee attains age 72 (or age 70 1/2 if applicable) or retires from service with the employer maintaining the EDC plan, whichever is later. Failure to make required distributions may cause the disqualification of the EDC plan. Disqualification may result in current taxation of EDC plan benefits. In addition, a 50% penalty tax is imposed on the difference between the required distribution amount and the amount actually distributed, if any. It is the plan administrator’s responsibility to see that minimum distributions from an EDC plan are made.

If the EDC plan provides, a deceased employee’s beneficiary may be able to elect to receive death benefits in installments instead of a lump sum, and the payments will be taxed as they are received.

Tax Treatment of Distributions.  The taxation of distributions from a governmental employer EDC plan is generally the same as the tax treatment of distributions from TSAs discussed earlier in this prospectus. That is, amounts are generally not subject to tax until actually distributed and amounts may be subject to 20% federal income tax withholding. See “Tax withholding and information reporting” later in this prospectus. However, distributions from a governmental employer EDC plan are generally not subject to the additional 10% federal income tax penalty for pre-age 59 1/2 distributions.

If the governmental employer EDC plan permits designated Roth contributions, Section 402A of the Code provides that a qualified distribution from a designated Roth contribution account is not includible in income. A qualified distribution can only be made on specified events such as attaining age 59 1/2 or death. Also, there can be no qualified distribution until after the expiration of a 5-year aging period beginning with the date an individual first makes a designated Roth contribution to a designated Roth account under the applicable retirement plan. If both the aging and event tests are not met, earnings attributable to a designated Roth account may be includible in income. See the discussion under “Tax-sheltered annuity contracts (TSAs)” previously in this Section about the availability of certain internal direct transfers of amounts subject to withdrawal restrictions into a designated Roth account under a 403(b) plan. Similar rules generally will apply to these transactions under a governmental employer EDC plan.

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Tax-deferred rollovers.  A participant in a governmental employer EDC plan, or in certain cases, a beneficiary, may be able to roll over an eligible rollover distribution from the plan to a traditional IRA, qualified plan or 403(b) plan, as well as to another governmental employer EDC plan. See the discussion above under “Distributions from TSAs — Tax-deferred rollovers and direct transfers” for rollovers from governmental employer EDC plans to SIMPLE IRAs. The recipient plan must agree to take the distribution.

If you roll over funds from a governmental employer EDC plan into a different type of eligible retirement plan (qualified plan, 403(b) plan, or traditional IRA), any subsequent distributions may be subject to the 10% federal income tax penalty noted above. Before you decide to roll over your payment to another employer plan, you should check with the administrator of that plan about whether the plan accepts roll-overs and, if so, the types of distributions it accepts. You should also check with the administrator of the receiving plan about any documents required to be completed before it will accept a rollover.

You may roll over a distribution from a governmental employer 457(b) plan to any of the following: a 403(b) plan funding vehicle, a qualified plan, another governmental employer 457(b) plan (separate accounting required) or a traditional IRA. A spousal beneficiary may also roll over death benefits as above. A non-spousal death beneficiary may be able to directly roll over death benefits to a new traditional inherited IRA under certain circumstances.

Distributions from a governmental employer 457(b) plan can be rolled over to a Roth IRA. Such conversion rollover transactions are taxable. Any taxable portion of the amount rolled over will be taxed at the time of the rollover.

If the governmental employer EDC plan permits designated Roth contributions, amounts attributable to designated Roth contributions may be rolled over to any of the following:

•	another designated Roth contribution separate account under (i) another governmental employer EDC plan; (ii) a 403(b) plan; or (iii) a 401(k) plan; or

•	a Roth IRA.

They cannot be rolled over to a non-Roth after-tax contribution account under any of the above plans. Similar rules apply to rollovers of “designated Roth contributions” under a 403(b) plan or a 401(k) plan.

If the governmental employer EDC plan permits designated Roth contributions and also if permitted by the plan, participants who are eligible to withdraw amounts may make an “in-plan” direct conversion rollover from a non-Roth account under the plan to a designated Roth account under the plan. The designated Roth account must be established through salary reduction or elective deferral contributions; it cannot be established by rollover. An “in-plan” direct conversion rollover is not subject to withholding but typically produces taxable income.

Loans.  Same as for TSAs. (See “Loans from TSAs” under “Distributions from TSAs” earlier in this prospectus.)

Required Minimum Distributions

Legislation enacted at the end of 2019, which is generally effective January 1, 2020, significantly amends the required minimum distribution rules. Because these rules are statutory and regulatory, in many cases IRS guidance will be required to implement these changes.

Background on regulations — required minimum distributions

If you are a participant in a 403(b) plan or a governmental employer EDC plan, the required minimum distribution rules force you to start calculating and taking annual distributions from these tax-favored retirement plans and arrangements by a specified date. The beginning date depends on the type of plan or arrangement, and your birthdate and retirement status. The distribution requirements are designed to use up your interest in the plan over your life expectancy. Whether the correct amount has been distributed is calculated on a year-by-year basis; there are no provisions to allow amounts taken in excess of the required amount to be carried back to other years.

Distributions must be made according to rules in the Code and Treasury Regulations and the terms of the plan. Certain provisions of the Treasury Regulations require that the actuarial present value of additional annuity contract benefits must be added to the dollar amount credited for purposes of calculating certain types of required minimum distributions from annuity contracts funding tax qualified retirement plans, including 403(b) plans and 457(b) plans. For this purpose additional annuity contract benefits may include enhanced death benefits. If you take annual withdrawals instead of receiving annuity payments, this could increase the amount required to be distributed from these contracts.

Lifetime required minimum distributions — When you have to take the first required minimum distribution

When you have to start lifetime required minimum distributions from 403(b) plans and 457(b) plans initially depends on your birthdate. Under legislation enacted at the end of 2019, lifetime required minimum distributions from 403(b) plans and 457(b) plans must generally start for the year in which you attain age 72 (if you were born July 1, 1949 or later). For individuals born June 30, 1949 or earlier, lifetime required minimum distributions from 403(b) plans and 457(b) plans must generally start for the year in which you attain age 70 1/2. That is, individuals who had already attained age 70 1/2 by December 31, 2019 had no change from prior law in the start or continuation of their lifetime required minimum distributions. However, 403(b) plan and 457(b) EDC plan participants may be able to delay the start of required minimum distributions for all or part of the account balance until after age 72 (or age 70 1/2 if applicable), as follows:

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For 403(b) plan and 457(b) EDC plan participants who have not retired from service with the employer who provided the funds for this TSA or EDC contract by the calendar year the participant turns age 72 (or age 70 1/2 if applicable), the required beginning date for minimum distributions is extended to April 1st following the calendar year of retirement.

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•

403(b) plan participants may also delay the start of required minimum distributions to age 75 of the portion of their account value attributable to their December 31, 1986 TSA account balance, even if retired at age 72 (or age 70 1/2 if applicable).

The first required minimum distribution is for the calendar year in which you turn age 72 (or age 70 1/2 if applicable), or the year you retire, if you are eligible for the delayed start rule. You have the choice to take this first required minimum distribution during the calendar year you turn 72 (or age 70 1/2 if applicable) or retire or to delay taking it until the first three-month period in the next calendar year (January 1 – April 1). Distributions must start no later than your “Required Beginning Date,” which is April 1st of the calendar year after the calendar year in which you turn age 72 (or age 70 1/2 if applicable) or retire if you are eligible for the delayed start rule. If you choose to delay taking the first annual minimum distribution, then you will have to take two minimum distributions in that year — the delayed one for the first year and the one actually for that year. Once minimum distributions begin, they must be made at some time each year.

How you calculate required minimum distributions

There are two approaches to taking required minimum distributions — “account-based” or “annuity-based.”

Account-based method.  If you choose an “account-based” method, you divide the value of your TSA account or EDC account as of December 31st of the past calendar year by a number corresponding to your age from an IRS table to give you the required minimum distribution amount for that particular plan or arrangement for that year. If your spouse is your sole beneficiary and more than 10 years younger than you, the dividing number you use may be from another IRS table and may produce a smaller lifetime required minimum distribution amount. Regardless of the table used, the required minimum distribution amount will vary each year as the account value, the actuarial present value of additional annuity contract benefits, if applicable, and the divisor change. If you initially choose an account-based method, you may be able to later apply your funds to a life annuity-based pay-out with any certain period not exceeding remaining life expectancy, determined in accordance with IRS tables.

Annuity-based method.  If you choose an annuity-based method you do not have to do annual calculations. You apply the account value to an annuity payout for your life or the joint lives of you and a designated beneficiary, or for a period certain not extending beyond applicable life expectancies, determined in accordance with IRS tables.

Do you have to pick the same method to calculate your required minimum distributions for all of your retirement plans?

No, if you want, you can choose a different method for each of your retirement plans. For example, you can choose an annuity payout from your TSA certificate, a different annuity payout from a qualified plan, and an account-based annual withdrawal from an IRA.

Will we pay you the annual amount every year from your certificate based on the method you choose?

We will only pay you automatically if you affirmatively select an annuity payout option or an account-based withdrawal option such as our required minimum distribution automatic withdrawal option. Otherwise, you will be responsible each year for asking us to pay the required minimum distribution withdrawal to you.

Also, if you are taking account-based withdrawals from all of your 403(b) TSA contracts, the IRS will let you calculate the required minimum distribution for each TSA that you maintain, using the method that you picked for that particular 403(b) funding vehicle. You can add these required minimum distribution amount calculations together. As long as the total amount you take out every year satisfies your overall 403(b) plan required minimum distribution amount, you may choose to take your annual required minimum distribution from any one or more TSA contracts or custodial accounts that you own.

What if you take more than you need to for any year?

The required minimum distribution amount for each of your plans and arrangements is calculated on a year-by-year basis. There are no carry-back or carry-forward provisions. Also, you cannot apply required minimum distribution amounts you take from your qualified plans or TSAs to the amounts you have to take from your traditional IRAs and vice-versa.

What if you take less than you need to for any year?

Your plan or arrangement could be disqualified, and you could have to pay tax on the entire value. Even if your plan or arrangement is not disqualified, you could have to pay a 50% penalty tax on the shortfall (required amount less amount actually taken). It is your responsibility to meet the required minimum distribution rules. We will remind you when our records show that you are within the age group which must take lifetime required minimum distributions. If this is a TSA and you do not select a method with us, we will assume you are taking your required minimum distribution from another TSA contract or custodial account that you own. Note that in the case of an EDC plan the distribution must be taken annually from the EDC contract.

What are the required minimum distribution payments after you die?

These vary, depending on the status of your beneficiary (individual or entity) and when you die. Legislation enacted at the end of 2019 significantly amends the post-death required minimum distribution rules for distributions made beginning January 1, 2020, and in some cases may affect payouts for pre-December 31, 2019 deaths. IRS guidance will be needed to implement these changes.

Individual beneficiary

Unless the individual beneficiary has a special status as an “eligible designated beneficiary” or “EDB” described below, distributions of the remaining amount in the defined contribution plan or IRA contract following your death must be distributed within 10 years. IRS guidance will be needed regarding the mechanics of implementation of this “10-year” rule.

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Individual beneficiary who has “eligible designated beneficiary’ or “EDB” status

An individual beneficiary who is an “eligible designated beneficiary” or “EDB” can take annual post-death required minimum distribution payments over the life of the EDB or over a period not extending beyond the life expectancy of the EDB, as long as the distributions start no later than one year after your death (to be prescribed in Treasury Regulations). The following individuals are EDBs:

•	Your surviving spouse (see spousal beneficiary, below);

•	Your minor children (only while they are minors);

•	A disabled individual (Internal Revenue Code definition applies);

•	A chronically ill individual (Internal Revenue Code definition applies); and

•	Any individual who is not more than 10 years younger than you.

In certain cases, a trust for a disabled individual or a chronically ill individual may be treated as an individual and not as an entity beneficiary.

When minor children reach the age of majority, they stop EDB status and the remainder of the portion of their interest not yet distributed must be distributed within 10 years. IRS guidance will be needed to implement the mechanics of this EDB status shift provision. It appears to discourage life contingent annuity payouts to minor children.

Spousal beneficiary

If your death beneficiary is your surviving spouse, your spouse has a number of choices. As noted above, post-death distributions may be made over your spouse’s life or period of life expectancy. Your spouse may delay starting payments over his/her life expectancy period until the year in which you would have attained age 72. In some circumstances, for traditional IRA contracts only, your surviving spouse may elect to become the owner of the traditional IRA and halt distributions until he or she reaches age 72, or roll over amounts from your traditional IRA into his/her own traditional IRA or other eligible retirement plan.

Non-individual beneficiary

Pre-January 1, 2020 rules continue to apply. If you die before your Required Beginning Date for lifetime required minimum distributions, and your death beneficiary is a non-individual such as your estate, the “5-year rule” applies. Under this rule, the entire interest must be distributed by the end of the calendar year which contains the fifth year anniversary of the owner’s death. No distribution is required for a year before that fifth year. Please note that we need an individual annuitant to keep an annuity contract in force. If the beneficiary is not an individual, we must distribute amounts remaining in the annuity contract after the death of the annuitant.

If you die after your Required Beginning Date for lifetime required minimum distributions, and your death beneficiary is a non-individual such as your estate, the rules permit the beneficiary to calculate the post-death required minimum distribution amounts based on the owner’s life expectancy in the year of death. However, note that we need an individual annuitant to keep an annuity contract in force. If the beneficiary is not an individual, we must distribute amounts remaining in the annuity contract after the death of the annuitant.

Please note that under legislation enacted in 2019, for owner or participant deaths on ort after January 1, 2020, it appears that trusts which would have qualified under pre-January 2020 rules as “see-through trusts” will not be treated as entity beneficiaries.

Additional changes to post-death distributions after the 2019 legislation

The legislation enacted at the end of 2019 applies to deaths after December 31, 2019, so that the post-death required minimum distribution rules in effect before January 1, 2020 continue to apply initially. As long as payments start no later than December 31 following the calendar year of the owner’s or participant’s death, individuals who are non-spouse beneficiaries may continue to stretch post-death payments over their life. It is also permissible to stretch post-death payments over a period not longer than their life expectancy based on IRS tables as of the calendar year after the owner’s or participant’s death on a term certain method. In certain cases, a “see-through” trust which is the death beneficiary will be treated as an individual for measuring the distribution period.

However, the legislation enacted at the end of 2019 views the death of the original individual beneficiary as an event that triggers the “10-year” distribution period. Prior to 2019, for example, if an individual beneficiary who had a 20-year life expectancy period in the year after the owner’s or participant’s death died in the 7th year of post-death payments, the beneficiary named by the original beneficiary could continue the payments over the remaining 13 years of the original beneficiary’s life expectancy period. Even if the owner or participant in this example died before December 31, 2019, the legislation caps the length of any post-death period after the death of the original beneficiary at 10 years. As noted above, a rule similar to this applies when an EDB dies, or a minor child reaches the age of majority — the remaining interest must be distributed within 10 years. IRS guidance will be needed to implement the mechanics of these beneficiary status shift provisions.

ERISA matters

ERISA rules are designed to save and protect qualified retirement plan assets to be paid to plan participants when they retire.

Some TSAs may be subject to Title I of ERISA, generally dependent on the level of employer involvement, for example, if the employer makes matching contributions.

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In addition, certain loan rules apply only to loans under ERISA plans:

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For contracts which are subject to ERISA, the trustee or sponsoring employer is responsible for ensuring that any loan meets applicable DOL requirements. It is the responsibility of the plan administrator, the trustee of the qualified plan and/or the employer, and not the Company, to properly administer any loan made to plan participants.

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With respect to specific loans made by the plan to a plan participant, the plan administrator determines the interest rate, the maximum term consistent with EQUI-VEST® Strategies processing and all other terms and conditions of the loan.

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Only 50% of the participant’s vested account balance may serve as security for a loan. To the extent that a participant borrows an amount which should be secured by more than 50% of the participant’s vested account balance, it is the responsibility of the trustee or plan administrator to obtain the additional security.

•

Each new or renewed loan must bear a reasonable rate of interest commensurate with the interest rates charged by persons in the business of lending money for loans that would be made under similar circumstances.

•

Loans must be available to all plan participants, former participants (or death beneficiaries of participants) who still have account balances under the plan, and alternate payees on a reasonably equivalent basis.

•	Plans subject to ERISA provide that the participant’s spouse must consent in writing to the loan.

Certain rules applicable to plans designed to comply with Section 404(c) of ERISA

Section 404(c) of ERISA, and the related DOL regulation, provide that if a plan participant or beneficiary exercises control over the assets in his or her plan account, plan fiduciaries will not be liable for any loss that is the direct and necessary result of the plan participant’s or beneficiary’s exercise of control. As a result, if the plan complies with Section 404(c) and the DOL regulation thereunder, the plan participant can make and is responsible for the results of his or her own investment decisions.

Section 404(c) plans must provide, among other things, that a broad range of investment choices are available to plan participants and beneficiaries and must provide such plan participants and beneficiaries with enough information to make informed investment decisions. Compliance with the Section 404(c) regulation is completely voluntary by the plan sponsor and the plan sponsor may choose not to comply with Section 404(c).

The EQUI-VEST® Strategies TSA contracts provide the broad range of investment choices and information needed in order to meet the requirements of the Section 404(c) regulation. If the plan is intended to be a Section 404(c) plan, it is, however, the plan sponsor’s responsibility to see that the requirements of the DOL regulation are met. The Company and its financial professionals shall not be responsible if a plan fails to meet the requirements of Section 404(c).

Tax withholding and information reporting

Status for income tax purposes; FATCA.  In order for us to comply with income tax withholding and information reporting rules which may apply to annuity contracts and tax-qualified or tax-favored plan participation, we request documentation of “status” for tax purposes. “Status” for tax purposes generally means whether a person is a “U.S. person” or a foreign person with respect to the United States; whether a person is an individual or an entity, and if an entity, the type of entity. Status for tax purposes is best documented on the appropriate IRS Form or substitute certification form (IRS Form W-9 for a U.S. person or the appropriate type of IRS Form W-8 for a foreign person). If we do not have appropriate certification or documentation of a person’s status for tax purposes on file, it could affect the rate at which we are required to withhold income tax, and penalties could apply. Information reporting rules could apply not only to specified transactions, but also to contract ownership. For example, under the Foreign Account Tax Compliance Act (“FATCA”), which applies to certain U.S.-source payments, and similar or related withholding and information reporting rules, we may be required to report contract values and other information for certain contractholders. For this reason, we and our affiliates intend to require appropriate status documentation at purchase, change of ownership, and affected payment transactions, including death benefit payments. FATCA and its related guidance is extraordinarily complex and its effect varies considerably by type of payor, type of payee and type of recipient.

Tax Withholding.  We must withhold federal income tax from distributions from annuity contracts. Distributions from employer-sponsored retirement plans are also subject to income tax withholding. You may be able to elect out of this income tax withholding in some cases. Generally, we do not have to withhold if your distributions are not taxable. The rate of withholding will depend on the type of distribution and, in certain cases, the amount of your distribution. Any income tax withheld is a credit against your income tax liability. If you do not have sufficient income tax withheld or do not make sufficient estimated income tax payments, you may incur penalties under the estimated income tax rules.

You must file your request not to withhold in writing before the payment or distribution is made. Our processing office will provide forms for this purpose. You cannot elect out of withholding unless you provide us with your correct Taxpayer Identification Number and a United States residence address. You cannot elect out of withholding if we are sending the payment out of the United States.

We might have to withhold and/or report on amounts we pay under a free look or cancellation.

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Special withholding rules apply to United States citizens residing outside of the United States, foreign recipients, and certain U.S. entity recipients that are treated as foreign because they fail to document their U.S. status before payment is made. We do not discuss these rules here in detail. However, we may require additional documentation in the case of payments made to United States persons living abroad and non-United States persons (including U.S. entities treated as foreign) prior to processing any requested transaction.

Certain states have indicated that state income tax withholding will also apply to payments from the contracts made to residents. Generally, an election out of federal withholding will also be considered an election out of state withholding. In some states, you may elect out of state withholding, even if federal withholding applies. In some states, the state income tax withholding is completely independent of federal income tax withholding. If you need more information concerning a particular state or any required forms, call our processing office at the toll-free number.

Federal income tax withholding on periodic annuity payments

We withhold differently on “periodic” and “non-periodic” payments. For a periodic annuity payment, for example, your withholding depends on what you specify on an IRS Form W-4P, and we withhold according to the IRS Form W-4P. If you do not give us your correct Taxpayer Identification Number, we withhold at the highest rate.

Your withholding election remains effective unless and until you revoke it. You may revoke or change your withholding election at any time.

Federal income tax withholding on non-periodic annuity payments (withdrawals) which are not eligible rollover distributions

For a non-periodic distribution (total surrender or partial withdrawal) which is not an eligible rollover distribution, we generally withhold at a flat 10% rate.

You cannot elect out of withholding if the payment is an “eligible rollover distribution.”

Mandatory withholding from eligible rollover distributions

Unless the distribution is directly rolled over to another eligible retirement plan, eligible rollover distributions from governmental employer 457(b) EDC plans and TSAs are subject to mandatory 20% withholding. See “Distributions from TSAs” and “Tax Treatment of Distributions” under “Public employee deferred compensation plans (EDC Plans)” earlier in this prospectus. The plan administrator is responsible for withholding from governmental employer 457(b) EDC plan distributions.

All distributions from a TSA, governmental employer 457(b) EDC plan or qualified plan are eligible rollover distributions unless they are on the following list of exceptions:

•	any distributions which are “required minimum distributions” after lifetime required minimum distributions must start; or

•	substantially equal periodic payments made at least annually for the life (or life expectancy) or the joint lives (or joint life expectancies of the plan participant (and designated beneficiary); or

•	substantially equal periodic payments made for a specified period of 10 years or more; or

•	hardship withdrawals; or

•	corrective distributions which fit specified technical tax rules; or

•	loans that are treated as distributions; or

•	to the extent that it is a post-death required minimum distribution not eligible to be rolled over, a death benefit payment to a beneficiary who is not the plan participant surviving spouse; or

•	a qualified domestic relations order distribution to a beneficiary who is not the plan participant current spouse or former spouse.

A death benefit payment to the plan participant surviving spouse (and in some instances to a non-spouse beneficiary), or a qualified domestic relations order distribution to the plan participant current or former spouse, may be a distribution subject to mandatory 20% withholding.

Impact of taxes to the Company

The contracts provide that we may charge Separate Account A for taxes. We do not now, but may in the future set up reserves for such taxes.

We are entitled to certain tax benefits related to the investment of company assets, including assets of the separate accounts. These tax benefits, which may include the foreign tax credit and the corporate dividends received deduction, are not passed back to you, since we are the owner of the assets from which tax benefits may be derived.

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8. More information

About our Separate Account A

Each variable investment option is a subaccount of our Separate Account A. We established Separate Account A in 1968 under special provisions of the New York Insurance Law. These provisions prevent creditors from any other business we conduct from reaching the assets we hold in our variable investment options for owners of our variable annuity contracts. We are the legal owner of all of the assets in Separate Account A and may withdraw any amounts that exceed our reserves and other liabilities with respect to variable investment options under our contracts. For example, we may withdraw amounts from Separate Account A that represent our investments in Separate Account A or that represent fees and charges under the contracts that we have earned. The results of Separate Account A’s operations are accounted for without regard to the Company’s other operations. The amount of some of our obligations under the contracts and certificates is based on the assets in Separate Account A. However, the obligations themselves are obligations of the Company.

Separate Account A is registered under the Investment Company Act of 1940 and is registered and classified under that act as a “unit investment trust.” The SEC, however, does not manage or supervise the Company or Separate Account A. Although Separate Account A is registered, the SEC does not monitor the activity of Separate Account A on a daily basis. The Company is not required to register, and is not registered, as an investment company under the Investment Company Act of 1940.

Each subaccount (variable investment option) within Separate Account A invests in shares issued by the corresponding portfolio of its Trust.

We reserve the right subject to compliance with laws that apply:

(1)	to add variable investment options to, or to remove variable investment options from, Separate Account A, or to add other separate accounts;

(2)	to combine any two or more variable investment options;

(3)	to transfer the assets we determine to be the shares of the class of contracts to which the contracts belong from any variable investment option to another variable investment option;

(4)

to operate Separate Account A or any variable investment option as a management investment company under the Investment Company Act of 1940 (in which case, charges and expenses that otherwise would be assessed against an underlying mutual fund would be assessed against Separate Account A or a variable investment option directly);

(5)	to deregister Separate Account A under the Investment Company Act of 1940;

(6)	to restrict or eliminate any voting rights as to Separate Account A;

(7)	to cause one or more variable investment options to invest some or all of their assets in one or more other trusts or investment companies;

(8)	to close a variable investment option to new contributions or transfers; and

(9)	to limit the number of variable investment options which you may elect.

If the exercise of these rights results in a material change in the underlying investment of the Separate Account, you will be notified of such exercise, as required by law.

About the Trusts

The Trusts are registered under the Investment Company Act of 1940. They are classified as “open-end management investment companies,” more commonly called mutual funds. Each Trust issues different shares relating to each portfolio.

The Board of Trustees of each Trust serves for the benefit of each Trust’s shareholders. The Board of Trustees may take many actions regarding the portfolios (for example, the Board of Trustees can establish additional portfolios or eliminate existing portfolios; change portfolio investment objectives; and change portfolio investment policies and strategies). In accordance with applicable law, certain of these changes may be implemented without a shareholder vote and, in certain instances, without advanced notice. More detailed information about certain actions subject to notice and shareholder vote for each Trust, and other information about the portfolios, including portfolio investment objectives, policies, restrictions, risks, expenses, its Rule 12b-1 plan and other aspects of its operations, appears in the prospectuses for each Trust, which generally accompany this prospectus, or in their respective SAIs, which are available upon request.

About our fixed maturity options

Rates to maturity and price per $100 of maturity value

We can determine the amount required to be allocated to one or more fixed maturity options in order to produce specified maturity values. For example, we can tell you how much you need to allocate per $100 of maturity value.

The rates to maturity are determined weekly. The rates in the table are illustrative only and will most likely differ from the rates applicable at time of purchase. Current rates to maturity can be obtained through TOPS or Online Account Access or from your financial professional.

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The rates to maturity for new allocations and the related price per $100 of maturity value are as shown below:

Fixed Maturity Options with June 15th Maturity Date of Maturity Year	Rate to Maturity as of February 18, 2020	Price Per $100 of Maturity Value
2020	3.00%(1)	$99.05
2021	3.00%(1)	$96.16
2022	3.00%(1)	$93.36
2023	3.00%(1)	$90.64
2024	3.00%(1)	$88.00
2025	3.00%(1)	$85.43
2026	3.00%(1)	$82.95
2027(1)	3.00%(1)	$80.53
2028(1)	3.00%(1)	$78.18
2029(1)	3.05%	$75.56
(1)	Since these rates to maturity are 3%, no amounts could have been allocated to these options.

How we determine the market value adjustment

We use the following procedure to calculate the market value adjustment (up or down) we make if you withdraw all of your value from a fixed maturity option before its maturity date.

(1)	We determine the market adjusted amount on the date of the withdrawal as follows:

(a)	We determine the fixed maturity amount that would be payable on the maturity date, using the rate to maturity for the fixed maturity option.

(b)

We determine the period remaining in your fixed maturity option (based on the withdrawal date) and convert it to fractional years based on a 365-day year. For example, three years and 12 days becomes 3.0329.

(c)	We determine the current rate to maturity that applies on the withdrawal date to new allocations to the same fixed maturity option.

(d)	We determine the present value of the fixed maturity amount payable at the maturity date, using the period determined in (b) and the rate determined in (c).

(2)	We determine the fixed maturity amount as of the current date.

(3)	We subtract (2) from the result in (1)(d). The result is the market value adjustment applicable to such fixed maturity option, which may be positive or negative.

Your market adjusted amount is the present value of the maturity value discounted at the rate to maturity in effect for new contributions to that same fixed maturity option on the date of the calculation.

If you withdraw only a portion of the amount in a fixed maturity option, the market value adjustment will be a percentage of the market value adjustment that would have applied if you had withdrawn the entire value in that fixed maturity option. This percentage is equal to the percentage of the value in the fixed maturity option that you are withdrawing. Any withdrawal charges that are deducted from a fixed maturity option will result in a market value adjustment calculated in the same way. See Appendix II later in this prospectus for an example.

For purposes of calculating the rate to maturity for new allocations to a fixed maturity option (see (1)(c) above), we use the rate we have in effect for new allocations to that fixed maturity option. We use this rate even if new allocations to that option would not be accepted at that time. This rate will not be less than 3%. If we do not have a rate to maturity in effect for a fixed maturity option to which the “current rate to maturity” in (1)(c) above would apply, we will use the rate at the next closest maturity date. If we are no longer offering new fixed maturity options, the “current rate to maturity” will be determined in accordance with our procedures then in effect. We reserve the right to add up to 0.50% to the current rate in (1)(c) above for purposes of calculating the market value adjustment only.

Investments under the fixed maturity options

Amounts allocated to the fixed maturity options are held in a “non-unitized” separate account we have established under the New York Insurance Law. This separate account provides an additional measure of assurance that we will make full payment of amounts due under the fixed maturity options. Under New York Insurance Law, the portion of the separate account’s assets equal to the reserves and other contract liabilities relating to the contracts are not chargeable with liabilities from any other business we may conduct. We own the assets of the separate account, as well as any favorable investment performance on those assets. You do not participate in the performance of the assets held in this separate account. We may, subject to state law that applies, transfer all assets allocated to the separate account to our general account. We guarantee all benefits relating to your value in the fixed maturity options, regardless of whether assets supporting fixed maturity options are held in a separate account or our general account.

We have no specific formula for establishing the rates to maturity for the fixed maturity options. We expect the rates to be influenced by, but not necessarily correspond to, among other things, the yields that we can expect to realize on the separate account’s investments from time to time. Our current plans are to invest in fixed-income obligations, including corporate bonds, mortgage-backed and asset-backed securities and government and agency issues having durations in the aggregate consistent with those of the fixed maturity options.

Although the above generally describes our plans for investing the assets supporting our obligations under the fixed maturity options under the contracts, we are not obligated

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to invest those assets according to any particular plan except as we may be required to by state insurance laws. We will not determine the rates to maturity we establish by the performance of the nonunitized separate account.

About the general account

This contract is offered to customers through various financial institutions, brokerage firms and their affiliate insurance agencies. No financial institution, brokerage firm or insurance agency has any liability with respect to a contract’s account value or any guaranteed benefits with which the contract was issued. The Company is solely responsible to the contract owner for the contract’s account value and such guaranteed benefits. The general obligations and any guaranteed benefits under the contract are supported by the Company’s general account and are subject to the Company’s claims paying ability. An owner should look to the financial strength of the Company for its claims paying ability. Assets in the general account are not segregated for the exclusive benefit of any particular contract or obligation. General account assets are also available to the insurer’s general creditors and the conduct of its routine business activities, such as the payment of salaries, rent and other ordinary business expenses. For more information about the Company’s financial strength, you may review its financial statements and/or check its current rating with one or more of the independent sources that rate insurance companies for their financial strength and stability. Such ratings are subject to change and have no bearing on the performance of the variable investment options. You may also speak with your financial representative.

The general account is subject to regulation and supervision by the New York State Department of Financial Services and to the insurance laws and regulations of all jurisdictions where we are authorized to do business. Interests under the contracts in the general account have not been registered and are not required to be registered under the Securities Act of 1933 because of exemptions and exclusionary provisions that apply. The general account is not required to register as an investment company under the Investment Company Act of 1940 and it is not registered as an investment company under the Investment Company Act of 1940. The contract is a “covered security” under the federal securities laws.

We have been advised that the staff of the SEC has not reviewed the portions of this prospectus that relate to the general account. The disclosure with regard to the general account, however, may be subject to certain provisions of the federal securities laws relating to the accuracy and completeness of statements made in prospectuses.

Dates and prices at which certificate events occur

We describe below the general rules for when, and at what prices, events under your certificate will occur. Other portions of this prospectus describe circumstances that may cause exceptions. We generally do not repeat those exceptions below.

Business day

Our “business day” is generally any day the New York Stock Exchange is open for regular trading and generally ends at

4:00 p.m. Eastern Time (or as of an earlier close of regular trading). A business day does not include a day on which we are not open due to emergency conditions determined by the Securities and Exchange Commission. We may also close early due to such emergency conditions. Contributions will be applied and any other transaction requests will be processed when they are received along with all the required information unless another date applies as indicated below.

•	If your contribution, transfer or any other transaction request containing all the required information reaches us on any of the following, we will use the next business day:

—	on a non-business day;

—	after 4:00 PM, ET on a business day; or

—	after an early close of regular trading on the NYSE on a business day.

•	When a charge is to be deducted on a participation date anniversary that is a non-business day, we will deduct the charge on the next business day.

•	Quarterly rebalancing will be processed on a calendar year basis. Semiannual or annual rebalancing will be processed on the first business day of the month. Rebalancing will not be done retroactively.

Contributions, transfers, withdrawals and surrenders

•	Contributions allocated to the variable investment options are invested at the unit value next determined after the receipt of the contribution.

•	Contributions allocated to a fixed maturity option will receive the rate to maturity in effect for that fixed maturity option on that business day.

•	Contributions allocated to the guaranteed interest option will receive the guaranteed interest rate in effect on that business day.

•	If a fixed maturity option is scheduled to mature on June 15th and June 15th is a non-business day, that fixed maturity option will mature on the prior business day.

•	Transfers to or from variable investment options will be made at the unit value next determined after the receipt of the transfer request.

•	Transfers to the guaranteed interest option will receive the guaranteed interest rate in effect on that business day.

•	Transfers to a fixed maturity option will receive the rate to maturity in effect for that fixed maturity option on that business day.

•	Transfers out of a fixed maturity option will be at the market adjusted amount on that business day.

•	For the fixed-dollar option, the first monthly transfer will occur on the last business day of the month in which we receive your election form at our processing office.

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•	For the interest sweep, the first monthly transfer will occur on the last business day of the month following the month that we receive your election form at our processing office.

•	Requests for withdrawals or surrenders will occur on the business day that we receive the information that we require.

About your voting rights

As the owner of the shares of the Trusts we have the right to vote on certain matters involving the portfolios, such as:

•	the election of trustees;

•	the formal approval of independent auditors selected for each Trust; or

•	any other matters described in each prospectus for the Trusts or requiring a shareholders’ vote under the Investment Company Act of 1940.

We will give participants the opportunity to instruct us how to vote the number of shares attributable to their certificates if a shareholder vote is taken. If we do not receive instructions in time from all participants, we will vote the shares of a portfolio for which no instructions have been received in the same proportion as we vote shares of that portfolio for which we have received instructions. We will also vote any shares that we are entitled to vote directly because of amounts we have in a portfolio in the same proportions that participants vote. One effect of proportional voting is that a small number of participants may determine the outcome of a vote.

The Trusts sell their shares to the Company separate accounts in connection with the Company’s variable annuity and/or life insurance products, and to separate accounts of insurance companies, both affiliated and unaffiliated with the Company. EQ Premier VIP Trust and EQ Advisors Trust also sell their shares to the trustee of a qualified plan for the Company. We currently do not foresee any disadvantages to our participants arising out of these arrangements. However, the Board of Trustees or Directors of each Trust intend to monitor events to identify any material irreconcilable conflicts that may arise and to determine what action, if any, should be taken in response. If we believe that a Board’s response insufficiently protects our participants, we will see to it that appropriate action is taken to do so.

Separate Account A voting rights

If actions relating to Separate Account A require participant approval, participants will be entitled to one vote for each unit they have in the variable investment options. Each participant who has elected a variable annuity payout option may cast the number of votes equal to the dollar amount of reserves we are holding for that annuity in a variable investment option divided by the annuity unit value for that option. We will cast votes attributable to any amounts we have in the variable investment options in the same proportion as votes cast by participants.

Changes in applicable law

The voting rights we describe in this prospectus are created under applicable federal securities laws. To the extent that those laws or the regulations published under those laws eliminate the necessity to submit matters for approval by persons having voting rights in separate accounts of insurance companies, we reserve the right to proceed in accordance with those laws or regulations.

COVID-19

The outbreak of the novel coronavirus known as COVID-19 was declared a pandemic by the World Health Organization in March 2020. Equity and financial markets have experienced increased volatility and negative returns, and interest rates have declined due to the COVID-19 pandemic and other market factors. Such events can adversely impact us and our operations. Management believes the Company is taking appropriate actions to mitigate the negative impact to our business and operations. However, the full impact of COVID-19 is unknown and cannot be reasonably estimated or predicted at this time as these events are still developing.

Moreover, these market conditions have impacted the performance of the funds underlying the variable investment options. If these market conditions continue, and depending on your individual circumstances (e.g., your selected investment options and the timing of any contributions, transfers, or withdrawals), you may experience (perhaps significant) negative returns under the contract. The duration of the COVID-19 pandemic, and the future impact that the pandemic may have on the financial markets and global economy, cannot be foreseen, however. You should consult with a financial professional about how the COVID-19 pandemic and the recent market conditions may impact your future investment decisions related to the contract, such as purchasing the contract or making contributions, transfers, or withdrawals, based on your individual circumstances.

Cybersecurity Risks and Catastrophic Events

We rely heavily on interconnected computer systems and digital data to conduct our variable product business. Because our variable product business is highly dependent upon the effective operation of our computer systems and those of our business partners, our business is vulnerable to disruptions from utility outages, and susceptible to operational and information security risks resulting from information systems failure (e.g., hardware and software malfunctions), and cyber-attacks. These risks include, among other things, the theft, misuse, corruption and destruction of data maintained online or digitally, interference with or denial of service, attacks on websites and other operational disruption and unauthorized use or abuse of confidential customer information. Systems failures and cyberattacks, as well as, any other catastrophic event, including natural and manmade disasters, public health emergencies, pandemic diseases, terrorist attacks, floods or severe storms affecting us, any third-party administrator, the underlying funds,

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intermediaries and other affiliated or third-party service providers may adversely affect us, our business operations and your account value. Systems failures and cyber-attacks may also interfere with our processing of contract transactions, including the processing of orders from our website or with the underlying funds, impact our ability to calculate account values, cause the release and possible destruction of confidential customer or business information, impede order processing, subject us and/or our service providers and intermediaries to regulatory fines and financial losses and/or cause reputational damage. In addition, the occurrence of any pandemic disease (like COVID-19), natural disaster, terrorist attack or any other event that results in our workforce, and/or employees of service providers and/or third party administrators, being compromised and unable or unwilling to fully perform their responsibilities, could likewise result in interruptions in our service, including our ability to issue contracts and process contract transactions. Even if our workforce and employees of our service providers and/or third party administrators were able to work remotely, those remote work arrangements could result in our business operations being less efficient than under normal circumstances and lead to delays in our issuing contracts and processing of other contract-related transactions. Cybersecurity risks and catastrophic events may also impact the issuers of securities in which the underlying funds invest, which may cause the funds underlying your contract to lose value. While there can be no assurance that we or the underlying funds or our service providers will avoid losses affecting your contract due to cyber-attacks, information security breaches or other catastrophic events in the future, we take reasonable steps to mitigate these risks and secure our systems and business operations from such failures, attacks and events.

Statutory compliance

We have the right to change the terms of the contract and any certificate thereunder without the consent of any other person in order to comply with any laws and regulations that apply, including but not limited to changes in the Internal Revenue Code, in Treasury Regulations or in published rulings of the Internal Revenue Service and in Department of Labor regulations.

Any change in the contract and any certificate thereunder must be in writing and made by an authorized officer of the Company. We will provide notice of any contract change.

The benefits under your contract will not be less than the minimum benefits required by any state law that applies.

About legal proceedings

The Company and its affiliates are parties to various legal proceedings. In our view, none of these proceedings would be considered material with respect to a participant’s interest in Separate Account A, nor would any of these proceedings be likely to have a material adverse effect upon Separate Account A, our ability to meet our obligations under the certificates, or the distribution of the certificates.

Financial statements

The financial statements of Separate Account A, as well as the consolidated financial statements of the Company, are in the SAI. The financial statements of the Company have relevance to the contracts only to the extent that they bear upon the ability of the Company to meet its obligations under the contracts. The SAI is available free of charge. You may request one by writing our processing office or calling 1-800-628-6673.

Transfers of ownership, collateral assignments, loans, and borrowing

The owner may not assign a contract or certificate for any purpose.

You cannot assign a certificate as security for a loan or other obligation. Loans from account value, however, are permitted unless restricted by the employer.

Funding changes

The employer or trustee can change the funding vehicle for the plan.

Distribution of the contracts

The contracts are distributed by both Equitable Advisors and Equitable Distributors. The Distributors serve as principal underwriters of Separate Account A. The offering of the contracts is intended to be continuous.

Equitable Advisors is an affiliate of the Company, and Equitable Distributors is an indirect wholly owned subsidiary of the Company. The Distributors are under the common control of Equitable Holdings, Inc. Their principal business address is 1290 Avenue of the Americas, New York, NY 10104. The Distributors are registered with the SEC as broker-dealers and are members of the Financial Industry Regulatory Authority, Inc. (“FINRA”). Both broker-dealers also act as distributors for other life and annuity products we issue.

The contracts are sold by financial professionals of Equitable Advisors and its affiliates. The contracts are also sold by financial professionals of unaffiliated broker-dealers that have entered into selling agreements with Equitable Distributors (“Selling broker-dealers”).

The Company pays compensation to both Distributors based on contracts sold. The Company may also make additional payments to the Distributors, and the Distributors may, in turn, make additional payments to certain Selling broker-dealers. All payments will be in compliance with all applicable FINRA rules and other laws and regulations.

Although the Company takes into account all of its distribution and other costs in establishing the level of fees and charges under its contracts, none of the compensation paid to the Distributors or the Selling broker-dealers discussed in this section of the prospectus are imposed as separate fees or charges under your contract. The Company, however, intends to recoup amounts it pays for distribution and other services through the fees and charges of the contract and payments it receives for providing administrative, distribution

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and other services to the portfolios. For information about the fees and charges under the contract, see “Fee table” and “Charges and expenses” earlier in this prospectus.

Equitable Advisors Compensation.  The Company pays compensation to Equitable Advisors based on contributions made on the contracts sold through Equitable Advisors (“contribution-based compensation”). The contribution-based compensation will generally not exceed 16.0% of total contributions. Equitable Advisors, in turn, may pay a portion of the contribution-based compensation received from the Company to the Equitable Advisors financial professional and/or the Selling broker-dealer making the sale. In some instances, a financial professional or a Selling broker-dealer may elect to receive reduced contribution-based compensation on a contract in combination with ongoing annual compensation of up to 0.70% of the account value of the contract sold (“asset-based compensation”). Total compensation paid to a financial professional or a Selling broker-dealer electing to receive both contribution-based and asset-based compensation could, over time, exceed the total compensation that would otherwise be paid on the basis of contributions alone. The compensation paid by Equitable Advisors varies among financial professionals and among Selling broker-dealers. Equitable Advisors also pays a portion of the compensation it receives to its managerial personnel. When a contract is sold by a Selling broker-dealer, the Selling broker-dealer, not Equitable Advisors, determines the amount and type of compensation paid to the Selling broker-dealer’s financial professional for the sale of the contract. Therefore, you should contact your financial professional for information about the compensation he or she receives and any related incentives, as described below.

Equitable Advisors may receive compensation, and, in turn, pay its financial professionals a portion of such fee, from third party investment advisors to whom its financial professionals refer customers for professional management of the assets within their contract.

Equitable Advisors also pays its financial professionals and managerial personnel other types of compensation including service fees, expense allowance payments and health and retirement benefits. Equitable Advisors also pays its financial professionals, managerial personnel and Selling broker-dealers sales bonuses (based on selling certain products during specified periods) and persistency bonuses. Equitable Advisors may offer sales incentive programs to financial professionals and Selling broker-dealers who meet specified production levels for the sales of both the Company contracts and contracts offered by other companies. These incentives provide non-cash compensation such as stock options awards and/or stock appreciation rights, expense-paid trips, expense-paid education seminars and merchandise.

Differential compensation.  In an effort to promote the sale of the Company products, Equitable Advisors may pay its financial professionals and managerial personnel a greater percentage of contribution-based compensation and/or asset-based compensation for the sale of our contract than it pays for the sale of a contract or other financial product issued by a company other than us. Equitable Advisors may pay different compensation on the sale of the same product, based on such factors as distribution, group or sponsored arrangements, or based on older or newer versions, or series, of the same contract. Equitable Advisors also pay different levels of compensation based on different contract types. This practice is known as providing “differential compensation.” Differential compensation may involve other forms of compensation to Equitable Advisors personnel. Certain components of the compensation paid to managerial personnel are based on whether the sales involve the Company contracts. Managers earn higher compensation (and credits toward awards and bonuses) if the financial professionals they manage sell a higher percentage of the Company contracts than products issued by other companies. Other forms of compensation provided to its financial professionals and/or managerial personnel include health and retirement benefits, expense reimbursements, marketing allowances and contribution-based payments, known as “overrides.” For tax reasons, Equitable Advisors financial professionals qualify for health and retirement benefits based solely on their sales of the Company contracts and products sponsored by affiliates.

The fact that Equitable Advisors financial professionals receive differential compensation and additional payments may provide an incentive for those financial professionals to recommend our contract over a contract or other financial product issued by a company not affiliated with the Company. However, under applicable rules of FINRA and other federal and state regulatory authorities, Equitable Advisors financial professionals may only recommend to you products that they reasonably believe are suitable for you and, for certain accounts depending on applicable rules, that are in your best interest, based on the facts that you have disclosed as to your other security holdings, financial situation and needs. In making any recommendation, financial professionals of Equitable Advisors may nonetheless face conflicts of interest because of the differences in compensation from one product category to another, and because of differences in compensation among products in the same category. For more information, contact your financial professional.

Equitable Distributors Compensation.  The Company pays contribution-based and asset-based compensation (together “compensation”) to Equitable Distributors. Contribution-based compensation is paid based on the Company contracts sold through Equitable Distributors’ Selling broker-dealers. Asset-based compensation is paid based on the aggregate account value of contracts sold through certain of Equitable Distributors’ Selling broker-dealers. Contribution-based compensation will generally not exceed 12.0% of the total contributions made under the contracts. Equitable Distributors, in turn, pays the contribution-based compensation it receives on the sale of a contract to the Selling broker-dealer making the sale. In some instances, the Selling broker-dealer may elect to receive reduced contribution-based compensation on the sale of the contract in combination with annual asset-based compensation

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of up to 0.35% of the account value of the contract sold. If a Selling broker-dealer elects to receive reduced contribution-based compensation on a contract, the contribution-based compensation which the Company pays to Equitable Distributors will be reduced by the same amount, and the Company will pay Equitable Distributors asset-based compensation on the contract equal to the asset-based compensation which Equitable Distributors pays to the Selling broker-dealer. Total compensation paid to a Selling broker-dealer electing to receive both contribution-based and asset-based compensation could over time exceed the total compensation that would otherwise be paid on the basis of contributions alone. The contribution-based and asset-based compensation paid by Equitable Distributors varies among Selling broker-dealers.

The Selling broker-dealer, not Equitable Distributors, determines the amount and type of compensation paid to the Selling broker-dealer’s financial professional for the sale of the contract. Therefore, you should contact your financial professional for information about the compensation he or she receives and any related incentives, such as differential compensation paid for various products.

The Company also pays Equitable Distributors compensation to cover its operating expenses and marketing services under the terms of the Company’s distribution agreements with Equitable Distributors.

Additional payments by Equitable Distributors to Selling broker-dealers.  Equitable Distributors may pay, out of its assets, certain Selling broker-dealers and other financial intermediaries additional compensation in recognition of services provided or expenses incurred. Equitable Distributors may also pay certain Selling broker-dealers or other financial intermediaries additional compensation for enhanced marketing opportunities and other services (commonly referred to as “marketing allowances”). Services for which such payments are made may include, but are not limited to, the preferred placement of the Company’s products on a company and/or product list; sales personnel training; product training; business reporting; technological support; due diligence and related costs; advertising, marketing and related services; conference; and/or other support services, including some that may benefit the contract owner. Payments may be based on ongoing sales, on the aggregate account value attributable to contracts sold through a Selling broker-dealer or such payments may be a fixed amount. For certain selling broker-dealers, Equitable Distributors increases the marketing allowance as certain sales thresholds are met. Equitable Distributors may also make fixed payments to Selling broker-dealers, for example in connection with the initiation of a new relationship or the introduction of a new product.

Additionally, as an incentive for the financial professionals of Selling broker-dealers to promote the sale of the Company’s products, Equitable Distributors may increase the sales compensation paid to the Selling broker-dealer for a period of time (commonly referred to as “compensation enhancements”). Equitable Distributors also has entered into agreements with certain selling broker-dealers in which the selling broker-dealer agrees to sell certain of our contracts exclusively.

These additional payments may serve as an incentive for Selling broker-dealers to promote the sale of the Company’s contracts over contracts and other products issued by other companies. Not all Selling broker-dealers receive additional payments, and the payments vary among Selling broker-dealers. The list below includes the names of Selling broker-dealers that we are aware (as of December 31, 2019) received additional payments. These additional payments ranged from $962.81 to $6,177,733.18. The Company and its affiliates may also have other business relationships with Selling broker-dealers, which may provide an incentive for the Selling broker-dealers to promote the sale of the Company’s contracts over contracts and other products issued by other companies. The list below includes any such Selling broker-dealer. For more information, ask your financial professional.

1st Global Capital Corp.

Allstate Financial Services, LLC

American Portfolios Financial Services

Ameriprise Financial Services

Avantax Investment Services, Inc.

BBVA Securities, Inc.

Cadaret, Grant & Co., Inc.

Cambridge Investment Research

Capital Investment Group

Centaurus Financial, Inc.

Cetera Financial Group

Citigroup Global Markets, Inc.

Citizens Investment Services

Commonwealth Financial Network

Community America Financial Solution

CUNA Brokerage Services

CUSO Financial Services, L.P.

DPL Financial Partners

Equity Services Inc.

Farmer’s Financial Solution

Galt Financial Group, Inc.

Geneos Wealth Management

Gradient Securities, LLC

H. Beck, Inc.

Independent Financial Group, LLC

Infinex Investments Inc.

Janney Montgomery Scott LLC

Kestra Investment Services, LLC

Key Investment Services LLC

Ladenburg Thalmann Advisor Network, LLC

Lincoln Financial Advisors Corp.

Lincoln Financial Securities Corp.

Lincoln Investment Planning

Lion Street Financial

LPL Financial Corporation

Lucia Securities, LLC

MML Investors Services, LLC

Morgan Stanley Smith Barney

Mutual of Omaha Investment Services, Inc.

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Park Avenue Securities, LLC

PlanMember Securities Corp.

PNC Investments

Primerica Financial Services, Inc.

Prospera Financial Services

Pruco Securities, LLC

Raymond James

RBC Capital Markets Corporation

Robert W Baird & Company

Santander Securities Corp.

Sigma Financial Corporation

Stifel, Nicolaus & Company, Inc.

The Advisor Group (AIG)

The Huntington Investment Company

The Leaders Group, Inc.

TransAmerica Financial Advisors

U.S. Bank Center

UBS Financial Services Inc.

Valmark Securities, Inc.

Voya Financial Advisors, Inc.

Waddell & Reed, Inc.

Wells Fargo

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9. Incorporation of certain documents by reference

The Company’s Annual Report on Form 10-K for the period ended December 31, 2019 (the “Annual Report”) is considered to be part of this prospectus because it is incorporated by reference.

The Company files reports and other information with the SEC, as required by law. You may read and copy this information at the SEC’s public reference facilities at Room 1580, 100 F Street, NE, Washing-ton, DC 20549, or by accessing the SEC’s website at www.sec.gov. The public may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. Under the Securities Act of 1933, the Company has filed with the SEC a registration statement relating to the fixed maturity option (the “Registration Statement”). This prospectus has been filed as part of the Registration Statement and does not contain all of the information set forth in the Registration Statement.

After the date of this prospectus and before we terminate the offering of the securities under the Registration Statement, all documents or reports we file with the SEC under the Securities Exchange Act of 1934 (“Exchange Act”), will be considered to become part of this prospectus because they are incorporated by reference.

Any statement contained in a document that is or becomes part of this prospectus, will be considered changed or replaced for purposes of this prospectus if a statement contained in this prospectus changes or is replaced. Any statement that is considered to be a part of this prospectus because of its incorporation will be considered changed or replaced for the purpose of this prospectus if a statement contained in any other subsequently filed document that is considered to be part of this prospectus changes or replaces that statement. After that, only the statement that is changed or replaced will be considered to be part of this prospectus.

We file the Registration Statement and our Exchange Act documents and reports, including our Annual Report on Form 10-K and Quarterly Reports on Form 10-Q, electronically according to EDGAR under CIK No. 0000727920. The SEC maintains a website that contains reports, proxy and information statements, and other information regarding registrants that file electronically with the SEC. The address of the site is www.sec.gov.

Upon written or oral request, we will provide, free of charge, to each person to whom this prospectus is delivered, a copy of any or all of the documents considered to be part of this prospectus because they are incorporated herein. In accordance with SEC rules, we will provide copies of any exhibits specifically incorporated by reference into the text of the Exchange Act reports (but not any other exhibits). Requests for documents should be directed to:

Equitable Life Insurance Company

1290 Avenue of the Americas

New York, NY 10104

Attention: Corporate Secretary

(telephone: (212) 554-1234)

You can access our website at www.equitable.com.

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Appendix I: Condensed financial information

The following tables show the accumulation unit values and the number of outstanding units for each variable investment option at the last business day of the periods shown. The unit values and number of units outstanding are for contracts offered under Separate Account A with the same daily asset charge of 1.20% and 0.50%. The unit values and number of units outstanding for contracts offered under Separate Account A with daily asset charges of 0.90% and 0.70% are available in the Statement of Additional Information. To request a copy of the Statement of Additional Information, please contact our Processing Office. At the date of this Prospectus, unit values and number of units outstanding for contracts offered under Separate Account A with an asset based charge of 0.25% did not exist. The information presented is shown for the past ten years, or from the first year the particular contracts were offered if less than ten years ago.

The unit values and numbers of units outstanding shown below, as of December 31, 2019, are for contracts offered under Separate Account A with the same daily asset charge of 1.20%.

	For the years ending December 31,
	2010	2011	2012	2013	2014	2015	2016	2017	2018	2019
1290 VT DoubleLine Dynamic Allocation
Unit value	—	—	—	$104.12	$105.37	$100.23	$107.55	$116.48	$110.34	$128.74
Number of units outstanding (000’s)	—	—	—	1	9	27	37	51	51	59
1290 VT DoubleLine Opportunistic Bond
Unit value	—	—	—	—	—	$97.54	$101.07	$103.79	$101.58	$108.50
Number of units outstanding (000’s)	—	—	—	—	—	4	17	43	63	89
1290 VT Equity Income
Unit value	$111.01	$109.25	$127.07	$165.42	$177.60	$172.48	$192.54	$220.38	$192.27	$235.96
Number of units outstanding (000’s)	74	80	97	120	127	130	128	128	127	118
1290 VT GAMCO Mergers & Acquisitions
Unit value	$126.55	$126.72	$131.77	$144.49	$145.10	$147.11	$156.53	$164.22	$154.27	$165.56
Number of units outstanding (000’s)	19	17	15	11	9	8	7	6	5	5
1290 VT GAMCO Small Company Value
Unit value	$185.71	$177.07	$206.17	$283.37	$288.56	$268.85	$327.44	$375.60	$313.25	$381.76
Number of units outstanding (000’s)	264	338	427	528	636	744	861	981	1,106	1,221
1290 VT High Yield Bond
Unit value	—	—	—	$101.38	$102.08	$97.73	$107.89	$113.50	$109.64	$122.32
Number of units outstanding (000’s)	—	—	—	5	15	28	40	58	76	98
1290 VT Small Cap Value
Unit value	—	—	—	—	—	$87.33	$107.20	$119.46	$104.48	$129.91
Number of units outstanding (000’s)	—	—	—	—	—	—	1	5	16	30
1290 VT SmartBeta Equity
Unit value	—	—	—	—	—	$95.57	$100.00	$120.26	$111.58	$139.92
Number of units outstanding (000’s)	—	—	—	—	—	—	2	7	18	30

I-1

The unit values and numbers of units outstanding shown below, as of December 31, 2019, are for contracts offered under Separate Account A with the same daily asset charge of 1.20%.  (continued)

	For the years ending December 31,
	2010	2011	2012	2013	2014	2015	2016	2017	2018	2019
1290 VT Socially Responsible
Unit value	$78.76	$78.03	$90.00	$119.44	$134.07	$133.09	$144.59	$172.01	$162.51	$209.15
Number of units outstanding (000’s)	21	39	37	46	56	65	72	81	89	98
All Asset Growth-Alt 20
Unit value	$118.72	$113.20	$125.25	$141.22	$142.87	$135.56	$146.75	$168.04	$153.46	$180.57
Number of units outstanding (000’s)	18	52	96	137	169	190	211	274	287	297
American Funds Insurance Series® Bond FundSM
Unit value	—	—	—	$96.31	$100.05	$98.77	$100.33	$102.39	$100.26	$108.05
Number of units outstanding (000’s)	—	—	—	5	34	98	160	213	244	284
CharterSM Moderate
Unit value	—	—	—	—	—	—	—	$105.19	$98.90	$112.20
Number of units outstanding (000’s)	—	—	—	—	—	—	—	—	—	1
CharterSM Multi-Sector Bond
Unit value	$92.20	$95.71	$99.60	$97.55	$98.68	$96.87	$98.51	$99.51	$97.82	$103.32
Number of units outstanding (000’s)	144	134	138	137	137	140	146	146	147	147
CharterSM Small Cap Growth
Unit value	$130.17	$108.44	$119.32	$174.21	$167.63	$155.61	$168.13	$206.58	$193.82	$254.78
Number of units outstanding (000’s)	42	35	30	28	22	19	16	14	14	13
CharterSM Small Cap Value
Unit value	$176.76	$158.90	$183.31	$258.49	$242.34	$207.98	$257.35	$282.99	$243.27	$299.59
Number of units outstanding (000’s)	70	57	48	42	35	31	28	26	23	21
EQ/400 Managed Volatility
Unit value	$106.03	$96.15	$110.64	$143.94	$154.73	$148.11	$175.15	$199.40	$172.82	$213.31
Number of units outstanding (000’s)	5	11	12	15	17	20	27	34	37	41
EQ/500 Managed Volatility
Unit value	$103.13	$98.08	$111.26	$143.93	$160.10	$158.75	$174.15	$207.78	$192.83	$247.48
Number of units outstanding (000’s)	7	16	21	27	34	41	47	53	57	62
EQ/2000 Managed Volatility
Unit value	$104.88	$92.69	$105.72	$143.50	$147.53	$138.32	$164.72	$185.30	$161.25	$198.26
Number of units outstanding (000’s)	2	5	7	8	9	12	16	18	21	23
EQ/AB Dynamic Moderate Growth
Unit value	—	—	$103.29	$118.56	$122.73	$120.51	$123.56	$137.83	$128.25	$146.73
Number of units outstanding (000’s)	—	—	5	18	48	67	75	76	71	70

I-2

The unit values and numbers of units outstanding shown below, as of December 31, 2019, are for contracts offered under Separate Account A with the same daily asset charge of 1.20%.  (continued)

	For the years ending December 31,
	2010	2011	2012	2013	2014	2015	2016	2017	2018	2019
EQ/AB Small Cap Growth
Unit value	$212.01	$208.64	$238.25	$325.25	$332.83	$319.27	$355.13	$430.43	$391.74	$494.64
Number of units outstanding (000’s)	11	12	14	14	13	11	10	9	8	8
EQ/Aggressive Allocation
Unit value	$132.78	$121.35	$136.88	$170.99	$176.91	$171.71	$184.57	$217.18	$195.86	$240.90
Number of units outstanding (000’s)	367	480	574	676	774	879	974	1,039	1,094	1,145
EQ/Balanced Strategy
Unit value	—	—	$103.35	$116.06	$119.71	$117.51	$123.05	$133.55	$126.43	$144.50
Number of units outstanding (000’s)	—	—	3	16	31	45	64	78	90	106
EQ/BlackRock Basic Value Equity
Unit value	$167.98	$160.81	$180.54	$245.68	$266.28	$246.91	$287.78	$307.39	$279.35	$340.67
Number of units outstanding (000’s)	300	349	394	457	530	602	664	707	738	772
EQ/Capital Guardian Research
Unit value	$118.34	$121.60	$141.05	$183.63	$200.50	$201.88	$216.26	$268.03	$251.98	$330.82
Number of units outstanding (000’s)	243	210	184	166	150	139	122	112	103	94
EQ/ClearBridge Large Cap Growth
Unit value	$112.25	$104.39	$124.21	$170.67	$175.03	$175.12	$174.55	$216.60	$213.24	$278.10
Number of units outstanding (000’s)	85	117	120	120	107	93	76	59	51	43
EQ/Clearbridge Select Equity Managed Volatility
Unit value	$89.97	$84.93	$95.83	$122.40	$132.66	$127.94	$143.05	$161.41	$143.40	$189.20
Number of units outstanding (000’s)	51	41	36	31	27	23	23	21	19	19
EQ/Common Stock Index
Unit value	$156.63	$155.96	$178.12	$233.12	$258.09	$254.85	$281.24	$334.75	$311.53	$400.85
Number of units outstanding (000’s)	35	33	31	27	26	24	21	19	17	15
EQ/Conservative Allocation
Unit value	$120.34	$121.15	$125.18	$129.04	$130.83	$128.94	$131.13	$135.97	$132.23	$142.71
Number of units outstanding (000’s)	165	181	205	211	215	223	230	227	222	228
EQ/Conservative Growth Strategy
Unit value	—	—	$102.73	$112.17	$115.05	$113.14	$117.34	$125.18	$119.65	$134.04
Number of units outstanding (000’s)	—	—	1	9	19	29	35	43	50	54
EQ/Conservative Strategy
Unit value	—	—	$101.41	$104.59	$106.02	$104.57	$106.24	$109.45	$106.62	$114.76
Number of units outstanding (000’s)	—	—	2	11	8	12	18	18	18	21

I-3

The unit values and numbers of units outstanding shown below, as of December 31, 2019, are for contracts offered under Separate Account A with the same daily asset charge of 1.20%.  (continued)

	For the years ending December 31,
	2010	2011	2012	2013	2014	2015	2016	2017	2018	2019
EQ/Conservative-Plus Allocation
Unit value	$122.87	$120.54	$127.87	$139.27	$141.95	$139.33	$144.18	$155.02	$147.57	$165.45
Number of units outstanding (000’s)	238	290	364	422	465	492	514	525	523	526
EQ/Core Bond Index
Unit value	$113.61	$117.63	$119.89	$116.56	$117.95	$117.04	$117.23	$117.52	$116.39	$122.20
Number of units outstanding (000’s)	130	120	121	134	158	187	223	256	280	310
EQ/Emerging Markets Equity PLUS
Unit value	—	—	—	$94.51	$90.43	$73.13	$79.27	$104.96	$87.88	$102.55
Number of units outstanding (000’s)	—	—	—	3	10	21	31	49	67	86
EQ/Equity 500 Index
Unit value	$171.22	$172.16	$196.00	$254.67	$284.26	$283.09	$311.14	$372.10	$349.47	$451.21
Number of units outstanding (000’s)	54	59	59	59	59	54	47	41	39	34
EQ/Fidelity Institutional AM® Large Cap Portfolio
Unit value	—	—	—	—	—	—	—	—	$211.96	$274.49
Number of units outstanding (000’s)	—	—	—	—	—	—	—	—	37	22
EQ/Franklin Balanced Managed Volatility
Unit value	$100.52	$99.40	$109.23	$123.64	$129.74	$124.29	$135.63	$147.42	$139.38	$160.51
Number of units outstanding (000’s)	113	87	78	80	89	103	109	114	113	115
EQ/Franklin Small Cap Value Managed Volatility
Unit value	$100.02	$89.35	$103.13	$139.28	$140.53	$129.77	$160.09	$176.73	$152.19	$188.70
Number of units outstanding (000’s)	17	15	16	17	16	17	19	19	19	20
EQ/Franklin Templeton Allocation Managed Volatility
Unit value	$82.21	$77.62	$87.98	$107.16	$111.67	$107.24	$116.02	$131.78	$118.91	$143.57
Number of units outstanding (000’s)	85	91	93	94	120	134	132	133	133	131
EQ/Global Bond PLUS
Unit value	$119.80	$123.57	$126.63	$121.97	$121.57	$115.55	$114.94	$118.84	$115.50	$121.20
Number of units outstanding (000’s)	101	105	99	93	91	87	87	87	88	89
EQ/Global Equity Managed Volatility
Unit value	$262.52	$227.43	$262.85	$312.57	$314.03	$304.90	$314.74	$392.09	$340.25	$421.12
Number of units outstanding (000’s)	176	165	165	162	158	152	145	140	136	132
EQ/Goldman Sachs Mid Cap Value
Unit value	—	—	—	—	—	—	—	—	$164.28	$212.29
Number of units outstanding (000’s)	—	—	—	—	—	—	—	—	113	118

I-4

The unit values and numbers of units outstanding shown below, as of December 31, 2019, are for contracts offered under Separate Account A with the same daily asset charge of 1.20%.  (continued)

	For the years ending December 31,
	2010	2011	2012	2013	2014	2015	2016	2017	2018	2019
EQ/Intermediate Government Bond
Unit value	$156.03	$162.73	$162.35	$157.77	$158.26	$157.03	$155.85	$154.51	$153.92	$158.41
Number of units outstanding (000’s)	2	2	2	2	2	2	1	1	1	1
EQ/International Core Managed Volatility
Unit value	$121.97	$100.10	$115.03	$133.56	$123.73	$116.93	$115.78	$144.49	$121.50	$146.98
Number of units outstanding (000’s)	224	233	234	249	301	308	313	311	314	317
EQ/International Equity Index
Unit value	$113.54	$98.74	$113.42	$136.12	$125.21	$121.06	$122.24	$148.82	$124.72	$150.51
Number of units outstanding (000’s)	32	28	25	22	18	17	15	14	12	11
EQ/International Managed Volatility
Unit value	$104.17	$86.39	$99.52	$119.08	$110.07	$106.13	$104.74	$128.58	$108.68	$130.39
Number of units outstanding (000’s)	3	12	17	24	30	37	41	48	56	59
EQ/International Value Managed Volatility
Unit value	$129.72	$107.44	$124.70	$147.01	$134.82	$128.99	$128.40	$156.51	$129.12	$156.47
Number of units outstanding (000’s)	164	143	127	117	111	108	106	104	101	98
EQ/Invesco Comstock
Unit value	$103.59	$100.32	$117.37	$156.59	$168.50	$156.17	$181.11	$211.12	$182.71	$225.62
Number of units outstanding (000’s)	27	22	16	19	141	144	145	141	146	145
EQ/Invesco Global Real Estate
Unit value	—	—	—	—	—	—	—	—	$148.27	$179.47
Number of units outstanding (000’s)	—	—	—	—	—	—	—	—	235	244
EQ/Invesco International Growth
Unit value	—	—	—	—	—	—	—	—	$127.95	$162.06
Number of units outstanding (000’s)	—	—	—	—	—	—	—	—	326	344
EQ/Janus Enterprise
Unit value	$170.69	$155.66	$167.26	$228.94	$224.59	$209.70	$198.22	$250.49	$243.04	$327.67
Number of units outstanding (000’s)	149	218	283	318	362	392	413	424	443	465
EQ/JPMorgan Value Opportunities
Unit value	$107.54	$100.69	$115.45	$154.88	$175.03	$168.98	$202.90	$235.99	$197.24	$248.52
Number of units outstanding (000’s)	29	29	27	33	38	51	64	107	171	225
EQ/Large Cap Core Managed Volatility
Unit value	$93.27	$88.25	$100.25	$130.30	$143.70	$142.50	$154.64	$186.32	$172.25	$221.17
Number of units outstanding (000’s)	25	23	21	19	33	34	33	32	33	32

I-5

The unit values and numbers of units outstanding shown below, as of December 31, 2019, are for contracts offered under Separate Account A with the same daily asset charge of 1.20%.  (continued)

	For the years ending December 31,
	2010	2011	2012	2013	2014	2015	2016	2017	2018	2019
EQ/Large Cap Growth Index
Unit value	$76.26	$77.12	$87.41	$114.42	$126.88	$131.46	$138.13	$176.36	$170.29	$227.70
Number of units outstanding (000’s)	179	176	181	204	241	292	354	438	504	562
EQ/Large Cap Growth Managed Volatility
Unit value	$103.14	$98.18	$110.32	$147.58	$161.97	$166.48	$173.55	$221.58	$212.39	$280.59
Number of units outstanding (000’s)	145	156	148	142	302	282	265	252	243	231
EQ/Large Cap Value Index
Unit value	$59.54	$58.64	$67.55	$87.81	$97.71	$92.26	$106.18	$118.54	$106.70	$132.44
Number of units outstanding (000’s)	30	69	75	91	122	159	201	238	285	331
EQ/Large Cap Value Managed Volatility
Unit value	$101.70	$95.66	$109.50	$143.31	$158.91	$150.69	$171.70	$193.16	$171.89	$213.02
Number of units outstanding (000’s)	77	70	62	50	47	42	35	32	28	25
EQ/Lazard Emerging Markets Equity
Unit value	—	—	—	—	—	—	—	—	$97.83	$114.80
Number of units outstanding (000’s)	—	—	—	—	—	—	—	—	1,020	1,126
EQ/Loomis Sayles Growth
Unit value	$126.12	$128.19	$142.58	$179.29	$190.99	$210.45	$222.09	$295.34	$283.07	$367.31
Number of units outstanding (000’s)	47	37	34	29	25	24	28	28	26	21
EQ/MFS International Growth
Unit value	$149.04	$131.48	$155.48	$174.58	$163.85	$162.20	$163.43	$213.24	$190.93	$240.03
Number of units outstanding (000’s)	49	57	71	98	129	164	204	252	307	361
EQ/MFS International Value
Unit value	—	—	—	—	—	—	—	—	$187.43	$233.11
Number of units outstanding (000’s)	—	—	—	—	—	—	—	—	16	14
EQ/MFS Mid Cap Focused Growth
Unit value	—	—	—	—	—	—	—	—	$166.38	$224.09
Number of units outstanding (000’s)	—	—	—	—	—	—	—	—	369	425
EQ/MFS Technology
Unit value	—	—	—	—	—	—	—	—	$313.61	$420.76
Number of units outstanding (000’s)	—	—	—	—	—	—	—	—	208	246
EQ/MFS Utilities Series
Unit value	—	—	—	—	—	—	—	—	$179.43	$221.05
Number of units outstanding (000’s)	—	—	—	—	—	—	—	—	250	252

I-6

The unit values and numbers of units outstanding shown below, as of December 31, 2019, are for contracts offered under Separate Account A with the same daily asset charge of 1.20%.  (continued)

	For the years ending December 31,
	2010	2011	2012	2013	2014	2015	2016	2017	2018	2019
EQ/Mid Cap Index
Unit value	$116.13	$111.98	$129.53	$169.67	$182.70	$175.35	$207.75	$237.04	$206.80	$256.17
Number of units outstanding (000’s)	434	389	364	369	392	445	519	616	703	809
EQ/Mid Cap Value Managed Volatility
Unit value	$132.44	$118.52	$138.90	$182.63	$200.06	$190.66	$221.67	$246.00	$210.72	$263.54
Number of units outstanding (000’s)	333	282	247	226	208	191	178	168	159	153
EQ/Moderate Allocation
Unit value	$179.37	$173.41	$186.40	$208.32	$212.06	$207.66	$216.17	$237.17	$223.14	$254.72
Number of units outstanding (000’s)	73	71	71	67	56	51	44	37	35	29
EQ/Moderate Growth Strategy
Unit value	—	—	$103.96	$120.06	$124.56	$122.09	$129.13	$142.64	$133.69	$155.83
Number of units outstanding (000’s)	—	—	12	39	91	148	201	245	280	312
EQ/Moderate-Plus Allocation
Unit value	$133.69	$125.54	$138.32	$163.71	$167.84	$163.68	$173.48	$196.93	$181.26	$214.89
Number of units outstanding (000’s)	867	1,047	1,184	1,339	1,476	1,602	1,719	1,805	1,843	1,884
EQ/Money Market
Unit value	$131.00	$129.43	$127.87	$126.34	$124.82	$123.32	$121.85	$120.87	$120.93	$121.30
Number of units outstanding (000’s)	1	2	1	1	1	1	1	1	1	1
EQ/Oppenheimer Global
Unit value	$105.76	$95.49	$113.56	$141.74	$142.55	$145.32	$143.64	$192.47	$164.54	$213.09
Number of units outstanding (000’s)	52	94	110	149	192	258	309	363	444	519
EQ/PIMCO Global Real Return
Unit value	—	—	—	$90.81	$96.78	$93.36	$101.76	$103.47	$100.83	$107.75
Number of units outstanding (000’s)	—	—	—	6	23	57	82	122	155	182
EQ/PIMCO Ultra Short Bond
Unit value	$109.49	$107.97	$108.26	$107.05	$105.67	$104.12	$104.92	$105.62	$105.35	$106.74
Number of units outstanding (000’s)	180	156	152	155	163	168	169	173	175	177
EQ/Quality Bond PLUS
Unit value	$142.01	$142.03	$144.05	$139.07	$141.38	$140.00	$139.95	$140.20	$138.68	$144.73
Number of units outstanding (000’s)	108	95	88	80	77	77	78	74	72	72
EQ/Small Company Index
Unit value	$160.25	$152.00	$173.52	$235.64	$244.10	$230.15	$274.08	$308.74	$270.51	$334.65
Number of units outstanding (000’s)	188	176	166	163	162	173	184	202	225	262

I-7

The unit values and numbers of units outstanding shown below, as of December 31, 2019, are for contracts offered under Separate Account A with the same daily asset charge of 1.20%.  (continued)

	For the years ending December 31,
	2010	2011	2012	2013	2014	2015	2016	2017	2018	2019
EQ/T. Rowe Price Growth Stock
Unit value	$106.26	$102.95	$120.97	$164.85	$176.94	$192.69	$192.93	$254.23	$247.10	$320.07
Number of units outstanding (000’s)	266	324	402	492	590	703	811	916	1,063	1,200
EQ/Templeton Global Equity Managed Volatility
Unit value	$87.00	$78.82	$92.93	$116.56	$116.42	$111.99	$116.48	$139.59	$121.06	$144.66
Number of units outstanding (000’s)	65	75	87	99	112	119	122	126	127	128
EQ/UBS Growth and Income
Unit value	$114.89	$110.31	$123.01	$164.72	$186.25	$181.39	$197.41	$236.55	$202.34	$273.49
Number of units outstanding (000’s)	52	40	28	25	24	26	21	21	19	17
EQ/Wellington Energy
Unit value	—	—	—	—	—	—	—	—	$74.06	$73.91
Number of units outstanding (000’s)	—	—	—	—	—	—	—	—	21	13
Invesco V.I. High Yield Fund
Unit value	—	$95.08	$109.87	$115.89	$116.31	$111.04	$121.60	$127.49	$121.42	$135.75
Number of units outstanding (000’s)	—	5	28	51	71	101	127	156	174	193
Invesco V.I. Mid Cap Core Equity Fund
Unit value	$104.26	$96.31	$105.26	$133.60	$137.50	$130.03	$145.39	$164.70	$143.83	$177.69
Number of units outstanding (000’s)	4	14	18	22	28	37	45	51	54	56
Invesco V.I. Small Cap Equity Fund
Unit value	$108.58	$106.22	$119.27	$161.54	$162.93	$151.73	$167.67	$188.40	$157.70	$196.82
Number of units outstanding (000’s)	2	7	10	14	16	20	23	24	25	27
Ivy VIP High Income
Unit value	$106.27	$110.52	$129.55	$141.43	$142.39	$131.53	$151.00	$159.15	$153.91	$169.08
Number of units outstanding (000’s)	10	62	152	252	350	439	500	604	693	768
Ivy VIP Small Cap Growth
Unit value	—	$79.17	$82.26	$116.51	$116.95	$117.72	$119.70	$145.61	$137.93	$168.13
Number of units outstanding (000’s)	—	—	1	1	1	3	2	2	2	2
MFS® Investors Trust Series
Unit value	$101.87	$98.22	$115.31	$150.09	$164.17	$162.12	$173.50	$210.90	$196.46	$254.76
Number of units outstanding (000’s)	8	15	19	27	30	31	31	34	35	38
MFS® Massachusetts Investors Growth Stock Portfolio
Unit value	—	—	—	—	—	$188.77	$197.41	$249.85	$248.26	$342.37
Number of units outstanding (000’s)	—	—	—	—	—	28	33	36	38	44

I-8

The unit values and numbers of units outstanding shown below, as of December 31, 2019, are for contracts offered under Separate Account A with the same daily asset charge of 1.20%.  (continued)

	For the years ending December 31,
	2010	2011	2012	2013	2014	2015	2016	2017	2018	2019
Multimanager Aggressive Equity
Unit value	$88.22	$81.89	$92.40	$125.25	$136.95	$140.71	$143.80	$185.21	$182.59	$240.56
Number of units outstanding (000’s)	23	21	18	15	13	13	12	11	10	9
Multimanager Core Bond
Unit value	$138.31	$144.59	$150.67	$145.36	$149.00	$147.40	$149.48	$152.12	$149.69	$158.81
Number of units outstanding (000’s)	127	110	154	182	189	200	211	218	218	260
Multimanager Mid Cap Growth
Unit value	$119.18	$108.47	$123.72	$171.33	$177.51	$172.71	$182.21	$228.03	$212.26	$278.84
Number of units outstanding (000’s)	79	64	52	44	38	36	30	28	25	22
Multimanager Mid Cap Value
Unit value	$154.48	$132.28	$150.05	$201.01	$209.20	$195.22	$229.68	$247.97	$213.75	$263.92
Number of units outstanding (000’s)	62	49	41	37	30	26	23	20	18	17
Multimanager Technology
Unit value	$118.71	$111.64	$125.11	$167.60	$188.02	$197.46	$212.55	$292.16	$295.26	$402.19
Number of units outstanding (000’s)	140	131	123	117	116	118	115	117	123	126
Target 2015 Allocation
Unit value	$102.55	$98.46	$107.85	$121.54	$123.64	$119.82	$125.06	$137.53	$130.02	$147.72
Number of units outstanding (000’s)	18	22	24	25	30	33	30	26	25	27
Target 2025 Allocation
Unit value	$100.22	$95.16	$106.09	$124.84	$128.32	$124.19	$131.80	$150.30	$139.36	$164.37
Number of units outstanding (000’s)	39	50	62	72	89	101	111	125	141	155
Target 2035 Allocation
Unit value	$98.89	$93.17	$105.04	$126.88	$130.98	$126.78	$135.31	$157.45	$144.39	$174.51
Number of units outstanding (000’s)	32	45	58	75	94	116	138	171	198	232
Target 2045 Allocation
Unit value	$96.81	$90.36	$103.05	$127.49	$131.98	$127.49	$136.91	$161.91	$147.19	$180.82
Number of units outstanding (000’s)	19	32	47	65	87	116	145	168	196	225
Target 2055 Allocation
Unit value	—	—	—	—	—	$91.54	$99.04	$119.18	$107.40	$134.54
Number of units outstanding (000’s)	—	—	—	—	—	4	19	38	71	113
VanEck VIP Global Hard Assets Fund
Unit value	—	$83.02	$84.57	$92.15	$73.43	$48.15	$68.23	$66.09	$46.73	$51.50
Number of units outstanding (000’s)	—	17	38	49	65	87	106	116	125	134

I-9

The unit values and number of units outstanding shown below as of December 31, 2019, are for contracts offered under Separate Account A with the same daily asset charge of 0.50%.

	For the years ending December 31,
	2010	2011	2012	2013	2014	2015	2016	2017	2018	2019
1290 VT DoubleLine Dynamic Allocation
Unit value	—	—	—	$104.60	$106.60	$102.12	$110.35	$120.36	$114.83	$134.93
Number of units outstanding (000’s)	—	—	—	—	—	—	—	1	1	1
1290 VT DoubleLine Opportunistic Bond
Unit value	—	—	—	—	—	$97.98	$102.24	$105.73	$104.22	$112.11
Number of units outstanding (000’s)	—	—	—	—	—	1	3	5	6	8
1290 VT Equity Income
Unit value	$116.00	$114.96	$134.67	$176.55	$190.90	$186.71	$209.90	$241.94	$212.58	$262.74
Number of units outstanding (000’s)	1	1	2	6	12	16	19	25	27	28
1290 VT GAMCO Mergers & Acquisitions
Unit value	$131.72	$132.83	$139.10	$153.61	$155.35	$158.62	$169.97	$179.58	$169.90	$183.63
Number of units outstanding (000’s)	—	—	—	—	—	—	—	—	—	—
1290 VT GAMCO Small Company Value
Unit value	$194.05	$186.34	$218.50	$302.44	$310.16	$291.02	$356.95	$412.34	$346.34	$425.09
Number of units outstanding (000’s)	2	2	2	3	4	5	8	11	15	20
1290 VT High Yield Bond
Unit value	—	—	—	$101.84	$103.27	$99.58	$110.70	$117.28	$114.11	$128.20
Number of units outstanding (000’s)	—	—	—	—	—	1	1	2	2	3
1290 VT Small Cap Value
Unit value	—	—	—	—	—	$87.72	$108.45	$121.70	$107.20	$134.23
Number of units outstanding (000’s)	—	—	—	—	—	1	2	8	8	9
1290 VT SmartBeta Equity
Unit value	—	—	—	—	—	$96.00	$101.16	$122.52	$114.48	$144.58
Number of units outstanding (000’s)	—	—	—	—	—	—	—	—	1	1
1290 VT Socially Responsible
Unit value	$75.42	$75.24	$87.40	$116.81	$132.05	$132.02	$144.44	$173.04	$164.64	$213.40
Number of units outstanding (000’s)	—	—	1	1	1	1	1	1	2	1
All Asset Growth-Alt 20
Unit value	$119.82	$115.06	$128.21	$145.58	$148.32	$141.73	$154.51	$178.18	$163.89	$194.20
Number of units outstanding (000’s)	—	—	—	—	—	—	—	2	2	2
American Funds Insurance Series® Bond FundSM
Unit value	—	—	—	$96.75	$101.22	$100.64	$102.94	$105.80	$104.33	$113.24
Number of units outstanding (000’s)	—	—	—	1	6	10	14	14	16	18

I-10

The unit values and number of units outstanding shown below as of December 31, 2019, are for contracts offered under Separate Account A with the same daily asset charge of 0.50%.  (continued)

	For the years ending December 31,
	2010	2011	2012	2013	2014	2015	2016	2017	2018	2019
CharterSM Moderate
Unit value	—	—	—	—	—	—	—	$105.68	$100.07	$114.33
Number of units outstanding (000’s)	—	—	—	—	—	—	—	—	—	—
CharterSM Multi-Sector Bond
Unit value	$93.72	$98.22	$102.94	$101.39	$103.29	$102.11	$104.58	$106.39	$105.32	$112.04
Number of units outstanding (000’s)	—	—	—	—	—	—	—	—	—	—
CharterSM Small Cap Growth
Unit value	$136.02	$114.12	$126.46	$185.94	$180.19	$168.45	$183.29	$226.80	$214.31	$283.70
Number of units outstanding (000’s)	—	—	—	—	—	—	—	—	1	1
CharterSM Small Cap Value
Unit value	$180.17	$163.11	$189.51	$269.12	$254.09	$219.62	$273.66	$303.06	$262.38	$325.41
Number of units outstanding (000’s)	1	—	1	1	1	1	1	1	1	1
EQ/400 Managed Volatility
Unit value	$106.56	$97.31	$112.76	$147.75	$159.94	$154.19	$183.62	$210.52	$183.77	$228.43
Number of units outstanding (000’s)	—	—	—	—	—	—	—	—	—	—
EQ/500 Managed Volatility
Unit value	$103.64	$99.26	$113.40	$147.73	$165.50	$165.27	$182.57	$219.37	$205.04	$265.02
Number of units outstanding (000’s)	—	—	—	—	—	—	—	1	1	2
EQ/2000 Managed Volatility
Unit value	$105.39	$93.80	$107.75	$147.29	$152.50	$144.00	$172.69	$195.64	$171.46	$212.31
Number of units outstanding (000’s)	—	—	—	—	—	1	1	2	2	2
EQ/AB Dynamic Moderate Growth
Unit value	—	—	$103.76	$119.94	$125.04	$123.65	$127.68	$143.43	$134.41	$154.86
Number of units outstanding (000’s)	—	—	—	—	—	—	—	—	—	—
EQ/AB Small Cap Growth
Unit value	$120.02	$118.95	$136.80	$188.08	$193.83	$187.25	$209.75	$256.02	$234.67	$298.41
Number of units outstanding (000’s)	—	—	—	—	—	—	—	—	—	—
EQ/Aggressive Allocation
Unit value	$139.76	$128.63	$146.13	$183.82	$191.54	$187.23	$202.67	$240.17	$218.14	$270.19
Number of units outstanding (000’s)	2	2	3	2	3	6	14	30	34	46
EQ/Balanced Strategy
Unit value	—	—	$103.82	$117.41	$121.96	$120.58	$127.15	$138.98	$132.50	$152.52
Number of units outstanding (000’s)	—	—	—	—	—	5	10	22	25	33

I-11

The unit values and number of units outstanding shown below as of December 31, 2019, are for contracts offered under Separate Account A with the same daily asset charge of 0.50%.  (continued)

	For the years ending December 31,
	2010	2011	2012	2013	2014	2015	2016	2017	2018	2019
EQ/BlackRock Basic Value Equity
Unit value	$144.66	$139.47	$157.69	$216.10	$235.89	$220.27	$258.55	$278.13	$254.55	$312.63
Number of units outstanding (000’s)	—	—	2	3	7	9	11	14	15	16
EQ/Capital Guardian Research
Unit value	$114.78	$118.78	$138.75	$181.92	$200.03	$202.84	$218.83	$273.12	$258.60	$341.92
Number of units outstanding (000’s)	—	—	—	—	—	—	—	—	—	—
EQ/ClearBridge Large Cap Growth
Unit value	$117.54	$110.09	$131.92	$182.55	$188.54	$189.97	$190.69	$238.30	$236.28	$310.33
Number of units outstanding (000’s)	—	—	—	—	—	—	—	—	—	—
EQ/Clearbridge Select Equity Managed Volatility
Unit value	$92.75	$88.18	$100.20	$128.88	$140.68	$136.64	$153.85	$174.82	$156.43	$207.85
Number of units outstanding (000’s)	—	—	—	—	—	—	—	—	—	—
EQ/Common Stock Index
Unit value	$89.18	$89.43	$102.86	$135.57	$151.16	$150.32	$167.06	$200.25	$187.69	$243.21
Number of units outstanding (000’s)	1	1	—	—	—	—	—	—	—	—
EQ/Conservative Allocation
Unit value	$126.66	$128.42	$133.63	$138.73	$141.64	$140.60	$143.99	$150.36	$147.27	$160.07
Number of units outstanding (000’s)	—	—	2	4	4	5	6	9	9	10
EQ/Conservative Growth Strategy
Unit value	—	—	$103.19	$113.48	$117.21	$116.09	$121.24	$130.26	$125.40	$141.48
Number of units outstanding (000’s)	—	—	—	—	—	1	3	6	7	13
EQ/Conservative Strategy
Unit value	—	—	$101.87	$105.81	$108.02	$107.30	$109.78	$113.89	$111.74	$121.13
Number of units outstanding (000’s)	—	—	—	—	—	2	6	11	12	13
EQ/Conservative-Plus Allocation
Unit value	$129.33	$127.77	$136.50	$149.73	$153.69	$151.92	$158.32	$171.43	$164.35	$185.57
Number of units outstanding (000’s)	—	—	1	7	11	20	23	24	23	27
EQ/Core Bond Index
Unit value	$121.12	$126.30	$129.64	$126.94	$129.36	$129.27	$130.40	$131.65	$131.31	$138.84
Number of units outstanding (000’s)	—	—	2	4	5	5	5	8	7	7
EQ/Emerging Markets Equity PLUS
Unit value	—	—	—	$94.95	$91.49	$74.51	$81.33	$108.45	$91.45	$107.48
Number of units outstanding (000’s)	—	—	—	—	—	—	—	3	2	3

I-12

The unit values and number of units outstanding shown below as of December 31, 2019, are for contracts offered under Separate Account A with the same daily asset charge of 0.50%.  (continued)

	For the years ending December 31,
	2010	2011	2012	2013	2014	2015	2016	2017	2018	2019
EQ/Equity 500 Index
Unit value	$96.77	$97.99	$112.35	$147.01	$165.26	$165.75	$183.45	$220.95	$208.99	$271.75
Number of units outstanding (000’s)	—	—	—	—	—	—	—	—	—	—
EQ/Fidelity Institutional AM® Large Cap Portfolio
Unit value	—	—	—	—	—	—	—	—	$224.80	$293.18
Number of units outstanding (000’s)	—	—	—	—	—	—	—	—	—	—
EQ/Franklin Balanced Managed Volatility
Unit value	$103.63	$103.19	$114.20	$130.20	$137.58	$132.74	$145.87	$159.68	$152.04	$176.34
Number of units outstanding (000’s)	—	1	4	7	9	9	10	10	9	9
EQ/Franklin Small Cap Value Managed Volatility
Unit value	$103.11	$92.77	$107.84	$146.66	$149.03	$138.59	$172.18	$191.43	$166.02	$207.30
Number of units outstanding (000’s)	—	—	2	5	5	5	5	5	5	5
EQ/Franklin Templeton Allocation Managed Volatility
Unit value	$84.35	$80.20	$91.54	$112.30	$117.85	$113.98	$124.18	$142.04	$129.09	$156.96
Number of units outstanding (000’s)	—	—	4	9	10	8	8	10	10	10
EQ/Global Bond PLUS
Unit value	$124.32	$129.14	$133.27	$129.27	$129.77	$124.21	$124.43	$129.57	$126.82	$134.02
Number of units outstanding (000’s)	—	—	1	2	3	3	3	3	3	3
EQ/Global Equity Managed Volatility
Unit value	$241.20	$210.44	$244.94	$293.34	$296.80	$290.21	$301.70	$378.49	$330.79	$412.32
Number of units outstanding (000’s)	1	1	1	1	1	1	1	1	1	1
EQ/Goldman Sachs Mid Cap Value
Unit value	—	—	—	—	—	—	—	—	$174.69	$227.33
Number of units outstanding (000’s)	—	—	—	—	—	—	—	—	5	5
EQ/Intermediate Government Bond
Unit value	$112.11	$117.75	$118.30	$115.78	$116.96	$116.88	$116.82	$116.64	$117.02	$121.28
Number of units outstanding (000’s)	—	—	—	—	—	—	—	—	—	—
EQ/International Core Managed Volatility
Unit value	$117.07	$96.76	$111.98	$130.94	$122.16	$116.27	$115.94	$145.71	$123.39	$150.34
Number of units outstanding (000’s)	—	—	—	—	1	1	2	2	1	2
EQ/International Equity Index
Unit value	$77.24	$67.65	$78.26	$94.59	$87.62	$85.32	$86.76	$106.37	$89.78	$109.12
Number of units outstanding (000’s)	—	—	—	—	—	—	—	—	—	—

I-13

The unit values and number of units outstanding shown below as of December 31, 2019, are for contracts offered under Separate Account A with the same daily asset charge of 0.50%.  (continued)

	For the years ending December 31,
	2010	2011	2012	2013	2014	2015	2016	2017	2018	2019
EQ/International Managed Volatility
Unit value	$104.68	$87.43	$101.43	$122.23	$113.78	$110.49	$109.81	$135.76	$115.56	$139.63
Number of units outstanding (000’s)	—	—	—	—	—	—	—	—	—	—
EQ/International Value Managed Volatility
Unit value	$113.07	$94.32	$110.24	$130.89	$120.89	$116.48	$116.76	$143.34	$119.10	$145.35
Number of units outstanding (000’s)	—	—	1	1	2	2	2	2	2	2
EQ/Invesco Comstock
Unit value	$107.82	$105.15	$123.90	$166.47	$180.41	$168.39	$196.66	$230.87	$201.23	$250.25
Number of units outstanding (000’s)	—	—	—	1	3	3	3	3	4	4
EQ/Invesco Global Real Estate
Unit value	—	—	—	—	—	—	—	—	$157.65	$192.18
Number of units outstanding (000’s)	—	—	—	—	—	—	—	—	28	28
EQ/Invesco International Growth
Unit value	—	—	—	—	—	—	—	—	$136.05	$173.55
Number of units outstanding (000’s)	—	—	—	—	—	—	—	—	15	17
EQ/Janus Enterprise
Unit value	$177.66	$163.17	$176.56	$243.39	$240.46	$226.11	$215.24	$273.92	$267.67	$363.43
Number of units outstanding (000’s)	1	2	1	1	—	—	1	1	3	4
EQ/JPMorgan Value Opportunities
Unit value	$116.66	$110.00	$127.02	$171.61	$195.31	$189.89	$229.62	$268.96	$226.40	$287.28
Number of units outstanding (000’s)	—	—	—	—	1	5	9	15	19	23
EQ/Large Cap Core Managed Volatility
Unit value	$95.11	$90.63	$103.69	$135.72	$150.74	$150.54	$164.52	$199.63	$185.87	$240.35
Number of units outstanding (000’s)	—	—	—	—	—	1	1	1	1	1
EQ/Large Cap Growth Index
Unit value	$74.39	$75.76	$86.48	$114.01	$127.32	$132.85	$140.58	$180.75	$175.78	$236.70
Number of units outstanding (000’s)	1	1	—	—	1	1	2	3	4	4
EQ/Large Cap Growth Managed Volatility
Unit value	$65.22	$62.52	$70.75	$95.31	$105.35	$109.05	$114.49	$147.20	$142.10	$189.06
Number of units outstanding (000’s)	1	1	—	—	3	6	6	7	7	7
EQ/Large Cap Value Index
Unit value	$61.79	$61.28	$71.09	$93.08	$104.31	$99.19	$114.95	$129.25	$117.16	$146.46
Number of units outstanding (000’s)	—	—	—	—	1	1	1	2	2	3

I-14

The unit values and number of units outstanding shown below as of December 31, 2019, are for contracts offered under Separate Account A with the same daily asset charge of 0.50%.  (continued)

	For the years ending December 31,
	2010	2011	2012	2013	2014	2015	2016	2017	2018	2019
EQ/Large Cap Value Managed Volatility
Unit value	$118.77	$112.50	$129.69	$170.94	$190.89	$182.31	$209.19	$237.00	$212.40	$265.10
Number of units outstanding (000’s)	—	—	—	—	—	—	—	—	—	—
EQ/Lazard Emerging Markets Equity
Unit value	—	—	—	—	—	—	—	—	$103.76	$122.62
Number of units outstanding (000’s)	—	—	—	—	—	—	—	—	43	48
EQ/Loomis Sayles Growth
Unit value	$131.79	$134.90	$151.11	$191.36	$205.29	$227.81	$242.11	$324.23	$312.98	$409.00
Number of units outstanding (000’s)	—	—	—	—	—	—	1	1	3	6
EQ/MFS International Growth
Unit value	$155.13	$137.81	$164.13	$185.60	$175.43	$174.90	$177.47	$233.19	$210.28	$266.23
Number of units outstanding (000’s)	—	—	—	—	1	—	2	5	10	14
EQ/MFS International Value
Unit value	—	—	—	—	—	—	—	—	$198.78	$248.98
Number of units outstanding (000’s)	—	—	—	—	—	—	—	—	—	—
EQ/MFS Mid Cap Focused Growth
Unit value	—	—	—	—	—	—	—	—	$175.60	$238.19
Number of units outstanding (000’s)	—	—	—	—	—	—	—	—	4	6
EQ/MFS Technology
Unit value	—	—	—	—	—	—	—	—	$332.61	$449.41
Number of units outstanding (000’s)	—	—	—	—	—	—	—	—	9	11
EQ/MFS Utilities Series
Unit value	—	—	—	—	—	—	—	—	$190.30	$236.10
Number of units outstanding (000’s)	—	—	—	—	—	—	—	—	2	3
EQ/Mid Cap Index
Unit value	$127.87	$124.17	$144.65	$190.81	$206.93	$200.01	$238.64	$274.21	$240.93	$300.57
Number of units outstanding (000’s)	1	1	1	1	1	1	3	6	8	10
EQ/Mid Cap Value Managed Volatility
Unit value	$178.03	$160.44	$189.37	$250.75	$276.62	$265.50	$310.86	$347.42	$299.72	$377.50
Number of units outstanding (000’s)	1	1	2	1	2	2	2	2	2	2
EQ/Moderate Allocation
Unit value	$105.37	$102.59	$111.06	$125.00	$128.14	$126.37	$132.48	$146.38	$138.70	$159.45
Number of units outstanding (000’s)	—	—	—	—	—	—	—	—	—	—

I-15

The unit values and number of units outstanding shown below as of December 31, 2019, are for contracts offered under Separate Account A with the same daily asset charge of 0.50%.  (continued)

	For the years ending December 31,
	2010	2011	2012	2013	2014	2015	2016	2017	2018	2019
EQ/Moderate Growth Strategy
Unit value	—	—	$104.44	$121.46	$126.90	$125.27	$133.44	$148.43	$140.11	$164.47
Number of units outstanding (000’s)	—	—	—	—	1	5	12	29	43	53
EQ/Moderate-Plus Allocation
Unit value	$140.71	$133.07	$147.66	$176.00	$181.72	$178.48	$190.50	$217.78	$201.87	$241.02
Number of units outstanding (000’s)	5	6	6	7	6	8	9	22	26	32
EQ/Money Market
Unit value	$106.54	$106.01	$105.48	$104.95	$104.43	$103.90	$103.38	$103.28	$104.07	$105.12
Number of units outstanding (000’s)	—	—	—	—	—	—	—	—	—	—
EQ/Oppenheimer Global
Unit value	$109.04	$99.14	$118.74	$149.26	$151.18	$155.20	$154.49	$208.47	$179.49	$234.11
Number of units outstanding (000’s)	—	—	1	2	2	4	8	11	14	18
EQ/PIMCO Global Real Return
Unit value	—	—	—	$91.23	$97.91	$95.12	$104.42	$106.91	$104.93	$112.93
Number of units outstanding (000’s)	—	—	—	2	8	10	10	16	23	26
EQ/PIMCO Ultra Short Bond
Unit value	$113.96	$113.17	$114.29	$113.81	$113.14	$112.26	$113.93	$115.50	$116.02	$118.39
Number of units outstanding (000’s)	—	—	1	3	3	4	3	4	5	5
EQ/Quality Bond PLUS
Unit value	$109.76	$110.81	$113.19	$110.05	$112.68	$112.37	$113.12	$114.13	$113.69	$119.49
Number of units outstanding (000’s)	—	—	—	—	—	—	—	—	—	—
EQ/Small Company Index
Unit value	$170.86	$163.21	$187.63	$256.62	$267.72	$254.21	$304.87	$345.84	$305.18	$380.22
Number of units outstanding (000’s)	—	—	—	—	—	—	—	1	2	2
EQ/T. Rowe Price Growth Stock
Unit value	$111.04	$108.34	$128.20	$175.94	$190.19	$208.58	$210.32	$279.11	$273.21	$356.40
Number of units outstanding (000’s)	—	—	—	1	1	1	2	5	9	14
EQ/Templeton Global Equity Managed Volatility
Unit value	$89.69	$81.83	$97.17	$122.73	$123.46	$119.61	$125.28	$151.20	$132.07	$158.93
Number of units outstanding (000’s)	—	—	1	1	1	1	1	2	2	2
EQ/UBS Growth and Income
Unit value	$120.05	$116.08	$130.37	$175.81	$200.20	$196.36	$215.20	$259.69	$223.72	$304.53
Number of units outstanding (000’s)	—	—	—	—	—	—	—	—	—	—

I-16

The unit values and number of units outstanding shown below as of December 31, 2019, are for contracts offered under Separate Account A with the same daily asset charge of 0.50%.  (continued)

	For the years ending December 31,
	2010	2011	2012	2013	2014	2015	2016	2017	2018	2019
EQ/Wellington Energy
Unit value	—	—	—	—	—	—	—	—	$78.56	$78.95
Number of units outstanding (000’s)	—	—	—	—	—	—	—	—	—	—
Invesco V.I. High Yield Fund
Unit value	—	$95.50	$111.14	$118.07	$119.34	$114.74	$126.53	$133.61	$128.15	$144.29
Number of units outstanding (000’s)	—	—	1	2	3	4	5	5	6	7
Invesco V.I. Mid Cap Core Equity Fund
Unit value	$104.77	$97.47	$107.28	$137.13	$142.13	$135.37	$152.42	$173.88	$152.94	$190.28
Number of units outstanding (000’s)	—	—	—	—	—	—	—	1	1	1
Invesco V.I. Small Cap Equity Fund
Unit value	$109.11	$107.50	$121.56	$165.81	$168.42	$157.96	$175.78	$198.91	$167.69	$210.76
Number of units outstanding (000’s)	—	—	—	—	—	—	—	1	1	1
Ivy VIP High Income
Unit value	$106.52	$111.56	$131.69	$144.79	$146.81	$136.58	$157.89	$167.60	$163.23	$180.59
Number of units outstanding (000’s)	—	—	1	4	8	12	16	20	25	30
Ivy VIP Small Cap Growth
Unit value	—	$79.53	$83.22	$118.70	$119.99	$121.64	$124.56	$152.60	$145.58	$178.71
Number of units outstanding (000’s)	—	—	—	—	—	—	—	—	—	—
MFS® Investors Trust Series
Unit value	$102.37	$99.40	$117.53	$154.05	$169.70	$168.77	$181.90	$222.67	$208.90	$272.81
Number of units outstanding (000’s)	—	—	—	—	—	—	—	1	1	1
MFS® Massachusetts Investors Growth Stock Portfolio
Unit value	—	—	—	—	—	$196.01	$206.42	$263.11	$263.30	$365.68
Number of units outstanding (000’s)	—	—	—	—	—	—	1	1	2	3
Multimanager Aggressive Equity
Unit value	$99.90	$93.39	$106.13	$144.87	$159.53	$165.06	$169.89	$220.35	$218.78	$290.29
Number of units outstanding (000’s)	—	—	—	—	—	—	—	—	—	—
Multimanager Core Bond
Unit value	$147.39	$155.17	$162.84	$158.21	$163.32	$162.72	$166.18	$170.31	$168.78	$180.34
Number of units outstanding (000’s)	—	—	1	2	2	5	7	8	8	8
Multimanager Mid Cap Growth
Unit value	$127.00	$116.41	$133.71	$186.49	$194.58	$190.66	$202.57	$255.30	$239.35	$316.65
Number of units outstanding (000’s)	—	—	—	—	—	—	—	—	—	—

I-17

The unit values and number of units outstanding shown below as of December 31, 2019, are for contracts offered under Separate Account A with the same daily asset charge of 0.50%.  (continued)

	For the years ending December 31,
	2010	2011	2012	2013	2014	2015	2016	2017	2018	2019
Multimanager Mid Cap Value
Unit value	$164.62	$141.96	$162.17	$218.80	$229.33	$215.51	$255.35	$277.63	$241.03	$299.70
Number of units outstanding (000’s)	—	—	—	—	—	—	—	—	—	—
Multimanager Technology
Unit value	$126.51	$119.81	$135.22	$182.43	$206.11	$217.98	$236.30	$327.10	$332.93	$456.71
Number of units outstanding (000’s)	1	1	1	—	1	1	1	1	1	2
Target 2015 Allocation
Unit value	$105.72	$102.23	$112.77	$127.99	$131.12	$127.97	$134.50	$148.96	$141.83	$162.29
Number of units outstanding (000’s)	—	—	—	—	—	3	7	10	10	14
Target 2025 Allocation
Unit value	$103.33	$98.80	$110.93	$131.46	$136.08	$132.64	$141.76	$162.80	$152.03	$180.58
Number of units outstanding (000’s)	—	—	—	—	1	6	10	37	47	53
Target 2035 Allocation
Unit value	$101.96	$96.73	$109.83	$133.60	$138.90	$135.40	$145.54	$170.54	$157.52	$191.72
Number of units outstanding (000’s)	—	—	—	—	—	4	10	23	34	45
Target 2045 Allocation
Unit value	$99.81	$93.82	$107.75	$134.25	$139.96	$136.17	$147.26	$175.38	$160.56	$198.65
Number of units outstanding (000’s)	—	—	—	—	—	3	8	20	28	39
Target 2055 Allocation
Unit value	—	—	—	—	—	$91.95	$100.19	$121.41	$110.19	$139.02
Number of units outstanding (000’s)	—	—	—	—	—	1	3	11	17	29
VanEck VIP Global Hard Assets Fund
Unit value	—	$83.39	$85.55	$93.89	$75.35	$49.76	$71.01	$69.26	$49.33	$54.75
Number of units outstanding (000’s)	—	—	1	1	1	1	2	3	3	4

I-18

Appendix II: Market value adjustment example

The example below shows how the market value adjustment would be determined and how it would be applied to a withdrawal, assuming that $100,000 was allocated on June 15, 2020 to a fixed maturity option with a maturity date of June 15, 2028 (eight years later) at a hypothetical rate to maturity of 4.00% (h), resulting in a maturity value of $136,886 on the maturity date. We further assume that a withdrawal of $50,000 is made four years later, on June 15, 2024.(a)

	Hypothetical assumed rate to maturity(j) on June 15, 2024
	2%	6%
As of June 15, 2024 before withdrawal
(1) Market adjusted amount(b)	$126,455	$108,409
(2) fixed maturity amount(c)	$116,998	$116,998
(3) market value adjustment: (1) – (2)	$9,457	$(8,589)
On June 15, 2024 after $50,000 withdrawal
(4) portion of market value adjustment associated with the withdrawal: (3) x [$50,000/(1)]	$3,739	$(3,961)
(5) portion of fixed maturity associated with the withdrawal: $50,000 – (4)	$46,261	$53,961
(6) market adjusted amount (1) - $50,000	$76,455	$58,409
(7) fixed maturity amount: (2) – (5)	$70,738	$63,037
(8) maturity value(d)	$82,762	$73,752

You should note that in this example, if a withdrawal is made when rates have increased from 4.00% to 6.00% (right column), a portion of a negative market value adjustment is realized. On the other hand, if a withdrawal is made when rates have decreased from 4.00% to 2.00% (left column), a portion of a positive market value adjustment is realized.

Notes:

(a)	Number of days from the withdrawal date to the maturity date = D = 1,461

(b)	Market adjusted amount is based on the following calculation:

Maturity value	=	$136,886	where j is either 2% or 6%
(1+j)(D/365)		(1+j)(1,461/365)

(c) Fixed maturity amount is based on the following calculation:
Maturity value	=	$136,886
(1+h)(D/365)		(1+0.04)(1,461/365)

(d) Maturity value is based on the following calculation:

Fixed maturity amount x (1+h)(D/365) = ($70,738 or $63,037) x (1+0.04)(1,461/365)

II-1

Appendix III: Death benefit example

If you do not elect the enhanced death benefit, the death benefit is equal to (i) your account value (without any negative market value adjustment), or (ii) the standard death benefit, less any outstanding loan balance (including any accrued, but unpaid loan interest). The standard death benefit is equal to your total contributions, adjusted for withdrawals, including any withdrawal charges and taxes that may apply. If you elect the enhanced death benefit, the death benefit is equal to (i) the account value (without any negative market adjustment that would otherwise apply), or (ii) the enhanced death benefit as of the date of your death, whichever provides the highest amount.

Please see “Death benefit” under “Contract features and benefits” earlier in this prospectus for more detailed information.

The following illustrates the death benefit calculation. Assuming $100,000 is allocated to the variable investment options, no additional contributions, no transfers and no loans or withdrawals, the death benefit for a participant age 45 would be calculated as follows:

End of participation year	Account value(1)	Contribution	Enhanced death benefit
1	$105,000(2)	$100,000	$100,000
2	$115,500(2)		$100,000
3	$129,360(2)		$129,360(2)
4	$103,488		$129,360(3)
5	$113,837		$129,360(3)
6	$127,497		$129,360(3)
7	$127,497		$129,360(3)
8	$133,872(2)		$129,360
9	$147,259		$147,259(4)

The account values for participation years 1 through 9 are based on hypothetical rates of return of 5.00%, 10.00%, 12.00%, (20.00)%, 10.00%, 12.00%, 0.00%, 5.00% and 10.00%. We are using these rates solely to illustrate how the benefit is determined. The return rates bear no relationship to past or future investment results.

(1)	If the enhanced death benefit was not elected, the death benefit on each participation date anniversary would be equal to the account value, since it is higher than the contribution.

(2)

If the enhanced death benefit was elected, at the end of participation years 1, 2, 3 and 8, the death benefit will be equal to the account value. Also in participation year 3, the enhanced death benefit is increased to equal the account value.

(3)

At the end of participation years 4, 5, 6 and 7, the death benefit would be equal to the enhanced death benefit since it is higher than the account value. Also, at the end of participation year 6, no adjustment would be made to the enhanced death benefit, since the enhanced death benefit is higher than the account value.

(4)

At the end of participation year 9, the enhanced death benefit would be increased to the account value, since the account value on the participation date anniversary is higher than the current enhanced death benefit.

III-1

Appendix IV: State contract availability and/or variations of certain features and benefits

States where certain EQUI-VEST® Strategies (Series 900) features and/or benefits are not available or vary:

State	Features and benefits	Contract type	Availability or variation
California	See “Contract features and benefits”—”Your right to cancel within a certain number of days”	All contract types	If you reside in the state of
California and you are age
60 or older at the time the
certificate is issued, you
may return your certificate
within 30 days from the
date that you receive it
and receive a refund as
described below.

If you allocate your entire
initial contribution to the
EQ/Money Market option,
the amount of your refund
will be equal to your
contribution less interest,
unless you make a
transfer, in which case the
amount of your refund will
be equal to your account
value on the date we
receive your request to
cancel at our processing
office. This amount could
be less than your initial
contribution. If you
allocate any portion of
your initial contribution to
variable investment
options other than the EQ/
Money Market option,
your refund will be equal
to your account value on
the date we receive your
request to cancel at our
processing office.
Florida	See “Your right to cancel within a certain number of days” in “Contract features and benefits”	All contract types	If you reside in the state of
Florida, you may cancel
your variable annuity con
tract and return it to us
within 21 days from the
date that you receive it.
You will receive an
unconditional refund
equal to the greater of the
cash surrender value pro
vided in the annuity con
tract, plus any fees or
charges deducted from
the contributions or
imposed under the con
tract, or a refund of all
contributions paid.

State	Features and benefits	Contract type	Availability or variation

Florida (continued)	See “Withdrawal charge” in “Charges and expenses”	All contract types	If you are age 65 or older
at the time your certificate
is issued, the applicable
withdrawal charge will not
exceed 10% of the
amount withdrawn. In
addition, no charge will
apply after the end of the
10th participation year or
10 years after a
contribution is made,
whichever is later.
Massachusetts	See “Withdrawal Charge” in the “Charges under the contract” section under “Charges and expenses”	All contract types	Waivers (4), (5), and (6) are not available.
Missouri	See “Withdrawal Charge” in the “Charges under the contract” section under “Charges and expenses”	All contract types	Waiver (4) regarding total disability is not available.
New Hampshire	See “Withdrawal Charge” in the “Charges under the contract” section under “Charges and expenses”	All contract types	Waiver (6) regarding the definition of a nursing home was changed to “(a) a provider of skilled nursing care service”, while it only needs to “provide continuous room and board.”
Pennsylvania	See “Loans” in “Accessing your money”	All contract types	Taking a loan in excess of Internal Revenue Code limits may result in adverse tax consequences. Please consult your tax adviser before taking a loan that exceeds the Internal Revenue Code limits.
Texas	See “Loans” in “Accessing your money”	All contract types	Taking a loan in excess of the Internal Revenue Code limits may result in adverse tax consequences. Please consult your tax adviser before taking a loan that exceeds the Internal Revenue Code limits.

	See “What are your investment options under the contract” in “Contract features and benefits”.	For TSA participants who are employees of Texas public higher education and participate in the Texas Optional Retirement Program (ORP).	Unavailable variable investment options: The variable investment options that invest in portfolios of unaffiliated trusts are not available.

	See “Personal Income Benefit” in “Contract features and benefits”	For TSA participants who are employees of Texas public higher education and participate in the Texas Optional Retirement Program (ORP).	The Personal Income Benefit feature is not available.

State	Features and benefits	Contract type	Availability or variation
Vermont	See “Loans” in “Accessing your money”	All contract types	Taking a loan in excess of Internal Revenue Code limits may result in adverse tax consequences. Please consult your tax adviser before taking a loan that exceeds the Internal Revenue Code limits.
Washington	See “Withdrawal Charge” in the “Charges under the contract” section under “Charges and expenses”	All contract types	Waiver (6) regarding the
definition of a nursing
home is deleted, and
replaced with the
following:

“A nursing home for this
purpose means any home,
place, or institution which
operates or maintains
facilities providing
convalescent or chronic
care, or both, for a period
in excess of twenty-four
consecutive hours for
three or more patients not
related by blood or
marriage to the operator,
who by reasons of illness
or infirmity, are unable to
properly care for
themselves and as further
defined in RCW 18.51.010”

Statement of additional information

How to obtain an EQUI-VEST® Strategies (Series 900) Statement of Additional Information for Separate Account A

Call (800) 628-6673 or send this request form to:

EQUI-VEST®

Employer Sponsored Programs

Processing Office

Equitable

P.O. Box 4956

Syracuse, NY 13221-4956

Please send me an EQUI-VEST® Strategies (Series 900) Statement of Additional Information dated May 1, 2020

Name

Address
City	State	Zip

#828117

Equitable Financial Life Insurance Company

Supplement dated May 1, 2020 to the May 1, 2020 prospectus for Equi-Vest® Employer-Sponsored Retirement Plans

•	EQUI-VEST® VANTAGESM

This Supplement modifies certain information in the above-referenced prospectus, supplements to prospectus and statement of additional information (together the “prospectus”) offered by Equitable Financial Life Insurance Company (the “Company”). You should read this Supplement in conjunction with your prospectus and retain it for future reference. This Supplement incorporates the prospectus by reference. Unless otherwise indicated, all other information included in your prospectus remains unchanged. The terms we use in this Supplement have the same meaning as in your prospectus. We will send you another copy of any prospectus or supplement without charge upon request. Please contact the customer service center referenced in your prospectus.

We offer the EQUI-VEST® VantageSM contract to fund certain Section 403(b) plans (“plans”). The EQUI-VEST® VantageSM contract is available to plans that meet our requirements, which may include requirements regarding plan vesting provisions. The EQUI-VEST® VantageSM contract may not currently be available in every state. Your financial professional can provide information about state availability.

We no longer offer the EQUI-VEST® VantageSM contract for establishing new units. We will continue to accept contributions for existing participants and new participants can continue to be enrolled in existing units.

EQUI-VEST® VantageSM is a group variable deferred annuity contract. Either the plan trustee or the employer will be the EQUI-VEST® VantageSM contract holder. Certain rights may be exercised by employees covered under an employer’s plan (the “participants”). These rights will be set forth in a participation certificate provided to each participant. The 12-month period beginning on the participant’s participation date and each 12-month period thereafter is a “participation year.” The “participation date” is the date we receive a participant’s properly completed and signed enrollment form and any other required documents at our processing office. “Contract date” is the date following our acceptance of a properly completed and signed application (and other required documents). The 12-month period beginning on a contract date and each 12-month period after that is a “contract year.” The end of each 12-month period is the “contract anniversary.” Terms and other provisions not defined or modified in this Supplement are the same as in the prospectus.(1)

The group annuity contract that covers the qualified plan in which you participate is not an investment advisory account, and the Company is not providing any investment advice or managing the allocations under this contract. In the absence of a specific written arrangement to the contrary, you, as the participant under this contract, have the sole authority to make investment allocations and other decisions under the contract. Your Equitable Advisors financial professional is acting as a broker-dealer registered representative, and is not authorized to act as an investment advisor or to manage the allocations under your contract. If your financial professional is a registered representative with a broker-dealer other than Equitable Advisors, you should speak with him/her regarding any different arrangements that may apply.

We offer the EQUI-VEST® VantageSM contract to purchasers on the same basis and under the same terms and conditions described in the prospectus as those that apply to EQUI-VEST® Series 100 and 200 contracts, except for certain material differences described in this Supplement. You should be aware that an annuity contract that is a Tax Sheltered Annuity (TSA), such as the EQUI-VEST® VantageSM, does not provide tax deferral benefits beyond those already provided by the Internal Revenue Code. Before participating in EQUI-VEST® VantageSM TSA, you should consider whether its features and benefits beyond tax deferral meet your needs and goals. You may also want to consider the relative features, benefits and costs of this annuity with any other investment that you may use in connection with your retirement plan or arrangement. (For more information, see “Tax information” in the prospectus.)

See “Tax information” in the prospectus for a more detailed discussion of sources of contributions, certain contribution limitations and other tax information for TSA contracts.

We may at some future time, under certain conditions and subject to applicable law, allow a current owner of an EQUI-VEST® series 100, series 200, or series 600 TSA contract to exchange it for participation in an EQUI-VEST® VantageSM contract. An exchange for participation in an EQUI-VEST® VantageSM contract may or may not be advantageous, based on all of the circumstances, including a comparison of contractual terms and conditions, and charges and deductions. We will provide additional information upon request at such time as exchanges may be permitted.

(1)

This Supplement distinguishes between “contract” and “participation certificate” as well as “contract holder” and “participant” when describing the EQUI-VEST® VantageSM product. The prospectus does not make these distinctions and generally uses the terms “you” and “your” when referring to the person who has the right or responsibility that the prospectus is discussing at that point, and to “contract” when referring to the participation certificate or contract that includes the right being discussed. In this Supplement, unless otherwise stated, “you” and “your” refers to the participant.

#838904

EV Vantage (900)

Material differences between EQUI-VEST® VantageSM and the provisions of the EQUI-VEST® series 100 and 200 contracts described in the prospectus include the information above as well as the following:

1.	THE FOLLOWING PARAGRAPH IS ADDED TO THE “EQUI-VEST® EMPLOYER-SPONSORED RETIREMENT PLANS AT A GLANCE — KEY FEATURES” TABLE UNDER “TAX ADVANTAGES” IN THE PROSPECTUS:

EQUI-VEST® VANTAGESM TAX ADVANTAGES	You should be aware that electing the optional “enhanced death benefit” may have limited usefulness due to the effect of Required Minimum Distributions (“RMDs”). Your required withdrawals reduce this benefit and may have the effect of eliminating your ability to utilize the entire benefit. You should consult with your tax adviser and consider whether you can satisfy your RMD from another similar qualified source prior to purchasing this benefit.

2.	THE FOLLOWING IS ADDED AS A NEW HEADING TO THE “EQUI-VEST® EMPLOYER-SPONSORED RETIREMENT PLANS AT A GLANCE — KEY FEATURES” TABLE BEFORE “PAYOUT OPTIONS” IN THE PROSPECTUS:

EQUI-VEST® VANTAGESM DEATH BENEFIT PROTECTION	The contract provides a death benefit for the beneficiary should you die. The death benefit is equal to your account value or the minimum death benefit, whichever is higher. However, if you elect the optional enhanced death benefit, the death benefit is equal to your account value or the enhanced death benefit, whichever is higher.

3.	THE FOLLOWING IS ADDED TO THE “EQUI-VEST® EMPLOYER-SPONSORED RETIREMENT PLANS AT A GLANCE — KEY FEATURES” TABLE UNDER “FEES AND CHARGES” IN THE PROSPECTUS:

Fees and Charges for EQUI-VEST® VantageSM	• Separate account charge deducted daily on amounts invested in variable investment options: Varies by employer group, annual rate ranges between 0.50% — 0.90%.

• Annual administrative charge: There is no annual administrative charge.

•   Charge for third-party transfer (such as in the case of a direct plan-to-plan transfer of the account value or a contract exchange under the same 403(b) plan to an “employer-designated funding vehicle” or a direct rollover to another eligible retirement plan: $25 current ($65 maximum) per occurrence per participant.

• Charges for certain optional special services.

• No sales charge deducted at the time contributions are made.

•   Withdrawal charge: We deduct a charge of up to 6% of the amount withdrawn from your account value for withdrawals made (or of the defaulted loan amount, if applicable) in the first five contract years or participation years, depending upon the employer’s group. The total of all withdrawal charges may not exceed 8% of all contributions attributable to the participant in the first five contract or participation years (as applicable) that are permitted to be withdrawn.

•   We deduct a charge designed to approximate certain taxes that may be imposed on us, such as premium taxes in your state. The charge is generally deducted from the amount applied to an annuity payout option.

• We deduct an annual charge equal to 0.15% of the account value on each participation date anniversary if you elect the optional enhanced death benefit.

• Annual expenses of the Trusts’ portfolios are calculated as a percentage of the average daily net assets invested in each portfolio. Please see “Fee table” later in this Supplement for details.

• For variations, including variations in fees and charges for certain contract owners in the State of Texas, please see Appendix II.

4.	VARIABLE INVESTMENT OPTIONS

The Variable Investment Options available under the contract are subject to state regulatory approval and availability under your employer’s plan. The Class IB/B shares of either EQ Premier VIP Trust or EQ Advisors Trust (the “Trusts”) are available under EQUI-VEST® VantageSM contracts. The contracts described in the EQUI-VEST® Employer-Sponsored Retirement Plans prospectus include Class IA shares of certain Trusts, which are not offered under EQUI-VEST® VantageSM contracts.

2

5.	THE FOLLOWING TABLE AND EXAMPLE ARE ADDED BEFORE “CONDENSED FINANCIAL INFORMATION” IN “FEE TABLE” IN THE PROSPECTUS:

Fee Table

The following tables describe the fees and expenses that you will pay when buying, owning, and surrendering the EQUI-VEST® VantageSM certificate. Each of the charges and expenses is more fully described in “Charges and expenses” later in this Supplement.

The first table describes fees and expenses that you will pay at the time that you make certain withdrawals, surrender your certificate or make certain transfers and rollovers. Charges designed to approximate certain taxes that may be imposed on us, such as premium taxes in your state, may also apply. Charges for certain features shown in the fee table are mutually exclusive.

Charges we deduct from your account value at the time you request certain transactions
Maximum withdrawal charge as a percentage of the amount withdrawn (deducted when you surrender your certificate or make certain withdrawals)	6.00%

Charge for third-party transfer or direct rollover(1)	$65 maximum per participant for each occurrence; currently $25 per participant for each occurrence.

Special services charges

• Wire transfer charge(2)	$90 (current and maximum)

• Express mail charge(2)	$35 (current and maximum)

The next table describes the fees and expenses that you will pay periodically during the time that you have your certificate, not including underlying trust portfolio fees and expenses.

Charges we deduct from your account value on each participation date anniversary
Maximum annual administrative charge	$0

Charges we deduct from your variable investment options expressed as an annual percentage of daily net assets
Separate Account annual expenses(3)	0.50% to 0.90% (maximum)

Charges we deduct from the account value each year if you elect the optional enhanced death benefit
Optional enhanced death benefit charge (as a percentage of your account value) is deducted annually on each participation date anniversary	0.15%

You also bear your proportionate share of all fees and expenses paid by a “portfolio” that corresponds to any variable investment option you are using. This table shows the lowest and highest total operating expenses charged by any of the portfolios that you will pay periodically during the time that you own your certificate. These fees and expenses are reflected in the portfolio’s net asset value each day. Therefore, they reduce the investment return of the portfolio and the related variable investment option. Actual fees and expenses are likely to fluctuate from year to year. More detail concerning each portfolio’s fees and expenses is contained in the Trust prospectus for the portfolio.

Portfolio operating expenses expressed as an annual percentage of daily net assets
Total Annual Portfolio Operating Expenses (expenses that are deducted from portfolio assets including management fees, 12b-1 fees, service fees, and/or other expenses)(4)	Lowest 0.58%	Highest 1.93%

Notes:

(1)	This charge will never exceed 2% of the amount disbursed or transferred.
(2)	Unless you specify otherwise, this charge will be deducted from the amount you request.
(3)	For mortality and expense risks, and administrative and financial accounting expenses. A portion of this charge is for providing the death benefit.
(4)	“Total Annual Portfolio Operating Expenses” may be based, in part, on estimated amounts of such expenses.

3

Examples: EQUI-VEST® VantageSM Contracts

These examples are intended to help you compare the cost of investing in the EQUI-VEST® VantageSM contract with the cost of investing in other variable annuity contracts. These costs include contract owner transaction expenses, contract fees, separate account annual expenses, and underlying Trust fees and expenses (including underlying portfolio fees and expenses). For a complete description of portfolio charges and expenses, please see the prospectus for each Trust.

The examples below show the expenses that a hypothetical certificate holder would pay in the situations illustrated.

The fixed maturity options and the guaranteed interest option are not covered by the fee table and examples. However, the withdrawal charge, the optional enhanced death benefit charge, the third-party transfer or direct rollover charge and the charge if you elect a Variable Immediate Annuity payout option do apply to amounts in the fixed maturity options and the guaranteed interest option. A market value adjustment (up or down) will apply as a result of a withdrawal, transfer, or surrender of amounts from a fixed maturity option.

Please note that the charges that would apply under your certificate may be lower if: (i) your participation is under a contract with lower Separate Account A charges; (ii) your participation is under a contract that either no longer has a withdrawal charge, or has a lesser percentage withdrawal charge, or has a shorter withdrawal charge period associated with it than is used in the examples; or (iii) you have not elected the optional enhanced death benefit. The EQUI-VEST® VantageSM contracts were first offered on January 14, 2002.

These examples should not be considered a representation of past or future expenses for any option. Actual expenses may be greater or less than those shown. Similarly, the annual rate of return assumed in the examples is not an estimate or guarantee of future investment performance.

The examples assume that you invest $10,000 in the certificate for the time periods indicated and that your investment has a 5% return each year. The examples also assume (i) maximum contract charges rather than the lower current expenses discussed in “Charges and expenses” later in this Supplement; (ii) the total annual expenses of the portfolios (before expense limitations) set forth in the previous tables; (iii) that the optional enhanced death benefit has been elected; (iv) there is no waiver of the withdrawal charge; and (v) the Contract Year and Participation Year are the same. Although your actual costs may be higher or lower, based on these assumptions, your costs would be:

	If you surrender your contract at the end of the applicable time period				If you do not surrender your contract at the end of the applicable time period
	1 year	3 years	5 years	10 years	1 year	3 years	5 years	10 years
(a) assuming maximum fees and expenses of any of the Portfolios	$924	$1,591	$2,173	$3,406	$313	$956	$1,624	$3,406
(b) assuming minimum fees and expenses of any of the Portfolios	$791	$1,192	$1,502	$1,988	$171	$531	$914	$1,988

Condensed financial information

Please see Appendix I at the end of this Supplement for the unit values and number of units outstanding as of the period shown for each of the variable investment options available as of December 31, 2019.

4

6.	THE FOLLOWING INFORMATION IS ADDED TO THE CHART IN THE SECTION ENTITLED “HOW YOU CAN PURCHASE AND CONTRIBUTE TO YOUR CONTRACT” IN “CONTRACT FEATURES AND BENEFITS” IN THE PROSPECTUS:

Contract type	Source of contributions	Limitations on contributions
EQUI-VEST® VantageSM

•   Employer Contributions: Contributions made by the Employer under the Plan, other than those described in the items below.

•   Employer Matching Contributions: Employer Contributions matching Salary Reduction Contributions under the terms of the Plan.

•   Qualified Non-Elective and Qualified Matching Contributions: Contributions made by the Employer to meet the requirements of the non-discrimination tests set forth in the Code.

•   Salary Reduction Contributions (Elective Deferral Contributions): Contributions under a salary reduction agreement that an employee enters into with the Employer under the Plan.

•   Only if plan permits, “designated Roth” contributions under Section 402A of the Code.

•   Rollover Contributions: Contributions of eligible rollover distributions directly or indirectly from another eligible retirement arrangement.

•   Non-Roth After-Tax Contributions: Amounts reported by the Employer as having non-Roth after-tax consequences under the Code.

•   Direct Transfer Contributions: Amounts directly transferred (either a plan-to-plan direct transfer or contract exchange under the same 403(b) plan).

•   Additional “catch-up” contributions.

•   For 2020, maximum amount of employer and employee contributions is generally the lesser of $57,000 or 100% of compensation, with maximum salary reduction contribution of $19,500.

•   If your employer’s plan permits and you are at least age 50 at any time during 2020, additional salary reduction “catch-up” contributions totalling up to $6,500 can be made.

•   All salary reduction contributions (whether pre-tax or designated Roth) may not exceed the total maximum for the year (for 2020, $19,500 and age 50 catch-up of $6,500).

•   After lifetime required minimum distributions must start, rollover or direct transfer contributions must be net of any required minimum distributions.

•   Aggregate direct rollover and direct transfer contributions must meet the Company’s anticipated minimum contribution requirements or meet minimum plan participation requirements.

•   Different sources of contributions and earnings may be subject to withdrawal restrictions.

•   We currently do not accept rollovers of non-Roth after-tax funds except as direct rollovers from 403(b) plans (we separately account for these rollover contributions).

7.	THE FIRST PARAGRAPH UNDER “OWNER AND ANNUITANT REQUIREMENTS” IN “CONTRACT FEATURES AND BENEFITS” IN THE PROSPECTUS IS REPLACED IN ITS ENTIRETY BY THE FOLLOWING:

For the following employer-funded programs, the employee must be the owner on the contract: SEP-IRA, SARSEP-IRA, SIMPLE-IRA, TSA, University TSA (other than EQUI-VEST® VantageSM contracts) and Annuitant HR-10.

8.	THE FOLLOWING IS ADDED AS THE LAST SECTION IN “CONTRACT FEATURES AND BENEFITS” IN THE PROSPECTUS:

Unallocated Account

When we receive cash transferred from a prior funding vehicle, the transferred amount will be credited as one lump sum to the plan’s unallocated account. Any amount held in the plan’s unallocated account becomes part of our guaranteed interest option and will be credited with interest at the rate applicable to amounts held in the guaranteed interest option. The transferred amount will remain in the plan’s unallocated account until we have received all the information we require, including properly completed forms, to effect a transfer from the plan’s unallocated account to a participant account. With respect to each participant, we will allocate amounts to each participant’s account only after the employer provides instructions that are acceptable and necessary in order to complete the allocation process. We reserve the right to limit the period during which such

5

instructions may be received to no more than 10 days from the initial transfer into the plan’s unallocated account and to return funds to the employer for which transfer information has not been timely received in good order. In no event will we hold the transferred assets in the unallocated account for more than 105 days from the contract date. Under no circumstances will we be required to transfer to participant accounts an amount in aggregate greater than the amount deposited by the employer plus such interest as we credited to the unallocated account, unless otherwise expressly agreed upon between the employer and us.

The employer is solely responsible for effectuating the asset transfers in accordance with all applicable laws and regulations.

9.	THE FOLLOWING IS ADDED AT THE END OF THE FIRST PARAGRAPH UNDER “WITHDRAWING YOUR ACCOUNT VALUE” IN “ACCESSING YOUR MONEY” IN THE PROSPECTUS:

Except as set forth in the following sentence, you may only withdraw amounts from your account value that are 100% vested subject to the employer’s approval, plan rules and applicable laws. You may, however, transfer any non-vested account value attributable to you under the contract to another annuity contract, employer designated funding vehicle or other funding vehicle permitted by the employer and permitted under the tax law. Any withdrawal request you make requires contract holder approval. In addition, in many instances if you are under age 59 1/2, your ability to withdraw funds from an EQUI-VEST® VantageSM contract may be limited by the plan and section 403(b) of the Code. For example, amounts attributable to salary reduction contributions may not be withdrawn unless due to your death, disability or severance from employment with the employer who provided the funds. Also, you may be able to withdraw salary reduction contributions only (that is, no earnings) on account of hardship under federal income tax rules.

10.	THE FOLLOWING IS ADDED AS A NEW SECTION FOLLOWING “WITHDRAWING YOUR ACCOUNT VALUE” IN “ACCESSING YOUR MONEY” IN THE PROSPECTUS:

Forfeitures

A 403(b) plan may have a vesting schedule applicable to some or all employer contributions. Forfeitures can arise when a participant who is not fully vested under a plan separates from service. 403(b) plan participants should consult the plan administrator to learn more about the vesting schedule. When a forfeiture occurs, we will withdraw any unvested portion of a 403(b) plan participant’s cash value and deposit such amount in a forfeiture account in the contract. The plan administrator must tell us the unvested balance. We allocate amounts in the forfeiture account to the guaranteed interest option, unless otherwise agreed to by the contract holder and us.

Forfeited account values may be reallocated to active plan participants in accordance with the terms of the plan. Special rules apply to how the withdrawal charge, if any, will apply when forfeitures have occurred. See “Withdrawal Charge for EQUI-VEST® VantageSM contracts” under “Charges and expenses” in this Supplement.

11.	THE FOLLOWING IS ADDED AS THE LAST SENTENCE OF THE FIRST PARAGRAPH UNDER “LOANS UNDER TSA, GOVERNMENTAL EMPLOYER EDC AND CORPORATE TRUSTEED CONTRACTS” IN “ACCESSING YOUR MONEY” IN THE PROSPECTUS:

Any participant loan requests require contract holder approval.

12.	THE FOLLOWING IS ADDED AFTER THE SECTION ENTITLED “TERMINATION” IN “ACCESSING YOUR MONEY” IN THE PROSPECTUS:

EQUI-VEST® VantageSM Termination of Participation

We may terminate your participation under the EQUI-VEST® VantageSM contract and pay out your account value if:

(1)	your account value is less than $500 and we have not received contributions on your behalf for a period of three years;

(2)	you request a partial withdrawal that reduces your account value to an amount of less than $500;

(3)	we have not received any contributions on your behalf within 120 days from your participation date; or

(4)	the plan is no longer qualified under Section 403(b) of the Code and the EQUI-VEST® VantageSM contract is terminated by us.

We will deduct the amount of any outstanding loan balance and any applicable withdrawal charge from the account value when we terminate a participant’s participation under the contract.

The contract holder may discontinue an EQUI-VEST® VantageSM contract. Discontinuance of a contract means that the contract holder will not permit any further salary deferral or employer contributions to be made under the contract. If an EQUI-VEST® VantageSM contract is discontinued the contract holder may withdraw any cash value in the forfeiture account, as well as any portion of the account value attributable to a participant that is not vested and: (i) transfer, exchange or directly roll over such amounts to another employer-designated funding vehicle; or (ii) transfer, distribute or directly roll over such amounts in any

6

other manner permitted under section 403(b) of the Code and the terms of the plan. If an EQUI-VEST® VantageSM contract is discontinued, if and as permitted under the plan, the participant may withdraw any portion of the account value attributable to the participant under the contract that is vested and: (i) transfer, exchange or directly roll over such amounts to the employer-designated funding vehicle or permit the contract holder to do so; (ii) directly roll over such amounts to another eligible retirement plan (iii) retain such amounts, if permitted under federal tax law; or (iv) maintain such account value with us. If the account value remains with us, such amounts will continue to be subject to withdrawal charges based upon the contract holder’s original withdrawal charge schedule.

An EQUI-VEST® VantageSM contract may be terminated only after all participation under the contract is terminated.

13.	THE FOLLOWING IS ADDED AFTER THE INFORMATION UNDER “FOR ALL SERIES ISSUED IN NEW YORK — FIXED MATURITY OPTIONS(1)” IN “CHARGES AND EXPENSES” IN THE PROSPECTUS:

Charges under EQUI-VEST® VantageSM Contracts

For both new and established groups or sponsored arrangements that have formally requested a contract proposal from us, our prices may be negotiable. Price variations may impact the financial professional’s compensation. An employer or plan administrator should ask about possible fee reductions or contract adjustments based on its situation. It would be in your best interest for your employer to formally request a contract proposal from us. Any variation in charges, pricing or benefits will reflect differences in our costs of selling the contracts and/or the contract services we or your financial professional provide and will not be unfairly discriminatory. For more information, please see “Variations in charges” in “Charges and expenses” in the prospectus.

Charge against the Separate Account

We deduct this charge against the assets in the separate account to compensate us for mortality and expense risks, as well as administrative and financial accounting expenses under the contract. The charge is deducted daily at an annual rate that can vary by group between 0.50% to 0.90% of daily net assets attributable to all certificates under the group contract. Differences in this charge are due to variations in group characteristics which may include:

•	the factors on which the mortality and expense risks charge and administration charges are based,

•	the extent to which certain administrative functions in connection with the TSA contracts are to be performed by us or by the contract holder,

•	the total amount of Plan assets.

The mortality risk we assume is the risk that participants as a group will live for a longer time than our actuarial tables predict. If that happens, we would be paying more in annuity benefits than we planned. We assume a mortality risk to the extent that at the time of death, the guaranteed death benefit exceeds the cash value of the contract. The expense risk we assume is the risk that it will cost us more to issue and administer the contracts than we expect. To the extent that the mortality and expense risk charges are not needed to cover the actual expenses incurred, they may be considered an indirect reimbursement for certain sales and promotional expenses relating to the contracts. A participant’s certificate will set forth the applicable separate account charge.

We will determine the separate account charge pursuant to our established actuarial procedures, and will not discriminate unreasonably or unfairly against participants under any EQUI-VEST® VantageSM contracts.

Charge for Third-Party Transfer or Rollover

We may deduct a charge for making a direct transfer or rollover of amounts from your certificate to a third party. A third party transfer is where you ask us to directly transfer or directly roll over funds from your certificate to an employer designated funding vehicle or any other permissible funding vehicle offered by another provider. The charge is currently $25 ($65 maximum) per occurrence per participant. This charge will never exceed 2% of the amount disbursed or transferred. This charge will also be imposed on each third-party transfer out of the contract’s forfeiture account into another permissible funding vehicle. This charge does not apply to reallocations from the forfeiture account to participant annuity accounts under the contract. Transfers are subject to any required employer approval. We will deduct this charge and any withdrawal charge that applies from your account value.

Special services charges

We deduct a charge for providing the special services described below. These charges compensate us for the expense of processing each special service. For certain services, we will deduct from your account value any withdrawal charge that applies and the charge for the special service. Please note that we may discontinue some or all of these services without notice.

Wire transfer charge. We charge $90 for outgoing wire transfers. Unless you specify otherwise, this charge will be deducted from the amount you request.

7

Express mail charge. We charge $35 for sending you a check by express mail delivery. This charge will be deducted from the amount you request.

Charge for optional enhanced death benefit

If you elect the optional enhanced death benefit, we deduct a charge annually from your account value on each anniversary of your participation date. The charge is equal to 0.15% of your account value on the participation date anniversary.

The charge is deducted pro rata from the variable investment options and the guaranteed interest option. If those amounts are insufficient, we will make up the required amounts from the fixed maturity options to the extent you have value in those options. Charges deducted from the fixed maturity options are considered withdrawals and, as such, will result in a market value adjustment.

Withdrawal Charge For EQUI-VEST® VantageSM Contracts

A withdrawal charge will apply during either the first 5 contract years or the first 5 participation years, as set forth in the contract and participation certificate. Differences in the period for which and circumstances under which this charge applies are due to variations in group characteristics including the total amount of Plan assets. We will determine the period of and circumstances under which the withdrawal charge applies pursuant to our established procedures, and will not discriminate unreasonably or unfairly against participants under any EQUI-VEST® VantageSM contracts.

If you participate in a contract where the withdrawal is on a contract year basis, rather than a participant year basis, a withdrawal charge will apply to amounts withdrawn from the contract during the first 5 contract years only if: (i) you transfer or directly roll over your account value to another annuity contract, employer designated funding vehicle or other funding vehicle permitted under the tax law; or (ii) the contract holder withdraws amounts from the contract and transfers or directly rolls over amounts to another 403(b) employer-designated funding vehicle or transfers or distributes amounts in any other manner permitted under section 403(b) of the Code during the withdrawal charge period.

If you participate in a contract where the withdrawal is on a participant year basis, rather than a contract year basis, a withdrawal charge will apply except when:

(1)	You withdraw no more than 10% of the vested account value each participation year under the contract.

(2)	You have reached age 55 and retired or have severed from employment with the employer.

(3)	The withdrawal is made to satisfy minimum distribution requirements.

(4)	You elect a withdrawal that qualifies as a hardship withdrawal under the Code.

(5)	You die and a death benefit is payable to the beneficiary.

(6)	The withdrawal is made to provide an annuity from the Company requested by the employer.

(7)

You qualify to receive Social Security disability benefits as certified by the Social Security Administration or you are totally disabled. Total disability is your incapacity, resulting from injury or disease, to engage in any occupation for remuneration or profit. Such total disability must be certified as having been continuous for a period of at least six months prior to notice of claim and you must continue to be deemed totally disabled.

Written notice of claim must be given to us during the your lifetime and during the period of total disability prior to each withdrawal. Along with the Notice of Claim, you must submit acceptable proof of disability. Such proof of disability must be either (a) evidence of Social Security disability determination or (b) a statement from an independent U.S. licensed physician stating that you meet the definition of total disability as stated above. Such certification must be resubmitted every 12 months. Failure to furnish proof of disability within the required time will not reduce any claim if it was not reasonably possible to give proof within such time. Provided such proof is furnished as soon as reasonably possible and in no event, except in the absence of legal capacity, later than one year from the time proof is otherwise required.

(8)	We receive proof satisfactory to us that your life expectancy is six months or less (such proof must include, but is not limited to, certification by a licensed physician).

(9)

You are confined to a nursing home for more than 90 days (or such other period, as required in your state) as verified by a licensed physician. A nursing home for this purpose means one that is (a) approved by Medicare as a provider of skilled nursing care service, or (b) licensed as a skilled nursing home by the state or territory in which it is located (it must be within the United States, Puerto Rico, U.S. Virgin Islands, or Guam) and meets all of the following:

—	its main function is to provide skilled, intermediate, or custodial nursing care;

—	it provides continuous room and board to three or more persons;

8

—	it is supervised by a registered nurse or licensed practical nurse;

—	it keeps daily medical records of each patient;

—	it controls and records all medications dispensed; and

—	its primary service is other than to provide housing for residents.

The withdrawal charge will apply if the condition as described in items 7 through 9 above existed at the time participation under the contract began or if the condition began within the 12 month period following such participation.

In instances where a withdrawal charge applies, other than where your participation under the contract is terminated, in order to give you the exact dollar amount of the withdrawal requested, we deduct the amount of the withdrawal and the amount of the withdrawal charges from your account value. Any amount deducted to pay withdrawal charges is also subject to a withdrawal charge. We deduct the amount of the withdrawal and the withdrawal charge pro rata from the variable investment options and from the guaranteed investment option. If these amounts are insufficient we will make up the required amounts from the fixed maturity options. If we make up the required amounts from the fixed maturity options, a market value adjustment will apply. In the case where you terminate participation under the contract, we will pay your account value after the withdrawal charge has been imposed (cash value).

The withdrawal charge is equal to 6% of the amount withdrawn (or the defaulted loan amount, if applicable) from your account value during the first four contract or participation years, as applicable and 5% of the amount withdrawn (or the defaulted loan amount) from your account value during the fifth contract or participation year, as applicable. The total of all withdrawal charges will never exceed 8% of all contributions made under your certificate during the first five contract or participation years, as applicable, that are permitted to be withdrawn.

Forfeited account value. If a portion of your account value is forfeited under the terms of the plan, a withdrawal charge will be assessed only against the vested contribution amounts. If the contract holder withdraws the forfeited amount from the contract, a withdrawal charge, if applicable, will be imposed at that time.

14.	THE FOLLOWING IS ADDED AS A NEW SECTION AFTER “DEATH BENEFIT” IN “PAYMENT OF DEATH BENEFIT” IN THE PROSPECTUS:

EQUI-VEST® VantageSM Death Benefit

The Equi-Vest® VantageSM contract provides a Death Benefit. If you do not elect the enhanced death benefit described below, the death benefit is equal to your account value (without any negative market value adjustment that would otherwise apply) as of the date we receive satisfactory proof of death, any required instructions for the method of payment, information and forms necessary to effect payment, less any outstanding loan or the standard death benefit, whichever provides the highest amount. The standard death benefit is equal to your total contributions, adjusted for withdrawals and any withdrawal charges, any taxes that apply and less any outstanding loan balances (including any accrued, but unpaid, interest).

EQUI-VEST® VantageSM Enhanced Death Benefit

For an additional annual fee you may elect the enhanced death benefit.

If you elect the enhanced death benefit, the standard death benefit described above will not apply. You may elect the enhanced death benefit only at the time you apply to participate under the EQUI-VEST® VantageSM contract. Additionally, to elect this benefit, you must be younger than age 76 when participation under the contract begins. Once you elect this benefit, you may not cancel it as long as you continue participation in the contract.

The death benefit is equal to your account value (without any negative market value adjustment that would otherwise apply) as of the date we receive satisfactory proof of your death, any required instructions for the method of payment, information and forms necessary to effect payment (less any outstanding loan) or the enhanced death benefit as of the date of your death.

On the participation date, your enhanced death benefit equals your initial contribution. Then, on each third participation date anniversary until you are age 85, we will determine your enhanced death benefit by comparing your current enhanced death benefit to your account value on that third participation date anniversary. If your account value is higher than your enhanced death benefit, we will increase your enhanced death benefit to equal your account value. On the other hand, if your account value on any third contract date anniversary is less than your enhanced death benefit, we will not adjust your enhanced death benefit either up or down.

If you make additional contributions, we will increase your current enhanced death benefit by the dollar amount of the contribution on the date the contribution is allocated to your investment options. If you take a withdrawal from your account value, we will adjust your death benefit on the date you take the withdrawal.

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How withdrawals affect the standard death benefit and the enhanced death benefit

Each withdrawal you make will reduce the amount of your current standard death benefit or enhanced death benefit on a pro rata basis. Reduction on a pro rata basis means that we calculate the percentage of your current account value that is being withdrawn and we reduce your current standard death benefit or enhanced death benefit by that same percentage. For example, if your account value is $30,000 and you withdraw $12,000, you have withdrawn 40% of your account value. If your enhanced death benefit was $40,000 before the withdrawal, it would be reduced by $16,000 ($40,000 x ..40) and your new enhanced death benefit after the withdrawal would be $24,000 ($40,000-$16,000).

15.	THE FIRST BULLET UNDER “TAX-SHELTERED ANNUITY ARRANGEMENTS (TSAs) — CONTRIBUTIONS TO TSAs” IN “TAX INFORMATION” IN THE PROSPECTUS IS REPLACED IN ITS ENTIRETY BY THE FOLLOWING:

•

Annual contributions made through the employer’s payroll, which may include your salary reduction contributions and employer contributions. Some employer contributions may be subject to forfeiture under an employer’s plan.

16.	THE FOLLOWING SENTENCE IS ADDED AT THE END OF THE FINAL PARAGRAPH UNDER “TAX-SHELTERED ANNUITY ARRANGEMENTS (TSAs) — ROLLOVER CONTRIBUTIONS” IN “TAX INFORMATION” IN THE PROSPECTUS:

We separately account for rollover contributions to EQUI-VEST® VantageSM contracts.

17.	THE FOLLOWING SENTENCE IS ADDED AT THE END OF THE FIRST PARAGRAPH UNDER “DISTRIBUTIONS FROM QUALIFIED PLANS AND TSAs — EXCEPTIONS TO WITHDRAWAL RESTRICTIONS” IN “TAX INFORMATION” IN THE PROSPECTUS:

We separately account for rollover contributions to EQUI-VEST® VantageSM contracts.

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Appendix I: Condensed financial information

The following tables show the accumulation unit values and the number of outstanding units for each variable investment option under the contract at the last business day of the periods shown. The unit values and number of units outstanding are for contracts offered under Separate Account A with the same daily asset charge of 0.90%, 0.70% and 0.50%. The information presented is shown for the past ten years, or from the first year the particular contracts were offered if less than ten years ago.

EQUI-VEST® VantageSM contracts

The unit values and numbers of units outstanding shown below are for contracts offered under Separate Account A with the same daily asset charge of 0.90%. Unit values and number of units outstanding for each variable investment option, except for those options offered for the first time on or after December 31, 2019.

	For the years ending December 31,
	2010	2011	2012	2013	2014	2015	2016	2017	2018	2019
1290 VT DoubleLine Dynamic Allocation
Unit value	—	—	—	$104.33	$105.90	$101.03	$108.74	$118.13	$112.24	$131.36
Number of units outstanding (000’s)	—	—	—	—	1	1	3	1	2	3
1290 VT Equity Income
Unit value	$113.13	$111.67	$130.28	$170.11	$183.20	$178.46	$199.82	$229.39	$200.74	$247.11
Number of units outstanding (000’s)	13	15	17	24	24	23	24	22	21	20
1290 VT GAMCO Mergers & Acquisitions
Unit value	$128.75	$129.31	$134.87	$148.34	$149.42	$151.95	$162.17	$170.65	$160.80	$173.10
Number of units outstanding (000’s)	3	4	5	6	6	7	7	6	6	6
1290 VT GAMCO Small Company Value
Unit value	$189.25	$180.99	$211.38	$291.41	$297.64	$278.15	$339.81	$390.96	$327.05	$399.80
Number of units outstanding (000’s)	37	54	67	92	103	114	125	131	140	148
1290 VT High Yield Bond
Unit value	—	—	—	$101.58	$102.59	$98.52	$109.09	$115.11	$111.54	$124.81
Number of units outstanding (000’s)	—	—	—	—	—	1	1	1	2	4
1290 VT Socially Responsible
Unit value	$81.53	$81.02	$93.73	$124.77	$140.48	$139.88	$152.42	$181.87	$172.35	$222.49
Number of units outstanding (000’s)	5	5	5	7	7	8	9	9	9	10
All Asset Growth-Alt 20
Unit value	$119.19	$113.99	$126.51	$143.08	$145.18	$138.18	$150.03	$172.32	$157.85	$186.30
Number of units outstanding (000’s)	2	4	7	10	12	12	13	17	18	16
American Funds Insurance Series® Bond FundSM
Unit value	—	—	—	$96.50	$100.55	$99.57	$101.44	$103.84	$101.99	$110.25
Number of units outstanding (000’s)	—	—	—	—	6	11	18	18	21	25

I-1

EQUI-VEST® VantageSM contracts  (continued)

The unit values and numbers of units outstanding shown below are for contracts offered under Separate Account A with the same daily asset charge of 0.90%. Unit values and number of units outstanding for each variable investment option, except for those options offered for the first time on or after December 31, 2019.

	For the years ending December 31,
	2010	2011	2012	2013	2014	2015	2016	2017	2018	2019
CharterSM Moderate
Unit value	—	—	—	—	—	—	—	$105.40	$99.40	$113.11
Number of units outstanding (000’s)	—	—	—	—	—	—	—	—	—	—
CharterSM Multi-Sector Bond
Unit value	$96.10	$100.07	$104.45	$102.61	$104.11	$102.51	$104.57	$105.95	$104.46	$110.68
Number of units outstanding (000’s)	5	5	4	5	4	4	4	4	4	3
CharterSM Small Cap Growth
Unit value	$132.65	$110.84	$122.33	$179.16	$172.91	$161.00	$174.48	$215.03	$202.37	$266.82
Number of units outstanding (000’s)	4	5	5	5	5	5	5	5	4	5
CharterSM Small Cap Value
Unit value	$182.96	$164.97	$190.90	$270.01	$253.90	$218.57	$271.27	$299.20	$257.99	$318.68
Number of units outstanding (000’s)	13	12	11	13	12	11	10	10	9	9
EQ/400 Managed Volatility
Unit value	$106.26	$96.65	$111.55	$145.56	$156.94	$150.69	$178.74	$204.10	$177.44	$219.68
Number of units outstanding (000’s)	—	—	—	—	—	—	1	1	1	2
EQ/500 Managed Volatility
Unit value	$103.35	$98.58	$112.17	$145.55	$162.40	$161.52	$177.72	$212.68	$197.98	$254.87
Number of units outstanding (000’s)	—	—	—	1	1	2	3	3	4	4
EQ/2000 Managed Volatility
Unit value	$105.10	$93.16	$106.58	$145.12	$149.64	$140.73	$168.09	$189.67	$165.56	$204.17
Number of units outstanding (000’s)	—	—	—	—	—	—	1	1	1	1
EQ/AB Dynamic Moderate Growth
Unit value	—	—	$103.50	$119.15	$123.72	$121.85	$125.31	$140.21	$130.86	$150.17
Number of units outstanding (000’s)	—	—	—	1	2	3	4	4	3	4
EQ/AB Small Cap Growth
Unit value	$156.68	$154.27	$176.70	$241.96	$248.36	$238.96	$266.60	$324.11	$295.87	$374.73
Number of units outstanding (000’s)	4	4	4	5	4	4	4	4	4	5
EQ/Aggressive Allocation
Unit value	$135.74	$124.42	$140.78	$176.39	$183.05	$178.21	$192.13	$226.77	$205.14	$253.07
Number of units outstanding (000’s)	120	155	191	255	283	301	313	320	325	327

I-2

EQUI-VEST® VantageSM contracts  (continued)

The unit values and numbers of units outstanding shown below are for contracts offered under Separate Account A with the same daily asset charge of 0.90%. Unit values and number of units outstanding for each variable investment option, except for those options offered for the first time on or after December 31, 2019.

	For the years ending December 31,
	2010	2011	2012	2013	2014	2015	2016	2017	2018	2019
EQ/Balanced Strategy
Unit value	—	—	$103.55	$116.64	$120.67	$118.82	$124.79	$135.86	$129.00	$147.89
Number of units outstanding (000’s)	—	—	1	3	4	6	8	8	8	8
EQ/BlackRock Basic Value Equity
Unit value	$171.74	$164.91	$185.71	$253.48	$275.57	$256.30	$299.63	$321.02	$292.62	$357.95
Number of units outstanding (000’s)	4	6	6	10	11	14	15	16	16	16
EQ/Capital Guardian Research
Unit value	$122.49	$126.25	$146.89	$191.81	$210.07	$212.16	$227.96	$283.38	$267.23	$351.90
Number of units outstanding (000’s)	23	16	14	14	14	14	14	13	12	12
EQ/ClearBridge Large Cap Growth
Unit value	$116.19	$108.38	$129.35	$178.27	$183.38	$184.04	$183.99	$229.00	$226.14	$295.83
Number of units outstanding (000’s)	11	17	20	29	33	34	34	28	26	24
EQ/Clearbridge Select Equity Managed Volatility
Unit value	$91.15	$86.31	$97.68	$125.14	$136.04	$131.61	$147.59	$167.04	$148.86	$196.99
Number of units outstanding (000’s)	6	6	6	8	8	8	8	7	7	6
EQ/Common Stock Index
Unit value	$102.45	$102.06	$116.92	$153.49	$170.44	$168.82	$186.86	$223.09	$208.25	$268.76
Number of units outstanding (000’s)	13	13	11	50	47	45	44	41	38	37
EQ/Conservative Allocation
Unit value	$123.01	$124.22	$128.74	$133.12	$135.37	$133.82	$136.50	$141.97	$138.49	$149.92
Number of units outstanding (000’s)	24	31	37	46	56	58	58	54	52	50
EQ/Conservative Growth Strategy
Unit value	—	—	$102.93	$112.73	$115.97	$114.40	$119.00	$127.34	$122.09	$137.19
Number of units outstanding (000’s)	—	—	1	1	1	2	2	2	2	3
EQ/Conservative Strategy
Unit value	—	—	$101.61	$105.11	$106.87	$105.73	$107.74	$111.34	$108.79	$117.45
Number of units outstanding (000’s)	—	—	1	1	2	1	2	2	2	2
EQ/Conservative-Plus Allocation
Unit value	$125.60	$123.59	$131.51	$143.67	$146.88	$144.61	$150.09	$161.86	$154.55	$173.81
Number of units outstanding (000’s)	50	65	79	96	103	113	117	122	127	129

I-3

EQUI-VEST® VantageSM contracts  (continued)

The unit values and numbers of units outstanding shown below are for contracts offered under Separate Account A with the same daily asset charge of 0.90%. Unit values and number of units outstanding for each variable investment option, except for those options offered for the first time on or after December 31, 2019.

	For the years ending December 31,
	2010	2011	2012	2013	2014	2015	2016	2017	2018	2019
EQ/Core Bond Index
Unit value	$116.78	$121.28	$123.99	$120.91	$122.72	$122.14	$122.72	$123.39	$122.58	$129.09
Number of units outstanding (000’s)	16	17	22	26	31	35	39	42	45	49
EQ/Emerging Markets Equity PLUS
Unit value	—	—	—	$94.70	$90.88	$73.72	$80.15	$106.44	$89.40	$104.64
Number of units outstanding (000’s)	—	—	—	—	1	1	1	2	3	4
EQ/Equity 500 Index
Unit value	$112.13	$112.80	$128.81	$167.88	$187.96	$187.73	$206.94	$248.24	$233.85	$302.85
Number of units outstanding (000’s)	14	14	15	29	32	36	41	45	50	53
EQ/Fidelity Institutional AM® Large Cap Portfolio
Unit value	—	—	—	—	—	—	—	—	$217.39	$282.37
Number of units outstanding (000’s)	—	—	—	—	—	—	—	—	61	63
EQ/Franklin Balanced Managed Volatility
Unit value	$101.84	$101.01	$111.34	$126.42	$133.05	$127.85	$139.94	$152.57	$144.68	$167.13
Number of units outstanding (000’s)	12	12	11	14	16	20	19	19	17	17
EQ/Franklin Small Cap Value Managed Volatility
Unit value	$101.33	$90.80	$105.13	$142.40	$144.12	$133.49	$165.18	$182.90	$157.98	$196.47
Number of units outstanding (000’s)	3	3	2	3	3	3	2	2	2	2
EQ/Franklin Templeton Allocation Managed Volatility
Unit value	$83.12	$78.72	$89.49	$109.34	$114.29	$110.08	$119.46	$136.09	$123.18	$149.17
Number of units outstanding (000’s)	8	9	10	12	13	15	15	13	15	14
EQ/Global Bond PLUS
Unit value	$121.72	$125.93	$129.44	$125.05	$125.03	$119.19	$118.92	$123.33	$120.23	$126.55
Number of units outstanding (000’s)	12	19	23	24	25	25	27	26	28	27
EQ/Global Equity Managed Volatility
Unit value	$342.45	$297.57	$344.97	$411.47	$414.64	$403.82	$418.11	$522.43	$454.75	$564.54
Number of units outstanding (000’s)	4	3	2	6	6	6	5	5	5	5
EQ/Goldman Sachs Mid Cap Value
Unit value	—	—	—	—	—	—	—	—	$168.67	$218.62
Number of units outstanding (000’s)	—	—	—	—	—	—	—	—	3	4

I-4

EQUI-VEST® VantageSM contracts  (continued)

The unit values and numbers of units outstanding shown below are for contracts offered under Separate Account A with the same daily asset charge of 0.90%. Unit values and number of units outstanding for each variable investment option, except for those options offered for the first time on or after December 31, 2019.

	For the years ending December 31,
	2010	2011	2012	2013	2014	2015	2016	2017	2018	2019
EQ/Intermediate Government Bond
Unit value	$144.85	$151.15	$151.25	$147.43	$148.34	$147.64	$146.97	$146.15	$146.03	$150.75
Number of units outstanding (000’s)	2	2	2	2	1	1	2	2	2	3
EQ/International Core Managed Volatility
Unit value	$126.25	$103.93	$119.79	$139.51	$129.63	$122.89	$122.05	$152.77	$128.85	$156.35
Number of units outstanding (000’s)	23	28	30	33	46	49	52	53	58	55
EQ/International Equity Index
Unit value	$105.51	$91.81	$105.78	$127.34	$117.49	$113.94	$115.40	$140.92	$118.46	$143.39
Number of units outstanding (000’s)	12	12	11	19	19	19	19	19	21	22
EQ/International Managed Volatility
Unit value	$104.38	$86.84	$100.34	$120.42	$111.65	$107.98	$106.89	$131.61	$111.58	$134.28
Number of units outstanding (000’s)	—	—	—	—	—	—	—	—	—	—
EQ/International Value Managed Volatility
Unit value	$134.27	$111.55	$129.86	$153.56	$141.26	$135.56	$135.34	$165.48	$136.94	$166.45
Number of units outstanding (000’s)	49	44	46	52	51	50	50	48	48	46
EQ/Invesco Comstock
Unit value	$105.39	$102.37	$120.13	$160.76	$173.52	$161.31	$187.63	$219.38	$190.45	$235.89
Number of units outstanding (000’s)	4	4	5	8	24	28	27	27	26	28
EQ/Invesco Global Real Estate
Unit value	—	—	—	—	—	—	—	—	$152.23	$184.82
Number of units outstanding (000’s)	—	—	—	—	—	—	—	—	6	7
EQ/Invesco International Growth
Unit value	—	—	—	—	—	—	—	—	$131.36	$166.90
Number of units outstanding (000’s)	—	—	—	—	—	—	—	—	7	8
EQ/Janus Enterprise
Unit value	$173.65	$158.84	$171.19	$235.04	$231.27	$216.60	$205.36	$260.30	$253.33	$342.58
Number of units outstanding (000’s)	27	45	60	67	69	71	72	71	76	77
EQ/JPMorgan Value Opportunities
Unit value	$111.64	$104.85	$120.58	$162.26	$183.92	$178.11	$214.51	$250.25	$209.79	$265.14
Number of units outstanding (000’s)	1	1	1	1	1	1	2	4	5	6

I-5

EQUI-VEST® VantageSM contracts  (continued)

The unit values and numbers of units outstanding shown below are for contracts offered under Separate Account A with the same daily asset charge of 0.90%. Unit values and number of units outstanding for each variable investment option, except for those options offered for the first time on or after December 31, 2019.

	For the years ending December 31,
	2010	2011	2012	2013	2014	2015	2016	2017	2018	2019
EQ/Large Cap Core Managed Volatility
Unit value	$96.54	$91.62	$104.40	$136.11	$150.56	$149.76	$163.00	$197.00	$182.67	$235.27
Number of units outstanding (000’s)	5	5	5	5	6	6	7	6	6	6
EQ/Large Cap Growth Index
Unit value	$78.93	$80.07	$91.03	$119.52	$132.94	$138.15	$145.60	$186.46	$180.59	$242.21
Number of units outstanding (000’s)	14	18	23	27	34	44	55	62	70	81
EQ/Large Cap Growth Managed Volatility
Unit value	$99.88	$95.36	$107.48	$144.21	$158.75	$163.67	$171.14	$219.16	$210.72	$279.23
Number of units outstanding (000’s)	5	5	4	6	24	24	23	22	21	20
EQ/Large Cap Value Index
Unit value	$60.50	$59.76	$69.05	$90.04	$100.49	$95.17	$109.86	$123.03	$111.08	$138.29
Number of units outstanding (000’s)	6	19	20	32	38	43	48	52	58	67
EQ/Large Cap Value Managed Volatility
Unit value	$104.20	$98.03	$112.55	$147.76	$164.33	$156.31	$178.64	$201.57	$179.93	$223.66
Number of units outstanding (000’s)	17	16	15	31	30	29	28	26	26	25
EQ/Lazard Emerging Markets Equity
Unit value	—	—	—	—	—	—	—	—	$100.33	$118.09
Number of units outstanding (000’s)	—	—	—	—	—	—	—	—	97	103
EQ/Loomis Sayles Growth
Unit value	$128.52	$131.03	$146.18	$184.38	$197.01	$217.73	$230.48	$307.42	$295.55	$384.67
Number of units outstanding (000’s)	5	7	8	8	8	8	14	16	16	17
EQ/MFS International Growth
Unit value	$151.63	$134.16	$159.14	$179.23	$168.73	$167.54	$169.32	$221.59	$199.01	$250.95
Number of units outstanding (000’s)	16	25	34	40	39	41	46	52	58	63
EQ/MFS International Value
Unit value	—	—	—	—	—	—	—	—	$192.22	$239.80
Number of units outstanding (000’s)	—	—	—	—	—	—	—	—	75	77
EQ/MFS Mid Cap Focused Growth
Unit value	—	—	—	—	—	—	—	—	$170.28	$230.04
Number of units outstanding (000’s)	—	—	—	—	—	—	—	—	37	40

I-6

EQUI-VEST® VantageSM contracts  (continued)

The unit values and numbers of units outstanding shown below are for contracts offered under Separate Account A with the same daily asset charge of 0.90%. Unit values and number of units outstanding for each variable investment option, except for those options offered for the first time on or after December 31, 2019.

	For the years ending December 31,
	2010	2011	2012	2013	2014	2015	2016	2017	2018	2019
EQ/MFS Technology
Unit value	—	—	—	—	—	—	—	—	$321.63	$432.84
Number of units outstanding (000’s)	—	—	—	—	—	—	—	—	14	16
EQ/MFS Utilities Series
Unit value	—	—	—	—	—	—	—	—	$184.02	$227.39
Number of units outstanding (000’s)	—	—	—	—	—	—	—	—	35	37
EQ/Mid Cap Index
Unit value	$119.83	$115.90	$134.47	$176.67	$190.82	$183.70	$218.30	$249.83	$218.63	$271.64
Number of units outstanding (000’s)	54	55	57	73	85	98	114	129	141	153
EQ/Mid Cap Value Managed Volatility
Unit value	$170.75	$153.26	$180.17	$237.61	$261.07	$249.56	$291.03	$323.96	$278.34	$349.17
Number of units outstanding (000’s)	8	7	6	12	12	11	11	10	10	10
EQ/Moderate Allocation
Unit value	$142.39	$137.73	$148.50	$166.46	$169.97	$166.95	$174.31	$191.83	$181.03	$207.28
Number of units outstanding (000’s)	33	41	42	78	75	77	76	72	72	70
EQ/Moderate Growth Strategy
Unit value	—	—	$104.17	$120.66	$125.56	$123.45	$130.96	$145.10	$136.41	$159.49
Number of units outstanding (000’s)	—	—	1	3	7	11	13	15	17	21
EQ/Moderate-Plus Allocation
Unit value	$136.66	$128.72	$142.26	$168.88	$173.67	$169.88	$180.59	$205.63	$189.84	$225.74
Number of units outstanding (000’s)	246	297	342	393	417	425	434	433	431	427
EQ/Money Market
Unit value	$123.68	$122.57	$121.47	$120.37	$119.29	$118.22	$117.16	$116.57	$116.98	$117.69
Number of units outstanding (000’s)	1	1	1	2	2	2	2	2	3	2
EQ/Oppenheimer Global
Unit value	$107.16	$97.04	$115.76	$144.92	$146.19	$149.48	$148.20	$199.18	$170.80	$221.88
Number of units outstanding (000’s)	6	8	9	15	17	19	19	20	23	25
EQ/PIMCO Global Real Return
Unit value	—	—	—	$90.99	$97.27	$94.11	$102.89	$104.93	$102.57	$109.94
Number of units outstanding (000’s)	—	—	—	1	5	11	17	20	24	25

I-7

EQUI-VEST® VantageSM contracts  (continued)

The unit values and numbers of units outstanding shown below are for contracts offered under Separate Account A with the same daily asset charge of 0.90%. Unit values and number of units outstanding for each variable investment option, except for those options offered for the first time on or after December 31, 2019.

	For the years ending December 31,
	2010	2011	2012	2013	2014	2015	2016	2017	2018	2019
EQ/PIMCO Ultra Short Bond
Unit value	$111.38	$110.17	$110.81	$109.90	$108.82	$107.54	$108.70	$109.76	$109.81	$111.59
Number of units outstanding (000’s)	28	27	28	32	33	33	32	30	31	31
EQ/Quality Bond PLUS
Unit value	$147.22	$147.68	$150.23	$145.48	$148.36	$147.35	$147.75	$148.46	$147.29	$154.19
Number of units outstanding (000’s)	4	4	4	4	3	2	2	2	2	2
EQ/Small Company Index
Unit value	$164.72	$156.72	$179.44	$244.43	$253.98	$240.19	$286.90	$324.16	$284.89	$353.51
Number of units outstanding (000’s)	26	25	26	31	33	34	37	39	42	47
EQ/T. Rowe Price Growth Stock
Unit value	$108.29	$105.23	$124.02	$169.52	$182.51	$199.36	$200.22	$264.63	$258.00	$335.19
Number of units outstanding (000’s)	27	45	62	71	72	80	84	88	95	102
EQ/Templeton Global Equity Managed Volatility
Unit value	$88.15	$80.10	$94.73	$119.17	$119.40	$115.20	$120.19	$144.46	$125.67	$150.63
Number of units outstanding (000’s)	7	8	8	11	12	14	14	13	13	12
EQ/UBS Growth and Income
Unit value	$117.08	$112.75	$126.12	$169.40	$192.12	$187.67	$204.86	$246.23	$211.26	$286.41
Number of units outstanding (000’s)	2	2	2	3	4	7	8	9	9	10
EQ/Wellington Energy
Unit value	—	—	—	—	—	—	—	—	$75.96	$76.03
Number of units outstanding (000’s)	—	—	—	—	—	—	—	—	15	18
Invesco V.I. High Yield Fund
Unit value	—	$95.26	$110.41	$116.82	$117.60	$112.62	$123.69	$130.08	$124.26	$139.35
Number of units outstanding (000’s)	—	—	3	4	6	7	9	10	11	13
Invesco V.I. Mid Cap Core Equity Fund
Unit value	$104.48	$96.81	$106.12	$135.10	$139.47	$132.30	$148.37	$168.58	$147.68	$182.99
Number of units outstanding (000’s)	—	—	—	2	2	2	2	2	2	2
Invesco V.I. Small Cap Equity Fund
Unit value	$108.80	$106.77	$120.25	$163.36	$165.27	$154.38	$171.10	$192.84	$161.91	$202.69
Number of units outstanding (000’s)	—	—	—	—	—	1	1	1	1	1

I-8

EQUI-VEST® VantageSM contracts  (continued)

The unit values and numbers of units outstanding shown below are for contracts offered under Separate Account A with the same daily asset charge of 0.90%. Unit values and number of units outstanding for each variable investment option, except for those options offered for the first time on or after December 31, 2019.

	For the years ending December 31,
	2010	2011	2012	2013	2014	2015	2016	2017	2018	2019
Ivy VIP High Income
Unit value	$106.38	$110.97	$130.46	$142.86	$144.28	$133.68	$153.92	$162.73	$157.84	$173.93
Number of units outstanding (000’s)	—	4	18	35	52	66	78	87	99	107
Ivy VIP Small Cap Growth
Unit value	$112.82	$99.95	$104.16	$147.99	$148.99	$150.43	$153.43	$187.20	$177.87	$217.46
Number of units outstanding (000’s)	—	—	—	—	—	1	1	2	2	3
MFS® Investors Trust Series
Unit value	$102.09	$98.72	$116.26	$151.78	$166.52	$164.95	$177.06	$215.88	$201.71	$262.36
Number of units outstanding (000’s)	—	—	—	—	—	—	1	—	1	1
MFS® Massachusetts Investors Growth Stock Portfolio
Unit value	—	—	—	—	—	$191.84	$201.23	$255.46	$254.61	$352.20
Number of units outstanding (000’s)	—	—	—	—	—	3	4	4	4	7
Multimanager Aggressive Equity
Unit value	$74.76	$69.43	$78.58	$106.80	$117.13	$120.71	$123.74	$159.85	$158.07	$208.89
Number of units outstanding (000’s)	5	5	3	16	16	15	15	14	13	12
Multimanager Core Bond
Unit value	$142.14	$149.04	$155.78	$150.75	$154.99	$153.79	$156.43	$159.68	$157.61	$167.72
Number of units outstanding (000’s)	10	13	16	16	17	18	19	19	20	21
Multimanager Mid Cap Growth
Unit value	$122.48	$111.81	$127.92	$177.69	$184.65	$180.20	$190.69	$239.36	$223.50	$294.49
Number of units outstanding (000’s)	6	6	7	10	10	11	11	12	12	11
Multimanager Mid Cap Value
Unit value	$158.75	$136.35	$155.14	$208.47	$217.62	$203.69	$240.37	$260.30	$225.07	$278.73
Number of units outstanding (000’s)	7	8	9	11	11	10	10	10	11	11
Multimanager Technology
Unit value	$122.00	$115.08	$129.35	$173.81	$195.59	$206.03	$222.44	$306.69	$310.88	$424.76
Number of units outstanding (000’s)	10	10	12	12	13	14	15	15	16	17
Target 2015 Allocation
Unit value	$103.90	$100.06	$109.93	$124.27	$126.80	$123.26	$129.03	$142.33	$134.97	$153.81
Number of units outstanding (000’s)	14	14	16	18	15	17	17	12	7	7

I-9

EQUI-VEST® VantageSM contracts  (continued)

The unit values and numbers of units outstanding shown below are for contracts offered under Separate Account A with the same daily asset charge of 0.90%. Unit values and number of units outstanding for each variable investment option, except for those options offered for the first time on or after December 31, 2019.

	For the years ending December 31,
	2010	2011	2012	2013	2014	2015	2016	2017	2018	2019
Target 2025 Allocation
Unit value	$101.54	$96.70	$108.15	$127.64	$131.59	$127.75	$135.99	$155.55	$144.67	$171.15
Number of units outstanding (000’s)	15	19	22	29	31	36	36	36	35	35
Target 2035 Allocation
Unit value	$100.20	$94.68	$107.07	$129.72	$134.33	$130.41	$139.61	$162.94	$149.89	$181.70
Number of units outstanding (000’s)	11	13	15	19	22	24	26	28	31	36
Target 2045 Allocation
Unit value	$98.09	$91.83	$105.04	$130.35	$135.35	$131.15	$141.26	$167.57	$152.79	$188.27
Number of units outstanding (000’s)	7	9	11	13	16	19	21	23	27	31
Target 2055 Allocation
Unit value	—	—	—	—	—	$91.72	$99.53	$120.13	$108.59	$136.45
Number of units outstanding (000’s)	—	—	—	—	—	—	2	5	9	12
VanEck VIP Global Hard Assets Fund
Unit value	—	$83.18	$84.99	$92.90	$74.25	$48.84	$69.41	$67.43	$47.83	$52.87
Number of units outstanding (000’s)	—	2	6	10	13	17	21	23	25	28

I-10

EQUI-VEST® VantageSM contracts  (continued)

The unit values and numbers of units outstanding shown below are for contracts offered under Separate Account A with the same daily asset charge of 0.70%. Unit values and number of units outstanding at year end for each variable investment option, except for those options offered for the first time on or after December 31, 2019.

	For the years ending December 31,
	2010	2011	2012	2013	2014	2015	2016	2017	2018	2019
1290 VT DoubleLine Dynamic Allocation
Unit value	—	—	—	$104.46	$106.25	$101.57	$109.55	$119.24	$113.53	$133.13
Number of units outstanding (000’s)	—	—	—	—	—	—	—	—	—	—
1290 VT Equity Income
Unit value	$114.56	$113.30	$132.46	$173.30	$187.01	$182.54	$204.80	$235.58	$206.58	$254.80
Number of units outstanding (000’s)	2	1	1	1	1	1	1	2	2	3
1290 VT GAMCO Mergers & Acquisitions
Unit value	$130.22	$131.06	$136.97	$150.95	$152.35	$155.25	$166.03	$175.06	$165.29	$178.29
Number of units outstanding (000’s)	1	1	—	1	1	—	—	1	—	—
1290 VT GAMCO Small Company Value
Unit value	$191.63	$183.65	$214.91	$296.87	$303.84	$284.51	$348.27	$401.51	$336.56	$412.25
Number of units outstanding (000’s)	5	6	7	8	8	8	7	11	12	14
1290 VT High Yield Bond
Unit value	—	—	—	$101.71	$102.93	$99.05	$109.89	$116.19	$112.81	$126.49
Number of units outstanding (000’s)	—	—	—	—	—	—	—	—	1	1
1290 VT Socially Responsible
Unit value	$83.42	$83.06	$96.29	$128.44	$144.90	$144.57	$157.85	$188.73	$179.21	$231.82
Number of units outstanding (000’s)	3	3	2	2	2	2	2	2	1	1
All Asset Growth-Alt 20
Unit value	$119.50	$114.52	$127.35	$144.32	$146.74	$139.95	$152.26	$175.23	$160.84	$190.21
Number of units outstanding (000’s)	—	—	—	—	—	—	—	2	2	2
American Funds Insurance Series® Bond FundSM
Unit value	—	—	—	$96.62	$100.88	$100.10	$102.19	$104.81	$103.15	$111.73
Number of units outstanding (000’s)	—	—	—	—	—	1	1	5	5	6
CharterSM Moderate
Unit value	—	—	—	—	—	—	—	$105.54	$99.73	$113.72
Number of units outstanding (000’s)	—	—	—	—	—	—	—	—	—	—
CharterSM Multi-Sector Bond
Unit value	$114.04	$118.98	$124.44	$122.49	$124.54	$122.88	$125.60	$127.51	$125.97	$133.74
Number of units outstanding (000’s)	—	—	—	—	—	—	—	—	—	—
CharterSM Small Cap Growth
Unit value	$134.32	$112.47	$124.38	$182.52	$176.51	$164.68	$178.83	$220.83	$208.25	$275.13
Number of units outstanding (000’s)	1	1	1	1	1	1	1	1	1	—
CharterSM Small Cap Value
Unit value	$187.20	$169.13	$196.11	$277.93	$261.89	$225.90	$280.92	$310.48	$268.26	$332.03
Number of units outstanding (000’s)	1	1	1	1	1	1	1	1	1	1
EQ/400 Managed Volatility
Unit value	$106.41	$96.98	$112.15	$146.65	$158.44	$152.43	$181.16	$207.29	$180.57	$224.01
Number of units outstanding (000’s)	—	—	—	—	—	—	—	—	—	—

I-11

EQUI-VEST® VantageSM contracts  (continued)

The unit values and numbers of units outstanding shown below are for contracts offered under Separate Account A with the same daily asset charge of 0.70%. Unit values and number of units outstanding at year end for each variable investment option, except for those options offered for the first time on or after December 31, 2019.

	For the years ending December 31,
	2010	2011	2012	2013	2014	2015	2016	2017	2018	2019
EQ/500 Managed Volatility
Unit value	$103.49	$98.92	$112.78	$146.64	$163.94	$163.38	$180.13	$216.00	$201.48	$259.89
Number of units outstanding (000’s)	—	—	—	—	—	—	—	—	—	—
EQ/2000 Managed Volatility
Unit value	$105.25	$93.48	$107.16	$146.20	$151.06	$142.35	$170.38	$192.63	$168.48	$208.20
Number of units outstanding (000’s)	—	—	—	—	—	—	—	—	—	—
EQ/AB Dynamic Moderate Growth
Unit value	—	—	$103.63	$119.54	$124.38	$122.75	$126.49	$141.81	$132.62	$152.50
Number of units outstanding (000’s)	—	—	—	—	—	—	—	—	—	—
EQ/AB Small Cap Growth
Unit value	$190.00	$187.45	$215.14	$295.19	$303.60	$292.71	$327.22	$398.60	$364.61	$462.72
Number of units outstanding (000’s)	—	—	—	—	—	—	—	—	—	—
EQ/Aggressive Allocation
Unit value	$137.73	$126.51	$143.43	$180.07	$187.24	$182.67	$197.33	$233.37	$211.53	$261.49
Number of units outstanding (000’s)	5	6	8	7	9	9	8	9	9	10
EQ/Balanced Strategy
Unit value	—	—	$103.68	$117.03	$121.32	$119.69	$125.96	$137.41	$130.74	$150.19
Number of units outstanding (000’s)	—	—	—	—	—	—	—	—	1	1
EQ/BlackRock Basic Value Equity
Unit value	$180.26	$173.44	$195.71	$267.66	$291.58	$271.73	$318.31	$341.72	$312.13	$382.57
Number of units outstanding (000’s)	6	7	9	9	9	9	8	9	8	10
EQ/Capital Guardian Research
Unit value	$125.33	$129.43	$150.90	$197.44	$216.67	$219.27	$236.07	$294.05	$277.86	$366.64
Number of units outstanding (000’s)	2	2	2	2	2	2	2	2	2	2
EQ/ClearBridge Large Cap Growth
Unit value	$118.88	$111.11	$132.88	$183.51	$189.14	$190.20	$190.54	$237.63	$235.14	$308.21
Number of units outstanding (000’s)	4	5	6	6	6	6	5	6	5	6
EQ/Clearbridge Select Equity Managed Volatility
Unit value	$91.95	$87.24	$98.93	$127.00	$138.34	$134.10	$150.69	$170.89	$152.60	$202.35
Number of units outstanding (000’s)	1	—	—	—	—	—	—	—	—	—
EQ/Common Stock Index
Unit value	$89.43	$89.27	$102.47	$134.79	$149.98	$148.85	$165.09	$197.50	$184.73	$238.90
Number of units outstanding (000’s)	8	9	—	—	—	—	—	—	—	—
EQ/Conservative Allocation
Unit value	$124.82	$126.30	$131.16	$135.89	$138.47	$137.17	$140.19	$146.11	$142.81	$154.91
Number of units outstanding (000’s)	1	1	1	2	1	2	2	3	3	3
EQ/Conservative Growth Strategy
Unit value	—	—	$103.06	$113.10	$116.59	$115.24	$120.12	$128.79	$123.73	$139.32
Number of units outstanding (000’s)	—	—	—	—	—	—	—	—	—	—

I-12

EQUI-VEST® VantageSM contracts  (continued)

The unit values and numbers of units outstanding shown below are for contracts offered under Separate Account A with the same daily asset charge of 0.70%. Unit values and number of units outstanding at year end for each variable investment option, except for those options offered for the first time on or after December 31, 2019.

	For the years ending December 31,
	2010	2011	2012	2013	2014	2015	2016	2017	2018	2019
EQ/Conservative Strategy
Unit value	—	—	$101.74	$105.46	$107.44	$106.51	$108.76	$112.61	$110.25	$119.27
Number of units outstanding (000’s)	—	—	—	—	—	—	—	—	—	—
EQ/Conservative-Plus Allocation
Unit value	$127.45	$125.66	$133.98	$146.67	$150.24	$148.22	$154.15	$166.58	$159.37	$179.59
Number of units outstanding (000’s)	2	3	3	4	4	4	3	6	6	6
EQ/Core Bond Index
Unit value	$118.93	$123.77	$126.78	$123.89	$125.99	$125.66	$126.50	$127.45	$126.87	$133.87
Number of units outstanding (000’s)	7	8	3	3	3	3	3	6	6	6
EQ/Emerging Markets Equity PLUS
Unit value	—	—	—	$94.82	$91.19	$74.11	$80.74	$107.44	$90.42	$106.05
Number of units outstanding (000’s)	—	—	—	—	—	—	1	3	3	2
EQ/Equity 500 Index
Unit value	$96.96	$97.74	$111.83	$146.05	$163.85	$163.98	$181.12	$217.71	$205.50	$266.67
Number of units outstanding (000’s)	24	30	—	—	—	—	—	—	—	—
EQ/Fidelity Institutional AM® Large Cap Portfolio
Unit value	—	—	—	—	—	—	—	—	$221.06	$287.72
Number of units outstanding (000’s)	—	—	—	—	—	—	—	—	4	4
EQ/Franklin Balanced Managed Volatility
Unit value	$102.73	$102.10	$112.76	$128.29	$135.30	$130.27	$142.87	$156.08	$148.32	$171.67
Number of units outstanding (000’s)	2	2	2	2	2	1	1	1	1	1
EQ/Franklin Small Cap Value Managed Volatility
Unit value	$102.22	$91.78	$106.47	$144.51	$146.55	$136.01	$168.64	$187.12	$161.95	$201.81
Number of units outstanding (000’s)	—	—	—	—	1	—	—	—	—	—
EQ/Franklin Templeton Allocation Managed Volatility
Unit value	$83.73	$79.45	$90.51	$110.81	$116.06	$112.01	$121.80	$139.03	$126.10	$153.02
Number of units outstanding (000’s)	—	—	—	—	—	—	—	—	—	1
EQ/Global Bond PLUS
Unit value	$123.01	$127.52	$131.34	$127.15	$127.38	$121.67	$121.64	$126.41	$123.48	$130.23
Number of units outstanding (000’s)	2	3	3	3	3	2	2	2	2	3
EQ/Global Equity Managed Volatility
Unit value	$296.06	$257.78	$299.45	$357.89	$361.38	$352.65	$365.87	$458.08	$399.54	$497.01
Number of units outstanding (000’s)	7	6	6	6	6	6	5	5	5	4
EQ/Goldman Sachs Mid Cap Value
Unit value	—	—	—	—	—	—	—	—	$171.65	$222.93
Number of units outstanding (000’s)	—	—	—	—	—	—	—	—	—	—
EQ/Intermediate Government Bond
Unit value	$145.42	$152.05	$152.46	$148.91	$150.13	$149.72	$149.34	$148.81	$148.99	$154.11
Number of units outstanding (000’s)	—	—	—	—	—	—	—	—	—	—

I-13

EQUI-VEST® VantageSM contracts  (continued)

The unit values and numbers of units outstanding shown below are for contracts offered under Separate Account A with the same daily asset charge of 0.70%. Unit values and number of units outstanding at year end for each variable investment option, except for those options offered for the first time on or after December 31, 2019.

	For the years ending December 31,
	2010	2011	2012	2013	2014	2015	2016	2017	2018	2019
EQ/International Core Managed Volatility
Unit value	$129.17	$106.55	$123.06	$143.61	$133.71	$127.01	$126.39	$158.53	$133.97	$162.90
Number of units outstanding (000’s)	3	3	4	3	5	5	3	3	3	4
EQ/International Equity Index
Unit value	$104.17	$90.83	$104.86	$126.48	$116.93	$113.63	$115.31	$141.10	$118.85	$144.16
Number of units outstanding (000’s)	—	—	—	—	—	—	—	—	—	—
EQ/International Managed Volatility
Unit value	$104.53	$87.14	$100.88	$121.32	$112.71	$109.23	$108.34	$133.67	$113.55	$136.93
Number of units outstanding (000’s)	—	—	—	—	—	—	—	—	—	—
EQ/International Value Managed Volatility
Unit value	$137.38	$114.36	$133.40	$158.07	$145.70	$140.10	$140.16	$171.71	$142.39	$173.42
Number of units outstanding (000’s)	28	31	4	5	5	5	4	4	4	3
EQ/Invesco Comstock
Unit value	$106.60	$103.75	$122.00	$163.59	$176.93	$164.81	$192.09	$225.05	$195.77	$242.96
Number of units outstanding (000’s)	—	—	—	—	1	1	1	1	1	1
EQ/Invesco Global Real Estate
Unit value	—	—	—	—	—	—	—	—	$154.92	$188.47
Number of units outstanding (000’s)	—	—	—	—	—	—	—	—	—	—
EQ/Invesco International Growth
Unit value	—	—	—	—	—	—	—	—	$133.69	$170.19
Number of units outstanding (000’s)	—	—	—	—	—	—	—	—	—	—
EQ/Janus Enterprise
Unit value	$175.64	$160.99	$173.86	$239.18	$235.82	$221.30	$210.24	$267.02	$260.40	$352.85
Number of units outstanding (000’s)	2	4	3	4	4	4	3	5	4	6
EQ/JPMorgan Value Opportunities
Unit value	$115.75	$108.93	$125.53	$169.26	$192.24	$186.53	$225.11	$263.14	$221.05	$279.93
Number of units outstanding (000’s)	1	—	1	—	1	1	1	1	1	3
EQ/Large Cap Core Managed Volatility
Unit value	$98.78	$93.93	$107.25	$140.10	$155.29	$154.78	$168.80	$204.42	$189.94	$245.12
Number of units outstanding (000’s)	—	—	—	—	—	—	—	—	—	—
EQ/Large Cap Growth Index
Unit value	$80.76	$82.09	$93.51	$123.03	$137.12	$142.78	$150.78	$193.48	$187.78	$252.35
Number of units outstanding (000’s)	1	2	2	2	3	3	2	3	3	4
EQ/Large Cap Growth Managed Volatility
Unit value	$114.39	$109.43	$123.60	$166.16	$183.29	$189.35	$198.39	$254.56	$245.25	$325.65
Number of units outstanding (000’s)	3	3	4	4	13	12	10	9	8	9
EQ/Large Cap Value Index
Unit value	$61.14	$60.51	$70.06	$91.55	$102.38	$97.16	$112.37	$126.10	$114.08	$142.31
Number of units outstanding (000’s)	—	1	1	2	2	2	2	2	3	2

I-14

EQUI-VEST® VantageSM contracts  (continued)

The unit values and numbers of units outstanding shown below are for contracts offered under Separate Account A with the same daily asset charge of 0.70%. Unit values and number of units outstanding at year end for each variable investment option, except for those options offered for the first time on or after December 31, 2019.

	For the years ending December 31,
	2010	2011	2012	2013	2014	2015	2016	2017	2018	2019
EQ/Large Cap Value Managed Volatility
Unit value	$106.61	$100.50	$115.62	$152.09	$169.50	$161.55	$185.00	$209.17	$187.08	$233.03
Number of units outstanding (000’s)	21	22	—	—	—	—	—	—	—	—
EQ/Lazard Emerging Markets Equity
Unit value	—	—	—	—	—	—	—	—	$102.03	$120.33
Number of units outstanding (000’s)	—	—	—	—	—	—	—	—	10	14
EQ/Loomis Sayles Growth
Unit value	$130.14	$132.95	$148.63	$187.84	$201.11	$222.71	$236.22	$315.71	$304.14	$396.65
Number of units outstanding (000’s)	1	1	1	1	1	1	2	2	1	2
EQ/MFS International Growth
Unit value	$153.37	$135.98	$161.62	$182.39	$172.04	$171.18	$173.34	$227.31	$204.57	$258.48
Number of units outstanding (000’s)	2	3	3	4	3	3	2	4	3	2
EQ/MFS International Value
Unit value	—	—	—	—	—	—	—	—	$195.47	$244.35
Number of units outstanding (000’s)	—	—	—	—	—	—	—	—	12	19
EQ/MFS Mid Cap Focused Growth
Unit value	—	—	—	—	—	—	—	—	$172.92	$234.08
Number of units outstanding (000’s)	—	—	—	—	—	—	—	—	8	10
EQ/MFS Technology
Unit value	—	—	—	—	—	—	—	—	$327.07	$441.04
Number of units outstanding (000’s)	—	—	—	—	—	—	—	—	6	4
EQ/MFS Utilities Series
Unit value	—	—	—	—	—	—	—	—	$187.13	$231.71
Number of units outstanding (000’s)	—	—	—	—	—	—	—	—	3	3
EQ/Mid Cap Index
Unit value	$122.35	$118.58	$137.85	$181.48	$196.41	$189.46	$225.60	$258.71	$226.85	$282.43
Number of units outstanding (000’s)	30	33	7	9	9	9	8	9	9	11
EQ/Mid Cap Value Managed Volatility
Unit value	$141.49	$127.25	$149.90	$198.08	$218.08	$208.89	$244.09	$272.25	$234.39	$294.63
Number of units outstanding (000’s)	6	6	6	6	6	6	5	4	4	5
EQ/Moderate Allocation
Unit value	$130.91	$126.88	$137.08	$153.97	$157.53	$155.04	$162.21	$178.87	$169.14	$194.05
Number of units outstanding (000’s)	18	19	—	—	—	—	—	—	—	—
EQ/Moderate Growth Strategy
Unit value	—	—	$104.30	$121.06	$126.23	$124.35	$132.19	$146.75	$138.24	$161.96
Number of units outstanding (000’s)	—	—	—	—	—	1	1	1	1	1
EQ/Moderate-Plus Allocation
Unit value	$138.67	$130.88	$144.93	$172.40	$177.64	$174.12	$185.48	$211.61	$195.76	$233.25
Number of units outstanding (000’s)	8	11	13	17	17	15	15	24	23	24

I-15

EQUI-VEST® VantageSM contracts  (continued)

The unit values and numbers of units outstanding shown below are for contracts offered under Separate Account A with the same daily asset charge of 0.70%. Unit values and number of units outstanding at year end for each variable investment option, except for those options offered for the first time on or after December 31, 2019.

	For the years ending December 31,
	2010	2011	2012	2013	2014	2015	2016	2017	2018	2019
EQ/Money Market
Unit value	$121.41	$120.57	$119.72	$118.88	$118.05	$117.22	$116.41	$116.05	$116.71	$117.65
Number of units outstanding (000’s)	2	2	—	—	—	—	—	—	—	—
EQ/Oppenheimer Global
Unit value	$108.09	$98.09	$117.24	$147.07	$148.66	$152.31	$151.31	$203.77	$175.09	$227.91
Number of units outstanding (000’s)	1	3	3	2	2	2	2	2	4	4
EQ/PIMCO Global Real Return
Unit value	—	—	—	$91.11	$97.59	$94.62	$103.65	$105.92	$103.74	$111.43
Number of units outstanding (000’s)	—	—	—	—	—	1	1	6	10	14
EQ/PIMCO Ultra Short Bond
Unit value	$112.66	$111.66	$112.53	$111.84	$110.96	$109.88	$111.28	$112.59	$112.87	$114.94
Number of units outstanding (000’s)	5	5	6	6	6	6	5	5	4	4
EQ/Quality Bond PLUS
Unit value	$149.06	$149.82	$152.73	$148.19	$151.42	$150.70	$151.41	$152.44	$151.55	$158.97
Number of units outstanding (000’s)	—	—	—	—	—	—	—	—	—	—
EQ/Small Company Index
Unit value	$167.76	$159.93	$183.49	$250.45	$260.75	$247.10	$295.75	$334.82	$294.86	$366.62
Number of units outstanding (000’s)	23	24	4	4	4	4	4	3	3	3
EQ/T. Rowe Price Growth Stock
Unit value	$109.66	$106.77	$126.10	$172.70	$186.31	$203.92	$205.21	$271.77	$265.49	$345.63
Number of units outstanding (000’s)	16	18	4	4	6	5	5	10	11	15
EQ/Templeton Global Equity Managed Volatility
Unit value	$88.92	$80.96	$95.94	$120.94	$121.41	$117.38	$122.71	$147.79	$128.83	$154.72
Number of units outstanding (000’s)	1	1	1	1	1	1	1	1	1	1
EQ/UBS Growth and Income
Unit value	$118.55	$114.40	$128.23	$172.57	$196.12	$191.97	$209.97	$252.87	$217.40	$295.33
Number of units outstanding (000’s)	—	—	—	—	2	3	—	—	—	—
EQ/Wellington Energy
Unit value	—	—	—	—	—	—	—	—	$77.25	$77.47
Number of units outstanding (000’s)	—	—	—	—	—	—	—	—	2	2
Invesco V.I. High Yield Fund
Unit value	—	$95.38	$110.78	$117.44	$118.47	$113.67	$125.10	$131.83	$126.19	$141.80
Number of units outstanding (000’s)	—	—	—	—	1	1	—	3	3	3
Invesco V.I. Mid Cap Core Equity Fund
Unit value	$104.63	$97.14	$106.70	$136.11	$140.79	$133.82	$150.38	$171.21	$150.29	$186.60
Number of units outstanding (000’s)	—	—	—	—	—	—	—	—	—	—
Invesco V.I. Small Cap Equity Fund
Unit value	$108.96	$107.13	$120.91	$164.58	$166.84	$156.16	$173.43	$195.85	$164.77	$206.69
Number of units outstanding (000’s)	—	—	—	—	—	—	—	—	—	—

I-16

EQUI-VEST® VantageSM contracts  (continued)

The unit values and numbers of units outstanding shown below are for contracts offered under Separate Account A with the same daily asset charge of 0.70%. Unit values and number of units outstanding at year end for each variable investment option, except for those options offered for the first time on or after December 31, 2019.

	For the years ending December 31,
	2010	2011	2012	2013	2014	2015	2016	2017	2018	2019
Ivy VIP High Income
Unit value	$106.45	$111.26	$131.08	$143.83	$145.54	$135.12	$155.89	$165.14	$160.51	$177.23
Number of units outstanding (000’s)	—	—	1	2	2	2	2	11	12	14
Ivy VIP Small Cap Growth
Unit value	$112.98	$100.29	$104.73	$149.09	$150.41	$152.17	$155.51	$190.12	$181.02	$221.75
Number of units outstanding (000’s)	—	—	—	—	—	—	—	—	—	—
MFS® Investors Trust Series
Unit value	$102.23	$99.06	$116.89	$152.91	$168.10	$166.85	$179.46	$219.25	$205.28	$267.53
Number of units outstanding (000’s)	—	—	—	—	—	—	—	—	—	—
MFS® Massachusetts Investors Growth Stock Portfolio
Unit value	—	—	—	—	—	$193.91	$203.81	$259.26	$258.92	$358.88
Number of units outstanding (000’s)	—	—	—	—	—	—	—	—	—	—
Multimanager Aggressive Equity
Unit value	$80.69	$75.09	$85.16	$115.97	$127.44	$131.60	$135.17	$174.97	$173.37	$229.58
Number of units outstanding (000’s)	—	—	—	—	—	—	—	—	—	—
Multimanager Core Bond
Unit value	$144.74	$152.07	$159.27	$154.43	$159.10	$158.19	$161.23	$164.91	$163.10	$173.92
Number of units outstanding (000’s)	1	1	2	2	3	2	2	2	2	2
Multimanager Mid Cap Growth
Unit value	$124.72	$114.08	$130.78	$182.04	$189.55	$185.36	$196.54	$247.20	$231.29	$305.37
Number of units outstanding (000’s)	1	1	1	1	1	1	1	1	1	1
Multimanager Mid Cap Value
Unit value	$161.66	$139.12	$158.62	$213.57	$223.40	$209.52	$247.75	$268.83	$232.91	$289.03
Number of units outstanding (000’s)	1	1	—	—	1	1	—	1	1	—
Multimanager Technology
Unit value	$124.23	$117.42	$132.25	$178.07	$200.78	$211.92	$229.26	$316.73	$321.71	$440.44
Number of units outstanding (000’s)	3	3	7	1	1	2	1	2	4	1
Target 2015 Allocation
Unit value	$104.80	$101.14	$111.34	$126.12	$128.94	$125.59	$131.74	$145.61	$138.36	$157.99
Number of units outstanding (000’s)	1	1	1	—	—	—	—	—	—	—
Target 2025 Allocation
Unit value	$102.43	$97.74	$109.53	$129.54	$133.82	$130.17	$138.85	$159.13	$148.30	$175.80
Number of units outstanding (000’s)	3	3	4	4	3	3	3	5	4	4
Target 2035 Allocation
Unit value	$101.07	$95.70	$108.44	$131.65	$136.60	$132.89	$142.55	$166.70	$153.65	$186.64
Number of units outstanding (000’s)	1	2	1	2	2	2	1	2	3	2
Target 2045 Allocation
Unit value	$98.94	$92.82	$106.39	$132.29	$137.64	$133.63	$144.23	$171.43	$156.63	$193.39
Number of units outstanding (000’s)	—	—	—	—	—	—	—	1	1	1

I-17

EQUI-VEST® VantageSM contracts  (continued)

The unit values and numbers of units outstanding shown below are for contracts offered under Separate Account A with the same daily asset charge of 0.70%. Unit values and number of units outstanding at year end for each variable investment option, except for those options offered for the first time on or after December 31, 2019.

	For the years ending December 31,
	2010	2011	2012	2013	2014	2015	2016	2017	2018	2019
Target 2055 Allocation
Unit value	—	—	—	—	—	$91.83	$99.86	$120.77	$109.39	$137.73
Number of units outstanding (000’s)	—	—	—	—	—	—	—	—	—	—
VanEck VIP Global Hard Assets Fund
Unit value	—	$83.28	$85.27	$93.39	$74.80	$49.30	$70.20	$68.34	$48.57	$53.80
Number of units outstanding (000’s)	—	—	—	—	1	1	1	1	1	1

I-18

EQUI-VEST® VantageSM contracts  (continued)

The unit values and numbers of units outstanding shown below are for contracts offered under Separate Account A with the same daily asset charge of 0.50%. Unit values and number of units outstanding at year end for each variable investment option, except for those options offered for the first time on or after December 31, 2019.

	For the years ending December 31,
	2010	2011	2012	2013	2014	2015	2016	2017	2018	2019
1290 VT DoubleLine Dynamic Allocation
Unit value	—	—	—	$104.60	$106.60	$102.12	$110.35	$120.36	$114.83	$134.93
Number of units outstanding (000’s)	—	—	—	—	—	—	—	1	1	1
1290 VT Equity Income
Unit value	$116.00	$114.96	$134.67	$176.55	$190.90	$186.71	$209.90	$241.94	$212.58	$262.74
Number of units outstanding (000’s)	1	1	2	6	12	16	19	25	27	28
1290 VT GAMCO Mergers & Acquisitions
Unit value	$131.72	$132.83	$139.10	$153.61	$155.35	$158.62	$169.97	$179.58	$169.90	$183.63
Number of units outstanding (000’s)	—	—	—	—	—	—	—	—	—	—
1290 VT GAMCO Small Company Value
Unit value	$194.05	$186.34	$218.50	$302.44	$310.16	$291.02	$356.95	$412.34	$346.34	$425.09
Number of units outstanding (000’s)	2	2	2	3	4	5	8	11	15	20
1290 VT High Yield Bond
Unit value	—	—	—	$101.84	$103.27	$99.58	$110.70	$117.28	$114.11	$128.20
Number of units outstanding (000’s)	—	—	—	—	—	1	1	2	2	3
1290 VT Socially Responsible
Unit value	$75.42	$75.24	$87.40	$116.81	$132.05	$132.02	$144.44	$173.04	$164.64	$213.40
Number of units outstanding (000’s)	—	—	1	1	1	1	1	1	2	1
All Asset Growth-Alt 20
Unit value	$119.82	$115.06	$128.21	$145.58	$148.32	$141.73	$154.51	$178.18	$163.89	$194.20
Number of units outstanding (000’s)	—	—	—	—	—	—	—	2	2	2
American Funds Insurance Series® Bond FundSM
Unit value	—	—	—	$96.75	$101.22	$100.64	$102.94	$105.80	$104.33	$113.24
Number of units outstanding (000’s)	—	—	—	1	6	10	14	14	16	18
CharterSM Moderate
Unit value	—	—	—	—	—	—	—	$105.68	$100.07	$114.33
Number of units outstanding (000’s)	—	—	—	—	—	—	—	—	—	—
CharterSM Multi-Sector Bond
Unit value	$121.72	$127.26	$133.36	$131.54	$134.01	$132.49	$135.69	$138.03	$136.65	$145.36
Number of units outstanding (000’s)	1	1	2	2	3	4	4	5	4	5
CharterSM Small Cap Growth
Unit value	$136.02	$114.12	$126.46	$185.94	$180.19	$168.45	$183.29	$226.80	$214.31	$283.70
Number of units outstanding (000’s)	—	—	—	—	—	—	—	—	1	1
CharterSM Small Cap Value
Unit value	$180.17	$163.11	$189.51	$269.12	$254.09	$219.62	$273.66	$303.06	$262.38	$325.41
Number of units outstanding (000’s)	1	—	1	1	1	1	1	1	1	1
EQ/400 Managed Volatility
Unit value	$106.56	$97.31	$112.76	$147.75	$159.94	$154.19	$183.62	$210.52	$183.77	$228.43
Number of units outstanding (000’s)	—	—	—	—	—	—	—	—	—	—

I-19

EQUI-VEST® VantageSM contracts  (continued)

The unit values and numbers of units outstanding shown below are for contracts offered under Separate Account A with the same daily asset charge of 0.50%. Unit values and number of units outstanding at year end for each variable investment option, except for those options offered for the first time on or after December 31, 2019.

	For the years ending December 31,
	2010	2011	2012	2013	2014	2015	2016	2017	2018	2019
EQ/500 Managed Volatility
Unit value	$103.64	$99.26	$113.40	$147.73	$165.50	$165.27	$182.57	$219.37	$205.04	$265.02
Number of units outstanding (000’s)	—	—	—	—	—	—	—	1	1	2
EQ/2000 Managed Volatility
Unit value	$105.39	$93.80	$107.75	$147.29	$152.50	$144.00	$172.69	$195.64	$171.46	$212.31
Number of units outstanding (000’s)	—	—	—	—	—	1	1	2	2	2
EQ/AB Dynamic Moderate Growth
Unit value	—	—	$103.76	$119.94	$125.04	$123.65	$127.68	$143.43	$134.41	$154.86
Number of units outstanding (000’s)	—	—	—	—	—	—	—	—	—	—
EQ/AB Small Cap Growth
Unit value	$115.09	$113.78	$130.85	$179.90	$185.40	$179.11	$200.63	$244.89	$224.46	$285.43
Number of units outstanding (000’s)	—	1	1	4	8	12	14	19	21	24
EQ/Aggressive Allocation
Unit value	$139.76	$128.63	$146.13	$183.82	$191.54	$187.23	$202.67	$240.17	$218.14	$270.19
Number of units outstanding (000’s)	2	2	3	2	3	6	14	30	34	46
EQ/Balanced Strategy
Unit value	—	—	$103.82	$117.41	$121.96	$120.58	$127.15	$138.98	$132.50	$152.52
Number of units outstanding (000’s)	—	—	—	—	—	5	10	22	25	33
EQ/BlackRock Basic Value Equity
Unit value	$144.66	$139.47	$157.69	$216.10	$235.89	$220.27	$258.55	$278.13	$254.55	$312.63
Number of units outstanding (000’s)	—	—	2	3	7	9	11	14	15	16
EQ/Capital Guardian Research
Unit value	$114.78	$118.78	$138.75	$181.92	$200.03	$202.84	$218.83	$273.12	$258.60	$341.92
Number of units outstanding (000’s)	—	—	—	—	—	—	—	—	—	—
EQ/ClearBridge Large Cap Growth
Unit value	$117.54	$110.09	$131.92	$182.55	$188.54	$189.97	$190.69	$238.30	$236.28	$310.33
Number of units outstanding (000’s)	—	—	—	—	—	—	—	—	—	—
EQ/Clearbridge Select Equity Managed Volatility
Unit value	$92.75	$88.18	$100.20	$128.88	$140.68	$136.64	$153.85	$174.82	$156.43	$207.85
Number of units outstanding (000’s)	—	—	—	—	—	—	—	—	—	—
EQ/Common Stock Index
Unit value	$86.63	$86.56	$99.55	$131.22	$146.30	$145.49	$161.69	$193.82	$181.66	$235.39
Number of units outstanding (000’s)	—	—	—	—	1	1	2	3	4	4
EQ/Conservative Allocation
Unit value	$126.66	$128.42	$133.63	$138.73	$141.64	$140.60	$143.99	$150.36	$147.27	$160.07
Number of units outstanding (000’s)	—	—	2	4	4	5	6	9	9	10
EQ/Conservative Growth Strategy
Unit value	—	—	$103.19	$113.48	$117.21	$116.09	$121.24	$130.26	$125.40	$141.48
Number of units outstanding (000’s)	—	—	—	—	—	1	3	6	7	13

I-20

EQUI-VEST® VantageSM contracts  (continued)

The unit values and numbers of units outstanding shown below are for contracts offered under Separate Account A with the same daily asset charge of 0.50%. Unit values and number of units outstanding at year end for each variable investment option, except for those options offered for the first time on or after December 31, 2019.

	For the years ending December 31,
	2010	2011	2012	2013	2014	2015	2016	2017	2018	2019
EQ/Conservative Strategy
Unit value	—	—	$101.87	$105.81	$108.02	$107.30	$109.78	$113.89	$111.74	$121.13
Number of units outstanding (000’s)	—	—	—	—	—	2	6	11	12	13
EQ/Conservative-Plus Allocation
Unit value	$129.33	$127.77	$136.50	$149.73	$153.69	$151.92	$158.32	$171.43	$164.35	$185.57
Number of units outstanding (000’s)	—	—	1	7	11	20	23	24	23	27
EQ/Core Bond Index
Unit value	$121.12	$126.30	$129.64	$126.94	$129.36	$129.27	$130.40	$131.65	$131.31	$138.84
Number of units outstanding (000’s)	—	—	2	4	5	5	5	8	7	7
EQ/Emerging Markets Equity PLUS
Unit value	—	—	—	$94.95	$91.49	$74.51	$81.33	$108.45	$91.45	$107.48
Number of units outstanding (000’s)	—	—	—	—	—	—	—	3	2	3
EQ/Equity 500 Index
Unit value	$95.91	$96.88	$111.07	$145.35	$163.39	$163.85	$181.35	$218.41	$206.59	$268.62
Number of units outstanding (000’s)	—	—	—	4	5	7	12	20	24	29
EQ/Fidelity Institutional AM® Large Cap Portfolio
Unit value	—	—	—	—	—	—	—	—	$224.80	$293.18
Number of units outstanding (000’s)	—	—	—	—	—	—	—	—	—	—
EQ/Franklin Balanced Managed Volatility
Unit value	$103.63	$103.19	$114.20	$130.20	$137.58	$132.74	$145.87	$159.68	$152.04	$176.34
Number of units outstanding (000’s)	—	1	4	7	9	9	10	10	9	9
EQ/Franklin Small Cap Value Managed Volatility
Unit value	$103.11	$92.77	$107.84	$146.66	$149.03	$138.59	$172.18	$191.43	$166.02	$207.30
Number of units outstanding (000’s)	—	—	2	5	5	5	5	5	5	5
EQ/Franklin Templeton Allocation Managed Volatility
Unit value	$84.35	$80.20	$91.54	$112.30	$117.85	$113.98	$124.18	$142.04	$129.09	$156.96
Number of units outstanding (000’s)	—	—	4	9	10	8	8	10	10	10
EQ/Global Bond PLUS
Unit value	$124.32	$129.14	$133.27	$129.27	$129.77	$124.21	$124.43	$129.57	$126.82	$134.02
Number of units outstanding (000’s)	—	—	1	2	3	3	3	3	3	3
EQ/Global Equity Managed Volatility
Unit value	$241.20	$210.44	$244.94	$293.34	$296.80	$290.21	$301.70	$378.49	$330.79	$412.32
Number of units outstanding (000’s)	1	1	1	1	1	1	1	1	1	1
EQ/Goldman Sachs Mid Cap Value
Unit value	—	—	—	—	—	—	—	—	$174.69	$227.33
Number of units outstanding (000’s)	—	—	—	—	—	—	—	—	5	5
EQ/Intermediate Government Bond
Unit value	$141.57	$148.33	$149.03	$145.85	$147.34	$147.23	$147.16	$146.93	$147.40	$152.78
Number of units outstanding (000’s)	—	—	—	—	—	1	1	1	1	2

I-21

EQUI-VEST® VantageSM contracts  (continued)

The unit values and numbers of units outstanding shown below are for contracts offered under Separate Account A with the same daily asset charge of 0.50%. Unit values and number of units outstanding at year end for each variable investment option, except for those options offered for the first time on or after December 31, 2019.

	For the years ending December 31,
	2010	2011	2012	2013	2014	2015	2016	2017	2018	2019
EQ/International Core Managed Volatility
Unit value	$117.07	$96.76	$111.98	$130.94	$122.16	$116.27	$115.94	$145.71	$123.39	$150.34
Number of units outstanding (000’s)	—	—	—	—	1	1	2	2	1	2
EQ/International Equity Index
Unit value	$101.30	$88.50	$102.38	$123.74	$114.63	$111.62	$113.50	$139.16	$117.45	$142.75
Number of units outstanding (000’s)	2	2	2	2	2	3	4	7	7	8
EQ/International Managed Volatility
Unit value	$104.68	$87.43	$101.43	$122.23	$113.78	$110.49	$109.81	$135.76	$115.56	$139.63
Number of units outstanding (000’s)	—	—	—	—	—	—	—	—	—	—
EQ/International Value Managed Volatility
Unit value	$113.07	$94.32	$110.24	$130.89	$120.89	$116.48	$116.76	$143.34	$119.10	$145.35
Number of units outstanding (000’s)	—	—	1	1	2	2	2	2	2	2
EQ/Invesco Comstock
Unit value	$107.82	$105.15	$123.90	$166.47	$180.41	$168.39	$196.66	$230.87	$201.23	$250.25
Number of units outstanding (000’s)	—	—	—	1	3	3	3	3	4	4
EQ/Invesco Global Real Estate
Unit value	—	—	—	—	—	—	—	—	$157.65	$192.18
Number of units outstanding (000’s)	—	—	—	—	—	—	—	—	28	28
EQ/Invesco International Growth
Unit value	—	—	—	—	—	—	—	—	$136.05	$173.55
Number of units outstanding (000’s)	—	—	—	—	—	—	—	—	15	17
EQ/Janus Enterprise
Unit value	$177.66	$163.17	$176.56	$243.39	$240.46	$226.11	$215.24	$273.92	$267.67	$363.43
Number of units outstanding (000’s)	1	2	1	1	—	—	1	1	3	4
EQ/JPMorgan Value Opportunities
Unit value	$116.66	$110.00	$127.02	$171.61	$195.31	$189.89	$229.62	$268.96	$226.40	$287.28
Number of units outstanding (000’s)	—	—	—	—	1	5	9	15	19	23
EQ/Large Cap Core Managed Volatility
Unit value	$95.11	$90.63	$103.69	$135.72	$150.74	$150.54	$164.52	$199.63	$185.87	$240.35
Number of units outstanding (000’s)	—	—	—	—	—	1	1	1	1	1
EQ/Large Cap Growth Index
Unit value	$74.39	$75.76	$86.48	$114.01	$127.32	$132.85	$140.58	$180.75	$175.78	$236.70
Number of units outstanding (000’s)	1	1	—	—	1	1	2	3	4	4
EQ/Large Cap Growth Managed Volatility
Unit value	$65.22	$62.52	$70.75	$95.31	$105.35	$109.05	$114.49	$147.20	$142.10	$189.06
Number of units outstanding (000’s)	1	1	—	—	3	6	6	7	7	7
EQ/Large Cap Value Index
Unit value	$61.79	$61.28	$71.09	$93.08	$104.31	$99.19	$114.95	$129.25	$117.16	$146.46
Number of units outstanding (000’s)	—	—	—	—	1	1	1	2	2	3

I-22

EQUI-VEST® VantageSM contracts  (continued)

The unit values and numbers of units outstanding shown below are for contracts offered under Separate Account A with the same daily asset charge of 0.50%. Unit values and number of units outstanding at year end for each variable investment option, except for those options offered for the first time on or after December 31, 2019.

	For the years ending December 31,
	2010	2011	2012	2013	2014	2015	2016	2017	2018	2019
EQ/Large Cap Value Managed Volatility
Unit value	$117.56	$111.04	$128.01	$168.73	$188.42	$179.95	$206.48	$233.93	$209.65	$261.67
Number of units outstanding (000’s)	2	2	2	2	3	4	4	4	4	3
EQ/Lazard Emerging Markets Equity
Unit value	—	—	—	—	—	—	—	—	$103.76	$122.62
Number of units outstanding (000’s)	—	—	—	—	—	—	—	—	43	48
EQ/Loomis Sayles Growth
Unit value	$131.79	$134.90	$151.11	$191.36	$205.29	$227.81	$242.11	$324.23	$312.98	$409.00
Number of units outstanding (000’s)	—	—	—	—	—	—	1	1	3	6
EQ/MFS International Growth
Unit value	$155.13	$137.81	$164.13	$185.60	$175.43	$174.90	$177.47	$233.19	$210.28	$266.23
Number of units outstanding (000’s)	—	—	—	—	1	—	2	5	10	14
EQ/MFS International Value
Unit value	—	—	—	—	—	—	—	—	$198.78	$248.98
Number of units outstanding (000’s)	—	—	—	—	—	—	—	—	—	—
EQ/MFS Mid Cap Focused Growth
Unit value	—	—	—	—	—	—	—	—	$175.60	$238.19
Number of units outstanding (000’s)	—	—	—	—	—	—	—	—	4	6
EQ/MFS Technology
Unit value	—	—	—	—	—	—	—	—	$332.61	$449.41
Number of units outstanding (000’s)	—	—	—	—	—	—	—	—	9	11
EQ/MFS Utilities Series
Unit value	—	—	—	—	—	—	—	—	$190.30	$236.10
Number of units outstanding (000’s)	—	—	—	—	—	—	—	—	2	3
EQ/Mid Cap Index
Unit value	$127.87	$124.17	$144.65	$190.81	$206.93	$200.01	$238.64	$274.21	$240.93	$300.57
Number of units outstanding (000’s)	1	1	1	1	1	1	3	6	8	10
EQ/Mid Cap Value Managed Volatility
Unit value	$178.03	$160.44	$189.37	$250.75	$276.62	$265.50	$310.86	$347.42	$299.72	$377.50
Number of units outstanding (000’s)	1	1	2	1	2	2	2	2	2	2
EQ/Moderate Allocation
Unit value	$121.93	$118.42	$128.20	$144.28	$147.91	$145.87	$152.92	$168.97	$160.10	$184.05
Number of units outstanding (000’s)	5	7	13	43	95	93	87	91	86	92
EQ/Moderate Growth Strategy
Unit value	—	—	$104.44	$121.46	$126.90	$125.27	$133.44	$148.43	$140.11	$164.47
Number of units outstanding (000’s)	—	—	—	—	1	5	12	29	43	53
EQ/Moderate-Plus Allocation
Unit value	$140.71	$133.07	$147.66	$176.00	$181.72	$178.48	$190.50	$217.78	$201.87	$241.02
Number of units outstanding (000’s)	5	6	6	7	6	8	9	22	26	32

I-23

EQUI-VEST® VantageSM contracts  (continued)

The unit values and numbers of units outstanding shown below are for contracts offered under Separate Account A with the same daily asset charge of 0.50%. Unit values and number of units outstanding at year end for each variable investment option, except for those options offered for the first time on or after December 31, 2019.

	For the years ending December 31,
	2010	2011	2012	2013	2014	2015	2016	2017	2018	2019
EQ/Money Market
Unit value	$117.46	$116.87	$116.29	$115.71	$115.13	$114.55	$113.98	$113.87	$114.74	$115.90
Number of units outstanding (000’s)	—	—	—	—	1	3	3	2	6	3
EQ/Oppenheimer Global
Unit value	$109.04	$99.14	$118.74	$149.26	$151.18	$155.20	$154.49	$208.47	$179.49	$234.11
Number of units outstanding (000’s)	—	—	1	2	2	4	8	11	14	18
EQ/PIMCO Global Real Return
Unit value	—	—	—	$91.23	$97.91	$95.12	$104.42	$106.91	$104.93	$112.93
Number of units outstanding (000’s)	—	—	—	2	8	10	10	16	23	26
EQ/PIMCO Ultra Short Bond
Unit value	$113.96	$113.17	$114.29	$113.81	$113.14	$112.26	$113.93	$115.50	$116.02	$118.39
Number of units outstanding (000’s)	—	—	1	3	3	4	3	4	5	5
EQ/Quality Bond PLUS
Unit value	$144.85	$145.89	$149.02	$144.88	$148.34	$147.94	$148.93	$150.25	$149.67	$157.31
Number of units outstanding (000’s)	—	—	1	1	1	2	3	3	3	3
EQ/Small Company Index
Unit value	$170.86	$163.21	$187.63	$256.62	$267.72	$254.21	$304.87	$345.84	$305.18	$380.22
Number of units outstanding (000’s)	—	—	—	—	—	—	—	1	2	2
EQ/T. Rowe Price Growth Stock
Unit value	$111.04	$108.34	$128.20	$175.94	$190.19	$208.58	$210.32	$279.11	$273.21	$356.40
Number of units outstanding (000’s)	—	—	—	1	1	1	2	5	9	14
EQ/Templeton Global Equity Managed Volatility
Unit value	$89.69	$81.83	$97.17	$122.73	$123.46	$119.61	$125.28	$151.20	$132.07	$158.93
Number of units outstanding (000’s)	—	—	1	1	1	1	1	2	2	2
EQ/UBS Growth and Income
Unit value	$120.05	$116.08	$130.37	$175.81	$200.20	$196.36	$215.20	$259.69	$223.72	$304.53
Number of units outstanding (000’s)	—	—	—	—	—	—	—	—	—	—
EQ/Wellington Energy
Unit value	—	—	—	—	—	—	—	—	$78.56	$78.95
Number of units outstanding (000’s)	—	—	—	—	—	—	—	—	—	—
Invesco V.I. High Yield Fund
Unit value	—	$95.50	$111.14	$118.07	$119.34	$114.74	$126.53	$133.61	$128.15	$144.29
Number of units outstanding (000’s)	—	—	1	2	3	4	5	5	6	7
Invesco V.I. Mid Cap Core Equity Fund
Unit value	$104.77	$97.47	$107.28	$137.13	$142.13	$135.37	$152.42	$173.88	$152.94	$190.28
Number of units outstanding (000’s)	—	—	—	—	—	—	—	1	1	1
Invesco V.I. Small Cap Equity Fund
Unit value	$109.11	$107.50	$121.56	$165.81	$168.42	$157.96	$175.78	$198.91	$167.69	$210.76
Number of units outstanding (000’s)	—	—	—	—	—	—	—	1	1	1

I-24

EQUI-VEST® VantageSM contracts  (continued)

The unit values and numbers of units outstanding shown below are for contracts offered under Separate Account A with the same daily asset charge of 0.50%. Unit values and number of units outstanding at year end for each variable investment option, except for those options offered for the first time on or after December 31, 2019.

	For the years ending December 31,
	2010	2011	2012	2013	2014	2015	2016	2017	2018	2019
Ivy VIP High Income
Unit value	$106.52	$111.56	$131.69	$144.79	$146.81	$136.58	$157.89	$167.60	$163.23	$180.59
Number of units outstanding (000’s)	—	—	1	4	8	12	16	20	25	30
Ivy VIP Small Cap Growth
Unit value	$113.13	$100.63	$105.30	$150.20	$151.84	$153.92	$157.62	$193.09	$184.22	$226.13
Number of units outstanding (000’s)	—	—	—	—	—	—	1	1	3	5
MFS® Investors Trust Series
Unit value	$102.37	$99.40	$117.53	$154.05	$169.70	$168.77	$181.90	$222.67	$208.90	$272.81
Number of units outstanding (000’s)	—	—	—	—	—	—	—	1	1	1
MFS® Massachusetts Investors Growth Stock Portfolio
Unit value	—	—	—	—	—	$196.01	$206.42	$263.11	$263.30	$365.68
Number of units outstanding (000’s)	—	—	—	—	—	—	1	1	2	3
Multimanager Aggressive Equity
Unit value	$75.07	$70.00	$79.55	$108.55	$119.53	$123.67	$127.29	$165.10	$163.92	$217.50
Number of units outstanding (000’s)	—	—	—	—	1	1	1	1	2	2
Multimanager Core Bond
Unit value	$147.39	$155.17	$162.84	$158.21	$163.32	$162.72	$166.18	$170.31	$168.78	$180.34
Number of units outstanding (000’s)	—	—	1	2	2	5	7	8	8	8
Multimanager Mid Cap Growth
Unit value	$127.00	$116.41	$133.71	$186.49	$194.58	$190.66	$202.57	$255.30	$239.35	$316.65
Number of units outstanding (000’s)	—	—	—	—	—	—	—	—	—	—
Multimanager Mid Cap Value
Unit value	$164.62	$141.96	$162.17	$218.80	$229.33	$215.51	$255.35	$277.63	$241.03	$299.70
Number of units outstanding (000’s)	—	—	—	—	—	—	—	—	—	—
Multimanager Technology
Unit value	$126.51	$119.81	$135.22	$182.43	$206.11	$217.98	$236.30	$327.10	$332.93	$456.71
Number of units outstanding (000’s)	1	1	1	—	1	1	1	1	1	2
Target 2015 Allocation
Unit value	$105.72	$102.23	$112.77	$127.99	$131.12	$127.97	$134.50	$148.96	$141.83	$162.29
Number of units outstanding (000’s)	—	—	—	—	—	3	7	10	10	14
Target 2025 Allocation
Unit value	$103.33	$98.80	$110.93	$131.46	$136.08	$132.64	$141.76	$162.80	$152.03	$180.58
Number of units outstanding (000’s)	—	—	—	—	1	6	10	37	47	53
Target 2035 Allocation
Unit value	$101.96	$96.73	$109.83	$133.60	$138.90	$135.40	$145.54	$170.54	$157.52	$191.72
Number of units outstanding (000’s)	—	—	—	—	—	4	10	23	34	45
Target 2045 Allocation
Unit value	$99.81	$93.82	$107.75	$134.25	$139.96	$136.17	$147.26	$175.38	$160.56	$198.65
Number of units outstanding (000’s)	—	—	—	—	—	3	8	20	28	39

I-25

EQUI-VEST® VantageSM contracts  (continued)

The unit values and numbers of units outstanding shown below are for contracts offered under Separate Account A with the same daily asset charge of 0.50%. Unit values and number of units outstanding at year end for each variable investment option, except for those options offered for the first time on or after December 31, 2019.

	For the years ending December 31,
	2010	2011	2012	2013	2014	2015	2016	2017	2018	2019
Target 2055 Allocation
Unit value	—	—	—	—	—	$91.95	$100.19	$121.41	$110.19	$139.02
Number of units outstanding (000’s)	—	—	—	—	—	1	3	11	17	29
VanEck VIP Global Hard Assets Fund
Unit value	—	$83.39	$85.55	$93.89	$75.35	$49.76	$71.01	$69.26	$49.33	$54.75
Number of units outstanding (000’s)	—	—	1	1	1	1	2	3	3	4

I-26

Appendix II: State contract availability and/or variations of certain features and benefits

States where certain EQUI-VEST® VantageSM features and/or benefits are not available or vary:

State	Features and benefits	Contract type/Series/ Effective Date	Availability or variation
Florida	See “Your right to cancel within a certain number of days” in “Contract features and benefits”	All contract types	If you reside in the state of Florida, you may cancel your variable annuity contract and return it to us within 21 days from the date that you receive it. You will receive an unconditional refund equal to the greater of the cash surrender value provided in the annuity contract, plus any fees or charges deducted from the contributions or imposed under the contract, or a refund of all contributions paid.

	See “Withdrawal charge” in “Charges and expenses”		If you are age 65 or older at the time your contract is issued, the applicable withdrawal charge will not exceed 10% of the amount withdrawn. In addition, no charge will apply after the end of the 10th contract year or 10 years after a contribution is made, whichever is later.

Texas	See “Withdrawal Charge for EQUI-VEST® VantageSM“ contracts in section 14 of this Supplement.	The withdrawal charge equals up to 6.00% of the amount withdrawn from your account value (or of the defaulted loan amount, if applicable) in the first five contract or participation years, as applicable.

	Participant/ contract year	Charge
	1	6.00%
	2	5.75%
	3	5.50%
	4	5.25%
	5	5.00%
	6 and later	0.00%
EQUI-VEST® VantageSM enhanced death benefit	Not available.

See the SAI for condensed financial Information.

EQUI-VEST® is issued by and is a registered service mark of Equitable Financial Life Insurance Company (the “Company”).

Co-distributed by affiliates, Equitable Advisors (Equitable Financial Advisors in MI and TN) and Equitable Distributors, 1290 Avenue of the Americas, New York, NY 10104.

Copyright 2020 Equitable Financial Life Insurance Company. All rights reserved.

Equitable Financial Life Insurance Company

1290 Avenue of the Americas

New York, NY 10104

212-554-1234

Equitable Financial Life Insurance Company

Supplement dated May 1, 2020 to the May 1, 2020 prospectus for EQUI-VEST® Employer-Sponsored Retirement Plans

•	TSA ADVANTAGESM

This Supplement modifies certain information in the above-referenced prospectus, supplements to prospectus and statement of additional information (together the “prospectus”) offered by Equitable Financial Life Insurance Company (the “Company”). You should read this Supplement in conjunction with your prospectus and retain it for future reference. This Supplement incorporates the prospectus by reference. Unless otherwise indicated, all other information included in your prospectus remains unchanged. The terms we use in this Supplement have the same meaning as in your prospectus. We will send you another copy of any prospectus or supplement without charge upon request. Please contact the customer service center referenced in your prospectus.

We offer the series 600 TSA AdvantageSM contract to fund all Section 403(b) plans sponsored by Section 501(c)(3) tax-exempt organizations, except those plans sponsored by primary or secondary schools. It is also available to post-secondary public educational institutions described in Section 403(b)(1)(A)(ii) of the Internal Revenue Code with more than 500 employees eligible to participate. For plans sponsored by a hospital or other health care organization qualified or intended to qualify under Section 501(c)(3) of the Internal Revenue Code, the TSA AdvantageSM contract will be available only when the employer makes contributions to the 403(b) plan (whether on a matching or non-elective contribution basis) or makes a contribution to a plan qualified under 401(a) of the Internal Revenue Code, matching employee elective deferrals in the 403(b) plan. Under the TSA AdvantageSM contract, contributions including rollover contributions and direct transfer contributions from existing Section 403(b) plans (programs or arrangements), may be accepted only if the contributions are fully vested under the existing TSA plan. The TSA AdvantageSM contract may not currently be available in your state. Your financial professional can provide information about state availability.

Currently, no new units will be permitted to enroll in the series 600 TSA AdvantageSM product. New participants, however, can be enrolled into existing TSA AdvantageSM units.

For Section 403(b) plans offered for hospital and health care facility employees, non-salary reduction (employer contributions) must be made. TSA AdvantageSM is available only to employees of employers that currently have, or within the first contract year are expected to have, at least 50 participants. Employees in Section 403(b) plans that do not meet these requirements are only eligible for TSA series 100 and 200 contracts. Subject to a written agreement between the Company and an employer sponsoring a 403(b) plan that uses an EQUI-VEST® TSA AdvantageSM contract as a funding vehicle for plan assets, the Company may reimburse that employer for certain expenses associated with that employer’s plan, for example recordkeeping or other administrative services. Any such reimbursement will not exceed ten dollars for each EQUI-VEST® TSA AdvantageSM contract issued to a participant of that employer’s 403(b) plan.

See “Tax information” in the prospectus for a more detailed discussion of sources of contributions, certain contribution limitations and other tax information for TSA contracts.

We offer the EQUI-VEST® TSA AdvantageSM contract to purchasers on the same basis and under the same terms and conditions described in the prospectus as those that apply to the EQUI-VEST® series 100 and 200 TSA contracts, except for certain material differences. The Class IB/B shares of either EQ Premier VIP Trust or EQ Advisors Trust (the “Trusts”) are available under TSA AdvantageSM contracts. The contracts described in the EQUI-VEST® Employer-Sponsored Retirement Plans prospectus include Class IA shares of certain Trusts, which are not offered under TSA AdvantageSM contracts.

Material differences between TSA AdvantageSM and the provisions of the EQUI-VEST® TSA series 100 and 200 contracts described in the prospectus include the information above as well as the following:

Because you are purchasing an annuity contract as a Tax Sheltered Annuity (TSA), you should be aware that such annuities do not provide tax deferral benefits beyond those already provided by the Internal Revenue Code. Before purchasing one of these annuities, you should consider whether its features and benefits beyond tax deferral meet your needs and goals. You may also want to consider the relative features, benefits and costs of these annuities with any other investment that you may use in connection with your retirement plan or arrangement. (For more information, see “Tax information” in the prospectus.)

Series 600

#840625

The following is added to “EQUI-VEST® employer-sponsored retirement plans at a glance — key features” in “Fees and charges” in the prospectus:

Fees and charges under series 600	• Daily charge on amounts invested in variable investment options for mortality and expense risks and other expenses at a current annual rate of 1.20% (2% maximum).

• Annual administrative charge: $30 ($65 maximum) currently or, if less, 2% of the account value, less any amount withdrawn during the contract year.

•   Charge for third-party transfer (such as in the case of a direct rollover to a traditional IRA contract) or exchange (if your contract is exchanged for a 403(b)(1) contract issued by another insurance company): none currently ($65 maximum).

• Charges for certain optional special services.

• No sales charge deducted at the time you make contributions.

•   Withdrawal charge: We deduct a charge equal to 6% of the amount withdrawn or the defaulted loan amount in the first six contract years. The total of all withdrawal charges assessed may not exceed 8% of all contributions made in the first six contract years. Under certain circumstances, the withdrawal charge will not apply. They are discussed in “Charges and expenses” later in this Supplement.

•   We deduct a charge designed to approximate certain taxes that may be imposed on us, such as premium taxes in your state. The charge is generally deducted from the amount applied to an annuity payout option.

• Annual expenses of the Trusts’ portfolios are calculated as a percentage of the average daily net assets invested in each portfolio. Please see “Fee table” later in this Supplement for details.

2

Fee table

The following tables describe the fees and expenses that you will pay when buying, owning, and surrendering the series 600 TSA AdvantageSM contract. Each of the charges and expenses is more fully described in “Charges and expenses” later in this Supplement.

The first table describes fees and expenses that you will pay at the time that you surrender the contract, make certain or make certain transfers and exchanges. Charges designed to approximate certain taxes that may be imposed on us, such as premium taxes in your state, may also apply. Charges for certain features shown in the fee table are mutually exclusive.

EQUI-VEST® series 600 contracts

Charges we deduct from your account value at the time you request certain transactions
Maximum withdrawal charge as a percentage of the amount withdrawn (deducted if you surrender your contract or make certain withdrawals)(1)	6.00%

Charge for third-party transfer or exchange(2)	$65 maximum per occurrence; currently, none

Special services charges

• Wire transfer charge(3)	$90 (current and maximum)

• Express mail charge(3)	$35 (current and maximum)

The next table describes the fees and expenses that you will pay periodically during the time that you own the contract, not including underlying trust portfolio fees and expenses.

Charges we deduct from your account value on each contract date anniversary

Annual administrative charge	$65 maximum (currently $30) or, if less, 2% of your account value, less any amount previously withdrawn during the contract year

Charges we deduct from your variable investment options expressed as an annual percentage of daily net assets
Separate account annual expenses:

	Maximum	Current

Mortality and expense risk(4)	1.75%	0.95%

Other expenses	0.25%	0.25%

Total Separate Account A annual expenses	2.00%	1.20%

You also bear your proportionate share of all fees and expenses paid by a “portfolio” that corresponds to any variable investment option you are using. This table shows the lowest and highest total operating expenses charged by any of the portfolios that you will pay periodically during the time that you own the contract. These fees and expenses are reflected in the portfolio’s net asset value each day. Therefore, they reduce the investment return of the portfolio and the related variable investment option. Actual fees and expenses are likely to fluctuate from year to year. More detail concerning each portfolio’s fees and expenses is contained in the Trust prospectus for the portfolio.

Portfolio operating expenses expressed as an annual percentage of daily net assets

Total Annual Portfolio Operating Expenses (expenses that are deducted from portfolio assets including management fees, 12b-1 fees, service fees, and/or other expenses)(5)	Lowest 0.58%	Highest 1.93%

Notes:

(1)

Important exceptions and limitations may eliminate or reduce this charge. For a complete description of withdrawal charges, please see “Withdrawal charge for series 600 contracts” in “Charges and expenses” later in this Supplement.

(2)	This charge will never exceed 2% of the amount disbursed or transferred.
(3)	Unless you specify otherwise, this charge will be deducted from the amount you request.
(4)	A portion of this charge is for providing the death benefit.
(5)	“Total Annual Portfolio Operating Expenses” may be based, in part, on estimated amounts of such expenses.

3

Examples: EQUI-VEST® series 600 contracts

These examples are intended to help you compare the cost of investing in the series 600 TSA AdvantageSM contract with the cost of investing in other variable annuity contracts. These costs include contract owner transaction expenses, contract fees, separate account annual expenses, and underlying Trust fees and expenses (including underlying portfolio fees and expenses). For a complete description of portfolio charges and expenses, please see the prospectus for each Trust.

The examples below show the expenses that a hypothetical contract owner or participant, as applicable, would pay in the situations illustrated. The examples use an average annual administrative charge based on charges paid in 2019, which results in an estimated annual charge of 0.0538% of contract value.

The fixed maturity options and the guaranteed interest option are not covered by the fee table and examples. However, the annual administrative charge, the withdrawal charge, the third party transfer or exchange charge, and the charge if you elect a Variable Immediate Annuity payout option do apply to the fixed maturity options and the guaranteed interest option. A market value adjustment (up or down) may apply as a result of a withdrawal, transfer, or surrender of amounts from a fixed maturity option.

These examples should not be considered a representation of past or future expenses for any option. Actual expenses may be greater or less than those shown. Similarly, the annual rate of return assumed in the examples is not an estimate or guarantee of future investment performance.

The examples assume that you invest $10,000 in the contract for the time periods indicated. The examples also assume that your investment has a 5% return each year. Although your actual costs may be higher or lower, based on these assumptions, your costs would be:

The examples assume that you invest $10,000 in the certificate for the time periods indicated and that your investment has a 5% return each year. The examples also assume (i) maximum contract charges rather than the lower current expenses discussed in “Charges and expenses” later in this Supplement (except the annual administrative charge which is described above); (ii) the total annual expenses of the portfolios (before expense limitations) set forth in the previous tables; and (iii) there is no waiver of the withdrawal charge. Although your actual costs may be higher or lower, based on these assumptions, your costs would be:

EQUI-VEST® series 600 (TSA Advantage)

	If you surrender your contract at the end of the applicable time period				If you do not surrender your contract at the end of the applicable time period
	1 year	3 years	5 years	10 years	1 year	3 years	5 years	10 years
(a) assuming maximum fees and expenses of any of the Portfolios	$962	$1,818	$2,687	$4,337	$418	$1,264	$2,124	$4,337
(b) assuming minimum fees and expenses of any of the Portfolios	$828	$1,425	$2,048	$3,058	$276	$848	$1,445	$3,058

Condensed financial information

Please see the Appendix at the end of this Supplement for unit values and number of units outstanding as of the period shown for each of the variable investment options, available as of December 31, 2019.

4

Charges and expenses

The following is added after the information under “For all series contracts issued in New York — fixed maturity options(1)” in “Charges and expenses” in the prospectus:

Charges under series 600 contracts

Mortality and expense risks charge

We deduct a daily charge from the net assets in each variable investment option to compensate us for mortality and expense risks, including the death benefit. The daily charge is equivalent to a current annual rate of 0.95% (1.75% maximum) of the net assets in each variable investment option.

The mortality risk we assume is the risk that annuitants as a group will live for a longer time than our actuarial tables predict. If that happens, we would be paying more in annuity benefits than we planned. We also assume a risk that the mortality assumptions reflected in our guaranteed annuity tables, shown in each contract, will differ from actual mortality experience. We may change the actuarial basis for our guaranteed annuity payment tables, but only for new contributions and only at five year intervals from the contract date. Lastly, we assume a mortality risk to the extent that at the time of death, the guaranteed death benefit exceeds the cash value of the contract. In addition, we waive any withdrawal charge upon payment of a death benefit.

The expense risk we assume is the risk that it will cost us more to issue and administer the contracts than we expect.

To the extent that the mortality and expense risk charges are not needed to cover the actual expenses incurred, they may be considered an indirect reimbursement for certain sales and promotional expenses relating to the contracts.

Charge for other expenses

We deduct this daily charge from the net assets in each variable investment option. This charge, together with the annual administrative charge described below, is for providing administrative and financial accounting services under the contracts. The daily charge is equivalent to a maximum annual rate of 0.25% of the net assets in each variable investment option.

Maximum total charges.  The total annual rate for the above charges is currently 1.20%. We may increase or decrease this total annual rate, but we may not increase it above a maximum rate of 2.00% . We will only make any increase after we have sent you advance notice. Any increase or decrease will apply only after the date of the change. Any changes we make will reflect differences in costs and anticipated expenses, and will not be unfairly discriminatory.

Annual administrative charge

We deduct an administrative charge from your account value on the last day of each contract year. We will deduct a pro rata portion of the charge if you surrender your contract, elect an annuity payout option, or the annuitant dies during the contract year. We deduct the charge if your account value on the last day of the contract year is less than $25,000 for TSA AdvantageSM contracts. If your account value on such date is $25,000 or more for TSA AdvantageSM contracts, we do not deduct the charge. The current charge is equal to $30 or, if less, 2% of your current account value plus any amount previously withdrawn during that contract year.

We may increase this charge if our administrative costs rise, but the charge will never exceed $65 annually. We reserve the right to deduct this charge on a quarterly, rather than annual basis.

Also, we may reduce or eliminate the administrative charge when a TSA AdvantageSM contract is used by an employer and administrative services are performed by us at a modified or minimum level. Any reduction or waiver we make will not be unfairly discriminatory.

The charge is deducted pro rata from the variable investment options and the guaranteed interest option. If these amounts are insufficient, we will make up the required amounts from the fixed maturity options to the extent you have value in those options, unless you tell us otherwise.

We currently waive the annual administrative charge that would otherwise be deducted in the next contract year under any individually owned EQUI-VEST® contract/certificate having an account value that, when combined with the account value of other EQUI-VEST® contracts/certificates owned by the same person, exceeds $100,000 in the aggregate (as determined in January of each year). This does not apply to EQUI-VEST® contracts/certificates owned by different members of the same household. We may change or discontinue this practice at any time without prior notice.

Charge for third-party transfer or exchange

There currently is no third-party transfer charge for series 600 contracts (such as in the case of direct rollover to a traditional IRA contract) or exchange (if your contract is exchanged for a 403(b)(1) contract issued by another insurance company). We reserve the right to impose this charge in the future, but it may not exceed a maximum of $65 per occurrence, subject to any law that applies. This charge will never exceed 2% of the amount disbursed or transferred.

Special services charges

We deduct a charge for providing the special services described below. These charges compensate us for the expense of processing each special service. For certain services, we will deduct from your account value any withdrawal charge that applies and the charge for the special service. Please note that we may discontinue some or all of these services without notice.

5

Wire transfer charge.  We charge $90 for outgoing wire transfers. Unless you specify otherwise, this charge will be deducted from the amount you request.

Express mail charge.  We charge $35 for sending you a check by express mail delivery. This charge will be deducted from the amount you request.

Withdrawal charge for series 600 contracts

A withdrawal charge may apply in three circumstances: (1) you make one or more withdrawals during a contract year; or (2) you terminate your contract; or (3) we terminate your contract. The amount of the charge will depend on whether the free withdrawal amount applies, and the availability of one or more exceptions.

In order to give you the exact dollar amount of the withdrawal you request, we deduct the amount of the withdrawal and the amount of the withdrawal charges from your account value. Any amount deducted to pay withdrawal charges is also subject to a withdrawal charge.

We deduct the withdrawal amount and the withdrawal charge pro rata from the variable investment options and from the guaranteed interest option. If these amounts are insufficient we will make up the required amounts from the fixed maturity options with the earliest maturity date(s) first. If we deduct all or a portion of the withdrawal charge from the fixed maturity options, a market value adjustment will apply. The amount of the withdrawal charge we deduct is equal to 6% of the amount withdrawn or the defaulted loan amount during the first six contract years. In the case of a surrender, we will pay you the greater of (i) the account value after any withdrawal charge has been imposed, or (ii) the free withdrawal amount plus 94% of the remaining account value.

Also, the total of all withdrawal charges assessed will not exceed 8% of all contributions made in the first six contract years.

10% free withdrawal amount.  Each contract year, you can withdraw up to 10% of your account value without paying a withdrawal charge. The 10% free withdrawal amount is determined using your account value at the time you request a withdrawal, minus any other withdrawals made during the contract year.

Exceptions to the withdrawal charge.  A withdrawal charge will not apply upon any of the events listed below:

•	The annuitant retires under the terms of the 403(b) plan, or separates from service;

•	The annuitant reaches age 59 1/2 and completes at least five contract years;

•	The annuitant dies and a death benefit is payable to the beneficiary;

•	We receive a properly completed election form providing for the account value to be used to buy a life annuity;

•

The annuitant reaches age 55 and completes at least five contract years and we receive a properly completed election form providing for the account value to be used to buy a period certain annuity. The period certain annuity must extend beyond the annuitant’s age 59 1/2 and must not permit any prepayment of the unpaid principal before the annuitant reaches age 59 1/2;

•

The annuitant completes at least three contract years and we receive a properly completed election form providing for the account value to be used to buy a period certain annuity of at least 10 years which does not permit any prepayment of the unpaid principal;

•	A request is made for a refund of an excess contribution within one month of the date on which the contribution is made;

•	The annuitant has qualified to receive Social Security disability benefits as certified by the Social Security Administration;

•	We receive proof satisfactory to us that the annuitant’s life expectancy is six months or less (such proof must include, but is not limited to, certification by a licensed physician);

•	The annuitant elects a withdrawal that qualifies as a hardship withdrawal under the federal income tax rules; and

•

The annuitant has been confined to a nursing home for more than 90 days (or such other period, if required in your state) as verified by a licensed physician. A nursing home for this purpose means one which is (a) approved by Medicare as a provider of skilled nursing care service, or (b) licensed as a skilled nursing home by the state or territory in which it is located (it must be within the United States, Puerto Rico, U.S. Virgin Islands, or Guam) and meets all of the following:

—	its main function is to provide skilled, intermediate, or custodial nursing care;

—	it provides continuous room and board to three or more persons;

—	it is supervised by a registered nurse or licensed practical nurse;

—	it keeps daily medical records of each patient;

—	it controls and records all medications dispensed; and

—	its primary service is other than to provide housing for residents.

6

Appendix I: Condensed financial information

The unit values and number of units outstanding shown below are for contracts offered under Separate Account A with the same daily asset charge of 1.20%.

Series 600 Contracts

Unit values and number of units outstanding for each variable investment option, except for those options being offered for the first time on or after December 31, 2019.

	For the years ending December 31,
	2010	2011	2012	2013	2014	2015	2016	2017	2018	2019
1290 VT DoubleLine Dynamic Allocation
Unit value	—	—	—	$104.12	$105.37	$100.23	$107.55	$116.48	$110.34	$128.74
Number of units outstanding (000’s)	—	—	—	1	9	27	37	51	51	59
1290 VT Equity Income
Unit value	$111.01	$109.25	$127.07	$165.42	$177.60	$172.48	$192.54	$220.38	$192.27	$235.96
Number of units outstanding (000’s)	74	80	97	120	127	130	128	128	127	118
1290 VT GAMCO Mergers & Acquisitions
Unit value	$126.55	$126.72	$131.77	$144.49	$145.10	$147.11	$156.53	$164.22	$154.27	$165.56
Number of units outstanding (000’s)	19	17	15	11	9	8	7	6	5	5
1290 VT GAMCO Small Company Value
Unit value	$185.71	$177.07	$206.17	$283.37	$288.56	$268.85	$327.44	$375.60	$313.25	$381.76
Number of units outstanding (000’s)	264	338	427	528	636	744	861	981	1,106	1221
1290 VT High Yield Bond
Unit value	—	—	—	$101.38	$102.08	$97.73	$107.89	$113.50	$109.64	$122.32
Number of units outstanding (000’s)	—	—	—	5	15	28	40	58	76	98
1290 VT Socially Responsible
Unit value	$78.76	$78.03	$90.00	$119.44	$134.07	$133.09	$144.59	$172.01	$162.51	$209.15
Number of units outstanding (000’s)	21	39	37	46	56	65	72	81	89	98
All Asset Growth-Alt 20
Unit value	$118.72	$113.20	$125.25	$141.22	$142.87	$135.56	$146.75	$168.04	$153.46	$180.57
Number of units outstanding (000’s)	18	52	96	137	169	190	211	274	287	297
American Funds Insurance Series® Bond FundSM
Unit value	—	—	—	$96.31	$100.05	$98.77	$100.33	$102.39	$100.26	$108.05
Number of units outstanding (000’s)	—	—	—	5	34	98	160	213	244	284
CharterSM Multi-Sector Bond
Unit value	$92.20	$95.71	$99.60	$97.55	$98.68	$96.87	$98.51	$99.51	$97.82	$103.32
Number of units outstanding (000’s)	144	134	138	137	137	140	146	146	147	147

I-1

Series 600 Contracts  (continued)

Unit values and number of units outstanding for each variable investment option, except for those options being offered for the first time on or after December 31, 2019.

	For the years ending December 31,
	2010	2011	2012	2013	2014	2015	2016	2017	2018	2019
CharterSM Small Cap Growth
Unit value	$130.17	$108.44	$119.32	$174.21	$167.63	$155.61	$168.13	$206.58	$193.82	$254.78
Number of units outstanding (000’s)	42	35	30	28	22	19	16	14	14	13
CharterSM Small Cap Value
Unit value	$176.76	$158.90	$183.31	$258.49	$242.34	$207.98	$257.35	$282.99	$243.27	$299.59
Number of units outstanding (000’s)	70	57	48	42	35	31	28	26	23	21
EQ/400 Managed Volatility
Unit value	$106.03	$96.15	$110.64	$143.94	$154.73	$148.11	$175.15	$199.40	$172.82	$213.31
Number of units outstanding (000’s)	5	11	12	15	17	20	27	34	37	41
EQ/500 Managed Volatility
Unit value	$103.13	$98.08	$111.26	$143.93	$160.10	$158.75	$174.15	$207.78	$192.83	$247.48
Number of units outstanding (000’s)	7	16	21	27	34	41	47	53	57	62
EQ/2000 Managed Volatility
Unit value	$104.88	$92.69	$105.72	$143.50	$147.53	$138.32	$164.72	$185.30	$161.25	$198.26
Number of units outstanding (000’s)	2	5	7	8	9	12	16	18	21	23
EQ/AB Dynamic Moderate Growth
Unit value	—	—	$103.29	$118.56	$122.73	$120.51	$123.56	$137.83	$128.25	$146.73
Number of units outstanding (000’s)	—	—	5	18	48	67	75	76	71	70
EQ/AB Small Cap Growth
Unit value	$150.51	$147.75	$168.72	$230.33	$235.70	$226.10	$251.49	$304.81	$277.41	$350.28
Number of units outstanding (000’s)	168	149	146	144	141	146	149	156	161	179
EQ/Aggressive Allocation
Unit value	$132.78	$121.35	$136.88	$170.99	$176.91	$171.71	$184.57	$217.18	$195.86	$240.90
Number of units outstanding (000’s)	367	480	574	676	774	879	974	1,039	1,094	1145
EQ/Balanced Strategy
Unit value	—	—	$103.35	$116.06	$119.71	$117.51	$123.05	$133.55	$126.43	$144.50
Number of units outstanding (000’s)	—	—	3	16	31	45	64	78	90	106
EQ/BlackRock Basic Value Equity
Unit value	$169.26	$162.04	$181.92	$247.55	$268.31	$248.79	$289.97	$309.74	$281.48	$343.27
Number of units outstanding (000’s)	30	44	57	67	75	79	82	83	81	75
EQ/Capital Guardian Research
Unit value	$118.34	$121.60	$141.05	$183.63	$200.50	$201.88	$216.26	$268.03	$251.98	$330.82
Number of units outstanding (000’s)	243	210	184	166	150	139	122	112	103	94

I-2

Series 600 Contracts  (continued)

Unit values and number of units outstanding for each variable investment option, except for those options being offered for the first time on or after December 31, 2019.

	For the years ending December 31,
	2010	2011	2012	2013	2014	2015	2016	2017	2018	2019
EQ/ClearBridge Large Cap Growth
Unit value	$112.25	$104.39	$124.21	$170.67	$175.03	$175.12	$174.55	$216.60	$213.24	$278.10
Number of units outstanding (000’s)	85	117	120	120	107	93	76	59	51	43
EQ/Clearbridge Select Equity Managed Volatility
Unit value	$89.97	$84.93	$95.83	$122.40	$132.66	$127.94	$143.05	$161.41	$143.40	$189.20
Number of units outstanding (000’s)	51	41	36	31	27	23	23	21	19	19
EQ/Common Stock Index
Unit value	$96.63	$95.98	$109.61	$143.46	$158.83	$156.84	$173.08	$206.01	$191.72	$246.68
Number of units outstanding (000’s)	690	612	548	527	505	494	505	534	556	578
EQ/Conservative Allocation
Unit value	$120.34	$121.15	$125.18	$129.04	$130.83	$128.94	$131.13	$135.97	$132.23	$142.71
Number of units outstanding (000’s)	165	181	205	211	215	223	230	227	222	228
EQ/Conservative Growth Strategy
Unit value	—	—	$102.73	$112.17	$115.05	$113.14	$117.34	$125.18	$119.65	$134.04
Number of units outstanding (000’s)	—	—	1	9	19	29	35	43	50	54
EQ/Conservative Strategy
Unit value	—	—	$101.41	$104.59	$106.02	$104.57	$106.24	$109.45	$106.62	$114.76
Number of units outstanding (000’s)	—	—	2	11	8	12	18	18	18	21
EQ/Conservative-Plus Allocation
Unit value	$122.87	$120.54	$127.87	$139.27	$141.95	$139.33	$144.18	$155.02	$147.57	$165.45
Number of units outstanding (000’s)	238	290	364	422	465	492	514	525	523	526
EQ/Core Bond Index
Unit value	$113.61	$117.63	$119.89	$116.56	$117.95	$117.04	$117.23	$117.52	$116.39	$122.20
Number of units outstanding (000’s)	130	120	121	134	158	187	223	256	280	310
EQ/Emerging Market Equity Plus
Unit value	—	—	—	$94.51	$90.43	$73.13	$79.27	$104.96	$87.88	$102.55
Number of units outstanding (000’s)	—	—	—	3	10	21	31	49	67	86
EQ/Equity 500 Index
Unit value	$106.19	$106.50	$121.24	$157.55	$175.85	$175.11	$192.44	$230.15	$216.15	$279.08
Number of units outstanding (000’s)	574	578	597	680	796	987	1240	1,545	1,846	2218
EQ/Fidelity Institutional AM® Large Cap Portfolio
Unit value	—	—	—	—	—	—	—	—	$211.96	$274.49
Number of units outstanding (000’s)	—	—	—	—	—	—	—	—	37	22

I-3

Series 600 Contracts  (continued)

Unit values and number of units outstanding for each variable investment option, except for those options being offered for the first time on or after December 31, 2019.

	For the years ending December 31,
	2010	2011	2012	2013	2014	2015	2016	2017	2018	2019
EQ/Franklin Balanced Managed Volatility
Unit value	$100.52	$99.40	$109.23	$123.64	$129.74	$124.29	$135.63	$147.42	$139.38	$160.51
Number of units outstanding (000’s)	113	87	78	80	89	103	109	114	113	115
EQ/Franklin Small Cap Value Managed Volatility
Unit value	$100.02	$89.35	$103.13	$139.28	$140.53	$129.77	$160.09	$176.73	$152.19	$188.70
Number of units outstanding (000’s)	17	15	16	17	16	17	19	19	19	20
EQ/Franklin Templeton Allocation Managed Volatility
Unit value	$82.21	$77.62	$87.98	$107.16	$111.67	$107.24	$116.02	$131.78	$118.91	$143.57
Number of units outstanding (000’s)	85	91	93	94	120	134	132	133	133	131
EQ/Global Bond PLUS
Unit value	$119.80	$123.57	$126.63	$121.97	$121.57	$115.55	$114.94	$118.84	$115.50	$121.20
Number of units outstanding (000’s)	101	105	99	93	91	87	87	87	88	89
EQ/Global Equity Managed Volatility
Unit value	$262.52	$227.43	$262.85	$312.57	$314.03	$304.90	$314.74	$392.09	$340.25	$421.12
Number of units outstanding (000’s)	176	165	165	162	158	152	145	140	136	132
EQ/Goldman Sachs Mid Cap Value
Unit value	—	—	—	—	—	—	—	—	$164.28	$212.29
Number of units outstanding (000’s)	—	—	—	—	—	—	—	—	113	118
EQ/Intermediate Government Bond
Unit value	$139.60	$145.23	$144.89	$140.80	$141.24	$140.14	$139.09	$137.89	$137.36	$141.37
Number of units outstanding (000’s)	76	66	55	45	38	32	28	26	23	20
EQ/International Core Managed Volatility
Unit value	$121.97	$100.10	$115.03	$133.56	$123.73	$116.93	$115.78	$144.49	$121.50	$146.98
Number of units outstanding (000’s)	224	233	234	249	301	308	313	311	314	317
EQ/International Equity Index
Unit value	$98.13	$85.13	$97.79	$117.36	$107.95	$104.38	$105.39	$128.31	$107.53	$129.77
Number of units outstanding (000’s)	331	273	216	182	159	143	125	111	102	156
EQ/International Managed Volatility
Unit value	$104.17	$86.39	$99.52	$119.08	$110.07	$106.13	$104.74	$128.58	$108.68	$130.39
Number of units outstanding (000’s)	3	12	17	24	30	37	41	48	56	59
EQ/International Value Managed Volatility
Unit value	$129.72	$107.44	$124.70	$147.01	$134.82	$128.99	$128.40	$156.51	$129.12	$156.47
Number of units outstanding (000’s)	164	143	127	117	111	108	106	104	101	98

I-4

Series 600 Contracts  (continued)

Unit values and number of units outstanding for each variable investment option, except for those options being offered for the first time on or after December 31, 2019.

	For the years ending December 31,
	2010	2011	2012	2013	2014	2015	2016	2017	2018	2019
EQ/Invesco Comstock
Unit value	$103.59	$100.32	$117.37	$156.59	$168.50	$156.17	$181.11	$211.12	$182.71	$225.62
Number of units outstanding (000’s)	27	22	16	19	141	144	145	141	146	145
EQ/Invesco Global Real Estate
Unit value	—	—	—	—	—	—	—	—	$148.27	$179.47
Number of units outstanding (000’s)	—	—	—	—	—	—	—	—	235	244
EQ/Invesco International Growth
Unit value	—	—	—	—	—	—	—	—	$127.95	$162.06
Number of units outstanding (000’s)	—	—	—	—	—	—	—	—	326	344
EQ/Janus Enterprise
Unit value	$170.69	$155.66	$167.26	$228.94	$224.59	$209.70	$198.22	$250.49	$243.04	$327.67
Number of units outstanding (000’s)	149	218	283	318	362	392	413	424	443	465
EQ/JPMorgan Value Opportunities
Unit value	$107.54	$100.69	$115.45	$154.88	$175.03	$168.98	$202.90	$235.99	$197.24	$248.52
Number of units outstanding (000’s)	29	29	27	33	38	51	64	107	171	225
EQ/Large Cap Core Managed Volatility
Unit value	$93.27	$88.25	$100.25	$130.30	$143.70	$142.50	$154.64	$186.32	$172.25	$221.17
Number of units outstanding (000’s)	25	23	21	19	33	34	33	32	33	32
EQ/Large Cap Growth Index
Unit value	$76.26	$77.12	$87.41	$114.42	$126.88	$131.46	$138.13	$176.36	$170.29	$227.70
Number of units outstanding (000’s)	179	176	181	204	241	292	354	438	504	562
EQ/Large Cap Growth Managed Volatility
Unit value	$103.14	$98.18	$110.32	$147.58	$161.97	$166.48	$173.55	$221.58	$212.39	$280.59
Number of units outstanding (000’s)	145	156	148	142	302	282	265	252	243	231
EQ/Large Cap Value Index
Unit value	$59.54	$58.64	$67.55	$87.81	$97.71	$92.26	$106.18	$118.54	$106.70	$132.44
Number of units outstanding (000’s)	30	69	75	91	122	159	201	238	285	331
EQ/Large Cap Value Managed Volatility
Unit value	$100.67	$94.42	$108.08	$141.46	$156.85	$148.74	$169.48	$190.65	$169.66	$210.27
Number of units outstanding (000’s)	639	532	449	386	394	357	321	295	273	254
EQ/Lazard Emerging Markets Equity
Unit value	—	—	—	—	—	—	—	—	$97.83	$114.80
Number of units outstanding (000’s)	—	—	—	—	—	—	—	—	1,020	1126

I-5

Series 600 Contracts  (continued)

Unit values and number of units outstanding for each variable investment option, except for those options being offered for the first time on or after December 31, 2019.

	For the years ending December 31,
	2010	2011	2012	2013	2014	2015	2016	2017	2018	2019
EQ/Loomis Sayles Growth
Unit value	$126.12	$128.19	$142.58	$179.29	$190.99	$210.45	$222.09	$295.34	$283.07	$367.31
Number of units outstanding (000’s)	47	37	34	29	25	24	28	28	26	21
EQ/MFS International Growth
Unit value	$149.04	$131.48	$155.48	$174.58	$163.85	$162.20	$163.43	$213.24	$190.93	$240.03
Number of units outstanding (000’s)	49	57	71	98	129	164	204	252	307	361
EQ/MFS International Value
Unit value	—	—	—	—	—	—	—	—	$187.43	$233.11
Number of units outstanding (000’s)	—	—	—	—	—	—	—	—	16	14
EQ/MFS Mid Cap Focused Growth
Unit value	—	—	—	—	—	—	—	—	$166.38	$224.09
Number of units outstanding (000’s)	—	—	—	—	—	—	—	—	369	425
EQ/MFS Technology
Unit value	—	—	—	—	—	—	—	—	$313.61	$420.76
Number of units outstanding (000’s)	—	—	—	—	—	—	—	—	208	246
EQ/MFS Utilities Series
Unit value	—	—	—	—	—	—	—	—	$179.43	$221.05
Number of units outstanding (000’s)	—	—	—	—	—	—	—	—	250	252
EQ/Mid Cap Index
Unit value	$116.13	$111.98	$129.53	$169.67	$182.70	$175.35	$207.75	$237.04	$206.80	$256.17
Number of units outstanding (000’s)	434	389	364	369	392	445	519	616	703	809
EQ/Mid Cap Value Managed Volatility
Unit value	$132.44	$118.52	$138.90	$182.63	$200.06	$190.66	$221.67	$246.00	$210.72	$263.54
Number of units outstanding (000’s)	333	282	247	226	208	191	178	168	159	153
EQ/Moderate Allocation
Unit value	$135.28	$130.46	$140.23	$156.72	$159.53	$156.23	$162.63	$178.43	$167.87	$191.63
Number of units outstanding (000’s)	994	1,170	1,393	1,595	1,799	1,949	2,058	2,119	2,152	2182
EQ/Moderate Growth Strategy
Unit value	—	—	$103.96	$120.06	$124.56	$122.09	$129.13	$142.64	$133.69	$155.83
Number of units outstanding (000’s)	—	—	12	39	91	148	201	245	280	312
EQ/Moderate-Plus Allocation
Unit value	$133.69	$125.54	$138.32	$163.71	$167.84	$163.68	$173.48	$196.93	$181.26	$214.89
Number of units outstanding (000’s)	867	1,047	1,184	1,339	1,476	1,602	1,719	1,805	1,843	1884

I-6

Series 600 Contracts  (continued)

Unit values and number of units outstanding for each variable investment option, except for those options being offered for the first time on or after December 31, 2019.

	For the years ending December 31,
	2010	2011	2012	2013	2014	2015	2016	2017	2018	2019
EQ/Money Market
Unit value	$118.97	$117.54	$116.13	$114.74	$113.36	$112.00	$110.66	$109.77	$109.83	$110.16
Number of units outstanding (000’s)	49	51	42	37	37	40	44	48	61	61
EQ/Oppenheimer Global
Unit value	$105.76	$95.49	$113.56	$141.74	$142.55	$145.32	$143.64	$192.47	$164.54	$213.09
Number of units outstanding (000’s)	52	94	110	149	192	258	309	363	444	519
EQ/PIMCO Global Real Return
Unit value	—	—	—	$90.81	$96.78	$93.36	$101.76	$103.47	$100.83	$107.75
Number of units outstanding (000’s)	—	—	—	6	23	57	82	122	155	182
EQ/PIMCO Ultra Short Bond
Unit value	$109.49	$107.97	$108.26	$107.05	$105.67	$104.12	$104.92	$105.62	$105.35	$106.74
Number of units outstanding (000’s)	180	156	152	155	163	168	169	173	175	177
EQ/Quality Bond PLUS
Unit value	$142.01	$142.03	$144.05	$139.07	$141.38	$140.00	$139.95	$140.20	$138.68	$144.73
Number of units outstanding (000’s)	108	95	88	80	77	77	78	74	72	72
EQ/Small Company Index
Unit value	$160.25	$152.00	$173.52	$235.64	$244.10	$230.15	$274.08	$308.74	$270.51	$334.65
Number of units outstanding (000’s)	188	176	166	163	162	173	184	202	225	262
EQ/T. Rowe Price Growth Stock
Unit value	$106.26	$102.95	$120.97	$164.85	$176.94	$192.69	$192.93	$254.23	$247.10	$320.07
Number of units outstanding (000’s)	266	324	402	492	590	703	811	916	1,063	1200
EQ/Templeton Global Equity Managed Volatility
Unit value	$87.00	$78.82	$92.93	$116.56	$116.42	$111.99	$116.48	$139.59	$121.06	$144.66
Number of units outstanding (000’s)	65	75	87	99	112	119	122	126	127	128
EQ/UBS Growth and Income
Unit value	$114.89	$110.31	$123.01	$164.72	$186.25	$181.39	$197.41	$236.55	$202.34	$273.49
Number of units outstanding (000’s)	52	40	28	25	24	26	21	21	19	17
EQ/Wellington Energy
Unit value	—	—	—	—	—	—	—	—	$74.06	$73.91
Number of units outstanding (000’s)	—	—	—	—	—	—	—	—	21	13
Invesco V.I. High Yield Fund
Unit value	—	$95.08	$109.87	$115.89	$116.31	$111.04	$121.60	$127.49	$121.42	$135.75
Number of units outstanding (000’s)	—	5	28	51	71	101	127	156	174	193

I-7

Series 600 Contracts  (continued)

Unit values and number of units outstanding for each variable investment option, except for those options being offered for the first time on or after December 31, 2019.

	For the years ending December 31,
	2010	2011	2012	2013	2014	2015	2016	2017	2018	2019
Invesco V.I. Mid Cap Core Equity Fund
Unit value	$104.26	$96.31	$105.26	$133.60	$137.50	$130.03	$145.39	$164.70	$143.83	$177.69
Number of units outstanding (000’s)	4	14	18	22	28	37	45	51	54	56
Invesco V.I. Small Cap Equity Fund
Unit value	$108.58	$106.22	$119.27	$161.54	$162.93	$151.73	$167.67	$188.40	$157.70	$196.82
Number of units outstanding (000’s)	2	7	10	14	16	20	23	24	25	27
Ivy VIP High Income
Unit value	$106.27	$110.52	$129.55	$141.43	$142.39	$131.53	$151.00	$159.15	$153.91	$169.08
Number of units outstanding (000’s)	10	62	152	252	350	439	500	604	693	768
Ivy VIP Small Cap Growth
Unit value	$112.58	$99.44	$103.32	$146.34	$146.89	$147.86	$150.34	$182.88	$173.24	$211.16
Number of units outstanding (000’s)	2	9	21	27	31	44	54	65	84	102
MFS® Investors Trust Series
Unit value	$101.87	$98.22	$115.31	$150.09	$164.17	$162.12	$173.50	$210.90	$196.46	$254.76
Number of units outstanding (000’s)	8	15	19	27	30	31	31	34	35	38
MFS® Massachusetts Investors Growth Stock Portfolio
Unit value	—	—	—	—	—	$188.77	$197.41	$249.85	$248.26	$342.37
Number of units outstanding (000’s)	—	—	—	—	—	28	33	36	38	44
Multimanager Aggressive Equity
Unit value	$71.76	$66.45	$74.98	$101.59	$111.08	$114.13	$116.64	$150.22	$148.09	$195.11
Number of units outstanding (000’s)	203	170	147	130	116	107	97	93	96	97
Multimanager Core Bond
Unit value	$138.30	$144.59	$150.67	$145.36	$149.00	$147.40	$149.48	$152.12	$149.69	$158.81
Number of units outstanding (000’s)	127	110	154	182	189	200	211	218	218	260
Multimanager Mid Cap Growth
Unit value	$119.18	$108.47	$123.72	$171.33	$177.51	$172.71	$182.21	$228.03	$212.26	$278.84
Number of units outstanding (000’s)	79	64	52	44	38	36	30	28	25	22
Multimanager Mid Cap Value
Unit value	$154.48	$132.28	$150.05	$201.01	$209.20	$195.22	$229.68	$247.97	$213.75	$263.92
Number of units outstanding (000’s)	62	49	41	37	30	26	23	20	18	17
Multimanager Technology
Unit value	$118.71	$111.64	$125.11	$167.60	$188.02	$197.46	$212.55	$292.16	$295.26	$402.19
Number of units outstanding (000’s)	140	131	123	117	116	118	115	117	123	126

I-8

Series 600 Contracts  (continued)

Unit values and number of units outstanding for each variable investment option, except for those options being offered for the first time on or after December 31, 2019.

	For the years ending December 31,
	2010	2011	2012	2013	2014	2015	2016	2017	2018	2019
Target 2015 Allocation
Unit value	$102.55	$98.46	$107.85	$121.54	$123.64	$119.82	$125.06	$137.53	$130.02	$147.72
Number of units outstanding (000’s)	18	22	24	25	30	33	30	26	25	27
Target 2025 Allocation
Unit value	$100.22	$95.16	$106.09	$124.84	$128.32	$124.19	$131.80	$150.30	$139.36	$164.37
Number of units outstanding (000’s)	39	50	62	72	89	101	111	125	141	155
Target 2035 Allocation
Unit value	$98.89	$93.17	$105.04	$126.88	$130.98	$126.78	$135.31	$157.45	$144.39	$174.51
Number of units outstanding (000’s)	32	45	58	75	94	116	138	171	198	232
Target 2045 Allocation
Unit value	$96.81	$90.36	$103.05	$127.49	$131.98	$127.49	$136.91	$161.91	$147.19	$180.82
Number of units outstanding (000’s)	19	32	47	65	87	116	145	168	196	225
VanEck VIP Global Hard Assets Fund
Unit value	—	$83.02	$84.57	$92.15	$73.43	$48.15	$68.23	$66.09	$46.73	$51.50
Number of units outstanding (000’s)	—	17	38	49	65	87	106	116	125	134

EQUI-VEST® is issued by and is a registered service mark of Equitable Financial Life Insurance Company.

Co-distributed by affiliates, Equitable Advisors (Equitable Financial Advisors in MI and TN) and Equitable Distributors, 1290 Avenue of the Americas, New York, NY 10104.

Copyright 2020 Equitable Financial Life Insurance Company. All rights reserved.

Equitable Financial Life Insurance Company

1290 Avenue of the Americas

New York, NY 10104

212-554-1234

I-9

Equitable Financial Life Insurance Company

Supplement dated May 1, 2020 to the May 1, 2020 prospectus for EQUI-VEST® Employer-Sponsored Retirement Plans

•	EQUI-VEST® VANTAGESM Additional Contributions Tax-Sheltered (ACTS) Program, New Jersey Department of Higher Education

This Supplement modifies certain information in the above-referenced prospectus, supplements to prospectus and statement of additional information (together the “Prospectus”) offered by Equitable Financial Life Insurance Company (the “Company”). You should read this Supplement in conjunction with your Prospectus and retain it for future reference. This Supplement incorporates the Prospectus by reference. Unless otherwise indicated, all other information included in your prospectus remains unchanged. The terms we use in this Supplement have the same meaning as in your Prospectus. We will send you another copy of any prospectus or supplement without charge upon request. Please contact the customer service center referenced in your Prospectus. If you are a current participant (defined below), this Supplement replaces, in its entirety, the Supplement to your current prospectus for Employer-Sponsored Retirement Plans dated May 1, 2020.

We offer the EQUI-VEST® VantageSM contract to fund the ACTS Program (“the plan”).

The EQUI-VEST® VantageSM ACTS contract is a group variable deferred annuity contract. The employer will be the EQUI-VEST® VantageSM ACTS contract holder. Certain rights may be exercised by employees covered under an employer’s plan (the “participants”). These rights will be set forth in a participation certificate provided to each participant. The 12-month period beginning on the participant’s participation date and each 12-month period thereafter is a “participation year.” The “participation date” is the date we receive a participant’s properly completed and signed enrollment form and any other required documents at our processing office. “Contract date” is the date following our acceptance of a properly completed and signed application (and other required documents) on which the first participant is enrolled in the contract. The 12-month period beginning on a contract date and each 12-month period after that is a “contract year.” The end of each 12-month period is the “contract anniversary.” Terms and other provisions not defined or modified in this Supplement are the same as in the prospectus.(1)

The group annuity contract that covers the qualified plan in which you participate is not an investment advisory account, and the Company is not providing any investment advice or managing the allocations under this contract. In the absence of a specific written arrangement to the contrary, you, as the participant under this contract, have the sole authority to make investment allocations and other decisions under the contract. Your Equitable Advisors financial professional is acting as a broker-dealer registered representative, and is not authorized to act as an investment advisor or to manage the allocations under your contract. If your financial professional is a registered representative with a broker-dealer other than Equitable Advisors, you should speak with him or her regarding any different arrangements that may apply.

We offer the EQUI-VEST® VantageSM ACTS contract to purchasers on the same basis and under the same terms and conditions described in the prospectus as those that apply to EQUI-VEST® Series 100 and 200 contracts, except for certain material differences described in this Supplement. You should be aware that an annuity contract that is a Tax Sheltered Annuity (TSA), such as the EQUI-VEST® VantageSM ACTS, does not provide tax deferral benefits beyond those already provided by the Internal Revenue Code. Before participating in an EQUI-VEST® VantageSM ACTS, you should consider whether its features and benefits beyond tax deferral meet your needs and goals. You may also want to consider the relative features, benefits and costs of this annuity with any other investment that you may use in connection with your retirement plan or arrangement. (For more information, see “Tax information” in the prospectus.)

See “Tax information” in the prospectus for a more detailed discussion of sources of contributions, certain contribution limitations and other tax information for TSA contracts.

Material differences between EQUI-VEST® VantageSM ACTS and the provisions of the EQUI-VEST® Series 100 and 200 contracts described in the prospectus include the information above as well as the following:

For use with the Additional Contributions Tax-Sheltered Program

(1)

This Supplement distinguishes between “contract” and “participation certificate” as well as “contract holder” and “participant” when describing the EQUI-VEST® VantageSM ACTS product. The prospectus does not make these distinctions and generally uses the terms “you” and “your” when referring to the person who has the right or responsibility that the prospectus is discussing at that point, and to “contract” when referring to the participation certificate or contract that includes the right being discussed.

Cat. # 133282 (5/20)

#841294

888-002 (5/20)

NB/IF

1.	THE FOLLOWING IS ADDED TO “EQUI-VEST® EMPLOYER-SPONSORED RETIREMENT PLANS AT A GLANCE — KEY FEATURES” UNDER “FEES AND CHARGES” IN THE PROSPECTUS:

Fees and Charges for EQUI-VEST® VantageSM ACTS	• Separate account charge deducted daily on amounts invested in variable investment options: 0.40%. • Annual administrative charge: There is no annual administrative charge.

• Charges for certain optional special services.

• No sales charge deducted at the time contributions are made.

• Withdrawal charge: There is no withdrawal charge.

•   Annual expenses of the affiliated and unaffiliated Trusts (the “Trusts”) portfolios are calculated as a percentage of the average daily net assets invested in each portfolio. Please see “Fee table” later in this Supplement.

2.	PORTFOLIOS OF THE TRUSTS

We offer both affiliated and unaffiliated Trusts, which in turn offer one or more Portfolios. Equitable Investment Management Group, LLC (“Equitable IMG”), formerly AXA Equitable Funds Management Group, LLC, a wholly owned subsidiary of the Company, serves as the investment adviser of the Portfolios of Premier VIP Trust and EQ Advisors Trust. For some affiliated Portfolios, Equitable IMG has entered into sub-advisory agreements with one or more other investment advisers (the “sub-advisers”) to carry out investment decisions for the Portfolios. As such, among other responsibilities, Equitable IMG oversees the activities of the sub-advisers with respect to the affiliated Trusts and is responsible for retaining or discontinuing the services of those sub-advisers. The chart below indicates the sub-adviser(s) for each Portfolio, if any. The chart below also shows the currently available Portfolios and their investment objectives.

You should be aware that Equitable Advisors and Equitable Distributors directly or indirectly receive 12b-1 fees from affiliated Portfolios for providing certain distribution and/or shareholder support services. These fees will not exceed 0.25% of the Portfolios’ average daily net assets. The affiliated Portfolios’ sub-advisers and/or their affiliates may also contribute to the cost of expenses for sales meetings or seminar sponsorships that may relate to the contracts and/or the sub-advisers’ respective Portfolios. In addition, Equitable IMG receives management fees and administrative fees in connection with the services it provides to the affiliated Portfolios. It may be more profitable for us to offer affiliated Portfolios than to offer unaffiliated Portfolios.

The Company or the Equitable Advisors and Equitable Distributors may directly or indirectly receive 12b-1 fees and additional payments from certain unaffiliated Portfolios, their advisers, sub-advisers, distributors or affiliates, for providing certain administrative, marketing, distribution and/or shareholder support services. These fees and payments range from 0% to 0.60% of the unaffiliated Portfolios’ average daily net assets. Equitable Advisors and Equitable Distributors may also receive payments from the advisers or sub-advisers of the unaffiliated Portfolios or their affiliates for certain distribution services, including expenses for sales meetings or seminar sponsorships that may relate to the contracts and/or the advisers’ respective Portfolios.

As a certificate owner, you may bear the costs of some or all of these fees and payments through your indirect investment in the Portfolios. (See the Portfolios’ prospectuses for more information.) These fees and payments, as well as the Portfolios’ investment management fees and administrative expenses, will reduce the underlying Portfolios’ investment returns. The Company and/or its affiliates may profit from these fees and payments. The Company considers the availability of these fees and payment arrangements during the selection process for the underlying Portfolios. These fees and payment arrangements may create an incentive for us to select Portfolios (and classes of shares of Portfolios) that pay us higher amounts.

Some affiliated Portfolios invest in other affiliated Portfolios (the “EQ Fund of Fund Portfolios”). The EQ Fund of Fund Portfolios offer certificate owners a convenient opportunity to invest in other Portfolios that are managed and have been selected for inclusion in the EQ Fund of Fund Portfolios by Equitable IMG. Equitable Advisors, an affiliated broker-dealer of the Company, may promote the benefits of such Portfolios to certificate owners and/or suggest that certificate owners consider whether allocating some or all of their account value to such Portfolios is consistent with their desired investment objectives. In doing so, the Company, and/or its affiliates, may be subject to conflicts of interest insofar as the Company may derive greater revenues from the EQ Fund of Fund Portfolios than certain other Portfolios available to you under your certificate. Please see “Allocating your contributions” later in this section for more information about your role in managing your allocations.

As described in more detail in the Portfolio prospectuses, the EQ Managed Volatility Portfolios may utilize a proprietary volatility management strategy developed by Equitable IMG (the “EQ volatility management strategy”) and, in addition, certain EQ Fund of Fund Portfolios may invest in affiliated Portfolios that utilize this strategy. The EQ volatility management strategy employs various volatility management techniques, such as the use of ETFs or futures and options, to reduce the Portfolio’s equity exposure during periods when certain market indicators indicate that market volatility is above specific thresholds set for the Portfolio. When market volatility is increasing above the specific thresholds set for a Portfolio utilizing the EQ volatility

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management strategy, the adviser of the Portfolio may reduce equity exposure. Although this strategy is intended to reduce the overall risk of investing in the Portfolio, it may not effectively protect the Portfolio from market declines and may increase its losses. Further, during such times, the Portfolio’s exposure to equity securities may be less than that of a traditional equity portfolio. This may limit the Portfolio’s participation in market gains and result in periods of underperformance, including those periods when the specified benchmark index is appreciating, but market volatility is high.

The EQ Managed Volatility Portfolios that include the EQ volatility management strategy as part of their investment objective and/or principal investment strategy, and the EQ Fund of Fund Portfolios that invest in Portfolios that use the EQ volatility management strategy, are identified below in the chart by a “✓“ under the column entitled “Volatility Management.”

Portfolios that utilize the EQ volatility management strategy (or, in the case of certain EQ Fund of Fund Portfolios, invest in other Portfolios that use the EQ volatility management strategy) are designed to reduce the overall volatility of your account value and provide you with risk-adjusted returns over time. During rising markets, the EQ volatility management strategy, however, could result in your account value rising less than would have been the case had you been invested in a Portfolio that does not utilize the EQ volatility management strategy (or, in the case of the EQ Fund of Fund Portfolios, invest exclusively in other Portfolios that do not use the EQ volatility management strategy). Conversely, investing in investment options that feature a managed-volatility strategy may be helpful in a declining market when high market volatility triggers a reduction in the investment option’s equity exposure because during these periods of high volatility, the risk of losses from investing in equity securities may increase. In these instances, your account value may decline less than would have been the case had you not been invested in investment options that feature a volatility management strategy.

Please see the underlying Portfolio prospectuses for more information in general, as well as more information about the EQ volatility management strategy. Please further note that certain other affiliated Portfolios, as well as unaffiliated Portfolios, may utilize volatility management techniques that differ from the EQ volatility management strategy. Any such Portfolio is not identified under “Volatility Management” below in the chart. Such techniques could also impact your account value in the same manner described above. Please see the Portfolio prospectuses for more information about the Portfolios’ objective and strategies.

Asset Transfer Program.  Portfolio allocations in certain of our variable annuity contracts with guaranteed benefits are subject to our Asset Transfer Program (ATP) feature. The ATP helps us manage our financial exposure in connection with providing certain guaranteed benefits, by using predetermined mathematical formulas to move account value between the EQ/Ultra Conservative Strategy Portfolio (an investment option utilized solely by the ATP) and the other Portfolios offered under those contracts. You should be aware that operation of the predetermined mathematical formulas underpinning the ATP has the potential to adversely impact the Portfolios, including their performance, risk profile and expenses. This means that Portfolio investments in certificates with no ATP feature, such as yours, could still be adversely impacted. Particularly during times of high market volatility, if the ATP triggers substantial asset flows into and out of a Portfolio, it could have the following effects on all contract and certificate and cert owners invested in that Portfolio:

(a)

By requiring a Portfolio sub-adviser to buy and sell large amounts of securities at inopportune times, a Portfolio’s investment performance and the ability of the sub-adviser to fully implement the Portfolio’s investment strategy could be negatively affected; and

(b)

By generating higher turnover in its securities or other assets than it would have experienced without being impacted by the ATP, a Portfolio could incur higher operating expense ratios and transaction costs than comparable funds. In addition, even Portfolios structured as funds-of-funds that are not available for investment by contract owners who are subject to the ATP could also be impacted by the ATP if those Portfolios invest in underlying funds that are themselves subject to significant asset turnover caused by the ATP. Because the ATP formulas generate unique results for each contract, not all contract owners who are subject to the ATP will be affected by operation of the ATP in the same way. On any particular day on which the ATP is activated, some contract owners may have a portion of their account value transferred to the EQ/Ultra Conservative Strategy Portfolio investment option and others may not. If the ATP causes significant transfers of total account value out of one or more Portfolios, any resulting negative effect on the performance of those Portfolios will be experienced to a greater extent by a contract and certificate owner (with or without the ATP) invested in those Portfolios whose account value was not subject to the transfers.

EQ Premier VIP Trust(+) — Class B Shares Portfolio Name	Objective	Investment Adviser (and Sub-Adviser(s), as applicable)	Volatility Management
EQ/MODERATE ALLOCATION	Seeks to achieve long-term capital appreciation and current income.	• Equitable Investment Management Group, LLC	✓
TARGET 2015 ALLOCATION	Seeks the highest total return over time consistent with its asset mix. Total return includes capital growth and income.	• Equitable Investment Management Group, LLC

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EQ Premier VIP Trust(+) — Class B Shares Portfolio Name	Objective	Investment Adviser (and Sub-Adviser(s), as applicable)	Volatility Management
TARGET 2025 ALLOCATION	Seeks the highest total return over time consistent with its asset mix. Total return includes capital growth and income.	• Equitable Investment Management Group, LLC
TARGET 2035 ALLOCATION	Seeks the highest total return over time consistent with its asset mix. Total return includes capital growth and income.	• Equitable Investment Management Group, LLC
TARGET 2045 ALLOCATION	Seeks the highest total return over time consistent with its asset mix. Total return includes capital growth and income.	• Equitable Investment Management Group, LLC

EQ Advisors Trust — Class IB Shares Portfolio Name	Objective	Investment Adviser (and Sub-Adviser(s), as applicable)	Volatility Management
1290 VT GAMCO SMALL COMPANY VALUE	Seeks to maximize capital appreciation	• Equitable Investment Management Group, LLC • GAMCO Asset Management, Inc.
1290 VT SOCIALLY RESPONSIBLE	Seeks to achieve long-term capital appreciation.	• BlackRock Investment Management, LLC • Equitable Investment Management Group, LLC
EQ/400 MANAGED VOLATILITY	Seeks to achieve long-term growth of capital with an emphasis on risk-adjusted returns and managing volatility in the Portfolio.	• AllianceBernstein L.P. • BlackRock Investment Management, LLC • Equitable Investment Management Group, LLC	✓
EQ/AMERICAN CENTURY MID CAP VALUE*(1)(2)	Seeks to achieve long-term capital growth. Income is a secondary objective.	• American Century Investment Management Inc. • Equitable Investment Management Group, LLC
EQ/COMMON STOCK INDEX	Seeks to achieve a total return before expenses that approximates the total return performance of the Russell 3000® Index, including reinvestment of dividends, at a risk level consistent with that of the Russell 3000® Index.	• AllianceBernstein L.P. • Equitable Investment Management Group, LLC
EQ/CORE BOND INDEX	Seeks to achieve a total return before expenses that approximates the total return performance of the Bloomberg Barclays U.S. Intermediate Government/Credit Bond Index, including reinvestment of dividends, at a risk level consistent with that of the Bloomberg Barclays U.S. Intermediate Government/Credit Bond Index.	• Equitable Investment Management Group, LLC • SSgA Funds Management, Inc.

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EQ Advisors Trust — Class IB Shares Portfolio Name	Objective	Investment Adviser (and Sub-Adviser(s), as applicable)	Volatility Management
EQ/EQUITY 500 INDEX	Seeks to achieve a total return before expenses that approximates the total return performance of the Standard & Poor’s 500 Composite Stock Index, including reinvestment of dividends, at a risk level consistent with that of the Standard & Poor’s 500 Composite Stock Index.	• AllianceBernstein L.P. • Equitable Investment Management Group, LLC
EQ/FRANKLIN BALANCED MANAGED VOLATILITY	Seeks to maximize income while maintaining prospects for capital appreciation with an emphasis on risk-adjusted returns and managing volatility in the Portfolio.	• BlackRock Investment Management, LLC • Equitable Investment Management Group, LLC • Franklin Advisers, Inc.	✓
EQ/INTERNATIONAL CORE MANAGED VOLATILITY	Seeks to achieve long-term growth of capital with an emphasis on risk-adjusted returns and managing volatility in the Portfolio.

•   BlackRock Investment Management, LLC

•   EARNEST Partners, LLC

•   Equitable Investment Management Group, LLC

•   Federated Global Investment Management Corp.

•   Massachusetts Financial Services Company d/b/a MFS Investment Management

✓
EQ/INTERNATIONAL EQUITY INDEX	Seeks to achieve a total return (before expenses) that approximates the total return performance of a composite index comprised of 40% DJ Euro STOXX 50 Index, 25% FTSE 100 Index, 25% TOPIX Index, and 10% S&P/ASX 200 Index, including reinvestment of dividends, at a risk level consistent with that of the composite index.	• AllianceBernstein L.P. • Equitable Investment Management Group, LLC
EQ/INTERNATIONAL VALUE MANAGED VOLATILITY	Seeks to provide current income and long-term growth of income, accompanied by growth of capital with an emphasis on risk-adjusted returns and managing volatility in the Portfolio.	• BlackRock Investment Management, LLC • Equitable Investment Management Group, LLC • Harris Associates L.P.	✓
EQ/JANUS ENTERPRISE	Seeks to achieve capital growth	• Equitable Investment Management Group, LLC • Janus Capital Management LLC

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EQ Advisors Trust — Class IB Shares Portfolio Name	Objective	Investment Adviser (and Sub-Adviser(s), as applicable)	Volatility Management
EQ/JPMORGAN VALUE OPPORTUNITIES	Seeks to achieve long-term capital appreciation.	• Equitable Investment Management Group, LLC • J.P. Morgan Investment Management Inc.
EQ/LARGE CAP VALUE MANAGED VOLATILITY	Seeks to achieve long term growth of capital with an emphasis on risk-adjusted returns and managing volatility in the Portfolio.	• AllianceBernstein L.P. • BlackRock Investment Management, LLC • Equitable Investment Management Group, LLC • Massachusetts Financial Services Company d/b/a MFS Investment Management	✓
EQ/LOOMIS SAYLES GROWTH	Seeks to achieve capital appreciation.	• Equitable Investment Management Group, LLC • Loomis, Sayles & Company, L.P.
EQ/MFS INTERNATIONAL GROWTH	Seeks to achieve capital appreciation.	• Equitable Investment Management Group, LLC • Massachusetts Financial Services Company d/b/a MFS Investment Management
EQ/MFS UTILITIES SERIES	Seeks to achieve total return.	• Equitable Investment Management Group, LLC • Massachusetts Financial Services Company d/b/a MFS Investment Management
EQ/MID CAP INDEX	Seeks to achieve a total return before expenses that approximates the total return performance of the Standard & Poor’s MidCap 400® Index, including reinvestment of dividends, at a risk level consistent with that of the Standard & Poor’s MidCap 400® Index.	• AllianceBernstein L.P. • Equitable Investment Management Group, LLC

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EQ Advisors Trust — Class IB Shares Portfolio Name	Objective	Investment Adviser (and Sub-Adviser(s), as applicable)	Volatility Management
EQ/MONEY MARKET(++)	Seeks to obtain a high level of current income, preserve its assets and maintain liquidity.	• BNY Mellon Investment Adviser, Inc. • Equitable Investment Management Group, LLC
EQ/SMALL COMPANY INDEX	Seeks to replicate as closely as possible (before expenses) the total return of the Russell 2000® Index.	• AllianceBernstein L.P. • Equitable Investment Management Group, LLC
EQ/T. ROWE PRICE GROWTH STOCK	Seeks to achieve long-term capital appreciation and secondarily, income.	• Equitable Investment Management Group, LLC • T. Rowe Price Associates, Inc.
EQ/WELLINGTON ENERGY	Seeks to provide capital growth and appreciation.	• Equitable Investment Management Group, LLC • Wellington Management Company, LLP
MULTIMANAGER CORE BOND	Seeks to achieve a balance of high current income and capital appreciation, consistent with a prudent level of risk.	• Equitable Investment Management Group, LLC • BlackRock Financial Management, Inc. • DoubleLine Capital L.P. • Pacific Investment Management Company LLC • SSgA Funds Management, Inc.
(+)	Formerly known as AXA Premier VIP Trust.
(++)

The Portfolio operates as a “government money market fund.” The Portfolio will invest at least 99.5% of its total assets in U.S. government securities, cash, and/or repurchase agreements that are fully collateralized by U.S. government securities or cash.

(*)

This information reflects the merger of variable investment options. The chart below reflects the acquired variable investment which may continue to be used in certain documents for a period of time after the date of this prospectus, and the acquiring variable investment option. The number in the “FN” column corresponds with the number contained in the table above.

(1)	This is the surviving variable investment option of a Portfolio merger, subject to regulatory and shareholder approval.

FN	Acquired Variable Investment Option	Acquiring Variable Investment Option

(2)	Multimanager Mid Cap Value	EQ/American Century Mid Cap Value

You should consider the investment objectives, risks and charges and expenses of the portfolios carefully before investing. The prospectuses for the Trusts contain this and other important information about the portfolios. The prospectuses should be read carefully before investing. In order to obtain copies of the Trust prospectuses that do not accompany this prospectus, you may call one of our customer service representatives at (800) 628-6673.

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You should consider the investment objectives, risks and charges and expenses of the portfolios carefully before investing. The prospectuses for the Trusts contain this and other important information about the portfolios. The prospectuses should be read carefully before investing.

3.	THE FOLLOWING TABLE AND EXAMPLE ARE ADDED BEFORE “CONDENSED FINANCIAL INFORMATION” IN “FEE TABLE” IN THE PROSPECTUS:

Fee Table

The following tables describe the fees and expenses that you will pay when buying, owning, and surrendering the EQUI-VEST® VantageSM ACTS certificate. Each of the charges and expenses is more fully described in “Charges and expenses” later in this Supplement.

The first table describes fees and expenses that you will pay at the time that you surrender the certificate or make certain transfers and rollovers. Charges for certain features shown in the fee table are mutually exclusive.

Charges we deduct from your account value at the time you request certain transactions
Withdrawal charge as a percentage of the amount withdrawn (deducted when you surrender your certificate or make certain withdrawals)	0%

Special services charges

• Wire transfer charge(1)	$90 (current and maximum)

• Express mail charge(1)	$35 (current and maximum)

The next table describes the fees and expenses that you will pay periodically during the time that you own the certificate, not including underlying trust portfolio fees and expenses.
Charges we deduct from your account value on each contract date anniversary
Maximum annual administrative charge	$0

Charges we deduct from your variable investment options expressed as an annual percentage of daily net assets
Separate account annual expenses(2)	0.40%

You also bear your proportionate share of all fees and expenses paid by a “portfolio” that corresponds to any variable investment option you are using. This table shows the lowest and highest total operating expenses charged by any of the portfolios that you will pay periodically during the time that you own the certificate. These fees and expenses are reflected in the portfolio’s net asset value each day. Therefore, they reduce the investment return of the portfolio and the related variable investment option. Actual fees and expenses are likely to fluctuate from year to year. More detail concerning each portfolio’s fees and expenses is contained in the Trust prospectus for the portfolio.

Portfolio operating expenses expressed as an annual percentage of daily net assets
Total Annual Portfolio Operating Expenses (expenses that are deducted from portfolio assets including management fees, 12b-1 fees, service fees, and/or other expenses)(3)	Lowest 0.58%	Highest 1.37%

Notes:

(1)	Unless you specify otherwise, this charge will be deducted from the amount you request.
(2)	For mortality and expense risks, and administrative and financial accounting expenses. A portion of this charge is for providing the death benefit.
(3)	“Total Annual Portfolio Operating Expenses” may be based, in part, on estimated amounts of such expenses.

Examples: EQUI-VEST® VantageSM ACTS Contracts

These examples are intended to help you compare the cost of investing in the EQUI-VEST® VantageSM ACTS contract with the cost of investing in other variable annuity contracts. These costs include contract owner transaction expenses, contract fees, separate account annual expenses, and underlying Trust fees and expenses (including underlying portfolio fees and expenses).

The examples below show the expenses that a hypothetical certificate holder would pay in the situations illustrated.

We assume that the Contract Year and Participation Year are the same. For a complete description of portfolio charges and expenses, please see the prospectuses for each Trust.

The fixed maturity options and the guaranteed interest option are not covered by the fee table and examples. However, the charge if you elect a Variable Immediate Annuity payout option do apply to amounts in the fixed maturity options and the guaranteed interest option. A market value adjustment (up or down) will apply as a result of a withdrawal, transfer, or surrender of amounts from a fixed maturity option.

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These examples should not be considered a representation of past or future expenses for any option. Actual expenses may be greater or less than those shown. Similarly, the annual rate of return assumed in the examples is not an estimate or guarantee of future investment performance.

The examples assume that you invest $10,000 in the contract for the time periods indicated. The examples also assume that your investment has a 5% return each year. Although your actual costs may be higher or lower, based on these assumptions, your costs would be:

	If you annuitize at the end of the applicable time period				If you surrender or do not surrender your contract at the end of the applicable time period
	1 year	3 years	5 years	10 years	1 year	3 years	5 years	10 years
(a) assuming maximum fees and expenses of any of the Portfolios	N/A	$1,021	$1,500	$2,822	$217	$671	$1,150	$2,472
(b) assuming minimum fees and expenses of any of the Portfolios	N/A	$768	$1,073	$1,938	$134	$418	$723	$1,588

Condensed financial information

Please see Appendix I at the end of this Supplement for the unit values and number of units outstanding as of the period shown for each of the variable investment options, available as of December 31, 2019.

4.	THE FOLLOWING INFORMATION IS ADDED TO THE CHART IN THE SECTION ENTITLED “HOW YOU CAN PURCHASE AND CONTRIBUTE TO YOUR CONTRACT” IN “CONTRACT FEATURES AND BENEFITS” IN THE PROSPECTUS:

Contract type	Source of contributions	Limitations on contributions
EQUI-VEST® VantageSM ACTS

•   Salary Reduction Contributions (Elective Deferral Contributions): Contributions under a salary reduction agreement that an employee enters into with the Employer under the Plan, including designated Roth contributions under Section 402A of the Code.

•   Additional “catch-up” contributions.

•   Rollover Contributions: Contributions of eligible rollover distributions directly or indirectly from another eligible retirement arrangement.

•   For 2020, maximum amount of employer and employee contributions is generally the lesser of $57,000 or 100% of compensation with maximum salary reduction contribution of $19,500.

•   If your employer’s plan permits and you are at least age 50 at any time during 2020, additional salary reduction “catch-up” contributions totalling up to $6,500 can be made.

EQUI-VEST® VantageSM ACTS (continued)	• Direct Transfer Contributions: Amounts directly transferred (either a plan-to-plan direct transfer or a contract exchange under the same 403(b) plan).

•   All salary reduction contributions (whether pre-tax or designated Roth) may not exceed the total maximum for the year (for 2020, $19,500 and age 50 catch-up of $6,500).

•   After lifetime required minimum distributions must start, rollover or direct transfer contributions must be net of required minimum distributions.

•   Different sources of contributions and earnings may be subject to withdrawal restrictions.

5.

THE LAST SENTENCE OF THE SECOND PARAGRAPH FOLLOWING THE CHART UNDER “HOW YOU CAN PURCHASE AND CONTRIBUTE TO YOUR CONTRACT” IN “CONTRACT FEATURES AND BENEFITS” IN THE PROSPECTUS IS REPLACED IN ITS ENTIRETY BY THE FOLLOWING:

We may also refuse to accept any contribution if the sum of all contributions under all the Company’s accumulation annuities in which a participant has an interest would then total more than $2,500,000.

6.	THE FIRST PARAGRAPH UNDER “OWNER AND ANNUITANT REQUIREMENTS” IN “CONTRACT FEATURES AND BENEFITS” IN THE PROSPECTUS IS REPLACED IN ITS ENTIRETY BY THE FOLLOWING:

For the following employer-funded programs, the employee must be the owner on the contract: SEP-IRA, SARSEP IRA, SIMPLE IRA, TSA, University TSA (other than EQUI-VEST® VantageSM ACTS contracts) and Annuitant-Owned HR-10.

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7.	THE FINAL PARAGRAPH UNDER “GUARANTEED INTEREST OPTION,” IN “CONTRACT FEATURES AND BENEFITS” IN THE PROSPECTUS IS DELETED IN ITS ENTIRETY AND REPLACED WITH THE FOLLOWING PARAGRAPH:

For certificates issued on or before August 24, 2012, the minimum yearly guaranteed interest rate for 2020 is 1.50%. Your lifetime minimum guaranteed interest rate is 1.50%. For certificates issued on or after August 27, 2012, the minimum yearly guaranteed interest rate for 2020 is 1.00%. Your lifetime minimum guaranteed interest rate is 1.00%. For all certificates, the minimum yearly guaranteed interest rate will never be less than the lifetime minimum guaranteed interest rate. Also, current rates will never be less than the minimum yearly guaranteed interest rate.

8.

THE SECTION “SELECTING YOUR INVESTMENT METHOD” IN “CONTRACT FEATURES AND BENEFITS” IN THE PROSPECTUS DOES NOT APPLY TO EQUI-VEST® VANTAGESM ACTS AND IS DELETED IN ITS ENTIRETY. A NEW SECTION IS ADDED AS FOLLOWS:

Temporary removal of transfer restrictions

From time to time, we may remove certain restrictions that apply. If we do so, we will tell you. We will also tell you at least 45 days in advance of the day that we intend to reimpose the transfer restrictions.

The transfer and withdrawal restrictions described in Items 9. and 10. of this Supplement apply to participation certificates issued on or before August 24, 2012 only. They do not apply to participation certificates issued after this date. For certificates issued on or after August 27, 2012, the Company reserves the right to prohibit transfers to the guaranteed interest option in the first participation year.

9.	THE SEVENTH BULLET UNDER “TRANSFERRING YOUR ACCOUNT VALUE” IN “TRANSFERRING YOUR MONEY AMONG INVESTMENT OPTIONS” IN THE PROSPECTUS IS DELETED IN ITS ENTIRETY AND REPLACED WITH THE FOLLOWING:

•	The maximum amount that may be transferred from the guaranteed interest option to any investment option in any participation year is the greatest of:

(a)	25% of the amount you have in the guaranteed interest option on the last day of the prior participation year; or

(b)

the sum of the total of all amounts transferred at your request from the guaranteed interest option to any of the investment options plus amounts withdrawn from the contract in the prior participation year (including any amounts withdrawn for a plan-to-plan direct transfer or a contract exchange under the same plan, but not including any amounts that were withdrawn as a result of a distributable event as set forth in the contract); or

(c)	25% of amounts transferred or allocated to the guaranteed interest option during the current participation year.

These limitations are more fully described in your participation certificate.

•

We reserve the right to not permit transfers into the guaranteed interest option in the first participation year. After the first participation year, we also reserve the right to prohibit a transfer into the guaranteed interest option if such transfer would result in more than 25% of the annuity account value being allocated to the guaranteed interest option, based on the annuity account value as of the previous business day.

10.	A NEW SUBSECTION IS ADDED IMMEDIATELY AFTER THE CHART UNDER “WITHDRAWING YOUR ACCOUNT VALUE” IN “ACCESSING YOUR MONEY” IN THE PROSPECTUS AS FOLLOWS:

Restrictions on withdrawals from the Guaranteed Interest Option:

The maximum amount that may be withdrawn from the guaranteed interest option in any participation year is the greatest of:

(a)	25% of the amount you have in the guaranteed interest option on the last day of the prior participation year; or

(b)

the sum of the total of all amounts transferred at your request from the guaranteed interest option to any of the investment options plus amounts withdrawn from your account balance under the contract in the prior participation year (including any amounts withdrawn for a plan-to-plan direct transfer or a contract exchange under the same plan, but not including any amounts that were withdrawn as a result of a distributable event as set forth in the contract); or

(c)	25% of amounts transferred or allocated to the guaranteed interest option during the current participation year.

These limitations are more fully described in your participation certificate.

11.	THE FOLLOWING IS ADDED AS THE LAST SENTENCE OF THE FIRST PARAGRAPH UNDER “LOANS UNDER TSA, GOVERNMENTAL EMPLOYER EDC AND CORPORATE TRUSTEED CONTRACTS” IN “ACCESSING YOUR MONEY” IN THE PROSPECTUS:

Any participant loan requests require contract holder approval.

10

12.	THE FOLLOWING IS ADDED AFTER THE SECTION ENTITLED “TERMINATION” IN “ACCESSING YOUR MONEY” IN THE PROSPECTUS:

EQUI-VEST® VantageSM ACTS Termination of Participation

We may terminate the participant’s participation under the EQUI-VEST® VantageSM ACTS contract and pay that participant the account value under the certificate if:

(1)	the account value under the certificate is less than $500 and that participant has not made contributions under the certificate for a period of three years;

(2)	a participant requests a partial withdrawal that reduces the account value under the certificate to an amount of less than $500;

(3)	a participant has not made any contributions under the certificate within 120 days from his or her participation date; or

(4)	the plan is no longer qualified under Section 403(b) of the Code and the EQUI-VEST® VantageSM ACTS contract is terminated by us.

We will deduct the amount of any outstanding loan balance from the account value when we terminate a participant’s participation under the contract.

The contract holder may discontinue an EQUI-VEST® VantageSM ACTS contract. Discontinuance of a contract means that the contract holder will not permit any further salary deferrals to be made under the contract. If and as permitted by the plan, and subject to the annual withdrawal restriction from the guaranteed interest option, the participant may withdraw any portion of the account value under the certificate and: (i) transfer, exchange or directly roll over such amounts to the employer-designated funding vehicle; (ii) directly roll over such amounts to another eligible retirement plan; (iii) retain such amounts, if permitted under federal tax law; or (iv) maintain such account value with us.

An EQUI-VEST® VantageSM ACTS contract may be terminated only after all participation under the contract is terminated.

13.	THE FOLLOWING IS ADDED AFTER THE INFORMATION UNDER “FOR ALL SERIES ISSUED IN NEW YORK — FIXED MATURITY OPTIONS(1)” IN “CHARGES AND EXPENSES” IN THE PROSPECTUS:

Charges under EQUI-VEST® VantageSM ACTS Contracts

Charge against the Separate Account

We deduct this charge against the assets in the separate account to compensate us for mortality and expense risks, as well as administrative and financial accounting expenses under the contract. The charge is deducted daily at an annual rate of 0.40% of daily net assets attributable to all certificates under the group contract.

The mortality risk we assume is the risk that participants as a group will live for a longer time than our actuarial tables predict. If that happens, we would be paying more in annuity benefits than we planned. We assume a mortality risk to the extent that at the time of death, the guaranteed death benefit exceeds the cash value of the contract. The expense risk we assume is the risk that it will cost us more to issue and administer the certificates than we expect. To the extent that the mortality and expense risk charges are not needed to cover the actual expenses incurred, they may be considered an indirect reimbursement for certain sales and promotional expenses relating to the certificates. A participant’s participation certificate will set forth the applicable separate account charge.

We will determine the separate account charge pursuant to our established actuarial procedures, and will not discriminate unreasonably or unfairly against participants under any EQUI-VEST® VantageSM ACTS contracts.

Special services charges

We deduct a charge for providing the special services described below. These charges compensate us for the expense of processing each special service. For certain services, we will deduct from your account value any withdrawal charge that applies and the charge for the special service. Please note that we may discontinue some or all of these services without notice.

Wire transfer charge. We charge $90 for outgoing wire transfers. Unless you specify otherwise, this charge will be deducted from the amount you request.

Express mail charge. We charge $35 for sending you a check by express mail delivery. This charge will be deducted from the amount you request.

11

14.

THE SECOND PARAGRAPH IN “DISTRIBUTIONS FROM QUALIFIED PLANS AND TSAS” UNDER “WITHDRAWAL RESTRICTIONS — SALARY REDUCTION CONTRIBUTIONS” IN “TAX INFORMATION” IN THE PROSPECTUS IS AMENDED IN THE FOLLOWING MANNER:

The phrase in the first sentence of the paragraph “or to your account balance attributable to employer contributions” is deleted in its entirety.

15.	IN “DISTRIBUTION OF THE CONTRACTS”, PLEASE NOTE THE FOLLOWING:

The contribution-based compensation described in the subsection entitled, “Equitable Advisors Compensation” applies to all participation certificates issued on or before August 24, 2012. For participation certificates issued after this date, the following replaces the first paragraph of this section:

The Company pays compensation to Equitable Advisors to reimburse Equitable Advisors for salaries paid to financial professionals that are involved in the establishment of new participation certificates. The salaries paid to financial professionals are predetermined amounts and are not based on contributions to the participation certificates.

12

Appendix I: Condensed financial information

The following table shows the accumulation unit values and the number of outstanding units for each variable investment option under each contract series at the last business day of the periods shown. The unit values and number of units outstanding are for contracts offered under Separate Account A with the same daily asset charge of 0.40%. The information presented is shown for the past ten years, or from the first year the particular contracts were offered if less than ten years ago.

EQUI-VEST® VantageSM ACTS contracts

The unit values and numbers of units outstanding shown below are for contracts offered under Separate Account A with the same daily asset charge of 0.40%. Unit values and number of units outstanding at year end for each variable investment option, except for those options offered for the first time on or after December 31, 2019.

	For the year ending December 31,
	2012	2013	2014	2015	2016	2017	2018	2019
1290 VT GAMCO Small Company Value
Unit value	$107.99	$149.63	$153.61	$144.27	$177.14	$204.83	$172.22	$211.58
Number of units outstanding (000’s)	—	2	3	4	5	6	7	10
1290 VT Socially Responsible
Unit value	$101.42	$135.70	$153.55	$153.66	$168.29	$201.82	$192.22	$249.39
Number of units outstanding (000’s)	2	2	3	4	4	4	4	4
EQ/400 Managed Volatility
Unit value	$104.96	$137.65	$149.17	$143.95	$171.59	$196.93	$172.07	$214.11
Number of units outstanding (000’s)	—	1	2	2	3	4	4	5
EQ/Common Stock Index
Unit value	$101.97	$134.54	$150.16	$149.47	$166.28	$199.52	$187.19	$242.81
Number of units outstanding (000’s)	10	11	11	11	11	11	11	10
EQ/Core Bond Index
Unit value	$101.06	$99.05	$101.04	$101.08	$102.06	$103.14	$102.98	$108.99
Number of units outstanding (000’s)	7	8	9	9	9	9	9	9
EQ/Equity 500 Index
Unit value	$101.23	$132.60	$149.21	$149.79	$165.94	$200.06	$189.42	$246.54
Number of units outstanding (000’s)	38	39	43	45	44	44	42	44
EQ/Franklin Balanced Managed Volatility
Unit value	$102.12	$116.54	$123.27	$119.06	$130.96	$143.50	$136.78	$158.79
Number of units outstanding (000’s)	—	—	1	1	—	—	—	1
EQ/International Core Managed Volatility
Unit value	$109.68	$129.07	$91.71	$87.37	$87.21	$109.71	$93.00	$113.43
Number of units outstanding (000’s)	—	—	—	1	—	1	1	1
EQ/International Equity Index
Unit value	$109.85	$132.91	$123.24	$120.13	$122.27	$150.07	$126.79	$154.24
Number of units outstanding (000’s)	—	—	2	3	5	7	8	10
EQ/International Value Managed Volatility
Unit value	$109.45	$130.08	$120.26	$115.99	$116.39	$143.02	$118.95	$145.32
Number of units outstanding (000’s)	38	39	39	39	38	36	36	35

I-1

The unit values and numbers of units outstanding shown below are for contracts offered under Separate Account A with the same daily asset charge of 0.40%. Unit values and number of units outstanding at year end for each variable investment option, except for those options offered for the first time on or after December 31, 2019.  (continued)

	For the year ending December 31,
	2012	2013	2014	2015	2016	2017	2018	2019
EQ/Janus Enterprise
Unit value	$102.88	$141.96	$140.39	$132.15	$125.92	$160.41	$156.91	$213.26
Number of units outstanding (000’s)	—	—	1	1	1	2	4	6
EQ/JPMorgan Value Opportunities
Unit value	$104.59	$141.45	$161.14	$156.83	$189.84	$222.58	$187.54	$238.22
Number of units outstanding (000’s)	—	—	1	2	2	2	2	3
EQ/Large Cap Value Managed Volatility
Unit value	$103.13	$136.08	$152.11	$145.41	$167.02	$189.41	$169.93	$212.30
Number of units outstanding (000’s)	26	26	25	25	23	23	22	21
EQ/Loomis Sayles Growth
Unit value	$99.99	$126.74	$136.11	$151.19	$160.84	$215.61	$208.34	$272.53
Number of units outstanding (000’s)	—	—	—	—	1	2	3	4
EQ/MFS International Growth
Unit value	$108.44	$122.75	$116.14	$115.90	$117.72	$154.84	$139.77	$177.14
Number of units outstanding (000’s)	—	2	3	4	5	7	8	8
EQ/MFS Utilities Series
Unit value	—	—	—	—	—	—	$150.30	$186.67
Number of units outstanding (000’s)	—	—	—	—	—	—	8	12
EQ/Mid Cap Index
Unit value	$105.09	$138.77	$150.64	$145.75	$174.07	$200.22	$176.10	$219.91
Number of units outstanding (000’s)	41	42	43	43	44	44	44	45
EQ/Moderate Allocation
Unit value	$102.42	$115.38	$118.40	$116.89	$122.66	$135.67	$128.68	$148.08
Number of units outstanding (000’s)	27	30	30	30	27	26	24	23
EQ/Money Market
Unit value	$99.85	$99.45	$99.05	$98.66	$98.26	$98.26	$99.12	$100.22
Number of units outstanding (000’s)	3	2	2	2	4	2	7	6
EQ/Small Company Index
Unit value	$104.81	$143.48	$149.84	$142.42	$170.97	$194.15	$171.49	$213.87
Number of units outstanding (000’s)	41	42	42	42	42	43	42	44
EQ/T. Rowe Price Growth Stock
Unit value	$101.45	$139.36	$150.80	$165.55	$167.10	$221.97	$217.50	$284.01
Number of units outstanding (000’s)	21	24	25	25	25	25	25	27
EQ/Wellington Energy
Unit value	—	—	—	—	—	—	$67.40	$67.81
Number of units outstanding (000’s)	—	—	—	—	—	—	7	9
Multimanager Core Bond
Unit value	$101.59	$98.80	$102.09	$101.82	$104.09	$106.78	$105.93	$113.30
Number of units outstanding (000’s)	—	2	2	3	3	3	3	4

I-2

The unit values and numbers of units outstanding shown below are for contracts offered under Separate Account A with the same daily asset charge of 0.40%. Unit values and number of units outstanding at year end for each variable investment option, except for those options offered for the first time on or after December 31, 2019.  (continued)

	For the year ending December 31,
	2012	2013	2014	2015	2016	2017	2018	2019
Multimanager Mid Cap Value
Unit value	$106.24	$143.47	$150.53	$141.60	$167.95	$182.79	$158.84	$197.71
Number of units outstanding (000’s)	—	—	1	—	1	1	1	1
Target 2015 Allocation
Unit value	$103.12	$117.16	$120.15	$117.38	$123.50	$136.91	$130.49	$149.46
Number of units outstanding (000’s)	—	—	—	—	—	—	—	—
Target 2025 Allocation
Unit value	$103.50	$122.78	$127.22	$124.12	$132.80	$152.66	$142.70	$169.67
Number of units outstanding (000’s)	—	—	—	—	—	—	—	—
Target 2035 Allocation
Unit value	$103.77	$126.36	$131.50	$128.32	$138.06	$161.94	$149.72	$182.42
Number of units outstanding (000’s)	—	—	1	1	1	1	1	2
Target 2045 Allocation
Unit value	$104.11	$129.85	$135.51	$131.97	$142.86	$170.31	$156.08	$193.30
Number of units outstanding (000’s)	—	—	—	1	—	1	1	1

EQUI-VEST® is issued by and is a registered service mark of Equitable Financial Life Insurance Company.

Co-distributed by affiliates, Equitable Advisors (Equitable Financial Advisors in MI and TN) and Equitable Distributors, 1290 Avenue of the Americas, New York, NY 10104.

Copyright 2020 Equitable Financial Life Insurance Company. All rights reserved.

Equitable Financial Life Insurance Company

1290 Avenue of the Americas

New York, NY 10104

212-554-1234

I-3

Equitable Financial Life Insurance Company

Supplement dated May 1, 2020 to the May 1, 2020 prospectus for EQUI-VEST® Employer-Sponsored Retirement Plans

•	EQUI-VEST® TSA contracts (Series 200)(1) offered to Employees of certain non-profit organizations within the State of Oregon

This Supplement modifies certain information in the above-referenced prospectus, supplements to prospectus and statement of additional information (together the “prospectus”) offered by Equitable Financial Life Insurance Company (the “Company”). You should read this Supplement in conjunction with your prospectus and retain it for future reference. This Supplement incorporates the prospectus by reference. Unless otherwise indicated, all other information included in your prospectus remains unchanged. The terms we use in this Supplement have the same meaning as in your prospectus. We will send you another copy of any prospectus or supplement without charge upon request. Please contact the customer service center referenced in your prospectus.

We offer the EQUI-VEST® series 200 contracts, as described below (“Modified Oregon TSA Contracts”), to fund plans that meet the requirements of Internal Revenue Code Section 403(b) (“Section 403(b) plans”) sponsored by certain Section 501(c)(3) non-profit organizations, within the State of Oregon (“employer”). Modified Oregon TSA Contracts are available only when an employer (i) makes contributions to a Section 403(b) plan; (ii) has entered into an agreement with us that permits us to offer Modified Oregon TSA Contracts as a funding vehicle for its 403(b) plan; and (iii) has at least $10 million in existing assets to fund Modified Oregon TSA Contracts in its 403(b) plan.

This Supplement describes the material differences between the series 200 contracts described in the prospectus and the Modified Oregon TSA Contracts. Certain of the modifications relate to the separate account asset-based charges for the variable investment options under Modified Oregon TSA Contracts. These charges are lowered from a maximum of 1.49% on certain variable investment options to 0.90% on all variable investment options. The Class IB/B shares of either EQ Premier VIP Trust or EQ Advisors Trust (the “Trusts”) are available under Modified Oregon TSA Contracts. The series 200 contracts described in the prospectus include Class IA shares of certain Trusts, which are not offered under Modified Oregon TSA Contracts.

For purposes of this Supplement, the term “annuitant” refers to holders of current contracts (contract number 11947CT-I(1), and certificate numbers 11934T(1) and 92TSAAOR00) and the Modified Oregon TSA Contracts offered hereunder. Terms and other provisions not defined or modified in this Supplement are the same as in the prospectus.

Because you are purchasing an annuity contract as a Tax Sheltered Annuity (TSA), you should be aware that such annuities do not provide tax deferral benefits beyond those already provided by the Internal Revenue Code. Before purchasing one of these annuities, you should consider whether its features and benefits beyond tax deferral meet your needs and goals. You may also want to consider the relative features, benefits and costs of these annuities with any other investment that you may use in connection with your retirement plan or arrangement. (For more information, see “Tax information” in the prospectus.)

The first bullet in “Fees and charges” under “EQUI-VEST® employer-sponsored retirement programs at a glance — key features” section in the prospectus has been modified for Oregon TSA Contracts, as follows:

We deduct a daily charge on amounts invested in the variable investment options for mortality and expense risks and other expenses at an annual rate of 0.90%.

(1)	For in-force contracts, your contract series may be Series 100.

FOR USE ONLY IN THE STATE OF OREGON

#791477

Fee table

The following tables are applicable to Modified Oregon TSA Contracts and describe the fees and expenses that you will pay when buying, owning, and surrendering the contract. Please also see the discussion of the modifications to “charges and expenses” as set forth later in this Supplement.

The first table describes fees and expenses that you will pay at the time that you surrender the contract or make certain transfers and exchanges. Charges designed to approximate certain taxes that may be imposed on us, such as premium taxes in your state, may also apply. Charges for certain features shown in the fee table are mutually exclusive.

Charges we deduct from your account at the time you request certain transactions
Withdrawal charge as a percentage of the amount withdrawn (deducted if you surrender your contract or make certain withdrawals).	0%

The withdrawal charge is waived; therefore all references in the prospectus to “withdrawal charge” or “10% free withdrawal amount” are deleted in their entirety.

Special services charges

• Wire transfer charge(1)	$90 (current and maximum)

• Express mail charge(1)	$35 (current and maximum)

The next table describes the fees and expenses that you will pay periodically during the time that you own the contract, not including underlying trust portfolio fees and expenses.

Charges we deduct from your account value on each contract date anniversary
Annual administrative charge:	$0
The annual administrative charge is waived; therefore all references in the prospectus to “annual administrative charge” or “administrative charge” are deleted in their entirety.

Charges we deduct from your variable investment options expressed as an annual percentage of daily net assets

Separate account annual expenses:

Mortality and expense risks(2)	0.65%

Other expenses(3)	0.25%

Total Separate Account A annual expenses(4)	0.90%

You also bear your proportionate share of all fees and expenses paid by a “portfolio” that corresponds to any variable investment option you are using. This table shows the lowest and highest total operating expenses charged by any of the portfolios that you will pay periodically during the time that you own the contract. These fees and expenses are reflected in the portfolio’s net asset value each day. Therefore, they reduce the investment return of the portfolio and the related variable investment option. Actual fees and expenses are likely to fluctuate from year to year. More detail concerning each portfolio’s fees and expenses is contained in the Trust prospectus for the portfolio.

Portfolio operating expenses expressed as an annual percentage of daily net assets
Total Annual Portfolio Operating Expenses (expenses that are deducted from portfolio assets including management fees, 12b-1 fees, service fees, and/or other expenses)(5)	Lowest 0.58%	Highest 1.93%

Notes:

(1)	Unless you specify otherwise, this charge will be deducted from the amount you request.
(2)	A portion of this charge is for providing the death benefit.
(3)	This charge is for financial accounting and other administrative services relating to the contract.
(4)	Total Separate Account A charges annual expenses of the variable investment options (not including the Trusts’ fees and other expenses) are guaranteed not to exceed a total annual rate of 0.90%.
(5)	“Total Annual Portfolio Operating Expenses” may be based, in part, on estimated amounts of such expenses.

2

The section entitled “Charges under the contracts” under “Charges and expenses” section in the prospectus has been modified as follows:

Mortality and expense risks charge.  The following information replaces the first paragraph of this section.

We deduct a daily charge from the net assets in each variable investment option to compensate us for mortality and expense risks, including the minimum death benefit. The daily charge is equivalent to an annual rate of 0.65% of the net assets in each of the variable investment options.

Charge for other expenses.  The following information replaces this section in its entirety:

We deduct this daily charge from the net assets in each variable investment option. The daily charge is equivalent to an annual rate of 0.25% of the net assets in each variable investment option. The charge is to reimburse us for the cost of financial accounting services we provide under the contracts.

3

Condensed financial information

EQUI-VEST® Modified Oregon TSA Contract

The unit values and number of units outstanding shown below as of December 31, 2019 are for contracts offered under Separate Account A with the same daily asset charge of 0.90%.

	For the years ending December 31,
	2010	2011	2012	2013	2014	2015	2016	2017	2018	2019
1290 VT DoubleLine Dynamic Allocation
Unit value	—	—	—	$104.33	$105.90	$101.03	$108.74	$118.13	$112.24	$131.36
Number of units outstanding (000’s)	—	—	—	—	1	1	3	1	2	3
1290 VT Equity Income
Unit value	$113.13	$111.67	$130.28	$170.11	$183.20	$178.46	$199.82	$229.39	$200.74	$247.11
Number of units outstanding (000’s)	13	15	17	24	24	23	24	22	21	20
1290 VT GAMCO Mergers & Acquisitions
Unit value	$128.75	$129.31	$134.87	$148.34	$149.42	$151.95	$162.17	$170.65	$160.80	$173.10
Number of units outstanding (000’s)	3	4	5	6	6	7	7	6	6	6
1290 VT GAMCO Small Company Value
Unit value	$189.25	$180.99	$211.38	$291.41	$297.64	$278.15	$339.81	$390.96	$327.05	$399.80
Number of units outstanding (000’s)	37	54	67	92	103	114	125	131	140	148
1290 VT High Yield Bond
Unit value	—	—	—	$101.58	$102.59	$98.52	$109.09	$115.11	$111.54	$124.81
Number of units outstanding (000’s)	—	—	—	—	—	1	1	1	2	4
1290 VT Socially Responsible
Unit value	$81.53	$81.02	$93.73	$124.77	$140.48	$139.88	$152.42	$181.87	$172.35	$222.49
Number of units outstanding (000’s)	5	5	5	7	7	8	9	9	9	10
All Asset Growth-Alt 20
Unit value	$119.19	$113.99	$126.51	$143.08	$145.18	$138.18	$150.03	$172.32	$157.85	$186.30
Number of units outstanding (000’s)	2	4	7	10	12	12	13	17	18	16
American Funds Insurance Series® Bond FundSM
Unit value	—	—	—	$96.50	$100.55	$99.57	$101.44	$103.84	$101.99	$110.25
Number of units outstanding (000’s)	—	—	—	1	6	11	18	18	21	25
CharterSM Multi-Sector Bond
Unit value	$96.10	$100.07	$104.45	$102.61	$104.11	$151.59	$154.64	$156.68	$154.48	$163.67
Number of units outstanding (000’s)	5	5	4	5	4	20	20	19	20	21
CharterSM Small Cap Growth
Unit value	$132.65	$110.84	$122.33	$179.16	$172.91	$161.00	$174.48	$215.03	$202.37	$266.82
Number of units outstanding (000’s)	4	5	5	5	5	5	5	5	4	5
CharterSM Small Cap Value
Unit value	$182.96	$164.97	$190.90	$270.01	$253.90	$218.57	$271.27	$299.20	$257.99	$318.68
Number of units outstanding (000’s)	13	12	11	13	12	11	10	10	9	9
EQ/400 Managed Volatility
Unit value	$119.90	$109.05	$125.86	$164.25	$177.09	$170.04	$201.68	$230.30	$200.22	$247.88
Number of units outstanding (000’s)	—	—	—	1	1	1	2	2	2	3
EQ/500 Managed Volatility
Unit value	$115.50	$110.17	$125.36	$162.66	$181.49	$180.51	$198.61	$237.69	$221.26	$284.84
Number of units outstanding (000’s)	—	—	1	1	1	2	2	3	3	4

4

The unit values and number of units outstanding shown below as of December 31, 2019 are for contracts offered under Separate Account A with the same daily asset charge of 0.90%.  (continued)

	For the years ending December 31,
	2010	2011	2012	2013	2014	2015	2016	2017	2018	2019
EQ/2000 Managed Volatility
Unit value	$123.95	$109.88	$125.70	$171.15	$176.49	$165.98	$198.25	$223.70	$195.26	$240.80
Number of units outstanding (000’s)	—	—	1	1	1	1	1	1	2	2
EQ/AB Dynamic Moderate Growth
Unit value	—	—	$103.50	$119.15	$123.72	$121.85	$125.31	$140.21	$130.86	$150.17
Number of units outstanding (000’s)	—	—	—	1	2	3	4	4	3	4
EQ/AB Small Cap Growth
Unit value	$156.68	$154.27	$176.70	$241.96	$248.36	$337.88	$376.97	$458.28	$418.36	$529.86
Number of units outstanding (000’s)	4	4	4	5	4	16	15	15	16	18
EQ/Aggressive Allocation
Unit value	$135.74	$124.42	$140.78	$176.39	$183.05	$178.21	$192.13	$226.77	$205.14	$253.07
Number of units outstanding (000’s)	120	155	191	255	283	301	313	320	325	327
EQ/Balanced Strategy
Unit value	—	—	$103.55	$116.64	$120.67	$118.82	$124.79	$135.86	$129.00	$147.89
Number of units outstanding (000’s)	—	—	1	3	4	6	8	8	8	8
EQ/BlackRock Basic Value Equity
Unit value	$171.74	$164.91	$185.71	$253.48	$275.57	$262.33	$306.68	$328.58	$299.51	$366.38
Number of units outstanding (000’s)	4	6	6	10	11	82	89	87	84	83
EQ/Capital Guardian Research
Unit value	$122.49	$126.25	$146.89	$191.81	$210.07	$212.16	$227.96	$283.38	$267.23	$351.90
Number of units outstanding (000’s)	23	16	14	14	14	14	14	13	12	12
EQ/ClearBridge Large Cap Growth
Unit value	$116.19	$108.38	$129.35	$178.27	$183.38	$184.04	$183.99	$229.00	$226.14	$295.83
Number of units outstanding (000’s)	11	17	20	29	33	34	34	28	26	24
EQ/Clearbridge Select Equity Managed Volatility
Unit value	$91.15	$86.31	$97.68	$125.14	$136.04	$131.61	$147.59	$167.04	$148.86	$196.99
Number of units outstanding (000’s)	6	6	6	8	8	8	8	7	7	6
EQ/Common Stock Index
Unit value	$91.54	$91.20	$104.47	$137.15	$152.30	$315.63	$349.36	$417.10	$389.35	$502.50
Number of units outstanding (000’s)	22	20	18	15	14	43	41	40	40	41
EQ/Conservative Allocation
Unit value	$123.01	$124.22	$128.74	$133.12	$135.37	$133.82	$136.50	$141.97	$138.49	$149.92
Number of units outstanding (000’s)	24	31	37	46	56	58	58	54	52	50
EQ/Conservative Growth Strategy
Unit value	—	—	$102.93	$112.73	$115.97	$114.40	$119.00	$127.34	$122.09	$137.19
Number of units outstanding (000’s)	—	—	1	1	1	2	2	2	2	3
EQ/Conservative Strategy
Unit value	—	—	$101.61	$105.11	$106.87	$105.73	$107.74	$111.34	$108.79	$117.45
Number of units outstanding (000’s)	—	—	1	1	2	1	2	2	2	2

5

The unit values and number of units outstanding shown below as of December 31, 2019 are for contracts offered under Separate Account A with the same daily asset charge of 0.90%.  (continued)

	For the years ending December 31,
	2010	2011	2012	2013	2014	2015	2016	2017	2018	2019
EQ/Conservative-Plus Allocation
Unit value	$125.60	$123.59	$131.51	$143.67	$146.88	$144.61	$150.09	$161.86	$154.55	$173.81
Number of units outstanding (000’s)	50	65	79	96	103	113	117	122	127	129
EQ/Core Bond Index
Unit value	$116.78	$121.28	$123.99	$120.91	$122.72	$122.14	$122.72	$123.39	$122.58	$129.09
Number of units outstanding (000’s)	16	17	22	26	31	35	39	42	45	49
EQ/Emerging Markets Equity PLUS
Unit value	—	—	—	$94.70	$90.88	$73.72	$80.15	$106.44	$89.40	$104.64
Number of units outstanding (000’s)	—	—	—	—	1	1	1	2	3	4
EQ/Equity 500 Index
Unit value	$112.13	$112.80	$128.81	$167.88	$187.96	$349.87	$385.70	$462.67	$435.86	$564.46
Number of units outstanding (000’s)	14	14	15	29	32	74	81	92	105	113
EQ/Fidelity Institutional AM® Large Cap Portfolio
Unit value	—	—	—	—	—	—	—	—	$195.89	$254.45
Number of units outstanding (000’s)	—	—	—	—	—	—	—	—	30	31
EQ/Franklin Balanced Managed Volatility
Unit value	$101.84	$101.01	$111.34	$126.42	$133.05	$127.85	$139.94	$152.57	$144.68	$167.13
Number of units outstanding (000’s)	12	12	11	14	16	20	19	19	17	17
EQ/Franklin Small Cap Value Managed Volatility
Unit value	$101.33	$90.80	$105.13	$142.40	$144.12	$133.49	$165.18	$182.90	$157.98	$196.47
Number of units outstanding (000’s)	3	3	2	3	3	3	2	2	2	2
EQ/Franklin Templeton Allocation Managed Volatility
Unit value	$83.12	$78.72	$89.49	$109.34	$114.29	$110.08	$119.46	$136.09	$123.18	$149.17
Number of units outstanding (000’s)	8	9	10	12	13	15	15	13	15	14
EQ/Global Bond PLUS
Unit value	$121.72	$125.93	$129.44	$125.05	$125.03	$119.19	$118.92	$123.33	$120.23	$126.55
Number of units outstanding (000’s)	12	19	23	24	25	25	27	26	28	27
EQ/Global Equity Managed Volatility
Unit value	$342.45	$297.57	$344.97	$411.47	$414.64	$340.45	$352.51	$440.46	$383.39	$475.96
Number of units outstanding (000’s)	3	3	2	6	6	35	37	38	39	40
EQ/Goldman Sachs Mid Cap Value
Unit value	—	—	—	—	—	—	—	—	$145.83	$189.02
Number of units outstanding (000’s)	—	—	—	—	—	—	—	—	13	13
EQ/Intermediate Government Bond
Unit value	$144.85	$151.15	$151.25	$147.43	$148.34	$174.77	$173.98	$173.00	$172.87	$178.45
Number of units outstanding (000’s)	2	2	2	2	1	6	5	5	5	5
EQ/International Core Managed Volatility
Unit value	$126.25	$103.93	$119.79	$139.51	$129.63	$122.89	$122.05	$152.77	$128.85	$156.35
Number of units outstanding (000’s)	23	28	30	33	46	49	52	53	58	55

6

The unit values and number of units outstanding shown below as of December 31, 2019 are for contracts offered under Separate Account A with the same daily asset charge of 0.90%.  (continued)

	For the years ending December 31,
	2010	2011	2012	2013	2014	2015	2016	2017	2018	2019
EQ/International Equity Index
Unit value	$105.51	$91.81	$105.78	$127.34	$117.49	$140.22	$142.01	$173.42	$145.78	$176.46
Number of units outstanding (000’s)	12	12	11	19	19	59	61	66	74	79
EQ/International Managed Volatility
Unit value	$111.66	$92.90	$107.33	$128.82	$119.43	$115.51	$114.34	$140.79	$119.36	$143.65
Number of units outstanding (000’s)	—	1	1	2	3	3	4	4	6	7
EQ/International Value Managed Volatility
Unit value	$134.27	$111.55	$129.86	$153.56	$141.26	$135.56	$135.34	$165.48	$136.94	$166.45
Number of units outstanding (000’s)	49	44	46	52	51	50	50	48	48	46
EQ/Invesco Comstock
Unit value	$105.39	$102.37	$120.13	$160.76	$173.52	$161.31	$187.63	$219.38	$190.45	$235.89
Number of units outstanding (000’s)	4	4	5	8	24	28	27	27	26	28
EQ/Invesco Global Real Estate
Unit value	—	—	—	—	—	—	—	—	$150.21	$182.38
Number of units outstanding (000’s)	—	—	—	—	—	—	—	—	34	34
EQ/Invesco International Growth
Unit value	—	—	—	—	—	—	—	—	$113.06	$143.65
Number of units outstanding (000’s)	—	—	—	—	—	—	—	—	21	23
EQ/Janus Enterprise
Unit value	$173.65	$158.84	$171.19	$235.04	$231.27	$216.60	$205.36	$260.30	$253.33	$342.58
Number of units outstanding (000’s)	27	45	60	67	69	71	72	71	76	77
EQ/JPMorgan Value Opportunities
Unit value	$111.64	$104.85	$120.58	$162.26	$183.92	$180.08	$216.88	$253.02	$212.12	$268.08
Number of units outstanding (000’s)	1	1	1	1	1	11	14	23	35	35
EQ/Large Cap Core Managed Volatility
Unit value	$96.54	$91.62	$104.40	$136.11	$150.56	$149.76	$163.00	$197.00	$182.67	$235.27
Number of units outstanding (000’s)	5	5	5	5	6	6	7	6	6	6
EQ/Large Cap Growth Index
Unit value	$78.93	$80.07	$91.03	$119.52	$132.94	$138.15	$145.60	$186.46	$180.59	$242.21
Number of units outstanding (000’s)	14	18	23	27	34	44	55	62	70	81
EQ/Large Cap Growth Managed Volatility
Unit value	$99.88	$95.36	$107.48	$144.21	$158.75	$182.80	$191.14	$244.77	$235.34	$311.86
Number of units outstanding (000’s)	5	5	4	6	24	74	70	65	63	59
EQ/Large Cap Value Index
Unit value	$60.50	$59.76	$69.05	$90.04	$100.49	$95.17	$109.86	$123.03	$111.08	$138.29
Number of units outstanding (000’s)	6	19	20	32	38	43	48	52	58	67
EQ/Large Cap Value Managed Volatility
Unit value	$104.20	$98.03	$112.55	$147.76	$164.33	$158.36	$180.99	$204.22	$182.29	$226.60
Number of units outstanding (000’s)	17	16	15	31	30	53	51	50	49	47

7

The unit values and number of units outstanding shown below as of December 31, 2019 are for contracts offered under Separate Account A with the same daily asset charge of 0.90%.  (continued)

	For the years ending December 31,
	2010	2011	2012	2013	2014	2015	2016	2017	2018	2019
EQ/Lazard Emerging Markets Equity
Unit value	—	—	—	—	—	—	—	—	$100.33	$118.09
Number of units outstanding (000’s)	—	—	—	—	—	—	—	—	97	103
EQ/Loomis Sayles Growth
Unit value	$128.52	$131.03	$146.18	$184.38	$197.01	$217.73	$230.48	$307.42	$295.55	$384.67
Number of units outstanding (000’s)	5	7	8	8	8	8	14	16	16	17
EQ/MFS International Growth
Unit value	$151.63	$134.16	$159.14	$179.23	$168.73	$167.54	$169.32	$221.59	$199.01	$250.95
Number of units outstanding (000’s)	16	25	34	40	39	41	46	52	58	63
EQ/MFS International Value
Unit value	—	—	—	—	—	—	—	—	$183.36	$228.75
Number of units outstanding (000’s)	—	—	—	—	—	—	—	—	27	32
EQ/MFS Mid Cap Focused Growth
Unit value	—	—	—	—	—	—	—	—	$170.28	$230.04
Number of units outstanding (000’s)	—	—	—	—	—	—	—	—	37	40
EQ/MFS Technology
Unit value	—	—	—	—	—	—	—	—	$321.63	$432.84
Number of units outstanding (000’s)	—	—	—	—	—	—	—	—	14	16
EQ/MFS Utilities Series
Unit value	—	—	—	—	—	—	—	—	$184.02	$227.39
Number of units outstanding (000’s)	—	—	—	—	—	—	—	—	35	37
EQ/Mid Cap Index
Unit value	$119.83	$115.90	$134.47	$176.67	$190.82	$183.70	$218.30	$249.83	$218.63	$271.64
Number of units outstanding (000’s)	54	55	57	73	85	98	114	129	141	153
EQ/Mid Cap Value Managed Volatility
Unit value	$170.75	$153.26	$180.17	$237.61	$261.07	$201.66	$235.17	$261.78	$224.92	$282.15
Number of units outstanding (000’s)	8	7	6	12	12	33	31	29	27	24
EQ/Moderate Allocation
Unit value	$127.21	$123.38	$133.44	$149.58	$153.13	$239.50	$250.70	$276.57	$261.58	$300.18
Number of units outstanding (000’s)	15	15	15	11	11	28	26	23	21	18
EQ/Moderate Growth Strategy
Unit value	—	—	$104.17	$120.66	$125.56	$123.45	$130.96	$145.10	$136.41	$159.49
Number of units outstanding (000’s)	—	—	1	3	7	11	13	15	17	21
EQ/Moderate-Plus Allocation
Unit value	$136.66	$128.72	$142.26	$168.88	$173.67	$169.88	$180.59	$205.63	$189.84	$225.74
Number of units outstanding (000’s)	246	297	342	393	417	425	434	433	431	427
EQ/Money Market
Unit value	$111.89	$110.88	$109.88	$108.89	$107.92	$134.65	$133.45	$132.78	$133.25	$134.06
Number of units outstanding (000’s)	—	—	—	—	—	33	27	27	30	27

8

The unit values and number of units outstanding shown below as of December 31, 2019 are for contracts offered under Separate Account A with the same daily asset charge of 0.90%.  (continued)

	For the years ending December 31,
	2010	2011	2012	2013	2014	2015	2016	2017	2018	2019
EQ/Oppenheimer Global
Unit value	$107.16	$97.04	$115.76	$144.92	$146.19	$149.48	$148.20	$199.18	$170.80	$221.88
Number of units outstanding (000’s)	6	8	9	15	17	19	19	20	23	25
EQ/PIMCO Global Real Return
Unit value	—	—	—	$90.99	$97.27	$94.11	$102.89	$104.93	$102.57	$109.94
Number of units outstanding (000’s)	—	—	—	1	5	11	17	20	24	25
EQ/PIMCO Ultra Short Bond
Unit value	$111.38	$110.17	$110.81	$109.90	$108.82	$107.54	$108.70	$109.76	$109.81	$111.59
Number of units outstanding (000’s)	28	27	28	32	33	33	32	30	31	31
EQ/Quality Bond PLUS
Unit value	$147.22	$147.68	$150.23	$145.48	$148.36	$182.64	$183.13	$184.01	$182.56	$191.11
Number of units outstanding (000’s)	4	4	4	4	3	11	10	9	9	9
EQ/Small Company Index
Unit value	$164.72	$156.72	$179.44	$244.43	$253.98	$240.19	$286.90	$324.16	$284.89	$353.51
Number of units outstanding (000’s)	26	25	26	31	33	34	37	39	42	47
EQ/T. Rowe Price Growth Stock
Unit value	$108.29	$105.23	$124.02	$169.52	$182.51	$199.36	$200.22	$264.63	$258.00	$335.19
Number of units outstanding (000’s)	27	45	62	71	72	80	84	88	95	102
EQ/Templeton Global Equity Managed Volatility
Unit value	$88.15	$80.10	$94.73	$119.17	$119.40	$115.20	$120.19	$144.46	$125.67	$150.63
Number of units outstanding (000’s)	7	8	8	11	12	14	14	13	13	12
EQ/UBS Growth and Income
Unit value	$117.08	$112.75	$126.12	$169.40	$192.12	$187.67	$204.86	$246.23	$211.26	$286.41
Number of units outstanding (000’s)	2	2	2	3	4	7	8	9	9	10
EQ/Wellington Energy
Unit value	—	—	—	—	—	—	—	—	$67.13	$67.19
Number of units outstanding (000’s)	—	—	—	—	—	—	—	—	5	6
Invesco V.I. High Yield Fund
Unit value	—	$95.26	$110.41	$116.82	$117.60	$112.62	$123.69	$130.08	$124.26	$139.35
Number of units outstanding (000’s)	—	—	3	4	6	7	9	10	11	13
Invesco V.I. Mid Cap Core Equity Fund
Unit value	$114.82	$106.39	$116.62	$148.47	$153.27	$145.39	$163.05	$185.26	$162.29	$201.10
Number of units outstanding (000’s)	—	1	2	2	3	3	3	4	5	5
Invesco V.I. Small Cap Equity Fund
Unit value	$124.50	$122.16	$137.59	$186.92	$189.10	$176.64	$195.78	$220.65	$185.26	$231.92
Number of units outstanding (000’s)	—	—	1	1	1	1	1	1	1	1
Ivy VIP High Income
Unit value	$106.38	$110.97	$130.46	$142.86	$144.28	$133.68	$153.92	$162.73	$157.84	$173.93
Number of units outstanding (000’s)	—	4	18	35	52	66	78	87	99	107
Ivy VIP Small Cap Growth
Unit value	$112.82	$99.95	$104.16	$147.99	$148.99	$150.43	$153.43	$187.20	$177.87	$217.46
Number of units outstanding (000’s)	—	—	—	—	—	1	1	2	2	3

9

The unit values and number of units outstanding shown below as of December 31, 2019 are for contracts offered under Separate Account A with the same daily asset charge of 0.90%.  (continued)

	For the years ending December 31,
	2010	2011	2012	2013	2014	2015	2016	2017	2018	2019
MFS® Investors Trust Series
Unit value	$115.04	$111.25	$131.01	$171.04	$187.65	$185.88	$199.53	$243.27	$227.31	$295.65
Number of units outstanding (000’s)	—	—	1	1	2	2	2	2	2	4
MFS® Massachusetts Investors Growth Stock Portfolio
Unit value	—	—	—	—	—	$191.84	$201.23	$255.46	$254.61	$352.20
Number of units outstanding (000’s)	—	—	—	—	—	3	4	4	4	7
Multimanager Aggressive Equity
Unit value	$62.06	$57.71	$65.40	$89.07	$97.85	$164.04	$168.38	$217.80	$215.63	$285.29
Number of units outstanding (000’s)	19	14	14	11	10	18	16	13	12	11
Multimanager Core Bond
Unit value	$142.14	$149.04	$155.78	$150.75	$154.99	$153.79	$156.43	$159.68	$157.61	$167.72
Number of units outstanding (000’s)	10	13	16	16	17	18	19	19	20	21
Multimanager Mid Cap Growth
Unit value	$122.48	$111.81	$127.92	$177.69	$184.65	$180.20	$190.69	$239.36	$223.50	$294.49
Number of units outstanding (000’s)	6	6	7	10	10	11	11	12	12	11
Multimanager Mid Cap Value
Unit value	$158.75	$136.35	$155.14	$208.47	$217.62	$203.69	$240.37	$260.30	$225.07	$278.73
Number of units outstanding (000’s)	7	8	9	11	11	10	10	10	11	11
Multimanager Technology
Unit value	$122.00	$115.08	$129.35	$173.81	$195.59	$206.03	$222.44	$306.69	$310.88	$424.76
Number of units outstanding (000’s)	10	10	12	12	13	14	15	15	16	17
Target 2015 Allocation
Unit value	$103.90	$100.06	$109.93	$124.27	$126.80	$123.26	$129.03	$142.33	$134.97	$153.81
Number of units outstanding (000’s)	14	14	16	18	15	17	17	12	7	7
Target 2025 Allocation
Unit value	$101.54	$96.70	$108.15	$127.64	$131.59	$127.75	$135.99	$155.55	$144.67	$171.15
Number of units outstanding (000’s)	15	19	22	29	31	36	36	36	35	35
Target 2035 Allocation
Unit value	$100.20	$94.68	$107.07	$129.72	$134.33	$130.41	$139.61	$162.94	$149.89	$181.70
Number of units outstanding (000’s)	11	13	15	19	22	24	26	28	31	36
Target 2045 Allocation
Unit value	$98.09	$91.83	$105.04	$130.35	$135.35	$131.15	$141.26	$167.57	$152.79	$188.27
Number of units outstanding (000’s)	7	9	11	13	16	19	21	23	27	31
VanEck VIP Global Hard Assets Fund
Unit value	—	$83.18	$84.99	$92.90	$74.25	$48.84	$69.41	$67.43	$47.83	$52.87
Number of units outstanding (000’s)	—	2	6	10	13	17	21	23	25	28

10

EQUI-VEST® is issued by and is a registered service mark of Equitable Financial Life Insurance Company.

Co-distributed by affiliates, Equitable Advisors (Equitable Financial Advisors in MI and TN) and Equitable Distributors, 1290 Avenue of the Americas, New York, NY 10104.

Copyright 2020 Equitable Financial Life Insurance Company. All rights reserved.

Equitable Financial Life Insurance Company

1290 Avenue of the Americas

New York, NY 10104

212-554-1234

11

Equitable Financial Life Insurance Company

Supplement dated May 1, 2020 to the May 1, 2020 EQUI-VEST® Employer-Sponsored Retirement Plans Prospectus, Supplement to Prospectus and Statement of Additional Information (“SAI”) for:

•	EQUI-VEST® TSA series 100 and 200 certificates and contracts and EDC series 200 contracts (the “Modified Contracts”) for the Douglas County School District, Colorado.

This Supplement modifies certain information in the above-referenced prospectus, supplements to prospectus and statement of additional information (together the “prospectus”) offered by Equitable Financial Life Insurance Company ( the “Company”). You should read this Supplement in conjunction with your prospectus and retain it for future reference. This Supplement incorporates the prospectus by reference. Unless otherwise indicated, all other information included in your prospectus remains unchanged. The terms we use in this Supplement have the same meaning as in your prospectus. We will send you another copy of any prospectus or supplement without charge upon request. Please contact the customer service center referenced in your prospectus.

The Company offers the Modified Contracts described below to participants in the TSA and EDC Plans for the Douglas County School District, Colorado. This Supplement describes the material differences between the Modified Contracts and the EQUI-VEST® series 100 and 200 certificates/ contracts described in the prospectus. Material differences between the Modified Contracts and the TSA and EDC provisions described in the series 100 and 200 prospectus include the following:

A.

Administrative charge.  The annual administrative charge is waived; therefore, all references in the prospectus to “annual administrative charge” or “administrative charge” are deleted in their entirety.

B.	Withdrawal charges. The following changes are made to reflect the changes in circumstances under which withdrawal charges are imposed:

1.	The next to last bullet in “Additional features” under “EQUI-VEST® Employer-Sponsored Retirement Plans at a glance — key features” is deleted in its entirety and replaced with the following:

•	Waiver of withdrawal charge under certain circumstances and contracts. See “Charges and expenses” later in this prospectus.

2.

In the section “Charges and expenses” of the prospectus, under “Withdrawal charge for series 100 and 200 contracts,”“For SEP, SARSEP, TSA, EDC and Annuitant-Owned HR-10 contracts,” the fifth paragraph and bulleted statement that follow that paragraph are replaced with the following:

No withdrawal charge applies under TSA or EDC contracts if:

•	The annuitant separates from service at any time;

•	The annuitant has qualified to receive Social Security disability benefits as certified by the Social Security Administration or is totally disabled;

•	The annuitant makes a withdrawal to satisfy minimum distribution requirements;

•	The annuitant elects a withdrawal that qualifies as a hardship withdrawal (or for EDC, an unforeseeable emergency withdrawal) under the Internal Revenue Code;

•	We receive proof satisfactory to us (including certification by a licensed physician) that the annuitant’s life expectancy is six months or less; or

•

The annuitant has been confined to a nursing home for more than 90 days (or such other period, as required in your state) as verified by a licensed physician. A nursing home for this purpose means one that is (a) approved by Medicare as a provider of skilled nursing care services, or (b) licensed as a skilled nursing home by the state or territory in which it is located (it must be within the United States, Puerto Rico, U.S. Virgin Islands, or Guam) and meets all of the following:

— its main function is to provide skilled, intermediate or custodial nursing care;

— it provides continuous room and board to three or more persons;

— it is supervised by a registered nurse or licensed practical nurse;

— it keeps daily medical records of each patient;

— it controls and records all medications dispensed; and

— its primary service is other than to provide housing for residents.

For use with TSA and EDC certificates/contracts of the Douglas County School District, Colorado

#829301

C.	Current total Separate Account A annual expenses. The following changes are made to reflect a change in the current total Separate Account A annual expenses:

1.

The following sentence is added at the end of the first bullet in “Fees and charges” under the “EQUI-VEST® Employer-Sponsored Retirement Plans at a glance — key features” in the prospectus: For series 100 and 200 Modified Contracts only, we deduct a daily charge on amounts invested in the variable investment options for mortality and expense risks and other expenses at a current annual rate of 0.90%.

2.	The following footnote (+) is added to “Maximum total Separate Account A annual expenses” under “Fee table” in the prospectus:

(+) For Modified Contracts, the current total Separate Account A annual charge is 0.90% of the value of the assets in each variable investment option (this reflects a decrease in the current charge for the mortality and expense risk charge or other expenses).

3.	The section entitled, “Charges under the contracts” under “Charges and expenses” is modified as follows:

Mortality and expense risks charge. The following information replaces the first paragraph (including the chart) of this section:

We deduct a daily charge from the net assets in each variable investment option to compensate us for mortality and expense risks, including the death benefit. The daily charge is equivalent to an annual rate of 0.65% of the net assets in each of the variable investment options.

Charge for other expenses. The following information replaces this section in its entirety:

We deduct a daily charge from the net assets in each variable investment option to reimburse us for the cost of financial accounting services we provide under the contracts. The daily charge is equivalent to an annual rate of 0.25% of the net assets in each of the variable investment options.

D.

Condensed Financial Information. The unit values and number of units outstanding shown below as of December 31, 2019 are for contracts offered under Separate Account A with the same daily asset charge of 0.90%.

EQUI-VEST® Modified Douglas County School District

The unit values and number of units outstanding are for contracts offered under Separate Account A with the same daily asset charge of 0.90%, except for those options offered for the first time on or after December 31, 2019.

	For the years ending December 31,
	2010	2011	2012	2013	2014	2015	2016	2017	2018	2019
1290 VT DoubleLine Dynamic Allocation
Unit value	—	—	—	$104.33	$105.90	$101.03	$108.74	$118.13	$112.24	$131.36
Number of units outstanding (000’s)	—	—	—	—	1	1	3	1	2	3
1290 VT Equity Income
Unit value	$113.13	$111.67	$130.28	$170.11	$183.20	$178.46	$199.82	$229.39	$200.74	$247.11
Number of units outstanding (000’s)	13	15	17	24	24	23	24	22	21	20
1290 VT GAMCO Mergers & Acquisitions
Unit value	$128.75	$129.31	$134.87	$148.34	$149.42	$151.95	$162.17	$170.65	$160.80	$173.10
Number of units outstanding (000’s)	3	4	5	6	6	7	7	6	6	6
1290 VT GAMCO Small Company Value
Unit value	$189.25	$180.99	$211.38	$291.41	$297.64	$278.15	$339.81	$390.96	$327.05	$399.80
Number of units outstanding (000’s)	37	54	67	92	103	114	125	131	140	148
1290 VT High Yield Bond
Unit value	—	—	—	$101.58	$102.59	$98.52	$109.09	$115.11	$111.54	$124.81
Number of units outstanding (000’s)	—	—	—	—	—	1	1	1	2	4
1290 VT Socially Responsible
Unit value	$81.53	$81.02	$93.73	$124.77	$140.48	$139.88	$152.42	$181.87	$172.35	$222.49
Number of units outstanding (000’s)	5	5	5	7	7	8	9	9	9	10

2

EQUI-VEST® Modified Douglas County School District  (continued)

The unit values and number of units outstanding are for contracts offered under Separate Account A with the same daily asset charge of 0.90%, except for those options offered for the first time on or after December 31, 2019.

	For the years ending December 31,
	2010	2011	2012	2013	2014	2015	2016	2017	2018	2019
All Asset Growth-Alt 20
Unit value	$119.19	$113.99	$126.51	$143.08	$145.18	$138.18	$150.03	$172.32	$157.85	$186.30
Number of units outstanding (000’s)	2	4	7	10	12	12	13	17	18	16
American Funds Insurance Series® Bond FundSM
Unit value	—	—	—	$96.50	$100.55	$99.57	$101.44	$103.84	$101.99	$110.25
Number of units outstanding (000’s)	—	—	—	1	6	11	18	18	21	25
CharterSM Multi-Sector Bond
Unit value	$141.96	$148.19	$154.67	$151.74	$153.96	$151.59	$154.64	$156.68	$154.48	$163.67
Number of units outstanding (000’s)	8	11	16	16	17	20	20	19	20	21
CharterSM Small Cap Growth
Unit value	$132.65	$110.84	$122.33	$179.16	$172.91	$161.00	$174.48	$215.03	$202.37	$266.82
Number of units outstanding (000’s)	4	5	5	5	5	5	5	5	4	5
CharterSM Small Cap Value
Unit value	$182.96	$164.97	$190.90	$270.01	$253.90	$218.57	$271.27	$299.20	$257.99	$318.68
Number of units outstanding (000’s)	13	12	11	13	12	11	10	10	9	9
EQ/400 Managed Volatility
Unit value	$119.90	$109.05	$125.86	$164.25	$177.09	$170.04	$201.68	$230.30	$200.22	$247.88
Number of units outstanding (000’s)	—	—	—	1	1	1	2	2	2	3
EQ/500 Managed Volatility
Unit value	$115.50	$110.17	$125.36	$162.66	$181.49	$180.51	$198.61	$237.69	$221.26	$284.84
Number of units outstanding (000’s)	—	—	1	1	1	2	2	3	3	4
EQ/2000 Managed Volatility
Unit value	$123.95	$109.88	$125.70	$171.15	$176.49	$165.98	$198.25	$223.70	$195.26	$240.80
Number of units outstanding (000’s)	—	—	1	1	1	1	1	1	2	2
EQ/AB Dynamic Moderate Growth
Unit value	—	—	$103.50	$119.15	$123.72	$121.85	$125.31	$140.21	$130.86	$150.17
Number of units outstanding (000’s)	—	—	—	1	2	3	4	4	3	4
EQ/AB Small Cap Growth
Unit value	$220.99	$218.13	$249.86	$342.12	$351.16	$337.88	$376.97	$458.28	$418.36	$529.86
Number of units outstanding (000’s)	12	14	14	14	15	16	15	15	16	18
EQ/Aggressive Allocation
Unit value	$135.74	$124.42	$140.78	$176.39	$183.05	$178.21	$192.13	$226.77	$205.14	$253.07
Number of units outstanding (000’s)	120	155	191	255	283	301	313	320	325	327
EQ/Balanced Strategy
Unit value	—	—	$103.55	$116.64	$120.67	$118.82	$124.79	$135.86	$129.00	$147.89
Number of units outstanding (000’s)	—	—	1	3	4	6	8	8	8	8
EQ/BlackRock Basic Value Equity
Unit value	$175.97	$168.80	$190.08	$259.45	$282.06	$262.33	$306.68	$328.58	$299.51	$366.38
Number of units outstanding (000’s)	40	54	67	75	79	82	89	87	84	83

3

EQUI-VEST® Modified Douglas County School District  (continued)

The unit values and number of units outstanding are for contracts offered under Separate Account A with the same daily asset charge of 0.90%, except for those options offered for the first time on or after December 31, 2019.

	For the years ending December 31,
	2010	2011	2012	2013	2014	2015	2016	2017	2018	2019
EQ/Capital Guardian Research
Unit value	$122.49	$126.25	$146.89	$191.81	$210.07	$212.16	$227.96	$283.38	$267.23	$351.90
Number of units outstanding (000’s)	23	16	14	14	14	14	14	13	12	12
EQ/ClearBridge Large Cap Growth
Unit value	$116.19	$108.38	$129.35	$178.27	$183.38	$184.04	$183.99	$229.00	$226.14	$295.83
Number of units outstanding (000’s)	11	17	20	29	33	34	34	28	26	24
EQ/Clearbridge Select Equity Managed Volatility
Unit value	$91.15	$86.31	$97.68	$125.14	$136.04	$131.61	$147.59	$167.04	$148.86	$196.99
Number of units outstanding (000’s)	6	6	6	8	8	8	8	7	7	6
EQ/Common Stock Index
Unit value	$191.06	$190.83	$218.60	$286.97	$318.67	$315.63	$349.36	$417.10	$389.35	$502.50
Number of units outstanding (000’s)	63	58	52	50	47	43	41	40	40	41
EQ/Conservative Allocation
Unit value	$123.01	$124.22	$128.74	$133.12	$135.37	$133.82	$136.50	$141.97	$138.49	$149.92
Number of units outstanding (000’s)	24	31	37	46	56	58	58	54	52	50
EQ/Conservative Growth Strategy
Unit value	—	—	$102.93	$112.73	$115.97	$114.40	$119.00	$127.34	$122.09	$137.19
Number of units outstanding (000’s)	—	—	1	1	1	2	2	2	2	3
EQ/Conservative Strategy
Unit value	—	—	$101.61	$105.11	$106.87	$105.73	$107.74	$111.34	$108.79	$117.45
Number of units outstanding (000’s)	—	—	1	1	2	1	2	2	2	2
EQ/Conservative-Plus Allocation
Unit value	$125.60	$123.59	$131.51	$143.67	$146.88	$144.61	$150.09	$161.86	$154.55	$173.81
Number of units outstanding (000’s)	50	65	79	96	103	113	117	122	127	129
EQ/Core Bond Index
Unit value	$116.78	$121.28	$123.99	$120.91	$122.72	$122.14	$122.72	$123.39	$122.58	$129.09
Number of units outstanding (000’s)	16	17	22	26	31	35	39	42	45	49
EQ/Emerging Markets Equity PLUS
Unit value	—	—	—	$94.70	$90.88	$73.72	$80.15	$106.44	$89.40	$104.64
Number of units outstanding (000’s)	—	—	—	—	1	1	1	2	3	4
EQ/Equity 500 Index
Unit value	$208.43	$210.20	$240.04	$312.84	$350.25	$349.87	$385.70	$462.67	$435.86	$564.46
Number of units outstanding (000’s)	54	58	61	66	70	74	81	92	105	113
EQ/Fidelity Institutional AM® Large Cap Portfolio
Unit value	—	—	—	—	—	—	—	—	$217.39	$282.37
Number of units outstanding (000’s)	—	—	—	—	—	—	—	—	61	63
EQ/Franklin Balanced Managed Volatility
Unit value	$101.84	$101.01	$111.34	$126.42	$133.05	$127.85	$139.94	$152.57	$144.68	$167.13
Number of units outstanding (000’s)	12	12	11	14	16	20	19	19	17	17

4

EQUI-VEST® Modified Douglas County School District  (continued)

The unit values and number of units outstanding are for contracts offered under Separate Account A with the same daily asset charge of 0.90%, except for those options offered for the first time on or after December 31, 2019.

	For the years ending December 31,
	2010	2011	2012	2013	2014	2015	2016	2017	2018	2019
EQ/Franklin Small Cap Value Managed Volatility
Unit value	$101.33	$90.80	$105.13	$142.40	$144.12	$133.49	$165.18	$182.90	$157.98	$196.47
Number of units outstanding (000’s)	3	3	2	3	3	3	2	2	2	2
EQ/Franklin Templeton Allocation Managed Volatility
Unit value	$83.12	$78.72	$89.49	$109.34	$114.29	$110.08	$119.46	$136.09	$123.18	$149.17
Number of units outstanding (000’s)	8	9	10	12	13	15	15	13	15	14
EQ/Global Bond PLUS
Unit value	$121.72	$125.93	$129.44	$125.05	$125.03	$119.19	$118.92	$123.33	$120.23	$126.55
Number of units outstanding (000’s)	12	19	23	24	25	25	27	26	28	27
EQ/Global Equity Managed Volatility
Unit value	$288.71	$250.88	$290.84	$346.90	$349.58	$340.45	$352.51	$440.46	$383.39	$475.96
Number of units outstanding (000’s)	21	27	32	33	33	35	37	38	39	40
EQ/Goldman Sachs Mid Cap Value
Unit value	—	—	—	—	—	—	—	—	$168.67	$218.62
Number of units outstanding (000’s)	—	—	—	—	—	—	—	—	3	4
EQ/Intermediate Government Bond
Unit value	$171.04	$178.93	$179.04	$174.52	$175.60	$174.77	$173.98	$173.00	$172.87	$178.45
Number of units outstanding (000’s)	3	4	5	5	5	6	5	5	5	5
EQ/International Core Managed Volatility
Unit value	$126.25	$103.93	$119.79	$139.51	$129.63	$122.89	$122.05	$152.77	$128.85	$156.35
Number of units outstanding (000’s)	23	28	30	33	46	49	52	53	58	55
EQ/International Equity Index
Unit value	$129.53	$112.99	$130.18	$156.71	$144.58	$140.22	$142.01	$173.42	$145.78	$176.46
Number of units outstanding (000’s)	47	47	48	50	55	59	61	66	74	79
EQ/International Managed Volatility
Unit value	$111.66	$92.90	$107.33	$128.82	$119.43	$115.51	$114.34	$140.79	$119.36	$143.65
Number of units outstanding (000’s)	—	1	1	2	3	3	4	4	6	7
EQ/International Value Managed Volatility
Unit value	$134.27	$111.55	$129.86	$153.56	$141.26	$135.56	$135.34	$165.48	$136.94	$166.45
Number of units outstanding (000’s)	49	44	46	52	51	50	50	48	48	46
EQ/Invesco Comstock
Unit value	$105.39	$102.37	$120.13	$160.76	$173.52	$161.31	$187.63	$219.38	$190.45	$235.89
Number of units outstanding (000’s)	4	4	5	8	24	28	27	27	26	28
EQ/Invesco Global Real Estate
Unit value	—	—	—	—	—	—	—	—	$152.23	$184.82
Number of units outstanding (000’s)	—	—	—	—	—	—	—	—	6	7
EQ/Invesco International Growth
Unit value	—	—	—	—	—	—	—	—	$131.36	$166.90
Number of units outstanding (000’s)	—	—	—	—	—	—	—	—	7	8

5

EQUI-VEST® Modified Douglas County School District  (continued)

The unit values and number of units outstanding are for contracts offered under Separate Account A with the same daily asset charge of 0.90%, except for those options offered for the first time on or after December 31, 2019.

	For the years ending December 31,
	2010	2011	2012	2013	2014	2015	2016	2017	2018	2019
EQ/Janus Enterprise
Unit value	$173.65	$158.84	$171.19	$235.04	$231.27	$216.60	$205.36	$260.30	$253.33	$342.58
Number of units outstanding (000’s)	27	45	60	67	69	71	72	71	76	77
EQ/JPMorgan Value Opportunities
Unit value	$112.88	$106.01	$121.92	$164.06	$185.96	$180.08	$216.88	$253.02	$212.12	$268.08
Number of units outstanding (000’s)	6	6	7	8	9	11	14	23	35	35
EQ/Large Cap Core Managed Volatility
Unit value	$96.54	$91.62	$104.40	$136.11	$150.56	$149.76	$163.00	$197.00	$182.67	$235.27
Number of units outstanding (000’s)	5	5	5	5	6	6	7	6	6	6
EQ/Large Cap Growth Index
Unit value	$78.93	$80.07	$91.03	$119.52	$132.94	$138.15	$145.60	$186.46	$180.59	$242.21
Number of units outstanding (000’s)	14	18	23	27	34	44	55	62	70	81
EQ/Large Cap Growth Managed Volatility
Unit value	$111.55	$106.50	$120.04	$161.06	$177.31	$182.80	$191.14	$244.77	$235.34	$311.86
Number of units outstanding (000’s)	24	28	27	22	75	74	70	65	63	59
EQ/Large Cap Value Index
Unit value	$60.50	$59.76	$69.05	$90.04	$100.49	$95.17	$109.86	$123.03	$111.08	$138.29
Number of units outstanding (000’s)	6	19	20	32	38	43	48	52	58	67
EQ/Large Cap Value Managed Volatility
Unit value	$105.27	$99.31	$114.03	$149.69	$166.49	$158.36	$180.99	$204.22	$182.29	$226.60
Number of units outstanding (000’s)	66	65	59	56	57	53	51	50	49	47
EQ/Lazard Emerging Markets Equity
Unit value	—	—	—	—	—	—	—	—	$100.33	$118.09
Number of units outstanding (000’s)	—	—	—	—	—	—	—	—	97	103
EQ/Loomis Sayles Growth
Unit value	$128.52	$131.03	$146.18	$184.38	$197.01	$217.73	$230.48	$307.42	$295.55	$384.67
Number of units outstanding (000’s)	5	7	8	8	8	8	14	16	16	17
EQ/MFS International Growth
Unit value	$151.63	$134.16	$159.14	$179.23	$168.73	$167.54	$169.32	$221.59	$199.01	$250.95
Number of units outstanding (000’s)	16	25	34	40	39	41	46	52	58	63
EQ/MFS International Value
Unit value	—	—	—	—	—	—	—	—	$192.22	$239.80
Number of units outstanding (000’s)	—	—	—	—	—	—	—	—	75	77
EQ/MFS Mid Cap Focused Growth
Unit value	—	—	—	—	—	—	—	—	$170.28	$230.04
Number of units outstanding (000’s)	—	—	—	—	—	—	—	—	37	40
EQ/MFS Technology
Unit value	—	—	—	—	—	—	—	—	$321.63	$432.84
Number of units outstanding (000’s)	—	—	—	—	—	—	—	—	14	16

6

EQUI-VEST® Modified Douglas County School District  (continued)

The unit values and number of units outstanding are for contracts offered under Separate Account A with the same daily asset charge of 0.90%, except for those options offered for the first time on or after December 31, 2019.

	For the years ending December 31,
	2010	2011	2012	2013	2014	2015	2016	2017	2018	2019
EQ/MFS Utilities Series
Unit value	—	—	—	—	—	—	—	—	$184.02	$227.39
Number of units outstanding (000’s)	—	—	—	—	—	—	—	—	35	37
EQ/Mid Cap Index
Unit value	$119.83	$115.90	$134.47	$176.67	$190.82	$183.70	$218.30	$249.83	$218.63	$271.64
Number of units outstanding (000’s)	54	55	57	73	85	98	114	129	141	153
EQ/Mid Cap Value Managed Volatility
Unit value	$137.98	$123.85	$145.59	$192.00	$210.96	$201.66	$235.17	$261.78	$224.92	$282.15
Number of units outstanding (000’s)	36	35	35	36	34	33	31	29	27	24
EQ/Moderate Allocation
Unit value	$202.78	$196.64	$212.01	$237.67	$243.30	$239.50	$250.70	$276.57	$261.58	$300.18
Number of units outstanding (000’s)	166	198	223	33	32	28	26	23	21	18
EQ/Moderate Growth Strategy
Unit value	—	—	$104.17	$120.66	$125.56	$123.45	$130.96	$145.10	$136.41	$159.49
Number of units outstanding (000’s)	—	—	1	3	7	11	13	15	17	21
EQ/Moderate-Plus Allocation
Unit value	$136.66	$128.72	$142.26	$168.88	$173.67	$169.88	$180.59	$205.63	$189.84	$225.74
Number of units outstanding (000’s)	246	297	342	393	417	425	434	433	431	427
EQ/Money Market
Unit value	$140.88	$139.62	$138.36	$137.11	$135.88	$134.65	$133.45	$132.78	$133.25	$134.06
Number of units outstanding (000’s)	23	24	26	27	27	33	27	27	30	27
EQ/Oppenheimer Global
Unit value	$107.16	$97.04	$115.76	$144.92	$146.19	$149.48	$148.20	$199.18	$170.80	$221.88
Number of units outstanding (000’s)	6	8	9	15	17	19	19	20	23	25
EQ/PIMCO Global Real Return
Unit value	—	—	—	$90.99	$97.27	$94.11	$102.89	$104.93	$102.57	$109.94
Number of units outstanding (000’s)	—	—	—	1	5	11	17	20	24	25
EQ/PIMCO Ultra Short Bond
Unit value	$111.38	$110.17	$110.81	$109.90	$108.82	$107.54	$108.70	$109.76	$109.81	$111.59
Number of units outstanding (000’s)	28	27	28	32	33	33	32	30	31	31
EQ/Quality Bond PLUS
Unit value	$182.03	$183.03	$186.20	$180.32	$183.88	$182.64	$183.13	$184.01	$182.56	$191.11
Number of units outstanding (000’s)	9	9	10	9	10	11	10	9	9	9
EQ/Small Company Index
Unit value	$164.72	$156.72	$179.44	$244.43	$253.98	$240.19	$286.90	$324.16	$284.89	$353.51
Number of units outstanding (000’s)	26	25	26	31	33	34	37	39	42	47
EQ/T. Rowe Price Growth Stock
Unit value	$108.29	$105.23	$124.02	$169.52	$182.51	$199.36	$200.22	$264.63	$258.00	$335.19
Number of units outstanding (000’s)	27	45	62	71	72	80	84	88	95	102

7

EQUI-VEST® Modified Douglas County School District  (continued)

The unit values and number of units outstanding are for contracts offered under Separate Account A with the same daily asset charge of 0.90%, except for those options offered for the first time on or after December 31, 2019.

	For the years ending December 31,
	2010	2011	2012	2013	2014	2015	2016	2017	2018	2019
EQ/Templeton Global Equity Managed Volatility
Unit value	$88.15	$80.10	$94.73	$119.17	$119.40	$115.20	$120.19	$144.46	$125.67	$150.63
Number of units outstanding (000’s)	7	8	8	11	12	14	14	13	13	12
EQ/UBS Growth and Income
Unit value	$117.08	$112.75	$126.12	$169.40	$192.12	$187.67	$204.86	$246.23	$211.26	$286.41
Number of units outstanding (000’s)	2	2	2	3	4	7	8	9	9	10
EQ/Wellington Energy
Unit value	—	—	—	—	—	—	—	—	$75.96	$76.03
Number of units outstanding (000’s)	—	—	—	—	—	—	—	—	15	18
Invesco V.I. High Yield Fund
Unit value	—	$95.26	$110.41	$116.82	$117.60	$112.62	$123.69	$130.08	$124.26	$139.35
Number of units outstanding (000’s)	—	—	3	4	6	7	9	10	11	13
Invesco V.I. Mid Cap Core Equity Fund
Unit value	$114.82	$106.39	$116.62	$148.47	$153.27	$145.39	$163.05	$185.26	$162.29	$201.10
Number of units outstanding (000’s)	—	1	2	2	3	3	3	4	5	5
Invesco V.I. Small Cap Equity Fund
Unit value	$124.50	$122.16	$137.59	$186.92	$189.10	$176.64	$195.78	$220.65	$185.26	$231.92
Number of units outstanding (000’s)	—	—	1	1	1	1	1	1	1	1
Ivy VIP High Income
Unit value	$106.38	$110.97	$130.46	$142.86	$144.28	$133.68	$153.92	$162.73	$157.84	$173.93
Number of units outstanding (000’s)	—	4	18	35	52	66	78	87	99	107
Ivy VIP Small Cap Growth
Unit value	$112.82	$99.95	$104.16	$147.99	$148.99	$150.43	$153.43	$187.20	$177.87	$217.46
Number of units outstanding (000’s)	—	—	—	—	—	1	1	2	2	3
MFS® Investors Trust Series
Unit value	$115.04	$111.25	$131.01	$171.04	$187.65	$185.88	$199.53	$243.27	$227.31	$295.65
Number of units outstanding (000’s)	—	—	1	1	2	2	2	2	2	4
MFS® Massachusetts Investors Growth Stock Portfolio
Unit value	—	—	—	—	—	$191.84	$201.23	$255.46	$254.61	$352.20
Number of units outstanding (000’s)	—	—	—	—	—	3	4	4	4	7
Multimanager Aggressive Equity
Unit value	$100.86	$93.90	$106.27	$144.71	$158.98	$164.04	$168.38	$217.80	$215.63	$285.29
Number of units outstanding (000’s)	50	49	42	23	22	18	16	13	12	11
Multimanager Core Bond
Unit value	$142.14	$149.04	$155.78	$150.75	$154.99	$153.79	$156.43	$159.68	$157.61	$167.72
Number of units outstanding (000’s)	10	13	16	16	17	18	19	19	20	21
Multimanager Mid Cap Growth
Unit value	$122.48	$111.81	$127.92	$177.69	$184.65	$180.20	$190.69	$239.36	$223.50	$294.49
Number of units outstanding (000’s)	6	6	7	10	10	11	11	12	12	11

8

EQUI-VEST® Modified Douglas County School District  (continued)

The unit values and number of units outstanding are for contracts offered under Separate Account A with the same daily asset charge of 0.90%, except for those options offered for the first time on or after December 31, 2019.

	For the years ending December 31,
	2010	2011	2012	2013	2014	2015	2016	2017	2018	2019
Multimanager Mid Cap Value
Unit value	$158.75	$136.35	$155.14	$208.47	$217.62	$203.69	$240.37	$260.30	$225.07	$278.73
Number of units outstanding (000’s)	7	8	9	11	11	10	10	10	11	11
Multimanager Technology
Unit value	$122.00	$115.08	$129.35	$173.81	$195.59	$206.03	$222.44	$306.69	$310.88	$424.76
Number of units outstanding (000’s)	10	10	12	12	13	14	15	15	16	17
Target 2015 Allocation
Unit value	$103.90	$100.06	$109.93	$124.27	$126.80	$123.26	$129.03	$142.33	$134.97	$153.81
Number of units outstanding (000’s)	14	14	16	18	15	17	17	12	7	7
Target 2025 Allocation
Unit value	$101.54	$96.70	$108.15	$127.64	$131.59	$127.75	$135.99	$155.55	$144.67	$171.15
Number of units outstanding (000’s)	15	19	22	29	31	36	36	36	35	35
Target 2035 Allocation
Unit value	$100.20	$94.68	$107.07	$129.72	$134.33	$130.41	$139.61	$162.94	$149.89	$181.70
Number of units outstanding (000’s)	11	13	15	19	22	24	26	28	31	36
Target 2045 Allocation
Unit value	$98.09	$91.83	$105.04	$130.35	$135.35	$131.15	$141.26	$167.57	$152.79	$188.27
Number of units outstanding (000’s)	7	9	11	13	16	19	21	23	27	31
Target 2055 Allocation
Unit value	—	—	—	—	—	$91.72	$99.53	$120.13	$108.59	$136.45
Number of units outstanding (000’s)	—	—	—	—	—	—	2	5	9	12
VanEck VIP Global Hard Assets Fund
Unit value	—	$83.18	$84.99	$92.90	$74.25	$48.84	$69.41	$67.43	$47.83	$52.87
Number of units outstanding (000’s)	—	2	6	10	13	17	21	23	25	28

Because you are purchasing an annuity contract to fund a qualified employer sponsored retirement arrangement, you should be aware that such annuities do not provide tax deferral benefits beyond those already provided by the Internal Revenue Code. Before purchasing one of these annuities, you should consider whether its features and benefits beyond tax deferral meet your needs and goals. You may also want to consider the relative features, benefits and costs of these annuities with any other investment that you may use in connection with your retirement plan or arrangement. (For more information, see “Tax information” in the prospectus).

EQUI-VEST® is issued by and is a registered service mark of Equitable Financial Life Insurance Company.

Co-distributed by affiliates, Equitable Advisors (Equitable Financial Advisors in MI and TN) and Equitable Distributors, 1290 Avenue of the Americas, New York, NY 10104.

Copyright 2020 Equitable Financial Life Insurance Company. All rights reserved.

Equitable Financial Life Insurance Company

1290 Avenue of the Americas

New York, NY 10104

212-554-1234

9

Equitable Financial Life Insurance Company

Supplement dated May 1, 2020 to the May 1, 2020 prospectus for EQUI-VEST® Employer-Sponsored Retirement Plans

•	EQUI-VEST® TSA series 200 certificates and contracts (the “Modified TSA Contracts”) for Froedtert Memorial Lutheran Hospital

This Supplement modifies certain information in the above-referenced prospectus, supplements to prospectus and statement of additional information (together the “prospectus”) offered by Equitable Financial Life Insurance Company (the “Company”). You should read this Supplement in conjunction with your prospectus and retain it for future reference. This Supplement incorporates the prospectus by reference. Unless otherwise indicated, all other information included in your prospectus remains unchanged. The terms we use in this Supplement have the same meaning as in your prospectus. We will send you another copy of any prospectus or supplement without charge upon request. Please contact the customer service center referenced in your prospectus.

The Company offers the Modified TSA Contracts as described below, to participants in the TSA Plan for Froedtert Memorial Lutheran Hospital. The Modified Contract is no longer available for new participants. This Supplement describes the material differences between the Modified TSA Contracts and the EQUI-VEST® series 200 contracts described in the prospectus. Material differences between the Modified TSA Contracts and the TSA provisions described in the EQUI-VEST® series 200 prospectus include the following:

A.

Administrative charge.  The annual administrative charge is waived; therefore, all references in the prospectus to “annual administrative charge” or “administrative charge” are deleted in their entirety.

B.	Withdrawal charges. The following changes are made to reflect the changes in circumstances under which withdrawal charges are imposed:

1.	The next to the last bullet in “Additional features” under “EQUI-VEST® employer-sponsored retirement programs at a glance — key features” is deleted in its entirety and replaced by the following:

•	Waiver of withdrawal charge under certain circumstances and contracts. See “Charges and expenses” later in this prospectus.

2.

In the section “Charges and expenses” of the prospectus, under “For SEP, SARSEP, TSA, EDC and Annuitant-Owned HR-10 contracts” the sentence “No withdrawal charge applies under a TSA or EDC (subject to state availability) contract if:” and bullet thereunder are deleted in their entirety for the Modified TSA Contracts only, and replaced by the following:

In addition to the foregoing exceptions, no withdrawal charge applies for the Modified TSA Contracts if:

•	the participant has retired from employment;

•	the participant has separated from service at any time;

•	the participant has qualified to receive Social Security benefits as certified by the Social Security Administration, or is totally disabled as defined in the contract;

•	The amount withdrawn is intended to satisfy the Code’s minimum distribution requirements (Section 401(a)(9), applicable after the participant turns age 70 1/2);

•	The employer certifies to us that the amount withdrawn is defined as a “hardship withdrawal” pursuant to applicable Treasury Regulations.

C.	Current total Separate Account A annual expenses. The following changes are made to reflect a change in the current total Separate Account A annual expenses:

1.	The first bullet in “Fees and charges” under the “EQUI-VEST® employer-sponsored retirement programs at a glance — key features” in the prospectus is modified as follows:

•

For series 200 Modified TSA Contracts, we deduct a daily charge on amounts invested in the variable investment options for mortality and expense risks and other expenses at a current annual rate of 0.90%.

2.	The following footnote (+) is added to “Maximum total Separate Account A annual expenses “ under “Fee table” in the prospectus:

(+) For the Modified TSA contracts, the current total Separate Account A annual charge is 0.90% of the value of the assets in each variable investment option (this reflects a decrease in the current charge for the mortality and expense risk charge).

FOR USE ONLY WITH TSA CERTIFICATES/CONTRACTS OF

FROEDTERT MEMORIAL LUTHERAN HOSPITAL

MILWAUKEE,WISCONSIN

#827883

3.	Under “Charges under the contracts” in the “Charges and expenses” section of the prospectus, the following changes are made:

The chart under “Mortality and expense risks charge” is replaced by the following:

	EQ/Common Stock Index EQ/Money Market Options	All Other Variable Investment Options
	Series	Series
	200	200
Current	0.65%	0.65%
Maximum	1.24%	1.09%

4.	Condensed Financial Information

The unit values and number of units outstanding shown below as of December 31, 2019 are for contracts offered under Separate Account A with the same daily asset charge of 0.90%.

EQUI-VEST® Modified TSA Froedtert Memorial Lutheran Hospital

Unit values and number of units outstanding at year end for each variable investment option, except for those options offered for the first time on or after December 31, 2019.

	For the years ending December 31,
	2010	2011	2012	2013	2014	2015	2016	2017	2018	2019
1290 VT DoubleLine Dynamic Allocation
Unit value	—	—	—	$104.33	$105.90	$101.03	$108.74	$118.13	$112.24	$131.36
Number of units outstanding (000’s)	—	—	—	—	1	1	3	1	2	3
1290 VT Equity Income
Unit value	$113.13	$111.67	$130.28	$170.11	$183.20	$178.46	$199.82	$229.39	$200.74	$247.11
Number of units outstanding (000’s)	13	15	17	24	24	23	24	22	21	20
1290 VT GAMCO Mergers & Acquisitions
Unit value	$128.75	$129.31	$134.87	$148.34	$149.42	$151.95	$162.17	$170.65	$160.80	$173.10
Number of units outstanding (000’s)	3	4	5	6	6	7	7	6	6	6
1290 VT GAMCO Small Company Value
Unit value	$189.25	$180.99	$211.38	$291.41	$297.64	$278.15	$339.81	$390.96	$327.05	$399.80
Number of units outstanding (000’s)	37	54	67	92	103	114	125	131	140	148
1290 VT High Yield Bond
Unit value	—	—	—	$101.58	$102.59	$98.52	$109.09	$115.11	$111.54	$124.81
Number of units outstanding (000’s)	—	—	—	—	—	1	1	1	2	4
1290 VT Socially Responsible
Unit value	$81.53	$81.02	$93.73	$124.77	$140.48	$139.88	$152.42	$181.87	$172.35	$222.49
Number of units outstanding (000’s)	5	5	5	7	7	8	9	9	9	10
All Asset Growth-Alt 20
Unit value	$119.19	$113.99	$126.51	$143.08	$145.18	$138.18	$150.03	$172.32	$157.85	$186.30
Number of units outstanding (000’s)	2	4	7	10	12	12	13	17	18	16

2

EQUI-VEST® Modified TSA Froedtert Memorial Lutheran Hospital  (continued)

Unit values and number of units outstanding at year end for each variable investment option, except for those options offered for the first time on or after December 31, 2019.

	For the years ending December 31,
	2010	2011	2012	2013	2014	2015	2016	2017	2018	2019
American Funds Insurance Series® Bond FundSM
Unit value	—	—	—	$96.50	$100.55	$99.57	$101.44	$103.84	$101.99	$110.25
Number of units outstanding (000’s)	—	—	—	—	6	11	18	18	21	25
CharterSM Multi-Sector Bond
Unit value	$141.96	$148.19	$154.67	$151.74	$153.96	$151.59	$154.64	$156.68	$154.48	$163.67
Number of units outstanding (000’s)	8	11	16	16	17	20	20	19	20	21
CharterSM Small Cap Growth
Unit value	$132.65	$110.84	$122.33	$179.16	$172.91	$161.00	$174.48	$215.03	$202.37	$266.82
Number of units outstanding (000’s)	4	5	5	5	5	5	5	5	4	5
CharterSM Small Cap Value
Unit value	$182.96	$164.97	$190.90	$270.01	$253.90	$218.57	$271.27	$299.20	$257.99	$318.68
Number of units outstanding (000’s)	13	12	11	13	12	11	10	10	9	9
EQ/400 Managed Volatility
Unit value	$119.90	$109.05	$125.86	$164.25	$177.09	$170.04	$201.68	$230.30	$200.22	$247.88
Number of units outstanding (000’s)	—	—	—	1	1	1	2	2	2	3
EQ/500 Managed Volatility
Unit value	$115.50	$110.17	$125.36	$162.66	$181.49	$180.51	$198.61	$237.69	$221.26	$284.84
Number of units outstanding (000’s)	—	—	1	1	1	2	2	3	3	4
EQ/2000 Managed Volatility
Unit value	$123.95	$109.88	$125.70	$171.15	$176.49	$165.98	$198.25	$223.70	$195.26	$240.80
Number of units outstanding (000’s)	—	—	1	1	1	1	1	1	2	2
EQ/AB Dynamic Moderate Growth
Unit value	—	—	$103.50	$119.15	$123.72	$121.85	$125.31	$140.21	$130.86	$150.17
Number of units outstanding (000’s)	—	—	—	1	2	3	4	4	3	4
EQ/AB Small Cap Growth
Unit value	$220.99	$218.13	$249.86	$342.12	$351.16	$337.88	$376.97	$458.28	$418.36	$529.86
Number of units outstanding (000’s)	12	14	14	14	15	16	15	15	16	18
EQ/Aggressive Allocation
Unit value	$135.74	$124.42	$140.78	$176.39	$183.05	$178.21	$192.13	$226.77	$205.14	$253.07
Number of units outstanding (000’s)	120	155	191	255	283	301	313	320	325	327

3

EQUI-VEST® Modified TSA Froedtert Memorial Lutheran Hospital  (continued)

Unit values and number of units outstanding at year end for each variable investment option, except for those options offered for the first time on or after December 31, 2019.

	For the years ending December 31,
	2010	2011	2012	2013	2014	2015	2016	2017	2018	2019
EQ/Balanced Strategy
Unit value	—	—	$103.55	$116.64	$120.67	$118.82	$124.79	$135.86	$129.00	$147.89
Number of units outstanding (000’s)	—	—	1	3	4	6	8	8	8	8
EQ/BlackRock Basic Value Equity
Unit value	$175.79	$168.80	$190.08	$259.45	$282.06	$262.33	$306.68	$328.58	$299.51	$366.38
Number of units outstanding (000’s)	40	54	67	75	79	82	89	87	84	83
EQ/Capital Guardian Research
Unit value	$122.49	$126.25	$146.89	$191.81	$210.07	$212.16	$227.96	$283.38	$267.23	$351.90
Number of units outstanding (000’s)	23	16	14	14	14	14	14	13	12	12
EQ/ClearBridge Large Cap Growth
Unit value	$116.19	$108.38	$129.35	$178.27	$183.38	$184.04	$183.99	$229.00	$226.14	$295.83
Number of units outstanding (000’s)	11	17	20	29	33	34	34	28	26	24
EQ/Clearbridge Select Equity Managed Volatility
Unit value	$91.15	$86.31	$97.68	$125.14	$136.04	$131.61	$147.59	$167.04	$148.86	$196.99
Number of units outstanding (000’s)	6	6	6	8	8	8	8	7	7	6
EQ/Common Stock Index
Unit value	$191.06	$190.83	$218.60	$286.97	$318.67	$315.63	$349.36	$417.10	$389.35	$502.50
Number of units outstanding (000’s)	63	58	52	50	47	43	41	40	40	41
EQ/Conservative Allocation
Unit value	$123.01	$124.22	$128.74	$133.12	$135.37	$133.82	$136.50	$141.97	$138.49	$149.92
Number of units outstanding (000’s)	24	31	37	46	56	58	58	54	52	50
EQ/Conservative Growth Strategy
Unit value	—	—	$102.93	$112.73	$115.97	$114.40	$119.00	$127.34	$122.09	$137.19
Number of units outstanding (000’s)	—	—	1	1	1	2	2	2	2	3
EQ/Conservative Strategy
Unit value	—	—	$101.61	$105.11	$106.87	$105.73	$107.74	$111.34	$108.79	$117.45
Number of units outstanding (000’s)	—	—	1	1	2	1	2	2	2	2
EQ/Conservative-Plus Allocation
Unit value	$125.60	$123.59	$131.51	$143.67	$146.88	$144.61	$150.09	$161.86	$154.55	$173.81
Number of units outstanding (000’s)	50	65	79	96	103	113	117	122	127	129

4

EQUI-VEST® Modified TSA Froedtert Memorial Lutheran Hospital  (continued)

Unit values and number of units outstanding at year end for each variable investment option, except for those options offered for the first time on or after December 31, 2019.

	For the years ending December 31,
	2010	2011	2012	2013	2014	2015	2016	2017	2018	2019
EQ/Core Bond Index
Unit value	$116.78	$121.28	$123.99	$120.91	$122.72	$122.14	$122.72	$123.39	$122.58	$129.09
Number of units outstanding (000’s)	16	17	22	26	31	35	39	42	45	49
EQ/Emerging Markets Equity PLUS
Unit value	—	—	—	$94.70	$90.88	$73.72	$80.15	$106.44	$89.40	$104.64
Number of units outstanding (000’s)	—	—	—	—	1	1	1	2	3	4
EQ/Equity 500 Index
Unit value	$208.43	$210.20	$240.04	$312.84	$350.25	$349.87	$385.70	$462.67	$435.86	$564.46
Number of units outstanding (000’s)	54	58	61	66	70	74	81	92	105	113
EQ/Fidelity Institutional AM® Large Cap Portfolio
Unit value	—	—	—	—	—	—	—	—	$217.39	$282.37
Number of units outstanding (000’s)	—	—	—	—	—	—	—	—	61	63
EQ/Franklin Balanced Managed Volatility
Unit value	$101.84	$101.01	$111.34	$126.42	$133.05	$127.85	$139.94	$152.57	$144.68	$167.13
Number of units outstanding (000’s)	12	12	11	14	16	20	19	19	17	17
EQ/Franklin Small Cap Value Managed Volatility
Unit value	$101.33	$90.80	$105.13	$142.40	$144.12	$133.49	$165.18	$182.90	$157.98	$196.47
Number of units outstanding (000’s)	3	3	2	3	3	3	2	2	2	2
EQ/Franklin Templeton Allocation Managed Volatility
Unit value	$83.12	$78.72	$89.49	$109.34	$114.29	$110.08	$119.46	$136.09	$123.18	$149.17
Number of units outstanding (000’s)	8	9	10	12	13	15	15	13	15	14
EQ/Global Bond PLUS
Unit value	$121.72	$125.93	$129.44	$125.05	$125.03	$119.19	$118.92	$123.33	$120.23	$126.55
Number of units outstanding (000’s)	12	19	23	24	25	25	27	26	28	27
EQ/Global Equity Managed Volatility
Unit value	$288.71	$250.88	$290.84	$346.90	$349.58	$340.45	$352.51	$440.46	$383.39	$475.96
Number of units outstanding (000’s)	21	27	32	33	33	35	37	38	39	40
EQ/Goldman Sachs Mid Cap Value
Unit value	—	—	—	—	—	—	—	—	$168.67	$218.62
Number of units outstanding (000’s)	—	—	—	—	—	—	—	—	3	4

5

EQUI-VEST® Modified TSA Froedtert Memorial Lutheran Hospital  (continued)

Unit values and number of units outstanding at year end for each variable investment option, except for those options offered for the first time on or after December 31, 2019.

	For the years ending December 31,
	2010	2011	2012	2013	2014	2015	2016	2017	2018	2019
EQ/Intermediate Government Bond
Unit value	$171.04	$178.93	$179.04	$174.52	$175.60	$174.77	$173.98	$173.00	$172.87	$178.45
Number of units outstanding (000’s)	3	4	5	5	5	6	5	5	5	5
EQ/International Core Managed Volatility
Unit value	$126.25	$103.93	$119.79	$139.51	$129.63	$122.89	$122.05	$152.77	$128.85	$156.35
Number of units outstanding (000’s)	23	28	30	33	46	49	52	53	58	55
EQ/International Equity Index
Unit value	$129.53	$112.99	$130.18	$156.71	$144.58	$140.22	$142.01	$173.42	$145.78	$176.46
Number of units outstanding (000’s)	47	47	48	50	55	59	61	66	74	79
EQ/International Managed Volatility
Unit value	$111.66	$92.90	$107.33	$128.82	$119.43	$115.51	$114.34	$140.79	$119.36	$143.65
Number of units outstanding (000’s)	—	1	1	2	3	3	4	4	6	7
EQ/International Value Managed Volatility
Unit value	$134.27	$111.55	$129.86	$153.56	$141.26	$135.56	$135.34	$165.48	$136.94	$166.45
Number of units outstanding (000’s)	49	44	46	52	51	50	50	48	48	46
EQ/Invesco Comstock
Unit value	$105.39	$102.37	$120.13	$160.76	$173.52	$161.31	$187.63	$219.38	$190.45	$235.89
Number of units outstanding (000’s)	4	4	5	8	24	28	27	27	26	28
EQ/Invesco Global Real Estate
Unit value	—	—	—	—	—	—	—	—	$152.23	$184.82
Number of units outstanding (000’s)	—	—	—	—	—	—	—	—	6	7
EQ/Invesco International Growth
Unit value	—	—	—	—	—	—	—	—	$131.36	$166.90
Number of units outstanding (000’s)	—	—	—	—	—	—	—	—	7	8
EQ/Janus Enterprise
Unit value	$173.65	$158.84	$171.19	$235.04	$231.27	$216.60	$205.36	$260.30	$253.33	$342.58
Number of units outstanding (000’s)	27	45	60	67	69	71	72	71	76	77
EQ/JPMorgan Value Opportunities
Unit value	$112.88	$106.01	$121.92	$164.06	$185.96	$180.08	$216.88	$253.02	$212.12	$268.08
Number of units outstanding (000’s)	6	6	7	8	9	11	14	23	35	35

6

EQUI-VEST® Modified TSA Froedtert Memorial Lutheran Hospital  (continued)

Unit values and number of units outstanding at year end for each variable investment option, except for those options offered for the first time on or after December 31, 2019.

	For the years ending December 31,
	2010	2011	2012	2013	2014	2015	2016	2017	2018	2019
EQ/Large Cap Core Managed Volatility
Unit value	$96.54	$91.62	$104.40	$136.11	$150.56	$149.76	$163.00	$197.00	$182.67	$235.27
Number of units outstanding (000’s)	5	5	5	5	6	6	7	6	6	6
EQ/Large Cap Growth Index
Unit value	$78.93	$80.07	$91.03	$119.52	$132.94	$138.15	$145.60	$186.46	$180.59	$242.21
Number of units outstanding (000’s)	14	18	23	27	34	44	55	62	70	81
EQ/Large Cap Growth Managed Volatility
Unit value	$111.55	$106.50	$120.04	$161.06	$177.31	$182.80	$191.14	$244.77	$235.34	$311.86
Number of units outstanding (000’s)	24	28	27	22	75	74	70	65	63	59
EQ/Large Cap Value Index
Unit value	$60.50	$59.76	$69.05	$90.04	$100.49	$95.17	$109.86	$123.03	$111.08	$138.29
Number of units outstanding (000’s)	6	19	20	32	38	43	48	52	58	67
EQ/Large Cap Value Managed Volatility
Unit value	$105.27	$99.31	$114.03	$149.69	$166.49	$158.36	$180.99	$204.22	$182.29	$226.60
Number of units outstanding (000’s)	66	65	59	56	57	53	51	50	49	47
EQ/Lazard Emerging Markets Equity
Unit value	—	—	—	—	—	—	—	—	$100.33	$118.09
Number of units outstanding (000’s)	—	—	—	—	—	—	—	—	97	103
EQ/Loomis Sayles Growth
Unit value	$128.52	$131.03	$146.18	$184.38	$197.01	$217.73	$230.48	$307.42	$295.55	$384.67
Number of units outstanding (000’s)	5	7	8	8	8	8	14	16	16	17
EQ/MFS International Growth
Unit value	$151.63	$134.16	$159.14	$179.23	$168.73	$167.54	$169.32	$221.59	$199.01	$250.95
Number of units outstanding (000’s)	16	25	34	40	39	41	46	52	58	63
EQ/MFS International Value
Unit value	—	—	—	—	—	—	—	—	$192.22	$239.80
Number of units outstanding (000’s)	—	—	—	—	—	—	—	—	75	77
EQ/MFS Mid Cap Focused Growth
Unit value	—	—	—	—	—	—	—	—	$170.28	$230.04
Number of units outstanding (000’s)	—	—	—	—	—	—	—	—	37	40

7

EQUI-VEST® Modified TSA Froedtert Memorial Lutheran Hospital  (continued)

Unit values and number of units outstanding at year end for each variable investment option, except for those options offered for the first time on or after December 31, 2019.

	For the years ending December 31,
	2010	2011	2012	2013	2014	2015	2016	2017	2018	2019
EQ/MFS Technology
Unit value	—	—	—	—	—	—	—	—	$321.63	$432.84
Number of units outstanding (000’s)	—	—	—	—	—	—	—	—	14	16
EQ/MFS Utilities Series
Unit value	—	—	—	—	—	—	—	—	$184.02	$227.39
Number of units outstanding (000’s)	—	—	—	—	—	—	—	—	35	37
EQ/Mid Cap Index
Unit value	$119.83	$115.90	$134.47	$176.67	$190.82	$183.70	$218.30	$249.83	$218.63	$271.64
Number of units outstanding (000’s)	54	55	57	73	85	98	114	129	141	153
EQ/Mid Cap Value Managed Volatility
Unit value	$137.98	$123.85	$145.59	$192.00	$210.96	$201.66	$235.17	$261.78	$224.92	$282.15
Number of units outstanding (000’s)	36	35	35	36	34	33	31	29	27	24
EQ/Moderate Allocation
Unit value	$202.78	$196.64	$212.01	$237.67	$243.30	$239.50	$250.70	$276.57	$261.58	$300.18
Number of units outstanding (000’s)	166	198	223	33	32	28	26	23	21	18
EQ/Moderate Growth Strategy
Unit value	—	—	$104.17	$120.66	$125.56	$123.45	$130.96	$145.10	$136.41	$159.49
Number of units outstanding (000’s)	—	—	1	3	7	11	13	15	17	21
EQ/Moderate-Plus Allocation
Unit value	$136.66	$128.72	$142.26	$168.88	$173.67	$169.88	$180.59	$205.63	$189.84	$225.74
Number of units outstanding (000’s)	246	297	342	393	417	425	434	433	431	427
EQ/Money Market
Unit value	$140.88	$139.62	$138.36	$137.11	$135.88	$134.65	$133.45	$132.78	$133.25	$134.06
Number of units outstanding (000’s)	23	24	26	27	27	33	27	27	30	27
EQ/Oppenheimer Global
Unit value	$107.16	$97.04	$115.76	$144.92	$146.19	$149.48	$148.20	$199.18	$170.80	$221.88
Number of units outstanding (000’s)	6	8	9	15	17	19	19	20	23	25
EQ/PIMCO Global Real Return
Unit value	—	—	—	$90.99	$97.27	$94.11	$102.89	$104.93	$102.57	$109.94
Number of units outstanding (000’s)	—	—	—	1	5	11	17	20	24	25

8

EQUI-VEST® Modified TSA Froedtert Memorial Lutheran Hospital  (continued)

Unit values and number of units outstanding at year end for each variable investment option, except for those options offered for the first time on or after December 31, 2019.

	For the years ending December 31,
	2010	2011	2012	2013	2014	2015	2016	2017	2018	2019
EQ/PIMCO Ultra Short Bond
Unit value	$111.38	$110.17	$110.81	$109.90	$108.82	$107.54	$108.70	$109.76	$109.81	$111.59
Number of units outstanding (000’s)	28	27	28	32	33	33	32	30	31	31
EQ/Quality Bond PLUS
Unit value	$182.03	$183.03	$186.20	$180.32	$183.88	$182.64	$183.13	$184.01	$182.56	$191.11
Number of units outstanding (000’s)	9	9	10	9	10	11	10	9	9	9
EQ/Small Company Index
Unit value	$164.72	$156.72	$179.44	$244.43	$253.98	$240.19	$286.90	$324.16	$284.89	$353.51
Number of units outstanding (000’s)	26	25	26	31	33	34	37	39	42	47
EQ/T. Rowe Price Growth Stock
Unit value	$108.29	$105.23	$124.02	$169.52	$182.51	$199.36	$200.22	$264.63	$258.00	$335.19
Number of units outstanding (000’s)	27	45	62	71	72	80	84	88	95	102
EQ/Templeton Global Equity Managed Volatility
Unit value	$88.15	$80.10	$94.73	$119.17	$119.40	$115.20	$120.19	$144.46	$125.67	$150.63
Number of units outstanding (000’s)	7	8	8	11	12	14	14	13	13	12
EQ/UBS Growth and Income
Unit value	$117.08	$112.75	$126.12	$169.40	$192.12	$187.67	$204.86	$246.23	$211.26	$286.41
Number of units outstanding (000’s)	2	2	2	3	4	7	8	9	9	10
EQ/Wellington Energy
Unit value	—	—	—	—	—	—	—	—	$75.96	$76.03
Number of units outstanding (000’s)	—	—	—	—	—	—	—	—	15	18
Invesco V.I. High Yield Fund
Unit value	—	$95.26	$110.41	$116.82	$117.60	$112.62	$123.69	$130.08	$124.26	$139.35
Number of units outstanding (000’s)	—	—	3	4	6	7	9	10	11	13
Invesco V.I. Mid Cap Core Equity Fund
Unit value	$114.82	$106.39	$116.62	$148.47	$153.27	$145.39	$163.05	$185.26	$162.29	$201.10
Number of units outstanding (000’s)	—	1	2	2	3	3	3	4	5	5
Invesco V.I. Small Cap Equity Fund
Unit value	$124.50	$122.16	$137.59	$186.92	$189.10	$176.64	$195.78	$220.65	$185.26	$231.92
Number of units outstanding (000’s)	—	—	1	1	1	1	1	1	1	1

9

EQUI-VEST® Modified TSA Froedtert Memorial Lutheran Hospital  (continued)

Unit values and number of units outstanding at year end for each variable investment option, except for those options offered for the first time on or after December 31, 2019.

	For the years ending December 31,
	2010	2011	2012	2013	2014	2015	2016	2017	2018	2019
Ivy VIP High Income
Unit value	$106.38	$110.97	$130.46	$142.86	$144.28	$133.68	$153.92	$162.73	$157.84	$173.93
Number of units outstanding (000’s)	—	4	18	35	52	66	78	87	99	107
Ivy VIP Small Cap Growth
Unit value	$112.82	$99.95	$104.16	$147.99	$148.99	$150.43	$153.43	$187.20	$177.87	$217.46
Number of units outstanding (000’s)	—	—	—	—	—	1	1	2	2	3
MFS® Investors Trust Series
Unit value	$115.04	$111.25	$131.01	$171.04	$187.65	$185.88	$199.53	$243.27	$227.31	$295.65
Number of units outstanding (000’s)	—	—	1	1	2	2	2	2	2	4
MFS® Massachusetts Investors Growth Stock Portfolio
Unit value	—	—	—	—	—	$191.84	$201.23	$255.46	$254.61	$352.20
Number of units outstanding (000’s)	—	—	—	—	—	3	4	4	4	7
Multimanager Aggressive Equity
Unit value	$100.86	$93.90	$106.27	$144.71	$158.98	$164.04	$168.38	$217.80	$215.63	$285.29
Number of units outstanding (000’s)	50	49	42	23	22	18	16	13	12	11
Multimanager Core Bond
Unit value	$142.14	$149.04	$155.78	$150.75	$154.99	$153.79	$156.43	$159.68	$157.61	$167.72
Number of units outstanding (000’s)	10	13	16	16	17	18	19	19	20	21
Multimanager Mid Cap Growth
Unit value	$122.48	$111.81	$127.92	$177.69	$184.65	$180.20	$190.69	$239.36	$223.50	$294.49
Number of units outstanding (000’s)	6	6	7	10	10	11	11	12	12	11
Multimanager Mid Cap Value
Unit value	$158.75	$136.35	$155.14	$208.47	$217.62	$203.69	$240.37	$260.30	$225.07	$278.73
Number of units outstanding (000’s)	7	8	9	11	11	10	10	10	11	11
Multimanager Technology
Unit value	$122.00	$115.08	$129.35	$173.81	$195.59	$206.03	$222.44	$306.69	$310.88	$424.76
Number of units outstanding (000’s)	10	10	12	12	13	14	15	15	16	17
Target 2015 Allocation
Unit value	$103.90	$100.06	$109.93	$124.27	$126.80	$123.26	$129.03	$142.33	$134.97	$153.81
Number of units outstanding (000’s)	14	14	16	18	15	17	17	12	7	7

10

EQUI-VEST® Modified TSA Froedtert Memorial Lutheran Hospital  (continued)

Unit values and number of units outstanding at year end for each variable investment option, except for those options offered for the first time on or after December 31, 2019.

	For the years ending December 31,
	2010	2011	2012	2013	2014	2015	2016	2017	2018	2019
Target 2025 Allocation
Unit value	$101.54	$96.70	$108.15	$127.64	$131.59	$127.75	$135.99	$155.55	$144.67	$171.15
Number of units outstanding (000’s)	15	19	22	29	31	36	36	36	35	35
Target 2035 Allocation
Unit value	$100.20	$94.68	$107.07	$129.72	$134.33	$130.41	$139.61	$162.94	$149.89	$181.70
Number of units outstanding (000’s)	11	13	15	19	22	24	26	28	31	36
Target 2045 Allocation
Unit value	$98.09	$91.83	$105.04	$130.35	$135.35	$131.15	$141.26	$167.57	$152.79	$188.27
Number of units outstanding (000’s)	7	9	11	13	16	19	21	23	27	31
Target 2055 Allocation
Unit value	—	—	—	—	—	$91.72	$99.53	$120.13	$108.59	$136.45
Number of units outstanding (000’s)	—	—	—	—	—	—	2	5	9	12
VanEck VIP Global Hard Assets Fund
Unit value	—	$83.18	$84.99	$92.90	$74.25	$48.84	$69.41	$67.43	$47.83	$52.87
Number of units outstanding (000’s)	—	2	6	10	13	17	21	23	25	28

FOR USE ONLY WITH TSA CERTIFICATES/CONTRACTS OF

FROEDTERT MEMORIAL LUTHERAN HOSPITAL

MILWAUKEE,WISCONSIN

EQUI-VEST® is issued by and is a registered service mark of Equitable Financial Life Insurance Company.

Co-distributed by affiliates, Equitable Advisors (Equitable Financial Advisors in MI and TN) and Equitable Distributors, 1290 Avenue of the Americas, New York, NY 10104.

Copyright 2020 Equitable Financial Life Insurance Company. All rights reserved.

Equitable Financial Life Insurance Company

1290 Avenue of the Americas

New York, NY 10104

212-554-1234

11

Equitable Financial Life Insurance Company

Supplement dated May 1, 2020, to the May 1, 2020 prospectus for EQUI-VEST® Employer Sponsored Retirement Plans

•	EQUI-VEST® TSA contracts (Series 100) for New York City Housing Development Corporation

This Supplement modifies certain information in the above-referenced prospectus, supplements to prospectus and statement of additional information (together the “prospectus”) offered by Equitable Financial Life Insurance Company (the “Company”). You should read this Supplement in conjunction with your prospectus and retain it for future reference. This Supplement incorporates the prospectus by reference. Unless otherwise indicated, all other information included in your prospectus remains unchanged. The terms we use in this Supplement have the same meaning as in your prospectus. We will send you another copy of any prospectus or supplement without charge upon request. Please contact the customer service center referenced in your prospectus.

This Supplement describes the material differences between NY Housing TSA Contracts and the EQUI-VEST® Series 100 contracts described in the prospectus. The contract is no longer available for new participants.

A.

Administrative charge. The annual administrative charge is waived, therefore, all references in the prospectus to “annual administrative charge” or “administrative charge” are deleted in their entirety.

B.	Withdrawal charges. The following changes are made to reflect the changes in circumstances under which withdrawal charges are imposed.

1.	Under “Fees and charges” in EQUI-VEST® in Employer-Sponsored Retirement Plans at a glance — key features, the following is added after the first sentence under “Withdrawal charge” in the prospectus:

•	NY Housing TSA contracts under series 100: We deduct a charge equal to 6% of any amount withdrawn above the 10% free corridor.

2.	The following chart is added under the chart in “For SEP, SARSEP, TSA, EDC and Annuitant-Owned HR-10 contracts” under “Charges and expenses,” in the prospectus:

For NY Housing TSA contracts.

Contract Year(s)	Withdrawal Charge
1 through 5	6%
6 and later	0

C.	Current Total Separate Account A annual expenses. The following changes are made to reflect a change in the current Total Separate Account A annual expenses.

The following footnote (+), is added to “Maximum total Separate Account A annual expenses” under “Fee table,” in the prospectus:

+ For NY Housing TSA contracts in series 100, the current “Mortality and expense risk charge” is 0.45% and the current “Other expenses” is 0.25%, resulting in the current “Total Separate Account A annual expenses” of 0.70%.

D.	Condensed financial information

FOR USE ONLY WITH NY HOUSING TSA CONTRACTS.

#827906

EQUI-VEST® TSA Contracts for New York City Housing Development Corporation

The unit values and number of units outstanding shown below are for contracts offered under Separate Account A with the same daily asset charge of 0.70%.

Unit values and number of units outstanding at year end for each variable investment option, except for those options offered for the first time on or after December 31, 2019.

	For the years ending December 31,
	2010	2011	2012	2013	2014	2015	2016	2017	2018	2019
1290 VT DoubleLine Dynamic Allocation
Unit value	—	—	—	$104.46	$106.25	$101.57	$109.55	$119.24	$113.53	$133.13
Number of units outstanding (000’s)	—	—	—	—	—	—	—	—	—	—
1290 VT Equity Income
Unit value	$114.56	$113.30	$132.46	$173.30	$187.01	$182.54	$204.80	$235.58	$206.58	$254.80
Number of units outstanding (000’s)	2	1	1	1	1	1	1	2	2	3
1290 VT GAMCO Mergers & Acquisitions
Unit value	$130.22	$131.06	$136.97	$150.95	$152.35	$155.25	$166.03	$175.06	$165.29	$178.29
Number of units outstanding (000’s)	1	1	—	1	1	—	—	1	—	—
1290 VT GAMCO Small Company Value
Unit value	$191.63	$183.65	$214.91	$296.87	$303.84	$284.51	$348.27	$401.51	$336.56	$412.25
Number of units outstanding (000’s)	5	6	7	8	8	8	7	11	12	14
1290 VT High Yield Bond
Unit value	—	—	—	$101.71	$102.93	$99.05	$109.89	$116.19	$112.81	$126.49
Number of units outstanding (000’s)	—	—	—	—	—	—	—	—	1	1
1290 VT Socially Responsible
Unit value	$83.42	$83.06	$96.29	$128.44	$144.90	$144.57	$157.85	$188.73	$179.21	$231.82
Number of units outstanding (000’s)	3	3	2	2	2	2	2	2	1	1
All Asset Growth-Alt 20
Unit value	$119.50	$114.52	$127.35	$144.32	$146.74	$139.95	$152.26	$175.23	$160.84	$190.21
Number of units outstanding (000’s)	—	—	—	—	—	—	—	2	2	2
American Funds Insurance Series® Bond FundSM
Unit value	—	—	—	$96.62	$100.88	$100.10	$102.19	$104.81	$103.15	$111.73
Number of units outstanding (000’s)	—	—	—	—	—	1	1	5	5	6
CharterSM Multi-Sector Bond
Unit value	$108.92	$113.93	$119.15	$117.13	$119.08	$117.49	$120.09	$121.91	$120.45	$127.87
Number of units outstanding (000’s)	1	2	2	2	2	2	2	2	2	2
CharterSM Small Cap Growth
Unit value	$134.32	$112.47	$124.38	$182.52	$176.51	$164.68	$178.83	$220.83	$208.25	$275.13
Number of units outstanding (000’s)	1	1	1	1	1	1	1	1	1	—

2

EQUI-VEST® TSA Contracts for New York City Housing Development Corporation  (continued)

Unit values and number of units outstanding at year end for each variable investment option, except for those options offered for the first time on or after December 31, 2019.

	For the years ending December 31,
	2010	2011	2012	2013	2014	2015	2016	2017	2018	2019
CharterSM Small Cap Value
Unit value	$187.20	$169.13	$196.11	$277.93	$261.89	$225.90	$280.92	$310.48	$268.26	$332.03
Number of units outstanding (000’s)	1	1	1	1	1	1	1	1	1	1
EQ/400 Managed Volatility
Unit value	$106.41	$96.98	$112.15	$146.65	$158.44	$152.43	$181.16	$207.29	$180.57	$224.01
Number of units outstanding (000’s)	—	—	—	—	—	—	—	—	—	—
EQ/500 Managed Volatility
Unit value	$103.49	$98.92	$112.78	$146.64	$163.94	$163.38	$180.13	$216.00	$201.48	$259.89
Number of units outstanding (000’s)	—	—	—	—	—	—	—	—	—	—
EQ/2000 Managed Volatility
Unit value	$105.25	$93.48	$107.16	$146.20	$151.06	$142.35	$170.38	$192.63	$168.48	$208.20
Number of units outstanding (000’s)	—	—	—	—	—	—	—	—	—	—
EQ/AB Dynamic Moderate Growth
Unit value	—	—	$103.63	$119.54	$124.38	$122.75	$126.49	$141.81	$132.62	$152.50
Number of units outstanding (000’s)	—	—	—	—	—	—	—	—	—	—
EQ/AB Small Cap Growth
Unit value	$176.42	$174.49	$200.28	$274.79	$282.62	$272.48	$304.61	$371.06	$339.42	$430.75
Number of units outstanding (000’s)	3	3	3	3	3	3	3	3	3	4
EQ/Aggressive Allocation
Unit value	$137.73	$126.51	$143.43	$180.07	$187.24	$182.67	$197.33	$233.37	$211.53	$261.49
Number of units outstanding (000’s)	5	6	8	7	9	9	8	9	9	10
EQ/Balanced Strategy
Unit value	—	—	$103.68	$117.03	$121.32	$119.69	$125.96	$137.41	$130.74	$150.19
Number of units outstanding (000’s)	—	—	—	—	—	—	—	—	1	1
EQ/BlackRock Basic Value Equity
Unit value	$180.26	$173.44	$195.71	$267.66	$291.58	$271.73	$318.31	$341.72	$312.13	$382.57
Number of units outstanding (000’s)	6	7	9	9	9	9	8	9	8	10
EQ/Capital Guardian Research
Unit value	$125.33	$129.43	$150.90	$197.44	$216.67	$219.27	$236.07	$294.05	$277.86	$366.64
Number of units outstanding (000’s)	2	2	2	2	2	2	2	2	2	2
EQ/ClearBridge Large Cap Growth
Unit value	$118.88	$111.11	$132.88	$183.51	$189.14	$190.20	$190.54	$237.63	$235.14	$308.21
Number of units outstanding (000’s)	4	5	6	6	6	6	5	6	5	6

3

EQUI-VEST® TSA Contracts for New York City Housing Development Corporation  (continued)

Unit values and number of units outstanding at year end for each variable investment option, except for those options offered for the first time on or after December 31, 2019.

	For the years ending December 31,
	2010	2011	2012	2013	2014	2015	2016	2017	2018	2019
EQ/Clearbridge Select Equity Managed Volatility
Unit value	$91.95	$87.24	$98.93	$127.00	$138.34	$134.10	$150.69	$170.89	$152.60	$202.35
Number of units outstanding (000’s)	1	—	—	—	—	—	—	—	—	—
EQ/Common Stock Index
Unit value	$135.36	$135.46	$155.49	$204.53	$227.59	$225.87	$250.51	$299.68	$280.31	$362.51
Number of units outstanding (000’s)	22	22	24	22	21	23	20	20	21	18
EQ/Conservative Allocation
Unit value	$124.82	$126.30	$131.16	$135.89	$138.47	$137.17	$140.19	$146.11	$142.81	$154.91
Number of units outstanding (000’s)	1	1	1	2	1	2	2	3	3	3
EQ/Conservative Growth Strategy
Unit value	—	—	$103.06	$113.10	$116.59	$115.24	$120.12	$128.79	$123.73	$139.32
Number of units outstanding (000’s)	—	—	—	—	—	—	—	—	—	—
EQ/Conservative Strategy
Unit value	—	—	$101.74	$105.46	$107.44	$106.51	$108.76	$112.61	$110.25	$119.27
Number of units outstanding (000’s)	—	—	—	—	—	—	—	—	—	—
EQ/Conservative-Plus Allocation
Unit value	$127.45	$125.66	$133.98	$146.67	$150.24	$148.22	$154.15	$166.58	$159.37	$179.59
Number of units outstanding (000’s)	2	3	3	4	4	4	3	6	6	6
EQ/Core Bond Index
Unit value	$118.93	$123.77	$126.78	$123.89	$125.99	$125.66	$126.50	$127.45	$126.87	$133.87
Number of units outstanding (000’s)	7	8	3	3	3	3	3	6	6	6
EQ/Emerging Markets Equity PLUS Portfolio
Unit value	—	—	—	$94.82	$91.19	$74.11	$80.74	$107.44	$90.42	$106.05
Number of units outstanding (000’s)	—	—	—	—	—	—	1	3	3	2
EQ/Equity 500 Index
Unit value	$147.48	$149.04	$170.53	$222.70	$249.84	$250.07	$276.23	$332.03	$313.42	$406.71
Number of units outstanding (000’s)	14	20	21	17	17	18	13	19	20	22
EQ/Fidelity Institutional AM® Large Cap Portfolio
Unit value	—	—	—	—	—	—	—	—	$221.06	$287.72
Number of units outstanding (000’s)	—	—	—	—	—	—	—	—	4	4
EQ/Franklin Balanced Managed Volatility
Unit value	$102.73	$102.10	$112.76	$128.29	$135.30	$130.27	$142.87	$156.08	$148.32	$171.67
Number of units outstanding (000’s)	2	2	2	2	2	1	1	1	1	1

4

EQUI-VEST® TSA Contracts for New York City Housing Development Corporation  (continued)

Unit values and number of units outstanding at year end for each variable investment option, except for those options offered for the first time on or after December 31, 2019.

	For the years ending December 31,
	2010	2011	2012	2013	2014	2015	2016	2017	2018	2019
EQ/Franklin Small Cap Value Managed Volatility
Unit value	$102.22	$91.78	$106.47	$144.51	$146.55	$136.01	$168.64	$187.12	$161.95	$201.81
Number of units outstanding (000’s)	—	—	—	—	1	—	—	—	—	—
EQ/Franklin Templeton Allocation Managed Volatility
Unit value	$83.73	$79.45	$90.51	$110.81	$116.06	$112.01	$121.80	$139.03	$126.10	$153.02
Number of units outstanding (000’s)	—	—	—	—	—	—	—	—	—	1
EQ/Global Bond PLUS
Unit value	$123.01	$127.52	$131.34	$127.15	$127.38	$121.67	$121.64	$126.41	$123.48	$130.23
Number of units outstanding (000’s)	2	3	3	3	3	2	2	2	2	3
EQ/Global Equity Managed Volatility
Unit value	$296.06	$257.78	$299.45	$357.89	$361.38	$352.65	$365.87	$458.08	$399.54	$497.01
Number of units outstanding (000’s)	7	6	6	6	6	6	5	5	5	4
EQ/Goldman Sachs Mid Cap Value
Unit value	—	—	—	—	—	—	—	—	$171.65	$222.93
Number of units outstanding (000’s)	—	—	—	—	—	—	—	—	—	—
EQ/Intermediate Government Bond
Unit value	$159.65	$167.34	$167.79	$163.88	$165.23	$164.77	$164.36	$163.77	$163.97	$169.61
Number of units outstanding (000’s)	1	1	1	1	2	1	1	2	2	3
EQ/International Core Managed Volatility
Unit value	$129.17	$106.55	$123.06	$143.61	$133.71	$127.01	$126.39	$158.53	$133.97	$162.90
Number of units outstanding (000’s)	3	3	4	3	5	5	3	3	3	4
EQ/International Equity Index
Unit value	$121.12	$105.87	$122.23	$147.43	$136.30	$132.45	$134.41	$164.47	$138.54	$168.03
Number of units outstanding (000’s)	12	7	10	8	9	8	7	7	6	7
EQ/International Managed Volatility
Unit value	$104.53	$87.14	$100.88	$121.32	$112.71	$109.23	$108.34	$133.67	$113.55	$136.93
Number of units outstanding (000’s)	—	—	—	—	—	—	—	—	—	—
EQ/International Value Managed Volatility
Unit value	$137.38	$114.36	$133.40	$158.07	$145.70	$140.10	$140.16	$171.71	$142.39	$173.42
Number of units outstanding (000’s)	28	31	5	5	5	5	4	4	4	3
EQ/Invesco Comstock
Unit value	$106.60	$103.75	$122.00	$163.59	$176.93	$164.81	$192.09	$225.05	$195.77	$242.96
Number of units outstanding (000’s)	—	—	—	—	1	1	1	1	1	1

5

EQUI-VEST® TSA Contracts for New York City Housing Development Corporation  (continued)

Unit values and number of units outstanding at year end for each variable investment option, except for those options offered for the first time on or after December 31, 2019.

	For the years ending December 31,
	2010	2011	2012	2013	2014	2015	2016	2017	2018	2019
EQ/Invesco Global Real Estate
Unit value	—	—	—	—	—	—	—	—	$154.92	$188.47
Number of units outstanding (000’s)	—	—	—	—	—	—	—	—	—	—
EQ/Invesco International Growth
Unit value	—	—	—	—	—	—	—	—	$133.69	$170.19
Number of units outstanding (000’s)	—	—	—	—	—	—	—	—	—	—
EQ/Janus Enterprise
Unit value	$175.64	$160.99	$173.86	$239.18	$235.82	$221.30	$210.24	$267.02	$260.40	$352.85
Number of units outstanding (000’s)	2	4	3	4	4	4	3	5	4	6
EQ/JPMorgan Value Opportunities
Unit value	$115.75	$108.93	$125.53	$169.26	$192.24	$186.53	$225.11	$263.14	$221.05	$279.93
Number of units outstanding (000’s)	1	—	1	—	1	1	1	1	1	3
EQ/Large Cap Core Managed Volatility
Unit value	$98.78	$93.93	$107.25	$140.10	$155.29	$154.78	$168.80	$204.42	$189.94	$245.12
Number of units outstanding (000’s)	—	—	—	—	—	—	—	—	—	—
EQ/Large Cap Growth Index
Unit value	$80.76	$82.09	$93.51	$123.03	$137.12	$142.78	$150.78	$193.48	$187.78	$252.35
Number of units outstanding (000’s)	1	2	2	2	3	3	2	3	3	4
EQ/Large Cap Growth Managed Volatility
Unit value	$114.39	$109.43	$123.60	$166.16	$183.29	$189.35	$198.39	$254.56	$245.25	$325.65
Number of units outstanding (000’s)	3	3	4	4	13	12	10	9	8	9
EQ/Large Cap Value Index
Unit value	$61.14	$60.51	$70.06	$91.55	$102.38	$97.16	$112.37	$126.10	$114.08	$142.31
Number of units outstanding (000’s)	—	1	1	2	2	2	2	2	3	2
EQ/Large Cap Value Managed Volatility
Unit value	$107.70	$101.82	$117.14	$154.09	$171.72	$163.67	$187.43	$211.91	$189.54	$236.09
Number of units outstanding (000’s)	10	9	10	10	13	13	10	7	7	8
EQ/Lazard Emerging Markets Equity
Unit value	—	—	—	—	—	—	—	—	$102.03	$120.33
Number of units outstanding (000’s)	—	—	—	—	—	—	—	—	10	14
EQ/Loomis Sayles Growth
Unit value	$130.14	$132.95	$148.63	$187.84	$201.11	$222.71	$236.22	$315.71	$304.14	$396.65
Number of units outstanding (000’s)	1	1	1	1	1	1	2	2	1	2

6

EQUI-VEST® TSA Contracts for New York City Housing Development Corporation  (continued)

Unit values and number of units outstanding at year end for each variable investment option, except for those options offered for the first time on or after December 31, 2019.

	For the years ending December 31,
	2010	2011	2012	2013	2014	2015	2016	2017	2018	2019
EQ/MFS International Growth
Unit value	$153.37	$135.98	$161.62	$182.39	$172.04	$171.18	$173.34	$227.31	$204.57	$258.48
Number of units outstanding (000’s)	2	3	3	4	3	3	2	4	3	2
EQ/MFS International Value
Unit value	—	—	—	—	—	—	—	—	$195.47	$244.35
Number of units outstanding (000’s)	—	—	—	—	—	—	—	—	12	19
EQ/MFS Mid Cap Focused Growth
Unit value	—	—	—	—	—	—	—	—	$172.92	$234.08
Number of units outstanding (000’s)	—	—	—	—	—	—	—	—	8	10
EQ/MFS Technology
Unit value	—	—	—	—	—	—	—	—	$327.07	$441.04
Number of units outstanding (000’s)	—	—	—	—	—	—	—	—	6	4
EQ/MFS Utilities Series
Unit value	—	—	—	—	—	—	—	—	$187.13	$231.71
Number of units outstanding (000’s)	—	—	—	—	—	—	—	—	3	3
EQ/Mid Cap Index
Unit value	$122.35	$118.58	$137.85	$181.48	$196.41	$189.46	$225.60	$258.71	$226.85	$282.43
Number of units outstanding (000’s)	30	33	7	9	9	9	8	9	9	11
EQ/Mid Cap Value Managed Volatility
Unit value	$141.49	$127.25	$149.90	$198.08	$218.08	$208.89	$244.09	$272.25	$234.39	$294.63
Number of units outstanding (000’s)	6	6	6	6	6	6	5	4	4	5
EQ/Moderate Allocation
Unit value	$169.97	$165.16	$178.43	$200.42	$205.05	$201.82	$211.14	$232.83	$220.17	$252.60
Number of units outstanding (000’s)	12	10	13	16	16	16	15	23	23	22
EQ/Moderate Growth Strategy
Unit value	—	—	$104.30	$121.06	$126.23	$124.35	$132.19	$146.75	$138.24	$161.96
Number of units outstanding (000’s)	—	—	—	—	—	1	1	1	1	1
EQ/Moderate-Plus Allocation
Unit value	$138.67	$130.88	$144.93	$172.40	$177.64	$174.12	$185.48	$211.61	$195.76	$233.25
Number of units outstanding (000’s)	8	11	13	17	17	15	15	24	23	24
EQ/Money Market
Unit value	$134.83	$133.89	$132.95	$132.02	$131.10	$130.18	$129.27	$128.88	$129.60	$130.65
Number of units outstanding (000’s)	1	1	1	1	1	1	1	2	5	3

7

EQUI-VEST® TSA Contracts for New York City Housing Development Corporation  (continued)

Unit values and number of units outstanding at year end for each variable investment option, except for those options offered for the first time on or after December 31, 2019.

	For the years ending December 31,
	2010	2011	2012	2013	2014	2015	2016	2017	2018	2019
EQ/Oppenheimer Global
Unit value	$108.09	$98.09	$117.24	$147.07	$148.66	$152.31	$151.31	$203.77	$175.09	$227.91
Number of units outstanding (000’s)	1	3	3	2	2	2	2	2	4	4
EQ/PIMCO Global Real Return
Unit value	—	—	—	$91.11	$97.59	$94.62	$103.65	$105.92	$103.74	$111.43
Number of units outstanding (000’s)	—	—	—	—	—	1	1	6	10	14
EQ/PIMCO Ultra Short Bond
Unit value	$112.66	$111.66	$112.53	$111.84	$110.96	$109.88	$111.28	$112.59	$112.87	$114.94
Number of units outstanding (000’s)	5	5	6	6	6	6	5	5	4	4
EQ/Quality Bond PLUS
Unit value	$164.63	$165.87	$169.08	$164.07	$167.65	$166.85	$167.63	$168.78	$167.79	$176.00
Number of units outstanding (000’s)	2	2	1	1	1	1	1	1	1	1
EQ/Small Company Index
Unit value	$167.76	$159.93	$183.49	$250.45	$260.75	$247.10	$295.75	$334.82	$294.86	$366.62
Number of units outstanding (000’s)	23	24	4	4	4	4	4	3	3	3
EQ/T. Rowe Price Growth Stock
Unit value	$109.66	$106.77	$126.10	$172.70	$186.31	$203.92	$205.21	$271.77	$265.49	$345.63
Number of units outstanding (000’s)	16	18	4	4	6	5	5	10	11	15
EQ/Templeton Global Equity Managed Volatility
Unit value	$88.92	$80.96	$95.94	$120.94	$121.41	$117.38	$122.71	$147.79	$128.83	$154.72
Number of units outstanding (000’s)	1	1	1	1	1	1	1	1	1	1
EQ/UBS Growth and Income
Unit value	$118.55	$114.40	$128.23	$172.57	$196.12	$191.97	$209.97	$252.87	$217.40	$295.33
Number of units outstanding (000’s)	—	—	—	—	2	3	—	—	—	—
EQ/Wellington Energy
Unit value	—	—	—	—	—	—	—	—	$77.25	$77.47
Number of units outstanding (000’s)	—	—	—	—	—	—	—	—	2	2
Invesco V.I. High Yield Fund
Unit value	—	$95.38	$110.78	$117.44	$118.47	$113.67	$125.10	$131.83	$126.19	$141.80
Number of units outstanding (000’s)	—	—	—	—	1	1	—	3	3	3
Invesco V.I. Mid Cap Core Equity Fund
Unit value	$104.63	$97.14	$106.70	$136.11	$140.79	$133.82	$150.38	$171.21	$150.29	$186.60
Number of units outstanding (000’s)	—	—	—	—	—	—	—	—	—	—

8

EQUI-VEST® TSA Contracts for New York City Housing Development Corporation  (continued)

Unit values and number of units outstanding at year end for each variable investment option, except for those options offered for the first time on or after December 31, 2019.

	For the years ending December 31,
	2010	2011	2012	2013	2014	2015	2016	2017	2018	2019
Invesco V.I. Small Cap Equity Fund
Unit value	$108.96	$107.13	$120.91	$164.58	$166.84	$156.16	$173.43	$195.85	$164.77	$206.69
Number of units outstanding (000’s)	—	—	—	—	—	—	—	—	—	—
Ivy VIP High Income
Unit value	$106.45	$111.26	$131.08	$143.83	$145.54	$135.12	$155.89	$165.14	$160.51	$177.23
Number of units outstanding (000’s)	—	—	1	2	2	2	2	11	12	14
Ivy VIP Small Cap Growth
Unit value	$112.98	$100.29	$104.73	$149.09	$150.41	$152.17	$155.51	$190.12	$181.02	$221.75
Number of units outstanding (000’s)	—	—	—	—	—	—	—	—	—	—
MFS® Investors Trust Series
Unit value	$102.23	$99.06	$116.89	$152.91	$168.10	$166.85	$179.46	$219.25	$205.28	$267.53
Number of units outstanding (000’s)	—	—	—	—	—	—	—	—	—	—
MFS® Massachusetts Investors Growth Stock Portfolio
Unit value	—	—	—	—	—	$193.91	$203.81	$259.26	$258.92	$358.88
Number of units outstanding (000’s)	—	—	—	—	—	—	—	—	—	—
Multimanager Aggressive Equity
Unit value	$81.90	$76.41	$86.65	$118.05	$129.73	$133.96	$137.60	$178.11	$176.49	$233.70
Number of units outstanding (000’s)	19	15	13	12	9	9	8	8	10	7
Multimanager Core Bond
Unit value	$144.74	$152.07	$159.27	$154.43	$159.10	$158.19	$161.23	$164.91	$163.10	$173.92
Number of units outstanding (000’s)	1	1	2	2	3	2	2	2	2	2
Multimanager Mid Cap Growth
Unit value	$124.72	$114.08	$130.78	$182.04	$189.55	$185.36	$196.54	$247.20	$231.29	$305.37
Number of units outstanding (000’s)	1	1	1	1	1	1	1	1	1	1
Multimanager Mid Cap Value
Unit value	$161.66	$139.12	$158.62	$213.57	$223.40	$209.52	$247.75	$268.83	$232.91	$289.03
Number of units outstanding (000’s)	1	1	1	1	1	1	—	1	1	—
Multimanager Technology
Unit value	$124.23	$117.42	$132.25	$178.07	$200.78	$211.92	$229.26	$316.73	$321.71	$440.44
Number of units outstanding (000’s)	3	3	7	1	1	2	1	2	4	1
Target 2015 Allocation
Unit value	$104.80	$101.14	$111.34	$126.12	$128.94	$125.59	$131.74	$145.61	$138.36	$157.99
Number of units outstanding (000’s)	1	1	1	—	—	—	—	—	—	—

9

EQUI-VEST® TSA Contracts for New York City Housing Development Corporation  (continued)

Unit values and number of units outstanding at year end for each variable investment option, except for those options offered for the first time on or after December 31, 2019.

	For the years ending December 31,
	2010	2011	2012	2013	2014	2015	2016	2017	2018	2019
Target 2025 Allocation
Unit value	$102.43	$97.74	$109.53	$129.54	$133.82	$130.17	$138.85	$159.13	$148.30	$175.80
Number of units outstanding (000’s)	3	3	4	4	3	3	3	5	4	4
Target 2035 Allocation
Unit value	$101.07	$95.70	$108.44	$131.65	$136.60	$132.89	$142.55	$166.70	$153.65	$186.64
Number of units outstanding (000’s)	1	2	1	2	2	2	1	2	3	2
Target 2045 Allocation
Unit value	$98.94	$92.82	$106.39	$132.29	$137.64	$133.63	$144.23	$171.43	$156.63	$193.39
Number of units outstanding (000’s)	—	—	—	—	—	—	—	1	1	1
Target 2055 Allocation
Unit value	—	—	—	—	—	$91.83	$99.86	$120.77	$109.39	$137.73
Number of units outstanding (000’s)	—	—	—	—	—	—	—	—	—	—
VanEck VIP Global Hard Assets Fund
Unit value	—	$83.28	$85.27	$93.39	$74.80	$49.30	$70.20	$68.34	$48.57	$53.80
Number of units outstanding (000’s)	—	—	—	—	1	1	1	1	1	1

Because you are purchasing an annuity contract to fund a qualified employer sponsored retirement arrangement, you should be aware that such annuities do not provide tax deferral benefits beyond those already provided by the Internal Revenue Code. Before purchasing one of these annuities, you should consider whether its features and benefits beyond tax deferral meet your needs and goals. You may also want to consider the relative features, benefits and costs of these annuities with any other investment that you may use in connection with your retirement plan or arrangement. (For more information, see “Tax information” in the Prospectus).

EQUI-VEST® is issued by and is a registered service mark of Equitable Financial Life Insurance Company.

Co-distributed by affiliates, Equitable Advisors (Equitable Financial Advisors in MI and TN) and Equitable Distributors, 1290 Avenue of the Americas, New York, NY 10104.

Copyright 2020 Equitable Financial Life Insurance Company. All rights reserved.

Equitable Financial Life Insurance Company

1290 Avenue of the Americas

New York, NY 10104

212-554-1234

10

Equitable Financial Life Insurance Company

Supplement dated May 1, 2020, to the May 1, 2020 prospectus for EQUI-VEST® Employer-Sponsored Retirement Plans

This Supplement modifies certain information in the above-referenced prospectus, supplements to prospectus and statement of additional information (together the “prospectus”) offered by Equitable Financial Life Insurance Company (the “Company”). You should read this Supplement in conjunction with your prospectus and retain it for future reference. This Supplement incorporates the prospectus by reference. Unless otherwise indicated, all other information included in your prospectus remains unchanged. The terms we use in this Supplement have the same meaning as in your prospectus. We will send you another copy of any prospectus or supplement without charge upon request. Please contact the customer service center referenced in your prospectus.

The Company offers its EQUI-VEST® Series 100 and 200 TSA contracts to participants in the TSA plan for the Detroit Board of Education. The contract is no longer available for new participants. This Supplement describes the material differences between the Series 100 and 200 TSA plan for the Detroit Board of Education and the EQUI-VEST® Series 100 and 200 TSA contracts described in the prospectus.

•

Annual Administrative charge.  The annual administrative charge is waived; therefore all references in the prospectus to “annual administrative charge” or “administrative charge” are deleted in their entirety.

FOR USE ONLY WITH DETROIT BOARD OF EDUCATION TSA CONTRACTS

EQUI-VEST® is issued by and is a registered service mark of Equitable Financial Life Insurance Company.

Co-distributed by affiliates, Equitable Advisors (Equitable Financial Advisors in MI and TN) and Equitable Distributors, 1290 Avenue of the Americas, New York, NY 10104.

Copyright 2020 Equitable Financial Life Insurance Company. All rights reserved.

Equitable Financial Life Insurance Company

1290 Avenue of the Americas

New York, NY 10104

212-554-1234

#843684

Equitable Financial Life Insurance Company

Supplement Dated May 1, 2020 to the May 1, 2020 prospectus for EQUI-VEST® Employer-Sponsored Retirement Plans

•	For Employees of Allegheny County, Pennsylvania

This Supplement modifies certain information in the above-referenced prospectus, supplements to prospectus and statement of additional information (together the “prospectus”) offered by Equitable Financial Life Insurance Company (the “Company”). You should read this Supplement in conjunction with your prospectus and retain it for future reference. This Supplement incorporates the prospectus by reference. Unless otherwise indicated, all other information included in your prospectus remains unchanged. The terms we use in this Supplement have the same meaning as in your prospectus. We will send you another copy of any prospectus or supplement without charge upon request. Please contact the customer service center referenced in your prospectus.

The Series 200 EDC Contracts, modified as described below (the “Modified EDC Contracts“), are offered to employees of Allegheny County, Pennsylvania, on the basis described in the prospectus, except that the withdrawal charge and annual administrative charge applicable to the Modified EDC Contracts will be as follows:

•	Withdrawal charge. The withdrawal charge schedule for the Modified EDC Contract is as follows:

Contract Year(s)	Withdrawal Charge
1	6%
2	5
3	4
4	3
5	2
6+	0

This table replaces the table in the prospectus under “Withdrawal charge for series 100 and 200 contracts“ under the heading “For SEP, SARSEP, TSA, EDC and Annuitant-Owned HR-10 contracts“ in “Charges and expenses.“

No withdrawal charge will apply in the event of the:

—	Death

—	Disability

—	Separation from service from Allegheny County

—	Retirement of the participant.

•

Annual administrative charge.  The annual administrative charge is waived; therefore all references in the prospectus to “annual administrative charge“ or “administrative charge“ are deleted in their entirety.

Because you are purchasing an annuity contract to fund a qualified employer sponsored retirement arrangement, you should be aware that such annuities do not provide tax deferral benefits beyond those already provided by the Internal Revenue Code. Before purchasing one of these annuities, you should consider whether its features and benefits beyond tax deferral meet your needs and goals. You may also want to consider the relative features, benefits and costs of these annuities with any other investment that you may use in connection with your retirement plan or arrangement. (For more information, see “Tax information“ in the prospectus.)

EQUI-VEST® is issued by and is a registered service mark of Equitable Financial Life Insurance Company.

Co-distributed by affiliates, Equitable Advisors (Equitable Financial Advisors in MI and TN) and Equitable Distributors, 1290 Avenue of the Americas, New York, NY 10104.

Copyright 2020 Equitable Financial Life Insurance Company. All rights reserved.

Equitable Financial Life Insurance Company

1290 Avenue of the Americas

New York, NY 10104

212-554-1234

#843857

Equitable Financial Life Insurance Company

Supplement dated May 1, 2020 to the May 1, 2020 prospectus for EQUI-VEST® Employer-Sponsored Retirement Plans

•	EQUI-VEST® TSA series 200 certificates and contracts (the ‘‘Modified TSA Contracts’’) for Broward County Public Schools, Florida

This Supplement modifies certain information in the above-referenced prospectus, supplements to prospectus and statement of additional information (together the “prospectus”) offered by Equitable Financial Life Insurance Company (the “Company”). You should read this Supplement in conjunction with your prospectus and retain it for future reference. This Supplement incorporates the prospectus by reference. Unless otherwise indicated, all other information included in your prospectus remains unchanged. The terms we use in this Supplement have the same meaning as in your prospectus. We will send you another copy of any prospectus or supplement without charge upon request. Please contact the customer service center referenced in your prospectus.

The Company offers the Modified TSA Contracts as described below, to participants in the TSA Plan for Broward County Public Schools, Florida. This Supplement describes the material differences between the Modified TSA Contracts and the EQUI-VEST® series 200 contracts described in the prospectus. Material differences between the Modified TSA Contracts and the TSA provisions described in the EQUI-VEST® series 200 prospectus include the following:

A.

Administrative charge.  The annual administrative charge is waived; therefore, all references in the prospectus to “annual administrative charge” or “administrative charge” are deleted in their entirety.

B.	Withdrawal charges. The following changes are made to reflect the changes in circumstances under which withdrawal charges are imposed:

1.	The next to the last bullet in “Additional features” under “EQUI-VEST® Employer-Sponsored Retirement Plans at a glance — key features” is deleted in its entirety and replaced by the following:

•	Waiver of withdrawal charge under certain circumstances and contracts. See “Charges and expenses” later in this prospectus.

2.

In the section ‘‘Charges and expenses’’ of the prospectus, under ‘‘For SEP, SARSEP, TSA, EDC and Annuitant-Owned HR-10 contracts’’ the following is added after the bullet under the heading ‘‘No withdrawal charge applies under a TSA or EDC (subject to state availability) contract if:’’ for the Modified TSA Contracts only:

No withdrawal charge applies for the Modified TSA Contracts if:

(1)	the participant has retired from employment;

(2)	the participant has separated from service at any time;

(3)	the participant has reached age 59 1/2;

(4)	the amount withdrawn is intended to satisfy the minimum distribution requirements;

(5)	the employer certifies to us that the amount withdrawn is a ‘‘hardship withdrawal’’ pursuant to applicable Treasury Regulations;

(6)	the participant is disabled (special federal income definition);

(7)	we receive proof satisfactory to us that the participant’s life expectancy is six months or less (such proof must include, but is not limited to, certification by a licensed physician);

(8)	the amount withdrawn is attributable to contributions that were made prior to 1/1/1989, and any earnings credited on such contributions prior to 1/1/1989;

(9)

the participant is rolling over funds as a result of one of the distributable events in (1), (2), (3) and (6) above and (10) below for spousal beneficiaries only, or rollover of unrestricted funds in (8) from EQUI-VEST® to another third-party provider;

(10)	the participant dies and a death benefit is payable to the beneficiary; and

(11)	the withdrawal is made to purchase a payout annuity from the Company.

#827992

C.	Maximum total Separate Account A annual expenses.

•

For series 200 Modified TSA Contracts, we currently deduct a daily charge on amounts invested in the variable investment options for mortality and expense risks and other expenses at an annual rate of 0.90%.

Because you are purchasing an annuity contract to fund a qualified employer sponsored retirement arrangement, you should be aware that such annuities do not provide tax deferral benefits beyond those already provided by the Internal Revenue Code. Before purchasing one of these annuities, you should consider whether its features and benefits beyond tax deferral meet your needs and goals. You may also want to consider the relative features, benefits and costs of these annuities with any other investment that you may use in connection with your retirement plan or arrangement. (For more information, see ‘‘Tax information’’ in the prospectus.)

EQUI-VEST® is issued by and is a registered service mark of Equitable Financial Life Insurance Company.

Co-distributed by affiliates, Equitable Advisors (Equitable Financial Advisors in MI and TN) and Equitable Distributors, 1290 Avenue of the Americas, New York, NY 10104.

Copyright 2020 Equitable Financial Life Insurance Company. All rights reserved.

Equitable Financial Life Insurance Company

1290 Avenue of the Americas

New York, NY 10104

212-554-1234

For use only with TSA certificates/contracts of Broward County Public Schools, Florida

2

Equitable Financial Life Insurance Company

Supplement Dated May 1, 2020 to the May 1, 2020 prospectus for EQUI-VEST® Employer-Sponsored Retirement Plans

This Supplement modifies certain information in the above-referenced prospectus, supplements to prospectus and statement of additional information (together the “prospectus”) offered by Equitable Financial Life Insurance Company (the “Company”). You should read this Supplement in conjunction with your prospectus and retain it for future reference. This Supplement incorporates the prospectus by reference. Unless otherwise indicated, all other information included in your prospectus remains unchanged. The terms we use in this Supplement have the same meaning as in your prospectus. We will send you another copy of any prospectus or supplement without charge upon request. Please contact the customer service center referenced in your prospectus.

The Company offers a modified version of its EQUI-VEST® Series 200 TSA contracts (the “Modified TSA Agreement”) only to participants in qualifying retirement programs of certain nonprofit healthcare organizations. This Supplement describes the material differences between the Modified TSA Agreement and the EQUI-VEST® Series 200 TSA contract described in the prospectus.

Material differences between the Modified TSA Agreement and the TSA provisions described in the prospectus include the following:

•	Withdrawal charge. The withdrawal charge schedule for the Modified TSA Agreement is as follows:

Contract Year(s)	Withdrawal Charge
1	6%
2	5
3	4
4	3
5	2
6+	0

This table replaces the EQUI-VEST® Series 200 withdrawal charge table in “Withdrawal charge for series 100 and 200 contracts” under the heading “For SEP, SARSEP, TSA, EDC and Annuitant-Owned HR-10 contracts” in “Charges and expenses.”

•	Exceptions to the withdrawal charge. For the modified TSA Agreement, the withdrawal charge section in “Charges and expenses” has been revised to add the following waivers:

No charge will be applied to any amount withdrawn from the Modified TSA Agreement if:

—	The annuitant has separated from service, or

—	The annuitant makes a withdrawal at any time and qualifies to receive Social Security disability benefits as certified by the Social Security Administration or any successor agency, or

—	The annuitant makes a withdrawal that qualifies as a hardship withdrawal under the Plan and the Code.

•

Annual administrative charge.  The annual administrative charge for participants under the Modified TSA Agreement is at maximum the charge described in the prospectus — that is, it is equal to the lesser of $30 or 2% of the account value on the last business day of each year (adjusted to include any withdrawals made during the year), to be prorated for a fractional year. This charge may be reduced or waived when a Modified TSA Agreement is used by the employer and the required participant services are performed at a modified or minimum level.

Because you are purchasing an annuity contract to fund a qualified employer sponsored retirement arrangement, you should be aware that such annuities do not provide tax deferral benefits beyond those already provided by the Internal Revenue Code. Before purchasing one of these annuities, you should consider whether its features and benefits beyond tax deferral meet your needs and goals. You may also want to consider the relative features, benefits and costs of these annuities with any other investment that you may use in connection with your retirement plan or arrangement. (For more information, see “Tax information” in the prospectus.)

FOR USE ONLY IN THE STATE OF ILLINOIS

EQUI-VEST® is issued by and is a registered service mark of Equitable Financial Life Insurance Company.

Co-distributed by affiliates, Equitable Advisors (Equitable Financial Advisors in MI and TN) and Equitable Distributors, 1290 Avenue of the Americas, New York, NY 10104.

Copyright 2020 Equitable Financial Life Insurance Company. All rights reserved.

Equitable Financial Life Insurance Company

1290 Avenue of the Americas

New York, NY 10104

212-554-1234

#827662

Equitable Financial Life Insurance Company

Supplement dated May 1, 2020 to the May 1, 2020 prospectus for EQUI-VEST® Employer-Sponsored Retirement Plans

This Supplement modifies certain information in the above-referenced prospectus, supplements to prospectus and statement of additional information (together the “prospectus”) offered by Equitable Financial Life Insurance Company (the “Company”). You should read this Supplement in conjunction with your prospectus and retain it for future reference. This Supplement incorporates the prospectus by reference. Unless otherwise indicated, all other information included in your prospectus remains unchanged. The terms we use in this Supplement have the same meaning as in your prospectus. We will send you another copy of any prospectus or supplement without charge upon request. Please contact the customer service center referenced in your prospectus.

The Company will offer its EQUI-VEST® Series 200 TSA contracts modified with Rider 95MDHOSP (the “Modified TSA Contract”) only to employees (age 75 and below) of hospitals and non-profit healthcare organizations doing business in Maryland. The contract is no longer available for new participants. This Supplement describes the material differences between the Modified TSA Contract and the EQUI-VEST® Series 200 TSA contract described in the prospectus.

Material differences between the Modified TSA Contract and the TSA provisions described in the prospectus include the following:

•	Withdrawal charge. The withdrawal charge schedule for the Modified TSA Contract is as follows:

Contract Year(s)	Withdrawal Charge
1	6%
2	5
3	4
4	3
5	2
6+	0

This table replaces the EQUI-VEST® Series 200 Withdrawal Charge table in “Withdrawal charge for series 100 and 200 contracts” under the heading “For SEP, SARSEP, TSA, EDC and Annuitant-Owned HR-10 contracts” in “Charges and expenses” in the prospectus.

•	Exceptions to the withdrawal charge. For the modified TSA Contract, the withdrawal charge section in “Charges and expenses” has been revised as follows:

No charge will be applied to any amount withdrawn from the TSA Contract if:

—	the annuitant has separated from service, or

—	the annuitant makes a withdrawal that qualifies as a hardship withdrawal under the Plan and the Code, or

—	the annuitant makes a withdrawal at any time and qualifies to receive Social Security disability benefits as certified by the Social Security Administration or any successor agency, or

—

the annuitant withdraws funds that were transferred on or after January 18, 1996 into the Modified TSA Contract from another tax sheltered annuity contract qualified under Section 403(b) of the Code and issued by an insurance company other than the Company.

•

Annual administrative charge.  The annual administrative charge is waived; therefore, all references in the prospectus to “annual administrative charge” or “administrative charge” are deleted in their entirety.

Because you are purchasing an annuity contract as a Tax Sheltered Annuity (TSA), you should be aware that such annuities do not provide tax deferral benefits beyond those already provided by the Internal Revenue Code. Before purchasing one of these annuities, you should consider whether its features and benefits beyond tax deferral meet your needs and goals. You may also want to consider the relative features, benefits and costs of these annuities with any other investment that you may use in connection with your retirement plan or arrangement. (For more information, see “Tax information” in the prospectus.)

#662238

•

Loans.  Loans will be available under the Modified TSA Contract when the TSA plan is subject to the Employee Retirement Income Security Act of 1974 (ERISA). Only one outstanding loan will be permitted at any time. There is a minimum loan amount of $1,000 and a maximum loan amount which varies depending on the participant’s account value but may never exceed $50,000. For more complete details and rules on Loans, see “Loans from qualified plans and TSAs” under “Tax information” in the prospectus.

FOR USE ONLY IN THE STATE OF MARYLAND

EQUI-VEST® is issued by and is a registered service mark of Equitable Financial Life Insurance Company.

Co-distributed by affiliates, Equitable Advisors (Equitable Financial Advisors in MI and TN) and Equitable Distributors, 1290 Avenue of the Americas, New York, NY 10104.

Copyright 2020 Equitable Financial Life Insurance Company. All rights reserved.

Equitable Financial Life Insurance Company

1290 Avenue of the Americas

New York, NY 10104

212-554-1234

2

Equitable Financial Life Insurance Company

Supplement dated May 1, 2020, to the May 1, 2020 prospectus for EQUI-VEST® Series 200 Employer-Sponsored Retirement Plans

This Supplement modifies certain information in the above-referenced prospectus, supplements to prospectus and statement of additional information (together the “prospectus”) offered by Equitable Financial Life Insurance Company (the “Company”). You should read this Supplement in conjunction with your prospectus and retain it for future reference. This Supplement incorporates the prospectus by reference. Unless otherwise indicated, all other information included in your prospectus remains unchanged. The terms we use in this Supplement have the same meaning as in your prospectus. We will send you another copy of any prospectus or supplement without charge upon request. Please contact the customer service center referenced in your prospectus.

The Company offers its EQUI-VEST® Series 200 EDC contracts modified with riders 2002EDC-WC-MI and PF 10,962, as applicable, (the ‘‘Modified EDC Agreement’’) only to participants in the EDC plan for Wayne County, Michigan. The contract is no longer available for new participants. This Supplement describes the material differences between the Modified EDC Agreement and the EQUI-VEST® Series 200 EDC contracts described in the prospectus.

1.

Exceptions to the withdrawal charge.  In ‘‘Charges and expenses’’ under the section titled, ‘‘For SEP, SARSEP, TSA, EDC and Annuitant-Owned HR-10 contracts,’’ in ‘‘Withdrawal charge for series 100 and 200 contracts,’’ the following exceptions are added:

•	the Participant retires pursuant to terms of the Plan; or

•	the Participant separates from service; or

•	the Participant elects a hardship withdrawal that qualifies as an unforeseeable emergency as defined under the Internal Revenue Code and approved by the Plan; or

•	we receive proof satisfactory to us that the Participant’s life expectancy is six months or less (such proof must include, but is not limited to, certification by a licensed physician); or

•

the Participant has qualified to receive Social Security disability benefits as certified by the Social Security Administration or is totally disabled. Total disability is the Participant’s incapacity, resulting from injury or disease, to engage in any occupation for remuneration or profit. Such total disability must be certified as having been continuous for a period of at least six months prior to notice of claim and the Participant must continue to be deemed totally disabled.

Written notice of claim must be given to us during the Participant’s lifetime and during the period of total disability prior to each withdrawal. Along with the Notice of Claim, the Participant must submit acceptable proof of disability. Such proof of disability must be either (a) evidence of Social Security disability determination or (b) a statement from an independent U.S. licensed physician stating that the Participant meets the definition of total disability as stated above. Such certification must be resubmitted every 12 months. Failure to furnish proof of disability within the required time will not reduce any claim if it was not reasonably possible to do so, and, in no event, except in the absence of legal capacity, later than one year from the time proof is otherwise required.

The withdrawal charge will apply if the conditions, as described in the last two items above, existed at the time the contract was issued or if the condition began within the 12 month period following the issuance of the contract.

2.	Annual administrative charge. The following is added to the fifth paragraph in the section, ‘‘Annual administrative charge,’’ under ‘‘Charges under the contracts,’’ in the prospectus:

For EDC contracts issued to participants in the Wayne County, Michigan, EDC plan, the annual administrative charge is waived if the account value is at least $15,000 at the end of the contract year.

Because you are purchasing an annuity contract to fund a qualified employer sponsored retirement arrangement, you should be aware that such annuities do not provide tax deferral benefits beyond those already provided by the Internal Revenue Code. Before purchasing one of these annuities, you should consider whether its features and benefits beyond tax deferral meet your needs and goals. You may also want to consider the relative features, benefits and costs of these annuities with any other investment that you may use in connection with your retirement plan or arrangement. (For more information, see ‘‘Tax information’’ in the prospectus.)

FOR USE ONLY WITHIN WAYNE COUNTY, MICHIGAN EDC CONTRACTS

EQUI-VEST® is issued by and is a registered service mark of Equitable Financial Life Insurance Company.

Co-distributed by affiliates, Equitable Advisors (Equitable Financial Advisors in MI and TN) and Equitable Distributors, 1290 Avenue of the Americas, New York, NY 10104.

Copyright 2020 Equitable Financial Life Insurance Company. All rights reserved.

Equitable Financial Life Insurance Company

1290 Avenue of the Americas

New York, NY 10104

212-554-1234

#843563

Equitable Financial Life Insurance Company

Supplement dated May 1, 2020, to the May 1, 2020 prospectus for EQUI-VEST® Series 200 Employer-Sponsored Retirement Plans

•	EQUI-VEST® TSA and EDC contracts (Series 200)

Offered to Certain Public School Employees Within the State of Virginia

This Supplement modifies certain information in the above-referenced prospectus, supplements to prospectus and statement of additional information (together the “prospectus”) offered by Equitable Financial Life Insurance Company (the “Company”). You should read this Supplement in conjunction with your prospectus and retain it for future reference. This Supplement incorporates the prospectus by reference. Unless otherwise indicated, all other information included in your prospectus remains unchanged. The terms we use in this Supplement have the same meaning as in your prospectus. We will send you another copy of any prospectus or supplement without charge upon request. Please contact the customer service center referenced in your prospectus.

The Company offers its EQUI-VEST® Series 200 EDC and TSA contracts, modified as described below, (the “Modified EDC and TSA Agreement”) only to certain participants in the EDC and TSA plans sponsored by a public education institution within the State of Virginia. The contract is no longer available for new participants. This Supplement describes material regarding the annual administrative charge for EDC and TSA contracts.

•	Annual administrative charge. The following is added to the fifth paragraph in the section, “Annual administrative charge,” under “Charges under the contracts,” in the Prospectus:

“For EDC and TSA contracts issued to certain public school participants within the State of Virginia, with EDC and TSA plans, the annual administrative charge is waived if the account value is at least $15,000 at the end of the contract year.”

Because you are purchasing an annuity contract to fund a qualified employer sponsored retirement arrangement, you should be aware that such annuities do not provide tax deferral benefits beyond those already provided by the Internal Revenue Code. Before purchasing one of these annuities, you should consider whether its features and benefits beyond tax deferral meet your needs and goals. You may also want to consider the relative features, benefits and costs of these annuities with any other investment that you may use in connection with your retirement plan or arrangement. (For more information, see “Tax information” in the prospectus.)

FOR USE ONLY WITH EDC AND TSA CONTRACTS IN THE STATE OF VIRGINIA

EQUI-VEST® is issued by and is a registered service mark of Equitable Financial Life Insurance Company.

Co-distributed by affiliates, Equitable Advisors (Equitable Financial Advisors in MI and TN) and Equitable Distributors, 1290 Avenue of the Americas,
New York, NY 10104.

Copyright 2020 Equitable Financial Life Insurance Company. All rights reserved.

Equitable Financial Life Insurance Company

1290 Avenue of the Americas

New York, NY 10104

212-554-1234

#844495

Equitable Financial Life Insurance Company

Supplement Dated May 1, 2020 to the May 1, 2020 prospectus for EQUI-VEST® Employer-Sponsored Retirement Plans

•	For Employees of Employers Associated with Real Living Network

This Supplement modifies certain information in the above-referenced prospectus, supplements to prospectus and statement of additional information (together the “prospectus”) offered by Equitable Financial Life Insurance Company (the “Company”). You should read this Supplement in conjunction with your prospectus and retain it for future reference. This Supplement incorporates the prospectus by reference. Unless otherwise indicated, all other information included in your prospectus remains unchanged. The terms we use in this Supplement have the same meaning as in your prospectus. We will send you another copy of any prospectus or supplement without charge upon request. Please contact the customer service center referenced in your prospectus.

The Company offers the Series 200 Trusteed Contracts, modified as described below (the “Modified Trusteed Contracts”), to employees of employers associated with Real Living Network, a real estate brokerage firm, on the basis described in the prospectus, except that the withdrawal charge applicable to the Modified Trusteed Contracts will be waived for all plan assets invested under such Contracts, except for any withdrawal of plan assets which were invested in the guaranteed interest option less than 120 days prior to such withdrawal. Except as modified above, the discussion under ‘‘Withdrawal charge for series 100 and 200 contracts’’ under “Charges and expenses” with respect to Trusteed Contracts is applicable to the Modified Trusteed Contracts.

The annual administrative charge is waived.

Because you are purchasing an annuity contract to fund a qualified employer sponsored retirement arrangement, you should be aware that such annuities do not provide tax deferral benefits beyond those already provided by the Internal Revenue Code. Before purchasing one of these annuities, you should consider whether its features and benefits beyond tax deferral meet your needs and goals. You may also want to consider the relative features, benefits and costs of these annuities with any other investment that you may use in connection with your retirement plan or arrangement. (For more information, see “Tax information” in the prospectus.)

EQUI-VEST® is issued by and is a registered service mark of Equitable Financial Life Insurance Company.

Co-distributed by affiliates, Equitable Advisors (Equitable Financial Advisors in MI and TN) and Equitable Distributors, 1290 Avenue of the Americas, New York, NY 10104.

Copyright 2020 Equitable Financial Life Insurance Company. All rights reserved.

Equitable Financial Life Insurance Company

1290 Avenue of the Americas

New York, NY 10104

212-554-1234

#643537

Equitable Financial Life Insurance Company

Supplement dated May 1, 2020 to the May 1, 2020 prospectus for EQUI-VEST® Employer-Sponsored Retirement Plans

•	EQUI-VEST® TSA series 100 and 200 certificates and contracts (the “Modified Contracts”) to the employees for the School District of Philadelphia in the State of Pennsylvania.

This Supplement modifies certain information in the above-referenced prospectus, supplements to prospectus and statement of additional information (together the “prospectus”) offered by Equitable Financial Life Insurance Company (the “Company”). You should read this Supplement in conjunction with your prospectus and retain it for future reference. This Supplement incorporates the prospectus by reference. Unless otherwise indicated, all other information included in your prospectus remains unchanged. The terms we use in this Supplement have the same meaning as in your prospectus. We will send you another copy of any prospectus or supplement without charge upon request. Please contact the customer service center referenced in your prospectus.

The Company offers the Modified Contracts described below to employees in the School District of Philadelphia 403(b) Plan in the State of Pennsylvania. This Supplement describes the material differences between the Modified Contracts and the EQUI-VEST® series 100 and 200 contracts described in the prospectus. The contract is no longer available for new participants. Material differences between the Modified Contracts and the TSA provisions described in the series 100 and 200 prospectus include the following:

A.

Administrative charge.  The annual administrative charge is waived; therefore, all references in the prospectus to “annual administrative charge” or “administrative charge” are deleted in their entirety.

B.	Withdrawal charges. The following changes are made to reflect the changes in circumstances under which withdrawal charges are imposed:

1.	The next to last bullet in “Additional features” under “EQUI-VEST® Employer-Sponsored Retirement Plans at a glance — key features” is deleted in its entirety and replaced with the following:

•	Waiver of withdrawal charge under certain circumstances and contracts. See “Charges and expenses” later in this prospectus.

2.

In the section “Charges and expenses” of the prospectus, under “Withdrawal charge for series 100 and 200 contracts,” “For SEP, SARSEP, TSA, EDC and Annuitant-Owned HR-10 contracts,” the following is added after the bullet under the heading “No withdrawal charge applies under a TSA or EDC (subject to state availability) contract if:”

For the Modified Contracts only

No withdrawal charge applies under TSA contracts if:

•	The participant separates from service at any time;

•	The participant has qualified to receive Social Security disability benefits as certified by the Social Security Administration or is totally disabled;

•	The participant makes a withdrawal to satisfy minimum distribution requirements;

•	The participant elects a withdrawal that qualifies as a hardship withdrawal under the Internal Revenue Code;

•	We receive proof satisfactory to us (including certification by a licensed physician) that the participant’s life expectancy is six months or less;

•

The participant has been confined to a nursing home for more than 90 days (or such other period, as required in your state) as verified by a licensed physician. A nursing home for this purpose means one that is (a) approved by Medicare as a provider of skilled nursing care services, or (b) licensed as a skilled nursing home by the state or territory in which it is located (it must be within the United States, Puerto Rico, U.S. Virgin Islands, or Guam) and meets all of the following:

— its main function is to provide skilled, intermediate or custodial nursing care;

— it provides continuous room and board to three or more persons;

— it is supervised by a registered nurse or licensed practical nurse;

— it keeps daily medical records of each patient;

— it controls and records all medications dispensed;

— its primary service is other than to provide housing for residents; or

•	The participant dies and a death benefit is payable to the beneficiary.

For use with TSA certificates/contracts of the School District of Philadelphia Pennsylvania

#842550

Because you are purchasing an annuity contract to fund a qualified employer sponsored retirement arrangement, you should be aware that such annuities do not provide tax deferral benefits beyond those already provided by the Internal Revenue Code. Before purchasing one of these annuities, you should consider whether its features and benefits beyond tax deferral meet your needs and goals. You may also want to consider the relative features, benefits and costs of these annuities with any other investment that you may use in connection with your retirement plan or arrangement. (For more information, see “Tax information” in the prospectus.)

EQUI-VEST® is issued by and is a registered service mark of Equitable Financial Life Insurance Company.

Co-distributed by affiliates, Equitable Advisors (Equitable Financial Advisors in MI and TN) and Equitable Distributors 1290 Avenue of the Americas, New York, NY 10104.

Copyright 2020 Equitable Financial Life Insurance Company. All rights reserved.

Equitable Financial Life Insurance Company

1290 Avenue of the Americas

New York, NY 10104

212-554-1234

2

Equitable Financial Life Insurance Company

Supplement dated May 1, 2020 to the May 1, 2020 prospectus for EQUI-VEST® Employer-Sponsored Retirement Plans

•	EQUI-VEST® TSA series 100 and 200 certificates and contracts and EDC series 200 contracts (the ‘‘Modified Contracts’’) for the Charlotte-Mecklenberg Public Schools, North Carolina.

This Supplement modifies certain information in the above-referenced prospectus, supplements to prospectus and statement of additional information (together the “prospectus”) offered by Equitable Financial Life Insurance Company (the “Company”). You should read this Supplement in conjunction with your prospectus and retain it for future reference. This Supplement incorporates the prospectus by reference. Unless otherwise indicated, all other information included in your prospectus remains unchanged. The terms we use in this Supplement have the same meaning as in your prospectus. We will send you another copy of any prospectus or supplement without charge upon request. Please contact the customer service center referenced in your prospectus.

The Company offers the Modified Contracts described below to participants in the TSA and EDC Plans for Charlotte-Mecklenberg Public Schools, North Carolina. This contract is no longer available for new participants. This Supplement describes the material differences between the Modified Contracts and the EQUI-VEST® series 100 and 200 contracts described in the prospectus. Material differences between the Modified Contracts and the TSA and EDC provisions described in the series 100 and 200 prospectus include the following:

A.

Administrative charge. The annual administrative charge is waived; therefore, all references in the prospectus to ‘‘annual administrative charge’’ or ‘‘administrative charge’’ are deleted in their entirety.

B.	Withdrawal charges. The following changes are made to reflect the changes in circumstances under which withdrawal charges are imposed:

1.	The next to last bullet in ‘‘Additional features’’ under ‘‘EQUI-VEST® Employer-Sponsored Retirement Plans at a glance — key features’’ is deleted in its entirety and replaced with the following:

•	Waiver of withdrawal charge under certain circumstances and contracts. See ‘‘Charges and expenses’’ later in this prospectus.

2.

In the section ‘‘Charges and expenses’’ of the prospectus, under ‘‘Withdrawal charge for series 100 and 200 contracts,’’’’For SEP, SARSEP, TSA, EDC and Annuitant-Owned HR-10 contracts,’’ the fifth paragraph and bulleted statement that follow that paragraph are replaced with the following:

No withdrawal charge applies under TSA or EDC contracts if:

•	The annuitant separates from service at any time;

•	The annuitant has qualified to receive Social Security disability benefits as certified by the Social Security Administration or is totally disabled;

•	The annuitant retires from employment;

•	The annuitant makes a withdrawal to satisfy minimum distribution requirements; or

•	The annuitant elects a withdrawal that qualifies as a hardship withdrawal (or for EDC, an unforeseeable emergency withdrawal) under the Internal Revenue Code.

Because you are purchasing an annuity contract to fund a qualified employer sponsored retirement arrangement, you should be aware that such annuitities do not provide tax deferral benefits beyond those already provided by the Internal Revenue Code. Before purchasing one of these annuitites, you should consider whether its features and benefits beyond tax deferral meet your needs and goals. You may also want to consider the relative features, benefits and costs of these annuities with any other investment that you may use in connection with your retirement plan or arrangement. (For more information, see ‘‘Tax information’’ in the prospectus.)

For use with TSA and EDC certificates/contracts of the Charlotte-Mecklenberg Public Schools North Carolina

EQUI-VEST® is issued by and is a registered service mark of Equitable Financial Life Insurance Company.

Co-distributed by affiliates, Equitable Advisors (Equitable Financial Advisors in MI and TN) and Equitable Distributors, 1290 Avenue of the Americas, New York, NY 10104.

Copyright 2020 Equitable Financial Life Insurance Company. All rights reserved.

Equitable Financial Life Insurance Company

1290 Avenue of the Americas

New York, NY 10104

212-554-1234

#842834

Equitable Financial Life Insurance Company

Supplement Dated May 1, 2020 to the current prospectuses and supplements to the prospectuses for:

•	EQUI-VEST® (Series 201)
•	EQUI-VEST® StrategiesSM (Series 900)
•	EQUI-VEST® StrategiesSM (Series 901)
•	EQUI-VEST® Employer-Sponsored Retirement Plans (Series 100 and Series 200) (TSA and EDC contracts only)

This Supplement relates to the Structured Investment Option which is currently available under our EQUI-VEST® (Series 201), EQUI-VEST® StrategiesSM (Series 900), EQUI-VEST® StrategiesSM (Series 901) and EQUI-VEST® Employer-Sponsored Retirement Plans ((Series 100 and Series 200) (TSA and EDC contracts only) subject to regulatory approval) contracts. Any amount that you decide to invest in the Structured Investment Option would be invested in one of the “Segments” of the Structured Investment Option, each of which has a limited duration (a “Segment Duration”). The Structured Investment Option may not currently be available under your contract or in your state.

The purpose of this Supplement is solely to add to your current prospectuses (collectively, the “EQUI-VEST® prospectus”) a very limited amount of information about the Structured Investment Option. Much more complete information about the Structured Investment Option is contained in a separate Structured Investment Option prospectus dated May 1, 2020. All of the information in the EQUI-VEST® prospectus also continues to remain applicable, except as otherwise provided in this Supplement (or any other supplement to the EQUI-VEST® prospectus) or in the Structured Investment Option prospectus.

Accordingly, you should read this Supplement in conjunction with your EQUI-VEST® prospectus and the Structured Investment Option prospectus (and any other supplements thereto). This Supplement incorporates your EQUI-VEST® prospectus (and any other supplements thereto) and the Structured Investment Option prospectus (and any other supplements thereto) by reference. We will send you another copy of any prospectus or supplement without charge upon request. Please contact the customer service group referenced in your EQUI-VEST® prospectus.

Charges for the Structured Investment Option

If you allocate any of your account value to the Structured Investment Option, a charge or deduction could result. To reflect these, the following item is added to the chart entitled “Charges we periodically deduct from your account value” under “Fee table” in your EQUI-VEST® prospectus:

Adjustments for early surrender or other distribution from a Segment
When calculation is made	Maximum amount that may be lost(1)
Segment Interim Value is applied on surrender or other distribution (including loans and charges) from a Segment prior to its Segment Maturity Date	90% of Segment Investment

Notes:

(1)

The actual amount of the Segment Interim Value calculation is determined by a formula that depends on, among other things, the Segment Buffer and how the Index has performed since the Segment Start Date, as discussed in detail under “Appendix I” in your Structured Investment Option prospectus. The maximum loss would occur if there is a total distribution for a Segment with a -10% buffer at a time when the Index price has declined to zero. If you surrender or cancel your variable annuity contract, die or make a withdrawal from a Segment before the Segment Maturity Date, the Segment Buffer will not necessarily apply to the extent it would on the Segment Maturity Date, and any upside performance will be limited to a percentage lower than the Performance Cap Rate.

This fee table applies specifically to the Structured Investment Option and should be read in conjunction with the fee table in your EQUI-VEST® contract prospectus.

How We Allocate Charges Among Your Investment Options

If you allocate any account value to the Structured Investment Option, our procedures for allocating contract fees and charges among the investment options you are using is significantly different than in the absence of the Structured Investment Option. Accordingly, the following paragraphs are added to the “Charges and expenses” section.

ProNvest Managed Account Service Charge

If you enroll in the ProNvest managed account service, ProNvest will charge a quarterly fee.

For EQUI-VEST® StrategiesSM (Series 901), this fee will be deducted pro rata from your Non-Personal Income Benefit variable investment options and guaranteed interest option first, then from the account for special dollar cost averaging. If those amounts are insufficient, the charge will be deducted from the Segment Holding Account, then pro rata from the Segments. This fee will not be deducted from amounts invested in the Personal Income Benefit variable investment options.

IM-11-04 (5/20)	Cat# 146267
EV 100, 200, 201, 900 and 901 NB/IF	#844192

For EQUI-VEST® StrategiesSM (Series 900), this fee will be deducted pro rata from your Non-Personal Income Benefit variable investment options and guaranteed interest option first, then from the account for special dollar cost averaging. If those amounts are insufficient, this charge will be deducted pro rata from your fixed maturity options. If there are still insufficient funds, the charge will be deducted from the Segment Holding Account, then pro rata from the Segments. This fee will not be deducted from amounts invested in the Personal Income Benefit variable investment options.

Separate account annual expenses

Under the provisions of your EQUI-VEST® contract, we deduct a daily charge(s) from the net assets in each variable investment option and Segment Holding Account to compensate us for mortality and expense risks and other expenses. The Segment Holding Account is part of the EQ/Money Market variable investment option available under your EQUI-VEST® contract.

For amounts held in the Segment Holding Account, we may waive this charge(s) under certain conditions on a non-guaranteed basis. If the return on the EQ/Money Market variable investment option on any day is positive, but lower than the amount of this charge(s), then we will waive the difference between the two, so that you do not receive a negative return. If the return on the EQ/Money Market variable investment option on any day is negative, we will waive this charge(s) entirely for that day, although your account value would be reduced by the negative performance of the EQ/Money Market variable investment option itself. This waiver applies only to amounts held in the Segment Holding Account portion of the EQ/Money Market variable investment option and is not a fee waiver or performance guarantee for the underlying EQ/Money Market Portfolio. We reserve the right to change or cancel this provision at any time. For more information, please see “Charges and Expenses” in your EQUI-VEST® variable annuity prospectus.

Annual administrative charge

For EQUI-VEST® (Series 201) and EQUI-VEST® StrategiesSM (Series 901), the annual administrative charge will be deducted from the account value in the variable investment options and the guaranteed interest option on a pro rata basis on the last business day of each contract year. If there is insufficient value or no value in the variable investment options and the guaranteed interest option, any remaining portion of the charge or the total amount of the charge, as applicable, will be deducted from the account for special dollar cost averaging. If there are insufficient funds the charge will then be deducted from the Segment Holding Account, and then pro rata from the Segments.

For EQUI-VEST® StrategiesSM (Series 900) and EQUI-VEST® Employer-Sponsored Retirement Plans (Series 100 and Series 200), the annual administrative charge will be deducted from the account value in the variable investment options and the guaranteed interest option on a pro rata basis on the last business day of each contract year. If there is insufficient value or no value in the variable investment options and the guaranteed interest option, any remaining portion of the charge or the total amount of the charge, as applicable, will be deducted from the fixed maturity options. If there are insufficient funds the charge will then be deducted from the Segment Holding Account, then pro rata from the Segments.

Enhanced death benefit charge

(for EQUI-VEST® Strategies Series 900 and 901 contracts)

The charge is deducted pro rata from the variable investment options and the guaranteed interest option. If those amounts are insufficient, we will make up the required amounts from the fixed maturity options for EQUI-VEST® StrategiesSM (Series 900) or from the account for special dollar cost averaging for EQUI-VEST® StrategiesSM (Series 901), to the extent you have value in those investment options. Charges deducted from the fixed maturity options are considered withdrawals and, as such, will result in a market value adjustment. If those amounts are insufficient, we will make up the required amounts from the Segment Holding Account and then pro rata from the Segments.

If your account value is insufficient to pay this charge, your certificate will terminate without value and you will lose any applicable guaranteed benefits.

Plan operating expense charge

Depending on your Employer’s plan, we may be instructed to withdraw a plan operating expense from your account value and to remit the amount withdrawn to either your Employer or your Employer’s designee. The amount to be withdrawn is determined by your Employer; we will have no responsibility for determining that such amount is necessary and proper under the terms of your Employer’s plan.

For EQUI-VEST® (Series 201) and EQUI-VEST® Strategies (Series 901), the Plan operating expense charge will be deducted pro rata from your Non-Personal Income Benefit variable investment options and guaranteed interest option first, then from the account for special dollar cost averaging. If there are insufficient funds, we will deduct the charge from the Segment Holding Account, then pro rata from the Segments. If there are still insufficient funds, we will deduct this charge pro rata from your Personal Income Benefit variable investment options. This deduction will not reduce your Guaranteed Annual Withdrawal Amount or Ratchet base. We do not apply a withdrawal charge to the amounts withdrawn pursuant to these instructions.

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For EQUI-VEST® Strategies (Series 900), the Plan operating expense charge will be deducted pro rata from your Non-Personal Income Benefit variable investment options and guaranteed interest option first, then from the fixed maturity options. If there are insufficient funds, we will deduct the charge from the Segment Holding Account, then pro rata from the Segments. If there are still insufficient funds, we will deduct this charge pro rata from your Personal Income Benefit variable investment options. This deduction will not reduce your Guaranteed Annual Withdrawal Amount or Ratchet base. We do not apply a withdrawal charge to the amounts withdrawn pursuant to these instructions.

Annual loan record-keeping charge

(for EQUI-VEST® Series 901 contracts)

A $6.25 charge will be deducted from your account value on the last Friday of each calendar quarter to compensate us for record-keeping expenses associated with the loan. If that Friday is a holiday, the charge will be deducted on the last business day preceding that Friday.

The charge will be deducted pro rata from your Non-Personal Income Benefit variable investment options and guaranteed interest option first, then from the account for special dollar cost averaging. If there are insufficient funds, we will deduct the charge from the Segment Holding Account, then pro rata from the Segments. If there are still insufficient funds, we will deduct this charge pro rata from your Personal Income Benefit variable investment options. This deduction will not reduce your Guaranteed Annual Withdrawal Amount or Ratchet base. We do not apply a withdrawal charge to the amounts withdrawn pursuant to these instructions.

EQUI-VEST® is issued by and is a registered service mark of Equitable Financial Life Insurance Company.

Co-distributed by affiliates, Equitable Advisors (Equitable Financial Advisors in MI and TN) and Equitable Distributors, 1290 Avenue of the Americas, New York, NY 10104.

Copyright 2020 Equitable Financial Life Insurance Company. All rights reserved.

Equitable Financial Life Insurance Company

1290 Avenue of the Americas

New York, NY 10104

212-554-1234

3

Equitable Financial Life Insurance Company

Supplement Dated May 1, 2020 to the current prospectus and supplements for EQUI-VEST® Employer-Sponsored Retirement Plan

•	EQUI-VEST® VantageSM Additional Contributions Tax-Sheltered (ACTS) Program, New Jersey Department of Higher Education

This Supplement relates to the Structured Investment Option which is currently available under EQUI-VEST® Employer-Sponsored Retirement Plan contract. Any amount that you decide to invest in the Structured Investment Option would be invested in one of the “Segments” of the Structured Investment Option, each of which has a limited duration (a “Segment Duration”).

The purpose of this Supplement is solely to add to your current prospectus ( the “EQUI-VEST® prospectus”) a very limited amount of information about the Structured Investment Option. Much more complete information about the Structured Investment Option is contained in a separate Structured Investment Option prospectus dated May 1, 2020. All of the information in the EQUI-VEST® prospectus also continues to remain applicable, except as otherwise provided in this Supplement (or any other supplement to the EQUI-VEST® prospectus) or in the Structured Investment Option prospectus.

Accordingly, you should read this Supplement in conjunction with your EQUI-VEST® prospectus and the Structured Investment Option prospectus (and any other supplements thereto). This Supplement incorporates your EQUI-VEST® prospectus (and any other supplements thereto) and the Structured Investment Option prospectus (and any other supplements thereto) by reference. We will send you another copy of any prospectus or supplement without charge upon request. Please contact the customer service group referenced in your EQUI-VEST® prospectus.

Charges for the Structured Investment Option

If you allocate any of your account value to the Structured Investment Option, a charge or deduction could result. To reflect these, the following item is added to the chart entitled “Charges we periodically deduct from your account value” under “Fee table” in your EQUI-VEST® prospectus:

Adjustments for early surrender or other distribution from a Segment
When calculation is made	Maximum amount that may be lost(1)
Segment Interim Value is applied on surrender or other distribution (including loans and charges) from a Segment prior to its Segment Maturity Date	90% of Segment Investment

Notes:

(1)

The actual amount of the Segment Interim Value calculation is determined by a formula that depends on, among other things, the Segment Buffer and how the Index has performed since the Segment Start Date, as discussed in detail under “Appendix I” in your Structured Investment Option prospectus. The maximum loss would occur if there is a total distribution for a Segment with a -10% buffer at a time when the Index price has declined to zero. If you surrender or cancel your variable annuity contract, die or make a withdrawal from a Segment before the Segment Maturity Date, the Segment Buffer will not necessarily apply to the extent it would on the Segment Maturity Date, and any upside performance will be limited to a percentage lower than the Performance Cap Rate.

This fee table applies specifically to the Structured Investment Option and should be read in conjunction with the fee table in your EQUI-VEST® contract prospectus.

Transferring your money among investment options

We reserve the right to do all of the following if the Structured Investment Option is available under your EQUI-VEST® contract:

•	Limit transfers from your other investment options to the Segment Type Holding Account to no more than once every 30 days.

•	Require a minimum time period between each transfer into, or out of, the Segment Type Holding Account.

•	Establish a maximum dollar amount that may be transferred to or from the Segment Type Holding Account.

Separate account annual expenses

Under the provisions of your EQUI-VEST® contract, we deduct a daily charge(s) from the net assets in each variable investment option and Segment Holding Account to compensate us for mortality and expense risks and other expenses. The Segment Holding Account is part of the EQ/Money Market variable investment option available under your EQUI-VEST® contract.

888-133 (5/20)	Cat. #150021 (5/20)
Employer-Sponsored–NB (NJ ACTS ONLY)	#844049

For amounts held in the Segment Holding Account, we may waive this charge(s) under certain conditions on a non-guaranteed basis. If the return on the EQ/Money Market variable investment option on any day is positive, but lower than the amount of this charge(s), then we will waive the difference between the two, so that you do not receive a negative return. If the return on the EQ/Money Market variable investment option on any day is negative, we will waive this charge(s) entirely for that day, although your account value would be reduced by the negative performance of the EQ/Money Market variable investment option itself. This waiver applies only to amounts held in the Segment Holding Account portion of the EQ/Money Market variable investment option and is not a fee waiver or performance guarantee for the underlying EQ/Money Market Portfolio. We reserve the right to change or cancel this provision at any time. For more information, please see “Charges and Expenses” in your EQUI-VEST® variable annuity prospectus.

EQUI-VEST® is issued by and is a registered service mark of Equitable Financial Life Insurance Company.

Co-distributed by affiliates, Equitable Advisors (Equitable Financial Advisors in MI and TN) and Equitable Distributors, 1290 Avenue of the Americas, New York, NY 10104.

Copyright 2020 Equitable Financial Life Insurance Company. All rights reserved.

Equitable Financial Life Insurance Company

1290 Avenue of the Americas

New York, NY 10104

212-554-1234

2

Equitable Financial Life Insurance Company

Supplement dated May 1, 2020 to the Prospectus dated May 1, 2020 for:

•	EQUI-VEST® StrategiesSM (Series 900)
•	EQUI-VEST® StrategiesSM (Series 901)

This Supplement adds information related to an exchange offer and modifies certain related information in the above-referenced current prospectus and statement of additional information you received and in any supplements to that prospectus and statement of additional information (collectively, the “Prospectus”). You should read this Supplement in conjunction with the Prospectus and retain it for future reference. Unless otherwise indicated, all other information included in the Prospectus remains unchanged. The terms and section headings we use in this Supplement have the same meaning as in the Prospectus. We will send you another copy of any prospectus or supplement without charge upon request. Please contact the customer service group referenced in your Prospectus or call (866) 638-0550.

EXCHANGE OFFER

This Supplement describes an Exchange Offer we are making to you in connection with your variable annuity contract. This Supplement contains important information that you should know before accepting this Exchange Offer.

NO ACTION IS REQUIRED ON YOUR PART

You are not required to accept this Exchange Offer or take any action under your Existing Contract. If you do not accept this Exchange Offer, your Existing Contract will continue unchanged.

In certain Employer-sponsored plans, your Employer or Plan may unilaterally accept this Exchange Offer. You can contact your financial professional for additional information.

You should carefully read this Supplement in conjunction with your Prospectus before making your decision regarding this Exchange Offer. If you have any questions about this Exchange Offer, contact your financial professional or call us directly at (866) 638-0550.

Why am I receiving this offer?

Your Employer or Plan has decided to make available to you the Equitable Retirement 360 Defined Contribution Program (the “Program”), which is a retirement program designed to provide participants (“Participants”) a single coordinated program selection of investment options, including certain mutual fund options and a fixed annuity contract option (each a “Program Investment Option” and collectively the “Program Investment Options”). In the future, we expect to expand the investment options available under the Program. Please note that certain Program Investment Options may be offered, advised or subadvised by Equitable Financial Life Insurance Company (the “Company”) or one or more of our affiliates.

Because the Program is available to you and you are no longer able to contribute to your EQUI-VEST contract or certificate (each an “Existing Contract” and collectively the “Existing Contracts”), we will permit you to exchange some or all of your Existing Contract for one or more affiliated mutual funds that are also Program Investment Options (each an “Affiliated Mutual Fund” and collectively the “Affiliated Mutual Funds”) without imposing withdrawal charges, although a market value adjustment may apply (the “Exchange Offer”). This Exchange Offer also includes, if applicable, any subsequent exchanges under the Program of shares of an Affiliated Mutual Fund for an Existing Contract or a New Contract (described below) and any future exchanges under the Program.

You should carefully read this Supplement and your Prospectus and the prospectuses for the Affiliated Mutual Funds before making your decision regarding this Exchange Offer. This Exchange Offer allows you to exchange some or all of the account value in your Existing Contract for one or more of the Affiliated Mutual Funds without paying withdrawal charges, although a market value adjustment may apply. You should only exchange some or all of the account value in your Existing Contract if you have determined you no longer need or want some or all of the Guaranteed Benefits (described below) provided by your Existing Contract. The Affiliated Mutual Funds do not offer any of these Guaranteed Benefits. If you accept this Exchange Offer your Guaranteed Benefits will terminate or be reduced and they cannot be reinstated.

What is this offer? How does this offer work?

You can exchange some or all of your Existing Contract without incurring withdrawal charges for one or more of the Affiliated Mutual Funds, although a market value adjustment may apply. The minimum amount that may be exchanged pursuant to this Exchange Offer is $20. If you are considering investing in one or more of the Affiliated Mutual Funds you should contact your financial professional, who will be able to explain the details of the Affiliated Mutual Funds and provide you with the proper forms and applications necessary to complete the transaction. Affiliated Mutual Funds can only be purchased through a broker-dealer and this Exchange Offer is not available through all broker-dealer firms.

Under this Exchange Offer, the full or partial exchange of your Existing Contract will not trigger any applicable withdrawal charge under your Existing Contract. In addition, since the Affiliated Mutual Funds do not have withdrawal charges, any account value from your Existing Contract transferred into the Affiliated Mutual Funds would not be subject to any withdrawal charge under the Affiliated Mutual Funds (but would be subject to all other charges and fees under each applicable Affiliated Mutual Fund). However, any exchange of account value from a fixed maturity option under a Series 900 Existing Contract will be subject to a market value adjustment which could decrease the amount to be exchanged or the amount remaining in the fixed maturity option, perhaps significantly.

Your Existing Contract has certain benefits that are not offered under any Affiliated Mutual Fund (the “Guaranteed Benefits”):

•	a standard death benefit;

•	the ability to annuitize at guaranteed annuitization rates and receive guaranteed income for life;

•	a guaranteed interest option (investment option that pays interest at guaranteed rates);

•	fixed maturity options (investment option that pays interest over a 1-10 year period);

•	a structured investment option (investment option that may credit interest based, in part, on the performance of an external index);

•	the optional Personal Income Benefit;

•	the optional enhanced death benefit; and

•	the Investment Simplifier (fixed dollar option and interest sweep).

You should carefully consider whether an exchange is appropriate for you by comparing the Guaranteed Benefits provided by your Existing Contract to the benefits and features provided by the Affiliated Mutual Fund(s). The Affiliated Mutual Funds do not provide any guaranteed benefits and if you accept this Exchange Offer your Guaranteed Benefits will be terminated or reduced, perhaps significantly.

You should also compare the fees and charges of your Existing Contract to the fees and charges of the Affiliated Mutual Funds (mutual fund annual operating expenses include management fees, distribution and/or service (12b-1) fees and other expenses). You will also pay a record keeping fee on assets invested in Affiliated Mutual Funds. There are no front-end or back-end sales charges for the Affiliated Mutual Funds. For a copy of the prospectus for an Affiliated Mutual Fund, please contact your financial professional or call (866) 638-0550. Please also see “How can I evaluate this offer?” and “Appendix I”.

When your Employer or Plan made the Program available to you it also decided how ongoing contributions may be allocated. That decision determined the terms under which you can exchange some or all of the account value in your Existing Contract into one or more of the Affiliated Mutual Funds. Accordingly, since your Employer or Plan does not currently permit ongoing contributions to the Existing Contracts, you can elect to exchange some or all of the account value in your Existing Contract into one or more of the Affiliated Mutual Funds. Employer or Plan restrictions may prevent you from accepting this Exchange Offer. Amounts invested in one of more of the Affiliated Mutual Funds may be subject to more stringent withdrawal requirements. For more information, please see “Tax Information” in the Prospectus and “What are the tax implications of accepting the offer?” below.

We reserve the right to terminate or materially amend this Exchange Offer with respect to any or all Existing Contracts, as well as, any or all Affiliated Mutual Funds with notice at least 60 days prior to the date of termination or the effective date of the amendment, subject to the following limited exceptions. First, no such notice would be required if, under extraordinary circumstances, there is a suspension in the redemption of the Existing Contract under Section 22(e) of the 1940 Act or the rules thereunder. Second, no such notice would be required if the Affiliated Mutual Fund temporarily delays or ceases the sale of the security because it is unable to invest amounts effectively in accordance with applicable investment objectives, policies and restrictions.

Can I subsequently exchange back into my Existing Contract or a New Contract?

Since your Existing Contract and the New Contract (discussed below) are not currently Plan investment options accepting contributions, you cannot transfer from Affiliated Mutual Funds back into your Existing Contract or a New Contract. If, at some point in the future, Existing Contracts (or New Contracts as applicable) are Plan investment options accepting contributions, we also reserve the right to disallow all exchanges from the Affiliated Mutual Funds into Existing Contracts or New Contracts, as well as, the right to reject individual Participant’s requests to exchange some or all of their value in the Affiliated Mutual Funds back into their Existing Contract or a New Contract without rejecting other Participant’s requests or all Participant’s requests. Please Note: Even if you exchange back into your Existing Contract or a New Contract, you may not receive the same level of Guaranteed Benefits as you originally had under your Existing Contract. Please see “How can I evaluate this offer?” and “Appendix I”.

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If permitted by your Employer or Plan at some future date, you may be able to exchange some or all of the value in your Affiliated Mutual Fund(s) back into your Existing Contract or, if your Existing Contract no longer exists (because you fully exchanged it for one or more of the Affiliated Mutual Funds or subsequently surrendered it), into a new contract. The new contract would be a newly issued version of your terminated Existing Contract if it is available for new sales (the “New Contract”). For a copy of the prospectus for the New Contract, please contact your financial professional or call (866) 638-0550. Please Note: A New Contract is only applicable if your Existing Contract no longer exists, and you will be required to complete the necessary application, order form or other documentation before the New Contract can be issued and the exchange from the Affiliated Mutual Funds completed. Amounts invested in one or more of the Affiliated Mutual Funds may be subject to more stringent withdrawal requirements which will be permanent even if you transfer back into your Existing Contract or a New Contract. For more information, please see “Tax Information” in the Prospectus and “What are the tax implications of accepting the offer?” below.

If you exchange back into your Existing Contract or a New Contract (which is not currently permitted), a new withdrawal charge period will attach to that exchanged amount. However, no withdrawal charge will be applied to subsequent exchanges back to Affiliated Mutual Funds pursuant to this Exchange Offer, although a market value adjustment may apply. You should only exchange shares of Affiliated Mutual Funds for an Existing Contract or New Contract (which is not currently permitted) if you have determined that you want some or all of Guaranteed Benefits provided by the Existing Contract or New Contract and you understand all of the fees and expenses that you would be paying under that contract.

How can I evaluate this offer?

You must decide between: (1) keeping your Existing Contract; or (2) fully or partially exchanging your Existing Contract without any applicable withdrawal charges (although a market value adjustment may apply) for one or more of the Affiliated Mutual Funds.

If you do not accept our offer, your Existing Contract and all of the Guaranteed Benefits would continue unchanged, and any applicable charges would continue to be deducted from your account value.

If you elect to fully exchange your Existing Contract for one or more of the Affiliated Mutual Funds:

•	Your Existing Contract and its Guaranteed Benefits would terminate.

•

Your account value would transfer without incurring any applicable withdrawal charges, although we will deduct a pro rata portion of the Annual Administrative Charge if your Existing Contract’s account value is less than $25,000 and if you have activated the Personal Income Benefit we will also deduct a pro rata portion of that charge calculated from the date of the most recent participant date anniversary to the date of the exchange.

•

We will impose a market value adjustment on any account value exchanged from a fixed maturity option under a Series 900 Existing Contract, which could significantly decrease the amount to be exchanged, particularly if there is a long time remaining until the fixed maturity option’s maturity date.

•	If account value is exchanged from the structured investment option prior to maturity the segment interim value calculation could result in a significant decrease in the amount to be exchanged.

•	In the future, you would not have the option to receive the lifetime income at guaranteed annuity rates.

•	Your beneficiaries would not receive the standard death benefit which could be greater than your account value provided by your Existing Contract.

•	You would not have the option to receive guaranteed lifetime income under the Personal Income Benefit.

•	Your beneficiaries would not receive the enhanced death benefit amount under your Existing Contract if you elected the enhanced death benefit.

If you partially exchange your Existing Contract for one or more of the Affiliated Mutual Funds:

•	Your account value will be reduced by the amount of the exchange.

•

The Guaranteed Annual Withdrawal Amount and Ratchet Base under the Personal Income Benefit (if activated) and the death benefit amount will be reduced on a pro rata basis. Here the pro rata reduction is calculated by taking the percentage the account value is reduced and reducing the Guaranteed Annual Withdrawal Amount, Ratchet Base and death benefit amount by that same percentage. For example, assume an Existing Contract has a Personal Income Benefit account value of $60,000 (and a Non-Personal Income Benefit account value of $0) with a Guaranteed Annual Withdrawal Amount of $3,000, a Ratchet Base of $100,000 and a death benefit of $100,000. If seventy-five percent of the Existing Contract ($45,000) is exchanged for an Affiliated Mutual Fund, the Existing Contract’s Guaranteed Annual Withdrawal Amount, Ratchet Base and death benefit will also be reduced by seventy-five percent to $750 and $25,000 and $25,000, respectively. As illustrated, the amount available for future withdrawals under the Personal Income Benefit would be significantly reduced, as would the death benefit and Ratchet Base by significantly more than the dollar amount of the exchange.

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•

Accepting the Exchange Offer before age 65 or exchanging more than your Guaranteed Annual Withdrawal Amount may result in an Early or Excess Withdrawal under the Personal Income Benefit either of which could reduce or terminate the benefit.

•	The amount available for lifetime payments under the Personal Income Benefit will be reduced, possibly significantly.

•

We will impose a market value adjustment on any account value exchanged from a fixed maturity option under a Series 900 Existing Contract, which could significantly decrease the fixed maturity amount, particularly if there is a long time remaining until the fixed maturity option’s maturity date.

•	If account value is exchanged from the structured investment option prior to maturity each Segment Investment will be reduced, possibly significantly.

•	The account value that can be used for annuity payments under the Existing Contract’s annuity payment options will also be reduced.

You should compare your Existing Contract’s Guaranteed Benefits with the Affiliated Mutual Fund’s benefits and features. See “Appendix I”. Under an Affiliated Mutual Fund the death benefit is equal to the Affiliated Mutual Fund account value, which could be more or less than your contributions, including the amount exchanged from your Existing Contract. In addition, you will not be able to annuitize your Affiliated Mutual Fund(s) and receive guaranteed lifetime income.

When you purchased your Existing Contract, you decided that some or all of the Guaranteed Benefits were important to you based on your personal circumstances at that time. When considering this Exchange Offer, you should consider whether you no longer need or want some or all of the Guaranteed Benefits provided by your Existing Contract, given your personal circumstances today and your future needs because, if you accept our Exchange Offer, you will be giving up or significantly reducing your Guaranteed Benefits. You should consider your specific circumstances, including your specific account values, death benefit value, Guaranteed Annual Withdrawal Amount and Ratchet Base under the Personal Income Benefit, and the following factors:

•	How long you intend to keep your Existing Contract.

•	Whether it is important for you to leave your Existing Contract’s death benefit to your beneficiaries.

•	Whether your death benefit amount is greater than your account value.

•	Whether, given your current state of health, you believe you are likely to provide a death benefit to your beneficiaries.

•	Whether it is important for you to be able to receive guaranteed lifetime income.

•	Whether you have or will activate the Personal Income Benefit.

•	Whether your Ratchet Base and Guaranteed Annual Withdrawal Amount are higher than your current account value would support.

•	Whether, given your current state of health, you believe you are likely to live to enjoy the income provided by the Personal Income Benefit, if activated.

•	Whether the amount you plan to exchange will cause a Personal Income Benefit Early or Excess withdrawal.

•	If you are currently taking Guaranteed Annual Withdrawal Amount withdrawals, whether it is acceptable to have those withdrawals terminate or be reduced.

•	Whether the availability of a guaranteed interest option, fixed maturity options or structured investment option is important to you.

•	Whether a market value adjustment would apply.

•	Whether amounts would be exchanged out of the structured investment option prior to Segment maturity.

You should assess your own situation to decide whether to accept the Exchange Offer. Once terminated, your Guaranteed Benefits based on the values in your Existing Contract cannot be reinstated. In considering the factors above, and any other factors you believe relevant, you may wish to consult with your named beneficiaries, and your financial professional and other advisors. We cannot provide investment advice to you, including how to weigh any relevant factors for your particular situation. We cannot provide any advice regarding future account value, including whether investment options under your Existing Contract will experience market gains or losses. In addition to all the things you and your financial professional and advisors consider, please also consider the following questions:

1.

Do you still need 100% of the guaranteed lifetime income provided by the Personal Income Benefit? If you do, then the offer is most likely not appropriate for you. If, on the other hand, your circumstances have changed and 100% of the guaranteed lifetime income provided by the Personal Income Benefit is not important, then you may want to consider the offer and decide if one or more of the Affiliated Mutual Funds is appropriate for you.

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2.

Do you still need 100% of the guaranteed death benefit? If you do, then the offer is most likely not appropriate for you. If, on the other hand, your circumstances have changed and 100% of the guaranteed death benefit is not important, then you may want to consider the offer and decide if one or more of the Affiliated Mutual Funds is appropriate for you.

3.

Do you still need to invest in a guaranteed interest option at a guaranteed rate at least equal to your Existing Contract’s guaranteed minimum annual rate? If you do, then the offer is most likely not appropriate for you. If, on the other hand, your circumstances have changed and a guaranteed interest option at a guaranteed rate at least equal to your Existing Contract’s guaranteed minimum annual rate is not important, then you may want to consider the offer and decide if one or more of the Affiliated Mutual Funds is appropriate for you.

Also, if your Employer or Plan allows contributions into Existing Contracts (or New Contracts when applicable) in the future and we allow you to exchange from Affiliated Mutual Funds back into your Existing Contract or a New Contract, you likely will not receive the same level of Guaranteed Benefits and a new withdrawal charge period will start. There is no guarantee that your Employer or Plan will allow contributions into Existing Contracts or New Contracts in the future.

•

When you fully exchange your Existing Contract for one or more of the Affiliated Mutual Funds, you lose the value of your existing Guaranteed Benefits which may be greater than the amount exchanged. If you later are allowed to exchange out of your Affiliated Mutual Funds into a New Contract, you establish guaranteed benefits in the New Contract equal to the amount exchanged from the Affiliated Mutual Funds which may be less. For example, assume your standard death benefit amount ($100,000) was greater than your account value ($90,000) when you fully exchanged your Existing Contract into three Affiliated Mutual Funds. A year later your Employer reopens Existing Contracts as a Plan investment option and you decide to exchange the value in your Affiliated Mutual Funds ($96,000) into a New Contract. Your new death benefit amount in the New Contract ($96,000) is equal to the amount you exchange into the New Contract not the original death benefit amount which was higher.

•

When you partially exchange your Existing Contract for one or more of the Affiliated Mutual Funds, the value of your remaining Guaranteed Benefits are reduced on a pro rata basis (as discussed above). If you later are allowed to exchange the same amount from your Affiliated Mutual Funds back into your Existing Contract, the value of your Guaranteed Benefits may be lower. For example, assume your standard death benefit amount ($100,000) was greater than your account value ($90,000) when you exchanged $45,000 into three Affiliated Mutual Funds. Your Existing Contract’s death benefit amount immediately after the partial exchange would be $50,000 (the account value was reduced by 50% and therefore the death benefit was reduced by 50%). A year later your Existing Contract’s account value is $49,000 and its death benefit is still equal to $50,000. If your Employer reopens Existing Contracts as a Plan investment option and you then exchange the value in your Affiliated Mutual Funds ($48,000) back into your Existing Contract, your Existing Contract’s death benefit amount immediately after the exchange will be $98,000 ($50,000 + $48,000), which is lower than the original death benefit amount even though the account value of your Existing Contract and the value of the Affiliated Mutual Funds both increased before the exchange back into your Existing Contract.

Please remember, the Affiliated Mutual Funds do not provide any guaranteed benefits. If you exchange 100% of your account value under your Existing Contract for one or more of the Affiliated Mutual Funds, your Existing Contract will terminate, and you will lose your Guaranteed Benefits. If you exchange only a portion of your account value, the amount exchanged will reduce the account value of your Existing Contract on a dollar-for-dollar basis and will generally reduce the value of your death benefit, as well as, your Guaranteed Annual Withdrawal Amount and Ratchet Base under the Personal Income Benefit on a pro rata basis which could be greater than the dollar amount exchanged and could significantly reduce or terminate the Personal Income Benefit. You will also be subject to all the fees and charges under each applicable Affiliated Mutual Fund.

How do I accept this offer?

To accept this Exchange Offer, you must (1) be enrolled in the Program (please contact your financial professional for more information on how to enroll in the Program) and (2) complete the applicable exchange form. Please complete, sign and date the exchange form and return it to us at the following address:

Equitable EQUI-VEST® Processing Office

P.O. Box 4956

Syracuse, NY 13221-4956

We will not process your acceptance of the offer until all applicable requirements are satisfied. Transactions requested but not completed due to your failure to provide sufficient information, or for any other reason beyond our control, will not be eligible for the offer.

Good order. If the Exchange Offer is received before the market closes on a business day, then the exchange out of the Existing Contract and the purchase of shares of the Affiliated Mutual Fund will occur at the next calculated price. The Exchange Offer is not available on (1) any day that you are not enrolled in the Program and (2) on a non-business day (including a non-Segment

5

Business Day if account value is being exchanged out of a Segment). We will not consider your acceptance of the offer to be in good order if we receive it on such a day or if it is missing any necessary information. If we receive your acceptance on a non-business day and it is otherwise complete, the exchange out of your Existing Contract and the purchase of shares of the Affiliated Mutual Fund will be processed on the next business day.

What are the tax implications of accepting the offer?

We view exchanges from the Existing Contracts in whole or in part to one or more of the Affiliated Mutual Funds as a “contract exchange within the same 403(b) plan,” as described in “Direct transfer contributions” in your Prospectus and therefore, accepting this Exchange Offer will generally not be viewed as a taxable distribution to you. However, amounts exchanged into one or more of the Affiliated Mutual Funds, including earnings, may be subject to more stringent withdrawal restrictions (e.g., employer and after tax contributions cannot be withdrawn before the participant has a severance from employment, becomes disabled or attains age 59 1/2). If you later exchange some or all of those amounts in your Affiliated Mutual Funds back into your Existing Contract or a New Contract, such withdrawal restrictions will remain with respect to those amounts. For more information, please see “Tax Information” in your Prospectus. You should discuss with your tax advisor whether it makes sense for you to accept the offer.

More information about this offer.

Although we do not directly compensate your financial professional based on your acceptance of this Exchange Offer, your financial professional may receive payments of varying amounts that may provide an incentive in recommending whether or not you should accept this Exchange Offer. For example, if you exchange some or all of your Existing Contract for an Affiliated Mutual Fund, your financial professional may receive compensation upon completion of that exchange. You should contact your financial professional for information about the compensation he or she receives. For additional information about compensation paid to your financial professional, see “Distribution of the contracts” in “More information” in your Prospectus.

Please note that your Existing Contract and any New Contract, if applicable, may each be a Program Investment Option. For ease of discussion regarding this Exchange Offer, this Supplement separates your Existing Contract and any New Contract from the Program Investment Options.

All exchanges are subject to our policies and procedures concerning frequent or disruptive transfer activity.

The Exchange Offer may vary for certain contracts, certificates, and in certain states and may not be available for all contracts or certificates, in all states, at all times or through all financial intermediaries. All material variations are described in this supplement. We may suspend, modify, or terminate this Exchange Offer at any time with notice, as described in this supplement. In the future, we may make new, additional or modified offers in connection with these Existing Contracts or certain benefits thereunder with different terms that may be more or less favorable than the terms described herein.

6

APPENDIX I

The following chart provides a brief summary comparison of some of the important features of your Existing Contract and the Affiliated Mutual Funds and between the Affiliated Mutual Funds and a New Contract. You should not rely solely on this chart in examining the differences between your Existing Contract and the Affiliated Mutual Funds and between the Affiliated Mutual Funds and a New Contract. There may be other differences important for you to consider prior to purchasing an Affiliated Mutual Fund or a New Contract. You should read your Prospectus and other information related to your Existing Contract and the prospectus for an Affiliated Mutual Fund and a New Contract prior to requesting any exchange. If you would like a prospectus for an Affiliated Mutual Fund or a New Contract, contact your financial professional or call (866) 638-0550. Please note, this chart does not create or modify any existing rights or Guaranteed Benefits, all of which are only established by your Existing Contract. Your Employer or Plan does not currently allow contributions into Existing Contracts or New Contracts, and there is no guarantee that they will do so in the future.

	Series 900	Series 901	AFFILIATED MUTUAL FUNDS
Annual Administrative Charge[1]	$65 (maximum) $0-$30 (current)[2]	$65 (maximum) $0-$30 (current)[2]	$0
Separate Account Expenses	0.25%-1.20%	0%-1.15%	0
Variable Investment Option Fees	0.59%-2.07%	0.59%-2.07%	0
Record Keeping Fee	0	0	0.15%-1.20%
Mutual Fund Annual Operating Expenses	0	0	0%-2.26%[3]
Maximum Withdrawal Charge	6%	6%	0%
Living Benefit (charge)

Personal Income Benefit guarantees that you can take withdrawals from your Personal Income Benefit account value up to your Guaranteed Annual Withdrawal Amount each year even if your Personal Income Benefit account value falls to zero by other than an early or excess withdrawal beginning at age 65 or later and subject to a distributable event (1.00%)

Personal Income Benefit guarantees that you can take withdrawals from your Personal Income Benefit account value up to your Guaranteed Annual Withdrawal Amount each year even if your Personal Income Benefit account value falls to zero by other than an early or excess withdrawal beginning at age 65 or later and subject to a distributable event (1.00%)

			No
Variable Investment Options	92 (various classes)	94 (various classes)	0
Death Benefit	The greater of: (i) your account value, less any outstanding loan balance plus accrued interest as of the date we receive satisfactory proof of death, any required instructions, information and forms necessary to effect payment; and (ii) your total contributions, adjusted for withdrawals and any withdrawal charges and any taxes that may apply, less any outstanding loan balance plus accrued interest.

The greater of: (i) your account value, less any outstanding loan balance plus accrued interest as of the date we receive satisfactory proof of death, any required instructions, information and forms necessary to effect payment; and (ii) your total contributions, adjusted for withdrawals and any withdrawal charges and any taxes that may apply, less any outstanding loan balance (in certain newer contracts there is no outstanding loan balance) plus accrued interest.

			Account Value
Enhanced Death Benefit	The greater of: (a) your account value (without any negative market value adjustment that would otherwise apply) as of the date we receive satisfactory proof of your death, any required instructions for the method of payment, information and forms necessary to effect payment (less any outstanding loan and accrued loan interest); and (b) the enhanced death benefit as of the date of your death. On the participation date, your enhanced death benefit equals your initial contribution. Then, on each third participation date anniversary until you are age 85, we will determine your enhanced death benefit by comparing your current enhanced death benefit to your account value. If your account value is higher than your enhanced death benefit, we will increase your enhanced death benefit to equal your account value. On the other hand, if your account value on any third participation date anniversary is less than your enhanced death benefit, we will not adjust your enhanced death benefit either up or down.	The greater of: (a) your account value (without any negative market value adjustment that would otherwise apply) as of the date we receive satisfactory proof of your death, any required instructions for the method of payment, information and forms necessary to effect payment (less any outstanding loan and accrued loan interest); and (b) the enhanced death benefit as of the date of your death. On the participation date, your enhanced death benefit equals your initial contribution. Then, on each third participation date anniversary until you are age 85, we will determine your enhanced death benefit by comparing your current enhanced death benefit to your account value. If your account value is higher than your enhanced death benefit, we will increase your enhanced death benefit to equal your account value. On the other hand, if your account value on any third participation date anniversary is less than your enhanced death benefit, we will not adjust your enhanced death benefit either up or down.	No

	Series 900	Series 901	AFFILIATED MUTUAL FUNDS
Guaranteed minimum annual rate in the Guaranteed Interest Option[4]	1%-3%	1%-3%	No
Fixed Maturity Options[5]	Yes	No	No
Structured Investment Option[6]	Yes	Yes	No
Lifetime Payout Option	Yes	Yes	No
Additional Features	Investment simplifier; ProNvest Managed Account Service	Investment simplifier; ProNvest Managed Account Service	ProNvest Managed Account Service
1	Or 2% of account value if less.
2	May be waived if account value exceeds certain amounts. See your Existing Contract for details.
3

Your Plan will designate the Mutual Funds which are available to you as Mutual Fund Program Investment Options. The high and low Mutual Fund Annual Operating Expenses will vary based on the Mutual Fund Program Investment Options available to you.

4	The guaranteed interest option is part of our general account and pays interest at guaranteed rates that are reset periodically.
5

The fixed maturity option is part of our general account and pays interest at a fixed rate for the duration of the option (generally between 1-10 years). A positive or negative market value adjustment applies if amounts are withdrawn before maturity.

6	The Structured Investment Option is an index-linked investment option.

EQUI-VEST® is issued by and is a registered service mark of Equitable Financial Life Insurance Company.

Co-distributed by affiliates, Equitable Advisors (Equitable Financial Advisors in MI and TN) and Equitable Distributors, 1290 Avenue of the Americas, New York, NY 10104.

Copyright 2020 Equitable Financial Life Insurance Company. All rights reserved.

Equitable Financial Life Insurance Company

1290 Avenue of the Americas

New York, NY 10104

212-554-1234

#842830

Equitable Financial Life Insurance Company

Supplement dated May 1, 2020 to the Prospectus dated May 1, 2020 for EQUI-VEST Employer-Sponsored Retirement Plans:

•	Series 100
•	Series 200

This Supplement adds information related to an exchange offer and modifies certain related information in the above-referenced current prospectus and statement of additional information you received and in any supplements to that prospectus and statement of additional information (collectively, the “Prospectus”). You should read this Supplement in conjunction with the Prospectus and retain it for future reference. Unless otherwise indicated, all other information included in the Prospectus remains unchanged. The terms and section headings we use in this Supplement have the same meaning as in the Prospectus. We will send you another copy of any prospectus or supplement without charge upon request. Please contact the customer service group referenced in your Prospectus or call (866) 638-0550.

EXCHANGE OFFER

This Supplement describes an Exchange Offer we are making to you in connection with your variable annuity contract. This Supplement contains important information that you should know before accepting this Exchange Offer.

NO ACTION IS REQUIRED ON YOUR PART

You are not required to accept this Exchange Offer or take any action under your Existing Contract. If you do not accept this Exchange Offer, your Existing Contract will continue unchanged.

In certain Employer-sponsored plans, your Employer or Plan may unilaterally accept this Exchange Offer. You can contact your financial professional for additional information.

You should carefully read this Supplement in conjunction with your Prospectus before making your decision regarding this Exchange Offer. If you have any questions about this Exchange Offer, contact your financial professional or call us directly at (866) 638-0550.

Why am I receiving this offer?

Your Employer or Plan has decided to make available to you the Equitable Retirement 360 Defined Contribution Program (the “Program”), which is a retirement program designed to provide participants (“Participants”) a single coordinated program selection of investment options, including certain mutual fund options and a fixed annuity contract option (each a “Program Investment Option” and collectively the “Program Investment Options”). In the future, we expect to expand the investment options available under the Program. Please note that certain Program Investment Options may be offered, advised or subadvised by Equitable Financial Life Insurance Company (the “Company”) or one or more of our affiliates.

Because the Program is available to you and you are no longer able to contribute to your EQUI-VEST contract or certificate (each an “Existing Contract” and collectively the “Existing Contracts”), we will permit you to exchange some or all of your Existing Contract for one or more affiliated mutual funds that are also Program Investment Options (each an “Affiliated Mutual Fund” and collectively the “Affiliated Mutual Funds”) without imposing withdrawal charges, although a market value adjustment may apply (the “Exchange Offer”). This Exchange Offer also includes, if applicable, any subsequent exchanges under the Program of shares of an Affiliated Mutual Fund for an Existing Contract or a New Contract (described below) and any future exchanges under the Program.

You should carefully read this Supplement and your Prospectus and the prospectuses for the Affiliated Mutual Funds before making your decision regarding this Exchange Offer. This Exchange Offer allows you to exchange some or all of the account value in your Existing Contract for one or more of the Affiliated Mutual Funds without paying withdrawal charges, although a market value adjustment may apply. You should only exchange some or all of the account value in your Existing Contract if you have determined you no longer need or want some or all of the Guaranteed Benefits (described below) provided by your Existing Contract. The Affiliated Mutual Funds do not offer any of these Guaranteed Benefits. If you accept this Exchange Offer your Guaranteed Benefits will terminate or be reduced and they cannot be reinstated.

What is this offer? How does this offer work?

You can exchange some or all of your Existing Contract without incurring withdrawal charges for one or more of the Affiliated Mutual Funds, although a market value adjustment may apply. The minimum amount that may be exchanged pursuant to this Exchange Offer is $20. If you are considering investing in one or more of the Affiliated Mutual Funds you should contact your financial professional, who will be able to explain the details of the Affiliated Mutual Funds and provide you with the proper forms and applications necessary to complete the transaction. Affiliated Mutual Funds can only be purchased through a broker-dealer and this Exchange Offer is not available through all broker-dealer firms.

Under this Exchange Offer, the full or partial exchange of your Existing Contract will not trigger any applicable withdrawal charge under your Existing Contract. In addition, since the Affiliated Mutual Funds do not have withdrawal charges, any account value from your Existing Contract transferred into the Affiliated Mutual Funds would not be subject to any withdrawal charge under the Affiliated Mutual Funds (but would be subject to all other charges and fees under each applicable Affiliated Mutual Fund). However, any exchange of account value from a fixed maturity option under an Existing Contract will be subject to a market value adjustment which could decrease the amount to be exchanged or the amount remaining in the fixed maturity option, perhaps significantly.

Your Existing Contract has certain benefits that are not offered under any Affiliated Mutual Fund (the “Guaranteed Benefits”):

•	a standard death benefit;

•	the ability to annuitize at guaranteed annuitization rates and receive guaranteed income for life;

•	a guaranteed interest option (investment option that pays interest at guaranteed rates);

•	fixed maturity options (investment option that pays interest over a 1-10 year period); and

•	the Investment Simplifier (fixed dollar option and interest sweep).

You should carefully consider whether an exchange is appropriate for you by comparing the Guaranteed Benefits provided by your Existing Contract to the benefits and features provided by the Affiliated Mutual Fund(s). The Affiliated Mutual Funds do not provide any guaranteed benefits and if you accept this Exchange Offer your Guaranteed Benefits will be terminated or reduced, perhaps significantly.

You should also compare the fees and charges of your Existing Contract to the fees and charges of the Affiliated Mutual Funds (mutual fund annual operating expenses include management fees, distribution and/or service (12b-1) fees and other expenses). You will also pay a record keeping fee on assets invested in Affiliated Mutual Funds. There are no front-end or back-end sales charges for the Affiliated Mutual Funds. For a copy of the prospectus for an Affiliated Mutual Fund, please contact your financial professional or call (866) 638-0550. Please also see “How can I evaluate this offer?” and “Appendix I”.

When your Employer or Plan made the Program available to you it also decided how ongoing contributions may be allocated. That decision determined the terms under which you can exchange some or all of the account value in your Existing Contract into one or more of the Affiliated Mutual Funds. Accordingly your Employer or Plan does not currently permit ongoing contributions to the Existing Contracts, then you can elect to exchange some or all of the account value in your Existing Contract into one or more of the Affiliated Mutual Funds. Employer or Plan restrictions may prevent you from accepting this Exchange Offer. Amounts invested in one or more of the Affiliated Mutual Funds may be subject to more stringent withdrawal requirements. For more information, please see “Tax Information” in the Prospectus and “What are the tax implications of accepting the offer?” below.

We reserve the right to terminate or materially amend this Exchange Offer with respect to any or all Existing Contracts, as well as, any or all Affiliated Mutual Funds with notice at least 60 days prior to the date of termination or the effective date of the amendment, subject to the following limited exceptions. First, no such notice would be required if, under extraordinary circumstances, there is a suspension in the redemption of the Existing Contract under Section 22(e) of the 1940 Act or the rules thereunder. Second, no such notice would be required if the Affiliated Mutual Fund temporarily delays or ceases the sale of the security because it is unable to invest amounts effectively in accordance with applicable investment objectives, policies and restrictions.

Can I subsequently exchange back into my Existing Contract or a New Contract?

Since your Existing Contract and the New Contract (discussed below) are not currently Plan investment options accepting contributions, you cannot transfer from Affiliated Mutual Funds back into your Existing Contract or a New Contract. If, at some point in the future, Existing Contracts (or New Contracts as applicable) are Plan investment options accepting contributions, we also reserve the right to disallow all exchanges from the Affiliated Mutual Funds into Existing Contracts or New Contracts, as well as, the right to reject individual Participant’s requests to exchange some or all of their value in the Affiliated Mutual Funds back into their Existing Contract or a New Contract without rejecting other Participant’s requests or all Partic-ipant’s requests. Please Note: Even if you exchange back into your Existing Contract or a New Contract, you may not receive the same level of Guaranteed Benefits as you originally had under your Existing Contract. Please see “How can I evaluate this offer?” and “Appendix I”.

If permitted by your Employer or Plan at some future date, you may also be able to exchange some or all of the value in your Affiliated Mutual Fund(s) back into your Existing Contract or, if your Existing Contract no longer exists (because you fully exchanged it for one or more of the Affiliated Mutual Funds or subsequently surrendered it), into a new contract. The new contract would be a newly issued version of your terminated Existing Contract if it is available for new sales (the “New Contract”). For a copy of the prospectus for the New Contract, please contact your financial professional or call (866) 638-0550. Please

2

Note: A New Contract is only applicable if your Existing Contract no longer exists, and you will be required to complete the necessary application, order form or other documentation before the New Contract can be issued and the exchange from the Affiliated Mutual Funds completed. Amounts invested in one or more of the Affiliated Mutual Funds may be subject to more stringent withdrawal requirements which will be permanent even if you transfer back into your Existing Contract or a New Contract. For more information, please see “Tax Information” in the Prospectus and “What are the tax implications of accepting the offer?” below.

If you exchange back into your Existing Contract or a New Contract (which is not currently permitted), a new withdrawal charge period will attach to that exchanged amount. However, no withdrawal charge will be applied to subsequent exchanges back to Affiliated Mutual Funds pursuant to this Exchange Offer, although a market value adjustment may apply. You should only exchange shares of Affiliated Mutual Funds for an Existing Contract or New Contract (which is not currently permitted) if you have determined that you want some or all of Guaranteed Benefits provided by the Existing Contract or New Contract and you understand all of the fees and expenses that you would be paying under that contract.

How can I evaluate this offer?

You must decide between: (1) keeping your Existing Contract; or (2) fully or partially exchanging your Existing Contract without any applicable withdrawal charges (although a market value adjustment may apply) for one or more of the Affiliated Mutual Funds.

If you do not accept our offer, your Existing Contract and all of the Guaranteed Benefits would continue unchanged, and any applicable charges would continue to be deducted from your account value.

If you elect to fully exchange your Existing Contract for one or more of the Affiliated Mutual Funds:

•	Your Existing Contract and its Guaranteed Benefits would terminate.

•

Your account value would transfer without incurring any applicable withdrawal charges, although we will deduct a pro rata portion of the Annual Administrative Charge if your Existing Contract’s account value is less than $25,000 calculated from the date of the most recent participant date anniversary to the date of the exchange.

•

We will impose a market value adjustment on any account value exchanged from a fixed maturity option under an Existing Contract, which could significantly decrease the amount to be exchanged, particularly if there is a long time remaining until the fixed maturity option’s maturity date.

•	In the future, you would not have the option to receive the lifetime income at guaranteed annuity rates.

•	Your beneficiaries would not receive the standard death benefit which could be greater than your account value provided by your Existing Contract.

If you partially exchange your Existing Contract for one or more of the Affiliated Mutual Funds:

•	Your account value will be reduced by the amount of the exchange.

•

We will impose a market value adjustment on any account value exchanged from a fixed maturity option under an Existing Contract, which could significantly decrease the fixed maturity amount, particularly if there is a long time remaining until the fixed maturity option’s maturity date.

•	The account value that can be used for annuity payments under the Existing Contract’s annuity payment options will also be reduced.

You should compare your Existing Contract’s Guaranteed Benefits with the Affiliated Mutual Fund’s benefits and features. See “Appendix I”. Under an Affiliated Mutual Fund the death benefit is equal to your Affiliated Mutual Fund account value, which could be more or less than your contributions, including the amount exchanged from your Existing Contract. In addition, you will not be able to annuitize your Affiliated Mutual Fund(s) and receive guaranteed lifetime income.

When you purchased your Existing Contract, you decided that some or all of the Guaranteed Benefits were important to you based on your personal circumstances at that time. When considering this Exchange Offer, you should consider whether you no longer need or want some or all of the Guaranteed Benefits provided by your Existing Contract, given your personal circumstances today and your future needs because, if you accept our Exchange Offer, you will be giving up or significantly reducing your Guaranteed Benefits. You should consider your specific circumstances, including your specific account values, death benefit value, and the following factors:

•	How long you intend to keep your Existing Contract.

•	Whether it is important for you to leave your Existing Contract’s death benefit to your beneficiaries.

•	Whether your death benefit amount is greater than your account value.

3

•	Whether, given your current state of health, you believe you are likely to provide a death benefit to your beneficiaries.

•	Whether it is important for you to be able to receive guaranteed lifetime income.

•	Whether the availability of a guaranteed interest option or fixed maturity options is important to you.

•	Whether a market value adjustment would apply.

You should assess your own situation to decide whether to accept the Exchange Offer. Once terminated, your Guaranteed Benefits based on the values in your Existing Contract cannot be reinstated. In considering the factors above, and any other factors you believe relevant, you may wish to consult with your named beneficiaries, and your financial professional and other advisors. We cannot provide investment advice to you, including how to weigh any relevant factors for your particular situation. We cannot provide any advice regarding future account value, including whether investment options under your Existing Contract will experience market gains or losses. In addition to all the things you and your financial professional and advisors consider, please also consider the following questions:

1.

Do you still need 100% of the guaranteed death benefit? If you do, then the offer is most likely not appropriate for you. If, on the other hand, your circumstances have changed and 100% of the guaranteed death benefit is not important, then you may want to consider the offer and decide if one or more of the Affiliated Mutual Funds is appropriate for you.

2.

Do you still need to invest in a guaranteed interest option at a guaranteed rate at least equal to your Existing Contract’s guaranteed minimum annual rate? If you do, then the offer is most likely not appropriate for you. If, on the other hand, your circumstances have changed and a guaranteed interest option at a guaranteed rate at least equal to your Existing Contract’s guaranteed minimum annual rate is not important, then you may want to consider the offer and decide if one or more of the Affiliated Mutual Funds is appropriate for you.

Also, if your Employer or Plan allows contributions into Existing Contracts (or New Contracts when applicable) in the future and we allow you to exchange from Affiliated Mutual Funds back into your Existing Contract or a New Contract, you likely will not receive the same level of Guaranteed Benefits and a new withdrawal charge period will start. There is no guarantee that your Employer or Plan will allow contributions into Existing Contracts or New Contracts in the future.

•

When you fully exchange your Existing Contract for one or more of the Affiliated Mutual Funds, you lose the value of your existing Guaranteed Benefits which may be greater than the amount exchanged. If you later are allowed to exchange out of your Affiliated Mutual Funds into a New Contract, you establish guaranteed benefits in the New Contract equal to the amount exchanged from the Affiliated Mutual Funds which may be less. For example, assume your death benefit amount ($100,000) was greater than your account value ($90,000) when you fully exchanged your Existing Contract into three Affiliated Mutual Funds. A year later your Employer reopens Existing Contracts as a Plan investment option and you decide to exchange the value in your Affiliated Mutual Funds ($96,000) into a New Contract. Your new death benefit amount in the New Contract ($96,000) is equal the amount you exchange into the New Contract not the original death benefit amount which was higher.

•

When you partially exchange your Existing Contract for one or more of the Affiliated Mutual Funds, the value of your remaining Guaranteed Benefits are reduced on a pro rata basis (as discussed above). If you later are allowed to exchange the same amount from your Affiliated Mutual Funds back into your Existing Contract, the value of your Guaranteed Benefits may be lower. For example, assume your death benefit amount ($100,000) was greater than your account value ($90,000) when you exchanged $45,000 into three Affiliated Mutual Funds. Your Existing Contract’s death benefit amount immediately after the partial exchange would be $50,000 (the account value was reduced by 50% and therefore the death benefit was reduced by 50%). A year later your Existing Contract’s account value is $49,000 and its death benefit is still equal to $50,000. If your Employer reopens Existing Contracts as a Plan investment option and you then exchange the value in your Affiliated Mutual Funds ($48,000) back into your Existing Contract, your Existing Contract’s death benefit amount immediately after the exchange will be $98,000 ($50,000 + $48,000), which is lower than the original death benefit amount even though the account value of your Existing Contract and the value of the Affiliated Mutual Funds both increased before the exchange back into your Existing Contract.

Please remember, the Affiliated Mutual Funds do no provide any guaranteed benefits. If you exchange 100% of your account value under your Existing Contract for one or more of the Affiliated Mutual Funds, your Existing Contract will terminate, and you will lose your Guaranteed Benefits. If you exchange only a portion of your account value, the amount exchanged will reduce the account value of your Existing Contract on a dollar-for-dollar basis and will generally reduce the value of your death benefit, on a pro rata basis which could be greater than the dollar amount exchanged. You will also be subject to all the fees and charges under each applicable Affiliated Mutual Fund.

4

How do I accept this offer?

To accept this Exchange Offer, you must (1) be enrolled in the Program (please contact your financial professional for more information on how to enroll in the Program) and (2) complete the applicable exchange form. Please complete, sign and date the exchange form and return it to us at the following address:

Equitable EQUI-VEST® Processing Office

P.O. Box 4956

Syracuse, NY 13221-4956

We will not process your acceptance of the offer until all applicable requirements are satisfied. Transactions requested but not completed due to your failure to provide sufficient information, or for any other reason beyond our control, will not be eligible for the offer.

Good order. If the Exchange Offer is received before the market closes on a business day, then the exchange out of the Existing Contract and the purchase of shares of the Affiliated Mutual Fund will occur at the next calculated price. The Exchange Offer is not available on (1) any day that you are not enrolled in the Program and (2) on a non-business day. We will not consider your acceptance of the offer to be in good order if we receive it on such a day or if it is missing any necessary information. If we receive your acceptance on a non-business day and it is otherwise complete, the exchange out of your Existing Contract and the purchase of shares of the Affiliated Mutual Fund will be processed on the next business day.

What are the tax implications of accepting the offer?

We view exchanges from the Existing Contracts in whole or in part to one or more of the Affiliated Mutual Funds as a “contract exchange within the same 403(b) plan,” as described in “Direct transfer contributions” in your Prospectus and therefore, accepting this Exchange Offer will generally not be viewed as a taxable distribution to you. However, amounts exchanged into one or more of the Affiliated Mutual Funds, including earnings, may be subject to more stringent withdrawal restrictions (e.g., employer and after tax contributions cannot be withdrawn before the participant has a severance from employment, becomes disabled or attains age 59 1/2). If you later exchange some or all of those amounts in your Affiliated Mutual Funds back into your Existing Contract or a New Contract, such withdrawal restrictions will remain with respect to those amounts. For more information, please see “Tax Information” in your Prospectus. You should discuss with your tax advisor whether it makes sense for you to accept the offer.

More information about this offer.

Although we do not directly compensate your financial professional based on your acceptance of this Exchange Offer, your financial professional may receive payments of varying amounts that may provide an incentive in recommending whether or not you should accept this Exchange Offer. For example, if you exchange some or all of your Existing Contract for an Affiliated Mutual Fund, your financial professional may receive compensation upon completion of that exchange. You should contact your financial professional for information about the compensation he or she receives. For additional information about compensation paid to your financial professional, see “Distribution of the contracts” in “More information” in your Prospectus.

Please note that your Existing Contract and any New Contract, if applicable, may each be a Program Investment Option. For ease of discussion regarding this Exchange Offer, this Supplement separates your Existing Contract and any New Contract from the Program Investment Options.

All exchanges are subject to our policies and procedures concerning frequent or disruptive transfer activity.

The Exchange Offer may vary for certain contracts, certificates, and in certain states and may not be available for all contracts or certificates, in all states, at all times or through all financial intermediaries. All material variations are described in this supplement. We may suspend, modify, or terminate this Exchange Offer at any time with notice, as described in this supplement. In the future, we may make new, additional or modified offers in connection with these Existing Contracts or certain benefits thereunder with different terms that may be more or less favorable than the terms described herein.

5

APPENDIX I

The following chart provides a brief summary comparison of some of the important features of your Existing Contract and the Affiliated Mutual Funds and between the Affiliated Mutual Funds and a New Contract. You should not rely solely on this chart in examining the differences between your Existing Contract and the Affiliated Mutual Funds and between the Affiliated Mutual Funds and a New Contract. There may be other differences important for you to consider prior to purchasing an Affiliated Mutual Fund or a New Contract. You should read your Prospectus and other information related to your Existing Contract and the prospectus for an Affiliated Mutual Fund and a New Contract prior to requesting any exchange. If you would like a prospectus for an Affiliated Mutual Fund or a New Contract, contact your financial professional or call (866) 638-0550. Please note, this chart does not create or modify any existing rights or Guaranteed Benefits, all of which are only established by your Existing Contract. Your Employer or Plan does not currently allow contributions into Existing Contracts or New Contracts, and there is no guarantee that they will do so in the future.

	Series 100	Series 200	AFFILIATED MUTUAL FUNDS
AnnualAdministrative Charge[1]	$30	$30	$0
Separate Account Expenses	1.34%-1.49%	1.34%-1.49%	0
Variable Investment Option Fees	0.59%-1.94%	0.59%-1.94%	0
Record Keeping Fee	0	0	0.15%-1.20%
Mutual Fund Annual Operating Expenses	0	0	0%-2.26%[2]
MaximumWithdrawal Charge	6%	6%	0%
LivingBenefit (charge)	No	No	No
VariableInvestment Options	91 (various classes)	91 (various classes)	0
DeathBenefit	The greater of: (i) your account value (without adjustment for any otherwise applicable negative market value adjustment) and less any outstanding loan balance plus accrued interest as of the date we receive satisfactory proof of death, any required instructions, information and forms necessary to effect payment; and (ii) your total contributions, adjusted for withdrawals and any withdrawal charges and any taxes that may apply, less any outstanding loan balance plus accrued interest.	The greater of: (i) your account value (without adjustment for any otherwise applicable negative market value adjustment) and less any outstanding loan balance plus accrued interest as of the date we receive satisfactory proof of death, any required instructions, information and forms necessary to effect payment; and (ii) your total contributions, adjusted for withdrawals and any withdrawal charges and any taxes that may apply, less any outstanding loan balance plus accrued interest.	Account Value
Guaranteed minimum annual rate in the Guaranteed Interest Option[3]	1%-4%	1%-4%	No
FixedMaturity Options[4]	Yes	Yes	No
StructuredInvestment Option[5]	No	No	No
LifetimePayout Option	Yes	Yes	No
AdditionalFeatures	Investment simplifier	Investment simplifier	ProNvest Managed Account Service
1	Or 2% of account value if less.
2

Your Plan will designate the Mutual Funds which are available to you as Mutual Fund Program Investment Options. The high and low Mutual Fund Annual Operating Expenses will vary based on the Mutual Fund Program Investment Options available to you.

3	The guaranteed interest option is part of our general account and pays interest at guaranteed rates that are reset periodically.
4

The fixed maturity option is part of our general account and pays interest at a fixed rate for the duration of the option (generally between 1 – 10 years). A positive or negative market value adjustment applies if amounts are withdrawn before maturity.

5	The Structured Investment Option is an index-linked investment option.

EQUI-VEST® is issued by and is a registered service mark of Equitable Financial Life Insurance Company.

Co-distributed by affiliates, Equitable Advisors (Equitable Financial Advisors in MI and TN) and Equitable Distributors, 1290 Avenue of the Americas, New York, NY 10104.

Copyright 2020 Equitable Financial Life Insurance Company. All rights reserved.

Equitable Financial Life Insurance Company

1290 Avenue of the Americas

New York, NY 10104

212-554-1234

#844082

Equitable Financial Life Insurance Company

Supplement dated May 1, 2020 to the Prospectus dated May 1, 2020 for EQUI-VEST® Employer-Sponsored Retirement Plans:

•	EQUI-VEST® VantageSM

This Supplement adds information related to an exchange offer and modifies certain related information in the above-referenced current prospectus and statement of additional information you received and in any supplements to that prospectus and statement of additional information (collectively, the “Prospectus”). You should read this Supplement in conjunction with the Prospectus and retain it for future reference. Unless otherwise indicated, all other information included in the Prospectus remains unchanged. The terms and section headings we use in this Supplement have the same meaning as in the Prospectus. We will send you another copy of any prospectus or supplement without charge upon request. Please contact the customer service group referenced in your Prospectus or call (866) 638-0550.

EXCHANGE OFFER

This Supplement describes an Exchange Offer we are making to you in connection with your variable annuity contract. This Supplement contains important information that you should know before accepting this Exchange Offer.

NO ACTION IS REQUIRED ON YOUR PART

You are not required to accept this Exchange Offer or take any action under your Existing Contract. If you do not accept this Exchange Offer, your Existing Contract will continue unchanged.

In certain Employer-sponsored plans, your Employer or Plan may unilaterally accept this Exchange Offer. You can contact your financial professional for additional information.

You should carefully read this Supplement in conjunction with your Prospectus before making your decision regarding this Exchange Offer. If you have any questions about this Exchange Offer, contact your financial professional or call us directly at (866) 638-0550.

Why am I receiving this offer?

Your Employer or Plan has decided to make available to you the Equitable Retirement 360 Defined Contribution Program (the “Program”), which is a retirement program designed to provide participants (“Participants”) a single coordinated program selection of investment options, including certain mutual fund options and a fixed annuity contract option (each a “Program Investment Option” and collectively the “Program Investment Options”). In the future, we expect to expand the investment options available under the Program. Please note that certain Program Investment Options may be offered, advised or subadvised by Equitable Financial Life Insurance Company (the “Company”) or one or more of our affiliates.

Because the Program is available to you and you are no longer able to contribute to your EQUI-VEST contract or certificate (each an “Existing Contract” and collectively the “Existing Contracts”), we will permit you to exchange some or all of your Existing Contract for one or more affiliated mutual funds that are also Program Investment Options (each an “Affiliated Mutual Fund” and collectively the “Affiliated Mutual Funds”) without imposing withdrawal charges, although a market value adjustment may apply (the “Exchange Offer”). This Exchange Offer also includes, if applicable, any subsequent exchanges under the Program of shares of an Affiliated Mutual Fund for an Existing Contract or a New Contract (described below) and any future exchanges under the Program.

You should carefully read this Supplement and your Prospectus and the prospectuses for the Affiliated Mutual Funds before making your decision regarding this Exchange Offer. This Exchange Offer allows you to exchange some or all of the account value in your Existing Contract for one or more of the Affiliated Mutual Funds without paying withdrawal charges, although a market value adjustment may apply. You should only exchange some or all of the account value in your Existing Contract if you have determined you no longer need or want some or all of the Guaranteed Benefits (described below) provided by your Existing Contract. The Affiliated Mutual Funds do not offer any of these Guaranteed Benefits. If you accept this Exchange Offer your Guaranteed Benefits will terminate or be reduced and they cannot be reinstated.

What is this offer? How does this offer work?

You can exchange some or all of your Existing Contract without incurring withdrawal charges for one or more of the Affiliated Mutual Funds, although a market value adjustment may apply. The minimum amount that may be exchanged pursuant to this Exchange Offer is $20. If you are considering investing in one or more of the Affiliated Mutual Funds you should contact your financial professional, who will be able to explain the details of the Affiliated Mutual Funds and provide you with the proper forms and applications necessary to complete the transaction. Affiliated Mutual Funds can only be purchased through a broker-dealer and this Exchange Offer is not available through all broker-dealer firms.

Under this Exchange Offer, the full or partial exchange of your Existing Contract will not trigger any applicable withdrawal charge under your Existing Contract. In addition, since the Affiliated Mutual Funds do not have withdrawal charges, any account value from your Existing Contract transferred into the Affiliated Mutual Funds would not be subject to any withdrawal charge under the Affiliated Mutual Funds (but would be subject to all other charges and fees under each applicable Affiliated Mutual Fund). However, any exchange of account value from a fixed maturity option under an Existing Contract will be subject to a market value adjustment which could decrease the amount to be exchanged or the amount remaining in the fixed maturity option, perhaps significantly.

Your Existing Contract has certain benefits that are not offered under any Affiliated Mutual Fund (the “Guaranteed Benefits”):

•	a standard death benefit;

•	the ability to annuitize at guaranteed annuitization rates and receive guaranteed income for life;

•	a guaranteed interest option (investment option that pays interest at guaranteed rates);

•	fixed maturity options (investment option that pays interest over a 1-10 year period);

•	a structured investment option (NJ ACTS only) (investment option that may credit interest based, in part, on the performance of an external index);

•	the optional enhanced death benefit; and

•	the Investment Simplifier (fixed dollar option and interest sweep).

You should carefully consider whether an exchange is appropriate for you by comparing the Guaranteed Benefits provided by your Existing Contract to the benefits and features provided by the Affiliated Mutual Fund(s). The Affiliated Mutual Funds do not provide any guaranteed benefits and if you accept this Exchange Offer your Guaranteed Benefits will be terminated or reduced, perhaps significantly.

You should also compare the fees and charges of your Existing Contract to the fees and charges of the Affiliated Mutual Funds (mutual fund annual operating expenses include management fees, distribution and/or service (12b-1) fees and other expenses). You will also pay a record keeping fee on assets invested in Affiliated Mutual Funds. There are no front-end or back-end sales charges for the Affiliated Mutual Funds. For a copy of the prospectus for an Affiliated Mutual Fund, please contact your financial professional or call (866) 638-0550. Please also see “How can I evaluate this offer?” and “Appendix I”.

When your Employer or Plan made the Program available to you it also decided how ongoing contributions may be allocated. That decision determined the terms under which you can exchange some or all of the account value in your Existing Contract into one or more of the Affiliated Mutual Funds. Accordingly your Employer or Plan does not currently permit ongoing contributions to the Existing Contracts, you can elect to exchange some or all of the account value in your Existing Contract into one or more of the Affiliated Mutual Funds. Employer or Plan restrictions may prevent you from accepting this Exchange Offer. Amounts invested in one or more of the Affiliated Mutual Funds may be subject to more stringent withdrawal requirements. For more information, please see “Tax Information” in the Prospectus and “What are the tax implications of accepting the offer?” below.

We reserve the right to terminate or materially amend this Exchange Offer with respect to any or all Existing Contracts, as well as, any or all Affiliated Mutual Funds with notice at least 60 days prior to the date of termination or the effective date of the amendment, subject to the following limited exceptions. First, no such notice would be required if, under extraordinary circumstances, there is a suspension in the redemption of the Existing Contract under Section 22(e) of the 1940 Act or the rules thereunder. Second, no such notice would be required if the Affiliated Mutual Fund temporarily delays or ceases the sale of the security because it is unable to invest amounts effectively in accordance with applicable investment objectives, policies and restrictions.

Can I subsequently exchange back into my Existing Contract or a New Contract?

Since your Existing Contract and the New Contract (discussed below) are not currently Plan investment options accepting contributions, you cannot transfer from Affiliated Mutual Funds back into your Existing Contract or a New Contract. If, at some point in the future, Existing Contracts (or New Contracts as applicable) are Plan investment options accepting contributions, we also reserve the right to disallow all exchanges from the Affiliated Mutual Funds into Existing Contracts or New Contracts, as well as, the right to reject individual Participant’s requests to exchange some or all of their value in the Affiliated Mutual Funds back into their Existing Contract or a New Contract without rejecting other Participant’s requests or all Participant’s requests. Please Note: Even if you exchange back into your Existing Contract or a New Contract, you may not receive the same level of Guaranteed Benefits as you originally had under your Existing Contract. Please see “How can I evaluate this offer?” and “Appendix I”.

If permitted by your Employer or Plan at some future date, you may be able to exchange some or all of the value in your Affiliated Mutual Fund(s) back into your Existing Contract or, if your Existing Contract no longer exists (because you fully exchanged it for one or more of the Affiliated Mutual Funds or subsequently surrendered it), into a new contract. The new contract would be a newly issued version of your terminated Existing Contract if it is available for new sales (the “New Contract”). For a copy of the

2

prospectus for the New Contract, please contact your financial professional or call (866) 638-0550. Please Note: A New Contract is only applicable if your Existing Contract no longer exists, and you will be required to complete the necessary application, order form or other documentation before the New Contract can be issued and the exchange from the Affiliated Mutual Funds completed. Amounts invested in one or more of the Affiliated Mutual Funds may be subject to more stringent withdrawal requirements which will be permanent even if you transfer back into your Existing Contract or a New Contract. For more information, please see “Tax Information” in the Prospectus and “What are the tax implications of accepting the offer?” below.

If you exchange back into your Existing Contract or a New Contract (which is not currently permitted), a new withdrawal charge period will attach to that exchanged amount. However, no withdrawal charge will be applied to subsequent exchanges back to Affiliated Mutual Funds pursuant to this Exchange Offer, although a market value adjustment may apply. You should only exchange shares of Affiliated Mutual Funds for an Existing Contract or New Contract (which is not currently permitted) if you have determined that you want some or all of Guaranteed Benefits provided by the Existing Contract or New Contract and you understand all of the fees and expenses that you would be paying under that contract.

How can I evaluate this offer?

You must decide between: (1) keeping your Existing Contract; or (2) fully or partially exchanging your Existing Contract without any applicable withdrawal charges (although a market value adjustment may apply) for one or more of the Affiliated Mutual Funds.

If you do not accept our offer, your Existing Contract and all of the Guaranteed Benefits would continue unchanged, and any applicable charges would continue to be deducted from your account value.

If you elect to fully exchange your Existing Contract for one or more of the Affiliated Mutual Funds:

•	Your Existing Contract and its Guaranteed Benefits would terminate.

•

Your account value would transfer without incurring any applicable withdrawal charges, although we will deduct a pro rata portion of the Annual Administrative Charge if your Existing Contract’s account value is less than $25,000 calculated from the date of the most recent participant date anniversary to the date of the exchange.

•

We will impose a market value adjustment on any account value exchanged from a fixed maturity option under an Existing Contract, which could significantly decrease the amount to be exchanged, particularly if there is a long time remaining until the fixed maturity option’s maturity date.

•

If account value is exchanged from the structured investment option prior to maturity the segment interim value calculation could result in a significant decrease in the amount to be exchanged (NJ ACTS only).

•	In the future, you would not have the option to receive the lifetime income at guaranteed annuity rates.

•	Your beneficiaries would not receive the standard death benefit which could be greater than your account value provided by your Existing Contract.

•	Your beneficiaries would not receive the enhanced death benefit amount under your Existing Contract if you elected the enhanced death benefit.

If you partially exchange your Existing Contract for one or more of the Affiliated Mutual Funds:

•	Your account value will be reduced by the amount of the exchange.

•

We will impose a market value adjustment on any account value exchanged from a fixed maturity option under an Existing Contract, which could significantly decrease the fixed maturity amount, particularly if there is a long time remaining until the fixed maturity option’s maturity date.

•	If account value is exchanged from the structured investment option prior to maturity each Segment Investment will be reduced, possibly significantly (NJ ACTS only).

•	The account value that can be used for annuity payments under the Existing Contract’s annuity payment options will also be reduced.

You should compare your Existing Contract’s Guaranteed Benefits with the Affiliated Mutual Fund’s benefits and features. See “Appendix I”. Under an Affiliated Mutual Fund the death benefit is equal to your Affiliated Mutual Fund account value, which could be more or less than your contributions, including the amount exchanged from your Existing Contract. In addition, you will not be able to annuitize your Affiliated Mutual Fund(s) and receive guaranteed lifetime income.

When you purchased your Existing Contract, you decided that some or all of the Guaranteed Benefits were important to you based on your personal circumstances at that time. When considering this Exchange Offer, you should consider whether you no longer need or want some or all of the Guaranteed Benefits provided by your Existing Contract, given your personal

3

circumstances today and your future needs because, if you accept our Exchange Offer, you will be giving up or significantly reducing your Guaranteed Benefits. You should consider your specific circumstances, including your specific account values, death benefit value, and the following factors:

•	How long you intend to keep your Existing Contract.

•	Whether it is important for you to leave your Existing Contract’s death benefit to your beneficiaries.

•	Whether your death benefit amount is greater than your account value.

•	Whether, given your current state of health, you believe you are likely to provide a death benefit to your beneficiaries.

•	Whether it is important for you to be able to receive guaranteed lifetime income.

•	Whether the availability of a guaranteed interest option, fixed maturity options or structured investment option (NJ ACTS only) is important to you.

•	Whether a market value adjustment would apply.

•	Whether amounts would be exchanged out of the structured investment option prior to Segment maturity (NJ ACTS only).

You should assess your own situation to decide whether to accept the Exchange Offer. Once terminated, your Guaranteed Benefits based on the values in your Existing Contract cannot be reinstated. In considering the factors above, and any other factors you believe relevant, you may wish to consult with your named beneficiaries, and your financial professional and other advisors. We cannot provide investment advice to you, including how to weigh any relevant factors for your particular situation. We cannot provide any advice regarding future account value, including whether investment options under your Existing Contract will experience market gains or losses. In addition to all the things you and your financial professional and advisors consider, please also consider the following questions:

1.

Do you still need 100% of the guaranteed death benefit? If you do, then the offer is most likely not appropriate for you. If, on the other hand, your circumstances have changed and 100% of the guaranteed death benefit is not important, then you may want to consider the offer and decide if one or more of the Affiliated Mutual Funds is appropriate for you.

2.

Do you still need to invest in a guaranteed interest option at a guaranteed rate at least equal to your Existing Contract’s guaranteed minimum annual rate? If you do, then the offer is most likely not appropriate for you. If, on the other hand, your circumstances have changed and a guaranteed interest option at a guaranteed rate at least equal to your Existing Contract’s guaranteed minimum annual rate is not important, then you may want to consider the offer and decide if one or more of the Affiliated Mutual Funds is appropriate for you.

Also, if your Employer or Plan allows contributions into Existing Contracts (or New Contracts when applicable) in the future and we allow you to exchange from Affiliated Mutual Funds back into your Existing Contract or a New Contract, you likely will not receive the same level of Guaranteed Benefits and a new withdrawal charge period will start. There is no guarantee that your Employer or Plan will allow contributions into Existing Contracts or New Contracts in the future.

•

When you fully exchange your Existing Contract for one or more of the Affiliated Mutual Funds, you lose the value of your existing Guaranteed Benefits which may be greater than the amount exchanged. If you later are allowed to exchange out of your Affiliated Mutual Funds into a New Contract, you establish guaranteed benefits in the New Contract equal to the amount exchanged from the Affiliated Mutual Funds which may be less. For example, assume your standard death benefit amount ($100,000) was greater than your account value ($90,000) when you fully exchanged your Existing Contract into three Affiliated Mutual Funds. A year later your Employer reopens Existing Contracts as a Plan investment option and you decide to exchange the value in your Affiliated Mutual Funds ($96,000) into a New Contract. Your new death benefit amount in the New Contract ($96,000) is equal the amount you exchange into the New Contract not the original death benefit amount which was higher.

•

When you partially exchange your Existing Contract for one or more of the Affiliated Mutual Funds, the value of your remaining Guaranteed Benefits are reduced on a pro rata basis (as discussed above). If you later are allowed to exchange the same amount from your Affiliated Mutual Funds back into your Existing Contract, the value of your Guaranteed Benefits may be lower. For example, assume your standard death benefit amount ($100,000) was greater than your account value ($90,000) when you exchanged $45,000 into three Affiliated Mutual Funds. Your Existing Contract’s death benefit amount immediately after the partial exchange would be $50,000 (the account value was reduced by 50% and therefore the death benefit was reduced by 50%). A year later your Existing Contract’s account value is $49,000 and its death benefit is still equal to $50,000. If your Employer reopens Existing Contracts as a Plan investment option and you then exchange the value in your Affiliated Mutual Funds ($48,000) back into your Existing Contract, your Existing Contract’s death benefit amount immediately after the exchange will be $98,000 ($50,000 + $48,000), which is lower than the original death benefit amount even though the account value of your Existing Contract and the value of the Affiliated Mutual Funds both increased before the exchange back into your Existing Contract.

4

Please remember, the Affiliated Mutual Funds do no provide any guaranteed benefits. If you exchange 100% of your account value under your Existing Contract for one or more of the Affiliated Mutual Funds, your Existing Contract will terminate, and you will lose your Guaranteed Benefits. If you exchange only a portion of your account value, the amount exchanged will reduce the account value of your Existing Contract on a dollar-for-dollar basis and will generally reduce the value of your death benefit, on a pro rata basis which could be greater than the dollar amount exchanged. You will also be subject to all the fees and charges under each applicable Affiliated Mutual Fund.

How do I accept this offer?

To accept this Exchange Offer, you must (1) be enrolled in the Program (please contact your financial professional for more information on how to enroll in the Program) and (2) complete the applicable exchange form. Please complete, sign and date the exchange form and return it to us at the following address:

Equitable EQUI-VEST® Processing Office

P.O. Box 4956

Syracuse, NY 13221-4956

We will not process your acceptance of the offer until all applicable requirements are satisfied. Transactions requested but not completed due to your failure to provide sufficient information, or for any other reason beyond our control, will not be eligible for the offer.

Good order. If the Exchange Offer is received before the market closes on a business day, then the exchange out of the Existing Contract and the purchase of shares of the Affiliated Mutual Fund will occur at the next calculated price. The Exchange Offer is not available on (1) any day that you are not enrolled in the Program and (2) on a non-business day (including a non-Segment Business Day if account value is being exchanged out of a Segment). We will not consider your acceptance of the offer to be in good order if we receive it on such a day or if it is missing any necessary information. If we receive your acceptance on a non-business day and it is otherwise complete, the exchange out of your Existing Contract and the purchase of shares of the Affiliated Mutual Fund will be processed on the next business day.

What are the tax implications of accepting the offer?

We view exchanges from the Existing Contracts in whole or in part to one or more of the Affiliated Mutual Funds as a “contract exchange within the same 403(b) plan,” as described in “Direct transfer contributions” in your Prospectus and therefore, accepting this Exchange Offer will generally not be viewed as a taxable distribution to you. However, amounts exchanged into one or more of the Affiliated Mutual Funds, including earnings, may be subject to more stringent withdrawal restrictions (e.g., employer and after tax contributions cannot be withdrawn before the participant has a severance from employment, becomes disabled or attains age 59 1/2). If you later exchange some or all of those amounts in your Affiliated Mutual Funds back into your Existing Contract or a New Contract, such withdrawal restrictions will remain with respect to those amounts. For more information, please see “Tax Information” in your Prospectus. You should discuss with your tax advisor whether it makes sense for you to accept the offer.

More information about this offer.

Although we do not directly compensate your financial professional based on your acceptance of this Exchange Offer, your financial professional may receive payments of varying amounts that may provide an incentive in recommending whether or not you should accept this Exchange Offer. For example, if you exchange some or all of your Existing Contract for an Affiliated Mutual Fund, your financial professional may receive compensation upon completion of that exchange. You should contact your financial professional for information about the compensation he or she receives. For additional information about compensation paid to your financial professional, see “Distribution of the contracts” in “More information” in your Prospectus.

Please note that your Existing Contract and any New Contract, if applicable, may each be a Program Investment Option. For ease of discussion regarding this Exchange Offer, this Supplement separates your Existing Contract and any New Contract from the Program Investment Options.

All exchanges are subject to our policies and procedures concerning frequent or disruptive transfer activity.

The Exchange Offer may vary for certain contracts, certificates, and in certain states and may not be available for all contracts or certificates, in all states, at all times or through all financial intermediaries. All material variations are described in this supplement. We may suspend, modify, or terminate this Exchange Offer at any time with notice, as described in this supplement. In the future, we may make new, additional or modified offers in connection with these Existing Contracts or certain benefits thereunder with different terms that may be more or less favorable than the terms described herein.

5

APPENDIX I

The following chart provides a brief summary comparison of some of the important features of your Existing Contract and the Affiliated Mutual Funds and between the Affiliated Mutual Funds and a New Contract. You should not rely solely on this chart in examining the differences between your Existing Contract and the Affiliated Mutual Funds and between the Affiliated Mutual Funds and a New Contract. There may be other differences important for you to consider prior to purchasing an Affiliated Mutual Fund or a New Contract. You should read your Prospectus and other information related to your Existing Contract and the prospectus for an Affiliated Mutual Fund and a New Contract prior to requesting any exchange. If you would like a prospectus for an Affiliated Mutual Fund or a New Contract, contact your financial professional or call (866) 638-0550. Please note, this chart does not create or modify any existing rights or Guaranteed Benefits, all of which are only established by your Existing Contract. Your Employer or Plan does not currently allow contributions into Existing Contracts or New Contracts, and there is no guarantee that they will do so in the future.

	VantageSM	AFFILIATED MUTUAL FUNDS
Annual Administrative Charge[1]	$0	$0
Separate Account Expenses	0.50%-0.90%	0
Variable Investment Option Fees	0.59%-1.94%	0
Record Keeping Fee	0	0.15%-1.20%
Mutual Fund Annual Operating Expenses	0	0%-2.26%[2]
Maximum Withdrawal Charge	0%-6%	0%
Living Benefit (charge)	No	No
Variable Investment Options	91	0
Death Benefit	The greater of: (i) your account value, less any outstanding loan balance plus accrued interest as of the date we receive satisfactory proof of death, any required instructions, information and forms necessary to effect payment; and (ii) your total contributions, adjusted for withdrawals and any withdrawal charges and any taxes that may apply, less any outstanding loan balance (in certain newer contracts there is no outstanding loan balance) plus accrued interest.	Account Value
Enhanced Death Benefit	The greater of: (a) your account value (without any negative market value adjustment that would otherwise apply) as of the date we receive satisfactory proof of your death, any required instructions for the method of payment, information and forms necessary to effect payment (less any outstanding loan and accrued loan interest); and (b) the enhanced death benefit as of the date of your death. On the participation date, your enhanced death benefit equals your initial contribution. Then, on each third participation date anniversary until you are age 85, we will determine your enhanced death benefit by comparing your current enhanced death benefit to your account value. If your account value is higher than your enhanced death benefit, we will increase your enhanced death benefit to equal your account value. On the other hand, if your account value on any third participation date anniversary is less than your enhanced death benefit, we will not adjust your enhanced death benefit either up or down.	No

6

	VantageSM	AFFILIATED MUTUAL FUNDS
Guaranteed minimum annual rate in the Guaranteed Interest Option[3]	1%-4%	No
Fixed Maturity Options[4]	Yes	No
Structured Investment Option[5]	Yes (NJ ACTS only)	No
Lifetime Payout Option	Yes	No
Additional Features	Investment simplifier	ProNvest Managed Account Service
1	Or 2% of account value if less.
2

Your Plan will designate the Mutual Funds which are available to you as Mutual Fund Program Investment Options. The high and low Mutual Fund Annual Operating Expenses will vary based on the Mutual Fund Program Investment Options available to you.

3	The guaranteed interest option is part of our general account and pays interest at guaranteed rates that are reset periodically.
4

The fixed maturity option is part of our general account and pays interest at a fixed rate for the duration of the option (generally between 1 — 10 years). A positive or negative market value adjustment applies if amounts are withdrawn before maturity.

5	The Structured Investment Option is an index-linked investment option.

EQUI-VEST® is issued by and is a registered service mark of Equitable Financial Life Insurance Company.

Co-distributed by affiliates, Equitable Advisors (Equitable Financial Advisors in MI and TN) and Equitable Distributors, 1290 Avenue of the Americas, New York, NY 10104.

Copyright 2020 Equitable Financial Life Insurance Company. All rights reserved.

Equitable Financial Life Insurance Company

1290 Avenue of the Americas

New York, NY 10104

212-554-1234

#844080

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14.	OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

ITEM OF EXPENSE	ESTIMATED EXPENSE
Registration fees	$69,994
Federal taxes	N/A
State taxes and fees (based on 50 state average)	N/A
Trustees’ fees	N/A
Transfer agents’ fees	N/A
Printing and filing fees	$50,000	*
Legal fees	N/A
Accounting fees	N/A
Audit fees	$20,000	*
Engineering fees	N/A
Directors and officers insurance premium paid by Registrant	N/A

*	Estimated expense.

Item 15.	Indemnification of Directors and Officers

The by-Laws of AXA Equitable Life Insurance Company (“AXA Equitable”) provide, in Article VII, as follows:

7.4	Indemnification of Directors, Officers and Employees. (a) To the extent permitted by the law of the State of New York and subject to all applicable requirements thereof:

(i)

any person made or threatened to be made a party to any action or proceeding, whether civil or criminal, by reason of the fact that he or she, or his or her testator or intestate, is or was a director, officer or employee of the Company shall be indemnified by the Company;

(ii)

any person made or threatened to be made a party to any action or proceeding, whether civil or criminal, by reason of the fact that he or she, or his or her testator or intestate serves or served any other organization in any capacity at the request of the Company may be indemnified by the Company; and

(iii)	the related expenses of any such person in any of said categories may be advanced by the Company.

(b)

To the extent permitted by the law of the State of New York, the Company may provide for further indemnification or advancement of expenses by resolution of shareholders of the Company or the Board of Directors, by amendment of these By-Laws, or by agreement. {Business Corporation Law ss.ss. 721 - 726; Insurance Law ss.1216}

The directors and officers of AXA Equitable are insured under policies issued by X. L. Insurance Company, Arch Insurance Company, Endurance Insurance Company, U.S. Specialty Insurance Company, St. Paul Travelers, Chubb Insurance Company, AXIS Insurance Company, Zurich Insurance Company, AWAC (Allied World Assurance Company, Ltd.), Aspen Bermuda XS, and ARGO RE Ltd. The annual limit on such policies is $155 million, and the policies insure the officers and directors against certain liabilities arising out of their conduct in such capacities.

Item 16.	Exhibits

Exhibits No.

(1)	(a)

Distribution and Servicing Agreement among Equico Securities, Inc. (now AXA Advisors, LLC), Equitable and Equitable Variable Life Insurance Company, dated as of May 1, 1994, incorporated by reference to Exhibit 3.(c) to Registration Statement File No. 2-30070, previously filed on February 14, 1995, refiled electronically on July 10, 1998.

(a)(i)

Letter of Agreement dated April 20, 1998 for Distribution Agreement, among The Equitable Life Assurance Society of the United States and EQ Financial Consultants, Inc. (now AXA Advisors, LLC), incorporated herein by reference to Exhibit No. 3(c) to Registration Statement (File No. 33-83750), filed on May 1, 1998.

(b)

Sales Agreement dated as of January  1, 1995 by and among Equico Securities, Inc. (now AXA Advisors, LLC), Equitable, Separate Account A, Separate Account No. 301 and Separate Account No. 51, previously filed as Exhibit 1(c) to this Registration Statement No. 33-89510 on April 24, 1995, incorporated by reference to Exhibit 3(e) to Registration Statement File No. 2-30070, filed electronically July 10, 1998.

(c)

Distribution Agreement for services by The Equitable Life Assurance Society of the United States to AXA Network, LLC and its subsidiaries dated January 1, 2000 previously filed with Registration Statement, File No. 33-89510, on April 20, 2001 and incorporated herein by reference.

(d)

Distribution Agreement for services by AXA Network, LLC to The Equitable Life Assurance Society of the United States dated January 1, 2000 previously filed with Registration Statement, File No. 33-89510, on April 20, 2001 and incorporated herein by reference.

(e)

General Agent Sales Agreement dated January 1, 2000 between The Equitable Life Assurance Society of the United States and AXA Network, LLC and its subsidiaries, incorporated herein by reference to Exhibit 3(h) to the Registration Statement on Form N-4, File No. 2-30070, filed April 19, 2004.

(e)(i)

First Amendment to General Agent Sales Agreement dated January 1, 2000 between The Equitable Life Assurance Society of the United States and AXA Network, LLC and its subsidiaries, incorporated herein by reference to Exhibit 3(i) to the Registration Statement on Form N-4, File No. 2-30070, filed April 19, 2004.

(e)(ii)

Second Amendment to General Agent Sales Agreement dated January 1, 2000 between The Equitable Life Assurance Society of the United States and AXA Network, LLC and its subsidiaries, incorporated herein by reference to Exhibit 3(j) to the Registration Statement on Form N-4, File No. 2-30070, filed April 19, 2004.

(e)(iii)	Third Amendment to General Agent Sales Agreement dated as of January 1, 2000 by and between The Equitable Life Assurance Society of the United States and AXA Network, LLC and its subsidiaries incorporated herein by reference to Registration Statement on Form N-4 (File No. 333-127445), filed on August 11, 2005.

(e)(iv)

Fourth Amendment to General Agent Sales Agreement dated as of January 1, 2000 by and between The Equitable Life Assurance Society of the United States and AXA Network, LLC and its subsidiaries incorporated herein by reference to Registration Statement on Form N-4 (File No. 333-127445), filed on August 11, 2005.

(e)(v)

Fifth Amendment, dated as of November  1, 2006, to General Agent Sales Agreement dated as of January  1, 2000 by and between The Equitable Life Assurance Society of the United States and AXA Network, LLC and its subsidiaries incorporated herein by reference to Exhibit 3.(p) to the Registration Statement on Form N-4 (File No. 2-30070), filed on April 24, 2007.

(e)(vi)

Sixth Amendment, dated as of February 15, 2008, to General Agent Sales Agreement dated as of January 1, 2000 by and between AXA Equitable Life Insurance Company (formerly known as The Equitable Life Assurance Society of the United States) and AXA Network, LLC and its subsidiaries, incorporated herein by reference to Registration Statement on Form N-4 (File No. 2-30070) to Exhibit 3(q), filed on April 20, 2009.

(e)(vii)

Seventh Amendment, dated as of February 15, 2008, to General Agent Sales Agreement dated as of January 1, 2000 by and between AXA Equitable Life Insurance Company (formerly known as The Equitable Life Assurance Society of the United States) and AXA Network, LLC and its subsidiaries, incorporated herein by reference to Registration Statement on Form N-4 (File No. 2-30070) to Exhibit 3(r), filed on April 20, 2009.

(e)(viii)

Eighth Amendment, dated as of November 1, 2008, to General Agent Sales Agreement dated as of January 1, 2000 by and between AXA Equitable Life Insurance Company (formerly known as The Equitable Life Assurance Society of the United States) and AXA Network, LLC and its subsidiaries, incorporated herein by reference to Registration Statement on Form N-4 (File No. 2-30070) to Exhibit 3(s), filed on April 20, 2009.

(e)(ix)

Ninth Amendment dated as of November 1, 2011 to General Agent Sales Agreement dated as of January 1, 2000 by and between AXA Life Insurance Company (formerly known as The Equitable Life Assurance Society of the United States) and AXA Network, LLC and its subsidiaries, incorporated herein by reference to Registration Statement on Form N-4 (File No. 333-05593) filed on April 24, 2012.

(e)(x)

Tenth Amendment dated as of November 1, 2013, to General Agent Sales Agreement dated as of January 1, 2000, by and between AXA Equitable Life Insurance Company (formerly known as The Equitable Life Assurance Society of the United States) and AXA Network, LLC and its subsidiaries incorporated herein by reference to Registration Statement on Form N-4 (File No. 333-178750) filed on October 16, 2014.

(e)(xi)

Eleventh Amendment dated as of November 1, 2013, to General Agent Sales Agreement dated as of January 1, 2000, by and between AXA Equitable Life Insurance Company (formerly known as The Equitable Life Assurance Society of the United States) and AXA Network, LLC and its subsidiaries, incorporated herein by reference to Registration Statement on Form N-4 (File No. 333-178750) filed on October 16, 2014.

(e)(xii)

Twelfth Amendment dated as of November 1, 2013, to General Agent Sales Agreement dated as of January 1, 2000, by and between AXA Equitable Life Insurance Company (formerly known as The Equitable Life Assurance Society of the United States) and AXA Network, LLC and its subsidiaries, incorporated herein by reference to Registration Statement on Form N-4 (File No. 333-178750) filed on October 16, 2014.

(e)(xiii)

Thirteenth Amendment dated as of October 1, 2014 to General Agent Sales Agreement dated as of January 1, 2000, by and between AXA Equitable Life Insurance Company (formerly known as The Equitable Life Assurance Society of the United States) and AXA Network, LLC and its subsidiaries, incorporated herein by reference to the Registration Statement on Form N-4 (File No. 333-202147), filed on September 9, 2015.

(e)(xiv)

Fourteenth Amendment dated as of August 1, 2015 to General Agent Sales Agreement dated as of January 1, 2000, by and between AXA Equitable Life Insurance Company (formerly known as The Equitable Life Assurance Society of the United States) and AXA Network, LLC and its subsidiaries, incorporated herein by reference to this Registration Statement on Form N-4 (File No. 2-30070), filed on April 19, 2016.

(e)(xv)

Sixteenth Amendment dated May 1, 2016 to the General Agent Sales Agreement dated as of January 1, 2000 by and between AXA Equitable Life Insurance Company, (formerly known as The Equitable Life Assurance Society of the United States) and AXA Network, LLC, incorporated herein by reference to Registration Statement on Form N-4 (File No. 2-30070) filed on April 18, 2017.

(f)

Distribution Agreement dated as of January  1, 1998 among The Equitable Life Assurance Society of the United States (now AXA Equitable Life Insurance Company) for itself and as depositor on behalf of certain Separate Accounts, and Equitable Distributors, Inc. (now AXA Distributors, LLC), incorporated herein by reference to Exhibit 3(b) to the Registration Statement on Form N-4 (File No. 333-05593), filed on May 1, 1998.

(f)(i)

Form of First Amendment (dated January  1, 2001) to Distribution Agreement dated January 1, 1998, incorporated herein by reference to Registration Statement (File No.  2-30070) on Form N-4 filed on December 30, 2004.

(g)

Form of Brokerage General Agent Sales Agreement with Schedule and Amendment to Brokerage General Agent Sales Agreement among [Brokerage General Agent] and AXA Distributors, LLC, AXA Distributors Insurance Agency, LLC, AXA Distributors Insurance Agency of Alabama, LLC, and AXA Distributors Insurance Agency of Massachusetts, LLC, incorporated herein by reference to Exhibit No. 3.(i) to Registration Statement (File No. 333-05593) on Form N-4, filed on April 20, 2005.

(h)

Form of Wholesale Broker-Dealer Supervisory and Sales Agreement among [Broker-Dealer] and AXA Distributors, LLC, incoporated herein by reference to Exhibit No. 3.(j) to Registration Statement (File No. 333-05593) on Form N-4, filed on April 20, 2005.

(2)	Not applicable.

(4)	(a)

Form of group annuity contract no. 1050-94IC, previously filed with this Registration Statement No. 33-89510 on April 24, 1995, incorporated herein by reference to Exhibit 4(f) to Registration Statement File No. 2-30070, refiled electronically July 10, 1998.

(b)

Form of group annuity certificate nos. 94ICA and 94ICB, previously filed with this Registration Statement No. 33-89510 on April 24, 1995, incorporated herein by reference to Exhibit 4(g) to Registration Statement File No. 2-30070, refiled electronically July 10, 1998.

(c)

Forms of endorsement nos. 94ENIRAI, 94ENNQI and 94ENMVAI to contract no. 1050-94IC, previously filed with this Registration Statement No. 33-89510 on April 24, 1995, incorporated herein by reference to Exhibit 4(h) to Registration Statement File No. 2-30070, refiled electronically July 10, 1998.

(d)

Forms of data pages to endorsement nos. 94ENIRAI, 94ENNQI and 94ENMVAI, previously filed with this Registration Statement No. 33-89510 on April 24, 1995, incorporated herein by reference to Registration Statement File No. 2-30070, refiled electronically July 10, 1998.

(e)	Form of application used with the annuity contract identified above, previously filed with Registration Statement No. 33-89510 on April 26, 1996 and incorporated herein by reference.

(f)	Form of data pages for standard Roth IRA Certificates, incorporated herein by reference to Exhibit 4(m) to the Registration Statement on Form N-4, File No. 2-30070, filed June 9, 1998.

(g)(i)	Form of endorsement for standard Roth IRA Certificates, incorporated herein by reference to Exhibit 4(n) to the Registration Statement on Form N-4, File No. 2-30070, filed June 9, 1998.

(g)(ii)

Form of application for use with standard IRA Certificates and Roth Advantage Certificates, incorporated herein by reference to Exhibit No. 5(c) to the Registration Statement on Form N-4, File No. 2-30070, filed June 9, 1998.

(h)	Form of data pages for Roth Advantage Certificates, incorporated herein by reference to Exhibit 4(o) to the Registration Statement on Form N-4, File No. 2-30070, filed June 9, 1998.

(i)	Form of endorsement for Roth Advantage Certificates, incorporated herein by reference to Exhibit 4(p) to the Registration Statement on Form N-4, File No.2-30070, filed June 9, 1998.

(j)	Form of data pages for EQUI-VEST Express No. 94ICA/B (8/99), incorporated herein by reference to Exhibit No. 4(g) to the Registration Statement File No. 333-81393, filed on Form N-4 on June 23, 1999.

(k)(i)

Form of data pages for EQUI-VEST Tax Deferred Variable Annuity Application Form #180-1009, incorporated herein by reference to Exhibit No. 5(a) to the Registration Statement File No. 333-81393, filed on Form N-4 on June 23, 1999.

(k)(ii)

Form of EQUI-VEST(R) Tax-Deferred Variable Individual Annuity Application, Form No. 180-1009, incorporated herein by reference to Exhibit No. 5(a) to Registration Statement File No. 333-81501, filed on Form N-4 on June 24, 1999.

(l)	Form of Guaranteed Death Benefit Rider, Form No. 99GDB, incorporated herein by reference to Exhibit No. 4(g) to Registration Statement File No. 333-81501 filed on Form N-4 on June 24, 1999.

(m)	Form of EQUI-VEST data pages, Form No. 94ICA/B (8/99), incorporated herein by reference to Exhibit No. 4(h) to Registration Statement File No. 333-81501 filed on Form N-4 on June 24, 1999.

(n)

Form of endorsement — EQUI-VEST Beneficiary Continuation Option (for use with IRA contracts) previously filed with Registration Statement File No. 33-89510 on April 26, 2000 and incorporated herein by reference.

(o)

Form of Endorsement (No. 2001 ENJONQ) applicable to Non Qualified Certificates incorporated herein by reference to Exhibit 4(i) to Registration Statement File No. 333-81393 filed on form N-4 on April 19, 2001.

(p)

Form of Endorsement (No. 2000 ENMVA) applicable to Market Value Adjustment Terms incorporated herein by reference to Exhibit 4(s) to Registration Statement File No. 2-30070 filed on form N-4 on April 19, 2001.

(q)

Form of Amendment (No. 2001 BCOTSA6) to Certificate 9412CAIB and Endorsement 96 ENTSAIL and 96 ENTSAILI incorporated herein by reference to Exhibit 4(u) to Registration Statement File No. 2-30070 filed on form N-4 on April 19, 2001.

(r)	Form of Amendment (No. 2001 BCOTSA2) to

Equivest Series 2000 contract incorporated herein by reference to Exhibit 4(v) to Registration Statement File No. 2-30070 filed on form N-4 on April 19, 2001.

(s)

Form of Amendment (No 2001 BCOTSAI) to Certificate issued under Contract No. 11930T incorporated herein by reference to Exhibit 4(t) to Registration Statement File No. 2-30070 filed on form N-4 on April 19, 2001.

(t)

Forms of Group Annuity Contract (No. 2001-TSAGAC-TXTRS, Certificate No. 2001TSACERTB-TXTRS and Data Pages, incorporated herein by reference to Exhibit No. 4(y) to Registration Statement File No. 2-30070 on Form N-4, filed on July 11, 2002.

(u)

Forms of Endorsement and Data Pages for series 200 contracts in connection with Texas Teacher Retirement System incorporated herein by reference to Exhibit No. 4(z) to Registration Statement No. 2-30070 on Form N-4, filed on July 11, 2002

(v)

Form of data pages for IRA Takeover Beneficiary Continuation Option, Form No. 2002IRATOBCO-EV, incorporated herein by reference to Exhibit No. 4(j) to Registration Statement File No. 333-81393 on Form N-4 filed on April 17, 2003.

(w)

Form of Endorsement for Traditional IRA Takeover Beneficiary Continuation Option Form No. 2002IRATOBCO, incorporated herein by reference to Exhibit No. 4(k) to Registration Statement File No. 333-81393 on Form N-4 filed on April 17, 2003.

(x)

Form of Endorsement for Roth IRA Takeover Beneficiary Continuation Option, Form No. 2002ROTHTOBCO, incorporated by reference to Exhibit No. 4(l) to Registration Statement File No. 333-81393 on Form N-4 filed on April 17, 2003.

(y)

Form of Endorsement Applicable to Non-Qualified (in-force) Contract/ Certificates with Beneficiary Continuation Option, Form No. 2002NQBCO, incorporated herein by reference to Exhibit No.  4(m) to Registration Statement File No. 333-81393 on Form N-4 filed on April 17, 2003.

(z)

Form of Application for EQUI-VEST Takeover Beneficiary Continuation Option, Form No. 180-3000BCO, incorporated herein by reference to Exhibit No. 5(b) to Registration Statement File No. 333-81393 on Form N-4 filed on April 17, 2003.

(a)(a)

Form of Endorsement for series 200 EDC plans, No.  2002EDC(10/02), incorporated herein by reference to Exhibit No. 4(a)(a) to Registration Statement File No. 2-30070, filed on Form N-4, on April 17, 2003.

(b)(b)	Form of Endorsement for series 100 EDC plans, No. 2002EDC-100, incorporated herein by reference to Exhibit No. 4(b)(b) to Registration Statement File No. 2-30070, filed on Form N-4, on April 17, 2003.

(c)(c)	Form of Group Annuity Contract for series

200 EDCA contracts, No. 2002EDCA, incorporated herein by reference to Exhibit No. 4(c)(c) to Registration Statement File No. 2-30070, filed on Form N-4 on April 17, 2003.

(d)(d)	Form of Endorsement for Series 300 Contracts, No. 2003PRO-RATA incorporated herein by reference to Exhibit No. 4(d)(d) to Registration Statement File No. 2-30070, filed on Form N-4 on April 16, 2004.

(e)(e)	Form of Endorsement for All Series Contracts, No. 2003GIARATE incorporated herein by reference to Exhibit No. 4(e)(e) to Registration Statement File No. 2-30070, filed on Form N-4 on April 16, 2004.

(f)(f)

Form of Endorsement 2.5% minimum guaranteed annuity rate, No. 2004GAPIR incorporated herein by reference to Exhibit No. 4(f)(f) to Registration Statement File No. 2-30070, filed on Form N-4 on April 16, 2004.

(g)(g)	Form of Endorsement applicable to EGTRRA-SEP, No. 2003ENSEP incorporated herein by reference to Exhibit No. 4(g)(g) to Registration Statement File No. 2-30070, filed on Form N-4 on April 16, 2004.

(h)(h)

Form of Endorsement applicable to EGTRRA-SIMPLE IRA, No. 2003ENSIMI incorporated herein by reference to Exhibit No. 4(h)(h) to Registration Statement File No. 2-30070, filed on Form N-4 on April 16, 2004.

(i)(i)

Form of Group Annuity Contract for NJ ACTS TSA No. 203-TSAGAC403(b) incorporated herein by reference to Exhibit No. 4(i)(i) to Registration Statement File No. 2-30070, filed on Form N-4 on April 16, 2004.

(j)(j)

Form of Group Annuity Certificate for NJ ACTS TSA No. 2003NJ403(b) incorporated herein by reference to Exhibit No. 4(j)(j) to Registration Statement File No. 2-30070, filed on Form N-4 on April 16, 2004.

(k)(k)	Form of Data pages for NJ ACTS TSA No. 2003NJ403(b) incorporated herein by reference to Exhibit No. 4(k)(k) to Registration Statement File No. 2-30070, filed on Form N-4 on April 16, 2004.

(l)(l)

Form of Group Flexible Premium Deferred Variable Annuity Contract, No. 2004EDCGAC, incorporated herein by reference to Exhibit No. 4(l)(l) to Registration Statement File No. 2-30070, filed on Form N-4 on December 29, 2004.

(m)(m)

Form of Group Flexible Premium Deferred Variable Annuity Contract, No. 2004TSAGAC, incorporated herein by reference to Exhibit No. 4(m)(m) to Registration Statement File No. 2-30070, filed on Form N-4 on December 29, 2004.

(n)(n)

Form of Flexible Premium Deferred Variable Annuity Certificate No. 2004EDCCERT-A, incorporated herein by reference to Exhibit No. 4(n)(n) to Registration Statement File No. 2-30070, filed on Form N-4 on December 29, 2004.

(o)(o)	Form of Flexible Premium Deferred Variable Annuity Certificate No. 2004EDCCERT-B,

incorporated herein by reference to Exhibit No. 4(o)(o) to Registration Statement File No. 2-30070, filed on Form N-4 on December 29, 2004.

(p)(p)	Form of Data Pages for EQUI-VEST Strategies, No. 2004EDCCERT-A/B, incorporated herein by reference to Exhibit No. 4(p)(p) to Registration Statement No. 2-30070, filed on Form N-4 on December 29, 2004.

(q)(q)

Form of TSA 403(B) Group Annuity Contract Application for EQUI-VEST Strategies, No. 2004/403(B), incorporated herein by reference to Exhibit No. 4(q)(q) to Registration Statement No. 2-30070, filed on Form N-4 on December 29, 2004.

(r)(r)

Form of EQUI-VEST Strategies 457(b) EDC Enrollment Form, No. 2004 EDC STRAT, incorporated herein by reference to Exhibit No. 4(r)(r) to Registration Statement No. 2-30070, filed on Form N-4 on December 29, 2004.

(s)(s)

Form of EQUI-VEST Strategies 403(b) TSA Enrollment Form, No. 2004 TSA STRAT, incorporated herein by reference to Exhibit No. 4(s)(s) to Registration Statement No. 2-30070, filed on Form N-4 on December 29, 2004.

(t)(t)

Form of Endorsement for Vantage ACTS re: Unallocated Account, No. 2005EN-NJACT, incorporated herein by reference to Exhibit No. 4(t)(t) to Registration Statement File No. 2-30070 on Form N-4, filed on April 22, 2005.

(u)(u)

Form of Endorsement for EDC re: Amendment to Amount of Annuity Benefits section, No. 2004GAPIR, incorporated herein by reference to Exhibit No. 4(u)(u) to Registration Statement File No. 2-30070 on Form N-4, filed on April 22, 2005.

(v)(v)	Form of Endorsement Applicable to TSA Contracts, No. 2004TSA, incorporated herein by reference to Exhibit No. 4(v)(v) to Registration Statement File No. 2-30070 on Form N-4, filed on April 22, 2005.

(w)(w)

Form of Endorsement to deferred annuity contract for 403(b) arrangement TSA Elective Deferral, incorported herein by reference to Exhibit No. 4.(w)(w) to Registration Statement (File No. 3-30070) on Form N-4, filed on April 21, 2006.

(x)(x)

Form of Flexible Premium Deferred Annuity Certificate (Policy Form 2004EDCCERT-B) previously filed as an exhibit to Registration Statement (File No. 333-130988) on Form N-4, on January 12, 2006, and incorporated herein by reference.

(y)(y)

Form of Group Flexible Premium Combination Fixed and Variable Deferred Annuity Certificate (Policy Form 2004TSACERT-B) previously filed as an exhibit to Registration Statement (File No. 333-130988) on Form N-4, on January 12, 2006, and incorporated herein by reference.

(z)(z)

Form of Group Flexible Premium Combination Fixed and Variable Deferred Variable Annuity Contract (Policy Form 2004TSAGAC) previously filed as an exhibit to Registration Statement (File No. 333-130988) on Form N-4,

on January 12, 2006, and incorporated herein by reference.

(a)(a)(a)

Form of Group Flexible Premium Deferred Variable Annuity Contract (Policy Form 2004EDCGAC) previously filed as an exhibit to Registration Statement (File No. 333-130988) on Form N-4, on January 12, 2006, and incorporated herein by reference.

(b)(b)(b)

Form of Group Flexible Premium Combination Fixed and Variable Deferred Annuity Certificate (Policy Form 2004TSACERT-A) previously filed as an exhibit to Registration Statement (File No. 333-130988) on Form N-4, on January 12, 2006, and incorporated herein by reference.

(c)(c)(c)

Form of Flexible Premium Deferred Variable Annuity Certificate (Policy Form 2004EDCCERT-A) previously filed as an exhibit to Registration Statement (File No. 333-130988) on Form N-4, on January 12, 2006, and incorporated herein by reference.

(d)(d)(d)

Form of TSA 403(b) Group Annuity Contract Application (Policy Form 2004/403(b)) previously filed as an exhibit to Registration Statement (File No. 333-130988) on Form N-4, on January 12, 2006, and incorporated herein by reference.

(e)(e)(e)

Form of EDC (457)  Group Annuity Contract Application (Policy Form 2004/457) previously filed as an exhibit to Registration Statement (File No. 333-130988) on Form  N-4, on January 12, 2006, and incorporated herein by reference.

(f)(f)(f)

Form of EQUI-VEST Strategies 457(b) EDC Enrollment Form (Policy Form 2004 EDC STRAT) previously filed as an exhibit to Registration Statement (File No. 333-130988) on Form N-4, on January 12, 2006, and incorporated herein by reference.

(g)(g)(g)

Form of EQUI-VEST Strategies 403(b) TSA Enrollment Form (Policy Form 2004 TSA STRAT) previously filed as an exhibit to Registration Statement (File No. 333-130988) on Form N-4, on January 12, 2006, and incorporated herein by reference.

(h)(h)(h)

Form of EQUI-VEST Strategies 457(b) EDC Enrollment Form (Policy Form 2004 EDC STRAT ST VAR) previously filed as an exhibit to Registration Statement (File No. 333-130988) on Form N-4, on January 12, 2006, and incorporated herein by reference.

(i)(i)(i)

Form of EQUI-VEST Strategies 403(b) TSA Enrollment Form (2004 TSA STRAT ST VAR) previously filed as an exhibit to Registration Statement (File No. 333-130988) on Form N-4, on January 12, 2006, and incorporated herein by reference.

(j)(j)(j)

Form of Endorsement Applicable to Fixed Maturity Options (Form 2006FMOEQV) previously filed as Exhibit 4.(c) to Registration Statement File (No. 333-137052) on Form N-4/A on December 6, 2006 and incorporated herein by reference.

(k)(k)(k)	Form of Deferred Variable Annuity Application for IRA and NQ (Form No. 180-3005) previously filed as Exhibit 5.(a) Registration Statement (File No. 333-137052) on Form N-4/A on December 6, 2006 and

incorporated herein by reference.

(l)(l)(l)

Form of Deferred Variable Annuity Application for TSA (Form No. 180-3006) previously filed as Exhibit 5.(b) Registration Statement (File No. 333-137052) on Form N-4/A on December 6, 2006 and incorporated herein by reference.

(m)(m)(m)

2006 Form of Conversion Endorsement to EQUI-VEST At Retirement is incorporated herein by reference to Exhibit 4. (x)(x) to the Registration Statement on Form N-4 (File No. 2-30070), filed on April 24, 2007.

(n)(n)(n)

Form of Flexible Premium Fixed and Variable Deferred Annuity Certificate (Form 2007EVBASEGA), incorporated herein by reference to Post-Effective Amendment No. 19 to registration statement on Form N-4, File No. 333-81393 on April 21, 2008.

(o)(o)(o)

Form of Flexible Premium Fixed and Variable Deferred Annuity Contract (Form 2007EVBASEA), incorporated herein by reference to Post-Effective Amendment No. 19 to registration statement on Form N-4, File No. 333-81393 on April 21, 2008.

(p)(p)(p)

Form of Endorsement for Charitable Remainder Trusts (Form 2007CRT), i ncorporated herein by reference to Post-Effective Amendment No. 19 to registration statement on Form N-4, File No. 333-81393 on April 21, 2008.

(q)(q)(q)

Form of Endorsement Applicable to Death Benefits (Civil Union Status) (Form 2008CU), incorporated herein by reference to Post- Effective Amendment No. 19 to registration statement on Form N-4, File No. 333-81393 on April 21, 2008.

(r)(r)(r)	Form of Roth Conversion Rider (Form 2007ROTHCV), incorporated herein by reference to Post-Effective Amendment No. 19 to registration statement on Form N-4 File No. 333-81393 on April 21, 2008.

(s)(s)(s)

Form of Data Pages for Group Certificate (Form 2007DP701), incorporated herein by reference to Post-Effective Amendment No. 19 to registration statement on Form N-4 File No. 333-81393 on April 21, 2008.

(t)(t)(t)

Form of Data Pages for Individual Contract (Form 2007DP701), incorporated herein by reference to Post-Effective Amendment No. 19 to registration statement on Form N-4 File No. 333-81393 on April 21, 2008.

(u)(u)(u)	Form of Guaranteed Death Benefit Rider (Form 2007GDB), incorporated herein by reference to Post-Effective Amendment No. 19 to registration statement on Form N-4 File No. 333-81393 on April 21, 2008.

(v)(v)(v)

Form of Endorsement Applicable to Inherited IRA Contracts (Form 2007INHIRA), incorporated herein by reference to Post- Effective Amendment No. 19 to registration statement on Form N-4 File No. 333-81393 on April 21, 2008.

(w)(w)(w)	Form of Endorsement Applicable to Inherited Roth IRA Contracts (Form 2007INHROTHIRA), incorporated herein by reference to Post- Effective Amendment No. 19 to registration statement on Form N-4 File No. 333-81393 on April 21, 2008.

(x)(x)(x)

Form of Endorsement Applicable to IRA Contracts (Form 2007IRA), incorporated herein by reference to Post-Effective Amendment No. 19 to registration statement on Form N-4 File No. 333-81393 on April 21, 2008.

(y)(y)(y)

Form of Endorsement Applicable to Roth IRA Contracts (Form 2007ROTHIRA), incorporated herein by reference to Post-Effective Amendment No. 19 to registration statement on Form N-4 File No. 333-81393 on April 21, 2008.

(z)(z)(z)

Form of Endorsement Applicable to Non-Qualified Contracts (Form 2007NQ), incorporated herein by reference to Post- Effective Amendment No. 19 to registration statement on Form N-4 File No. 333-81393 on April 21, 2008.

(a)(a)(a)(a)

Form of Endorsement Applicable to Non-Qualified Contracts for Joint Owners (Form 2007ENJONQ), incorporated herein by reference to Post-Effective Amendment No.  19 to registration statement on Form N-4 File No. 333-81393 on April 21, 2008.

(b)(b)(b)(b)	Form of Endorsement Applicable to Managed Accounts (2013EQVMA-201), incorporated herein by reference to Registration Statement on Form N-4, (File No. 333-153809), filed on April 22, 2014.

(c)(c)(c)(c)	Form of Endorsement Applicable to Managed Accounts (2013EQVMA-900/901), incorporated herein by reference to Registration Statement on Form N-4, (File No. 333-130988), filed on April 22, 2014.

(d)(d)(d)(d)	Form of Endorsement Applicable to Managed Accounts (2013EQVMA-100), incorporated herein by reference to Registration Statement on N-4, (File No. 2-30070), filed on April 21, 2015.

(e)(e)(e)(e)	Form of Endorsement Applicable to Managed Accounts (2013EQVMA-(I)-200), incorporated herein by reference to Registration Statement on N-4, (File No. 2-30070), filed on April 21, 2015.

(f)(f)(f)(f)	Form of Endorsement Regarding Administrative Service Fee (2014SVCFEE-900-901), incorporated herein by reference to Registration Statement on N-4, (File No. 333-130988), filed on April 21, 2015.

(g)(g)(g)(g)	Endorsement (2018EQV100TGAP-G(95)) applicable to Annuity Benefit Forms for EV Series 100 (indiv) filed with this Registration Statement File No. 2-30070 on April 16, 2019.

(h)(h)(h)(h)	Endorsement (2018EQV100TGAP-NQ-G71(95)) applicable to Annuity Benefit Forms for EV Series 100 (indiv) filed with this Registration Statement File No. 2-30070 on April 16, 2019

(i)(i)(i)(i)	Endorsement (2018EQV100TGAP-NQ-G83(95)) applicable to Annuity Benefit Forms for EV Series 100 (indiv) filed with this Registration Statement File No. 2-30070 on April 16, 2019.

(j)(j)(j)(j)	Endorsement (2018EQV100TGAP-NQ-I71(95)) applicable to Annuity Benefit Forms for EV Series 100 (indiv) filed with this Registration Statement File No. 2-30070 on April 16, 2019.

(k)(k)(k)(k)	Endorsement (2018EQV100TGAP-TSA-G(95)) applicable to Annuity Benefit Forms for EV Series 100 (indiv) filed with this Registration Statement File No. 2-30070 on April 16, 2019.

(l)(l)(l)(l)	Endorsement (2018EQV100TGAP-TSA-G(95)) applicable to Annuity Benefit Forms for EV Series 100 (indiv) filed with this Registration Statement File No. 2-30070 on April 16, 2019.

(m)(m)(m)(m)	Endorsement (2018EQVMMA-100(G)) applicable to the Maximum Maturity Age for EV Series 100 (indiv) filed with this Registration Statement File No. 2-30070 on April 16, 2019.

(n)(n)(n)(n)	Endorsement (2018EQVMMA-100(G)ROTH) applicable to the Maximum Maturity Age for EV Series 100 (indiv) filed with this Registration Statement File No. 2-30070 on April 16, 2019.

(o)(o)(o)(o)	Endorsement (2018EQVMMA-100(G)TSA) applicable to the Maximum Maturity Age for EV Series 100 (indiv) filed with this Registration Statement File No. 2-30070 on April 16, 2019.

(p)(p)(p)(p)	Endorsement (2018EQVMMA-100(I)NQ) applicable to the Maximum Maturity Age for EV Series 100 (indiv) filed with this Registration Statement File No. 2-30070 on April 16, 2019.

(q)(q)(q)(q)	Endorsement (2018EQV100TGAP-IRA-G(95)) applicable to Annuity Benefit Forms for EV Series 400, 500, 700, 800 (indiv) filed with this Registration Statement File No. 2-30070 on April 16, 2019.

(r)(r)(r)(r)	Endorsement (2018EQV100TGAP-IRA-I(95)) applicable to Annuity Benefit Forms for EV Series 400, 500, 700, 800 (indiv) filed with this Registration Statement File No. 2-30070 on April 16, 2019

(s)(s)(s)(s)	Endorsement (2019ASSETALLPRO-200(I)) Applicable to the Asset Allocation for EV Series 200 (indiv) filed with this Registration Statement File No. 333-236431 on April 21, 2020.

(t)(t)(t)(t)	Endorsement (2019EDCSIO200-I) Applicable to the Structured Investment Option for EV Series 200 (indiv) filed with this Registration Statement File No. 333-236431 on April 21, 2020.

(u)(u)(u)(u)	Endorsement (2019EDCSIO2002-I) Applicable to the Structured Investment Option for EV Series 200 (indiv) filed with this Registration Statement File No. 333-236431 on April 21, 2020.

(v)(v)(v)(v)	Endorsement (2019TSASIO200-I) Applicable to the Structured Investment Option for EV Series 200 (indiv) filed with this Registration Statement File No. 333-236431 on April 21, 2020.

(w)(w)(w)(w)	Endorsement (2019TSUSIO200-I) Applicable to the Structured Investment Option for EV Series 200 (indiv) filed with this Registration Statement File No.333-236431 on April 21, 2020.

(5)	Opinion and Consent of Shane Daly, Esq., Vice President and Associate General Counsel of AXA Equitable, as to the legality of the securities being registered is filed herewith.

(8)   Not applicable.

(12) Not applicable.

(15) Not applicable.

(23) Consent of PricewaterhouseCoopers LLP, filed herewith.

 (24) Powers of Attorney are filed herewith.

 (25) Not applicable.

 (26) Not applicable.

Item 17.	Undertakings

(a)	The undersigned registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	to include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

(ii)

to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii)

to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or 15(d) of the Securities Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of this Registration Statement.

(2)

That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)

That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5)

That, for the purpose of determining liability of the Registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities: The undersigned Registrant undertakes that in a primary offering of securities of the undersigned Registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser: (i) Any preliminary prospectus or prospectus of the undersigned Registrant relating to the offering required to be filed pursuant to Rule 424; (ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned Registrant or used or referred to by the undersigned Registrant; (iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned Registrant or its securities provided by or on behalf of the undersigned Registrant; and (iv) Any other communication that is an offer in the offering made by the undersigned Registrant to the purchaser.

(b)

The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City and State of New York, on this 21st of April, 2020.

AXA EQUITABLE LIFE INSURANCE
(Registrant)

By:	/s/ Shane Daly
Shane Daly
Vice President and
Associate General Counsel

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by or on behalf of the following persons in the capacities and on the date indicated.

PRINCIPAL EXECUTIVE OFFICER:

*Mark Pearson	Chief Executive Officer and Director

PRINCIPAL FINANCIAL OFFICER:

*Anders B. Malmstrom	Senior Executive Director and
Chief Financial Officer

PRINCIPAL ACCOUNTING OFFICER:

*William Eckert	Managing Director and Chief Accounting Officer

*DIRECTORS:

Ramon de Oliviera, Chairman of the Board	Bertram Scott
Daniel G. Kaye	George Stansfield
Kristi A. Matus	Charles G.T. Stonehill
Mark Pearson	Joan Lamm-Tennant

*By: /s/ Shane Daly
Shane Daly
Attorney-in-Fact
April 21, 2020